FILED PURSUANT TO RULE 424(h)
REGISTRATION FILE NO.: 333-207132-12

The information in this preliminary prospectus is not complete and may be supplemented or changed. These securities may not be sold nor may offers to buy be accepted prior to the time a final prospectus is delivered. This preliminary prospectus is not an offering to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

THIS PRELIMINARY PROSPECTUS, DATED JULY 17, 2017, IS SUBJECT TO COMPLETION

AND MAY BE AMENDED OR SUPPLEMENTED PRIOR TO TIME OF SALE

PROSPECTUS

$802,140,000 (Approximate)

CD 2017-CD5 MORTGAGE TRUST
(Central Index Key number 0001710360)
Issuing Entity

Citigroup Commercial Mortgage Securities Inc.
(Central Index Key number 0001258361)

Depositor

Citi Real Estate Funding Inc.

(Central Index Key number 0001701238)

German American Capital Corporation

(Central Index Key number 0001541294)

Citigroup Global Markets Realty Corp.

(Central Index Key number 0001541001)

Sponsors and Mortgage Loan Sellers

CD 2017-CD5 Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2017-CD5

The CD 2017-CD5 Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2017-CD5, will consist of multiple classes of certificates, including those identified on the table below which are being offered by this prospectus. The offered certificates (together with the classes of non-offered certificates of the same series and the VRR Interest) will represent the beneficial ownership interests in the issuing entity identified above. The issuing entity’s primary assets will be a pool of fixed rate commercial mortgage loans secured by first liens on various types of commercial and multifamily properties. The mortgage loans will generally be the sole source of payment on the certificates. Credit enhancement will be provided solely by certain classes of subordinate certificates that will be subordinate to certain classes of senior certificates as described under “Description of the Certificates—Subordination; Allocation of Realized Losses”. Each class of offered certificates will entitle holders to receive monthly distributions of interest and/or principal on the 4th business day following the 11th day of each month (or if the 11th is not a business day, the next business day), commencing in September 2017. The rated final distribution date for the certificates is August 2050.

Classes of Offered Certificates	Approximate Initial Certificate Balance or Notional Amount(1)	Initial Pass-Through Rate(3)	Pass-Through Rate Description
Class A-1	$32,096,000%		(5)
Class A-2	$70,987,000%		(5)
Class A-3	$225,000,000%		(5)
Class A-4	$252,232,000%		(5)
Class A-AB	$47,057,000%		(5)
Class X-A	$730,440,000	(6)%	Variable IO(7)
Class X-B	$39,211,000	(6)%	Variable IO(7)
Class X-C	$32,489,000	(6)%	Variable IO(7)
Class A-S	$103,068,000%		(5)
Class B	$39,211,000%		(5)
Class C	$32,489,000%		(5)

(Footnotes to table begin on page 3)

You should carefully consider the risk factors beginning on page 59 of this prospectus.

Neither the Series 2017-CD5 certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or instrumentality or any other person or entity.

The Series 2017-CD5 certificates will represent interests in and obligations of the issuing entity only and will not represent the obligations of or interests in the depositor, the sponsors or any of their respective affiliates.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE OFFERED CERTIFICATES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THE DEPOSITOR WILL NOT LIST THE OFFERED CERTIFICATES ON ANY SECURITIES EXCHANGE OR ANY AUTOMATED QUOTATION SYSTEM OF ANY NATIONAL SECURITIES ASSOCIATION.

The offered certificates will be offered by Citigroup Global Markets Inc., Deutsche Bank Securities Inc. and Drexel Hamilton, LLC, the underwriters, when, as and if issued by the issuing entity, delivered to and accepted by the underwriters and subject to each underwriter’s right to reject orders in whole or in part. The underwriters will purchase the offered certificates from Citigroup Commercial Mortgage Securities Inc. and will offer the offered certificates to prospective investors from time to time in negotiated transactions or otherwise at varying prices, plus, in certain cases, accrued interest, determined at the time of sale. Citigroup Global Markets Inc. and Deutsche Bank Securities Inc. are acting as co-lead managers and joint bookrunners in the following manner: Citigroup Global Markets Inc. is acting as sole bookrunning manager with respect to approximately 45.0% of each class of offered certificates and Deutsche Bank Securities Inc. is acting as sole bookrunning manager with respect to approximately 55.0% of each class of offered certificates. Drexel Hamilton, LLC is acting as co-manager.

The underwriters expect to deliver the offered certificates to purchasers in book-entry form only through the facilities of The Depository Trust Company in the United States and Clearstream Banking, société anonyme and Euroclear Bank SA/NV, as operator of the Euroclear System, in Europe against payment in New York, New York on or about August 15, 2017. Citigroup Commercial Mortgage Securities Inc. expects to receive from this offering approximately [__]% of the aggregate principal balance of the offered certificates, plus accrued interest from August 1, 2017, before deducting expenses payable by the depositor.

The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended (the “Investment Company Act“), contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in “Risk Factors—Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity and Other Aspects of the Offered Certificates”). See also “Legal Investment”.

Citigroup	Deutsche Bank Securities

Co-Lead Managers and Joint Bookrunners

Drexel Hamilton

Co-Manager

July     , 2017

CD 2017-CD5 MORTGAGE TRUST

Commercial Mortgage Pass-Through Certificates, Series 2017-CD5

Washington
2 properties
$2,161,270
0.2% of total
Wyoming
1 property
$425,911
0.0% of total
Arkansas
1 property
$144,545
0.0% of total
Illinois
8 properties
$54,729,196
5.9% of total
Minnesota
3 properties
$2,719,087
0.3% of total
Wisconsin
1 property
$367,088
0.0% of total
Indiana
6 properties
$15,268,260
1.6% of total
Michigan
4 properties
$39,296,824
4.2% of total
Pennsylvania
5 properties
$24,293,511
2.6% of total
New York
5 properties
$237,250,000
25.5% of total
Oregon
1 property
$915,255
0.1% of total
Ohio
5 properties
$24,675,428
2.6% of total
Connecticut
1 property
$385,132
0.0% of total
New Jersey
3 properties
$25,435,021
2.7% of total
Nevada
1 property
$30,000,000
3.2% of total
Maryland
3 properties
$32,244,906
3.5% of total
California
24 properties
$210,269,059
22.6% of total
Virginia
2 properties
$1,395,537
0.1% of total
North Carolina
3 properties
$26,570,742
2.9% of total
South Carolina
1 property
$5,479,905
0.6% of total
Arizona
2 properties
$8,094,216
0.9% of total
Oklahoma
2 properties
$559,648
0.1% of total
Georgia
2 properties
$25,850,000
2.8% of total
Texas
31 properties
$80,059,333
8.6% of total
Louisiana
12 properties
$44,818,972
4.8% of total
Mississippi
3 properties
$5,512,500
0.6% of total
Kentucky
1 property
$747,609
0.1% of total
Florida
1 property
$32,000,000
3.4% of total
Mortgaged Properties by Property Type
Industrial 6.6%
Multifamily 2.8%
Self Storage 8.0%
Mixed Use 24.6%
Retail 17.0%
Office 19.4%
Hospitality 21.7%
>10.0% of Initial Pool Balance
> 5.0 – 10.0% of Initial Pool Balance
>1.0 – 5.0% of Initial Pool Balance
0.0 – 1.0% of Initial Pool Balance

Certificate Summary

Set forth below are the indicated characteristics of the respective classes of the Series 2017-CD5 certificates, including the non-offered VRR Interest discussed in footnote (10) below.

Classes of Certificates	Approximate Initial Certificate Balance or Notional Amount(1)		Approximate Initial Credit Support(2)	Initial Pass-Through Rate(3)	Pass-Through Rate Description	Expected Weighted Avg. Life (yrs.)(4)	Expected Principal Window(4)
Offered Certificates
Class A-1	$32,096,000		30.000%	%	(5)	2.92	9/17 - 7/22
Class A-2	$70,987,000		30.000%	%	(5)	4.92	7/22 - 7/22
Class A-3	$225,000,000		30.000%	%	(5)	9.75	10/26 - 6/27
Class A-4	$252,232,000		30.000%	%	(5)	9.84	6/27 - 7/27
Class A-AB	$47,057,000		30.000%	%	(5)	7.27	7/22 - 3/27
Class X-A	$730,440,000	(6)	N/A	%	Variable IO(7)	N/A	N/A
Class X-B	$39,211,000	(6)	N/A	%	Variable IO(7)	N/A	N/A
Class X-C	$32,489,000	(6)	N/A	%	Variable IO(7)	N/A	N/A
Class A-S	$103,068,000		18.500%	%	(5)	9.92	7/27 - 7/27
Class B	$39,211,000		14.125%	%	(5)	9.92	7/27 - 7/27
Class C	$32,489,000		10.500%	%	(5)	9.92	7/27 - 7/27
Non-Offered Certificates
Class X-D	$39,211,000	(6)	N/A	%	Variable IO(7)	N/A	N/A
Class X-E	$15,684,000	(6)	N/A	%	Variable IO(7)	N/A	N/A
Class D	$39,211,000		6.125%	%	(5)	9.92	7/27 - 7/27
Class E	$15,684,000		4.375%	%	(5)	9.92	7/27 - 7/27
Class F(8)	$8,962,000		3.375%	%	(5)	9.92	7/27 - 7/27
Class G(8)	$30,249,217		0.000%	%	(5)	9.93	7/27 - 8/27
Class R(9)	N/A		N/A	N/A	N/A	N/A	N/A
Non-Offered Vertical Risk Retention Interest
VRR Interest(10)	$35,402,658		N/A	%	WAC(11)	9.07	9/17 - 8/27

(1)	Approximate, subject to a variance of plus or minus 5%, including in connection with any variation in the certificate balance of the VRR Interest (as defined in footnote (10) below) and/or the HRR Certificates (as defined in footnote (8) below) following calculation of the actual fair value of all of the ABS interests (as such term is defined in Regulation RR) issued by the issuing entity, as described under “Credit Risk Retention”. The certificate balance of the VRR Interest is not included in the certificate balance or notional amount of any other class of certificates listed in the table above, and the VRR Interest is not offered hereby. In addition, the notional amounts of the Class X-A, Class X-B, Class X-C, Class X-D and Class X-E certificates may vary depending upon the final pricing of the classes of principal balance certificates (as defined in footnote (2) below) whose certificate balances comprise such notional amounts, and, if as a result of such pricing the pass-through rate of any class of the Class X-A, Class X-B, Class X-C, Class X-D or Class X-E certificates, as applicable, would be equal to zero at all times, such class of certificates will not be issued on the closing date of this securitization.

(2)	The approximate initial credit support percentages set forth for the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates are represented in the aggregate. The approximate initial credit support percentages shown in the table above do not take into account the VRR Interest. However, losses incurred on the mortgage loans will be allocated between the VRR Interest, on the one hand, and the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S, Class B, Class C, Class D, Class E, Class F and Class G certificates (collectively, the “non-vertically retained principal balance certificates”), on the other hand, pro rata in accordance with their respective outstanding certificate balances. See “Credit Risk Retention” and “Description of the Certificates”. The VRR Interest and the non-vertically retained principal balance certificates are collectively referred to in this prospectus as the “principal balance certificates”.

(3)	Approximate per annum rate as of the closing date.

(4)	Determined assuming no prepayments prior to the maturity date or any anticipated repayment date, as applicable, for any mortgage loan and based on the modeling assumptions described under “Yield, Prepayment and Maturity Considerations.”

(5)	For any distribution date, the pass-through rate on each class of the non-vertically retained principal balance certificates will generally be equal to one of (i) a fixed per annum rate, (ii) the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as in effect from time to time, (iii) a rate equal to the lesser of a specified per annum rate and the weighted average rate described in clause (ii), or (iv) the weighted average rate described in clause (ii) less a specified percentage, but no less than 0.000%.

(6)	The Class X-A, Class X-B, Class X-C, Class X-D and Class X-E certificates (collectively, the “Class X certificates”) will not have certificate balances and will not be entitled to receive distributions of principal. Interest will accrue on the Class X-A, Class X-B, Class X-C, Class X-D and Class X-E certificates at their respective pass-through rates based upon their respective notional amounts. The notional amount of the Class X-A certificates will be equal to the aggregate of the certificate balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB and Class A-S certificates from time to time. The notional amount of the Class X-B certificates will be equal to the certificate balance of the Class B certificates from time to time. The notional amount of the Class X-C certificates will be equal to the certificate balance of the Class C certificates from time to time. The notional amount of the Class X-D certificates will be equal to the certificate balance of the Class D certificates from time to time. The notional amount of the Class X-E certificates will be equal to the certificate balance of the Class E certificates from time to time.

(7)	The pass-through rate on the Class X-A certificates will generally be a per annum rate equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as in effect from time to time, over (ii) the weighted average of the pass-through rates of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB and Class A-S certificates as in effect from time to time, as described in this prospectus. The pass-through rate on the Class X-B certificates will generally be a per annum rate equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as in effect from time to time, over (ii) the pass-through rate of the Class B certificates as in effect from time to time, as described in this prospectus. The pass-through rate on the Class X-C certificates will generally be a per annum rate equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as in effect from time to time, over (ii) the pass-through rate of the Class C certificates as in effect from time to time, as described in this prospectus. The pass-through rate on the Class X-D certificates will generally be a per annum rate equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as in effect from time to time, over (ii) the pass-through rate of the Class D certificates as in effect from time to time, as described in this prospectus. The pass-through rate on the Class X-E certificates will generally be a per annum rate equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as in effect from time to time, over (ii) the pass-through rate of the Class E certificates, as in effect from time to time, as described in this prospectus.

(8)	In satisfaction of a portion of the retaining sponsor’s risk retention obligations with respect to this transaction, all of the Class F and Class G certificates (collectively, the “HRR Certificates”), in the aggregate initial certificate balance of approximately $39,211,217, and with a fair value expected to represent at least 1.2% of the fair value, as of the closing date for this transaction, of all ABS interests issued by the issuing entity, will constitute an “eligible horizontal residual interest” (as such term is defined in Regulation RR) that is to be purchased and retained by RREF III-D AIV RR, LLC in accordance with the credit risk retention rules applicable to this securitization transaction. See “Credit Risk Retention”.

(9)	The Class R certificates will not have a certificate balance, notional amount, pass-through rate, rating or rated final distribution date. The Class R certificates will represent the residual interests in each of two separate REMICs, as further described in this prospectus. The Class R certificates will not be entitled to distributions of principal or interest.

(10)	Citi Real Estate Funding Inc., as the retaining sponsor, is expected to purchase from the depositor, on the closing date for this transaction, an “eligible vertical interest” (as such term is defined in Regulation RR) in the form of a single vertical security with an aggregate initial certificate balance of approximately $35,402,658 (the “VRR Interest”), which is expected to represent approximately 3.8% of the aggregate initial certificate balance of all of the ABS interests issued by the issuing entity. The VRR Interest will be retained by certain retaining parties in accordance with the credit risk retention rules applicable to this securitization transaction. See “Credit Risk Retention”. The VRR Interest is a class of certificates.

(11)	Although it does not have a specified pass-through rate (other than for tax reporting purposes), the effective interest rate for the VRR Interest will be the weighted average of the net mortgage interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as in effect from time to time.

The Class X-D, Class X-E, Class D, Class E, Class F, Class G and Class R certificates and the VRR Interest are not offered by this prospectus. Any information in this prospectus concerning certificates other than the offered certificates or concerning the VRR Interest is presented solely to enhance your understanding of the offered certificates.

Table of Contents

Certificate Summary	3
Summary of Terms	17
Risk Factors	59
The Offered Certificates May Not Be a Suitable Investment for You	59
Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss	59
The Offered Certificates Are Limited Obligations; If Assets Are Not Sufficient, You May Not Be Paid	59
Any Credit Support for Your Offered Certificates May Be Insufficient to Protect You Against All Potential Losses	60
Your Yield May Be Affected by Defaults, Prepayments and Other Factors	60
Payments Allocated to the VRR Interest Will Not Be Available to Make Payments on the Non-Vertically Retained Certificates, and Payments Allocated to the Non-Vertically Retained Certificates Will Not Be Available to Make Payments on the VRR Interest	64
Release, Casualty and Condemnation of Collateral May Reduce the Yield on Your Certificates	65
Pro Rata Allocation of Principal Between and Among the Subordinate Companion Loan and the Related Mortgage Loan Prior to a Material Mortgage Loan Event Default	65
Certain Classes of the Offered Certificates Are Subordinate to, and Are Therefore Riskier Than, Other Classes	65
A Rapid Rate of Principal Prepayments, Liquidations and/or Principal Losses on the Mortgage Loans Could Result in the Failure to Recoup the Initial Investment in the Class X-A, Class X-B and Class X-C Certificates	66
Book-Entry Registration Will Mean You Will Not Be Recognized as a Holder of Record	66
The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected and May Continue to Adversely Affect the Value of CMBS	66
Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity and Other Aspects of the Offered Certificates	67
Other External Factors May Adversely Affect the Value and Liquidity of Your Investment; Global, National and Local Economic Factors	70
The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline	71
Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded	72
Commercial and Multifamily Lending Is Dependent on Net Operating Income; Information May Be Limited or Uncertain	74
Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed	74
Underwritten Net Cash Flow Could Be Based on Incorrect or Failed Assumptions	75
The Mortgage Loans Have Not Been Reviewed or Reunderwritten by Us	75
Historical Information Regarding the Mortgage Loans May Be Limited	76
Ongoing Information Regarding the Mortgage Loans and the Offered Certificates May Be Limited	76
Static Pool Data Would Not Be Indicative of the Performance of This Pool	76
Performance of the Certificates Will Be Highly Dependent on the Performance of Tenants and Tenant Leases	77
A Tenant Concentration May Result in Increased Losses	77
Mortgaged Properties Leased to Multiple Tenants Also Have Risks	77
Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks	78
Tenant Bankruptcy Could Result in a Rejection of the Related Lease	78
Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure	78
Early Lease Termination Options May Reduce Cash Flow	79
Mortgaged Properties Leased to Not-for-Profit Tenants Also Have Risks	79

Certain Aspects of Co-Lender, Intercreditor and Similar Agreements Executed in Connection with Mortgage Loans Underlying Your Offered Certificates May Be Unenforceable	79
Mezzanine Debt May Reduce the Cash Flow Available to Reinvest in a Mortgaged Property and may Increase the Likelihood that a Borrower Will Default on a Mortgage Loan Underlying Your Offered Certificates	79
Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses	80
Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance	81
The Types of Properties That Secure the Mortgage Loans Present Special Risks	87
Any Analysis of the Value or Income Producing Ability of a Commercial or Multifamily Property Is Highly Subjective and Subject to Error	103
Changes in Pool Composition Will Change the Nature of Your Investment	105
Tenancies-in-Common May Hinder Recovery	106
Risks Relating to Enforceability of Cross-Collateralization Arrangements	106
Inadequacy of Title Insurers May Adversely Affect Payments on Your Certificates	107
The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property	107
A Borrower May Be Unable to Repay Its Remaining Principal Balance on the Maturity Date or Anticipated Repayment Date; Longer Amortization Schedules and Interest-Only Provisions Increase Risk	107
Some Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be Challenged as Being Unenforceable	109
Jurisdictions with One Action or Security First Rules and/or Anti-Deficiency Legislation May Limit the Ability of the Special Servicer to Foreclose on a Real Property or to Realize on

Obligations Secured by a Real Property	111
Appraisals May Not Reflect Current or Future Market Value of Each Property	111
Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties	112
Risks Relating to Costs of Compliance with Applicable Laws and Regulations	113
Increases in Real Estate Taxes and Assessments May Reduce Available Funds	113
Risks Relating to Tax Credits	113
Condemnation of a Mortgaged Property May Adversely Affect Distributions on Certificates	114
Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses	114
Lending on Condominium Units Creates Risks for Lenders That Are Not Present When Lending on Non-Condominiums	114
Lending on Ground Leases Creates Risks for Lenders That Are Not Present When Lending on a Fee Ownership Interest in a Real Property	115
Leased Fee Properties Have Special Risks	116
Risks Related to Zoning Non-Compliance and Use Restrictions	117
Risks Relating to Inspections of Properties	117
State and Local Mortgage Recording Taxes May Apply Upon a Foreclosure or Deed-in-Lieu of Foreclosure and Reduce Net Proceeds	118
Earthquake, Flood and Other Insurance May Not Be Available or Adequate	118
Lack of Insurance Coverage Exposes the Trust to Risk for Particular Special Hazard Losses	119
Terrorism Insurance May Not Be Available for All Mortgaged Properties	120
Risks Associated with Blanket Insurance Policies or Self-Insurance	121
The Mortgage Loan Sellers, the Sponsors and the Depositor Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans	121
The Borrower’s Form of Entity May Cause Special Risks	122
Other Debt of the Borrower or Ability to Incur Other Financings Entails Risk	124
Litigation and Other Legal Proceedings May Adversely Affect a Borrower’s Ability to Repay Its Mortgage Loan	125
Reserves to Fund Certain Necessary Expenditures Under the Mortgage

Loans May Be Insufficient for the Purpose for Which They Were Established	125
A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans	126
Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace the Servicer	127
Interests and Incentives of the Underwriter Entities May Not Be Aligned with Your Interests	127
Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned with Your Interests	128
Potential Conflicts of Interest of the Master Servicer, the Special Servicer, the Trustee, any Outside Servicer and any Outside Special Servicer	130
Additional Compensation to the Master Servicer and the Special Servicer and Interest on Advances Will Affect Your Right to Receive Distributions on Your Offered Certificates	133
Inability to Replace the Master Servicer Could Affect Collections and Recoveries on the Mortgage Loans	133
Potential Conflicts of Interest of the Operating Advisor	133
Potential Conflicts of Interest of the Asset Representations Reviewer	134
Potential Conflicts of Interest of a Directing Holder, any Outside Controlling Class Representative and any Companion Loan Holder	134
Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans	136
Conflicts of Interest May Occur as a Result of the Rights of the Controlling Class Representative, an Outside Controlling Class Representative or a Controlling Note Holder to Terminate the Special Servicer of the Related Loan Combination	137
Other Potential Conflicts of Interest May Affect Your Investment	137
Your Lack of Control Over the Issuing Entity and Servicing of the Mortgage Loans Can Create Risks	138
Rights of the Directing Holder, the Risk Retention Consultation Parties and the Operating Advisor Could Adversely Affect Your Investment	138
Realization on a Mortgage Loan That Is Part of a Serviced Loan Combination May Be Adversely Affected by the
Rights of the Related Serviced Companion Loan Holder	139
Rights of any Outside Controlling Class Representative or Other Controlling Note Holder with Respect to an Outside Serviced Loan Combination Could Adversely Affect Your Investment	140
You Will Not Have Any Control Over the Servicing of Any Outside Serviced Mortgage Loan	141
Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans	141
Any Loss of Value Payment Made by a Sponsor May Not Be Sufficient to Cover All Losses on a Defective Mortgage Loan	142
Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses	142
Environmental Liabilities Will Adversely Affect the Value and Operation of the Contaminated Property and May Deter a Lender from Foreclosing	142
Certain Types of Operations Involved in the Use and Storage of Hazardous Materials May Lead to an Increased Risk of Issuing Entity Liability	144
Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment	144
State, Local and Other Tax Considerations	145
Changes to REMIC Restrictions on Loan Modifications May Impact an Investment in the Certificates	145
Description of the Mortgage Pool	147
General	147
Certain Calculations and Definitions	149
Statistical Characteristics of the Mortgage Loans	158
Delinquency Information	172
Environmental Considerations	172
Litigation and Other Legal Considerations	176
Redevelopment, Expansion and Renovation	177
Default History, Bankruptcy Issues and Other Proceedings	179
Tenant Issues	179
Insurance Considerations	192
Zoning and Use Restrictions	192
Non-Recourse Carveout Limitations	193
Real Estate and Other Tax Considerations	195
Certain Terms of the Mortgage Loans	196
Additional Indebtedness	208
The Loan Combinations	212
Significant Obligor	248
Additional Mortgage Loan Information	248
Transaction Parties	249

The Sponsors and the Mortgage Loan Sellers	249
Compensation of the Sponsors	258
The Originators	259
The Depositor	268
The Issuing Entity	269
The Trustee	269
The Certificate Administrator	270
Servicers	272
The Operating Advisor and the Asset Representations Reviewer	282
Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties	283
Credit Risk Retention	286
Description of the Certificates	301
General	301
Distributions	302
Allocation of Yield Maintenance Charges and Prepayment Premiums	314
Assumed Final Distribution Date; Rated Final Distribution Date	315
Prepayment Interest Shortfalls	316
Subordination; Allocation of Realized Losses	317
Reports to Certificateholders; Certain Available Information	319
Voting Rights	328
Delivery, Form, Transfer and Denomination	328
Certificateholder Communication	331
The Mortgage Loan Purchase Agreements	332
Sale of Mortgage Loans; Mortgage File Delivery	332
Representations and Warranties	336
Cures, Repurchases and Substitutions	337
Dispute Resolution Provisions	340
Asset Review Obligations	340
The Pooling and Servicing Agreement	341
General	341
Certain Considerations Regarding the Outside Serviced Loan Combinations	343
Assignment of the Mortgage Loans	344
Servicing of the Mortgage Loans	345
Subservicing	350
Advances	351
Accounts	355
Withdrawals from the Collection Account	357
Application of Loss of Value Payments	358
Servicing and Other Compensation and Payment of Expenses	359
Application of Penalty Charges and Modification Fees	371
Enforcement of Due-On-Sale and Due-On-Encumbrance Clauses	372
Appraisal Reduction Amounts	374
Inspections	378
Evidence as to Compliance	379
Resignation of Master Servicer, Trustee, Certificate Administrator, Operating Advisor or Asset Representations Reviewer Upon Prohibited Risk Retention Affiliation	380
Limitation on Liability; Indemnification	380
Servicer Termination Events	384
Rights Upon Servicer Termination Event	385
Waivers of Servicer Termination Events	387
Termination of the Special Servicer Other Than in Connection With a Servicer Termination Event	387
Resignation of the Master Servicer, the Special Servicer and the Operating Advisor	390
Qualification, Resignation and Removal of the Trustee and the Certificate Administrator	391
Amendment	392
Realization Upon Mortgage Loans	394
Directing Holder	401
Operating Advisor	408
Asset Status Reports	415
The Asset Representations Reviewer	416
Limitation on Liability of the Risk Retention Consultation Parties	423
Repurchase Requests; Enforcement of Mortgage Loan Seller’s Obligations Under the Mortgage Loan Purchase Agreement	424
Dispute Resolution Provisions	425
Rating Agency Confirmations	428
Termination; Retirement of Certificates	430
Optional Termination; Optional Mortgage Loan Purchase	430
Servicing of the Outside Serviced Mortgage Loans	431
Use of Proceeds	436
Yield, Prepayment and Maturity Considerations	437
Yield	437
Yield on the Class X-A, Class X-B and Class X-C Certificates	440
Weighted Average Life of the Offered Certificates	440
Price/Yield Tables	444
Material Federal Income Tax Consequences	449
General	449
Qualification as a REMIC	449
Status of Offered Certificates	451
Taxation of the Regular Interests	451
Taxes That May Be Imposed on a REMIC	457
Bipartisan Budget Act of 2015	458
Taxation of Certain Foreign Investors	458
FATCA	459
Backup Withholding	459
Information Reporting	459

3.8% Medicare Tax on “Net Investment Income”	460
Reporting Requirements	460
Tax Return Disclosure and Investor List Requirements	460
Certain State, Local and Other Tax Considerations	461
ERISA Considerations	461
General	461
Plan Asset Regulations	463
Prohibited Transaction Exemptions	464
Underwriter Exemption	464
Exempt Plans	467
Insurance Company General Accounts	467
Ineligible Purchasers	468
Further Warnings	469
Consultation with Counsel	469
Tax Exempt Investors	470
Legal Investment	470
Certain Legal Aspects of the Mortgage Loans	471
General	472
Types of Mortgage Instruments	472
Installment Contracts	473
Leases and Rents	473
Personalty	474
Foreclosure	474
Bankruptcy Issues	479
Environmental Considerations	486
Due-On-Sale and Due-On-Encumbrance Provisions	489
Junior Liens; Rights of Holders of Senior Liens	489
Subordinate Financing	490
Default Interest and Limitations on Prepayments	490
Applicability of Usury Laws	490
Americans with Disabilities Act	491
Servicemembers Civil Relief Act	491
Anti-Money Laundering, Economic Sanctions and Bribery	491
Potential Forfeiture of Assets	492
Ratings	492
PLAN OF DISTRIBUTION (UNDERWRITER CONFLICTS OF INTEREST)	495
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE	496
WHERE YOU CAN FIND MORE INFORMATION	497
FINANCIAL INFORMATION	497
LEGAL MATTERS	497
INDEX OF CERTAIN DEFINED TERMS	498
ANNEX A – Certain CHARACTERISTICS OF THE MORTGAGE LOANS	A-1
ANNEX B – significant loan summaries	B-1
ANNEX C – MORTGAGE POOL INFORMATION	C-1
ANNEX D – FORM OF DISTRIBUTION DATE STATEMENT	D-1
ANNEX E-1-A – SPONSOR REPRESENTATIONS AND WARRANTIES (Citi Real Estate Funding Inc. and Citigroup Global Markets Realty Corp.)	E-1-A-1
ANNEX E-1-B – EXCEPTIONS TO SPONSOR REPRESENTATIONS AND WARRANTIES (Citi Real Estate Funding Inc. and Citigroup Global Markets Realty Corp.)	E-1-B-1
ANNEX E-2-A – SPONSOR REPRESENTATIONS AND WARRANTIES (German American Capital Corporation)	E-2-A-1
ANNEX E-2-B – EXCEPTIONS TO SPONSOR REPRESENTATIONS AND WARRANTIES (German American Capital Corporation)	E-2-B-1
ANNEX F – CLASS A-AB SCHEDULED PRINCIPAL BALANCE SCHEDULE	F-1
ANNEX G – MIDLINK BUSINESS PARK mortgage loan amortization schedule	G-1

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information that is different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus.

■	This prospectus begins with two introductory sections describing the certificates and the issuing entity in abbreviated form:

●	the “Certificate Summary“ commencing on page 3 of this prospectus, which sets forth important statistical information relating to the certificates; and

●	the “Summary of Terms“ commencing on page 17 of this prospectus, which gives a brief introduction to the key features of the certificates and a description of the underlying mortgage loans.

Additionally, “Risk Factors“ commencing on page 59 of this prospectus describes the material risks that apply to the certificates.

This prospectus includes cross-references to other sections in this prospectus where you can find further related discussions. The Table of Contents in this prospectus identifies the pages where these sections are located.

Certain capitalized terms are defined and used in this prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus are defined on the pages indicated under the caption “Index of Certain Defined Terms” commencing on page 498 of this prospectus.

■	In this prospectus:

●	the terms “depositor,” “we,” “us” and “our” refer to Citigroup Commercial Mortgage Securities Inc.

●	references to “lender” or “mortgage lender” with respect to the mortgage loans generally should be construed to mean, from and after the date of initial issuance of the offered certificates, the trustee on behalf of the issuing entity as the holder of record title to the mortgage loans or the master servicer or the special servicer, as applicable, with respect to the obligations and rights of the lender as described under “The Pooling and Servicing Agreement”.

The Annexes attached to this prospectus are incorporated into and made a part of this prospectus.

THERE IS CURRENTLY NO SECONDARY MARKET FOR THE OFFERED CERTIFICATES. WE CANNOT ASSURE YOU THAT A SECONDARY MARKET WILL DEVELOP OR, IF A SECONDARY MARKET DOES DEVELOP, THAT IT WILL PROVIDE HOLDERS OF THE OFFERED CERTIFICATES WITH LIQUIDITY OF INVESTMENT OR THAT IT WILL CONTINUE FOR THE TERM OF THE OFFERED CERTIFICATES. THE UNDERWRITERS CURRENTLY INTEND TO MAKE A MARKET IN THE OFFERED CERTIFICATES, BUT ARE UNDER NO OBLIGATION TO DO SO. ACCORDINGLY, PURCHASERS MUST BE PREPARED TO BEAR THE RISKS OF THEIR INVESTMENTS FOR AN INDEFINITE PERIOD. SEE “RISK FACTORS—THE CERTIFICATES MAY HAVE LIMITED LIQUIDITY AND THE MARKET VALUE OF THE CERTIFICATES MAY DECLINE”.

THIS PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE OR OTHER JURISDICTION WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED.

THE OFFERED CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE SPONSORS, THE ORIGINATORS, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE CERTIFICATE ADMINISTRATOR, THE OPERATING ADVISOR, THE ASSET REPRESENTATIONS REVIEWER, THE CONTROLLING CLASS REPRESENTATIVE, THE RISK RETENTION CONSULTATION PARTIES, THE COMPANION LOAN HOLDERS (OR THEIR REPRESENTATIVES), THE UNDERWRITERS OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE OFFERED CERTIFICATES NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR PRIVATE INSURER.

UNITED KINGDOM

EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT:

(A) IN THE UNITED KINGDOM, IT HAS ONLY COMMUNICATED OR CAUSED TO BE COMMUNICATED AND WILL ONLY COMMUNICATE OR CAUSE TO BE COMMUNICATED AN INVITATION OR INDUCEMENT TO ENGAGE IN INVESTMENT ACTIVITY (WITHIN THE MEANING OF SECTION 21 OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (THE “FSMA“)) RECEIVED BY IT IN CONNECTION WITH THE ISSUE OR SALE OF THE OFFERED CERTIFICATES IN CIRCUMSTANCES IN WHICH SECTION 21(1) OF THE FSMA DOES NOT APPLY TO THE DEPOSITOR OR THE ISSUING ENTITY; AND

(B) IT HAS COMPLIED AND WILL COMPLY WITH ALL APPLICABLE PROVISIONS OF THE FSMA WITH RESPECT TO ANYTHING DONE BY IT IN RELATION TO THE OFFERED CERTIFICATES IN, FROM OR OTHERWISE INVOLVING THE UNITED KINGDOM.

NOTICE TO UNITED KINGDOM INVESTORS

THE ISSUING ENTITY MAY CONSTITUTE A “COLLECTIVE INVESTMENT SCHEME“ AS DEFINED BY SECTION 235 OF THE FSMA THAT IS NOT A “RECOGNIZED COLLECTIVE INVESTMENT SCHEME“ FOR THE PURPOSES OF THE FSMA AND THAT HAS NOT BEEN AUTHORIZED, REGULATED OR OTHERWISE RECOGNIZED OR APPROVED. AS AN UNREGULATED SCHEME, THE OFFERED CERTIFICATES CANNOT BE MARKETED IN THE UNITED KINGDOM TO THE GENERAL PUBLIC, EXCEPT IN ACCORDANCE WITH THE FSMA.

THE DISTRIBUTION OF THIS PROSPECTUS (A) IF MADE BY A PERSON WHO IS NOT AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UNITED KINGDOM, OR (II) HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 19(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005 (THE “FINANCIAL PROMOTION ORDER“), OR (III) ARE PERSONS FALLING WITHIN ARTICLE 49(2)(A) THROUGH (D) (“HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.“) OF THE FINANCIAL PROMOTION ORDER OR (IV) ARE ANY OTHER PERSONS TO WHOM IT MAY OTHERWISE LAWFULLY BE MADE UNDER THE FINANCIAL PROMOTION ORDER (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “FPO PERSONS“); AND (B) IF MADE BY A PERSON WHO IS AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UNITED KINGDOM, OR (II) HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 14(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (PROMOTION OF COLLECTIVE INVESTMENT SCHEMES) (EXEMPTIONS) ORDER 2001 (THE “PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER“), OR (III) ARE PERSONS FALLING WITHIN ARTICLE 22(2)(A) THROUGH (D) (“HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC. “) OF THE PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER, OR (IV) PERSONS TO WHOM THE ISSUING ENTITY MAY LAWFULLY BE PROMOTED IN ACCORDANCE WITH RULE 4.12 OF THE UK FINANCIAL CONDUCT AUTHORITY’S CONDUCT OF BUSINESS SOURCEBOOK (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “PCIS PERSONS“ AND, TOGETHER WITH THE FPO PERSONS, THE “RELEVANT PERSONS“).

THIS PROSPECTUS MUST NOT BE ACTED ON OR RELIED ON BY PERSONS WHO ARE NOT RELEVANT PERSONS. ANY INVESTMENT OR INVESTMENT ACTIVITY TO WHICH THIS PROSPECTUS RELATES, INCLUDING THE OFFERED CERTIFICATES, IS AVAILABLE ONLY TO RELEVANT PERSONS AND WILL BE ENGAGED IN ONLY WITH RELEVANT PERSONS. ANY PERSONS OTHER THAN RELEVANT PERSONS SHOULD NOT ACT OR RELY ON THIS PROSPECTUS.

POTENTIAL INVESTORS IN THE UNITED KINGDOM ARE ADVISED THAT ALL, OR MOST, OF THE PROTECTIONS AFFORDED BY THE UNITED KINGDOM REGULATORY SYSTEM WILL NOT APPLY TO AN INVESTMENT IN THE OFFERED CERTIFICATES AND THAT COMPENSATION WILL NOT BE AVAILABLE UNDER THE UNITED KINGDOM FINANCIAL SERVICES COMPENSATION SCHEME.

EUROPEAN ECONOMIC AREA

THIS PROSPECTUS IS NOT A PROSPECTUS FOR THE PURPOSES OF THE PROSPECTUS DIRECTIVE (AS DEFINED BELOW). THIS PROSPECTUS HAS BEEN PREPARED ON THE BASIS THAT ANY OFFER OF OFFERED CERTIFICATES IN ANY MEMBER STATE OF THE EUROPEAN ECONOMIC AREA WHICH HAS IMPLEMENTED THE PROSPECTUS DIRECTIVE (EACH, A “RELEVANT MEMBER STATE“) WILL BE MADE PURSUANT TO AN EXEMPTION UNDER THE PROSPECTUS DIRECTIVE FROM THE REQUIREMENT TO PUBLISH A PROSPECTUS FOR OFFERS OF certificates. ACCORDINGLY ANY PERSON MAKING OR INTENDING TO MAKE AN OFFER IN THAT RELEVANT MEMBER STATE OF CERTIFICATES WHICH ARE THE SUBJECT OF AN OFFERING CONTEMPLATED IN THIS PROSPECTUS AS COMPLETED BY FINAL TERMS IN RELATION TO THE OFFER OF THOSE OFFERED CERTIFICATES MAY ONLY DO SO IN CIRCUMSTANCES IN WHICH NO OBLIGATION ARISES FOR THE ISSUING ENTITY, THE DEPOSITOR OR AN UNDERWRITER TO PUBLISH A PROSPECTUS PURSUANT TO ARTICLE 3 OF THE PROSPECTUS DIRECTIVE IN RELATION TO SUCH OFFER.

NONE OF THE ISSUING ENTITY, THE DEPOSITOR OR ANY OF THE UNDERWRITERS HAS AUTHORIZED, NOR DOES ANY OF THEM AUTHORIZE, THE MAKING OF ANY OFFER OF OFFERED CERTIFICATES IN CIRCUMSTANCES IN WHICH AN OBLIGATION ARISES FOR THE ISSUING ENTITY, THE DEPOSITOR OR AN UNDERWRITER TO PUBLISH A PROSPECTUS FOR SUCH OFFER.

FOR THE PURPOSES OF THIS PROVISION AND THE PROVISION IMMEDIATELY BELOW, THE EXPRESSION “PROSPECTUS DIRECTIVE” MEANS DIRECTIVE 2003/71/EC (AND AMENDMENTS THERETO, INCLUDING DIRECTIVE 2010/73/EU), AND INCLUDES ANY RELEVANT IMPLEMENTING MEASURE IN THE RELEVANT MEMBER STATE.

EUROPEAN ECONOMIC AREA SELLING RESTRICTIONS

IN RELATION TO EACH RELEVANT MEMBER STATE, EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT, with effect from and including the date on which the prospectus directive is implemented in that relevant member state, IT HAS NOT MADE AND WILL NOT MAKE AN OFFER OF THE CERTIFICATES WHICH ARE THE SUBJECT OF THE OFFERING CONTEMPLATED BY THIS PROSPECTUS TO THE PUBLIC IN THAT RELEVANT MEMBER STATE OTHER THAN:

(A) TO ANY LEGAL ENTITY WHICH IS A “QUALIFIED INVESTOR” AS DEFINED IN THE PROSPECTUS DIRECTIVE;

(B) TO FEWER THAN 150 NATURAL OR LEGAL PERSONS (OTHER THAN “QUALIFIED INVESTORS“ AS DEFINED IN THE PROSPECTUS DIRECTIVE) SUBJECT TO OBTAINING THE PRIOR CONSENT OF THE RELEVANT UNDERWRITER OR UNDERWRITERS NOMINATED BY THE ISSUING ENTITY FOR ANY SUCH OFFER; OR

(C) IN ANY OTHER CIRCUMSTANCES FALLING WITHIN ARTICLE 3(2) OF THE PROSPECTUS DIRECTIVE;

PROVIDED THAT NO SUCH OFFER OF THE OFFERED CERTIFICATES REFERRED TO IN CLAUSES (A), (B) AND (C) ABOVE SHALL REQUIRE THE DEPOSITOR, THE ISSUING ENTITY OR ANY UNDERWRITER TO PUBLISH A PROSPECTUS PURSUANT TO ARTICLE 3 OF THE PROSPECTUS DIRECTIVE.

FOR THE PURPOSES OF THE PRIOR PARAGRAPH, THE EXPRESSION “AN OFFER OF THE CERTIFICATES WHICH ARE THE SUBJECT OF THE OFFERING CONTEMPLATED BY THIS PROSPECTUS TO THE PUBLIC” IN RELATION TO ANY CERTIFICATE THAT IS OFFERED IN ANY RELEVANT MEMBER STATE MEANS THE COMMUNICATION IN ANY FORM and by any means of SUFFICIENT INFORMATION ON THE TERMS OF THE OFFER AND THE CERTIFICATES TO BE OFFERED SO AS TO ENABLE AN INVESTOR TO decide TO PURCHASE OR SUBSCRIBE TO THE OFFERED CERTIFICATES, AS THE SAME MAY BE VARIED IN THAT RELEVANT MEMBER STATE BY ANY MEASURE IMPLEMENTING THE PROSPECTUS DIRECTIVE IN THAT RELEVANT MEMBER STATE.

PEOPLE’S REPUBLIC OF CHINA

THE OFFERED CERTIFICATES WILL NOT BE OFFERED OR SOLD IN THE PEOPLE’S REPUBLIC OF CHINA (EXCLUDING HONG KONG, MACAU AND TAIWAN, THE “PRC“) AS PART OF THE INITIAL DISTRIBUTION OF THE OFFERED CERTIFICATES.

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES IN THE PRC TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE THE OFFER OR SOLICITATION IN THE PRC.

THE DEPOSITOR DOES NOT REPRESENT THAT THIS PROSPECTUS MAY BE LAWFULLY DISTRIBUTED, OR THAT ANY OFFERED CERTIFICATES MAY BE LAWFULLY OFFERED, IN COMPLIANCE WITH ANY APPLICABLE REGISTRATION OR OTHER REQUIREMENTS IN THE PRC, OR PURSUANT TO AN EXEMPTION AVAILABLE THEREUNDER, OR ASSUME ANY RESPONSIBILITY FOR FACILITATING ANY SUCH DISTRIBUTION OR OFFERING. IN PARTICULAR, NO ACTION HAS BEEN TAKEN BY THE DEPOSITOR WHICH WOULD PERMIT AN OFFERING OF ANY OFFERED CERTIFICATES OR THE DISTRIBUTION OF THIS PROSPECTUS IN THE PRC. ACCORDINGLY, THE OFFERED CERTIFICATES ARE NOT BEING OFFERED OR SOLD WITHIN THE PRC BY MEANS OF THIS PROSPECTUS OR ANY OTHER DOCUMENT. NEITHER THIS PROSPECTUS NOR ANY ADVERTISEMENT OR OTHER OFFERING MATERIAL MAY BE DISTRIBUTED OR PUBLISHED IN THE PRC, EXCEPT UNDER CIRCUMSTANCES THAT WILL RESULT IN COMPLIANCE WITH ANY APPLICABLE LAWS AND REGULATIONS.

HONG KONG

NO PERSON HAS ISSUED OR HAD IN ITS POSSESSION FOR THE PURPOSES OF ISSUE, OR WILL ISSUE OR HAVE IN ITS POSSESSION FOR THE PURPOSES OF ISSUE, WHETHER IN HONG KONG OR ELSEWHERE, ANY ADVERTISEMENT, INVITATION OR DOCUMENT RELATING TO THE OFFERED CERTIFICATES, WHICH IS DIRECTED AT, OR THE CONTENTS OF WHICH ARE LIKELY TO BE ACCESSED OR READ BY, THE PUBLIC OF HONG KONG (EXCEPT IF PERMITTED TO DO SO UNDER THE LAWS OF HONG KONG) OTHER THAN WITH RESPECT TO OFFERED CERTIFICATES WHICH ARE OR ARE INTENDED TO BE DISPOSED OF ONLY TO PERSONS OUTSIDE HONG KONG OR ONLY TO “PROFESSIONAL INVESTORS“ WITHIN THE MEANING OF THE SECURITIES AND FUTURES ORDINANCE (CAP. 571 OF THE LAWS OF HONG KONG) AND ANY RULES OR REGULATIONS MADE UNDER THAT ORDINANCE.

THE OFFERED CERTIFICATES (IF THEY ARE NOT A “STRUCTURED PRODUCT“ AS DEFINED IN THE SECURITIES AND FUTURES ORDINANCE (CAP. 571 OF THE LAWS OF HONG KONG) HAVE NOT BEEN OFFERED OR SOLD AND WILL NOT BE OFFERED OR SOLD, BY MEANS OF ANY DOCUMENT, OTHER THAN (A) TO “PROFESSIONAL INVESTORS“ AS DEFINED IN THE SECURITIES AND FUTURES ORDINANCE (CAP. 571 OF THE LAWS OF HONG KONG) AND ANY RULES OR REGULATIONS MADE UNDER THAT ORDINANCE, OR (B) IN OTHER CIRCUMSTANCES WHICH DO NOT RESULT IN THE DOCUMENT CONSTITUTING A “PROSPECTUS“ AS DEFINED IN THE COMPANIES (WINDING UP AND MISCELLANEOUS PROVISIONS) ORDINANCE (CAP. 32 OF THE LAWS OF HONG KONG) OR WHICH DO NOT CONSTITUTE AN OFFER TO THE PUBLIC WITHIN THE MEANING OF THE COMPANIES ORDINANCE (CAP. 622 OF THE LAWS OF HONG KONG). FURTHER, THE CONTENTS OF THIS PROSPECTUS HAVE NOT BEEN REVIEWED OR APPROVED BY THE SECURITIES AND FUTURES COMMISSION OF HONG KONG OR ANY OTHER REGULATORY AUTHORITY IN HONG KONG. YOU ARE ADVISED TO EXERCISE CAUTION IN RELATION TO THE OFFERING CONTEMPLATED IN THIS PROSPECTUS. IF YOU ARE IN ANY DOUBT ABOUT ANY OF THE CONTENTS OF THIS PROSPECTUS, YOU SHOULD OBTAIN INDEPENDENT PROFESSIONAL ADVICE.

SINGAPORE

NEITHER THIS PROSPECTUS NOR ANY OTHER DOCUMENT OR MATERIAL IN CONNECTION WITH ANY OFFER OF THE OFFERED CERTIFICATES HAS BEEN REGISTERED AS A PROSPECTUS WITH THE MONETARY AUTHORITY OF SINGAPORE (“MAS“) UNDER THE SECURITIES AND FUTURES ACT (CAP. 289) OF SINGAPORE (THE “SFA“). ACCORDINGLY, MAS ASSUMES NO RESPONSIBILITY FOR THE CONTENTS OF THIS PROSPECTUS. THIS PROSPECTUS IS NOT A PROSPECTUS AS DEFINED IN THE SFA AND STATUTORY LIABILITY UNDER THE SFA IN RELATION TO THE CONTENTS OF PROSPECTUSES WOULD NOT APPLY. THE PROSPECTIVE INVESTORS SHOULD CONSIDER CAREFULLY WHETHER THE INVESTMENT IS SUITABLE FOR IT.

THIS PROSPECTUS AND ANY OTHER DOCUMENT OR MATERIAL IN CONNECTION WITH THE OFFER OR SALE, OR INVITATION FOR SUBSCRIPTION OR PURCHASE, OF THE OFFERED CERTIFICATES MAY NOT BE CIRCULATED OR DISTRIBUTED, NOR MAY THE OFFERED CERTIFICATES BE OFFERED OR SOLD, OR BE MADE THE SUBJECT OF AN INVITATION FOR SUBSCRIPTION OR PURCHASE, WHETHER DIRECTLY OR INDIRECTLY, TO PERSONS IN SINGAPORE OTHER THAN (I) TO AN INSTITUTIONAL INVESTOR (AS DEFINED IN SECTION 4A OF THE SFA (“INSTITUTIONAL INVESTOR“)) UNDER SECTION 274 OF THE SFA, (II) TO A RELEVANT PERSON (AS DEFINED IN SECTION 275(2) OF THE SFA (“RELEVANT PERSON“)) PURSUANT TO SECTION 275(2) OF THE SFA, AND IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN SECTION 275 OF THE SFA; (III) TO ANY PERSON PURSUANT TO SECTION 275(1A) OF THE SFA, IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN SECTION 275 OF THE SFA; OR (IV) OTHERWISE PURSUANT TO, AND IN ACCORDANCE WITH THE CONDITIONS OF, ANY OTHER APPLICABLE PROVISION OF THE SFA.

UNLESS ANY OFFER OF SUCH OFFERED CERTIFICATES WAS PREVIOUSLY MADE IN OR ACCOMPANIED BY A PROSPECTUS AND WHICH ARE OF THE SAME CLASS AS OTHER OFFERED CERTIFICATES OF A CORPORATION LISTED FOR QUOTATION ON A SECURITIES EXCHANGE, ANY SUBSEQUENT OFFERS IN SINGAPORE OF OFFERED CERTIFICATES ACQUIRED PURSUANT TO AN INITIAL OFFER MADE IN RELIANCE ON AN EXEMPTION UNDER SECTION 274 OF THE SFA OR SECTION 275 OF THE SFA MAY ONLY BE MADE, PURSUANT TO THE REQUIREMENTS OF SECTION 276 OF THE SFA, FOR THE INITIAL SIX MONTH PERIOD AFTER SUCH ACQUISITION, TO PERSONS WHO ARE INSTITUTIONAL INVESTORS OR TO ACCREDITED INVESTORS (AS DEFINED IN SECTION 4A OF THE SFA (“ACCREDITED INVESTOR“)) OR RELEVANT PERSONS OR TO SUCH PERSONS PURSUANT TO AN OFFER REFERRED TO UNDER SECTION 275(1A) OF THE SFA. ANY TRANSFER AFTER SUCH INITIAL SIX MONTH PERIOD IN SINGAPORE SHALL BE MADE, PURSUANT TO THE REQUIREMENTS OF SECTION 257 OF THE SFA, IN RELIANCE ON ANY APPLICABLE EXEMPTION UNDER SUBDIVISION (4) OF DIVISION 1 OF PART XIII OF THE SFA (OTHER THAN SECTION 280 OF THE SFA).

IN ADDITION TO THE ABOVE, WHERE THE OFFERED CERTIFICATES ARE SUBSCRIBED OR PURCHASED UNDER SECTION 275 OF THE SFA BY A RELEVANT PERSON WHICH IS:

(A)	A CORPORATION (WHICH IS NOT AN ACCREDITED INVESTOR) THE SOLE BUSINESS OF WHICH IS TO HOLD INVESTMENTS AND THE ENTIRE SHARE CAPITAL OF WHICH IS OWNED BY ONE OR MORE INDIVIDUALS, EACH OF WHOM IS AN ACCREDITED INVESTOR; OR

(B)	A TRUST (WHERE THE TRUSTEE IS NOT AN ACCREDITED INVESTOR) WHOSE SOLE PURPOSE IS TO HOLD INVESTMENTS AND EACH BENEFICIARY IS AN ACCREDITED INVESTOR,

SECURITIES (AS DEFINED IN SECTION 239(1) OF THE SFA) OF THAT CORPORATION OR THE BENEFICIARIES’ RIGHTS AND INTEREST (HOWSOEVER DESCRIBED) IN THAT TRUST SHALL NOT BE TRANSFERABLE FOR SIX MONTHS AFTER THAT CORPORATION OR THAT TRUST HAS ACQUIRED THE OFFERED CERTIFICATES UNDER SECTION 275 OF THE SFA EXCEPT:

(1)	TO AN INSTITUTIONAL INVESTOR UNDER SECTION 274 OF THE SFA OR TO A RELEVANT PERSON, OR TO ANY PERSON ARISING FROM AN OFFER REFERRED TO IN SECTION 275(1A) OR SECTION 276(4)(i)(B) OF THE SFA;

(2)	WHERE NO CONSIDERATION IS GIVEN FOR THE TRANSFER; OR

(3)	WHERE THE TRANSFER IS BY OPERATION OF LAW.

NOTICE TO RESIDENTS OF THE REPUBLIC OF KOREA

THIS PROSPECTUS IS NOT, AND UNDER NO CIRCUMSTANCES IS THIS PROSPECTUS TO BE CONSTRUED AS, A PUBLIC OFFERING OF SECURITIES IN KOREA. NEITHER THE ISSUER NOR ANY OF ITS AGENTS MAKE ANY REPRESENTATION WITH RESPECT TO THE ELIGIBILITY OF ANY RECIPIENTS OF THIS PROSPECTUS TO ACQUIRE THE OFFERED CERTIFICATES UNDER THE LAWS OF KOREA, INCLUDING, BUT WITHOUT LIMITATION, THE FOREIGN EXCHANGE TRANSACTION LAW AND REGULATIONS THEREUNDER (THE “FETL“). THE OFFERED CERTIFICATES HAVE NOT BEEN REGISTERED WITH THE FINANCIAL SERVICES COMMISSION OF KOREA FOR PUBLIC OFFERING IN KOREA, AND NONE OF THE OFFERED CERTIFICATES MAY BE OFFERED, SOLD OR DELIVERED, DIRECTLY OR INDIRECTLY, OR OFFERED OR SOLD TO ANY PERSON FOR RE-OFFERING OR RESALE, DIRECTLY OR INDIRECTLY IN KOREA OR TO ANY RESIDENT OF KOREA EXCEPT PURSUANT TO THE FINANCIAL INVESTMENT SERVICES AND CAPITAL MARKETS ACT AND THE DECREES AND REGULATIONS THEREUNDER (THE “FSCMA“), THE FETL AND ANY OTHER APPLICABLE LAWS, REGULATIONS AND MINISTERIAL GUIDELINES IN KOREA. WITHOUT PREJUDICE TO THE FOREGOING, THE NUMBER OF OFFERED CERTIFICATES OFFERED IN KOREA OR TO A RESIDENT OF KOREA SHALL BE LESS THAN FIFTY AND FOR A PERIOD OF ONE YEAR FROM THE ISSUE DATE OF THE OFFERED CERTIFICATES, NONE OF THE OFFERED CERTIFICATES MAY BE DIVIDED RESULTING IN AN INCREASED NUMBER OF OFFERED CERTIFICATES. FURTHERMORE, THE OFFERED CERTIFICATES MAY NOT BE RESOLD TO KOREAN RESIDENTS UNLESS THE PURCHASER OF THE OFFERED CERTIFICATES COMPLIES WITH ALL APPLICABLE REGULATORY REQUIREMENTS (INCLUDING, BUT NOT LIMITED TO, GOVERNMENT REPORTING APPROVAL REQUIREMENTS UNDER THE FETL AND ITS SUBORDINATE DECREES AND REGULATIONS) IN CONNECTION WITH THE PURCHASE OF THE OFFERED CERTIFICATES.

JAPAN

THE OFFERED CERTIFICATES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE FINANCIAL INSTRUMENTS AND EXCHANGE LAW OF JAPAN, AS AMENDED (THE “FIEL“), AND DISCLOSURE UNDER THE FIEL HAS NOT BEEN AND WILL NOT BE MADE WITH RESPECT TO THE OFFERED CERTIFICATES. ACCORDINGLY, EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT IT HAS NOT, DIRECTLY OR INDIRECTLY, OFFERED OR SOLD AND WILL NOT, DIRECTLY OR INDIRECTLY, OFFER OR SELL ANY CERTIFICATES IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN (WHICH TERM AS USED IN THIS PROSPECTUS MEANS ANY PERSON RESIDENT IN JAPAN, INCLUDING ANY CORPORATION OR OTHER ENTITY ORGANIZED UNDER THE LAWS OF JAPAN) OR TO OTHERS FOR RE-OFFERING OR RE-SALE, DIRECTLY OR INDIRECTLY, IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF, AND OTHERWISE IN COMPLIANCE WITH, THE FIEL AND OTHER RELEVANT LAWS, REGULATIONS AND MINISTERIAL GUIDELINES OF JAPAN.

FORWARD-LOOKING STATEMENTS

In this prospectus, we use certain forward-looking statements. These forward-looking statements are found in the material, including each of the tables, set forth under “Risk Factors” and “Yield, Prepayment and Maturity Considerations”. Forward-looking statements are also found elsewhere in this prospectus and include words like “expects,” “intends,” “anticipates,” “estimates” and other similar words. These statements are intended to convey our projections or expectations as of the date of this prospectus. These statements are inherently subject to a variety of risks and uncertainties. Actual results could differ materially from those we anticipate due to changes in, among other things:

●	economic conditions and industry competition,

●	political and/or social conditions, and

●	the law and government regulatory initiatives.

We will not update or revise any forward-looking statement to reflect changes in our expectations or changes in the conditions or circumstances on which these statements were originally based.

Summary of Terms

The following is only a summary of selected information in this prospectus. It does not contain all of the information you need to consider in making your investment decision. More detailed information appears elsewhere in this prospectus. To understand all of the terms of the offered certificates, carefully read this entire document. See “Index of Certain Defined Terms” for definitions of capitalized terms.

General

Title of Certificates	CD 2017-CD5 Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2017-CD5.

Relevant Parties

Depositor	Citigroup Commercial Mortgage Securities Inc., a Delaware corporation and an indirect, wholly-owned subsidiary of Citigroup Global Markets Holdings Inc. As depositor, Citigroup Commercial Mortgage Securities Inc. will acquire the mortgage loans from the sponsors and transfer them to the issuing entity. The depositor’s address is 390 Greenwich Street, New York, New York 10013 and its telephone number is (212) 816-5343. See “Transaction Parties—The Depositor.”

Issuing Entity	CD 2017-CD5 Mortgage Trust, a New York common law trust to be established on the closing date of this securitization transaction under the pooling and servicing agreement, to be dated as of August 1, 2017, between the depositor, the master servicer, the special servicer, the trustee, the certificate administrator, the operating advisor and the asset representations reviewer. See “Transaction Parties—The Issuing Entity”.

Sponsors	The sponsors will be transferring the mortgage loans to the depositor for inclusion in the issuing entity. The sponsors of this transaction are:

●	German American Capital Corporation, a Maryland corporation (21 mortgage loans representing approximately 49.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date);

●	Citi Real Estate Funding Inc., a New York corporation (25 mortgage loans representing approximately 38.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date);

●	Citigroup Global Markets Realty Corp. and German American Capital Corporation (one (1) mortgage loan, representing approximately 10.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date); and

●	Citigroup Global Markets Realty Corp., a New York corporation (one (1) mortgage loans representing approximately 1.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date).

The sponsors are sometimes also referred to in this prospectus as the “mortgage loan sellers”.

Originators	The sponsors originated (or co-originated) the mortgage loans or acquired (or, on or prior to the closing date, will acquire) the mortgage loans, directly or indirectly, from the originators as set forth in the following chart:

Originator	Sponsor	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	Approx. % of Initial Pool Balance
Deutsche Bank AG, acting through its New York Branch(1)(2)(3)	German American Capital Corporation	19	$440,539,187	47.3%
Citi Real Estate Funding Inc.(4)	Citi Real Estate Funding Inc.	25	358,045,982	38.4
Citigroup Global Markets Realty Corp. / Deutsche Bank AG, acting through its New York Branch(5)	Citigroup Global Markets Realty Corp. / German American Capital Corporation.(5)	1	100,000,000	10.7
Regions Bank(6)	German American Capital Corporation	1	19,715,907	2.1
Citigroup Global Markets Realty Corp.	Citigroup Global Markets Realty Corp.	1	11,350,000	1.2
Deutsche Bank AG, acting through its New York Branch / PCI Investors Fund III, LLC(7)	German American Capital Corporation	1	1,997,799	0.2
	Total	48	$931,648,876	100.0%

(1)	The mortgage loan secured by the mortgaged property identified on Annex A to this prospectus as Olympic Tower (which will be sold to the depositor by German American Capital Corporation), representing approximately 6.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, is part of a loan combination that was co-originated by Deutsche Bank AG, acting through its New York Branch (an affiliate of German American Capital Corporation), Goldman Sachs Mortgage Company and Morgan Stanley Bank, N.A.

(2)	The mortgage loan secured by the mortgaged property identified on Annex A to this prospectus as 245 Park Avenue (which will be sold to the depositor by German American Capital Corporation), representing approximately 5.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, is part of a loan combination that was co-originated by JPMorgan Chase Bank, National Association, Natixis Real Estate Capital LLC, Société Générale, Deutsche Bank AG, acting through its New York Branch (an affiliate of German American Capital Corporation), and Barclays Bank PLC.

(3)	The mortgage loan secured by the portfolio of mortgaged properties identified on Annex A to this prospectus as Starwood Capital Group Hotel Portfolio (which will be sold to the depositor by German American Capital Corporation), representing approximately 4.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, is part of a loan combination that was co-originated by Deutsche Bank AG, acting through its New York Branch (an affiliate of German American Capital Corporation), JPMorgan Chase Bank, National Association, Barclays Bank PLC and Bank of America, National Association.

(4)	The mortgage loan secured by the mortgaged property identified on Annex A to this prospectus as IGT Reno (which will be sold to the depositor by Citi Real Estate Funding Inc.), representing approximately 3.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, is part of a loan combination that was co-originated by Citi Real Estate Funding Inc. and Cantor Commercial Real Estate Lending, L.P.

(5)	The mortgage loan secured by the mortgaged property identified on Annex A to this prospectus as General Motors Building, representing approximately 10.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, is part of a loan combination that was co-originated by Citigroup Global Markets Realty Corp., Deutsche Bank AG, acting through its New York Branch (an affiliate of German American Capital Corporation), Morgan Stanley Bank, N.A. and Wells Fargo Bank, National Association, and is evidenced by three promissory notes: (i) notes A-3-C2 and A-3-C3-2, with an aggregate outstanding principal balance of $50,000,000 as of the cut-off date, as to which Citigroup Global Markets Realty Corp. is acting as mortgage loan seller; and (ii) note A-2-C2-1, with an outstanding principal balance of $50,000,000 as of the cut-off date, as to which German American Capital Corporation is acting as mortgage loan seller.

(6)	The mortgage loan secured by the mortgaged property identified on Annex A to this prospectus as Gurnee Mills, representing approximately 2.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, was originated by Regions Bank, was purchased by German American Capital Corporation from Regions Bank prior to the closing date of this securitization transaction and will be sold to the depositor by German American Capital Corporation. The mortgage loan is part of a loan combination that was co-originated by Column Financial, Inc., Wells Fargo Bank, National Association and Regions Bank.

(7)	The mortgage loan secured by the mortgaged property identified on Annex A to this prospectus as Walgreens Market Creek, representing approximately 0.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, was co-originated by Deutsche Bank AG, acting through its New York Branch, and PCI Investors Fund III, LLC. On the origination date, Deutsche Bank AG, acting through its New York Branch, funded 10% of the mortgage loan, or $200,000, evidenced by promissory note A-1. PCI Investors Fund III, LLC funded 90% of the mortgage loan, or $1,800,000, evidenced by promissory note A-2. Deutsche Bank AG, acting through its New York Branch, is expected to acquire prior to the closing date promissory note A-2 and is expected to contribute promissory note A-2, together with promissory note A-1, to the issuing entity (through its affiliate, German American Capital Corporation) on the closing date.

See “Transaction Parties—The Sponsors and the Mortgage Loan Sellers” and “—The Originators.”

Master Servicer	Wells Fargo Bank, National Association, a national banking association, will be the master servicer. The master servicer will, in general, be responsible for the master servicing and administration of the serviced mortgage loans and the related companion loans pursuant to the pooling and servicing agreement for this transaction (excluding those mortgage loans and companion loans that are part of outside serviced loan combinations and that are serviced under an outside servicing agreement as indicated in the table titled “Outside Serviced Mortgage Loans Summary” under “—Relevant Parties—Outside Servicers, Outside Special Servicers, Outside Trustees and Outside Custodians” below). The principal west coast commercial mortgage master servicing offices of Wells Fargo Bank, National Association are located at MAC-A0227-020, 1901 Harrison Street, Oakland, California 94612. The principal east coast commercial mortgage master servicing offices of Wells Fargo Bank, National Association are located at Three Wells Fargo, MAC D1050-084, 401 South Tryon Street, Charlotte, North Carolina 28202. See “Transaction Parties—Servicers—The Master Servicer” and “The Pooling and Servicing Agreement—Servicing of the Mortgage Loans”.

See “—The Mortgage Pool—The Loan Combinations” below for a discussion of the mortgage loans included in the issuing entity that are part of a loan combination and have one or more related companion loans held outside the issuing entity.

The mortgage loans transferred to the issuing entity, any related companion loans and any related loan combinations that are, in each case, serviced under the pooling and servicing agreement for this securitization transaction are referred to in this prospectus as “serviced mortgage loans,” “serviced companion loans” and “serviced loan combinations,” respectively. A serviced mortgage loan and a serviced companion loan may each also be referred to as a “serviced loan”. Any mortgage loans transferred to the issuing entity, related companion loans and related loan combinations that are not serviced under the pooling and servicing agreement, but are instead serviced under a separate servicing agreement (an “outside servicing agreement”) governing the securitization of one or more related companion loans, are referred to as “outside serviced mortgage loans,” “outside serviced companion loans,” and “outside serviced loan combinations,” respectively. An outside serviced mortgage loan and an outside serviced companion loan may each also be referred to as an “outside serviced loan”.

The servicer(s) of the outside serviced mortgage loan(s) (to the extent definitively identified) are set forth in the table titled “Outside Serviced Mortgage Loans Summary” under “—Relevant Parties—Outside Servicers, Outside Special Servicers, Outside Trustees and Outside Custodians” below. See “Transaction Parties—Servicers—The Outside Servicers and the Outside Special Servicers” and “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans”.

Special Servicer	Rialto Capital Advisors, LLC, a Delaware limited liability company, will be the initial special servicer with respect to the serviced mortgage loans (other than any excluded special servicer mortgage loan) and any related serviced companion loans pursuant to the pooling and servicing agreement. The special servicer will be primarily responsible for (i) making decisions and performing certain servicing functions with respect to the serviced mortgage loans and any related companion loans as to which a special servicing transfer event (such as a default or an imminent default) has occurred, as well as any related REO properties acquired on behalf of the issuing entity and any related companion loan holders, and (ii) in certain circumstances, reviewing, evaluating, processing and/or providing or withholding consent as to certain major decisions and other transactions relating to the serviced mortgage loans and any related companion loans for which a special servicing transfer event has not occurred, in each case pursuant to the pooling and servicing agreement for this transaction. The principal special servicing offices of the special servicer are located at 790 NW 107th Avenue, 4th Floor, Miami, Florida 33172. See “Transaction Parties—Servicers—The Special Servicer”, and “The Pooling and Servicing Agreement—Servicing of the Mortgage Loans” and “—Servicing and Other Compensation and Payment of Expenses”.

If the special servicer, to its knowledge, becomes a borrower party (as defined under “—Directing Holder / Controlling Class Representative” below) with respect to any mortgage loan (such mortgage loan, an “excluded special servicer mortgage loan”), it will be required to resign with respect to the servicing of that mortgage loan. The controlling class representative (prior to the occurrence and continuance of a control termination event (as described under “—Directing Holder / Controlling Class Representative” below)) will be entitled to appoint a separate special servicer that is not a borrower party with respect to such excluded special servicer mortgage loan (such special servicer, an “excluded mortgage loan special servicer”) unless such excluded special servicer mortgage loan is also an excluded mortgage loan (as defined under “—Directing Holder / Controlling Class Representative” below), in which case the largest controlling class certificateholder (by certificate balance) that is not an excluded controlling class holder with respect to that mortgage loan will be entitled to appoint the excluded mortgage loan special servicer. A controlling class certificateholder that is a borrower party with respect to any mortgage loan will be an “excluded controlling class holder” with respect to that mortgage loan. See “—Directing Holder / Controlling Class Representative” below. Any excluded mortgage loan special servicer will be required to perform all of the obligations of the special servicer for the related excluded special servicer mortgage loan and will be entitled to all special servicing compensation with respect to such excluded special servicer mortgage loan earned during such time as the related mortgage loan is an excluded special servicer mortgage loan. If neither the controlling class representative nor any controlling class certificateholder is entitled to appoint an excluded mortgage loan special servicer for an excluded special servicer mortgage loan, an excluded mortgage loan special servicer will be appointed in the manner described in this prospectus and as provided under the pooling and servicing agreement. See “The Pooling and Servicing Agreement—Termination of the Special Servicer Other Than in Connection With a Servicer Termination Event” in this prospectus.

Rialto Capital Advisors, LLC was selected to be the initial special servicer by RREF III-D AIV RR, LLC, which is expected to purchase the Class F and Class G certificates, thereby (as a result of its purchase of Class G certificates) becoming the initial controlling class certificateholder. In addition, RREF III-D AIV RR, LLC (or an affiliate) may purchase the Class X-E and Class E certificates. It is expected that RREF III-D AIV RR, LLC will be appointed as the initial directing holder with respect to the serviced loans other than (i) any serviced loan combination as to which the related controlling companion loan is not included in this securitization transaction, and (ii) any excluded mortgage loan. See “—Directing Holder / Controlling Class Representative” below and “The Pooling and Servicing Agreement—Directing Holder”.

The special servicer (but not the special servicer with respect to any outside serviced mortgage loan) may be removed in such capacity under the pooling and servicing agreement, with or without cause, as set forth under “The Pooling and Servicing Agreement—Termination of the Special Servicer Other Than in Connection With a Servicer Termination Event”, “—Servicer Termination Events” and “—Rights Upon Servicer Termination Event.”

A special servicer with respect to any outside serviced mortgage loan may only be removed in such capacity in accordance with the terms and provisions of the applicable outside servicing agreement and the co-lender agreement governing the related outside serviced loan combination.

The special servicer(s) of the outside serviced mortgage loan(s) (to the extent definitively identified) are set forth in the table below titled “Outside Serviced Mortgage Loans Summary” under “—Relevant Parties—Outside Servicers, Outside Special Servicers, Outside Trustees and Outside Custodians” below. See “Transaction Parties—Servicers—The Outside Servicers and the Outside Special Servicers” and “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans”.

Significant Primary Servicer	Berkadia Commercial Mortgage LLC, a Delaware limited liability company, will act as primary servicer and perform most servicing duties of the master servicer, with respect to six (6) mortgage loans to be sold to the depositor by Citi Real Estate Funding Inc., representing approximately 10.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date.

The master servicer will be responsible to pay the fees of each primary servicer out of the servicing fees payable under the pooling and servicing agreement for this transaction.

Trustee	Wilmington Trust, National Association, a national banking association, will act as trustee. The corporate trust office of the trustee is located at 1100 North Market Street, Wilmington, Delaware 19890, Attention: CD 2017-CD5. Following the transfer of the mortgage loans, the trustee, on behalf of the issuing entity, will become the mortgagee of record for each serviced mortgage loan and any related companion loans. In addition, subject to the terms of the pooling and servicing agreement, the trustee will be primarily responsible for back-up advancing. See “Transaction Parties—The Trustee” and “The Pooling and Servicing Agreement”.

The trustee(s) with respect to the outside serviced mortgage loan(s) (to the extent definitively identified) are set forth in the table titled “Outside Serviced Mortgage Loans Summary” under “—Relevant Parties—Outside Servicers, Outside Special Servicers, Outside Trustees and Outside Custodians” below. See “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans”.

Certificate Administrator	Citibank, N.A., a national banking association organized under the laws of the United States, will initially act as certificate administrator. The certificate administrator will also be required to act as custodian, certificate registrar, REMIC administrator, 17g-5 information provider, paying agent and authenticating agent. The corporate trust offices of the certificate administrator are located at 388 Greenwich Street, New York, New York 10013, Attention: Global Transaction Services – CD 2017-CD5, and for certificate transfer purposes are located at 480 Washington Boulevard, 30th Floor, Jersey City, New Jersey 07310, Attention: Global Transaction Services – CD 2017-CD5. See “Transaction Parties—The Certificate Administrator” and “The Pooling and Servicing Agreement”.

The custodian(s) with respect to the outside serviced mortgage loan(s) (to the extent definitively identified) are set forth in the table titled “Outside Serviced Mortgage Loans Summary” under “—Relevant Parties—Outside Servicers, Outside Special Servicers, Outside Trustees and Outside Custodians” below. See “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans”.

Operating Advisor	Park Bridge Lender Services LLC, a New York limited liability company, will be the operating advisor. The operating advisor will, in general and under certain circumstances described in this prospectus, have the following rights and responsibilities with respect to the serviced mortgage loans:

●	reviewing the actions of the special servicer with respect to specially serviced loans and with respect to certain major decisions regarding non-specially serviced loans as to which the operating advisor has consultation rights;

●	reviewing reports provided by the special servicer to the extent set forth in the pooling and servicing agreement;

●	reviewing for accuracy certain calculations made by the special servicer;

●	issuing an annual report generally setting forth, among other things, its assessment of whether the special servicer is performing its duties in compliance with the servicing standard and the pooling and servicing agreement and identifying any material deviations therefrom;

●	recommending the replacement of the special servicer if the operating advisor determines, in its sole discretion exercised in good faith, that (1) the special servicer has failed to comply with the servicing standard and (2) a replacement of the special servicer would be in the best interest of the certificateholders (as a collective whole); and

●	after the occurrence and during the continuance of an operating advisor consultation trigger event, consulting on a non-binding basis with the special servicer with respect to certain major decisions in respect of the applicable serviced mortgage loan(s) and/or related companion loan(s).

An “operating advisor consultation trigger event” will occur when the aggregate outstanding certificate balance of the HRR certificates (as notionally reduced by any cumulative appraisal reduction amount then allocable to the HRR certificates) is 25% or less of the initial aggregate certificate balance of the HRR certificates; provided that an operating advisor consultation trigger event will at all times be deemed to exist with respect to excluded mortgage loans.

Notwithstanding the foregoing, the operating advisor will generally have no obligations or consultation rights as operating advisor under the pooling and servicing agreement for this transaction with respect to any outside serviced mortgage loan or any related REO property.

See “Transaction Parties—The Operating Advisor and the Asset Representations Reviewer” and “The Pooling and Servicing Agreement—Operating Advisor” and “—Termination of the Special Servicer Other Than in Connection With a Servicer Termination Event”.

Asset Representations Reviewer	Park Bridge Lender Services LLC will also be serving as the asset representations reviewer. The asset representations reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been exceeded and the required percentage of certificateholders have voted to direct a review of such delinquent mortgage loans. See “Transaction Parties—The Operating Advisor and the Asset Representations Reviewer” and “The Pooling and Servicing Agreement—The Asset Representations Reviewer”.

Outside Servicers, Outside Special

Servicers, Outside Trustees

and Outside Custodians	The following mortgage loans will or are expected to constitute the “outside serviced mortgage loans” (and the related loan combinations will or are expected to constitute the “outside serviced loan combinations”), and such mortgage loans and loan combinations will be serviced and administered pursuant to the servicing agreement governing the securitization of the related controlling companion loan by the parties thereto, as identified in the table below:

Outside Serviced Mortgage Loans Summary

Mortgaged Property Name	Mortgage Loan Seller(s)	Outside Servicing Agreement (Date Thereof)	Mortgage Loan as Approx. % of Initial Pool Balance	Outside Servicer	Outside Special Servicer	Outside Trustee	Outside Custodian	Outside Operating Advisor	Initial Outside Controlling Class Representative(1)
General Motors Building	CGMRC/ GACC	BXP 2017-GM (6/9/17)	10.7%	Wells Fargo Bank, National Association	AEGON USA Realty Advisors, LLC	Wilmington Trust, National Association	Wells Fargo Bank, National Association	N/A	BlackRock Financial Management, Inc.
Olympic Tower	GACC	Olympic Tower 2017-OT (5/6/17)	6.4%	KeyBank National Association	KeyBank National Association	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	N/A	Funds and accounts under management by BlackRock Financial Management, Inc.
245 Park Avenue	GACC	245 Park Avenue Trust 2017-245P (5/30/17)	5.5%	Wells Fargo Bank, National Association	AEGON USA Realty Advisors, LLC	Wilmington Trust, National Association	Wells Fargo Bank, National Association	Trimont Real Estate Advisors, LLC	Prima Capital Advisors LLC
Starwood Capital Group Hotel Portfolio	GACC	DBJPM 2017-C6 (6/1/17)	4.3%	Midland Loan Services, a Division of PNC Bank, National Association	Midland Loan Services, a Division of PNC Bank, National Association	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	Pentalpha Surveillance LLC	KKR Real Estate Credit Opportunity Partners Aggregator I L.P.
Gurnee Mills	GACC	CSAIL 2016-C7 (11/1/16)	2.1%	Wells Fargo Bank, National Association	Rialto Capital Advisors, LLC	Wilmington Trust, National Association	Wells Fargo Bank, National Association	Park Bridge Lender Services LLC	RREF III Debt AIV, LP

(1)	The initial outside controlling class representative may instead be an affiliate of the entity listed. See “—Directing Holder / Controlling Class Representative” below.

Each outside servicer identified or referred to in the table above or its permitted successor is referred to in this prospectus as an “outside servicer”; each outside special servicer identified or referred to in the table above or its permitted successor is referred to in this prospectus as an “outside special servicer”; each outside trustee identified or referred to in the table above or its permitted successor is referred to in this prospectus as an “outside trustee”; each outside operating advisor identified or referred to in the table above or its permitted successor is referred to in this prospectus as an “outside operating advisor”; and each outside custodian identified or referred to in the table above or its permitted successor is referred to in this prospectus as an “outside custodian”. With respect to each outside serviced loan combination, the related outside servicer will have primary servicing responsibilities with respect to the entire loan combination, the related outside special servicer will serve as special servicer of the entire loan combination, the related outside trustee generally serves as mortgagee of record with respect to the entire loan combination, and the related outside custodian serves as custodian with respect to the mortgage loan file for the related loan combination (other than with respect to the related promissory note evidencing each related mortgage loan that will be contributed to this securitization transaction and any promissory note evidencing any related companion loan(s) not included in the subject controlling securitization transaction).

See “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans”.

There are no serviced AB loan combinations, serviced outside controlled loan combinations or servicing shift loan combinations related to this securitization transaction and, therefore, all references in this prospectus to “serviced AB loan combinations”, “serviced outside controlled loan combinations”, “servicing shift loan combinations” or any related terms should be disregarded.

None of the master servicer or the special servicer (in each such capacity) or any other party to this securitization transaction is responsible for the performance by any party to an outside servicing agreement of its duties thereunder, including with respect to the servicing of each of the subject mortgage loans held by the issuing entity that is included in the subject outside serviced loan combination.

See “Transaction Parties—Servicers—The Outside Servicers and the Outside Special Servicers” and “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans.”

Directing Holder / Controlling Class

Representative	The “directing holder” with respect to any serviced mortgage loan or serviced loan combination will be:

●	except in the case of an excluded mortgage loan or a serviced loan combination as to which the controlling note is held outside the issuing entity, the controlling class representative; and

●	with respect to any serviced loan combination as to which the controlling note is held outside the issuing entity (sometimes referred to in this prospectus as a “serviced outside controlled loan combination”), the holder of the related controlling note (sometimes referred to as an “outside controlling note holder”).

The “controlling class representative” under the pooling and servicing agreement will be the controlling class certificateholder or other representative selected by holders of at least a majority of the controlling class of certificates by certificate balance. No person may exercise any of the rights and powers of the controlling class representative with respect to an excluded mortgage loan.

An “excluded mortgage loan” is a mortgage loan or loan combination with respect to which the controlling class representative or a holder of more than 50% of the controlling class of certificates (by certificate balance) is (i) a borrower or mortgagor under that mortgage loan or loan combination or a manager of a related mortgaged property or an affiliate of any of the foregoing or (ii) a holder or beneficial owner of (or an affiliate of any holder or beneficial owner of) a mezzanine loan, secured by a pledge of the direct (or indirect) equity interests in the borrower under that mortgage loan or loan combination, if such mezzanine loan either (a) has been accelerated or (b) is the subject of foreclosure proceedings against the equity collateral pledged to secure that mezzanine loan (any such person described in clauses (i) or (ii) above, a “borrower party”). Solely for the purposes of the definition of “borrower party”, the term “affiliate” means, with respect to any specified person, (i) any other person controlling or controlled by or under common control with such specified person or (ii) any other person that owns, directly or indirectly, 25% or more of the beneficial interests in such specified person.

In general, the “controlling class” is, as of any time of determination, the most subordinate class of control eligible certificates that has an outstanding certificate balance, as notionally reduced by any cumulative appraisal reduction amount then allocable to such class, at least equal to 25% of the initial certificate balance of that class of certificates, or if no such class meets the preceding requirement, then the Class F certificates will be the controlling class. The controlling class as of the closing date will be the Class G certificates. See “Description of the Certificates—Voting Rights” and “The Pooling and Servicing Agreement—Directing Holder”. No other class of certificates will be eligible to act as the controlling class or appoint a controlling class representative.

The “control eligible certificates” will be the Class F and Class G certificates.

With respect to the serviced mortgage loans and serviced loan combinations (but, if the controlling class representative is the related directing holder, other than with respect to an excluded mortgage loan and only if a control termination event (or, solely with respect to consultation rights, a consultation termination event) does not exist):

●	the related directing holder will have certain consent and/or consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters with respect to such mortgage loans or, if applicable, loan combinations; and

●	the related directing holder will have the right to remove and replace the special servicer, with or without cause, with respect to such mortgage loans or, if applicable, loan combinations.

If and to the extent that the holder of a mortgage loan included in any serviced outside controlled loan combination has consultation rights, then prior to certain trigger events the controlling class representative may consult with respect to certain major decisions and other matters with respect to such loan combination.

After the occurrence and during the continuance of a control termination event (as described below), the consent and special servicer replacement rights of the controlling class representative will terminate, however, the controlling class representative will retain consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters with respect to the applicable serviced loans. After the occurrence and during the continuance of a consultation termination event (as described below), all of these rights of the controlling class representative with respect to the applicable serviced loans will terminate. See “The Pooling and Servicing Agreement—Directing Holder”.

If, with respect to any serviced outside controlled loan combination, the related controlling note is included in a separate securitization trust, the servicing agreement for the relevant securitization may impose limitations on the exercise of rights associated with that related controlling note. For example, any “controlling class representative” (or equivalent entity) for such other securitization may lose consent and consultation rights and special servicer replacement rights in a manner similar to that described in the prior paragraph with respect to the controlling class representative for this securitization. However, if the related controlling note for any such serviced outside controlled loan combination is not included in a separate securitization trust, the related outside controlling note holder may not lose such rights under the related co-lender agreement.

A “control termination event” will either (a) occur when none of the classes of control eligible certificates has an outstanding certificate balance (as notionally reduced by any cumulative appraisal reduction amount then allocable to such class) that is at least equal to 25% of the initial certificate balance of that class of certificates or (b) be deemed to occur as described under “The Pooling and Servicing Agreement—Directing Holder—General” in this prospectus; provided, however, that a control termination event will in no event exist at any time that the certificate balance of each class of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S, Class B, Class C, Class D and Class E certificates (without regard to the allocation of appraisal reduction amounts) has been reduced to zero. With respect to excluded mortgage loans, a control termination event will be deemed to exist.

A “consultation termination event” will either (a) occur when none of the classes of control eligible certificates has an outstanding certificate balance, without regard to the allocation of any cumulative appraisal reduction amount, that is equal to or greater than 25% of the initial certificate balance of that class of certificates or (b) be deemed to occur as described under “The Pooling and Servicing Agreement—Directing Holder—General” in this prospectus; provided, however, that a consultation termination event will in no event exist at any time that the certificate balance of each class of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S, Class B, Class C, Class D and Class E certificates (without regard to the allocation of appraisal reduction amounts) has been reduced to zero. With respect to excluded mortgage loans, a consultation termination event will be deemed to exist.

Notwithstanding anything to the contrary described in this prospectus, at any time when the Class F certificates are the controlling class certificates, the holder of more than 50% of the controlling class certificates (by outstanding certificate balance) may waive its right to act as or appoint a controlling class representative and to exercise any of the rights of the controlling class representative or cause the exercise of any of the rights of the controlling class representative set forth in the pooling and servicing agreement (in general, as to such certificateholder and not as to any successor certificateholder), by following the specific procedures set forth in the pooling and servicing agreement. See “The Pooling and Servicing Agreement—Directing Holder”.

RREF III-D AIV RR, LLC is expected, on the closing date, (i) to purchase the Class F and Class G certificates, and (ii) to be appointed the initial controlling class representative (and, accordingly, the initial directing holder with respect to all of the mortgage loans and loan combinations serviced under the pooling and servicing agreement for this securitization transaction, other than (x) any serviced loan combination as to which the related controlling companion loan is not included in this securitization transaction, and (y) any excluded mortgage loan). In addition, RREF III-

D AIV RR, LLC (or an affiliate) may purchase the Class X-E and Class E certificates.

With respect to the outside serviced mortgage loans, the entity identified in the table titled “Outside Serviced Mortgage Loans Summary” under “—Relevant Parties—Outside Servicers, Outside Special Servicers, Outside Trustees and Outside Custodians” above is the initial controlling class representative (or equivalent entity) (referred to as an “outside controlling class representative”) under the servicing agreement for the indicated transaction or other directing holder for the related outside serviced loan combination, and such entity will have certain consent and consultation rights and special servicer replacement rights with respect to the related outside serviced loan combination, which are substantially similar, but not identical, to those of the controlling class representative under the pooling and servicing agreement for this securitization, subject to similar appraisal and other trigger events. See “Description of the Mortgage Pool—The Loan Combinations” and “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans”.

The controlling class representative, any outside controlling class representative or any other related directing holder may direct the special servicer or the outside special servicer, as applicable, to take actions with respect to the servicing of the applicable mortgage loan(s) and/or loan combination(s) that could adversely affect the holders of some or all of the classes of certificates, and may remove and replace the special servicer or the outside special servicer, as applicable, with respect to the applicable mortgage loan(s) and/or loan combination(s) with or without cause. The controlling class representative, any outside controlling class representative or any other related directing holder may have interests in conflict with those of the holders of the offered certificates. See “Risk Factors—Potential Conflicts of Interest of a Directing Holder, any Outside Controlling Class Representative and any Companion Loan Holder”.

Risk Retention

Consultation Parties	The “risk retention consultation parties”, with respect to any serviced mortgage loan or, if applicable, serviced loan combination will be: (i) the party selected by Citi Real Estate Funding Inc. and (ii) the party selected by Deutsche Bank AG, acting through its New York Branch. Each risk retention consultation party will have certain non-binding consultation rights in certain circumstances (i) for so long as no consultation termination event is continuing, with respect to any specially serviced loan (other than any outside serviced mortgage loan), and (ii) during the continuance of a consultation termination event, with respect to any mortgage loan (other than any outside serviced mortgage loan), as further described in this prospectus. Notwithstanding the foregoing, neither of the risk retention consultation parties will have any consultation rights with respect to any excluded RRCP mortgage loan with respect thereto. Citi Real Estate Funding Inc. and Deutsche Bank AG, acting through its New York Branch, are expected to be appointed as the initial risk retention consultation parties.

With respect to any risk retention consultation party, an “excluded RRCP mortgage loan” is a mortgage loan or loan combination with respect to which such risk retention consultation party, or the person(s) entitled to appoint such risk retention consultation party, is a borrower party.

Significant Affiliations

and Relationships	Certain parties to this securitization transaction, as described under “Transaction Parties—Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties—Transaction Party and Related Party Affiliations”, may:

●	serve in multiple capacities with respect to this securitization transaction;

●	be affiliated with other parties to this securitization transaction, a controlling class certificateholder, the controlling class representative, an outside controlling class representative and/or the holder of a companion loan or any securities backed in whole or in part by a companion loan;

●	serve as an outside servicer, outside special servicer, outside trustee, outside custodian, outside operating advisor or asset representations reviewer under an outside servicing agreement with respect to an outside serviced loan combination; or

●	be affiliated with an outside servicer, outside special servicer, outside trustee, outside custodian, outside operating advisor or asset representations reviewer under an outside servicing agreement with respect to an outside serviced loan combination.

In addition, certain parties to this securitization transaction or a directing holder may otherwise have financial relationships with other parties to this securitization transaction. Such relationships may include, without limitation:

●	serving as warehouse lender to one or more of the sponsors and/or originators of this securitization transaction through a repurchase facility or otherwise (including with respect to certain mortgage loans to be contributed to this securitization transaction), where the proceeds received by such sponsor(s) and/or originator(s) in connection with the contribution of mortgage loans to this securitization transaction will be applied to, among other things, reacquire the financed mortgage loans from the repurchase counterparty or other warehouse provider;

●	serving as interim servicer for one or more of the sponsors and/or originators of this securitization transaction (including with respect to certain mortgage loans to be contributed by such sponsor(s) and/or originator(s) to this securitization transaction) (see “Transaction Parties—Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties—Interim Servicing Arrangements”);

●	serving as interim custodian for one or more of the sponsors and/or originators of this securitization transaction (including with respect to certain mortgage loans to be contributed by such sponsor(s) and/or originator(s) to this securitization transaction) (see “Transaction Parties—Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties—Interim and Other Custodial Arrangements”);

●	entering into one or more agreements with the sponsors to purchase the servicing rights to the related mortgage loans and/or the right to be appointed as the master servicer with respect to such mortgage loans; and/or

●	performing due diligence services prior to the securitization closing date for one or more sponsors, a controlling class certificateholder or the controlling class representative with respect to certain of the mortgage loans to be contributed to this securitization transaction (see “Transaction Parties—Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties—Other Arrangements”).

In addition, certain of the sponsors and/or other parties to this securitization transaction or their respective affiliates may hold mezzanine debt, a companion loan, securities backed in whole or in part by a companion loan, or other additional debt related to one or more of the mortgage loans to be included in this securitization transaction, and as such may have certain rights relating to the related mortgage loan(s) and/or loan combination(s), as described under “Transaction Parties—Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties—Loan Combination and Mezzanine Loan Arrangements”. In the event a sponsor or other party to this securitization transaction or any affiliate of any of the foregoing includes any companion loan in a separate securitization transaction, such sponsor, other party or affiliate may be obligated to repurchase such companion loan from the applicable separate securitization trust in connection with certain breaches of representations and warranties and certain document defects.

Each of the foregoing relationships, to the extent applicable, is described under “Transaction Parties—Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

These roles and other potential relationships may give rise to conflicts of interest as further described under “Risk Factors—Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned with Your Interests” and “—Other Potential Conflicts of Interest May Affect Your Investment”.

Significant Obligor	The mortgaged property identified on Annex A to this prospectus as General Motors Building, securing a mortgage loan representing approximately 10.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, is a “significant obligor” (as such term is used in Items 1101 and 1112 of Regulation AB under the Securities Act of 1933, as amended) with respect to this offering. See “Description of the Mortgage Pool—Significant Obligors” and “Significant Loan Summaries—Loan #1: General Motors Building” in Annex B to this prospectus.

Relevant Dates and Periods

Cut-off Date	With respect to each mortgage loan, the due date in August 2017 for that mortgage loan (or, in the case of any mortgage loan that has its first due date subsequent to August 2017, the date that would have been its due date in August 2017 under the terms of that mortgage loan if a monthly payment were scheduled to be due in that month).

Closing Date	On or about August 15, 2017.

Distribution Date	The 4th business day following the related determination date of each month, beginning in September 2017.

Determination Date	The 11th day of each calendar month or, if the 11th day is not a business day, then the business day following such 11th day, beginning in September 2017.

Record Date	With respect to any distribution date, the last business day of the month preceding the month in which that distribution date occurs (or, in the event the closing date occurs in the same month as the first distribution date, the first record date will be the closing date).

Interest Accrual Period	With respect to any distribution date, the calendar month preceding the month in which that distribution date occurs. Interest will be calculated on the offered certificates assuming each month has 30 days and each year has 360 days.

Collection Period	With respect to any distribution date, the period commencing on the day immediately following the determination date in the month preceding the month in which the applicable distribution date occurs (or, in the case of the distribution date occurring in September 2017, with respect to any particular mortgage loan, beginning on the day after the cut-off date) and ending on and including the determination date in the month in which the applicable distribution date occurs.

Assumed Final Distribution Date	Class A-1	July 2022
	Class A-2	July 2022
	Class A-3	June 2027
	Class A-4	July 2027
	Class A-AB	March 2027
	Class X-A	July 2027
	Class X-B	July 2027
	Class X-C	July 2027
	Class A-S	July 2027
	Class B	July 2027
	Class C	July 2027

The assumed final distribution date for each class of offered certificates is the date on which that class is expected to be paid in full (or, in the case of each class of the Class X-A, Class X-B and Class X-C certificates, the date on which the related notional amount is reduced to zero), assuming no delinquencies, losses, modifications, extensions or accelerations of maturity dates, repurchases or prepayments of the mortgage loans after the initial issuance of the offered certificates (other than the assumed repayment of a mortgage loan on any anticipated repayment date for such mortgage loan).

Rated Final Distribution Date	As to each class of offered certificates, the distribution date in August 2050.

Transaction Overview

General	On the closing date, each sponsor will sell its respective mortgage loans to the depositor, which will in turn deposit the mortgage loans into the issuing entity, a New York common law trust created on the closing date. The issuing entity will be formed pursuant to a pooling and servicing agreement, to be entered into between the depositor, the master servicer, the special servicer, the certificate administrator, the trustee, the operating advisor and the asset representations reviewer.

The transfers of the mortgage loans from the sponsors to the depositor and from the depositor to the issuing entity in exchange for the certificates, as well as the sales of the offered certificates by the depositor to the underwriters and by the underwriters to investors that purchase from them, are illustrated below:

The foregoing illustration does not take into account sales of the VRR Interest or any of the non-vertically retained certificates other than the offered certificates.

The Certificates

The Offered Certificates

A. General	We are offering the following classes of commercial mortgage pass-through certificates as part of Series 2017-CD5:

●	Class A-1

●	Class A-2

●	Class A-3

●	Class A-4

●	Class A-AB

●	Class X-A

●	Class X-B

●	Class X-C

●	Class A-S

●	Class B

●	Class C

Upon initial issuance, the Series 2017-CD5 certificates will consist of the above classes, together with the following classes that are not being offered by this prospectus: the Class X-D, Class X-E, Class D, Class E, Class F, Class G and Class R certificates and the VRR Interest. The offered certificates, together with the Class X-D, Class X-E, Class D, Class E, Class F, Class G and Class R certificates, are collectively referred to in this prospectus as the “non-vertically retained certificates.” The non-vertically retained certificates (other than the Class X-A, Class X-B, Class X-C, Class X-D, Class X-E and Class R certificates) are collectively referred to in this prospectus as the “non-vertically retained principal balance certificates.” The non-vertically retained principal balance certificates and the VRR Interest are collectively referred to in this prospectus as the “principal balance certificates”.

B. Certificate Balances
or Notional Amounts	Each class of the offered certificates will have the approximate initial certificate balance (or notional amount, in the case of each class of the Class X-A, Class X-B and Class X-C certificates) set forth in the table under “Certificate Summary” in this prospectus, which certificate balance (or notional amount) may vary up to 5% on the closing date.

The certificate balance of any class of certificates (other than the Class X-A, Class X-B, Class X-C, Class X-D, Class X-E and Class R certificates) outstanding at any time represents the maximum amount that its holders are entitled to receive at such time as distributions allocable to principal from the cash flow on the mortgage loans and the other assets in the issuing entity, subject to reduction as described below in this “—The Certificates—The Offered Certificates” section.

See “Description of the Certificates—General” in this prospectus.

C. Pass-Through Rates	Each class of the offered certificates will accrue interest at an annual rate called a pass-through rate on the basis of a 360-day year consisting of twelve 30-day months or a “30/360 basis.” The approximate initial pass-through rate for each class of offered certificates is set forth in the table under “Certificate Summary” in this prospectus.

The pass-through rate of each class of offered certificates (other than the Class X-A, Class X-B and Class X-C certificates) will generally be equal to one of (i) a fixed per annum rate, (ii) the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as in effect from time to time, (iii) a rate equal to the lesser of a specified per annum rate and the weighted average rate specified in clause (ii), or (iv) the weighted average rate specified in clause (ii) less a specified percentage, but no less than 0.000%, as described in this prospectus.

The pass-through rate of the Class X-A certificates will generally be a per annum rate equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as in effect from time to time, over (ii) the weighted average of the pass-through rates of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB and Class A-S certificates as in effect from time to time, as described in this prospectus.

The pass-through rate of the Class X-B certificates will generally be a per annum rate equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as in effect from time to time, over (ii) the pass-through rate of the Class B certificates as in effect from time to time, as described in this prospectus.

The pass-through rate of the Class X-C certificates will generally be a per annum rate equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as in effect from time to time, over (ii) the pass-through rate of the Class C certificates as in effect from time to time, as described in this prospectus.

For purposes of calculating the pass-through rate on any class of certificates that has a pass-through rate limited by, equal to or based on the weighted average of the net mortgage interest rates on the mortgage loans:

●	the mortgage loan interest rates will not reflect any default interest rate, any rate increase occurring after an anticipated repayment date (if applicable), any loan term modifications agreed to by the master servicer, an outside servicer, the special servicer or an outside special servicer or any modifications resulting from a borrower’s bankruptcy or insolvency; and

●	with respect to each mortgage loan that accrues interest on the basis of the actual number of days in a month, assuming a 360-day year, the related mortgage loan interest rate (net of the administrative fee rate) for any month that is not a 30-day month will be recalculated so that the amount of interest that would accrue at that rate in that month, calculated on a 30/360 basis, will equal the amount of net interest that actually accrues on that mortgage loan in that month, adjusted for any withheld amounts and/or closing date deposits as described under “Description of the Certificates—Distributions” and “The Pooling and Servicing Agreement—Accounts” in this prospectus.

See “Description of the Certificates—Distributions—Priority of Distributions”, “—Distributions—Pass-Through Rates” and “—Distributions—Interest Distribution Amount”in this prospectus.

D. Servicing and
Administration Fees	The master servicer and the special servicer are entitled to a master servicing fee and a special servicing fee, respectively, generally from the interest payments on the mortgage loans (or any serviced loan combinations, if applicable) in the case of the master servicer, and from the collection account in the case of the special servicer; provided, that the special servicer for this securitization transaction (acting in such capacity) will not receive any special servicing fee with respect to any outside serviced mortgage loan. The master servicing fee for each distribution date will generally be calculated based on: (i) the outstanding principal balance of each mortgage loan in the issuing entity and each serviced companion loan and any successor REO loan; and (ii) the related master servicing fee rate, which includes any sub-servicing fee rate and primary servicing fee rate and ranges on a loan-by-loan basis from 0.00250% to 0.05125% per annum. For presentation purposes, the master servicing fee rate includes, with respect to an outside serviced mortgage loan, the primary servicing fee rate payable to the outside servicer.

The master servicer and the special servicer are also entitled to additional fees and amounts, including income on the amounts held in permitted investments to the extent specified in this prospectus and the pooling and servicing agreement.

The special servicing fee for each distribution date is generally calculated based on the outstanding principal balance of each specially serviced loan or REO loan (that is not part of an outside serviced loan combination) and the special servicing fee rate, which is equal to the greater of 0.25% per annum and the rate that would result in a special servicing fee of $5,000 for the related month.

In addition, the special servicer is entitled to (a) liquidation fees from (and generally calculated at a rate of 1.0%, or such lower rate as would not result in a liquidation fee that is more than $1,000,000, applied to) the recovery of liquidation proceeds, insurance proceeds, condemnation proceeds and other payments in connection with a full or discounted payoff of (or an unscheduled partial payment in connection with a workout with respect to) a specially serviced loan or REO loan (that is not part of an outside serviced loan combination), subject to a minimum liquidation fee of $25,000, and (b) workout fees from (and generally calculated at a rate of 1.0%, or such lower rate as would not result in a workout fee that is more than $1,000,000, applied to) collections on any mortgage loan or companion loan serviced under the pooling and servicing agreement for this securitization transaction, that had previously been a specially serviced loan, but had been worked out, subject to a minimum workout fee of $25,000, in each case net of certain amounts and calculated as further described under “The Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” in this prospectus.

With respect to each of the outside serviced mortgage loans set forth in the table below, the outside servicer under the outside servicing agreement governing the servicing of that loan will, or is expected to, be entitled to a primary servicing fee equal to a per annum rate (which includes any applicable sub-servicing fee rate) set forth in the table below, and the outside special servicer under the related outside servicing agreement will, or is expected to, be entitled to a special servicing fee at a rate equal to the per annum rate, as well as a workout fee and liquidation fee at the respective percentages, set forth below. In addition, each party to the outside servicing agreement governing the servicing of an outside serviced loan combination will, or is expected to, be entitled to receive other fees and reimbursements with respect to each outside serviced mortgage loan in amounts, from sources, and at frequencies, that are similar, but not necessarily identical, to those described above and, in certain cases (for example, with respect to unreimbursed special servicing fees and servicing advances with respect to the subject outside serviced loan combination), such amounts will be reimbursable from general collections on the mortgage loans in this securitization to the extent that such amounts are (i) not recoverable from the subject outside serviced loan combination and (ii) allocable to the related outside serviced mortgage loan pursuant to the related co-lender agreement. See “Description of the Mortgage Pool—The Loan Combinations” and “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans” and “—Servicing and Other Compensation and Payment of Expenses—Fees and Expenses” (including the fee and expenses table and the related footnotes contained under that heading).

Outside Serviced Mortgage Loan Fees

Mortgaged Property Name	Servicing of Loan Combination	Outside (Primary) Servicer Fee Rate (per annum)(1)	Outside Special Servicer Fee Rate (expressed as a % per annum)(2)	Outside Workout Fee Rate(2)	Outside Liquidation Fee Rate(2)
General Motors Building	Outside Serviced	0.00125%	0.05%	0.15%	0.15%
Olympic Tower	Outside Serviced	0.00125%	0.25%	0.50%	0.50%
245 Park Avenue	Outside Serviced	0.00125%	0.25%	0.50%	0.50%
Starwood Capital Group Hotel Portfolio	Outside Serviced	0.00250%	0.25%	1.0%	1.0%
Gurnee Mills	Outside Serviced	0.00250%	0.25%	1.0%	1.0%

(1)	Includes any applicable sub-servicing fee rate.

(2)	Subject to such limitations and minimum thresholds as may be provided in the related outside servicing agreement. See “The Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Fees and Expenses” (including the table titled “Outside Serviced Mortgage Loan Fees” and the related footnotes (if any) to that table).

The operating advisor is entitled to a fee from general collections on the mortgage loans for each distribution date, calculated based on the outstanding principal balance of each mortgage loan in the issuing entity and each successor REO loan and the operating advisor fee rate of (i) 0.00277% per annum with respect to each mortgage loan other than the mortgage loans secured by the mortgaged properties or portfolio of mortgaged properties identified on Annex A to this prospectus as Brookwood Self Storage LA-MS Portfolio and IGT Reno, respectively, (ii) 0.00777% per annum with respect to the Brookwood Self Storage LA-MS Portfolio mortgage loan, and (iii) 0.00944% per annum with respect to the IGT Reno mortgage loan. The operating advisor is also entitled to a consulting fee with respect to each major decision as to which the operating advisor has consultation rights, which will be a fee for each such major decision equal to $10,000 or such lesser amount as the related borrower actually pays in respect of operating advisor consulting fees with respect to the subject serviced mortgage loan (or serviced loan combination, if applicable).

The asset representations reviewer will be entitled to an upfront fee of $5,000 on the closing date to be paid by the sponsors. Upon the completion of any asset review with respect to each delinquent loan, the asset representations reviewer will be entitled to a per loan fee in an amount described in “The Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Asset Representations Reviewer Compensation”.

Each party to the pooling and servicing agreement will also be entitled to be reimbursed by the issuing entity for costs, expenses and liabilities borne by them in certain circumstances. Fees and expenses payable by the issuing entity to any party to the pooling and servicing agreement are generally payable prior to any distributions to certificateholders.

Additionally, with respect to each distribution date, an amount equal to the product of 0.00050% per annum multiplied by the outstanding principal amount of each mortgage loan and any REO loan will be payable to CRE Finance Council® (“CREFC®”) as an intellectual property royalty license fee for use of their names and trademarks, including in the investor reporting package. This fee will be payable prior to any distributions to certificateholders.

The fees of the trustee and the certificate administrator will be payable monthly from general collections on the mortgage loans for each distribution date, calculated on the outstanding principal balance of the pool of mortgage loans in the issuing entity and the combined trustee/certificate administrator fee rate of 0.00700% per annum.

Each of the master servicing fee, the special servicing fee, the operating advisor fee, the CREFC® intellectual property royalty license fee and the trustee/certificate administrator fee will be calculated on the same interest accrual basis as the related mortgage loan (or any related serviced companion loan, as applicable) and prorated for any partial period. See “The Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” in this prospectus.

The administrative fee rate will be the sum of the master servicing fee rate (which, with respect to each outside serviced mortgage loan, includes the per annum servicing fee rate payable to the outside servicer), the operating advisor fee rate, the CREFC® intellectual property royalty license fee rate and the trustee/certificate administrator fee rate and is set forth on Annex A to this prospectus for each mortgage loan.

The master servicing fees, the special servicing fees, the liquidation fees, the workout fees, the operating advisor fees, the CREFC® intellectual property royalty license fee and the trustee/certificate administrator fees, including any such fees payable with respect to the outside serviced mortgage loans, will be paid prior to distributions to certificateholders of the available distribution amount as described under “The Pooling and Servicing Agreement—Withdrawals from the Collection Account” and “Description of the Certificates—Distributions—Method, Timing and Amount” in this prospectus.

Also, see “The Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” and “—Servicing of the Outside Serviced Mortgage Loans” in this prospectus.

See “The Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” and “—Limitation on Liability; Indemnification”. See also “The Pooling and Servicing Agreement—Withdrawals from the Collection Account” and “Description of the Certificates—Distributions—Method, Timing and Amount”.

Distributions

A. Allocation Between VRR
Interest and Non-Vertically
Retained Certificates	The aggregate amount available for distribution to holders of the certificates (including the VRR Interest) on each distribution date will be: (i) the gross amount of interest, principal, yield maintenance charges and prepayment premiums collected with respect to the mortgage loans in the applicable one-month collection period, net of specified expenses of the issuing entity, including fees payable therefrom to, and losses, liabilities, advances, costs and expenses reimbursable or indemnifiable therefrom to, the master servicer, the special servicer, the certificate administrator, the trustee, the operating advisor, the asset representations reviewer and CREFC; and (ii) allocated to amounts available for distribution to the holders of the VRR Interest, on the one hand, and amounts available for distribution to the holders of the non-vertically retained certificates, on the other hand. On each distribution date, the portion of such aggregate available funds allocable to: (a) the VRR Interest will be the product of such aggregate available funds multiplied by a fraction, expressed as a percentage, the numerator of which is the initial certificate balance of the VRR Interest, and the denominator of which is the aggregate initial certificate balance of all of the classes of principal balance certificates; and (b) the non-vertically retained certificates will at all times be the product of such aggregate available funds multiplied by the difference between 100% and the percentage referenced in clause (a). With respect to each of the VRR Interest and the non-vertically retained certificates, the applicable percentage referred to in the preceding sentence is referred to in this prospectus as its/their “percentage allocation entitlement”.

B. Amount and Order of
Distributions	On each distribution date, funds available for distribution to the holders of the non-vertically retained certificates (exclusive of any portion thereof that represents the related percentage allocation entitlement of (i) any yield maintenance charges and prepayment premiums and/or (ii) certain excess interest accrued after the related anticipated repayment date on any mortgage loan with an anticipated repayment date) (“non-vertically retained available funds”) will be distributed in the following amounts and order of priority:

First: Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A, Class X-B, Class X-C, Class X-D and Class X-E certificates: to interest on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A, Class X-B, Class X-C, Class X-D and Class X-E certificates, up to, and pro rata in accordance with, their respective interest entitlements.

Second: Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates: to the extent of non-vertically retained available funds allocable to principal received or advanced on the mortgage loans:

(A)	to principal on the Class A-AB certificates until their certificate balance has been reduced to the Class A-AB scheduled principal balance set forth on Annex F to this prospectus for the relevant distribution date;

(B)	to principal on the Class A-1 certificates until their certificate balance has been reduced to zero, all remaining funds available for distribution of principal remaining after the distributions pursuant to clause (A) above;

(C)	to principal on the Class A-2 certificates until their certificate balance has been reduced to zero, all remaining funds available for distribution of principal remaining after the distributions pursuant to clauses (A) and (B) above;

(D)	to principal on the Class A-3 certificates until their certificate balance has been reduced to zero, all remaining funds available for distribution of principal remaining after the distributions pursuant to clauses (A) through (C) above;

(E)	to principal on the Class A-4 certificates until their certificate balance has been reduced to zero, all remaining funds available for distribution of principal remaining after the distributions pursuant to clauses (A) through (D) above; and

(F)	to principal on the Class A-AB certificates until their certificate balance has been reduced to zero, all remaining funds available for distribution of principal remaining after the distributions pursuant to clauses (A) through (E) above.

However, if the certificate balances of each and every class of the Class A-S, Class B, Class C, Class D, Class E, Class F and Class G certificates have been reduced to zero as a result of the allocation of mortgage loan losses (and other unanticipated expenses) to those certificates, non-vertically retained available funds allocable to principal will be distributed to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates, pro rata, based on their respective certificate balances and without regard to the Class A-AB scheduled principal balance.

Third: Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates: to reimburse the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates, pro rata, based on the aggregate unreimbursed losses, for any unreimbursed losses on the mortgage loans that were previously allocated to reduce the certificate balances of those classes, together with interest.

Fourth: Class A-S certificates: (a) to interest on the Class A-S certificates in the amount of their interest entitlement; (b) to the extent of non-vertically retained available funds allocable to principal remaining after distributions in respect of principal to each class with a higher principal payment priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates), to principal on the Class A-S certificates until their certificate balance has been reduced to zero; and (c) to reimburse the Class A-S certificates for any unreimbursed losses on the mortgage loans that were previously allocated to reduce the certificate balance of those certificates, together with interest.

Fifth: Class B certificates: (a) to interest on the Class B certificates in the amount of their interest entitlement; (b) to the extent of non-vertically retained available funds allocable to principal remaining after distributions in respect of principal to each class with a higher principal payment priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB and Class A-S certificates), to principal on the Class B certificates until their certificate balance has been reduced to zero; and (c) to reimburse the Class B certificates for any unreimbursed losses on the mortgage loans that were previously allocated to reduce the certificate balance of those certificates, together with interest.

Sixth: Class C certificates: (a) to interest on the Class C certificates in the amount of their interest entitlement; (b) to the extent of non-vertically retained available funds allocable to principal remaining after distributions in respect of principal to each class with a higher principal payment priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S and Class B certificates), to principal on the Class C certificates until their certificate balance has been reduced to zero; and (c) to reimburse the Class C certificates for any unreimbursed losses on the mortgage loans that were previously allocated to reduce the certificate balance of those certificates, together with interest.

Seventh: Non-offered certificates: in the amounts and order of priority described in “Description of the Certificates—Distributions—Priority of Distributions” in this prospectus.

For more information, see “Description of the Certificates—Distributions—Priority of Distributions” in this prospectus.

C. Interest and Principal
Entitlements	A description of the interest entitlement of each class of interest-bearing certificates, including the VRR Interest, can be found in “Description of the Certificates—Distributions—Interest Distribution Amount”, “—Distributions—Priority of Distributions” and “Credit Risk Retention—The VRR Interest—Priority of Distributions on the VRR Interest” in this prospectus. As described in those sections, there are circumstances in which your interest entitlement for a distribution date could be less than one full month’s interest at the related pass-through rate on your certificate’s principal amount or notional amount.

A description of the amount of principal required to be distributed to the classes of certificates entitled to principal on a particular distribution date also can be found in “Description of the Certificates—Distributions—Principal Distribution Amount” and “—Distributions—Priority of Distributions” in this prospectus.

D. Yield Maintenance Charges and
Prepayment Premiums	Yield maintenance charges and prepayment premiums with respect to the mortgage loans will be allocated to the holders of the VRR Interest, on the one hand, and to the holders of the non-vertically retained certificates, on the other hand, in accordance with their respective percentage allocation entitlement as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums.” Yield maintenance charges and prepayment premiums with respect to the mortgage loans that are allocated to the non-vertically retained certificates will be further allocated as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”.

For information regarding yield maintenance charges with respect to the mortgage loans, see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Prepayment Provisions”.

E. Subordination, Allocation of
Losses and Certain Expenses	The amount available for distribution will be applied in the order described in “—Distributions—Amount and Order of Distributions” above.

The following chart generally sets forth the manner in which the payment rights of certain classes of non-vertically retained certificates will be senior or subordinate, as the case may be, to the payment rights of other classes of non-vertically retained certificates.

On any distribution date, the aggregate amount available for distributions on the certificates will be allocated between the VRR Interest and the non-vertically retained certificates in accordance with their respective percentage allocation entitlement, and principal and interest (other than excess interest that accrues on a mortgage loan that has an anticipated repayment date (if any)) allocated to the non-vertically retained certificates will be further allocated to the specified classes of those certificates in descending order (beginning with the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A, Class X-B, Class X-C, Class X-D and Class X-E certificates), in each case as set forth in the chart below. Certain payment rights between the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A, Class X-B, Class X-C, Class X-D and Class X-E certificates are more particularly described under “Description of the Certificates—Distributions” in this prospectus.

On any distribution date, mortgage loan losses will be allocated between the VRR Interest and non-vertically retained certificates in accordance with their respective percentage allocation entitlement, and the mortgage loan losses allocated to the non-vertically retained certificates will be further allocated to the specified classes of those certificates in ascending order (beginning with certain non-vertically retained certificates that are not being offered by this prospectus), in each case as set forth in the chart below.

*	Interest only certificates. No principal payments or realized loan losses in respect of principal will be allocated to the Class X-A, Class X-B, Class X-C, Class X-D and Class X-E certificates. However, mortgage loan losses will reduce the notional amounts of the Class X-A, Class X-B, Class X-C, Class X-D and Class X-E certificates, in each case, to the extent such losses reduce the certificate balance of a related class of principal balance certificates.

**	Other than the Class X-D, Class X-E and Class R certificates and the VRR Interest.

Principal losses on the mortgage loans allocated to a class of certificates will reduce the related certificate balance of that class. However, no such principal losses will be allocated to the Class X-A, Class X-B, Class X-C, Class X-D, Class X-E or Class R certificates, although loan losses will reduce the notional amount of the Class X-A certificates (to the extent such losses are allocated to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB or Class A-S certificates), the Class X-B certificates (to the extent such losses are allocated to the Class B certificates), the Class X-C certificates (to the extent such losses are allocated to the Class C certificates), the Class X-D certificates (to the extent such losses are allocated to the Class D certificates) and the Class X-E certificates (to the extent such losses are allocated to the Class E certificates), and, therefore, the amount of interest they accrue.

Credit enhancement will be provided solely by certain classes of subordinate non-vertically retained principal balance certificates that will be subordinate to certain classes of senior non-vertically retained certificates as described under “Description of the Certificates—Subordination; Allocation of Realized Losses”. No other form of credit enhancement will be available for the benefit of the holders of the offered certificates. The right to payment of holders of the VRR Interest is pro rata and pari passu with the right to payment of holders of the non-vertically retained certificates (as a collective whole), and as described above any losses incurred on the mortgage loans will be allocated between the VRR Interest, on the one hand, and the non-vertically retained certificates, on the other hand, pro rata in accordance with their respective percentage allocation entitlements.

Mortgage loan losses and principal payments, if any, on the mortgage loans that are allocated to a class of certificates having a certificate balance will reduce that certificate balance.

To the extent funds are available on a subsequent distribution date for distribution on your offered certificates, you will be reimbursed for any losses allocated to your offered certificates with interest at the pass-through rate on those offered certificates.

See “Description of the Certificates—Subordination; Allocation of Realized Losses” and “Credit Risk Retention—The VRR Interest—Allocation of VRR Realized Losses” for more detailed information regarding the subordination provisions applicable to the certificates and/or the allocation of losses to the certificates.

F. Shortfalls in Available Funds	The following types of shortfalls in available funds allocated to the non-vertically retained certificates will reduce distributions to the classes of non-vertically retained certificates with the lowest payment priorities:

●	shortfalls resulting from the payment of special servicing fees and other additional compensation that the special servicer or the outside special servicer, as applicable, is entitled to receive;

●	shortfalls resulting from the payment of asset representations reviewer asset review fees payable in connection with any asset review by the asset representations reviewer, to the extent not paid by the related sponsor;

●	shortfalls resulting from interest on advances made by the master servicer, the special servicer or the trustee, or an outside servicer, outside special servicer or outside trustee, as applicable (to the extent not covered by modification fees, late payment charges or default interest paid by the related borrower);

●	shortfalls resulting from the application of appraisal reductions to reduce interest advances;

●	shortfalls resulting from extraordinary expenses of the issuing entity including indemnification payments payable to the parties to the pooling and servicing agreement and the parties to any outside servicing agreement;

●	shortfalls resulting from a modification of a mortgage loan’s interest rate or principal balance; and

●	shortfalls resulting from other unanticipated or default-related expenses of the issuing entity.

In addition, prepayment interest shortfalls that are not covered by certain compensating interest payments made by the master servicer are required to be allocated between the VRR Interest, on the one hand, and the non-vertically retained certificates, on the other hand, in accordance with their respective percentage allocation entitlement. The prepayment interest shortfalls allocated to the non-vertically retained certificates are required to be further allocated between the classes of non-vertically retained certificates entitled to interest, on a pro rata basis, to reduce the amount of interest payable on each such class of certificates to the extent described in this prospectus. See “Description of the Certificates—Distributions—Priority of Distributions”.

Advances

A. Principal and Interest Advances	The master servicer is required to advance delinquent monthly debt service payments with respect to each mortgage loan (including any REO mortgage loan) in the issuing entity (including the outside serviced mortgage loans), unless it determines that the advance will be non-recoverable from collections on that mortgage loan. The master servicer will not be required to advance amounts deemed non-recoverable from related loan collections. The master servicer will not be required or permitted to make an advance for balloon payments, default interest, excess interest, any other interest in excess of a mortgage loan’s regular interest rate, prepayment premiums or yield maintenance charges or delinquent monthly debt service payments on the companion loan(s). The amount of the interest portion of any advance will be subject to reduction to the extent that an appraisal reduction amount exists with respect to the related mortgage loan (and with respect to any mortgage loan that is part of a loan combination, to the extent that such appraisal reduction amount is allocated to the related mortgage loan). There may be other circumstances in which the master servicer will not be required to advance a full month of principal and/or interest.

In the event that the master servicer fails to make any required advance, the trustee will be required to make that advance unless the trustee determines that the advance will be non-recoverable from related loan collections. See “The Pooling and Servicing Agreement—Advances”. If an advance is made, the master servicer will not advance its servicing fee, but will advance the trustee/certificate administrator fee, the operating advisor fee and the CREFC® intellectual property royalty license fee. The master servicer or trustee, as applicable, will be entitled to reimbursement from general collections on the mortgage loans for advances determined to be non-recoverable from related loan collections. This may result in losses on your certificates.

Neither the master servicer nor the trustee will make, or be permitted to make, any principal or interest advance with respect to any companion loan. The special servicer will have no obligation to make any principal or interest advances.

B. Property Protection Advances	The master servicer also may be required to make advances to pay delinquent real estate taxes and assessments, ground lease rent payments, condominium assessments, hazard insurance premiums and similar expenses necessary to protect and maintain the mortgaged property, to maintain the lien on the mortgaged property or enforce the related mortgage loan documents with respect to the serviced mortgage loans and any serviced companion loans, unless the advance is determined to be non-recoverable from related loan proceeds.

The special servicer will have no obligation to make any property protection advances (although it may, in its sole discretion, elect to make them in an emergency circumstance). If the special servicer makes a property protection advance, the master servicer will be required to reimburse the special servicer for that advance (unless the master servicer determines that the advance would be non-recoverable, in which case the advance will be reimbursed out of the collection account) and the master servicer will be deemed to have made that advance as of the date made by the special servicer.

In the event that the master servicer fails to make a required advance of this type, the trustee will be required to make that advance unless the trustee determines that the advance is non-recoverable from related loan collections. The master servicer is not required, but in certain circumstances is permitted, to advance amounts deemed non-recoverable from related loan collections. See “The Pooling and Servicing Agreement—Advances”. The master servicer, the special servicer or the trustee, as applicable, will be entitled to reimbursement from general collections on the mortgage loans for advances determined to be non-recoverable from related loan collections. This may result in losses on your certificates.

With respect to each outside serviced mortgage loan, the outside servicer (and the outside trustee, as applicable) under the outside servicing agreement governing the servicing of the related outside serviced loan combination will be required to make similar advances with respect to delinquent real estate taxes, assessments and hazard insurance premiums as described above.

C. Interest on Advances	The master servicer, the special servicer and the trustee, as applicable, will be entitled to interest on all advances as described in this prospectus. Interest accrued on outstanding advances may result in reductions in amounts otherwise payable on the certificates. No interest will accrue on advances with respect to principal or interest due on a mortgage loan until any grace period applicable to the scheduled monthly payment on that mortgage loan has expired.

The master servicer, the special servicer and the trustee will each be entitled to receive interest on advances they make at the prime rate, compounded annually. If the interest on an advance is not recovered from modification fees, default interest or late payments on the subject mortgage loan, a shortfall will result which will have the same effect as a liquidation loss on a defaulted mortgage loan.

See “Description of the Certificates—Subordination; Allocation of Realized Losses” and “The Pooling and Servicing Agreement—Advances”.

With respect to each outside serviced mortgage loan, the applicable makers of advances under the outside servicing agreement governing the servicing of the related outside serviced loan combination will similarly be entitled to interest on advances, and any accrued and unpaid interest on property protection advances made in respect of such outside serviced loan combination may be reimbursed from general collections on the other mortgage loans included in the issuing entity to the extent not recoverable from collections on the related outside serviced loan combination and to the extent allocable to the related outside serviced mortgage loan in accordance with the related co-lender agreement.

The Mortgage Pool

General	The issuing entity’s primary assets will be 48 fixed rate commercial mortgage loans, with an aggregate outstanding principal balance as of the cut-off date of $931,648,876. The mortgage loans are secured by first liens on various types of commercial and multifamily properties, located in 28 states. See “Risk Factors—Commercial and Multifamily Lending Is Dependent on Net Operating Income; Information May Be Limited or Uncertain”.

Fee Simple / Leasehold	One hundred twenty six (126) mortgaged properties, collectively securing approximately 83.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are each subject to a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on a fee simple estate in the entire related mortgaged property. For purposes of this prospectus, an encumbered interest will be characterized as a “fee interest” and not a leasehold interest if (i) the borrower has a fee interest in all or substantially all of the mortgaged property, or (ii) the mortgage loan is secured by the borrower’s leasehold interest in the mortgaged property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related mortgaged property.

One (1) mortgaged property, securing approximately 2.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, is subject to a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on (x) one or more leasehold interests in a portion of the related mortgaged property and (y) one or more fee interests in the remaining portion of the related mortgaged property.

Seven (7) mortgaged properties, collectively securing approximately 14.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are each subject to a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on the related borrower’s leasehold interest in the related mortgaged property.

See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Leasehold Interests”.

The Loan Combinations	Seven (7) mortgage loans, collectively representing approximately 36.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are each part of a split loan structure (referred to as a “loan combination”) that is comprised of the subject mortgage loan (sometimes referred to as a “split mortgage loan”) and one or more related pari passu or subordinate companion loans (each referred to as a “companion loan”) that are held outside the issuing entity. The subject mortgage loan and its related companion loan(s) comprising any particular loan combination are: (i) each evidenced by one or more separate promissory notes; (ii) obligations of the same borrower(s); (iii) cross-defaulted; and (iv) collectively secured by the same mortgage(s) and/or deed(s) of trust encumbering the related mortgaged property or portfolio of mortgaged properties.

A companion loan may be pari passu in right of payment with, or subordinate in right of payment to, the related mortgage loan. In connection therewith:

●	If a companion loan is pari passu in right of payment with the related split mortgage loan, then such companion loan would constitute a

“pari passu companion loan” and the related loan combination would constitute a “pari passu loan combination”.

●	If a companion loan is subordinate in right of payment to the related split mortgage loan, then such companion loan would constitute a “subordinate companion loan” and the related loan combination would constitute an “AB loan combination”.

●	If a loan combination includes both a pari passu companion loan and a subordinate companion loan, the discussions in this prospectus regarding both pari passu loan combinations and AB loan combinations will apply to such loan combination.

The identity of, and certain other information regarding, the loan combinations related to this securitization transaction are set forth in the following table:

Loan Combination Summary(1)

Mortgaged Property Name	Mortgage Loan Seller(s)	Mortgage Loan Cut-off Date Balance	Mortgage Loan as Approx. % of Initial Pool Balance	Aggregate Pari Passu Companion Loan Cut-off Date Balance	Aggregate Subordinate Companion Loan Cut-off Date Balance	Loan Combination Cut-off Date Balance	Servicing of Loan Combination	Controlling Note Included in Issuing Entity (Y/N)
General Motors Building	CGMRC / GACC	$100,000,000	10.7%	$1,370,000,000	$830,000,000	$2,300,000,000	Outside Serviced	N
Olympic Tower	GACC	$60,000,000	6.4%	$551,000,000	$149,000,000	$760,000,000	Outside Serviced	N
245 Park Avenue	GACC	$51,250,000	5.5%	$1,028,750,000	$120,000,000	$1,200,000,000	Outside Serviced	N
Starwood Capital Group Hotel Portfolio	GACC	$40,000,000	4.3%	$537,270,000	N/A	$577,270,000	Outside Serviced	N
Brookwood Self Storage LA-MS Portfolio	CREFI	$40,000,000	4.3%	$40,000,000	N/A	$80,000,000	Serviced	Y
IGT Reno	CREFI	$30,000,000	3.2%	$50,000,000	N/A	$80,000,000	Serviced	Y
Gurnee Mills	GACC	$19,715,907	2.1%	$251,377,818	N/A	$271,093,725	Outside Serviced	N

(1)	See “Description of the Mortgage Pool—The Loan Combinations—General” for further information with respect to each loan combination, the related companion loans and the identity of the holders thereof.

With respect to any mortgage loan that is part of a loan combination, the loan-to-value ratio, debt service coverage ratio and debt yield have been calculated based on both that mortgage loan and any related pari passu companion loan(s), but without regard to any related subordinate companion loan(s), unless otherwise indicated.

Each of the Brookwood Self Storage LA-MS Portfolio loan combination and the IGT Reno loan combination will be serviced by the master servicer and the special servicer pursuant to the pooling and servicing agreement for this transaction.

The outside serviced mortgage loans will be serviced and administered pursuant to a servicing agreement for the securitization of one or more related companion loans. The identity of, and certain other items of information regarding, the mortgage loans that will be outside serviced mortgage loans are set forth in the table under “—Relevant Parties—Outside Servicers, Outside Special Servicers, Outside Trustees and Outside Custodians” above. See “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans”.

In the case of any loan combination, the allocation of payments to the subject mortgage loan and its related companion loan(s), whether on a senior/subordinated or a pari passu basis (or some combination thereof), is generally effected through a co-lender agreement, intercreditor agreement, agreement among noteholders or comparable agreement to which the respective holders of the subject promissory notes are parties (any such agreement being referred to in this prospectus as a “co-lender agreement”). That co-lender agreement will govern the relative rights and obligations of such holders and, in connection therewith, will provide that one of those holders will be the “controlling note holder” entitled (directly or through a representative) to (i) approve or direct material servicing decisions involving the related loan combination (while the remaining such holder(s) generally are only entitled to non-binding consultation rights in such regard) and (ii) in some cases, replace the special servicer with respect to the related loan combination with or without cause. In addition, that co-lender agreement will designate whether servicing of the related loan combination is to be governed by the pooling and servicing agreement for this securitization or the servicing agreement for a securitization involving a related companion loan or portion thereof.

For more information regarding the loan combination(s), see “Description of the Mortgage Pool—The Loan Combinations” and “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans”. Also, see “Significant Loan Summaries” in Annex B to this prospectus.

Each outside controlling class representative and each holder of a companion loan may have interests in conflict with those of the holders of the offered certificates. See “Risk Factors—Potential Conflicts of Interest of a Directing Holder, any Outside Controlling Class Representative and any Companion Loan Holder”, “—Realization on a Mortgage Loan That Is Part of a Serviced Loan Combination May Be Adversely Affected by the Rights of the Related Serviced Companion Loan Holder” and “—Rights of any Outside Controlling Class Representative or Other Controlling Note Holder with Respect to an Outside Serviced Loan Combination Could Adversely Affect Your Investment”.

There are no serviced AB loan combinations, serviced outside controlled loan combinations or servicing shift loan combinations related to this securitization transaction and, therefore, all references in this prospectus to “serviced AB loan combinations”, “serviced outside controlled loan combinations”, “servicing shift loan combinations” or any related terms should be disregarded.

Additional Characteristics

of the Mortgage Loans	The following table sets forth certain anticipated approximate characteristics of the pool of mortgage loans as of the cut-off date (unless otherwise indicated).

Cut-off Date Mortgage Loan Characteristics

All Mortgage Loans
Initial Pool Balance(1)	$931,648,876
Number of Mortgage Loans	48
Number of Mortgaged Properties	134
Number of Crossed Groups	0
Crossed Groups as a percentage of Initial Pool Balance	0.00%
Range of Cut-off Date Balances	$1,864,602 to $100,000,000
Average Cut-off Date Balance	$19,409,352
Range of Mortgage Rates	3.43000% to 4.90000%
Weighted Average Mortgage Rate	4.20983%
Range of original terms to Maturity Date/ARD	60 months to 120 months
Weighted average original term to Maturity Date/ARD	115 months
Range of Cut-off Date remaining terms to Maturity Date/ARD	59 months to 120 months
Weighted average Cut-off Date remaining term to Maturity Date/ARD	113 months
Range of original amortization terms(2)	106 months to 360 months
Weighted average original amortization term(2)	348 months
Range of remaining amortization terms(2)	104 months to 360 months
Weighted average remaining amortization term(2)	348 months
Range of Cut-off Date LTV Ratios(3)(4)	27.2% to 74.9%
Weighted average Cut-off Date LTV Ratio(3)(4)	54.6%
Range of Maturity Date/ARD LTV Ratios(3)(4)	0.1% to 69.1%
Weighted average Maturity Date/ARD LTV Ratio(3)(4)	49.2%
Range of UW NCF DSCR(3)(5)(6)	1.24x to 4.33x
Weighted average UW NCF DSCR(3)(5)(6)	2.25x
Range of Debt Yield on Underwritten NOI(3)(7)	7.4% to 22.2%
Weighted average Debt Yield on Underwritten NOI(3)(7)	11.7%
Percentage of Initial Pool Balance consisting of:
Interest Only	41.7%
Interest Only then Amortizing Balloon	39.1%
Amortizing Balloon	18.0%
Fully Amortizing	1.3%
Percentage of Initial Pool Balance consisting of:
Mortgaged Properties with single tenants	8.9%
Mortgage Loans with only subordinate debt	10.7%
Mortgage Loans with only mezzanine debt	10.8%
Mortgage Loans with mezzanine debt and subordinate debt	11.9%

(1)	Subject to a permitted variance of plus or minus 5%.

(2)	Does not include any mortgage loan that pays interest-only until its maturity date or anticipated repayment date.

(3)	With respect to each mortgage loan that is part of a loan combination, the Cut-off Date LTV Ratio, Maturity Date/ARD LTV Ratio, UW NCF DSCR and Debt Yield on Underwritten NOI are calculated based on both that mortgage loan and any related pari passu companion loan(s), but without regard to any related subordinate companion loan(s), unless otherwise indicated. Other than as specifically noted, the Cut-off Date LTV Ratio, Maturity Date/ARD LTV Ratio, UW NCF DSCR and Debt Yield on Underwritten NOI information for each mortgage loan is presented in this prospectus without regard to any other indebtedness (whether or not secured by the related mortgaged property, ownership interests in the related borrower or otherwise) that currently exists or that may be incurred by the related borrower or its owners in the future.

(4)	The Cut-off Date LTV Ratio and Maturity Date/ARD LTV Ratio for each mortgage loan are generally based on the “as-is” appraised values (as set forth on Annex A to this prospectus) of the related mortgaged properties, provided that (i) the “as-is” appraised value for a portfolio of mortgaged properties may include a premium relating to the valuation of the portfolio of mortgaged properties as a whole rather than as the sum of individually valued mortgaged properties (ii) such loan-to-value ratios may be (x) based on “as-stabilized” or similar values for a mortgaged property in certain cases where the completion of certain hypothetical conditions or other events at the mortgaged property are assumed and/or where reserves have been established at origination to satisfy the applicable condition or event that is expected to occur, (y) based on the “as-is” appraised value for a mortgaged property plus a property improvement reserve, which has been established at origination of the related mortgage loan, or (z) calculated based on the cut-off date balance or balloon balance, as applicable, net of a related earnout or holdback reserve, in each case as further described in the definitions of “Appraised Value”, “Cut-off Date LTV Ratio” and “Maturity Date/ARD LTV Ratio” under “Description of the Mortgage Pool—Certain Calculations and Definitions”. In addition, the “as-is” appraised values (as set forth on Annex A to this prospectus) of certain mortgaged properties have been adjusted based on certain assumptions (or extraordinary assumptions) including that certain hypothetical conditions have been satisfied or that certain budgeted costs for pending renovations are fully escrowed, as further described in the definition of “Appraised Value” under “Description of the Mortgage Pool—Certain Calculations and Definitions”. The weighted average Cut-off Date LTV Ratio and Maturity Date/ARD LTV Ratio for the mortgage pool using only unadjusted “as-is” appraised values and the cut-off date balance or balloon balance (as applicable) of each mortgage loan, and without regard to portfolio premiums or making any of the adjustments and/or assumptions described in the definitions of “Appraised Value”, “Cut-off Date LTV Ratio” and/or “Maturity Date/ARD LTV Ratio” under “Description of the Mortgage Pool—Certain Calculations and Definitions”, are 55.6% and 50.0%, respectively.

(5)	The UW NCF DSCR for each mortgage loan is generally calculated by dividing the underwritten net cash flow for the related mortgaged property or mortgaged properties by the annual debt service for such mortgage loan, as adjusted in the case of mortgage loans with a partial interest only period by using the first 12 amortizing payments due instead of the actual interest only payment due; provided, that with respect to any mortgage loan structured with an economic holdback reserve, the UW NCF DSCR for such mortgage loan may be calculated based on the annual debt service that would be in effect for such mortgage loan assuming that the related cut-off date balance is net of the related economic holdback reserve. See the definition of “UW NCF DSCR” under “Description of the Mortgage Pool—Certain Calculations and Definitions”.

(6)	With respect to the mortgage loan secured by the mortgaged property identified on Annex A to this prospectus as Midlink Business Park, representing approximately 4.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, which amortizes based on the non-standard amortization schedule set forth on Annex G to this prospectus, the UW NCF DSCR of such mortgage loan is calculated based on the aggregate debt service during the 12-month period commencing August 2017.

(7)	The Debt Yield on Underwritten NOI for each mortgage loan is generally calculated as the underwritten net operating income for the related mortgaged property or mortgaged properties divided by the related cut-off date balance of such mortgage loan, and the Debt Yield on Underwritten NCF for each mortgage loan is generally calculated as the underwritten net cash flow for the related mortgaged property or mortgaged properties divided by the related cut-off date balance of such mortgage loan; provided, that with respect to any mortgage loan with an earnout or economic holdback reserve, the Debt Yield on Underwritten NOI and Debt Yield on Underwritten NCF for such mortgage loan may be calculated based on the related cut-off date balance net of the related earnout or economic holdback reserve. See the definitions of “Debt Yield on Underwritten NOI” and “Debt Yield on Underwritten NCF” under “Description of the Mortgage Pool—Certain Calculations and Definitions”.

See “Description of the Mortgage Pool—Certain Calculations and Definitions” for important general and specific information regarding the manner of calculation of the underwritten debt service coverage ratios, underwritten debt yield ratios and loan-to-value ratios.

All of the mortgage loans accrue interest on an actual/360 basis.

Except as specifically provided in this prospectus, various information presented in this prospectus is subject to the following general conventions:

●	with respect to any mortgage loan that is part of a loan combination, information regarding loan-to-value ratios, debt service coverage ratios, debt yields and cut-off date balances per net rentable square foot, room or unit, as applicable, is calculated including the principal balance and debt service payment of the related pari passu companion loan(s), but (unless otherwise indicated) is calculated excluding the principal balance and debt service payment of any related subordinate companion loan(s) (or any other subordinate debt encumbering the related mortgaged property or any related mezzanine debt or preferred equity);

●	unless otherwise indicated (including in the prior bullet), the loan-to-value ratio, the debt service coverage ratio, debt yield and mortgage rate information for each mortgage loan is presented in this prospectus without regard to any other indebtedness (whether or not secured by the related mortgaged property, ownership interests in the related borrower or otherwise) that currently exists or that may be incurred by the related borrower or its owners in the future, in order to present statistics for the related mortgage loan without combination with the other indebtedness;

●	the sum of the numerical data in any column in a table may not equal the indicated total due to rounding;

●	unless otherwise indicated, all figures and percentages presented in this prospectus are calculated as described under “Description of the Mortgage Pool—Certain Calculations and Definitions” and, unless otherwise indicated, such figures and percentages are approximate and in each case, unless the context indicates otherwise, represent the indicated figure or percentage of the aggregate principal balance of the pool of mortgage loans as of the cut-off date;

●	the descriptions in this prospectus of the mortgage loans and the mortgaged properties are based upon the mortgage pool as it is expected to be constituted as of the cut-off date, assuming that (i) all scheduled principal and interest payments due on or before the cut-off date will be made, (ii) there are no defaults, delinquencies or prepayments on, or modifications of, any mortgage loan or the companion loan(s) on or prior to the cut-off date, and (iii) each mortgage loan with an anticipated repayment date (if any) is paid in full on its related anticipated repayment date;

●	when information presented in this prospectus with respect to the mortgaged properties is expressed as a percentage of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, if a mortgage loan is secured by more than one (1) mortgaged property, the percentages are based on an allocated loan amount that has been assigned to each of the related mortgaged properties based upon one or more of the related appraised values, the relative underwritten net cash flow or prior allocations reflected in the related mortgage loan documents as set forth on Annex A to this prospectus;

●	in general, when a mortgage loan is cross-collateralized and cross-defaulted with one or more other mortgage loans, we present loan-to-value ratio, debt service coverage ratio and debt yield information for the cross-collateralized group on an aggregate basis in the manner described in this prospectus; on an individual basis, without regard to the cross-collateralization feature, any mortgage loan that is part of a cross-collateralized group of mortgage loans may have a higher loan-to-value ratio, lower debt service coverage ratio and/or lower debt yield than is presented in this prospectus; and

●	for purposes of the presentation of information in this prospectus, certain loan-to-value ratio, appraised value, debt yield, debt service coverage ratio and/or cut-off date balance information or other underwritten statistics may be based on certain adjustments, assumptions and/or estimates, as further described under “Description of the Mortgage Pool—Certain Calculations and Definitions” and “—Statistical Characteristics of the Mortgage Loans”.

For further information regarding the Mortgage Loans, see “Description of the Mortgage Pool”.

Modified and Refinanced

Mortgage Loans	One (1) of the mortgage loans was a refinancing in whole or in part of a loan that was (or a refinancing of a temporary bridge loan that in turn refinanced a loan that was) in default at the time of refinancing or otherwise involved a discounted pay-off or provided acquisition financing for the related borrower’s purchase of the related mortgaged property at a foreclosure sale or after becoming REO, as described below:

●	With respect to the mortgage loan secured by the mortgaged property identified on Annex A to this prospectus as 5 Points Center, representing approximately 1.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, such mortgage loan refinanced a prior securitized mortgage loan which matured in May 2017, and was therefore in maturity default at the time of refinancing. A 30-day forbearance agreement was entered into with respect to the prior mortgage loan, which was repaid in full at the time the current mortgage loan was made.

See “Description of the Mortgage Pool—Default History, Bankruptcy Issues and Other Proceedings”.

Certain risks relating to bankruptcy proceedings are described in “Risk Factors—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans”.

Loans Underwritten Based on

Projections of Future Income	One (1) of the mortgaged properties, securing approximately 3.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, was acquired 12 months or less prior to the cut-off date and, therefore, has no or limited prior operating history and/or lacks historical financial figures and information.

Three (3) of the mortgaged properties, collectively securing approximately 3.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, were constructed or materially renovated 12 months or less prior to the cut-off date and, therefore, have no or limited prior operating history and/or lack historical financial figures and information.

One (1) of the mortgaged properties, securing approximately 0.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, is subject to a triple-net lease with the related sole tenant and therefore has no or limited operating history.

See “Description of the Mortgage Pool—Certain Calculations and Definitions” and “—Statistical Characteristics of the Mortgage Loans—Loans Underwritten Based on Projections of Future Income Resulting from Mortgaged Properties with Limited Prior Operating History”.

Certain Variances from

Underwriting Guidelines	Certain of the mortgage loans may vary from the underwriting guidelines described under “Transaction Parties—The Sponsors and the Mortgage Loan Sellers”.

Two (2) mortgage loans, collectively representing approximately 16.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, were each originated with one or more exceptions to the related sponsor’s or affiliated originator’s underwriting guidelines. See “Transaction Parties—The Originators—Citigroup Global Markets Realty Corp. and Citi Real Estate Funding Inc.—Exceptions to Underwriting Criteria” and “—The Originators—Deutsche Bank AG, acting through its New York Branch—Exceptions”.

Certain Mortgage Loans with Material

Lease Termination Options	Certain mortgage loans have material lease early termination options. See Annex B to this prospectus for information regarding material lease termination options for the major commercial tenants by base rent at the mortgaged properties securing the 15 largest mortgage loans (considering each crossed group as a single mortgage loan) by principal balance as of the cut-off date. Also, see “Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations” for information on material tenant lease expirations and early termination options.

Removal of Mortgage Loans

from the Mortgage Pool	Generally, a mortgage loan may only be removed from the mortgage pool as a result of (a) a repurchase or substitution by a sponsor for any mortgage loan for which it cannot remedy the material breach (or, in certain cases, a breach that is deemed to be material) or material document defect (or, in certain cases, a defect that is deemed to be material) affecting such mortgage loan under the circumstances described in this prospectus, (b) the exercise of a purchase option by a mezzanine lender, or the holder of a subordinate companion loan, in each case if any, or (c) a final disposition of a mortgage loan such as a payment in full or a sale of a defaulted mortgage loan or REO property. See “Risk Factors—Your Yield May Be Affected by Defaults, Prepayments and Other Factors”, “The Mortgage Loan Purchase Agreements—Cures, Repurchases and Substitutions”, “Description of the Mortgage Pool—The Loan Combinations” and “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties”.

Additional Aspects of the Certificates

Denominations	The offered certificates with certificate balances will be issued in minimum denominations of authorized initial certificate balances of $10,000 and integral multiples of $1 in excess of $10,000. The offered certificates with notional amounts will be issued, maintained and transferred only in minimum denominations of authorized initial notional amounts of not less than $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

Registration, Clearance and

Settlement	Each class of offered certificates will initially be registered in the name of Cede & Co., as nominee of The Depository Trust Company, or DTC. You may hold offered certificates through: (1) DTC in the United States; or (2) Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System. Transfers within DTC, Clearstream

Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System, will be made in accordance with the usual rules and operating procedures of those systems.

We may elect to terminate the book-entry system through DTC (with the consent of the DTC participants), Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System, with respect to all or any portion of any class of the offered certificates.

See “Description of the Certificates—Delivery, Form, Transfer and Denomination—Book-Entry Registration”.

Credit Risk Retention	This securitization transaction will be subject to the credit risk retention rules of Section 15G of the Securities Exchange Act of 1934, as amended. An economic interest in the credit risk of the mortgage loans in this transaction is expected to be retained pursuant to Regulation RR (17 CFR § 246.1 et seq) promulgated under Section 15G (“Regulation RR”), as a combination of (A) an “eligible vertical interest” in the form of the VRR Interest, and (B) an “eligible horizontal residual interest” in the form of the HRR Certificates. Citi Real Estate Funding Inc. will act as retaining sponsor under Regulation RR and is expected to (i) offset a portion of its risk retention obligation by transferring a portion of the VRR Interest to Deutsche Bank AG, acting through its New York Branch, an originator of certain of the mortgage loans included in this securitization transaction, on the closing date of this securitization transaction, (ii) satisfy a portion of its risk retention obligation by transferring the remaining portion of the VRR Interest to Citigroup Global Markets Realty Corp., a “majority-owned affiliate” of the retaining sponsor and an originator of certain of the mortgage loans included in this securitization transaction, and (iii) satisfy a portion of its risk retention requirements through the purchase by a third party purchaser of the HRR Certificates, on the closing date of this securitization transaction. For a further discussion of the manner in which the credit risk retention requirements are expected to be satisfied by Citi Real Estate Funding Inc. as retaining sponsor, see “Credit Risk Retention” in this prospectus.

Information Available to

Certificateholders	On each distribution date, the certificate administrator will prepare and make available to each certificateholder, a statement as to the distributions being made on that date. Additionally, under certain circumstances, certificateholders of record may be entitled to certain other information regarding the issuing entity. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

Deal Information/Analytics	Certain information concerning the mortgage loans and the certificates may also be available to subscribers through the following services:

●	Bloomberg, L.P., Trepp, LLC, Intex Solutions, Inc., BlackRock Financial Management, Inc., CMBS.com, Inc., Moody’s Analytics and Markit Group Limited;

●	The certificate administrator’s website initially located at www.sf.citidirect.com; and

●	The master servicer’s website initially located at www.wellsfargo.com/com/comintro.

Optional Termination	On any distribution date on which the aggregate unpaid principal balance of the mortgage loans remaining in the issuing entity is less than 1.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, certain specified persons will have the option to purchase all of the mortgage loans (and all property acquired through exercise of remedies in respect of any mortgage loan) remaining in the issuing entity at the price specified in this prospectus. Exercise of this option will terminate the issuing entity and retire the then outstanding certificates.

The issuing entity may also be terminated in connection with a voluntary exchange of all the then-outstanding certificates (but excluding the Class R certificates) for the mortgage loans remaining in the issuing entity, if (i) the aggregate certificate balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S, Class B, Class C, Class D and Class E certificates and the notional amounts of the Class X-A, Class X-B, Class X-C, Class X-D and Class X-E certificates have been reduced to zero, (ii) the master servicer is paid a fee specified in the pooling and servicing agreement and (iii) all of the holders of those classes of outstanding certificates voluntarily participate in the exchange.

See “The Pooling and Servicing Agreement—Termination; Retirement of Certificates” and “—Optional Termination; Optional Mortgage Loan Purchase”.

Required Repurchases or Substitutions

of Mortgage Loans; Loss of

Value Payment	Under certain circumstances, the related mortgage loan seller may be obligated to (i) repurchase (without payment of any yield maintenance charge or prepayment premium) or substitute for an affected mortgage loan from the issuing entity or (ii) make a cash payment that would be deemed sufficient to compensate the issuing entity, in the event of a document defect or a breach of a representation and warranty made by the related mortgage loan seller with respect to the mortgage loan in the mortgage loan purchase agreement that materially and adversely affects (or, in certain cases, is deemed to materially and adversely affect) the value of the mortgage loan, the value of the related mortgaged property (or any related REO property) or the interests of the trustee or any certificateholder in the mortgage loan or the related mortgaged property or causes the mortgage loan to be other than a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Internal Revenue Code of 1986, as amended (the “Code”) (but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective loan to be treated as a “qualified mortgage”). See “The Mortgage Loan Purchase Agreements”.

Sale of Defaulted Mortgage

Loans and REO Properties	Pursuant to the pooling and servicing agreement for this securitization transaction, the special servicer may solicit offers for defaulted mortgage loans (or a defaulted pari passu loan combination) serviced thereunder and related REO properties. In the absence of a cash offer at least equal to such defaulted mortgage loan’s (or defaulted pari passu loan combination’s) outstanding principal balance plus all accrued and unpaid interest and outstanding costs and expenses and certain other amounts under the pooling and servicing agreement, the special servicer may accept the first (and, if multiple offers are received, the highest) cash offer from any person that constitutes a fair price for the defaulted serviced mortgage loan (or defaulted serviced pari passu loan combination or relevant portion thereof, if applicable) or related REO property, determined as described in “The Pooling and Servicing

Agreement—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties”, unless the special servicer determines, in accordance with the servicing standard (and subject to the requirements of any related co-lender agreement), that rejection of such offer would be in the best interests of the certificateholders and any related affected companion loan holder(s) (as a collective whole as if such certificateholders and such serviced pari passu companion loan holder(s) constituted a single lender and with respect to a loan combination that includes a subordinate companion loan, taking into account the subordinate nature of such subordinate companion loan).

If any mortgage loan that is part of a serviced loan combination becomes a defaulted mortgage loan, and if the special servicer decides to sell such defaulted mortgage loan as described in the prior paragraph, then the special servicer will be required to sell any related serviced pari passu companion loan(s) together with such defaulted mortgage loan as a single whole loan. In connection with any such sale, the special servicer will be required to follow the procedures set forth under “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties”.

Pursuant to the related outside servicing agreement, the party acting as outside special servicer with respect to any outside serviced loan combination may offer to sell to any person (or may offer to purchase) for cash such outside serviced loan combination during such time as such loan combination constitutes a defaulted mortgage loan under the related outside servicing agreement and, in connection with any such sale, the outside special servicer is required to sell both the related outside serviced mortgage loan and the related pari passu companion loan(s) (and, in some cases, any related subordinate companion loan(s)) as a single whole loan.

Pursuant to each mezzanine loan intercreditor agreement with respect to the mortgage loans with mezzanine indebtedness, the holder of the related mezzanine loan has the right to purchase the related mortgage loan as described in “Description of the Mortgage Pool—Additional Indebtedness”. Additionally, in the case of mortgage loans that permit certain equity owners of the borrower to incur future mezzanine debt as described in “Description of the Mortgage Pool—Additional Indebtedness”, the related future mezzanine lender may have the option to purchase the related mortgage loan after certain defaults.

See “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties” and “Description of the Mortgage Pool—The Loan Combinations”.

Other Investment Considerations

Material Federal Income

Tax Consequences	Two (2) separate real estate mortgage investment conduit (commonly known as a REMIC) elections will be made with respect to designated portions of the issuing entity. The designations for each REMIC created under the pooling and servicing agreement are as follows:

●	The lower-tier REMIC will hold the mortgage loans and certain other assets of the issuing entity and will issue certain classes of uncertificated regular interests to an upper-tier REMIC.

●	The upper-tier REMIC will hold the lower-tier REMIC regular interests and will issue the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A, Class X-B, Class X-C, Class A-S, Class B, Class C, Class X-D, Class X-E, Class D, Class E, Class F and Class G certificates and the VRR Interest as classes of regular interests in the upper-tier REMIC.

Pertinent federal income tax consequences of an investment in the offered certificates include:

●	Each class of offered certificates will constitute REMIC “regular interests”.

●	The offered certificates will be treated as newly originated debt instruments for federal income tax purposes.

●	You will be required to report income on your offered certificates in accordance with the accrual method of accounting.

It is anticipated, for federal income tax purposes, that the Class , Class , Class and Class certificates will be issued with original issue discount, that the Class certificates will be issued with de minimis original issue discount, and that the Class certificates will be issued at a premium.

See “Material Federal Income Tax Consequences”.

Yield Considerations	You should carefully consider the matters described under “Risk Factors—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” and “Yield, Prepayment and Maturity Considerations”, which may affect significantly the yields on your investment.

Certain ERISA Considerations	Subject to important considerations described under “ERISA Considerations”, the offered certificates are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.

Legal Investment	No class of the offered certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and sale of the offered certificates. See “Legal Investment”.

The issuing entity will not be registered under the Investment Company Act. The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in “Risk Factors—Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity and Other Aspects of the Offered Certificates”).

Ratings	The offered certificates will not be issued unless each of the offered classes receives a credit rating from one or more of the nationally recognized statistical rating organizations engaged by the depositor to rate the offered certificates. The decision not to engage one or more other rating agencies in the rating of certain classes of certificates to be issued in connection with this transaction may negatively impact the liquidity, market value and regulatory characteristics of those classes of certificates. Neither the depositor nor any other person or entity will have any duty to notify you if any other nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, unsolicited ratings on one or more classes of certificates after the date of this prospectus.

See “Risk Factors—Your Yield May Be Affected by Defaults, Prepayments and Other Factors”, “—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” and “Ratings”.

Risk Factors

You should carefully consider the following risks before making an investment decision. In particular, distributions on your certificates will depend on payments received on, and other recoveries with respect to, the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

If any of the following events or circumstances identified as risks actually occur or materialize, your investment could be materially and adversely affected. We note that additional risks and uncertainties not presently known to us may also impair your investment.

This prospectus also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this prospectus.

The Offered Certificates May Not Be a Suitable Investment for You

The offered certificates are not suitable investments for all investors. In particular, you should not purchase any class of offered certificates unless you understand and are able to bear the risk that the yield to maturity of, the aggregate amount and timing of distributions on, and the market value of the offered certificates are subject to material variability from period to period and give rise to the potential for significant loss over the life of the offered certificates. The interaction of the foregoing factors and their effects are impossible to predict and are likely to change from time to time. As a result, an investment in the offered certificates involves substantial risks and uncertainties and should be considered only by sophisticated institutional investors with substantial investment experience with similar types of securities and who have conducted appropriate due diligence on the mortgage loans and the offered certificates.

Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss

Although the various risks discussed in this prospectus are generally described separately, you should consider the potential effects of the interplay of multiple risk factors. Where more than one significant risk factor is present, the risk of loss to an investor in the certificates may be significantly increased.

The Offered Certificates Are Limited Obligations; If Assets Are Not Sufficient, You May Not Be Paid

The offered certificates, when issued, will represent beneficial interests in the issuing entity. The offered certificates will not represent an interest in, or obligation of, the sponsors, the depositor, the master servicer, the special servicer, the operating advisor, the certificate administrator, the trustee, the underwriters, or any of their respective affiliates, or any other person. The primary assets of the issuing entity will be the notes evidencing the mortgage loans, and the primary security and source of payment for the mortgage loans will be the mortgaged properties and the other collateral described in this prospectus. Payments on the offered certificates are expected to be derived from payments made by the borrowers on the mortgage loans. We cannot assure you that the cash flow from the mortgaged properties and the proceeds of any sale or refinancing of the mortgaged properties will be sufficient to pay the principal of, and interest on, the mortgage loans or to distribute in full the amounts of interest and principal to which the holders of the offered certificates are entitled.

No governmental agency or instrumentality will guarantee or insure payment on the offered certificates.

Furthermore, some classes of offered certificates will represent a subordinate right to receive payments out of collections and/or advances on the trust assets.

If the trust assets are insufficient to make payments on your certificates, no other assets will be available to you for payment of the deficiency, and you will bear the resulting loss. See “Description of the Certificates—General”.

Any Credit Support for Your Offered Certificates May Be Insufficient to Protect You Against All Potential Losses

The rating agencies that assign ratings to your offered certificates will establish the amount of credit support, if any, for your offered certificates based on, among other things, an assumed level of defaults, delinquencies and losses with respect to the related mortgage assets. Actual losses may, however, exceed the assumed levels. See “Description of the Certificates—Subordination; Allocation of Realized Losses”. If actual losses on the underlying mortgage loans exceed the assumed levels, you may be required to bear the additional losses.

Your Yield May Be Affected by Defaults, Prepayments and Other Factors

General

The yield to maturity on each class of the offered certificates will depend in part on the following:

●	the purchase price for the certificates;

●	the rate and timing of principal payments on the mortgage loans (both voluntary and involuntary), and the allocation of principal prepayments to the respective classes of offered certificates with principal balances; and

●	the allocation of shortfalls and losses on the mortgage loans to the respective classes of offered certificates.

Any changes in the weighted average lives of your certificates may adversely affect your yield. In general, if you buy a Class X-A, Class X-B or Class X-C certificate or if you buy any other offered certificate at a premium, and principal distributions occur faster than expected, your actual yield to maturity will be lower than your anticipated yield. If principal distributions are very high, holders of certificates purchased at a premium might not fully recover their initial investment. Conversely, if you buy an offered certificate at a discount and principal distributions occur more slowly than expected, your actual yield to maturity will be lower than your anticipated yield. The potential effect that prepayments may have on the yield of your certificates will increase as the discount deepens or the premium increases. If the amount of interest payable on your certificates is disproportionately large as compared to the amount of principal payable on your certificates, or if your certificates entitle you to receive payments of interest but no payments of principal, then you may fail to recover your original investment under some prepayment scenarios.

In addition, if you buy offered certificates that entitle you to distributions of principal, prepayments resulting in a shortening of weighted average lives of your certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payment of principal on your certificates at a rate comparable to the effective yield anticipated by you in making your investment in the certificates, while delays and extensions resulting in a lengthening of those weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

In addition, the extent to which prepayments on the mortgage loans in the issuing entity ultimately affect the weighted average life of the certificates will depend on the terms of the certificates, more particularly:

●	a class of certificates that entitles the holders of those certificates to a disproportionately larger share of the prepayments on the mortgage loans increases the “call risk” or the likelihood of early retirement of that class if the rate of prepayment is relatively fast; and

●	a class of certificates that entitles the holders of the certificates to a disproportionately smaller share of the prepayments on the mortgage loans increases the likelihood of “extension risk” or an extended average life of that class if the rate of prepayment is relatively slow.

The Investment Performance and Average Life of Your Offered Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans, and Those Payments, Defaults and Losses May Be Highly Unpredictable

Payments of principal and/or interest on your offered certificates will depend upon, among other things, the rate and timing of payments on the underlying mortgage loans. Prepayments on the underlying mortgage loans may result in a faster rate of principal payments on your offered certificates, thereby resulting in a shorter average life for your offered certificates than if those prepayments had not occurred.

The rate and timing of principal prepayments on pools of mortgage loans varies among pools and is influenced by a variety of economic, demographic, geographic, social, tax and legal factors. Accordingly, neither you nor we can predict the rate and timing of principal prepayments on the mortgage loans underlying your offered certificates. As a result, repayment of your offered certificates could occur significantly earlier or later, and the average life of your offered certificates could be significantly shorter or longer, than you expected.

The extent to which prepayments on the underlying mortgage loans ultimately affect the average life of your offered certificates depends on the terms and provisions of your offered certificates. A class of offered certificates may entitle the holders to a pro rata share of any prepayments on the underlying mortgage loans, to all or a disproportionately large share of those prepayments, or to none or a disproportionately small share of those prepayments. If you are entitled to a disproportionately large share of any prepayments on the underlying mortgage loans, your offered certificates may be retired at an earlier date. If, however, you are only entitled to a small share of the prepayments on the underlying mortgage loans, the average life of your offered certificates may be extended. Your entitlement to receive payments, including prepayments, of principal of the underlying mortgage loans may—

●	vary based on the occurrence of specified events, such as the retirement of one or more other classes of certificates, or

●	be subject to various contingencies, such as prepayment and default rates with respect to the underlying mortgage loans.

Each of the mortgage loans underlying the offered certificates will specify the terms on which the related borrower must repay the outstanding principal amount of the loan. The rate, timing and amount of scheduled payments of principal may vary, and may vary significantly, from mortgage loan to mortgage loan. The rate at which the underlying mortgage loans amortize will directly affect the rate at which the principal balance or notional amount of your offered certificates is paid down or otherwise reduced.

In addition, any mortgage loan underlying the offered certificates may permit the related borrower during some or all of the loan term to prepay the loan. In general, a borrower will be more likely to prepay its mortgage loan when it has an economic incentive to do so, such as obtaining a larger loan on the same underlying real property or a lower or otherwise more advantageous interest rate through refinancing. If a mortgage loan includes some form of prepayment restriction, the likelihood of prepayment should decline. These restrictions may include—

●	an absolute or partial prohibition against voluntary prepayments during some or all of the loan term, or

●	a requirement that voluntary prepayments be accompanied by some form of prepayment premium, fee or charge during some or all of the loan term.

In many cases, however, there will be no restriction associated with the application of insurance proceeds or condemnation proceeds as a prepayment of principal.

Notwithstanding the terms of the mortgage loans backing your offered certificates, the amount, rate and timing of payments and other collections on those mortgage loans will, to some degree, be unpredictable because of borrower defaults and because of casualties and condemnations with respect to the underlying real properties.

The investment performance of your offered certificates may vary materially and adversely from your expectations due to—

●	the rate of prepayments and other unscheduled collections of principal on the underlying mortgage loans being faster or slower than you anticipated, or

●	the rate of defaults on the underlying mortgage loans being faster, or the severity of losses on the underlying mortgage loans being greater, than you anticipated.

The actual yield to you, as a holder of an offered certificate, may not equal the yield you anticipated at the time of your purchase, and the total return on investment that you expected may not be realized. In deciding whether to purchase any offered certificates, you should make an independent decision as to the appropriate prepayment, default and loss assumptions to be used.

We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experiences of commercial mortgage loans. For this purpose, principal payments include both voluntary prepayments, if permitted, and involuntary prepayments, such as prepayments resulting from the application of loan reserves, property releases, casualty or condemnation, defaults and liquidations or repurchases upon breaches of representations and warranties or material document defects or purchases by the holder of a subordinate companion loan or a mezzanine lender pursuant to a purchase option or sales of defaulted mortgage loans. The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

●	the terms of the mortgage loans, including, the length of any prepayment lockout period and the applicable yield maintenance charges and prepayment premiums and the extent to which the related mortgage loan terms may be practically enforced;

●	the level of prevailing interest rates;

●	the availability of mortgage credit;

●	the master servicer’s or special servicer’s ability to enforce yield maintenance charges and prepayment premiums;

●	the failure to meet certain requirements for the release of escrows;

●	the occurrence of casualties or natural disasters; and

●	economic, demographic, tax, legal or other factors.

See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Prepayment Provisions” for a description of certain prepayment protections and other factors that may influence the rate of prepayment of the mortgage loans. See “—Some Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be Challenged as Being Unenforceable” below.

In addition, if a sponsor or guarantor repurchases any mortgage loan from the issuing entity due to breaches of representations or warranties or document defects, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, and no yield maintenance charge or other prepayment charge would be payable. Additionally, the holder of any subordinate companion loan or any mezzanine lender may have the option to purchase the related mortgage loan after certain defaults, and the purchase price may not include any yield maintenance payments or prepayment charges. As a result of such a repurchase or purchase, investors in the Class X-A, Class X-B and Class X-C certificates and any classes of offered certificates purchased at a premium might not fully recoup their initial investment. In this respect, see “The Mortgage Loan Purchase Agreements—Representations and Warranties” and “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans”.

A rapid rate of principal prepayments, liquidations and/or principal losses on the mortgage loans could result in the failure to recoup the initial investment in the Class X-A, Class X-B and/or Class X-C certificates. Investors in the Class X-A, Class X-B and Class X-C certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the mortgage loans could result in the failure of such investors to recoup fully their initial investments. The yield to maturity of the Class X-A, Class X-B and/or Class X-C certificates may be adversely affected by the prepayment of mortgage loans with higher net mortgage rates. See “—A Rapid Rate of Principal Prepayments, Liquidations and/or Principal Losses on the Mortgage Loans Could Result in the Failure to Recoup the Initial Investment in the Class X-A, Class X-B and Class X-C Certificates” and “Yield, Prepayment and Maturity Considerations—Yield on the Class X-A, Class X-B and Class X-C Certificates”.

Your Yield May Be Adversely Affected by Prepayments Resulting from Earnout Reserves

With respect to certain mortgage loans, earnout escrows may have been established at origination, which funds may be released to the related borrower upon satisfaction of certain conditions.  If such conditions with respect to any such mortgage loan are not satisfied, the amounts reserved in such escrows may be applied to the payment of the mortgage loan, which would have the same effect on the offered certificates as a prepayment of the mortgage loan, except that such application of funds would not be accompanied by any prepayment premium or yield maintenance charge.  See Annex A to this prospectus. The pooling and servicing agreement will provide that unless required by the mortgage loan documents, neither the master servicer nor the special servicer, as applicable, will apply such amounts as a prepayment if no event of default has occurred.

Losses and Shortfalls May Change Your Anticipated Yield

If losses on the mortgage loans allocated to the non-vertically retained principal balance certificates exceed the aggregate certificate balance of the classes of non-vertically retained principal balance certificates subordinated to a particular class thereof, that class will suffer a loss equal to the full amount of the excess (up to the outstanding certificate balance of that class). Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates.

For example, certain shortfalls in interest as a result of involuntary prepayments may reduce the funds available to make payments on your certificates. In addition, if the master servicer, the special servicer or the trustee is reimbursed out of general collections on the mortgage loans included in the issuing entity for any advance that it has determined is not recoverable out of collections on the related mortgage loan, then to the extent that this reimbursement is made from collections of principal on the mortgage loans in the issuing entity, that reimbursement will reduce the amount of principal available to be distributed on the certificates and will result in a reduction of the certificate balances of the non-vertically retained principal balance certificates (in the order described in the next paragraph as if it was a loss realized on the mortgage loans) and the VRR Interest, pro rata based on their respective percentage allocation entitlements as described in this prospectus. See “Description of the Certificates—Distributions”. Likewise, if the master servicer, the special servicer or the trustee is reimbursed out of principal collections on the mortgage loans for any workout delayed reimbursement amounts, that reimbursement will reduce the amount of principal available to be distributed on the non-vertically retained principal balance certificates and the VRR Interest, pro rata based on their respective percentage allocation entitlement as described in this prospectus, on that distribution date. This reimbursement would have the effect of reducing current payments of principal on the offered certificates with principal balances and extending the weighted average lives of those certificates. See “Description of the Certificates—Distributions”.

In addition, to the extent losses are realized on the mortgage loans and allocated to the non-vertically retained principal balance certificates, first the Class G certificates, then the Class F certificates, then the Class E certificates, then the Class D certificates, then the Class C certificates, then the Class B certificates, then the Class A-S certificates and, then, pro rata, the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates, based on their respective certificate balances, will bear such losses up to an amount equal to the respective outstanding certificate balance thereof. A reduction in the certificate balance of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB or Class A-S certificates will result in a corresponding reduction in the notional amount of the Class X-A certificates. A reduction in the certificate balance of the Class B certificates will result in a corresponding reduction in the notional amount of the Class X-B certificates. A reduction in the certificate balance of the Class C certificates will result in a corresponding reduction in the notional amount of the Class X-C certificates. No representation is made as to the anticipated rate or timing of prepayments (voluntary or involuntary) or rate, timing or amount of liquidations or losses on the mortgage loans or as to the anticipated yield to maturity of any such offered certificate. See “Yield, Prepayment and Maturity Considerations”.

Modifications of the Terms of the Mortgage Loans May Affect the Amount and Timing of Payments on Your Offered Certificates

The master servicer or special servicer may, within prescribed limits, extend and modify mortgage loans underlying your offered certificates that are in default or as to which a payment default is imminent in order to maximize recoveries on the defaulted loans. The master servicer or special servicer is only required to determine that any extension or modification is reasonably likely to produce a greater recovery than a liquidation of the real property securing the defaulted loan. There is a risk that the decision of the master servicer or special servicer to extend or modify a mortgage loan may not in fact produce a greater recovery.

The master servicer (or any related primary servicer) will be responsible for servicing the mortgage loans underlying your offered certificates regardless of whether such mortgage loans are performing or have become delinquent or have otherwise been transferred to special servicing. As delinquencies or defaults occur, the special servicer and any sub-servicer will be required to utilize an increasing amount of resources to work with borrowers to maximize collections on the mortgage loans serviced by it. This may include modifying the terms of such mortgage loans that are in default or whose default is reasonably foreseeable. At each step in the process of trying to bring a defaulted mortgage loan current or in maximizing proceeds to the certificateholders, the special servicer and any sub-servicer will be required to invest time and resources not otherwise required when collecting payments on non-specially serviced mortgage loans. Modifications of mortgage loans implemented by the special servicer or any sub-servicer in order to maximize ultimate proceeds of such mortgage loans to the certificateholders may have the effect of, among other things, reducing or otherwise changing the mortgage rate, forgiving or forbearing payments of principal, interest or other amounts owed under the mortgage loan, extending the final maturity date of the mortgage loan, capitalizing or deferring delinquent interest and other amounts owed under the mortgage loan, forbearing payment of a portion of the principal balance of the mortgage loan or any combination of these or other modifications. Any modified mortgage loan may remain in the issuing entity, and the modification may result in a reduction in (or may eliminate) the funds received by the issuing entity with respect to such mortgage loan.

The ability to modify mortgage loans by each of the master servicer and the special servicer may be limited by several factors. First, if the master servicer or special servicer, as applicable, has to consider a large number of modifications, operational constraints may affect the ability of such servicer to adequately address all of the needs of the borrowers. Furthermore, the terms of the pooling and servicing agreement will significantly limit the actions of the master servicer, and will prohibit the special servicer from taking certain actions, in connection with a loan modification, such as an extension of the loan term beyond a specified date such as a specified number of years prior to the rated final distribution date. You should consider the importance of the role of the special servicer in maximizing collections for the transaction and the impediments the special servicer may encounter when servicing delinquent or defaulted mortgage loans. In some cases, failure by the special servicer to timely modify the terms of a defaulted mortgage loan may reduce amounts available for distribution on your offered certificates. In addition, even if a loan modification is successfully completed, there can be no assurance that the related borrower will continue to perform under the terms of the modified mortgage loan.

You should note that modifications that are designed to maximize collections in the aggregate may adversely affect a particular class of certificates in the transaction. The pooling and servicing agreement will obligate the master servicer and special servicer not to consider the interests of individual classes of certificates. You should also note that in connection with considering a modification or other type of loss mitigation, the master servicer or special servicer may incur or bear related out-of-pocket expenses, such as appraisal fees, which would be reimbursed to such servicer from the transaction as servicing advances and paid from amounts received on the modified loan or from other mortgage loans in the related mortgage pool but in each case, prior to distributions being made on your offered certificates.

Payments Allocated to the VRR Interest Will Not Be Available to Make Payments on the Non-Vertically Retained Certificates, and Payments Allocated to the Non-Vertically Retained Certificates Will Not Be Available to Make Payments on the VRR Interest

As described in this prospectus, payments of principal and interest in respect of the mortgage loans will be distributed to the holders of the non-vertically retained certificates and the VRR Interest, pro rata, based upon their respective percentage allocation entitlement. Amounts received and allocated to the non-vertically retained certificates will not be available to satisfy any amounts due and payable to the VRR Interest. Likewise, amounts received and allocated to the VRR Interest will not be available to satisfy any amounts due and payable to the non-vertically retained certificates. Accordingly, any losses incurred by the issuing entity will also be effectively allocated between the non-vertically retained certificates (collectively) and the VRR Interest, pro rata, based upon their respective percentage allocation entitlement. See “Description of the Certificates—Distributions” and “Credit Risk Retention”.

Release, Casualty and Condemnation of Collateral May Reduce the Yield on Your Certificates

Notwithstanding the prepayment provisions described in this prospectus, certain of the mortgage loans permit the release of a mortgaged property (or a portion of the mortgaged property) subject to the satisfaction of certain conditions described under “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”. In order to obtain such release (other than with respect to the release of certain non-material portions of the mortgaged properties which may not require payment of a release price), the related borrower may be required (among other things) to pay a release price, which in some cases may not include a prepayment premium or yield maintenance charge on all or a portion of such payment. In addition, some mortgage loans may provide that the application of casualty or condemnation proceeds to pay down the subject mortgage loan does not need to be accompanied by a prepayment premium or yield maintenance charge. Any such prepayments may adversely affect the yield to maturity of your certificates. See “—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” in this prospectus.

In addition, certain mortgage loans provide for the release, without prepayment or defeasance, of outparcels or other portions of the related mortgaged property that were given no value or minimal value in the underwriting process, subject to the satisfaction of certain conditions. Certain of the mortgage loans also permit the related borrower to add or substitute collateral under certain circumstances.

See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Partial Releases” and Annex A for further details regarding the various release provisions.

Pro Rata Allocation of Principal Between and Among the Subordinate Companion Loan and the Related Mortgage Loan Prior to a Material Mortgage Loan Event Default

With respect to a mortgage loan that is part of a loan combination with a subordinate companion loan, prior to the occurrence and continuance of a material mortgage loan event of default, any collections of scheduled principal payments and other unscheduled principal payments with respect to the related loan combination (including any prepayment in connection with a release of a mortgaged property) received from the related borrower may (if so provided in the related co-lender agreement) be allocated to such mortgage loan and the subordinate companion loan on a pro rata basis. Any such pro rata distributions of principal would have the effect of reducing the total dollar amount of subordination provided to the offered certificates by the subordinate companion loan.

Certain Classes of the Offered Certificates Are Subordinate to, and Are Therefore Riskier Than, Other Classes

The Class A-S, Class B and Class C certificates are subordinate to other classes of non-vertically retained certificates. If you purchase any offered certificates that are subordinate to one or more other classes, then your offered certificates will provide credit support to such other senior classes. As a result, you will receive payments after, and must bear the effects of losses on the trust assets before, the holders of the senior classes.

When making an investment decision, you should consider, among other things—

●	the payment priorities of the respective classes of the certificates,

●	the order in which the principal balances of the respective classes of the certificates with balances will be reduced in connection with losses and default-related shortfalls, and

●	the characteristics and quality of the mortgage loans in the trust.

A Rapid Rate of Principal Prepayments, Liquidations and/or Principal Losses on the Mortgage Loans Could Result in the Failure to Recoup the Initial Investment in the Class X-A, Class X-B and Class X-C Certificates

The Class X-A, Class X-B and Class X-C certificates will not be entitled to distributions of principal but instead will accrue interest on their respective notional amounts.

The yield to maturity on the Class X-A certificates will be especially sensitive to the rate and timing of reductions made to the certificate balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB and Class A-S certificates. The yield to maturity of the Class X-B certificates will be especially sensitive to the rate and timing of reductions made to the certificate balance of the Class B certificates. The yield to maturity of the Class X-C certificates will be especially sensitive to the rate and timing of reductions made to the certificate balance of the Class C certificates. In each case, the causes of such reductions in the applicable certificate balances may include delinquencies and losses on the mortgage loans due to liquidations, principal payments (including both voluntary and involuntary prepayments, delinquencies, defaults and liquidations) on the mortgage loans and payments with respect to purchases and repurchases thereof, which may fluctuate significantly from time to time. A rate of principal payments and liquidations on the mortgage loans that is more rapid than expected by investors may have a material adverse effect on the yield to maturity of the Class X-A, Class X-B and/or Class X-C certificates and may result in holders not fully recouping their initial investments. The yield to maturity of the Class X-A, Class X-B and/or Class X-C certificates may be adversely affected by the prepayment of mortgage loans with higher net mortgage rates. See “Yield, Prepayment and Maturity Considerations—Yield on the Class X-A, Class X-B and Class X-C Certificates”.

Book-Entry Registration Will Mean You Will Not Be Recognized as a Holder of Record

Your offered certificates will be issued in book-entry form through the facilities of the Depository Trust Company.

Your certificates will be initially represented by one or more certificates registered in the name of Cede & Co., as the nominee for DTC, and will not be registered in your name. As a result, you will not be recognized as a certificateholder, or holder of record of your certificates and—

●	you will be able to exercise your rights as a certificateholder only indirectly through the Depository Trust Company and its participating organizations;

●	you may have only limited access to information regarding your offered certificates;

●	you may suffer delays in the receipt of payments on your offered certificates; and

●	your ability to pledge or otherwise take action with respect to your offered certificates may be limited due to the lack of a physical certificate evidencing your ownership of those certificates.

See “Description of the Certificates—Delivery, Form, Transfer and Denomination—Book-Entry Registration”.

The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected and May Continue to Adversely Affect the Value of CMBS

In recent years, the real estate and securitization markets, including the market for commercial mortgage-backed securities (“CMBS”), as well as global financial markets and the economy generally, have experienced significant dislocations, illiquidity and volatility. The United States economic recovery has been weak and may not be sustainable for any specific period of time, and the global or United States economy could slip into an even more significant recession. Declining real estate values, coupled with diminished availability of leverage and/or refinancings for commercial and multifamily real estate have resulted in increased delinquencies and defaults on commercial and multifamily mortgage loans. In addition, the downturn in the general economy has affected the financial strength of many commercial and multifamily real estate tenants and has resulted in increased vacancies, decreased rents and/or other declines in income from, or the value of, commercial and multifamily real estate. Any continued downturn may lead to decreased occupancy, decreased rents or other declines in income from, or the value of, commercial and multifamily real estate, which would likely have an adverse effect on CMBS that are backed by loans secured by such commercial and multifamily real estate and thus affect the liquidity and/or values of such CMBS.

In addition to credit factors directly affecting CMBS, the continuing fallout from a downturn in the residential mortgage-backed securities market and markets for other asset-backed and structured products has also contributed to a decline in the market value and liquidity of CMBS. The deterioration of other structured products markets may continue to adversely affect the value of CMBS. Even if your offered certificates are performing as anticipated, the value of your offered certificates in the secondary market may nevertheless decline as a result of a deterioration in general market conditions for other asset-backed or structured products. Trading activity associated with CMBS indices may also drive spreads on those indices wider than spreads on CMBS, thereby resulting in a decrease in value of your offered certificates.

Additionally, decreases in the value of commercial properties and the tightening by commercial real estate lenders of underwriting standards have prevented many commercial mortgage borrowers from refinancing their mortgages. A very substantial amount of U.S. mortgage loans, with balloon payment obligations in excess of their respective current property values, are maturing over the coming three years. These circumstances have increased delinquency and default rates of securitized commercial mortgage loans, and may lead to widespread commercial mortgage defaults. In addition, the declines in commercial real estate values have resulted in reduced borrower equity, hindering a borrower’s ability to refinance in an environment of increasingly restrictive lending standards and giving them less incentive to cure delinquencies and avoid foreclosure. Higher loan-to-value ratios are likely to result in lower recoveries on foreclosure, and an increase in loss severities above those that would have been realized had commercial property values remained the same or continued to increase. Defaults, delinquencies and losses have further decreased property values, thereby resulting in additional defaults by commercial mortgage borrowers, further credit constraints, further declines in property values and further adverse effects on the perception of the value of CMBS. Even if the real estate market does recover, the mortgaged properties and therefore, the certificates, may decline in value. Any further economic downturn may adversely affect the financial resources of the borrowers under the mortgage loans and may result in the inability of the borrowers to make principal and interest payments on the mortgage loans. In the event of default by the borrower under a mortgage loan, the certificateholders would likely suffer a loss on their investment.

As a result of all of these factors, we cannot assure you that a dislocation in the CMBS market will not re-occur or become more severe.

Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity and Other Aspects of the Offered Certificates

We make no representations as to the proper characterization of the offered certificates for legal investment, financial institution regulatory, financial reporting or other purposes, as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions or as to the consequences of an investment in the offered certificates for such purposes or under such restrictions. We note that regulatory or legislative provisions applicable to certain investors may have the effect of limiting or restricting their ability to hold or acquire CMBS, which in turn may adversely affect the ability of investors in the offered certificates who are not subject to those provisions to resell their certificates in the secondary market. For example:

●	Effective January 1, 2014, EU Regulation 575/2013 (the “CRR”) imposes on European Economic Area (“EEA”) credit institutions and investment firms (and their consolidated affiliates) (each, an “Affected Investor”) investing in securitizations issued on or after January 1, 2011, or in securitizations issued prior to that date where new assets are added or substituted after December 31, 2014: (a) a requirement (the “Retention Requirement”) that the originator, sponsor or original lender of such securitization has explicitly disclosed that it will retain, on an ongoing basis, a material net economic interest which, in any event, shall not be less than 5% in the transaction in the manner contemplated in the CRR; and (b) a requirement (the “Due Diligence Requirement”) that the Affected Investor has undertaken certain due diligence in respect of the securitization and the underlying exposures and has established procedures for monitoring them on an ongoing basis. National regulators in EEA member states impose penal risk weights on securitization investments in respect of which the Retention Requirement or the Due Diligence Requirement has not been satisfied in any material respect by reason of the negligence or omission of the Affected Investor. The regulatory technical standards (the “Technical Standards”) in the form of a Commission Delegated Regulation 625/2014 of March 13, 2014 specifying the requirements for investor, sponsor, original lenders and originator institutions relating to exposures to transferred credit risk under the CRR came into force on July 3, 2014. There can be no assurance that the continuing implementation of or further changes to the Technical Standards will not affect the requirements applying to relevant investors. Requirements similar to the Retention Requirement and the Due Diligence Requirement (the “Similar Requirements”) are contained in Commission Delegated Regulation (EU) No. 2015/35 and any technical standards and guidance published in relation thereto as may be effective from time to time (the “Solvency II Regulation) and Commission Delegated Regulation (EU) No. 231/2013 and any technical standards and guidance published in relation thereto as may be effective from time to time (the “AIFM Regulation”). Similar Requirements are not identical to the Retention Requirement and Due Diligence Requirement in CRR, and in particular, additional due diligence requirements apply to investors subject to the Solvency II Regulation and AIFM Regulation. Similar Requirements not yet in effect may, when they become effective, apply to securitization instruments already issued, including the certificates.

●	Prospective investors should be aware that none of the originators, the sponsors, the depositor or the issuing entity intends to retain a material net economic interest in the securitization constituted by the issue of the certificates in accordance with the Retention Requirement or to take any other action which may be required by prospective investors for the purposes of their compliance with the Retention Requirement, the Due Diligence Requirement or Similar Requirements. Consequently, the certificates may not be a suitable investment for Affected Investors or the other types of EEA regulated investors mentioned above. As a result, the price and liquidity of the certificates in the secondary market may be adversely affected. This could adversely affect your ability to transfer certificates or the price you may receive upon your sale of certificates.

●	In September 2015, the European Commission published a legislative proposal for an EU framework for simple, transparent and standardized securitizations which, among other things, would repeal the risk retention requirements described above and replace them with a single regime. It is impossible to predict the effect that any such future changes would have on Affected Investors or the other types of EEA regulated investors mentioned above. Prospective investors are responsible for monitoring and assessing changes to the Retention Requirements, the Due Diligence Requirement and Similar Requirements.

●	Recent changes in federal banking and securities laws, including those resulting from the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) enacted in the United States, may have an adverse effect on issuers, investors and other participants in the asset-backed securities markets. In particular, new capital regulations, which were adopted by the U.S. banking regulators in July 2013 and began phasing in on January 1, 2014, implement (i) many aspects of the increased capital framework agreed upon by the Basel Committee on Banking Supervision (“BCBS”) in “Basel III: A Global Regulatory Framework for More Resilient Banks and Banking Systems” and also (ii) changes required by the Dodd-Frank Act. These new capital regulations eliminate reliance on credit ratings and otherwise alter, and in most cases increase, the capital requirements imposed on depository institutions and their holding companies, including with respect to ownership of asset-backed securities such as CMBS. Additional phases of compliance began on January 1, 2015 and January 1, 2016, respectively. Further changes in capital requirements were announced by the BCBS in January 2016 and, when implemented in the United States, these changes may have an adverse effect on investments in asset-backed securities. As a result of these regulations, investments in CMBS like the certificates by financial institutions subject to these regulations may result in greater capital charges to these financial institutions, and the treatment of CMBS for their regulatory capital purposes may otherwise be adversely affected. Such developments could reduce the attractiveness of investments in CMBS for such entities.

●	The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the regulations adopted to implement Section 619 of the Dodd-Frank Act (such statutory provision, together with such implementing regulations, the “Volcker Rule”). The Volcker Rule generally prohibits “banking entities” (which is broadly defined to include U.S. banks and bank holding companies and many non-U.S. banking entities, together with their respective subsidiaries and other affiliates) from (i) engaging in proprietary trading, (ii) acquiring or retaining an ownership interest in or sponsoring a “covered fund” and (iii) entering into certain relationships with such funds. Under the Volcker Rule, unless otherwise jointly determined by specified federal regulators, a “covered fund” does not include an issuer that may rely on an exclusion or exemption from the definition of “investment company” under the Investment Company Act other than the exclusions contained in Section 3(c)(1) and Section 3(c)(7) of the Investment Company Act. The Volcker Rule became effective on July 21, 2012, and final regulations implementing the Volcker Rule were adopted on December 10, 2013, with conformance required by July 21, 2015 (or by July 21, 2017 in respect of investments in and relationships with covered funds that were in place prior to December 31, 2013). Although prior to the deadlines for conformance, banking entities were or are required to make good-faith efforts to conform their activities and investments to the Volcker Rule, the general effects of the Volcker Rule remain uncertain. Any prospective investor in the certificates, including a U.S. or foreign bank or a subsidiary or other affiliate thereof, should consult its own legal advisors regarding such matters and other effects of the Volcker Rule.

●	The Financial Accounting Standards Board has adopted changes to the accounting standards for structured products. These changes, or any future changes, may affect the accounting for entities such as the issuing entity, could under certain circumstances require an investor or its owner generally to consolidate the assets of the issuing entity in its financial statements and record third parties’ investments in the issuing entity as liabilities of that investor or owner or could otherwise adversely affect the manner in which the investor or its owner must report an investment in commercial mortgage-backed securities for financial reporting purposes.

●	For purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, no class of offered certificates will constitute “mortgage related securities.”

●	In a number of cases that have been filed alleging certain violations of the Trust Indenture Act of 1939, as amended (the “TIA”), certain lower courts have held that the TIA was applicable to certain agreements similar to the Pooling and Servicing Agreement and that the mortgage-backed certificates issued pursuant to such agreements were not exempt under Section 304(a)(2) of the TIA. (See for example, Retirement Board of the Policemen’s Annuity and Benefit Fund of the City of Chicago v. The Bank of New York Mellon, 11 Civ. 5459, 914 F.Supp.2d 422 (WHP) (S.D.N.Y. Apr. 3, 2012), Policemen’s Annuity and Benefit Fund of the City of Chicago v. Bank of America, et.al, 12 Civ. 2865, 907 F.Supp.2d 536 (KBF) (S.D.N.Y. Dec. 7, 2012) and American Fidelity Assurance Co. v. Bank of New York Mellon, No. Civ-11-1284-D, 2013 WL 6835277 (W.D. Okla. December 26, 2013)). These rulings are contrary to more than three decades of market practice, as well as guidance regarding Section 304(a)(2) of the TIA that had previously been provided by the staff of the Division of Corporation Finance and that, prior to April 24, 2015, had been posted on the SEC’s website as Division of Corporation Finance Interpretive Response 202.01 (“CDI 202.01”). See also Harbor Financial, Inc., 1988 SEC No-Act. LEXIS 1463 (Oct. 31, 1988) (in which the SEC staff agreed that certificates evidencing an interest in a pool of mortgage loans could be issued without qualification of the issuing instrument under the TIA). In addition, on December 23, 2014, the United States Court of Appeals for the Second Circuit reversed the lower court’s ruling in Retirement Bd. of the Policemen’s Annuity regarding the applicability of the TIA to trusts governed by pooling and servicing agreements under New York law, holding that the mortgaged-backed securities at issue are exempt under Section 304(a)(2) of the TIA. The plaintiffs/appellants in that case filed a petition for rehearing en banc with the Second Circuit, which was denied on April 13, 2015, and such plaintiffs/appellants filed a petition for writ of certiorari to the United States Supreme Court on September 10, 2015, which was denied on January 11, 2016. On April 24, 2015, CDI 202.01 was withdrawn by the SEC staff without any indication of the reason for such withdrawal. If the American Fidelity Assurance Company case is affirmed on appeal, there would be a split in the United States circuit courts regarding this issue. While the implication of a determination that the TIA does apply to the Pooling and Servicing Agreement is unclear, such a determination may have an adverse effect on the issuing entity and/or your certificates.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal, accounting and other advisors in determining whether, and to what extent, the offered certificates will constitute legal investments for them or are subject to investment or other restrictions, unfavorable accounting treatment, capital charges or reserve requirements. See “Legal Investment”.

None of the issuing entity, the depositor, the underwriters, the mortgage loan sellers or any other party to the transaction makes any representation to any prospective investor or purchaser of the offered certificates regarding the regulatory capital treatment of their investment in the offered certificates on the closing date or at any time in the future.

Other External Factors May Adversely Affect the Value and Liquidity of Your Investment; Global, National and Local Economic Factors

Due to factors not directly relating to the offered certificates or the underlying mortgage loans, the market value of the offered certificates can decline even if the offered certificates, the mortgage loans or the mortgaged properties are performing at or above your expectations.

The global financial markets have recently experienced increased volatility due to uncertainty surrounding the level and sustainability of the sovereign debt of various countries. Much of this uncertainty has related to certain countries that participate in the European Monetary Union and whose sovereign debt is generally denominated in Euros, the common currency shared by members of that union. In addition, some economists, observers and market participants have expressed concerns regarding the sustainability of the European Monetary Union and the common currency in their current form. Concerns regarding sovereign debt may spread to other countries at any time. Further, on June 23, 2016, the United Kingdom voted by referendum to withdraw from the European Union (the “Brexit Vote”). News of the Brexit Vote had an immediate effect on the U.S. financial market (including the widening of spreads on certain CMBS indices). At this stage, both the terms and timing of the United Kingdom’s exit from the European Union are unclear. It is uncertain what effect the United Kingdom’s exit from the European Union will have on the economic conditions in the United Kingdom, in the European Union or globally. The Brexit Vote could adversely affect the United Kingdom, European or worldwide economic or market conditions and could contribute to uncertainty and instability in global financial markets. In addition, the Brexit Vote could significantly impact the volatility, the liquidity and/or the market value of securities, including the offered certificates.

Furthermore, many state and local governments in the United States are experiencing, and are expected to continue to experience, severe budgetary strain. One or more states could default on their debt, or one or more significant local governments could default on their debt or seek relief from their debt under Title 11 of the United States Code, as amended (the “Bankruptcy Code”) or by agreement with their creditors. Any or all of the circumstances described above may lead to further volatility in or disruption of the credit markets at any time.

Moreover, other types of events, domestic or international, may affect general economic conditions, consumer confidence and financial markets:

●	Wars, revolts, insurrections, armed conflicts, energy supply or price disruptions, terrorism, political crises, natural disasters and man-made disasters may have an adverse effect on the mortgaged properties and/or your certificates;

●	Trading activity associated with indices of CMBS may drive spreads on those indices wider than spreads on CMBS, thereby resulting in a decrease in value of such CMBS, including your certificates, and spreads on those indices may be affected by a variety of factors, and may or may not be affected for reasons involving the commercial and multifamily real estate markets and may be affected for reasons that are unknown and cannot be discerned; and

●	The market value of your certificates also may be affected by many other factors, including the then-prevailing interest rates and market perceptions of risks associated with commercial mortgage lending. A change in the market value of the certificates may be disproportionately impacted by upward or downward movements in the current interest rates.

Investors should consider that the foregoing factors may adversely affect the performance of the mortgage loans and accordingly the performance of the offered certificates.

The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline

The offered certificates may have limited or no liquidity.

As described above under “—The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected and May Continue to Adversely Affect the Value of CMBS” and “—Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity and Other Aspects of the Offered Certificates”, the secondary market for mortgage-backed securities recently experienced extremely limited liquidity. The adverse conditions described above as well as other adverse conditions could continue to severely limit the liquidity for mortgage-backed securities and cause disruptions and volatility in the market for CMBS.

Your certificates will not be listed on any national securities exchange or the NASDAQ stock market or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for your certificates. While we have been advised by the underwriters that one or more of them, or one or more of their affiliates, currently intend to make a market in the offered certificates, none of the underwriters has any obligation to do so, any market-making may be discontinued at any time, and we cannot assure you that an active secondary market for the offered certificates will develop. Additionally, one or more purchasers may purchase substantial portions of one or more classes of offered certificates. Accordingly, you may not have an active or liquid secondary market for your certificates. Lack of liquidity could result in a substantial decrease in the market value of your certificates. We do not expect that you will have any redemption rights with respect to your offered certificates.

Lack of liquidity will impair your ability to sell your offered certificates and may prevent you from doing so at a time when you may want or need to. Lack of liquidity could adversely affect the market value of your offered certificates.

In addition, the market value of the offered certificates will also be influenced by the supply of and demand for CMBS generally. The supply of CMBS will depend on, among other things, the amount of commercial and multifamily mortgage loans, whether newly originated or held in portfolios, that are available for securitization. A number of factors will affect investors’ demand for CMBS, including:

●	the availability of alternative investments that offer higher yields or are perceived as being a better credit risk, having a less volatile market value or being more liquid;

●	legal and other restrictions that prohibit a particular entity from investing in CMBS or limit the amount or types of CMBS that it may acquire or require it to maintain increased capital or reserves as a result of its investment in CMBS;

●	accounting standards that may affect an investor’s characterization or treatment of an investment in CMBS for financial reporting purposes;

●	increased regulatory compliance burdens imposed on CMBS or securitizations generally, or on classes of securitizers, that may make securitization a less attractive financing option for commercial mortgage loans;

●	investors’ perceptions regarding the commercial and multifamily real estate markets, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on commercial mortgage loans;

●	investors’ perceptions regarding the capital markets in general, which may be adversely affected by political, social and economic events completely unrelated to the commercial real estate markets; and

●	the impact on demand generally for CMBS as a result of the existence or cancellation of government-sponsored economic programs.

If you decide to sell any offered certificates, the ability to sell your offered certificates will depend on, among other things, whether and to what extent a secondary market then exists for these offered certificates, and you may have to sell at a discount from the price you paid for reasons unrelated to the performance of the offered certificates or the mortgage loans.

Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded

Ratings assigned to the offered certificates by the nationally recognized statistical rating organizations engaged by the depositor:

●	are based on, among other things, the economic characteristics of the mortgaged properties and other relevant structural features of the transaction;

●	do not represent any assessment of the yield to maturity that a certificateholder may experience;

●	reflect only the views of the respective rating agencies as of the date such ratings were issued;

●	may be reviewed, revised, suspended, downgraded, qualified or withdrawn entirely by the applicable rating agency as a result of changes in or unavailability of information;

●	may have been determined based on criteria that included an analysis of historical mortgage loan data that may not reflect future experience;

●	may reflect assumptions by such rating agencies regarding performance of the mortgage loans that are not accurate, as evidenced by the significant amount of downgrades, qualifications and withdrawals of ratings assigned to previously issued CMBS by the hired rating agencies and other nationally recognized statistical rating organizations during the recent credit crisis; and

●	do not consider to what extent the offered certificates will be subject to prepayment or that the outstanding principal amount of any class of offered certificates will be prepaid and do not consider the likelihood of early optional termination of any trust.

The amount, type and nature of credit support given the offered certificates will be determined on the basis of criteria established by each rating agency rating classes of the offered certificates. Those criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. There can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of mortgage loans. In other cases, such criteria may be based upon determinations of the values of the properties that provide security for the mortgage loans. However, we cannot assure you that those values will not decline in the future. As a result, the credit support required in respect of the offered certificates may be insufficient to fully protect the holders of those certificates from losses on the related mortgage asset pool.

In addition, the rating of any class of offered certificates below an investment grade rating by any nationally recognized statistical rating organization, whether upon initial issuance of such class of certificates or as a result of a ratings downgrade, could adversely affect the ability of an employee benefit plan or other investor to purchase or retain those offered certificates. See “ERISA Considerations” and “Legal Investment”.

Nationally recognized statistical rating organizations that were not engaged by the depositor to rate the offered certificates may nevertheless issue unsolicited credit ratings on one or more classes of offered certificates, relying on information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from any ratings assigned by a rating agency engaged by the depositor. The issuance of unsolicited ratings by any nationally recognized statistical rating organization on a class of the offered certificates that are lower than ratings assigned by a rating agency engaged by the depositor may adversely impact the liquidity, market value and regulatory characteristics of that class.

As part of the process of obtaining ratings for the offered certificates, the depositor had initial discussions with and submitted certain materials to six nationally recognized statistical rating organizations. Based on preliminary feedback from those nationally recognized statistical rating organizations at that time, the depositor selected three of those nationally recognized statistical rating organizations to rate the offered certificates but not the others, due in part to their initial subordination levels for the various classes of the offered and non-offered certificates. In the case of one of the three nationally recognized statistical rating organizations selected by the depositor, the depositor has requested ratings for only certain classes of the offered certificates, due in part to the initial subordination levels provided by such nationally recognized statistical rating organization for the various classes of the offered certificates. Had the depositor selected alternative nationally recognized statistical rating organizations to rate the offered certificates, we cannot assure you as to the ratings that such other nationally recognized statistical rating organizations would have ultimately assigned to the offered certificates. Although unsolicited ratings may be issued by any nationally recognized statistical rating organization, a nationally recognized statistical rating organization might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor. Had the depositor requested each of the engaged nationally recognized statistical rating organizations to rate all classes of the offered certificates, we cannot assure you as to the ratings that any such engaged nationally recognized statistical rating organization would have ultimately assigned to the classes of offered certificates that it did not rate.

Furthermore, the Securities and Exchange Commission may determine that any or all of the rating agencies engaged by the depositor to rate the offered certificates no longer qualify as a nationally recognized statistical rating organization, or are no longer qualified to rate the offered certificates, and that determination may also have an adverse effect on the liquidity, market value and regulatory characteristics of the offered certificates.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. No person is obligated to maintain the rating on any offered certificate, and accordingly, there can be no assurance to you that the ratings assigned to any offered certificate on the date on which the certificate is originally issued will not be lowered or withdrawn by a rating agency at any time thereafter.

If any rating is revised or withdrawn or if any rating agencies retained by the depositor, a sponsor or an underwriter to provide a security rating on any class of offered certificates no longer qualifies as a “nationally recognized statistical rating organization” or is no longer qualified to rate any such class of offered certificates, the liquidity, market value and regulatory characteristics of your offered certificates may be adversely affected.

We are not obligated to maintain any particular rating with respect to the offered certificates, and the ratings initially assigned to the offered certificates by any or all of the rating agencies engaged by the depositor to rate the offered certificates could change adversely as a result of changes affecting, among other things, the underlying mortgage loans, the mortgaged properties, the sponsors, the certificate administrator, the trustee, the operating advisor, the master servicer or the special servicer, or as a result of changes to ratings criteria employed by any or all of the rating agencies engaged by the depositor to rate the offered certificates. Although these changes would not necessarily be or result from an event of default on any underlying mortgage loan, any adverse change to the ratings of the offered certificates would likely have an adverse effect on the market value, liquidity and/or regulatory characteristics of those certificates.

To the extent that the provisions of the pooling and servicing agreement or any mortgage loan serviced thereunder condition any action, event or circumstance on the delivery of a rating agency confirmation, the pooling and servicing agreement will require delivery or deemed delivery of a rating agency confirmation only from the rating agencies engaged by the depositor to rate the offered certificates (and, in the case of certain actions, events or consequences related to any serviced pari passu companion loan that is included in a securitization transaction, the related companion loan rating agencies).

Further, certain actions provided for in loan agreements may require a rating agency confirmation be obtained from the rating agencies engaged by the depositor to rate the offered certificates as a precondition to taking such action. In certain circumstances, this condition may be deemed to have been met or waived without such a rating agency confirmation being obtained. In the event such an action is taken without a rating agency confirmation being obtained, we cannot assure you that the applicable rating agency will not downgrade, qualify or withdraw its ratings as a result of the taking of such action. Rating agency confirmations with respect to any outside serviced mortgage loan will also be subject to the terms and provisions of the related outside servicing agreement. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—‘Due-On-Sale’ and ‘Due-On-Encumbrance’ Provisions”, “The Pooling and Servicing Agreement—Rating Agency Confirmations” and

“Ratings” for additional considerations regarding the ratings, including a description of the process of obtaining confirmations of ratings for the offered certificates.

There can be no assurance that an unsolicited rating will not be issued prior to or after the closing date of the issuance of the certificates, and none of the depositor, any related sponsor or any related underwriter is obligated to inform investors (or potential investors) if an unsolicited rating is issued after the date of this prospectus. Consequently, if you intend to purchase the certificates, you should monitor whether an unsolicited rating of the certificates has been issued by a non-hired rating agency and should consult with your financial and legal advisors regarding the impact of an unsolicited rating on the certificates.

Any downgrading or unsolicited rating of a class of offered certificates to below “investment grade” may affect your ability to purchase or retain, or otherwise impact the regulatory characteristics, of those certificates.

Commercial and Multifamily Lending Is Dependent on Net Operating Income; Information May Be Limited or Uncertain

The mortgage loans are secured by various income-producing commercial and multifamily properties. The repayment of a commercial or multifamily mortgage loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents. Even the liquidation value of a commercial or multifamily property is determined, in substantial part, by the capitalization of the property’s ability to produce cash flow. However, net operating income can be volatile and may be insufficient to cover debt service on the commercial or multifamily mortgage loan at any given time.

For certain historical financial information relating to the mortgaged properties, including net operating income for the most recent reporting period and prior three calendar years, to the extent available, prospective investors should review Annex A to this prospectus. Certain mortgage loans are secured in whole or in part by mortgaged properties that have no prior operating history available or otherwise lack historical financial figures and information. A mortgaged property may lack prior operating history or historical financial information for various reasons including because it is newly constructed or renovated, it is a recent acquisition by the related borrower or it is a single-tenant property that is subject to a triple net lease. In addition, a tenant’s lease may contain confidentiality provisions that restrict the sponsors’ access to or disclosure of such tenant’s financial information. Although the underwritten net cash flows and underwritten net operating income for mortgaged properties are derived principally from current rent rolls or tenant leases, underwritten net cash flows may also, in some cases, be based on (i) leases (or letters of intent) that are not yet in place (and may still be under negotiation), (ii) tenants that may have signed a lease (or letter of intent) or a lease amendment expanding the leased space, but are not yet in occupancy and/or are not yet paying rent, (iii) tenants that are leasing on a month-to-month basis and have the right to terminate their leases on a monthly basis, and/or (iv) historical expenses, adjusted to account for inflation, significant occupancy increases and a market rate management fee. However, we cannot assure you that such tenants will execute leases (or letters of intent) or expand their space or, in any event, that actual cash flows from such mortgaged properties will meet such projected cash flows, income and expense levels or that those funds will be sufficient to meet the payment obligations of the related mortgage loans.

See “—Underwritten Net Cash Flow Could Be Based on Incorrect or Failed Assumptions” below and “Description of the Mortgage Pool—Additional Mortgage Loan Information”. See also “—Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance” for a discussion of factors that could adversely affect the net operating income and property value of commercial mortgaged properties.

Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed

The mortgage loans are not insured or guaranteed by any person or entity, governmental or otherwise.

Investors should treat each mortgage loan as a non-recourse loan. If a default occurs, recourse generally may be had only against the specific properties and other assets that have been pledged to secure the loan. Consequently, payment prior to maturity is dependent primarily on the sufficiency of the net operating income of the mortgaged property. Payment at maturity is primarily dependent upon the market value of the mortgaged property and the borrower’s ability to sell or refinance the mortgaged property.

Although the mortgage loans generally are non-recourse in nature, certain mortgage loans contain non-recourse carveouts for liabilities such as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters. Certain mortgage loans set forth under “Description of the Mortgage Pool—Non-Recourse Carveout Limitations” either do not contain non-recourse carveouts or contain material limitations to non-recourse carveouts. Often these obligations are guaranteed by an affiliate of the related borrower, although liability under any such guaranty may be capped or otherwise limited in amount or scope. Furthermore, certain guarantors may be foreign entities or individuals which, while subject to the domestic governing law provisions in the guaranty and related mortgage loan documents, could nevertheless require enforcement of any judgment in relation to a guaranty in a foreign jurisdiction, which could, in turn, cause a significant time delay or result in the inability to enforce the guaranty under foreign law. Additionally, the guarantor’s net worth and liquidity may be less (and in some cases, materially less) than amounts due under the related mortgage loan or the guarantor’s sole asset may be its interest in the related borrower. Certain mortgage loans may have the benefit of a general payment guaranty of a portion of the indebtedness under the mortgage loan. In all cases, however, the mortgage loans should be considered to be non-recourse obligations because neither the depositor nor the sponsors make any representation or warranty as to the obligation or ability of any borrower or guarantor to pay any deficiencies between any foreclosure proceeds and the mortgage loan indebtedness.

Underwritten Net Cash Flow Could Be Based on Incorrect or Failed Assumptions

As described in “Description of the Mortgage Pool—Certain Calculations and Definitions” and Annex A to this prospectus, underwritten net cash flow means cash flow (including any cash flow from master leases) as adjusted based on a number of assumptions used by the related sponsor. No representation is made that the underwritten net cash flow set forth in this prospectus as of the cut-off date or any other date represents actual future net cash flows. For example, with respect to certain mortgage loans included in the issuing entity, the occupancy of the related mortgaged property reflects tenants that may not have yet actually executed leases (or letters of intent) or that have signed leases but have not yet taken occupancy and/or are not paying full contractual rent or tenants that are seeking or may in the future seek to sublet all or a portion of their respective spaces, or tenants that are “dark” tenants but paying rent, or space that has been master leased to an affiliate of a borrower. You should review these assumptions and make your own determination of the appropriate assumptions to be used in determining underwritten net cash flow. In many cases, co-tenancy provisions were assumed to be satisfied and vacant space was assumed to be occupied and space that was due to expire was assumed to have been re-let, in each case at market rates that may have exceeded current rent.

In the event of the inaccuracy of any assumptions or projections used in connection with the calculation of underwritten net cash flow, the actual net cash flow could be significantly different (and, in some cases, may be materially less) than the underwritten net cash flow presented in this prospectus, and this would change other numerical information presented in this prospectus based on or derived from the underwritten net cash flow, such as the debt service coverage ratios presented in this prospectus.

In addition, the debt service coverage ratios set forth in this prospectus for the mortgage loans and the mortgaged properties vary, and may vary substantially, from the debt service coverage ratios for the mortgage loans and the mortgaged properties as calculated pursuant to the definition of such ratios as set forth in the related mortgage loan documents. See “Description of the Mortgage Pool—Certain Calculations and Definitions” for additional information on certain of the mortgage loans in the issuing entity.

The Mortgage Loans Have Not Been Reviewed or Reunderwritten by Us

Although the sponsors have conducted a review of the mortgage loans to be sold to us for this securitization transaction, we, as the depositor for this securitization transaction, have neither originated the mortgage loans nor conducted a review or re-underwriting of the mortgage loans. Instead, we have relied on the representations and warranties made by the applicable sponsors and the remedies for breach of a representation and warranty as described under “The Mortgage Loan Purchase Agreements—Representations and Warranties” and “—Cures, Repurchases and Substitutions”, and the sponsors’ description of their respective underwriting criteria described under “Transaction Parties—The Originators—Citigroup Global Markets Realty Corp. and Citi Real Estate Funding Inc.” and “—Deutsche Bank AG, acting through its New York Branch”.  A description of the review conducted by each sponsor for this securitization transaction is set forth under “Transaction Parties—The Sponsors and the Mortgage Loan Sellers—Citigroup Global Markets Realty Corp. and Citi Real Estate Funding Inc.—Review of the Citi Mortgage Loans” and “—German American Capital Corporation—Review of GACC Mortgage Loans”.

The representations and warranties made by the sponsors may not cover all of the matters that one would review in underwriting a mortgage loan and you should not view them as a substitute for re-underwriting the mortgage loans.  Furthermore, these representations and warranties in some respects represent an allocation of risk rather than a confirmed description of the mortgage loans. If we had reunderwritten the mortgage loans or the related loan combinations, it is possible that the reunderwriting process may have revealed problems with a mortgage loan not covered by a representation or warranty or may have revealed inaccuracies in the representations and warranties. See “—Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans” and “—Any Loss of Value Payment Made by a Sponsor May Not Be Sufficient to Cover All Losses on a Defective Mortgage Loan” and “The Mortgage Loan Purchase Agreements—Representations and Warranties” and “—Cures, Repurchases and Substitutions”.

As a result of the foregoing, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus and your own view of the mortgage pool.

Historical Information Regarding the Mortgage Loans May Be Limited

Some of the mortgage loans that we intend to include in the issuing entity were made to enable the related borrower to acquire the related mortgaged property, and in certain cases, the mortgaged properties were recently constructed. The underwritten net cash flows and underwritten net operating incomes for such mortgaged properties are derived principally from current rent rolls or tenant leases and the appraisers’ projected expense levels. However, we cannot assure you that actual cash flows from such mortgaged properties will meet such projected cash flows, income and expense levels or that those funds will be sufficient to meet the payment obligations of the related mortgage loans.

Accordingly, for certain of these mortgage loans, limited or no historical operating information is available with respect to the related mortgaged properties. As a result, you may find it difficult to analyze the historical performance of those mortgaged properties.

Ongoing Information Regarding the Mortgage Loans and the Offered Certificates May Be Limited

The primary source of ongoing information regarding the offered certificates, including information regarding the status of the related mortgage loans and any credit support for the offered certificates, will be the periodic reports delivered to you and the information we file with the Securities and Exchange Commission. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”. We cannot assure you that any additional ongoing information regarding the offered certificates will be available through any other source. The limited nature of the available information in respect of the offered certificates may adversely affect their liquidity, even if a secondary market for the offered certificates does develop.

We are not aware of any source through which pricing information regarding the offered certificates will be generally available on an ongoing basis or on any particular date.

Static Pool Data Would Not Be Indicative of the Performance of This Pool

As a result of the distinct nature of the pool of mortgage loans to be included in the issuing entity, and the separate mortgage loans within the pool, this prospectus does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by any sponsor of assets of the type to be securitized (known as “static pool data”). In particular, static pool data showing a low level of delinquencies and defaults would not be indicative of the performance of this pool or any other pools of mortgage loans originated by the same sponsor or sponsors. While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property. Therefore, you should evaluate this offering on the basis of the information set forth in this prospectus with respect to the mortgage loans, and not on the basis of any successful performance of other pools of securitized commercial mortgage loans.

Performance of the Certificates Will Be Highly Dependent on the Performance of Tenants and Tenant Leases

Any tenant may, from time to time, experience a downturn in its business, which may weaken its financial condition and result in a reduction or failure to make rental payments when due. If tenants’ sales were to decline, percentage rents may decline and, further, tenants may be unable to pay their base rent or other occupancy costs. If a tenant defaults in its obligations to a property owner, that property owner may experience delays in enforcing its rights as lessor and may incur substantial costs and experience significant delays associated with protecting its investment, including costs incurred in renovating and reletting the property.

Additionally, the income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if:

●	space in the mortgaged properties could not be leased or re-leased or substantial re-leasing costs were required and/or the cost of performing landlord obligations under existing leases materially increased;

●	leasing or re-leasing is restricted by exclusive rights of tenants to lease the mortgaged properties or other covenants not to lease space for certain uses or activities, or covenants limiting the types of tenants to which space may be leased;

●	a significant tenant were to become a debtor in a bankruptcy case;

●	rental payments could not be collected for any other reason; or

●	a borrower fails to perform its obligations under a lease resulting in the related tenant having a right to terminate such lease.

In addition, certain of the mortgage loans may have tenants who are leasing their spaces on a month-to-month basis and have the right to terminate their leases on a monthly basis.

A Tenant Concentration May Result in Increased Losses

A deterioration in the financial condition of a tenant, the failure of a tenant to renew its lease or the exercise by a tenant of an early termination right can be particularly significant if a mortgaged property is owner-occupied, leased to a single tenant, or if any tenant makes up a significant portion of the rental income at the mortgaged property.

Concentrations of particular tenants among the mortgaged properties or within a particular business or industry at one or multiple mortgaged properties increase the possibility that financial problems with such tenants or such business or industry sectors could affect the mortgage loans. In these cases, business issues for a particular tenant could have a disproportionately large impact on the pool of mortgage loans and adversely affect distributions to certificateholders. Similarly, an issue with respect to a particular industry could also have a disproportionately large impact on the pool of mortgage loans. In addition, the mortgage loans may be adversely affected if a tenant at the mortgaged property is highly specialized, or dependent on a single industry or only a few customers for its revenue. See “—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” below and “Description of the Mortgage Pool—Tenant Issues—Tenant Concentrations” for information on tenant concentrations in the mortgage pool.

Mortgaged Properties Leased to Multiple Tenants Also Have Risks

If a mortgaged property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for payments on the related mortgage loan. Multi-tenant mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses. See Annex A to this prospectus for tenant lease expiration dates for the 5 largest tenants at each mortgaged property.

Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks

If a mortgaged property is leased in whole or substantial part to the borrower under the mortgage loan or to an affiliate of the borrower, there may be conflicts of interest. For instance, it is more likely a landlord will waive lease conditions for an affiliated tenant than it would for an unaffiliated tenant. We cannot assure you that the conflicts of interest arising where a borrower is affiliated with a tenant at a mortgaged property will not adversely impact the value of the related mortgage loan. See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases and Master Leases” for information on properties leased in whole or in part to borrowers and their affiliates.

Tenant Bankruptcy Could Result in a Rejection of the Related Lease

The bankruptcy or insolvency of a major tenant or a number of smaller tenants, such as in retail properties, may have an adverse impact on the mortgaged properties affected and the income produced by such mortgaged properties. Under the Bankruptcy Code, a tenant has the option of assuming or rejecting or, subject to certain conditions, assuming and assigning to a third party, any unexpired lease. If the tenant rejects the lease, the landlord’s claim for breach of the lease would (absent collateral securing the claim) be treated as a general unsecured claim against the tenant and a lessor’s damages for lease rejection are generally subject to certain limitations. We cannot assure you that tenants of the mortgaged properties will continue making payments under their leases or that tenants will not file for bankruptcy protection in the future or, if any tenants so file, that they will continue to make rental payments in a timely manner. See “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues”. See “Description of the Mortgage Pool—Default History, Bankruptcy Issues and Other Proceedings” for information regarding bankruptcy issues with respect to certain mortgage loans.

In the case of certain mortgage loans included in the mortgage pool, it may be possible that the related master lease could be construed in a bankruptcy as a financing lease or other arrangement under which the related master lessee (and/or its affiliates) would be deemed as effectively the owner of the related mortgaged property, rather than a tenant, which could result in potentially adverse consequences for the trust, as the holder of such mortgage loan, including a potentially greater risk of an unfavorable plan of reorganization and competing claims of creditors of the related master lessee and/or its affiliates. See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases and Master Leases”.

Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure

In certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions that require the tenant to subordinate the lease if the mortgagee agrees to enter into a non-disturbance agreement, the tenants may terminate their leases upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated. This is particularly likely if such tenants were paying above-market rents or could not be replaced. If a lease is not subordinate to a mortgage, the issuing entity will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property (unless otherwise agreed to with the tenant). Also, if the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards) or which could affect the enforcement of the lender’s rights (e.g., a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage. Not all leases were reviewed to ascertain the existence of attornment or subordination provisions.

With respect to certain of the mortgage loans, the related borrower has given to certain tenants or others an option to purchase, a right of first refusal and/or a right of first offer to purchase all or a portion of the mortgaged property in the event a sale is contemplated, and such right is not subordinate to the related mortgage. This may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure, or, upon foreclosure, this may affect the value and/or marketability of the related mortgaged property. See “Description of the Mortgage Pool—Tenant Issues—Purchase Options, Rights of First Offer and Rights of First Refusal” for information regarding material purchase options, rights of first offer and/or rights of first refusal, if any, with respect to mortgaged properties securing certain mortgage loans.

Early Lease Termination Options May Reduce Cash Flow

Any exercise of a termination right by a tenant at a mortgaged property could result in vacant space at the related mortgaged property, renegotiation of the lease with the related tenant or re-letting of the space on a date earlier than the lease expiration date shown on Annex A to this prospectus or in rent rolls. Any such vacated space may not be re-let. Furthermore, similar termination and/or abatement rights may arise in the future or materially adversely affect the related borrower’s ability to meet its obligations under the related mortgage loan documents. See “Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations” for information on material tenant lease expirations and early termination options.

Mortgaged Properties Leased to Not-for-Profit Tenants Also Have Risks

Certain mortgaged properties, which may include retail, office and multifamily properties, among others, may have tenants that are charitable institutions that generally rely on contributions from individuals and government grants or other subsidies to pay rent on such properties and other operating expenses. We cannot assure you that the rate, frequency and level of individual contributions or governmental grants and subsidies will continue with respect to any such institution. A reduction in contributions or grants may impact the ability of the related institution to pay rent, and there can be no assurance that the related borrower will be in a position to meet its obligations under the related mortgage loan documents if such tenant fails to pay its rent.

Certain Aspects of Co-Lender, Intercreditor and Similar Agreements Executed in Connection with Mortgage Loans Underlying Your Offered Certificates May Be Unenforceable

One or more mortgage loans included in the trust is part of a split loan structure or loan combination that includes a subordinate non-trust mortgage loan or may be senior to one or more other mortgage loans made to a common borrower and secured by the same real property collateral. Pursuant to a co-lender, intercreditor or similar agreement, a subordinate lender may have agreed that it not take any direct actions with respect to the related subordinated debt, including any actions relating to the bankruptcy of the related borrower, and that the holder of the related mortgage loan that is included in our trust—directly or through an applicable servicer—will have all rights to direct all such actions. There can be no assurance that in the event of the borrower’s bankruptcy, a court will enforce such restrictions against a subordinate lender. While subordination agreements are generally enforceable in bankruptcy, in its decision in In re 203 North LaSalle Street Partnership, 246 B.R. 325 (Bankr. N.D. Ill. March 10, 2000), the United States Bankruptcy Court for the Northern District of Illinois refused to enforce a provision of a subordination agreement that allowed a first mortgagee to vote a second mortgagee’s claim with respect to a Chapter 11 reorganization plan on the grounds that pre-bankruptcy contracts cannot override rights expressly provided by federal bankruptcy law. This holding, which one court has already followed, potentially limits the ability of a senior lender to accept or reject a reorganization plan or to control the enforcement of remedies against a common borrower over a subordinate lender’s objections. In the event the foregoing holding is followed with respect to a co-lender relationship related to one of the mortgage loans underlying your offered certificates, the trust’s recovery with respect to the related borrower in a bankruptcy proceeding may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

Mezzanine Debt May Reduce the Cash Flow Available to Reinvest in a Mortgaged Property and may Increase the Likelihood that a Borrower Will Default on a Mortgage Loan Underlying Your Offered Certificates

In the case of one or more mortgage loans included in the trust, a direct and/or indirect equity holder in the related borrower may have pledged, or be permitted to pledge, its equity interest to secure financing to that equity holder. Such financing is often referred to as mezzanine debt. While a lender on mezzanine debt has no security interest in or rights to the related mortgaged property, a default under the subject mezzanine loan could cause a change in control of the related borrower.

In addition, if, in the case of any mortgage loan, equity interests in the related borrower have been pledged to secure mezzanine debt, then the trust may be subject to an intercreditor or similar agreement that, among other things:

●	grants the mezzanine lender cure rights and/or a purchase option with respect to the subject underlying mortgage loan under certain default scenarios or reasonably foreseeable default scenarios;

●	limits modifications of payment terms of the subject underlying mortgage loan; and/or

●	limits or delays enforcement actions with respect to the subject underlying mortgage loan.

Furthermore, mezzanine debt reduces the mezzanine borrower’s indirect equity in the subject mortgaged property and therefore may reduce its incentive to invest cash in order to support that mortgaged property.

Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses

The effect of mortgage pool loan losses will be more severe if the losses relate to mortgage loans that account for a disproportionately large percentage of the pool’s aggregate principal balance. As mortgage loans pay down or properties are released, the remaining mortgage loans may face a higher risk with respect to the diversity of property types and property characteristics and with respect to the number of borrowers.

See the table titled “Distribution of Remaining Terms to Maturity/ARD” in Annex C to this prospectus for a stratification of the remaining terms to maturity of the mortgage loans. Because principal on the respective classes of offered certificates with certificate balances is payable in sequential order of payment priority, and such a class receives principal only after the preceding such class(es) have been paid in full, such classes that have a lower sequential priority are more likely to face these types of risk of concentration than such classes with a higher sequential priority.

A concentration of mortgage loans secured by the same mortgaged property types can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the pool of mortgage loans. Mortgaged property types representing more than 5.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date are mixed use, hospitality, office, retail, self storage and industrial. See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Property Types” for information on the types of mortgaged properties securing the mortgage loans in the mortgage pool.

Repayments by borrowers and the market value of the related mortgaged properties could be affected by economic conditions generally or specific to particular geographic areas or regions of the United States, and concentrations of mortgaged properties in particular geographic areas may increase the risk that conditions in the real estate market where the mortgaged property is located, or other adverse economic or other developments or natural disasters (e.g., earthquakes, floods, forest fires, tornadoes or hurricanes or changes in governmental rules or fiscal policies) affecting a particular region of the country, could increase the frequency and severity of losses on mortgage loans secured by those mortgaged properties. Mortgaged properties securing more than 5.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date are located in New York, California, Texas and Illinois. See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Geographic Concentrations”.

Some of the mortgaged properties are located in areas that, based on low population density, poor economic demographics (such as higher than average unemployment rates, lower than average annual household income and/or overall loss of jobs) and/or negative trends in such regards, would be considered secondary or tertiary markets.

A concentration of mortgage loans with the same borrower or related borrowers also can pose increased risks:

●	if a borrower that owns or controls several mortgaged properties (whether or not all of them secure mortgage loans in the mortgage pool) experiences financial difficulty at one mortgaged property, it could defer maintenance at another mortgaged property in order to satisfy current expenses with respect to the first mortgaged property;

●	a borrower could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on the mortgage loans in the mortgage pool secured by that borrower’s mortgaged properties (subject to the master servicer’s and the trustee’s obligation to make advances for monthly payments) for an indefinite period; and

●	mortgaged properties owned by the same borrower or related borrowers are likely to have common management, common general partners and/or common managing members increasing the risk that financial or other difficulties experienced by such related parties could have a greater impact on the pool of mortgage loans. See “—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans” below.

See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans” for information on the composition of the mortgage pool by property type and geographic distribution and loan concentration.

Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance

Most of the Mortgage Loans Underlying Your Offered Certificates Will Be Non-Recourse.

You should consider all of the mortgage loans underlying your offered certificates to be non-recourse loans. This means that, in the event of a default, recourse will be limited to the related real property or properties securing the defaulted mortgage loan. In the event that the income generated by a real property were to decline as a result of the poor economic performance of that property, with the result that the property is not able to support debt service payments on the related mortgage loan, neither the related borrower nor any other person would be obligated to remedy the situation by making payments out of their own funds. In such a situation, the borrower could choose instead to surrender the related mortgaged property to the lender or let it be foreclosed upon. In those cases where recourse to a borrower or guarantor is permitted by the loan documents, we generally will not undertake any evaluation of the financial condition of that borrower or guarantor. Consequently, full and timely payment on each mortgage loan underlying your offered certificates will depend on one or more of the following:

●	the sufficiency of the net operating income of the applicable real property;

●	the market value of the applicable real property at or prior to maturity; and

●	the ability of the related borrower to refinance or sell the applicable real property.

In general, the value of a multifamily or commercial property will depend on its ability to generate net operating income. The ability of an owner to finance a multifamily or commercial property will depend, in large part, on the property’s value and ability to generate net operating income.

None of the mortgage loans underlying your offered certificates will be insured or guaranteed by any governmental entity or private mortgage insurer.

The risks associated with lending on multifamily and commercial properties are inherently different from those associated with lending on the security of single-family residential properties. This is because, among other reasons, multifamily rental and commercial real estate lending generally involves larger loans and, as described above, repayment is dependent upon:

●	the successful operation and value of the related mortgaged property, and

●	the related borrower’s ability to refinance the mortgage loan or sell the related mortgaged property.

See “—The Types of Properties That Secure the Mortgage Loans Present Special Risks” below.

Many Risk Factors Are Common to Most or All Multifamily and Commercial Properties.

The following factors, among others, will affect the ability of a multifamily or commercial property to generate net operating income and, accordingly, its value:

●	the location, age, functionality, design and construction quality of the subject property;

●	perceptions regarding the safety, convenience and attractiveness of the property;

●	the characteristics of the neighborhood where the property is located;

●	the degree to which the subject property competes with other properties in the area;

●	the proximity and attractiveness of competing properties;

●	the existence and construction of competing properties;

●	the adequacy of the property’s management and maintenance;

●	tenant mix and concentration;

●	national, regional or local economic conditions, including plant closings, industry slowdowns and unemployment rates;

●	local real estate conditions, including an increase in or oversupply of comparable commercial or residential space;

●	demographic factors;

●	customer confidence, tastes and preferences;

●	retroactive changes in building codes and other applicable laws;

●	changes in governmental rules, regulations and fiscal policies, including environmental legislation; and

●	vulnerability to litigation by tenants and patrons.

Particular factors that may adversely affect the ability of a multifamily or commercial property to generate net operating income include:

●	an increase in interest rates, real estate taxes and other operating expenses;

●	an increase in the capital expenditures needed to maintain the property or make improvements;

●	a decline in the financial condition of a major tenant and, in particular, a sole tenant or anchor tenant;

●	an increase in vacancy rates;

●	a decline in rental rates as leases are renewed or replaced;

●	natural disasters and civil disturbances such as earthquakes, hurricanes, floods, eruptions, terrorist attacks or riots; and

●	environmental contamination.

The volatility of net operating income generated by a multifamily or commercial property over time will be influenced by many of the foregoing factors, as well as by:

●	the length of tenant leases;

●	the creditworthiness of tenants;

●	the rental rates at which leases are renewed or replaced;

●	the percentage of total property expenses in relation to revenue;

●	the ratio of fixed operating expenses to those that vary with revenues; and

●	the level of capital expenditures required to maintain the property and to maintain or replace tenants.

Therefore, commercial and multifamily properties with short-term or less creditworthy sources of revenue and/or relatively high operating costs, such as those operated as hospitality and self storage properties, can be expected to have more volatile cash flows than commercial and multifamily properties with medium- to long-term leases from creditworthy tenants and/or relatively low operating costs. A decline in the real estate market will tend to have a more immediate effect on the net operating income of commercial and multifamily properties with short-term revenue sources and may lead to higher rates of delinquency or defaults on the mortgage loans secured by those properties.

The Successful Operation of a Multifamily or Commercial Property Depends on Tenants.

Generally, multifamily and commercial properties are subject to leases. The owner of a multifamily or commercial property typically uses lease or rental payments for the following purposes:

●	to pay for maintenance and other operating expenses associated with the property;

●	to fund repairs, replacements and capital improvements at the property; and

●	to service mortgage loans secured by, and any other debt obligations associated with operating, the property.

Accordingly, mortgage loans secured by income-producing properties will be affected by the expiration of leases and the ability of the respective borrowers to renew the leases or relet the space on comparable terms and on a timely basis.

Factors that may adversely affect the ability of an income-producing property to generate net operating income from lease and rental payments include:

●	a general inability to lease space;

●	an increase in vacancy rates, which may result from tenants deciding not to renew an existing lease or discontinuing operations;

●	an increase in tenant payment defaults or any other inability to collect rental payments;

●	a decline in rental rates as leases are entered into, renewed or extended at lower rates;

●	an increase in the capital expenditures needed to maintain the property or to make improvements;

●	a decline in the financial condition and/or bankruptcy or insolvency of a significant or sole tenant; and

●	an increase in leasing costs and/or the costs of performing landlord obligations under existing leases.

With respect to any mortgage loan backing the offered certificates, you should anticipate that, unless the related mortgaged property is owner occupied, one or more—and possibly all—of the leases at the related mortgaged property will expire at varying rates during the term of that mortgage loan and some tenants will have, and may exercise, termination options. In addition, some government-sponsored tenants will have the right as a matter of law to cancel their leases for lack of appropriations.

Additionally, in some jurisdictions, if tenant leases are subordinated to the lien created by the related mortgage instrument but do not contain attornment provisions, which are provisions requiring the tenant to recognize as landlord under the lease a successor owner following foreclosure, the leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, that mortgaged property could experience a further decline in value if such tenants’ leases were terminated.

Some mortgage loans that back offered certificates may be secured by mortgaged properties with tenants that are related to or affiliated with a borrower. In those cases a default by the borrower may coincide with a default by the affiliated tenants. Additionally, even if the property becomes a foreclosure property, it is possible that an affiliate of the borrower may remain as a tenant.

Dependence on a Single Tenant or a Small Number of Tenants Makes a Property Riskier Collateral.

In those cases where an income-producing property is leased to a single tenant or is primarily leased to one or a small number of major tenants, a deterioration in the financial condition or a change in the plan of operations of any of those tenants can have particularly significant effects on the net operating income generated by the property. If any of those tenants defaults under or fails to renew its lease, the resulting adverse financial effect on the operation of the property will be substantially more severe than would be the case with respect to a property occupied by a large number of less significant tenants.

An income-producing property operated for retail, office or industrial purposes also may be adversely affected by a decline in a particular business or industry if a concentration of tenants at the property is engaged in that business or industry.

Accordingly, factors that will affect the operation and value of a commercial property include:

●	the business operated by the tenants;

●	the creditworthiness of the tenants; and

●	the number of tenants.

Tenant Bankruptcy Adversely Affects Property Performance.

The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, at a commercial property may adversely affect the income produced by the property. Under federal bankruptcy law, a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord’s claim for breach of the lease would be a general unsecured claim against the tenant unless there is collateral securing the claim. The claim would be limited to:

●	the unpaid rent due under the lease, without acceleration, for the period prior to the filing of the bankruptcy petition or any earlier repossession by the landlord, or surrender by the tenant, of the leased premises; plus

●	the rent reserved by the lease, without acceleration, for the greater of one year and 15%, not to exceed three years, of the term of the lease following the filing of the bankruptcy petition or any earlier repossession by the landlord, or surrender by the tenant, of the leased premises.

The Success of an Income-Producing Property Depends on Reletting Vacant Spaces.

The operations at an income-producing property will be adversely affected if the owner or property manager is unable to renew leases or relet space on comparable terms when existing leases expire and/or become defaulted. Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions in the case of income-producing properties operated for retail, office or industrial purposes, can be substantial, could exceed any reserves maintained for that purpose and could reduce cash flow from the income-producing properties. Moreover, if a tenant at an income-producing property defaults in its lease obligations, the landlord may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the property.

If an income-producing property has multiple tenants, re-leasing expenditures may be more frequent than in the case of a property with fewer tenants, thereby reducing the cash flow generated by the multi-tenanted property. Multi-tenanted properties may also experience higher continuing vacancy rates and greater volatility in rental income and expenses.

Property Value May Be Adversely Affected Even When Current Operating Income Is Not.

Various factors may affect the value of multifamily and commercial properties without affecting their current net operating income, including:

●	changes in interest rates;

●	the availability of refinancing sources;

●	changes in governmental regulations, licensing or fiscal policy;

●	changes in zoning or tax laws; and

●	potential environmental or other legal liabilities.

Property Management May Affect Property Operations and Value.

The operation of an income-producing property will depend upon the property manager’s performance and viability. The property manager generally is responsible for:

●	responding to changes in the local market;

●	planning and implementing the rental structure, including staggering durations of leases and establishing levels of rent payments;

●	operating the property and providing building services;

●	managing operating expenses; and

●	ensuring that maintenance and capital improvements are carried out in a timely fashion.

Income-producing properties that derive revenues primarily from short-term rental commitments, such as hospitality or self storage properties, generally require more intensive management than properties leased to tenants under long-term leases.

By controlling costs, providing appropriate and efficient services to tenants and maintaining improvements in good condition, a property manager can—

●	maintain or improve occupancy rates, business and cash flow,

●	reduce operating and repair costs, and

●	preserve building value.

On the other hand, management errors can, in some cases, impair the long term viability of an income-producing property.

Certain of the mortgaged properties will be managed by affiliates of the related borrower or by the related borrower. If a mortgage loan is in default or undergoing special servicing, such relationship could disrupt the management of the related mortgaged property, which may adversely affect cash flow. However, the related mortgage loans will generally permit, in the case of mortgaged properties managed by borrower affiliates, the lender to remove the related property manager upon the occurrence of one or more of the following: an event of default, a decline in cash flow below a specified level or the failure to satisfy some other specified performance trigger.

We make no representation or warranty as to the skills of any present or future managers. Additionally, we cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements. Further, certain individuals involved in the management or general business development at certain mortgaged properties may engage in unlawful activities or otherwise exhibit poor business judgment that adversely affect operations and ultimately cash flow at such properties.

Maintaining a Property in Good Condition Is Expensive.

The owner may be required to expend a substantial amount to maintain, renovate or refurbish a commercial or multifamily property. Failure to do so may materially impair the property’s ability to generate cash flow. The effects of poor construction quality will increase over time in the form of increased maintenance and capital improvements. Even superior construction will deteriorate over time if management does not schedule and perform adequate maintenance in a timely fashion. There can be no assurance that an income-producing property will generate sufficient cash flow to cover the increased costs of maintenance and capital improvements in addition to paying debt service on the mortgage loan(s) that may encumber that property.

Competition Will Adversely Affect the Profitability and Value of an Income-Producing Property.

Some income-producing properties are located in highly competitive areas. Comparable income-producing properties located in the same area compete on the basis of a number of factors including:

●	rental rates;

●	location;

●	type of business or services and amenities offered; and

●	nature and condition of the particular property.

The profitability and value of an income-producing property may be adversely affected by a comparable property that:

●	offers lower rents;

●	has lower operating costs;

●	offers a more favorable location; or

●	offers better facilities.

Costs of renovating, refurbishing or expanding an income-producing property in order to remain competitive can be substantial.

The Types of Properties That Secure the Mortgage Loans Present Special Risks

General

As discussed under “—Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance” above, the adequacy of an income-producing property as security for a mortgage loan depends in large part on its value and ability to generate net operating income. Set forth below is a discussion of some of the various factors that may affect the value and operations of the properties which secure the mortgage loans.

Mixed Use Properties

Certain properties are mixed use properties. Each such mortgaged property is subject to the risks relating to the applicable property types as described in “—The Types of Properties That Secure the Mortgage Loans Present Special Risks—General—Office Properties”, “—The Types of Properties That Secure the Mortgage Loans Present Special Risks—General—Retail Properties”, “—The Types of Properties That Secure the Mortgage Loans Present Special Risks—General—Industrial Properties”, “—The Types of Properties That Secure the Mortgage Loans Present Special Risks—General— Parking Lots and Garages” and “—The Types of Properties That Secure the Mortgage Loans Present Special Risks—General—Multifamily Rental Properties”. See Annex A for the 5 largest tenants (by net rentable area leased) at each mixed use property. A mixed use property may be subject to additional risks, including the property manager’s inexperience in managing the different property types that comprise such mixed use property.

See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Property Types—Mixed Use Properties”.

Hospitality Properties

Hospitality properties may involve different types of hotels and motels, including:

●	full service hotels;

●	resort hotels with many amenities;

●	limited service hotels;

●	hotels and motels associated with national or regional franchise chains;

●	hotels that are not affiliated with any franchise chain but may have their own brand identity; and

●	other lodging facilities.

Factors affecting the value, operation and economic performance of a hospitality property include:

●	the location of the property and its proximity to major population centers or attractions;

●	the seasonal nature of business at the property;

●	the level of room rates relative to those charged by competitors;

●	quality and perception of the franchise affiliation;

●	economic conditions, either local, regional or national, which may limit the amount that can be charged for a room and may result in a reduction in occupancy levels;

●	the existence or construction of competing hospitality properties;

●	nature and quality of the services and facilities;

●	financial strength and capabilities of the owner and operator;

●	the need for continuing expenditures for modernizing, refurbishing and maintaining existing facilities;

●	increases in operating costs, which may not be offset by increased room rates;

●	the property’s dependence on business and commercial travelers and tourism;

●	changes in travel patterns caused by changes in access, energy prices, labor strikes, relocation of highways, the reconstruction of additional highways or other factors; and

●	changes in travel patterns caused by perceptions of travel safety, which perceptions can be significantly and adversely influenced by terrorist acts and foreign conflict as well as apprehension regarding the possibility of such acts or conflicts.

Because limited-service hotels and motels are relatively quick and inexpensive to construct and may quickly reflect a positive value, an over-building of these hotels and motels could occur in any given region, which would likely adversely affect occupancy and daily room rates. Further, because rooms at hospitality properties are generally rented for short periods of time, hospitality properties tend to be more sensitive to adverse economic conditions and competition than many other types of commercial properties. Additionally, the revenues of some hospitality properties, particularly those located in regions whose economies depend upon tourism, may be highly seasonal in nature and/or may be adversely affected by prolonged unfavorable weather conditions.

Hospitality properties may be operated under franchise agreements. The continuation of a franchise is typically subject to specified operating standards and other terms and conditions. The franchisor periodically inspects its licensed properties to confirm adherence to its operating standards. The failure of the hospitality property to maintain those standards or adhere to those other terms and conditions could result in the loss or cancellation of the franchise license. It is possible that the franchisor could condition the continuation of a franchise license on the completion of capital improvements or the making of capital expenditures that the owner of the hospitality property determines are too expensive or are otherwise unwarranted in light of the operating results or prospects of the property. In that event, the owner of the hospitality property may elect to allow the franchise license to lapse. In any case, if the franchise is terminated, the owner of the hospitality property may seek to obtain a suitable replacement franchise, which may be at significantly higher fees than the previous franchise, or to operate property independently of a franchise license. The loss of a franchise license could have a material adverse effect upon the operations or value of the hospitality property because of the loss of associated name recognition, marketing support and centralized reservation systems provided by the franchisor.

The viability of any hospitality property that is a franchise of a national or a regional hotel or motel chain is dependent upon:

●	the continued existence and financial strength of the franchisor;

●	the public perception of the franchise service mark; and

●	the duration of the franchise licensing agreement.

The transferability of franchise license agreements may be restricted. The consent of the franchisor would be required for the continued use of the franchise license by the hospitality property following a foreclosure. Conversely, a lender may be unable to remove a franchisor that it desires to replace following a foreclosure. Additionally, any provision in a franchise agreement or management agreement providing for termination because of a bankruptcy of a franchisor or manager will generally not be enforceable.

In addition, certain hotel properties are limited-service, select service or extended stay hotels. Hotel properties that are limited-service, select service or extended stay hotels may subject a lender to more risk than full-service hotel properties as they generally require less capital for construction than full-service hotel properties. In addition, as limited-service, select service or extended stay hotels generally offer fewer amenities than full-service hotel properties, they are less distinguishable from each other. As a result, it is easier for limited-service, select service or extended stay hotels to experience increased or unforeseen competition.

In the event of a foreclosure on a hospitality property, the lender or other purchaser of the hospitality property may not be entitled to the rights under any associated operating, liquor and other licenses. That party would be required to apply in its own right for new operating, liquor and other licenses. There can be no assurance that a new license could be obtained or that it could be obtained promptly. The lack of a liquor license in a hospitality property could have an adverse impact on the revenue from that property or on its occupancy rate.

Office Properties

Factors affecting the value and operation of an office property include:

●	the strength, stability, number and quality of the tenants, particularly significant tenants, at the property;

●	the physical attributes and amenities of the building in relation to competing buildings, including the condition of the HVAC system, parking and the building’s compatibility with current business wiring requirements;

●	whether the area is a desirable business location, including local labor cost and quality, tax environment, including tax benefits, and quality of life issues, such as schools and cultural amenities;

●	the location of the property with respect to the central business district or population centers;

●	demographic trends within the metropolitan area to move away from or towards the central business district;

●	social trends combined with space management trends, which may change towards options such as telecommuting or hoteling to satisfy space needs;

●	tax incentives offered to businesses or property owners by cities or suburbs adjacent to or near where the building is located;

●	local competitive conditions, such as the supply of office space or the existence or construction of new competitive office buildings;

●	the quality and philosophy of building management;

●	access to mass transportation;

●	accessibility from surrounding highways/streets;

●	changes in zoning laws; and

●	the financial condition of the owner of the property.

With respect to some office properties, one or more tenants may have the option, at any time or after the expiration of a specified period, to terminate their leases at the subject property. In many cases, the tenant is required to provide notice and/or pay penalties in connection with the exercise of its termination option. Generally, the full rental income generated by the related leases will be taken into account in the underwriting of the related underlying mortgage loan. Notwithstanding any disincentives with respect to a termination option, there can be no assurance that a tenant will not exercise such an option, especially if the rent paid by that tenant is in excess of market rent. In such event, there may be a decrease in the cash flow generated by such mortgaged properties and available to make payments on the related offered certificates.

Office properties may be adversely affected by an economic decline in the business operated by their tenants. The risk associated with that economic decline is increased if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.

Office properties are also subject to competition with other office properties in the same market. Competitive factors affecting an office property include:

●	rental rates;

●	the building’s age, condition and design, including floor sizes and layout;

●	access to public transportation and availability of parking; and

●	amenities offered to its tenants, including sophisticated building systems, such as fiber optic cables, satellite communications or other base building technological features.

The cost of refitting office space for a new tenant is often higher than for other property types.

The success of an office property also depends on the local economy. Factors influencing a company’s decision to locate in a given area include:

●	the cost and quality of labor;

●	tax incentives; and

●	quality of life considerations, such as schools and cultural amenities.

The strength and stability of the local or regional economy will affect an office property’s ability to attract stable tenants on a consistent basis. A central business district may have a substantially different economy from that of a suburb.

Retail Properties

The term “retail property” encompasses a broad range of properties at which businesses sell consumer goods and other products and provide various entertainment, recreational or personal services to the general public. Some examples of retail properties include—

●	shopping centers,

●	factory outlet centers,

●	malls,

●	automotive sales and service centers,

●	consumer oriented businesses,

●	department stores,

●	grocery stores,

●	convenience stores,

●	specialty shops,

●	gas stations,

●	movie theaters,

●	fitness centers,

●	bowling alleys,

●	salons, and

●	dry cleaners.

A number of factors may affect the value and operation of a retail property. Some of these factors include:

●	the strength, stability, number and quality of the tenants;

●	tenants’ sales;

●	tenant mix;

●	whether the property is in a desirable location;

●	the physical condition and amenities of the building in relation to competing buildings;

●	whether a retail property is anchored, shadow anchored or unanchored and, if anchored or shadow anchored, the strength, stability, quality and continuous occupancy of the anchor tenant or the shadow anchor, as the case may be; and

●	the financial condition of the owner of the property.

Unless owner occupied, retail properties generally derive all or a substantial percentage of their income from lease payments from commercial tenants. Therefore, it is important for the owner of a retail property to attract and keep tenants, particularly significant tenants, that are able to meet their lease obligations. In order to attract tenants, the owner of a retail property may be required to—

●	lower rents,

●	grant a potential tenant a free rent or reduced rent period,

●	improve the condition of the property generally, or

●	make at its own expense, or grant a rent abatement to cover, tenant improvements for a potential tenant.

A prospective tenant will also be interested in the number and type of customers that it will be able to attract at a particular retail property. The ability of a tenant at a particular retail property to attract customers will be affected by a number of factors related to the property and the surrounding area, including:

●	competition from other retail properties;

●	perceptions regarding the safety, convenience and attractiveness of the property;

●	perceptions regarding the safety of the surrounding area;

●	demographics of the surrounding area;

●	the strength and stability of the local, regional and national economies;

●	traffic patterns and access to major thoroughfares;

●	the visibility of the property;

●	availability of parking;

●	the particular mixture of the goods and services offered at the property;

●	customer tastes, preferences and spending patterns; and

●	the drawing power of other tenants.

The success of a retail property is often dependent on the success of its tenants’ businesses. A significant component of the total rent paid by tenants of retail properties is often tied to a percentage of gross sales or revenues. Declines in sales or revenues of the tenants will likely cause a corresponding decline in percentage rents and/or impair the tenants’ ability to pay their rent or other occupancy costs. A default by a tenant under its lease could result in delays and costs in enforcing the landlord’s rights. Retail properties would be directly and adversely affected by a decline in the local economy and reduced consumer spending.

Repayment of a mortgage loan secured by a retail property will be affected by the expiration of space leases at the property and the ability of the borrower to renew or relet the space on comparable terms. Even if vacant space is successfully relet, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, may be substantial and could reduce cash flow from a retail property.

With respect to some retail properties, one or more tenants may have the option, at any time or after the expiration of a specified period, to terminate their leases at the subject property. In many cases, the tenant is required to provide notice and/or pay penalties in connection with the exercise of its termination option. Generally, the full rental income generated by the related leases will be taken into account in the underwriting of the related underlying mortgage loan. Notwithstanding any disincentives with respect to a termination option, there can be no assurance a tenant will not exercise such an option, especially if the rent paid by that tenant is in excess of market rent. In such event, there may be a decrease in the cash flow generated by such mortgaged properties and available to make payments on the related offered certificates.

The presence or absence of an anchor tenant in a multi-tenanted retail property can be important. Anchor tenants play a key role in generating customer traffic and making the center desirable for other tenants. Retail properties that are anchored have traditionally been perceived as less risky than unanchored properties. As to any given retail property, an anchor tenant is generally understood to be a nationally or regionally recognized tenant whose space is, in general, materially larger in size than the space occupied by other tenants at the same retail property and is important in attracting customers to the retail property. Retail properties that have anchor tenant-owned stores often have reciprocal easement and operating agreements between the property owner and such anchor tenants containing certain operating and maintenance covenants. Although an anchor tenant is required to pay a contribution toward common area maintenance and real estate taxes on the improvements and related real property, an anchor tenant that owns its own parcel does not pay rent.

Certain tenant estoppels will have been obtained from anchor and certain other tenants in connection with the origination of the mortgage loans that identify disputes between the related borrower and the applicable tenant, or alleged defaults or potential defaults by the applicable property owner under the lease or a reciprocal easement and operating agreement. Such disputes, defaults or potential defaults, could lead to a termination or attempted termination of the applicable lease or reciprocal easement and operating agreement by the tenant or to litigation against the related borrower. We cannot assure you that these tenant disputes will not have a material adverse effect on the ability of the related borrowers to repay their portion of the mortgage loan. In addition, we cannot assure you that the tenant estoppels obtained identify all potential disputes that may arise with tenants.

A retail property may also benefit from a shadow anchor. A shadow anchor is a store or business that satisfies the criteria for an anchor store or business, but which may be located at an adjoining property or on a portion of the subject retail property that is not collateral for the related mortgage loan. A shadow anchor may own the space it occupies. In those cases where the property owner does not control the space occupied by the anchor store or business, the property owner may not be able to take actions with respect to the space that it otherwise typically would, such as granting concessions to retain an anchor tenant or removing an ineffective anchor tenant.

In some cases, an anchor tenant or a shadow anchor may cease to operate at the property, thereby leaving its space unoccupied even though it continues to pay rent on or even own the vacant space. If an anchor tenant or a shadow anchor ceases operations at a retail property or if its sales do not reach a specified threshold, other tenants at the property may be entitled to terminate their leases prior to the scheduled expiration date or to pay rent at a reduced rate for the remaining term of the lease.

Accordingly, the following factors, among others, will adversely affect the economic performance of an anchored retail property, including:

●	an anchor tenant’s failure to renew its lease;

●	termination of an anchor tenant’s lease;

●	the bankruptcy or economic decline of an anchor tenant or a shadow anchor;

●	the cessation of the business of a self-owned anchor or of an anchor tenant, notwithstanding its continued ownership of the previously occupied space or its continued payment of rent, as the case may be; or

●	a loss of an anchor tenant’s or shadow anchor’s ability to attract shoppers.

Retail properties may also face competition from sources outside a given real estate market or with lower operating costs. For example, all of the following compete with more traditional department stores and specialty shops for consumer dollars:

●	factory outlet centers;

●	discount shopping centers and clubs;

●	catalogue retailers;

●	home shopping networks and programs;

●	internet web sites and electronic media shopping; and

●	telemarketing.

Similarly, home movie rentals and pay-per-view movies provide alternate sources of entertainment to movie theaters. Continued growth of these alternative retail outlets and entertainment sources, which are often characterized by lower operating costs, could adversely affect the rents collectible at retail properties.

Gas stations, automotive sales and service centers and dry cleaners also pose unique environmental risks because of the nature of their businesses and the types of products used or sold in those businesses.

Warehouse, Mini-Warehouse and Self Storage Facilities

Warehouse, mini-warehouse and self storage properties are considered vulnerable to competition because both acquisition costs and break-even occupancy are relatively low. Depending on their location, mini-warehouses and self storage facilities tend to be adversely affected more quickly by a general economic downturn than other types of commercial properties. In addition, it would require substantial capital expenditures to convert a warehouse, mini-warehouse or self storage property to an alternative use. This will materially impair the liquidation value of the property if its operation for storage purposes becomes unprofitable due to decreased demand, competition, age of improvements or other factors.

Successful operation of a warehouse, mini-warehouse or self storage property depends on—

●	building design,

●	location and visibility,

●	tenant privacy,

●	efficient access to the property,

●	proximity to potential users, including apartment complexes or commercial users,

●	services provided at the property, such as security,

●	age and appearance of the improvements, and

●	quality of management.

In addition, it is difficult to assess the environmental risks posed by warehouse, mini-warehouse and self storage properties due to tenant privacy restrictions, tenant anonymity and unsupervised access to such facilities. Therefore, these facilities may pose additional environmental risks to investors. Environmental site assessments performed with respect to warehouse, mini-warehouse and self storage properties would not include an inspection of the contents of the facilities. Therefore, it would not be possible to provide assurance that any of the units included in these kinds of facilities are free from hazardous substances or other pollutants or contaminants.

A self storage property may be affiliated with a franchise company through a franchise agreement. The performance of a self storage property affiliated with a franchise company may be affected by the continued existence and financial strength of the franchisor, the public perception of a service mark, and the duration of the franchise agreement. The transferability of franchise license agreements is restricted. In the event of a foreclosure, the lender or its agent would not have the right to use the franchise license without the franchisor’s consent.

Industrial Properties

Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment and/or by a general slowdown in the economy. In addition, an industrial property that suited the particular needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. Also, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property.

The value and operation of an industrial property depends on:

●	location of the property, the desirability of which in a particular instance may depend on—

1.       availability of labor services,

2.       proximity to supply sources and customers, and

3.       accessibility to various modes of transportation and shipping, including railways, roadways, airline terminals and ports;

●	building design of the property, the desirability of which in a particular instance may depend on—

1.       ceiling heights,

2.       column spacing,

3.       number and depth of loading bays,

4.       divisibility,

5.       floor loading capacities,

6.       truck turning radius,

7.       overall functionality, and

8.       adaptability of the property, because industrial tenants often need space that is acceptable for highly specialized activities; and

●	the quality and creditworthiness of individual tenants, because industrial properties frequently have higher tenant concentrations.

Industrial properties are generally special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect their liquidation value. In addition, properties used for many industrial purposes are more prone to environmental concerns than other property types. Further, certain of the industrial properties may have tenants that are subject to risks unique to their business, such as cold storage facilities. Cold storage facilities may have unique risks such as short lease terms due to seasonal use, making income potentially more volatile than for properties with longer term leases, and customized refrigeration design, rendering such facilities less readily convertible to alternative uses.

Multifamily Rental Properties

In addition to the factors discussed under “—Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance”, factors affecting the value and operation of a multifamily rental property include:

●	the physical attributes of the property, such as its age, appearance, amenities and construction quality, in relation to competing buildings;

●	the types of services or amenities offered at the property;

●	the location of the property;

●	distance from employment centers and shopping areas;

●	the characteristics of the surrounding neighborhood, which may change over time;

●	the rents charged for dwelling units at the property relative to the rents charged for comparable units at competing properties;

●	the ability of management to provide adequate maintenance and insurance;

●	the property’s reputation;

●	the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;

●	the existence or construction of competing or alternative residential properties in the local market, including other apartment buildings and complexes, manufactured housing communities, mobile home parks and single-family housing;

●	compliance with and continuance of any government housing rental subsidy programs and/or low income housing tax credit or incentive programs from which the property receives benefits;

●	the ability of management to respond to competition;

●	the tenant mix and whether the property is primarily occupied by workers from a particular company or type of business, personnel from a local military base or students;

●	in the case of student housing facilities, the reliance on the financial well-being of the college or university to which it relates, competition from on-campus housing units, and the relatively higher turnover rate compared to other types of multifamily tenants;

●	adverse local, regional or national economic conditions, which may limit the amount that may be charged for rents and may result in a reduction in timely rent payments or a reduction in occupancy levels;

●	local factory or other large employer closings;

●	state and local regulations, which may affect the property owner’s ability to evict tenants or to increase rent to the market rent for an equivalent apartment;

●	the extent to which the property is subject to land use restrictive covenants or contractual covenants that require that units be rented to low income tenants;

●	the extent to which the cost of operating the property, including the cost of utilities and the cost of required capital expenditures, may increase;

●	whether the property is subject to any age restrictions on tenants;

●	the extent to which increases in operating costs may be passed through to tenants; and

●	the financial condition of the owner of the property.

Because units in a multifamily rental property are leased to individuals, usually for no more than a year, the property is likely to respond relatively quickly to a downturn in the local economy or to the closing of a major employer in the area.

In addition, multifamily rental properties are typically in markets that, in general, are characterized by low barriers to entry. Thus, a particular multifamily rental property market with historically low vacancies could experience substantial new construction and a resultant oversupply of rental units within a relatively short period of time. Since apartments within a multifamily rental property are typically leased on a short-term basis, the tenants residing at a particular property may easily move to alternative multifamily rental properties with more desirable amenities or locations or to single family housing.

Some states regulate the relationship between an owner and its tenants at a multifamily rental property. Among other things, these states may—

●	require written leases;

●	require good cause for eviction;

●	require disclosure of fees;

●	prohibit unreasonable rules;

●	prohibit retaliatory evictions;

●	prohibit restrictions on a resident’s choice of unit vendors;

●	limit the bases on which a landlord may increase rent; or

●	prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner’s building.

Apartment building owners have been the subject of suits under state Unfair and Deceptive Practices Acts and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices.

Some counties and municipalities also impose rent control and/or rent stabilization regulations on apartment buildings. These regulations may limit rent increases to—

●	fixed percentages,

●	percentages of increases in the consumer price index,

●	increases set or approved by a governmental agency, or

●	increases determined through mediation or binding arbitration.

In many cases, the rent control or rent stabilization laws do not provide for decontrol of rental rates upon vacancy of individual units. Any limitations on a landlord’s ability to raise rents at a multifamily rental property may impair the landlord’s ability to repay a mortgage loan secured by the property or to meet operating costs.

Some multifamily rental properties are subject to land use restrictive covenants or contractual covenants in favor of federal or state housing agencies. These covenants generally require that a minimum number or percentage of units be rented to tenants who have incomes that are substantially lower than median incomes in the area or region. These covenants may limit the potential rental rates that may be charged at a multifamily rental property, the potential tenant base for the property or both. An owner may subject a multifamily rental property to these covenants in exchange for tax credits or rent subsidies. When the credits or subsidies cease, net operating income will decline. In addition, the differences in rents between subsidized or supported properties and other multifamily rental properties in the same area may not be a sufficient economic incentive for some eligible tenants to reside at a subsidized or supported property that may have fewer amenities or be less attractive as a residence. As a result, occupancy levels at a subsidized or supported property may decline, which may adversely affect the value and successful operation of the property.

Health Care-Related Properties

Health care-related properties include:

●	hospitals;

●	medical offices;

●	skilled nursing facilities;

●	nursing homes;

●	congregate care facilities; and

●	in some cases, assisted living centers and housing for seniors.

Health care-related facilities, particularly nursing homes, may receive a substantial portion of their revenues from government reimbursement programs, primarily Medicaid and Medicare. Medicaid and Medicare are subject to:

●	statutory and regulatory changes;

●	retroactive rate adjustments;

●	administrative rulings;

●	policy interpretations;

●	delays by fiscal intermediaries; and

●	government funding restrictions.

In addition, nursing facilities and assisted living facilities that are dependent on revenues from other third party payors (other than Medicare and Medicaid), such as private insurers, are also affected by the reimbursement policies of those payors.

All of the foregoing can adversely affect revenues from the operation of a health care-related facility. Moreover, governmental payors have employed cost-containment measures that limit payments to health care providers. In addition, there are currently under consideration various proposals for national health care relief that could further limit these payments.

Health care-related facilities are subject to significant governmental regulation of the ownership, operation, maintenance and/or financing of those properties. Providers of long-term nursing care and other medical services are highly regulated by federal, state and local law. They are subject to numerous factors which can increase the cost of operation, limit growth and, in extreme cases, require or result in suspension or cessation of operations, including:

●	federal and state licensing requirements;

●	facility inspections;

●	rate setting;

●	disruptions in payments;

●	reimbursement policies;

●	audits, which may result in recoupment of payments made or withholding of payments due;

●	laws relating to the adequacy of medical care, distribution of pharmaceuticals, use of equipment, personnel operating policies and maintenance of and additions to facilities and services;

●	patient care liability claims, including those generated by the recent advent of the use of video surveillance, or “granny cams”, by family members or government prosecutors to monitor care and limited availability and increased costs of insurance; and

●	shortages in staffing, increases in labor costs and labor disputes.

Under applicable federal and state laws and regulations, Medicare and Medicaid reimbursements generally may not be made to any person other than the provider who actually furnished the related material goods and services. Accordingly, in the event of foreclosure on a health care-related facility, neither a lender nor other subsequent lessee or operator of the property would generally be entitled to obtain from federal or state governments any outstanding reimbursement payments relating to services furnished at the property prior to foreclosure. Furthermore, in the event of foreclosure, there can be no assurance that a lender or other purchaser in a foreclosure sale would be entitled to the rights under any required licenses and regulatory approvals. The lender or other purchaser may have to apply in its own right for those licenses and approvals. There can be no assurance that a new license could be obtained or that a new approval would be granted. In addition, there can be no assurance that the facilities will remain licensed and loss of licensure/provider arrangements by a significant number of facilities could have a material adverse effect on a borrower’s ability to meet its obligations under the related mortgage loan and, therefore, on distributions on your certificates.

With respect to health care-related properties, the regulatory environment has intensified, particularly the long-term care service environment for large, for profit, multi-facility providers. For example, in the past few years, federal prosecutors have utilized the federal false claims act to prosecute nursing facilities that have quality of care deficiencies or reported instances of possible patient abuse and neglect, falsification of records, failure to report adverse events, improper use of restraints, and certain other care issues. Since facilities convicted under the false claims act may be liable for triple damages plus mandatory civil penalties, nursing facilities often settled with the government for a substantial amount of money rather than defending the allegations.

The extensive federal, state and local regulations affecting health care-related facilities include regulations on the financial and other arrangements that facilities enter into during the normal course of business. For example, anti-kickback laws prohibit certain business practices and relationships that might affect the provision and cost of health care services reimbursable under Medicare and Medicaid programs, including the payment or receipt of money or anything else of value in return for the referral of patients whose care will be paid by those programs. Sanctions for violations include criminal penalties and civil sanctions, fines and possible exclusion from payor programs. Federal and state governments have used monetary recoveries derived from prosecutions to strengthen their fraud detection and enforcement programs. There can be no assurance that government officials charged with responsibility for enforcing the anti-kickback and/or self-referral laws will not assert that certain arrangements or practices are in violation of such provisions. The operations of a nursing facility or assisted living facility could be adversely affected by the failure of its arrangements to comply with such laws or similar state laws enacted in the future.

Each state also has a Medicaid Fraud Control Unit, which typically operates as a division of the state Attorney General’s Office or equivalent, which conducts criminal and civil investigations into alleged abuse, neglect, mistreatment and/or misappropriation of resident property. In some cases, the allegations may be investigated by the state Attorney General, local authorities and federal and/or state survey agencies. There are Medicaid Fraud Control Unit and state Attorney General investigations pending and, from time to time, threatened against providers, relating to or arising out of allegations of potential resident abuse, neglect or mistreatment.

Further, the nursing facilities and assisted living facilities are likely to compete on a local and regional basis with each other and with other providers who operate similar facilities. They may also compete with providers of long term care services in other settings, such as hospital rehabilitation units or home health agencies or other community-based providers. The formation of managed care networks and integrated delivery systems, as well as increasing government efforts to encourage the use of home and community-based services instead of nursing facility services, could also adversely affect nursing facilities or assisted living facilities if there are incentives that lead to the utilization of other facilities or community-based home care providers, instead of nursing facility or assisted living providers, or if competition drives down prices paid by residents. Some of the competitors of the subject facilities may be better capitalized, may offer services not offered by the facilities, or may be owned by agencies supported by other sources of income or revenue not available to for-profit facilities, such as tax revenues and charitable contributions. The success of a facility also depends upon the number of competing facilities in the local market, as well as upon other factors, such as the facility’s age, appearance, reputation and management, resident and family preferences, referrals by and affiliations with managed care organizations, relationship with other health care providers and other health care networks, the types of services provided and, where applicable, the quality of care and the cost of that care. If the facilities fail to attract patients and residents and compete effectively with other health care providers, their revenues and profitability may decline.

Health care-related facilities are generally special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect their liquidation value. Furthermore, transfers of health care-related facilities are subject to regulatory approvals under state, and in some cases federal, law not required for transfers of most other types of commercial properties. Moreover, in certain circumstances, such as when federal or state authorities believe that liquidation may adversely affect the health, safety or welfare of the nursing facility and/or assisted living facility residents, a facility operator may not be allowed to liquidate for an indeterminate period of time. Finally, the receipt of any liquidation proceeds could be delayed by the approval process of any state agency necessary for the transfer of a mortgaged property and even reduced to satisfy governmental obligations of the facility, such as audit recoupments from nursing facilities.

Restaurants and Taverns

Factors affecting the economic viability of individual restaurants, taverns and other establishments that are part of the food and beverage service industry include:

●	competition from facilities having businesses similar to a particular restaurant or tavern;

●	perceptions by prospective customers of safety, convenience, services and attractiveness;

●	the cost, quality and availability of food and beverage products;

●	negative publicity, resulting from instances of food contamination, food-borne illness and similar events;

●	changes in demographics, consumer habits and traffic patterns;

●	the ability to provide or contract for capable management; and

●	retroactive changes to building codes, similar ordinances and other legal requirements.

Adverse economic conditions, whether local, regional or national, may limit the amount that may be charged for food and beverages and the extent to which potential customers dine out. Because of the nature of the business, restaurants and taverns tend to respond to adverse economic conditions more quickly than do many other types of commercial properties. Furthermore, the transferability of any operating, liquor and other licenses to an entity acquiring a bar or restaurant, either through purchase or foreclosure, is subject to local law requirements.

The food and beverage service industry is highly competitive. The principal means of competition are—

●	market segment,

●	product,

●	price,

●	value,

●	quality,

●	service,

●	convenience,

●	location, and

●	the nature and condition of the restaurant facility.

A restaurant or tavern operator competes with the operators of comparable establishments in the area in which its restaurant or tavern is located. Other restaurants could have—

●	lower operating costs,

●	more favorable locations,

●	more effective marketing,

●	more efficient operations, or

●	better facilities.

The location and condition of a particular restaurant or tavern will affect the number of customers and, to an extent, the prices that may be charged. The characteristics of an area or neighborhood in which a restaurant or tavern is located may change over time or in relation to competing facilities. Also, the cleanliness and maintenance at a restaurant or tavern will affect its appeal to customers. In the case of a regionally- or nationally-known chain restaurant, there may be costly expenditures for renovation, refurbishment or expansion, regardless of its condition.

Factors affecting the success of a regionally- or nationally-known chain restaurant include:

●	actions and omissions of any franchisor, including management practices that—

1.       adversely affect the nature of the business, or

2.       require renovation, refurbishment, expansion or other expenditures;

●	the degree of support provided or arranged by the franchisor, including its franchisee organizations and third-party providers of products or services; and

●	the bankruptcy or business discontinuation of the franchisor or any of its franchisee organizations or third-party providers.

Chain Restaurants May Be Operated Under Franchise Agreements. Those agreements typically do not contain provisions protective of lenders. A borrower’s rights as franchisee typically may be terminated without informing the lender, and the borrower may be precluded from competing with the franchisor upon termination. In addition, a lender that acquires title to a restaurant site through foreclosure or similar proceedings may be restricted in the use of the site or may be unable to succeed to the rights of the franchisee under the related franchise agreement. The transferability of a franchise may be subject to other restrictions. Also, federal and state franchise regulations may impose additional risk, including the risk that the transfer of a franchise acquired through foreclosure or similar proceedings may require registration with governmental authorities or disclosure to prospective transferees.

Charitable Organizations and Other Non-Profit Tenants

Charitable organizations and other non-profit tenants generally depend on donations from individuals and government grants and subsidies to meet expenses (including rent) and pay for maintenance and capital expenditures. The extent of those donations is dependent on the extent to which individuals are prepared to make donations, which is influenced by a variety of social, political and economic factors, and whether the governmental grants and subsidies will continue with respect to any such institution. Donations may be adversely affected by economic conditions, whether local, regional or national. A reduction in donations, government grants or subsidies may impact the ability of the related institution to pay rent and there can be no assurance that a borrower leasing to a charitable organization or other non-profit tenant will be in a position to meet its obligations under the related mortgage loan documents if such tenant fails to pay.

Recreational and Resort Properties

Any mortgage loan underlying the offered certificates may be secured by a golf course, marina, ski resort, amusement park or other property used for recreational purposes or as a resort. Factors affecting the economic performance of a property of this type include:

●	the location and appearance of the property;

●	the appeal of the recreational activities offered;

●	the existence or construction of competing properties, whether or not they offer the same activities;

●	the need to make capital expenditures to maintain, refurbish, improve and/or expand facilities in order to attract potential patrons;

●	geographic location and dependence on tourism;

●	changes in travel patterns caused by changes in energy prices, strikes, location of highways, construction of additional highways and similar factors;

●	seasonality of the business, which may cause periodic fluctuations in operating revenues and expenses;

●	sensitivity to weather and climate changes; and

●	local, regional and national economic conditions.

A marina or other recreational or resort property located next to water will also be affected by various statutes and government regulations that govern the use of, and construction on, rivers, lakes and other waterways.

Because of the nature of the business, recreational and resort properties tend to respond to adverse economic conditions more quickly than do many other types of commercial properties. In addition, some recreational and resort properties may be adversely affected by prolonged unfavorable weather conditions.

Recreational and resort properties are generally special purpose properties that are not readily convertible to alternative uses. This will adversely affect their liquidation value.

Private Schools and Other Cultural and Educational Institutions

The cash flows generated from private schools and other cultural and educational institutions are generally dependent on student enrollment or other attendance and the ability of such students or attendees to pay tuition and related fees, which, in some cases, is dependent on the ability to obtain financial aid or loans. Enrollment and/or attendance at a private school or cultural and educational institution may decrease due to, among other factors:

●	changing local demographics;

●	competition from other schools or cultural and educational institutions;

●	increases in tuition and/or reductions in availability of student loans, government grants or scholarships; and

●	reductions in education spending as a result of changes in economic conditions in the area of the school or cultural and educational institution; and poor performance by teachers, administrative staff or students; or mismanagement at the private school or cultural and educational institution.

Parking Lots and Garages

The primary source of income for parking lots and garages is the rental fees charged for parking spaces. Factors affecting the success of a parking lot or garage include:

●	the number of rentable parking spaces and rates charged;

●	the location of the lot or garage and, in particular, its proximity to places where large numbers of people work, shop or live;

●	the amount of alternative parking spaces in the area;

●	the availability of mass transit; and

●	the perceptions of the safety, convenience and services of the lot or garage.

Various types of multifamily and commercial properties may have a parking garage as part of the collateral. Parking garages may not be readily convertible (or convertible at all) to alternative uses if the properties were to become unprofitable, or the leased spaces were to become vacant, for any reason. See “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” below.

Any Analysis of the Value or Income Producing Ability of a Commercial or Multifamily Property Is Highly Subjective and Subject to Error

Mortgage loans secured by liens on income-producing properties are substantially different from mortgage loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon—

●	the successful operation of the property, and

●	its ability to generate income sufficient to make payments on the loan.

This is particularly true because most or all of the mortgage loans underlying the offered certificates will be non-recourse loans.

The debt service coverage ratio of a multifamily or commercial mortgage loan is an important measure of the likelihood of default on the loan. In general, the debt service coverage ratio of a multifamily or commercial mortgage loan at any given time is the ratio of—

●	the amount of income derived or expected to be derived from the related real property collateral for a twelve-month period that is available to pay debt service on the subject mortgage loan, to

●	the annualized payments of principal and/or interest on the subject mortgage loan and any other senior and/or pari passu loans that are secured by the related real property collateral.

The amount described in the first bullet point of the preceding sentence is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property. A more detailed discussion of its calculation is provided under “Description of the Mortgage Pool—Certain Calculations and Definitions”.

The cash flow generated by a multifamily or commercial property will generally fluctuate over time and may or may not be sufficient to—

●	make the loan payments on the related mortgage loan,

●	cover operating expenses, and

●	fund capital improvements at any given time.

Operating revenues of a nonowner occupied, income-producing property may be affected by the condition of the applicable real estate market and/or area economy. Properties leased, occupied or used on a short-term basis, such as—

●	some health care-related facilities,

●	hotels and motels,

●	recreational vehicle parks, and

●	mini-warehouse and self storage facilities,

tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as—

●	warehouses,

●	retail stores,

●	office buildings, and

●	industrial facilities.

Some commercial properties may be owner-occupied or leased to a small number of tenants. Accordingly, the operating revenues may depend substantially on the financial condition of the borrower or one or a few tenants. Mortgage loans secured by liens on owner-occupied and single tenant properties may pose a greater likelihood of default and loss than loans secured by liens on multifamily properties or on multi-tenant commercial properties.

Increases in property operating expenses can increase the likelihood of a borrower default on a multifamily or commercial mortgage loan secured by the property. Increases in property operating expenses may result from:

●	increases in energy costs and labor costs;

●	increases in interest rates and real estate tax rates; and

●	changes in governmental rules, regulations and fiscal policies.

Some net leases of commercial properties may provide that the lessee, rather than the borrower/ landlord, is responsible for payment of operating expenses. However, a net lease will result in stable net operating income to the borrower/landlord only if the lessee is able to pay the increased operating expense while also continuing to make rent payments.

Lenders also look to the loan-to-value ratio of a mortgage loan as a factor in evaluating the likelihood of loss if a property is liquidated following a default. In general, the loan-to-value ratio of a multifamily or commercial mortgage loan at any given time is the ratio, expressed as a percentage, of—

●	the then outstanding principal balance of the mortgage loan and any other senior and/or pari passu loans that are secured by the related real property collateral, to

●	the estimated value of the related real property based on an appraisal, a cash flow analysis, a recent sales price or another method or benchmark of valuation.

A low loan-to-value ratio means the borrower has a large amount of its own equity in the multifamily or commercial property that secures its loan. In these circumstances—

●	the borrower has a greater incentive to perform under the terms of the related mortgage loan in order to protect that equity, and

●	the lender has greater protection against loss on liquidation following a borrower default.

However, loan-to-value ratios are not necessarily an accurate measure of the likelihood of liquidation loss in a pool of multifamily and commercial mortgage loans. For example, the value of a multifamily or commercial property as of the date of initial issuance of the offered certificates may be less than the estimated value determined at loan origination. The value of any real property, in particular a multifamily or commercial property, will likely fluctuate from time to time. Moreover, even a current appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on—

●	the market comparison method, which takes into account the recent resale value of comparable properties at the date of the appraisal;

●	the cost replacement method, which takes into account the cost of replacing the property at the date of the appraisal;

●	the income capitalization method, which takes into account the property’s projected net cash flow; or

●	a selection from the values derived from the foregoing methods.

Each of these appraisal methods presents analytical difficulties. For example—

●	it is often difficult to find truly comparable properties that have recently been sold;

●	the replacement cost of a property may have little to do with its current market value; and

●	income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate.

If more than one appraisal method is used and significantly different results are produced, an accurate determination of value and, correspondingly, a reliable analysis of the likelihood of default and loss, is even more difficult.

The value of a multifamily or commercial property will be affected by property performance. As a result, if a multifamily or commercial mortgage loan defaults because the income generated by the related property is insufficient to pay operating costs and expenses as well as debt service, then the value of the property will decline and a liquidation loss may occur.

See “—Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance” above.

Changes in Pool Composition Will Change the Nature of Your Investment

The mortgage loans underlying your certificates will amortize at different rates and mature on different dates. In addition, some of those mortgage loans may be prepaid or liquidated. As a result, the relative composition of the mortgage asset pool will change over time.

If you purchase certificates with a pass-through rate that is equal to or calculated based upon a weighted average of interest rates on the underlying mortgage loans, your pass-through rate will be affected, and may decline, as the relative composition of the mortgage pool changes.

In addition, as payments and other collections of principal are received with respect to the underlying mortgage loans, the remaining mortgage pool backing your offered certificates may exhibit an increased concentration with respect to property type, number and affiliation of borrowers and geographic location.

Tenancies-in-Common May Hinder Recovery

Certain of the mortgage loans included in the issuing entity may have borrowers that own the related mortgaged properties as tenants-in-common. In general, with respect to a tenant-in-common ownership structure, each tenant-in-common owns an undivided share in the property and if such tenant-in-common desires to sell its interest in the property (and is unable to find a buyer or otherwise needs to force a partition) the tenant-in-common has the ability to request that a court order a sale of the property and distribute the proceeds to each tenant in common proportionally. As a result, if a tenant-in-common that has not waived its right of partition or similar right exercises a right of partition, the related mortgage loan may be subject to prepayment. The bankruptcy, dissolution or action for partition by one or more of the tenants-in-common could result in an early repayment of the related mortgage loan, significant delay in recovery against the tenant-in-common borrowers, particularly if the tenant-in-common borrowers file for bankruptcy separately or in series (because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay will be reinstated), a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan. Not all tenants-in-common under the mortgage loans will be single-purpose entities. Each tenant-in-common borrower has waived its right to partition, reducing the risk of partition. However, we cannot assure you that, if challenged, this waiver would be enforceable. In addition, in some cases, the related mortgage loan documents may provide for full recourse (or in an amount equal to its pro rata share of the debt) to the related tenant-in-common borrower or the guarantor if a tenant-in-common files for partition.

Risks Relating to Enforceability of Cross-Collateralization Arrangements

Cross-collateralization arrangements may be terminated in certain circumstances under the terms of the related mortgage loan documents. Cross-collateralization arrangements whereby multiple borrowers grant their respective mortgaged properties as security for one or more mortgage loans could be challenged as fraudulent conveyances by the creditors or the bankruptcy estate of any of the related borrowers.

Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by that borrower from the respective mortgage loan proceeds, as well as the overall cross-collateralization. If a court were to conclude that the granting of the liens was an avoidable fraudulent conveyance, that court could subordinate all or part of the mortgage loan to other debt of that borrower, recover prior payments made on that mortgage loan, or take other actions such as invalidating the mortgage loan or the mortgages securing the cross-collateralization. See “—Some Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be Challenged as Being Unenforceable—Cross-Collateralization Arrangements”.

In addition, when multiple real properties secure a mortgage loan, the amount of the mortgage encumbering any particular one of those properties may be less than the full amount of the related aggregate mortgage loan indebtedness, to minimize recording tax. This mortgage amount is generally established at 100% to 150% of the appraised value or allocated loan amount for the mortgaged property and will limit the extent to which proceeds from the property will be available to offset declines in value of the other properties securing the same mortgage loan.

See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans” for a description of mortgage loans that are cross-collateralized and cross-defaulted with each other, if any, or that are secured by multiple properties owned by multiple borrowers.

Inadequacy of Title Insurers May Adversely Affect Payments on Your Certificates

Title insurance for a mortgaged property generally insures a lender against risks relating to a lender not having a first lien with respect to a mortgaged property as of the date such policy is issued, and in some cases can insure a lender against specific other risks. The protection afforded by title insurance depends on the ability of the title insurer to pay claims made upon it. We cannot assure you that:

●	a title insurer will have the ability to pay title insurance claims made upon it;

●	a title insurer will maintain its present financial strength; or

●	a title insurer will not contest claims made upon it.

In addition, title insurance policies do not cover all risks relating to a lender not having a first lien with respect to a mortgaged property, and in certain cases, the lender may be subject to a more senior lien despite the existence of a title insurance policy. In those circumstances, the existence of a senior lien may limit the issuing entity’s recovery on that property, which may adversely affect payments on your certificates.

The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property

The operation and performance of a mortgage loan (or loan combination) will depend in part on the identity of the persons or entities who control the related borrower and the related mortgaged property. The performance of a mortgage loan (or loan combination) may be adversely affected if control of a borrower changes, which may occur, for example, by means of transfers of direct or indirect ownership interests in the borrower, or if the mortgage loan (or loan combination) is assigned to and assumed by another person or entity along with a transfer of the property to that person or entity.

Many of the mortgage loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations, although there is already existing mezzanine debt, and mezzanine debt is permitted in the future, in the case of certain mortgage loans. We cannot assure you the ownership of any of the borrowers would not change during the term of the related mortgage loan and result in a material adverse effect on your certificates. See “Description of the Mortgage Pool—Additional Indebtedness” and “—Certain Terms of the Mortgage Loans—‘Due-On-Sale’ and ‘Due-On-Encumbrance’ Provisions”.

A Borrower May Be Unable to Repay Its Remaining Principal Balance on the Maturity Date or Anticipated Repayment Date; Longer Amortization Schedules and Interest-Only Provisions Increase Risk

Mortgage loans with substantial remaining principal balances at their maturity date or anticipated repayment date, as applicable, involve greater risk than fully-amortizing mortgage loans. This is because the borrower may be unable to repay the mortgage loan at that time. In addition, fully amortizing mortgage loans which may pay interest on an “actual/360” basis but have fixed monthly payments may, in effect, have a small balloon payment due at maturity.

All but one of the mortgage loans have amortization schedules that are significantly longer than their respective terms to maturity (or, if applicable, any related anticipated repayment date), and many of the mortgage loans require only payments of interest for part or all of such respective terms. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Due Dates; Mortgage Rates; Calculations of Interest”. A longer amortization schedule or an interest-only provision in a mortgage loan will result in a higher amount of principal outstanding under the mortgage loan at any particular time, including at the maturity date (or, if applicable, anticipated repayment date) of the mortgage loan, than would have otherwise been the case had a shorter amortization schedule been used or had the mortgage loan had a shorter interest-only period or not included an interest-only provision at all. That higher principal amount outstanding could both (i) make it more difficult for the related borrower to make the required balloon payment at maturity and (ii) lead to increased losses for the issuing entity either during the loan term or at maturity if the mortgage loan becomes a defaulted mortgage loan.

A borrower’s ability to repay a mortgage loan (or loan combination) on its maturity date or anticipated repayment date, as applicable, typically will depend upon its ability either to refinance the mortgage loan (or loan combination) or to sell the mortgaged property at a price sufficient to permit repayment. A borrower’s ability to achieve either of these goals will be affected by a number of factors, including:

●	the availability of, and competition for, credit for commercial, multifamily or manufactured housing community real estate projects, which fluctuate over time;

●	the prevailing interest rates;

●	the net operating income generated by the mortgaged property;

●	the fair market value of the related mortgaged property;

●	the borrower’s equity in the related mortgaged property;

●	significant tenant rollover at the related mortgaged properties (see “—The Types of Properties That Secure the Mortgage Loans Present Special Risks—General—Retail Properties” and “—The Types of Properties That Secure the Mortgage Loans Present Special Risks—General—Office Properties”);

●	the borrower’s financial condition;

●	the operating history and occupancy level of the mortgaged property;

●	reductions in applicable government assistance/rent subsidy programs;

●	the tax laws; and

●	prevailing general and regional economic conditions.

In addition, the promulgation of additional laws and regulations, including the final regulations to implement the credit risk retention requirements under Section 15G of the Securities Exchange Act of 1934, as added by Section 941 of the Dodd-Frank Act, compliance with which was required with respect to the CMBS issued on or after December 24, 2016, may cause commercial real estate lenders to tighten their lending standards and reduce the availability of leverage and/or refinancings for commercial real estate. This, in turn, may adversely affect borrowers’ ability to refinance mortgage loans or sell the related mortgaged property on or before the related maturity date or anticipated repayment date, as applicable.

With respect to any split mortgage loan, the risks relating to balloon payment obligations are enhanced by the existence of the related companion loan(s).

Whether or not losses are ultimately sustained, any delay in the collection of a balloon payment on the maturity date or anticipated repayment date that would otherwise be distributable on your certificates will likely extend the weighted average life of your certificates.

None of the sponsors, any party to the pooling and servicing agreement or any other person will be under any obligation to refinance any mortgage loan. However, in order to maximize recoveries on defaulted mortgage loans, the pooling and servicing agreement permits the special servicer (and each outside servicing agreement governing the servicing of an outside serviced mortgage loan permits the related outside special servicer) to extend and modify mortgage loans in a manner consistent with the applicable servicing standard, subject to the limitations (or, in the case of an outside serviced mortgage loan, limitations of the type) described under “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Modifications, Waivers and Amendments”. We cannot assure you, however, that any extension or modification will increase the present value of recoveries in a given case.

Neither the master servicer nor the special servicer will have the ability to extend or modify an outside serviced mortgage loan because each outside serviced mortgage loan is being serviced pursuant to the applicable outside servicing agreement. Whether or not losses are ultimately sustained, any delay in collection of a balloon payment that would otherwise be distributable in respect of a class of certificates, whether such delay is due to a borrower default or to modification of an outside serviced mortgage loan by the outside special servicer, will likely extend the weighted average life of such class of certificates.

The credit crisis and economic downturn have resulted in tightened lending standards and a reduction in capital available to refinance mortgage loans at maturity. These factors have increased the risk that refinancing may not be available. We cannot assure you that each borrower under a balloon loan will have the ability to repay the principal balance of such mortgage loan on the related maturity date or anticipated repayment date, as applicable.

See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”.

Some Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be Challenged as Being Unenforceable

Cross-Collateralization Arrangements.

It may be possible to challenge cross-collateralization arrangements involving more than one borrower as a fraudulent conveyance, even if the borrowers are related. If one of those borrowers were to become a debtor in a bankruptcy case, creditors of the bankrupt party or the representative of the bankruptcy estate of the bankrupt party could seek to have the bankruptcy court avoid any lien granted by the bankrupt party to secure repayment of another borrower’s loan. In order to do so, the court would have to determine that—

●	the bankrupt party—

1.       was insolvent at the time of granting the lien,

2.       was rendered insolvent by the granting of the lien,

3.       was left with inadequate capital, or

4.       was not able to pay its debts as they matured; and

●	the bankrupt party did not, when it allowed its property to be encumbered by a lien securing the other borrower’s loan, receive fair consideration or reasonably equivalent value for pledging its property for the equal benefit of the other borrower.

If the court were to conclude that the granting of the lien was an avoidable fraudulent conveyance, it could nullify the lien or security instrument effecting the cross-collateralization. The court could also allow the bankrupt party to recover payments it made under the avoided cross-collateralization. See “—Risks Relating to Enforceability of Cross-Collateralization Arrangements” above.

Prepayment Premiums, Fees and Charges.

Under federal bankruptcy law and the laws of a number of states, the enforceability of any mortgage loan provisions that require prepayment lockout periods or payment of a yield maintenance charge or a prepayment premium, fee or charge upon an involuntary or a voluntary prepayment, is unclear. Provisions requiring yield maintenance charges or prepayment premiums, fees or charges also may be interpreted as constituting the collection of interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay a yield maintenance charge or prepayment premium, fee or charge will be enforceable. In addition, if provisions requiring yield maintenance charges or prepayment premiums, fees or charges upon involuntary prepayment were unenforceable, borrowers would have an incentive to default in order to prepay their loans. Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge or prepayment premium, fee or charge.

Due-on-Sale and Debt Acceleration Clauses.

Some or all of the mortgage loans included in one of our trusts may contain a due-on-sale clause, which permits the lender, with some exceptions, to accelerate the maturity of the mortgage loan upon the sale, transfer or conveyance of—

●	the related real property, or

●	a majority ownership interest in the related borrower.

We anticipate that all of the mortgage loans included in one of our trusts will contain some form of debt-acceleration clause, which permits the lender to accelerate the debt upon specified monetary or non-monetary defaults by the related borrower.

The courts of all states will enforce acceleration clauses in the event of a material payment default. The equity courts of any state, however, may refuse to allow the foreclosure of a mortgage, deed of trust or other security instrument or to permit the acceleration of the indebtedness if:

●	the default is deemed to be immaterial,

●	the exercise of those remedies would be inequitable or unjust, or

●	the circumstances would render the acceleration unconscionable.

See “Certain Legal Aspects of the Mortgage Loans—Due-On-Sale and Due-On-Encumbrance Provisions”.

Assignments of Leases.

Some or all of the mortgage loans included in one of our trusts may be secured by, among other things, an assignment of leases and rents. Under that document, the related borrower will assign its right, title and interest as landlord under the leases on the related real property and the income derived from those leases to the lender as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. In the event the borrower defaults, the license terminates and the lender is entitled to collect rents. In some cases, those assignments may not be perfected as security interests prior to actual possession of the cash flow. Accordingly, state law may require that the lender take possession of the property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. Lenders that actually take possession of the property, however, may incur potentially substantial risks attendant to being a mortgagee in possession. The risks include liability for environmental clean-up costs and other risks inherent to property ownership. In addition, the commencement of bankruptcy or similar proceedings by or with respect to the borrower will adversely affect the lender’s ability to collect the rents. See “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues.”

Defeasance.

A mortgage loan underlying the offered certificates may permit the related borrower, during the periods specified and subject to the conditions set forth in the loan, to pledge to the holder of the mortgage loan a specified amount of direct, non-callable United States government securities and thereby obtain a release of the related mortgaged property. The cash amount which a borrower must expend to purchase, or must deliver to a master servicer in order for the master servicer to purchase, the required United States government securities may be in excess of the principal balance of the mortgage loan. A court could interpret that excess amount as a form of prepayment premium or could take it into account for usury purposes. In some states, some forms of prepayment premiums are unenforceable. If the payment of that excess amount were held to be unenforceable, the remaining portion of the cash amount to be delivered may be insufficient to purchase the requisite amount of United States government securities.

Jurisdictions with One Action or Security First Rules and/or Anti-Deficiency Legislation May Limit the Ability of the Special Servicer to Foreclose on a Real Property or to Realize on Obligations Secured by a Real Property

Several states, including California, have laws that prohibit more than one “judicial action” to enforce a mortgage obligation, requiring the lender to exhaust the real property security for such obligation first and/or limiting the ability of the lender to recover a deficiency judgment from the obligor following the lender’s realization upon the collateral. This could be particularly problematic for cross-collateralized, cross-defaulted or multi-property mortgage loans secured by real properties located in multiple states where only some of those states have such rules. A lender who proceeds in violation of these rules may run the risk of forfeiting collateral and/or forfeiting the right to enforce the underlying obligation. In some jurisdictions, the benefits of such laws may also be available to a guarantor of the underlying obligation, thereby limiting the ability of the lender to recover against a guarantor without first proceeding against the collateral and without a judicial foreclosure. Accordingly, where real properties are located in jurisdictions in which “one action”, “security first” and/or “anti-deficiency” rules may be applicable, the special servicer should seek to obtain advice of counsel prior to enforcing any of the trust’s rights under any of the related mortgage loans and/or guarantees of those mortgage loans. As a result, the special servicer may incur additional – and perhaps significant additional – delay and expense in foreclosing on the underlying real properties located in states affected by “one action”, “security first” or “anti-deficiency” rules. See “Certain Legal Aspects of the Mortgage Loans—Foreclosure—General—One Action and Security First Rules” and “—Foreclosure—General—Anti-Deficiency Legislation”.

Appraisals May Not Reflect Current or Future Market Value of Each Property

Appraisals were obtained with respect to each of the mortgaged properties at or about the time of origination of the applicable mortgage loan (or loan combination, if applicable) or at or around the time of the acquisition of the mortgage loan (or loan combination, if applicable) by the related sponsor. See Annex A to this prospectus for dates of the latest appraisals for the mortgaged properties.

In general, appraisals represent the analysis and opinion of qualified appraisers and are not guarantees of present or future value. One appraiser may reach a different conclusion than that of a different appraiser with respect to the same property. The appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower. The amount could be significantly greater than the amount obtained from the sale of a mortgaged property in a distress or liquidation sale. Information regarding the appraised values of the mortgaged properties (including loan-to-value ratios) presented in this prospectus is not intended to be a representation as to the past, present or future market values of the mortgaged properties. For example, in some cases, a borrower or its affiliate may have acquired the related mortgaged property for a price or otherwise for consideration in an amount that is less than the related appraised value specified on Annex A to this prospectus, including at a foreclosure sale or through acceptance of a deed-in-lieu of foreclosure. Historical operating results of the mortgaged properties used in these appraisals, as adjusted by various assumptions, estimates and subjective judgments on the part of the appraiser, may not be comparable to future operating results. In addition, other factors may impair the mortgaged properties’ value without affecting their current net operating income, including:

●	changes in governmental regulations, zoning or tax laws;

●	potential environmental or other legal liabilities;

●	the availability of refinancing; and

●	changes in interest rate levels.

In certain cases, appraisals may reflect “as-complete”, “as stabilized” or other similar values. However, the appraised value reflected on Annex A to this prospectus with respect to each mortgaged property, except as described under “Description of the Mortgage Pool—Certain Calculations and Definitions” or in the footnotes to Annex A to this prospectus, reflects only the “as-is” value, which may contain certain assumptions, such as future construction completion, future completion of a property improvement plan, projected re-tenanting or increased tenant occupancies, or the sale of a portfolio of properties to a single buyer. See the definition of “Appraised

Value” under “Description of the Mortgage Pool—Certain Calculations and Definitions” and the footnotes to Annex A to this prospectus.

We cannot assure you that the information set forth in this prospectus regarding appraised values or loan-to-value ratios accurately reflects past, present or future market values of the mortgaged properties. Additionally, with respect to the appraisals setting forth assumptions, particularly those setting forth extraordinary assumptions, or appraisals that set forth a portfolio premium or an “as-complete”, “as stabilized” or other similar value, we cannot assure you that those assumptions are or will be accurate or that such value will be the value of the related mortgaged property at the indicated stabilization date, at the time of sale or at maturity. Any engineering report, site inspection or appraisal represents only the analysis of the individual consultant, engineer or inspector preparing such report at the time of such report, and may not reveal all necessary or desirable repairs, maintenance and capital improvement items. See “Transaction Parties—The Sponsors and the Mortgage Loan Sellers” for additional information regarding the appraisals.

Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties

Certain of the mortgaged properties are properties which are currently undergoing or, in the future, are expected to undergo redevelopment, expansion or renovation. To the extent applicable, we cannot assure you that any escrow or reserve collected will be sufficient to complete the current renovation or be otherwise sufficient to satisfy any tenant improvement expenses at a mortgaged property. Failure to complete those planned improvements may have a material adverse effect on the cash flow at the mortgaged property and the related borrower’s ability to meet its payment obligations under the related mortgage loan documents.

Certain of the hospitality properties securing the mortgage loans are currently undergoing or are scheduled to undergo renovations or property improvement plans (“PIPs”). In some circumstances, these renovations or PIPs may necessitate taking a portion of the available guest rooms temporarily offline, and temporarily decreasing the number of available rooms and the revenue-generating capacity of the related hotel. In other cases, these renovations may involve renovations of common spaces or external features of the related hotel, which may cause disruptions or otherwise decrease the attractiveness of the related hotel to potential guests. These PIPs may be required under the related franchise or management agreement and a failure to timely complete them may result in a termination or expiration of a franchise or management agreement and may be an event of default under the related mortgage loan.

Certain of the retail properties securing the mortgage loans are currently undergoing or are scheduled to undergo renovations or property expansions. Such renovations or expansions may be required under one or more tenant leases and a failure to timely complete such renovations or expansions may result in a termination of any such lease and may have a material adverse effect on the cash flow at any such mortgaged property and the related borrower’s ability to meet its payment obligations under the related mortgage loan documents.

We cannot assure you that current or planned redevelopment, expansion or renovation will be completed, that such redevelopment, expansion or renovation will be completed in the time frame contemplated, or that, when and if redevelopment, expansion or renovation is completed, such redevelopment, expansion or renovation will improve the operations at, or increase the value of, the related mortgaged property. Failure of any of the foregoing to occur could have a material negative impact on the related mortgaged property, which could affect the ability of the related borrower to repay the related mortgage loan.

In the event the related borrower fails to pay the costs for work completed or material delivered in connection with such ongoing redevelopment, expansion or renovation, the portion of the mortgaged property on which there are renovations may be subject to mechanics’ or materialmen’s liens that may be senior to the lien of the related mortgage loan.

The existence of construction or renovation at a mortgaged property may make such mortgaged property less attractive to tenants or their customers, and accordingly could have a negative effect on net operating income. See “Description of the Mortgage Pool—Redevelopment, Expansion and Renovation” for information regarding mortgaged properties which are currently undergoing or, in the future, are expected to undergo redevelopment or renovation.

Risks Relating to Costs of Compliance with Applicable Laws and Regulations

A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property, for example, zoning laws and the Americans With Disabilities Act of 1990, as amended, which requires all public accommodations to meet certain federal requirements related to access and use by persons with disabilities. If a property does not currently comply with that Act, the property owner may be required to incur significant costs in order to effect that compliance. This will reduce the amount of cash flow available to cover other required maintenance and capital improvements and to pay debt service on the mortgage loan(s) that may encumber that property. There can be no assurance that the owner will have sufficient funds to cover the costs necessary to comply with that Act. In addition, noncompliance could result in the imposition of fines by the federal government or an award or damages to private litigants. See “Certain Legal Aspects of the Mortgage Loans—Americans with Disabilities Act”.

Increases in Real Estate Taxes and Assessments May Reduce Available Funds

Certain of the mortgaged properties securing the mortgage loans have or may in the future have the benefit of reduced real estate taxes in connection with a local government “payment in lieu of taxes” program (often known as a “PILOT” program) or other tax abatement arrangements. Upon expiration of such program or if such programs were otherwise terminated, the related borrower would be required to pay higher, and in some cases substantially higher, real estate taxes. Prior to expiration of such program, the tax benefit to the mortgaged property may decrease throughout the term of the expiration date until the expiration of such program.

As described under “Description of the Mortgage Pool—Additional Indebtedness—Permitted Unsecured Debt and Other Debt”, the borrowers with respect to certain mortgage loans may obtain additional financing (in the form of an unsecured loan that may accrue interest at a higher rate than the related mortgage loan) that will repaid through multi-year assessments against the related mortgaged property.

An increase in real estate taxes and/or assessments may impact the ability of the borrower to pay debt service on the mortgage loan.

See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” for descriptions of real estate tax matters relating to certain mortgaged properties.

Risks Relating to Tax Credits

With respect to certain mortgage loans secured by multifamily properties, the related property owners may be entitled to receive low-income housing tax credits pursuant to Section 42 of the Internal Revenue Code, which provides a tax credit from the state tax credit allocating agency to owners of multifamily rental properties meeting the definition of low-income housing. The total amount of tax credits to which a property owner is entitled is generally based upon the percentage of total units made available to qualified tenants. The owners of the mortgaged properties subject to the tax credit provisions may use the tax credits to offset income tax that they may otherwise owe and the tax credits may be shared among the equity owners of the project. In general, the tax credits on the applicable mortgage loans will be allocated to equity investors in the borrower.

The tax credit provisions limit the gross rent for each low-income unit. Under the tax credit provisions, a property owner must comply with the tenant income restrictions and rental restrictions over a minimum 15-year compliance period, although the property owner may take the tax credits on an accelerated basis over a 10-year period. In the event a multifamily rental property does not maintain compliance with the tax credit restrictions on tenant income or rental rates or otherwise satisfy the tax credit provisions of the Internal Revenue Code, the property owner may suffer a reduction in the amount of available tax credits and/or face the recapture of all or part of the tax credits related to the period of noncompliance and face the partial recapture of previously taken tax credits. The loss of tax credits, and the possibility of recapture of tax credits already taken, may provide significant incentive for the property owner to keep the related multifamily rental property in compliance with these tax credit restrictions, which may limit the income derived from the related property.

If the issuing entity were to foreclose on such a property it would be unable to take advantage of the tax credits, but could sell the property with the right to the remaining credits to a tax paying investor. Any subsequent property owner would continue to be subject to rent limitations unless an election was made to terminate the tax credits, in which case the property could be operated as a market rate property after the expiration of three years.

The limitations on rent and on the ability of potential buyers to take advantage of the tax credits may limit the issuing entity’s recovery on that property.

Condemnation of a Mortgaged Property May Adversely Affect Distributions on Certificates

From time to time, there may be condemnations pending or threatened against one or more of the mortgaged properties securing the mortgage loans. The proceeds payable in connection with a total condemnation may not be sufficient to restore the related mortgaged property or to satisfy the remaining indebtedness of the related mortgage loan. The occurrence of a partial condemnation may have a material adverse effect on the continued use of, or income generated by, the affected mortgaged property. Therefore, we cannot assure you that the occurrence of any condemnation will not have a negative impact upon distributions on your offered certificates.

Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses

Some of the mortgaged properties securing the mortgage loans included in the issuing entity may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable for any reason. For example, a mortgaged property may not be readily convertible due to restrictive covenants related to such mortgaged property, including in the case of mortgaged properties that are subject to a condominium regime or subject to a ground lease, the use and other restrictions imposed by the condominium declaration or ground lease and other related documents, especially in a situation where a mortgaged property consists of the borrower’s interests in a condominium that does not represent the entire condominium regime. Additionally, any vacancy with respect to self storage facilities, hospitality properties, independent living facilities, bank branches, restaurants, shopping malls, water parks, theater space, music venues, dental or medical or veterinary offices, R&D facilities, data centers, health clubs, fitness centers, spas, salons, gas stations, arcades, bowling alleys, sound studios, bank branches and properties with drive-thrus would not be easily converted to other uses due to their unique construction requirements. In addition, converting commercial properties to alternative uses generally requires substantial capital expenditures and could result in a significant adverse effect on, or interruption of, the revenues generated by such properties.

In addition, the limited adaptability of certain shopping malls that have proven unprofitable may result in high (and possibly extremely high) loss severities on mortgage loans secured by those shopping malls. For example, it is possible that a significant amount of advances made by the applicable servicer(s) of a mortgage loan secured by a shopping mall property, combined with low liquidation proceeds in respect of that property, may result in a loss severity exceeding 100% of the outstanding principal balance of that mortgage loan.

Zoning or other restrictions also may prevent alternative uses. See “—Risks Related to Zoning Non-Compliance and Use Restrictions” below.

Lending on Condominium Units Creates Risks for Lenders That Are Not Present When Lending on Non-Condominiums

Some mortgage loans underlying the certificates will be secured by—

●	the related borrower’s interest in a commercial condominium unit or multiple units in a residential condominium project, and

●	the related voting rights in the owners’ association for the subject building, development or project.

Condominium interests in buildings and/or other improvements in some cases constitute less than a majority of voting rights and result in the related borrower not having control of the related condominium or owners association. The board of managers or directors of the related condominium generally has discretion to make decisions affecting the condominium building, and we cannot assure you that the related borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers or directors. Thus, decisions made by that board of managers or directors, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium and many other decisions affecting the maintenance of the building, may have a significant impact on the related mortgage loans that are secured by mortgaged properties consisting of such condominium interests. We cannot assure you that the related board of managers or directors will always act in the best interests of the related borrower under the related mortgage loans. In addition, with respect to each such mortgage loan, there are certain circumstances when insurance proceeds must be used to repair and restore the related mortgaged property in accordance with the terms of the governing documents for the condominium.

In addition, due to the nature of condominiums, a default on the part of the borrower with respect to such mortgaged properties will not allow the special servicer the same flexibility in realizing on the collateral as is generally available with respect to commercial properties that are not condominium units. The rights of other unit or property owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to a condominium, due to the possible existence of multiple loss payees on any insurance policy covering such property, there could be a delay in the allocation of related insurance proceeds, if any. Consequently, servicing and realizing upon the collateral consisting of condominium interests could subject the certificateholders to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium unit.

Furthermore, certain properties may be subject to certain low-income housing restrictions in order to remain eligible for low-income housing tax credits or governmental subsidized rental payments that could prevent the conversion of the mortgaged property to alternative uses. The liquidation value of any mortgaged property, subject to limitations of the kind described above or other limitations on convertibility of use, may be substantially less than would be the case if the property were readily adaptable to other uses. See “—The Types of Properties That Secure the Mortgage Loans Present Special Risks—General—Multifamily Rental Properties”.

Lending on Ground Leases Creates Risks for Lenders That Are Not Present When Lending on a Fee Ownership Interest in a Real Property

The encumbered interest will be characterized as a “fee interest” if (i) the borrower has a fee interest in all or substantially all of the mortgaged property (provided that if the borrower has a leasehold interest in any portion of the mortgaged property, such portion is not, individually or in the aggregate, material to the use or operation of the mortgaged property), or (ii) the mortgage loan is secured by the borrower’s leasehold interest in the mortgaged property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related mortgaged property.

Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the related borrower’s leasehold were to be terminated upon a lease default, the lender would lose its security in the leasehold interest. Generally, each related ground lease or a lessor estoppel requires the lessor to give the lender notice of the borrower’s defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the lessor, and contains certain other protective provisions typically included in a “mortgageable” ground lease, although not all these protective provisions are included in each case. If the ground lease does not provide for notice to a lender of a default thereunder on the part of the borrower, together with a reasonable opportunity for the lender to cure the default, the lender may be unable to prevent termination of the lease and may lose its collateral.

Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor has the right to assume or reject the lease. If a debtor lessor rejects the lease, the lessee has the right pursuant to Section 365(h) of the U.S. bankruptcy code (11 U.S.C. Section 365(h)) to treat such lease as terminated by rejection or remain in possession of its leased premises for the rent otherwise payable under the lease for the remaining term of the ground lease (including renewals) and to offset against such rent any damages incurred due to the landlord’s failure to perform its obligations under the lease. If a debtor lessee/borrower rejects any or all of the lease, the leasehold lender could succeed to the lessee/borrower’s position under the lease only if the lease specifically grants the lender such right. If both the lessor and the lessee/borrower are involved in bankruptcy proceedings, the issuing entity or the trustee on its behalf may be unable to enforce the bankrupt lessee/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated. In such circumstances, a ground lease could be terminated and the trustee could be deprived of its security interest in the leasehold estate, notwithstanding lender protection provisions contained in the ground lease or in the mortgage.

Some of the ground leases securing the mortgage loans may provide that the ground rent payable under the related ground lease increases during the term of the mortgage loan. These increases may adversely affect the cash flow and net income of the related borrower.

A leasehold lender could lose its security unless (i) the leasehold lender holds a fee mortgage, (ii) the ground lease requires the lessor to enter into a new lease with the leasehold lender upon termination or rejection of the ground lease, or (iii) the bankruptcy court, as a court of equity, allows the leasehold lender to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position. Although not directly covered by the 1994 Amendments to the U.S. bankruptcy code, such a result would be consistent with the purpose of the 1994 Amendments to the U.S. bankruptcy code granting the holders of leasehold mortgages permitted under the terms of the lease the right to succeed to the position of a leasehold mortgagor. Although consistent with the U.S. bankruptcy code, such position may not be adopted by the applicable bankruptcy court.

Further, in a decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir. 2003)) the court ruled with respect to an unrecorded lease of real property that where a statutory sale of the fee interest in leased property occurs under Section 363(f) of the U.S. bankruptcy code (11 U.S.C. Section 363(f)) upon the bankruptcy of a landlord, such sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to Section 363(e) of the U.S. bankruptcy code (11 U.S.C. Section 363(a)), a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. While there are certain circumstances under which a “free and clear” sale under Section 363(f) of the U.S. bankruptcy code would not be authorized (including that the lessee could not be compelled in a legal or equitable proceeding to accept a monetary satisfaction of his possessory interest, and that none of the other conditions of Section 363(f)(1) through (4) of the U.S. bankruptcy code otherwise permits the sale), we cannot assure you that those circumstances would be present in any proposed sale of a leased premises. As a result, we cannot assure you that, in the event of a statutory sale of leased property pursuant to Section 363(f) of the U.S. bankruptcy code, the lessee will be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that the lessee and/or the lender will be able to recoup the full value of the leasehold interest in bankruptcy court. Most of the ground leases contain standard protections typically obtained by securitization lenders, however, certain of the ground leases with respect to a mortgage loan included in the Issuing Entity may not.

With respect to certain of the mortgage loans, the related borrower may have given to certain lessors under the related ground lease a right of first refusal in the event a sale is contemplated or an option to purchase all or a portion of the mortgaged property and these provisions, if not waived, may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure or adversely affect the foreclosure process.

See “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues”.

Leased Fee Properties Have Special Risks

Land subject to a ground lease presents special risks. In such cases, where the borrower owns the fee interest but not the related improvements, such borrower will only receive the rental income from the ground lease and not from the operation of any related improvements. Any default by the ground lessee would adversely affect the borrower’s ability to make payments on the related mortgage loan. While ground leases may contain certain restrictions on the use and operation of the related mortgaged property, the ground lessee generally enjoys the rights and privileges of a fee owner, including the right to construct, alter and remove improvements and fixtures from the land and to assign and sublet the ground leasehold interest. However, the borrower has the same risk of interruptions in cash flow if such ground lessee defaults under its lease as it would on another single tenant commercial property, without the control over the premises that it would ordinarily have as landlord. In addition, in the event of a condemnation, the borrower would only be entitled to an allocable share of the condemnation proceeds. Furthermore, the insurance requirements are often governed by the terms of the ground lease and, in some cases, certain subtenants may be allowed to self-insure. The ground lessee is commonly permitted to mortgage its ground leasehold interest, and the leasehold lender will often have notice and cure rights with respect to material defaults under the ground lease. In addition, leased fee interests are less frequently purchased and sold than other interests in commercial real property. It may be difficult for the issuing entity, if it became a foreclosing lender, to sell the fee interests if the tenant and its improvements remain on the land. In addition, if the improvements are nearing the end of their useful life, there could be a risk that the tenant defaults in lieu of performing any obligations it may otherwise have to raze the structure and return the land in raw form to the developer. Furthermore, leased fee interests are generally subject to the same risks associated with the property type for which the ground lessee operates the premises because that use is likely a significant source of revenue for the payment of ground rent.

Risks Related to Zoning Non-Compliance and Use Restrictions

Certain of the mortgaged properties may not comply with current zoning laws, including density, use, parking, height, landscaping, open space and set back requirements, due to changes in zoning requirements after such mortgaged properties were constructed. These properties, as well as those for which variances or special permits were issued or for which non-conformity with current zoning laws is otherwise permitted, are considered to be a “legal non-conforming use” and/or the improvements are considered to be “legal non-conforming structures.” This means that the borrower is not required to alter its structure to comply with the existing or new law; however, the borrower may not be able to rebuild the premises “as-is” in the event of a substantial casualty loss. This may adversely affect the cash flow of the property following the loss. If a substantial casualty were to occur, we cannot assure you that insurance proceeds would be available to pay the mortgage loan in full. In addition, if a non-conforming use were to be discontinued and/or the property were repaired or restored in conformity with the current law, the value of the property or the revenue producing potential of the property may not be equal to that before the casualty.

In addition, certain of the mortgaged properties that do not conform to current zoning laws may not be “legal non-conforming uses” or “legal non-conforming structures.” The failure of a mortgaged property to comply with zoning laws or to be a “legal non-conforming use” or “legal non-conforming structure” may adversely affect the market value of the mortgaged property or the borrower’s ability to continue to use it in the manner it is currently being used or may necessitate material additional expenditures to remedy non-conformities. In some cases, the related borrower has obtained law and ordinance insurance to cover additional costs that result from rebuilding or building improvements at the mortgaged property in accordance with current zoning requirements. However, if as a result of the applicable zoning laws the rebuilt improvements are smaller or less attractive to tenants than the original improvements, the resulting loss in income will generally not be covered by law and ordinance insurance.

In addition, certain of the mortgaged properties may be subject to certain use restrictions and/or operational requirements imposed pursuant to development agreements, ground leases, restrictive covenants, reciprocal easement agreements or operating agreements or historical landmark designations or, in the case of those mortgaged properties that are condominiums, condominium declarations or other condominium use restrictions or regulations, especially in a situation where the mortgaged property does not represent the entire condominium building. Such use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers’ right to operate certain types of facilities within a prescribed radius. These limitations impose upon the borrower stricter requirements with respect to repairs and alterations, including following a casualty loss. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loan.

See “Description of the Mortgage Pool—Zoning and Use Restrictions” for examples of mortgaged properties that are subject to restrictions relating to the use of the mortgaged properties or have other material zoning issues.

Risks Relating to Inspections of Properties

Licensed engineers or consultants inspected the mortgaged properties at or about the time of the origination of the mortgage loans to assess items such as structural integrity of the buildings and other improvements on the mortgaged property, including exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. However, we cannot assure you that all conditions requiring repair or replacement were identified. No additional property inspections were conducted in connection with the closing of the offered certificates.

State and Local Mortgage Recording Taxes May Apply Upon a Foreclosure or Deed-in-Lieu of Foreclosure and Reduce Net Proceeds

Many jurisdictions impose recording taxes on mortgages which, if not paid at the time of the recording of the mortgage, may impair the ability of the lender to foreclose the mortgage. Such taxes, interest, and penalties could be significant in amount and would, if imposed, reduce the net proceeds realized by the issuing entity in liquidating the real property securing the related mortgage loan.

Earthquake, Flood and Other Insurance May Not Be Available or Adequate

Natural disasters, including earthquakes, floods and hurricanes, may adversely affect the mortgaged properties securing the underlying mortgage loans. For example, real properties located in California may be more susceptible to certain hazards, such as earthquakes or widespread fires, than properties in other parts of the country, and real properties located in coastal states generally may be more susceptible to hurricanes than properties in other parts of the country. Hurricanes and related windstorms, floods and tornadoes have caused extensive and catastrophic physical damage in and to coastal and inland areas located in the Gulf Coast region of the United States and certain other parts of the southeastern United States.

Although the mortgaged properties are required to be insured, or self-insured by a sole tenant of a related building or group of buildings, against certain risks, there is a possibility of casualty loss with respect to the mortgaged properties for which insurance proceeds may not be adequate or which may result from risks not covered by insurance.

Furthermore, with respect to certain mortgage loans, the insurable value of the related mortgaged property as of the origination date of the related mortgage loan was lower than the principal balance of the related mortgage loan. In the event of a casualty when a borrower is not required to rebuild or cannot rebuild, we cannot assure you that the insurance required with respect to the related mortgaged property will be sufficient to pay the related mortgage loan in full and there is no “gap” insurance required under such mortgage loan to cover any difference. In those circumstances, a casualty that occurs near the maturity date may result in an extension of the maturity date of the mortgage loan if the special servicer, in accordance with the servicing standard, determines that such extension was in the best interest of certificateholders.

In addition, certain types of mortgaged properties, such as manufactured housing and recreational vehicle communities, have few or no insurable buildings or improvements and thus do not have casualty insurance or low limits of casualty insurance in comparison with the related mortgage loan balances.

In addition, hazard insurance policies will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the related mortgaged property in order to recover the full amount of any partial loss. As a result, even if insurance coverage is maintained, if the insured’s coverage falls below this specified percentage, those clauses generally provide that the insurer’s liability in the event of partial loss does not exceed the lesser of (1) the replacement cost of the improvements less physical depreciation and (2) that proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of those improvements.

Twenty-eight (28) of the mortgaged properties, collectively securing approximately 26.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are located in areas that are considered a high earthquake risk (seismic zones 3 or 4). Seismic reports were prepared with respect to these mortgaged properties, and based on those reports, no mortgaged property has a seismic expected loss of greater than 19%.

The mortgage loans do not require flood insurance on the related mortgaged properties unless they are in a flood zone and flood insurance is available; and, in certain instances, even where the related mortgaged property was in a flood zone and flood insurance was available, flood insurance was not required.

We cannot assure you that the borrowers will in the future be able to comply with requirements to maintain adequate insurance with respect to the mortgaged properties, and any uninsured loss could have a material adverse impact on the amount available to make payments on the related mortgage loan, and consequently, the offered certificates. As with all real estate, if reconstruction (for example, following fire or other casualty) or any major repair or improvement is required to the damaged property, changes in laws and governmental regulations may be applicable and may materially affect the cost to, or ability of, the borrowers to effect such reconstruction, major repair or improvement. As a result, the amount realized with respect to the mortgaged properties, and the amount available to make payments on the related mortgage loan, and consequently, the offered certificates, could be reduced. In addition, we cannot assure you that the amount of insurance required or provided would be sufficient to cover damages caused by any casualty, or that such insurance will be available in the future at commercially reasonable rates. See also Sponsor representations and warranties set forth in paragraph (16) (Insurance) on Annex E-1-A and paragraph (16) (Insurance) on Annex E-2-A to this prospectus and any related exceptions on Annex E-1-B and Annex E-2-B, respectively, to this prospectus (subject to the limitations and qualifications set forth in the preambles to Annex E-1-A and Annex E-2-A, respectively).

Lack of Insurance Coverage Exposes the Trust to Risk for Particular Special Hazard Losses

In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of a property by fire, lightning, explosion, smoke, windstorm and hail, subject to the conditions and exclusions specified in the related policy. Most such insurance policies typically do not cover any physical damage resulting from, among other things:

●	war,

●	riot, strike and civil commotion,

●	terrorism,

●	nuclear, biological or chemical materials,

●	revolution,

●	governmental actions,

●	floods and other water-related causes,

●	earth movement, including earthquakes, landslides and mudflows,

●	wet or dry rot,

●	mold,

●	vermin, and

●	domestic animals.

Unless the related mortgage loan documents specifically require the borrower to insure against physical damage arising from these causes, then the resulting losses may be borne by you as a holder of offered certificates.

There is also a possibility of casualty losses on a real property for which insurance proceeds, together with land value, may not be adequate to pay the mortgage loan in full or rebuild the improvements. Consequently, there can be no assurance that each casualty loss incurred with respect to a real property securing one of the mortgage loans included in one of our trusts will be fully covered by insurance or that the mortgage loan will be fully repaid in the event of a casualty.

Furthermore, various forms of insurance maintained with respect to any of the real properties for the mortgage loans included in one of our trusts, including casualty insurance, environmental insurance and earthquake insurance, may be provided under a blanket insurance policy. That blanket insurance policy will also cover other real properties, some of which may not secure loans in that trust. As a result of total limits under any of those blanket policies, losses at other properties covered by the blanket insurance policy may reduce the amount of insurance coverage with respect to a property securing one of the loans in our trust.

Terrorism Insurance May Not Be Available for All Mortgaged Properties

The occurrence or the possibility of terrorist attacks could (1) lead to damage to one or more of the mortgaged properties if any terrorist attacks occur or (2) result in higher costs for security and insurance premiums or diminish the availability of insurance coverage for losses related to terrorist attacks, particularly for large properties, which could adversely affect the cash flow at those mortgaged properties.

After the September 11, 2001 terrorist attacks in New York City and the Washington, D.C. area, all forms of insurance were impacted, particularly from a cost and availability perspective, including comprehensive general liability and business interruption or rent loss insurance policies required by typical mortgage loans. To give time for private markets to develop a pricing mechanism for terrorism risk and to build capacity to absorb future losses that may occur due to terrorism, the Terrorism Risk Insurance Act of 2002 was enacted on November 26, 2002, establishing the Terrorism Insurance Program. The Terrorism Insurance Program was extended through December 31, 2014 by the Terrorism Risk Insurance Program Reauthorization Act of 2007 and was subsequently reauthorized on January 12, 2015 for a period of six years through December 31, 2020 pursuant to the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”).

The Terrorism Insurance Program requires insurance carriers to provide terrorism coverage in their basic “all-risk” policies. Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically void to the extent that it excluded losses that would otherwise be insured losses. Any state approval of those types of exclusions in force on November 26, 2002 is also void.

Under the Terrorism Insurance Program, the federal government shares in the risk of losses occurring within the United States resulting from acts committed in an effort to influence or coerce United States civilians or the United States government. The federal share of compensation for insured losses of an insurer equals 83% in 2017 (subject to annual 1% decreases thereafter until such percentage equals 80%) of the portion of such insured losses that exceed a deductible equal to 20% of the value of the insurer’s direct earned premiums over the calendar year immediately preceding that program year. Federal compensation in any program year is capped at $100 billion (with insurers being liable for any amount that exceeds such cap), and no compensation is payable with respect to a terrorist act unless the aggregate industry losses relating to such act exceed $140 million in 2017 (subject to annual $20 million increases thereafter until such threshold equals $200 million). The Terrorism Insurance Program does not cover nuclear, biological, chemical or radiological attacks. Unless a borrower obtains separate coverage for events that do not meet the thresholds or other requirements above, such events will not be covered.

If the Terrorism Insurance Program is not reenacted after its expiration in 2020, premiums for terrorism insurance coverage will likely increase and the terms of such insurance policies may be materially amended to increase stated exclusions or to otherwise effectively decrease the scope of coverage available (perhaps to the point where it is effectively not available). In addition, to the extent that any insurance policies contain “sunset clauses” (i.e., clauses that void terrorism coverage if the federal insurance backstop program is not renewed), then such policies may cease to provide terrorism insurance upon the expiration of the Terrorism Insurance Program. We cannot assure you that the Terrorism Insurance Program or any successor program will create any long term changes in the availability and cost of such insurance. Moreover, future legislation, including regulations expected to be adopted by the Treasury Department pursuant to TRIPRA, may have a material effect on the availability of federal assistance in the terrorism insurance market. In addition, the failure to maintain such terrorism insurance may constitute a default under the related mortgage loan. Even if terrorism insurance is required by the mortgage loan documents for a mortgage loan, that requirement may be subject to a cap on the cost of the premium for terrorism insurance that a borrower is required to pay or a commercially reasonable standard on the availability or cost of the insurance. See “Significant Loan Summaries” in Annex B to this prospectus for a description of any requirements for terrorism insurance for the largest 10 mortgage loans by aggregate principal balance of the pool of mortgage loans as of the cut-off date. To the extent that uninsured or underinsured casualty losses occur with respect to the related mortgaged properties, losses on the mortgage loans may result.

Other mortgaged properties securing mortgage loans may also be insured under a blanket policy or self-insured or insured by a sole tenant. See “—Risks Associated with Blanket Insurance Policies or Self-Insurance” below.

We cannot assure you that terrorism insurance or the Terrorism Insurance Program will be available or provide sufficient protection against risks of loss on the mortgaged properties resulting from acts of terrorism.

As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

Risks Associated with Blanket Insurance Policies or Self-Insurance

Certain of the mortgaged properties are covered by blanket insurance policies, which also cover other properties of the related borrower or its affiliates (including certain properties in close proximity to the mortgaged properties). In the event that such policies are drawn on to cover losses on such other properties, the amount of insurance coverage available under such policies would thereby be reduced and could be insufficient to cover each mortgaged property’s insurable risks. In addition, with respect to some of the mortgaged properties, a sole or significant tenant is allowed to provide self-insurance against risks.

Additionally, if the mortgage loans that allow coverage under blanket insurance policies are part of a group of mortgage loans with related borrowers, then all of the related mortgaged properties may be covered under the same blanket policy, which may also cover other properties owned by affiliates of such borrowers.

Certain mortgaged properties may also be insured or self-insured by a sole or significant tenant, as further described under “Description of the Mortgage Pool—Insurance Considerations”.

The Mortgage Loan Sellers, the Sponsors and the Depositor Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans

In the event of the bankruptcy, insolvency, receivership or conservatorship of an originator, a mortgage loan seller or the depositor (or certain affiliates thereof), it is possible that the issuing entity’s right to payment from or ownership of certain of the mortgage loans could be challenged. If such challenge is successful, payments on the offered certificates would be reduced or delayed. Even if the challenge is not successful, payments on the offered certificates would be delayed while a court resolves the claim.

An opinion of counsel will be rendered on the closing date to the effect that the transfer of the applicable mortgage loans by each mortgage loan seller to the depositor would generally be respected as a sale in the event of the bankruptcy or insolvency of such mortgage loan seller. Such opinions, however, are subject to various assumptions and qualifications, and there can be no assurance that a bankruptcy trustee, if applicable, or other interested party will not attempt to challenge the issuing entity’s right to payment with respect to the related mortgage loans. Legal opinions do not provide any guaranty as to what any particular court would actually decide, but rather an opinion as to the decision a court would reach if the issues were competently presented and the court followed existing precedent as to legal and equitable principles applicable in bankruptcy cases. In this regard, legal opinions on bankruptcy law matters have inherent limitations primarily because of the pervasive equity powers of bankruptcy courts, the overriding goal of reorganization to which other legal rights and other policies may be subordinated, the potential relevance to the exercise of judicial discretion of future arising facts and circumstances, and the nature of the bankruptcy process. As a result, a creditor, a bankruptcy trustee or another interested party, including an entity transferring a mortgage loan as debtor-in-possession, could still attempt to assert that the transfer of a mortgage loan was not a sale. If such party’s challenge were successful, payments on the certificates would be reduced or delayed. Even if the challenge were not successful, payments on the certificates would be delayed while a court resolves the claim.

Furthermore, Title II of the Dodd-Frank Act provides for an orderly liquidation authority (“OLA”) under which the Federal Deposit Insurance Corporation (the “FDIC”) can be appointed as receiver of certain systemically important non-bank financial companies and their direct or indirect subsidiaries in certain cases. We make no representation as to whether this would apply to any of the sponsors. In January 2011, a former acting general counsel of the FDIC issued a letter in which he expressed his view that, under then-existing regulations, the FDIC, as receiver under the OLA, would not, in the exercise of its OLA repudiation powers, recover as property of a financial company assets transferred by the financial company, provided that the transfer satisfies the conditions for the exclusion of assets from the financial company’s estate under the bankruptcy code. The letter further noted that, while the FDIC staff may be considering recommending further regulations under OLA, its author (the former acting general counsel referred to above) would recommend that such regulations incorporate a 90 day transition period for any provisions affecting the FDIC’s statutory power to disaffirm or repudiate contracts. If, however, the FDIC were to adopt a different approach than that described in the former acting general counsel’s letter, delays or reductions in payments on the offered certificates would occur. As such, we cannot assure you that a bankruptcy would not result in a delay or reduction in payments on the certificates.

The issuing entity has been organized as a common law trust, and as such is not eligible to be a “debtor” under the federal bankruptcy laws. If the issuing entity were instead characterized as a “business trust” it could qualify as a debtor under those laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the issuing entity would be characterized as a “business trust.” If a bankruptcy court were to determine that the issuing entity was a “business trust”, it is possible that payments on the certificates would be delayed while the court resolved the issue.

The Borrower’s Form of Entity May Cause Special Risks

The borrowers are legal entities rather than individuals. Mortgage loans made to legal entities may entail greater risks of loss than those associated with mortgage loans made to individuals. For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, most entities generally, but not in all cases, do not have personal assets and creditworthiness at stake. The terms of certain of the mortgage loans require that the borrowers be single-purpose entities, however, we cannot assure you that such borrowers will comply with such requirements. Furthermore, in many cases such borrowers are not required to observe all covenants and conditions which typically are required in order for such borrowers to be viewed under standard rating agency criteria as “special purpose entities.”

Although a borrower may currently be a single-purpose entity, in certain cases the borrowers were not originally formed as single-purpose entities, but at origination of the related mortgage loan (or loan combination, as applicable) their organizational documents were amended. That borrower may have previously owned property other than the related mortgaged property and may not have observed all covenants that typically are required to consider a borrower a “single-purpose entity” and thus may have liabilities arising from events prior to becoming a single-purpose entity. If a borrower has owned property other than the related mortgaged property, engaged in a business other than the operation of the related mortgaged property or even owned and/or operated the related mortgaged property for a material period in advance of the origination of the related mortgage loan, that borrower may be subject to liabilities arising out of its activities prior to the origination of the related mortgage loan, including liabilities that may be unrelated to the related mortgaged property. Furthermore, the bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage.

In addition, if an underlying mortgage loan is secured by a mortgage on both the related borrower’s leasehold interest in the related mortgaged property and the underlying fee interest in such property, the related borrower may be a special purpose entity, but the owner and pledgor of the related fee interest may not be a special purpose entity.

Also any borrower, even an entity structured as a special purpose entity, as an owner of real estate, will be subject to certain potential liabilities and risks as an owner of real estate. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member.

With respect to those borrowers that are structured as special purposes entities, although the terms of the borrower’s organizational documents and/or related loan documents require that the related borrower covenants to be a special purpose entity, in some cases those borrowers are not required to observe all covenants and conditions that typically are required in order for such an entity to be viewed under the standard rating agency criteria as a special purpose entity.

In some cases a borrower may be required to have independent directors, managers or trustees in order to mitigate the risk of a voluntary bankruptcy by that borrower even though it is solvent. However, any director, manager or trustee, even one that is otherwise independent of the applicable borrower and its parent entity, may determine in the exercise of its fiduciary duties to the applicable borrower that a bankruptcy filing is an appropriate course of action to be taken by the applicable borrower. Such determination might take into account the interests and financial condition of affiliates of the applicable borrower, including its parent entity. Accordingly, the financial distress of an affiliate of the borrower on any mortgage loan in one of our trusts might increase the likelihood of a bankruptcy filing by that borrower.

Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent. Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates.

Some of the mortgage loans underlying the offered certificates may have borrowers that are individuals or, alternatively, are entities that either have not been structured to diminish the likelihood of their becoming bankrupt or do not satisfy all the characteristics of special purpose entities. In general, as a result of a borrower not being a special purpose entity or not being limited to owning the related mortgaged property, the borrower may be engaged in activities unrelated to the subject mortgaged property and may incur indebtedness or suffer liabilities with respect to those activities. Further, some of the borrowing entities may have been in existence and conducting business prior to the origination of the related underlying mortgage loans, may own other property that is not part of the collateral for the related underlying mortgage loans and, further, may not have always satisfied all the characteristics of special purpose entities even if they currently do so. This could negatively impact the borrower’s financial conditions, and thus its ability to pay amounts due and owing under the subject underlying mortgage loan. The related mortgage documents and/or organizational documents of those borrowers may not contain the representations, warranties and covenants customarily made by a borrower that is a special purpose entity, such as limitations on indebtedness and affiliate transactions and restrictions on the borrower’s ability to dissolve, liquidate, consolidate, merge, sell all or any material portion of its assets or amend its organizational documents. These provisions are designed to mitigate the possibility that the borrower’s financial condition would be adversely impacted by factors unrelated to the related mortgaged property and the related mortgage loan.

Borrowers not structured as bankruptcy-remote entities may be more likely to become insolvent or the subject of a voluntary or involuntary bankruptcy proceeding because those borrowers may be:

●	operating entities with businesses distinct from the operation of the property with the associated liabilities and risks of operating an ongoing business; and

●	individuals that have personal liabilities unrelated to the property.

In addition, certain of the borrowers and their owners may not have an independent director whose consent would be required to file a bankruptcy petition on behalf of the borrower. One of the purposes of an independent director is to avoid a bankruptcy petition filing that is intended solely to benefit a borrower’s affiliate and is not justified by the borrower’s own economic circumstances. Therefore, borrowers without an independent director may be more likely to file or be subject to voluntary or involuntary bankruptcy petitions which may adversely affect payments on your certificates.

The mortgage loans underlying the offered certificates may have borrowers that own the related mortgaged properties as tenants-in-common or may permit the related borrowers to convert into a tenant-in-common structure in the future. Generally, in tenant-in-common ownership structures, each tenant-in-common owns an undivided share in the subject real property. If a tenant-in-common desires to sell its interest in the subject real property and is unable to find a buyer or otherwise desires to force a partition, the tenant-in-common has the ability to request that a court order a sale of the subject real property and distribute the proceeds to each tenant-in-common owner proportionally. To reduce the likelihood of a partition action, a tenant-in-common borrower may be required to waive its partition right. However, there can be no assurance that, if challenged, this waiver would be enforceable or that it would be enforced in a bankruptcy proceeding.

The enforcement of remedies against tenant-in-common borrowers may be prolonged because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay is reinstated. While a lender may seek to mitigate this risk after the commencement of the first bankruptcy of a tenant-in-common by commencing an involuntary proceeding against the other tenant-in-common borrowers and moving to consolidate all those cases, there can be no assurance that a bankruptcy court would consolidate those separate cases. Additionally, tenant-in-common borrowers may be permitted to transfer portions of their interests in the subject mortgaged property to numerous additional tenant-in-common borrowers.

The bankruptcy, dissolution or action for partition by one or more of the tenants-in-common could result in an early repayment of the related mortgage loan, a significant delay in recovery against the tenant-in-common borrowers, a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan. Not all tenants-in-common for these mortgage loans may be special purpose entities and some of those tenants-in-common may be individuals.

In certain instances, borrowers under mortgage loans use a Delaware statutory trust structure in order to gain certain tax free exchange treatment for property of like kind under Section 1031 of the Internal Revenue Code. These borrowers can be restricted in their ability to actively operate a property, including with respect to loan work-outs, leasing and re-leasing, making material improvements and other material actions affecting the related mortgaged property. In the case of a mortgaged property that is owned by a Delaware statutory trust, there is a risk that obtaining the consent of the holders of the beneficial interests in the Delaware statutory trust will be time consuming and cause delays with respect to the taking of certain actions by or on behalf of the borrower, including with respect to the related mortgaged property.

See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Single-Purpose Entity Covenants”, “—Statistical Characteristics of the Mortgage Loans—Tenancies-in-Common”, and “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues”.

Other Debt of the Borrower or Ability to Incur Other Financings Entails Risk

When a borrower (or its constituent members) also has one or more other outstanding loans (even if they are pari passu, subordinated, mezzanine or unsecured loans or another type of equity pledge), the issuing entity is subjected to additional risk such as:

●	the borrower (or its constituent members) may have difficulty servicing and repaying multiple loans;

●	the existence of another loan will generally also make it more difficult for the borrower to obtain refinancing of the related mortgage loan (or loan combination, if applicable) or sell the related mortgaged property and may thereby jeopardize repayment of the mortgage loan (or loan combination, if applicable);

●	the need to service additional debt may reduce the cash flow available to the borrower to operate and maintain the mortgaged property and the value of the mortgaged property may decline as a result;

●	if a borrower (or its constituent members) defaults on its mortgage loan and/or any other loan, actions taken by other lenders such as a suit for collection, foreclosure or an involuntary petition for bankruptcy against the borrower could impair the security available to the issuing entity, including the mortgaged property, or stay the issuing entity’s ability to foreclose during the course of the bankruptcy case;

●	the bankruptcy of another lender also may operate to stay foreclosure by the issuing entity; and

●	the issuing entity may also be subject to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation.

With respect to any split mortgage loan, although each related companion loan is not an asset of the issuing entity, the related borrower is still obligated to make interest and principal payments on each related companion loan. As a result, the issuing entity is subject to additional risks, including:

●	the risk that the necessary maintenance of the related mortgaged property could be deferred to allow the borrower to pay the required debt service on these other obligations and that the value of the mortgaged property may fall as a result; and

●	the risk that it may be more difficult for the borrower to refinance these loans or to sell the related mortgaged property for purposes of making any balloon payment on the entire balance of such loans and the related additional debt at maturity.

With respect to mezzanine financing, while a mezzanine lender has no security interest in the related mortgaged properties, a default under a mezzanine loan could cause a change in control of the related borrower. With respect to mortgage loans that permit mezzanine financing, the relative rights of the mortgagee and the related mezzanine lender will generally be set forth in an intercreditor agreement, which agreements typically provide that the rights of the mezzanine lender (including the right to payment) against the borrower and mortgaged property are subordinate to the rights of the mortgage lender and that the mezzanine lender may not take any enforcement action against the mortgage borrower and mortgaged property.

In addition, the mortgage loan documents related to certain mortgage loans may allow the related borrower to employ so-called “preferred equity” structures, where one or more special limited partners or members receive a preferred return in exchange for an infusion of capital or other type of equity pledge that may require payments of excess cash flow. Such arrangements can present risks that resemble mezzanine debt, including dilution of the sponsor’s equity in the mortgaged property, stress on the cash flow in the form of a preferred return or excess cash payments, and/or potential changes in the management of the related mortgaged property in the event the preferred return is not satisfied.

For additional information, see “Description of the Mortgage Pool—Additional Indebtedness”, “—The Loan Combinations” and “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans”.

Litigation and Other Legal Proceedings May Adversely Affect a Borrower’s Ability to Repay Its Mortgage Loan

There may be, and there may exist from time to time, legal proceedings pending or threatened against the borrowers, the property sponsors and the managers of the mortgaged properties and their respective affiliates relating to their respective businesses or arising out of their ordinary course of business. We have not undertaken a search for all litigation or disputes that relate to the borrowers, property sponsors or managers for the mortgaged properties and their respective affiliates. Potential investors are advised and encouraged to perform their own searches related to such matters to the extent relevant to their investment decision. It is possible that any such litigation or dispute or any settlement of any litigation or dispute may have a material adverse effect on a borrower’s ability to meet its obligations under the related mortgage loan and, therefore, on distributions on your certificates.

The owner of a multifamily or commercial property may be a defendant in a litigation arising out of, among other things, the following:

●	breach of contract involving a tenant, a supplier or other party;

●	negligence resulting in a personal injury; or

●	responsibility for an environmental problem.

Any such litigation or dispute may divert the owner’s attention from operating its property. In addition, any such litigation or dispute may materially impair distributions to certificateholders if borrowers or property sponsors must use property income or other income to pay settlements, judgments, legal fees or litigation costs. We cannot assure you that any litigation or dispute or any settlement of any litigation or dispute will not have a material adverse effect on your investment.

In addition, in the event the owner of a borrower experiences financial problems, we cannot assure you that such owner would not attempt to take actions with respect to the mortgaged property that may adversely affect the borrower’s ability to fulfill its obligations under the related mortgage loan. See “Description of the Mortgage Pool—Litigation and Other Legal Considerations”.

Reserves to Fund Certain Necessary Expenditures Under the Mortgage Loans May Be Insufficient for the Purpose for Which They Were Established

The borrowers under some of the mortgage loans made upfront deposits, and/or agreed to make ongoing deposits, to reserves for the payment of various anticipated or potential expenditures, such as (but not limited to) the costs of tenant improvements and leasing commissions, recommended immediate repairs and seasonality reserves. We cannot assure you that any such reserve will be sufficient, that borrowers will reserve the required amount of funds or that cash flow from the mortgaged properties will be sufficient to fully fund such reserves. See Annex A for additional information with respect to the reserves established for the mortgage loans.

A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans

Numerous statutory provisions, including the Bankruptcy Code and state laws affording relief to debtors, may interfere with and delay the ability of a secured mortgage lender to obtain payment of a loan, to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of a bankruptcy petition, and, often, no interest or principal payments are made during the course of the bankruptcy proceeding. Also, under federal bankruptcy law, the filing of a petition in bankruptcy by or on behalf of a junior lien holder may stay the senior lender from taking action to foreclose out such junior lien. Certain of the mortgage loans have sponsors that have previously filed bankruptcy and we cannot assure you that such sponsors will not be more likely than other sponsors to utilize their rights in bankruptcy in the event of any threatened action by the mortgagee to enforce its rights under the related mortgage loan documents. As a result, the issuing entity’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed. See “—Other Debt of the Borrower or Ability to Incur Other Financings Entails Risk” above, “Description of the Mortgage Pool—Default History, Bankruptcy Issues and Other Proceedings” and “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues”. In addition, if a court determines that the value of a real property is less than the principal balance of the mortgage loan it secures, the court may reduce the amount of secured indebtedness to the then-value of the property. This would make the lender a general unsecured creditor for the difference between the then-value of the property and the amount of its outstanding mortgage indebtedness.

A bankruptcy court also may:

●	grant a debtor a reasonable time to cure a payment default on a mortgage loan;

●	reduce monthly payments due under a mortgage loan;

●	change the rate of interest due on a mortgage loan; or

●	otherwise alter a mortgage loan’s repayment schedule.

Furthermore, the borrower, as debtor-in-possession, or its bankruptcy trustee has special powers to avoid, subordinate or disallow debts. In some circumstances, the claims of a secured lender, such as the trust, may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

Under federal bankruptcy law, a lender may be stayed from enforcing a borrower’s assignment of rents and leases. Federal bankruptcy law also may interfere with a lender’s ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and may significantly delay the receipt of rents. Rents also may escape an assignment to the extent they are used by borrower to maintain its property or for other court authorized expenses.

As a result of the foregoing, the related trust’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the total amount ultimately collected may be substantially less than the amount owed.

Additionally, the courts of any state may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the action unconscionable. See “Certain Legal Aspects of the Mortgage Loans—Foreclosure” in this prospectus.

Additionally, in February 2012, a bill was passed by the Georgia Senate and introduced in the Georgia State House of Representatives that would limit rights of holders that acquired loans for less than par, by limiting the amount that a purchaser of debt (including the issuing entity) could collect from a guarantor of a commercial mortgage loan to the lesser of the purchase price paid for the debt or the maximum amount of the guarantee. The bill would apply both retroactively and prospectively to all types of loans made to all types of borrowers and presumably to the mortgage loans. If enacted, legislation of this type would appear to interfere with established contractual rights, and as such may be unconstitutional insofar as it would be applied to debt sold or transferred prior to the legislation’s enactment date. This type of measure could undermine the value of the mortgage loans and the special servicer’s workout efforts including, without limitation, the ability to collect on a guaranty or to use the threat of the same as a mechanism to compel a borrower to engage in a workout or provide a deed-in-lieu of foreclosure. The legislative session of the Georgia State House of Representatives ended without a vote on the bill. As a result, the bill died; however, we cannot assure you that a similar bill will not be re-introduced and passed in Georgia or in any other state in future legislative sessions.

See also “—Performance of the Certificates Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” and “—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” above.

Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace the Servicer

A servicer for the mortgage loans underlying the offered certificates (i.e., the master servicer or the special servicer) may be eligible to become a debtor under the U.S. bankruptcy code or enter into receivership under the Federal Deposit Insurance Act. If a servicer were to become a debtor under the U.S. bankruptcy code or enter into receivership under the Federal Deposit Insurance Act, although the pooling and servicing agreement provides that such an event would be a termination event entitling the trust to terminate the servicer, the provision would most likely not be enforceable. However, a rejection of the servicing agreement by the servicer in a bankruptcy proceeding or repudiation of the pooling and servicing agreement in a receivership under the Federal Deposit Insurance Act would be treated as a breach of the pooling and servicing agreement and give the trust a claim for damages and the ability to appoint a successor servicer. An assumption under the U.S. bankruptcy code would require the servicer to cure its pre-bankruptcy defaults, if any, and demonstrate that it is able to perform following assumption. The bankruptcy court may permit the servicer to assume the pooling and servicing agreement and assign it to a third party. An insolvency by an entity governed by state insolvency law would vary depending on the laws of the particular state. We cannot assure you that a bankruptcy or receivership of the servicer would not adversely impact the servicing of the mortgage loans or that the trust would be entitled to terminate the servicer in a timely manner or at all. If any servicer becomes the subject of bankruptcy or similar proceedings, the trust’s claim to collections in that servicer’s possession at the time of the bankruptcy filing or other similar filing may not be perfected. In this event, funds available to pay principal and interest on your certificates may be delayed or reduced.

Interests and Incentives of the Underwriter Entities May Not Be Aligned with Your Interests

The activities and interests of the underwriters and their respective affiliates (collectively, the “Underwriter Entities”) will not align with, and may in fact be directly contrary to, those of the certificateholders. The Underwriter Entities are each part of separate global investment banking, securities and investment management firms that provide a wide range of financial services to a substantial and diversified client base that includes corporations, financial institutions, governments and high-net-worth individuals. As such, they actively make markets in and trade financial instruments for their own account and for the accounts of customers. These financial instruments include debt and equity securities, currencies, commodities, bank loans, indices, baskets and other products. The Underwriter Entities’ activities include, among other things, executing large block trades and taking long and short positions directly and indirectly, through derivative instruments or otherwise. The securities and instruments in which the Underwriter Entities take positions, or expect to take positions, include loans similar to the mortgage loans, securities and instruments similar to the offered certificates and other securities and instruments. Market making is an activity where the Underwriter Entities buy and sell on behalf of customers, or for their own account, to satisfy the expected demand of customers. By its nature, market making involves facilitating transactions among market participants that have differing views of securities and instruments. Any short positions taken by the Underwriter Entities and/or their clients through marketing or otherwise will increase in value if the related securities or other instruments decrease in value, while positions taken by the Underwriter Entities and/or their clients in credit derivative or other derivative transactions with other parties, pursuant to which the Underwriter Entities and/or their clients sell or buy credit protection with respect to one or more classes of the offered certificates, may increase in value if the offered certificates default, are expected to default, or decrease in value. The Underwriter Entities and their clients acting through them may execute such transactions, modify or terminate such derivative positions and otherwise act with respect to such transactions, and may exercise or enforce, or refrain from exercising or enforcing, any or all of their rights and powers in connection therewith, without regard to whether any such action might have an adverse effect on the offered certificates or the certificateholders. Additionally, none of the Underwriter Entities will have any obligation to disclose any of these securities or derivatives transactions to you in your capacity as a certificateholder. As a result, you should expect that the Underwriter Entities will take positions that are inconsistent with, or adverse to, the investment objectives of investors in the offered certificates.

As a result of the Underwriter Entities’ various financial market activities, including acting as a research provider, investment advisor, market maker or principal investor, you should expect that personnel in various businesses throughout the Underwriter Entities will have and express research or investment views and make recommendations that are inconsistent with, or adverse to, the objectives of investors in the offered certificates.

If an Underwriter Entity becomes a holder of any of the certificates, through market-making activity or otherwise, any actions that it takes in its capacity as a certificateholder, including voting, providing consents or otherwise will not necessarily be aligned with the interests of other holders of the same class or other classes of the certificates. In connection therewith, each of Citigroup Global Markets Realty Corp., as expected holder of a portion of the VRR Interest, Citi Real Estate Funding Inc., an expected risk retention consultation party, and Deutsche Bank AG, acting through its New York Branch, both as an expected holder of a portion of the VRR Interest and an expected risk retention consultation party, is affiliated with an Underwriter Entity. To the extent an Underwriter Entity makes a market in the certificates (which it is under no obligation to do), it would expect to receive income from the spreads between its bid and offer prices for the certificates. The price at which an Underwriter Entity may be willing to purchase certificates, if it makes a market, will depend on market conditions and other relevant factors and may be significantly lower than the issue price for the certificates and significantly lower than the price at which it may be willing to sell certificates.

In addition, none of the Underwriter Entities will have any obligation to monitor the performance of the certificates or the actions of the master servicer, the special servicer, the certificate administrator, the operating advisor or the trustee and will have no authority to advise the master servicer, the special servicer, the certificate administrator, the operating advisor or the trustee or to direct their actions.

Furthermore, each Underwriter Entity expects that a completed offering will enhance its ability to assist clients and counterparties in the transaction or in related transactions (including assisting clients in additional purchases and sales of the certificates and hedging transactions). The Underwriter Entities expect to derive fees and other revenues from these transactions. In addition, participating in a successful offering and providing related services to clients may enhance the Underwriter Entities’ relationships with various parties, facilitate additional business development, and enable them to obtain additional business and generate additional revenue.

The Underwriter Entities are playing several roles in this transaction. See “Transaction Parties—Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” and “Plan of Distribution (Underwriter Conflicts of Interest)” in this prospectus for a description of certain affiliations and relationships between the underwriters and other participants in this offering. Each of those affiliations and foregoing relationships should be considered carefully by you before you invest in any certificates.

Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned with Your Interests

The originators, the sponsors and their affiliates (including certain of the underwriters) expect to derive ancillary benefits from this offering and their respective incentives may not be aligned with those of purchasers of the offered certificates. The sponsors originated or purchased the mortgage loans in order to securitize the mortgage loans by means of a transaction such as the offering of the offered certificates. The sponsors will sell the mortgage loans to the depositor (an affiliate of (i) Citi Real Estate Funding Inc., one of the sponsors, an originator and an initial risk retention consultation party, (ii) Citigroup Global Markets Realty Corp., one of the sponsors and an originator, (iii) Citibank, N.A., the certificate administrator, and (iv) Citigroup Global Markets Inc., one of the underwriters) on the closing date in exchange for cash, derived from the sale of the offered certificates to investors and/or in exchange for offered certificates. A completed offering would reduce the originators’ exposure to the mortgage loans. The originators made the mortgage loans with a view toward securitizing them and distributing the exposure by means of a transaction such as this offering of offered certificates. In addition, certain mortgaged properties may have tenants that are affiliated with the related originator. See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases and Master Leases”. This offering of offered certificates will effectively transfer the originators’ exposure to the mortgage loans to purchasers of the offered certificates.

The originators, the sponsors and their affiliates expect to receive various benefits, including compensation, commissions, payments, rebates, remuneration and business opportunities, in connection with or as a result of this offering of offered certificates and their interests in the mortgage loans. The sponsors and their affiliates will effectively receive compensation, and may record a profit, in an amount based on, among other things, the amount of proceeds (net of transaction expenses) received from the sale of the offered certificates to investors relative to their investment in the mortgage loans. The benefits to the originators, the sponsors and their affiliates arising from the decision to securitize the mortgage loans may be greater than they would have been had other assets been selected.

Furthermore, the sponsors and/or their affiliates may benefit from a completed offering of the offered certificates because the offering would establish a market precedent and a valuation data point for securities similar to the offered certificates, thus enhancing the ability of the sponsors and their affiliates to conduct similar offerings in the future and permitting them to adjust the fair value of the mortgage loans or other similar assets or securities held on their balance sheet, including increasing the carrying value or avoiding decreasing the carrying value of some or all of such similar positions.

In addition, the originators, the sponsors or any of their respective affiliates may benefit from certain relationships, including financial dealings, with any borrower, any non-recourse carveout guarantor or any of their respective affiliates, aside from the origination of mortgage loans or contribution of mortgage loans into this securitization transaction.

The originators, the sponsors and/or their respective affiliates may have originated and sold or retained mezzanine loans and/or companion loans (or may in the future originate permitted mezzanine loans) related to the mortgage loans. Such transactions may cause the originators, the sponsors and their respective affiliates or their clients or counterparties who purchase the mezzanine loans and/or companion loans, as applicable, to have economic interests and incentives that do not align with, and that may be directly contrary to, those of an investor in the offered certificates. In addition, these transactions or actions taken to maintain, adjust or unwind any positions in the future, may, individually or in the aggregate, have a material effect on the market for the offered certificates (if any), including adversely affecting the value of the offered certificates, particularly in illiquid markets. The originators, the sponsors and their affiliates will have no obligation to take, refrain from taking or cease taking any action with respect to a mezzanine loan or companion loan based on the potential effect on an investor in the offered certificates, and may receive substantial returns from these transactions.

In some cases, following the transfer of the mortgage loans to the issuing entity, the originators, the sponsors or their respective affiliates may be the holders of companion loans related to their mortgage loans. See “Transaction Parties—Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”. Any holder of any such pari passu companion loan will have certain consultation rights with respect to servicing decisions involving the related outside serviced loan combination. However, neither the outside servicer nor the outside special servicer will be required to take or to refrain from taking any action pursuant to the advice, recommendations or instructions from the holder of a pari passu companion loan or its representative, or due to any failure to approve an action by any such party, or due to an objection by any such party that would cause either the outside servicer or the outside special servicer to violate applicable law, the related mortgage loan documents, the outside servicing agreement (including the servicing standard), any related co-lender agreement or intercreditor agreement or the REMIC provisions of the Code. See “Description of the Mortgage Pool—Additional Indebtedness” and “—The Loan Combinations” for information regarding the rights of any companion loan holder.

In addition, Citigroup Global Markets Realty Corp., as a “majority owned affiliate” (as defined in Regulation RR) of Citi Real Estate Funding Inc. (the retaining sponsor), and Deutsche Bank AG, acting through its New York Branch, as an originator, are each expected to hold a portion of the VRR Interest as described in “Credit Risk Retention”. In addition, Citi Real Estate Funding Inc. and Deutsche Bank AG, acting through its New York Branch, are expected to be appointed as the initial risk retention consultation parties. Each risk retention consultation party may, on a strictly non-binding basis, consult with the master servicer and/or the special servicer and recommend that each such servicer take actions that conflict with the interests of holders of certain classes of the certificates. However, neither the master servicer nor the special servicer is required to follow any such recommendations or take directions from any risk retention consultation party and is not permitted to take actions that are prohibited by law or that violate the servicing standard or the terms of the mortgage loan documents. The risk retention consultation parties and the parties by whom they are appointed may have interests that are in conflict with those of certain other certificateholders, in particular if any risk retention consultation party or any party that can appoint a risk retention consultation party holds companion loan(s) or securities backed thereby, or has financial interests in, or other financial dealings (as a lender or otherwise) with, a borrower or an affiliate of a borrower under any of the mortgage loans. In order to minimize the effect of certain of these conflicts of interest, for so long as any borrower party with respect to a mortgage loan is a risk retention consultation party or the person entitled to appoint such risk retention consultation party (any such mortgage loan being referred to in this context as an “excluded RRCP mortgage loan” as to such risk retention consultation party), then such risk retention consultation party will not have consultation rights solely with respect to any such excluded RRCP mortgage loan. See “Credit Risk Retention”.

In addition, the pooling and servicing agreement will provide that, to the extent a risk retention consultation party or a holder of the VRR Interest receives access pursuant to the pooling and servicing agreement to any information relating to an excluded RRCP mortgage loan (or a mortgage loan as to which such holder of a VRR Interest is a borrower party) and/or the related mortgaged properties (other than information with respect to such excluded RRCP mortgage loan (or such mortgage loan as to which a holder of a VRR Interest is a borrower party) that is aggregated with information relating to other mortgage loans at a pool level), any risk retention consultation party or any holder of the VRR Interest will be deemed to have agreed that it (i) will not provide any such information to, among others, the related borrower party or the employees or personnel of such risk retention consultation party or such holder of a VRR Interest or any of such party’s affiliates involved in the management of any investment in the related borrower party or the related mortgaged property, and (ii) will maintain sufficient internal controls and appropriate policies and procedures in order to comply with the limitations described in clause (i) above. There can be no assurance that either of Citi Real Estate Funding Inc. or Deutsche Bank AG, acting through its New York Branch (in each case as the parties with the right to appoint a risk retention consultation party) or any risk retention consultation party will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to any such mortgage loan or loan combination or otherwise seek to exert its influence over the special servicer in the event such mortgage loan or loan combination becomes subject to a workout or liquidation. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information” in this prospectus.

Further, various originators, sponsors and their respective affiliates are acting in multiple capacities in or with respect to this transaction, which may include, without limitation, acting as one or more transaction parties or a subcontractor or vendor thereof, participating in interim servicing and/or custodial arrangements with certain transaction parties, providing warehouse financing to, or receiving warehouse financing from, certain other originators or sponsors prior to transfer of the related mortgage loans to the issuing entity, performing certain underwriting services for the originators on a contractual basis and/or conducting due diligence on behalf of an investor with respect to the underlying mortgage loans prior to their transfer to the issuing entity. For a description of certain of the foregoing relationships and arrangements, see “Transaction Parties—Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

These roles and other potential relationships may give rise to conflicts of interest as described above and under “—Interests and Incentives of the Underwriter Entities May Not Be Aligned with Your Interests,” “—Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans” and “—Other Potential Conflicts of Interest May Affect Your Investment”. Each of the foregoing relationships and related interests should be considered carefully by you before you invest in any offered certificates.

Potential Conflicts of Interest of the Master Servicer, the Special Servicer, the Trustee, any Outside Servicer and any Outside Special Servicer

The master servicer, the special servicer or sub-servicer or any of their respective affiliates, may purchase certificates evidencing interests in the trust.

In addition, the master servicer, the special servicer or a sub-servicer for the trust, or any of their respective affiliates, may have interests in, or other financial relationships with, borrowers under the related mortgage loans. These relationships may create conflicts of interest.

The pooling and servicing agreement provides that the mortgage loans serviced thereunder are required to be administered in accordance with the servicing standard without regard to ownership of any certificate by the master servicer or the special servicer or any of their respective affiliates. See “The Pooling and Servicing Agreement—Servicing of the Mortgage Loans”. Each outside servicing agreement provides that the related outside serviced loan combination is required to be administered in accordance with a servicing standard set forth therein. See “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans”.

Notwithstanding the foregoing, the master servicer, the special servicer or any of their respective sub-servicers and, as it relates to servicing and administration of any outside serviced loan combination, any outside servicer, any outside special servicer, or any of their respective sub-servicers, may have interests when dealing with the mortgage loans that are in conflict with those of holders of the certificates, especially if:

●	as it relates to the servicing and administration of mortgage loans under the pooling and servicing agreement, the master servicer, the special servicer, a sub-servicer or any of their respective affiliates holds certificates of this securitization transaction or any commercial mortgage-backed securities that evidence an interest in or are secured by the assets of an issuing entity, which assets include a serviced companion loan (or a portion of or interest in a serviced companion loan) (such securities, “serviced companion loan securities”), or

●	as it relates to servicing and administration of any outside serviced loan combination under the related outside servicing agreement, any related outside servicer, any related outside special servicer, a sub-servicer or any of their respective affiliates, holds certificates of this securitization transaction or any securitization involving a companion loan in such outside serviced loan combination;

or, in any case, any of the foregoing parties or any of their respective affiliates directly owns a companion loan or mezzanine loan related to any mortgage loan or otherwise has financial interests in or financial dealings with an applicable borrower, any of its affiliates or a sponsor. Each of these relationships may create a conflict of interest. For example, if the special servicer or its affiliate holds a subordinate class of certificates or serviced companion loan securities, the special servicer might seek to reduce the potential for losses allocable to those certificates or serviced companion loan securities by deferring acceleration of the applicable specially serviced loans in hope of maximizing future proceeds. However, that action could result in less proceeds to the issuing entity than would be realized if earlier action had been taken. Furthermore, none of the master servicer, the special servicer or a sub-servicer is required to act in a manner more favorable to the holders of offered certificates or any particular class of offered certificates than to the holders the non-offered certificates, any serviced companion loan holder or the holder of any serviced companion loan securities.

Each of the master servicer and the special servicer services and is expected to continue to service, in the ordinary course of its business, existing and new mortgage loans for third parties, or itself or its affiliates, including portfolios of mortgage loans similar to the mortgage loans included in the issuing entity. The real properties securing these other mortgage loans may be in the same markets as, and compete with, or have owners, obligors or property managers in common with, certain of the mortgaged properties securing the mortgage loans that will be included in the issuing entity. As a result of the services described above, the interests of each of the master servicer and the special servicer and each of its affiliates and their clients may differ from, and conflict with, the interests of the issuing entity. Consequently, personnel of the master servicer or the special servicer, as applicable, may perform services, on behalf of the issuing entity, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans included in the issuing entity. This may pose inherent conflicts for the master servicer or the special servicer.

A special servicer (whether the initial special servicer or a successor) may enter into one or more arrangements with the controlling class representative, another directing holder, a controlling class certificateholder or other certificateholders, a companion loan holder, or a holder of a security backed (in whole or in part) by a companion loan (or an affiliate or a third-party representative of one or more of the preceding) to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, the special servicer’s appointment (or continuance) as special servicer under the pooling and servicing agreement and/or the co-lender agreements and limitations on the right of such person to replace the special servicer. The master servicer may enter into an agreement with a sponsor to purchase the servicing rights to the related mortgage loans and/or the right to be appointed as the master servicer with respect to such mortgage loans. Any person that enters into such an economic arrangement with the master servicer or special servicer, as the case may be, may be influenced by such economic arrangement when deciding whether to appoint such master servicer or whether to appoint or replace such special servicer from time to time, and such consideration would not be required to take into account the best interests of the certificateholders or any group of certificateholders. See “—Other Potential Conflicts of Interest May Affect Your Investment” below.

Rialto Capital Advisors, LLC, the expected special servicer for this transaction, is an affiliate of RREF III-D AIV RR, LLC, which is anticipated to purchase the Class F and Class G certificates, and further which is expected to be appointed as the initial controlling class representative (and, accordingly, the initial directing holder with respect to all of the mortgage loans and loan combinations serviced under the pooling and servicing agreement for this securitization transaction, other than (x) any serviced loan combination as to which the related controlling companion loan is not included in this securitization transaction, and (y) any excluded mortgage loan). In addition, RREF III-D AIV RR, LLC (or an affiliate) may purchase the Class X-E and Class E certificates. RREF III-D AIV RR, LLC conducted its own due diligence on the Mortgage Loans prior to the Closing Date, and engaged Rialto Capital Advisors, LLC or an affiliate to assist in such due diligence. In addition, Rialto Capital Advisors, LLC is the special servicer under the pooling and servicing agreement for the CSAIL 2016-C7 securitization, which governs the servicing of the Gurnee Mills loan combination, and an affiliate of the entity that is the initial directing certificateholder under the pooling and servicing agreement for the CSAIL 2016-C7 securitization.

Further, the master servicer, the special servicer, the certificate administrator, the trustee and their respective affiliates are acting in multiple capacities in or related to this transaction, which may include, without limitation, participating in interim servicing and/or custodial arrangements with certain transaction parties, providing warehouse financing to certain originators or sponsors prior to transfer of their related mortgage loans to the issuing entity, and/or conducting due diligence on behalf of an investor with respect to the underlying mortgage loans prior to their transfer to the issuing entity. For a description of certain of the foregoing relationships and arrangements, see “Transaction Parties—Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”. Also see “—Interests and Incentives of the Underwriter Entities May Not Be Aligned with Your Interests”, “—Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans” and “—Other Potential Conflicts of Interest May Affect Your Investment”.

Although the master servicer and the special servicer will be required to service and administer the mortgage loan pool in accordance with the servicing standard and, accordingly, without regard to their rights to receive compensation under the pooling and servicing agreement and without regard to any potential obligation to repurchase or substitute a mortgage loan if the master servicer or special servicer is a mortgage loan seller, the possibility of receiving additional servicing compensation in the nature of assumption and modification fees, the continuation of receiving fees to service or specially service a mortgage loan, or the desire to avoid a repurchase demand resulting from a breach of a representation and warranty or material document default may under certain circumstances provide the master servicer or the special servicer, as the case may be, with an economic disincentive to comply with this standard.

Similarly, with respect to the outside serviced mortgage loans, conflicts described above may arise with respect to an outside servicer, an outside special servicer, a sub-servicer, or any of their respective affiliates.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

In addition, while there is an operating advisor with certain obligations in respect of reviewing the compliance of the special servicer with certain of its obligations under the pooling and servicing agreement, the operating advisor (i) has no control rights over actions by the special servicer at any time, (ii) has no ability to communicate with, or directly influence the actions of, the borrowers at any time, (iii) has no consultation rights over actions by the special servicer prior to the occurrence and continuance of an operating advisor consultation trigger event, (iv) has no consultation rights in connection with a serviced outside controlled loan combination unless consultation rights are granted to the issuing entity as holder of the related split mortgage loan and (v) has no consultation rights in connection with the outside serviced loan combinations, and the special servicer is under no obligation at any time to act upon any of the operating advisor’s recommendations. In addition, the operating advisor only has the limited obligations and duties set forth in the pooling and servicing agreement, and has no fiduciary duty, has no other duty except with respect to its specific obligations under the pooling and servicing agreement and has no duty or liability to any particular class of certificates or any certificateholder. It is not intended that the operating advisor act as a surrogate for the certificateholders. Investors should not rely on the operating advisor to monitor the actions of any directing holder or special servicer, other than to the limited extent specifically required in respect of certain actions of the special servicer at certain prescribed times under the pooling and servicing agreement, or to affect the special servicer’s actions under the pooling and servicing agreement.

Additional Compensation to the Master Servicer and the Special Servicer and Interest on Advances Will Affect Your Right to Receive Distributions on Your Offered Certificates

The master servicer, the special servicer and the trustee will each be entitled to receive interest on unreimbursed advances made by that party with respect to the mortgage loans. This interest will generally accrue from the date on which the related advance was made or the related expense was incurred through the date of reimbursement. In addition, under certain circumstances, including a default by the borrower in the payment of principal and interest on a mortgage loan, that mortgage loan will become specially serviced and the special servicer will be entitled to compensation for performing special servicing functions pursuant to the pooling and servicing agreement. Similar considerations exist with respect to outside servicers, outside special servicers and outside trustees in connection with the servicing of the outside serviced mortgage loans. The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders to receive distributions on the offered certificates. Thus, the payment of interest on advances and the payment of special servicing compensation may lead to shortfalls in amounts otherwise distributable on your offered certificates.

Inability to Replace the Master Servicer Could Affect Collections and Recoveries on the Mortgage Loans

The structure of the servicing fee payable to the master servicer might affect the ability to find a replacement master servicer. Although the trustee is required to replace the master servicer if the master servicer is terminated or resigns, if the trustee is unwilling (including for example because the servicing fee is insufficient) or unable (including for example, because the trustee does not have the systems to service mortgage loans), it may be necessary to appoint a replacement master servicer. Because the master servicing fee is generally structured as a percentage of the outstanding principal balance of each mortgage loan, it may be difficult to replace the servicer at a time when the balance of the mortgage loans has been significantly reduced because the fee may be insufficient to cover the costs associated with servicing the mortgage assets and/or related REO properties remaining in the mortgage pool. The performance of the mortgage assets may be negatively impacted, beyond the expected transition period during a servicing transfer, if a replacement master servicer is not retained within a reasonable amount of time.

Potential Conflicts of Interest of the Operating Advisor

Park Bridge Lender Services LLC, a limited liability company organized under the laws of New York, has been appointed as the initial operating advisor with respect to all of the serviced mortgage loans; provided, however, that the operating advisor may have limited consultation rights with an outside special servicer pursuant to the pooling and servicing agreement. See “Transaction Parties—The Operating Advisor and the Asset Representations Reviewer”. In acting as operating advisor, the operating advisor is required to act solely on behalf of the issuing entity, in the best interest of, and for the benefit of, the certificateholders (as a collective whole) and will have no fiduciary duty to any party. In addition, pursuant to Regulation RR, the operating advisor is not permitted to (i) be affiliated with other parties to this securitization transaction (which, for the avoidance of doubt, does not include the asset representations reviewer) and (ii) directly or indirectly have any financial interest in this securitization transaction other than in fees from its role as the operating advisor. See “The Pooling and Servicing Agreement—Operating Advisor”. Notwithstanding the foregoing, the operating advisor and its affiliates may have interests that are in conflict with those of certificateholders, especially if the operating advisor or any of its affiliates holds certificates or has financial interests in or other financial dealings with any of the parties to this transaction, a borrower or a parent of a borrower.

In the normal course of conducting its business, Park Bridge Lender Services LLC and its affiliates may have rendered services to, performed surveillance of, and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization. These parties may have included institutional investors, the depositor, the sponsors, the mortgage loan sellers, the originators, the certificate administrator, the trustee, the master servicer, the special servicer, a directing holder, a companion loan holder, the controlling class representative, the risk retention consultation parties or collateral property owners or affiliates of any of those parties. Each of these relationships, to the extent they exist, may continue in the future and may involve a conflict of interest with respect to Park Bridge Lender Services LLC’s duties as operating advisor. We cannot assure you that the existence of these relationships and other relationships in the future will not impact the manner in which Park Bridge Lender Services LLC performs its duties under the pooling and servicing agreement.

Additionally, Park Bridge Lender Services LLC or its affiliates, in the ordinary course of their business, may in the future (a) perform for third parties contract underwriting services and advisory services as well as service or specially service mortgage loans and (b) acquire mortgage loans for their own account, including, in each such case, mortgage loans similar to the mortgage loans that will be included in the issuing entity. The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans that will be included in the issuing entity. Consequently, personnel of Park Bridge Lender Services LLC may perform services, on behalf of the issuing entity, with respect to the mortgage loans included in the issuing entity at the same time as they are performing services with respect to, or while Park Bridge Lender Services LLC or its affiliates are holding, other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans included in the issuing entity. This may pose inherent conflicts for Park Bridge Lender Services LLC.

Potential Conflicts of Interest of the Asset Representations Reviewer

Park Bridge Lender Services LLC, a limited liability company organized under the laws of New York, has been appointed as the initial asset representations reviewer with respect to all of the mortgage loans. See “Transaction Parties—The Operating Advisor and the Asset Representations Reviewer”. In the normal course of conducting its business, Park Bridge Lender Services LLC and its affiliates may have rendered services to, performed surveillance of, and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization. These parties may have included institutional investors, the depositor, the sponsors, the mortgage loan sellers, the originators, the certificate administrator, the trustee, the master servicer, the special servicer, a directing holder, a companion loan holder, the controlling class representative, the risk retention consultation parties or collateral property owners or affiliates of any of those parties. Each of these relationships, to the extent they exist, may continue in the future and may involve a conflict of interest with respect to Park Bridge Lender Services LLC’s duties as asset representations reviewer. We cannot assure you that the existence of these relationships and other relationships in the future will not impact the manner in which Park Bridge Lender Services LLC performs its duties under the pooling and servicing agreement.

Notwithstanding the foregoing, the asset representations reviewer and its affiliates may have interests that are in conflict with those of certificateholders, especially if the asset representations reviewer or any of its affiliates holds certificates or has financial interests in or other financial dealings with any of the parties to this transaction, a borrower or a parent of a borrower.

Additionally, Park Bridge Lender Services LLC or its affiliates, in the ordinary course of their business, may in the future (a) perform for third parties contract underwriting services and advisory services as well as service or specially service mortgage loans and (b) acquire mortgage loans for their own account, including, in each such case, mortgage loans similar to the mortgage loans that will be included in the issuing entity. The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans that will be included in the issuing entity. Consequently, personnel of Park Bridge Lender Services LLC may perform services, on behalf of the issuing entity, with respect to the mortgage loans included in the issuing entity at the same time as they are performing services with respect to, or while Park Bridge Lender Services LLC or its affiliates are holding, other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans included in the issuing entity. This may pose inherent conflicts for Park Bridge Lender Services LLC.

Potential Conflicts of Interest of a Directing Holder, any Outside Controlling Class Representative and any Companion Loan Holder

It is expected that RREF III-D AIV RR, LLC will be the initial controlling class representative and, accordingly, the initial directing holder with respect to all of the mortgage loans and loan combinations serviced under the pooling and servicing agreement (other than (x) any excluded mortgage loan and (y) any serviced outside controlled loan combination). RREF III-D AIV RR, LLC is an affiliate of Rialto Capital Advisors, LLC, the initial special servicer (see “—Potential Conflicts of Interest of the Master Servicer, the Special Servicer, the Trustee, any Outside Servicer and any Outside Special Servicer” above). The initial outside controlling class representative(s) with respect to the outside serviced mortgage loan(s) (to the extent definitively identified) are set forth in the table titled “Outside Serviced Mortgage Loans Summary” under “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans—General”.

Except as limited by certain conditions described under “The Pooling and Servicing Agreement—Termination of the Special Servicer Other Than in Connection With a Servicer Termination Event”, the special servicer (but not any outside special servicer for any outside serviced loan combination) may be removed with or without cause:

(a) with respect to a serviced outside controlled loan combination, by the related outside controlling note holder; and (b) with respect to the other serviced mortgage loans and serviced companion loans (but excluding any excluded mortgage loan), by the controlling class representative (so long as no control termination event exists). See “The Pooling and Servicing Agreement—Directing Holder” and “—Termination of the Special Servicer Other Than in Connection With a Servicer Termination Event”.

In addition, a directing holder will have certain consent and/or consultation rights with respect to the applicable mortgage loan(s) and companion loan(s) under the pooling and servicing agreement under certain circumstances, as described in this prospectus; provided, however, that a directing holder may lose any such rights upon the occurrence of certain events. See “The Pooling and Servicing Agreement—Directing Holder”.

The controlling class representative will be controlled by the controlling class certificateholders, and the holders of the controlling class will have no duty or liability to any other certificateholder. Likewise, no holder of a serviced companion loan or any representative thereof will have any duty or liability to any certificateholder. See “The Pooling and Servicing Agreement—Directing Holder”. Any directing holder may have interests in conflict with those of some or all of the certificateholders. As a result, it is possible that such directing holder (for so long as it is permitted to do so (e.g., in the case of the controlling class representative, for so long as a control termination event does not exist)) may direct the special servicer to take actions that conflict with the interests of holders of certain classes of the certificates. Accordingly, the special servicer may, based on such direction, take actions with respect to the applicable specially serviced loan(s) for which the special servicer is responsible that could adversely affect the holders of some or all of the classes of certificates. However, the special servicer is not permitted to take actions that are prohibited by law or violate the servicing standard or the terms of the mortgage loan documents. In addition, except as limited by certain conditions described under “The Pooling and Servicing Agreement—Termination of the Special Servicer Other Than in Connection With a Servicer Termination Event”, the special servicer may be removed and replaced with or without cause with respect to the applicable serviced loan(s) under the pooling and servicing agreement at any time by (and with a successor to be appointed by) the controlling class representative or other directing holder, as applicable (in the case of the controlling class representative, for so long as a control termination event does not exist, and other than with respect to any serviced outside controlled loan combination or any excluded mortgage loan). See “The Pooling and Servicing Agreement—Directing Holder” and “—Termination of the Special Servicer Other Than in Connection With a Servicer Termination Event”.

Similarly, the related outside controlling class representative (or, in the case of any outside serviced loan combination as to which the related controlling note has not been securitized, the related controlling note holder), has, with respect to an outside serviced loan combination, certain consent and consultation rights and rights to replace the related outside special servicer under the related outside servicing agreement, and (so long as a consultation termination event does not exist) the controlling class representative for this securitization transaction will have certain consultation rights with respect to such outside serviced loan combination. See “Description of the Mortgage Pool—The Loan Combinations” and “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans”.

Any or all of the controlling class representative for this securitization transaction, an outside controlling class representative (or, in the case of any outside serviced loan combination as to which the related controlling note has not been securitized, the related controlling note holder), and the outside controlling note holder of a serviced outside controlled loan combination may have interests that are in conflict with those of any or all of the certificateholders, especially if the applicable party or any affiliate thereof holds certificates, or has financial interests in or other financial dealings (as lender or otherwise) with a borrower or a parent of a borrower. Each of these relationships may create a conflict of interest.

Neither the holders of the serviced companion loans nor any of their representatives will be a party to the pooling and servicing agreement, but one or more of such parties will be a third party beneficiary thereof and their rights may affect the servicing of the related mortgage loan. The special servicer, at the direction of or upon consultation with, as applicable, a serviced companion loan holder (or its representative), may take actions with respect to the related serviced loan combination that could adversely affect the holders of some or all of the classes of the certificates, to the extent described under “Description of the Mortgage Pool—The Loan Combinations”. No serviced companion loan holder (or its representative) will have any duty to the holders of any class of certificates and may have interests in conflict with those of the certificateholders. As a result, it is possible that a serviced companion loan holder (or its representative) may advise (or, if it is the outside controlling note holder of a serviced outside controlled loan combination, may direct) the special servicer to take actions that conflict with the interests of holders of certain classes of the certificates.

No certificateholder may take any action against the controlling class representative for this securitization transaction, any outside controlling class representative (or, in the case of an outside serviced loan combination as to which the related controlling note has not been securitized, the related controlling note holder) or any serviced companion loan holder (or its representative) for having acted solely in its own interests. See “Description of the Mortgage Pool—The Loan Combinations”, “The Pooling and Servicing Agreement—Directing Holder” and “—Termination of the Special Servicer Other Than in Connection With a Servicer Termination Event”.

However, if any mortgage loan becomes an “excluded controlling class mortgage loan” (i.e., a mortgage loan or loan combination with respect to which the controlling class representative or any controlling class certificateholder is a borrower party), the controlling class representative or any controlling class certificateholder that is a borrower party (each, as applicable, an “excluded controlling class holder”) will not be entitled to have access to any related “excluded information”, including any asset status reports, final asset status reports or any summaries related thereto (and any other information identified in the pooling and servicing agreement), with respect to such excluded controlling class mortgage loan. Although the pooling and servicing agreement will require (i) each excluded controlling class holder to certify that it acknowledges and agrees that it is prohibited from accessing and reviewing (and it agrees not to access and review) any related excluded information and (ii) the controlling class representative or any controlling class certificateholder that is not an excluded controlling class holder to certify and agree that they will not share any such excluded information with any excluded controlling class holder, we cannot assure you that such excluded controlling class holders will not access, obtain, review and/or use, or the controlling class representative or any controlling class certificateholder that is not an excluded controlling class holder will not share with such excluded controlling class holder, such related excluded information in a manner that adversely impacts your certificates.

Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans

The anticipated initial investor in the Class F and Class G certificates (the “B-Piece Buyer”) was given the opportunity by the sponsors to perform due diligence on the mortgage loans originally identified by the sponsors for inclusion in the issuing entity, and to request the removal, re-sizing or change in other features of some or all of the mortgage loans. The B-Piece Buyer may have adjusted the mortgage pool as originally proposed by the sponsors by removing or otherwise excluding certain proposed mortgage loans. In addition, the B-Piece Buyer received or may receive price adjustments or cost mitigation arrangements in connection with accepting certain mortgage loans in the mortgage pool.

We cannot assure you that you or another investor would have made the same requests to modify the original pool as the B-Piece Buyer or that the final pool as influenced by the B-Piece Buyer’s feedback will not adversely affect the performance of your certificates and benefit the performance of the B-Piece Buyer’s certificates. Because of the differing subordination levels, the B-Piece Buyer has interests that may, in some circumstances, differ from those of purchasers of other classes of certificates, and may desire a portfolio composition that benefits the B-Piece Buyer but that does not benefit other investors. In addition, the B-Piece Buyer may enter into hedging or other transactions or otherwise have business objectives that also could cause its interests with respect to the mortgage pool to diverge from those of other purchasers of the certificates. The B-Piece Buyer performed due diligence solely for its own benefit and has no liability to any person or entity for conducting its due diligence. The B-Piece Buyer is not required to take into account the interests of any other investor in the certificates in exercising remedies or voting or other rights in its capacity as owner of the Class F and Class G certificates or in making requests or recommendations to the sponsors as to the selection of the mortgage loans and the establishment of other transaction terms. Investors are not entitled to rely on in any way the B-Piece Buyer’s acceptance of a mortgage loan. The B-Piece Buyer’s acceptance of a mortgage loan does not constitute, and may not be construed as, an endorsement of such mortgage loan, the underwriting for such mortgage loan or the originator of such mortgage loan.

The B-Piece Buyer will have no liability to any certificateholder for any actions taken by it as described in the preceding two paragraphs.

It is anticipated that RREF III-D AIV RR, LLC will be the initial controlling class representative and, accordingly, the initial directing holder with respect to the serviced mortgage loans and serviced companion loans other than any serviced outside controlled loan combination and any excluded mortgage loan. The controlling class representative will have certain rights to direct and consult with the special servicer with respect to the applicable serviced loans. In addition, the controlling class representative will generally have certain consultation rights with regard to some or all of the outside serviced mortgage loans under each related co-lender agreement. See “—Potential Conflicts of Interest of a Directing Holder, any Outside Controlling Class Representative and any Companion Loan Holder” above.

Because the incentives and actions of the B-Piece Buyer may, in some circumstances, differ from or be adverse to those of purchasers of the offered certificates, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus and your own view of the mortgage pool.

Conflicts of Interest May Occur as a Result of the Rights of the Controlling Class Representative, an Outside Controlling Class Representative or a Controlling Note Holder to Terminate the Special Servicer of the Related Loan Combination

With respect to each loan combination, the controlling class representative, an outside controlling class representative (or, in the case of any outside serviced loan combination as to which the related controlling note has not been securitized, the related controlling note holder) or the outside controlling note holder of a serviced outside controlled loan combination, as applicable, will be entitled, under certain circumstances, to remove the special servicer or outside special servicer, as applicable, for such loan combination and, in such circumstances, appoint a successor special servicer or successor outside special servicer, as applicable, for such loan combination (or have certain consent rights with respect to such removal or replacement).

The party with this appointment power may have special relationships or interests that conflict with those of the holders of one or more classes of certificates. In addition, that party does not have any duties to the holders of any class of certificates, may act solely in its own interests, and will have no liability to any certificateholders for having done so. No certificateholder may take any action against the controlling class representative, an outside controlling class representative (or, in the case of any outside serviced loan combination as to which the related controlling note has not been securitized, the related controlling note holder) or the outside controlling note holder of a serviced outside controlled companion loan, as applicable (under the pooling and servicing agreement for this securitization or any other servicing agreement), or against any other parties for having acted solely in their own respective interests. See “Description of the Mortgage Pool—The Loan Combinations” for a description of these rights to terminate a special servicer.

Other Potential Conflicts of Interest May Affect Your Investment

The managers of the mortgaged properties and the borrowers may experience conflicts of interest in the management and/or ownership of the mortgaged properties because:

●	a substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers;

●	these property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged properties; and

●	affiliates of the managers and/or the borrowers, or the managers and/or the borrowers themselves, also may own other properties, including competing properties.

None of the borrowers, property managers or any of their affiliates or any employees of the foregoing has any duty to favor the leasing of space in the mortgaged properties over the leasing of space in other properties, one or more of which may be adjacent to or near the mortgaged properties.

HNA Group, the sponsor of the borrower under the loan combination identified in this prospectus as the 245 Park Avenue loan combination, owns approximately 9.92% of Deutsche Bank AG, which is the indirect parent of GACC (one of the sponsors and a mortgage loan seller), as well as an affiliate of each of Deutsche Bank AG, acting through its New York Branch (an originator, an initial risk retention consultation party and a holder of a portion of the VRR Interest) and Deutsche Bank Securities Inc. (an underwriter). Accordingly, due to such common ownership of the borrower and the related originator, the originator may have had a conflict of interest while originating and underwriting the mortgage loan.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Your Lack of Control Over the Issuing Entity and Servicing of the Mortgage Loans Can Create Risks

Except as described under “Description of the Certificates—Voting Rights” and “The Pooling and Servicing Agreement”, you and other certificateholders generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the issuing entity.

Those decisions are generally made, subject to the express terms of the pooling and servicing agreement, by the master servicer, the special servicer, the trustee or the certificate administrator, as applicable. Any decision made by one of those parties in respect of the issuing entity, even if that decision is determined to be in your best interests by that party, may be contrary to the decision that you or other certificateholders would have made and may negatively affect your interests.

Except as limited by certain conditions described under “The Pooling and Servicing Agreement—Termination of the Special Servicer Other Than in Connection With a Servicer Termination Event”, the special servicer (but not any outside special servicer for any outside serviced loan combination) may be removed with or without cause: (a) with respect to a serviced outside controlled loan combination, by the related outside controlling note holder; and (b) with respect to the other serviced mortgage loans and serviced companion loans (but excluding any excluded mortgage loan), by the controlling class representative (so long as no control termination event exists). In addition, after the occurrence and during the continuance of a control termination event, or at any time based on the recommendation of the operating advisor (provided that the operating advisor determines, in its sole discretion exercised in good faith, that (1) the special servicer has failed to comply with the servicing standard and (2) a replacement special servicer would be in the best interest of the certificateholders (as a collective whole)), the special servicer (but not any outside special servicer for any outside serviced loan combination) may be replaced based on a certificateholder vote. See “The Pooling and Servicing Agreement—Directing Holder” and “—Termination of the Special Servicer Other Than in Connection With a Servicer Termination Event”.

The outside special servicer for any outside serviced loan combination will likewise be subject to removal and replacement by the related outside controlling class representative, in connection with a securityholder vote and/or, with respect to any outside serviced loan combination as to which the related controlling note has not been securitized, by the related controlling note holder for such outside serviced loan combination, subject to certain conditions provided in the related outside servicing agreement and the related co-lender agreement.

In certain limited circumstances, certificateholders have the right to vote on matters affecting the issuing entity. In some cases these votes are by certificateholders taken as a whole and in others the vote is by class, and in either case a particular vote may exclude certain classes. Voting rights are generally allocated to a particular class based on the outstanding certificate balance (or outstanding notional amount, as applicable) thereof, which is reduced (or indirectly reduced in the case of a notional amount) by realized losses. In certain cases, however, the allocation of and/or right to exercise voting rights may take into account the allocation of appraisal reduction amounts. Furthermore, quorums have been established for certain votes that would ultimately permit certain actions to be taken based on the affirmative vote of the holders of certificates evidencing less (and perhaps materially less) than a majority of the voting rights. These limitations on voting could adversely affect your ability to protect your interests with respect to matters voted on by certificateholders. You generally have no right to vote on any servicing matters related to any outside serviced loan combination. See “Description of the Certificates—Voting Rights” and “The Pooling and Servicing Agreement”.

Rights of the Directing Holder, the Risk Retention Consultation Parties and the Operating Advisor Could Adversely Affect Your Investment

In connection with the taking of certain actions that would be a major decision in connection with the servicing of a serviced mortgage loan or, if applicable, loan combination under the pooling and servicing agreement (and, in the case of the controlling class representative, for so long as a control termination event does not exist and the related mortgage loan is not an excluded mortgage loan), the special servicer generally will be required to obtain the consent of the related directing holder. In addition, in connection with such actions or decisions regarding a mortgage loan or, if applicable, loan combination serviced under the pooling and servicing agreement, the special servicer generally will be required to consult with (i) after the occurrence and during the continuance of a control termination event, the controlling class representative (until the occurrence and during the continuance of a consultation termination event unless an excluded mortgage loan is involved), (ii) after the occurrence and during the continuance of an operating advisor consultation trigger event, the operating advisor, and (iii) each risk retention consultation party to the extent set forth in the pooling and servicing agreement ; provided that such consultation will occur with respect to a serviced outside controlled loan combination if and to the extent that the holder of the related split mortgage loan is granted consultation rights under the related co-lender agreement. See “The Pooling and Servicing Agreement—Directing Holder”. Such actions and decisions include, among others, certain loan modifications, including modifications of monetary terms, foreclosure or comparable conversion of the related mortgaged property or properties, and certain sales of the mortgage loan(s) or, if applicable, loan combination(s), or any related REO property or properties for less than the outstanding principal amount plus accrued interest, fees and expenses. See “The Pooling and Servicing Agreement—Directing Holder” for a list of actions and decisions requiring consultation with the operating advisor (following the occurrence of an operating advisor consultation trigger event) and/or the controlling class representative (following the occurrence of a control termination event). As a result of these obligations, the special servicer may take actions with respect to a serviced mortgage loan that could adversely affect the interests of investors in one or more classes of offered certificates.

You will be acknowledging and agreeing, by your purchase of offered certificates, that any directing holder or any risk retention consultation party: (i) may have special relationships and interests that conflict with those of holders of one or more classes of certificates; (ii) may act solely in its own interests (or, in the case of the controlling class representative, in the interests of the holders of the controlling class or, in the case of any risk retention consultation party, the interests of the holder of the applicable portion of the VRR Interest, as applicable); (iii) does not have any duties to the holders of any class of certificates (other than, in the case of the controlling class representative, the holder of the controlling class or, in the case of any risk retention consultation party, the holder of the applicable portion of the VRR Interest, as applicable); (iv) may take actions that favor its own interests (or, in the case of the controlling class representative, the interests of the holders of the controlling class or, in the case of any risk retention consultation party, the interests of the holder of the applicable portion of the VRR Interest, as applicable) over the interests of the holders of one or more classes of certificates; and (v) will have no liability whatsoever (other than, in the case of the controlling class representative, to the related controlling class certificateholder(s)) for having so acted as set forth in (i) – (iv) above, and that no certificateholder may take any action whatsoever against any directing holder or any risk retention consultation party or any affiliate, director, officer, employee, shareholder, member, partner, agent or principal of any directing holder or any risk retention consultation party for having so acted.

Realization on a Mortgage Loan That Is Part of a Serviced Loan Combination May Be Adversely Affected by the Rights of the Related Serviced Companion Loan Holder

If a serviced pari passu loan combination were to become defaulted, the related co-lender agreement requires the special servicer, in the event it determines to sell the related mortgage loan in accordance with the terms of the pooling and servicing agreement, to sell the related serviced pari passu companion loan(s) (and, under certain circumstances, any related subordinate companion loan(s)) together with such defaulted mortgage loan. We cannot assure you that such a required sale of a defaulted loan combination (or applicable portion thereof) would not adversely affect the ability of the special servicer to sell such mortgage loan, or the price realized for such mortgage loan, following a default on the related serviced pari passu loan combination. Further, if, pursuant to the related co-lender agreement, the issuing entity as holder of the related mortgage loan is (and the related serviced pari passu companion loan holder is not) the directing holder (with the right to consent to material servicing decisions and replace the special servicer, subject to the conditions specified under “The Pooling and Servicing Agreement—Directing Holder” and “—Termination of the Special Servicer Other Than in Connection With a Servicer Termination Event”) with respect to the subject serviced pari passu loan combination, the related serviced pari passu companion loan may not be as marketable as the related mortgage loan held by the issuing entity. Accordingly, if any such sale does occur with respect to the serviced pari passu loan combination, then the net proceeds realized by the certificateholders in connection with such sale may be less than would be the case if only the related mortgage loan were subject to such sale.

In the case of a serviced outside controlled loan combination, a related companion loan holder or its representative will generally have the right to consent to certain servicing actions with respect to such loan combination by the master servicer or special servicer, as applicable (and, in certain cases, direct the special servicer to take certain servicing actions with respect to such loan combination). In addition, for so long as a consultation termination event does not exist, unless an excluded mortgage loan is involved (or unless the controlling note is a subordinate companion loan in an AB loan combination), the controlling class representative will have non-binding consultation rights with respect to certain servicing decisions involving any serviced outside controlled loan combination.

In connection with the servicing of a serviced pari passu loan combination, the related serviced pari passu companion loan holder or its representative (if it is not otherwise exercising the rights of directing holder) will be entitled to consult with the special servicer regarding material servicing actions, including making recommendations as to alternative actions to be taken by the special servicer with respect to such serviced pari passu loan combination, and such recommended servicing actions could adversely affect the holders of some or all of the classes of certificates. The serviced pari passu companion loan holder and its representative may have interests in conflict with those of the holders of some or all of the classes of certificates, and it is possible that the serviced pari passu companion loan holder or its representative may advise the special servicer to take actions that conflict with the interests of the holders of certain classes of the certificates. Notwithstanding the foregoing, any such consultation with the serviced pari passu companion loan holder or its representative is non-binding, and in no event is the special servicer obligated at any time to follow or take any alternative actions recommended by such serviced pari passu companion loan holder (or its representative).

You will be acknowledging and agreeing, by your purchase of offered certificates, that, with respect to any mortgage loan that is part of a serviced loan combination, the related serviced companion loan holder:

●	may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

●	may act solely in its own interests, without regard to your interests;

●	does not have any duties to any other person, including the holders of any class of certificates;

●	may take actions that favor its interests over the interests of the holders of one or more classes of certificates; and

●	will have no liability whatsoever for having so acted and that no certificateholder may take any action whatsoever against the serviced companion loan holder or any director, officer, employee, agent, representative or principal of the serviced companion loan holder for having so acted.

Rights of any Outside Controlling Class Representative or Other Controlling Note Holder with Respect to an Outside Serviced Loan Combination Could Adversely Affect Your Investment

With respect to each outside serviced loan combination, the related outside controlling class representative (or, in the case of any outside serviced loan combination as to which the related controlling note has not been securitized, the related controlling note holder) will have rights comparable to those of the controlling class representative for this securitization transaction, and accordingly, prospective investors should consider the following:

●	An outside controlling class representative (or, in the case of any outside serviced loan combination as to which the related controlling note has not been securitized, the related controlling note holder) may have interests in conflict with those of the holders of some or all of the classes of certificates.

●	With respect to any outside serviced loan combination, although the outside special servicer is not permitted to take actions which are prohibited by law or violate the servicing standard under the related outside servicing agreement or the terms of the related mortgage loan documents, it is possible that the related outside controlling class representative (or, in the case of any outside serviced loan combination as to which the related controlling note has not been securitized, the related controlling note holder) may direct the outside special servicer to take actions with respect to the outside serviced loan combination that conflict with the interests of the holders of certain classes of the certificates.

You will be acknowledging and agreeing, by your purchase of offered certificates, that, with respect to any outside serviced mortgage loan, the related outside controlling class representative (or, in the case of any outside serviced loan combination as to which the related controlling note has not been securitized, the related controlling note holder):

●	may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

●	may act solely in its own interests, without regard to your interests;

●	does not have any duties to any other person, including the holders of any class of certificates;

●	may take actions that favor its interests over the interests of the holders of one or more classes of certificates; and

●	will have no liability whatsoever for having so acted and that no certificateholder may take any action whatsoever against such outside controlling class representative (or other controlling note holder) or any director, officer, employee, agent or principal of such outside controlling class representative (or other controlling note holder) for having so acted.

You Will Not Have Any Control Over the Servicing of Any Outside Serviced Mortgage Loan

Each outside serviced mortgage loan is secured by one or more mortgaged properties that also secure a companion loan that is not an asset of the issuing entity and is being serviced under an outside servicing agreement, which is the servicing agreement governing the securitization of such companion loan, by the outside servicer and outside special servicer, and in accordance with the servicing standard provided for in the outside servicing agreement. Further, pursuant to the related co-lender agreement and the outside servicing agreement, the related outside controlling class representative (or, in the case of any outside serviced loan combination as to which the related controlling note has not been securitized, the related controlling note holder) (and not any party to our securitization transaction) has certain rights to direct and advise the outside special servicer with respect to such outside serviced loan combination (including the related outside serviced mortgage loan). As a result, you will have less control over the servicing of the outside serviced mortgage loans than you would if the outside serviced mortgage loans are being serviced by the master servicer and the special servicer under the pooling and servicing agreement for your certificates.

See “Description of the Mortgage Pool—The Loan Combinations” and “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans”.

Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans

Each sponsor is the sole warranting party in respect of the mortgage loans sold by such sponsor to us. Neither we nor any of our affiliates (except Citi Real Estate Funding Inc. and Citigroup Global Markets Realty Corp., each in its respective capacity as a sponsor) are obligated to repurchase or substitute any mortgage loan or make any loss of value payment in connection with either a breach of any sponsor’s representations and warranties or any document defects, if such sponsor defaults on its obligation to do so. We cannot assure you that the sponsors will have the financial ability to effect such repurchases or substitutions or make such payment to compensate the issuing entity. In addition, the sponsors may have various legal defenses available to them in connection with a repurchase or substitution obligation. In particular, in the case of any outside serviced mortgage loan that is serviced under the pooling and servicing agreement entered into in connection with the securitization of a related pari passu companion loan, the asset representations reviewer under that pooling and servicing agreement may review the diligence file relating to such pari passu companion loan concurrently with the review of the asset representations reviewer of the related mortgage loan for this transaction, and their findings may be inconsistent, and such inconsistency may allow the related mortgage loan seller to challenge the findings of the asset representations reviewer of the affected mortgage loan.  Any mortgage loan that is not repurchased or substituted and that is not a “qualified mortgage” for a REMIC may cause designated portions of the issuing entity to fail to qualify as one or more REMICs or cause the issuing entity to incur a tax. See “The Mortgage Loan Purchase Agreements” for a summary of certain representations and warranties and the remedies in connection therewith.

Any Loss of Value Payment Made by a Sponsor May Not Be Sufficient to Cover All Losses on a Defective Mortgage Loan

In lieu of repurchasing or substituting a mortgage loan in connection with either a material breach of the related sponsor’s representations and warranties or any material document defects (other than a material breach or material document defect that is related to a mortgage loan not being a “qualified mortgage” within the meaning of Code Section 860G(a)(3)), the related sponsor may make a payment to the trust to compensate it for the loss of value of the affected mortgage loan. Upon its making such payment, the sponsor will be deemed to have cured the related material breach or material defect in all respects. Although such “loss of value payment” may only be made to the extent that the special servicer, with the consent of the controlling class representative prior to the occurrence of a Control Termination Event, deems such amount to be sufficient to compensate the trust for the related material breach or material document defect, we cannot assure you that such payment will fully compensate the trust for such material breach or material document defect in all respects. See “The Mortgage Loan Purchase Agreements—Representations and Warranties” and “—Cures, Repurchases and Substitutions” in this prospectus for a summary discussion of the loss of value payment.

Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses

The issuing entity could become liable for a material adverse environmental condition at an underlying mortgaged property. Any such potential liability could reduce or delay payments on the offered certificates. Environmental reports were prepared for the mortgaged properties as described in “Description of the Mortgage Pool—Environmental Considerations”; however, it is possible that the environmental reports and/or supplemental “Phase II” sampling did not reveal all environmental liabilities, or that there are material environmental liabilities of which we are not aware. Also, the environmental condition of the mortgaged properties in the future could be affected by the activities of tenants and occupants or by third parties unrelated to the borrowers. For a more detailed description of environmental matters that may affect the mortgaged properties, see “—Environmental Liabilities Will Adversely Affect the Value and Operation of the Contaminated Property and May Deter a Lender from Foreclosing” below and “Certain Legal Aspects of the Mortgage Loans—Environmental Considerations”.

Environmental Liabilities Will Adversely Affect the Value and Operation of the Contaminated Property and May Deter a Lender from Foreclosing

There can be no assurance—

●	as to the degree of environmental testing conducted at any of the real properties securing the mortgage loans that back your offered certificates;

●	that the environmental testing conducted by or on behalf of the applicable originators or any other parties in connection with the origination of those mortgage loans or otherwise identified all adverse environmental conditions and risks at the related real properties;

●	that the results of the environmental testing were accurately evaluated in all cases;

●	that the related borrowers have implemented or will implement all operations and maintenance plans and other remedial actions recommended by any environmental consultant that may have conducted testing at the related real properties; or

●	that the recommended action will fully remediate or otherwise address all the identified adverse environmental conditions and risks.

Environmental site assessments vary considerably in their content, quality and cost. Even when adhering to good professional practices, environmental consultants will sometimes not detect significant environmental problems because to do an exhaustive environmental assessment would be far too costly and time-consuming to be practical.

In addition, the current environmental condition of a real property securing a mortgage loan underlying your offered certificates could be adversely affected by—

●	tenants at the property, such as gasoline stations or dry cleaners, or

●	conditions or operations in the vicinity of the property, such as leaking underground storage tanks at another property nearby.

Various United States federal, state, local and municipal environmental laws, ordinances and regulations may make a current or previous owner or operator of real property liable for the costs of removal or remediation of hazardous or toxic substances on, under or adjacent to the property. Those laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances. For example, certain laws impose liability for release of asbestos-containing materials into the air or require the removal or containment of the materials. The owner’s liability for any required remediation generally is unlimited and could exceed the value of the property and/or the total assets of the owner. In addition, the presence of hazardous or toxic substances, or the failure to remediate the adverse environmental condition, may adversely affect the owner’s or operator’s ability to use the affected property. In some states, contamination of a property may give rise to a lien on the property to ensure payment of the costs of cleanup. In some states, this lien has priority over the lien of a pre-existing mortgage, deed of trust or other security instrument. In addition, third parties may seek recovery from owners or operators of real property for cleanup costs, property damage or personal injury associated with releases of or other exposure to hazardous substances, including asbestos and lead-based paint. Persons who arrange for the disposal or treatment of hazardous or toxic substances may be liable for the costs of removal or remediation of the substances at the disposal or treatment facility.

The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, as well as other federal and state laws, provide that a secured lender, such as one of our trusts, may be liable as an “owner” or “operator” of the real property, regardless of whether the borrower or a previous owner caused the environmental damage, if—

●	agents or employees of the lender are deemed to have participated in the management of the borrower, or

●	the lender actually takes possession of a borrower’s property or control of its day-to-day operations, including through the appointment of a receiver or foreclosure.

Although recently enacted legislation clarifies the activities in which a lender may engage without becoming subject to liability under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, and similar federal laws, that legislation has no applicability to state environmental laws. Moreover, future laws, ordinances or regulations could impose material environmental liability.

Federal law requires owners of residential housing constructed prior to 1978—

●	to disclose to potential residents or purchasers information in their possession regarding the presence of known lead-based paint or lead-based paint-related hazards in such housing, and

●	to deliver to potential residents or purchasers a United States Environmental Protection Agency approved information pamphlet describing the potential hazards to pregnant women and young children, including that the ingestion of lead-based paint chips and/or the inhalation of dust particles from lead-based paint by children can cause permanent injury, even at low levels of exposure.

In addition, owners may be liable for injuries to their tenants resulting from exposure under various laws that impose affirmative obligations on property owners of residential housing containing lead-based paint.

The owner’s liability for any required remediation generally is not limited by law and could, accordingly, exceed the value of the property and/or the aggregate assets of the owner. The presence of, or strong potential for contamination by, hazardous substances consequently can have a materially adverse effect on the owner’s ability to refinance the property or to sell the property to a third party, the value of the property and a borrower’s ability to repay its mortgage loan.

Certain Types of Operations Involved in the Use and Storage of Hazardous Materials May Lead to an Increased Risk of Issuing Entity Liability

Portions of some of the mortgaged properties securing the mortgage loans may include tenants that operate as, were previously operated as, or are located near other properties currently or previously operated as, on-site dry-cleaners or gasoline stations. Both types of operations involve the use and storage of hazardous materials, leading to an increased risk of liability to the tenant, the landowner and, under certain circumstances, a lender (such as the issuing entity) under environmental laws. These operations incur ongoing costs to comply with environmental permit or license requirements and other environmental laws governing, among other things, containment systems and underground storage tank systems. Any liability to borrowers under environmental laws, especially in connection with releases into the environment of gasoline, dry-cleaning solvents or other hazardous substances from underground storage tank systems or otherwise, could also adversely impact the related borrower’s ability to repay the related mortgage loan.

Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment

General

If an entity intended to qualify as a REMIC fails to satisfy one or more of the REMIC provisions of the Code during any taxable year, the Code provides that such entity will not be treated as a REMIC for such year and any year thereafter. In such event, the issuing entity, including the Upper-Tier REMIC and the Lower-Tier REMIC, would likely be treated as one or more separate associations taxable as a corporation under Treasury regulations, and the offered certificates may be treated as stock interests in those associations and not as debt instruments. The Code authorizes the granting of relief from disqualification if failure to meet one or more of the requirements for REMIC status occurs inadvertently and steps are taken to correct the conditions that caused disqualification within a reasonable time after the discovery of the disqualifying event. The relief may be granted by either allowing continuation as a REMIC or by ignoring the cessation entirely. However, any such relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC’s income for the period of time during which the requirements for REMIC status are not satisfied. While the United States Department of the Treasury is authorized to issue regulations regarding the granting of relief from disqualification if the failure to meet one or more of the requirements of REMIC status occurs inadvertently and in good faith, no such regulations have been issued.

In addition, changes to REMIC restrictions on loan modifications may impact your investment in the offered certificates. See “—Changes to REMIC Restrictions on Loan Modifications May Impact an Investment in the Certificates” below.

Tax Considerations Relating to Foreclosure

If the issuing entity acquires a mortgaged property (or, in the case of an outside serviced mortgage loan, a beneficial interest in a mortgaged property) subsequent to a default on the related mortgage loan pursuant to a foreclosure or deed-in-lieu of foreclosure, the special servicer (or, in the case of an outside serviced mortgage loan, the related outside special servicer) would be required to retain an independent contractor to operate and manage such mortgaged property. Among other items, the independent contractor generally will not be able to perform construction work other than repair, maintenance or certain types of tenant build-outs, unless the construction was more than 10% completed when the mortgage loan defaulted or when the default of the mortgage loan became imminent. The issuing entity, however, may be unable to prevent the completion of any construction work in certain circumstances. In any such case, depending on the facts and circumstances at the time of any default, the issuing entity may be required to dispose or otherwise recover on the related mortgage loan other than by immediately acquiring the mortgaged property.  In addition, any (i) net income from the operation of the mortgaged properties (other than qualifying “rents from real property”), (ii) rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of property involved and (iii) rental income attributable to personal property leased in connection with a lease of real property, if the rent attributable to the personal property exceeds 15% of the total rent for the taxable year, will subject the Lower-Tier REMIC to federal tax (and possibly state or local tax) on such income at the highest marginal corporate tax rate. No determination has been made whether any portion of the income from the mortgaged properties constitutes “rent from real property”. Any such imposition of tax will reduce the net proceeds available for distribution to certificateholders. The special servicer (or, in the case of an outside serviced mortgage loan, the related outside special servicer) may permit the Lower-Tier REMIC to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to certificateholders and any related companion loan holders, as a collective whole, could reasonably be expected to be greater than under another method of operating or leasing the mortgaged property. See “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Standards for Conduct Generally in Effecting Foreclosure or the Sale of Defaulted Loans”. In addition, if the issuing entity were to acquire one or more mortgaged properties (or, in the case of an outside serviced mortgage loan, a beneficial interest in a mortgaged property) pursuant to a foreclosure or deed-in-lieu of foreclosure, upon acquisition of those mortgaged properties (or, in the case of an outside serviced mortgage loan, a beneficial interest in a mortgaged property), the issuing entity may in certain jurisdictions, particularly in New York, be required to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution to the certificateholders.

No Gross Up in Respect of the Certificates Held by Non-U.S. Persons

To the extent that any withholding tax is imposed on payments of interest or other payments on any certificates, as a result of any change in applicable law or otherwise, there will be no obligation to make any “gross-up” payments to certificateholders in respect of such taxes and such withholding tax would therefore result in a shortfall to affected certificateholders. See “Material Federal Income Tax Consequences—Taxation of Certain Foreign Investors” and “—FATCA.”

Certain Federal Tax Considerations Regarding Original Issue Discount

Certain classes of certificates may be issued with original issue discount for federal income tax purposes. Original issue discount is taxable when it accrues rather than when it is received, which generally will result in recognition of taxable income in advance of the receipt of cash attributable to that income. Accordingly, investors must have sufficient sources of cash to pay any federal, state or local income taxes with regard to the original issue discount. See “Material Federal Income Tax Consequences—Taxation of the Regular Interests—Original Issue Discount” in this prospectus.

State, Local and Other Tax Considerations

In addition to the federal income tax consequences described under the heading “Material Federal Income Tax Consequences”, potential purchasers should consider the state and local, and any other, tax consequences of the acquisition, ownership and disposition of the offered certificates. State, local and other tax laws may differ substantially from the corresponding federal tax law, and this prospectus does not purport to describe any aspects of the tax laws of the states or localities, or any other jurisdiction, in which the mortgaged properties are located or of any other applicable state or locality or other jurisdiction.

It is possible that one or more jurisdictions may attempt to tax nonresident holders of offered certificates solely by reason of the location in that jurisdiction of the depositor, the trustee, the certificate administrator, the sponsors, a related borrower or a mortgaged property or on some other basis, may require nonresident holders of certificates to file returns in such jurisdiction or may attempt to impose penalties for failure to file such returns; and it is possible that any such jurisdiction will ultimately succeed in collecting such taxes or penalties from nonresident holders of offered certificates. We cannot assure you that holders of offered certificates will not be subject to tax in any particular state, local or other taxing jurisdiction.

If any tax or penalty is successfully asserted by any state, local or other taxing jurisdiction, none of the depositor, the sponsors, the related borrower, the trustee, the certificate administrator, the operating advisor, the master servicer or the special servicer will be obligated to indemnify or otherwise to reimburse the holders of certificates for such tax or penalty.

You should consult with your own tax advisor with respect to the various state and local, and any other, tax consequences of an investment in the offered certificates.

Changes to REMIC Restrictions on Loan Modifications May Impact an Investment in the Certificates

Ordinarily, a REMIC that modifies a mortgage loan jeopardizes its tax status as a REMIC and risks having a 100% penalty tax being imposed on any income from the mortgage loan. A REMIC may avoid such consequences, however, if the default of such mortgage loan is “reasonably foreseeable” or other special circumstances apply.

The IRS has issued Revenue Procedure 2009-45 easing the tax requirements for a servicer to modify a commercial or multifamily mortgage loan held in a REMIC by interpreting the circumstances when default is “reasonably foreseeable” to include those where the related servicer reasonably believes that there is a “significant risk of default” with respect to the mortgage loan upon maturity of the mortgage loan or at an earlier date, and that by making such modification the risk of default is substantially reduced. Accordingly, if the master servicer or the special servicer determined that a mortgage loan was at significant risk of default and permitted one or more modifications otherwise consistent with the terms of the pooling and servicing agreement, any such modification may impact the timing of payments and ultimate recovery on that mortgage loan, and likewise on one or more classes of certificates.

In addition, the IRS has issued final regulations under the REMIC provisions of the Code that allow a servicer to modify terms of REMIC-held mortgage loans that relate to changes in collateral, credit enhancement and recourse features, provided that after the modification the mortgage loan remains “principally secured by real property” (that is, as long as the loan continues to satisfy the “REMIC LTV Test”). In general, a mortgage loan meets the REMIC LTV Test if the loan-to-value ratio is no greater than 125%. One of the modifications covered by the final regulations is a release of a lien on one or more of the properties securing a REMIC-held mortgage loan. Following such a release, however, it may be difficult to demonstrate that a mortgage loan still meets the REMIC LTV Test. To provide relief for taxpayers, the IRS has issued Revenue Procedure 2010-30, which describes circumstances in which the IRS will not challenge whether a mortgage loan satisfies the REMIC LTV Test following a lien release. The lien releases covered by Revenue Procedure 2010-30 are “grandfathered transactions” and transactions in which the release is part of a “qualified paydown transaction.” If the value of the real property securing a mortgage loan were to decline, the need to comply with the rules of Revenue Procedure 2010-30 could restrict the special servicer’s actions in negotiating the terms of a workout or in allowing minor lien releases for cases in which a mortgage loan could fail the REMIC LTV Test following the release. This could impact the timing and ultimate recovery on a mortgage loan, and likewise on one or more classes of certificates. Further, if a mortgaged property becomes the subject of a partial condemnation and, after giving effect to the partial taking the mortgaged property has a loan-to-value ratio in excess of 125%, the related mortgage loan may be subject to being paid down by a “qualified amount” (within the meaning of Revenue Procedure 2010-30) notwithstanding the existence of a prepayment lockout period.

You should consider the possible impact on your investment of any existing REMIC restrictions as well as any potential changes to the tax rules governing REMICs.

Description of the Mortgage Pool

General

The issuing entity with respect to the Certificates will be CD 2017-CD5 Mortgage Trust (the “Issuing Entity”). The assets of the Issuing Entity will primarily consist of a pool (the “Mortgage Pool”) of 48 fixed rate commercial mortgage loans (collectively (including, without limitation, any REO Mortgage Loan), the “Mortgage Loans”) with an aggregate principal balance as of their respective due dates in August 2017 (or, in the case of any Mortgage Loan that has its first due date subsequent to August 2017, the date that would have been its due date in August 2017 under the terms of that Mortgage Loan if a Monthly Payment were scheduled to be due in that month) (collectively, the “Cut-off Date”), after deducting payments of principal due on such respective dates, of approximately $931,648,876 (with respect to each Mortgage Loan, the “Cut-off Date Balance” and, in the aggregate, the “Initial Pool Balance”).

Each Mortgage Loan is (i) evidenced by one or more promissory notes or similar evidence of indebtedness (each, a “Mortgage Note”) and (ii) secured by (or, in the case of an indemnity deed of trust, backed by a guaranty that is secured by) a mortgage, deed of trust or other similar security instrument (a “Mortgage”) creating a first lien on a fee simple and/or leasehold interest in a mixed use, hospitality, office, retail, self storage, industrial or multifamily property (each, a “Mortgaged Property”) (or, in certain cases, secured by multiple Mortgages encumbering a portfolio of Mortgaged Properties).

When information presented in this prospectus with respect to the Mortgaged Properties is expressed as a percentage of the Initial Pool Balance, if a Mortgage Loan is secured by more than one Mortgaged Property, the percentages are based on an allocated loan amount that has been assigned to each of the related Mortgaged Properties based upon one or more of the related appraised values, the relative underwritten net cash flow or prior allocations reflected in the related Mortgage Loan documents as set forth on Annex A.

The Mortgage Loans are generally non-recourse loans. In the event of a borrower default on a non-recourse Mortgage Loan, recourse may be had only against the specific Mortgaged Property(ies) and the other limited assets securing the Mortgage Loan, and not against the borrower’s other assets. The Mortgage Loans are not insured or guaranteed by the Sponsors, the Mortgage Loan Sellers or any other person or entity unrelated to the respective borrower.  You should consider all of the Mortgage Loans to be non-recourse loans as to which recourse in the case of default will be limited to the specific property and other assets, if any, pledged to secure the related Mortgage Loan.

Seven (7) of the Mortgage Loans (each such Mortgage Loan, a “Split Mortgage Loan”), collectively representing approximately 36.6% of the Initial Pool Balance, are each part of a split loan structure (a “Loan Combination”). A Loan Combination consists of the particular Split Mortgage Loan to be included in the Issuing Entity and one or more “companion loans” (each, a “Companion Loan”) that will be held outside the Issuing Entity. If a Companion Loan is pari passu in right of payment to the related Split Mortgage Loan, it may be referred to in this prospectus as a “Pari Passu Companion Loan” and the related Loan Combination may be referred to in this prospectus as a “Pari Passu Loan Combination”. If a Companion Loan is subordinate in right of payment to the related Split Mortgage Loan, it may be referred to in this prospectus as a “Subordinate Companion Loan” and the related Loan Combination may be referred to in this prospectus as an “AB Loan Combination”. If a Loan Combination includes both a Pari Passu Companion Loan and a Subordinate Companion Loan, the discussion in this prospectus regarding both Pari Passu Loan Combinations and AB Loan Combinations will be applicable to such Loan Combination. The subject Split Mortgage Loan and its related Companion Loan(s) comprising any particular Loan Combination are: (i) each evidenced by one or more separate promissory notes; (ii) obligations of the same borrower(s); (iii) cross-defaulted; and (iv) collectively secured by the same mortgage(s) and/or deed(s) of trust encumbering the related Mortgaged Property or portfolio of Mortgaged Properties. Only each Split Mortgage Loan is included in the Issuing Entity. No Companion Loan is an asset of the Issuing Entity. See “—The Loan Combinations” below for more information regarding the identity of, and certain other information regarding, the Loan Combinations, as well as rights of the holders of the Companion Loans and the servicing and administration of the Loan Combinations that will not be serviced under the pooling and servicing agreement for this transaction.

The Mortgage Loans were originated or acquired by the mortgage loan sellers (or will be acquired, on or prior to the Closing Date, by the mortgage loan sellers) set forth in the following chart (collectively, the “Mortgage Loan Sellers”), and such entities will sell their respective Mortgage Loans to the Depositor, which will in turn transfer the Mortgage Loans to the Issuing Entity:

Mortgage Loan Sellers

Mortgage Loan Seller	Number of Mortgage Loans	Aggregate Cut-Off Date Balance of Mortgage Loans	Approx. % of Initial Pool Balance

German American Capital Corporation, a Maryland corporation (“GACC”)	21 (the “GACC Mortgage Loans”)(1)	$462,252,893	49.6%

Citi Real Estate Funding Inc., a New York corporation (“CREFI”)	25 (the “CREFI Mortgage Loans”)	358,045,982	38.4

Citigroup Global Markets Realty Corp. / German American Capital Corporation(2)	1	100,000,000	10.7

Citigroup Global Markets Realty Corp., a New York corporation (“CGMRC”)	1 (the “CGMRC Mortgage Loan” and together with the CREFI Mortgage Loans, the “Citi Mortgage Loans”)(1)	11,350,000	1.2
Total	48	$931,648,876	100.0%

(1)	Except as otherwise indicated, references to “CGMRC Mortgage Loan(s)” and “Citi Mortgage Loan(s)” also include the CGMRC General Motors Building Note (as defined below), and references to “GACC Mortgage Loan(s)” also include the GACC General Motors Building Note (as defined below).

(2)	The Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as General Motors Building, representing approximately 10.7% of the Initial Pool Balance, is part of a Loan Combination that was co-originated by CGMRC, Deutsche Bank AG, acting through its New York Branch, Morgan Stanley Bank, N.A. and Wells Fargo Bank, National Association and is evidenced by three promissory notes: (i) notes A-3-C2 and A-3-C3-2, with an aggregate outstanding principal balance of $50,000,000 as of the Cut-off Date, as to which CGMRC is acting as Mortgage Loan Seller (collectively, the “CGMRC General Motors Building Note”), and (ii) note A-2-C2-1, with an outstanding principal balance of $50,000,000 as of the Cut-off Date, as to which GACC is acting as Mortgage Loan Seller (the “GACC General Motors Building Note”).

The Sponsors originated (or co-originated) the Mortgage Loans or acquired (or, on or prior to the Closing Date, will acquire) the Mortgage Loans, directly or indirectly, from the originators as set forth in the following chart:

Originators

Originator	Sponsor	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	Approx. % of Initial Pool Balance

Deutsche Bank AG, acting through its New York Branch(1)(2)(3)	German American Capital Corporation	19	$440,539,187	47.3%
Citi Real Estate Funding Inc.(4)	Citi Real Estate Funding Inc.	25	358,045,982	38.4
Citigroup Global Markets Realty Corp./Deutsche Bank AG, acting through its New York Branch(5)	Citigroup Global Markets Realty Corp./German American Capital Corporation	1	100,000,000	10.7
Regions Bank(6)	German American Capital Corporation	1	19,715,907	2.1
Citigroup Global Markets Realty Corp.	Citigroup Global Markets Realty Corp.	1	11,350,000	1.2
Deutsche Bank AG, acting through its New York Branch / PCI Investors Fund III, LLC(7)	German American Capital Corporation	1	1,997,799	0.2
	Total	48	$931,648,876	100.0%

(1)	The Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Olympic Tower (which will be sold to the Depositor by GACC), representing approximately 6.4% of the Initial Pool Balance, is part of a Loan Combination that was co-originated by Deutsche Bank AG, acting through its New York Branch (an affiliate of GACC), Goldman Sachs Mortgage Company and Morgan Stanley Bank, N.A.

(2)	The Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as 245 Park Avenue (which will be sold to the Depositor by GACC), representing approximately 5.5% of the Initial Pool Balance, is part of a Loan Combination that was co-

originated by JPMorgan Chase Bank, National Association, Natixis Real Estate Capital LLC, Société Générale, Deutsche Bank AG, acting through its New York Branch (an affiliate of GACC), and Barclays Bank PLC.

(3)	The Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this prospectus as Starwood Capital Group Hotel Portfolio (which will be sold to the Depositor by GACC), representing approximately 4.3% of the Initial Pool Balance, is part of a Loan Combination that was co-originated by Deutsche Bank AG, acting through its New York Branch (an affiliate of GACC), JPMorgan Chase Bank, National Association, Barclays Bank PLC and Bank of America, National Association.

(4)	The Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as IGT Reno (which will be sold to the Depositor by CREFI), representing approximately 3.2% of the Initial Pool Balance, is part of a Loan Combination that was co-originated by CREFI and Cantor Commercial Real Estate Lending, L.P.

(5)	The Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as General Motors Building, representing approximately 10.7% of the Initial Pool Balance, is part of a Loan Combination that was co-originated by CGMRC, Deutsche Bank AG, acting through its New York Branch (an affiliate of GACC), Morgan Stanley Bank, N.A. and Wells Fargo Bank, National Association, and is evidenced by three promissory notes: (i) the CGMRC General Motors Building Note (which will be sold to the Depositor by CGMRC); and (ii) the GACC General Motors Building Note (which will be sold to the Depositor by GACC).

(6)	The Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Gurnee Mills, representing approximately 2.1% of the Initial Pool Balance, was originated by Regions Bank, was purchased by GACC from Regions Bank prior to the Closing Date and will be sold to the Depositor by GACC. The Mortgage Loan is part of a Loan Combination that was co-originated by Column Financial, Inc., Wells Fargo Bank, National Association and Regions Bank.

(7)	The Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Walgreens Market Creek, representing approximately 0.2% of the Initial Pool Balance, was co-originated by Deutsche Bank AG, acting through its New York Branch, and PCI Investors Fund III, LLC. On the origination date, Deutsche Bank AG, acting through its New York Branch, funded 10% of the Mortgage Loan, or $200,000, evidenced by promissory note A-1. PCI Investors Fund III, LLC funded 90% of the Mortgage Loan, or $1,800,000, evidenced by promissory note A-2. Deutsche Bank AG, acting through its New York Branch, is expected to acquire prior to the Closing Date promissory note A-2 and is expected to contribute promissory note A-2, together with promissory note A-1, to the Issuing Entity (through its affiliate, GACC) on the Closing Date.

CREFI, Deutsche Bank AG, acting through its New York Branch (an affiliate of GACC), CGMRC, Regions Bank and PCI Investors Fund III, LLC are referred to in this prospectus as the originators. Deutsche Bank AG, acting through its New York Branch, CREFI and CGMRC originated approximately 52.67%, 38.43% and 6.59%, respectively, of the Initial Pool Balance.

GACC has acquired or will acquire, on or prior to the Closing Date, the GACC Mortgage Loans that were originated or acquired by Deutsche Bank AG, acting through its New York Branch.

Citigroup Commercial Mortgage Securities Inc. (the “Depositor”) will acquire the Mortgage Loans from each of CREFI, GACC and CGMRC (collectively, the “Sponsors”) on or about August 15, 2017 (the “Closing Date”) pursuant to a separate Mortgage Loan Purchase Agreement (as defined under “The Mortgage Loan Purchase Agreements” below) between the Depositor and each such Mortgage Loan Seller. The Depositor will cause the Mortgage Loans in the Mortgage Pool to be assigned to the Trustee pursuant to the Pooling and Servicing Agreement (as defined under “The Pooling and Servicing Agreement” below).

Certain Calculations and Definitions

This prospectus sets forth certain information with respect to the Mortgage Loans and the Mortgaged Properties. The sum in any column of the tables presented on Annex A, Annex B and Annex C to this prospectus may not equal the indicated total due to rounding. The information on Annex A, Annex B and Annex C to this prospectus with respect to the Mortgage Loans (or any Loan Combination, if applicable) and the Mortgaged Properties is based upon the Mortgage Pool as it is expected to be constituted as of the close of business on the Closing Date, assuming that (i) all scheduled principal and interest payments due on or before the Cut-off Date will be made, (ii) there will be no principal prepayments on or before the Closing Date, and (iii) each Mortgage Loan with an Anticipated Repayment Date pays in full on its related Anticipated Repayment Date. When information presented in this prospectus with respect to the Mortgaged Properties is expressed as a percentage of the Initial Pool Balance, the percentages are, in the case of multiple Mortgaged Properties securing the same Mortgage Loan, based on an allocated loan amount that has been assigned to the related Mortgaged Properties based upon one or more of the related appraised values, the relative underwritten net cash flow or prior allocations reflected in the related Mortgage Loan documents as set forth on Annex A to this prospectus. The statistics on Annex A, Annex B and Annex C to this prospectus were primarily derived from information provided to the Depositor by each Sponsor, which information may have been obtained from the borrowers.

With respect to any Split Mortgage Loan, all debt service coverage ratio, debt yield and loan-to-value ratio information presented in this prospectus is calculated and presented in a manner that reflects the aggregate indebtedness evidenced by the subject Split Mortgage Loan and any related Pari Passu Companion Loan, but without regard to any related Subordinate Companion Loan.

From time to time, a particular Mortgaged Property or portfolio of Mortgaged Properties may be identified in this prospectus by name (for example, the General Motors Building Mortgaged Property); when that occurs, we are referring to the Mortgaged Property or portfolio of Mortgaged Properties identified by that name on Annex A to this prospectus. From time to time, a particular Mortgage Loan or Loan Combination may be identified in this prospectus by name (for example, the General Motors Building Mortgage Loan or the General Motors Building Loan Combination); when that occurs, we are referring to the Mortgage Loan or Loan Combination, as the case may be, secured by the Mortgaged Property or portfolio of Mortgaged Properties identified by that name on Annex A to this prospectus. From time to time, a particular Companion Loan may be identified by name (for example, a General Motors Building Companion Loan); when that occurs, we are referring to the (or, if applicable, an individual) Companion Loan secured by the Mortgaged Property or portfolio of Mortgaged Properties identified by that name on Annex A to this prospectus. With respect to any Split Mortgage Loan, when the name of a related Mortgaged Property or portfolio of Mortgaged Properties identified on Annex A to this prospectus (for example, General Motors Building) is combined with any Loan Combination-related defined term (for example, General Motors Building Companion Loan Holder), reference is being made to such combined term (for example, “General Motors Building Companion Loan Holder”) as it relates to that particular Split Mortgage Loan or the related Loan Combination as if it were so defined in this prospectus.

With respect to each Mortgaged Property, the appraisal of such Mortgaged Property, the Phase I environmental report, any Phase II environmental report and any seismic or property condition report obtained in connection with origination (each, a “Third Party Report”) were prepared prior to the date of this prospectus. The information included in the Third Party Reports may not reflect the current economic, competitive, market and other conditions with respect to the Mortgaged Properties. The Third Party Reports may be based on assumptions regarding market conditions and other matters as reflected in those Third Party Reports. The opinions of value rendered by the appraisers in the appraisals are subject to the assumptions and conditions set forth in those appraisals.

“ADR” means, for any hospitality property, average daily rate.

“Allocated Cut-off Date Loan Amount” means, in the case of Mortgage Loans secured by multiple Mortgaged Properties, the allocated Cut-off Date Balance for each Mortgaged Property based on an allocated loan amount that has been assigned to the related Mortgaged Properties based upon the related Mortgage Loan documents or one or more of the related appraised values, the relative underwritten net cash flow or prior allocations reflected in the related Mortgage Loan documents; provided that with respect to any Loan Combination secured by a portfolio of Mortgaged Properties, the Allocated Cut-off Date Loan Amount represents only the pro rata portion of the related Mortgage Loan principal balance amount relative to the related Loan Combination principal balance. Information presented in this prospectus (including Annex A and Annex B) with respect to the Mortgaged Properties expressed as a percentage of the Initial Pool Balance reflects the Allocated Cut-off Date Loan Amount allocated to such Mortgaged Property as of the Cut-off Date.

“Annual Debt Service” means, for any Mortgage Loan or Companion Loan, the current annualized debt service payable on such Mortgage Loan or Companion Loan as of August 2017 (or, in the case of any Mortgage Loan or Companion Loan that has its first Due Date subsequent to August 2017, the anticipated annualized debt service payable on such Mortgage Loan or Companion Loan as of August 2017); provided that with respect to each Mortgage Loan with a partial interest-only period, the Annual Debt Service is calculated based on the debt service due under such Mortgage Loan during the amortization period. Additionally, with respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Midlink Business Park, representing approximately 4.0% of the Initial Pool Balance, which amortizes based on the non-standard amortization schedule set forth on Annex G to this prospectus, the Annual Debt Service is calculated based on the aggregate debt service during the 12-month period commencing August 2017.

“Appraised Value” means, for each of the Mortgaged Properties and any date of determination, the most current appraised value of such Mortgaged Property as determined by an appraisal of the Mortgaged Property and in accordance with MAI standards, as set forth under “Appraised Value” on Annex A to this prospectus. With respect to each Mortgaged Property, the Appraised Value set forth in this prospectus and on Annex A or Annex B to this prospectus is an “as-is” appraised value, unless otherwise specified below, and is in each case as determined by an appraisal made not more than 12 months prior to the origination date of the related Mortgage

Loan, as described under “Appraisal Date” on Annex A to this prospectus. For the Appraised Values on a property-by-property basis, see Annex A to this prospectus and the related footnotes.

In the following cases, the Appraised Value set forth in this prospectus and on Annex A or Annex B to this prospectus is not the “as-is” appraised value, but is instead calculated based on the condition(s) set forth below, or reflects the “as-is” appraised value for the entire portfolio, which represents more than the sum of the “as-is” appraised value of the individual Mortgaged Properties:

●	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this prospectus as AHIP Northeast Portfolio IV, representing approximately 6.1% of the Initial Pool Balance, the Appraised Value represents the “prospective value upon completion” as of June 1, 2019 (with respect to the Mortgaged Property identified on Annex A to this prospectus as Hampton Inn Suites Arundel BWI Airport) and June 1, 2018 (with respect to the Mortgaged Properties identified on Annex A to this prospectus as Residence Inn Baltimore White Marsh, Residence Inn Neptune at Gateway Centre and Residence Inn Atlantic City Egg Harbor Township), which assume that the property improvement plans with respect to the Mortgaged Properties have been completed and also include additional assumptions regarding increases in occupancy and room rates following completion. At loan origination, $2,864,145 was reserved for the cost of such property improvement plans. The aggregate “as-is” appraised value of the Mortgaged Properties is $92,500,000.

●	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this prospectus as Starwood Capital Group Hotel Portfolio, representing approximately 4.3% of the Initial Pool Balance, the Appraised Value of $956,000,000 reflects an 8.1% premium attributed to the aggregate value of the portfolio of Mortgaged Properties as a whole. The sum of the “as-is” appraised values of each of the Mortgaged Properties on an individual basis is $884,700,000.

●	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this prospectus as Brookwood Self Storage LA-MS Portfolio, representing approximately 4.3% of the Initial Pool Balance, the Appraised Value of $161,150,000 reflects a premium attributed to the aggregate value of the portfolio of Mortgaged Properties as a whole. The sum of the “as is” appraised values of each of the Mortgaged Properties on an individual basis is $148,050,000.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Embassy Suites Anaheim Orange, representing approximately 3.5% of the Initial Pool Balance, the Appraised Value of $58,700,000 is the “as-complete” appraised value that reflects the completion of a change-of-ownership PIP anticipated to cost approximately $599,000. The “as-is” appraised value of the Mortgaged Property is $57,000,000.

●	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this prospectus as Brookwood Self Storage TX Portfolio, representing approximately 2.3% of the Initial Pool Balance, the Appraised Value of $40,540,000 reflects a premium attributed to the aggregate value of the portfolio of Mortgaged Properties as a whole. The sum of the “as-is” appraised values of each of the Mortgaged Properties on an individual basis is $39,000,000.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Residence Inn Columbus Easton, representing approximately 2.1% of the Initial Pool Balance, the Appraised Value of $31,500,000 is the “as-complete” value that reflects the completion of a PIP anticipated to be required in connection with the renewal of the franchise agreement that expires on July 3, 2020. The “as-is” appraised value of the Mortgaged Property is $30,900,000.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Good Samaritan Medical Center, representing approximately 0.9% of the Initial Pool Balance, the Appraised Value of $14,010,000 reflects a hypothetical “as complete” value of the Mortgaged Property, assuming that all leasing costs have been paid for the Satellite Dialysis Center tenant. These costs include nine months of free rent and a $50 per square foot tenant improvement allowance. At loan origination, the borrower reserved the remaining months of free rent and tenant improvement allowance. The “as-is” appraised value of the Mortgaged Property is $13,350,000.

“ARD” means, with respect to any Mortgage Loan or Companion Loan, any related Anticipated Repayment Date.

“Balloon Balance” means, with respect to any Mortgage Loan or Companion Loan, the principal balance scheduled to be due on such Mortgage Loan or Companion Loan at maturity or any related Anticipated Repayment Date assuming that all monthly debt service payments are timely received and there are no prepayments or defaults.

“Crossed Group” means each group of Mortgage Loans in the Mortgage Pool that are cross-collateralized and cross-defaulted with each other (either individually or as part of a Pari Passu Loan Combination), if any. Each Crossed Group, if any, is identified by a separate letter on Annex A to this prospectus.

“Cut-off Date LTV Ratio” or “Cut-off Date Loan-to-Value Ratio” generally means, with respect to any Mortgage Loan, the ratio, expressed as a percentage of (1) the Cut-off Date Balance of that Mortgage Loan set forth on Annex A to this prospectus divided by (2) the Appraised Value of the related Mortgaged Property or portfolio of Mortgaged Properties set forth on Annex A to this prospectus, except as set forth below:

●	with respect to any Split Mortgage Loan with a Pari Passu Companion Loan, the calculation of the Cut-off Date LTV Ratio is based on the aggregate principal balance of such Split Mortgage Loan and the related Pari Passu Companion Loan(s);

●	with respect to any Split Mortgage Loan with a Subordinate Companion Loan, the calculation of the Cut-off Date LTV Ratio does not include the principal balance of the related Subordinate Companion Loan, unless otherwise indicated; and

●	with respect to each of the Mortgage Loans secured by the Mortgaged Properties or portfolio of Mortgaged Properties identified in the table below, the Cut-off Date LTV Ratio was calculated based on the related Cut-off Date Balance less a related earnout or holdback reserve, divided by the related Appraised Value set forth on Annex A to this prospectus:

Mortgaged Property Name	Approx. % of Initial Pool Balance	Un-Adjusted Cut-off Date LTV Ratio	Earnout or Holdback Amount	Cut-off Date LTV Ratio
Brookwood Self Storage TX Portfolio	2.3%	55.1%(1)	$1,250,000	50.0%
Berkshire Square Apartments	1.3%	71.1%	$450,000	68.6%
Summertree Apartments	0.8%	62.7%	$300,000	60.3%

(1)	Based on the sum of the “as-is” appraised values of each of the Mortgaged Properties on an individual basis (and not the Appraised Value set forth on Annex A).

●	with respect to each of the Mortgage Loans secured by the Mortgaged Properties or portfolio of Mortgaged Properties identified in the table below, the Cut-off Date LTV Ratio was calculated using the related Appraised Value set forth on Annex A to this prospectus, which in each case is subject to certain adjustments and/or assumptions as described under the definition of “Appraised Value” above:

Mortgaged Property Name	Approx. % of Initial Pool Balance	Cut-off Date LTV Ratio (Appraised Value)	Appraised Value	Cut-off Date LTV Ratio (Un- Adjusted “as-is” appraised value) (1)	Un-Adjusted “as-is” appraised value(1)
AHIP Northeast Portfolio IV	6.1%	56.8%	$99,500,000	61.1%	$92,500,000
Starwood Capital Group Hotel Portfolio	4.3%	60.4%	$956,000,000	65.3%	$884,700,000
Brookwood Self Storage LA-MS Portfolio	4.3%	49.6%	$161,150,000	54.0%	$148,050,000
Embassy Suites Anaheim Orange	3.5%	56.2%	$58,700,000	57.9%	$57,000,000
Brookwood Self Storage TX Portfolio	2.3%	50.0%(2)	$40,540,000	55.1%(3)	$39,000,000
Residence Inn Columbus Easton	2.1%	63.3%	$31,500,000	64.5%	$30,900,000
Good Samaritan Medical Center	0.9%	60.7%	$14,010,000	63.7%	$13,350,000

(1)	Reflects the Appraised Value set forth on Annex A to this prospectus, discounting the adjustments and/or assumptions with respect to such Mortgage Loans set forth in the definition of “Appraised Value” above.

(2)	The Cut-off Date LTV Ratio was calculated based on the related Cut-off Date Balance less the related holdback reserve, divided by the related Appraised Value set forth on Annex A, as indicated in the immediately preceding table.

(3)	Based on the related Cut-off Date Balance (without netting the related holdback reserve).

“Debt Yield on Underwritten Net Cash Flow” or “Debt Yield on Underwritten NCF” means, with respect to any Mortgage Loan, the related Underwritten Net Cash Flow divided by the Cut-off Date Balance of that Mortgage Loan, except as set forth below:

●	with respect to any Split Mortgage Loan with a Pari Passu Companion Loan, the calculation of the Debt Yield on Underwritten Net Cash Flow is based on the aggregate principal balance of such Split Mortgage Loan and the related Pari Passu Companion Loan(s);

●	with respect to any Split Mortgage Loan with a Subordinate Companion Loan, the calculation of the Debt Yield on Underwritten Net Cash Flow does not include the principal balance of the related Subordinate Companion Loan; and

●	with respect to each of the Mortgage Loans secured by the Mortgaged Properties or portfolio of Mortgaged Properties identified in the table below, the Debt Yield on Underwritten Net Cash Flow was calculated based on the related Underwritten Net Cash Flow divided by the related Cut-off Date Balance less a related earnout or holdback reserve:

Mortgaged Property Name	Approx. % of Initial Pool Balance	Un-Adjusted Debt Yield on Underwritten NCF	Earnout or Holdback Amount	Debt Yield on Underwritten NCF
Brookwood Self Storage TX Portfolio	2.3%	9.4%	$1,250,000	10.0%
Berkshire Square Apartments	1.3%	7.8%	$450,000	8.1%
Summertree Apartments	0.8%	8.5%	$300,000	8.9%

“Debt Yield on Underwritten Net Operating Income” or “Debt Yield on Underwritten NOI” means, with respect to any Mortgage Loan, the related Underwritten Net Operating Income divided by the Cut-off Date Balance of that Mortgage Loan, except as set forth below:

●	with respect to any Split Mortgage Loan with a Pari Passu Companion Loan, the calculation of the Debt Yield on Underwritten Net Operating Income is based on the aggregate principal balance of such Split Mortgage Loan and the related Pari Passu Companion Loan(s);

●	with respect to any Split Mortgage Loan with a Subordinate Companion Loan, the calculation of the Debt Yield on Underwritten Net Operating Income does not include the principal balance of the related Subordinate Companion Loan; and

●	with respect to each of the Mortgage Loans secured by the Mortgaged Properties or portfolio of Mortgaged Properties identified in the table below, the Debt Yield on Underwritten Net Operating Income was calculated based on the related Underwritten Net Operating Income divided by the related Cut-off Date Balance less a related earnout or holdback reserve:

Mortgaged Property Name	Approx. % of Initial Pool Balance	Un-Adjusted Debt Yield on Underwritten NOI	Earnout or Holdback Amount	Debt Yield on Underwritten NOI
Brookwood Self Storage TX Portfolio	2.3%	9.6%	$1,250,000	10.2%
Berkshire Square Apartments	1.3%	8.6%	$450,000	8.9%
Summertree Apartments	0.8%	9.3%	$300,000	9.6%

“DSCR,” “Debt Service Coverage Ratio,” “Cut-off Date DSCR”, “Underwritten NCF DSCR” or “UW NCF DSCR” generally means, for any Mortgage Loan, the ratio of Underwritten Net Cash Flow produced by the related Mortgaged Property or Mortgaged Properties to the aggregate amount of the Annual Debt Service, except as set forth below:

●	with respect to any Split Mortgage Loan with a Pari Passu Companion Loan, the calculation of the DSCR is based on the Annual Debt Service that is due in connection with such Split Mortgage Loan and the related Pari Passu Companion Loan(s);

●	with respect to any Split Mortgage Loan with a Subordinate Companion Loan, the calculation of DSCR does not include the monthly debt service that is due in connection with the Subordinate Companion Loan, unless expressly stated otherwise; and

●	with respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Midlink Business Park, representing approximately 4.0% of the Initial Pool Balance, the DSCR is calculated using such Mortgage Loan’s non-standard amortization schedule as set forth on Annex G to this prospectus, and based on the aggregate debt service during the 12-month period commencing August 2017;

“Hard Lockbox” means that the borrower is required to direct the tenants to pay rents directly to a lockbox account controlled by the lender; provided, that hospitality, mixed use and multifamily properties are considered to have a hard lockbox if credit card receivables are required to be deposited directly into the lockbox account even though cash, checks or “over the counter” receipts are deposited by the related property manager into the lockbox account controlled by the lender.

“In-Place Cash Management” means, for funds directed into a lockbox, such funds are generally not made immediately available to the related borrower, but instead are forwarded to a cash management account controlled by the lender and the funds are disbursed according to the related Mortgage Loan documents with any excess remitted to the related borrower or master tenant (unless an event of default or one or more specified trigger events under the related Mortgage Loan documents have occurred and are outstanding) generally on a daily basis.

“Largest Tenant” means, with respect to any Mortgaged Property, the tenant occupying the largest amount of net rentable square footage.

“Largest Tenant Lease Expiration” means the date at which the applicable Largest Tenant’s lease is scheduled to expire.

“Loan Per Unit” means the principal balance per unit of measure as of the Cut-off Date.

“Maturity Date/ARD LTV Ratio”, “Maturity Date/ARD Loan-to-Value Ratio” or “LTV Ratio at Maturity/ARD” means, with respect to any Mortgage Loan, the ratio, expressed as a percentage of (1) the Balloon Balance of a Mortgage Loan as adjusted to give effect to the amortization of the applicable Mortgage Loan as of its maturity date, assuming no prepayments or defaults, divided by (2) the Appraised Value of the related Mortgaged Property or portfolio of Mortgaged Properties shown on Annex A to this prospectus, except as set forth below:

●	with respect to any Split Mortgage Loan with a Pari Passu Companion Loan, the calculation of the Maturity Date/ARD LTV Ratio is based on the aggregate Balloon Balance at maturity of such Split Mortgage Loan and the related Pari Passu Companion Loan(s);

●	with respect to any Split Mortgage Loan with a Subordinate Companion Loan, the calculation of the Maturity Date/ARD LTV Ratio does not include the principal balance of the related Subordinate Companion Loan, unless otherwise indicated; and

●	with respect to each of the Mortgage Loans secured by the Mortgaged Properties or portfolio of Mortgaged Properties identified in the table below, the Maturity Date/ARD LTV Ratio was calculated using the related Appraised Value set forth on Annex A to this prospectus; which in each case is subject to certain adjustments and/or assumptions as described under the definition of “Appraised Value” above:

Mortgaged Property Name	Approx. % of Initial Pool Balance	Maturity Date/ARD LTV Ratio (“Appraised Value”)	Appraised Value	Maturity Date/ARD LTV Ratio (Un-Adjusted “as-is” appraised value)(1)	Un-Adjusted “as-is” appraised value(1)
AHIP Northeast Portfolio IV	6.1%	54.5%	$99,500,000	58.6%	$92,500,000
Starwood Capital Group Hotel Portfolio	4.3%	60.4%	$956,000,000	65.3%	$884,700,000
Brookwood Self Storage LA-MS Portfolio	4.3%	49.6%	$161,150,00	54.0%	$148,050,000
Embassy Suites Anaheim Orange	3.5%	51.4%	$58,700,000	57.9%	$57,000,000
Brookwood Self Storage TX Portfolio	2.3%	53.0%	$40,540,000	55.1%	$39,000,000
Residence Inn Columbus Easton	2.1%	51.4%	$31,500,000	52.4%	$30,900,000
Good Samaritan Medical Center	0.9%	55.5%	$14,010,000	58.2%	$13,350,000

(1)	Reflects the Appraised Value set forth on Annex A to this prospectus, discounting the adjustments and/or assumptions with respect to such Mortgage Loans set forth in the definition of “Appraised Value” above.

We cannot assure you that the value of any particular Mortgaged Property will not have declined from the Appraised Value shown on Annex A to this prospectus. No representation is made that any Appraised Value presented in this prospectus would approximate either the value that would be determined in a current appraisal of the Mortgaged Property or the amount that would be realized upon a sale of the Mortgaged Property.

“Most Recent NOI” and “Trailing 12 NOI” (which is for the period ending as of the date specified on Annex A to this prospectus) is the net operating income for a Mortgaged Property as established by information provided by the borrowers, except that in certain cases such net operating income has been adjusted by removing certain non-recurring expenses and revenue or by certain other normalizations. Most Recent NOI and Trailing 12 NOI do not necessarily reflect accrual of certain costs such as taxes and capital expenditures and do not reflect non-cash items such a depreciation or amortization. In some cases, capital expenditures may have been treated by a borrower as an expense or expenses treated as capital expenditures. Most Recent NOI and Trailing 12 NOI were not necessarily determined in accordance with generally accepted accounting principles. Moreover, Most Recent NOI and Trailing 12 NOI are not a substitute for net income determined in accordance with generally accepted accounting principles as a measure of the results of a property’s operations or a substitute for cash flows from operating activities determined in accordance with generally accepted accounting principles as a measure of liquidity and in certain cases may reflect partial year annualizations.

“Occupancy” means, unless the context clearly indicates otherwise, (i) in the case of multifamily rental and mixed use (to the extent the related Mortgaged Property includes multifamily space) properties, the percentage of rental Units or Beds, as applicable, that are rented as of the Occupancy Date; (ii) in the case of mixed use (to the extent the related Mortgaged Property includes office, retail, industrial, parking or single tenant retail space), office, retail self storage and industrial properties, the percentage of the net rentable square footage rented as of the Occupancy Date (subject to, in the case of certain Mortgage Loans, one or more of the additional leasing assumptions); and (iii) in the case of hospitality properties, the percentage of available Rooms occupied for the trailing 12-month period ending on the Occupancy Date. In some cases, occupancy was calculated based on assumptions regarding occupancy, such as the assumption that a certain tenant at the Mortgaged Property that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy on a future date generally expected to occur within twelve months of the Cut-off Date; assumptions regarding the renewal of particular leases and/or the re-leasing of certain space at the related Mortgaged Property; in some cases, assumptions regarding leases under negotiation being executed; in some cases, assumptions regarding tenants taking additional space in the future if currently committed to do so or, in some cases, the exclusion of dark tenants, tenants with material aged receivables, tenants that may have already given notice to vacate their space, bankrupt tenants that have not yet affirmed their lease and certain additional leasing assumptions. See the footnotes to Annex A to this prospectus for additional occupancy assumptions. We cannot assure you that the assumptions made with respect to any Mortgaged Property will, in fact, be consistent with that Mortgaged Property’s actual occupancy. See “—Tenant Issues” below.

“Occupancy Date” means the date of determination of the Occupancy of a Mortgaged Property.

“Original Balance” means the principal balance of the Mortgage Loan as of the date of origination.

“Prepayment Penalty Description” or “Prepayment Provision” means the number of payments from the first due date through and including the maturity date or Anticipated Repayment Date, as applicable, for which a Mortgage Loan is, as applicable, (i) locked out from prepayment, (ii) provides for payment of a prepayment premium or yield maintenance charge in connection with a prepayment, (iii) permits defeasance and/or (iv) permits prepayment without a payment of a prepayment premium or a yield maintenance charge.

“Related Group” identifies each group of Mortgage Loans in the Mortgage Pool with borrower sponsors affiliated with other borrower sponsors in the Mortgage Pool. Each Related Group is identified by a separate number on Annex A to this prospectus.

“RevPAR” means, with respect to any hospitality property, revenues per available room.

“Soft Lockbox” means an account into which either (i) the related borrower is required to deposit, or cause the property manager to deposit, all rents collected into a lockbox account (rather than tenants directly depositing such amounts), or (ii) in the case of hospitality and multifamily properties, all credit card receivables, cash, checks and “over the counter” receipts are deposited into the lockbox account by the borrower or property manager (rather than credit card companies directly depositing credit card receivables); provided, that in the case of certain flagged hospitality properties, the property manager may instead be required to deposit only the portion of rents that is payable to the borrower, which may be net of hotel reserves, management fees and operating expenses that are payable to the property manager.

“Soft Springing Lockbox” means an account initially established as a Soft Lockbox; provided, that upon the occurrence of an event of default or one or more specified trigger events under the related loan documents, the lockbox account converts to a Hard Lockbox.

“Springing Cash Management” means, until the occurrence of an event of default or one or more specified trigger events under the Mortgage Loan documents, revenue from the lockbox account is forwarded to an account controlled by the related borrower (or master tenant) or is otherwise made available to the related borrower (or master tenant). Upon the occurrence of an event of default or such a trigger event, the Mortgage Loan documents require the related revenue to be forwarded to a cash management account controlled by the lender and the funds are disbursed according to the related Mortgage Loan documents.

“Springing Lockbox” means a lockbox that is not currently in place, but the related Mortgage Loan documents require the imposition of a lockbox account upon the occurrence of an event of default or one or more specified trigger events under the related Mortgage Loan documents.

“Underwritten Expenses” with respect to any Mortgage Loan or Mortgaged Property, means an estimate of operating expenses, as determined by the related Sponsor and generally derived from historical expenses at the Mortgaged Property, the borrower’s budget or appraiser’s estimate, in some cases adjusted for significant occupancy increases and a market-rate management fee. We cannot assure you that the assumptions made with respect to any Mortgaged Property will, in fact, be consistent with that Mortgaged Property’s actual performance.

“Underwritten Net Cash Flow,” “Net Cash Flow” or “Underwritten NCF” with respect to any Mortgage Loan or Mortgaged Property, means cash flow available for debt service, generally equal to the Underwritten NOI decreased by an amount that the related Sponsor has determined for tenant improvement and leasing commissions and/or replacement reserves for capital items. Underwritten NCF does not reflect debt service or non-cash items such as depreciation or amortization. In the case of the Mortgage Loans secured by the Mortgaged Properties identified on Annex A to this prospectus as General Motors Building, Olympic Tower, 245 Park Avenue and 444 Spear, representing approximately 10.7%, 6.4%, 5.5% and 1.8%, respectively, of the Initial Pool Balance, in the case of certain investment grade-rated or institutional tenants at the related Mortgaged Property, Underwritten NCF is based on the “straight line” rent of those tenants generally over the lesser of the term of the related lease and the term of the related Mortgage Loan (or, in the case of the General Motors Building Mortgage Loan, the term of the related lease which extends beyond the term of such Mortgage Loan). Underwritten NCF for other Mortgage Loans may also include straight line rent for certain tenants.

The Underwritten Net Cash Flow for each Mortgaged Property is calculated on the basis of numerous assumptions and subjective judgments (including, but not limited to, with respect to future occupancy and rental rates), which, if ultimately proved erroneous, could cause the actual net cash flow for the Mortgaged Property to differ materially from the Underwritten Net Cash Flow set forth in this prospectus. In some cases, historical net cash flow for a particular Mortgaged Property, and/or the net cash flow assumed by the applicable appraiser in determining the Appraised Value of the Mortgaged Property, may be less (and, perhaps, materially less) than the Underwritten Net Cash Flow shown in this prospectus for such Mortgaged Property. No representation is made as to the future cash flows of the Mortgaged Properties, nor are the Underwritten Net Cash Flows set forth in this prospectus intended to represent such future cash flows. See “Risk Factors—Underwritten Net Cash Flow Could Be Based on Incorrect or Failed Assumptions”.

“Underwritten Net Operating Income” or “Underwritten NOI” with respect to any Mortgage Loan or Mortgaged Property, means Underwritten Revenues less Underwritten Expenses, as both are determined by the related Sponsor, based in part upon borrower supplied information (including but not limited to a rent roll, leases, operating statements and budget) for a recent period which is generally the 12 months prior to the origination date or acquisition date of the Mortgage Loan (or Loan Combination, if applicable), adjusted for specific property, tenant and market considerations. Historical operating statements may not be available for newly constructed Mortgaged Properties, Mortgaged Properties with triple net leases, Mortgaged Properties that have recently undergone substantial renovations and/or newly acquired Mortgaged Properties.

The Underwritten NOI for each Mortgaged Property is calculated based on the basis of numerous assumptions and subjective judgments (including, but not limited to, with respect to future occupancy and rental rates), which, if ultimately proved erroneous, could cause the actual net operating income for the Mortgaged Property to differ materially from the Underwritten NOI set forth in this prospectus. In some cases, historical net operating income for a particular Mortgaged Property, and/or the net operating income assumed by the applicable appraiser in determining the Appraised Value of the Mortgaged Property, may be less (and, perhaps, materially less) than the Underwritten NOI shown in this prospectus for such Mortgaged Property. In the case of the Mortgage Loans secured by the Mortgaged Properties identified on Annex A to this prospectus as General Motors Building, Olympic Tower, 245 Park Avenue and 444 Spear, representing approximately 10.7%, 6.4%, 5.5% and 1.8%, respectively, of the Initial Pool Balance, in the case of certain investment grade-rated or institutional tenants at the related Mortgaged Property, Underwritten NOI is based on the “straight line” rent of those tenants over the lesser of the term of the related lease and the term of the related Mortgage Loan (or, in the case of the General Motors Building Mortgage Loan, the term of the related lease which extends beyond the term of such Mortgage Loan). Underwritten NOI for other Mortgage Loans may also include straight line rent for certain tenants. No representation is made as to the future cash flows of the Mortgaged Properties, nor is the Underwritten NOI set forth in this prospectus intended to represent such future cash flows.

“Underwritten Revenues” or “Underwritten EGI” with respect to any Mortgage Loan or Mortgaged Property, means an estimate of operating revenues, as determined by the related Sponsor and generally derived from the rental revenue (which may include rental revenue related to reimbursement of tenant improvements and leasing commissions) based on leases in place, leases that have been executed but the tenant is not yet paying rent, month-to-month leases (based on current rent roll and annualized), leases that are being negotiated and expected to be signed, additional space that a tenant has committed to take and in certain cases contractual rent steps generally within 10 months following the Cut-off Date, in certain cases certain appraiser estimates of rental income, and in some cases adjusted downward to market rates, with vacancy rates equal to the Mortgaged Property’s historical rate, current rate, market rate or an assumed vacancy as determined by the related Sponsor;

plus any additional recurring revenue fees. Additionally, in determining rental revenue for multifamily rental and self storage properties, the related Sponsor either reviewed rental revenue shown on the certified rolling 12-month operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or recent partial year operating statements with respect to the prior 1- to 12-month periods or in some cases may have relied on information provided in the appraisal for market rental rates and vacancy. In certain cases, with respect to Mortgaged Properties with leases with rent increases or rent decreases during the term of the related Mortgage Loan, Underwritten Revenues were based on the average rent over the term of the Mortgage Loan. In some cases the related Sponsor included revenue otherwise payable by a tenant but for the existence of an initial “free rent” period or a permitted rent abatement while the leased space is built out or one or more months or periods of rent abatements during the lease term. See “—Tenant Issues” below.

“Units,” “Rooms” or “Beds” means, respectively, (a) in the case of a Mortgaged Property operated as a multifamily property, the number of apartments, regardless of the size of or number of rooms in such apartment, (b) in the case of a Mortgaged Property that is a hospitality property, the number of guest rooms, or (c) in the case of a Mortgaged Property operated as a student housing property, the number of beds.

“Weighted Average Mortgage Rate” means the weighted average of the Mortgage Rates as of the Cut-off Date.

Statistical Characteristics of the Mortgage Loans

Overview

General Mortgage Loan Characteristics
(As of the Cut-off Date, unless otherwise indicated)

All Mortgage Loans
Initial Pool Balance(1)	$931,648,876
Number of Mortgage Loans	48
Number of Mortgaged Properties	134
Number of Crossed Groups	0
Crossed Groups as a percentage of Initial Pool Balance	0.00%
Range of Cut-off Date Balances	$1,864,602 to $100,000,000
Average Cut-off Date Balance	$19,409,352
Range of Mortgage Rates	3.43000% to 4.9000%
Weighted Average Mortgage Rate	4.20983%
Range of original terms to Maturity Date/ARD	60 months to 120 months
Weighted average original term to Maturity Date/ARD	115 months
Range of Cut-off Date remaining terms to Maturity Date/ARD	59 months to 120 months
Weighted average Cut-off Date remaining term to Maturity Date/ARD	113 months
Range of original amortization terms(2)	106 months to 360 months
Weighted average original amortization term(2)	348 months
Range of remaining amortization terms(2)	104 months to 360 months
Weighted average remaining amortization term(2)	348 months
Range of Cut-off Date LTV Ratios(3)(4)	27.2% to 74.9%
Weighted average Cut-off Date LTV Ratio(3)(4)	54.6%
Range of Maturity Date/ARD LTV Ratios(3)(4)	0.1% to 69.1%
Weighted average Maturity Date/ARD LTV Ratio(3)(4)	49.2%
Range of UW NCF DSCR(3)(5)(6)	1.24x to 4.33x
Weighted average UW NCF DSCR(3)(5)(6)	2.25x
Range of Debt Yield on Underwritten NOI(3)(7)	7.4% to 22.2%
Weighted average Debt Yield on Underwritten NOI(3)(7)	11.7%
Percentage of Initial Pool Balance consisting of:
Interest Only	41.7%
Interest Only then Amortizing Balloon	39.1%
Amortizing Balloon	18.0%
Fully Amortizing	1.3%
Percentage of Initial Pool Balance consisting of:
Mortgaged Properties with single tenants	8.9%
Mortgage Loans with only subordinate debt	10.7%
Mortgage Loans with only mezzanine debt	10.8%
Mortgage Loans with mezzanine debt and subordinate debt	11.9%

(1)	Subject to a permitted variance of plus or minus 5%.

(2)	Does not include any Mortgage Loan that pays interest-only until its maturity date or Anticipated Repayment Date.

(3)	With respect to each Mortgage Loan that is part of a Loan Combination, the Cut-off Date LTV Ratio, Maturity Date/ARD LTV Ratio, UW NCF DSCR and Debt Yield on Underwritten NOI are calculated based on both that Mortgage Loan and any related Pari Passu Companion Loan(s), but without regard to any related Subordinate Companion Loan(s), unless otherwise indicated. Other than as specifically noted, the Cut-off Date LTV Ratio, Maturity Date/ARD LTV Ratio, UW NCF DSCR and Debt Yield on Underwritten NOI information for each Mortgage Loan is presented in this prospectus without regard to any other indebtedness (whether or not secured by the related Mortgaged Property, ownership interests in the related borrower or otherwise) that currently exists or that may be incurred by the related borrower or its owners in the future.

(4)	The Cut-off Date LTV Ratio and Maturity Date/ARD LTV Ratio for each Mortgage Loan are generally based on the “as-is” Appraised Values (as set forth on Annex A to this prospectus) of the related Mortgaged Properties, provided that (i) the “as-is” Appraised Value for a portfolio of Mortgaged Properties may include a premium relating to the valuation of the portfolio of Mortgaged Properties as a whole rather than as the sum of individually valued Mortgaged Properties, (ii) such loan-to-value ratios may be (x) based on “as-stabilized” or similar values for a Mortgaged Property in certain cases where the completion of certain hypothetical conditions or other events at the Mortgaged Property are assumed and/or where reserves have been established at origination to satisfy the applicable condition or event that is expected to occur, (y) based on the “as-is” Appraised Value for a Mortgaged Property plus a property improvement reserve, which has been established at origination of the related Mortgage Loan or (z) calculated based on the Cut-off Date Balance or Balloon Balance, as applicable, net of a related earnout or holdback reserve, in each case as further described in the definitions of “Appraised Value”, “Cut-off Date LTV Ratio” and “Maturity Date/ARD LTV Ratio” under “—Certain Calculations and Definitions”. In addition, the “as-is” Appraised Values (as set forth on Annex A to this prospectus) of certain Mortgaged Properties have been adjusted based on certain assumptions (or extraordinary assumptions) including that certain hypothetical conditions have been satisfied or that certain budgeted costs for pending renovations are fully escrowed, as further described in the definition of “Appraised Value” under “—Certain Calculations and Definitions”. The weighted average Cut-off Date LTV Ratio and Maturity Date/ARD LTV Ratio for the Mortgage Pool using only unadjusted “as-is” Appraised Values and the Cut-off Date Balance or Balloon Balance (as applicable) of each Mortgage Loan, and without regard to portfolio premiums or making any of the adjustments and/or assumptions described in the definitions of “Appraised Value”, “Cut-off Date LTV Ratio” and/or “Maturity Date/ARD LTV Ratio” under “—Certain Calculations and Definitions”, are 55.6% and 50.0%, respectively.

(5)	The UW NCF DSCR for each Mortgage Loan is generally calculated by dividing the Underwritten NCF for the related Mortgaged Property or Mortgaged Properties by the Annual Debt Service for such Mortgage Loan, as adjusted in the case of Mortgage Loans with a partial interest only period by using the first 12 amortizing payments due instead of the actual interest only payment due; provided, that with respect to any Mortgage Loan structured with an economic holdback reserve, the UW NCF DSCR for such Mortgage Loan may be calculated based on the Annual Debt Service that would be in effect for such Mortgage Loan assuming that the related Cut-off Date Balance is net of the related economic holdback reserve. See the definition of “UW NCF DSCR” under “—Certain Calculations and Definitions”.

(6)	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Midlink Business Park, representing approximately 4.0% of the Initial Pool Balance, which amortizes based on the non-standard amortization schedule set forth on Annex G to this prospectus, the UW NCF DSCR of such Mortgage Loan is calculated based on the aggregate debt service during the 12-month period commencing August 2017.

(7)	The Debt Yield on Underwritten NOI for each Mortgage is generally calculated as the Underwritten NOI for the related Mortgaged Property or Mortgaged Properties divided by the related Cut-off Date Balance of such Mortgage Loan, and the Debt Yield on Underwritten NCF for each Mortgage Loan is generally calculated as the Underwritten NCF for the related Mortgaged Property or Mortgaged Properties divided by the related Cut-off Date Balance of such Mortgage Loan; provided, that with respect to any Mortgage Loan with an earnout or economic holdback reserve, the Debt Yield on Underwritten NOI and Debt Yield on Underwritten NCF for such Mortgage Loan may be calculated based on the related Cut-off Date Balance net of the related earnout or economic holdback reserve. See the definitions of “Debt Yield on Underwritten NOI” and “Debt Yield on Underwritten NCF” under “—Certain Calculations and Definitions”.

See “—Certain Calculations and Definitions” for important general and specific information regarding the manner of calculation of the underwritten debt service coverage ratios, underwritten debt yield ratios and loan-to-value ratios.

Except as described below, all of the Mortgage Loans (and Loan Combination(s)) are expected to have substantial remaining principal balances as of their respective maturity dates or Anticipated Repayment Dates, as applicable. This includes 13 Mortgage Loans, representing approximately 41.7% of the Initial Pool Balance, that pay interest-only for their entire terms through their respective maturity dates or Anticipated Repayment Dates, as applicable, 22 Mortgage Loans, representing approximately 39.1% of the Initial Pool Balance, that pay interest-only for a portion of their respective terms, and 13 Mortgage Loans, representing approximately 19.3% of the Initial Pool Balance, that pay principal and interest for their entire terms (of which one (1) Mortgage Loan, representing approximately 1.3% of the Initial Pool Balance, provides for monthly payments of principal based on an amortization schedule that is the length of the remaining term to maturity).

Property Types

The table below shows the property type concentrations of the Mortgaged Properties:

Property Type Distribution(1)

Mortgaged Property Type	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Mixed Use	6	6	$228,816,304	24.6%
Office/Retail	2	2	160,000,000	17.2
Office/Industrial	1	1	30,000,000	3.2
Retail/Office/Parking	1	1	19,850,000	2.1
Office/Industrial/Retail	1	1	12,966,304	1.4
Single Tenant Retail/Multifamily	1	1	6,000,000	0.6

Hospitality(2)	7	74	$202,266,309	21.7%
Extended Stay	4	27	115,503,078	12.4
Limited Service	2	43	51,760,545	5.6
Full Service	1	4	35,002,687	3.8

Office	10	10	$180,439,602	19.4%
CBD	4	4	113,250,000	12.2
Suburban	2	2	30,925,000	3.3
School	1	1	20,000,000	2.1
Medical Office	3	3	16,264,602	1.7

Retail(3)	14	17	$158,128,338	17.0%
Anchored	8	8	104,649,632	11.2
Unanchored	2	3	22,075,000	2.4
Super Regional Mall	1	1	19,715,907	2.1
Super Tenant Retail	2	4	5,847,799	0.6
Shadow Anchored	1	1	5,840,000	0.6

Self Storage	5	21	$74,625,000	8.0%

Industrial	3	3	$61,691,851	6.6%
Warehouse	1	1	37,208,049	4.0
Distribution/Warehouse	1	1	13,483,802	1.4
Flex	1	1	11,000,000	1.2

Multifamily	3	3	$ 25,681,472	2.8%

Total	48	134	$931,648,876	100.0%

(1)	Because this table presents information relating to Mortgaged Properties and not Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts as set forth on Annex A to this prospectus.

(2)	The Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this prospectus as AHIP Northeast Portfolio IV is comprised of 1 limited service property and 3 extended stay properties. The Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this prospectus as Starwood Capital Group Hotel Portfolio is comprised of 40 limited service properties, 22 extended stay properties and 3 full service properties.

(3)	The Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this prospectus as Texas and Chicago Retail Portfolio is comprised of 1 unanchored property and 3 single tenant retail properties.

Mixed Use Properties

Six (6) mixed use properties, representing collateral for approximately 24.6% of the Initial Pool Balance, secure, in whole or in part, six (6) of the Mortgage Loans.

Each of the mixed use properties has one or more office, retail, industrial, parking, single tenant retail and/or multifamily components. To the extent a mixed use property has office, retail, industrial, parking, single tenant retail and/or multifamily components, such Mortgaged Property is subject to the risks relating to the applicable property types described in “Risk Factors—The Types of Properties That Secure the Mortgage Loans Present Special Risks—General—Office Properties”, “—The Types of Properties That Secure the Mortgage Loans Present Special Risks—General—Retail Properties”, “—The Types of Properties That Secure the Mortgage Loans Present Special Risks—General—Industrial Properties”, “—The Types of Properties That Secure the Mortgage Loans Present Special Risks—General— Parking Lots and Garages” and “—The Types of Properties That Secure the Mortgage Loans Present Special Risks—General—Multifamily Rental Properties”. A mixed use property may be subject to additional risks, including the property manager’s inexperience in managing the different property types that comprise such mixed use property.

Certain of the mixed use properties may have specialty use tenants, such as medical and dental offices, urgent care facilities, bio-medical facilities, data centers, R&D facilities, educational facilities, music venues, theaters, parking garages, bank branches, ballroom event spaces, arcades, fitness centers, churches or non-profits, spas and/or restaurants. These Mortgaged Properties and the related leased space may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason. See “—Statistical Characteristics of the Mortgage Loans—Specialty Use Concentrations” below and “Risk Factors—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Pack Square, representing approximately 2.1% of the Initial Pool Balance, the Mortgaged Property includes six office and retail buildings and a 311-space parking garage. Approximately 60.5% of the current annual rent consists of office rent; approximately 39.2% of the current annual rent consists of retail/restaurant rent; approximately 27.7% of the current annual rent consists of parking rents and approximately 0.3% of the current annual rent consists of storage rents. Certain components of the Mortgaged Property may be released separately as described below under “—Certain Terms of the Mortgage Loans—Partial Releases.”

Hospitality Properties

Seventy-four (74) hospitality properties, representing collateral for approximately 21.7% of the Initial Pool Balance, secure, in whole or in part, seven (7) of the Mortgage Loans. Sixty-three (63) of the hospitality properties, representing collateral for approximately 20.2% of the Initial Pool Balance, are flagged hotels that are affiliated with a franchise or hotel management company through a franchise or management agreement. A large number of factors may adversely affect the operation and value of hospitality properties. See “Risk Factors—The Types of Properties That Secure the Mortgage Loans Present Special Risks—General—Hospitality Properties”.

A hospitality property subject to a franchise or management agreement is typically required by the hotel chain to satisfy certain criteria or risk termination of its affiliation. We cannot assure you that any franchise agreement or management agreement will remain in place or that any hotel will continue to be operated under a franchised brand or under its current name. In addition, transferability of a franchise agreement is generally restricted. In the event of a foreclosure, the lender or its agent may not have the right to use the franchise license without the franchisor’s consent. See “Risk Factors—The Types of Properties That Secure the Mortgage Loans Present Special Risks—General—Hospitality Properties”.

The following table shows, with respect to each Mortgaged Property associated with a hotel brand operated through a license, franchise agreement, operating agreement or similar agreement, the expiration date of such agreement, or the date a franchisor termination right may be exercised:

Mortgaged Property Name	Mortgage Loan Cut-off Date Balance(1)	Approx. % of Initial Pool Balance	Expiration/Termination of Related License/ Franchise/Operating Agreement	Mortgage Loan Maturity Date
AHIP Northeast Portfolio IV
Residence Inn Baltimore White Marsh	$17,035,176	1.8%	10/15/2023	7/6/2022
Hampton Inn Suites Arundel BWI Airport	$14,763,819	1.6%	6/30/2032	7/6/2022
Residence Inn Neptune at Gateway Centre	$13,912,060	1.5%	3/1/2027	7/6/2022
Residence Inn Atlantic City Egg Harbor Township	$10,788,945	1.2%	6/23/2028	7/6/2022
Starwood Capital Group Hotel Portfolio(2)
Hampton Inn Ann Arbor North	$915,255	0.1%	3/1/2022	6/1/2027
Holiday Inn Arlington Northeast Rangers Ballpark	$869,945	0.1%	8/1/2022	6/1/2027
Residence Inn Toledo Maumee	$860,883	0.1%	6/1/2028	6/1/2027
Residence Inn Williamsburg	$824,636	0.1%	8/1/2019	6/1/2027
Hampton Inn Suites Waco South	$761,202	0.1%	8/1/2028	6/1/2027
Holiday Inn Louisville Airport Fair Expo	$747,609	0.1%	8/1/2022	6/1/2027
Courtyard Tyler	$734,016	0.1%	7/1/2030	6/1/2027
Hilton Garden Inn Edison Raritan Center	$734,016	0.1%	4/1/2022	6/1/2027
Hilton Garden Inn St Paul Oakdale	$724,954	0.1%	6/1/2025	6/1/2027
Residence Inn Grand Rapids West	$715,893	0.1%	10/1/2029	6/1/2027
Peoria, AZ Residence Inn	$711,362	0.1%	12/1/2018	6/1/2027
Hampton Inn Suites Bloomington Normal	$706,831	0.1%	11/1/2026	6/1/2027
Courtyard Chico	$693,238	0.1%	6/1/2031	6/1/2027

Mortgaged Property Name	Mortgage Loan Cut-off Date Balance(1)	Approx. % of Initial Pool Balance	Expiration/Termination of Related License/ Franchise/Operating Agreement	Mortgage Loan Maturity Date
Hampton Inn Suites Kokomo	$670,583	0.1%	3/1/2022	6/1/2027
Hampton Inn Suites South Bend	$670,583	0.1%	3/1/2022	6/1/2027
Courtyard Wichita Falls	$638,866	0.1%	12/1/2029	6/1/2027
Hampton Inn Morehead	$620,742	0.1%	1/1/2030	6/1/2027
Residence Inn Chico	$602,618	0.1%	2/1/2025	6/1/2027
Courtyard Lufkin	$575,433	0.1%	10/1/2029	6/1/2027
Hampton Inn Carlisle	$570,902	0.1%	2/1/2022	6/1/2027
Springhill Suites Williamsburg	$570,902	0.1%	11/1/2019	6/1/2027
Fairfield Inn Bloomington	$566,371	0.1%	3/1/2022	6/1/2027
Waco Residence Inn	$552,778	0.1%	10/1/2027	6/1/2027
Holiday Inn Express Fishers	$516,530	0.1%	5/1/2022	6/1/2027
Springhill Suites Chicago Naperville Warrenville	$475,751	0.1%	5/1/2033	6/1/2027
Holiday Inn Express & Suites Paris	$471,220	0.1%	8/1/2022	6/1/2027
Toledo Homewood Suites	$471,220	0.1%	1/1/2030	6/1/2027
Grand Rapids Homewood Suites	$457,627	0.0%	1/1/2030	6/1/2027
Cheyenne Fairfield Inn and Suites	$425,911	0.0%	8/1/2029	6/1/2027
Fairfield Inn Laurel	$425,911	0.0%	4/1/2019	6/1/2027
Courtyard Akron Stow	$416,849	0.0%	10/1/2025	6/1/2027
Towneplace Suites Bloomington	$394,194	0.0%	3/1/2025	6/1/2027
Hampton Inn Danville	$389,663	0.0%	2/1/2022	6/1/2027
Holiday Inn Norwich	$385,132	0.0%	2/1/2022	6/1/2027
Hampton Inn Suites Longview North	$380,601	0.0%	2/1/2029	6/1/2027
Springhill Suites Peoria Westlake	$380,601	0.0%	5/1/2033	6/1/2027
Hampton Inn Suites Buda	$376,070	0.0%	1/1/2029	6/1/2027
Shawnee Hampton Inn	$376,070	0.0%	1/1/2030	6/1/2027
Racine Fairfield Inn	$367,008	0.0%	11/1/2021	6/1/2027
Hampton Inn Selinsgrove Shamokin Dam	$357,946	0.0%	2/1/2022	6/1/2027
Holiday Inn Express & Suites Terrell	$339,822	0.0%	8/1/2022	6/1/2027
Westchase Homewood Suites	$328,912	0.0%	1/1/2030	6/1/2027
Holiday Inn Express & Suites Tyler South	$326,229	0.0%	8/1/2022	6/1/2027
Holiday Inn Express & Suites Huntsville	$312,637	0.0%	8/1/2022	6/1/2027
Hampton Inn Sweetwater	$285,451	0.0%	1/1/2030	6/1/2027
Comfort Suites Buda Austin South	$240,141	0.0%	8/1/2022	6/1/2027
Fairfield Inn & Suites Weatherford	$226,548	0.0%	3/1/2029	6/1/2027
Holiday Inn Express & Suites Altus	$183,578	0.0%	8/1/2022	6/1/2027
Comfort Inn & Suites Paris	$163,115	0.0%	8/1/2022	6/1/2027
Hampton Inn Suites Decatur	$156,090	0.0%	11/1/2028	6/1/2027
Holiday Inn Express & Suites Texarkana East	$144,545	0.0%	8/1/2022	6/1/2027
Mankato Fairfield Inn	$129,531	0.0%	12/1/2030	6/1/2027
Candlewood Suites Texarkana	$100,147	0.0%	8/1/2022	6/1/2027
Country Inn & Suites Houston Intercontinental Airport East	$95,109	0.0%	8/1/2027	6/1/2027
Residence Inn Long Beach	$33,959,929	3.6%	5/1/2032	7/6/2027
Embassy Suites Anaheim Orange	$33,000,000	3.5%	5/31/2032	6/6/2027
Residence Inn Columbus Easton	$19,926,475	2.1%	7/3/2020	5/1/2027
Best Western Plus Marina Gateway	$13,400,000	1.4%	11/30/2017(3)	7/6/2027
Hampton Inn Greenwood	$5,479,905	0.6%	3/31/2032	7/6/2027

(1)	For Mortgage Loans secured by multiple Mortgaged Properties, represents allocated loan amount.

(2)	Excludes 11 Starwood Capital Group Hotel Portfolio Mortgaged Properties which are operated under the Larkspur Landing brand, as to which there is no franchise agreement, as described below in this prospectus.

(3)	Following the November 30, 2017 expiration date, the related membership agreement renews annually as long as the owner pays its annual dues in full by November of each year for an additional one-year term ending November of the following year. If the annual dues for an additional one-year renewal term are not paid in full in a timely manner, the borrower will be required to obtain the approval of the majority of the board of directors of Best Western International, Inc. in order to continue operating the Mortgaged Property under the flag. However, Best Western International, Inc. is permitted to terminate the membership agreement at any time for cause.

Securing a new franchise license may require significant capital investment for renovations and upgrades necessary to satisfy a franchisor’s requirements. Renovations, replacements and other work are ongoing at certain of the hospitality properties in connection with, among other things, franchise agreement and franchisor program requirements. See “—Redevelopment, Expansion and Renovation” below.

Certain of the hospitality properties may have a parking garage as part of the collateral. These Mortgaged Properties and the related leased space may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason. See “—Statistical Characteristics of the Mortgage Loans—Specialty Use Concentrations” below and “Risk Factors—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this prospectus as Starwood Capital Group Hotel Portfolio, representing approximately 4.3% of the Initial Pool Balance, 11 of the Mortgaged Properties securing the related Loan Combination are Larkspur Landing-branded hotels. The Larkspur Landing franchise is affiliated with the related borrower sponsor, and there are no franchise agreements in place with respect to such Mortgaged Properties. There is a license agreement between the borrowers and an affiliate of the sponsor to use the intellectual property associated with the Larkspur Landing brand. Such licensing agreements are subject to termination by either party with 60 days’ notice. The Mortgage Loan documents prohibit the applicable borrowers from terminating the related licensing agreement without the lender’s consent, except that consent is not required for replacing the licensing agreement with a replacement franchise agreement with a qualified franchisor. In addition, a termination of any such licensing agreement without the prior written consent of the lender (other than as expressly permitted in the Mortgage Loan documents) is a recourse event under the related non-recourse carveout guaranty. The lender has received a comfort letter which provides that, upon the foreclosure, deed-in-lieu of foreclosure or appointment of a receiver for the Mortgaged Property, the lender has the right to continue using the license for a period of 12 months following any such realization or to terminate the license without any fee. The comfort letter also grants the lender the right, but not the obligation, to cure defaults by the borrowers under the license agreement.

In addition, with respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this prospectus as Starwood Capital Group Hotel Portfolio, representing approximately 4.3% of the Initial Pool Balance, all 65 Mortgaged Properties are subject to operating leases with affiliates of the related borrowers. The operating lessees are parties to the loan agreement and have assigned their rights under each operating lease to surrender the leasehold, subleasehold or sub-subleasehold estates created by each such operating lease or to terminate or modify such operating lease, except that the Mortgage Loan documents allow the borrowers to modify the operating leases to reflect adjustments in the rents payable in connection with (x) the exercise of each renewal or extension option and/or (y) within 30 days of receipt of a market study transfer pricing report prepared by an approved accountant, provided that: (A) no event of default has occurred and is then continuing; (B) such change in rents is not reasonably expected to have a material adverse effect or materially impair the operation, value or use of any Mortgaged Property; (C) the borrowers provide the lender with executed copies of all applicable modification documents; (D) after taking into account any such rental increase or decrease, the aggregate rent payable under all operating leases is not less than the greater of: (I) an amount necessary to cause the debt service coverage ratio (as calculated in the Mortgage Loan documents) to be at least equal to 1.00x and (II) an amount sufficient to enable the borrower to pay the aggregate debt servicing obligations and operating expenses; and (E) after taking into account such increase or decrease, the rent payable under such operating lease is not greater than fair market rent with respect to each applicable Mortgaged Property, as reasonably determined by the borrowers in good faith based on their commercially reasonable business judgment. In addition, as long as no event of default is continuing, the borrowers may enter into immaterial, non-monetary modifications, in each case, without the consent of the lender.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Best Western Plus Marina Gateway, representing approximately 1.4% of the Initial Pool Balance, the borrower has a one-time right under the Mortgage Loan documents to terminate the franchise agreement with Best Western International, Inc. without the consent of the lender and operate as an unflagged hotel, provided that certain conditions are satisfied, including, but not limited to: (i) no default or event of default exists under the Mortgage Loan documents, (ii) the debt service coverage ratio is at least 2.00x, (iii) the debt yield is at least 12%, (iv) no transfer and assumption has taken place, (v) the Mortgaged Property continues to be managed by a “qualified manager” under the Mortgage Loan documents and (vi) prior to 12 months after the effective date of the termination, the borrower has invested at least $500,000 in unborrowed cash funds from other sources (other than reserve funds) in the refurbishment and upgrade of the improvements on the land and FF&E.

Office Properties

Ten (10) office properties, representing collateral for approximately 19.4% of the Initial Pool Balance, secure, in whole or in part, ten (10) of the Mortgage Loans. A large number of factors may adversely affect the operation and value of office properties. See “Risk Factors—The Types of Properties That Secure the Mortgage Loans Present Special Risks—General—Office Properties”.

Certain of the office Mortgaged Properties may have specialty use tenants, such as dental or medical offices, physical therapy facilities (including aquatic physical therapy facilities), emergency room facilities, urgent care facilities, data centers, long-term care facilities, restaurants, fitness centers, schools/classrooms, bank branches, concert halls, rooftop cell towers and/or parking garages, as part of the Mortgaged Property. These Mortgaged Properties and the related leased space may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason. See “—Statistical Characteristics of the Mortgage Loans—Specialty Use Concentrations” below and “Risk Factors—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as 245 Park Avenue, representing approximately 5.5% of the Initial Pool Balance, the related borrower sponsor (or affiliates thereof) currently owns another office property within a 5-mile radius which may compete with the related Mortgaged Property for tenants.

Retail Properties

Seventeen (17) retail properties, representing collateral for approximately 17.0% of the Initial Pool Balance, secure, in whole or in part, fourteen (14) of the Mortgage Loans. A large number of factors may adversely affect the operation and value of retail properties. See “Risk Factors—The Types of Properties That Secure the Mortgage Loans Present Special Risks—General—Retail Properties”.

The presence or absence of an “anchor tenant” or a “shadow anchor tenant” in or near a retail property also can be important because anchors play a key role in generating customer traffic and making a center desirable for other tenants. See “Risk Factors—The Types of Properties That Secure the Mortgage Loans Present Special Risks—General—Retail Properties”.

Certain of the retail properties may have specialty use tenants, such as bank branches, dental, medical or veterinary offices, hospitals, diagnostic laboratories, physical therapy facilities (including aquatic physical therapy facilities), restaurants, fitness centers, dry cleaners, gas stations, hair salons, arcades, churches, schools/classrooms, concert halls, performance studios, data centers and/or parking garages as part of the Mortgaged Property. These Mortgaged Properties and the related leased space may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason. See “—Statistical Characteristics of the Mortgage Loans—Specialty Use Concentrations” below and “Risk Factors—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

In addition, the development of certain properties (other than the Mortgaged Properties) that have tenants that operate as part of the same chain of stores as, or are otherwise in direct competition with, the tenants at the Mortgaged Properties may be planned or imminent in the vicinity of the Mortgaged Properties. Such tenants may compete with tenants at the retail Mortgaged Properties, and thereby have an adverse effect on the cash flow at any affected Mortgaged Property.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Gurnee Mills, representing approximately 2.1% of the Initial Pool Balance, the portion of the related Mortgaged Property comprised of the stores of the third largest tenant, Macy’s, and the fourth largest tenant, Kohl’s, are leased fee parcels on which the improvements are owned by the related anchor stores. See “Risk Factors—Leased Fee Properties Have Special Risks”.

Self Storage Properties

Twenty-one (21) self storage properties, representing collateral for approximately 8.0% of the Initial Pool Balance, secure, in whole or in part, five (5) of the Mortgage Loans. A large number of factors may adversely affect the operation and value of self storage properties. See “Risk Factors—The Types of Properties That Secure the Mortgage Loans Present Special Risks—General—Warehouse, Mini-Warehouse and Self Storage Facilities”.

Certain self storage properties also derive a portion of their Underwritten Revenue from one or more of (a) rent derived from storage spaces used primarily for office and/or warehouse use located at the related Mortgaged Property, (b) rent derived from truck rentals located at the Mortgaged Property, (c) rent derived from on-site apartments leased out to third parties, (d) rent derived from cell tower and/or antenna leases, (e) rent derived from leasing billboard space to third parties, (f) the leasing of certain parking spaces located at the related

Mortgaged Properties for purposes of recreational vehicle, other vehicle and/or boat storage and/or (g) rent derived from retail operations.

Industrial Properties

Three (3) industrial properties, representing collateral for approximately 6.6% of the Initial Pool Balance, secure, in whole or in part, three (3) of the Mortgage Loans. A large number of factors may adversely affect the operation and value of industrial properties. See “Risk Factors—The Types of Properties That Secure the Mortgage Loans Present Special Risks—General—Industrial Properties”.

Certain industrial properties may also derive a portion of the Underwritten Revenues from revenue from (a) rent derived from the leasing of office space at the Mortgaged Property and (b) rent derived from cell tower leases.

Multifamily Properties

Three (3) multifamily properties, representing collateral for approximately 2.8% of the Initial Pool Balance, secure, in whole or in part, three (3) of the Mortgage Loans. A large number of factors may adversely affect the operation and value of multifamily properties. See “Risk Factors—The Types of Properties That Secure the Mortgage Loans Present Special Risks—General—Multifamily Rental Properties”.

Specialty Use Concentrations

As indicated on Annex A to this prospectus, certain of the Mortgaged Properties have, as one or more of the 5 largest tenants (based on net rentable square footage) or as a single tenant operating at the related Mortgaged Property, a tenant that operates the property as a specialty use, which may not allow the space to be readily converted to be suitable for another type of tenant, as set forth in the following table.

Specialty Use	Number of Mortgaged Properties	Approx. % of Initial Pool Balance
Bank branch(1)	3	4.8%
Restaurant(2)	10	10.1%
Medical, dental, physical therapy or veterinary office or clinic, outpatient facility, surgical center, research or diagnostic laboratory or health management services and/or health professional school(3)	9	9.9%
School, educational facility and/or beauty and cosmetology school(4)	1	2.1%
Gym, fitness center, spa, salon, pool or health club(5)	4	4.4%

(1)	Includes the Mortgaged Properties identified on Annex A to this prospectus as 501 Riverside Avenue, Market Creek Plaza and Grapevine Legacy Bank.

(2)	Includes the Mortgaged Properties identified on Annex A to this prospectus as 1322 3rd Street Promenade, Rita Ranch I, Mission Plaza, Nacogdoches Retail, Irving Sonic, Pack Square, 5 Points Center, Pinole Ridge, Market Creek Plaza and Shops at the Canyons. Excludes any hotel properties that may have a restaurant on-site.

(3)	Includes the Mortgaged Properties identified on Annex A to this prospectus as Brookriver Executive Center, Boatyard Shopping Center, Rita Ranch I, Fresenius Medical Center Evergreen, Mission Plaza, Fresenius Medical Center Mora, Pinole Ridge, Good Samaritan Medical Center and Shops at the Canyons.

(4)	Includes the Mortgaged Property identified on Annex A to this prospectus as 7 East 96th Street.

(5)	Includes the Mortgaged Properties identified on Annex A to this prospectus as Elston & Webster Building, Pinole Ridge, Shops at the Canyons and Rita Ranch I.

Restaurants are subject to certain unique risks including that the restaurant space is not easily convertible to other types of retail or office space and that the restaurant receipts are not only affected by objective factors but by subjective factors. For instance, restaurant receipts are affected by such varied influences as the current personal income levels in the community, an individual consumer’s preference for type of food, style of dining and restaurant atmosphere, the perceived popularity of the restaurant, food safety concerns related to personal health with the handling of food items at the restaurant or by food suppliers and the actions and/or behaviors of staff and management and level of service to the customers. See “Risk Factors—The Types of Properties That Secure the Mortgage Loans Present Special Risks—General—Restaurants and Taverns”.

The cash flows generated from private schools are generally dependent on student enrollment and the ability of enrolled students to pay tuition, which in some cases is dependent on the ability to obtain financial aid or loans. Enrollment at a private school may decrease due to, among other factors: (i) changing local demographics; (ii) competition from other schools; (iii) increases in tuition and/or reductions in availability of student loans, government grants or scholarships; (iv) reductions in education spending as a result of changes in economic conditions in the area of the school; (v) poor performance by teachers, administrative staff or students; or (vi) mismanagement at the private school. See “Risk Factors—The Types of Properties That Secure the Mortgage Loans Present Special Risks—General—Private Schools and Other Cultural and Educational Institutions”.

Bank branches are specialty-use properties that are outfitted with vaults, teller counters and other customary installations and equipment that require significant capital expenditures. The ability to lease these properties to entities other than financial institutions may be difficult due to the added cost and time of refitting the properties.

These Mortgaged Properties and the related leased space may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason. See “Risk Factors—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Mortgage Loan Concentrations

The table below presents the aggregate Cut-off Date Balance and percentage of Initial Pool Balance of the largest Mortgage Loans and the largest groups of Mortgage Loans with related borrowers:

Pool of Mortgage Loans

	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Largest Mortgage Loan	$100,000,000	10.7%
Five (5) Largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan)	$307,750,000	33.0%
Ten (10) Largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan)	$483,917,979	51.9%
Largest Related-Borrower Concentration	$61,500,000	6.6%
Next Largest Related-Borrower Concentration	$28,000,000	3.0%

Other than with respect to the largest 10 Mortgage Loans (considering any Crossed Group as a single Mortgage Loan), each of the other Mortgage Loans represents no more than approximately 3.2% of the Initial Pool Balance. See “Significant Loan Summaries” in Annex B to this prospectus for more information on the 15 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan).

The table below shows each individual Mortgage Loan that is secured by two or more Mortgaged Properties.

Multi-Property Mortgage Loans(1)

Mortgaged Property / Portfolio Names	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
AHIP Northeast Portfolio IV	$56,500,000	6.1%
Starwood Capital Group Hotel Portfolio	40,000,000	4.3
Brookwood Self Storage LA-MS Portfolio	40,000,000	4.3
Brookwood Self Storage TX Portfolio	21,500,000	2.3
Texas and Chicago Retail Portfolio	5,250,000	0.6
CityLine Self Storage PA & LA Portfolio	4,025,000	0.4
Grand Total	$167,275,000	18.0%

(1)	The Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Pack Square, representing approximately 2.1% of the Initial Pool Balance, is not being presented on Annex A as a multi-property Mortgage Loan. However, certain individual portions of such Mortgaged Property may be released separately as described below under “—Certain Terms of the Mortgage Loans—Partial Releases—Property Releases; Partial Defeasance.”

Six (6) groups of Mortgage Loans, set forth in the table below entitled “Related Borrower Loans”, collectively representing approximately 15.2% of the Initial Pool Balance, have borrower sponsors that are related to each other. No such group of Mortgage Loans represents more than approximately 6.6% of the Initial Pool Balance. See “Risk Factors—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses” in addition to Annex A to this prospectus.

Related Borrower Loans

Mortgaged Property Name	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Group 1
Brookwood Self Storage LA-MS Portfolio	$40,000,000	4.3%
Brookwood Self Storage TX Portfolio	21,500,000	2.3
Total for Group 1:	$61,500,000	6.6%

Group 2
444 Spear	$17,000,000	1.8%
1150 65th Street	11,000,000	1.2
Total for Group 2:	$28,000,000	3.0%

Group 3
Pinole Ridge	$12,425,000	1.3%
Good Samaritan Medical Center	8,500,000	0.9
Total for Group 3:	$20,925,000	2.2%

Group 4
Market Creek Plaza	$11,000,000	1.2%
Walgreens Market Creek	1,997,799	0.2
Total for Group 4:	$12,997,799	1.4%

Group 5
Fort Knox Self Storage	$6,100,000	0.7%
CityLine Self Storage PA & LA Portfolio	4,025,000	0.4
Total for Group 5:	$10,125,000	1.1%

Group 6
Fresenius Medical Center Evergreen	$5,900,000	0.6%
Fresenius Medical Center Mora	1,864,602	0.2
Total for Group 6:	$7,764,602	0.8%

Geographic Concentrations

This table shows the states that have concentrations of Mortgaged Properties that secure 5.0% or more of the Initial Pool Balance:

Geographic Distribution(1)

State	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
New York	5	$237,250,000	25.5%
California	24	$210,269,059	22.6%
Texas	31	$80,059,333	8.6%
Illinois	8	$54,729,196	5.9%

(1)	Because this table presents information relating to Mortgaged Properties and not the Mortgage Loans, the information for the Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts as stated on Annex A to this prospectus.

Repayments by borrowers and the market value of the related Mortgaged Properties could be affected by economic conditions generally or specific to particular geographic areas or regions of the United States, and concentrations of Mortgaged Properties in particular geographic areas may increase the risk that conditions in the real estate market where the Mortgaged Property is located, or other adverse economic or other developments or natural disasters (e.g., earthquakes, floods, forest fires, tornadoes or hurricanes, terrorist attacks or changes in governmental rules or fiscal policies) affecting a particular region of the country, could increase the frequency and severity of losses on Mortgage Loans secured by those Mortgaged Properties. For example:

●	Mortgaged Properties located in California, Texas, Florida, Nevada, Georgia, Arizona, Washington and Oregon, among others, are more susceptible to certain hazards (such as earthquakes and wildfires) than properties in other parts of the country.

●	Mortgaged Properties located in coastal states or the Great Lakes region, which include Mortgaged Properties located in, for example, New York, California, Illinois, Louisiana, Michigan, Florida, North Carolina, Georgia, New Jersey, Ohio, Indiana, Minnesota, Washington and Oregon, among others, also may be more generally susceptible to floods or hurricanes than properties in other parts of the country. Hurricanes in the Northeast and Mid-Atlantic states and in the Gulf Coast region have resulted in severe property damage as a result of the winds and the associated flooding. The Mortgage Loans do not require flood insurance on the related Mortgaged Properties unless they are in a flood zone and flood insurance is available. We cannot assure you that any hurricane damage would be covered by insurance.

●	Mortgaged Properties located in the states that stretch from Texas to Canada, with its core centered in northern Texas, as well as in the southern United States and particularly the northern and central parts of Mississippi, are prone to tornados.

●	In addition, certain of the Mortgaged Properties are located in cities or states that are currently facing or may face a depressed real estate market, which is not due to any natural disaster but which may cause an overall decline in property values.

Twenty-eight (28) Mortgaged Properties, collectively securing approximately 26.1% of the Initial Pool Balance, are located in areas that are considered a high earthquake risk (seismic zones 3 or 4). Seismic reports were prepared with respect to these Mortgaged Properties, and based on those reports, no Mortgaged Property has a seismic expected loss greater than 19%.

Loans Underwritten Based on Projections of Future Income Resulting from Mortgaged Properties with Limited Prior Operating History

One (1) of the Mortgaged Properties, identified on Annex A to this prospectus as IGT Reno, securing approximately 3.2% of the Initial Pool Balance, was acquired 12 months or less prior to the Cut-off Date and, therefore, has no or limited prior operating history and/or lacks historical financial figures and information.

Three (3) of the Mortgaged Properties, identified on Annex A to this prospectus as 7 East 96th Street, Fresenius Medical Center Evergreen and Fresenius Medical Center Mora, collectively securing approximately 3.1% of the Initial Pool Balance, were constructed or materially renovated 12 months or less prior to the Cut-off Date and, therefore, have no or limited prior operating history and/or lack historical financial figures and information.

One (1) of the Mortgaged Properties, identified on Annex A to this prospectus as Walgreens Market Creek, securing approximately 0.2% of the Initial Pool Balance, is subject to a triple-net lease with the related sole tenant and, therefore, has no or limited prior operating history.

Tenancies-in-Common

Certain borrowers may own a Mortgaged Property as tenants-in-common. In the case of the Mortgage Loans secured by the Mortgaged Properties identified on Annex A to this prospectus as Brookriver Executive Center, 5 Points Center and Doraville Plaza, collectively representing approximately 5.3% of the Initial Pool

Balance, the related borrowers are tenants-in-common. However, with respect to such Mortgage Loans, the related tenants-in-common have waived their respective right to partition.

See “Risk Factors—The Borrower’s Form of Entity May Cause Special Risks” and “—Tenancies-in-Common May Hinder Recovery”.

Condominium Interests

Two (2) Mortgage Loans, secured by the Mortgaged Properties identified on Annex A to this prospectus as Olympic Tower and Midlink Business Park, representing approximately 6.4% and 4.0%, respectively, of the Initial Pool Balance, are secured, in certain cases, in part, by the related borrower’s interest in one or more units in a condominium. With respect to each such Mortgage Loan, the borrower generally controls the appointment and voting of the condominium board or the condominium owners cannot take actions or cause the condominium association to take actions that would affect the borrower’s unit(s) without the borrower’s consent, other than as described below:

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Olympic Tower, representing approximately 6.4% of the Initial Pool Balance, the Mortgaged Property is comprised of four commercial buildings, one of which is a commercial condominium unit that is part of an approximately 231-unit mixed-use condominium building, which commercial condominium unit represents approximately 46.67% of the condominium building square footage and includes an approximately 46.67% pro rata share of the condominium building common elements. In addition to the commercial condominium unit, the condominium building also consists of approximately 230 residential condominium units which are not collateral for the Mortgage Loan. The related condominium board consists of nine managers, four of which are appointed by the commercial unit owner (which right was assigned to the borrower pursuant to the Olympic Tower Ground Lease (as defined under “—Leasehold Interests” below)), and the condominium board is not controlled by the borrower. However, all decisions that affect only the commercial unit or the common areas enjoyed exclusively by the commercial unit and that do not affect the residential condominium units require a majority vote of the managers elected by the commercial unit owner that are present at a meeting at which a quorum (a majority of the managers) is present. In addition, any amendment to the condominium declaration and the by-laws requires the vote of 66-2/3% of all unit owners. Therefore, the consent of the commercial unit owner is required for any amendment to the condominium declaration and the by-laws. If 75% or more of the condominium building is substantially damaged or destroyed by fire or other casualty, and if 75% in number and in common interest of the unit owners do not duly and promptly resolve to proceed with repairs or restoration, then the condominium may be subject to an action for partition instituted by any unit owner or lienor, as if owned in common, and the net proceeds of insurance are required to be divided among the unit owners in proportion to their respective common interests. The pro rata share of the borrower, as commercial unit holder, is approximately 46.67%. A portion of such proceeds is required to be paid to the ground lessor, as described under “—Leasehold Interests” below.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Midlink Business Park, representing approximately 4.0% of the Initial Pool Balance, one of the parcels of land included in the Mortgaged Property consists of a single condominium unit that comprises a single 18,540 square foot building out of a total of 1,697,623 square feet at the Mortgaged Property. Such condominium unit represents one unit in a 20-unit horizontal land condominium, of which five units (41.53% of the condominium) have been conveyed to third parties. The borrower sponsor currently controls the condominium board. However, upon a sale of 75% or more of the units, the co-owners that are not related to the borrower sponsor will have the right to elect all directors; provided that the borrower sponsor will have the right to designate one director so long as it owns at least 10% of the units.

Even if the borrower or its designated board members, either through control of the appointment and voting of sufficient members of the condominium board or by virtue of other provisions in the condominium documents, have consent rights over actions by the condominium associations or owners, we cannot assure you that the condominium board will not take actions that would materially adversely affect the borrower’s unit(s). See “Risk Factors—Lending on Condominium Units Creates Risks for Lenders That Are Not Present When Lending on Non-Condominiums” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Leasehold Interests

For purposes of this prospectus, an encumbered interest will be characterized as a “fee interest” and not a leasehold interest if (i) the borrower has a fee interest in all or substantially all of the Mortgaged Property (provided, that if the borrower has a leasehold interest in any portion of the Mortgaged Property, and the fee interest in such portion is not also encumbered, then such portion is not, individually or in the aggregate, material to the use or operation of the Mortgaged Property), or (ii) the Mortgage Loan is secured by the borrower’s leasehold interest in the Mortgaged Property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related Mortgaged Property.

One (1) Mortgaged Property, identified on Annex A to this prospectus as Pack Square, securing approximately 2.1% of the Initial Pool Balance, is subject to a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on (x) one or more leasehold interests in a material portion of the related Mortgaged Property and (y) one or more fee interests in the remaining portion of the related Mortgaged Property.

Seven (7) Mortgaged Properties, identified on Annex A to this prospectus as Olympic Tower, Residence Inn Long Beach, Best Western Plus Marina Gateway, Presidio Office, 1322 3rd Street Promenade, Hampton Inn Greenwood and Hilton Garden Inn Edison Raritan Center, securing approximately 6.4%, 3.6%, 1.4%, 1.4%, 1.3%, 0.6% and 0.1%, respectively, of the Initial Pool Balance, are each subject to a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on the related borrower’s or borrowers’, as applicable, leasehold interest in the related Mortgaged Property.

In general, unless the related fee interest is also encumbered by the related Mortgage, each of the ground leases has a term that extends at least 20 years beyond the maturity date of the Mortgage Loan (taking into account all freely exercisable extension options) and, except as noted on Annex E-1-B or Annex E-2-B, contains customary mortgagee protection provisions, including notice and cure rights and the right to enter into a new lease with the applicable ground lessor in the event a ground lease is rejected or terminated.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Olympic Tower, representing approximately 6.4% of the Initial Pool Balance, the collateral for the related Loan Combination consists of the borrower’s (A) leasehold interest in (i) a commercial condominium unit consisting of approximately 388,170 square feet of office space on floors 3 through 21 and 36,556 square feet of retail space on two sublevel floors and floors 1 and 2, which commercial unit is part of a 52-story Class A mixed-use building (the “Olympic Tower Condominium”) located at 645 Fifth Avenue, New York, New York, (ii) approximately 75,000 square feet of retail space at two adjoining buildings located at 647 and 651 Fifth Avenue, New York, New York and (iii) a seven-story Class A office building located at 10 East 52nd Street, New York, New York and (B) sub-leasehold interest in an approximately 2,211 square feet parcel of land adjacent to the Olympic Tower Condominium. The Olympic Tower is subject to a ground lease (the “Olympic Tower Ground Lease”). The ground lessor under the Olympic Tower Ground Lease (the “Olympic Tower Ground Lessor”) leases a portion of the Mortgaged Property (the “Pochari Parcel”) pursuant to a ground lease (the “Pochari Ground Lease”) with the related ground lessor (the “Pochari Ground Lessor”). Therefore, the borrower is a sublessee under the Olympic Tower Ground Lease with respect to the Pochari Parcel.

Under the Olympic Tower Ground Lease, the Olympic Tower Ground Lessor is not required to enter into a new lease with a leasehold mortgagee in the event that the Olympic Tower Ground Lease is terminated (whether due to the borrower’s bankruptcy, the borrower’s default, or otherwise). Accordingly, the lender could lose its security interest in the Mortgaged Property upon such a termination, including upon a rejection in bankruptcy by the borrower. Further, in the event of concurrent bankruptcy proceedings involving the Olympic Tower Ground Lessor (assuming that it is eligible to become a debtor under the Bankruptcy Code) and the borrower, as ground lessee, the lender may be unable to enforce the bankrupt borrower’s obligation (under the related Mortgage Loan documents), as ground lessee, to refuse to treat a ground lease rejected by a bankrupt ground lessor as terminated. In any such circumstances, the Olympic Tower Ground Lease could be terminated despite the cure rights and other lender protection provisions contained in the Olympic Tower Ground Lease or in the related Mortgage Loan documents. In addition, under the Pochari Ground Lease, the Pochari Ground Lessor is not required to enter into a new lease with a leasehold mortgagee in the event that the Pochari Ground Lease is rejected in a bankruptcy.

To the extent the Olympic Tower Ground Lease or Pochari Ground Lease require that all or any portion of the insurance proceeds be disbursed for restoration of the Mortgaged Property, then such net proceeds may be held and disbursed by the insurance trustee or depositary designated under the Olympic Tower Ground Lease or Pochari Ground Lease. Pursuant to the Olympic Tower Ground Lease, if the Olympic Tower Condominium building is not restored and a partition action is commenced, then the insurance proceeds and partition proceeds allocable to the commercial condominium unit holder are required to be allocated first, to the Olympic Tower Ground Lessor in the amount of $15,000,000 and, second, to the borrower in an amount equal to the lesser of the aggregate outstanding balance of the related Loan Combination and the value of the borrower’s leasehold interest in the commercial condominium unit immediately prior to the partition action. In addition, if the improvements located on the Mortgaged Property demised under the Pochari Ground Lease are not restored, the related insurance proceeds are required to be allocated first, to the Pochari Ground Lessor in the amount of $1,000,000, and any remaining proceeds paid to the ground lessee under the Pochari Ground Lease (which proceeds are deposited with the depositary under the Olympic Tower Ground Lease, and held and disbursed in accordance with the Olympic Tower Ground Lease).

In the event of a condemnation of the Mortgaged Property as to which restoration is not required, condemnation proceeds are required to be applied similarly to the allocation set forth in the above paragraph, provided that the amount of condemnation proceeds required to be allocated to the Olympic Tower Ground Lessor is $20,000,000.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Presidio Office, representing approximately 1.4% of the Initial Pool Balance, the collateral for the Mortgage Loan is a leasehold interest created by a ground lease between the Presidio Trust, a wholly owned corporation of the United States of America, as ground lessor, and the borrower, as ground lessee (the “Presidio Ground Lease”). Ground rent payments due under the Presidio Ground Lease are comprised of: (1) base rent, (2) participation rent and (3) a service district charge. Base rent is equal to an 8% annual return on 30% of the fair market value of the fee interest (determined by an independent appraiser, and which must be redetermined in July 2021 and every ten years thereafter), subject to adjustment every five years by the greater of (x) 10% or (y) the growth of the Consumer Price Index (“CPI”) during such period and capped at 22%. Participation rent equals 20% of the gross annual sublease revenue in excess of a threshold, subject to the same percentage adjustment as base rent. The service district charge, which is levied in lieu of state and local property taxes, is subject to annual adjustment and equals one-twelfth of the ground lessee’s pro-rated share of the charge but not less than $14,828.83. According to a ground lessor estoppel, current base rent is $30,282.64 per month, participation rent is $7,619.11 per month and the service district charge as of June 6, 2017 was $25,787.53 per month. In underwriting the Mortgage Loan, the originator estimated a monthly base rent increase to $68,840 in July 2021, assumed that no participation rent would be payable after July 2021, underwrote a 3% increase in the service district charge payments based on the trailing twelve months, and underwrote the 10% minimum CPI adjustment to base rent in July 2026.

The Presidio Ground Lease provides that all leasing is subject to the ground lessor’s approval, not to be unreasonably withheld if certain specified conditions are met.

Under the Presidio Ground Lease, the ground lessor’s permission, not to be unreasonably withheld, is required with respect to the terms of any mortgage loan secured by the leasehold estate. In addition, any mortgage loan must be in an amount equal to or less than the greater of (x) 75% of the then fair market value of the leasehold estate and (y) $13,000,000. The ground lessor has consented to the Mortgage Loan.

Upon a foreclosure or other assignment of the Presidio Ground Lease to the holder of the Mortgage Loan, the Presidio Ground Lease is not further assignable without the consent of the ground lessor (not to be unreasonably withheld) unless the assignee is a “Qualified Assignee” (a person or entity that is a United States or Canadian domiciled person), and with respect to which the ground lessor has received evidence that the proposed transferee satisfies certain experience and reputational conditions and has a reasonable financial condition in relation to the obligations to be assumed (the Presidio Ground Lease provides that a person or entity with a net worth of at least $10,000,000 is required to be deemed reasonable for these purposes).

The Presidio Ground Lease provides for a 30-business day deemed consent requirement (i.e., any failure of the lender to disapprove an amendment, modification, cancellation or termination to the ground lease will result in such amendment, modification, cancellation or termination being deemed to have been approved by the lender).

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Best Western Plus Marina Gateway, representing approximately 1.4% of the Initial Pool Balance, the collateral for the Mortgage Loan is a leasehold interest pursuant to a ground lease between the borrower and Marina Gateway Development Company, LLC, a California limited liability company that is an affiliate of the Sycuan Tribal Development Corporation, a corporation chartered under the Sycuan Band of the Kumeyaay Nation. The ground lessor has expressly waived its sovereign immunity and Tribal court jurisdiction in both the ground lease and a ground lessor estoppel, which will apply to the lender’s successors and assigns. In addition, the ground lessor has covenanted in a recorded document in favor of the Community Development Corporation of National City that the Mortgaged Property shall not be taken into trust as tribal land prior to July 2040, unless a vote is taken to do so at a regularly scheduled municipal election of National City. However, the covenant is not enforceable by the borrower or the lender. If the United States Congress were to convert the land to tribal land via legislative action, the mortgage would remain in place, but may become subject to tribal laws.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Hampton Inn Greenwood, representing approximately 0.6% of the Initial Pool Balance, the collateral for the Mortgage Loan is a leasehold interest pursuant to a ground lease that expires on March 31, 2036, which is only 19 years beyond the stated maturity of the Mortgage Loan, with one remaining ten year extension option. The lender does not have the right to exercise the extension option. In addition, the ground lessor’s consent is required in connection with any assignment of the ground lease following the assignment to the lender, which consent is required not to be unreasonably withheld if the new ground lessee is “financially qualified.” Notice of any default under the ground lease is required to be given to the lender; however, the ground lease does not provide that no notice of default or termination is effective against the lender unless such notice is given to the lender. The ground lessor is not required to waive any defaults that are not susceptible to being cured.

See “Risk Factors—Lending on Ground Leases Creates Risks for Lenders That Are Not Present When Lending on a Fee Ownership Interest in a Real Property”. See also Sponsor representations and warranties set forth in paragraph (34) (Ground Leases) on Annex E-1-A and paragraph (34) (Ground Leases) on Annex E-2-A to this prospectus and any related exceptions on Annex E-1-B and Annex E-2-B, respectively, to this prospectus (subject to the limitations and qualifications set forth in the preambles to Annex E-1-A and Annex E-2-A to this prospectus).

Condemnations

There may be Mortgaged Properties securing Mortgage Loans as to which there have been or are currently condemnations, takings and/or grant of easements affecting portions of such Mortgaged Properties, or property adjacent to such Mortgaged Properties, which, in general, would not and do not materially affect the use, value or operation of such Mortgaged Property.

Delinquency Information

As of the Cut-off Date, none of the Mortgage Loans will be 30 days or more delinquent and none of the Mortgage Loans have been 30 days or more delinquent since origination. A Mortgage Loan will be treated as 30 days delinquent if the scheduled payment for a due date is not received from the related borrower by the immediately following due date.

Environmental Considerations

An environmental report was prepared for each Mortgaged Property securing a Mortgage Loan no more than 12 months prior to the Cut-off Date. See Annex A to this prospectus for the date of the environmental report for each Mortgaged Property. The environmental reports were generally prepared pursuant to the American Society for Testing and Materials standard for a “Phase I” environmental site assessment (each, an “ESA”). In addition to the Phase I standards, some of the environmental reports will include additional research, such as limited sampling for asbestos containing material, lead based paint, radon or water damage with limited areas of potential or identified mold, depending upon the property use and/or age. Additionally, as needed pursuant to American Society for Testing and Materials standards, supplemental “Phase II” site investigations have been completed for some Mortgaged Properties to further evaluate certain environmental issues, including certain recognized environmental conditions (each, a “REC”). A Phase II investigation generally consists of sampling and/or testing.

The environmental reports may have revealed material adverse conditions or circumstances at a Mortgaged Property:

●	that were remediated or abated before the origination date of the related Mortgage Loan or are anticipated to be remediated or abated before the Closing Date;

●	for which an operations and maintenance plan, abatement as part of routine maintenance or periodic monitoring of the Mortgaged Property or nearby properties will be in place or recommended;

●	for which an escrow, guaranty or letter of credit for the remediation will have been established pursuant to the terms of the related Mortgage Loan;

●	for which an environmental insurance policy will have been obtained from a third party insurer;

●	for which the principal of the borrower or another financially responsible party will have provided an indemnity or will have been required to take, or will be liable for the failure to take, such actions, if any, with respect to such matters as will have been required by the applicable governmental authority or recommended by the environmental reports;

●	for which such conditions or circumstances will have been investigated further and the environmental consultant has recommended no further action or remediation;

●	as to which the borrower or other responsible party has obtained, or will be required to obtain post-closing, a “no further action” letter or other evidence that governmental authorities would not be requiring further action or remediation;

●	that would not require substantial cleanup, remedial action or other extraordinary response under environmental laws; or

●	for which the related borrower has obtained or sought to obtain or agreed to seek a “case closed” or similar status for the issue from the applicable governmental agency.

It was not uncommon for the environmental testing to reveal the presence of asbestos containing materials, lead based paint, mold and/or radon at any Mortgaged Property. Where these substances were present, the environmental consultant generally recommended, and the borrower was generally required to establish an operations and maintenance plan to address the issue or, in some cases involving asbestos containing materials and lead based paint, an abatement or removal program.

Other identified conditions could, for example, include leaks from surface level storage tanks, underground storage tanks (each, a “UST”), leaking underground storage tanks (each, a “LUST”), onsite dry cleaning facilities, gas stations, and on site spills. In such cases, corrective action, as required by the regulatory agencies, has been or is currently being undertaken and, in some cases, the related borrowers have made deposits into environmental reserve accounts. However, we cannot assure you that any environmental indemnity, insurance, letter of credit, guaranty or reserve amounts will be sufficient to remediate the environmental conditions or that all environmental conditions have been identified or that operations and maintenance plans will be put in place and/or followed.

Problems associated with mold may pose risks to the real property and may also be the basis for personal injury claims against a borrower. Although the Mortgaged Properties will be required to be inspected periodically, there is no set of generally accepted standards for the assessment of mold currently in place. If left unchecked, the growth of mold could result in the interruption of cash flow, litigation and remediation expenses which could adversely impact collections from a Mortgaged Property.

It is possible that the environmental reports and/or Phase II sampling did not reveal all environmental liabilities, or that there are material environmental liabilities of which we are not aware. Also, the environmental condition of the Mortgaged Properties in the future could be affected by the activities of tenants and occupants or by third parties unrelated to the borrowers. For further general discussion of the environmental matters that may affect the Mortgaged Properties, see “Risk Factors—Environmental Liabilities Will Adversely Affect the Value and

Operation of the Contaminated Property and May Deter a Lender from Foreclosing” and “Certain Legal Aspects of the Mortgage Loans—Environmental Considerations”.

With respect to the Mortgaged Properties identified on Annex A to this prospectus as Hampton Inn Morehead and Hampton Inn Carlisle (both of which are part of the Starwood Capital Group Hotel Portfolio), securing approximately 0.1% and 0.1%, respectively, of the Initial Pool Balance, the ESAs obtained at origination concluded that the Mortgaged Properties have RECs related to the former presence of underground storage tanks at such Mortgaged Properties. With respect to the Hampton Inn Morehead Mortgaged Property, the ESA recommended that a ground penetrating radar survey and/or magnetometer survey be conducted to determine whether any underground storage tanks associated with the former presence of a gasoline service station remain at the Mortgaged Property, and that the borrower conduct a limited subsurface investigation to characterize any impacts to soil and/or groundwater. The ESA provided an estimated cost of $12,000–$17,000 in connection with such recommendations. With respect to the Hampton Inn Carlisle Mortgaged Property, the ESA recommended that a file review be conducted at the applicable state agency in order to determine the current status of a leaking underground storage tank case associated with the Mortgaged Property due to the former presence of a gasoline service station at the Mortgaged Property. The ESA provided an estimated cost of $1,000 to conduct the review. At origination, in lieu of establishing a reserve to fund the recommended investigation, the borrowers were required to obtain an environmental insurance policy against claims for pollution and remediation in connection with the RECs at the related Mortgaged Properties. The policy has individual and aggregate claim limits of $1,000,000 and a $25,000 deductible. The current policy has an expiration date of May 24, 2030. The policy was prepaid at origination of the related Loan Combination and was provided by Great American E&S Insurance Company, which is rated “A+” by S&P.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Midlink Business Park, representing approximately 4.0% of the Initial Pool Balance, the ESA conducted at origination identified a REC relating to historical General Motors plant industrial activities at the Mortgaged Property from 1964 to 1999, which resulted in identified soil and groundwater contamination which is subject to an ongoing Resource Conservation and Recovery Act (“RCRA”) compliance investigation. The concentrations of contaminants reported in the soil and groundwater exceeded residential use criteria but were below industrial use criteria. A deed restriction was placed on the Mortgaged Property prohibiting the consumption of groundwater and restricting Mortgaged Property use to industrial and specified categories of commercial activities. A 2017 RCRA hydrogeological investigation report recommended additional investigation, including the installation and sampling of additional down-gradient monitoring wells to further assess potential onsite and offsite exposure pathways. The ESA recommended continuing to monitor the ongoing RCRA compliance investigation and modification of a due care plan as necessary. The borrower sponsor’s environmental consultant estimated the anticipated cost of RCRA corrective actions to be approximately $185,000 over the next three years until the RCRA matter is fully resolved. The lender’s environmental consultant determined such estimate was reasonable, but also provided a “reasonable worst case scenario” estimate of $1,500,000. No environmental reserve was provided at loan closing. The borrower purchased a 13-year premises environmental liability insurance policy from Great American E & S Insurance Company (rated “A+” by S&P) in favor of the lender with an aggregate and per incident limit of $3,000,000, a self-insured retention of $50,000 per incident and a thirteen year term expiring June 14, 2030.

In addition, with respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Midlink Business Park, representing approximately 4.0% of the Initial Pool Balance, the ESA identified a controlled recognized environmental condition (“CREC”) relating to the contamination of concrete floors in the basement of the East Building at the Mortgaged Property with polychlorinated biphenyls (“PCBs”). Access to the impacted areas is controlled by a permit process. The Mortgaged Property received approval from the United States Environmental Protection Agency for the risk-based disposal request for PCB Remediation Waste. The approval letter outlines steps to be taken for disposal of PCB contaminated waste if future construction or demolition activities take place in the East Building basement, The ESA recommended continued compliance with the related due care plan and risk based disposal request for PCBs.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Best Western Plus Marina Gateway, representing approximately 1.4% of the Initial Pool Balance, the ESA obtained in connection with the origination identified a CREC at the Mortgaged Property based on the environmental consultant’s review of fire insurance maps dated between 1911 and 1961, which showed historic improvements and operations at the Mortgaged Property included an oil storage house and a machine shop associated with a railroad, two meat packing plants and a plating works. The CREC was also based on the environmental consultant’s review of a database finding several listings on and adjoining the Mortgaged Property, including, but not limited to, listings on the Regional Water Quality Control Board’s Spills, Leaks, Investigation & Cleanup database, the San Diego County Site Assessment & Mitigation database, the Underground Storage Tank database, the Leaking Underground Storage Tank database, the Resource Conversation and Recovery Act database of Small Quantity Generators, the Department of Toxic Substances Control’s EnviroStor database and the Solid Waste Facilities/Landfill Sites database. The ESA concludes that an environmental restriction recorded by San Diego County in 2007 applies to the Mortgaged Property. Such restriction relates to an asphalt cap overlying contaminated fill and prohibits any modification to the cap or disturbance of the soil underlying the cap. The restriction also prohibits the use of the site for residential purposes, a hospital, a school for persons under the age of 21 and a day care center for children.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Elston & Webster Building, representing approximately 1.4% of the Initial Pool Balance, the ESA obtained in connection with origination identified a CREC at the Mortgaged Property relating to 20 former leaking underground storage tanks. The tanks were removed in 2001 and reported as containing heating oil, hydraulic oil, lubricating oil, gasoline and used oil. A “no further remediation letter” issued by the Illinois Environmental Protection Agency (“Illinois EPA”) in 2005 contains several land use restrictions including industrial/commercial zoning, a construction worker safety plan for any future excavation or construction activities within the contaminated soils, an engineered barrier consisting of the concrete basement, foundations of both existing buildings, and the concrete and asphalt surfaces between the buildings, and the continuation of a groundwater use ordinance prohibiting the installation or use of potable water supply wells. The ESA recommended that, prior to any excavation or other intrusive activities at the Mortgaged Property, a worker health and safety plan should be developed and implemented in accordance with Illinois EPA requirements. In addition, the ESA observed one groundwater monitoring well at the Mortgaged Property related to the CREC, which it recommended be sealed and identified a de minimis condition. The Mortgage Loan documents require the borrower to seal the well within 12 months of the origination of the Mortgage Loan.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Doraville Plaza, representing approximately 1.6% of the Initial Pool Balance, the related ESA identifies as a REC (1) impacts to soil and groundwater associated with an historic on-site dry cleaner and (2) impacts to the northern portion of the Mortgaged Property originating from an off-site, adjoining BP/Amoco bulk petroleum storage terminal.  The ESA also identified a data gap associated with an historic 500-gallon used oil underground storage tank (UST) taken out of service in 1988, but for which closure documentation was not identified. In relation to the identified impacts associated with historic, on-site dry cleaning operations, the Mortgaged Property was accepted into the Georgia Brownfield Program in 2014.  As part of the Georgia Brownfield Program, a conditional Limitation of Liability (LoL) was provided by the Georgia Environmental Protection Division (EPD) to Doraville Plaza LLC, who was the prospective purchaser at that time, limiting the prospective purchaser’s potential liability in relation to identified impacts so long as the planned investigation and remediation was implemented and that certification of compliance of soil and groundwater with applicable standards was achieved in a timely manner.  Further investigations ultimately demonstrated that a release exceeding a reportable quantity had not been exceeded in groundwater.  Soil excavation and remediation was conducted to address soil impacts above applicable standards.  In February 2017, a compliance status report was prepared for the Mortgaged Property, which certified compliance with the applicable soil standards.  The Mortgaged Property is currently awaiting EPD’s approval of the compliance status report and the applicable standard certification.  The ESA consultant has estimated a cost of $116,500 - $150,000 to address any remaining matters associated with receipt of the final LoL from EPD, as well as to investigate and address the data gap associated with the historic UST at the Mortgaged Property, which was taken out of service in December 1988, but for which no closure documentation could be located.  An environmental escrow was funded by the seller in the amount of $174,000, which represents approximately 150% of the low end range of the engineer’s $116,500 cost estimate. The reserve is held by the title company and was collaterally assigned to the Lender at closing. The escrow agreement requires that the seller complete the work and the process of getting the property accepted into the Georgia Brownfield Program. The second REC identified in the ESA is associated with releases of petroleum hydrocarbons originating from the adjoining BP/Amoco terminal.  Impacts from these releases have been detected in monitoring wells located on the northern portion of the Mortgaged Property.  A preliminary evaluation by the ESA consultant of the potential for vapor intrusion into the Mortgaged Property’s northernmost building as a result of the off-site impacts did not identify any unacceptable risk to human health.  Given that no unacceptable vapor intrusion risks were identified and that a responsible party, unrelated to the borrower, has been identified in relation to the releases, the ESA consultant determined that no further action was necessary in relation to this off-site REC. Environmental insurance has been purchased for the Mortgaged Property to mitigate the historic, present, and future use of the Mortgaged Property.  The policy was issued by Beazley ECLIPSE with Citi Real Estate Funding, Inc., as the named insured.  The Policy includes a $3,000,000 limit of liability per claim and in the aggregate with a $25,000 deductible.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as General Motors Building, representing approximately 10.7% of the Initial Pool Balance, no environmental indemnity was provided by the related guarantor, and the related borrower obtained environmental insurance at the related Mortgaged Property. The Mortgaged Property is covered against certain environmental matters by a pollution legal liability-type environmental insurance policy issued by Chartis Specialty Insurance Company (a member company of American International Group Inc.) with limits of $20,000,000 per incident and $40,000,000 in the aggregate, subject to a $50,000 deductible. American International Group Inc. has an S&P rating of “BBB+”. The policy period ends September 15, 2018. Upon expiration of the existing policy, the Mortgage Loan documents require the borrower to provide a replacement policy, issued by an insurer having an minimum A.M. Best’s rating of “A-/VIII” that is maintained and renewed annually with a combined single limit of $5 million and a deductible no greater than $100,000.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as 501 Riverside Avenue, representing approximately 3.4% of the Initial Pool Balance, no environmental indemnity was provided by the related guarantor, and the related borrower obtained environmental insurance at the related Mortgaged Property. The Mortgaged Property is covered against certain environmental matters by an environmental insurance policy issued by Beazley USA, Inc. with limits of $3,000,000 per incident and $3,000,000 in the aggregate, subject to a $25,000 deductible. Beazley USA, Inc. has an S&P rating of “A+”. The policy term is 10 years, 30 days, with a 3-year extended reporting period. The Mortgage Loan documents require the related borrower to maintain environmental insurance with coverages, deductibles, amounts, and other terms and conditions consistent with the environmental insurance in place at origination of the Mortgage Loan.

Litigation and Other Legal Considerations

Certain risks relating to litigation or other legal proceedings regarding the Mortgaged Properties or the borrowers are described in “Risk Factors—Litigation and Other Legal Proceedings May Adversely Affect a Borrower’s Ability to Repay Its Mortgage Loan”. There may be material pending or threatened litigation or other legal proceedings against the borrowers, their sponsors and managers of the Mortgaged Properties and their respective affiliates. Below are descriptions of certain material current or threatened litigation matters or other legal proceedings relating to certain Mortgage Loans:

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as 3925 Brookside Parkway, representing approximately 1.2% of the Initial Pool Balance, the related sponsor (also the owner of 100% of the related borrower and the non-recourse carveout guarantor) is AmTrust Financial Services, Inc. (“AmTrust”). AmTrust is also the sole tenant at the related Mortgaged Property, occupying approximately 77.7% of the net rentable square footage. On February 27, 2017, AmTrust announced that it had identified material weaknesses in its internal control over financial reporting that existed as of December 31, 2016, stating that it was specifically related to ineffective assessment of the risks associated with the financial reporting and an insufficient complement of corporate accounting and corporate financial reporting resources within the organization. On March 16, 2017, AmTrust disclosed that the audit committee of its board of directors, in consultation with AmTrust management and AmTrust’s current and former independent registered public accounting firms, concluded that AmTrust’s previously issued Consolidated Financial Statements for fiscal years 2015 and 2014, along with each of the four quarters included in fiscal year 2015 as well as the first three quarters of fiscal year 2016, needed to be restated.

Accordingly, on April 4, 2017, AmTrust filed its Annual Report on Form 10-K for the year ended December 31, 2016 (the “AmTrust Annual Report”) which included restated audited results as of and for the years ended December 31, 2015 and 2014, as well as restated unaudited quarterly financial data for fiscal year 2015 and the first three quarters of 2016. According to AmTrust, the restatements primarily involved the timing of recognition of revenue in AmTrust’s service and fee business, and the total impact of the restatements to net income attributable to common stockholders in 2014 and 2015 was a decline of 7.2% and 11.2%, respectively. On April 11, 2017, The Wall Street Journal reported that the U.S. Securities and Exchange Commission and the Federal Bureau of Investigation were conducting parallel investigations of AmTrust, focused on AmTrust’s accounting practices, and that the New York Department of Financial Services was conducting a special examination of AmTrust’s New

York unit. In a press release responding to those reports, AmTrust denied that any investigation was being conducted.

According to the AmTrust Annual Report, AmTrust and certain of its officers are defendants in related putative securities class action lawsuits filed in February and March of 2017 in the United States District Courts for the Central District of California and the Southern District of New York. Plaintiffs in the lawsuits purport to represent a class of AmTrust stockholders who purchased shares between March 2015 and March 2017. Per the AmTrust Annual Report, the complaints assert claims under Sections 10(b) and 20(a) of the Securities Exchange Act of 1934, as amended, and the plaintiffs seek damages in an unspecified amount, attorney’s fees and other relief. AmTrust stated in the AmTrust Annual Report that it could not reasonably estimate the potential range of loss, if any.

In addition, on April 7, 2015, one of AmTrust’s stockholders filed a derivative action in the Court of Chancery of the State of Delaware against AmTrust, as nominal defendant, and against AmTrust’s board of directors and, among other defendants, ACP Re, Ltd. (“ACP Re”). On November 3, 2015, the stockholder amended its complaint to add National General Holdings Corp. (“NGHC”) as a defendant. The amended complaint alleges that certain individuals and trusts for such individuals or their family members directly or indirectly owned interests in and controlled AmTrust, ACP Re and NGHC (the “Founding Family”). According to the AmTrust Annual Report, the stockholder’s claims allege breaches of the duties of loyalty and care on the part of AmTrust’s directors and majority shareholders related to AmTrust’s transactions involving Tower Group International, Ltd. (“Tower”). The amended complaint alleges that Tower was initially contemplated to be acquired by AmTrust and that the Founding Family caused AmTrust to withdraw its bid, caused ACP Re to acquire Tower, caused NGHC to acquire certain assets of Tower, and caused AmTrust to enter into loans and other transactions with ACP Re in connection with the Tower transactions. The claim against NGHC and ACP Re is for unjust enrichment. The amended complaint seeks damages, disgorgement and reform of AmTrust’s governance practices. AmTrust stated in the AmTrust Annual Report that it could not reasonably estimate the potential range of loss, if any.

Following the filing of the AmTrust Annual Report, additional lawsuits may have been filed in connection with the matters described above. We cannot assure you that additional lawsuits will not be filed and additional governmental investigations will not be commenced in the future. We cannot assure you that any existing or additional lawsuits or investigations will not have an adverse effect on AmTrust’s ability to conduct its business or perform its obligations under the related guaranty or under its lease of the Mortgaged Property.

The related borrower and AmTrust self-reported to the lender that certain financial statements delivered to the lender in connection with the origination of the Mortgage Loan did not fairly and accurately present the financial condition and results of operations of AmTrust. As a result certain representations and warranties made to the lender in the Mortgage Loan documents with respect to AmTrust’s financial statements and the books and records were not accurate. The lender has waived any defaults under the Mortgage Loan documents which would specifically arise in connection with such financial statements and books and records at the time of the Mortgage Loan origination. The guarantor has since provided updated financial statements.

We cannot assure you that the above-described litigation matters or any current litigation matters relating to certain Mortgage Loans would not have an adverse effect on, or provide any other indication of the future performance of the obligors or the non-recourse carveout guarantors under, the related Mortgage Loans.

Redevelopment, Expansion and Renovation

Certain of the Mortgaged Properties are properties which are currently undergoing or, in the future, are expected to undergo redevelopment, renovation or expansion or, with respect to hospitality properties, are subject to property improvement plans (“PIPs”) required by the franchisors. Certain risks related to redevelopment, expansion and renovation or the obligation to execute PIPs at a Mortgaged Property are described in “Risk Factors—Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties”.

Below are descriptions of certain of such Mortgaged Properties that are undergoing (or are required or expected to undergo) redevelopment, expansion and/or renovation where the approximate estimated cost thereof is equal to or greater than the lesser of $1,000,000 and 10% of the related Mortgage Loan’s principal balance, and certain of such Mortgaged Properties that are subject to PIPs.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as General Motors Building, representing approximately 10.7% of the Initial Pool Balance, the Mortgaged Property is undergoing renovations to the Apple space and completing other tenant improvements at a budgeted cost of $79,500,000, which are anticipated to be completed by December 31, 2018. See “−Tenants Not Yet in Occupancy or in a Free Rent Period, Leases Under Negotiation and LOIs” below.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Olympic Tower, representing approximately 6.4% of the Initial Pool Balance, the borrower is expected to commence renovations in July 2017 to the lobby of the office tower located at 645 Fifth Avenue, which is included in the Mortgaged Property. The budgeted amount of the lobby renovations is $25,989,597, and a reserve has been funded in such amount for such renovations. The borrower is required under the related Mortgage Loan documents to diligently pursue each portion of the lobby renovations to completion.

With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this prospectus as AHIP Northeast Portfolio IV, representing approximately 6.1% of the Initial Pool Balance, the borrower was required to reserve $2,864,145 at origination for franchisor required PIPs to the Mortgaged Properties, with projected completion dates in 2019.

With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this prospectus as Starwood Capital Group Hotel Portfolio, representing approximately 4.3% of the Initial Pool Balance, the borrower was required to reserve $5,883,991 at origination for PIPs or renovations required by the related franchise agreements in connection with 12 of the Mortgaged Properties, with remaining completion dates ranging from July 31, 2017 to June 28, 2020.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Embassy Suites Anaheim Orange, representing approximately 3.5% of the Initial Pool Balance, the related sponsor posted a $658,845 letter of credit at origination in connection with a change-of-ownership PIP anticipated to cost approximately $599,000. The PIP includes improvements or renovations with respect to the business center, meeting areas, elevators, common area restrooms, guestroom lighting, bar/restaurant, pool area, roofing, parking lot and landscaping. Anticipated completion dates for different portions of the renovations range from eighteen to thirty-six months following the PIP’s approval in spring 2017.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as IGT Reno, representing approximately 3.2% of the Initial Pool Balance, the sole tenant is expected to perform, at its expense, $2,000,000 in renovations with respect to the cafeteria, roof, and parking lot, which are anticipated to be completed by October 2018.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Hampton Inn Greenwood, representing approximately 0.6% of the Initial Pool Balance, the lender reserved $1,150,295 for a PIP in accordance with brand requirements. The PIP will include renovations to the common areas, guestrooms and exterior and is expected to take place between 2017 and 2019.

We cannot assure you that the above-described renovations and build outs will not temporarily interfere with the use and operation of portions of the related Mortgaged Property and/or make the related Mortgaged Property less attractive to potential guests, patrons, customers and/or tenants. See “Significant Loan Summaries” in Annex B to this prospectus for additional information on the 15 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan).

Default History, Bankruptcy Issues and Other Proceedings

Defaults, Refinancings, Discounted Pay-offs, Foreclosure or REO Property Purchases

One (1) of the Mortgage Loans, representing approximately 1.7% of the Initial Pool Balance, was a refinancing in whole or in part of a loan that was (or a refinancing of a temporary bridge loan that in turn refinanced a loan that was) in default at the time of refinancing or otherwise involved a discounted pay-off or provided acquisition financing for the related borrower’s purchase of the related Mortgaged Property at a foreclosure sale or after becoming REO, as described below:

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as 5 Points Center, representing approximately 1.7% of the Initial Pool Balance, such Mortgage Loan refinanced a prior securitized mortgage loan which matured in May 2017, and was therefore in maturity default at the time of refinancing. A 30-day forbearance agreement was entered into with respect to the prior mortgage loan, which was repaid in full at the time the current Mortgage Loan was made.

Borrowers, Principals or Affiliated Entities Were Parties to Defaults, Bankruptcy Proceedings, Criminal Proceedings, Foreclosure Proceedings, Deed-In-Lieu of Foreclosure Transactions and/or Mortgage Loan Workouts

Certain of the borrowers, principals of the borrowers and other entities affiliated with such principals are or previously have been parties to loan defaults, bankruptcy proceedings, criminal proceedings, foreclosure proceedings, deed-in-lieu of foreclosure transactions and/or mortgage loan workouts (which may have included a discounted payoff), in addition to any bankruptcy-related litigation issues discussed above in “—Litigation and Other Legal Considerations”, which in some cases may have involved a Mortgaged Property that secures a Mortgage Loan to be included in the Issuing Entity.

While we are not aware of any of the aforementioned material defaults, proceedings, transactions and/or mortgage loan workouts that have occurred within the last 15 years with respect to the 15 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan, and considering any related Mortgage Loans under common borrower sponsorship as a single Mortgage Loan) within the last 15 years, there are likely material defaults, bankruptcy proceedings, foreclosure proceedings, deed-in-lieu of foreclosure transactions and/or mortgage loan workouts involving certain of the borrowers, principals of the borrowers and other entities under the control of such principals that have (i) occurred prior to the last 15 years, (ii) occurred during the last 15 years with respect to Mortgage Loans that are not among the 15 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan, and considering any related Mortgage Loans under common borrower sponsorship), or (iii) otherwise occurred at any time (including with respect to the 15 largest Mortgage Loans) and of which we are not aware.

We cannot assure you that there are no other defaults, bankruptcy proceedings, foreclosure proceedings, deed-in-lieu of foreclosure transactions and/or mortgage loan workout matters that involved one or more Mortgage Loans or Mortgaged Properties, and/or a guarantor, borrower, borrower sponsor or other party to a Mortgage Loan.

Certain risks relating to bankruptcy proceedings are described in “Risk Factors—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans”.

Tenant Issues

Tenant Concentrations

Mortgaged properties that are owner-occupied or leased to a single tenant, or a tenant that makes up a significant portion of the rental income, also are more susceptible to interruptions of cash flow if that tenant’s business operations are negatively impacted, if that tenant defaults or if that tenant fails to renew its lease. This is so because:

●	the financial effect of the absence of rental income may be severe;

●	more time may be required to re-lease the space; and

●	substantial capital costs may be incurred to make the space appropriate for replacement tenants.

See Annex A to this prospectus for tenant lease expiration dates for the 5 largest tenants (based on net rentable square footage) at each mixed use, office, retail and industrial Mortgaged Property.

The Mortgaged Properties have single tenants as set forth below:

●	Ten (10) of the Mortgaged Properties, securing, in whole or in part, eight (8) Mortgage Loans, collectively representing approximately 8.9% of the Initial Pool Balance, are each leased to a single tenant.

●	No Mortgaged Property leased to a single tenant secures a Mortgage Loan representing more than approximately 3.2% of the Initial Pool Balance.

With respect to certain of these Mortgaged Properties that are leased to a single tenant, the related leases may expire prior to, or soon after, the maturity dates of the Mortgage Loans or the related tenant may have the right to terminate its lease prior to the maturity date of the Mortgage Loan. If the current tenant does not renew its lease on comparable economic terms to the expired lease, if a single tenant terminates its lease or if a suitable replacement tenant does not enter into a new lease on similar economic terms, there could be a negative impact on the payments on the related Mortgage Loans.

Identified in the table below are certain tenants that are among the 5 largest tenants (based on net rentable square footage) at each of 2 or more Mortgaged Properties that collectively secure 2.0% or more of the Initial Pool Balance:

Name of Tenant	Number of Mortgaged Properties	Aggregate approx. % of Initial Pool Balance (1)
Dollar Tree	2	2.7%

(1) Refers to the percentage of the Initial Pool Balance represented by the related Mortgage Loan(s).

In the event of a default by any of the foregoing tenants, if the related lease expires prior to the Mortgage Loan maturity date and the related tenant fails to renew its lease or if such tenant exercises an early termination option, there would likely be an interruption of rental payments under the related leases. In certain cases where the tenant owns the improvements to the Mortgaged Property, the related borrower may be required to purchase such improvements in connection with the exercise of its remedies.

Lease Expirations and Terminations

Lease Expirations

See Annex A to this prospectus for tenant lease expiration dates for the 5 largest tenants (based on net rentable area leased) at each mixed use, office, retail and industrial Mortgaged Property. Even if none of the 5 largest tenants at a particular Mortgaged Property have leases that expire before, or shortly after, the maturity of the related Mortgage Loan, (i) some of the Mortgaged Properties have significant leases (not related to the 5 largest tenants) or a significant concentration of leases that expire before, or shortly after, the maturity of the related Mortgage Loan, and (ii) there may be a significant percentage of leases at a particular Mortgaged Property that expire in a single calendar year, a rolling 12-month period or prior to, or shortly after, the maturity of a Mortgage Loan. Identified below are certain lease expirations or concentrations of lease expirations with respect to the mixed use, office, retail and industrial Mortgaged Properties:

●	In certain cases, the lease of a single tenant, anchor tenant or one of the 5 largest tenants at a Mortgaged Property expires prior to the maturity date (or, in the case of an ARD Loan, the Anticipated Repayment Date) of the related Mortgage Loan, as set forth on Annex A to this prospectus. Set forth in the table below are examples of Mortgaged Properties as to which a single tenant, anchor tenant or largest tenant representing greater than 50% of the net rentable square footage occupies its space at the Mortgaged Property under a lease that expires prior to, or within 12 months after, the maturity date (or, in the case of an ARD Loan, the Anticipated Repayment Date) of the related Mortgage Loan.

Mortgaged Property Name	Approx. % of Initial Pool Balance	Name of Tenant	Percentage of Net Rentable Square Footage Expiring(1)	Date of Lease Expiration	Maturity Date
FedEx Freight Zion	1.4%	FedEx Freight East, Inc.	100.0%	1/4/2027	7/6/2027
1322 3rd Street Promenade	1.3%	Verizon Wireless	73.7%	11/30/2023	4/6/2026
Market Creek Plaza	1.2%	Food 4 Less	73.9%	2/8/2022	6/6/2027
Rita Ranch I	0.8%	Safeway	68.0%	3/2/2024	6/6/2027
Chicago Mattress Firm	0.1%	Mattress Firm	100.0%	2/28/2025	7/6/2027

(1)	Calculated based on a percentage of net rentable square footage of the related Mortgaged Property.

●	With respect to the Mortgaged Properties identified in the table below, tenant leases representing in the aggregate greater than 50% of the net rentable square footage at the related Mortgaged Property (excluding Mortgaged Properties leased to a single tenant or largest tenant representing greater than 50% of the net rentable square footage) expire in a single calendar year that is prior to, or in the same year as, the year in which the maturity date (or, in the case of an ARD Loan, the Anticipated Repayment Date) of the related Mortgage Loan occurs.

Mortgaged Property Name	Approx. % of Initial Pool Balance	Approximate Aggregate Percentage of Leases Expiring(1)	Calendar Year of Expiration	Maturity Date

Forum at the Soncy	1.4%	55.7%	2018	6/6/2027
Presidio Office	1.4%	59.5%	2018	6/6/2027
Boatyard Shopping Center	1.0%	51.4%	2021	6/1/2027

(1)	Calculated based on a percentage of net rentable square footage of the related Mortgaged Property.

●	There may be other Mortgaged Properties as to which leases representing at least 50% or greater of the net rentable square footage at the related Mortgaged Property expire over two or more calendar years prior to maturity of the related Mortgage Loan, which may be consecutive calendar years.

●	Further, with respect to certain other Mortgaged Properties, there are leases that represent in the aggregate a material portion (but less than 50%) of the net rentable square footage at the related Mortgaged Property that expire in a single calendar year (or several calendar years) prior to, or shortly after, the maturity of the related Mortgage Loan.

Lease Terminations

Certain Mortgage Loans have material lease early termination options. Leases often give tenants the right to terminate the related lease, abate or reduce the related rent, and/or exercise certain remedies against the related borrower for various reasons or upon various conditions, including

(i) if the borrower for the applicable Mortgaged Property allows uses at the Mortgaged Property in violation of use restrictions in current tenant leases,

(ii) if the borrower or any of its affiliates owns other properties within a certain radius of the Mortgaged Property and allows uses at those properties in violation of use restrictions,

(iii) if the borrower fails to provide a designated number of parking spaces,

(iv) if there is construction at the related Mortgaged Property or an adjacent property (whether or not such adjacent property is owned or controlled by the borrower or any of its affiliates) that may interfere with visibility of, access to or a tenant’s use of the Mortgaged Property or otherwise violate the terms of a tenant’s lease,

(v) upon casualty or condemnation with respect to all or a portion of the Mortgaged Property that renders such Mortgaged Property unsuitable for a tenant’s use or if the borrower fails to rebuild such Mortgaged Property within a certain time,

(vi) if a tenant’s use is not permitted by zoning or applicable law,

(vii) if the tenant is unable to exercise an expansion right,

(viii) if the borrower does not complete certain improvements to the property as contemplated in the lease,

(ix) if the borrower leases space at the Mortgaged Property or within a certain radius of the Mortgaged Property to a competitor,

(x) if the tenant fails to meet certain sales targets or other business objectives for a specified period of time,

(xi) if certain anchor or significant tenants at the subject property go dark or terminate their leases,

(xii) if the landlord violates the tenant’s exclusive use rights for a specified period of time,

(xiii) if the borrower defaults on any other obligations under the lease, or

(xiv) based upon contingencies other than those set forth in this “—Tenant Issues—Lease Expirations and Terminations” section.

We cannot assure you that all or any of the borrowers will comply with their lease covenants or such third parties will act in a manner required to avoid any termination and/or abatement rights of the related tenant.

Identified below are certain material termination rights or situations in which the tenant may no longer occupy its leased space or pay full (or any) rent.

Unilateral Lease Termination Rights

Certain of the tenant leases permit the related tenant to unilaterally terminate its lease (with respect to all or a portion of its leased property) prior to, or shortly after the maturity of the related Mortgage Loan, upon providing notice of such termination within a specified period prior to the termination date. For example, among the 5 largest tenants by net rentable square footage at a Mortgaged Property securing the 15 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan) by aggregate Cut-off Date Balance, or those Mortgaged Properties with a tenant that leases at least 20% of the net rentable square footage at the related Mortgaged Property (in each case excluding government tenants, which are described further below):

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as General Motors Building, representing approximately 10.7% of the Initial Pool Balance, the largest tenant, Weil, Gotshal & Manges, which represents 24.6% of the net rentable square footage, has the right to terminate (a) its 20,791 square feet of below grade storage space, at any time, and (b) either (i) its 38,900 square feet of space on the 22nd floor or (ii) its 39,900 square feet of space on the 32nd floor, on or after August 31, 2022.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Olympic Tower, representing approximately 6.4% of the Initial Pool Balance, the largest tenant, NBA Properties, Inc. (“NBA Properties”), which represents approximately 36.5% of the net rentable square footage at the related Mortgaged Property, has the one-time option, before July 1, 2018, to contract its space by either the entire 20th floor (4.2% of net rentable square footage) or by a portion of the 12th floor (2.7% of net rentable square footage), upon written notice. In addition, NBA Properties has the right to contract its space by either the highest floor leased by it or the lowest floor leased by it on any date that is after January 1, 2026 upon 18 months’ notice and payment of a contraction fee. Further, NBA Properties has the right to surrender the “swing space” leased by it (the entire 11th floor and 5,350 square feet on the 12th floor) (7.2% of the net rentable square footage in the aggregate) at any time upon 180 days’ notice.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as 245 Park Avenue, representing approximately 5.5% of the Initial Pool Balance, the largest tenant, Société Générale, currently subleases approximately 32.6% of the net rentable square footage (based on remeasured square footage) at the Mortgaged Property, and has entered into a direct lease for such square footage with a start date of November 1, 2022. Société Générale has the right to terminate either the highest floor or the highest two full floors that it leases (if such floors are contiguous) under either the related sublease described above or under its direct lease with the borrower, with notice by May 1, 2021.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Midlink Business Park, representing approximately 4.0% of the Initial Pool Balance, the second largest tenant, Landscape Forms, which leases approximately 15.2% of the net rentable square footage, has an ongoing termination option at any time after August 1, 2022 with respect to 165,000 square feet, upon delivery of 180 days prior written notice and payment of a termination fee equal to one half of the remaining rent due under its lease plus the unamortized portion of all tenant improvements and leasing commissions. The fifth largest tenant, W Soule and Company, which leases approximately 4.6% of the net rentable square footage, has the one-time right to terminate its lease as of March 14, 2018, upon written notice given not later than November 14, 2017 and payment of a cancellation fee equal to $66,957.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as 444 Spear, representing approximately 1.8% of the Initial Pool Balance, the largest tenant, Otis Elevator, which leases 30.8% of the net rentable square footage, has the right to terminate its lease effective November 30, 2019 upon twelve months’ notice and payment of a termination fee of $502,516.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as 7 East 96th Street, representing approximately 2.1% of the Initial Pool Balance, the sole tenant, Alpha Plus US LP, has the right to terminate its lease on the tenth anniversary of the commencement date, which occurs in or around June 2027.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as 1322 3rd Street Promenade, representing approximately 1.3% of the Initial Pool Balance, the second largest tenant, Giorgio Armani, which leases 21.0% of the net rentable square footage, has the right to terminate its lease at any time with 90 days’ prior written notice.

For additional examples of tenants that may have termination rights, see “Significant Loan Summaries” in Annex B to this prospectus (for example, see “—Loan # 1: General Motors Building”, regarding termination rights of tenants Apple and Under Armour).

Rights to Terminate Lease or Abate or Reduce Rent Triggered by Failure to Meet Business Objectives or Actions of Other Tenants

Certain of the tenant leases for the Mortgaged Properties permit the related tenant to terminate its lease and/or abate or reduce rent if the tenant fails to meet certain sales targets or other business objectives for a specified period of time. We cannot assure you that all or any of these tenants will meet the sales targets or business objectives required to avoid any termination and/or abatement rights.

Certain of the tenant leases for the Mortgaged Properties may permit affected tenants to terminate their leases and/or abate or reduce rent if another tenant at the subject Mortgaged Property or a tenant at an adjacent or nearby property terminates its lease or goes dark, or if a specified percentage of the Mortgaged Property is unoccupied. For example, taking into account the 5 largest tenants (based on net rentable square footage) at those Mortgaged Properties securing the 15 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan) by aggregate Cut-off Date Balance:

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Town Square Plaza, representing approximately 2.3% of the Initial Pool Balance, the second largest tenant, Michaels, occupying approximately 10.0% of the net rentable square footage at the Mortgaged Property, may pay alternative rent in an amount equal to two percent of gross sales in lieu of minimum rent if either Lowe’s (GL) or PetSmart is not open and continuously operating, and may terminate its lease upon 60 days’ prior written notice if either Lowe’s (GL) or PetSmart is not open and operating for a period of six months. The third largest tenant, PetSmart, occupying approximately 9.3% of the net rentable square footage at the Mortgaged Property, may reduce its rent paid to 50% if either (i) Lowe’s (GL) or (ii) tenants occupying fifty percent or more of the Mortgaged Property, are not open and operating for a period of 120 days, and may terminate its lease upon 90 days’ prior written notice if such condition exists for a period of one year. The fourth largest tenant, Rite-Aid, occupying approximately 6.4% of the net rentable square footage at the Mortgaged Property, may reduce its rent paid to 50% if Lowe’s (GL) ceases to operate for a period of 30 days, and if such condition exists for a period of one year, Rite-Aid may terminate its lease at any time during the eighteen month period following such one year period.

In addition to termination options tied to certain triggers as set forth above that are common with respect to retail properties, certain tenant leases permit the related tenant to terminate its lease without any such triggers.

Certain of the tenant leases permit the related tenant to terminate its lease based upon contingencies other than those set forth above in this “—Tenant Issues—Rights to Terminate Lease or Abate or Reduce Rent Triggered by Failure to Meet Business Objectives or Actions of Other Tenants” subsection.

Rights to Cease Operations (Go Dark) at the Leased Property

Certain of the tenant leases may permit a tenant to go dark at any time. For example, taking into account (i) the 5 largest tenants (based on net rentable square footage) at a Mortgaged Property securing the 15 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan) by aggregate Cut-off Date Balance or (ii) cases where any Mortgaged Property is leased to a single tenant or an anchor tenant that leases more than 50% of the net rentable square footage of the Mortgaged Property who has the option to go dark:

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Town Square Plaza, representing approximately 2.3% of the Initial Pool Balance, the largest tenant, Lowe’s (GL), occupying approximately 62.4% of the net rentable square footage at the Mortgaged Property, has the right to go dark. The borrower does not have the right to terminate the lease if the tenant goes dark. The second largest tenant, Michaels, occupying approximately 10.0% of the net rentable square footage at the Mortgaged Property, has the right to go dark. The borrower does not have the right to terminate the lease if the tenant goes dark. The third largest tenant, PetSmart, occupying approximately 9.3% of the net rentable square footage at the Mortgaged Property, has the right to go dark. If PetSmart ceases to conduct business for 75 consecutive days, the borrower has the right to terminate the lease upon 30 days’ prior written notice. The fourth largest tenant, Rite-Aid, occupying approximately 6.4% of the net rentable square footage at the Mortgaged Property, has the right to go dark. The borrower does not have the right to terminate the lease if Rite-Aid goes dark. The fifth largest tenant, Sleepys, occupying 2.7% of the net rentable square footage at the Mortgaged Property, has the right to go dark. The borrower does not have the right to terminate the lease if Sleepys goes dark.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as FedEx Freight Zion, representing approximately 1.4% of the Initial Pool Balance, the sole tenant, FedEx Freight East, Inc., has the right to cease operations at any time under the FedEx Freight East, Inc. lease. The lease does not provide the borrower a right to terminate if the tenant ceases operations.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as 1322 3rd Street Promenade, representing approximately 1.3% of the Initial Pool Balance, the largest tenant, Verizon Wireless, occupying approximately 73.7% of the net rentable square footage at the Mortgaged Property, has the right to go dark. If the tenant ceases its business operations and the cessation continues for more than 90 consecutive days, the borrower has the right to terminate the lease by giving the tenant 10 days’ prior written notice of such termination.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Rita Ranch I, representing approximately 0.8% of the Initial Pool Balance, the largest tenant, Safeway, occupying approximately 68.0% of the net rentable square footage at the Mortgaged Property, has the right to go dark. If the tenant ceases its business operations and the cessation continues for more than 180 consecutive days, the borrower has the right to terminate the lease during the 60-day period immediately following such 180-day period upon 30 days’ prior written notice of such termination.

●	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this prospectus as Texas and Chicago Retail Portfolio, representing approximately 0.6% of the Initial Pool Balance:

○	With respect to the Mortgaged Property identified on Annex A to this prospectus as Grapevine Legacy Bank, securing approximately 0.2% of the Initial Pool Balance, the sole tenant, Legacy Texas Bank, has the right to cease operations at any time. The lease does not provide the borrower a right to terminate if the tenant ceases operations.

○	With respect to the Mortgaged Property identified on Annex A to this prospectus as Chicago Mattress Firm, securing approximately 0.1% of the Initial Pool Balance, the sole tenant, Mattress Firm, has the right to go dark. If the tenant ceases its business operations and such cessation continues for more than 120 consecutive days, the borrower has the right to terminate the lease upon 60 days’ prior written notice.

○	With respect to the Mortgaged Property identified on Annex A to this prospectus as Irving Sonic, securing approximately 0.1% of the Initial Pool Balance, the sole tenant, Sonic, has the right to cease operations at any time under the Sonic lease. The lease does not provide the borrower a right to terminate if the tenant ceases operations.

There may be other tenant leases, other than those disclosed above, that do not require the related tenant to continue to operate its space at the related Mortgaged Property, and therefore such tenants may also have the option to go dark at any time, but such right to go dark is not expressly provided for under the subject lease.

Termination Rights of Government Sponsored Tenants

Certain of the Mortgaged Properties, as set forth in the table below, may be leased in whole or in part by government sponsored tenants or by tenants with government contracts. Government sponsored tenants frequently have the right to cancel their leases at any time or after a specific time (in some cases after the delivery of notice) or for lack of appropriations. Tenants that are party to a government contract frequently have termination options related to termination or cessation of such government contract. For example, set forth below are certain government sponsored tenants that (i) have leases with the risks described above in this paragraph and (ii) individually represent 5% or more of the base rent at the related Mortgaged Property.  One or more other leases at the related Mortgaged Property representing less than 5% of the base rent at such Mortgaged Property could also have these types of risks.

Mortgaged Property Name	Approx. % of Initial Pool Balance	Tenant	Approx. % of Net Rentable Area	Approx. % of Base Rent
Good Samaritan Medical Center	0.9%	City of San Jose(1)	5.9%	6.6%

(1)	The related tenant may terminate the lease at any time upon 60 days’ notice and is required to pay all unamortized tenant improvement costs and leasing commissions, not to exceed $55,000.

Other Tenant Termination Issues

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as 245 Park Avenue, representing approximately 5.5% of the Initial Pool Balance, the third largest tenant Major League Baseball (which accounts for approximately 12.6% of the net rentable square footage based on remeasured square footage and approximately 21.8% of the underwritten base rent at the Mortgaged Property), executed a lease at another property and has declared its intention to move into such space in 2019 (approximately three years before its lease expiration date in October 2022).

In addition to the tenant termination issues described above, anchor tenants at, and shadow anchor tenants with respect to, certain Mortgaged Properties may close or otherwise become vacant. We cannot assure you that any such anchor tenants would be replaced in a timely manner or without incurring material additional costs to the related borrower and resulting in adverse economic effects.

Rights to Sublease

Certain of the Mortgaged Properties may have tenants that sublet a portion of their space or have provided notice of their intent to sublet out a portion of their space in the future. For example, taking into account (i) the 5 largest tenants (based on net rentable square footage) at those Mortgaged Properties securing the 15 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan) or (ii) cases where 10% or more of the aggregate net rentable area at a Mortgaged Property is sublet:

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as General Motors Building, representing approximately 10.7% of the Initial Pool Balance, the second largest tenant, Aramis, subleases 9,725 square feet to GF Capital Management.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as 245 Park Avenue, representing approximately 5.5% of the Initial Pool Balance, the largest tenant, Société Générale, subleases 36,425 square feet to Brunswick Group, LLC and 36,425 square feet to Mio Partners, Inc., all pursuant to the sublease expiring on October 31, 2032. The second largest tenant, JPMorgan Chase, National Association, subleases 562,347 square feet to Société Générale, 90,556 square feet to Houlihan Lokey Inc., 49,133 square feet to The Nemec Agency, 34,058 square feet to Pierpont Capital Holdings LLC and 15,939 square feet to JLL, LLC, all pursuant to subleases expiring in October 2022. The third largest tenant, Major League Baseball, subleases 37,385 square feet to the National Bank of Australia, 24,840 square feet to Houlihan Lokey Inc. and 10,525 square feet to Anthos USA Inc., all pursuant to subleases expiring in October 2022.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as 501 Riverside Avenue, representing approximately 3.4% of the Initial Pool Balance, the fourth largest tenant, Fisher Tousey Lease & Ball, which leases 13,008 square feet, subleases 3,112 square feet to Onsite Physio pursuant to a sublease which commenced on March 1, 2017 and expires on June 30, 2019.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as 444 Spear, representing approximately 1.8% of the Initial Pool Balance, the fourth largest tenant, IDEO, subleases its entire space (13.2% of the net rentable square footage) from 500Friends, pursuant to a sublease that is co-terminous with the expiration of the sub-lessor’s own lease on June 30, 2018.

Tenants Not Yet in Occupancy or in a Free Rent Period, Leases Under Negotiation and LOIs

Tenants under certain leases included in the Underwritten Net Cash Flow, Underwritten Net Operating Income and/or Occupancy may not be in physical occupancy, may not have commenced paying rent, or may be in the process of negotiating such leases. For example, with respect to single tenant properties, tenants that are one of the 5 largest tenants (based on net rentable square footage) at a Mortgaged Property securing the 15 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan) or tenants in the aggregate representing more than 25% of the net rentable square footage at the Mortgaged Property, certain of such tenants have not taken possession or commenced paying rent or have outstanding rent as set forth below:

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as General Motors Building, representing approximately 10.7% of the Initial Pool Balance, the fourth largest tenant, Apple, will have a 17-month free rent period with respect to 21,907 square feet of its space commencing in August 2017. The foregoing free rent period pertains to part of Apple’s sub-cellar expansion space at the Mortgaged Property, the renovation of which is scheduled to be completed by December 31, 2018. Apple is currently occupying temporary space at the former FAO Schwarz space on the 58th Street side of the Mortgaged Property, while its store undergoes a renovation to expand its space by approximately 34,000 square feet, increasing ceiling heights by lowering the floor approximately five feet and adding storage space and back of house capacity by expanding into formerly dark space located below grade. Apple is obligated to vacate its temporary space by December 31, 2018 and has the right to terminate its entire lease if its expanded regular leased space is not delivered by February 3, 2020, subject to force majeure.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Olympic Tower, representing approximately 6.4% of the Initial Pool Balance, the largest tenant, NBA Properties, Inc., which represents approximately 36.5% of the net rentable square footage at the related Mortgaged Property, is in a free rent period through October 2017 on “swing space” leased by it on the 11th and 12th floors. In addition, the second largest tenant, Richemont North America, Inc. (“Richemont”), which represents approximately 24.1% of the net rentable square footage, is in a free rent period with respect to a single suite of its space through December 2017. At origination, a free rent reserve of $11,843,236 was established to cover the foregoing free rent periods (also including a future free rent period for NBA Properties, Inc. in respect of other portions of its leased space), as well as free rent periods for other tenants.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as 3925 Brookside Parkway, representing approximately 1.2% of the Initial Pool Balance, the lease of the sole tenant, NCR Corporation, expires December 31, 2017. AmTrust Financial Services, Inc., an affiliate of the related borrower, has executed a lease pursuant to which it will, immediately following NCR Corporation’s lease expiration, lease 77.7% of the net rentable square footage at the Mortgaged Property. AmTrust Financial Services, Inc. is not yet in occupancy or paying rent.

In addition, in some cases, tenants at a Mortgaged Property may have signed a letter of intent or notified the related borrower of their intent to continue to lease space at the Mortgaged Property but not executed a lease with respect to the related space. We cannot assure you that any such proposed tenant will sign a lease or lease renewal or take or remain in occupancy at the related Mortgaged Property.

Further, the underwritten occupancy, Underwritten Net Cash Flow and Underwritten Net Operating Income of the Mortgaged Properties may reflect tenants, and rents from tenants, whose lease terms or renewal leases are under negotiation but not yet signed. Certain of the Mortgage Loans may also have tenants who are leasing their spaces on a month-to-month basis and have the right to terminate their leases on a monthly basis.

In these cases we cannot assure you that these tenants will take occupancy, begin paying rent or execute these leases. If these tenants do not take occupancy of the leased space, begin paying rent or execute these leases, it could result in a higher vacancy rate and re-leasing costs that may adversely affect cash flow on the related Mortgage Loan.

For additional examples of tenants that may not have taken possession or commenced paying rent, see “Significant Loan Summaries” in Annex B to this prospectus (for example, see “—Loan # 1: General Motors Building”, regarding tenant Under Armour).

Tenants in Financial Distress or Affiliated with a Parent or Related to a Chain That Is in Financial Distress or Closing Retail Locations

Tenants under certain leases included in the Underwritten Net Cash Flow, Underwritten Net Operating Income and/or Occupancy may be in financial distress, may have filed for bankruptcy or may be part of a chain that is in financial distress as a whole, or the tenant’s parent company may have implemented or expressed an intent to implement a plan to consolidate or reorganize its operations, close a number of stores in the chain, reduce exposure, relocate stores or otherwise reorganize its business to cut costs. In addition, certain anchor tenants or shadow anchor tenants may be in financial distress or may be experiencing adverse business conditions, which could have a negative effect on the operations of certain tenants at the Mortgaged Properties. Furthermore, commercial tenants having multiple leases may experience adverse business conditions that result in their deciding to close under-performing stores.

For example, taking into account the 5 largest tenants (based on net rentable square footage) at the Mortgaged Properties securing the 15 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan) by aggregate Cut-off Date Balance, or certain tenants at those Mortgaged Properties:

●	On June 29, 2017, Walgreens Boots Alliance, Inc., which owns Walgreens, entered into an agreement to purchase 2,186 stores, three distribution centers and related inventory from Rite-Aid Corporation for $5.175 billion in cash. Upon the initial closing of the acquisition, Walgreens Boots Alliance, Inc. will begin acquiring Rite-Aid stores and related assets on a phased basis over a period of approximately six months, and intends to convert acquired stores to the Walgreens brand over time. In the case of the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Town Square Plaza, representing approximately 2.3% of the Initial Pool Balance, the fourth largest tenant at the Mortgaged Property is Rite-Aid. In addition, in the case of the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Walgreens Market Creek, representing approximately 0.2% of the Initial Pool Balance, the sole tenant at the Mortgaged Property is Walgreens. Although Walgreens Boots Alliance, Inc. has not identified any particular Walgreens or Rite-Aid store planned for closure or consolidation, if the intended acquisition of Rite-Aid stores were to occur, we cannot assure you that any Walgreens or Rite-Aid store at the Mortgaged Properties will not be closed as a result of the transaction.

Charitable Institutions / Not-For-Profit Tenants

Certain Mortgaged Properties may have tenants or sub-tenants that are charitable institutions or other not-for-profit tenant organizations that generally rely on contributions from individuals and government grants or other subsidies to pay rent on such space and other operating expenses. For example, among the 5 largest tenants (based on net rentable square footage) at a Mortgaged Property securing the 15 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan) by aggregate Cut-off Date Balance, or those Mortgaged Properties with a tenant that leases at least 20% of the net rentable square footage at the related Mortgaged Property:

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as 5 Points Center, representing approximately 1.7% of the Initial Pool Balance, the largest tenant, Classic Closet Goodwill, which leases 22.6% of the net rentable square footage, is a not-for-profit entity.

Tenants that are charitable institutions that generally rely on contributions from individuals and government grants or other subsidies to pay rent on such space and other operating expenses may default upon their respective leases should such contributions, grants or subsidies no longer be available.

See “Significant Loan Summaries” in Annex B to this prospectus for more information on other tenant matters relating to the 15 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan).

See the footnotes to Annex A to this prospectus for further information regarding the 5 largest tenants by net rentable square footage at the Mortgaged Properties.

Purchase Options, Rights of First Offer and Rights of First Refusal

Below are certain purchase options, rights of first offer and rights of first refusal to purchase all or a portion of certain Mortgaged Properties:

●	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this prospectus as AHIP Northeast Portfolio IV, representing approximately 6.1% of the Initial Pool Balance, with respect to the Mortgaged Property identified on Annex A as Hampton Inn Suites Arundel BWI Airport, representing approximately 1.6% of the Initial Pool Balance, such Mortgaged Property is subject to a purchase option in favor of the original developer under a master declaration with respect to the Mortgaged Property (the “HIS Arundel Declaration”), in the event that the owner of the Mortgaged Property (i) discontinues operations of the improvements (i.e. fails to regularly open and operate for business to the general public in good faith on a daily basis) in accordance with the HIS Arundel Declaration (subject to exclusions for renovations and casualties) for a continuous period of 180 days or (ii) violates the HIS Arundel Declaration (including without limitation, a use restriction that requires the Mortgaged Property to be operated as a limited service hotel under a Marriott or Hilton flag, a limit on the amount of income from sales of alcoholic beverages at the Mortgaged Property, requirements regarding the construction of the improvements, and obligations to pay assessments), as finally determined by a court of competent jurisdiction, and such violation, in the developer’s reasonable judgment, materially adversely affects the developer or certain neighboring and adjacent properties in the overall development.

Upon the occurrence of one of the purchase option events and expiration of any applicable notice and cure rights, the developer may exercise its right to purchase upon providing not less than 30 days prior written notice. The purchase price for the purchase option set forth in the HIS Arundel Declaration is the “fair market value” that a seller, willing but not obligated to sell, would accept (as then encumbered and improved) and which a buyer, willing but not obligated to purchase, would pay therefor, as determined pursuant to an appraisal process. The property owner is required to convey the Mortgaged Property to the developer free and clear of liens or encumbrances other than the title exceptions existing as of the day prior to the date of recording of the HIS Arundel Declaration and other customary restrictions.

The purchase option runs with the land, and would be applicable to the issuing entity if it took title to the Mortgaged Property.

●	In addition, with respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this prospectus as AHIP Northeast Portfolio IV, representing approximately 6.1% of the Initial Pool Balance, with respect to the Mortgaged Properties identified on Annex A as Residence Inn Baltimore White Marsh, Residence Inn Neptune at Gateway Centre and Residence Inn Atlantic City Egg Harbor Township, the related franchisor, Marriott International, Inc., has a right of first refusal to purchase such Mortgaged Property in the event of a proposed transfer of (i) the Mortgaged Property or (ii) an ownership interest in the borrower or in an affiliate that controls the borrower, to a competitor of the franchisor. The right of first refusal applies to a transfer to a competitor in connection with a foreclosure, judicial or legal process or a deed in lieu of foreclosure, but is subordinate to the exercise of the rights under its mortgage of a bona fide lender who is not a “competitor” or an affiliate of a “competitor” as defined in the franchise agreement; provided that the mortgage remains validly recorded and in full force and effect and is in compliance with requirements pertaining to financings or indebtedness in the franchise agreement.

●	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this prospectus as Starwood Capital Group Hotel Portfolio, representing approximately 4.3% of the Initial Pool Balance, with respect to each Mortgaged Property that is subject to a franchise agreement with Marriott International, Inc. or any of its affiliates, the franchisor has a right of first refusal to purchase such Mortgaged Property in the event of a proposed transfer of (i) the Mortgaged Property, (ii) the borrower’s interest in the related franchise agreement, (iii) an ownership interest in the borrower or (iv) a controlling direct or indirect interest in the borrower, to a competitor of the franchisor. The right of first refusal applies to a transfer to a competitor in connection with a foreclosure, judicial or legal process or a deed in lieu of foreclosure, but is subordinate to the exercise of the rights of a bona fide lender who is not a “competitor” or an affiliate of a “competitor” as defined in the franchise agreement.

●	With respect to the Mortgaged Property identified on Annex A to this prospectus as Holiday Inn Express & Suites Terrell (Starwood Capital Group Hotel Portfolio), securing approximately 4.3% of the Initial Pool Balance, Tanger Properties Limited Partnership, the developer, has the right to repurchase the Mortgaged Property in the event of a breach of the covenants, conditions and restrictions of the related declaration (the “Declaration”), such as, among other defaults, if the improvements and facilities on the Mortgaged Property are abandoned or permanently closed, if the borrower fails to use the Mortgaged Property for its intended use for 60 days or more (other than due to a casualty to or remodeling) or if the borrower otherwise violates the Declaration (including, among other things, (i) failing to comply with environmental laws, zoning laws, easements and other restrictions applicable to the Mortgaged Property, (ii) encumbering, selling or otherwise conveying or subdividing the Mortgaged Property subject to restrictions on future development without the prior written consent of the developer, or (iii) failing to maintain the Mortgaged Property in the manner consistent with the remainder of the related shopping center site). In the event the repurchase option is exercised, the purchase price is required to be equal to the sum of the price paid by the prior owner of the property (i.e., the initial transferee from the developer) and the costs of the improvements (as described in the Declaration), and the borrowers are required under the Mortgage Loan documents to release the Mortgaged Property in accordance with the terms of the Mortgage Loan documents (including, without limitation, payment of the applicable release price). See “—Certain Terms of the Mortgage Loans—Partial Releases” below for additional information.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Midlink Business Park, representing approximately 4.0% of the Initial Pool Balance, the largest tenant, Kaiser Aluminum Fab Prod, which represents approximately 27.5% of the net rentable square footage at the Mortgaged Property, has a right of first offer to purchase the parcel of the Mortgaged Property leased by it and/or the Mortgaged Property. Pursuant to a subordination, non-disturbance and attornment agreement, such right of first offer was waived by the tenant in connection with a foreclosure or deed in lieu of foreclosure, and any initial subsequent transfer by the lender, but would apply to any further transfers subsequent to a foreclosure or deed in lieu of foreclosure.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Town Square Plaza, representing approximately 2.3% of the Initial Pool Balance, the largest tenant, Lowe’s (GL), occupying approximately 62.4% of the net rentable square footage at the Mortgaged Property, has a right of first offer to purchase its leased premises in the event the borrower elects to assign the lease or sell or transfer the leased premises (but not the larger Mortgaged Property as a whole) to a third party. The right of first offer is not exercisable in the event of a sale of the entirety of the Mortgaged Property to a single buyer.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as 7 East 96th Street, representing approximately 2.1% of the Initial Pool Balance, the sole tenant, Alpha Plus US LP, has a right of first offer to purchase the Mortgaged Property.

●	With respect to the Mortgage Loan secured by the leasehold Mortgaged Property identified on Annex A to this prospectus as Best Western Plus Marina Gateway, representing approximately 1.6% of the Initial Pool Balance, under the terms of the related ground lease, beginning on May 15, 2018 and on each fifth anniversary of such date thereafter for the term of the ground lease, the ground lessor has the option to purchase the tenant’s estate at fair market value, as determined by mutual agreement of the ground lessor and lessee (or if not so agreed, by an appraisal process). The ground lease further provides that the purchase price for such option may not be less than the amount of all applicable debt secured by the Mortgaged Property. In the event that the ground lessor exercises its option to purchase the Mortgaged Property in accordance with the ground lease, the borrower is required under the Mortgage Loan documents to prepay the entire principal balance of the Mortgage Loan together with the then applicable yield maintenance premium. In addition, the ground lessor has a right of first offer with respect to the Mortgaged Property. The ground lessor estoppel provides that such right of first offer would not apply in connection with any foreclosure or deed in lieu of foreclosure.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as 1150 65th Street, representing approximately 1.2% of the Initial Pool Balance, under the terms of its lease, one of the tenants, Clif Bar, has a right of first offer with respect to a sale of all or part of the Mortgaged Property to a third-party. Clif Bar waived its right of first offer with respect to a foreclosure or deed-in-lieu of foreclosure pursuant to a subordination, non-disturbance and attornment agreement between Clif Bar, the borrower and the lender; however such right of first offer was not waived with respect to any transfers subsequent to a foreclosure or deed in lieu of foreclosure.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Texas and Chicago Retail Portfolio, representing approximately 0.6% of the Initial Pool Balance, the largest tenant, Legacy Texas Bank, which represents approximately 26.4% of the net rentable square footage at the Mortgaged Property, has a right of first offer to purchase its premises in the event such premises are sold individually.

Affiliated Leases and Master Leases

Certain of the Mortgaged Properties are leased in whole or in part by borrowers or borrower affiliates. Set forth below are examples of Mortgaged Properties at which (A) at least 5.0% of (i) the gross income at the Mortgaged Property relates to leases between the borrower and an affiliate of the borrower or (ii) the net rentable square footage at the Mortgaged Property is leased to an affiliate of the borrower or (B) master leases were included in the underwritten base rent:

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Gurnee Mills, representing approximately 2.1% of the Initial Pool Balance, an investment grade-rated affiliate of the borrower entered into a 10-year master lease at a rent of $700,000 annually (which rent is waived absent a cash sweep event) for premises previously occupied by Sports Authority (2.8% of the net rentable square footage) which closed following Sports Authority declaring bankruptcy in 2016. The master lease will expire once borrower has obtained a signed lease for the related space and an unaffiliated tenant is in occupancy and paying full, unabated rent.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as 501 Riverside Avenue, representing approximately 3.4% of the Initial Pool Balance, the second largest tenant, Harden & Associates, which leases approximately 13.1% of the net rentable square footage at the Mortgaged Property pursuant to a lease that expires May 31, 2029, is an affiliate of the related borrower.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as 3925 Brookside Parkway, representing approximately 1.2% of the Initial Pool Balance, the lease of the sole tenant, NCR Corporation, expires December 31, 2017. AmTrust Financial Services, Inc., an affiliate of the related borrower, has executed a lease pursuant to which it will, immediately following NCR Corporation’s lease expiration, lease 77.7% of the net rentable square footage at the Mortgaged Property. AmTrust Financial Services, Inc. is the sole member of the related borrower, and is the non-recourse carve-out guarantor of the Mortgage Loan.

Other Mortgaged Properties may have tenants that are affiliated with the related borrower but those tenants do not represent more than 5.0% of the gross income or net rentable area of the related Mortgaged Property.

Insurance Considerations

In the case of 118 Mortgaged Properties, which secure, in whole or in part, 32 Mortgage Loans, representing approximately 76.9% of the Initial Pool Balance, the related borrowers maintain insurance under blanket policies.

Further, certain Mortgaged Properties may be insured, in whole or in part, by a sole or significant tenant. For example:

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Olympic Tower, representing approximately 6.4% of the Initial Pool Balance, the related borrower may rely on the insurance maintained by (i) the condominium board (with respect to the core and shell of the of the building in which the Mortgaged Property’s condominium unit is included), and (ii) the third largest tenant, Cartier, and the fifth largest tenant, Versace U.S.A., Inc., with respect to the portions of the Mortgaged Property leased by such tenants; provided that, in each case, such insurance complies with the requirements of the related Mortgage Loan documents. If either the condominium board or the related tenants, as applicable, fail to provide acceptable insurance coverage, the borrower is required to obtain or provide supplemental coverage to meet the requirements under the Mortgage Loan documents.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as IGT Reno, representing approximately 3.2% of the Initial Pool Balance, the Mortgage Loan documents permit the insurance required thereunder to be provided by the sole tenant at the Mortgaged Property.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Walgreens Market Creek, representing approximately 0.2% of the Initial Pool Balance, the borrower is permitted to rely on insurance (including self-insurance) by the sole tenant, Walgreens Co., an Illinois corporation, in lieu of providing the insurance required under the Mortgage Loan documents, provided that certain conditions are satisfied. Walgreens is currently self-insuring the Mortgaged Property.

In addition, with respect to certain Mortgage Loans, the insurable value of the related Mortgaged Property as of the origination date of the related Mortgage Loan was lower than the principal balance of the related Mortgage Loan.

See “Risk Factors—Risks Associated with Blanket Insurance Policies or Self-Insurance” and “—Earthquake, Flood and Other Insurance May Not Be Available or Adequate”.

In addition, with respect to Mortgaged Properties that are part of condominium regimes, the insurance may be maintained by the condominium association rather than the related borrower.

Further, many Mortgage Loans contain limitations on the obligation to obtain terrorism insurance. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties”.

Zoning and Use Restrictions

Certain of the Mortgaged Properties are subject to restrictions that restrict the use of the Mortgaged Properties to their current use or some other specified use or have other zoning issues, as further described below:

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as 7 East 96th Street, representing approximately 2.1% of the Initial Pool Balance, the Mortgaged Property is listed as a landmark building with the New York City Department of Buildings. We cannot assure you that such designations will not affect the related borrower’s ability to change the use or improvements at the Mortgaged Property in the future or affect the Mortgaged Property’s value.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Brookriver Executive Center, representing approximately 2.1% of the Initial Pool Balance, one of the suites leased by the largest tenant, the University of Texas Southwestern Medical Center, did not have a permanent certificate of occupancy at origination of the related Mortgage Loan. The related Mortgage Loan documents require the related borrower to use commercially reasonable efforts to obtain a new, permanent certificate of occupancy for such suite.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Midlink Business Park, representing approximately 4.0% of the Initial Pool Balance, a deed restriction was placed on the Mortgaged Property prohibiting the consumption of groundwater and restricting Mortgaged Property use to industrial and specified categories of commercial activities in connection with a REC at the Mortgaged Property.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Best Western Plus Marina Gateway, representing approximately 1.4% of the Initial Pool Balance, the Mortgaged Property is subject to an environmental restriction recorded by San Diego County that prohibits the use of the site for residential purposes, a hospital, a school for persons under the age of 21 and a day care center for children.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Elston & Webster Building, representing approximately 1.4% of the Initial Pool Balance, the Illinois Environmental Protection Agency issued a “no further remediation letter” in connection with a CREC that restricts land use at the Mortgaged Property to industrial/commercial zoning.

In addition to the foregoing, (i) certain of the Mortgaged Properties may be subject to zoning violations relating to maintenance and inspection requirements with respect to the Mortgaged Properties, for which the related Mortgage Loan documents generally require the related borrowers to reserve funds to remedy the violations, and (ii) certain of the Mortgaged Properties are legal non-conforming uses that may be restricted or prohibited entirely after certain events, such as casualties, or may restrict renovations at the Mortgaged Properties. See “Risk Factors—Risks Related to Zoning Non-Compliance and Use Restrictions”.

Further, the Mortgaged Properties securing the Mortgage Loans may have zoning, building code, or other local law issues in addition to the issues described above. In addition, certain of the Mortgaged Properties are subject to a temporary certificate of occupancy (the “TCO”). In such cases, the related Mortgage Loan documents require the related borrower to use commercially reasonable efforts to maintain the TCO, or cause the sponsor of the property to maintain the TCO, and to cause the TCO to be continuously renewed at all times until a permanent certificate of occupancy (“PCO”) is obtained for the related Mortgaged Property or contain covenants to similar effect.

See “Risk Factors—Risks Related to Zoning Non-Compliance and Use Restrictions”. See also the Sponsor representations and warranties set forth in paragraph (24) (Local Law Compliance) on Annex E-1-A and paragraph (24) (Local Law Compliance) on Annex E-2-A to this prospectus and any related exceptions on Annex E-1-B and Annex E-2-B, respectively, to this prospectus (subject to the limitations and qualifications set forth in the preambles to Annex E-1-A and Annex E-2-A).

Non-Recourse Carveout Limitations

While the Mortgage Loans generally contain non-recourse carveouts for liabilities (for example, as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters), certain of the Mortgage Loans do not contain such carveouts, contain limitations to such carveouts and/or do not provide for a non-recourse carveout guarantor. Certain other Mortgage Loans may have additional limitations to the non-recourse carveouts as described on Annex E-1-B and Annex E-2-B to this prospectus. See “Risk Factors—Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed”. For example:

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as General Motors Building, representing approximately 10.7% of the Initial Pool Balance, the Mortgage Loan is recourse in accordance with the terms of the Mortgage Loan documents to the borrower only, and the related borrower is the only indemnitor under the environmental indemnity agreement. Only the funding of certain reserve funds is recourse to the related guarantor in accordance with the provisions of the related guaranty.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Olympic Tower, representing approximately 6.4% of the Initial Pool Balance, there is generally no recourse guarantor (other than the borrower) except that the related Loan Combination will become full recourse to the borrower and the guarantors with respect to certain limited acts of the related borrower and/or its principals specified in the related Mortgage Loan documents, including recourse to the guarantors under the related guaranty with respect to voluntary or collusive bankruptcy-related non-recourse carveouts; provided, however, this recourse is capped at an amount equal to 10% of the original principal balance of the related Loan Combination, plus all reasonable out-of-pocket costs and expenses (including court costs and reasonable, out-of-pocket attorneys’ fees) incurred by the lender in the enforcement of the guaranty or the preservation of the lender’s rights thereunder; provided, further, that the foregoing limitation on liability with respect to bankruptcy will not apply if any such bankruptcy-related event in any way results in a termination, surrender or rejection of the Olympic Tower Ground Lease or an amendment or modification of the Olympic Tower Ground Lease in a manner adverse to the lender without the lender’s prior written consent. In addition, collusion or solicitation by a guarantor (as opposed to by the borrower) with respect to any involuntary bankruptcy of the borrower is not a recourse event.

●	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this prospectus as Starwood Capital Group Hotel Portfolio, representing approximately 4.3% of the Initial Pool Balance, the aggregate liability of the non-recourse carveout guarantor related to bankruptcy or insolvency actions may not exceed an amount equal to 20% of the principal balance of the related Loan Combination outstanding at the time of the occurrence of such event, plus reasonable third-party collection costs actually incurred by the lender in connection with the enforcement of its rights under the guaranty or any other Mortgage Loan document. In addition, in connection with any permitted transfer under the Mortgage Loan documents that results in (x) a change of control of the borrowers and/or (y) the transfer of more than 49% of the direct or indirect equity interests in the borrowers, the borrowers are permitted to provide a substitute guarantor to act as a replacement guarantor under the nonrecourse carve-out guaranty, the environmental indemnity and, if applicable as of such date, any guaranties related to new PIPs required by any franchise agreement upon certain terms and conditions set forth in the Mortgage Loan documents, which include, without limitation, delivery of evidence that (i) such new guarantor is owned and controlled by, or under common control with the transferee and owns at least 10% of the equity interests in the borrower, and (ii) the replacement guarantor has a net worth of not less than $400,000,000 (inclusive of its interests in the Mortgaged Properties).

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as 501 Riverside Avenue, representing approximately 3.4% of the Initial Pool Balance, there is no separate indemnitor under the related environmental indemnity.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Gurnee Mills, representing approximately 2.1% of the Initial Pool Balance, for so long as Simon Property Group, L.P. is the guarantor, the Mortgage Loan documents cap the liability of such guarantor (which includes liability for environmental matters) at $55,000,000, in the aggregate, plus all reasonable out-of-pocket costs and expenses (including court costs and reasonable attorneys’ fees) incurred by the lender in the enforcement of the guaranty or the preservation of the lender’s rights under the guaranty. In addition, the borrower may replace the guarantor with a “qualified transferee” which has (or invests through a fund which has) total assets in excess of $600,000,000, or a net worth in excess of $450,000,000.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as 5 Points Center, representing approximately 1.7% of the Initial Pool Balance, as to which there are two tenant in common borrowers, each of which has a separate non-recourse carveout guarantor, the guarantor Diversified Partners Inc. is obligated with respect to the non-

recourse carveouts for both borrowers, but the guarantor Linda Marie Mickel Trust is obligated solely with respect to the non-recourse carveouts solely with respect to the affiliated borrower.

●	With respect to the Mortgage Loans secured by the Mortgaged Properties identified as Fresenius Medical Center Mora and Fresenius Medical Center Evergreen, collectively representing 0.8% of the Initial Pool Balance, the recourse carveout guarantors of the Mortgage Loans are The David E. Cunningham Trust Dated June 2, 1998 and David E. Cunningham, but David E. Cunningham is not liable for the guaranteed obligations thereunder unless The David E. Cunningham Trust Dated June 2, 1998 has been revoked or is no longer in full force and effect.

We cannot assure you that the net worth or liquidity of any non-recourse carveout guarantor under any of the Mortgage Loans will be sufficient to satisfy any claims against that guarantor under its non-recourse guaranty. In most cases, the liquidity and net worth of a non-recourse carveout guarantor under a Mortgage Loan will be less, and may be materially less, than the outstanding principal amount of that Mortgage Loan. In addition, there may be impediments and/or difficulties in enforcing some or all of the non-recourse carveout liability obligations of individual guarantors depending on, among other things, the domicile or citizenship of any such guarantor.

The non-recourse carveout provisions contained in certain of the Mortgage Loan documents may also limit the liability of the non-recourse carveout guarantor for certain monetary obligations or covenants related to the use and operation of the Mortgaged Property to the extent that there is sufficient cash flow generated by the Mortgaged Property and made available to the related borrower and/or non-recourse carveout guarantor to take or prevent such required action.

Real Estate and Other Tax Considerations

Below are descriptions of certain additional real estate and other tax matters relating to certain Mortgaged Properties. Certain risks relating to real estate taxes regarding the Mortgaged Properties or the borrowers are described in “Risk Factors—Increases in Real Estate Taxes and Assessments May Reduce Available Funds”.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Midlink Business Park, representing approximately 4.0% of the Initial Pool Balance, the Mortgaged Property is located within a “renaissance zone”, in which taxes are abated for local real property taxes, local personal property taxes, a state education tax, and a single business tax. The Mortgaged Property’s designation as Kalamazoo’s renaissance zone expires in 2018 and the taxes were phased in at 25% in 2015, 50% in 2016 and 75% in 2017. Underwritten tax expense reflects the unabated tax amount for the Mortgaged Property. We cannot assure you that the expiration of the foregoing tax exemptions will not have an adverse effect on the Mortgaged Property.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Residence Inn Long Beach, representing approximately 3.6% of the Initial Pool Balance, the City of Long Beach and an affiliate of the borrower entered into a Transient Occupancy Tax Reimbursement Agreement (the “TOT Agreement”), which was assigned to the borrower, to create an incentive for the borrower to pay for necessary environmental remediation of the soil at the Mortgaged Property. The TOT Agreement calls for the City of Long Beach to reimburse the borrower $1.5 million for the cost of the remediation work over a 10-year period by paying a partial refund of the transient occupancy tax collected from the borrower. According to the borrower, as of January 2017, the outstanding balance owed under the TOT Agreement is $701,000, excluding interest. If, at the end of the 10-year agreement (expected in October 2019), the City of Long Beach continues to owe a balance, the City of Long Beach can either (i) pay the remaining balance along with all due interest or (ii) extend the TOT Agreement to allow for continued annual payments. The originator underwrote the outstanding balance based on a 10-year straight line average over the 10-year loan term. The appraisal with respect to the Mortgaged Property projects that the $701,000 TOT Agreement amount is paid out between 2017 and 2021, which results in a 2.1% net operating income benefit in 2018 and steps down each year to 0.0% in 2023.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Residence Inn Columbus Easton, representing approximately 2.1% of the Initial Pool Balance, the Mortgaged Property is subject to a tax increment financing agreement (“TIF Agreement”) whereby the Mortgaged Property is exempt from paying property taxes and instead pays a semiannual payment under the TIF Agreement in an amount equal to the property taxes that would have otherwise been owed if the TIF were not in place.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Presidio Office, representing approximately 1.4% of the Initial Pool Balance, the Mortgaged Property is located in an area that is not subject to local property taxes and therefore does not constitute a separate tax parcel.

See “Risk Factors—Increases in Real Estate Taxes and Assessments May Reduce Available Funds”.

Certain Terms of the Mortgage Loans

Due Dates; Mortgage Rates; Calculations of Interest

Subject in some cases to a next business day convention, all of the Mortgage Loans have due dates upon which scheduled monthly payments of interest and/or principal are due under the related Mortgage Note (each such date, a “Due Date”) that occur as described in the following table with the indicated grace period.

Due Date	Default Grace Period Days	Number of Mortgage Loans	% of Initial Pool Balance
6	0	40	73.3%
9	2(1)	1	10.7
1	5	2	3.2
1	0	5	12.7
Total		48	100.0%

(1)        Includes the General Motors Building Mortgage Loan, which has a two-business day grace period during each twelve month period.

As used in this prospectus, “grace period” is the number of days before a payment default is an event of default under the terms of each Mortgage Loan. See Annex A to this prospectus for information on the number of days before late payment charges are due under the Mortgage Loan. The information on Annex A to this prospectus regarding the number of days before a late payment charge is due is based on the express terms of the Mortgage Loans. Some jurisdictions may impose a statutorily longer period.

All of the Mortgage Loans are secured by first liens on fee simple and/or leasehold interests in the related Mortgaged Properties, subject to the permitted exceptions reflected in the related title insurance policy. All of the Mortgage Loans bear fixed interest rates.

All of the Mortgage Loans accrue interest on the basis of the actual number of days in a month, assuming a 360-day year (“Actual/360 Basis”).

Thirteen (13) of the Mortgage Loans, representing approximately 41.7% of the Initial Pool Balance, provide for monthly payments of interest-only until the related maturity date or Anticipated Repayment Date, as applicable (the “Interest Only Mortgage Loans”).

Thirty-four (34) of the remaining 35 Mortgage Loans, representing approximately 57.1%, in the aggregate, of the Initial Pool Balance, provide for monthly payments of principal based on amortization schedules significantly longer than the remaining terms to maturity or Anticipated Repayment Date for such Mortgage Loans, and one (1) Mortgage Loan, representing approximately 1.3% of the Initial Pool Balance, provides for monthly payments of principal based on an amortization schedule that is the length of the remaining term to maturity (those 35 Mortgage Loans, together with the Interest Only Mortgage Loans, the “Balloon Mortgage Loans”). Thirteen (13) of these 35 Mortgage Loans referenced in the preceding sentence, representing approximately 19.3%, in the aggregate, of the Initial Pool Balance, amortize for their entire loan term. The remaining 22 of these 35, representing approximately 39.1%, in the aggregate, of the Initial Pool Balance, provide for monthly payments of interest-only for a period of 12 months to 60 months following the related origination date and then amortize for the remainder of their loan term. Included in such 13 Mortgage Loans is the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Midlink Business Park, representing approximately 4.0% of the Initial Pool Balance, that amortizes based on the non-standard amortization schedule set forth on Annex G to this prospectus.

Each Balloon Mortgage Loan will have a balloon payment due at its related maturity date or Anticipated Repayment Date, as applicable, unless prepaid prior thereto.

ARD Loans

An “ARD Loan” is a Mortgage Loan that provides that, after a certain date (an “Anticipated Repayment Date”), if the related borrower has not prepaid such Mortgage Loan in full, then (among other things) any principal outstanding on that date will accrue interest at an increased interest rate (the “Revised Rate”) rather than the original Mortgage Rate (the “Initial Rate”) for such Mortgage Loan. Annex A to this prospectus sets forth the Anticipated Repayment Date and the Revised Rate for each ARD Loan (if any). “Excess Interest” with respect to each ARD Loan is the interest accrued at the related Revised Rate in respect of such ARD Loan in excess of the interest accrued at the related Initial Rate (and, to the extent permitted by applicable law and the related Mortgage Loan documents, any compound interest thereon).

An ARD Loan further requires that, after the related Anticipated Repayment Date, all cash flow available from the related Mortgaged Property or portfolio of Mortgaged Properties after payment of the monthly debt service payments required under the terms of the related Mortgage Loan documents, all escrows and other amounts then due and payable under the related Mortgage Loan documents (other than Excess Interest) and certain budgeted or non-budgeted expenses approved by the related lender with respect to the related Mortgaged Property or portfolio of Mortgaged Properties be applied toward the payment of principal (without payment of any yield maintenance premium or other prepayment premium) on such ARD Loan.  While interest at the Initial Rate continues to accrue and be payable on a current basis on an ARD Loan after its Anticipated Repayment Date, payment of Excess Interest will be deferred until (and such Excess Interest will be required to be paid only after) the outstanding principal balance of such ARD Loan has been paid in full, at which time the Excess Interest, to the extent actually collected, will be paid to the holders of any certificates evidencing an interest in such Excess Interest (if applicable).

The features described above, to the extent applicable, are designed to increase the likelihood that an ARD Loan will be prepaid by the related borrower on or about its related Anticipated Repayment Date. However, we cannot assure you that any ARD Loan will be prepaid on its respective Anticipated Repayment Date.

There are no ARD Loans included in the Issuing Entity and, accordingly, no Excess Interest is payable with respect to the Issuing Entity, no certificates will be issued that represent an interest in any Excess Interest and all references in this prospectus to “ARD Loans,” “Anticipated Repayment Dates,” “Excess Interest” and “Excess Interest Distribution Account” should be disregarded.

Single-Purpose Entity Covenants

The terms of certain of the Mortgage Loans require that the borrowers be single-purpose entities and, in most cases, such borrowers’ organizational documents or the terms of the Mortgage Loans limit their activities to the ownership of only the related Mortgaged Property or Mortgaged Properties and limit the borrowers’ ability to incur additional indebtedness. Such provisions are designed to mitigate the possibility that the borrower’s financial condition would be adversely impacted by factors unrelated to the related Mortgaged Property and Mortgage Loan. That borrower may also have previously owned property other than the related Mortgaged Property or may be a so-called “recycled” single-purpose entity that previously had other business activities and liabilities. However, in many cases such borrowers are not required to observe all covenants and conditions which typically are required in order for such borrowers to be viewed under standard rating agency criteria as “special purpose entities.”

The organizational documents of a borrower or the direct or indirect managing partner or member of a borrower may also contain requirements that there be one or two independent directors, managers or trustees (depending on the entity form of such borrower) whose vote is required before the borrower files a voluntary bankruptcy or insolvency petition or otherwise institutes insolvency proceedings. Generally, but not always, the independent directors, managers or trustees may only be replaced with certain other independent successors. Although the requirement of having independent directors, managers or trustees is designed to mitigate the risk of a voluntary bankruptcy filing by a solvent borrower, a borrower could file for bankruptcy without obtaining the consent of its independent director(s) (and we cannot assure you that such bankruptcy would be dismissed as an unauthorized filing), and in any case the independent directors, managers or trustees may determine that a bankruptcy filing is an appropriate course of action to be taken by such borrower. Although the independent directors, managers or trustees generally owe no fiduciary duties to entities other than the borrower itself, such determination might take into account the interests and financial condition of such borrower’s parent entities and such parent entities’ other subsidiaries in addition to those of the borrower. Consequently, the financial distress of an affiliate of a borrower might increase the likelihood of a bankruptcy filing by a borrower. In any event, we cannot assure you that a borrower will not file for bankruptcy protection or that creditors of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or that if initiated, a bankruptcy case of the borrower could be dismissed. For example, there are certain Mortgage Loans for which there is no independent director, manager or trustee in place with respect to the related borrower.

In all cases, the terms of the borrowers’ organizational documents or the terms of the Mortgage Loans limit the borrower’s activities to the ownership of only the related Mortgaged Property or Mortgaged Properties and related activities, and limit the borrowers’ ability to incur additional indebtedness, other than certain trade debt, equipment financing and other unsecured debt relating to property operations, and other than subordinated debt permitted under the related Mortgage Loan documents. See “—Additional Indebtedness” below. Such provisions are designed to mitigate the possibility that the borrower’s financial condition would be adversely impacted by factors unrelated to the related Mortgaged Property and Mortgage Loan. However, we cannot assure you that such borrowers have in the past complied and will comply with such requirements, and in some cases unsecured debt exists and/or is allowed in the future.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Brookwood Self Storage TX Portfolio, representing approximately 2.3% of the Initial Pool Balance, the related borrower was not required to have independent directors.

See “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues”.

Prepayment Provisions

Prepayment Lock-out, Defeasance, Prepayment Consideration and Open Periods.

All of the Mortgage Loans provide for one or more of the following:

●	a prepayment lock-out period, during which the principal balance of a Mortgage Loan may not be voluntarily prepaid in whole or in part;

●	a defeasance period, during which voluntary principal prepayments are still prohibited, but the related borrower may obtain a release of the related Mortgaged Property through defeasance;

●	a prepayment consideration period, during which voluntary prepayments are permitted, subject to the payment of a yield maintenance premium or other additional consideration for the prepayment; and/or

●	an open period, during which voluntary prepayments are permitted without payment of any prepayment consideration.

Notwithstanding otherwise applicable lock-out periods, defeasance periods or prepayment consideration periods, certain prepayments of some of the underlying Mortgage Loans may occur under the circumstances described under “—Certain Terms of the Mortgage Loans—Prepayment Provisions—Other Prepayment Provisions and Certain Involuntary Prepayments” below. The prepayment terms of each of the Mortgage Loans are indicated on Annex A to this prospectus.

The table below shows, with respect to all of the Mortgage Loans, the prepayment provisions in effect as of the Cut-off Date, the number of Mortgage Loans with each specified prepayment provision “string” and the percentage represented thereby of the Initial Pool Balance.

Prepayment Provisions as of the Cut-off Date

Prepayment Provisions(1)	Number of Mortgage Loans	Approx. % of Initial Pool Balance

L, D, O	40	84.5%
L, YM1%, O	6	13.3
L, D or YM1%, O	2	2.2
Total	48	100.0%

(1)	Any prepayment restriction period identified as “D or YM” or “D or YMx%” is, for the purposes of this prospectus, treated as a yield maintenance period.

For the purposes of the foregoing table, the letter designations under the heading “Prepayment Provisions” have the following meanings, as further described in the first paragraph of this “—Prepayment Lock-out, Defeasance, Prepayment Consideration and Open Periods” subheading—

●	“L” means the Mortgage Loan provides for a prepayment lock-out period;

●	“D” means the Mortgage Loan provides for a defeasance period;

●	“YM” means the Mortgage Loan provides for a prepayment consideration period during which the Mortgage Loan is prepayable together with payment of a yield maintenance charge;

●	“YMx%” means the Mortgage Loan provides for a prepayment consideration period during which the Mortgage Loan is prepayable together with payment of the greater of (i) a yield maintenance charge and (ii) a specified percentage of the prepaid amount;

●	“% Penalty” means the Mortgage Loan provides for a prepayment consideration period during which the Mortgage Loan is prepayable together with payment of a prepayment premium calculated as a percentage of the amount prepaid;

●	“D or YM” means the Mortgage Loan provides for a period during which the borrower has the option to either defease the Mortgage Loan or prepay the Mortgage Loan together with payment of a yield maintenance charge;

●	“D or YMx%” means the Mortgage Loan provides for a period during which the borrower has the option to either defease the Mortgage Loan or prepay the Mortgage Loan together with payment of the greater of (i) a yield maintenance charge and (ii) a specified percentage of the prepaid amount; and

●	“O” means the Mortgage Loan provides for an open period.

Set forth below is information regarding the remaining terms of the prepayment lock-out and prepayment lock-out/defeasance periods, as applicable, for the Mortgage Loans for which a prepayment lockout period is currently in effect:

●	the maximum remaining prepayment lock-out or prepayment lock-out/defeasance period as of the Cut-off Date is 116 months;

●	the minimum remaining prepayment lock-out or prepayment lock-out/defeasance period as of the Cut-off Date is 10 months; and

●	the weighted average remaining prepayment lock-out or prepayment lock-out/defeasance period as of the Cut-off Date is 94 months.

Notwithstanding the foregoing restrictions on prepayments, each Mortgage Loan generally permits voluntary prepayments without payment of a yield maintenance charge or any prepayment premium during a limited “open period” immediately prior to and including the maturity date or Anticipated Repayment Date, as applicable, for such Mortgage Loan, as follows:

Prepayment Open Periods

Open Periods (Payments)	Number of Mortgage Loans	Approx. % of Initial Pool Balance

3	7	16.2%
4	24	44.2
5	7	11.3
6	3	3.6
7	6	22.5
13	1	2.1
Total	48	100.0%

Prepayment premiums and yield maintenance charges received on the Mortgage Loans, whether in connection with voluntary or involuntary prepayments, will be distributed in the amounts and in accordance with the priorities described under “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums” in this prospectus. However, we cannot assure you that the obligation to pay any yield maintenance charge or prepayment premium will be enforceable. Limitations may exist under applicable state law on the enforceability of the provisions of the Mortgage Loans that require payment of prepayment premiums or yield maintenance charges. In addition, in the event of a liquidation of a defaulted Mortgage Loan, prepayment consideration will be one of the last items to which the related liquidation proceeds will be applied. Neither we nor any of the underwriters makes any representation or warranty as to the collectability of any prepayment premium or yield maintenance charge with respect to any of the Mortgage Loans. See “Risk Factors—Some Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be Challenged as Being Unenforceable—Prepayment Premiums, Fees and Charges”.

Other Prepayment Provisions and Certain Involuntary Prepayments.

In addition to the above-referenced permitted partial prepayments, certain of the Mortgage Loans permit partial defeasance in connection with releases of individual Mortgaged Properties or portions of individual Mortgaged Properties, and certain of the Mortgage Loans that permit defeasance in whole permit partial release with the payment of a release price plus applicable yield maintenance. See “—Certain Terms of the Mortgage Loans—Partial Releases” below.

Additionally, certain Mortgage Loans may provide that in the event of the exercise of a purchase option by a tenant or the sale of real property, that the related Mortgage Loans may be prepaid in part prior to the expiration of a prepayment/defeasance lockout provision. See “—Tenant Issues—Purchase Options, Rights of First Offer and Rights of First Refusal” and “—Certain Terms of the Mortgage Loans—Partial Releases” below.

Generally, the Mortgage Loans provide that condemnation proceeds and insurance proceeds may be applied to reduce the Mortgage Loan’s principal balance, to the extent such funds will not be used to repair the improvements on the Mortgaged Property or given to the related borrower, in many or all cases without prepayment consideration. In addition, certain of the Mortgage Loans permit the related borrower, after a total or partial casualty or partial condemnation, to prepay the remaining principal balance of the Mortgage Loan (after application of the related insurance proceeds or condemnation award to pay the principal balance of the Mortgage Loan) or prepay a release amount based on the allocated loan amount of the related property, and obtain the release of the related property. Generally, no yield maintenance charge will be required for prepayments in connection with a casualty or condemnation unless, in the case of most of the Mortgage Loans, an event of default has occurred and is continuing. Investors should not expect any prepayment consideration to be paid in connection with any partial or full prepayment described in this paragraph.

In addition, with respect to certain Mortgage Loans, particularly those secured in whole or in part by a ground lease, single tenant Mortgage Loans and other Mortgage Loans which require that insurance and/or condemnation proceeds be used to repair or restore the Mortgaged Property, such proceeds may be required to be used to restore the related Mortgaged Property rather than to prepay that Mortgage Loan or, where a ground lease is involved, may be payable in whole or in part to the ground lessor.

Certain of the Mortgage Loans are secured in part by letters of credit and/or cash reserves that in each such case:

●	will be released to the related borrower upon satisfaction by the related borrower of certain performance related conditions, which may include, in some cases, meeting debt service coverage ratio levels and/or satisfying leasing conditions; and

●	if not so released, may, at the discretion of the lender, prior to loan maturity (or earlier loan default or loan acceleration), be drawn on and/or applied to prepay the subject Mortgage Loan if such performance related conditions are not satisfied within specified time periods.

See “—Certain Terms of the Mortgage Loans—Escrows” below. Also, see Annex A to this prospectus and “Significant Loan Summaries” in Annex B to this prospectus for more information on reserves relating to the 15 largest Mortgage Loans.

Defeasance; Collateral Substitution

The terms of 40 of the Mortgage Loans (the “Defeasance Loans”), representing approximately 84.5% of the Initial Pool Balance, permit the applicable borrower at any time (provided, in most cases, that no event of default exists), after a lockout period of at least two years following the Closing Date (or, in the case of a Loan Combination, the earlier of (a) the second anniversary of the securitization of the last note included in such Loan Combination and (b) a specified date no earlier than three years from the date of origination of such Loan Combination) (the “Defeasance Lock Out Period”) and prior to the related open prepayment period described below, to obtain a release of a Mortgaged Property from the lien of the related Mortgage (a “Defeasance Option”) in connection with a defeasance. Certain of those Mortgage Loans also permit the related borrower to make certain voluntary prepayments or effect a partial defeasance in connection with partial releases as described under “—Certain Terms of the Mortgage Loans—Prepayment Provisions” above and “—Certain Terms of the Mortgage Loans—Partial Releases” below.

Exercise of a Defeasance Option is also generally conditioned on, among other things, (a) the borrower providing the mortgagee with at least 30 days’ prior written notice of the date on which such defeasance will occur (such date, the “Release Date”), and (b) the borrower (A) paying on any Release Date (i) all accrued and unpaid interest on the principal balance of the Mortgage Loan (or Loan Combination, if applicable) up to and including the Release Date, (ii) all other sums (excluding scheduled interest or principal payments due following the Release Date), due under the Mortgage Loan (or Loan Combination, if applicable) and under all other related Mortgage Loan documents executed in connection with the Defeasance Option, (iii) an amount (the “Defeasance Deposit”) that will be sufficient to (x) purchase non-callable obligations of, or backed by the full faith and credit of, the United States of America or, in certain cases, other “government securities” (within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 and otherwise satisfying REMIC requirements for defeasance collateral), that provide payments (1) on or prior to, but as close as possible to, all successive scheduled due dates occurring during the period from the Release Date to the related maturity date (or to the first day of the open period for such Mortgage Loan (or Loan Combination, if applicable)) and (2) in amounts equal to the scheduled payments due on such due dates under the Mortgage Loan (or Loan Combination, if applicable), or under the defeased portion of the Mortgage Loan (or Loan Combination, if applicable) in the case of a partial defeasance, including in the case of a Balloon Mortgage Loan, the balloon payment, and (y) pay any costs and expenses incurred in connection with the purchase of such government securities, and (B) delivering a security agreement granting the Issuing Entity a first priority lien on the Defeasance Deposit and, in certain cases, the government securities purchased with the Defeasance Deposit and an opinion of counsel to such effect.

Pursuant to the terms of the Pooling and Servicing Agreement, the Master Servicer will be responsible for purchasing (or causing the purchase of) the government securities on behalf of the borrower at the borrower’s expense to the extent consistent with the related Mortgage Loan documents. Pursuant to the terms of the Pooling and Servicing Agreement, any amount in excess of the amount necessary to purchase such government securities will be returned to the borrower or other designated party, but in any event will not be assets of the Issuing Entity. Pursuant to the terms of the Pooling and Servicing Agreement, the Master Servicer may accept as defeasance collateral any “government security,” within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(ii), notwithstanding any more restrictive requirements in the related Mortgage Loan documents; provided that the Master Servicer has received an opinion of counsel that acceptance of such defeasance collateral will not endanger the status of either Trust REMIC as a REMIC or result in the imposition of a tax upon either Trust REMIC or the Issuing Entity (including but not limited to the tax on “prohibited transactions” as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code, but not including the tax on “net income from foreclosure property” as set forth in Section 860G(c) of the Code). Simultaneously with such actions, the related Mortgaged Property (or applicable portion of the Mortgaged Property, in the case of partial defeasance) will be released from the lien of the Mortgage Loan (or Loan Combination, if applicable) and the pledged government securities (together with any Mortgaged Property not released, in the case of a partial defeasance) will be substituted as the collateral securing the Mortgage Loan (or Loan Combination, if applicable).

For additional information on Mortgage Loans that permit partial defeasance, see “—Certain Terms of the Mortgage Loans—Partial Releases” below.

In general, if consistent with the related Mortgage Loan documents, a successor borrower established, designated or approved by the Master Servicer will assume the obligations of the related borrower exercising a Defeasance Option and the borrower will be relieved of its obligations under the Mortgage Loan; provided that certain Mortgage Loans may permit the borrower to designate a successor borrower. If a Mortgage Loan (or Loan Combination, if applicable) is partially defeased, if consistent with the related Mortgage Loan documents, generally the related promissory note will be split and only the defeased portion of the borrower’s obligations will be transferred to the successor borrower.

Partial Releases

The Mortgage Loans described below permit the release of one or more of the Mortgaged Properties or a portion of a single Mortgaged Property in connection with a partial prepayment, partial defeasance, or for no consideration in the case of parcels that are vacant, non-income producing or were not taken into account in the underwriting of the Mortgage Loan, subject to the satisfaction of certain specified conditions.

Property Releases; Partial Prepayments

●	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this prospectus as Starwood Capital Group Hotel Portfolio, representing approximately 4.3% of the Initial Pool Balance, the borrowers may obtain the release of one or more individual Mortgaged Properties from the lien of the applicable security instruments by prepayment with yield maintenance (if applicable), subject to the satisfaction of certain conditions, including, among others, (i) payment of an amount equal to or exceeding the Release Price (as defined below) with respect to such individual Mortgaged Property or individual Mortgaged Properties, (ii) after giving effect to the release, the debt service coverage ratio (as calculated in the related Mortgage Loan documents) of the Mortgaged Properties then remaining subject to the lien of the security instruments is equal to or greater than the greater of (a) 2.65x and (b) the debt service coverage ratio for all of the Mortgaged Properties immediately preceding such release, provided that the borrowers are permitted to prepay a portion of the aggregate principal balance of the related Loan Combination in an amount reasonably determined by the lender necessary to satisfy the debt service coverage ratio requirement (together with the yield maintenance premium, if applicable) or deposit cash with the lender in an amount determined by the lender necessary to, after giving effect to the release, satisfy the debt service coverage ratio requirement, and (iii) satisfaction of REMIC requirements. Notwithstanding the foregoing, in the event Tanger Properties Limited Partnership exercises its repurchase right under a recorded declaration and agreement affecting the Mortgaged Property identified on Annex A to this prospectus as Holiday Inn Express & Suites Terrell to purchase the applicable Mortgaged Property, the borrowers are required to promptly cause such Mortgaged Property to be released in compliance with the Mortgage Loan documents (including payment of the applicable Release Price and the satisfaction of REMIC requirements) at such time, including, without limitation, during the lockout period. “Release Price” means the following amount: (1) if less than $57,727,000 of the aggregate principal balance of the related Loan Combination has been prepaid in connection with prior releases, then 105% of the allocated loan amount of each such individual Mortgaged Property or Mortgaged Properties being released, (2) if less than $86,590,500 of the aggregate principal balance of the related Loan Combination has been prepaid, then 110% of the allocated loan amount of each such individual Mortgaged Property or Mortgaged Properties being released, (3) if less than $115,454,000 of the aggregate principal balance of the related Loan Combination has been prepaid, then 115% of the allocated loan amount of each such individual Mortgaged Property or Mortgaged Properties being released and (4) (A) after $115,454,000 of the aggregate principal balance of the related Loan Combination has been prepaid or (B) if such individual Mortgaged Property or Mortgaged Properties being released are to be conveyed to an affiliate of the borrowers or certain of its affiliates, then the “Release Price” means in each case 120% of the allocated loan amount of each such individual Mortgaged Property or Mortgaged Properties being released. If the release of any individual Mortgaged Property causes the aggregate prepaid Loan Combination amount to exceed any of the prepayment release dollar thresholds set forth above, then the “Release Price” under the Mortgage Loan documents is required to equal the sum of (x) the portion of the allocated loan amount for such Mortgaged Property which is less than the first-applicable prepayment release dollar threshold set forth above multiplied by the corresponding percentage and (y) the portion of the allocated loan amount for such Mortgaged Property which is greater than or equal to the first-applicable prepayment release dollar threshold applied in clause (x) multiplied by the applicable percentage shown above.

●	With respect to the Mortgage Loans secured by the portfolio of Mortgaged Properties identified as Brookwood Self Storage LA-MS Portfolio and Brookwood Self Storage TX Portfolio, representing approximately 6.6% of the Initial Pool Balance in the aggregate, in connection with the related lender’s receipt of insurance proceeds with respect to a Mortgaged Property and such proceeds are not made available for restoration of such Mortgaged Property, the related borrower has the right to prepay the Mortgage Loan with respect to such Mortgaged Property and obtain the release of the Mortgaged Property from the lien of the Mortgage Loan provided that certain conditions are satisfied, including without limitation, (i) the Mortgaged Property released is conveyed to a person other than the borrower; (ii) the borrower prepays the Mortgage Loan an amount equal to 115% of the allocated amount of the Mortgage Loan with respect to such Mortgaged Property and any related interest shortfall; (iii) the release is permitted under applicable REMIC requirements, and (iv) the borrower delivers a rating agency confirmation and REMIC opinion.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Doraville Plaza, representing approximately 1.6% of the Initial Pool Balance, the related borrower is permitted to release a portion of the Mortgaged Property (the “Release Parcel”), subject to the satisfaction of certain conditions, including but not limited to: (i) the Release Parcel not being conveyed to the related borrower; (ii) the debt service coverage ratio (as determined in accordance with the Mortgage Loan documents) for the Mortgage Loan immediately after such release being equal to or greater than the greater of (x) the debt service coverage ratio immediately prior to such release and (y) 1.70x; (iii) the loan-to-value ratio (as determined in accordance with the Mortgage Loan documents) for the Mortgage Loan immediately after such release being no greater than the lesser of (x) the loan-to-value ratio immediately prior to such release and (y) 69.7%; (iv) the debt yield (as determined in accordance with the Mortgage Loan documents) for the Mortgage Loan immediately after such release being equal to or greater than the greater of (x) the debt yield immediately prior to such release and (y) 10.63%; (v) the related borrower prepaying the Mortgage Loan in an amount equal to the greater of (x) $1,196,250 and (y) 90% of the net sales proceeds applicable to the Release Parcel; (vi) if such release is prior to March 6, 2027, the related borrower paying the applicable yield maintenance premium in connection with such partial prepayment of the Mortgage Loan in accordance with the Mortgage Loan documents; (vii) such release being permitted under applicable REMIC requirements; (viii) the related borrower delivering a REMIC opinion; (viii) conditions relating to zoning, separate tax parcels, and title endorsements and (ix) the related borrower delivering a rating agency confirmation.

Property Releases; Partial Defeasance

●	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this prospectus as AHIP Northeast Portfolio IV, representing approximately 6.1% of the Initial Pool Balance, the borrowers may obtain the release of one or more individual Mortgaged Properties from the lien of the applicable security instruments in connection with a bona fide third-

party sale of any such individual Mortgaged Property, subject to terms and conditions set forth in the loan documents, including but not limited to: (i) defeasance of 110% of the allocated loan amount for the Mortgaged Property to be released; (ii) the debt service coverage ratio of the remaining Mortgaged Properties after such release is at least the greater of (x) 2.01x and (y) the debt service coverage ratio immediately prior to such release; (iii) the loan-to-value ratio of the remaining Mortgaged Properties after such release is no more than the lesser of (x) 56.8% and (y) the aggregate loan-to-value immediately prior to such release, provided, however, that the loan-to-value ratio condition will not apply if, after giving effect to such sale and defeasance, the debt yield for the remaining Mortgaged Properties is 15.0% or higher and (iv) compliance with REMIC requirements.

●	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this prospectus as Brookwood Self Storage LA-MS Portfolio, representing approximately 4.3% of the Initial Pool Balance, provided no event of default is continuing under the Mortgage Loan documents, the related borrower has the right at any time after the earlier of (A) two years following the Closing Date and (B) the fourth anniversary of the origination of the Mortgage Loan, to partially defease a portion of the Mortgage Loan and obtain a release of the lien of the Mortgage Loan from one or more Mortgaged Properties subject to the satisfaction of certain conditions, including, but not limited to, (i) the borrower’s deposit with the lender of the defeasance collateral with respect to the Mortgaged Property to be released; (ii) the borrower has delivered to the lender a rating agency confirmation; (iii) after giving effect to the release, the debt service coverage ratio with respect to the remaining Mortgaged Properties will be equal to or greater than the greater of (A) the debt service coverage ratio of all Mortgaged Properties immediately prior to the release and (B) 2.70x; (iv) after giving effect to the release, the loan-to-value ratio with respect to the remaining Mortgaged Properties will be no greater than the lesser of (A) the loan-to-value ratio of all Mortgaged Properties immediately prior to the release and (B) 55.0%; (v) after giving effect to the release, the debt yield with respect to the remaining Mortgaged Properties will be equal to or greater than the greater of (A) the debt yield of all Mortgaged Properties immediately prior to the release and (B) 10.75%; (vi) delivery of a REMIC opinion; and (vii) delivery of a non-consolidation opinion.

●	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this prospectus as Brookwood Self Storage TX Portfolio, representing approximately 2.3% of the Initial Pool Balance, provided no event of default is continuing under the Mortgage Loan documents, the related borrower has the right at any time after two years following the Closing Date to partially defease a portion of the Mortgage Loan and obtain a release of the lien of the Mortgage Loan from one or more Mortgaged Properties subject to the satisfaction of certain conditions, including, but not limited to, (i) the borrower’s deposit with the lender of the defeasance collateral with respect to the Mortgaged Property to be released; (ii) the borrower has delivered to the lender a rating agency confirmation; (iii) after giving effect to the release, the debt service coverage ratio with respect to the remaining Mortgaged Properties will be equal to or greater than the greater of (A) the debt service coverage ratio of all Mortgaged Properties immediately prior to the release and (B) 2.47x; (iv) after giving effect to the release, the loan-to-value ratio with respect to the remaining Mortgaged Properties will be no greater than the lesser of (A) the loan-to-value ratio of all Mortgaged Properties immediately prior to the release and (B) 55.0%; (v) after giving effect to the release, the debt yield with respect to the remaining Mortgaged Properties will be equal to or greater than the greater of (A) the debt yield of all Mortgaged Properties immediately prior to the release and (B) 9.43%; and (vi) delivery of a REMIC opinion.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Pack Square, representing approximately 2.1% of the Initial Pool Balance, following the applicable defeasance lockout expiration date, the related borrower is permitted to obtain the release of either of two release parcels, comprising (1) a building known as the Eagle Street Building, including the ground lease and other interests of the borrower therein, including, without limitation, air rights and improvements thereon, and a portion of the Mortgaged Property known as the “third tract” (the “Eagle Street Parcel”), which is a garage and retail component of the Mortgaged Property, and (2) that certain portion of the Mortgaged Property comprising the Jackson Building, Jackson Building Annex and Westall Building (the “Jackson Westall Parcel”), in each case in connection with a bona fide third party sale of such parcel, upon defeasance of 125% of the allocated loan amount of such parcel (which allocated loan amount is $8,255,000 for the Eagle Street Parcel and $3,050,000 for the Jackson Westall Parcel), subject to compliance of the remaining Mortgaged Property with certain conditions, including (i) the debt service coverage ratio of the remaining Mortgaged Property after such sale is no less than the greater of the debt service coverage ratio immediately prior to such sale and 1.36x, (ii) the loan-to-value ratio of the remaining Mortgaged Property after such sale is no greater than the lesser of the loan-to-value ratio immediately prior to such sale and 67.8%, (iii) separate tax lot, zoning and parking requirements, and (iv) compliance with REMIC requirements.

●	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified as Texas and Chicago Retail Portfolio, representing approximately 0.6% of the Initial Pool Balance, provided no event of default is continuing under the Mortgage Loan documents, the related borrower has the right at any time after two years following the Closing Date to partially defease a portion of the Mortgage Loan and obtain a release of the lien of the Mortgage Loan from one or more Mortgaged Properties subject to the satisfaction of certain conditions, including, but not limited to, (i) the borrower’s deposit with the lender of the defeasance collateral with respect to the Mortgaged Property to be released; (ii) the borrower has delivered to the lender a rating agency confirmation; (iii) after giving effect to the release, the debt service coverage ratio with respect to the remaining Mortgaged Properties will be equal to or greater than the greater of (A) the debt service coverage ratio of all Mortgaged Properties immediately prior to the release and (B) 1.49X; (iv) after giving effect to the release, the loan-to-value ratio with respect to the remaining Mortgaged Properties will be no greater than the lesser of (A) the loan-to-value ratio of all Mortgaged Properties immediately prior to the release and (B) 60.0%; (v) after giving effect to the release, the debt yield with respect to the remaining Mortgaged Properties will be greater than the greater of (A) the debt yield of all Mortgaged Properties immediately prior to the release and (B) 9.10%.; and (vi) delivery of a REMIC opinion.

●	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this prospectus as CityLine Self Storage PA & LA Portfolio, representing approximately 0.4% of the Initial Pool Balance, provided no event of default is continuing under the Mortgage Loan documents, the related borrower has the right at any time after two years following the Closing Date to partially defease a portion of the Mortgage Loan and obtain a release of the lien of the Mortgage Loan from either of the Mortgaged Properties subject to the satisfaction of certain conditions, including, but not limited to, (i) the borrower’s deposit with the lender of the defeasance collateral with respect to the Mortgaged Property to be released; (ii) the borrower has delivered to the lender a rating agency confirmation; (iii) after giving effect to the release, the debt yield with respect to the remaining Mortgaged Property will be equal to or greater than the greater of (A) the debt yield of all Mortgaged Properties immediately prior to the release and (B) 9.3%; (iv) after giving effect to the release, the loan-to-value ratio with respect to the remaining Mortgaged Property will be no greater than the lesser of (A) the loan-to-value ratio of all Mortgaged Properties immediately prior to the release and (B) 70.0%; and (v) delivery of a REMIC opinion.

Property Releases; Free Releases

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Midlink Business Park, representing approximately 4.0% of the Initial Pool Balance, the borrower is permitted to transfer, grant an easement or right of way, or otherwise encumber to or in favor of the Road Commission of Kalamazoo County or any other applicable governmental authority an intersection parcel that does not contain any portion of the improvements and constitutes not more than 0.1 acres in accordance with the terms of a certain agreement relating to such intersection parcel, without prepayment or defeasance of the related Mortgage Loan, subject to compliance with REMIC requirements.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Fort Knox Self Storage, representing approximately 0.7% of the Initial Pool Balance, the borrower may release a portion of the Mortgaged Property upon the satisfaction of certain conditions, including: (i) transfer of the released parcel to a person other than the related borrower; (ii) after giving effect to the release, the debt yield with respect to the remaining Mortgaged Property is at least 8.75; and (iii) following the release, the loan-to-value ratio is not more than 125%.

Escrows

Thirty-eight (38) Mortgage Loans, representing approximately 68.5% of the Initial Pool Balance, provide for monthly or upfront escrows to cover ongoing replacements and capital repairs.

Thirty-six (36) Mortgage Loans, representing approximately 63.3% of the Initial Pool Balance, provide for monthly or upfront escrows to cover property taxes on the Mortgaged Properties.

Twenty-two (22) Mortgage Loans, representing approximately 41.5% of the Initial Pool Balance, provide for monthly or upfront escrows to cover insurance premiums on the Mortgaged Properties.

Twenty (20) Mortgage Loans, representing approximately 54.2% of that portion of the Initial Pool Balance secured by office, retail, mixed use and industrial properties, provide for upfront or monthly escrows for the full term or a portion of the term of the related Mortgage Loan to cover anticipated re-leasing costs, including tenant improvements and leasing commissions or other lease termination or occupancy issues. Such escrows are typically considered for office, retail, mixed use and industrial properties only.

Certain of the reserves described above permit the related borrower to post a guaranty or letter of credit in lieu of maintaining cash reserves.

Many of the Mortgage Loans provide for other escrows and reserves, including, in certain cases, reserves for debt service, operating expenses, renovations or other property enhancements vacancies at the related Mortgaged Property and other shortfalls or reserves to be released under circumstances described in the related Mortgage Loan documents.

See Annex A to this prospectus and “Significant Loan Summaries” in Annex B to this prospectus for more information on reserves relating to the 15 largest Mortgage Loans.

“Due-On-Sale” and “Due-On-Encumbrance” Provisions

The Mortgage Loans generally contain “due-on-sale” and “due-on-encumbrance” clauses, which in each case permit the holder of the Mortgage Loan to accelerate the maturity of the Mortgage Loan if the borrower sells or otherwise transfers or encumbers (subject to certain exceptions set forth in the related Mortgage Loan documents) the related Mortgaged Property or a controlling interest in the borrower without the consent of the mortgagee (which, in some cases, may not be unreasonably withheld). Many of the Mortgage Loans place certain restrictions (subject to certain exceptions set forth in the related Mortgage Loan documents) on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations. The terms of the mortgages generally permit, subject to certain limitations, affiliate, estate planning and family transfers, transfers at death, transfers of interest in a public company, the transfer or pledge of less than a controlling portion of the partnership, members’ or other equity interests in a borrower, the transfer or pledge of passive equity interests in a borrower (such as limited partnership interests and non-managing member interests in a limited liability company) and transfers to persons satisfying qualification criteria set forth in the related Mortgage Loan documents. Certain of the Mortgage Loans do not restrict the pledging of direct or indirect ownership interests in the related borrower, but do restrict the transfer of ownership interests in the related borrower by imposing a specific percentage, a control limitation or requiring the consent of the mortgagee to any such transfer. Generally, the Mortgage Loans do not prohibit transfers of non-controlling interests so long as no change of control results or, with respect to Mortgage Loans to tenant-in-common borrowers, transfers to new tenant-in-common borrowers. Certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners.

Additionally, certain of the Mortgage Loans provide that transfers of the Mortgaged Property are permitted if certain conditions are satisfied, which may include one or more of the following:

●	no event of default has occurred;

●	the proposed transferee is creditworthy and has sufficient experience in the ownership and management of properties similar to the Mortgaged Property;

●	a Rating Agency Confirmation has been obtained from each Rating Agency;

●	the transferee has executed and delivered an assumption agreement evidencing its agreement to abide by the terms of the Mortgage Loan together with legal opinions and title insurance endorsements; and

●	the assumption fee has been received (which assumption fee will be applied as described under “The Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, but will in no event be paid to the Certificateholders); however, certain of the Mortgage Loans allow the borrower to sell or otherwise transfer the related Mortgaged Property a limited number of times without paying an assumption fee.

Transfers resulting from the foreclosure of a pledge of the collateral for a mezzanine loan (if any) or other permitted pledge of borrower interest or a preferred equity investment (if any) will also result in a permitted transfer. See “—Additional Indebtedness” below.

The Pooling and Servicing Agreement will provide that the Master Servicer or the Special Servicer, on behalf of the Trustee, will be required to determine, in a manner consistent with the Servicing Standard, subject in each case to any consent rights of the Special Servicer (in the case of the Master Servicer) and the Controlling Class Representative provided for in the Pooling and Servicing Agreement, whether to exercise any right the mortgagee may have under any such clause to accelerate payment of the related Serviced Loan upon, or to withhold its consent to, any transfer of interests in the borrower or the Mortgaged Property or further encumbrances of the related Mortgaged Property, subject to any approval rights of the applicable Directing Holder or its representative to any waiver of any such clause. See “Risk Factors—Some Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be Challenged as Being Unenforceable—Due-on-Sale and Debt Acceleration Clauses” and “Certain Legal Aspects of the Mortgage Loans—Due-On-Sale and Due-On-Encumbrance Provisions”. The Depositor makes no representation as to the enforceability of any due-on-sale or due-on-encumbrance provision in any Mortgage Loan.

Notwithstanding the foregoing, without any other approval or consent, the Master Servicer (for non-Specially Serviced Loans) or the Special Servicer (for Specially Serviced Loans) may grant and process a borrower’s request for consent to subject the related Mortgaged Property to an immaterial easement, right of way or similar agreement for utilities, access, parking, public improvements or another purpose and may consent to subordination of the related Mortgage Loan to such easement, right of way or similar agreement.

Mortgaged Property Accounts

Lockbox Accounts.

The Mortgage Loan documents prescribe the manner in which the related borrowers are permitted to collect rents from tenants at each Mortgaged Property. The following table sets forth the types of lockbox accounts prescribed for the Mortgage Loans:

Lockbox Account Types

Lockbox Type	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	Approx. % of Initial Pool Balance
Hard	18	$503,990,008	54.1%
Springing	28	353,698,938	38.0
Soft Springing	2	73,959,929	7.9
Total:	48	$931,648,876	100.0%

See “—Certain Calculations and Definitions” for a description of the lockbox types set forth in the table above. The lockbox accounts will not be assets of the Issuing Entity.

Additional Indebtedness

The Mortgage Loans generally prohibit borrowers from incurring any additional debt secured by their Mortgaged Property without the consent of the lender. However:

●	substantially all of the Mortgage Loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related Mortgaged Property;

●	the borrowers under certain of the Mortgage Loans have incurred and/or may incur in the future unsecured debt other than in the ordinary course of business;

●	any borrower that is not required pursuant to the terms of its applicable Mortgage Loan documents to meet single-purpose entity criteria may not be restricted from incurring unsecured debt or mezzanine debt;

●	the terms of certain Mortgage Loans permit the borrowers to post letters of credit and/or surety bonds for the benefit of the mortgagee under the Mortgage Loans, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee;

●	although the Mortgage Loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the Mortgage Loan documents generally permit, subject to certain limitations, the pledge of the limited partnership or non-managing membership equity interests in a borrower or less than a controlling interest of any other equity interests in a borrower; and

●	certain of the Mortgage Loans do not restrict the pledging of ownership interests in the borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests.

Existing Additional Secured Debt

As described under “—The Loan Combinations” below, each Split Mortgage Loan and its corresponding Companion Loan(s) are, in each case, together secured by the same Mortgage on the related Mortgaged Property or portfolio of Mortgaged Properties, and the rights of the holders of such Split Mortgage Loan and corresponding Companion Loan(s) are set forth in a Co-Lender Agreement. Also, see “Significant Loan Summaries—Loan #1: General Motors Building”, “—Loan #2: Olympic Tower”, “—Loan #4: 245 Park Avenue”, “—Loan #5: Starwood Capital Group Hotel Portfolio”, “—Loan #6: Brookwood Self Storage LA-MS Portfolio and “—Loan #11: IGT Reno” in Annex B to this prospectus.

Existing Mezzanine Debt

Mezzanine debt is debt that is incurred by the direct or indirect owner of equity in one or more borrowers and is secured by a pledge of the equity ownership interests in such borrowers. Because mezzanine debt is secured by the obligor’s direct or indirect equity interest in the related borrowers, such financing effectively reduces the obligor’s economic stake in the related Mortgaged Property. The existence of mezzanine debt may reduce cash flow on the borrower’s Mortgaged Property after the payment of debt service and may increase the likelihood that the owner of a borrower will permit the value or income producing potential of a Mortgaged Property to fall and may create a greater risk that a borrower will default on the Mortgage Loan secured by a Mortgaged Property whose value or income is relatively weak.

As of the Cut-off Date, except as disclosed in the following table, each Sponsor has informed us that it is unaware of any existing mezzanine debt with respect to the Mortgage Loans it is selling to the Depositor:

Mortgaged Property Name	Mortgage Loan Cut-off Date Balance	Mezzanine Debt Cut-off Date Balance	Aggregate Companion Loan Cut-off Date Balance	Cut-off Date Total Debt Balance	Cut-off Date Wtd. Avg. Total Debt Interest Rate(1)	Cut-off Date Mortgage Loan LTV Ratio(2)	Cut-off Date Total Debt LTV(1)	Cut-off Date Mortgage Loan DSCR(2)	Cut-off Date Total Debt DSCR(1)
Olympic Tower	$60,000,000	$240,000,000	$700,000,000	$1,000,000,000	4.2050%	32.2%	52.6%	2.70x	1.55x

245 Park Avenue(3)	$51,250,000	$568,000,000	$1,148,750,000	$1,768,000,000	4.3000%(4)	48.9%	80.0%	2.73x	1.42x

Midlink Business Park	$37,208,049	$4,744,651	$0	$41,952,700	4.75000%	74.9%	84.4%	1.91x	1.49x

Embassy Suites Anaheim Orange	$33,000,000	$8,000,000	$0	$41,000,000	5.59829%	56.2%	69.8%	1.94x	1.34x

IGT Reno	$30,000,000	$17,500,000	$50,000,000	$97,500,000	5.11%	50.9%	62.0%	2.05x	1.53x

(1)	Calculated taking into account the mezzanine debt and any related Pari Passu Companion Loan and Subordinate Companion Loan.

(2)	Calculated taking into account any related Pari Passu Companion Loan (but without regard to any related Subordinate Companion Loan).

(3)	The mezzanine debt is composed of the following three mezzanine loans co-originated by JPMorgan Chase Bank, National Association, Natixis Real Estate Capital LLC, Société Générale, DBNY and Barclays Bank PLC: (i) a mezzanine A loan with an original principal balance of $236,500,000 and a fixed interest rate of 5.0000%; (ii) a mezzanine B loan with the original principal balance of $221,000,000 and a fixed interest rate of 5.7000%; and (iii) a mezzanine C loan with an original principal balance of $110,500,000 and a fixed interest rate of 6.8500%. The mezzanine B loan is currently held in part by DBNY.

(4)	The Cut-off Date Wtd. Avg. Total Debt Interest Rate is 4.3000028280543%.

The mezzanine loans related to the Mortgage Loans identified in the table above secured by the Mortgaged Properties identified on Annex A to this prospectus as Olympic Tower, 245 Park Avenue, Midlink Business Park, Embassy Suites Anaheim Orange and IGT Reno, representing approximately 6.4%, 5.5%, 4.0%, 3.5% and 3.2%, respectively, of the Initial Pool Balance, are each subject to an intercreditor agreement between the holder of the related mezzanine loan and the lender under the related Mortgage Loan that sets forth the relative rights of the holders of the related Mortgage Loan and the related mezzanine loan. Each related intercreditor agreement provides, among other things, generally that (a) all payments due under the related mezzanine loan are subordinate after an event of default under the related Mortgage Loan (unless the related mezzanine lender is exercising cure rights) to any and all payments required to be made under the related Mortgage Loan (except for any payments from funds other than the related Mortgaged Property or proceeds of any enforcement upon the mezzanine loan collateral and any mezzanine loan guarantees in respect of which the related Mortgage Loan lender does not hold a corresponding claim or right, or in certain circumstances, even if the related Mortgage Loan lender holds a corresponding claim or right), (b) so long as there is no event of default under the related Mortgage Loan (unless the related mezzanine lender is exercising cure rights), the related mezzanine lender may accept payments on and, in certain cases, prepayments of the related mezzanine loan prior to the prepayment in full of the Mortgage Loan, provided that such prepayment is from a source of funds other than the respective Mortgaged Property (unless such funds are derived from excess cash or other funds properly dividended or distributed from the related borrower (or, in certain cases, from proceeds of a casualty or condemnation that are applied pari passu to the Mortgage Loan and the mezzanine loan)) and, in some cases and subject to certain other limitations, the Mortgage Loan borrower, the senior Mortgage Loan guarantor and/or other collateral for the Mortgage Loan, (c) the related mezzanine lender will have certain rights to receive notice of and to cure defaults under the related Mortgage Loan prior to any acceleration or enforcement of the related Mortgage Loan, (d) the related mezzanine lender may amend or modify the related mezzanine loan in certain respects without the consent of the related Mortgage Loan lender, and the Mortgage Loan lender must obtain the mezzanine lender’s consent to amend or modify the related Mortgage Loan in certain respects, (e) upon the occurrence of an event of default under the related mezzanine loan documents, the related mezzanine lender may foreclose upon the membership interests in the related Mortgage Loan borrower, which could result in a change of control with respect to the related Mortgage Loan borrower and a change in the management of the related Mortgaged Property, (f) if the related Mortgage Loan is accelerated or, in some cases, becomes specially serviced or if a monetary or material non-monetary default occurs and continues for a specified period of time under the related Mortgage Loan (or in certain cases, if any event of default has occurred under the related Mortgage Loan) or if the related Mortgage Loan borrower becomes a debtor in a bankruptcy or if the related Mortgage Loan lender exercises any enforcement action under the related Mortgage Loan documents with respect to the related

Mortgage Loan borrower or the related Mortgaged Property or proposes to accept a discounted payoff from the Mortgage Loan borrower, the related mezzanine lender has the right to purchase the related Mortgage Loan, in whole but not in part, for a price generally equal to the outstanding principal balance of the related Mortgage Loan, together with all accrued interest and other amounts due thereon, plus any servicing advances made by the related Mortgage Loan lender or its servicer and any interest thereon, and interest on any principal and interest advances made by the Mortgage Loan lender or its servicer, plus, subject to certain limitations, any Liquidation Fees and Special Servicing Fees payable under the Pooling and Servicing Agreement (net of certain amounts and subject to certain other limitations, each as specified in the related intercreditor agreement), and generally excluding any late charges, default interest, exit fees, spread maintenance charges payable in connection with a prepayment or yield maintenance charges and prepayment premiums, and (g) an event of default under the related Mortgage Loan will trigger an event of default under the related mezzanine loan.

Generally, upon a default under a mezzanine loan, the holder of the mezzanine loan would be entitled to foreclose upon the equity in the related borrower, which has been pledged to secure payment of such debt. Although this transfer of equity may not trigger the due-on-sale clause under the related Mortgage Loan (as described under “—Certain Terms of the Mortgage Loans—’Due-On-Sale’ and ’Due-On-Encumbrance’ Provisions” above), it could cause a change in control of the borrower or a change in the management of the Mortgaged Property and/or cause the obligor under the mezzanine loan to file for bankruptcy, which could negatively affect the operation of the related Mortgaged Property and the related borrower’s ability to make payments on the related Mortgage Loan in a timely manner.

Permitted Mezzanine Debt

The Mortgage Loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations as described under “—Certain Terms of the Mortgage Loans—’Due-On-Sale’ and ’Due-On-Encumbrance’ Provisions” above.

In addition, certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners.

With respect to the Mortgage Loans listed in the following chart, the direct and indirect equity owners of the borrower are permitted to incur future mezzanine debt, subject to the satisfaction of conditions contained in the related Mortgage Loan documents, including, among other things, a combined maximum loan-to-value ratio, a combined minimum debt service coverage ratio and/or a combined minimum debt yield, as listed in the following chart:

Mortgaged Property Name	Mortgage Loan Cut-off Date Balance	Combined Maximum LTV Ratio	Combined Minimum DSCR	Combined Minimum Debt Yield	Intercreditor Agreement Required
Starwood Capital Group Hotel Portfolio	$40,000,000	64.9%	2.65x	N/A	Y
Residence Inn Long Beach	$33,959,929	70.1%	1.66x	10.14%	Y
7 East 96th Street	$20,000,000	52.6%	1.50x	7.33%	Y
Pack Square(1)	$19,850,000	67.8%	1.36x	8.36%	Y
5 Points Center	$15,500,000	61.3%	1.29x	7.60%	Y
FedEx Freight Zion	$13,483,802	80.0%	1.15x	7.50%	Y
Best Western Plus Marina Gateway	$13,400,000	60.0%	1.95x	12.00%	Y
Shops at the Canyons	$8,250,000	66.0%	1.70x	10.21%	Y

(1)	Mezzanine loan principal balance may not exceed $6,000,000.

Each of the Mortgage Loans listed above conditions the incurrence of future mezzanine debt on the execution of an intercreditor agreement between the holder of the related mezzanine loan and the related lender under the related Mortgage Loan that, in each case, sets forth the relative priorities between the related Mortgage Loan and the related mezzanine loan.

Preferred Equity and Preferred Return Arrangements

Further, borrowers under certain of the Mortgage Loans are permitted to issue preferred equity in such borrowers or in certain parent entities of such borrowers. Because preferred equity often provides for a higher rate of return to be paid to certain holders, preferred equity in some respects functions like mezzanine indebtedness, and reduces a principal’s economic stake in the related Mortgaged Property, reduces cash flow on the borrower’s Mortgaged Property after the payment of debt service and payments on the preferred equity and may increase the likelihood that the owner of a borrower will permit the value or income-producing potential of a Mortgaged Property to fall and may create a slightly greater risk that a borrower will default on the Mortgage Loan secured by a Mortgaged Property whose value or income is relatively weak.

With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this prospectus as Brookwood Self Storage LA-MS Portfolio and Brookwood Self Storage TX Portfolio, representing approximately 4.3% and 2.3% of the Initial Pool Balance, respectively, Silverline Capital Holdings LLC (“Silverline”), a Delaware limited liability company which is the 99% member of Brookwood Properties, L.L.C. (a Louisiana limited liability company which is (A) the sole member of both borrowers under the Brookwood Self Storage LA-MS Portfolio Mortgage Loan and (B) holds a 54.56% interest in the borrower under the Brookwood Self Storage TX Portfolio Mortgage Loan), is partly capitalized with $47,500,000 in preferred equity split equally amongst two preferred equity holders, Robert Craig Smith and Lynne St. Clair Smith. The two preferred equity holders are entitled to returns on the amount of their preferred interest ($23,750,000 each) at a rate of 6.5% per year, and if any preferred return (or portion thereof) is not paid in any calendar year, the unpaid amount is cumulative, accrues interest at the rate of 6.5% per annum, and is carried forward until paid in full. The amount of preferred equity will be reduced over time by the amounts of any distributions of net operating cash flow and net capital proceeds received by the two preferred equity holders. If the preferred equity holders do not receive their preferred return for any calendar year within six months after the end of such year, they have the right to unanimously remove the manager of Silverline (currently Robert Craig Smith) and replace him/her with someone of their choosing. Pursuant to the Mortgage Loan documents, Robert Craig Smith is required to maintain control of each borrower at all times in accordance with the Mortgage Loan documents, and a breach of the control requirement would trigger full recourse under the Mortgage Loan. The Mortgage Loan documents prohibit any preferred equityholders other than Robert Craig Smith and Lynne St. Clair Smith Agreement and a breach of this restriction would also trigger full recourse under the Mortgage Loan.

Permitted Unsecured Debt and Other Debt

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as General Motors Building, representing approximately 10.7% of the Initial Pool Balance, the related Mortgage Loan documents permit the pledge of ownership interests in certain indirect owners of the related borrower to pledgees meeting certain criteria so long as the entities subject to such pledge do not exceed 40% in the aggregate of the beneficial interests in the related borrower, and a specified existing parent of the borrower directly or indirectly retains day-to-day management and operational control rights over the borrower (subject to certain customary major decision consent rights of certain indirect owners of the related borrower).

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Residence Inn Columbus Easton, representing approximately 2.1% of the Initial Pool Balance, the Mortgage Loan documents permit subordinate loans from a member of the related borrower to the related borrower that satisfy all of the following criteria, among others: (i) not less than thirty (but not more than ninety) days prior written notice to the lender specifying the date on which the subordinate loan is scheduled to close, (ii) such subordinate loan would be made in accordance with the related borrower’s organizational documents, (iii) such subordinate loan would be unsecured and not create any liens, (iv) such subordinate loan would have a fixed rate of interest, (v) payments under or with respect to any such subordinate loan will be made only from excess cash flow from the Mortgaged Property and only so long as no trigger period exists under the related Mortgage Loan documents, (vi) the holder of such subordinate loan will waive all rights to declare default and pursue remedies with respect to such subordinate loan while the Mortgage Loan is outstanding, (vii) the holder of such subordinate loan will not be permitted to petition for or otherwise institute proceedings under the bankruptcy code against the related borrower, (viii) the holder of such subordinate loan assigns all of its voting rights to the lender in the event of and in connection with any bankruptcy or insolvency of the related borrower, (ix) the maturity date of such subordinate loan will be no earlier than the maturity date of the Mortgage Loan, and (x) prior to making any such subordinate loan, the member making such loan will enter into a subordination and standstill agreement in form and substance reasonably acceptable to the lender and acceptable to the rating agencies.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this Prospectus as Gurnee Mills, representing approximately 2.1% of the Initial Pool Balance, the borrower may, subject to the mortgage lender’s consent and delivery of a rating agency confirmation, obtain a property assessed clean energy (PACE) loan that is repaid through multi-year assessments against the Mortgaged Property, which loan may not exceed $5,000,000. Failure to timely pay such assessments may give rise to a lien against the Mortgaged Property. In addition, Simon Property Group, Inc. (“SPG”) and its affiliates are permitted to pledge their indirect ownership of the borrower subject to certain conditions, including: (i) the credit facility must be secured by a substantial portion of SPG’s or such affiliate’s assets; (ii) no such corporate loan will be secured by a pledge from a party whose sole asset is its ownership interest in the borrower or Mortgaged Property; and (iii) no event of default has occurred or is continuing under the Mortgage Loan.

There may be other Mortgage Loans that permit the related borrower to incur unsecured loans or indebtedness, including unsecured loans in the ordinary course of business without limitation on the amount of such indebtedness. In addition, certain borrowers may have incurred, prior to the Cut-off Date, unsecured loans or unsecured indebtedness of which we are not aware.

Certain risks relating to additional debt are described in “Risk Factors—Other Debt of the Borrower or Ability to Incur Other Financings Entails Risk”.

The Loan Combinations

General

Each of the following Split Mortgage Loans is part of a Loan Combination comprised of the subject Mortgage Loan which is included in the Issuing Entity, and one or more Pari Passu Companion Loan(s) and/or Subordinate Companion Loan(s) that are held outside the Issuing Entity, each of which is evidenced by a separate promissory note (each a “Companion Note”) and all of which are secured by the same Mortgage(s) encumbering the same Mortgaged Property or portfolio of Mortgaged Properties.

Set forth in the chart below is certain information regarding each Split Mortgage Loan and its related Companion Loan(s).

Loan Combination Summary

Mortgaged Property Name	Mortgage Loan Seller(s)	Mortgage Loan Cut-off Date Balance	Mortgage Loan as Approx. % of Initial Pool Balance	Aggregate Pari Passu Companion Loan Cut-off Date Balance	Aggregate Subordinate Companion Loan Cut-off Date Balance	Loan Combination Cut-off Date Balance	Mortgage Loan LTV Ratio(1)(2)	Loan Combination LTV Ratio(2)(3)	Mortgage Loan Underwritten NCF DSCR(1)	Loan Combination Underwritten NCF DSCR(3)	Servicing of Loan Combination	Controlling Note Included in Issuing Entity (Y/N)
General Motors Building	CGMRC/ GACC	$100,000,000	10.7%	$1,370,000,000	$830,000,000	$2,300,000,000	30.6%	47.9%	4.33x	2.77x	Outside Serviced	N

Olympic Tower	GACC	$60,000,000	6.4%	$551,000,000	$149,000,000	$760,000,000	32.2%	40.0%	2.70x	2.17x	Outside Serviced	N

245 Park Avenue	GACC	$51,250,000	5.5%	$1,028,750,000	$120,000,000	$1,200,000,000	48.9%	54.3%	2.73x	2.45x	Outside Serviced	N

Starwood Capital Group Hotel Portfolio	GACC	$40,000,000	4.3%	$537,270,000	N/A	$577,270,000	60.4%	60.4%	2.72x	2.72x	Outside Serviced	N

Brookwood Self Storage LA-MS Portfolio	CREFI	$40,000,000	4.3%	$40,000,000	N/A	$80,000,000	49.6%	49.6%	2.78x	2.78x	Serviced	Y

IGT Reno	CREFI	$30,000,000	3.2%	$50,000,000	N/A	$80,000,000	50.9%	50.9%	2.05x	2.05x	Serviced	Y

Gurnee Mills	GACC	$19,715,907	2.1%	$251,377,818	N/A	$271,093,725	65.0%	65.0%	1.59x	1.59x	Outside Serviced	N

(1)	Calculated including the related Pari Passu Companion Loan(s) but excluding any related Subordinate Companion Loan.

(2)	With respect to certain of the Loans Combinations above, the Mortgage Loan and Loan Combination Cut-off Date LTV Ratios have been calculated using “as-complete,” “as-stabilized”, “portfolio premium” or similar hypothetical values. Such Loans Combinations are identified under the definition of “Appraised Value” set forth under “Description of the Mortgage Pool—Certain Calculations and Definitions.”

(3)	Calculated including the related Pari Passu Companion Loan(s) and any related Subordinate Companion Loan.

With respect to each Loan Combination, the related Co-Lender Agreement (as defined below) generally provides, among other things, that—

I.	the holder(s) of one or more specified controlling notes (collectively, the “Controlling Note”) will be the “controlling note holder(s)” (collectively, the “Controlling Note Holder”) entitled (directly or through a representative) to (a) approve or, in some cases, direct material servicing decisions involving the related Loan Combination (while the remaining such holder(s) generally are only entitled to non-binding consultation rights in such regard), and (b) in some cases, replace the applicable special servicer with respect to such Loan Combination with or without cause, and

II.	the holder(s) of the note(s) other than the Controlling Note (each, a “Non-Controlling Note”) will be the “non-controlling note holder(s)” (the “Non-Controlling Note Holders”) generally entitled (directly or through a representative) to certain non-binding consultation rights with respect to any decisions as to which the Controlling Note Holder has consent rights involving the related Loan Combination, subject to certain exceptions, including that in certain cases where the related Controlling Note is a B-note such consultation rights will not be afforded to the holder(s) of the Non-Controlling Notes until after a control trigger event has occurred with respect to either such Controlling Note or certain certificates backed thereby, in each case as set forth in the related Co-Lender Agreement.

Set forth in the chart below, with respect to each Loan Combination, is certain information regarding (in each case as of the Cut-off Date): (i) with respect to the related Controlling Note, the identity of the related Controlling Note, Controlling Note Holder and anticipated Controlling Note Holder after the securitization of the related Controlling Note, and the aggregate principal balance of the Controlling Note; and (ii) with respect to the related Non-Controlling Notes, the identity of the related Non-Controlling Note Holder(s) and any anticipated Non-Controlling Note Holder(s) after the securitization of the related Non-Controlling Note(s), and the aggregate principal balance of such Non-Controlling Notes. With respect to each Loan Combination, any related Controlling Notes or Non-Controlling Notes may be a Mortgage Note held by the Issuing Entity, or a Companion Note held by an Outside Securitization, the originator thereof, or another third-party transferee.

Loan Combination Controlling Notes and Non-Controlling Notes

Mortgaged Property Name / Note Detail	Controlling Note	Current Holder of Unsecuritized Note(1)(2)	Current or Anticipated Holder of Securitized Note(2)	Aggregate Cut-off Date Balance
General Motors Building
Notes A-1-S, A-2-S, A-3-S, A-4-S, A-1-C1, A-2-C1, A-3-C1 and A-4-C1	Yes (Note A-1-S)	—	BXP 2017-GM	$725,000,000
Notes A-1-C2 and A-1-C3-1	No	Morgan Stanley Mortgage Capital Holdings LLC	BANK 2017-BNK6(3)	$59,800,000
Notes A-1-C3-2, A-1-C4, A-1-A2 and A-1-A3	No	Morgan Stanley Bank, N.A.	Not Identified	$164,600,000
Notes A-1-A1, A-2-A1, A-3-A1 and A-4-A1	No	Cantor Commercial Real Estate Lending, L.P.	Not Identified	$85,000,000
Note A-2-C2-1	No	DBNY	CD 2017-CD5	$50,000,000
Notes A-2-C2-2, A-2-C3, A-2-A2 and A-2-A3	No	DBNY	Not Identified	$95,200,000
Notes A-3-C2 and A-3-C3-2	No	CGMRC	CD 2017-CD5	$50,000,000
Notes A-3-C3-1, A-3-A2 and A-3-A3	No	CGMRC	Not Identified	$95,200,000
Notes A-4-C2, A-4-C3 and A-4-A2	No	—	WFCM 2017-C38	$115,000,000
Note A-4-A3	No	Wells Fargo Bank, National Association	BANK 2017-BNK6(3)	$30,200,000
Notes B-1-S, B-2-S, B-3-S and B-4-S	No	—	BXP 2017-GM	$830,000,000
Olympic Tower
Notes A-1-S, A-2-S and A-3-S	(4)	—	Olympic Tower 2017-OT	$331,000,000
Notes A-1-C1, A-1-C4 and A-1-C5	No	—	DBJPM 2017-C6	$80,000,000
Notes A-1-C2 and A-1-C3	No	DBNY	CD 2017-CD5	$60,000,000
Notes A-2-C1 and A-2-C2	No	Goldman Sachs Mortgage Company	Not Identified	$84,000,000
Note A-3-C	No	—	BANK 2017-BNK5	$56,000,000
Notes B-1, B-2 and B-3	(4)	—	Olympic Tower 2017-OT	$149,000,000
245 Park Avenue
Notes A-1-A, A-1-B, A-1-C, A-1-D and A-1-E	Yes (Note A-1-A)	—	245 Park Avenue Trust 2017-245P	$380,000,000
Note A-2-A-1	No	—	JPMCC 2017-JP6	$98,000,000
Notes A-2-A-2 and A-2-C-1-A	No	—	DBJPM 2017-C6	$93,750,000
Note A-2-A-3	No	JPMorgan Chase Bank, National Association	JPMCC 2017-JP7(5)	$75,000,000
Note A-2-A-4	No	JPMorgan Chase Bank, National Association	Not Identified	$32,000,000
Notes A-2-B-1, A-2-B-2 and A-2-B-3	No	Natixis Real Estate Capital LLC	Not Identified	$210,000,000
Notes A-2-C-1-B and A-2-C-2	No	DBNY	CD 2017-CD5	$51,250,000
Notes A-2-D-1, A-2-D-2 and A-2-D-3	No	Société Générale	Not Identified	$70,000,000
Notes A-2-E-1 and A-2-E-2	No	Barclays Bank PLC	Not Identified	$70,000,000
Notes B-1, B-2, B-3, B-4 and B-5	No	—	245 Park Avenue Trust 2017-245P	$120,000,000

Mortgaged Property Name / Note Detail	Controlling Note	Current Holder of Unsecuritized Note(1)(2)	Current or Anticipated Holder of Securitized Note(2)	Aggregate Cut-off Date Balance
Starwood Capital Group Hotel Portfolio
Notes A-1 and A-7	Yes (Note A-1)	—	DBJPM 2017-C6	$80,000,000
Note A-2-1	No	JPMorgan Chase Bank, National Association	JPMCC 2017-JP7(5)	$45,000,000
Notes A-2-2, A-9 and A-14	No	JPMorgan Chase Bank, National Association	Not Identified	$46,817,500
Note A-3	No	—	BANK 2017-BNK5	$72,500,000
Note A-4	No	Bank of America, N.A.	BANK 2017-BNK6(3)	$59,317,500
Note A-5	No	—	WFCM 2017-C38	$50,000,000
Notes A-6 and A-17	No	Barclays Bank PLC	Not Identified	$81,817,500
Notes A-8 and A-10	No	DBNY	CD 2017-CD5	$40,000,000
Notes A-11, A-12 and A-13	No	DBNY	Not Identified	$51,817,500
Notes A-15 and A-16-2	No	Starwood Mortgage Funding II LLC	Not Identified	$35,000,000
Note A-16-1	No	Starwood Mortgage Funding II LLC	JPMCC 2017-JP7(5)	$15,000,000
Brookwood Self Storage LA-MS Portfolio
Note A-1	Yes	CREFI	CD 2017-CD5	$40,000,000
Note A-2	No	CREFI	Not Identified	$40,000,000
IGT Reno
Note A-1-A	Yes	CREFI	CD 2017-CD5	$30,000,000
Note A-1-B	No	CREFI	Not Identified	$10,000,000
Note A-2	No	Cantor Commercial Real Estate Lending, L.P.	Not Identified	$40,000,000
Gurnee Mills
Note A-1A	Yes	—	CSAIL 2016-C7	$73,934,652
Notes A-1B and A-3A	No	—	CSMC 2016-NXSR	$59,147,722
Note A-2A	No	—	WFCM 2016-C36	$78,863,629
Note A-2B	No	—	WFCM 2016-LC25	$24,644,884
Notes A-3B and A-4B	No	DBNY	Not Identified	$14,786,930
Note A-4A	No	DBNY	CD 2017-CD5	$19,715,907

(1)	Unless otherwise specified, with respect to each Loan Combination, any related unsecuritized Controlling Note and/or Non-Controlling Note may be further split, modified, combined and/or reissued (prior to its inclusion in a securitization transaction) as one or multiple Controlling Notes or Non-Controlling Notes, as the case may be, subject to the terms of the related Co-Lender Agreement (including that the aggregate principal balance, weighted average interest rate and certain other material terms cannot be changed). In connection with the foregoing, any such split, modified or combined Controlling Note or Non-Controlling Note, as the case may be, may be transferred to one or multiple parties (not identified in the table above) prior to its inclusion in a future commercial mortgage securitization transaction.

(2)	Unless otherwise specified, with respect to each Loan Combination, each related unsecuritized pari passu Companion Note (whether controlling or non-controlling) is expected to be contributed to one or more future commercial mortgage securitization transactions. Under the column “Current or Anticipated Holder of Securitized Note”, (i) the identification of a securitization trust means we have identified an Outside Securitization that has closed or as to which a preliminary prospectus or final prospectus has printed that has or is expected to include the subject Controlling Note or Non-Controlling Note, as the case may be, (ii) “Not Identified” means no preliminary prospectus or final prospectus has printed that identifies the future Outside Securitization that is expected to include the subject Controlling Note or Non-Controlling Note, and (iii) “Not Applicable” means the subject Controlling Note or Non-Controlling Note is not intended to be contributed to a future commercial mortgage securitization transaction. Under the column “Current Holder of Unsecuritized Note”, “—” means the subject Controlling Note or Non-Controlling Note is not an unsecuritized note and is currently held by the securitization trust referenced under the “Current or Anticipated Holder of Securitized Note” column.

(3)	The BANK 2017-BNK6 securitization transaction is scheduled to close on or about July 27, 2017.

(4)	With respect to the Olympic Tower Loan Combination, under the related Co-Lender Agreement, the Olympic Tower 2017-OT Mortgage Trust is the designated “controlling holder”. See “Description of the Mortgage Pool—The Loan Combinations—The Olympic Tower Loan Combination—Consultation and Control”.

(5)	The JPMCC 2017-JP7 securitization transaction is scheduled to close on or about July 31, 2017.

Each Split Mortgage Loan and its related Companion Loan(s) are cross-defaulted. Each Pari Passu Companion Loan is pari passu in right of payment with its related Split Mortgage Loan. Each Subordinate Companion Loan is subordinate in right of payment to the related Split Mortgage Loan. Only each Split Mortgage Loan is included in the Issuing Entity. No Companion Loan is an asset of the Issuing Entity. In addition, with respect to each Loan Combination, notwithstanding the disclosure above with respect to the number of related Companion Loans, any of the unsecuritized Pari Passu Companion Loans identified above may be further split, modified, combined and reissued (prior to its inclusion in a securitization transaction) as multiple Pari Passu Companion Loans, subject to the terms of the related Co-Lender Agreement (including that the aggregate principal balance, weighted average interest rate and certain other material terms cannot be changed).

In connection with each Loan Combination, the relative rights and obligations of the Trustee on behalf of the Issuing Entity and each related Companion Loan Holder are generally governed by a co-lender agreement, intercreditor agreement, agreement among noteholders or comparable agreement (each, a “Co-Lender Agreement”). Each Co-Lender Agreement provides, among other things: (i) for the identification and relative rights of the Controlling Note Holder and Non-Controlling Note Holder(s); (ii) for the servicing and administration of the subject Loan Combination and any related Mortgaged Property; and (iii) that expenses, losses and shortfalls relating to the Loan Combination will be allocated first, to any related Subordinate Companion Loan (if any), and then, on a pro rata basis to the holders of the subject Mortgage Loan and any related Pari Passu Companion Loan(s) (if any), in each case as more particularly described below in this “—The Loan Combinations” section.

Set forth below are certain terms and provisions of each Loan Combination and the related Co-Lender Agreement. Certain of the Loan Combinations are Outside Serviced Loan Combinations. For more information regarding the servicing of each of the Loan Combinations that will not be serviced under the Pooling and Servicing Agreement but will be serviced and administered pursuant to the servicing arrangements for a related Companion Loan, see “The Pooling and Servicing Agreement—Certain Considerations Regarding the Outside Serviced Loan Combinations” and “—Servicing of the Outside Serviced Mortgage Loans”.

The General Motors Building Loan Combination

Servicing

The General Motors Building Loan Combination and any related REO Property will be serviced and administered in accordance with the trust and servicing agreement (the “BXP 2017-GM Trust and Servicing Agreement”), dated as of June 9, 2017, between Morgan Stanley Capital Inc., as depositor (the “BXP 2017-GM Depositor ”), Wells Fargo Bank, National Association, as servicer (in such capacity, the “BXP 2017-GM Servicer”), Aegon USA Realty Advisors, LLC, as special servicer (in such capacity, the “BXP 2017-GM Special Servicer”), Wilmington Trust, National Association, as trustee (in such capacity, the “BXP 2017-GM Trustee” ) and Wells Fargo Bank, National Association, as certificate administrator and custodian (in such capacity, the “BXP 2017-GM Certificate Administrator”), by the BXP 2017-GM Servicer and the BXP 2017-GM Special Servicer, in the manner described under “The Pooling and Servicing Agreement—Certain Considerations Regarding the Outside Serviced Loan Combinations” and “—Servicing of the Outside Serviced Mortgage Loans” in this prospectus, but subject to the terms of the related Co-Lender Agreement (the “General Motors Building Co-Lender Agreement”). In servicing the General Motors Building Loan Combination, the servicing standard set forth in the BXP 2017-GM Trust and Servicing Agreement will require the BXP 2017-GM Servicer and the BXP 2017-GM Special Servicer to take into account the interests of the Certificateholders and the holders of the General Motors Building Companion Loans as a collective whole.

Amounts payable to the Issuing Entity as holder of the General Motors Building Mortgage Loan pursuant to the related Co-Lender Agreement will be included in the Aggregate Available Funds for the related Distribution Date to the extent described in this prospectus.

Custody of the Mortgage File

Wells Fargo Bank, National Association, as custodian under the BXP 2017-GM Trust and Servicing Agreement, is the custodian of the mortgage file related to the General Motors Building Loan Combination (other than the promissory notes evidencing the General Motors Building Mortgage Loan and the General Motors Building Companion Loans not included in the BXP 2017-GM Securitization).

Application of Payments

The General Motors Building Co-Lender Agreement sets forth the respective rights of the holders of the General Motors Building Mortgage Loan and the related Companion Loans with respect to distributions of funds received in respect of the General Motors Building Loan Combination, and provides, in general, that:

●	if no General Motors Building Payment Application Trigger Event (as defined below) has occurred and is continuing with respect to the General Motors Building Loan Combination, all amounts tendered by the related borrower or otherwise available for payment on or with respect to or in connection with the General Motors Building Loan Combination or the related Mortgaged Property or amounts realized as proceeds thereof (excluding amounts for (i) certain required reserves and escrows, (ii) reimbursements in respect of property protection expenses or advances then due and payable to the BXP 2017-GM Servicer or the BXP 2017-GM Trustee, (iii) reimbursements of P&I Advances (or P&I advances) and (iv) certain other expenses due under the BXP 2017-GM Trust and Servicing Agreement) will be applied in the following order of priority:

○	first, to the Issuing Entity, as the holder of the General Motors Building Mortgage Loan, and the General Motors Building Pari Passu Companion Loan Holders, on a pro rata and pari passu basis, up to the amount of any unreimbursed costs and expenses paid by the Issuing Entity or such General Motors Building Pari Passu Companion Loan Holder (or paid or advanced by the BXP 2017-GM Servicer, the BXP 2017-GM Special Servicer or the BXP 2017-GM Trustee, as applicable) with respect to the General Motors Building Loan Combination pursuant to the General Motors Building Co-Lender Agreement or the BXP 2017-GM Trust and Servicing Agreement;

○	second, to the Issuing Entity, as the holder of the General Motors Building Mortgage Loan, and the General Motors Building Companion Loan Holders, on a pro rata and pari passu basis, based on their respective interest entitlements, in amounts equal to the accrued and unpaid interest on the General Motors Building Mortgage Loan or the related General Motors Building Pari Passu Companion Loan, as applicable, at the applicable note interest rate (net of the applicable primary servicing fee rate);

○	third, to the General Motors Building Subordinate Companion Loan Holders, on a pro rata and pari passu basis, based on their respective interest entitlements, in amounts equal to the accrued and unpaid interest on the related General Motors Building Subordinate Companion Loan at the applicable note interest rate (net of the applicable primary servicing fee rate);

○	fourth, pro rata based on the principal balances of the General Motors Building Mortgage Loan and the General Motors Building Pari Passu Companion Loans, to the Issuing Entity, as the holder of the General Motors Building Mortgage Loan, and the General Motors Building Pari Passu Companion Loan Holders, in amounts equal to their respective principal entitlements with respect to the applicable monthly payment date, which amounts will be applied in reduction of the principal balances of the General Motors Building Mortgage Loan and the General Motors Building Pari Passu Companion Loans;

○	fifth, if the proceeds of any foreclosure sale or any liquidation of the General Motors Building Loan Combination or related Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses first through fourth and, as a result of a workout the principal balances of the General Motors Building Mortgage Loan and the General Motors Building Pari Passu Companion Loans have been reduced (to the extent such reductions were made in accordance with the BXP 2017-GM Trust and Servicing Agreement by reason of the insufficiency of the General Motors Building Subordinate Companion Loans to bear the full economic effect of the workout), such excess amount will be paid to the Issuing Entity, as the holder of the General Motors Building Mortgage Loan, and the General Motors Building Pari Passu Companion Loan Holders, on a pro rata and pari passu basis, (x) first, in an amount up to the reduction, if any, of the aggregate principal balance of the General Motors Building Mortgage Loan and the General Motors Building Pari Passu Companion Loans as a result of such workout and (y) second, in an amount equal to interest on such amount at the interest rate for the General Motors Building Loan Combination;

○	sixth, to the General Motors Building Subordinate Companion Loan Holders, on a pro rata and pari passu basis, up to the amount of any unreimbursed costs and expenses paid by such General Motors Building Subordinate Companion Loan Holders (or paid or advanced by the BXP 2017-GM Servicer, the BXP 2017-GM Special Servicer or the BXP 2017-GM Trustee, as applicable) with respect to the General Motors Building Loan Combination pursuant to the General Motors Building Co-Lender Agreement or the BXP 2017-GM Trust and Servicing Agreement;

○	seventh, pro rata based on the principal balances of the General Motors Building Subordinate Companion Loans, to the General Motors Building Subordinate Companion Loan Holders, in amounts equal to their respective principal entitlements with respect to the applicable monthly payment date, which amounts will be applied in reduction of the principal balances of the General Motors Building Subordinate Companion Loans;

○	eighth, if the proceeds of any foreclosure sale or any liquidation of the General Motors Building Loan Combination or related Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses first through seventh and, as a result of a workout the principal balances of the General Motors Building Subordinate Companion Loans have been reduced, such excess amount will be paid to the General Motors Building Subordinate Companion Loan Holders, on a pro rata and pari passu basis, (x) first, in an amount up to the reduction, if any, of the aggregate principal balance of the General Motors Building Subordinate Companion Loans as a result of such workout, and (y) second, in amount equal to interest on such amount at the interest rate for the General Motors Building Loan Combination;

○	ninth, to the Issuing Entity, as the holder of the General Motors Building Mortgage Loan, and the General Motors Building Companion Loan Holders, pro rata, based on their respective Percentage Interests (as defined below), any prepayment or yield maintenance premium, to the extent paid by the related borrower;

○	tenth, to the extent assumption fees, transfer fees, late payment fees or charges (other than any prepayment or yield maintenance premium) actually paid by the related borrower are not required to be otherwise applied under the BXP 2017-GM Trust and Servicing Agreement, including, without limitation, to provide reimbursement for interest on administrative advances, property advances and P&I advances, to pay any additional servicing expenses or to compensate the BXP 2017-GM Servicer or the BXP 2017-GM Special Servicer, as applicable (in each case provided that such reimbursements or payments relate to the General Motors Building Loan Combination), any such fees or expenses, to the extent actually paid by the related borrower, will be paid to the Issuing Entity, as the holder of the General Motors Building Mortgage Loan, and the General Motors Building Companion Loan Holders, pro rata, based on their respective Percentage Interests; and

○	eleventh, if any excess amount is available to be distributed in respect of the General Motors Building Loan Combination, and not otherwise applied in accordance with the foregoing clauses first through tenth, any remaining amount will be paid pro rata to the Issuing Entity, as the holder of the General Motors Building Mortgage Loan, and the General Motors Building Companion Loan Holders in accordance with their respective Percentage Interests.

●	Upon the occurrence and during the continuance of (i) a monetary event of default with respect to the General Motors Building Loan Combination or (ii) a non-monetary event of default as a result of which the General Motors Building Loan Combination becomes a specially serviced loan (a “General Motors Building Payment Application Trigger Event”), all amounts tendered by the related borrower or otherwise available for payment on or with respect to or in connection with the General Motors Building Loan Combination or the related Mortgaged Property or amounts realized as proceeds thereof (excluding amounts for (i) certain required reserves and escrows, (ii) reimbursements in respect of property protection expenses or advances then due and payable to the BXP 2017-GM Servicer or the BXP 2017-GM Trustee, (iii) reimbursements of P&I Advances (or P&I advances) and (iv) certain other expenses due under the BXP 2017-GM Trust and Servicing Agreement) will be applied in the following order of priority:

○	first, to the Issuing Entity, as holder of the General Motors Building Mortgage Loan, and the General Motors Building Pari Passu Companion Loan Holders, on a pro rata and pari passu basis, up to the amount of any unreimbursed costs and expenses paid by the Issuing Entity or such General Motors Building Pari Passu Companion Loan Holders (or paid or advanced by the BXP 2017-GM Servicer, the BXP 2017-GM Special Servicer or the BXP 2017-GM Trustee, as applicable) with respect to the General Motors Building Loan Combination pursuant to the General Motors Building Co-Lender Agreement or the BXP 2017-GM Trust and Servicing Agreement;

○	second, to the Issuing Entity, as the holder of the General Motors Building Mortgage Loan, and the General Motors Building Pari Passu Companion Loan Holders, on a pro rata and pari passu basis, based on their respective interest entitlements, in amounts equal to the accrued and unpaid interest on the General Motors Building Mortgage Loan or the related General Motors Building Pari Passu Companion Loan, as applicable, at the applicable note interest rate (net of the applicable primary servicing fee rate);

○	third, to the General Motors Building Subordinate Companion Loan Holders, on a pro rata and pari passu basis, based on their respective interest entitlements, in amounts equal to the accrued and unpaid interest on the related General Motors Building Subordinate Companion Loan at the applicable note interest rate (net of the applicable primary servicing fee rate);

○	fourth, to the Issuing Entity, as the holder of the General Motors Building Mortgage Loan, and the General Motors Building Pari Passu Companion Loan Holders, on a pro rata and pari passu basis, until the principal balances of the General Motors Building Mortgage Loan and the General Motors Building Pari Passu Companion Loans have been reduced to zero;

○	fifth, if the proceeds of any foreclosure sale or any liquidation of the General Motors Building Loan Combination or related Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses first through fourth and, as a result of a workout the principal balances of the General Motors Building Mortgage Loan and the General Motors Building Pari Passu Companion Loans have been reduced (to the extent such reductions were made in accordance with the BXP 2017-GM Trust and Servicing Agreement by reason of the insufficiency of the General Motors Building Subordinate Companion Loans to bear the full economic effect of the workout), such excess amount will be paid to the Issuing Entity, as the holder of the General Motors Building Mortgage Loan, and the General Motors Building Pari Passu Companion Loan Holders, on a pro rata and pari passu basis, (x) first, in an amount up to the reduction, if any, of the aggregate principal balance of the General Motors Building Mortgage Loan and the General Motors Building Pari Passu Companion Loans as a result of such workout and (y) second, in an amount equal to interest on such amount at the interest rate for the General Motors Building Loan Combination;

○	sixth, to the General Motors Building Subordinate Companion Loan Holders, on a pro rata and pari passu basis, up to the amount of any unreimbursed costs and expenses paid by such General Motors Building Subordinate Companion Loan Holders (or paid or advanced by the BXP 2017-GM Servicer, the BXP 2017-GM Special Servicer or the BXP 2017-GM Trustee, as applicable) with respect to the General Motors Building Loan Combination pursuant to the General Motors Building Co-Lender Agreement or the BXP 2017-GM Trust and Servicing Agreement;

○	seventh, to the General Motors Building Subordinate Companion Loan Holders, on a pro rata and pari passu basis, until the principal balances of the General Motors Building Subordinate Companion Loans have been reduced to zero;

○	eighth, if the proceeds of any foreclosure sale or any liquidation of the General Motors Building Loan Combination or related Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses first through seventh and, as a result of a workout the principal balances of the General Motors Building Subordinate Companion Loans have been reduced, such excess amount will be paid to the General Motors Building Subordinate Companion Loan Holders, on a pro rata and pari passu basis, (x) first, in an amount up to the reduction, if any, of the aggregate principal balance of the General Motors Building Subordinate Companion Loans as a result of such workout, and (y) second, in amount equal to interest on such amount at the interest rate for the General Motors Building Loan Combination;

○	ninth, to the Issuing Entity, as the holder of the General Motors Building Mortgage Loan, and the General Motors Building Companion Loan Holders, pro rata, based on their respective Percentage Interests, any prepayment or yield maintenance premium, to the extent paid by the related borrower;

○	tenth, to the extent assumption fees, transfer fees, late payment fees or charges (other than any prepayment or yield maintenance premium) actually paid by the related borrower are not required to be otherwise applied under the BXP 2017-GM Trust and Servicing Agreement, including, without limitation, to provide reimbursement for interest on administrative advances, property advances and P&I advances, to pay any additional servicing expenses or to compensate the BXP 2017-GM Servicer or the BXP 2017-GM Special Servicer, as applicable (in each case provided that such reimbursements or payments relate to the General Motors Building Loan Combination), any such fees or expenses, to the extent actually paid by the related borrower, will be paid to the Issuing Entity, as the holder of the General Motors Building Mortgage Loan, and the General Motors Building Companion Loan Holders, pro rata, based on their respective Percentage Interests; and

○	eleventh, if any excess amount is available to be distributed in respect of the General Motors Building Loan Combination, and not otherwise applied in accordance with the foregoing clauses first through tenth, any remaining amount will be paid pro rata to the Issuing Entity, as the holder of the General Motors Building Mortgage Loan, and the General Motors Building Companion Loan Holders in accordance with their respective Percentage Interests.

●	To the extent required under the REMIC provisions, payments or proceeds received with respect to any partial release of any portion of the related Mortgaged Property (including pursuant to a condemnation) at a time when the loan-to-value ratio of the General Motors Building Loan Combination (as determined in accordance with the applicable REMIC requirements) exceeds 125% (based solely upon the value of the remaining real property and excluding any personal property or going concern value), will be allocated to reduce the principal balances of the General Motors Building Mortgage Loan and the General Motors Building Mortgage Companion Loans in the manner permitted by the REMIC provisions.

Notwithstanding the foregoing, if a P&I Advance (or a corresponding P&I advance) is made with respect to the General Motors Building Mortgage Loan (or a General Motors Building Companion Loan), then the Master Servicer, Trustee, BXP 2017-GM Servicer, BXP 2017-GM Special Servicer or other master servicer or special servicer that made such P&I Advance (or P&I advance) will be entitled to reimbursement from amounts allocable to the General Motors Building Loan Combination prior to any distributions to the Issuing Entity (as holder of the General Motors Building Mortgage Loan) or the holders of the General Motors Building Companion Loans, provided, that any such outstanding P&I Advances (or P&I advances) in respect of the General Motors Building Mortgage Loan or the General Motors Building Pari Passu Companion Loans will be reimbursed (on a pro rata and pari passu basis) prior to any advances outstanding in respect of the General Motors Building Subordinate Companion Loans.

Certain costs and expenses allocable to the General Motors Building Mortgage Loan (such as a pro rata share of a property advance not recoverable from the General Motors Building Subordinate Companion Loans) may be paid or reimbursed out of payments and other collections on the BXP 2017-GM Securitization, subject to the BXP 2017-GM issuing entity’s right to reimbursement from future payments and other collections on the General Motors Building Mortgage Loan or from general collections on the Mortgage Pool.

For the purpose of this “Application of Payments” section, with respect to the General Motors Building Mortgage Loan and each General Motors Building Subordinate Companion Loan, the term “Percentage Interest” means a fraction, expressed as a percentage, the numerator of which is equal to the principal balance of such loan, and the denominator of which is equal to the principal balance of the General Motors Building Loan Combination.

Consultation and Control

Pursuant to the related Co-Lender Agreement, the controlling note holder with respect to the General Motors Building Loan Combination (the “General Motors Building Loan Combination Directing Holder”), as of any date of determination, will be the controlling class representative under the BXP 2017-GM Trust and Servicing Agreement, or any other party assigned the rights to exercise the rights of the controlling note holder pursuant to the BXP 2017-GM Trust and Servicing Agreement.

Pursuant to the terms of the General Motors Building Co-Lender Agreement, the Issuing Entity, as holder of the General Motors Building Mortgage Loan (or its representative) will (i) have a right to receive reasonable prior notice of the implementation of any “major decision” under the BXP 2017-GM Trust and Servicing Agreement to be taken with respect to the General Motors Building Loan Combination or any recommended actions outlined in an asset status report relating to the General Motors Building Loan Combination and (ii) have the right to be consulted on a strictly non-binding basis with respect to any “major decisions” under the BXP 2017-GM Trust and Servicing Agreement to be taken with respect to the General Motors Building Loan Combination or the implementation of any recommended action outlined in an asset status report relating to the General Motors Building Loan Combination. The consultation right of the Issuing Entity will expire 10 business days following the delivery of written notice of a proposed action, together with copies of the notice, information and report provided to the BXP 2017-GM controlling class representative (or that would have been provided to the BXP 2017-GM controlling class representative if it had not lost its consent and/or consultation rights with respect to such matter), whether or not the Issuing Entity (or its representative) has responded within such period; provided that if the BXP

2017-GM Servicer or the BXP 2017-GM Special Servicer, as applicable, proposes a new course of action that is materially different from the action previously proposed, the 10 business day consultation period will be deemed to begin anew. Notwithstanding the consultation rights described above, the BXP 2017-GM Servicer or the BXP 2017-GM Special Servicer, as applicable, is permitted to take any “major decision” under the BXP 2017-GM Trust and Servicing Agreement or any action set forth in the asset status report before the expiration of the aforementioned 10 business day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the General Motors Building Loan Combination. Neither the BXP 2017-GM Servicer nor the BXP 2017-GM Special Servicer will be obligated at any time to follow or take any alternative actions recommended by the Issuing Entity (or its representative) or any holder of a General Motors Building Pari Passu Companion Loan not held by the BXP 2017-GM trust.

In addition to the consultation rights of the Issuing Entity described above, pursuant to the terms of the General Motors Building Co-Lender Agreement, the Issuing Entity, as holder of the General Motors Mortgage Loan (or its representative) will have the right to an annual meeting (which may be held telephonically) with the BXP 2017-GM Servicer or the BXP 2017-GM Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the BXP 2017-GM Servicer or the BXP 2017-GM Special Servicer, as applicable, in which servicing issues related to the General Motors Building Loan Combination are discussed.

See “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans” in this prospectus.

Application of Penalty Charges

The General Motors Building Co-Lender Agreement provides that items in the nature of Penalty Charges paid on the General Motors Building Mortgage Loan or any General Motors Building Companion Loan will be applied first, to pay the BXP 2017-GM Servicer, the BXP 2017-GM Trustee or the BXP 2017-GM Special Servicer for any interest accrued on any property protection advances and reimbursements of any property protection advances (to the extent such advance is an expense of the BXP 2017-GM trust) in accordance with the terms of the BXP 2017-GM Trust and Servicing Agreement, second, to pay the BXP 2017-GM Servicer, the BXP 2017-GM Trustee, the Master Servicer and the Trustee, or the master servicer and trustee for any securitization of a General Motors Building Companion Loan not included in the BXP 2017-GM Securitization, as applicable, for any interest accrued on any P&I Advance (or analogous P&I advance made pursuant to the BXP 2017-GM Trust and Servicing Agreement or the document governing the securitization of a General Motors Building Companion Loan not included in the BXP 2017-GM Securitization) made with respect to such loan by such party (if and as specified in the Pooling and Servicing Agreement, the BXP 2017-GM Trust and Servicing Agreement, or the applicable document governing the securitization of any securitization of a General Motors Building Companion Loan not included in the BXP 2017-GM Securitization, as applicable), third, to pay trust fund expenses (other than special servicing fees, unpaid workout fees and liquidation fees, each as payable under the BXP 2017-GM Trust and Servicing Agreement) incurred with respect to the General Motors Building Loan Combination (as specified in the BXP 2017-GM Trust and Servicing Agreement) and, finally, to pay, pro rata, (i) the BXP 2017-GM Servicer and/or the BXP 2017-GM Special Servicer as additional servicing compensation as provided in the BXP 2017-GM Trust and Servicing Agreement and (ii) the holder of any General Motors Building Companion Loan not included in the BXP 2017-GM Securitization (or following the securitization of such loan, the BXP 2017-GM Servicer and/or the BXP 2017-GM Special Servicer as additional servicing compensation as provided in the BXP 2017-GM Trust and Servicing Agreement).

Sale of Defaulted Loan Combination

Pursuant to the terms of the General Motors Building Co-Lender Agreement, if the General Motors Building Loan Combination becomes a defaulted mortgage loan under the BXP 2017-GM Trust and Servicing Agreement, and if the BXP 2017-GM Special Servicer determines to sell the General Motors Building Companion Loans that are included in the BXP 2017-GM Securitization in accordance with the BXP 2017-GM Trust and Servicing Agreement, then the BXP 2017-GM Special Servicer will be required to sell the General Motors Building Companion Loans together with the General Motors Building Mortgage Loan as one whole loan in accordance with procedures similar to those set forth under “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties” in this prospectus. See “—Servicing of the Outside Serviced Mortgage Loans” in this prospectus.

Notwithstanding the foregoing, the BXP 2017-GM Special Servicer will not be permitted to sell the General Motors Building Loan Combination if it becomes a defaulted mortgage loan under the BXP 2017-GM Trust and Servicing Agreement without the written consent of the Issuing Entity (or its representative), as holder of the General Motors Building Mortgage Loan, or any other holder of a General Motors Building Pari Passu Companion Loan not held by the BXP 2017-GM Securitization, unless the BXP 2017-GM Special Servicer has delivered to the Issuing Entity (or its representative) and each such General Motors Building Pari Passu Companion Loan Holder: (a) at least 15 business days’ prior written notice of any decision to attempt to sell the General Motors Building Loan Combination; (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any amendments to such bid packages) received by the BXP 2017-GM Special Servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for the General Motors Building Loan Combination, and any documents in the servicing file requested by the Issuing Entity (or its representative) or such General Motors Building Pari Passu Companion Loan Holder; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the BXP 2017-GM Servicer or the BXP 2017-GM Special Servicer in connection with the proposed sale. Subject to the foregoing, the Issuing Entity (or its representative) and the General Motors Building Companion Loan Holders (or their representatives) will be permitted to submit an offer at any sale of the General Motors Building Loan Combination.

Special Servicer Appointment Rights

Pursuant to the General Motors Building Co-Lender Agreement, the General Motors Building Loan Combination Directing Holder will have the right, at any time and from time to time, with or without cause, to replace the BXP 2017-GM Special Servicer then acting with respect to the General Motors Building Loan Combination and appoint a replacement special servicer that meets the required special servicer rating requirements under the Co-Lender Agreement in lieu thereof without the consent of the Issuing Entity (or its representative). Accordingly, subject to the terms of the BXP 2017-GM Trust and Servicing Agreement, the BXP 2017-GM controlling class representative (during a subordinate control period under the BXP 2017-GM Trust and Servicing Agreement), and the applicable BXP 2017-GM certificateholders with the requisite percentage of voting rights (at any time other than a subordinate control period under the BXP 2017-GM Trust and Servicing Agreement), will have the right, with or without cause, to replace the BXP 2017-GM Special Servicer then acting with respect to the General Motors Building Loan Combination and appoint a replacement special servicer in lieu thereof without the consent of the Issuing Entity (or its representative) in accordance with the BXP 2017-GM Trust and Servicing Agreement.

The Olympic Tower Loan Combination

Servicing

The Olympic Tower Loan Combination is being serviced by KeyBank National Association, as master servicer (in such capacity, the “Olympic Tower 2017-OT Servicer”), and, if necessary, specially serviced by KeyBank National Association, as special servicer (in such capacity, the “Olympic Tower 2017-OT Special Servicer”), pursuant to the trust and servicing agreement, dated as of May 6, 2017 (the “Olympic Tower 2017-OT Trust and Servicing Agreement”) for the commercial mortgage securitization transaction involving the issuance of the Olympic Tower 2017-OT Mortgage Trust Commercial Mortgage Pass-Through Certificates (the “Olympic Tower 2017-OT Mortgage Trust”), between Deutsche Mortgage & Asset Receiving Corporation, as depositor, the Olympic Tower 2017-OT Servicer, the Olympic Tower 2017-OT Special Servicer, and Wells Fargo Bank, National Association, as trustee (in such capacity, the “Olympic Tower 2017-OT Trustee”), and as certificate administrator and custodian (in such capacity, the “Olympic Tower 2017-OT Certificate Administrator”), in connection with the Olympic Tower 2017-OT Mortgage Trust (each related Companion Loan therein deposited, an “Olympic Tower Standalone Companion Loan” and each other related Companion Loan, an “Olympic Tower Non-Standalone Companion Loan”), and, subject to the terms of the related Co-Lender Agreement, all decisions, consents, waivers, approvals and other actions on the part of any Olympic Tower Noteholder will be effected in accordance with the Olympic Tower 2017-OT Trust and Servicing Agreement and the related Co-Lender Agreement.

The Olympic Tower 2017-OT Servicer or Olympic Tower 2017-OT Trustee, as applicable, will be obligated to make servicing advances with respect to the Olympic Tower Loan Combination, in each case unless a similar determination of nonrecoverability is made under the Olympic Tower 2017-OT Trust and Servicing Agreement.

Custody of the Mortgage File

Wells Fargo Bank, National Association, the custodian under the Olympic Tower 2017-OT Trust and Servicing Agreement, is the custodian of the mortgage file related to the Olympic Tower Loan Combination (other than any promissory notes not contributed to such securitization).

Application of Payments

The related Co-Lender Agreement sets forth the respective rights of the holders of the Olympic Tower Mortgage Loan and the Olympic Tower Companion Loans with respect to distributions of funds received in respect of the related Olympic Tower Loan Combination, and provides, in general, that:

●	the Olympic Tower Subordinate Companion Loans are, at all times, junior, subject and subordinate to the Olympic Tower Mortgage Loan and the Olympic Tower Pari Passu Companion Loans, and the right of the holders of the Olympic Tower Subordinate Companion Loans (each, an “Olympic Tower Subordinate Companion Loan Holder”) to receive payments with respect to the Olympic Tower Subordinate Companion Loans is, to the extent set forth in the related Co-Lender Agreement, at all times, junior, subject and subordinate to the rights of the holders of the Olympic Tower Mortgage Loan and the Olympic Tower Pari Passu Companion Loans to receive payments with respect to the Olympic Tower Mortgage Loan and the Olympic Tower Pari Passu Companion Loans, respectively.

●	prior to calculating any amounts of interest or principal due to the holders of the Olympic Tower Mortgage Loan and the Olympic Tower Pari Passu Companion Loans, the principal balance of the Olympic Tower Subordinate Companion Loans will be reduced pro rata (based on their respective outstanding principal balances) (but not below zero) by any realized loss with respect to the Olympic Tower Loan Combination, and after the principal balance of each Olympic Tower Subordinate Companion Loan has been reduced to zero, the principal balances of the Olympic Tower Mortgage Loan and the Olympic Tower Pari Passu Companion Loans will be reduced pro rata (based on their respective outstanding principal balances) (in each case, not below zero) by any realized loss with respect to the Olympic Tower Loan Combination.

If no (i) event of default with respect to an obligation of the borrower to pay money due under the Olympic Tower Loan Combination or (ii) non-monetary event of default pursuant to which the Olympic Tower Loan Combination becomes a specially serviced loan (an “Olympic Tower Triggering Event of Default”) has occurred and is continuing, then all amounts tendered by the borrower (net of certain amounts payable or reimbursable to the Olympic Tower 2017-OT Servicer or the Olympic Tower 2017-OT Special Servicer, as applicable) will be distributed as follows:

(i)	first, (A) first, to each Note A holder (or the Olympic Tower 2017-OT Servicer or the Olympic Tower 2017-OT Trustee and, if applicable, the master servicer of any securitization of any Olympic Tower Non-Standalone Pari Passu Companion Loan), up to the amount of any nonrecoverable property advances (or, in the case of a master servicer of any securitization of any Olympic Tower Non-Standalone Pari Passu Companion Loan, if applicable, its pro rata share of any nonrecoverable property advances previously reimbursed to the Olympic Tower 2017-OT Servicer or the Olympic Tower 2017-OT Trustee from general collections of the related Olympic Tower Non-Standalone Pari Passu Companion Loan securitization trust) that remain unreimbursed (together with interest thereon at the applicable advance rate), (B) second, on a pro rata and pari passu basis (based on the total outstanding principal balance of the Olympic Tower Standalone Companion Loans on the one hand and the Olympic Tower Non-Standalone Pari Passu Companion Loans on the other hand), to the holders of the Olympic Tower Standalone Companion Loans (or the Olympic Tower 2017-OT Servicer or the Olympic Tower 2017-OT Trustee) and the holders of the Olympic Tower Non-Standalone Pari Passu Companion Loans (or the master servicers or trustees of the related securitizations), up to the amount of any nonrecoverable “P&I” advances that remain unreimbursed (together with interest thereon at the applicable advance rate), and (C) third, on a pro rata and pari passu basis (based on the total outstanding principal balance of the Olympic Tower Standalone Companion Loans), to the holders of the Olympic Tower Standalone Companion Loans (or the Olympic Tower 2017-OT Servicer or the Olympic Tower 2017-OT Trustee) up to the amount of any nonrecoverable administrative advances that remain unreimbursed (together with interest thereon at the applicable advance rate);

(ii)	second, to each Note A holder (or the Olympic Tower 2017-OT Servicer, the Olympic Tower 2017-OT Special Servicer or the Olympic Tower 2017-OT Trustee, as applicable), on a pro rata and pari passu basis (based on the unreimbursed amount of costs paid or payable), up to the amount of any unreimbursed costs paid or any costs currently payable or paid or advanced by the holder of such Note A (or the Olympic Tower 2017-OT Servicer, the Olympic Tower 2017-OT Special Servicer or the Olympic Tower 2017-OT Trustee, as applicable), with respect to the Olympic Tower Loan Combination, including, without limitation, unreimbursed property advances and administrative advances and interest thereon at the applicable advance rate, to the extent such costs, property advances and administrative advances and interest thereon are then payable or reimbursable under the Olympic Tower 2017-OT Trust and Servicing Agreement;

(iii)	third, to each Note A holder and Note B holder (or the Olympic Tower 2017-OT Servicer), the applicable accrued and unpaid servicing fee (without duplication of any portion of the servicing fee paid by the borrower), and then to each Note A holder and Note B holder (or the Olympic Tower 2017-OT Special Servicer), any special servicing fees (including, without limitation, any workout fees and liquidation fees) earned by it with respect to the Olympic Tower Loan Combination under the Olympic Tower 2017-OT Trust and Servicing Agreement;

(iv)	fourth, pari passu to each Note A holder, up to an amount equal to the accrued and unpaid interest on the related principal balance at the related interest rate on such Note A, net of the servicing fee rate, on a pro rata basis based on the amount of accrued and unpaid interest due to each such Note A holder;

(v)	fifth, pari passu, in respect of principal collections, with respect to all payments and prepayments of principal, to each Note A holder, on a pro rata basis (based on the outstanding principal balance of its respective Note A), up to an amount equal to all such payments and prepayments of principal, until the related principal balances have been reduced to zero;

(vi)	sixth, if the proceeds of any foreclosure sale or any liquidation of the Olympic Tower Loan Combination or the Olympic Tower Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses (i)-(v), pari passu to each Note A holder in an amount equal to the aggregate of unreimbursed realized losses previously allocated to the related Note A, plus interest thereon at the related Note A interest rate minus the servicing fee, on a pro rata basis based on the amount of realized losses previously allocated to each such Note and compounded monthly from the date the related realized loss was allocated to Note A;

(vii)	seventh, to each Note B holder (or the Olympic Tower 2017-OT Servicer, the Olympic Tower Special Servicer or Olympic Tower 2017-OT Trustee (if any), as applicable), up to the amount of any unreimbursed costs paid or any costs currently payable or paid or advanced by such Note B holder (or the Olympic Tower 2017-OT Servicer, the Olympic Tower Special Servicer or Olympic Tower 2017-OT Trustee (if any), as applicable), with respect to the Olympic Tower Loan Combination pursuant to the Olympic Tower 2017-OT Trust and Servicing Agreement and the related Co-Lender Agreement, including, without limitation, unreimbursed property advances and administrative advances and interest thereon at the applicable advance rate, to the extent such costs, property advances and administrative advances and interest thereon are then payable or reimbursable under the Olympic Tower 2017-OT Trust and Servicing Agreement or the related Co-Lender Agreement, and any cure payment made by such Note B holder pursuant to the related Co-Lender Agreement;

(viii)	eighth, pari passu, to each Note B holder, up to an amount equal to the accrued and unpaid interest on the principal balance at the interest rate on the related Note B, net of the servicing fee rate on a pro rata basis based on the amount of accrued and unpaid interest due to each such Note B holder;

(ix)	ninth, pari passu, in respect of principal collections, with respect to all payments and prepayments of principal, to each Note B holder on a pro rata basis (based on the outstanding principal balance of its respective Note B), up to an amount equal to all such payments and prepayments of principal, until the principal balance of each Note B has been reduced to zero;

(x)	tenth, to each Note B holder, on a pro rata and pari passu basis (based on the amount of realized losses previously allocated to each such Note B), an amount equal to the aggregate of unreimbursed realized losses previously allocated to such Note B, plus interest thereon at the interest rate on the related Note B minus the servicing fee, compounded monthly from the date the related realized loss was allocated to such Note B;

(xi)	eleventh, any interest accrued at the default rate on the principal balance of the Olympic Tower Loan Combination to the extent such default interest amount is (i) actually paid by the borrower, (ii) in excess of interest accrued on the principal balance of the Olympic Tower Loan Combination at the Olympic Tower Loan Combination interest rate and (iii) not required to be paid to the Olympic Tower 2017-OT Servicer, the Olympic Tower 2017-OT Trustee or the Olympic Tower 2017-OT Special Servicer, the Master Servicer or the Trustee, or the master servicer or trustee under any pooling and servicing agreement relating to an Olympic Tower Non-Standalone Pari Passu Companion Loan securitization, pro rata (based on the amounts described in each of the following clauses (A) and (B)) and pari passu, to (A) Note A in an amount calculated on the Note A principal balance at the excess of (x) the Note A default rate over (y) the Note A interest rate and (B) Note B in an amount calculated on the Note B principal balance at the excess of (x) the Note B default rate over (y) the Note B interest rate;

(xii)	twelfth, first, pro rata and pari passu, to each Note A holder, any prepayment premium allocable to any prepayment of the related Note A, and then second, pro rata and pari passu, to each Note B holder any prepayment premium allocable to any prepayment of the related Note B, to the extent actually paid by the borrower;

(xiii)	thirteenth, pro rata and pari passu (in the case of penalty charges, only to the extent not required to be paid to the Olympic Tower 2017-OT Servicer, the Olympic Tower 2017-OT Trustee or the Olympic Tower 2017-OT Special Servicer, the Master Servicer or the Trustee, or the master servicer or trustee of any securitization of any Olympic Tower Non-Standalone Pari Passu Companion Loan), to: (i) each Note A holder its percentage interest of any assumption fees and penalty charges and (ii) each Note B holder its percentage interest of any assumption fees and penalty charges, in each case, to the extent actually paid by the borrower; and

(xiv)	fourteenth, any excess amount not otherwise applied pursuant to the foregoing clauses (i) through (xiii) above will be distributed to the holders of the Olympic Tower Loan Combination pro rata and pari passu in accordance with their respective initial percentage interests.

If any note in the Olympic Tower Loan Combination (or a portion thereof) has been defeased, the foregoing provisions regarding priority of payments will apply only to the non-defeased notes (or portions thereof). Any note (or portion thereof) that has been defeased will be repaid solely from the proceeds of the related defeasance collateral.

The Olympic Tower 2017-OT Servicer and the Olympic Tower 2017-OT Special Servicer, as applicable, will have no obligation to deposit any amounts that are additional servicing compensation into the collection account or REO account, as applicable, and are entitled to retain any such amount that such party is entitled to under the Olympic Tower 2017-OT Trust and Servicing Agreement.

After the occurrence of and during the continuance of an Olympic Tower Triggering Event of Default, all amounts tendered by the borrower (net of certain amounts payable or reimbursable to the Olympic Tower 2017-OT Servicer or the Olympic Tower 2017-OT Special Servicer, as applicable) will be distributed as follows:

(i)	first, (A) first, to each Note A holder (or the Olympic Tower 2017-OT Servicer or the Olympic Tower 2017-OT Trustee and, if applicable, the master servicer of any securitization of any Olympic Tower Non-Standalone Pari Passu Companion Loan), up to the amount of any nonrecoverable property advances (or, in the case of a master servicer of any securitization of any Olympic Tower Non-Standalone Pari Passu Companion Loan, if applicable, its pro rata share of any nonrecoverable property advances previously reimbursed to the Olympic Tower 2017-OT

Servicer or the Olympic Tower 2017-OT Trustee from general collections of the related Olympic Tower Non-Standalone Pari Passu Companion Loan securitization trust) that remain unreimbursed (together with interest thereon at the applicable advance rate), (B) second, on a pro rata and pari passu basis (based on the total outstanding principal balance of the Olympic Tower Standalone Companion Loans on the one hand and the Olympic Tower Non-Standalone Pari Passu Companion Loans on the other hand), to the holders of the Olympic Tower Standalone Companion Loans (or the Olympic Tower 2017-OT Servicer or the Olympic Tower 2017-OT Trustee) and the holders of the Olympic Tower Non-Standalone Pari Passu Companion Loans (or the master servicers or trustees of the related securitizations), up to the amount of any nonrecoverable “P&I” advances that remain unreimbursed (together with interest thereon at the applicable advance rate), and (C) third, on a pro rata and pari passu basis (based on the total outstanding principal balance of the Olympic Tower Standalone Companion Loans), to the holders of the Olympic Tower Standalone Companion Loans (or the Olympic Tower 2017-OT Servicer or the Olympic Tower 2017-OT Trustee) up to the amount of any nonrecoverable administrative advances that remain unreimbursed (together with interest thereon at the applicable advance rate);

(ii)	second, to each Note A holder (or the Olympic Tower 2017-OT Servicer, the Olympic Tower 2017-OT Special Servicer or the Olympic Tower 2017-OT Trustee, as applicable), on a pro rata and pari passu basis (based on the unreimbursed amount of costs paid or payable), up to the amount of any unreimbursed costs paid or any costs currently payable or paid or advanced by the holder of such Note A (or the Olympic Tower 2017-OT Servicer, the Olympic Tower 2017-OT Special Servicer or the Olympic Tower 2017-OT Trustee as applicable), with respect to the Olympic Tower Loan Combination, including, without limitation, unreimbursed property advances and administrative advances and interest thereon at the applicable advance rate, to the extent such costs, property advances and administrative advances and interest thereon are then payable or reimbursable under the Olympic Tower 2017-OT Trust and Servicing Agreement;

(iii)	third, to each Note A holder and Note B holder (or the Olympic Tower 2017-OT Servicer), the applicable accrued and unpaid servicing fee (without duplication of any portion of the servicing fee paid by the borrower), and then to each Note A holder and Note B holder (or the Olympic Tower 2017-OT Special Servicer), any special servicing fees (including without limitation any workout fees and liquidation fees) earned by it with respect to the Olympic Tower Loan Combination under the Olympic Tower 2017-OT Trust and Servicing Agreement;

(iv)	fourth, pari passu to each Note A holder, up to an amount equal to the accrued and unpaid interest on the related principal balance at the related interest rate on such Note A, net of the servicing fee rate, on a pro rata basis based on the amount of accrued and unpaid interest due to each such Note A holder;

(v)	fifth, pari passu to each Note B holder, up to an amount equal to the accrued and unpaid interest on the related principal balance at the related interest rate on such Note B, net of the servicing fee rate, on a pro rata basis based on the amount of accrued and unpaid interest due to each such Note B holder;

(vi)	sixth, pari passu to each Note A holder, on a pro rata basis, in an amount equal to the outstanding principal balance of each such Note A, until the related principal balances have been reduced to zero;

(vii)	seventh, if the proceeds of any foreclosure sale or any liquidation of the Olympic Tower Loan Combination or the Olympic Tower Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses (i)-(vi), pari passu to each Note A holder, in an amount equal to the aggregate of unreimbursed realized losses previously allocated to the related Note A, plus interest thereon at the related Note A interest rate minus the servicing fee, on a pro rata basis based on the amount of realized losses previously allocated to each such Note and compounded monthly from the date the related realized loss was allocated to Note A;

(viii)	eighth, to each Note B holder (or the Olympic Tower 2017-OT Servicer, the Olympic Tower 2017-OT Special Servicer or the Olympic Tower 2017-OT Trustee (if any), as applicable) on a pro rata and pari passu basis (based on the unreimbursed amount of costs paid or payable) up to the amount of any unreimbursed costs paid or any costs currently payable or paid or advanced by such Note B holder (or the Olympic Tower 2017-OT Servicer, the Olympic Tower 2017-OT Special Servicer or the Olympic Tower 2017-OT Trustee (if any), as applicable), with respect to the Olympic Tower Loan Combination pursuant to the Olympic Tower 2017-OT Trust and Servicing Agreement and the related Co-Lender Agreement, including, without limitation, unreimbursed property advances and administrative advances and interest thereon at the applicable advance rate, to the extent such costs, property advances and administrative advances and interest thereon are then payable or reimbursable under the Olympic Tower 2017-OT Trust and Servicing Agreement or the related Co-Lender Agreement, and any cure payment made by such Note B holder pursuant to the related Co-Lender Agreement;

(ix)	ninth, pari passu to each Note B holder, on a pro rata basis, up to an amount equal to the outstanding principal balance of each such Note B, until the principal balance has been reduced to zero;

(x)	tenth, pari passu to each Note B holder (based on the amount of realized losses previously allocated to each such Note B), an amount equal to the aggregate of unreimbursed realized losses previously allocated to such Note B, plus interest thereon at the interest rate on the related Note B minus the servicing fee, compounded monthly from the date the related realized loss was allocated to such Note B;

(xi)	eleventh, first, pro rata and pari passu, to each Note A holder, any prepayment premium allocable to any prepayment of the related Note A, and then second, to each Note B holder, pro rata and pari passu, any prepayment premium allocable to any prepayment of the related Note B, to the extent actually paid by the borrower;

(xii)	twelfth, any interest accrued at the default rate on the principal balance of the Olympic Tower Loan Combination to the extent such default interest amount is (i) actually paid by the borrower, (ii) in excess of interest accrued on the principal balance of the Olympic Tower Loan Combination at the Olympic Tower Loan Combination interest rate and (iii) not required to be paid to the Olympic Tower 2017-OT Servicer, the Olympic Tower 2017-OT Trustee or the Olympic Tower 2017-OT Special Servicer, the Master Servicer or the Trustee, or the master servicer or trustee under any pooling and servicing agreement relating to an Olympic Tower Non-Standalone Pari Passu Companion Loan securitization, pro rata (based on the amounts described in each of the following clauses (A) and (B)) and pari passu, to (A) Note A in an amount calculated on the Note A principal balance on such monthly payment date prior to the application of funds contemplated in clauses (i) through (xv) at the excess of (x) the Note A default rate over (y) the Note A interest rate and (B) Note B in an amount calculated on the Note B principal balance on such monthly payment date prior to the application of funds contemplated in clauses (i) through (xv) at the excess of (x) the Note B default rate over (y) the Note B interest rate;

(xiii)	thirteenth, pro rata and pari passu (in the case of penalty charges, only to the extent not required to be paid to the Olympic Tower 2017-OT Servicer, the Olympic Tower 2017-OT Trustee or the Olympic Tower 2017-OT Special Servicer, the Master Servicer or Trustee, or the master servicer or trustee of any securitization of any Olympic Tower Non-Standalone Pari Passu Companion Loan), to: (i) each Note A holder its percentage interest of any assumption fees and penalty charges and (ii) each Note B holder its percentage interest of any assumption fees and penalty charges, in each case, to the extent actually paid by the borrower; and

(xiv)	fourteenth, any excess amount not otherwise applied pursuant to the foregoing clauses (i) through (xiii) above will be distributed to the holders of the Olympic Tower Loan Combination pro rata in accordance with their respective initial percentage interests.

For the purpose of this “—The Olympic Tower Loan Combination—Application of Payments” section, with respect to the Olympic Tower Mortgage Loan, the Olympic Tower Pari Passu Companion Loans and the Olympic Tower Subordinate Companion Loan, the term “percentage interest” means the percentage equivalent of a fraction, the numerator of which is equal to the principal balance of such loan, and the denominator of which is equal to the principal balance of the Olympic Tower Loan Combination.

In addition, solely for the purpose of this “—The Olympic Tower Loan Combination—Application of Payments” section, the following terms have the meaning below:

“Note A” means, individually or collectively, Note A-1-S, Note A-2-S, Note A-3-S, Note A-1-C1, Note A-1-C2, Note A-1-C3, Note A-1-C4, Note A-1-C5, Note A-2-C1, Note A-2-C2 and Note A-3-C, as the context requires.

“Note B” means, individually or collectively, Note B-1, Note B-2 and Note B-3, as the context requires.

Consultation and Control

As of any date of determination, during an Olympic Tower 2017-OT Subordinate Control Period, the Olympic Tower 2017-OT Controlling Class Representative or its designee (such party, the “Olympic Tower 2017-OT Directing Holder”) will be the controlling holder under the related Co-Lender Agreement. As of the Closing Date, the Olympic Tower 2017-OT Directing Holder is expected to be funds and accounts under management by BlackRock Financial Management, Inc. or its affiliates.

A “Olympic Tower 2017-OT Subordinate Control Period” means any period when the certificate balance of the Class E certificates issued by the Olympic Tower 2017-OT Mortgage Trust (taking into account the application of appraisal reduction amounts and collateral deficiency amounts to notionally reduce the certificate balance of such class of certificates) is at least 25% of the initial certificate balance of such class of certificates; provided, if at any time the certificate balances of all classes of certificates senior to such class of certificates have been reduced to zero as a result of the allocation of principal payments on the Olympic Tower Standalone Companion Loans, then an Olympic Tower 2017-OT Subordinate Control Period will be deemed to then be in effect. If the Olympic Tower 2017-OT Directing Holder becomes a borrower related party, an Olympic Tower 2017-OT Subordinate Control Period will be deemed to be terminated (except for the purposes of determining whether the Olympic Tower 2017-OT Directing Holder or an Olympic Tower 2017-OT Controlling Class Certificateholder has the right to appoint the successor special servicer to a Olympic Tower 2017-OT Special Servicer that is a borrower related party).

A “Olympic Tower 2017-OT Subordinate Consultation Period” means any period when both (i) the certificate balance of the Class E certificates issued by the Olympic Tower 2017-OT Mortgage Trust (taking into account the application of appraisal reduction amounts and collateral deficiency amounts to notionally reduce the certificate balance of such class of certificates), is less than 25% of the initial certificate balance of such class of certificates and (ii) the certificate balance of such class of certificates (without regard to the application of appraisal reduction amounts and collateral deficiency amounts allocated to such class of certificates) is at least 25% of the initial certificate balance of such class of certificates. If the Olympic Tower 2017-OT Directing Holder becomes a borrower related party, an Olympic Tower 2017-OT Subordinate Consultation Period will be deemed to be terminated (except for the purposes of determining whether the Olympic Tower 2017-OT Directing Holder or an Olympic Tower 2017-OT Controlling Class Certificateholder has the right to appoint the successor special servicer to an Olympic Tower 2017-OT Special Servicer that is a borrower related party.

When the certificate balance of the Class E certificates issued by the Olympic Tower 2017-OT Mortgage Trust (without regard to the application of appraisal reduction amounts and collateral deficiency amounts to notionally reduce the certificate balance of such class of certificates) is less than 25% of the initial certificate balance of such class of certificates, the Olympic Tower 2017-OT Directing Holder will have no consent or consultation rights under the Olympic Tower 2017-OT Trust and Servicing Agreement except for such rights available to it as a certificateholder or an interest owner, as applicable, and such other rights that are available to it in accordance with the Olympic Tower 2017-OT Trust and Servicing Agreement.

Certain decisions to be made with respect to the Olympic Tower Loan Combination, including certain major decisions and the implementation of any recommended actions outlined in an asset status report pursuant to the Olympic Tower 2017-OT Trust and Servicing Agreement are expected to require the approval of the Olympic Tower 2017-OT Directing Holder.

The “Olympic Tower 2017-OT Controlling Class” will be, as of any time of determination, the Class E certificates issued by the Olympic Tower 2017-OT Mortgage Trust so long as such class has an outstanding certificate balance (as reduced by any principal payments, realized losses, appraisal reduction amounts and collateral deficiency amounts allocable to such class) that is equal to or greater than 25% of the initial certificate balance of such class or, if such class does not meet the preceding requirement, there will be no Olympic Tower 2017-OT Controlling Class.

An “Olympic Tower 2017-OT Controlling Class Certificateholder” will be each holder (or beneficial owner, if applicable) of a certificate of the Olympic Tower 2017-OT Controlling Class.

Neither the Olympic Tower 2017-OT Servicer nor the Olympic Tower 2017-OT Special Servicer will be permitted to follow any direction or objection provided by the Olympic Tower 2017-OT Directing Holder that would require or cause the Olympic Tower 2017-OT Servicer or the Olympic Tower 2017-OT Special Servicer to violate any provision of the Mortgage Loan documents, the Olympic Tower 2017-OT Co-Lender Agreement, applicable law or the Olympic Tower 2017-OT Trust and Servicing Agreement or the REMIC provisions, including without limitation the Olympic Tower 2017-OT Servicer’s or the Olympic Tower 2017-OT Special Servicer’s obligation to act in accordance with the servicing standard, or expose any certificateholder (or interest owner, as applicable), the Olympic Tower 2017-OT Servicer, the Olympic Tower 2017-OT Special Servicer, the Olympic Tower 2017-OT Certificate Administrator, the Olympic Tower 2017-OT Trustee or the Olympic Tower 2017-OT Mortgage Trust or their affiliates, officers, directors or agent to any claim, suit or liability, result in the imposition of a tax upon the Olympic Tower 2017-OT Mortgage Trust cause either Trust REMIC to fail to qualify as a REMIC or materially expand the scope of the Olympic Tower 2017-OT Servicer’s or the Olympic Tower 2017-OT Special Servicer’s responsibilities under the Olympic Tower 2017-OT Trust and Servicing Agreement and the Olympic Tower 2017-OT Co-Lender Agreement.

Application of Penalty Charges

The related Co-Lender Agreement requires the Olympic Tower 2017-OT Trust and Servicing Agreement to provide that penalty charges and any interest accrued at the default rate on the principal balance of the Olympic Tower Loan Combination that is in excess of interest accrued on the principal balance of the Olympic Tower Loan Combination at the mortgage rate, in either case to the extent actually paid by the borrower, to be applied by the Olympic Tower 2017-OT Servicer (prior to allocation to the holders under “—Application of Payments” above) for the following purposes: first, (i) to pay the Olympic Tower 2017-OT Servicer, the Olympic Tower 2017-OT Trustee or the Olympic Tower 2017-OT Special Servicer for each holder’s pro rata share of any interest accrued on any property advances and reimbursement of any property advances in accordance with the terms of the Olympic Tower 2017-OT Trust and Servicing Agreement; (ii) to pay the Olympic Tower 2017-OT Servicer or the Olympic Tower 2017-OT Trustee, the Master Servicer or Trustee under the Pooling and Servicing Agreement or the master servicers or trustees under any related non-lead securitization servicing agreement the amount, if any, of interest accrued on any P&I Advance made with respect to any promissory note evidencing a portion of the Olympic Tower Loan Combination by such party; and (iii) to pay the Olympic Tower 2017-OT Servicer or the Olympic Tower 2017-OT Trustee for each Olympic Tower Standalone Companion Loan holder’s pro rata share of interest accrued on any administrative advances and reimbursement of any administrative advances in accordance with the terms of the Olympic Tower 2017-OT Trust and Servicing Agreement, and second, be used to reduce, on a pro rata basis, each holder’s share of trust fund expenses (other than special servicing fees, unpaid workout fees and liquidation fees) incurred with respect to the Olympic Tower Loan Combination (as specified in the Olympic Tower 2017-OT Trust and Servicing Agreement).

Cure Rights

If the Olympic Tower Subordinate Companion Loans are no longer included in the Olympic Tower 2017-OT Mortgage Trust and there is a monetary default or non-monetary default (in either case, beyond applicable notice and grace periods) with respect to the Olympic Tower Loan Combination, then each Olympic Tower Subordinate Companion Loan Holder will have the right (and if all of the Olympic Tower Subordinate Companion Loan Holders provide such notice, then all of the Olympic Tower Subordinate Companion Loan Holders collectively, on a pro rata basis will have such right), but not the obligation to: (A) cure such monetary default within 10 business days following the receipt of notice of such default and (B) cure such non-monetary default within 30 days following receipt of notice of such default, provided that under certain circumstances the cure period with respect to a non-monetary default may be extended by an additional 60 days (for a total of up to 90 days). If an Olympic Tower Subordinate Companion Loan Holder elects to cure a default by way of a payment of money (a “Cure Payment”), such Olympic Tower Subordinate Companion Loan Holder will be required to make such Cure Payment as directed by the Olympic Tower 2017-OT Special Servicer and such Cure Payment will include all costs, expenses, losses, liabilities, obligations, damages, penalties and disbursements imposed on, incurred by or asserted against the Issuing Entity or the Olympic Tower Pari Passu Companion Loan holders related to the default and incurred during the period of time from the expiration of the grace period for such default until such Cure Payment is made or other cure is effected. So long as a default exists that is being cured by an Olympic Tower Subordinate Companion Loan Holder and the applicable cure period has not expired and such Olympic Tower Subordinate Companion Loan Holder is permitted to cure under the terms of the related Co-Lender Agreement, the default will not be treated as a default or an Olympic Tower Triggering Event of Default (i) for purposes of “—Application of Payments” above, (ii) for purposes of triggering an acceleration of the Olympic Tower Loan Combination, modifying, amending or waiving any provisions or the Mortgage Loan documents or commencing foreclosure proceedings or similar legal proceedings with respect to the Olympic Tower Mortgaged Property, or (iii) for purposes of treating the Olympic Tower Loan Combination as a specially serviced loan. Notwithstanding anything to the contrary, an Olympic Tower Subordinate Companion Loan Holder’s right to cure a default will be limited to six (6) Cure Events over the life of the Olympic Tower Loan Combination and no single Cure Event may exceed four (4) consecutive months. A “Cure Event” means an Olympic Tower Subordinate Companion Loan Holder’s exercise of its cure rights whether for one (1) month or for consecutive months in the aggregate.

Purchase Option

If the Olympic Tower Subordinate Companion Loans are no longer included in the Olympic Tower 2017-OT Mortgage Trust and an Olympic Tower Triggering Event of Default has occurred and is continuing, then, upon written notice from the Olympic Tower 2017-OT Special Servicer of such occurrence (a “Repurchase Option Notice”), any Note B holder will have the right (and if all of the Olympic Tower Subordinate Companion Loan Holders provide such notice, then all of the Olympic Tower Subordinate Companion Loan Holders collectively, on a pro rata basis will have such right), prior to any other party, by written notice to the Olympic Tower 2017-OT Special Servicer (the “Repurchase Election Notice”) after the occurrence of the Olympic Tower Triggering Event of Default and prior to the earliest date to occur of (a) the cure of the Olympic Tower Triggering Event of Default, (b) the consummation of a foreclosure sale, sale by power of sale or delivery of a deed-in-lieu of foreclosure with respect to the Olympic Tower Mortgaged Property, (c) the modification of the mortgage loan documents in accordance with the Olympic Tower 2017-OT Trust and Servicing Agreement and the related Co-Lender Agreement, and (d) the date that is 90 days after the related controlling noteholder’s receipt of the Repurchase Option Notice, to purchase the Olympic Tower Mortgage Loan and the Olympic Tower Pari Passu Companion Loans for the applicable purchase price provided in the related Co-Lender Agreement on a date not less than five (5) business days nor more than 15 business days after the date of the Repurchase Election Notice, except as described below with respect to a Repurchase Election Notice based on a Notice of Foreclosure/DIL.

The Olympic Tower 2017-OT Special Servicer will be required to give the Olympic Tower Subordinate Companion Loan Holders 5 business days’ prior written notice of its intent with respect to any consummation of a foreclosure sale, sale by power of sale or delivery of deed-in-lieu of foreclosure with respect to the Olympic Tower Mortgaged Property (a “Notice of Foreclosure/DIL”). If the Olympic Tower 2017-OT Special Servicer intends to accept a deed-in-lieu of foreclosure, it will be required to deliver a Notice of Foreclosure/DIL stating its intent to the Olympic Tower Subordinate Companion Loan Holders and the Olympic Tower Subordinate Companion Loan Holders will have the option, within 10 business days from receipt of such Notice of Foreclosure/DIL, to deliver a Repurchase Election Notice to the Olympic Tower 2017-OT Special Servicer and to consummate the purchase option on a date to occur no later than 30 days from the day it received the Notice of Foreclosure/DIL, provided that such 30 days may be extended at the option of the Olympic Tower Subordinate Companion Loan Holders for an additional 30 days upon payment of a $5,000,000 non-refundable cash deposit and provision of evidence satisfactory to the Olympic Tower 2017-OT Special Servicer that it is diligently and expeditiously proceeding to consummate its purchase of the Olympic Tower Mortgage Loan and the Olympic Tower Pari Passu Companion Loans.

Sale of Defaulted Loan Combination

Pursuant to the terms of the related Co-Lender Agreement, if the Olympic Tower Loan Combination becomes a defaulted mortgage loan, and if the Olympic Tower 2017-OT Special Servicer determines to sell the Olympic Tower Mortgage Loan and the Olympic Tower Companion Loans in accordance with the Olympic Tower 2017-OT Trust and Servicing Agreement, then the Olympic Tower 2017-OT Special Servicer will have the right and the obligation to sell the Olympic Tower Mortgage Loan and the Olympic Tower Companion Loans as notes evidencing one whole loan in accordance with the terms of the Olympic Tower 2017-OT Trust and Servicing Agreement. In connection with any such sale, the Olympic Tower 2017-OT Special Servicer will be required to follow the procedures set forth in the Olympic Tower 2017-OT Trust and Servicing Agreement.

Special Servicer Appointment Rights

Pursuant to the related Co-Lender Agreement and the Olympic Tower 2017-OT Trust and Servicing Agreement, the Olympic Tower 2017-OT Directing Holder (during the Olympic Tower 2017-OT Subordinate Control Period) or certificateholders or interest owners, as applicable, with the requisite percentage of voting rights will have the right, with or without cause, to replace the Olympic Tower 2017-OT Special Servicer then acting with respect to the Olympic Tower Loan Combination and appoint a replacement special servicer in lieu thereof without the consent of the Companion Loan Holders.

The 245 Park Avenue Loan Combination

Servicing

The 245 Park Avenue Loan Combination and any related REO Property is being serviced and administered pursuant to the terms of the trust and servicing agreement, dated as of May 30, 2017 (the “245 Park Avenue Trust 2017-245P Trust and Servicing Agreement”) for the commercial mortgage securitization transaction (the “245 Park Avenue Trust 2017-245P Securitization”) involving the issuance of the 245 Park Avenue Trust 2017-245P, Commercial Mortgage Pass-Through Certificates, Series 2017-245P, among J.P. Morgan Chase Commercial Mortgage Securities Corp., as depositor, Wells Fargo Bank, National Association, as servicer (in such capacity, the “245 Park Avenue Trust 2017-245P Servicer”), AEGON USA Realty Advisors, LLC, as special servicer (the “245 Park Avenue Trust 2017-245P Special Servicer”), Wilmington Trust, National Association, as trustee (the “245 Park Avenue Trust 2017-245P Trustee”), Wells Fargo Bank, National Association, as certificate administrator, and Trimont Real Estate Advisors, LLC, as operating advisor.

The Master Servicer or the Trustee, as applicable, under the Pooling and Servicing Agreement will be responsible for making any required P&I Advance on the 245 Park Avenue Mortgage Loan (but not any advances of principal and/or interest on the 245 Park Avenue Companion Loans) pursuant to the terms of the Pooling and Servicing Agreement, unless the Master Servicer or the Trustee, as applicable, or the Special Servicer under the Pooling and Servicing Agreement determines that such an advance would not be recoverable from collections on the 245 Park Avenue Mortgage Loan. The 245 Park Avenue Trust 2017-245P Servicer or 245 Park Avenue Trust 2017-245P Trustee, as applicable, is responsible for making (A) any required principal and interest advances on the 245 Park Avenue Companion Loans included in the 245 Park Avenue Trust 2017-245P Securitization if and to the extent provided in the 245 Park Avenue Trust 2017-245P Trust and Servicing Agreement and the 245 Park Avenue Co-Lender Agreement (but not on the 245 Park Avenue Mortgage Loan) and (B) any required property protection advances with respect to the 245 Park Avenue Loan Combination, unless in the case of clause (A) or (B) above, a determination of nonrecoverability is made under the 245 Park Avenue Trust 2017-245P Trust and Servicing Agreement.

Custody of the Mortgage File

Wells Fargo Bank, National Association, the custodian under the 245 Park Avenue Trust 2017-245P Trust and Servicing Agreement, is the custodian of the mortgage file related to the 245 Park Avenue Loan Combination (other than any promissory notes not contributed to such securitization).

Application of Payments

The 245 Park Avenue Co-Lender Agreement sets forth the respective rights of the 245 Park Avenue Noteholders with respect to distributions of funds received in respect of the 245 Park Avenue Loan Combination, and provides, in general, that

●	Each of the 245 Park Avenue Subordinate Companion Loans and the rights of each holder thereof to receive payments of interest, principal and other amounts with respect to its respective 245 Park Avenue Subordinate Companion Loan will, at all times, be junior, subject and subordinate to the 245 Park Avenue Mortgage Loan and the 245 Park Avenue Pari Passu Companion Loans and the rights of the Issuing Entity, as the holder of the 245 Park Avenue Mortgage Loan, and the holders of the 245 Park Avenue Pari Passu Companion Loans to receive payments with respect to the 245 Park Avenue Mortgage Loan and their respective 245 Park Avenue Pari Passu Companion Loans.

●	all payments, proceeds and other recoveries on or in respect of the 245 Park Avenue Loan Combination (other than amounts for reserves or escrows required by the 245 Park Avenue Mortgage Loan documents and certain payments and expenses including the payment and reimbursement rights of certain parties to the 245 Park Avenue Trust 2017-245P Trust and Servicing Agreement) will be applied in the following order of priority:

(i)	first, on a pro rata and pari passu basis, to pay accrued and unpaid interest on the 245 Park Avenue Mortgage Loan and the 245 Park Avenue Pari Passu Companion Loans (other than default interest) to the Issuing Entity, as holder of the 245 Park Avenue Mortgage Loan, and each holder of a 245 Park Avenue Pari Passu Companion Loan in an amount equal to the accrued and unpaid interest on the applicable outstanding principle balances at the applicable net note rate;

(ii)	second, on a pro rata and pari passu basis, to the Issuing Entity, as holder of the 245 Park Avenue Mortgage Loan, and each holder of a 245 Park Avenue Pari Passu Companion Loan in an amount equal to all principal payments (or other amounts allocated to principal) received, if any, with respect to the related monthly payment date, until the respective outstanding principal balances have been reduced to zero;

(iii)	third, on a pro rata and pari passu basis, to the Issuing Entity, as holder of the 245 Park Avenue Mortgage Loan, and each holder of a 245 Park Avenue Pari Passu Companion Loan, an amount equal to the aggregate of unreimbursed realized losses previously allocated to such holder in accordance with the 245 Park Avenue Co-Lender Agreement, plus interest thereon at the net note rate for the 245 Park Avenue Mortgage Loan and the 245 Park Avenue Pari Passu Companion Loans compounded monthly from the date the related realized loss was allocated to 245 Park Avenue Mortgage Loan and each 245 Park Avenue Pari Passu Companion Loans, such amount to be allocated to such holder, on a pro rata and pari passu basis based on the amount of realized losses previously allocated to each such holder;

(iv)	fourth, on a pro rata and pari passu basis, to pay accrued and unpaid interest on the 245 Park Avenue Subordinate Companion Loans (other than default interest) to each holder of a 245 Park Avenue Subordinate Companion Loan in an amount equal to the accrued and unpaid interest on the applicable outstanding principal balances at the applicable net note rate;

(v)	fifth, on a pro rata and pari passu basis, to each holder of a 245 Park Avenue Subordinate Companion Loan in an amount equal to all principal payments (or other amounts allocated to principal) received, if any, with respect to the related monthly payment date, until the respective outstanding principal balances have been reduced to zero;

(vi)	sixth, on a pro rata and pari passu basis, to each holder of a 245 Park Avenue Subordinate Companion Loan, an amount equal to the aggregate of unreimbursed realized losses previously allocated to such holder in accordance with the 245 Park Avenue Co-Lender Agreement, plus interest thereon at the net note rate for the 245 Park Avenue Subordinate Companion Loans compounded monthly from the date the related realized loss was allocated to each 245 Park Avenue Subordinate Companion Loan, such amount to be allocated to such holder, on a pro rata and pari passu basis based on the amount of realized losses previously allocated to each such Holder;

(vii)	seventh, to pay any yield maintenance premium (as defined in the related Mortgage Loan documents) and yield maintenance default premium (as defined in the related Mortgage Loan documents) then due and payable in respect of the 245 Park Avenue Mortgage Loan and the 245 Park Avenue Pari Passu Companion Loans, on a pro rata and pari passu basis, then to the 245 Park Avenue Subordinate Companion Loans, on a pro rata and pari passu basis;

(viii)	eighth, to pay default interest and late payment charges then due and owing under the 245 Park Avenue Loan Combination, all of which will be applied in accordance with the 245 Park Avenue Trust and Servicing Agreement; and

(ix)	ninth, if any excess amount is available to be distributed in respect of the 245 Park Avenue Loan Combination, and not otherwise applied in accordance with the foregoing clauses first to eighth), any remaining amount shall be paid pro rata to the Issuing Entity, as holder of the 245 Park Avenue Mortgage Loan, and each holder of a 245 Park Avenue Pari Passu Companion Loan and each holder of a 245 Park Avenue Subordinate Companion Loan based on their initial principal balances.

Notwithstanding anything to the contrary herein, to the extent required under the REMIC provisions, payments or proceeds received with respect to any partial release of the related Mortgaged Property (including following a condemnation) from the lien of the applicable mortgage and mortgage loan documents must be allocated to reduce the principal balance of the Loan Combination in the manner permitted by such REMIC provisions if, immediately following such release, the loan-to value ratio of the Loan Combination exceeds 125% (based solely on real property and excluding any personal property and going concern value).

Certain fees, costs and expenses (such as a pro rata share of any unreimbursed special servicing fee or property protection advances) allocable to the 245 Park Avenue Mortgage Loan may be paid or reimbursed out of payments and other collections on the mortgage pool, subject to the trust’s right to reimbursement from future payments and other collections on the 245 Park Avenue Subordinate Companion Loans. This may result in temporary (or, if not ultimately reimbursed, permanent) shortfalls to holders of the certificates.

Consultation and Control

Pursuant to the related Co-Lender Agreement, the Controlling Note Holder of the 245 Park Avenue Loan Combination (the “245 Park Avenue Controlling Note Holder”) will be the holder of the 245 Park Avenue Pari Passu Companion Loan evidenced by promissory note A-1-A, provided that the rights of the Controlling Note Holder will be exercised by holders of the majority of the class of securities issued in the 245 Park Avenue Trust 2017-245P Securitization designated as the “controlling class” or such other class(es) otherwise assigned the rights to exercise the rights of the Controlling Note Holder. Certain decisions to be made with respect to the 245 Park Avenue Loan Combination, including certain major servicing decisions, and the implementation of any recommended actions outlined in an asset status report with respect to the 245 Park Avenue Loan Combination or any related REO property pursuant to the 245 Park Avenue Trust 2017-245P Trust and Servicing Agreement will require the approval of the 245 Park Avenue Controlling Note Holder.

Pursuant to the terms of the 245 Park Avenue Co-Lender Agreement, the Issuing Entity, as holder of the 245 Park Avenue Mortgage Loan (or its representative), will (i) have the right to receive (1) notices, information and reports with respect to any “major decisions” (as defined in the 245 Park Avenue Co-Lender Agreement) to be taken with respect to the 245 Park Avenue Loan Combination (similar to such notice, information or report the 245 Park Avenue Trust 2017-245P Special Servicer is required to deliver to the directing certificateholder under the 245 Park Avenue Trust 2017-245P Trust and Servicing Agreement) (without regard to whether such items are actually required to be provided to the directing certificateholder under the 245 Park Avenue Trust 2017-245P Trust and Servicing Agreement due to the occurrence of a control event or a consultation termination event (in each case as defined in the 245 Park Avenue Trust 2017-245P Trust and Servicing Agreement) and (2) a summary of the asset status report relating to the 245 Park Avenue Loan Combination (at the same time as it is required to deliver to the directing certificateholder under the 245 Park Avenue Trust 2017-245P Trust and Servicing Agreement) and (ii) have the right to be consulted on a strictly non-binding basis to the extent the holder of the related Mortgage Loan requests consultation with respect to any such major decisions to be taken with respect to the 245 Park Avenue Loan Combination or the implementation of any recommended action outlined in an asset status report relating to the 245 Park Avenue Loan Combination (and the 245 Park Avenue Trust 2017-245P Special Servicer will be required to consider alternative actions recommended by the holder of the 245 Park Avenue Mortgage Loan). The consultation rights of the Issuing Entity, as the holder of the 245 Park Avenue Mortgage Loan, will expire 10 business days following the delivery of written notice of the proposed action, together with copies of the notice, information and reports required thereto (unless the 245 Park Avenue Trust 2017-245P Special Servicer proposes a new course of action that is materially different from the action previously proposed, in which case the 10 business day consultation period will be deemed to begin anew from the date of such proposal and delivery of all information relating thereto). Notwithstanding the consultation rights of the

Issuing Entity, as the holder of the 245 Park Avenue Mortgage Loan, described above, the 245 Park Avenue Trust 2017-245P Special Servicer is permitted to make any “major decision” (as defined in the 245 Park Avenue Co-Lender Agreement) or take any action set forth in the asset status report before the expiration of the aforementioned 10 business day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the 245 Park Avenue Noteholders; and the 245 Park Avenue Trust 2017-245P Special Servicer will not be obligated at any time to follow or take any alternative actions recommended by the Issuing Entity, as holder of the 245 Park Avenue Mortgage Loan (or its representative).

In addition to the consultation rights described above, the Issuing Entity, as holder of the 245 Park Avenue Mortgage Loan (or its representative), will have the right to attend annual meetings (either telephonically or in person, in the discretion of the 245 Park Avenue Trust 2017-245P Servicer or the 245 Park Avenue Trust 2017-245P Special Servicer, as applicable) with the 245 Park Avenue Trust 2017-245P Servicer or the 245 Park Avenue Trust 2017-245P Special Servicer at the offices of the 245 Park Avenue Trust 2017-245P Servicer or the 245 Park Avenue Trust 2017-245P Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the 245 Park Avenue Trust 2017-245P Servicer or the 245 Park Avenue Trust 2017-245P Special Servicer, as applicable, in which servicing issues related to the 245 Park Avenue Loan Combination are discussed, provided that the Issuing Entity (or its representative) executes a confidentiality agreement in form and substance reasonably satisfactory to it, the 245 Park Avenue Trust 2017-245P Servicer or the 245 Park Avenue Trust 2017-245P Special Servicer, as applicable, and the 245 Park Avenue Controlling Note Holder.

Sale of Defaulted Loan Combination

Pursuant to the terms of the 245 Park Avenue Co-Lender Agreement, if the 245 Park Avenue Loan Combination becomes a defaulted loan under the 245 Park Avenue Trust 2017-245P Trust and Servicing Agreement, and if the 245 Park Avenue Trust 2017-245P Special Servicer determines to sell the 245 Park Avenue Controlling Pari Passu Companion Loan in accordance with the 245 Park Avenue Trust 2017-245P Trust and Servicing Agreement, then the 245 Park Avenue Trust 2017-245P Special Servicer will be required to sell the 245 Park Avenue Companion Loans together with the 245 Park Avenue Mortgage Loan as one whole loan in accordance with the servicing standard as set forth in the 245 Park Avenue Trust 2017-245P Trust and Servicing Agreement.

Notwithstanding the foregoing, the 245 Park Avenue Trust 2017-245P Special Servicer will not be permitted to sell the 245 Park Avenue Loan Combination if such Loan Combination becomes a defaulted whole loan without the written consent of the Issuing Entity, as holder of the 245 Park Avenue Mortgage Loan (provided that such consent is not required if the Issuing Entity is a borrower affiliate (as defined in the 245 Park Avenue Trust 2017-245P Trust and Servicing Agreement)) unless the 245 Park Avenue Trust 2017-245P Special Servicer has delivered to the Issuing Entity: (a) at least 15 business days prior written notice of any decision to attempt to sell the related Loan Combination; (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the 245 Park Avenue Trust 2017-245P Special Servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for the 245 Park Avenue Loan Combination, and any documents in the servicing file reasonably requested by the Issuing Entity that are material to the price of the 245 Park Avenue Loan Combination; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the 245 Park Avenue Trust 2017-245P Servicer or the 245 Park Avenue Trust 2017-245P Special Servicer in connection with the proposed sale; provided that the Issuing Entity may waive as to itself any of the delivery or timing requirements described in this sentence. Subject to the terms of the 245 Park Avenue Trust 2017-245P Trust and Servicing Agreement, the Issuing Entity (or its representative) will be permitted to submit an offer at any sale of the related Loan Combination unless it is a borrower affiliate (as defined in the 245 Park Avenue Trust 2017-245P Trust and Servicing Agreement).

Special Servicer Appointment Rights

Pursuant to the 245 Park Avenue Co-Lender Agreement, subject to the terms of the 245 Park Avenue Trust 2017-245P Trust and Servicing Agreement, the 245 Park Avenue Controlling Note Holder will have the right at any time and from time to time, with or without cause, to replace the 245 Park Avenue Trust 2017-245P Special Servicer then acting with respect to the 245 Park Avenue Loan Combination and appoint a replacement special servicer in lieu of such special servicer in a manner substantially similar to that as described under “Pooling and

Servicing Agreement—Rights Upon Servicer Termination Event”. The Issuing Entity (or its representative), as holder of the 245 Park Avenue Mortgage Loan, will be permitted to direct the 245 Park Avenue Trust 2017-245P Trustee to terminate the 245 Park Avenue Trust 2017-245P Special Servicer (solely with respect to the 245 Park Avenue Loan Combination) upon a servicer termination event under the 245 Park Avenue Trust 2017-245P Trust and Servicing Agreement with respect to the 245 Park Avenue Trust 2017-245P Special Servicer that affects the holder of the 245 Park Avenue Mortgage Loan.

The Starwood Capital Group Hotel Portfolio Loan Combination

Servicing

Pursuant to the terms of the related Co-Lender Agreement, the Starwood Capital Group Hotel Portfolio Loan Combination and any related REO Property is being serviced and administered pursuant to the pooling and servicing agreement (the “DBJPM 2017-C6 Pooling and Servicing Agreement”) for the DBJPM 2017-C6 Securitization, dated as of May 30, 2017, among Deutsche Mortgage & Asset Receiving Corporation, as depositor, Midland Loan Services, a Division of PNC Bank, National Association, as master servicer (in such capacity, the “DBJPM 2017-C6 Servicer”) and as special servicer (in such capacity, the “DBJPM 2017-C6 Special Servicer”), Wells Fargo Bank, National Association, as trustee (in such capacity, the “DBJPM 2017-C6 Trustee”) and as certificate administrator (in such capacity, the “DBJPM 2017-C6 Certificate Administrator”), and Pentalpha Surveillance LLC, as asset representations reviewer (in such capacity, the “DBJPM 2017-C6 Asset Representations Reviewer”) and as operating advisor (in such capacity, the “DBJPM 2017-C6 Operating Advisor”), by the DBJPM 2017-C6 Servicer and the DBJPM 2017-C6 Special Servicer, but subject to the terms of the related Co-Lender Agreement. In servicing the Starwood Capital Group Hotel Portfolio Loan Combination, the servicing standard set forth in the DBJPM 2017-C6 Pooling and Servicing Agreement will require the DBJPM 2017-C6 Servicer and the DBJPM 2017-C6 Special Servicer to take into account the interests of the DBJPM 2017-C6 certificateholders, the Issuing Entity, as the holder of the Starwood Capital Group Hotel Portfolio Mortgage Loan, and the holders of the Starwood Capital Group Hotel Portfolio Pari Passu Companion Loans not included in the DBJPM 2017-C6 Securitization, as a collective whole.

Amounts payable to the Issuing Entity as the holder of the Starwood Capital Group Hotel Portfolio Mortgage Loan pursuant to the related Co-Lender Agreement will be included in the Aggregate Available Funds for the related Distribution Date to the extent described in this prospectus.

Custody of the Mortgage File

Wells Fargo Bank, National Association, as custodian under the DBJPM 2017-C6 Pooling and Servicing Agreement, is the initial custodian of the mortgage file related to the Starwood Capital Group Hotel Portfolio Loan Combination (other than the promissory notes evidencing the Starwood Capital Group Hotel Portfolio Mortgage Loan and the Starwood Capital Group Hotel Portfolio Pari Passu Companion Loans not included in the DBJPM 2017-C6 Securitization).

Application of Payments

The related Co-Lender Agreement sets forth the respective rights of the holder of the Starwood Capital Group Hotel Portfolio Mortgage Loan and the holders of the related Starwood Capital Group Hotel Portfolio Pari Passu Companion Loans with respect to distributions of funds received in respect of the Starwood Capital Group Hotel Portfolio Loan Combination, and provides, in general, that:

●	the Starwood Capital Group Hotel Portfolio Mortgage Loan and the Starwood Capital Group Hotel Portfolio Pari Passu Companion Loans are of equal priority with each other and no portion of any of them will have priority or preference over any portion of the other or security therefor;

●	all payments, proceeds and other recoveries on or in respect of the Starwood Capital Group Hotel Portfolio Loan Combination or the related Mortgaged Properties will be applied to the Starwood Capital Group Hotel Portfolio Mortgage Loan and the related Starwood Capital Group Hotel Portfolio Pari Passu Companion Loans on a pro rata and pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment of amounts for required reserves or escrows required by the related Mortgage Loan documents and payment and reimbursement rights of the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the certificate administrator, the depositor and the trustee) in accordance with the terms of the related Co-Lender Agreement and the DBJPM 2017-C6 Pooling and Servicing Agreement; and

●	costs, fees, expenses, losses and shortfalls relating to the Starwood Capital Group Hotel Portfolio Loan Combination will be allocated, on a pro rata and pari passu basis, to the Starwood Capital Group Hotel Portfolio Mortgage Loan and the related Starwood Capital Group Hotel Portfolio Pari Passu Companion Loans in accordance with the terms of the related Co-Lender Agreement.

For more information regarding the allocation of collections and expenses in respect of the Starwood Capital Group Hotel Portfolio Loan Combination, see “The Pooling and Servicing Agreement-Advances” and “—Withdrawals from the Collection Account”.

The Master Servicer or the Trustee, as applicable, under the Pooling and Servicing Agreement will be responsible for making any required P&I Advance on the Starwood Capital Group Hotel Portfolio Mortgage Loan (but not any advances of principal and/or interest on the Starwood Capital Group Hotel Portfolio Pari Passu Companion Loans) pursuant to the terms of the Pooling and Servicing Agreement, unless the Master Servicer or the Trustee, as applicable, or the Special Servicer under the Pooling and Servicing Agreement determines that such an advance would not be recoverable from collections on the Starwood Capital Group Hotel Portfolio Mortgage Loan and (ii) the DBJPM 2017-C6 Servicer or the DBJPM 2017-C6 Trustee, as applicable, will be responsible for making (A) any required principal and interest advances on the Starwood Capital Group Hotel Portfolio Controlling Note as required under the terms of the DBJPM 2017-C6 Pooling and Servicing Agreement (but not on the Starwood Capital Group Hotel Portfolio Mortgage Loan or the non-controlling Starwood Capital Group Hotel Portfolio Pari Passu Companion Loans) and (B) any required property protection advances with respect to the Starwood Capital Group Hotel Portfolio Loan Combination, unless in the case of clause (A) or (B) above, a similar determination of nonrecoverability is made under the DBJPM 2017-C6 Pooling and Servicing Agreement.

Consultation and Control

Pursuant to the related Co-Lender Agreement, the Controlling Note Holder is the holder of the majority of the class of securities issued in connection with the DBJPM 2017-C6 Securitization designated as the “controlling class” or such other class(es) otherwise assigned the rights to exercise the rights of the “controlling note holder” under the related Co-Lender Agreement, as and to the extent provided in the DBJPM 2017-C6 Pooling and Servicing Agreement (such directing holder, the “Starwood Capital Group Hotel Portfolio Pari Passu Companion Loan Directing Holder”); provided that if at any time 50% or more of the class of securities issued in the DBJPM 2017-C6 Securitization designated as the “controlling class” or such other class(es) otherwise assigned the rights to exercise the rights of the “controlling note holder” is held by the borrower or an affiliate of the borrower, the class of securities issued in the DBJPM 2017-C6 Securitization designated as the “controlling class” or such other class(es) otherwise assigned the rights to exercise the rights of the “controlling note holder” will not be entitled to exercise any rights of the directing holder under the DBJPM 2017-C6 Pooling and Servicing Agreement. In its capacity as the Controlling Note Holder under the related Co-Lender Agreement, the Starwood Capital Group Hotel Portfolio Pari Passu Companion Loan Directing Holder is entitled to exercise rights similar to those of the Controlling Class Representative as set forth under “The Pooling and Servicing Agreement—The Directing Holder” with respect to the Starwood Capital Group Hotel Portfolio Loan Combination.

Pursuant to the terms of the related Co-Lender Agreement, the Issuing Entity as holder of the Starwood Capital Group Hotel Portfolio Mortgage Loan (or prior to the occurrence and continuance of a Consultation Termination Event, the Controlling Class Representative) will (i) have the right to receive copies of all notices, information and reports that the related Outside Servicer or Outside Special Servicer is required to provide to the Starwood Capital Group Hotel Portfolio Pari Passu Companion Loan Directing Holder (within the same time frame such notices, information and reports are or would have been required to be provided to the Starwood Capital Group Hotel Portfolio Pari Passu Companion Loan Directing Holder under the DBJPM 2017-C6 Pooling and Servicing Agreement without regard to the occurrence of any control event or consultation termination event) with respect to any major decisions to be taken with respect to the Starwood Capital Group Hotel Portfolio Loan Combination or the implementation of any recommended action outlined in an Asset Status Report relating to the Starwood Capital Group Hotel Portfolio Loan Combination and (ii) have the right to be consulted on a strictly non-binding basis with respect to certain major decisions to be taken with respect to the Starwood Capital Group Hotel

Portfolio Loan Combination or the implementation of any recommended action outlined in an Asset Status Report relating to the Starwood Capital Group Hotel Portfolio Loan Combination. The consultation right of the holder of the Starwood Capital Group Hotel Portfolio Mortgage Loan (or its representative) will expire 10 business days following the delivery of written notice and information relating to the matter subject to consultation whether or not the holder of the Starwood Capital Group Hotel Portfolio Mortgage Loan (or its representative) has responded within such period; provided that if the related Outside Servicer or Outside Special Servicer, as applicable, proposes a new course of action that is materially different from the actions previously proposed, the 10 business-day consultation period will be deemed to begin anew from the date of delivery of such new proposal and delivery of all information related to such new proposal. Neither the related Outside Servicer nor the related Outside Special Servicer, as applicable, will be obligated at any time to follow or take any alternative actions recommended by the holder of the Starwood Capital Group Hotel Portfolio Mortgage Loan (or its representative, including the Controlling Class Representative).

In addition to the consultation rights of the Issuing Entity (or its representative) described above, pursuant to the terms of the related Co-Lender Agreement, the Issuing Entity (or its representative) will have the right to attend (in-person or telephonically in the discretion of the related Outside Servicer or Outside Special Servicer, as applicable) annual meetings with the related Outside Servicer or Outside Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the related Outside Servicer or Outside Special Servicer, as applicable, for the purpose of discussing servicing issues related to the Starwood Capital Group Hotel Portfolio Loan Combination.

Application of Penalty Charges

The related Co-Lender Agreement provides that items in the nature of Penalty Charges paid on the Starwood Capital Group Hotel Portfolio Mortgage Loan or any Starwood Capital Group Hotel Portfolio Pari Passu Companion Loan will be applied first, to reduce, on a pro rata basis, the amounts payable on each of the Starwood Capital Group Hotel Portfolio Mortgage Loan and the Starwood Capital Group Hotel Portfolio Pari Passu Companion Loans by the amount necessary to pay the DBJPM 2017-C6 Servicer, the DBJPM 2017-C6 Trustee or the DBJPM 2017-C6 Special Servicer for any interest accrued on any servicing advances and reimbursement of any servicing advances in accordance with the terms of the DBJPM 2017-C6 Pooling and Servicing Agreement, second, to reduce, on a pro rata basis, the respective amounts payable on each of the Starwood Capital Group Hotel Portfolio Mortgage Loan and the Starwood Capital Group Hotel Portfolio Pari Passu Companion Loans by the amount necessary to pay the DBJPM 2017-C6 Servicer, the DBJPM 2017-C6 Trustee, the Master Servicer, the Trustee, or each related servicer or related trustee under any pooling and servicing agreement related to the securitization of a Starwood Capital Group Hotel Portfolio Pari Passu Companion Loan for any interest accrued on any “P&I” advance made with respect to such note by such party (if and as specified in the DBJPM 2017-C6 Pooling and Servicing Agreement, the Pooling and Servicing Agreement or such other pooling and servicing agreement related to the securitization of a Starwood Capital Group Hotel Portfolio Pari Passu Companion Loan, as applicable), third, to reduce, on a pro rata basis, the amounts payable on each of the Starwood Capital Group Hotel Portfolio Mortgage Loan and the Starwood Capital Group Hotel Portfolio Pari Passu Companion Loans by the amount necessary to pay additional trust fund expenses (other than special servicing fees, unpaid workout fees and liquidation fees) incurred with respect to the Starwood Capital Group Hotel Portfolio Loan Combination (as specified in the DBJPM 2017-C6 Pooling and Servicing Agreement) and finally, (i) in the case of the remaining amount of penalty charges allocable to the Starwood Capital Group Hotel Portfolio Controlling Note, be paid to the DBJPM 2017-C6 Servicer and/or the DBJPM 2017-C6 Special Servicer as additional servicing compensation as provided in the DBJPM 2017-C6 Pooling and Servicing Agreement and (ii) in the case of the remaining amount of Penalty Charges allocable to the Starwood Capital Group Hotel Portfolio Mortgage Loan and the Starwood Capital Group Hotel Portfolio Pari Passu Companion Loans, be paid, (x) prior to the securitization of such note, to the related note holder and (y) following the securitization of such note, to the DBJPM 2017-C6 Servicer and/or the DBJPM 2017-C6 Special Servicer as additional servicing compensation as provided in the DBJPM 2017-C6 Pooling and Servicing Agreement.

Sale of Defaulted Loan Combination

Pursuant to the terms of the related Co-Lender Agreement, if the Starwood Capital Group Hotel Portfolio Mortgage Loan becomes a defaulted mortgage loan, and if the related Outside Special Servicer determines pursuant to the DBJPM 2017-C6 Pooling and Servicing Agreement and the related Co-Lender Agreement, to pursue a sale of the Starwood Capital Group Hotel Portfolio Mortgage Loan (or the Starwood Capital Group Hotel Portfolio Pari Passu Companion Loans, as the case may be), the related Outside Special Servicer will be required to sell the Starwood Capital Group Hotel Portfolio Mortgage Loan together with the Starwood Capital Group Hotel Portfolio Pari Passu Companion Loans as a single whole loan, subject to the satisfaction of certain notice and information delivery requirements and the related Outside Trustee’s (or any third party hired by such Outside Trustee in accordance with the DBJPM 2017-C6 Pooling and Servicing Agreement), as applicable, obligation to review whether any offer from an interested person received for the Starwood Capital Group Hotel Portfolio Mortgage Loan and the Starwood Capital Group Hotel Portfolio Pari Passu Companion Loans constitutes a fair price. In connection with any such sale, the Outside Special Servicer will be required to follow procedures substantially similar to those as described under “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans”.

Notwithstanding the foregoing, the related Outside Special Servicer will not be permitted to sell the Starwood Capital Group Hotel Portfolio Loan Combination if it becomes a defaulted mortgage loan without the written consent of the holder of the Starwood Capital Group Hotel Portfolio Mortgage Loan (provided that such consent is not required if the holder of the Starwood Capital Group Hotel Portfolio Mortgage Loan is the borrower or an affiliate of the borrower) unless the related Outside Special Servicer has delivered to the holder of the Starwood Capital Group Hotel Portfolio Mortgage Loan: (a) at least 15 business days’ prior written notice of any decision to attempt to sell the related Loan Combination; (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the related Outside Special Servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for the Starwood Capital Group Hotel Portfolio Loan Combination, and any documents in the servicing file reasonably requested by the holder of the Starwood Capital Group Hotel Portfolio Mortgage Loan; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the related Outside Servicer or Outside Special Servicer in connection with the proposed sale. Subject to the terms of the Pooling and Servicing Agreement, the holder of the Starwood Capital Group Hotel Portfolio Mortgage Loan (or its representative) will be permitted to submit an offer at any sale of the Starwood Capital Group Hotel Portfolio Loan Combination.

Special Servicer Appointment Rights

Pursuant to the terms of the related Co-Lender Agreement, the Starwood Capital Group Hotel Portfolio Pari Passu Companion Loan Directing Holder (which, unless a control termination event or consultation termination event exists under the DBJPM 2017-C6 Pooling and Servicing Agreement, will be the directing holder under the DBJPM 2017-C6 Pooling and Servicing Agreement) will have the right, with or without cause, to replace the DBJPM 2017-C6 Special Servicer then acting with respect to the Starwood Capital Group Hotel Portfolio Loan Combination and appoint a replacement special servicer without the consent of the holder of the Starwood Capital Group Hotel Portfolio Mortgage Loan, pursuant to terms substantially similar to those as described under “The Pooling and Servicing Agreement—Rights Upon Servicer Termination Event”. The Controlling Class Representative under the Pooling and Servicing Agreement (so long as no Control Termination Event has occurred and is continuing), and the applicable certificateholders with the requisite percentage of voting rights (if a Control Termination Event has occurred and is continuing) will exercise the rights of the Issuing Entity as a Non-Controlling Note Holder, and will have the right, following the occurrence of a “Servicer Termination Event” under the DBJPM 2017-C6 Pooling and Servicing Agreement, to replace the DBJPM 2017-C6 Special Servicer then acting with respect to the Starwood Capital Group Hotel Portfolio Loan Combination and any replacement special servicer appointed by the Starwood Capital Group Hotel Portfolio Pari Passu Companion Loan Directing Holder will be subject to the consent of the directing certificateholder or applicable certificate holders, as applicable.

The Brookwood Self Storage LA-MS Portfolio Loan Combination

Servicing

The Brookwood Self Storage LA-MS Portfolio Loan Combination and any related REO Property will be serviced and administered by the Master Servicer and, if necessary, the Special Servicer, pursuant to the Pooling and Servicing Agreement, in the manner described under “The Pooling and Servicing Agreement” in this prospectus, but subject to the terms of the related Co-Lender Agreement. In servicing the Brookwood Self Storage LA-MS Portfolio Loan Combination, the Servicing Standard set forth in the Pooling and Servicing Agreement will require the Master Servicer and the Special Servicer to take into account the interests of the Certificateholders and the related Companion Loan Holder as a collective whole.

Amounts payable to the Issuing Entity as holder of the Brookwood Self Storage LA-MS Portfolio Mortgage Loan pursuant to the related Co-Lender Agreement will be included in the Aggregate Available Funds for the related Distribution Date to the extent described in this prospectus and amounts payable to the related Companion Loan Holder will be distributed to such holder net of certain fees and expenses on the Brookwood Self Storage LA-MS Portfolio Pari Passu Companion Loan as provided in the related Co-Lender Agreement.

Application of Payments

The related Co-Lender Agreement sets forth the respective rights of the holder of the Brookwood Self Storage LA-MS Portfolio Mortgage Loan and the holder of the related Brookwood Self Storage LA-MS Portfolio Pari Passu Companion Loan with respect to distributions of funds received in respect of the Brookwood Self Storage LA-MS Portfolio Loan Combination, and provides, in general, that:

●	the Brookwood Self Storage LA-MS Portfolio Mortgage Loan and the Brookwood Self Storage LA-MS Portfolio Pari Passu Companion Loan are of equal priority with each other and no portion of either of them will have priority or preference over any portion of the other or security therefor;

●	all amounts tendered by the related borrower or otherwise available for payment on or with respect to or in connection with the Brookwood Self Storage LA-MS Portfolio Loan Combination or the related Mortgaged Property or amounts realized as proceeds thereof will be applied to the Brookwood Self Storage LA-MS Portfolio Mortgage Loan and the Brookwood Self Storage LA-MS Portfolio Pari Passu Companion Loan on a pro rata and pari passu basis according to their respective outstanding principal balances (subject, in each case, to amounts for required reserves or escrows required by the related Mortgage Loan documents to be held as reserves or escrows or received as reimbursements on account of receivables in respect of property protection expenses or Property Advances then due and payable or reimbursable to the Trustee, the Master Servicer or the Special Servicer pursuant to the Pooling and Servicing Agreement to the parties thereto and certain amounts then due and payable pursuant to the Pooling and Servicing Agreement to the parties thereto); and

●	fees, costs and expenses relating to the Brookwood Self Storage LA-MS Portfolio Loan Combination will, in general, be allocated, on a pro rata and pari passu basis, to the Brookwood Self Storage LA-MS Portfolio Mortgage Loan and the Brookwood Self Storage LA-MS Portfolio Pari Passu Companion Loan.

Notwithstanding the foregoing, if a P&I Advance is made with respect to the Brookwood Self Storage LA-MS Portfolio Mortgage Loan, then that P&I Advance, together with interest thereon, may only be reimbursed out of future payments and collections on the Brookwood Self Storage LA-MS Portfolio Mortgage Loan or, as and to the extent described under “The Pooling and Servicing Agreement—Advances” in this prospectus, on other Mortgage Loans, but not out of payments or other collections on the Brookwood Self Storage LA-MS Portfolio Pari Passu Companion Loan.

Certain costs and expenses (such as a pro rata share of a Property Advance) allocable to the Brookwood Self Storage LA-MS Portfolio Pari Passu Companion Loan may be paid or reimbursed out of payments and other collections on the Mortgage Pool, subject to the Issuing Entity’s right to reimbursement from future payments and other collections on the Brookwood Self Storage LA-MS Portfolio Pari Passu Companion Loan or from general collections with respect to the securitization of such Brookwood Self Storage LA-MS Portfolio Pari Passu Companion Loan. This may result in temporary (or, if not ultimately reimbursed, permanent) shortfalls to the Certificateholders.

Consultation and Control

Pursuant to the related Co-Lender Agreement, the Controlling Note Holder with respect to the Brookwood Self Storage LA-MS Portfolio Loan Combination, as of any date of determination, will be the Controlling Class Representative (prior to the occurrence and continuance of a Control Termination Event and other than with respect to an Excluded Mortgage Loan) or any other party assigned the rights of the Controlling Note Holder under the related Co-Lender Agreement, as and to the extent provided in the Pooling and Servicing Agreement. In its capacity as the Controlling Note Holder under the related Co-Lender Agreement, the Controlling Class Representative will be entitled to exercise all of the rights of the Controlling Class Representative set forth under

“The Pooling and Servicing Agreement—Directing Holder” in this prospectus with respect to the Brookwood Self Storage LA-MS Portfolio Loan Combination, and the implementation of any recommended actions outlined in an asset status report with respect to the Brookwood Self Storage LA-MS Portfolio Loan Combination will require the approval of the Controlling Class Representative as and to the extent described under “The Pooling and Servicing Agreement—Asset Status Reports” in this prospectus. Pursuant to the terms of the Pooling and Servicing Agreement, the Controlling Class Representative will have the same consent and/or consultation rights with respect to the Brookwood Self Storage LA-MS Portfolio Loan Combination as it does, and for so long as it does, with respect to the other Mortgage Loans (exclusive of the Outside Serviced Mortgage Loans and any Excluded Mortgage Loan) included in the Issuing Entity that do not have Companion Loans.

In addition, the related Companion Loan Holder (or its representative) will (i) have a right to receive copies of any notice, information and report that the Master Servicer or the Special Servicer, as applicable, is required to provide to the Controlling Class Representative (within the same time frame such notice, information and report are or would have been required to be provided to the Controlling Class Representative under the Pooling and Servicing Agreement without regard to the occurrence thereunder of a Control Termination Event or a Consultation Termination Event) with respect to any Major Decisions to be taken with respect to the Brookwood Self Storage LA-MS Portfolio Loan Combination or the implementation of any recommended actions outlined in an asset status report relating to the Brookwood Self Storage LA-MS Portfolio Loan Combination and (ii) have the right to be consulted on a strictly non-binding basis with respect to any Major Decisions to be taken with respect to the Brookwood Self Storage LA-MS Portfolio Loan Combination or the implementation of any recommended action outlined in an asset status report relating to the Brookwood Self Storage LA-MS Portfolio Loan Combination. The consultation right of such related Companion Loan Holder (or its representative) will expire 10 business days following the delivery to such Companion Loan Holder of written notice of a proposed action, together with copies of the notices, information and reports that would be required to be provided to the Controlling Class Representative; provided, that if the Master Servicer or the Special Servicer, as applicable proposes a new course of action that is materially different from the action previously proposed, the 10 business day consultation period will begin anew from the date of such proposal and delivery of all information relating thereto. Notwithstanding the related Companion Loan Holder’s (or its representative’s) consultation rights described above, the Master Servicer or the Special Servicer, as applicable, is permitted to make any Major Decision or take any action set forth in the asset status report before the expiration of the aforementioned 10 business day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the Brookwood Self Storage LA-MS Portfolio Loan Combination. Neither the Master Servicer nor the Special Servicer will be obligated at any time to follow or take any alternative actions recommended by the related Companion Loan Holder (or its representative).

In addition to the consultation rights of the related Companion Loan Holder (or its representative) described above, pursuant to the terms of the related Co-Lender Agreement, the related Companion Loan Holder (or its representative) will have the right to attend annual meetings (which may be held telephonically or in person, at the discretion of the Master Servicer or the Special Servicer, as applicable) with the Master Servicer or the Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the Master Servicer or the Special Servicer, as applicable, in which servicing issues related to the Brookwood Self Storage LA-MS Portfolio Loan Combination are discussed.

The Pooling and Servicing Agreement is expected to provide that neither the Master Servicer nor the Special Servicer may take or refrain from taking any action pursuant to instructions, directions, objections, advice or consultation from the Controlling Class Representative, any risk retention consultation party, the Operating Advisor or the related Companion Loan Holder (or its representative) that would cause any one of them to violate applicable law, the terms of the Brookwood Self Storage LA-MS Portfolio Loan Combination, the related Mortgage Loan documents, the Pooling and Servicing Agreement, including the Servicing Standard, the related Co-Lender Agreement, any related intercreditor agreement, or the REMIC provisions or that would (i) expose any Certificateholder, the Issuing Entity, any Mortgage Loan Seller (other than with respect to enforcing the rights and remedies against such Mortgage Loan Seller pursuant to the Pooling and Servicing Agreement or the related Mortgage Loan Purchase Agreement with respect to any material defect) or any party to the Pooling and Servicing Agreement or their respective affiliates, officers, directors, employees or agents to any claim, suit or liability, (ii) materially expand the scope of the Master Servicer’s or the Special Servicer’s responsibilities under the Pooling and Servicing Agreement or the related Co-Lender Agreement, (iii) cause either Trust REMIC to fail to qualify as a REMIC for federal income tax purposes, or result in the imposition of a “prohibited transaction” or “prohibited contribution” tax under the REMIC provisions, or (iv) cause the Master Servicer or the Special Servicer to act, or fail to act, in a manner that in its reasonable judgment is not in the best interests of the Certificateholders and/or the related Companion Loan Holder.

Application of Penalty Charges

The related Co-Lender Agreement provides that Penalty Charges paid on the Brookwood Self Storage LA-MS Portfolio Loan Combination will first, be used to reduce, on a pro rata basis, the amounts payable on each of the Brookwood Self Storage LA-MS Portfolio Mortgage Loan and the Brookwood Self Storage LA-MS Portfolio Pari Passu Companion Loan by the amount necessary to pay the Master Servicer, the Trustee or the Special Servicer for any interest accrued on any Property Advances and reimbursement of any Property Advances in accordance with the terms of the Pooling and Servicing Agreement; second, be used to reduce the respective amounts payable on each of the Brookwood Self Storage LA-MS Portfolio Mortgage Loan and the Brookwood Self Storage LA-MS Portfolio Pari Passu Companion Loan by the amount necessary to pay the Master Servicer and the Trustee, and the master servicer and the trustee for any securitization of the Brookwood Self Storage LA-MS Portfolio Pari Passu Companion Loan, for any interest accrued on any P&I Advance (or analogous P&I advance made pursuant to the document governing the securitization of the Brookwood Self Storage LA-MS Portfolio Pari Passu Companion Loan) made with respect to such loan by such party (if and as specified in the Pooling and Servicing Agreement or the document governing the securitization of the Brookwood Self Storage LA-MS Portfolio Pari Passu Companion Loan), third, be used to reduce, on a pro rata basis, the amounts payable on each of the Brookwood Self Storage LA-MS Portfolio Mortgage Loan and the Brookwood Self Storage LA-MS Portfolio Pari Passu Companion Loan by the amount necessary to pay additional trust fund expenses (other than special servicing fees, unpaid workout fees and liquidation fees) incurred with respect to the Brookwood Self Storage LA-MS Portfolio Loan Combination (as specified in the Pooling and Servicing Agreement); and, finally, in the case of the remaining amount of Penalty Charges allocable to the Brookwood Self Storage LA-MS Portfolio Mortgage Loan, be paid to the Master Servicer and/or the Special Servicer as additional servicing compensation as provided in the Pooling and Servicing Agreement.

Sale of Defaulted Loan Combination

If the Brookwood Self Storage LA-MS Portfolio Loan Combination becomes a Defaulted Mortgage Loan, and if the Special Servicer determines to sell the Brookwood Self Storage LA-MS Portfolio Mortgage Loan in accordance with the Pooling and Servicing Agreement, then the Special Servicer will be required to sell the Brookwood Self Storage LA-MS Portfolio Pari Passu Companion Loan together with the Brookwood Self Storage LA-MS Portfolio Mortgage Loan as one whole loan in accordance with the procedures set forth under “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties” in this prospectus.

Notwithstanding the foregoing, the Special Servicer will not be permitted to sell the Brookwood Self Storage LA-MS Portfolio Loan Combination if it becomes a Defaulted Mortgage Loan without the written consent of the related Companion Loan Holder unless the Special Servicer has delivered to such Companion Loan Holder (or its representative): (a) at least 15 business days’ prior written notice of any decision to attempt to sell the Brookwood Self Storage LA-MS Portfolio Loan Combination; (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the Special Servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for the Brookwood Self Storage LA-MS Portfolio Loan Combination, and any documents in the servicing file reasonably requested by such Companion Loan Holder that are material to the price of the Brookwood Self Storage LA-MS Portfolio Loan Combination; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors and the Controlling Class Representative) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the Master Servicer or the Special Servicer in connection with the proposed sale; provided, that such related Companion Loan Holder (or its representative) may waive any of the delivery or timing requirements set forth in this sentence. Subject to the terms of the Pooling and Servicing Agreement, each of the related Controlling Note Holder (or its representative) and the related Companion Loan Holder (or its representative) will be permitted to submit an offer at any sale of the Brookwood Self Storage LA-MS Portfolio Loan Combination unless such person is the related borrower or an agent or affiliate of the related borrower.

See “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties” in this prospectus.

Special Servicer Appointment Rights

Pursuant to the related Co-Lender Agreement, and subject to the terms of the Pooling and Servicing Agreement, the directing holder with respect to the Brookwood Self Storage LA-MS Portfolio Loan Combination will have the right, at any time and from time to time, with or without cause, to replace the Special Servicer then acting with respect to the Brookwood Self Storage LA-MS Portfolio Loan Combination and appoint a replacement Special Servicer in lieu thereof. Accordingly, subject to the terms of the Pooling and Servicing Agreement, the Controlling Class Representative (prior to a Control Termination Event and provided that the Brookwood Self Storage LA-MS Portfolio Loan Combination is not an Excluded Mortgage Loan), and the applicable Certificateholders with the requisite percentage of voting rights (after a Control Termination Event) will have the right, with or without cause, to replace the Special Servicer then acting with respect to the Brookwood Self Storage LA-MS Portfolio Loan Combination and appoint a replacement Special Servicer in lieu thereof, as described under “The Pooling and Servicing Agreement—Termination of the Special Servicer Other Than in Connection With a Servicer Termination Event” in this prospectus.

See “The Pooling and Servicing Agreement—Termination of the Special Servicer Other Than in Connection With a Servicer Termination Event” in this prospectus.

The IGT Reno Loan Combination

Servicing

The IGT Reno Loan Combination and any related REO Property will be serviced and administered by the Master Servicer and, if necessary, the Special Servicer, pursuant to the Pooling and Servicing Agreement, in the manner described under “The Pooling and Servicing Agreement” in this prospectus, but subject to the terms of the related Co-Lender Agreement. In servicing the IGT Reno Loan Combination, the Servicing Standard set forth in the Pooling and Servicing Agreement will require the Master Servicer and the Special Servicer to take into account the interests of the Certificateholders and the related Companion Loan Holders as a collective whole.

Amounts payable to the Issuing Entity as holder of the IGT Reno Mortgage Loan pursuant to the related Co-Lender Agreement will be included in the Aggregate Available Funds for the related Distribution Date to the extent described in this prospectus and amounts payable to the related Companion Loan Holders will be distributed to such holders net of certain fees and expenses on the IGT Reno Pari Passu Companion Loans as provided in the related Co-Lender Agreement.

Application of Payments

The related Co-Lender Agreement sets forth the respective rights of the holder of the IGT Reno Mortgage Loan and the related IGT Reno Pari Passu Companion Loan Holders with respect to distributions of funds received in respect of the IGT Reno Loan Combination, and provides, in general, that:

●	the IGT Reno Mortgage Loan and the IGT Reno Pari Passu Companion Loans are of equal priority with each other and no portion of any of them will have priority or preference over any portion of the others or security therefor;

●	all amounts tendered by the related borrower or otherwise available for payment on or with respect to or in connection with the IGT Reno Loan Combination or the related Mortgaged Property or amounts realized as proceeds thereof will be applied to the IGT Reno Mortgage Loan and the IGT Reno Pari Passu Companion Loans on a pro rata and pari passu basis according to their respective outstanding principal balances (subject, in each case, to amounts for required reserves or escrows required by the related Mortgage Loan documents to be held as reserves or escrows or received as reimbursements on account of receivables in respect of property protection expenses or Property Advances then due and payable or reimbursable to the Trustee, the Master Servicer or the Special Servicer pursuant to the Pooling and Servicing Agreement to the parties thereto and certain amounts then due and payable pursuant to the Pooling and Servicing Agreement to the parties thereto); and

●	fees, costs and expenses relating to the IGT Reno Loan Combination will, in general, be allocated, on a pro rata and pari passu basis, to the IGT Reno Mortgage Loan and the IGT Reno Pari Passu Companion Loans.

Notwithstanding the foregoing, if a P&I Advance is made with respect to the IGT Reno Mortgage Loan, then that P&I Advance, together with interest thereon, may only be reimbursed out of future payments and collections on the IGT Reno Mortgage Loan or, as and to the extent described under “The Pooling and Servicing Agreement—Advances” in this prospectus, on other Mortgage Loans, but not out of payments or other collections on the IGT Reno Pari Passu Companion Loans.

Certain costs and expenses (such as a pro rata share of a Property Advance) allocable to the IGT Reno Pari Passu Companion Loans may be paid or reimbursed out of payments and other collections on the Mortgage Pool, subject to the Issuing Entity’s right to reimbursement from future payments and other collections on the IGT Reno Pari Passu Companion Loans or from general collections with respect to the securitization of such IGT Reno Pari Passu Companion Loans. This may result in temporary (or, if not ultimately reimbursed, permanent) shortfalls to the Certificateholders.

Consultation and Control

Pursuant to the related Co-Lender Agreement, the Controlling Note Holder with respect to the IGT Reno Loan Combination, as of any date of determination, will be the Controlling Class Representative (prior to the occurrence and continuance of a Control Termination Event and other than with respect to an Excluded Mortgage Loan) or any other party assigned the rights of the Controlling Note Holder under the related Co-Lender Agreement, as and to the extent provided in the Pooling and Servicing Agreement. In its capacity as the Controlling Note Holder under the related Co-Lender Agreement, the Controlling Class Representative will be entitled to exercise all of the rights of the Controlling Class Representative set forth under “The Pooling and Servicing Agreement—Directing Holder” in this prospectus with respect to the IGT Reno Loan Combination, and the implementation of any recommended actions outlined in an asset status report with respect to the IGT Reno Loan Combination will require the approval of the Controlling Class Representative as and to the extent described under “The Pooling and Servicing Agreement—Asset Status Reports” in this prospectus. Pursuant to the terms of the Pooling and Servicing Agreement, the Controlling Class Representative will have the same consent and/or consultation rights with respect to the IGT Reno Loan Combination as it does, and for so long as it does, with respect to the other Mortgage Loans (exclusive of the Outside Serviced Mortgage Loans and any Excluded Mortgage Loan) included in the Issuing Entity that do not have Companion Loans.

In addition, each related Companion Loan Holder (or its representative) will (i) have a right to receive copies of any notice, information and report that the Master Servicer or the Special Servicer, as applicable, is required to provide to the Controlling Class Representative (within the same time frame such notice, information and report are or would have been required to be provided to the Controlling Class Representative under the Pooling and Servicing Agreement without regard to the occurrence thereunder of a Control Termination Event or a Consultation Termination Event) with respect to any Major Decisions to be taken with respect to the IGT Reno Loan Combination or the implementation of any recommended actions outlined in an asset status report relating to the IGT Reno Loan Combination and (ii) have the right to be consulted on a strictly non-binding basis with respect to any Major Decisions to be taken with respect to the IGT Reno Loan Combination or the implementation of any recommended action outlined in an asset status report relating to the IGT Reno Loan Combination. The consultation right of each such related Companion Loan Holder (or its representative) will expire 10 business days following the delivery to such Companion Loan Holder of written notice of a proposed action, together with copies of the notices, information and reports that would be required to be provided to the Controlling Class Representative; provided, that if the Master Servicer or the Special Servicer, as applicable proposes a new course of action that is materially different from the action previously proposed, the 10 business day consultation period will begin anew from the date of such proposal and delivery of all information relating thereto. Notwithstanding the related Companion Loan Holders’ (or their representatives’) consultation rights described above, the Master Servicer or the Special Servicer, as applicable, is permitted to make any Major Decision or take any action set forth in the asset status report before the expiration of the aforementioned 10 business day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the IGT Reno Loan Combination. Neither the Master Servicer nor the Special Servicer will be obligated at any time to follow or take any alternative actions recommended by the related Companion Loan Holders (or their representatives).

In addition to the consultation rights of the related Companion Loan Holders (or their representatives) described above, pursuant to the terms of the related Co-Lender Agreement, each related Companion Loan Holder (or its representative) will have the right to attend annual meetings (which may be held telephonically or in person, at the discretion of the Master Servicer or the Special Servicer, as applicable) with the Master Servicer or the Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the Master Servicer or the Special Servicer, as applicable, in which servicing issues related to the IGT Reno Loan Combination are discussed.

The Pooling and Servicing Agreement is expected to provide that neither the Master Servicer nor the Special Servicer may take or refrain from taking any action pursuant to instructions, directions, objections, advice or consultation from the Controlling Class Representative, any risk retention consultation party, the Operating Advisor or the related Companion Loan Holders (or their representatives) that would cause any one of them to violate applicable law, the terms of the IGT Reno Loan Combination, the related Mortgage Loan documents, the Pooling and Servicing Agreement, including the Servicing Standard, the related Co-Lender Agreement, any related intercreditor agreement, or the REMIC provisions or that would (i) expose any Certificateholder, the Issuing Entity, any Mortgage Loan Seller (other than with respect to enforcing the rights and remedies against such Mortgage Loan Seller pursuant to the Pooling and Servicing Agreement or the related Mortgage Loan Purchase Agreement with respect to any material defect) or any party to the Pooling and Servicing Agreement or their respective affiliates, officers, directors, employees or agents to any claim, suit or liability, (ii) materially expand the scope of the Master Servicer’s or the Special Servicer’s responsibilities under the Pooling and Servicing Agreement or the related Co-Lender Agreement, (iii) cause either Trust REMIC to fail to qualify as a REMIC federal income tax purposes, or result in the imposition of a “prohibited transaction” or “prohibited contribution” tax under the REMIC provisions, or (iv) cause the Master Servicer or the Special Servicer to act, or fail to act, in a manner that in its reasonable judgment is not in the best interests of the Certificateholders and/or the related Companion Loan Holders.

Application of Penalty Charges

The related Co-Lender Agreement provides that Penalty Charges paid on the IGT Reno Loan Combination will first, be used to reduce, on a pro rata basis, the amounts payable on each of the IGT Reno Mortgage Loan and the IGT Reno Pari Passu Companion Loans by the amount necessary to pay the Master Servicer, the Trustee or the Special Servicer for any interest accrued on any Property Advances and reimbursement of any Property Advances in accordance with the terms of the Pooling and Servicing Agreement; second, be used to reduce the respective amounts payable on each of the IGT Reno Mortgage Loan and the IGT Reno Pari Passu Companion Loans by the amount necessary to pay the Master Servicer and the Trustee, and the master servicer and the trustee for any securitization of an IGT Reno Pari Passu Companion Loan, for any interest accrued on any P&I Advance (or analogous P&I advance made pursuant to any document governing the securitization of an IGT Reno Pari Passu Companion Loan) made with respect to such loan by such party (if and as specified in the Pooling and Servicing Agreement or any document governing the securitization of an IGT Reno Pari Passu Companion Loan), third, be used to reduce, on a pro rata basis, the amounts payable on each of the IGT Reno Mortgage Loan and the IGT Reno Pari Passu Companion Loans by the amount necessary to pay additional trust fund expenses (other than special servicing fees, unpaid workout fees and liquidation fees) incurred with respect to the IGT Reno Loan Combination (as specified in the Pooling and Servicing Agreement); and, finally, be paid to the Master Servicer and/or the Special Servicer as additional servicing compensation as provided in the Pooling and Servicing Agreement.

Sale of Defaulted Loan Combination

If the IGT Reno Loan Combination becomes a Defaulted Mortgage Loan, and if the Special Servicer determines to sell the IGT Reno Mortgage Loan in accordance with the Pooling and Servicing Agreement, then the Special Servicer will be required to sell the IGT Reno Pari Passu Companion Loans together with the IGT Reno Mortgage Loan as one whole loan in accordance with the procedures set forth under “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties” in this prospectus.

Notwithstanding the foregoing, the Special Servicer will not be permitted to sell the IGT Reno Loan Combination if it becomes a Defaulted Mortgage Loan without the written consent of the related Companion Loan Holders unless the Special Servicer has delivered to each such Companion Loan Holder (or its representative): (a) at least 15 business days’ prior written notice of any decision to attempt to sell the IGT Reno Loan

Combination; (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the Special Servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for the IGT Reno Loan Combination, and any documents in the servicing file reasonably requested by such Companion Loan Holder that are material to the price of the IGT Reno Loan Combination; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors and the Controlling Class Representative) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the Master Servicer or the Special Servicer in connection with the proposed sale; provided, that each related Companion Loan Holder (or its representative) may waive, as to itself, any of the delivery or timing requirements set forth in this sentence. Subject to the terms of the Pooling and Servicing Agreement, each of the related Controlling Note Holder (or its representative) and the related Companion Loan Holders (or their representative) will be permitted to submit an offer at any sale of the IGT Reno Loan Combination unless such person is the related borrower or an agent or affiliate of the related borrower.

See “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties” in this prospectus.

Special Servicer Appointment Rights

Pursuant to the related Co-Lender Agreement, and subject to the terms of the Pooling and Servicing Agreement, the directing holder with respect to the IGT Reno Loan Combination will have the right, at any time and from time to time, with or without cause, to replace the Special Servicer then acting with respect to the IGT Reno Loan Combination and appoint a replacement Special Servicer in lieu thereof. Accordingly, subject to the terms of the Pooling and Servicing Agreement, the Controlling Class Representative (prior to a Control Termination Event and provided that the IGT Reno Loan Combination is not an Excluded Mortgage Loan), and the applicable Certificateholders with the requisite percentage of voting rights (after a Control Termination Event) will have the right, with or without cause, to replace the Special Servicer then acting with respect to the IGT Reno Loan Combination and appoint a replacement Special Servicer in lieu thereof, as described under “The Pooling and Servicing Agreement—Termination of the Special Servicer Other Than in Connection With a Servicer Termination Event” in this prospectus.

See “The Pooling and Servicing Agreement—Termination of the Special Servicer Other Than in Connection With a Servicer Termination Event” in this prospectus.

The Gurnee Mills Loan Combination

Servicing

The Gurnee Mills Loan Combination is being serviced and administered by Wells Fargo Bank, National Association, as master servicer (in such capacity, the “CSAIL 2016-C7 Servicer”) and, if necessary, specially serviced by Rialto Capital Advisors, LLC, as special servicer (the “CSAIL 2016-C7 Special Servicer”), pursuant to the pooling and servicing agreement, dated as of November 1, 2016 (the “CSAIL 2016-C7 Pooling and Servicing Agreement”) for the commercial mortgage securitization transaction involving the issuance of the CSAIL 2016-C7 Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2016-C7, among Credit Suisse Commercial Mortgage Securities Corp., as depositor, the CSAIL 2016-C7 Servicer, the CSAIL 2016-C7 Special Servicer, Park Bridge Lender Services LLC, as operating advisor (in such capacity, the “CSAIL 2016-C7 Operating Advisor”) and as asset representations reviewer (in such capacity, the “CSAIL 2016-C7 Asset Representations Reviewer”), Wells Fargo Bank, National Association, as certificate administrator (in such capacity, the “CSAIL 2016-C7 Certificate Administrator”), and Wilmington Trust, National Association, as trustee (the “CSAIL 2016-C7 Trustee”), but subject to the terms of the related Co-Lender Agreement. The related Co-Lender Agreement sets forth the rights of the Issuing Entity as the holder of the Gurnee Mills Mortgage Loan and the rights of the holders of the Gurnee Mills Companion Loans, and provides that fees, costs, expenses, losses and shortfalls relating to the Gurnee Mills Loan Combination will be allocated on a pro rata basis to the holders thereof. In servicing the Gurnee Mills Loan Combination, the servicing standard set forth in the CSAIL 2016-C7 Pooling and Servicing Agreement requires the CSAIL 2016-C7 Servicer and the CSAIL 2016-C7 Special Servicer to take into account the interests of both the Certificateholders and the Gurnee Mills Companion Loan holders as a collective whole in connection with the servicing of the Gurnee Mills Loan Combination.

Amounts payable to the Issuing Entity as holder of the Gurnee Mills Mortgage Loan pursuant to the related Co-Lender Agreement will be included in the Aggregate Available Funds for the related Distribution Date to the extent described in this prospectus.

Custody of the Mortgage File

Wells Fargo Bank, National Association, the custodian under the CSAIL 2016-C7 Pooling and Servicing Agreement, is the custodian of the mortgage file related to the Gurnee Mills Loan Combination (other than any promissory notes not contributed to such securitization).

Application of Payments

The related Co-Lender Agreement sets forth the respective rights of the holder of the Gurnee Mills Mortgage Loan and the holders of the Gurnee Mills Companion Loans with respect to distributions of funds received in respect of the Gurnee Mills Loan Combination, and provides, in general, that:

●	the Gurnee Mills Mortgage Loan and the Gurnee Mills Companion Loans are of equal priority with each other and none will have priority or preference over any portion of the other or security therefor;

●	all payments, proceeds and other recoveries on or in respect of the Gurnee Mills Loan Combination or the related Mortgaged Property (exclusive of proceeds, awards or settlements to be applied to the restoration or repair of the related Mortgaged Property or released to the related borrower in accordance with the terms of the related Mortgage Loan documents and amounts required to be deposited in reserve or escrow pursuant to the related Mortgage Loan documents) will be applied to the Gurnee Mills Mortgage Loan and the Gurnee Mills Companion Loans on a pro rata and pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment and reimbursement rights of the CSAIL 2016-C7 Servicer, the CSAIL 2016-C7 Special Servicer, the CSAIL 2016-C7 Asset Representations Reviewer, the CSAIL 2016-C7 Operating Advisor, the CSAIL 2016-C7 Certificate Administrator or the CSAIL 2016-C7 Trustee) in accordance with the terms of the related Co-Lender Agreement and the CSAIL 2016-C7 Pooling and Servicing Agreement; and

●	costs, fees, expenses, losses and shortfalls relating to the Gurnee Mills Loan Combination will be allocated on a pro rata and pari passu basis to the Gurnee Mills Mortgage Loan and the Gurnee Mills Companion Loans.

Notwithstanding the foregoing, if a P&I Advance is made with respect to the Gurnee Mills Mortgage Loan, then that P&I Advance, together with interest thereon, may only be reimbursed out of future payments and collections on the Gurnee Mills Mortgage Loan or, as and to the extent described under “Pooling and Servicing Agreement—Advances” in this prospectus, on other Mortgage Loans, but not out of payments or other collections on the Gurnee Mills Companion Loans. Similarly, principal and interest advances on the Gurnee Mills Companion Loans are not reimbursable out of payments or other collections on the Gurnee Mills Mortgage Loan or the Mortgage Loans.

To the extent amounts on deposit in the collection account under the CSAIL 2016-C7 Pooling and Servicing Agreement with respect to the Gurnee Mills Loan Combination are insufficient to reimburse the CSAIL 2016-C7 Servicer, CSAIL 2016-C7 Trustee or CSAIL 2016-C7 Special Servicer, as applicable, for any property protection advance and/or interest thereon and the CSAIL 2016-C7 Servicer, CSAIL 2016-C7 Trustee or CSAIL 2016-C7 Special Servicer, as applicable, obtains funds from general collections of the CSAIL 2016-C7 securitization trust as a reimbursement for a property protection advance or interest thereon, the Issuing Entity (as holder of the Gurnee Mills Mortgage Loan) will be required to, promptly following notice from the CSAIL 2016-C7 Servicer, pay to the CSAIL 2016-C7 securitization trust for its pro rata share of such property protection advance and/or interest thereon. In addition, the Issuing Entity (as holder of the Gurnee Mills Mortgage Loan) is required to promptly reimburse the CSAIL 2016-C7 Servicer or the CSAIL 2016-C7 Trustee for the Gurnee Mills Mortgage Loan holder’s pro rata share of any fees, costs or expenses incurred in connection with the servicing and administration of the Gurnee Mills Loan Combination as to which the CSAIL 2016-C7 securitization trust or any of the parties thereto are entitled to be reimbursed pursuant to the terms of the CSAIL 2016-C7 Pooling and Servicing

Agreement (to the extent amounts collected with respect to the Gurnee Mills Loan Combination are insufficient for reimbursement of such amounts).

Consultation and Control

Pursuant to the related Co-Lender Agreement, the controlling noteholder (the “Gurnee Mills Controlling Noteholder”) with respect to the Gurnee Mills Loan Combination is the CSAIL 2016-C7 Trustee on behalf of the CSAIL 2016-C7 Issuing Entity as holder of the Gurnee Mills Controlling Companion Loan; provided, that, unless a control termination event exists under the CSAIL 2016-C7 Pooling and Servicing Agreement or the Gurnee Mills Controlling Companion Loan is an “excluded loan” under the CSAIL 2016-C7 Pooling and Servicing Agreement, the directing certificateholder under the CSAIL 2016-C7 Pooling and Servicing Agreement (the “CSAIL 2016-C7 Directing Certificateholder”) will be entitled to exercise the rights of the Gurnee Mills Controlling Noteholder with respect to the Gurnee Mills Loan Combination. In its capacity as representative of the Gurnee Mills Controlling Noteholder under the related Co-Lender Agreement, the CSAIL 2016-C7 Directing Certificateholder will be entitled to exercise consent and/or consultation rights (which consent and/or consultation rights are substantially similar to, but not necessarily identical to, the rights of the Controlling Class Representative) with respect to any “major decisions” (as defined under the CSAIL 2016-C7 Pooling and Servicing Agreement) to be taken with respect to the Gurnee Mills Loan Combination, and the implementation of any recommended actions outlined in an asset status report with respect to the Gurnee Mills Loan Combination will require the approval of the CSAIL 2016-C7 Directing Certificateholder (which approval rights are substantially similar to, but not necessarily identical to, the rights of the Controlling Class Representative). In addition, the related Co-Lender Agreement provides that the CSAIL 2016-C7 Directing Certificateholder may direct the special servicer to take or refrain from taking such other actions with respect to the Gurnee Mills Loan Combination as the CSAIL 2016-C7 Directing Certificateholder deems advisable. Pursuant to the terms of the CSAIL 2016-C7 Pooling and Servicing Agreement, the CSAIL 2016-C7 Directing Certificateholder will only have these rights with respect to the Gurnee Mills Loan Combination for so long as it has similar rights with respect to the other mortgage loans included in the CSAIL 2016-C7 Issuing Entity (other than any “excluded loan” under the CSAIL 2016-C7 Pooling and Servicing Agreement) that are serviced under the CSAIL 2016-C7 Pooling and Servicing Agreement.

In addition, pursuant to the terms of the related Co-Lender Agreement, the Issuing Entity (or its representative), as holder of the Gurnee Mills Mortgage Loan (the “Gurnee Mills Non-Controlling Noteholder”), which will be represented by the Controlling Class Representative unless a Consultation Termination Event exists under the Pooling and Servicing Agreement or the Gurnee Mills Mortgage Loan is an Excluded Mortgage Loan, will (i) have a right to receive copies of all notices, information and reports that the CSAIL 2016-C7 Servicer or the CSAIL 2016-C7 Special Servicer, as applicable, is required to provide to the CSAIL 2016-C7 Directing Certificateholder (within the same time frame such notices, information and reports are or would have been required to be provided to the CSAIL 2016-C7 Directing Certificateholder under the CSAIL 2016-C7 Pooling and Servicing Agreement without regard to the occurrence of a control termination event or consultation termination event under the CSAIL 2016-C7 Pooling and Servicing Agreement) with respect to certain “major decisions” under the CSAIL 2016-C7 Pooling and Servicing Agreement to be taken with respect to the Gurnee Mills Loan Combination or the implementation of any recommended action outlined in an asset status report relating to the Gurnee Mills Loan Combination and (ii) have the right to be consulted on a strictly non-binding basis with respect to certain major decisions to be taken with respect to the Gurnee Mills Loan Combination or the implementation of any recommended actions outlined in an asset status report relating to the Gurnee Mills Loan Combination. The consultation right of the Gurnee Mills Non-Controlling Noteholder will expire 10 business days following the delivery of written notice of the proposed action, together with copies of the notices, information and reports required to be provided to the CSAIL 2016-C7 Directing Certificateholder; provided that if the CSAIL 2016-C7 Servicer (or the CSAIL 2016-C7 Special Servicer, as applicable) proposes a new course of action that is materially different from the action previously proposed, the 10 business day consultation period will be deemed to begin anew. Notwithstanding the Gurnee Mills Non-Controlling Noteholder’s consultation rights described above, the CSAIL 2016-C7 Servicer or the CSAIL 2016-C7 Special Servicer, as applicable, is permitted to implement any major decision or take any action set forth in an asset status report before the expiration of the aforementioned 10 business day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the Gurnee Mills Loan Combination and it has made a reasonable effort to contact the Gurnee Mills Non-Controlling Noteholder. Neither the CSAIL 2016-C7 Servicer nor the CSAIL 2016-C7 Special Servicer will be obligated at any time to follow or take any alternative actions recommended by the Gurnee Mills Non-Controlling Noteholder.

Neither the CSAIL 2016-C7 Servicer nor the CSAIL 2016-C7 Special Servicer may take or refrain from taking any action pursuant to instructions from the Gurnee Mills Non-Controlling Noteholder, the CSAIL 2016-C7 Directing Certificateholder or any other party to the CSAIL 2016-C7 Pooling and Servicing Agreement that would, among other things, cause the CSAIL 2016-C7 Servicer or the CSAIL 2016-C7 Special Servicer, as applicable, to violate applicable law, the terms of the Gurnee Mills Loan Combination, the related Co-Lender Agreement, the CSAIL 2016-C7 Pooling and Servicing Agreement, including the servicing standard under the CSAIL 2016-C7 Pooling and Servicing Agreement, or the REMIC provisions of the Code.

In addition to the consultation rights of the Issuing Entity, as Gurnee Mills Non-Controlling Noteholder as described above, the Issuing Entity will have the right to attend annual meetings (which may be held telephonically or in person, at the discretion of the CSAIL 2016-C7 Servicer or the CSAIL 2016-C7 Special Servicer, as applicable) with the CSAIL 2016-C7 Servicer or CSAIL 2016-C7 Special Servicer, upon reasonable notice and at times reasonably acceptable to the CSAIL 2016-C7 Servicer or CSAIL 2016-C7 Special Servicer, as applicable, in which servicing issues related to the Gurnee Mills Loan Combination are discussed.

Application of Penalty Charges

Pursuant to the related Co-Lender Agreement, items in the nature of penalty charges paid on the Gurnee Mills Loan Combination will first, be used to reduce, on a pro rata basis, the amounts payable on each of the Gurnee Mills Mortgage Loan and the Gurnee Mills Companion Loans by the amount necessary to pay the CSAIL 2016-C7 Servicer, the CSAIL 2016-C7 Trustee or the CSAIL 2016-C7 Special Servicer for any interest accrued on any property protection advances and reimbursement of any property protection advances in accordance with the terms of the CSAIL 2016-C7 Pooling and Servicing Agreement, second, be used to reduce the respective amounts payable on each of the Gurnee Mills Mortgage Loan and the Gurnee Mills Companion Loans by the amount necessary to pay the applicable master servicer, the trustee, the CSAIL 2016-C7 Servicer and the CSAIL 2016-C7 Trustee for any interest accrued on any P&I Advance (or analogous principal and interest advance made pursuant to the CSAIL 2016-C7 Pooling and Servicing Agreement) made with respect to such loan by such party (if and as specified in the Pooling and Servicing Agreement or the CSAIL 2016-C7 Pooling and Servicing Agreement, as applicable), third, be used to reduce, on a pro rata basis, the amounts payable on each of the Gurnee Mills Mortgage Loan and the Gurnee Mills Companion Loans by the amount necessary to pay additional trust fund expenses (other than special servicing fees, unpaid workout fees and liquidation fees) incurred with respect to the Gurnee Mills Loan Combination (as specified in the CSAIL 2016-C7 Pooling and Servicing Agreement) and, finally, with respect to any remaining amount of penalty charges allocable to the Gurnee Mills Mortgage Loan, be paid to the CSAIL 2016-C7 Servicer and/or the CSAIL 2016-C7 Special Servicer as additional servicing compensation as provided in the CSAIL 2016-C7 Pooling and Servicing Agreement.

Sale of Defaulted Loan Combination

Pursuant to the terms of the related Co-Lender Agreement and the CSAIL 2016-C7 Pooling and Servicing Agreement, if the Gurnee Mills Mortgage Loan becomes a defaulted mortgage loan and thereafter the CSAIL 2016-C7 Special Servicer determines pursuant to the CSAIL 2016-C7 Pooling and Servicing Agreement and the related Co-Lender Agreement to pursue a sale of the Gurnee Mills Mortgage Loan, the CSAIL 2016-C7 Special Servicer will be required to sell the Gurnee Mills Mortgage Loan together with the Gurnee Mills Companion Loans as a single whole loan at a fair price as determined by the CSAIL 2016-C7 Special Servicer, subject to the satisfaction of certain notice and information delivery requirements (as described below) and, in case of offers to purchase the Gurnee Mills Mortgage Loan and the Gurnee Mills Companion Loans received from interested persons, the CSAIL 2016-C7 Trustee’s (or any third party hired by the CSAIL 2016-C7 Trustee in accordance with the CSAIL 2016-C7 Pooling and Servicing Agreement) obligation to review whether such offer constitutes a fair price (provided that no offer from such interested person constitutes a fair price unless it is the highest offer received and at least two other offers are received from independent third parties).

The CSAIL 2016-C7 Special Servicer will not be permitted to sell the Gurnee Mills Loan Combination if it becomes a defaulted mortgage loan without the written consent of the Issuing Entity unless the CSAIL 2016-C7 Special Servicer has delivered to the Issuing Entity: (a) at least 15 business days’ prior written notice of any decision to attempt to sell the Gurnee Mills Loan Combination; (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any amendments to such bid packages) received by the CSAIL 2016-C7 Special Servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for the Gurnee Mills Loan Combination, and any documents in the servicing file reasonably requested by the Gurnee Mills Non-Directing Holder; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors and the CSAIL 2016-C7 Directing Certificateholder) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the CSAIL 2016-C7 Servicer or the CSAIL 2016-C7 Special Servicer in connection with the proposed sale; provided that the Issuing Entity (or its representative), as Gurnee Mills Non-Controlling Noteholder, may waive any of the delivery or timing requirements set forth in this sentence. Each holder of the Gurnee Mills Mortgage Loan and the Gurnee Mills Companion Loans, the Controlling Class Representative and the CSAIL 2016-C7 Directing Certificateholder will be permitted to submit an offer at any sale of the Gurnee Mills Loan Combination unless such holder is a “borrower party” (as defined in the CSAIL 2016-C7 Pooling and Servicing Agreement).

Special Servicer Appointment Rights

Pursuant to the related Co-Lender Agreement and the CSAIL 2016-C7 Pooling and Servicing Agreement, the CSAIL 2016-C7 Directing Certificateholder (unless a control termination event exists under the CSAIL 2016-C7 Pooling and Servicing Agreement or the Gurnee Mills Controlling Companion Loan is an “excluded loan” under the CSAIL 2016-C7 Pooling and Servicing Agreement) will have the right, at any time, with or without cause, to replace the CSAIL 2016-C7 Special Servicer then acting with respect to the Gurnee Mills Loan Combination and appoint a replacement special servicer in lieu thereof without the consent of the Issuing Entity (or its representative), as holder of the Gurnee Mills Mortgage Loan. Accordingly, the CSAIL 2016-C7 Directing Certificateholder (unless a control termination event exists under the CSAIL 2016-C7 Pooling and Servicing Agreement or that the Gurnee Mills Loan Combination is an “excluded loan” under the CSAIL 2016-C7 Pooling and Servicing Agreement), and the applicable CSAIL 2016-C7 certificateholders with the requisite percentage of voting rights (if a control termination event exists under the CSAIL 2016-C7 Pooling and Servicing Agreement) will have the right, with or without cause, to replace the CSAIL 2016-C7 Special Servicer then acting with respect to the Gurnee Mills Loan Combination and appoint a replacement special servicer in lieu thereof without the consent of the Issuing Entity as holder of the Gurnee Mills Mortgage Loan. The Issuing Entity (or its representative), as holder of the Gurnee Mills Mortgage Loan, will be permitted to direct the CSAIL 2016-C7 Trustee to terminate the CSAIL 2016-C7 Special Servicer (solely with respect to the Gurnee Mills Loan Combination) upon a servicer termination event under the CSAIL 2016-C7 Pooling and Servicing Agreement with respect to the CSAIL 2016-C7 Special Servicer that affects the holder of the Gurnee Mills Mortgage Loan.

Significant Obligor

The Mortgaged Property identified on Annex A to this prospectus as General Motors Building, securing a Mortgage Loan representing approximately 10.7% of the Initial Pool Balance, is a “significant obligor” as such term is used in Items 1101 and 1112 of Regulation AB, with respect to this offering. See “Significant Loan Summaries—Loan #1: General Motors Building” in Annex B to this prospectus.

“Regulation AB” means subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100–229.1125 under the Securities Act of 1933, as amended (the “Securities Act”), as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the SEC or by the staff of the SEC, or as may be provided by the SEC or its staff from time to time.

Additional Mortgage Loan Information

Each of the tables presented in Annex B and Annex C to this prospectus sets forth selected characteristics of the pool of Mortgage Loans as of the Cut-off Date, if applicable. For a detailed presentation of certain additional characteristics of the Mortgage Loans and the Mortgaged Properties on an individual basis, see Annex A to this prospectus. For certain additional information regarding the 15 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan) in the pool of Mortgage Loans, see “Significant Loan Summaries” in Annex B to this prospectus.

The description in this prospectus, including Annex A, B and C, of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as expected to be constituted at the close of business on the Cut-off Date, as adjusted for the scheduled principal payments due on the Mortgage Loans on or before the Cut-off Date. Prior to the issuance of the Offered Certificates, a Mortgage Loan may be removed from the Mortgage Pool if the Depositor deems such removal necessary or appropriate or if it is prepaid. This may cause the range of Mortgage Rates and maturities as well as the other characteristics of the Mortgage Loans to vary from those described in this prospectus.

A current report on Form 8-K (“Form 8-K”) will be available to purchasers of the Offered Certificates and will be filed pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), together with the Pooling and Servicing Agreement, with the Securities and Exchange Commission (the “SEC”) on or prior to the date of the filing of the final prospectus.

Additionally, an Asset Data File containing certain detailed information regarding the Mortgage Loans for the reporting period specified therein will be filed or caused to be filed by the Depositor on Form ABS-EE on or prior to the date of filing of this prospectus and available to persons (including beneficial owners of the Offered Certificates) who receive this prospectus.

Transaction Parties

The Sponsors and the Mortgage Loan Sellers

Citi Real Estate Funding Inc., German American Capital Corporation and Citigroup Global Markets Realty Corp. are the Sponsors of this securitization transaction and, accordingly, are referred to as the “Sponsors”.

Citigroup Global Markets Realty Corp. and Citi Real Estate Funding Inc.

General

Each of Citigroup Global Markets Realty Corp. (“CGMRC”) and Citi Real Estate Funding Inc. (“CREFI” and, together with CGMRC, the “Citi Sponsors”) is a Sponsor. CGMRC is a New York corporation organized in 1979 and is a wholly-owned subsidiary of Citicorp Banking Corporation, a Delaware corporation, which is in turn a wholly-owned subsidiary of Citigroup Inc., a Delaware corporation. CREFI is a New York corporation organized in 2014 and is a wholly-owned subsidiary of Citibank, N.A., a national banking association, which is in turn a wholly-owned subsidiary of Citicorp LLC, a Delaware limited liability corporation, which is in turn a wholly-owned subsidiary of Citigroup Inc., a Delaware corporation. Each of the Citi Sponsors maintains its principal office at 388 Greenwich Street, New York, New York 10013, Attention: Mortgage Finance Group, and each’s facsimile number is (212) 723-8604. The Citi Sponsors are affiliates of Citigroup Commercial Mortgage Securities Inc. (the Depositor), Citigroup Global Markets Inc. (one of the underwriters), and Citibank, N.A. (the Certificate Administrator, certificate registrar and paying agent). Each of the Citi Sponsors makes, and purchases (or may purchase) from lenders, commercial and multifamily mortgage loans primarily for the purpose of securitizing them in commercial mortgage-backed securities (“CMBS”) transactions. CGMRC also purchases and finances residential mortgage loans, consumer receivables and other financial assets.

None of the Citi Sponsors or any of their affiliates will insure or guarantee distributions on the Certificates. The Certificateholders will have no rights or remedies against either Citi Sponsor for any losses or other claims in connection with the Certificates or the Mortgage Loans except in respect of the repurchase and substitution obligations for material document defects or material breaches of the representations and warranties made by such Citi Sponsor in the related Mortgage Loan Purchase Agreement as described under “The Mortgage Loan Purchase Agreements—Cures, Repurchases and Substitutions.”

The Citi Sponsors’ Commercial Mortgage Origination and Securitization Program

CGMRC, directly or through correspondents or affiliates, originates multifamily and commercial mortgage loans throughout the United States and abroad. CGMRC has been engaged in the origination of multifamily and commercial mortgage loans for securitization since 1996 and has been involved in the securitization of residential mortgage loans since 1987. The multifamily and commercial mortgage loans originated by CGMRC include both fixed rate loans and floating rate loans. Most of the multifamily and commercial mortgage loans included by CGMRC in commercial mortgage securitizations sponsored by CGMRC have been originated, directly or through correspondents, by CGMRC or an affiliate. CGMRC securitized approximately $1.25 billion, $1.49 billion, $2.60 billion, $4.27 billion, $7.02 billion, $6.35 billion, $1.08 billion, $0, $517 million, $1.25 billion, $1.73 billion, $4.75 billion, $5.23 billion, $6.19 billion and $5.79 billion of multifamily and commercial mortgage loans in public and private offerings during the calendar years 2002, 2003, 2004, 2005, 2006, 2007, 2008, 2009, 2010, 2011, 2012, 2013, 2014, 2015 and 2016, respectively.

CREFI, directly or through correspondents or affiliates, originates multifamily and commercial mortgage loans throughout the United States. This is the third commercial mortgage securitization into which CREFI is contributing commercial mortgage loans. The multifamily and commercial mortgage loans originated by CREFI may include both fixed rate loans and floating rate loans.

In addition, in the normal course of their respective businesses, each of the Citi Sponsors may also acquire multifamily and commercial mortgage loans from various third-party originators. These mortgage loans may have been originated using underwriting guidelines not established by the related Citi Sponsor.

CGMRC has also sponsored, in private placement transactions, multifamily and commercial mortgage loans which it either originated or acquired from third-party originators that underwrote them to their own underwriting criteria.

In connection with the commercial mortgage securitization transactions in which either or both of them participates, CGMRC and CREFI generally transfer the subject mortgage assets to a depositor, who then transfers those mortgage assets to the issuing entity for the related securitization. In return for the transfer of the subject mortgage assets by the depositor to the issuing entity, the issuing entity issues commercial mortgage pass-through certificates that are in whole or in part backed by, and supported by the cash flows generated by, those mortgage assets.

Each of the Citi Sponsors will generally act as a sponsor, originator and/or mortgage loan seller in the commercial mortgage securitization transactions in which it participates. In such transactions there may be a co-sponsor and/or other mortgage loan sellers and originators.

CGMRC and CREFI generally work with rating agencies, unaffiliated mortgage loan sellers, servicers, affiliates and underwriters in structuring a securitization transaction. Generally CGMRC, CREFI and/or the related depositor contract with other entities to service the multifamily and commercial mortgage loans following their transfer into a trust fund in exchange for a series of certificates.

Review of the Citi Mortgage Loans

General

In connection with the preparation of this prospectus, each of the Citi Sponsors conducted a review of the Mortgage Loans that it is selling to the Depositor. The review was conducted as set forth below and was conducted with respect to each of the Citi Mortgage Loans. No sampling procedures were used in the review process.

Database

First, the Citi Sponsors created a database of information (the “Citi Securitization Database”) obtained in connection with the origination of the Citi Mortgage Loans, including:

●	certain information from the Citi Mortgage Loan documents;

●	certain information from the rent rolls and operating statements for, and certain leases relating to, the related Mortgaged Properties (in each case to the extent applicable);

●	insurance information for the related Mortgaged Properties;

●	information from third party reports such as the appraisals, environmental and property condition reports, seismic reports, zoning reports and other zoning information;

●	bankruptcy searches with respect to the related borrowers; and

●	certain information and other search results obtained by the Citi Sponsors’ deal team for each of the Citi Mortgage Loans during the underwriting process.

The Citi Sponsors also included in the Citi Securitization Database certain updates to such information received by the Citi Sponsors’ securitization team after origination, such as information from the interim servicer regarding loan payment status and current escrows, updated rent rolls and leasing activity information provided pursuant to the Mortgage Loan documents, and information otherwise brought to the attention of the Citi Sponsors’ securitization team. Such updates were not intended to be, and do not serve as, a re-underwriting of any Mortgage Loan.

Using the information in the Citi Securitization Database, the Citi Sponsors created a Microsoft Excel file (the “Citi Data File”) and provided that file to the Depositor for the inclusion in this prospectus (particularly in Annexes A, B and C to this prospectus) of information regarding the Citi Mortgage Loans.

Data Comparison and Recalculation

The Citi Sponsors (or the Depositor on their behalf) engaged a third-party accounting firm to perform certain data comparison and recalculation procedures designed by the Citi Sponsors, relating to information in this prospectus regarding the Citi Mortgage Loans. These procedures included:

●	comparing the information in the Citi Data File against various source documents provided by the Citi Sponsors that are described above under “—Database”;

●	comparing numerical information regarding the Citi Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the Citi Data File; and

●	recalculating certain percentages, ratios and other formulae relating to the Citi Mortgage Loans disclosed in this prospectus.

Legal Review

The Citi Sponsors also reviewed and responded to a Due Diligence Questionnaire (as defined below) relating to the Citi Mortgage Loans, which questionnaire was prepared by the Depositor’s legal counsel for use in eliciting information relating to the Citi Mortgage Loans and including such information in this prospectus to the extent material.

Although the Due Diligence Questionnaire may be revised from time to time, it typically contains various questions regarding the Citi Mortgage Loans, the related Mortgaged Properties, the related borrowers, sponsors and tenants, and any related additional debt. For example, the due diligence questionnaire (a “Due Diligence Questionnaire”) may seek to elicit, among other things, the following information:

●	whether any mortgage loans were originated by third party originators and the names of such originators, and whether such mortgage loans were underwritten or re-underwritten in accordance with the Citi Sponsors’ (or the applicable mortgage loan seller’s) criteria;

●	whether any mortgage loans are not first liens, or have a loan-to-value ratio greater than 80%;

●	whether any mortgage loans are 30 days or more delinquent with respect to any monthly debt service payment as of the cut-off date or have been 30 days or more delinquent at any time during the 12-month period immediately preceding the cut-off date;

●	a description of any material issues with respect to any of the mortgage loans;

●	whether any mortgage loans permit, or have existing, mezzanine debt, additional debt secured by the related mortgaged properties or other material debt, and the material terms and conditions for such debt;

●	whether any mortgaged properties have additional debt that is included in another securitization transaction and information related to such other securitization transaction;

●	whether intercreditor agreements, subordination and standstill agreements or similar agreements are in place with respect to secured debt, mezzanine debt or additional debt and the terms of such agreements;

●	a list of any mortgage loans that are interest-only for their entire term or a portion of their term;

●	a list of mortgage loans that permit prepayment or defeasance (in whole or in part), or provide for yield maintenance, and the types of prepayment lock-out provisions and prepayment charges that apply;

●	whether any mortgage loans permit the release of all or a portion of the related mortgaged properties, and the material terms of any partial release, substitution and condemnation/casualty provisions;

●	a list of mortgage loans that are cross-collateralized or secured by multiple properties, or that have related borrowers with other mortgage loans in the subject securitization;

●	whether any mortgage loans have a right of first refusal or right of first offer or similar options, in favor of a tenant or any other party;

●	whether there are post-close escrows or earn-out reserves that could be used to pay down the mortgage loan, or whether there are escrows or holdbacks that have not been fully funded;

●	information regarding lockbox arrangements, grace periods, interest accrual and amortization provisions, non-recourse carveouts, and any other material provisions with respect to the mortgage loan;

●	whether the borrower or sponsor of any related borrower has been subject to bankruptcy proceedings, or has a past or present material criminal charge or record;

●	whether any borrower is not a special purpose entity;

●	whether any borrowers or sponsors of related borrowers have been subject to litigation or similar proceedings and the material terms thereof;

●	whether any borrower under a mortgage loan is affiliated with a borrower under another Mortgage Loan to be included in the issuing entity;

●	whether any of the mortgage loans is a leasehold mortgage, the terms of the related ground lease, and whether the term of the related ground lease extends at least 20 years beyond the stated loan maturity;

●	a list of any related Mortgaged Properties for which a single tenant occupies over 20% of such property, and whether there are any significant lease rollovers at a particular Mortgaged Property;

●	a list of any significant tenant concentrations or material tenant issues, e.g., dark tenants, subsidized tenants, government or student tenants, or Section 8 tenants, etc.;

●	a description of any material leasing issues at the related Mortgaged Properties;

●	whether any related Mortgaged Properties are subject to condemnation proceedings or litigation;

●	a list of related Mortgaged Properties for which a Phase I environmental site assessment has not been completed, or for which a Phase II was performed, and whether any environmental site assessment reveals any material adverse environmental condition or circumstance at any related Mortgaged Property except for those which will be remediated by the cut-off date;

●	whether there is any terrorism, earthquake, tornado, flood, fire or hurricane damage with respect to any of the related Mortgaged Properties, or whether there are any zoning issues at the Mortgaged Properties;

●	a list of Mortgaged Properties for which an engineering inspection has not been completed and whether any property inspection revealed material issues; and/or

●	general information regarding property type, condition, use, plans for renovation, etc.

The Citi Sponsors also provided to origination counsel the Sponsor representations and warranties attached as Annex E-1-A to this prospectus and requested that origination counsel identify exceptions to such representations and warranties. Each of the Citi Sponsors compiled and reviewed the draft exceptions received from origination counsel, engaged separate counsel to review the exceptions, revised the exceptions and provided them to the Depositor for inclusion on Annex E-1-B to this prospectus. In addition, for each Citi Mortgage Loan originated by a Citi Sponsor or one of its affiliates, such Citi Sponsor prepared and delivered to its securitization counsel for review an asset summary, which summary includes important loan terms and certain property level information obtained during the origination process. The loan terms included in each asset summary may include, without limitation, the principal amount, the interest rate, the loan term, the interest calculation method, the due date, any applicable interest-only period, any applicable amortization period, a summary of any prepayment and/or defeasance provisions, a summary of any lockbox and/or cash management provisions, a summary of any release provisions, and a summary of any requirement for the related borrower to fund up-front and/or on-going reserves. The property level information obtained during the origination process included in each asset summary may include, without limitation, a description of the related Mortgaged Property (including property type, ownership structure, use, location, size, renovations, age and physical attributes), information relating to the commercial real estate market in which the Mortgaged Property is located, information relating to the related borrower and sponsor of the related borrower, an underwriter’s assessment of strengths and risks of the loan transaction, tenant analysis, and summaries of third party reports such as appraisal, environmental and property condition reports.

For each Citi Mortgage Loan, if any, purchased by a Citi Sponsor or its affiliates from a third-party originator of such Citi Mortgage Loan, such Citi Sponsor reviewed the purchase agreement and related representations and warranties, and exceptions to those representations and warranties, made by the seller of such Citi Mortgage Loan to such Citi Sponsor or its affiliates, reviewed certain provisions of the related Mortgage Loan documents and third party reports concerning the related Mortgaged Property provided by the originator of such Citi Mortgage Loan, prepared exceptions to the representations and warranties in the Mortgage Loan Purchase Agreement based upon such review, and provided them to the Depositor for inclusion on Annex E-1-B to this prospectus. With respect to any Citi Mortgage Loan that is purchased by a Citi Sponsor or its affiliates from a third party originator, the representations and warranties made by the third party originator in the related purchase agreement between such Citi Sponsor or its affiliates, on the one hand, and the third party originator, on the other hand, are solely for the benefit of such Citi Sponsor or its affiliates. The rights, if any, that a Citi Sponsor or its affiliates may have under such purchase agreement upon a breach of such representations and warranties made by the third party originator will not be assigned to the trustee, and the certificateholders and the trustee will not have any recourse against the third party originator in connection with any breach of the representations and warranties made by such third party originator. As described above under “The Mortgage Loan Purchase Agreements—Cures, Repurchases and Substitutions”, the substitution or repurchase obligation of the applicable Citi Sponsor, as mortgage loan seller, with respect to the applicable Citi Mortgage Loans under the related Mortgage Loan Purchase Agreement constitutes the sole remedy available to the Certificateholders and the Trustee for any uncured material breach of any Citi Sponsor’s representations and warranties regarding the applicable Citi Mortgage Loans, including any Citi Mortgage Loan that is purchased by a Citi Sponsor or its affiliates from a third party originator.

In addition, with respect to each Citi Mortgage Loan, the applicable Citi Sponsor reviewed, and in certain cases requested that its counsel review, certain Mortgage Loan document provisions as necessary for disclosure of such provisions in this prospectus, such as property release provisions and other provisions specifically disclosed in this prospectus.

Certain Updates

Furthermore, each of the Citi Sponsors requested the borrowers under the related Citi Mortgage Loans (or the borrowers’ respective counsel) for updates on any significant pending litigation that existed at origination. Moreover, if a Citi Sponsor became aware of a significant natural disaster in the vicinity of a Mortgaged Property relating to a Citi Mortgage Loan, such Citi Sponsor requested information on the property status from the related borrower in order to confirm whether any material damage to the property had occurred.

Large Loan Summaries

Finally, each of the Citi Sponsors prepared, and reviewed with origination counsel and/or securitization counsel, the loan summaries for those of the related Citi Mortgage Loans included in the 10 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan) in the Mortgage Pool, and the abbreviated loan summaries for those of the related Citi Mortgage Loans included in the next 5 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan) in the Mortgage Pool, which loan summaries and abbreviated loan summaries are incorporated in the “Significant Loan Summaries” in Annex B to this prospectus.

Findings and Conclusions

Based on the foregoing review procedures, each of the Citi Sponsors found and concluded that the disclosure regarding the related Citi Mortgage Loans in this prospectus is accurate in all material respects. Each of the Citi Sponsors also found and concluded that the related Citi Mortgage Loans were originated in accordance with such Citi Sponsor’s origination procedures and underwriting criteria, except for any material deviations described under “—The Originators—Citigroup Global Markets Realty Corp. and Citi Real Estate Funding Inc.—Exceptions to Underwriting Criteria” in this prospectus. Each of the Citi Sponsors attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Repurchase Requests

CGMRC most recently filed a Form ABS-15G pursuant to Rule 15Ga-1 under the Exchange Act on February 14, 2017. CGMRC’s Central Index Key is 0001541001. With respect to the period from and including July 1, 2014 to and including June 30, 2017, CGMRC does not have any demand, repurchase or replacement history to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Until April 18, 2017, CREFI had no prior history as a securitizer. CREFI initially filed a Form ABS-15G pursuant to Rule 15Ga-1 under the Exchange Act on May 15, 2017. CREFI’s Central Index Key is 0001701238. CREFI has no demand, repurchase or replacement history to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in This Securitization

None of the Citi Sponsors or any of their affiliates intends to retain any Certificates issued by the Issuing Entity or any other economic interest in this securitization, except that CGMRC will retain a portion of the VRR Interest as described under “Credit Risk Retention”, and an affiliate of the Citi Sponsors may purchase the Class R Certificates. However, each of the Citi Sponsors and/or their affiliates may retain on the Closing Date, or own in the future, certain additional Classes of Certificates. Any such party will have the right to dispose of any such Certificates (other than the CGMRC VRR Interest Portion) at any time. CGMRC or a permitted affiliate will be required to retain the CGMRC VRR Interest Portion as and to the extent described under “Credit Risk Retention”.

German American Capital Corporation

General

German American Capital Corporation, a Maryland corporation (“GACC”), is a Sponsor and a Mortgage Loan Seller. Other than with respect to (i) the Gurnee Mills Mortgage Loan, which is part of a Loan Combination that was co-originated by third parties (as further described below) and (ii) a portion of the Walgreens Market Creek Mortgage Loan, which was co-originated by Deutsche Bank AG, acting through its New York Branch (an affiliate of GACC) (“DBNY”) and PCI Investors Fund III, LLC (as further described below), DBNY originated (either directly or, in some cases, through table funding arrangements) all of the GACC Mortgage Loans in this transaction. In addition, it is expected that DBNY or an affiliate will, as of the date of the initial issuance of the Certificates, hold (i) the General Motors Building Pari Passu Companion Loans designated as note A-2-A2, note A-2-A3, note A-2-C2-2 and note A-2-C3, (ii) the Starwood Capital Group Hotel Portfolio Pari Passu Companion Loans designated as note A-11, note A-12 and note A-13 and (iii) the Gurnee Mills Pari Passu Companion Loans designated as note A-3B and note A-4B, but is expected to transfer each such Companion Loan in connection with one or more future commercial mortgage securitization transactions.

GACC is a wholly-owned subsidiary of Deutsche Bank Americas Holding Corp., which in turn is a wholly-owned subsidiary of Deutsche Bank AG, a German corporation. GACC is an affiliate of DBNY, an originator, an initial Risk Retention Consultation Party and the holder of a portion of the DBNY VRR Interest Portion, and Deutsche Bank Securities Inc., an underwriter. The principal offices of GACC are located at 60 Wall Street, New York, New York 10005.

GACC is engaged in the origination and acquisition of commercial mortgage loans with the primary intent to sell the loans within a short period of time subsequent to origination or acquisition into a primary issuance of commercial mortgage-backed securities (“CMBS”) or through a sale of whole loan interests to third party investors. GACC originates loans primarily for securitization; however, GACC also originates subordinate mortgage loans or subordinate participation interests in mortgage loans, and mezzanine loans (loans secured by equity interests in entities that own commercial real estate), for sale to third party investors.

The Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Gurnee Mills, representing approximately 2.1% of the Initial Pool Balance, is part of a Loan Combination that was co-originated by Column Financial, Inc., Wells Fargo Bank, National Association and Regions Bank. The Gurnee Mills Mortgage Loan was originated by Regions Bank and acquired by DBNY. DBNY has reunderwritten such Mortgage Loan in accordance with the procedures described under “—The Originators—Deutsche Bank AG, acting through its New York Branch” below, subject to any exceptions identified under “—The Originators—Deutsche Bank AG, acting through its New York Branch—Exceptions”.

The Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Walgreens Market Creek, representing approximately 0.2% of the Initial Pool Balance, was co-originated by DBNY and PCI Investors Fund III, LLC. On the origination date, DBNY funded 10% of the Mortgage Loan, or $200,000, evidenced by promissory note A-1. PCI Investors Fund III, LLC funded 90% of the Mortgage Loan, or $1,800,000, evidenced by promissory note A-2. DBNY is expected to acquire prior to the Closing Date promissory note A-2 and is expected to contribute promissory note A-2, together with promissory note A-1, to the Issuing Entity (through GACC) on the Closing Date. DBNY underwrote such Mortgage Loan in accordance with the procedures described under “—The Originators—Deutsche Bank AG, acting through its New York Branch” below, subject to any exceptions identified under “—The Originators—Deutsche Bank AG, acting through its New York Branch—Exceptions”.

Deutsche Bank AG (together with certain affiliates, “Deutsche Bank”) filed a Form 6-K with the SEC on December 23, 2016. The Form 6-K states that Deutsche Bank “has reached a settlement in principle with the Department of Justice in the United States (“DOJ”) regarding civil claims that the DOJ considered in connection with the bank’s issuance and underwriting of residential mortgage-backed securities (RMBS) and related securitization activities between 2005 and 2007. Under the terms of the settlement agreement, Deutsche Bank agreed to pay a civil monetary penalty of US dollar 3.1 billion and to provide US dollar 4.1 billion in consumer relief in the United States. The consumer relief is expected to be primarily in the form of loan modifications and other assistance to homeowners and borrowers, and other similar initiatives to be determined, and delivered over a period of at least five years.” On January 17, 2017, the DOJ issued a press release officially announcing a $7.2 billion settlement with Deutsche Bank “resolving federal civil claims that Deutsche Bank misled investors in the packaging, securitization, marketing, sale and issuance of residential mortgage-backed securities (RMBS) between 2006 and 2007. . . The settlement requires Deutsche Bank to pay a $3.1 billion civil penalty under the Financial Institutions Reform, Recovery and Enforcement Act (FIRREA). Under the settlement, Deutsche Bank will also provide $4.1 billion in relief to underwater homeowners, distressed borrowers and affected communities.”

Pursuant to certain interim servicing agreements between GACC and/or certain of its affiliates, on the one hand, and Wells Fargo Bank, National Association, on the other hand, Wells Fargo Bank, National Association acts as interim servicer with respect to certain mortgage loans, including, prior to their inclusion in the Issuing Entity, 13 of the Mortgage Loans to be contributed to this securitization by GACC, representing approximately 19.3% of the Initial Pool Balance.

GACC’s Securitization Program

GACC has been engaged as an originator and seller/contributor of loans into CMBS securitizations for more than ten years.

GACC has been a seller of loans into securitization programs including (i) the “COMM” program, in which its affiliate Deutsche Mortgage & Asset Receiving Corporation (“DMARC”) is the depositor, (ii) the “CD” program in which DMARC is the depositor on a rotating basis with Citigroup Commercial Mortgage Securities Inc., and (iii) programs where third party entities, including affiliates of General Electric Capital Corporation, Capmark Finance Inc. (formerly GMAC Commercial Mortgage Corporation) and others, have acted as depositors.

Under the COMM name, GACC has had two primary securitization programs, the “COMM FL” program, into which large floating rate commercial mortgage loans were securitized, and the “COMM Conduit/Fusion” program, into which both fixed rate conduit loans and large loans were securitized.

GACC originates both fixed rate and floating rate commercial mortgage loans backed by a range of commercial real estate properties including office buildings, apartments, shopping malls, hotels, and industrial/warehouse properties. The total amount of loans securitized by GACC from October 1, 2010 through July 11, 2017 is approximately $56.994 billion.

GACC has purchased loans for securitization in the past and it may elect to purchase loans for securitization in the future. In the event GACC purchases loans for securitization, GACC will either reunderwrite the mortgage loans it purchases, or perform other procedures to ascertain the quality of such loans, which procedures will be subject to approval by credit risk management officers.

In coordination with Deutsche Bank Securities Inc. and other underwriters or initial purchasers, GACC works with NRSROs, other loan sellers, servicers and investors in structuring a securitization transaction to maximize the overall value and capital structure, taking into account numerous factors, including without limitation geographic and property type diversity and NRSRO criteria.

For the most part, GACC relies on independent rated third parties to service loans held pending sale or securitization. It maintains interim servicing agreements with large, institutional commercial mortgage loan servicers who are highly rated by the NRSROs. Periodic financial review and analysis, including monitoring of ratings, of each of the servicers with which GACC has servicing arrangements is conducted under the purview of loan underwriting personnel.

Pursuant to a Mortgage Loan Purchase Agreement, GACC will make certain representations and warranties, subject to certain exceptions set forth therein (and in Annex E-2-B to this prospectus), to the Depositor and will covenant to provide certain documents regarding the GACC Mortgage Loans and, in connection with certain breaches of such representations and warranties or certain defects with respect to such documents, which breaches or defects are determined to have a material adverse effect on the value of the subject GACC Mortgage Loans or such other standard as is described in the related Mortgage Loan Purchase Agreement, may have an obligation to repurchase such Mortgage Loan, cure the subject defect or breach, replace the subject Mortgage Loan with a Qualified Substitute Mortgage Loan or make a Loss of Value Payment, as the case may be. The Depositor will assign certain of its rights under each Mortgage Loan Purchase Agreement to the Issuing Entity. In addition, GACC has agreed to indemnify the Depositor, the underwriters and certain of their respective affiliates with respect to certain liabilities arising in connection with the issuance and sale of the Certificates. See “The Pooling and Servicing Agreement—Assignment of the Mortgage Loans”.

Review of GACC Mortgage Loans

Overview

GACC, in its capacity as the Sponsor of the GACC Mortgage Loans, has conducted a review of the GACC Mortgage Loans in connection with the securitization described in this prospectus. GACC determined the nature, extent and timing of the review and the level of assistance provided by any third parties. The review of the GACC Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of one or more of GACC’s affiliates (the “GACC Deal Team”). The review procedures described below were employed with respect to all of the GACC Mortgage Loans, except that certain review procedures only were relevant to the large loan disclosures in this prospectus, as further described below. No sampling procedures were used in the review process.

Data Tape

To prepare for securitization, members of the GACC Deal Team created a data tape (the “GACC Data Tape”) containing detailed loan-level and property-level information regarding each GACC Mortgage Loan. The GACC Data Tape was compiled from, among other sources, the related Mortgage Loan documents, appraisals, environmental reports, seismic reports, property condition reports, zoning reports, insurance policies, borrower supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by DBNY during the underwriting process. After origination of each GACC Mortgage Loan, the GACC Deal Team updated the information in the GACC Data Tape with respect to the GACC Mortgage Loan based on updates provided by the related loan servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the GACC Deal Team. The GACC Data Tape was used by the GACC Deal Team to provide the numerical information regarding the GACC Mortgage Loans in this prospectus.

Data Comparison and Recalculation

The Depositor or an affiliate, on behalf of GACC, engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed by GACC relating to information in this prospectus regarding the GACC Mortgage Loans. These procedures included:

●	comparing the information in the GACC Data Tape against various source documents provided by GACC that are described above under “—Data Tape”;

●	comparing numerical information regarding the GACC Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the GACC Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the GACC Mortgage Loans disclosed in this prospectus.

Legal Review

GACC engaged various law firms to conduct certain legal reviews of the GACC Mortgage Loans for disclosure in this prospectus. In anticipation of securitization of each GACC Mortgage Loan originated by DBNY, origination counsel prepared a loan summary that sets forth salient loan terms and summarizes material deviations from GACC’s standard form loan documents. In addition, origination counsel for each GACC Mortgage Loan reviewed GACC’s representations and warranties set forth on Annex E-2-A to this prospectus and, if applicable, identified exceptions to those representations and warranties set forth on Annex E-2-B.

Securitization counsel was also engaged to assist in the review of the GACC Mortgage Loans. Such assistance included, among other things, (i) a review of sections of the loan documents with respect to certain of the GACC Mortgage Loans that deviate materially from GACC’s standard form document, (ii) a review of the loan summaries referred to above relating to the GACC Mortgage Loans prepared by origination counsel, and (iii) a review of a due diligence questionnaire completed by the origination counsel. Securitization counsel also reviewed the property release provisions (other than the partial defeasance provisions), if any, for each GACC Mortgage Loan with multiple Mortgaged Properties or, to the extent identified by origination counsel, for each GACC Mortgage Loan with permitted outparcel releases or similar releases for compliance with the REMIC provisions of the Code.

GACC prepared, and reviewed with origination counsel and/or securitization counsel, the loan summaries for those of the GACC Mortgage Loans included in the 10 largest Mortgage Loans in the mortgage pool, and the abbreviated loan summaries for those of the GACC Mortgage Loans included in the next 5 largest Mortgage Loans in the mortgage pool, which loan summaries and abbreviated loan summaries are incorporated in Annex B.

Other Review Procedures

With respect to any pending litigation that existed at the origination of any GACC Mortgage Loan, GACC requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. In connection with the origination of each GACC Mortgage Loan, GACC, together with origination counsel, conducted a search with respect to each borrower under the related GACC Mortgage Loan to determine whether it filed for bankruptcy. If GACC became aware of a significant natural disaster in the vicinity of any Mortgaged Property securing a GACC Mortgage Loan, GACC obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

With respect to the GACC Mortgage Loans originated by DBNY, the GACC Deal Team also consulted with the applicable GACC Mortgage Loan origination team to confirm that the GACC Mortgage Loans were originated in compliance with the origination and underwriting criteria described below under “Transaction Parties—The Originators—Deutsche Bank AG, acting through its New York Branch”, as well as to identify any material deviations from those origination and underwriting criteria. See “Transaction Parties—The Originators—Deutsche Bank AG, acting through its New York Branch—Exceptions” below.

Findings and Conclusions

Based on the foregoing review procedures, GACC determined that the disclosure regarding the GACC Mortgage Loans in this prospectus is accurate in all material respects. GACC also determined that the GACC Mortgage Loans were originated (or acquired and reunderwritten) in accordance with DBNY’s origination procedures and underwriting criteria, except as described below under “Transaction Parties—The Originators—Deutsche Bank AG, acting through its New York Branch—Exceptions”. GACC attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Compliance with Rule 15Ga-1 under the Exchange Act

GACC most recently filed a Form ABS-15G with the SEC pursuant to Rule 15Ga-1 under the Exchange Act on February 14, 2017. GACC’s Central Index Key number is 0001541294. With respect to the period from and including July 1, 2014 to and including June 30, 2017, GACC did not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in This Securitization

Neither GACC nor any of its affiliates intends to retain any Certificates issued by the Issuing Entity or any other economic interest in this securitization, except that DBNY (an affiliate of GACC and an originator of most of the GACC Mortgage Loans) will retain the DBNY VRR Interest Portion as described under “Credit Risk Retention”. However, GACC and/or its affiliates may retain on the Closing Date or own in the future certain additional Classes of Certificates. Any such party will have the right to dispose of any such Certificates (other than the DBNY VRR Interest Portion) at any time. DBNY or an affiliate will be required to retain the DBNY VRR Interest Portion as and to the extent described under “Credit Risk Retention”.

Compensation of the Sponsors

In connection with the offering and sale of the Certificates contemplated by this prospectus, the Sponsors (including affiliates of the Sponsors) will be compensated for the sale of their respective Mortgage Loans in an amount equal to the excess, if any, of:

(a)       the sum of any proceeds received from the sale of the Certificates to investors and the sale of servicing rights to Wells Fargo Bank, National Association for the master servicing of the Mortgage Loans and primary servicing of certain of the Serviced Loans, over

(b)       the sum of the costs and expense of originating or acquiring the Mortgage Loans and the costs and expenses related to the issuance, offering and sale of the Certificates as described in this prospectus.

The mortgage servicing rights were sold to the Master Servicer for a price based on the value of the Servicing Fee to be paid to the Master Servicer with respect to each Mortgage Loan and the value of the right to earn income on investments on amounts held by the Master Servicer with respect to the Mortgage Loans. The Master Servicer will also purchase the primary servicing rights for any Serviced Companion Loan.

The Originators

Citi Real Estate Funding Inc., Deutsche Bank AG, acting through its New York Branch, Citigroup Global Markets Realty Corp., Regions Bank and PCI Investors Fund III, LLC are referred to in this prospectus as the originators.

The information set forth in this prospectus concerning the identity of the originators and, as set forth below, the underwriting standards of the Sponsors or, if applicable, their affiliated originator(s), has in each case been provided by the related Sponsor.

Citigroup Global Markets Realty Corp. and Citi Real Estate Funding Inc.

Overview

The Citi Sponsors’ commercial mortgage loans (including any co-originated mortgage loans) are primarily originated in accordance with the procedures and underwriting criteria described below. However, variations from the procedures and criteria described below may be implemented as a result of various conditions including each loan’s specific terms, the quality or location of the underlying real estate, the property’s tenancy profile, the background or financial strength of the borrower/sponsor or any other pertinent information deemed material by the applicable Citi Sponsor. Therefore, this general description of the Citi Sponsors’ origination procedures and underwriting criteria is not intended as a representation that every commercial mortgage loan originated by them or on their behalf complies entirely with all criteria set forth below.

Process

The credit underwriting process for each of the Citi Sponsors’ loans is performed by a deal team comprised of real estate professionals which typically includes an originator, an underwriter, a commercial closer and a third party due diligence provider operating under the review of the applicable Citi Sponsor. This team conducts a thorough review of the related mortgaged property, which in most cases includes an examination of the following information, to the extent both applicable and available: historical operating statements, rent rolls, tenant leases, current and historical real estate tax information, insurance policies and/or schedules, and third party reports pertaining to appraisal/valuation, zoning, environmental status and physical condition/seismic condition/engineering (see “—Escrow Requirements”, “—Title Insurance Policy”, “—Property Insurance”, “—Third Party Reports—Appraisal”, “—Third Party Reports—Environmental Report” and “—Third Party Reports—Property Condition Report” below). In some cases (such as a property having a limited operating history or having been recently acquired by its current owner), historical operating statements may not be available. Rent rolls would not be examined for certain property types, such as hospitality properties or single tenant properties, and tenant leases would not be examined for certain property types, such as hospitality, self storage, multifamily and manufactured housing community properties.

A member of the Citi Sponsors’ deal team or one of its agents performs an inspection of the property as well as a review of the surrounding market environment, including demand generators and competing properties (if any), in order to confirm tenancy information, assess the physical quality of the collateral, determine visibility and access characteristics, and evaluate the property’s competitiveness within its market.

The Citi Sponsors’ deal team or one of its agents also performs a detailed review of the financial status, credit history, credit references and background of the borrower and certain key principals using financial statements, income tax returns, credit reports, criminal/background investigations, and specific searches for judgments, liens, bankruptcy and pending litigation. Circumstances may also warrant an examination of the financial strength and credit of key tenants as well as other factors that may impact the tenants’ ongoing occupancy or ability to pay rent.

After the compilation and review of all documentation and other relevant considerations, the deal team finalizes its detailed underwriting analysis of the property’s cash flow in accordance with the Citi Sponsors’

property-specific, cash flow underwriting guidelines. Determinations are also made regarding the implementation of appropriate loan terms to structure around risks, resulting in features such as ongoing escrows or up-front reserves, letters of credit, lockboxes/cash management agreements or guarantees. A complete credit committee package is prepared to summarize all of the above referenced information.

Credit Approval

All commercial mortgage loans must be presented to one or more credit committees that include senior real estate professionals among others. After a review of the credit committee package and a discussion of the loan, the committee may approve the loan as recommended or request additional due diligence, modify the terms, or reject the loan entirely.

Debt Service Coverage and LTV Requirements

The Citi Sponsors’ underwriting standards generally require a minimum debt service coverage ratio (DSCR) of 1.20x and a maximum loan-to-value ratio (LTV) of 80%. However these thresholds are guidelines and exceptions are permitted under the guidelines on the merits of each individual loan, such as reserves, letters of credit and/or guarantees and the applicable Citi Sponsor’s assessment of the property’s future prospects. Property and loan information is not updated for securitization unless the applicable Citi Sponsor determines that information in its possession has become stale.

Certain properties may also be encumbered by subordinate debt secured by such property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower and when such mezzanine or subordinate debt is taken into account, may result in aggregate debt that does not conform to the aforementioned DSCR and LTV parameters.

Amortization Requirements

While the Citi Sponsors’ underwriting guidelines generally permit a maximum amortization period of 30 years, certain loans may provide for interest-only payments through maturity or for a portion of the loan term. If the loan entails only a partial interest-only period, the monthly debt service, annual debt service and DSCR set forth in this prospectus and Annex A to this prospectus reflect a calculation on the future (larger) amortizing loan payment. See “Description of the Mortgage Pool” in this prospectus.

Escrow Requirements

The Citi Sponsors may require borrowers to fund escrows for taxes, insurance, capital expenditures and replacement reserves. In addition, the Citi Sponsors may identify certain risks that warrant additional escrows or holdbacks for items to be released to the borrower upon the satisfaction of certain conditions. Such escrows or holdbacks may cover tenant improvements/leasing commissions, deferred maintenance, environmental remediation or unfunded obligations, among other things. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. In some cases, the borrower may be allowed to post a letter of credit or guaranty in lieu of a cash reserve, or provide periodic evidence of timely payment of a typical escrow item. Escrows are evaluated on a case-by-case basis and are not required for all of the Citi Sponsors’ commercial mortgage loans.

Generally, the Citi Sponsors require escrows as follows:

●	Taxes—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy all taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional sponsor or the sponsor is a high net worth individual or (ii) if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is required to pay taxes directly.

●	Insurance—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are typically required to pay all insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related borrower maintains a blanket insurance policy, (ii) if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is obligated to maintain the insurance or is permitted to self-insure, or (iii) if and to the extent that another third party unrelated to the borrower (such as a condominium board, if applicable) is obligated to maintain the insurance.

●	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the mortgaged property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements depending on the property type, except that such escrows are not required in certain circumstances, including, but not limited to, if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is responsible for all repairs and maintenance, including those required with respect to the roof and structure of the improvements.

●	Tenant Improvement / Leasing Commissions—In the case of retail, office and industrial properties, a tenant improvement / leasing commission reserve may be required to be funded either at loan origination and/or during the term of the mortgage loan to cover anticipated leasing commissions or tenant improvement costs that might be associated with re-leasing certain space involving major tenants, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the tenant’s lease extends beyond the loan term or (ii) if the rent for the space in question is considered below market.

●	Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination in an amount equal to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) if the deferred maintenance amount does not materially impact the related mortgaged property’s function, performance or value or (iii) if a single or major tenant (which may be a ground tenant) at the related mortgaged property is responsible for the repairs.

●	Environmental Remediation—An environmental remediation reserve may be required to be funded at loan origination in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee wherein it agrees to take responsibility and pay for the identified environmental issues, (ii) if environmental insurance is obtained or already in place or (iii) if a third party unrelated to the borrower is identified as the responsible party.

For a description of the escrows collected with respect to the Citi Mortgage Loans, please see Annex A to this prospectus.

Title Insurance Policy

The borrower is required to provide, and the applicable Citi Sponsor or its counsel typically will review, a title insurance policy for each property. The provisions of the title insurance policy are required to comply with the Sponsor representation and warranty set forth in paragraph (6) on Annex E-1-A to this prospectus without any exceptions that the applicable Citi Sponsor deems material.

Property Insurance

The Citi Sponsors require the borrower to provide, or authorize the borrower to rely on a tenant or other third party to obtain, insurance policies meeting the requirements set forth in the Sponsor representations and warranties in paragraphs (16) and (29) on Annex E-1-A to this prospectus without any exceptions that the applicable Citi Sponsor deems material (other than with respect to deductibles and allowing a tenant to self-insure).

Third Party Reports

In addition to or as part of applicable origination guidelines or reviews described above, in the course of originating the Citi Mortgage Loans, the applicable Citi Sponsor generally considered the results of third party reports as described below. In many instances, however, one or more provisions of the guidelines were waived or modified in light of the circumstances of the relevant loan or property.

Appraisal

The applicable Citi Sponsor obtains an appraisal meeting the requirements described in the Sponsor representation and warranty set forth in paragraph (41) on Annex E-1-A to this prospectus without any exceptions that the applicable Citi Sponsor deems material. In addition, the appraisal (or a separate letter) includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended, were followed in preparing the appraisal.

Environmental Report

The applicable Citi Sponsor generally obtains a Phase I site assessment or an update of a previously obtained site assessment for each mortgaged property prepared by an environmental firm approved by such Citi Sponsor. The applicable Citi Sponsor or its designated agent typically reviews the Phase I site assessment to verify the presence or absence of potential adverse environmental conditions. In cases in which the Phase I site assessment identifies any such conditions, the Citi Sponsors generally require that the condition be addressed in a manner that complies with the Sponsor representation and warranty set forth in paragraph (40) on Annex E-1-A to this prospectus without any exceptions that the applicable Citi Sponsor deems material.

Property Condition Report

The applicable Citi Sponsor generally obtains a current property condition report (a “PCR”) for each mortgaged property prepared by a structural engineering firm approved by such Citi Sponsor. The applicable Citi Sponsor or an agent typically reviews the PCR to determine the physical condition of the property and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure over the term of the mortgage loan. In cases in which the PCR identifies an immediate need for material repairs or replacements with an anticipated cost that is over a certain minimum threshold or percentage of loan balance, the Citi Sponsors often require that funds be put in escrow at the time of origination of the mortgage loan to complete such repairs or replacements or obtains a guarantee from a sponsor of the borrower in lieu of reserves. See “—Escrow Requirements” above.

Servicing

Interim servicing for all the Citi Sponsors’ loans prior to securitization is typically performed by a nationally recognized rated third party interim servicer. In addition, primary servicing is occasionally retained by certain qualified mortgage brokerage firms under established sub-servicing agreements with the applicable Citi Sponsor, which firms may continue primary servicing certain loans following the securitization closing date. Otherwise, servicing responsibilities are transferred from the interim servicer to the master servicer of the securitization trust (and a primary servicer when applicable) at closing of the securitization. From time to time, the interim servicer may retain primary servicing.

Exceptions to Underwriting Criteria

Except as disclosed in the following paragraph, none of the Citi Mortgage Loans have exceptions to the related underwriting criteria.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as General Motors Building, representing approximately 10.7% of the Initial Pool Balance and as to which CGMRC is a mortgage loan seller with respect to $50,000,000 of the Cut-off Date Balance, the related Loan Combination was co-originated by CGMRC with an exception to CGMRC’s underwriting guidelines and/or typical underwriting procedures. In calculating Underwritten Net Cash Flow, CGMRC included $17,100,676 in net upward mark-to-market adjustments to rent, based on the conclusion of market rents set forth in the related appraisal, and CGMRC included $4,516,553 in straight line rents that are due after the maturity date of the Mortgage Loan. Under CGMRC’s guidelines and/or typical underwriting procedures, it would typically not include upward mark-to-market adjustments and would include rents that were straight line only for the lesser of the loan term or lease term. The decision of CGMRC to include the Mortgage Loan in the transaction was based on the fact that based on net cash flow for 2016 (i.e. without giving effect to the inclusion of such mark-to-market rents or straight line rents) the Mortgage Loan would have a net cash flow debt service coverage ratio of 2.96x, the Mortgage Loan has a Cut-off Date LTV Ratio of 30.6% and the related Loan Combination has a Cut-off Date LTV Ratio of 47.9% and that the leases as to which rent is straight lined beyond the loan maturity date are to investment grade rated or institutional law firm tenants. Certain characteristics of the Mortgage Loan can be found in Annex A to this prospectus. Based on the foregoing, CGMRC approved inclusion of the Mortgage Loan into this transaction.

Deutsche Bank AG, acting through its New York Branch

General

Deutsche Bank AG, acting through its New York Branch (“DBNY”), is an originator and is affiliated with GACC, one of the Sponsors, and Deutsche Bank Securities Inc., one of the underwriters. DBNY originates loans located in the United States that are secured by retail, multifamily, office, hotel and industrial/warehouse properties. All of the mortgage loans originated by DBNY generally are originated in accordance with the underwriting criteria described below. The Gurnee Mills Mortgage Loan, which is part of a Loan Combination that was co-originated by Column Financial, Inc., Wells Fargo Bank, National Association and Regions Bank, was originated by Regions Bank, acquired by Deutsche Bank AG, acting through its New York Branch, and reunderwritten by DBNY in accordance with the underwriting criteria described below prior to GACC’s acquisition of the Gurnee Mills Mortgage Loan from Regions Bank. However, each lending situation is unique, and the facts and circumstance surrounding the mortgage loan, such as the quality and location of the real estate, the sponsorship of the borrower and the tenancy of the property, will impact the extent to which the general guidelines below are applied to a specific loan. This underwriting criteria is general, and there is no assurance that every mortgage loan will conform in all respects with the guidelines.

Loan Analysis

In connection with the origination of mortgage loans, DBNY conducts an extensive review of the related mortgaged property, including an analysis of the appraisal, environmental report, property operating statements, financial data, rent rolls, sales where applicable and related information or statements of occupancy rates provided by the borrower and, with respect to the mortgage loans secured by retail and office properties, certain major tenant leases and the tenant’s credit. Generally, borrowers are required to be single purpose entities which do not have a credit history; therefore, the financial strength and character of certain of the borrower’s key principals are examined prior to approval of the mortgage loan through a review of available financial statements and public records searches. A member of the DBNY underwriting or due diligence team, or a consultant or other designee, visits the mortgaged property for a site inspection to confirm the occupancy rates of the mortgaged property, and analyzes the mortgaged property’s sub-market and the utility of the mortgaged property within the sub-market. Unless otherwise specified in this prospectus, all financial, occupancy and other information contained in this prospectus is based on such information and there can be no assurance that such financial, occupancy and other information remains accurate.

Cash Flow Analysis

DBNY reviews, among other things, historical operating statements, rent rolls, tenant leases and/or budgeted income and expense statements provided by the borrower and makes adjustments in order to determine a debt service coverage ratio, including taking into account the benefits of any governmental assistance programs. See “Description of the Mortgage Pool—Additional Mortgage Loan Information” in this prospectus.

Debt Service Coverage Ratio and Loan-to-Value Ratio

The underwriting includes a calculation of the debt service coverage ratio and the loan-to-value ratio in connection with the origination of each loan.

The debt service coverage ratio will generally be calculated based on the ratio of the underwritten net cash flow from the property in question as determined by DBNY and payments on the loan based on actual principal and/or interest due on the loan. However, underwritten net cash flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral. For example, when calculating the debt service coverage ratio for a multifamily or commercial mortgage loan, annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy may be utilized. We cannot assure you that the foregoing assumptions made with respect to any prospective multifamily or commercial mortgage loan will, in fact, be consistent with actual property performance. For specific discussions on the particular assumptions and adjustments, see “Description of the Mortgage Pool” and Annex A and Annex B to this prospectus. The loan-to-value ratio, in general, is the ratio, expressed as a percentage, of the then-outstanding principal balance of the mortgage loan divided by the estimated value of the related property based on an appraisal obtained in accordance with the guidelines described under “—Appraisal and Loan-to-Value Ratio” below. In addition, with respect to certain mortgage loans, there may exist subordinate mortgage debt or mezzanine debt. Such mortgage loans will have a lower combined debt service coverage ratio and/or a higher combined loan-to-value ratio when such subordinate or mezzanine debt is taken into account. Additionally, certain mortgage loans may provide for interest only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan.

Appraisal and Loan-to-Value Ratio

For each mortgaged property, DBNY obtains (or, in connection with DBNY’s acquisition and reunderwriting of a mortgage loan, the related originator obtains and DBNY relies upon) a current (within 6 months of the origination date of the mortgage loan) comprehensive narrative appraisal conforming to the requirements of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 (“FIRREA”) and Uniform Standards of Professional Appraisal Practice of the Appraisal Foundation. The appraisal is based on the “as-is” market value of the mortgaged property as of the date of value in its then-current condition, and in accordance with the mortgaged property’s highest and best use as determined within the appraisal. In certain cases, DBNY may also obtain prospective or hypothetical values on an “as-stabilized”, “as complete” and/or “hypothetical as-is” basis, reflecting stipulated assumptions including, but not limited to, leasing, occupancy, income normalization, construction, renovation, restoration and/or repairs at the mortgaged property. DBNY then determines the loan-to-value ratio of the mortgage loan for origination or, if applicable, in connection with its acquisition of the mortgage loan, in each case based on the value and effective value dates set forth in the appraisal. In connection with DBNY’s acquisition and reunderwriting of a mortgage loan, DBNY relies upon the appraisal(s) obtained by the related originator. Such appraisal(s) may reflect a value for a particular mortgaged property that varies from a DBNY opinion of value. The information in this prospectus regarding such acquired mortgage loans, including, but not limited to, appraised values and loan-to-value ratios, reflects the information contained in such originator’s appraisal. We cannot assure you that the information set forth in this prospectus regarding the appraised values or loan-to-value ratios of such acquired mortgage loans would not be different if DBNY had originated such mortgage loans. See “Risk Factors—Appraisals May Not Reflect Current or Future Market Value of Each Property” in this prospectus.

Evaluation of Borrower

DBNY evaluates the borrower and its principals with respect to credit history and prior experience as an owner and operator of commercial real estate properties. The evaluation will generally include obtaining and reviewing a credit report or other reliable indication of the borrower’s financial capacity; obtaining and verifying credit references and/or business and trade references; and obtaining and reviewing certifications provided by the borrower as to prior real estate experience and current contingent liabilities. Finally, although the mortgage loans generally are non-recourse in nature, in the case of certain mortgage loans, the borrower and certain principals of the borrower may be required to assume legal responsibility for liabilities as a result of, among other things, fraud, misrepresentation, misappropriation or conversion of funds and breach of environmental or hazardous materials requirements. DBNY evaluates the financial capacity of the borrower and such principals to meet any obligations that may arise with respect to such liabilities.

Environmental Site Assessment

Prior to origination, DBNY either (i) obtains or updates (or, in connection with DBNY’s acquisition and reunderwriting of a mortgage loan, the related originator obtains or updates and DBNY relies upon) an environmental site assessment (“ESA”) for a mortgaged property prepared by a qualified environmental firm or

(ii) obtains (or, in connection with DBNY’s acquisition and reunderwriting of a mortgage loan, the related originator obtains and DBNY relies upon) an environmental insurance policy for a Mortgaged Property. If an ESA is obtained or updated, DBNY reviews the ESA to verify the absence of reported violations of applicable laws and regulations relating to environmental protection and hazardous materials or other material adverse environmental condition or circumstance. In cases in which the ESA identifies conditions that would require cleanup, remedial action or any other response estimated to cost in excess of 5% of the outstanding principal balance of the mortgage loan, DBNY either (i) determines that another party with sufficient assets is responsible for taking remedial actions directed by an applicable regulatory authority or (ii) requires the borrower to do one of the following: (A) carry out satisfactory remediation activities or other responses prior to the origination of the mortgage loan, (B) establish an operations and maintenance plan, (C) place sufficient funds in escrow or establish a letter of credit at the time of origination of the mortgage loan to complete such remediation within a specified period of time, (D) obtain an environmental insurance policy for the mortgaged property, (E) provide or obtain an indemnity agreement or a guaranty with respect to such condition or circumstance, or (F) receive appropriate assurances that significant remediation activities or other significant responses are not necessary or required.

Certain of the mortgage loans may also have environmental insurance policies. See “Description of the Mortgage Pool—Insurance Considerations”.

Physical Assessment Report

Prior to origination, DBNY obtains (or, in connection with DBNY’s acquisition and reunderwriting of a mortgage loan, the related originator obtains and DBNY relies upon) a physical assessment report (“PAR”) for each mortgaged property prepared by a qualified structural engineering firm. DBNY reviews the PAR to verify that the property is reported to be in satisfactory physical condition, and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure needs over the term of the mortgage loan. In cases in which the PAR identifies material repairs or replacements needed immediately, DBNY generally requires the borrower to carry out such repairs or replacements prior to the origination of the mortgage loan, or, in many cases, requires the borrower to place sufficient funds in escrow at the time of origination of the mortgage loan to complete such repairs or replacements within not more than twelve months. In certain instances, DBNY may waive such escrows but require the related borrower to complete such repairs within a stated period of time in the related mortgage loan documents.

Title Insurance Policy

The borrower is required to provide, and DBNY reviews, a title insurance policy for each mortgaged property. The title insurance policy must meet the following requirements: (a) the policy must be written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located; (b) the policy must be in an amount equal to the original principal balance of the mortgage loan; (c) the protection and benefits must run to the mortgagee and its successors and assigns; (d) the policy should be written on a standard policy form of the American Land Title Association or equivalent policy promulgated in the jurisdiction where the mortgaged property is located; and (e) the legal description of the mortgaged property in the title policy must conform to that shown on the survey of the mortgaged property, where a survey has been required.

Property Insurance

The borrower is required to provide, and DBNY reviews, certificates of required insurance with respect to the mortgaged property. Such insurance may include: (1) commercial general liability insurance for bodily injury or death and property damage; (2) a fire and extended perils insurance policy providing “special” form coverage including coverage against loss or damage by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion; (3) if applicable, boiler and machinery coverage; (4) if the mortgaged property is located in a flood hazard area, flood insurance; and (5) such other coverage as DBNY may require based on the specific characteristics of the mortgaged property.

Seismic Report

A seismic report is required for all properties located in seismic zones 3 or 4.

Zoning and Building Code Compliance

In connection with the origination of a multifamily or commercial mortgage loan, the originator will examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: a zoning report, legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports and/or representations by the related borrower.

Escrow Requirements

DBNY may require borrowers to fund various escrows for taxes, insurance, capital expenses and replacement reserves, which reserves in many instances will be limited to certain capped amounts. In addition, DBNY may identify certain risks that warrant additional escrows or holdbacks for items such as leasing-related matters, deferred maintenance, environmental remediation or unfunded obligations, which escrows or holdbacks would be released upon satisfaction of the applicable conditions. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. Escrows are evaluated on a case-by-case basis and are not required for all commercial mortgage loans originated by DBNY. The typical required escrows for mortgage loans originated by DBNY are as follows:

●	Taxes – An initial deposit and monthly escrow deposits equal to approximately 1/12th of the estimated annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide DBNY with sufficient funds to satisfy all taxes and assessments. DBNY may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the mortgaged property is a single tenant property (or substantially leased to single tenant) and the tenant pays taxes directly (or DBNY may waive the escrow for a portion of the mortgaged property which is leased to a tenant that pays taxes for its portion of the mortgaged property directly); or (ii) any Escrow/Reserve Mitigating Circumstances.

●	Insurance – An initial deposit and monthly escrow deposits equal to approximately 1/12th of the estimated annual property insurance premium are required to provide DBNY with sufficient funds to pay all insurance premiums. DBNY may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the borrower maintains a blanket insurance policy; (ii) the mortgaged property is a single tenant property (or substantially leased to single tenant) and the tenant maintains the property insurance or self-insures (or may waive the escrow for a portion of the mortgaged property which is leased to a tenant that maintains property insurance for its portion of the mortgaged property or self-insures); or (iii) any Escrow/Reserve Mitigating Circumstances.

●	Replacement Reserves – Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type. DBNY may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the mortgaged property is a single tenant property (or substantially leased to single tenant) and the tenant repairs and maintains the mortgaged property (or may waive the escrow for a portion of the mortgaged property which is leased to a tenant that repairs and maintains its portion of the mortgaged property); or (ii) any Escrow/Reserve Mitigating Circumstances.

●	Tenant Improvement/Lease Commissions – A tenant improvement/leasing commission reserve may be required to be funded either at loan origination and/or during the related mortgage loan term and/or springing upon certain tenant events to cover certain anticipated leasing commissions, free rent periods or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants. DBNY may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the mortgaged property is a single tenant property (or substantially leased to single tenant), with a lease that extends beyond the loan term; or (ii) any Escrow/Reserve Mitigating Circumstances.

●	Deferred Maintenance – A deferred maintenance reserve may be required to be funded at loan origination in an amount equal to 100% to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition or engineering report. DBNY may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the sponsor of the borrower delivers a guarantee to complete the immediate repairs; (ii) the deferred maintenance items do not materially impact the function, performance or value of the property; (iii) the deferred maintenance cost does not exceed $50,000; (iv) the mortgaged property is a single tenant property (or substantially leased to single tenant), and the tenant is responsible for the repairs; or (v) any Escrow/Reserve Mitigating Circumstances.

●	Environmental Remediation – An environmental remediation reserve may be required at loan origination in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report. DBNY may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the sponsor of the borrower delivers a guarantee agreeing to complete the remediation; (ii) environmental insurance is in place or obtained; or (iii) any Escrow/Reserve Mitigating Circumstances.

DBNY may determine that establishing any of the foregoing escrows or reserves is not warranted in one or more of the following instances (collectively, the “Escrow/Reserve Mitigating Circumstances”): (i) the amounts involved are de minimis, (ii) DBNY’s evaluation of the ability of the mortgaged property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve, (iii) based on the mortgaged property maintaining a specified debt service coverage ratio, (iv) DBNY has structured springing escrows that arise for identified risks, (v) DBNY has an alternative to a cash escrow or reserve, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower; (vi) DBNY believes there are credit positive characteristics of the borrower, the sponsor of the borrower and/or the mortgaged property that would offset the need for the escrow or reserve; or (vii) the reserves are being collected and held by a third party, such as a management company, a franchisor, or an association.

Notwithstanding the foregoing discussion under this caption “—Transaction Parties—The Originators—Deutsche Bank AG, acting through its New York Branch”, one or more of the GACC Mortgage Loans may vary from, or may not comply with, DBNY’s underwriting guidelines described above. In addition, in the case of one or more of the GACC Mortgage Loans, DBNY may not have strictly applied these underwriting guidelines as the result of a case-by-case permitted exception based upon other compensating or mitigating factors.

Exceptions

Except as disclosed in the following paragraphs, none of the GACC Mortgage Loans have exceptions to the underwriting standards set forth above.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as General Motors Building, representing approximately 10.7% of the Initial Pool Balance and as to which GACC is a mortgage loan seller with respect to $50,000,000 of the Cut-off Date Balance, the related Loan Combination was co-originated by DBNY with one or more exceptions to DBNY’s underwriting guidelines and/or typical underwriting procedures. In calculating Underwritten Net Cash Flow, DBNY included $17,100,676 in net upward mark-to-market adjustments to rent, based on the conclusion of market rents set forth in the related appraisal and DBNY included $4,516,553 in straight line rents that are due after the maturity date of the Mortgage Loan. Under DBNY’s guidelines and/or typical underwriting procedures, it would typically not include upward mark-to-market adjustments and would include rents that were straight line only for the lesser of the loan term or lease term. The decision of GACC to include the Mortgage Loan in the transaction was based on the fact that based on net cash flow for 2016 (i.e. without giving effect to the inclusion of such mark-to-market rents or straight line rents) the Mortgage Loan would have a net cash flow debt service coverage ratio of 2.96x, the Mortgage Loan has a Cut-off Date LTV Ratio of 30.6% and the related Loan Combination has a Cut-off Date LTV Ratio of 47.9% and that the leases as to which rent is straight lined beyond the loan maturity date are to investment grade rated or institutional law firm tenants. Certain characteristics of the Mortgage Loan can be found in Annex A to this prospectus. Based on the foregoing, GACC approved inclusion of the Mortgage Loan into this transaction.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as AHIP Northeast Portfolio IV, representing approximately 6.1% of the Initial Pool Balance, the borrower is not required to make FF&E reserve deposits for the first two years of the Mortgage Loan, in comparison to an FF&E reserve deposit of 4% of gross revenues as provided for in DBNY’s underwriting guidelines for hotel properties. GACC’s decision to include the Mortgage Loan in the transaction was based on the new property improvement plan (“PIP”) that will be implemented at each of the related Mortgaged Properties. At loan origination, $2,864,145 ($6,133 per room) was reserved into a PIP reserve for anticipated costs associated with the PIP. Certain characteristics of the Mortgage Loan can be found in Annex A to this prospectus. Based on the foregoing, GACC approved inclusion of the Mortgage Loan into this transaction.

The Depositor

Citigroup Commercial Mortgage Securities Inc. is the depositor with respect to the Issuing Entity (in such capacity, the “Depositor”). The Depositor is a special purpose corporation incorporated in the State of Delaware on July 17, 2003 for the purpose of engaging in the business of, among other things, acquiring and depositing mortgage loans in trusts in exchange for certificates evidencing interest in such trusts and selling or otherwise distributing such certificates, in addition to other related activities. The principal executive offices of the Depositor are located at 390 Greenwich Street, New York, New York 10013. The telephone number is (212) 816-5343.

The Depositor is an indirect, wholly-owned subsidiary of Citigroup Global Markets Holdings Inc., an affiliate of CREFI, a Sponsor, an originator, an initial Risk Retention Consultation Party and the Retaining Sponsor, an affiliate of CGMRC, a Sponsor, an originator and the holder of a portion of the VRR Interest, an affiliate of Citibank, N.A., the Certificate Administrator, certificate registrar and paying agent, and an affiliate of Citigroup Global Markets Inc., one of the underwriters.

Since the Depositor’s incorporation in 2003, it has been engaged in the securitization of commercial and multifamily mortgage loans and in acting as depositor of one or more trusts formed to issue commercial mortgage pass-through certificates that are secured by or represent interests in, pools of mortgage loans. The Depositor generally acquires the commercial and multifamily mortgage loans from CGMRC or another of its affiliates or from another seller of commercial and multifamily mortgage loans, in each case in privately negotiated transactions.

The Depositor does not have, nor is it expected in the future to have, any significant assets and is not engaged in activities unrelated to the securitization of mortgage loans. The Depositor will not have any business operations other than securitizing mortgage loans and related activities.

On the Closing Date, the Depositor will acquire the Mortgage Loans from each Mortgage Loan Seller and will simultaneously transfer them, without recourse, to the Trustee for the benefit of the Certificateholders. After establishing the Issuing Entity, the Depositor will have minimal ongoing duties with respect to the Certificates and the Mortgage Loans. The Depositor’s ongoing duties will include: (i) appointing a successor Trustee or Certificate Administrator in the event of the removal of the Trustee or Certificate Administrator, (ii) paying any ongoing fees (such as surveillance fees) of the Rating Agencies, (iii) promptly delivering to the Custodian any document that comes into the Depositor’s possession that constitutes part of the Mortgage File or servicing file for any Mortgage Loan, (iv) upon discovery of a breach of any of the representations and warranties of the Master Servicer, the Special Servicer or the Operating Advisor which materially and adversely affects the interests of the Certificateholders, giving prompt written notice of such breach to the affected parties, (v) providing information in its possession with respect to the Certificates to the Certificate Administrator to the extent necessary to perform REMIC tax administration, (vi) indemnifying the Issuing Entity, the Trustee, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer, the Master Servicer and the Special Servicer for any loss, liability or reasonable expense (including, without limitation, reasonable attorneys’ fees and expenses) incurred by such parties arising (a) from the Depositor’s willful misconduct, bad faith, fraud and/or negligence in the performance of its duties contained in the Pooling and Servicing Agreement or by reason of negligent disregard of its obligations and duties under the Pooling and Servicing Agreement, or (b) as a result of the breach by the Depositor of any of its obligations or duties under the Pooling and Servicing Agreement, (vii) signing any annual report on Form 10-K, including the required certification in Form 10-K under the Sarbanes-Oxley Act of 2002, and any distribution reports on Form 10-D and current reports on Form 8-K required to be filed by the Issuing Entity and (viii) mailing the notice of a succession of the Trustee or the Certificate Administrator to all Certificateholders.

Neither the Depositor nor any of its affiliates will insure or guarantee distributions on the Certificates.

The Issuing Entity

The Issuing Entity, CD 2017-CD5 Mortgage Trust, is a New York common law trust that will be formed on the Closing Date pursuant to the Pooling and Servicing Agreement. The only activities that the Issuing Entity may perform are those set forth in the Pooling and Servicing Agreement, which are generally limited to owning and administering the Mortgage Loans and any REO Property, disposing of Defaulted Mortgage Loans and REO Property, issuing the Certificates, making distributions, providing reports to certificateholders and other activities described in this prospectus. Accordingly, the Issuing Entity may not issue securities other than the Certificates, or invest in securities, other than investing of funds in the Collection Account and other accounts maintained under the Pooling and Servicing Agreement in certain short-term high-quality investments. The Issuing Entity may not lend or borrow money, except that the Master Servicer and the Trustee may make advances of delinquent monthly debt service payments to the Issuing Entity, and the Master Servicer, the Special Servicer and the Trustee may make servicing advances, to the Issuing Entity, but in each case only to the extent it deems such advances to be recoverable from the related Mortgage Loan; such advances are intended to provide liquidity, rather than credit support. The Pooling and Servicing Agreement may be amended as set forth under “The Pooling and Servicing Agreement—Amendment”. The Issuing Entity administers the Mortgage Loans through the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer and the Operating Advisor, except that any Outside Serviced Mortgage Loan is being serviced and administered pursuant to the Outside Servicing Agreement. A discussion of the duties of the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer and the Operating Advisor, including any discretionary activities performed by each of them, is set forth under “—The Trustee”, “ —The Certificate Administrator”, “—Servicers—The Master Servicer”, “—Servicers—The Special Servicer”, “—Servicers—The Outside Servicers and the Outside Special Servicers”, “—The Operating Advisor and the Asset Representations Reviewer”, “Description of the Certificates” and “The Pooling and Servicing Agreement”.

The only assets of the Issuing Entity other than the Mortgage Loans and any REO Properties (and, with respect to a Loan Combination, solely the Issuing Entity’s interest in any REO property acquired with respect to such Loan Combination pursuant to the Pooling and Servicing Agreement or the Outside Servicing Agreement, as applicable) are the Distribution Account and other accounts maintained pursuant to the Pooling and Servicing Agreement and the short-term investments in which funds in the Distribution Account and other accounts are invested. The Issuing Entity has no present liabilities, but has potential liability relating to ownership of the Mortgage Loans and any REO Properties (and, with respect to a Loan Combination, solely the Issuing Entity’s interest in any REO property acquired with respect to such Loan Combination pursuant to the Pooling and Servicing Agreement or the Outside Servicing Agreement, as applicable), and the other activities described in this prospectus, and indemnity obligations to the Depositor, the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer and the Operating Advisor and various related persons. The fiscal year of the Issuing Entity is the calendar year. The Issuing Entity has no executive officers or board of directors and acts through the Trustee, the Certificate Administrator, the Master Servicer and the Special Servicer.

The Depositor will be contributing the Mortgage Loans to the Issuing Entity. The Depositor will be purchasing the Mortgage Loans from the Sponsors, as described under “The Mortgage Loan Purchase Agreements—Sale of Mortgage Loans; Mortgage File Delivery” and “—Cures, Repurchases and Substitutions”.

Since the Issuing Entity is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a “business trust” for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the trust would be characterized as a “business trust”.

The Trustee

Wilmington Trust, National Association (“WTNA”) (formerly called M & T Bank, National Association) will act as trustee (the “Trustee”) on behalf of the Certificateholders pursuant to the Pooling and Servicing Agreement. WTNA is a national banking association with trust powers incorporated in 1995. The Trustee’s principal place of business is located at 1100 North Market Street, Wilmington, Delaware 19890. WTNA is an affiliate of Wilmington Trust Company and both WTNA and Wilmington Trust Company are subsidiaries of Wilmington Trust Corporation and Wilmington Trust Corporation is a wholly-owned subsidiary of M&T Bank Corporation. Since 1998, Wilmington Trust Company has served as trustee in numerous asset backed securities transactions. As of December 31, 2016, WTNA served as trustee on over 1,500 mortgage backed related securities transactions having an aggregate original principal balance in excess of $200 billion, of which approximately 176 transactions were commercial mortgage backed securities transactions having an aggregate original principal balance of approximately $144 billion.

The transaction parties may maintain banking and other commercial relationships with WTNA and its affiliates. In its capacity as trustee on commercial mortgage securitizations, WTNA and its affiliates are generally required to make an advance if the related servicer or special servicer fails to make a required advance. In the past three years, WTNA and its affiliates have not been required to make an advance on a commercial mortgage backed securities transaction.

WTNA is subject to various legal proceedings that arise from time to time in the ordinary course of business. WTNA does not believe that the ultimate resolution of any of these proceedings will have a material adverse effect on its services as trustee.

The foregoing information set forth under this “—The Trustee” heading has been provided by WTNA.

The responsibilities of the Trustee are set forth in the Pooling and Servicing Agreement. A discussion of the role of the Trustee and its continuing duties, including: (1) any actions required by the Trustee, including whether notices are required to investors, rating agencies or other third parties, upon an event of default, potential event of default (and how defined) or other breach of a transaction covenant and any required percentage of a class or classes of asset-backed securities that is needed to require the Trustee to take action; (2) limitations on the Trustee’s liability under the transaction agreements regarding the asset-backed securities transaction; (3) any indemnification provisions that entitle the Trustee to be indemnified from the cash flow that otherwise would be used to pay the asset-backed securities; and (4) any contractual provisions or understandings regarding the Trustee’s removal, replacement or resignation, as well as how the expenses associated with changing from one Trustee to another Trustee will be paid, is set forth in this prospectus under “The Pooling and Servicing Agreement”.

For a description of any material affiliations, relationships and related transactions between the Trustee and the other transaction parties, see “—Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” below.

The Trustee will only be liable under the Pooling and Servicing Agreement to the extent of the obligations specifically imposed by the Pooling and Servicing Agreement. For further information regarding the duties, responsibilities, rights and obligations of the Trustee under the Pooling and Servicing Agreement, including those related to indemnification, see “The Pooling and Servicing Agreement—Limitation on Liability; Indemnification”.  Certain terms of the Pooling and Servicing Agreement regarding the Trustee’s removal, replacement or resignation are described under “The Pooling and Servicing Agreement—Qualification, Resignation and Removal of the Trustee and the Certificate Administrator”.

The Certificate Administrator

Citibank, N.A., a national banking association (“Citibank”), will act as the certificate administrator (in such capacity, the “Certificate Administrator”) under the Pooling and Servicing Agreement. The Certificate Administrator will also be the REMIC administrator and the 17g-5 Information Provider under the Pooling and Servicing Agreement. The corporate trust office of Citibank responsible for administration of the Issuing Entity is located at 388 Greenwich Street, New York, New York 10013, Attention: Global Transaction Services – CD 2017-CD5 and the office for certificate transfer services is located at 480 Washington Boulevard, 30th Floor, Jersey City, New Jersey 07310, Attention: Global Transaction Services – CD 2017-CD5.

Citibank is a wholly owned subsidiary of Citigroup Inc., a Delaware corporation. Citibank performs as certificate administrator through the Agency and Trust line of business, which is part of the Global Transaction Services division. Citibank has primary corporate trust offices located in both New York and London. Citibank is a leading provider of corporate trust services offering a full range of agency, fiduciary, tender and exchange, depositary and escrow services. As of the end of the first quarter of 2017, Citibank’s Agency and Trust group managed in excess of $5.1 trillion in fixed income and equity investments on behalf of approximately 2,500 corporations worldwide. Since 1987, Citibank’s Agency and Trust group has provided trustee services for asset-backed securities containing pool assets consisting of airplane leases, auto loans and leases, boat loans, commercial loans, commodities, credit cards, durable goods, equipment leases, foreign securities, funding agreement backed note programs, truck loans, utilities, student loans and commercial and residential mortgages.

As of the end of the first quarter of 2017, Citibank acted as trustee, certificate administrator and/or paying agent for approximately 99 transactions backed by commercial mortgages with an aggregate principal balance of approximately $106 billion. The Depositor, the underwriters, the initial purchasers, the Master Servicer, the Special Servicer, the Trustee, the Custodian, the Operating Advisor and the Asset Representations Reviewer may maintain banking and other commercial relationships with Citibank and its affiliates.

Under the terms of the Pooling and Servicing Agreement, Citibank is responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports. An analyst will also be responsible for the timely delivery of reports to the administration unit for processing all cash flow items. As Certificate Administrator, Citibank is also responsible for the preparation and filing of all Trust REMIC tax returns on behalf of the Issuing Entity. In the past three years, Citibank has not made material changes to the policies and procedures of its securities administration services for commercial mortgage-backed securities.

There have been no material changes to Citibank’s policies or procedures with respect to its commercial mortgage-backed trustee or securities administration function other than changes required by applicable laws. In the past three years, Citibank has not materially defaulted in its trustee or securities administration obligations under any pooling and servicing agreement or caused an early amortization or other performance triggering event because of the performance by Citibank as trustee or securities administrator with respect to commercial mortgage-backed securities.

Citibank is acting as custodian of the mortgage files pursuant to the Pooling and Servicing Agreement. The custodian is responsible to hold and safeguard the mortgage note(s) and other contents of the mortgage file with respect to each underlying mortgage loan on behalf of the trustee and the certificateholders. Each mortgage file will be maintained in a separate file folder marked with a unique bar code to assure loan level file integrity and to assist in inventory management. Files are segregated by transaction and/or issuer. Citibank, through its affiliates and third-party vendors, has been engaged in the mortgage document custody business for more than ten years. Citibank, through its affiliates and third-party vendors, maintains its commercial document custody facilities in Chicago, Illinois and St. Paul, Minnesota. One such third-party vendor separately engaged by Citibank, N.A. in its capacity as custodian under the Pooling and Servicing Agreement is U.S. Bank National Association which will hold and safeguard the mortgage notes and other contents of the mortgage files with respect to the underlying mortgage loans.

Citibank is acting as Certificate Administrator of this CMBS transaction. In the ordinary course of business, Citibank is involved in a number of legal proceedings, including in connection with its role as trustee on certain RMBS transactions. On June 18, 2014, a civil action was filed against Citibank in the Supreme Court of the State of New York by a group of investors in 48 private-label RMBS trusts for which Citibank allegedly serves or did serve as trustee, asserting claims for purported violations of the U.S. Trust Indenture Act of 1939, as amended, breach of contract, breach of fiduciary duty and negligence based on Citibank’s alleged failure to perform its duties as trustee for the 48 RMBS trusts. On November 24, 2014, plaintiffs sought leave to withdraw this action. On the same day, a smaller subset of similar plaintiff investors in 27 private-label RMBS trusts for which Citibank allegedly serves or did serve as trustee, filed a new civil action against Citibank in the United States District Court for the Southern District of New York asserting similar claims as the prior action filed in state court. In January 2015, the court closed plaintiffs’ original state court action. Citibank’s motion to dismiss the federal complaint was fully briefed as of May 13, 2015. On September 8, 2015, the federal court dismissed all claims as to 24 of the 27 trusts and allowed certain of the claims to proceed as to the other three trusts. Subsequently, plaintiffs voluntarily dismissed all claims with respect to two of the three trusts. On April 7, 2017, Citibank filed a motion for summary judgment. Plaintiffs filed its consolidated opposition brief and cross motion for partial summary judgment on May 22, 2017.

On November 24, 2015, the same investors that brought the federal case brought a new civil action in the Supreme Court of the State of New York related to 25 private-label RMBS trusts for which Citibank allegedly serves or did serve as trustee. This case includes the 24 trusts previously dismissed in the federal action, and one additional trust. The investors assert claims for breach of contract, breach of fiduciary duty, breach of duty to avoid conflicts of interest, and violation of New York’s Streit Act. Citibank’s motion to dismiss was fully briefed as of April 15, 2016. Following oral argument on Citibank’s motion to dismiss, plaintiffs filed an amended complaint on August 5, 2016. Citibank’s motion to dismiss the amended complaint was fully briefed as of October 21, 2016. Citibank awaits a decision.

On August 19, 2015, the FDIC as receiver for a financial institution filed a civil action against Citibank in the Southern District of New York. This action relates to one private-label RMBS trust for which Citibank formerly served as trustee. FDIC asserts claims for breach of contract, violation of the New York’s Streit Act, and violation of the U.S. Trust Indenture Act of 1939, as amended. Citibank jointly briefed a motion to dismiss with The Bank of New York Mellon and U.S. Bank, entities that have also been sued by FDIC in their capacity as trustee, and whose cases are also in front of Judge Carter. Defendants’ joint motion to dismiss was fully briefed as of March 22, 2016. On September 30, 2016, the court granted Citibank’s motion to dismiss the complaint without prejudice for lack of subject matter jurisdiction. On October 14, 2016, FDIC filed a motion for reargument or relief from judgment from the court’s dismissal order. On October 25, 2016, the court granted leave for defendants to file an opposition brief. Defendants filed their opposition on November 15, 2016 and plaintiff filed its reply brief on November 22, 2016. Citibank awaits a decision from the court on plaintiff’s motion.

There can be no assurances as to the outcome of litigation or the possible impact of litigation on the trustee or the RMBS trusts. However, Citibank denies liability and continues to vigorously defend against these litigations. Furthermore, neither the above-disclosed litigations nor any other pending legal proceeding involving Citibank will materially affect Citibank’s ability to perform its duties as Certificate Administrator under the Pooling and Servicing Agreement for this CMBS transaction.

Neither Citibank nor any of its affiliates intends to retain any Certificates issued by the Issuing Entity or any other economic interest in this securitization as of the Closing Date, except that Citibank or one of its affiliates may purchase the Class R Certificates on the Closing Date, and except that CGMRC will retain a portion of the VRR Interest as described under “Credit Risk Retention”. Citibank or its affiliates may, from time to time after the sale of the Certificates to investors on the Closing Date, acquire additional Certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such Certificates (other than the CGMRC VRR Interest Portion) at any time.

The foregoing information set forth under this “—The Certificate Administrator” heading has been provided by Citibank.

For a description of any material affiliations, relationships and related transactions between the Certificate Administrator and the other transaction parties, see “—Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

The Certificate Administrator will only be liable under the Pooling and Servicing Agreement to the extent of the obligations specifically imposed by the Pooling and Servicing Agreement.  For further information regarding the duties, responsibilities, rights and obligations of the Certificate Administrator under the Pooling and Servicing Agreement, including those related to indemnification, see “The Pooling and Servicing Agreement—Limitation on Liability; Indemnification”.  Certain terms of the Pooling and Servicing Agreement regarding the Certificate Administrator’s removal, replacement or resignation are described under “The Pooling and Servicing Agreement—Qualification, Resignation and Removal of the Trustee and the Certificate Administrator”.

Servicers

General

Each of the Master Servicer (directly or through one or more sub-servicers (which includes the primary servicers)) and the Special Servicer will be required to service and administer the Serviced Loans for which it is responsible as described under “The Pooling and Servicing Agreement—Servicing of the Mortgage Loans”.

The Master Servicer

Wells Fargo Bank, National Association (“Wells Fargo”) will act as the master servicer for all of the Mortgage Loans to be deposited into the Issuing Entity and as the primary servicer for the Serviced Companion Loans other than the Brookwood Self Storage LA-MS Portfolio Companion Loan (in such capacity, the “Master Servicer”). Wells Fargo is a national banking association organized under the laws of the United States of America, and is a wholly-owned direct and indirect subsidiary of Wells Fargo & Company. Wells Fargo is also (i) the servicer, certificate administrator and custodian under the BXP 2017-GM Trust and Servicing Agreement, pursuant to which the General Motors Building Loan Combination is serviced, (ii) the trustee, certificate administrator and custodian under the Olympic Tower 2017-OT Trust and Servicing Agreement, pursuant to which the Olympic

Tower Loan Combination is serviced, (iii) the servicer, certificate administrator and custodian under the 245 Park Avenue Trust 2017-245P Trust and Servicing Agreement, pursuant to which the 245 Park Avenue Loan Combination is serviced, (iv) the trustee, certificate administrator and custodian under the DBJPM 2017-C6 Pooling and Servicing Agreement, pursuant to which the Starwood Capital Group Hotel Portfolio Loan Combination is serviced, (v) the master servicer, certificate administrator and custodian under the CSAIL 2016-C7 Pooling and Servicing Agreement, pursuant to which the Gurnee Mills Loan Combination is serviced and (vi) the current holder of one of the General Motors Building Pari Passu Companion Loans. On December 31, 2008, Wells Fargo & Company acquired Wachovia Corporation, the owner of Wachovia Bank, National Association (“Wachovia”), and Wachovia Corporation merged with and into Wells Fargo & Company. On March 20, 2010, Wachovia merged with and into Wells Fargo. Like Wells Fargo, Wachovia acted as master servicer of securitized commercial and multifamily mortgage loans and, following the merger of the holding companies, Wells Fargo and Wachovia integrated their two servicing platforms under a senior management team that is a combination of both legacy Wells Fargo managers and legacy Wachovia managers.

The principal west coast commercial mortgage master servicing offices of Wells Fargo are located at MAC A0227-020, 1901 Harrison Street, Oakland, California 94612. The principal east coast commercial mortgage master servicing offices of Wells Fargo are located at Three Wells Fargo, MAC D1050-084, 401 South Tryon Street, Charlotte, North Carolina 28202.

Wells Fargo has been master servicing securitized commercial and multifamily mortgage loans in excess of ten years. Wells Fargo’s primary servicing system runs on McCracken Financial Solutions software, Strategy CS. Wells Fargo reports to trustees and certificate administrators in the CREFC® format. The following table sets forth information about Wells Fargo’s portfolio of master or primary serviced commercial and multifamily mortgage loans (including loans in securitization transactions and loans owned by other investors) as of the dates indicated:

Commercial and Multifamily Mortgage Loans	As of 12/31/2014	As of 12/31/2015	As of 12/31/2016	As of 3/31/2017

By Approximate Number:	33,605	32,716	31,128	30,325
By Approximate Aggregate Unpaid Principal Balance (in billions):	$475.39	$503.34	$506.83	$502.11

Within this portfolio, as of March 31, 2017, are approximately 21,243 commercial and multifamily mortgage loans with an unpaid principal balance of approximately $386.6 billion related to commercial mortgage-backed securities or commercial real estate collateralized debt obligation securities. In addition to servicing loans related to commercial mortgage-backed securities and commercial real estate collateralized debt obligation securities, Wells Fargo also services whole loans for itself and a variety of investors. The properties securing loans in Wells Fargo’s servicing portfolio, as of March 31, 2017, were located in all 50 states, the District of Columbia, Guam, Mexico, the Bahamas, the Virgin Islands and Puerto Rico and include retail, office, multifamily, industrial, hotel and other types of income-producing properties. Also included in the above portfolio are commercial mortgage loans that Wells Fargo services in Europe through its London Branch. Wells Fargo has been servicing commercial mortgage loans in Europe through its London Branch for more than ten years. Through affiliated entities formerly known as Wachovia Bank, N.A., London Branch and Wachovia Bank International, and as a result of its acquisition of commercial mortgage servicing rights from Hypothekenbank Frankfurt AG, formerly Eurohypo AG, in 2013, it has serviced loans secured by properties in Germany, Ireland, the Netherlands, and the UK. As of March 31, 2017, its European third party servicing portfolio, which is included in the above table, is approximately $1.4 billion.

In its master servicing and primary servicing activities, Wells Fargo utilizes a mortgage-servicing technology platform with multiple capabilities and reporting functions. This platform allows Wells Fargo to process mortgage servicing activities including, but not limited to: (i) performing account maintenance; (ii) tracking borrower communications; (iii) tracking real estate tax escrows and payments, insurance escrows and payments, replacement reserve escrows and operating statement data and rent rolls; (iv) entering and updating transaction data; and (v) generating various reports.

The following table sets forth information regarding principal and interest advances and servicing advances made by Wells Fargo, as master servicer, on commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations. The information set forth below is the average amount of such advances outstanding over the periods indicated (expressed as a dollar amount and as a percentage of Wells Fargo’s portfolio, as of the end of each such period, of master serviced commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations).

Period	Approximate Securitized Master-Serviced Portfolio (UPB)**	Approximate Outstanding Advances (P&I and PPA)**	Approximate Outstanding Advances as % of UPB
Calendar Year 2014	$377,947,659,331	$1,750,352,607	0.46%
Calendar Year 2015	$401,673,056,650	$1,600,995,208	0.40%
Calendar Year 2016	$385,516,905,565	$1,113,577,583	0.29%
YTD Q1 2017	$376,961,069,050	$1,423,418,677	0.38%

**	“UPB” means unpaid principal balance, “P&I” means principal and interest advances and “PPA” means property protection advances.

Wells Fargo is rated by Fitch Ratings, Inc. (“Fitch”), S&P Global Ratings (“S&P”) and Morningstar Credit Ratings, LLC (“Morningstar”) as a primary servicer, a master servicer and a special servicer of commercial mortgage loans in the US, and by Fitch and S&P as a primary servicer and a special servicer of commercial loans in the UK. Wells Fargo’s servicer ratings by each of these agencies are outlined below:

US Servicer Ratings	Fitch	S&P	Morningstar
Primary Servicer:	CPS1-	Strong	MOR CS1
Master Servicer:	CMS1-	Strong	MOR CS1
Special Servicer:	CSS2	Above Average	MOR CS2

UK Servicer Ratings	Fitch	S&P
Primary Servicer:	CPS2	Average
Special Servicer:	CSS3	Average

The long-term issuer ratings of Wells Fargo are rated “AA-” by S&P, “Aa2” by Moody’s and “AA” by Fitch. The short-term issuer ratings of Wells Fargo are rated “A-1+” by S&P, “P-1” by Moody’s and “F1+” by Fitch.

Wells Fargo has developed policies, procedures and controls relating to its servicing functions to maintain compliance with applicable servicing agreements and servicing standards, including procedures for handling delinquent loans during the period prior to the occurrence of a special servicing transfer event. Wells Fargo’s master servicing policies and procedures are updated periodically to keep pace with the changes in the commercial mortgage-backed securities industry and have been generally consistent for the last three years in all material respects. The only significant changes in Wells Fargo’s policies and procedures have come in response to changes in federal or state law or investor requirements, such as updates issued by the Federal National Mortgage Association or Federal Home Loan Mortgage Corporation.

Wells Fargo may perform any of its obligations under the Pooling and Servicing Agreement through one or more third-party vendors, affiliates or subsidiaries. Notwithstanding the foregoing, the Master Servicer will remain responsible for its duties thereunder. Wells Fargo may engage third-party vendors to provide technology or process efficiencies. Wells Fargo monitors its third-party vendors in compliance with its internal procedures and applicable law. Wells Fargo has entered into contracts with third-party vendors for the following functions:

●	provision of Strategy and Strategy CS software;

●	tracking and reporting of flood zone changes;

●	abstracting of leasing consent requirements contained in loan documents;

●	legal representation;

●	assembly of data regarding buyer and seller (borrower) with respect to proposed loan assumptions and preparation of loan assumption package for review by Wells Fargo;

●	performance of property inspections;

●	performance of tax parcel searches based on property legal description, monitoring and reporting of delinquent taxes, and collection and payment of taxes; and

●	Uniform Commercial Code searches and filings.

Wells Fargo may also enter into agreements with certain firms to act as a primary servicer and to provide cashiering or non-cashiering sub-servicing on the Mortgage Loans and the Serviced Companion Loans. Wells Fargo monitors and reviews the performance of sub-servicers appointed by it. Generally, all amounts received by Wells Fargo on the Mortgage Loans and the Serviced Companion Loans will initially be deposited into a common clearing account with collections on other mortgage loans serviced by Wells Fargo and will then be allocated and transferred to the appropriate account as described in this prospectus. On the day any amount is to be disbursed by Wells Fargo, that amount is transferred to a common disbursement account prior to disbursement.

Wells Fargo (in its capacity as the Master Servicer) will not have primary responsibility for custody services of original documents evidencing the Mortgage Loans or the Serviced Companion Loans. On occasion, Wells Fargo may have custody of certain of such documents as are necessary for enforcement actions involving the Mortgage Loans, the Serviced Companion Loans or otherwise. To the extent Wells Fargo performs custodial functions as a servicer, documents will be maintained in a manner consistent with the Servicing Standard.

A Wells Fargo proprietary website (www.wellsfargo.com/com/comintro) provides investors with access to investor reports for commercial mortgage-backed securitization transactions for which Wells Fargo is master servicer, and also provides borrowers with access to current and historical loan and property information for these transactions.

Wells Fargo & Company files reports with the SEC as required under the Exchange Act. Such reports include information regarding Wells Fargo and may be obtained at the website maintained by the SEC at www.sec.gov.

There are no legal proceedings pending against Wells Fargo, or to which any property of Wells Fargo is subject, that are material to the Certificateholders, nor does Wells Fargo have actual knowledge of any proceedings of this type contemplated by governmental authorities.

Wells Fargo will enter into one or more agreements with the Mortgage Loan Sellers to purchase the master servicing rights to the related Mortgage Loans and the primary servicing rights with respect to certain of the related Mortgage Loans (other than any Outside Serviced Mortgage Loan) and Serviced Companion Loans and/or the right to be appointed as the Master Servicer or primary servicer, as the case may be, with respect to such Mortgage Loans and Serviced Companion Loans.

Pursuant to certain interim servicing agreements between Wells Fargo and CGMRC, a Sponsor and an originator, or certain of its affiliates, Wells Fargo acts as interim servicer with respect to certain mortgage loans owned by CGMRC or those affiliates (including CREFI, a Sponsor and an originator) from time to time, which may include, prior to their inclusion in the Issuing Entity, some or all of the CGMRC Mortgage Loans and CREFI Mortgage Loans.

Pursuant to certain interim servicing agreements between Wells Fargo and GACC, a Sponsor and an originator, or certain of its affiliates, Wells Fargo acts as interim servicer with respect to certain mortgage loans owned by GACC or those affiliates from time to time, which may include, prior to their inclusion in the Issuing Entity, some or all of the GACC Mortgage Loans.

Pursuant to the terms of the Pooling and Servicing Agreement, Wells Fargo will be entitled to retain a portion of the Servicing Fee equal to the amount by which the Servicing Fee exceeds the sum of (1) the fee payable to any initial subservicer as a primary servicing fee and (ii) a master servicing fee at a per annum rate of 0.00125% with respect to each Mortgage Loan and, to the extent provided for in the related Co-Lender Agreement, each Serviced Companion Loan notwithstanding any termination or resignation of Wells Fargo as Master Servicer. In addition, Wells Fargo will have the right to assign and transfer its rights to receive that retained portion of its Servicing Fee to another party.

Neither Wells Fargo nor any of its affiliates intends to retain any Certificates issued by the Issuing Entity or any other economic interest in this securitization other than as set forth above. However, Wells Fargo or its affiliates may retain certain Classes of Certificates. Any such party will have the right to dispose of any such Certificates at any time.

The foregoing information regarding Wells Fargo under the heading “—Servicers—The Master Servicer” has been provided by Wells Fargo.

The Master Servicer will have various duties under the Pooling and Servicing Agreement. Certain duties and obligations of the Master Servicer are described under “The Pooling and Servicing Agreement—General” and “—Enforcement of Due-On-Sale and Due-On-Encumbrance Clauses”. The Master Servicer’s ability to waive or modify any terms, fees, penalties or payments on the Mortgage Loans (other than the Outside Serviced Mortgage Loan), and the effect of that ability on the potential cash flows from such Mortgage Loans, are described under “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Modifications, Waivers and Amendments”. The Master Servicer’s obligations as the servicer to make advances, and the interest or other fees charged for those advances and the terms of the Master Servicer’s recovery of those advances, are described under “The Pooling and Servicing Agreement—Advances”.

The Master Servicer will not have primary responsibility for custody services of original documents evidencing the Mortgage Loans or the Serviced Companion Loans. On occasion, the Master Servicer may have custody of certain of such documents as are necessary for enforcement actions involving the Mortgage Loans or the Serviced Companion Loans or otherwise. To the extent Master Servicer performs custodial functions as a servicer, documents will be maintained in a manner consistent with the Servicing Standard.

Certain terms of the Pooling and Servicing Agreement regarding the Master Servicer’s removal or replacement, or resignation are described under “The Pooling and Servicing Agreement—Resignation of the Master Servicer, the Special Servicer and the Operating Advisor”, “—Servicer Termination Events”, “—Rights Upon Servicer Termination Event” and “—Waivers of Servicer Termination Events”.

The Master Servicer will only be liable under the Pooling and Servicing Agreement to the extent of the obligations specifically imposed by the Pooling and Servicing Agreement. The Master Servicer’s rights and obligations with respect to indemnification, and certain limitations on the Master Servicer’s liability under the Pooling and Servicing Agreement, are described under “The Pooling and Servicing Agreement—Limitation on Liability; Indemnification”.

For a description of any material affiliations, relationships and related transactions between the Master Servicer and the other transaction parties, see “—Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

The Special Servicer

Rialto Capital Advisors, LLC (“RCA”), a Delaware limited liability company, is expected to be appointed to act as the initial special servicer under the Pooling and Servicing Agreement and in this capacity is expected to be responsible for the servicing and administration of the applicable Specially Serviced Loans and any associated REO Properties, and in certain circumstances, will review, evaluate and provide or withhold consent as to certain Major Decisions, Special Servicer Decisions and other transactions relating to the Mortgage Loans (other than any Excluded Special Servicer Mortgage Loan, Outside Serviced Mortgage Loan or any Servicing Shift Loan Combination) and Serviced Companion Loans that are non-Specially Serviced Loans, pursuant to the Pooling and

Servicing Agreement. RCA maintains its principal servicing office at 790 NW 107th Avenue, 4th Floor, Miami, Florida 33172.

RCA has been engaged in the special servicing of commercial mortgage loans for commercial real estate securitizations since approximately May 2012. RCA currently has a commercial mortgage-backed securities special servicer rating of “CSS2” by Fitch, a commercial loan special servicer ranking of “Above Average” by S&P and a commercial mortgage special servicer ranking of “MOR CS2” by Morningstar.

RCA is a wholly-owned subsidiary of Rialto Capital Management, LLC, a Delaware limited liability company (“RCM”). RCM is a vertically integrated commercial real estate investment and asset manager and an indirect wholly-owned subsidiary of Lennar Corporation (“Lennar”) (NYSE: LEN and LEN.B), a national homebuilder with over 8,000 employees across the country’s largest real estate markets. As of March 31, 2017, RCM was the sponsor of, and certain of its affiliates were investors in, ten private equity funds (collectively, the “RCM Funds”), and RCM also advised four separately managed accounts, having over $5.2 billion of regulatory assets under management in the aggregate. Four of such RCM Funds are focused on distressed and value-add real estate related investments and/or commercial mortgage backed securities, four of such RCM Funds are focused on investments in commercial mortgage-backed securities and the other two RCM Funds and the separately managed accounts are focused on mezzanine debt and credit investments. Through March 31, 2017, RCM has acquired and/or is managing over $7.3 billion of non- and sub-performing real estate assets, representing approximately 10,789 loans.

In addition, RCM has underwritten and purchased, primarily for the RCM Funds, over $4.9 billion in face value of subordinate, newly-originated commercial mortgage-backed securities bonds in approximately 72 different securitizations totaling approximately $78.3 billion in overall transaction size. RCM (or an affiliate) has the right to appoint the special servicer for each of these transactions.

RCM has over 350 employees as of March 31, 2017 and is headquartered in Miami with two other main offices located in New York City and Atlanta. RCM’s commercial real estate platform has ten additional offices across the United States and four offices in Europe.

RCA has detailed operating policies and procedures which are reviewed at least annually and updated as appropriate. These policies and procedures for the performance of its special servicing obligations are, among other things, in compliance with the applicable servicing criteria set forth in Item 1122 of Regulation AB under the Securities Act. RCA has developed strategies and procedures for managing delinquent loans, loans subject to bankruptcies of the borrowers and other breaches by borrowers of the underlying loan documents that are designed to maximize value from the assets for the benefit of certificateholders. These strategies and procedures vary on a case by case basis, and include, but are not limited to, liquidation of the underlying collateral, note sales, discounted payoffs, and borrower negotiation or workout in accordance with the related servicing standard. The strategy pursued by RCA for any particular property depends upon, among other things, the terms and provisions of the underlying loan documents, the jurisdiction where the underlying property is located and the condition and type of underlying property. Standardization and automation have been pursued, and continue to be pursued, wherever possible so as to provide for continued accuracy, efficiency, transparency, monitoring and controls.

RCA is subject to external and internal audits and reviews. RCA is subject to Lennar’s internal audit reviews, typically on a semi-annual basis, which focus on specific business areas such as finance, reporting, loan asset management and REO management. RCA is also subject to external audits as part of the external audit of Lennar and stand-alone audits of the FDIC transactions and the Funds. As part of such external audits, auditors perform test work and review internal controls throughout the year. As a result of this process, RCA has been determined to be Sarbanes-Oxley compliant.

RCA maintains a web-based asset management system that contains performance information at the portfolio, loan and property levels on the various loan and REO assets that it services. Additionally, RCA has a formal, documented disaster recovery and business continuity plan which is managed by Lennar’s on-site staff.

As of March 31, 2017, RCA and its affiliates were actively special servicing approximately 690 portfolio loans with a principal balance of approximately $241 million and were responsible for approximately 577 portfolio REO assets with a principal balance of approximately $687 million.

RCA is also currently performing special servicing for approximately 77 commercial real estate securitizations. With respect to such securitization transactions, RCA is administering approximately 5,405 assets with an original principal balance at securitization of approximately $80 billion. The asset pools specially serviced by RCA include residential, multifamily/condo, office, retail, hotel, healthcare, industrial, manufactured housing and other income-producing properties as well as residential and commercial land.

The table below sets forth information about RCA’s portfolio of specially serviced commercial and multifamily mortgage loans and REO properties in commercial mortgage-backed securitization transactions as of the dates indicated:

CMBS Pools	As of 12/31/2012	As of 12/31/2013	As of 12/31/2014	As of 12/31/2015	As of 12/31/2016	As of 3/31/2017
Number of CMBS Pools Named Special Servicer	16	27	45	59	75	77
Approximate Aggregate Unpaid Principal Balance(1)	$18.9 billion	$32.4 billion	$49.2 billion	$63.6 billion	$79 billion	$80 billion
Approximate Number of Specially Serviced Loans or REO Properties(2)	19	27	28	17	37	36
Approximate Aggregate Unpaid Principal Balance of Specially Serviced Loans or REO Properties(2)	$21 million	$101 million	$126.9 million	$141.9 million	$320 million	$344 million

(1)       Includes all commercial and multifamily mortgage loans and related REO properties in RCA’s portfolio for which RCA is the named special servicer, regardless of whether such mortgage loans and related REO properties are, as of the specified date, specially serviced by RCA.

(2)       Includes only those commercial and multifamily mortgage loans and related REO properties in RCA’s portfolio for which RCA is the named special servicer that are, as of the specified date, specially serviced by RCA. Does not include any resolutions during the specified year or period.

In its capacity as the Special Servicer, RCA will not have primary responsibility for custody services of original documents evidencing the Mortgage Loans. RCA may from time to time have custody of certain of such documents as necessary for enforcement actions involving particular Mortgage Loans or otherwise. To the extent that RCA has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the Servicing Standard.

RCA does not have any material advancing rights or obligations with respect to the commercial mortgage-backed securities pools as to which it acts as special servicer. In certain instances RCA may have the right or be obligated to make property related servicing advances in emergency situations with respect to certain commercial mortgage-backed securities pools as to which it acts as special servicer.

There are, to the actual current knowledge of RCA, no special or unique factors of a material nature involved in special servicing the particular types of assets included in this securitization transaction, as compared to the types of assets specially serviced by RCA in other commercial mortgage-backed securitization pools generally, for which RCA has developed processes and procedures which materially differ from the processes and procedures employed by RCA in connection with its special servicing of commercial mortgage-backed securitization pools generally.

There have not been, during the past three years, any material changes to the policies or procedures of RCA in the servicing function it will perform under the Pooling and Servicing Agreement for assets of the same type included in this securitization transaction. No securitization transaction in which RCA was acting as special servicer has experienced a servicer event of default as a result of any action or inaction of RCA as special servicer, including as a result of a failure by RCA to comply with the applicable servicing criteria in connection with any securitization transaction. RCA has not been terminated as special servicer in any securitization, either due to a servicing default or the application of a servicing performance test or trigger. RCA has made all advances required to be made by it under the servicing agreements related to the securitization transactions in which RCA is acting as special servicer. There has been no previous disclosure of material noncompliance with the applicable servicing criteria by RCA in connection with any securitization in which RCA was acting as special servicer. RCA does not believe that its financial condition will have any adverse effect on the performance of its duties under the Pooling and Servicing Agreement and, accordingly, RCA believes that its financial condition will not have any material impact on the Mortgage Pool performance or the performance of the Certificates.

From time-to-time RCA is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business. RCA does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to specially service the Mortgage Loans pursuant to the Pooling and Servicing Agreement.

There are currently no legal proceedings pending, and no legal proceedings known to be contemplated by governmental authorities, against RCA or of which any of its property is the subject, which are material to Certificateholders. RCA occasionally engages consultants to perform property inspections and to provide surveillance on a property and its local market; it currently does not have any plans to engage sub-servicers to perform on its behalf any of its duties with respect to this transaction with the exception of some outsourced basic servicing functions.

In the commercial mortgage-backed securitizations in which RCA acts as special servicer, RCA may enter into one or more arrangements with any party entitled to appoint or remove and replace the special servicer to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, RCA’s appointment as special servicer under the applicable servicing agreement and limitations on such person’s right to replace RCA as the special servicer.

RCA is an affiliate of RREF III-D AIV RR, LLC, which (a) is expected to purchase the Class F and Class G Certificates, and (b) is expected to be the initial Controlling Class Representative (and, accordingly, the initial Directing Holder with respect to all of the Mortgage Loans and Loan Combinations serviced under the Pooling and Servicing Agreement, other than (x) any Serviced Loan Combination as to which the related Controlling Companion Loan is not included in this securitization transaction, and (y) any Excluded Mortgage Loan). In addition, RREF III-D AIV RR, LLC (or an affiliate) may purchase the Class X-E and Class E Certificates. RCA is also the special servicer under the CSAIL 2016-C7 Pooling and Servicing Agreement, which governs the servicing of the Gurnee Mills Loan Combination, and an affiliate of the entity that is the initial directing certificateholder under the CSAIL 2016-C7 Pooling and Servicing Agreement. Although RREF III-D AIV RR, LLC conducted its own due diligence on the Mortgage Loans prior to the Closing Date, it engaged Rialto Capital Advisors, LLC or an affiliate to assist in such due diligence, as described under “Credit Risk Retention—HRR Certificates—The Retaining Third Party Purchaser”.

For a description of any other material affiliates, relationships and related transactions between the applicable special servicer and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Except as described in this prospectus, neither RCA nor any of its affiliates intends to retain as of the Closing Date, any Certificates issued by the Issuing Entity. From time to time, RCA and/or its affiliates may purchase securities, including Certificates and including in the secondary market. Any such party will have the right to dispose of such Certificates at any time subject to certain restrictions on the HRR Certificates arising out of such Certificates constituting an “eligible horizontal residual interest” under Regulation RR. See “Credit Risk Retention”.

The foregoing information regarding RCA under the heading “—Servicers—The Special Servicer” has been provided by RCA.

Certain duties and obligations of the Special Servicer and the provisions of the Pooling and Servicing Agreement are described under “The Pooling and Servicing Agreement—Servicing of the Mortgage Loans”, “—Enforcement of Due-On-Sale and Due-On-Encumbrance Clauses”, “—Inspections”, and “—Appraisal Reduction Amounts”. The Special Servicer’s ability to waive or modify any terms, fees, penalties or payments on the Mortgage Loans and the potential effect of that ability on the potential cash flows from the Mortgage Loans are described under “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Modifications, Waivers and Amendments”.

The Special Servicer may be terminated, with respect to the Mortgage Loans serviced under the Pooling and Servicing Agreement (other than any Serviced Outside Controlled Loan Combination), without cause by (i) the applicable Certificateholders (if a Control Termination Event has occurred and is continuing) and (ii) the Controlling Class Representative (if a Control Termination Event does not exist). The Special Servicer may be removed and replaced with respect to a Serviced Outside Controlled Loan Combination, with or without cause at any time, at the direction of the related Outside Controlling Note Holder.

The Special Servicer may resign under the Pooling and Servicing Agreement as described under “The Pooling and Servicing Agreement—Resignation of the Master Servicer, the Special Servicer and the Operating Advisor”. The Special Servicer and various related persons and entities will be entitled to be indemnified by the Issuing Entity for certain losses and liabilities incurred by the Special Servicer as described under “The Pooling and Servicing Agreement—Limitation on Liability; Indemnification”.

The Outside Servicers and the Outside Special Servicers

The General Motors Building Loan Combination is being serviced and administered pursuant to the BXP 2017-GM Trust and Servicing Agreement by Wells Fargo Bank, National Association, as servicer, and AEGON USA Realty Advisors, LLC, as special servicer.

The Olympic Tower Loan Combination is being serviced and administered pursuant to the Olympic Tower 2017-OT Trust and Servicing Agreement by KeyBank National Association, as master servicer and special servicer.

The 245 Park Avenue Loan Combination is being serviced and administered pursuant to the 245 Park Avenue Trust 2017-245P Trust and Servicing Agreement by Wells Fargo Bank, National Association, as servicer, and AEGON USA Realty Advisors, LLC, as special servicer.

The Starwood Capital Group Hotel Portfolio Loan Combination is being serviced and administered pursuant to the DBJPM 2017-C6 Pooling and Servicing Agreement by Midland Loan Services, a Division of PNC Bank, National Association, as master servicer and special servicer.

The Gurnee Mills Loan Combination is being serviced and administered pursuant to the CSAIL 2016-C7 Pooling and Servicing Agreement by Wells Fargo Bank, National Association, as master servicer, and Rialto Capital Advisors, LLC, as special servicer.

The role and responsibilities of the related Outside Servicer with respect to each Outside Serviced Loan Combination are, or are expected to be, generally similar to those of the Master Servicer with respect to the Mortgage Loans (other than the Outside Serviced Mortgage Loans) under the Pooling and Servicing Agreement, and are further summarized in this prospectus under “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans”.

The role and responsibilities of the related Outside Special Servicer with respect to each Outside Serviced Loan Combination are, or are expected to be, similar to those of the Special Servicer of the Mortgage Loans (other than Outside Serviced Mortgage Loans) under the Pooling and Servicing Agreement, and are further summarized in this prospectus under “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans”.

The BXP 2017-GM Special Servicer and the 245 Park Avenue Trust 2017-245P Special Servicer

AEGON USA Realty Advisors, LLC (“AURA”), is a U.S.-based real estate asset manager and a member company of Aegon Asset Management, the global investment management division of the Aegon Group. AURA is not a registered investment adviser with the Securities and Exchange Commission (SEC) is not regulated by any federal agency. Formed as a corporation in 1983 under the laws of the state of Iowa, AURA will act as the Outside Special Servicer for each of the General Motors Building Loan Combination and the 245 Park Avenue Loan Combination. AURA’s principal office location is 4333 Edgewood Road, NE, Cedar Rapids, Iowa 52499. Its telephone number is (319) 355-8734.

AURA is an indirect, wholly-owned subsidiary of Aegon N.V., one of the world’s largest public life insurance and pension organizations. In the United States, AAM provides clients with a full range of investment options including fixed income, real estate, equities, funds and alternative investments.

AURA employs a seasoned staff of approximately 185 industry professionals providing comprehensive analysis, and extensive portfolio and market-level monitoring. AURA had total assets under management of approximately $18.6 billion as of December 31, 2016, and advises clients on debt and equity investments across a wide spectrum of real estate classes. AURA’s office locations include: New York, New York; Baltimore, Maryland; St. Petersburg, Florida, Cedar Rapids, Iowa; San Francisco, California; Fresno, California; Irvine, California; and Chicago, Illinois.

AURA’s special servicing unit was established in 1991 to handle foreclosed real estate and distressed debt following the collapse of the savings and loan industry. The special servicing unit has remained a permanent part of AURA, acting for the AEGON Group portfolio of commercial mortgage loans, servicing on a contracted basis for third parties such as insurance companies, and as a special servicer for large CMBS loans. AURA’s special servicing portfolio includes mortgage loans secured by multifamily, office, retail, industrial and other types of income-producing properties that are located throughout the United States. AURA also serves as special servicer on commercial mortgage loans and mortgage loans for issuers of commercial and multifamily mortgage-backed securities, financial institutions and a variety of investors and other third parties. As of December 31, 2016, AURA’s total active special servicing portfolio contained 137 assets consisting of 101 loans and 36 real estate owned, or REO, properties with a combined unpaid principal balance, or UPB, of approximately $1.44 billion. As of December 31, 2016, AURA was the named special servicer on 38 CMBS transactions, representing 77 loans, including five commercial real estate collateralized debt obligation (“CRE CDO”) transactions with an approximate UPB of $16.4 billion.

The table below contains information on the size of the portfolio of commercial and multifamily mortgage loans, mezzanine loans, CRE CDO assets and REO properties that have been referred to AURA as special servicer in CMBS and CRE CDO transactions from 2013 to 2016.

	Calendar Year End
	(Approximate amounts in billions)
Portfolio Size—CMBS Special Servicing	2013	2014	2015	2016
Total	$1.918	$3.330	$8.858	$18.075

S&P’s raised its rating of AURA to the highest level of “Strong” with a stable outlook as of February 2016. AURA is on S&P’s Select Servicer List as a special servicer. Morningstar affirmed its “MOR CS2” rating of AURA as a Commercial Mortgage Special Servicer in July of 2016. Fitch affirmed its “CSS2” rating of AURA as a CMBS special servicer in October of 2016. KBRA reviewed AURA in August 2016 and deemed it to possess the necessary capabilities and attributes to satisfy the minimum requirements to meet its contractual obligations and the servicing standard in accordance with industry practices as a special servicer. AURA’s special servicing unit also provides analytical support for certain of AURA’s commercial real estate-related investment classes, including CMBS and real estate private placements.

AURA’s special servicing unit has detailed operating procedures across the various servicing functions to maintain compliance with its servicing obligations and the servicing standards under its servicing agreements. AURA’s servicing system is SS&C Technologies LMS and maintains a thorough business continuity and disaster recovery plan with daily data backup. There have been no material changes to AURA’s policies or procedures in the special servicing function for the past three years. AURA has developed policies, procedures and controls for the performance of its special servicing obligations in compliance with applicable servicing agreements, servicing standards and the servicing criteria set forth in Regulation AB under the Securities Act.

No securitization transaction involving commercial or multifamily mortgage loans in which AURA was acting as special servicer has experienced an event of default as a result of any action or inaction by AURA as special servicer. AURA has never been terminated as servicer in a commercial mortgage loan securitization due to a servicing default or to application of a servicing performance test or trigger. In addition, there has been no previous disclosure of material noncompliance with servicing criteria by AURA with respect to any other securitization transaction involving commercial or multifamily mortgage loans in which AURA was acting as special servicer. AURA is not an affiliate of the Depositor, any Sponsor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor or the Asset Representations Reviewer.

From time to time, AURA is a party to lawsuits and other legal proceedings that occur as part of its duties as a loan special servicer and that otherwise arise in the ordinary course of its business. AURA does not believe that any such lawsuits or legal proceedings that are pending at this time would, individually or in the aggregate, have a material adverse effect on its business or its ability to specially service the General Motors Building Loan Combination pursuant to the BXP 2017-GM Trust and Servicing Agreement or the 245 Park Avenue Loan Combination pursuant to the 245 Park Avenue Trust 2017-245P Trust and Servicing Agreement.

The Depositor, any Sponsor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer and the underwriters may maintain banking and other commercial relationships with AURA and its affiliates.

From time to time, AURA and/or its affiliates may purchase or sell securities, including CMBS certificates. AURA and/or its affiliates may purchase or sell Certificates issued in this offering, including in the secondary market.

The foregoing information regarding AURA set forth under this heading “—Servicers—The Outside Servicers and the Outside Special Servicers—The BXP 2017-GM Special Servicer and the 245 Park Avenue Trust 2017-245P Special Servicer” has been provided by AURA.

The Operating Advisor and the Asset Representations Reviewer

Park Bridge Lender Services LLC (“Park Bridge Lender Services”), a New York limited liability company and an indirect, wholly owned subsidiary of Park Bridge Financial LLC (“Park Bridge Financial”), will act as the operating advisor (in such capacity, the “Operating Advisor”) under the Pooling and Servicing Agreement. Park Bridge Lender Services will also be serving as the asset representations reviewer (in such capacity, the “Asset Representations Reviewer”) under the Pooling and Servicing Agreement. Park Bridge Lender Services has an address at 600 Third Avenue, 40th Floor, New York, New York 10016 and its telephone number is (212) 230-9090.

Park Bridge Financial is a privately held commercial real estate finance advisory firm headquartered in New York, New York. Since its founding in 2009, Park Bridge Financial and its affiliates have been engaged by commercial banks (community, regional and multi-national), opportunity funds, REITs, investment banks, insurance companies, entrepreneurs and hedge funds on a wide variety of advisory assignments. These engagements have included: mortgage brokerage, loan syndication, contract underwriting, valuations, risk assessments, surveillance, litigation support, expert testimony, loan restructures as well as the disposition of commercial mortgages and related collateral.

Park Bridge Financial’s technology platform is server-based with back-up, disaster-recovery and encryption services performed by vendors and data centers that comply with industry and regulatory standards.

As of June 30, 2017, Park Bridge Lender Services was acting as operating advisor or trust advisor for CMBS transactions or other similar transactions with an approximate aggregate initial principal balance of $119.671 billion issued in 125 transactions.

As of June 30, 2017, Park Bridge Lender Services was acting as asset representations reviewer for CMBS transactions or other similar transactions with an approximate aggregate initial principal balance of $39.685 billion issued in 47 transactions.

There are no legal proceedings pending against Park Bridge Lender Services, or to which any property of Park Bridge Lender Services is subject, that are material to the Certificateholders, nor does Park Bridge Lender Services have actual knowledge of any proceedings of this type contemplated by governmental authorities.

Park Bridge Lender Services satisfies each of the standards of “Eligible Operating Advisor” set forth in “The Pooling and Servicing Agreement—Operating Advisor—Eligibility of Operating Advisor”. Park Bridge Lender Services: (a) is an operating advisor on other CMBS transactions rated by any of Moody’s, Fitch, KBRA, S&P, DBRS and/or Morningstar and none of those rating agencies has qualified, downgraded or withdrawn any of its rating or ratings of one or more classes of certificates for any such transaction citing concerns with Park Bridge Lender Services as the sole or material factor in such rating action; (b) (x) has been regularly engaged in the business of analyzing and advising clients in commercial mortgage-backed securities matters and has at least five years of experience in collateral analysis and loss projections, and (y) has at least five years of experience in commercial real estate asset management and experience in the workout and management of distressed commercial real estate assets; (c) can and is making the representations and warranties as operating advisor set forth in the Pooling and Servicing Agreement; (d) is not (and is not Risk Retention Affiliated with) the Depositor, the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer, any Mortgage Loan Seller, the Controlling Class Representative, any Risk Retention Consultation Party or a depositor, trustee, certificate administrator, master servicer, or special servicer with respect to the securitization of any Companion Loan or any of their respective affiliates; (e) has not been paid by the Special Servicer or any successor special servicer any fees, compensation or other remuneration (x) in respect of its obligations under the Pooling and Servicing Agreement or (y) for the recommendation of the replacement of the Special Servicer or the appointment of a successor special servicer to become the Special Servicer; and (f) does not directly or indirectly, through one or more affiliates or otherwise, own any interest in any Certificates, any Mortgage Loans, any Companion Loan or any securities backed by a Companion Loan or otherwise have any financial interest in the securitization transaction to which the Pooling and Servicing Agreement relates, other than its fees from its role as Operating Advisor; provided that Park Bridge Lender Services, in its capacity as Asset Representations Reviewer, is entitled to receive related fees as set forth in the Pooling and Servicing Agreement.

In addition, Park Bridge Lender Services believes that its financial condition will not have any material adverse effect on the performance of its duties under the Pooling and Servicing Agreement.

The foregoing information under this “—The Operating Advisor and the Asset Representations Reviewer” heading regarding Park Bridge Lender Services has been provided by Park Bridge Lender Services.

For a description of any material affiliations, relationships and related transactions between the Operating Advisor or the Asset Representations Reviewer and the other transaction parties, see “—Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Certain terms of the Pooling and Servicing Agreement regarding the Operating Advisor’s removal, replacement, resignation or transfer are described under “The Pooling and Servicing Agreement—Resignation of the Master Servicer, the Special Servicer and the Operating Advisor” and “—Operating Advisor”.

The Operating Advisor and the Asset Representations Reviewer will only be liable under the Pooling and Servicing Agreement to the extent of the obligations specifically imposed by the Pooling and Servicing Agreement, and no implied duties or obligations may be asserted against the Operating Advisor or Asset Representations Reviewer.

The Operating Advisor will have certain review and consultation duties with respect to activities of the Special Servicer. The Asset Representations Reviewer will be required to review certain delinquent Mortgage Loans after a specified delinquency threshold has been exceeded and notification from the Certificate Administrator that the required percentage of Certificateholders have voted to direct a review of such delinquent Mortgage Loans. For further information regarding the duties, responsibilities, rights and obligations of the Operating Advisor and the Asset Representations Reviewer under the Pooling and Servicing Agreement, including those related to indemnification and limitation of liability, see “The Pooling and Servicing Agreement—Operating Advisor”, “—The Asset Representations Reviewer” and “—Limitation on Liability; Indemnification”. Certain terms of the Pooling and Servicing Agreement regarding the Operating Advisor’s or the Asset Representations Reviewer’s removal, replacement, resignation or transfer are described under “The Pooling and Servicing Agreement—Operating Advisor”, and “—The Asset Representations Reviewer”.

Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties

Transaction Party and Related Party Affiliations

The Depositor and its affiliates are playing several roles in this transaction. The Depositor is an affiliate of CREFI, a Sponsor, an originator, an initial Risk Retention Consultation Party and the Retaining Sponsor, CGMRC, a Sponsor, an originator and the holder of a portion of the VRR Interest, Citigroup Global Markets Inc., one of the underwriters, and Citibank, the Certificate Administrator, certificate registrar and paying agent.

GACC, a Sponsor, is an affiliate of DBNY, an originator, an initial Risk Retention Consultation Party and the holder of a portion of the VRR Interest and Deutsche Bank Securities Inc., one of the underwriters.

Wells Fargo, the Master Servicer, is also (a) the Outside Servicer, the Outside Certificate Administrator and the Outside Custodian under the BXP 2017-GM Trust and Servicing Agreement, which governs the servicing of the General Motors Building Loan Combination, (b) the Outside Trustee, the Outside Certificate Administrator and the Outside Custodian under the Olympic Tower 2017-OT Trust and Servicing Agreement, which governs the servicing of the Olympic Tower Loan Combination, (c) the Outside Servicer, the Outside Certificate Administrator and the Outside Custodian under the 245 Park Avenue Trust 2017-245P Trust and Servicing Agreement, which governs the servicing of the 245 Park Avenue Loan Combination, (d) the Outside Trustee, the Outside Certificate Administrator and the Outside Custodian under the DBJPM 2017-C6 Pooling and Servicing Agreement, which governs the servicing of the Starwood Capital Group Hotel Portfolio Loan Combination, (e) the Outside Servicer, the Outside Certificate Administrator and the Outside Custodian under the CSAIL 2016-C7 Pooling and Servicing Agreement, which governs the servicing of the Gurnee Mills Loan Combination, and (f) the current holder of one of the General Motors Building Pari Passu Companion Loans.

Rialto Capital Advisors, LLC, the Special Servicer, is an affiliate of the entity that (i) is anticipated to purchase the Class F and Class G Certificates on the Closing Date, and to be the retaining third party purchaser of the HRR Certificates and (ii) is expected to be appointed as the initial Controlling Class Representative (and, accordingly, the Initial Directing Holder with respect to all of the Mortgage Loans and Loan Combinations serviced under the Pooling and Servicing Agreement, other than (x) any Serviced Loan Combination as to which the related Controlling Companion Loan is not included in this securitization transaction, and (y) any Excluded Mortgage Loan). Rialto Capital Advisors, LLC is also an affiliate of the entity that may purchase the Class X-E and Class E Certificates. In addition, Rialto Capital Advisors, LLC, is also the Outside Special Servicer under the CSAIL 2016-C7 Pooling and Servicing Agreement, which governs the servicing of the Gurnee Mills Loan Combination and an affiliate of the entity that is the initial directing certificateholder under the CSAIL 2016-C7 Pooling and Servicing Agreement.

WTNA, the Trustee, is also (a) the Outside Trustee under the BXP 2017-GM Trust and Servicing Agreement, which governs the servicing of the General Motors Building Loan Combination, (b) the Outside Trustee under the 245 Park Avenue Trust 2017-245P Trust and Servicing Agreement, which governs the servicing of the 245 Park Avenue Loan Combination, and (c) the Outside Trustee under the CSAIL 2016-C7 Pooling and Servicing Agreement, which governs the servicing of the Gurnee Mills Loan Combination. In its capacity as (a) the BXP 2017-GM Trustee, pursuant to the BXP 2017-GM Trust and Servicing Agreement, WTNA will serve as the mortgagee of record with respect to the General Motors Building Loan Combination, (b) the 245 Park Avenue Trust 2017-245P Trustee, pursuant to the 245 Park Avenue Trust 2017-245P Trust and Servicing Agreement, WTNA will serve as the mortgagee of record with respect to the 245 Park Avenue Loan Combination, and (c) the CSAIL 2016-C7 Trustee, pursuant to the CSAIL 2016-C7 Pooling and Servicing Agreement, WTNA serves as mortgagee of record with respect to the Gurnee Mills Loan Combination.

Park Bridge Lender Services, the Operating Advisor and the Asset Representations Reviewer, is also the Outside Operating Advisor and the asset representations reviewer under the CSAIL 2016-C7 Pooling and Servicing Agreement, which governs the servicing of the Gurnee Mills Loan Combination.

Interim Servicing Arrangements

Set forth below are certain interim servicing arrangements (excluding Outside Servicing Agreements) that are in place as of the date of this prospectus, involving certain of the Mortgage Loans and certain transaction parties.

Pursuant to certain interim servicing agreements between Wells Fargo, the Master Servicer, and CGMRC, a Sponsor, and/or certain of its affiliates, Wells Fargo acts as interim servicer with respect to twenty (20) of the Mortgage Loans (with an aggregate Cut-off Date Balance of approximately $268,290,709, representing approximately 28.8% of the Initial Pool Balance) to be contributed to this securitization transaction by CGMRC and CREFI.

Pursuant to certain interim servicing agreements between Wells Fargo, the Master Servicer, and GACC, a Sponsor, and/or certain of its affiliates, Wells Fargo acts as interim servicer with respect to thirteen (13) of the Mortgage Loans (with an aggregate Cut-off Date Balance of approximately $179,902,057, representing approximately 19.3% of the Initial Pool Balance) to be contributed to this securitization transaction by GACC.

Interim and Other Custodial Arrangements

Set forth below are certain interim and other custodial arrangements that are in place as of the date of this prospectus, involving certain of the Mortgage Loans and certain transaction parties.

Wells Fargo, the Master Servicer, is also acting as the interim custodian of the loan files for all of the CREFI Mortgage Loans and CGMRC Mortgage Loans, other than with respect to the General Motors Building Mortgage

Loan, as to which it is holding the related Mortgage Loan documents in its capacity as the Outside Custodian for the BXP 2017-GM Securitization.

Loan Combination and Mezzanine Loan Arrangements

CREFI, an originator and a Sponsor, is the current holder of the Brookwood Self Storage LA-MS Portfolio Pari Passu Companion Loan and one or more of the IGT Reno Pari Passu Companion Loans, but is expected to transfer such Companion Loans to one or more future commercial mortgage securitization transactions.

DBNY, an originator and an affiliate of GACC, a Sponsor, is the current holder (or an affiliate of the current holder) of one or more of the General Motors Building Pari Passu Companion Loans, one or more of the Starwood Capital Group Hotel Portfolio Pari Passu Companion Loans and one or more of the Gurnee Mills Pari Passu Companion Loans, but is expected to transfer such Companion Loans to one or more future commercial mortgage securitization transactions. In addition, DBNY is the current holder of a portion of a mezzanine B loan in the original principal amount of $151,100,000 related to the 245 Park Avenue Loan Combination, but is expected to transfer such portion of the mezzanine loan to a third party investor in the future. Being the holder of such mezzanine debt may create a conflict of interest. See “Description of the Mortgage Pool—Additional Indebtedness”. In exercising its rights, the mezzanine lender has no obligation to consider the interests of, or the impact of the exercise of such rights upon, the Issuing Entity or the Certificateholders.

CGMRC, an originator and a Sponsor, is the current holder of one or more of the General Motors Building Pari Passu Companion Loans, but is expected to transfer such Companion Loans to one or more future commercial mortgage securitization transactions.

Wells Fargo, the Master Servicer, is the current holder of one of the General Motors Building Pari Passu Companion Loans, but is expected to transfer such Companion Loan to one or more future commercial mortgage securitization transactions.

Other Arrangements

Wells Fargo, the Master Servicer, will enter into one or more agreements with the Sponsors to purchase the master servicing rights to the Mortgage Loans and/or the right to be appointed as the Master Servicer with respect to such Mortgage Loans and to purchase the primary servicing rights to certain of the Serviced Loans.

Wells Fargo, the Master Servicer, is expected to enter into a primary servicing agreement with Berkadia Commercial Mortgage LLC, a Delaware limited liability company, pursuant to which Berkadia Commercial Mortgage LLC will act as primary servicer with respect to six (6) of the CREFI Mortgage Loans, with an aggregate Cut-off Date Balance of approximately $101,105,273.50 and representing approximately 10.9% of the Initial Pool Balance. Berkadia Commercial Mortgage LLC will be entitled to receive a primary servicing fee for such CREFI Mortgage Loans.

Although RREF III-D AIV RR, LLC conducted its own due diligence on the Mortgage Loans prior to the Closing Date, it engaged Rialto Capital Advisors, LLC or an affiliate to assist in such due diligence.

These roles and other potential relationships may give rise to conflicts of interest as further described under “Risk Factors—Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned with Your Interests” and “—Other Potential Conflicts of Interest May Affect Your Investment”.

Credit Risk Retention

General

This securitization transaction will be subject to the credit risk retention requirements of Section 15G of the Exchange Act, as added by Section 941 of the Dodd-Frank Act (the “Credit Risk Retention Rules”). An economic interest in the credit risk of the securitized assets in this transaction is expected to be retained pursuant to Regulation RR (17 CFR § 246.1 et seq) which implements the Credit Risk Retention Rules (“Regulation RR”), as a combination of the following:

●	CREFI will act as the “retaining sponsor” (as such term is defined in Regulation RR, the “Retaining Sponsor”) and is expected to purchase from the Depositor, on the Closing Date, an “eligible vertical interest” (as such term is defined in Regulation RR, the “VRR Interest”) in the Issuing Entity in the form of a “single vertical security” (as defined in Regulation RR) with an aggregate initial Certificate Balance of $35,402,658, representing approximately 3.8% of all “ABS interests” (as defined in Regulation RR) in the Issuing Entity as of the Closing Date; and, in accordance with the definition of “single vertical security” under Regulation RR; and the VRR Interest will entitle each holder thereof to a specified percentage of the amounts paid on each other class of ABS interests in the Issuing Entity;

●	The Retaining Sponsor is expected to offset a portion of its risk retention requirements by the portion of the VRR Interest acquired on the Closing Date by DBNY as originator of certain of the GACC Mortgage Loans, which portion will have an initial Certificate Balance equal to $18,648,081, representing approximately 52.67% (by Certificate Balance) of the entire VRR Interest as of the Closing Date (the “DBNY VRR Interest Portion”); DBNY originated approximately 52.67% of the Initial Pool Balance, which is equal to at least 20% of the total Initial Pool Balance and is equal to its percentage ownership of the aggregate Certificate Balance of the entire VRR Interest as of the Closing Date, in accordance with Rule 11(a)(1) of Regulation RR; and DBNY will acquire the DBNY VRR Interest Portion from the Retaining Sponsor on the Closing Date. DBNY may transfer any portion of the DBNY VRR Interest Portion to a “majority-owned affiliate” (as defined in Regulation RR) of DBNY;

●	DBNY will acquire the DBNY VRR Interest Portion from the Retaining Sponsor pursuant to an exchange in accordance with Rule 11(a)(1)(iv)(B), whereby DBNY will sell to the Depositor (through its affiliate, GACC) the GACC Mortgage Loans that it originated in exchange for cash consideration and the DBNY VRR Interest Portion; payment for the DBNY VRR Interest Portion (i) will be in the form of a reduction in the price received by DBNY (through GACC) from the Depositor for the GACC Mortgage Loans sold by DBNY (through GACC) to the Depositor for inclusion in this transaction (which price will be subject to adjustment for allocated transaction costs and expenses) and (ii) will equal the amount by which the Retaining Sponsor’s risk retention is reduced by the offset to DBNY in accordance with the Credit Risk Retention Rules;

●	The Retaining Sponsor is expected to satisfy a portion of its risk retention requirements by transferring the portion of the VRR Interest remaining (after the transfer of the DBNY VRR Interest Portion to DBNY as referenced in the second preceding bullet) to CGMRC, which is a “majority-owned affiliate” (as defined in Regulation RR) of the Retaining Sponsor and an originator of the CGMRC Mortgage Loans, which portion will have an initial Certificate Balance equal to $16,754,577, representing approximately 47.33% (by Certificate Balance) of the entire VRR Interest as of the Closing Date (the “CGMRC VRR Interest Portion”); and

●	The Retaining Sponsor is expected to satisfy the remainder of its risk retention requirements by a retaining third party purchaser (the “Retaining Third Party Purchaser”), which shall be RREF III-D AIV RR, LLC, a Delaware limited liability company, as further described under “—HRR Certificates—The Retaining Third Party Purchaser”, purchasing, on the Closing Date, and holding for its own account an “eligible horizontal residual interest” (as such term is defined in Regulation RR), consisting of all of the Class F Certificates and Class G Certificates (collectively, the “HRR Certificates” and, together with the VRR Interest, the “RR Interest”), with an aggregate initial Certificate Balance of $39,211,217, and having a fair value equal to approximately 1.2% of the fair value, as of the Closing Date, of all

ABS interests in the Issuing Entity as of the Closing Date, determined in accordance with Generally Accepted Accounting Principles (“GAAP”).

The Retaining Sponsor, CGMRC, DBNY and the Retaining Third Party Purchaser are collectively referred to herein as the “Retaining Parties”. The percentage of the aggregate Certificate Balance of all ABS interests represented by the VRR Interest (which is approximately 3.8%) and the percentage of the fair value of all ABS interests represented by the HRR Certificates (which is approximately 1.2%), as noted in the preceding bullets, will equal at least 5 as of the Closing Date.

Notwithstanding any references in this prospectus to the Credit Risk Retention Rules, Regulation RR, the Retaining Sponsor, Retaining Parties, the Retaining Third Party Purchaser and other risk retention related matters, in the event the Credit Risk Retention Rules and/or Regulation RR (or any relevant portion thereof) are repealed or determined by applicable regulatory agencies to be no longer applicable to this securitization transaction, none of the Retaining Sponsor, the Retaining Parties, the Retaining Third Party Purchaser or any other party will be required to comply with or act in accordance with the Credit Risk Retention Rules or Regulation RR (or such relevant portion thereof).

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers” and “—The Originators”.

Qualifying CRE Loans; Required Credit Risk Retention Percentage

The Retaining Parties have determined that for purposes of this transaction, 0.0% of the Initial Pool Balance (the “Qualifying CRE Loan Percentage”) is comprised of mortgage loans that are “qualifying CRE loans” as such term is described in Rule 17 of Regulation RR.

The total required credit risk retention percentage (the “Required Credit Risk Retention Percentage”) for this transaction is 5.0%. The Required Credit Risk Retention Percentage is equal to the product of (i) 1 minus the Qualifying CRE Loan Percentage (expressed as a decimal) and (ii) 5%; subject to a minimum Required Credit Risk Retention Percentage of no less than 2.50% if the Issuing Entity includes any non-qualifying CRE loans.

The VRR Interest

Material Terms of the VRR Interest

General

The right to payment of holders of the VRR Interest is pro rata and pari passu with the right to payment of holders of the Non-Vertically Retained Certificates (as a collective whole). On each Distribution Date, the portion of Aggregate Available Funds allocable to: (a) the VRR Interest will be the product of such Aggregate Available Funds multiplied by the Vertically Retained Percentage; and (b) the Non-Vertically Retained Certificates will be the product of such Aggregate Available Funds multiplied by the Non-Vertically Retained Percentage. In addition, any losses incurred on the Mortgage Loans will be allocated between the VRR Interest, on the one hand, and the Non-Vertically Retained Principal Balance Certificates, on the other hand, pro rata in accordance with the Vertically Retained Percentage and the Non-Vertically Retained Percentage, respectively.

VRR Available Funds

The amount available for distribution to the holders of the VRR Interest on each Distribution Date will, in general, equal the Vertically Retained Percentage of the Aggregate Available Funds (described under “Description of the Certificates—Distributions—Available Funds”) for such Distribution Date (such amount, the “VRR Available Funds”).

Allocation of VRR Realized Losses

In addition, on each Distribution Date, any VRR Realized Losses will be allocated to the VRR Interest; and, in connection therewith, the Certificate Balance of the VRR Interest will be reduced without distribution, as a write-off, to the extent of such VRR Realized Loss.

The “VRR Realized Loss”, with respect to each Distribution Date, is the amount, if any, by which (i) the product of (A) the Vertically Retained Percentage and (B) the aggregate Stated Principal Balance (for purposes of this calculation, the aggregate Stated Principal Balance will not be reduced by the amount of principal payments received on the Mortgage Loans that were used to reimburse the Master Servicer, the Special Servicer or the Trustee from general collections of principal on the Mortgage Loans for Workout Delayed Reimbursement Amounts, to the extent those amounts are not otherwise determined to be Nonrecoverable Advances) of the Mortgage Loans, including any REO Mortgage Loans, expected to be outstanding immediately following that Distribution Date, is less than (ii) the then aggregate Certificate Balance of the VRR Interest after giving effect to distributions of principal on that Distribution Date.

In the event that VRR Realized Losses previously allocated to the VRR Interest in reduction of its Certificate Balance are recovered subsequent to such Certificate Balance being reduced to zero, holders of the VRR Interest may receive distributions in respect of such recoveries (with interest) in accordance with the distribution priorities described under “—The VRR Interest—Priority of Distributions on the VRR Interest” below.

Priority of Distributions on the VRR Interest

On each Distribution Date, for so long as the aggregate Certificate Balance of the VRR Interest has not been reduced to zero, the Certificate Administrator is required to apply amounts on deposit in the Distribution Account for distribution to the VRR Interest, to the extent of the VRR Available Funds, in the following order of priority:

First, to the VRR Interest, in respect of interest, up to an amount equal to the VRR Interest Distribution Amount for such Distribution Date;

Second, to the VRR Interest, in reduction of the Certificate Balance thereof, up to an amount equal to the VRR Principal Distribution Amount for such Distribution Date, until the Certificate Balance of the VRR Interest has been reduced to zero; and

Third, to reimburse (with interest) prior write-offs of the Certificate Balance of the VRR Interest, up to an amount equal to the unreimbursed VRR Realized Losses previously allocated to the VRR Interest, plus interest in an amount equal to the VRR Realized Loss Interest Distribution Amount for such Distribution Date.

provided, however, that to the extent any VRR Available Funds remain in the Distribution Account after applying amounts as set forth in clauses First through Third above, any such amounts will be disbursed to the Class R Certificates, which evidence the REMIC residual interest in each of the Upper-Tier REMIC and the Lower-Tier REMIC, in compliance with the Code and applicable REMIC Regulations. The REMIC residual interest, sometimes commonly referred to as a “non-economic residual”, is a tax-based certificate required to be issued as part of any REMIC securitization and the holder of that interest will incur certain tax liability for the net income of the REMIC trust. The REMIC residual interest is not entitled to any interest or principal in the securitization trust; however, REMIC Regulations require that the amount, if any, remaining in a REMIC trust after all amounts are paid to the regular interests be paid to the REMIC residual interest.

Except for tax reporting purposes, the VRR Interest does not have a specified Pass-Through Rate, however, the effective interest rate on the VRR Interest will be a per annum rate equal to the WAC Rate for the related Distribution Date.

The “Horizontal Credit Risk Retention Percentage” is the percentage of the fair value of all ABS interests in the Issuing Entity as of the Closing Date, determined using a fair value measurement framework under GAAP, evidenced by the HRR Certificates, which is anticipated to be at least 1.2%.

The “Non-Vertically Retained Percentage” is 100% minus the Vertically Retained Percentage.

The “Vertically Retained Percentage” will equal a fraction, expressed as a percentage, the numerator of which is the initial Certificate Balance of the VRR Interest, and the denominator of which is the aggregate initial Certificate Balance of all of the Classes of Principal Balance Certificates (including the VRR Interest).

The “Vertical Risk Retention Allocation Percentage” will equal the Vertically Retained Percentage divided by the Non-Vertically Retained Percentage.

The “VRR Interest Distribution Amount” with respect to any Distribution Date and the VRR Interest will equal the product of (A) the Vertical Risk Retention Allocation Percentage and (B) the aggregate amount of interest distributed on the Non-Vertically Retained Regular Certificates according to clauses First, Fourth, Seventh, Tenth, Thirteenth, Sixteenth, Nineteenth and Twenty-second in “Description of the Certificates—Distributions—Priority of Distributions” in this prospectus.

The “VRR Principal Distribution Amount” with respect to any Distribution Date and the VRR Interest will equal the product of (a) the Vertical Risk Retention Allocation Percentage and (b) the aggregate amount of principal distributed on the Non-Vertically Retained Regular Certificates according to clauses Second, Fifth, Eighth, Eleventh, Fourteenth, Seventeenth, Twentieth and Twenty-third and the penultimate paragraph in “Description of the Certificates—Distributions—Priority of Distributions” in this prospectus.

The “VRR Realized Loss Interest Distribution Amount”, with respect to any Distribution Date, an amount equal to the product of (A) the Vertical Risk Retention Allocation Percentage and (B) the aggregate amount of interest on unreimbursed Realized Losses distributed to the holders of the Non-Vertically Retained Regular Certificates according to clauses Third, Sixth, Ninth, Twelfth, Fifteenth, Eighteenth, Twenty-First and Twenty-Fourth in “Description of the Certificates—Distributions—Priority of Distributions” in this prospectus.

Yield Maintenance Charges and Prepayment Premiums

Holders of the VRR Interest will be entitled to the Vertically Retained Percentage of each yield maintenance charge and prepayment premium collected on the Mortgage Loans, as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”.

HRR Certificates

Material Terms of the HRR Certificates

The Retaining Third Party Purchaser is expected to purchase the HRR Certificates, consisting of the Classes of Certificates identified in the table below, for cash on the Closing Date.

Eligible Horizontal Residual Interest
Retained by Retaining Third Party Purchaser

Class of HRR Certificates	Expected Initial Certificate Balance(1)	Estimated Range of Fair Value of the HRR Certificates (in % and $)(2)	Expected Purchase Price(3)
Class F	$8,962,000	0.28% - 0.31% / $2,811,654	31.37306%

Class G	$30,249,217	0.97% - 1.02% / $9,490,105	31.37306%

(1)	Includes the expected Initial Certificate Balance of each Class of HRR Certificates that the Retaining Third Party Purchaser expects to purchase on the Closing Date. The balance of the VRR Interest is not included in the Certificate Balance of any Class of HRR Certificates.

(2)	The estimated range of fair value of each Class of the HRR Certificates (in each case expressed as a percentage of the fair value of all of the Regular Certificates (including the VRR Interest) and as a dollar amount), which Classes of HRR Certificates collectively would constitute the eligible horizontal residual interest retained by the Retaining Sponsor to meet the requirements of the Credit Risk Retention Rules with respect to this securitization. The fair value of the HRR Certificates is not subject to a range, but is based on a targeted discount yield, and has been determined as described under “—Determination of Amount of Required Horizontal Credit Risk Retention”. The fair value of the other Regular Certificates is unknown and has been determined by the Retaining Sponsor as described under “—Determination of Amount of Required Horizontal Credit Risk Retention” below.

(3)	Expressed as a percentage of the expected initial Certificate Balance of each Class of HRR Certificates, excluding accrued interest. The aggregate purchase price expected to be paid for the HRR Certificates to be acquired by the Retaining Third Party Purchaser is approximately $12,301,759, excluding accrued interest.

The aggregate fair value of the HRR Certificates identified in the above table entitled “Eligible Horizontal Residual Interest Retained by Retaining Third Party Purchaser” is expected to be equal to at least 1.2% of the aggregate fair value of all Regular Certificates (including the VRR Interest) issued by the Issuing Entity.

The Retaining Sponsor estimates that, if it had relied solely on retaining an “eligible horizontal residual interest” in order to meet the credit risk retention requirements of Regulation RR with respect to this securitization transaction, it would have retained an eligible horizontal residual interest with an aggregate fair value dollar amount of approximately $46,994,061, representing 5% of the aggregate fair value, as of the Closing Date, of all of the ABS Interests issued by the Issuing Entity.

On any Distribution Date, the aggregate amount available for distributions on the Certificates will be allocated between the VRR Interest and the Non-Vertically Retained Certificates in accordance with their respective percentage allocation entitlement, and principal and interest (other than excess interest that accrues on an ARD Mortgage Loan (if any)) allocated to the Non-Vertically Retained Certificates will be further allocated to the specified Classes of those Certificates in descending order (beginning with the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A, Class X-B, Class X-C, Class X-D and Class X-E certificates), in each case as set forth under “Description of the Certificates—Distributions—Priority of Distributions”. On any Distribution Date, Mortgage Loan losses will be allocated between the VRR Interest and Non-Vertically Retained Principal Balance Certificates in accordance with their respective percentage allocation entitlement, and the Mortgage Loan losses allocated to the Non-Vertically Retained Principal Balance Certificates will be further allocated to the specified Classes of those Certificates in ascending order (beginning with certain Non-Vertically Retained Principal Balance Certificates that are not being offered by this prospectus), in each case as set forth under “Description of the Certificates—Distributions—Priority of Distributions”.

For a description of other material payment terms of the Classes of HRR Certificates identified in the table above in this “—Material Terms of the HRR Certificates” section, see “Description of the Certificates” in this prospectus.

The Retaining Third Party Purchaser

RREF III-D AIV RR, LLC, a Delaware limited liability company, is expected, on the Closing Date, (i) to purchase for cash the HRR Certificates, and (ii) to act as the initial Retaining Third Party Purchaser. In addition, RREF III-D AIV RR, LLC (or an affiliate) may purchase for cash the Class X-E and Class E Certificates. The Retaining Third Party Purchaser is wholly owned, directly or indirectly, by RREF III Debt AIV, LP, which was formed with a primary purpose of investing in commercial mortgaged-backed securities, including the junior tranches of such securities (“CMBS B-Piece Securities”). The purchase of the HRR Certificates will represent approximately the Retaining Third Party Purchaser’s fourth purchase of CMBS B-Piece Securities, but RREF III Debt AIV, LP has held CMBS B-Piece Securities and served as controlling class representative and directing certificate holder (or in a similar capacity) for in excess of 15 other CMBS securitizations. The Retaining Third Party Purchaser is advised by RCM, an affiliate of the Special Servicer and an experienced commercial real estate debt investor. RCM has underwritten and purchased, primarily for the funds it advises, over $4.9 billion in face value of subordinate, newly-originated commercial mortgage-backed securities bonds in approximately 72 different securitizations totaling approximately $78.3 billion in overall transaction size. RCM (or its affiliate) has the right to appoint the special servicer for each of these transactions. See “Transaction Parties—Servicers—The Special Servicer” for additional information about the Retaining Third Party Purchaser, RCM and their respective affiliates. For a description of any material conflicts of interest or material potential conflicts of interest between the Retaining Third Party Purchaser and another party to this securitization, see “Risk Factors—Potential Conflicts of Interest of the Master Servicer, the Special Servicer, the Trustee, any Outside Servicer and any Outside Special Servicer” and “—Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans.”

RREF III-D AIV RR, LLC or another affiliate of the expected Special Servicer is expected to be appointed as the initial Controlling Class Representative (and, accordingly, the initial Directing Holder with respect to each Serviced Loan other than (x) any Serviced Loan Combination as to which the related Controlling Companion Loan is not included in this securitization transaction, and (y) any Excluded Mortgage Loan). RCA is expected, on the Closing Date, to be appointed to act as the initial Special Servicer under the Pooling and Servicing Agreement and in this capacity is expected to be responsible for the servicing and administration of the applicable Specially Serviced Loans and any associated REO Properties.

Solely for its own purposes and benefit, the Retaining Third Party Purchaser has completed an independent review of the credit risk of each Mortgage Loan prior to the Closing Date. The review consisted of a review of the underwriting standards as provided by the sponsors, the Mortgage Loans and the collateral securing each Mortgage Loan and the expected cash flows related to each of the Mortgage Loans. Such review was based on the Mortgage Loan files and information regarding the Mortgage Loans provided by or on behalf of the sponsors and was not independently verified by the Retaining Third Party Purchaser. The Retaining Third Party Purchaser performed its due diligence solely for its own benefit. The Retaining Third Party Purchaser engaged RCA or an affiliate to assist with such due diligence. The Retaining Third Party Purchaser has no liability to any person or entity for the manner in which it conducted its due diligence or the extent of such due diligence. The Retaining Third Party Purchaser’s review and conclusions may not be relied upon by anyone else and may not be construed as an approval or endorsement of the sponsors’ underwriting standards or of any Mortgage Loan or any loan level disclosure in this prospectus. The Retaining Third Party Purchaser makes no representations or warranties with respect to any such underwriting standards, information or disclosure and has not independently verified the truth or accuracy of any representations and warranties made by the sponsors or any other party to the transaction or any related documents. The Retaining Third Party Purchaser is not required to take into account the interests of any other investor in the Certificates or any other party in conducting its due diligence or in exercising remedies or voting or other rights in its capacity as owner of its Certificates or in making requests or recommendations to the sponsors as to the selection of the Mortgage Loans and the establishment of other transaction terms. Investors and other third parties are not entitled to rely on in any way the Retaining Third Party Purchaser’s due diligence or acceptance of a Mortgage Loan. The Retaining Third Party Purchaser’s acceptance of a Mortgage Loan does not constitute, and may not be construed as, an endorsement or approval of any such Mortgage Loan, the underwriting for such Mortgage Loan or of the originator of such Mortgage Loan. The Retaining Third Party Purchaser will have no liability to any Certificateholder for any actions taken by it and the Pooling and Servicing Agreement will provide that each Certificateholder, by its acceptance of a Certificate, forever waives and releases any claims against the Retaining Third Party Purchaser and such buyers, and their respective affiliates, in respect of such actions.

If the Retaining Sponsor determines that the Retaining Third Party Purchaser or a successor third party purchaser no longer complies with one or more of the Credit Risk Retention Rules applicable to the Retaining Third Party Purchaser or such successor third party purchaser, the Retaining Sponsor will be required to promptly notify, or cause to be notified, the Certificateholders of such noncompliance.

Determination of Amount of Required Horizontal Credit Risk Retention

General

CMBS such as the Non-Vertically Retained Principal Balance Certificates are typically priced based relative to either the swap yield curve or to a targeted yield. The method of pricing used is primarily a function of the rating, but can also be determined by prevailing market conditions or investor preference. For this transaction, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S, Class B, Class C and Class D Certificates (the “Swap Priced Principal Balance Certificates”) are anticipated to be priced based on the swap yield curve, and the Class E, Class X-E, Class F and Class G Certificates (the “Yield Priced Certificates”) are anticipated to be priced based on a targeted yield. The Retaining Sponsor calculated the expected scheduled principal payments (the “Scheduled Certificate Principal Payments”) on each Class of Swap Priced Principal Balance Certificates and each Class of Yield Priced Certificates (other than the Class X-E Certificates) as described below. CMBS such as the Class X-A, Class X-B, Class X-C and Class X-D Certificates (the “Investment Grade Interest-Only Certificates”) are typically priced relative to the treasury yield curve. The Retaining Sponsor made its determination of the fair value of the Swap Priced Principal Balance Certificates and the Investment Grade Interest-Only Certificates based on a number of inputs and assumptions consistent with these typical pricing methodologies in the manner described below for the applicable Class of Certificates. It should be noted in reviewing the fair value discussion below, that certain of the inputs and assumptions, such as yields, credit spreads, prices and coupons, are not directionally correlated, i.e. variations from the base case in the direction of the high or low estimates will not necessarily occur in the same manner, in the same direction or to the same degree for each applicable input or assumption at any given point in time or as a result of any particular market condition. For example, with respect to any particular Class of Certificates, swap yields may widen in the direction of the high estimate provided, while credit spreads and/or prices move in the direction of the low estimate provided.

Swap Priced Principal Balance Certificates

Based on the Modeling Assumptions and assuming a 0% CPR prepayment rate, the Retaining Sponsor calculated what the Scheduled Certificate Principal Payments on each Class of Swap Priced Principal Balance Certificates would be over the course of this securitization transaction based on when principal payments are required to be made under the terms of the underlying Mortgage Loan documents during each Collection Period and which Classes of Swap Priced Principal Balance Certificates will be entitled to receive principal payments based on the payment priorities described in “Description of Certificates—Distributions—Priority of Distributions”.  On the basis of the Scheduled Certificate Principal Payments, the Retaining Sponsor calculated the weighted average life for each Class of Swap Priced Principal Balance Certificates.

Swap Yield Curve

For an expected range of values at specified points along the swap yield curve, see the table below entitled “Range of Swap Yields for the Swap Priced Principal Balance Certificates”. The Retaining Sponsor utilized the assumed swap yield curve in the table below in determining the range of fair values of the Swap Priced Principal Balance Certificates.  The actual swap yield curve that will be used as a basis for determining the price of the Swap Priced Principal Balance Certificates is not known at this time and differences in the swap yield curve will ultimately result in higher or lower fair value calculations.  The Retaining Sponsor identified the range presented in the table below at each maturity on the swap yield curve, which represents the Retaining Sponsor’s estimate of the largest increase or decrease in the swap yield at that maturity reasonably expected to occur prior to pricing of the Certificates, based on 10 business day rolling periods over the past 6 months.

Range of Swap Yields for the Swap Priced Principal Balance Certificates
Maturity (Years)	Low Estimate of Swap Yield	Base Case Swap Yield	High Estimate of Swap Yield
2Y	1.411%	1.598%	1.785%
3Y	1.483%	1.726%	1.969%
4Y	1.557%	1.834%	2.111%
5Y	1.630%	1.928%	2.226%
6Y	1.719%	2.017%	2.316%
7Y	1.800%	2.097%	2.394%
8Y	1.874%	2.167%	2.461%
9Y	1.939%	2.228%	2.518%
10Y	1.999%	2.283%	2.567%

Based on the swap yield curve, the Retaining Sponsor will determine for each Class of Swap Priced Principal Balance Certificates the swap yield reflected on the swap yield curve (the “Swap Curve Interpolated Yield”) that corresponds to that Class’s weighted average life, by using a linear straight line interpolation (using the swap yield curve with 2, 3, 4, 5, 7, 8, 9, and 10 year maturities) if the weighted average life does not correspond to a specified maturity on the swap yield curve.

Credit Spread Determination for Swap Priced Principal Balance Certificates

The Retaining Sponsor determined the credit spread for each Class of Swap Priced Principal Balance Certificates on the basis of market bids obtained for similar CMBS with similar credit ratings, pool composition and asset quality, payment priority and weighted average lives of the related Class of Swap Priced Principal Balance Certificates as of the date of this prospectus. The actual credit spread for a particular Class of Swap Priced Principal Balance Certificates at the time of pricing is not known at this time and differences in the then current credit spread demanded by investors for similar CMBS will ultimately result in higher or lower fair values. The Retaining Sponsor identified the range presented in the table below from the base case credit spread percentage, which represents the Retaining Sponsor’s estimate of the largest increase or decrease in the credit spread for newly issued CMBS reasonably expected to occur prior to pricing of the Swap Priced Principal Balance Certificates based on the Retaining Sponsor’s observation and experience in the placement of CMBS with similar characteristics.

Range of Credit Spreads for the Swap Priced Principal Balance Certificates
Class of Certificates	Low Estimate of Credit Spread	Base Case Credit Spread	High Estimate of Credit Spread
Class A-1	0.15%	0.22%	0.29%
Class A-2	0.40%	0.50%	0.60%
Class A-3	0.79%	0.89%	0.99%
Class A-4	0.81%	0.91%	1.01%
Class A-AB	0.63%	0.73%	0.83%
Class A-S	0.98%	1.13%	1.28%
Class B(1)	1.10%	1.35%	1.60%
Class C(1)	1.20%	1.60%	2.00%
Class D(1)	2.70%	3.45%	4.20%

(1)       Any or all of Classes B and C may accrue interest at the WAC Rate.

Discount Yield Determination for Swap Priced Principal Balance Certificates

The discount yield (the “Discount Yield”) for each Class of Swap Priced Principal Balance Certificates is the sum of the Swap Curve Interpolated Yield for such Class and the related credit spread (converted to a monthly equivalent) established at pricing.  The Retaining Sponsor determined the Discount Yield for each Class of Swap Priced Principal Balance Certificates on the basis of market bids obtained for similar CMBS with similar credit ratings, pool composition and asset quality, payment priority and weighted average lives of the related Class of Swap Priced Principal Balance Certificates as of the date of this prospectus. The actual Discount Yield for a particular Class of Swap Priced Principal Balance Certificates at the time of pricing is not known at this time and differences in the then current Discount Yield demanded by investors for similar CMBS will ultimately result in higher or lower fair values.

For an expected range of values for each Class of Swap Priced Principal Balance Certificates, see the table entitled “Range of Discount Yields for the Swap Priced Principal Balance Certificates” below.  The Retaining Sponsor identified the range presented in the table below from the base case Discount Yield percentage, which represents the Retaining Sponsor’s estimate of the largest increase or decrease in the discount yield for newly issued CMBS reasonably expected to occur prior to pricing of the Swap Priced Principal Balance Certificates based on the Retaining Sponsor’s observation and experience in the placement of CMBS with similar characteristics.

Range of Discount Yields for the Swap Priced Principal Balance Certificates
Class of Certificates	Low Estimate of Discount Yield	Base Case Discount Yield	High Estimate of Discount Yield
Class A-1	1.735%	1.935%	2.135%
Class A-2	2.190%	2.420%	2.650%
Class A-3	2.929%	3.159%	3.389%
Class A-4	2.954%	3.184%	3.414%
Class A-AB	2.616%	2.846%	3.076%
Class A-S	3.128%	3.408%	3.688%
Class B	3.248%	3.628%	4.008%
Class C	3.348%	3.878%	4.408%
Class D	4.848%	5.728%	6.608%

Determination of Class Sizes for Swap Priced Principal Balance Certificates

The Retaining Sponsor was provided credit support levels for each Class of Non-Vertically Retained Principal Balance Certificates by each Rating Agency.  Based on the individual credit support levels (expressed as a percentage) provided by the Rating Agencies, the Retaining Sponsor determined the highest required credit support level of the Rating Agencies selected to rate a particular Class of Non-Vertically Retained Principal Balance Certificates (the “Constraining Level”).  In certain circumstances the Retaining Sponsor may have elected not to engage a rating agency for particular Classes of Non-Vertically Retained Certificates, based in part on the credit support levels provided by that rating agency.  See “Risk Factors—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded”.  The Certificate Balance for the Classes of Non-Vertically Retained Principal Balance Certificates with the highest credit rating was determined by multiplying the Initial Pool Balance by a percentage equal to 1.0 minus that Class’s Constraining Level.  For each other subordinate Class of Non-Vertically Retained Principal Balance Certificates, that Class’s Certificate Balance was determined by multiplying the Initial Pool Balance by a percentage equal to the difference of the Constraining Level for the immediately senior Class of Non-Vertically Retained Principal Balance Certificates minus such subordinate Class’s Constraining Level.

Target Price Determination for Swap Priced Principal Balance Certificates

The Retaining Sponsor determined a target price (the “Target Price”) for each Class of Swap Priced Principal Balance Certificates (other than the Class D Certificates) on the basis of the price (expressed as a percentage of the Certificate Balance of that Class) that similar CMBS with similar credit ratings, cash flow profiles and prepayment risk have priced at in recent securitization transactions.  The Class D Certificates are expected to price based on a fixed coupon of 3.350%. The Target Price that was utilized for each Class of Swap Priced Principal Balance Certificates (other than the Class D Certificates) is set forth in the table below.  The Target Prices utilized by the Retaining Sponsor have not changed materially during the prior year.

Target Prices for the Swap Priced Principal Balance Certificates
Class of Swap Priced Principal Balance Certificates	Target Price
Class A-1	100.00%
Class A-2	103.00%
Class A-3	101.00%
Class A-4	103.00%
Class A-AB	103.00%
Class A-S	103.00%
Class B(1)	103.00%
Class C(1)	103.00%

(1)	The Target Price may not be realized with respect to any of Class B or Class C in the event such Class accrues interest at the WAC Rate.

Determination of Assumed Certificate Coupon for Swap Priced Principal Balance Certificates

Based on the Target Price, the Discount Yield and the Scheduled Certificate Principal Payments for each Class of Swap Priced Principal Balance Certificates, the Retaining Sponsor determined the assumed certificate coupon (the “Assumed Certificate Coupon”) by calculating what coupon would be required to be used based on the Scheduled Certificate Principal Payments for such Class of Certificates in order to achieve the related Target Price for that Class of Certificates when utilizing the related Discount Yield in determining that Target Price.  The Assumed Certificate Coupon for each Class of Swap Priced Principal Balance Certificates and Range of Assumed Certificate Coupons generated as a result of the range of possible Discount Yields as of the Closing Date is set forth in the table below.

Range of Assumed Certificate Coupons for the Swap Priced Principal Balance Certificates
Class of Certificates	Low Estimate of Assumed Certificate Coupons	Base Case Assumed Certificate Coupon	High Estimate of Assumed Certificate Coupon
Class A-1	1.753%	1.954%	2.156%
Class A-2	2.847%	3.081%	3.314%
Class A-3	3.043%	3.272%	3.502%
Class A-4	3.303%	3.534%	3.767%
Class A-AB	3.074%	3.307%	3.539%
Class A-S	3.475%	3.758%	4.040%
Class B	3.596%(1)	3.980%(1)	4.332%(1)
Class C	3.697%(1)	4.332%(1)	4.332%(1)
Class D	3.350%(1)	3.350%(1)	3.350%(1)

(1)       Any or all of Classes B and C may accrue interest at the WAC Rate.

Determination of Expected Price for Swap Priced Principal Balance Certificates

Based on interest payments using the Assumed Certificate Coupons for the Swap Priced Principal Balance Certificates, the Discount Yield and the Scheduled Certificate Principal Payments for each Class of Swap Priced

Principal Balance Certificates, the Retaining Sponsor determined the price (the “Swap Priced Expected Price”) expressed as a percent of the Certificate Balance of that Class by determining the net present value of the Scheduled Certificate Principal Payments and interest payments accruing at the related Assumed Certificate Coupon discounted at the related Discount Yield; however, for purposes of such calculation no Assumed Certificate Coupon exceeded the WAC Rate. The Retaining Sponsor determined the Swap- Priced Expected Price for each Class of Swap Priced Principal Balance Certificates based on the low estimate and high estimate of Assumed Certificate Coupons and the Discount Yield. The lower the yield based on the Assumed Certificate Coupon, the higher the corresponding Swap Priced Expected Price for a Class of Certificates will be, therefore, the low range of fair values of the Swap Priced Principal Balance Certificates will correspond to the high range of the estimate of potential Assumed Certificate Coupons and correspondingly, the high range of fair values of the Swap Priced Principal Balance Certificates will correspond to the low range of the estimate of potential Assumed Certificate Coupons.

Investment Grade Interest-Only Certificates

Based on the Modeling Assumptions and assuming a 100% CPY prepayment rate, the Retaining Sponsor calculated what the expected scheduled interest payments on each Class of Investment Grade Interest-Only Certificates would be over the course of the transaction (for each Class of Certificates, the “Scheduled Certificate Interest Payments”) based on what the Notional Amount of the related Class of Investment Grade Interest-Only Certificates would be during each Collection Period as a result of the application of the expected principal payments during such Collection Period under the terms of the underlying Mortgage Loan documents assuming a 100% CPY prepayment rate and the Classes of Certificates that would be entitled to those principal payments based on the payment priorities described in “Description of the Certificates—Distributions—Priority of Distributions”.  On the basis of the Scheduled Certificate Interest Payments, the Retaining Sponsor calculated the weighted average life for each such Class of Investment Grade Interest-Only Certificates.

Determination of Treasury Yield Curve for Investment Grade Interest-Only Certificates

The Retaining Sponsor utilized the assumed treasury yield curve in the table below in determining the range of fair values of the Investment Grade Interest-Only Certificates.  The actual treasury yield curve that will be used as a basis for determining the price of the Investment Grade Interest-Only Certificates is not known at this time and differences in the treasury yield curve will ultimately result in higher or lower fair market value calculations.  For an expected range of values at specified points along the treasury yield curve, see the table below entitled “Range of Treasury Yields for the Investment Grade Interest-Only Certificates”.  The Retaining Sponsor identified the range presented in the table below at each maturity on the treasury yield curve, which represents the Retaining Sponsor’s estimate of the largest increase or decrease in the treasury yield at that maturity reasonably expected to occur prior to pricing of the Certificates, based on 10 business day rolling periods over the past 6 months.

Range of Treasury Yields for the Investment Grade Interest-Only Certificates
Maturity (Years)	Low Estimate of Treasury Yield	Base Case Treasury Yield	High Estimate of Treasury Yield
7Y	1.830%	2.140%	2.450%
10Y	2.048%	2.338%	2.628%

Based on the treasury yield curve, the Retaining Sponsor determined for each Class of Investment Grade Interest-Only Certificates the yield reflected on the treasury yield curve (the “Yield Curve Interpolated Yield”) that corresponds to the weighted average life of the Class of Non-Vertically Retained Principal Balance Certificates that is a component of such Class of Investment Grade Interest-Only Certificates by using a straight line interpolation (using treasury yield curves with 7 and 10 year maturities) if the weighted average life does not correspond to a specified maturity on the treasury yield curve.

Credit Spread Determination for Investment Grade Interest-Only Certificates

The Retaining Sponsor determined the credit spread for each Class of Investment Grade Interest-Only Certificates on the basis of market bids obtained for similar CMBS with similar credit ratings, pool composition and asset quality, payment priority and weighted average lives of such Class of Investment Grade Interest-Only Certificates as of the date of this prospectus.  The actual credit spread for a particular Class of Investment Grade

Interest-Only Certificates at the time of pricing is not known at this time and differences in the then current credit spread demanded by investors for similar CMBS will ultimately result in higher or lower fair values.  The Retaining Sponsor identified the range presented in the table below from the base case credit spread percentage, which is the Retaining Sponsor’s estimate of the largest percentage increase or decrease in the credit spread for newly issued CMBS reasonably expected to occur prior to pricing of the Certificates.

Range of Credit Spreads for the Investment Grade Interest-Only Certificates
Class of Certificates	Low Estimate of Credit Spread	Base Case Credit Spread	High Estimate of Credit Spread
Class X-A	1.00%	1.15%	1.30%
Class X-B	1.00%	1.15%	1.30%
Class X-C	1.00%	1.35%	1.70%
Class X-D	1.60%	2.25%	2.90%

Discount Yield Determination for Investment Grade Interest-Only Certificates

The Discount Yield for each Class of Investment Grade Interest-Only Certificates is the sum of the Yield Curve Interpolated Yield for such Class and the related credit spread (converted to a monthly equivalent).  For an expected range of values for each Class of Investment Grade Interest-Only Certificates, see the table entitled “Range of Discount Yields for the Investment Grade Interest-Only Certificates” below.  The Retaining Sponsor identified the range presented in the table below from the base case Discount Yield percentage, which represents the Retaining Sponsor’s estimate of the largest increase or decrease in the discount yield for newly issued CMBS reasonably expected to occur prior to pricing of the Investment Grade Interest-Only Certificates based on the Retaining Sponsor’s observation and experience in the placement of CMBS with similar characteristics.

Range of Discount Yields for the Investment Grade Interest-Only Certificates
Class of Certificates	Low Estimate of Discount Yield	Base Case Discount Yield	High Estimate of Discount Yield
Class X-A	3.113%	3.393%	3.673%
Class X-B	3.186%	3.466%	3.746%
Class X-C	2.986%	3.466%	3.946%
Class X-D	3.788%	4.568%	5.348%

Determination of Scheduled Certificate Interest Payments for Investment Grade Interest-Only Certificates

Based on the range of Assumed Certificate Coupons determined for the Non-Vertically Retained Principal Balance Certificates, the Retaining Sponsor determined the range of Scheduled Certificate Interest Payments in each scenario for each Class of Investment Grade Interest-Only Certificates based on the difference between the WAC Rate in effect from time to time, over the weighted average of the Pass-Through Rate(s) of the underlying Class(es) of Certificates upon which the Notional Amount of such Class of Investment Grade Interest-Only Certificates is based.

Determination of Interest-Only Expected Price

Based on the Discount Yield and the Scheduled Certificate Interest Payments for each Class of Investment Grade Interest-Only Certificates, the Retaining Sponsor determined the price (the “Interest-Only Expected Price”) expressed as a percent of the Notional Amount of such Class by determining the net present value of the Scheduled Certificate Interest Payments discounted at the related Discount Yield. The Retaining Sponsor determined the Interest-Only Expected Price for each Class of Investment Grade Interest-Only Certificates based on the low estimate and high estimate of Assumed Certificate Coupons for the Non-Vertically Retained Principal Balance Certificates and the resulting Scheduled Certificate Interest Payments due to the Investment Grade Interest-Only Certificates in each scenario. Lower Assumed Certificate Coupons on the Non-Vertically Retained Principal Balance Certificates result in an increase in the Scheduled Certificate Interest Payments to the Investment Grade Interest-Only Certificates and therefore a higher Interest-Only Expected Price, and higher

Assumed Certificate Coupons on the Non-Vertically Retained Principal Balance Certificates result in a decrease in the Scheduled Certificate Interest Payments to the Investment Grade Interest-Only Certificates and therefore a lower Interest-Only Expected Price.

Yield Priced Certificates

Yield Priced Expected Price

The Yield Priced Certificates include the Class E, Class X-E, Class F and Class G Certificates, each of which is expected to be or may be acquired by RREF III-D AIV RR, LLC or affiliates thereof on the Closing Date, and the valuation of each such Class of Certificates was based on the price (based on a targeted discount yield of 12.000% for the Class E and Class X-E Certificates, 21.227% for the Class F Certificates and 21.212% for the Class G Certificates, the Modeling Assumptions and 0% CPY) set forth in the bid letter that such proposed purchaser(s) submitted to acquire such Classes of Certificates (the “Yield Priced Expected Price” and, together with the Swap Priced Expected Price and the Interest-Only Expected Price, the “Expected Prices” or, each an “Expected Price”), expressed as a percent of the Certificate Balance of that Class.

In the case of the Class X-E Certificates, based on the Modeling Assumptions and assuming a 0% CPY prepayment rate, the Retaining Sponsor calculated what the expected scheduled interest payments on the Class X-E Certificates would be over the course of the transaction based on what the Notional Amount of the Class X-E would be during each Collection Period as a result of the application of the expected principal payments during such Collection Period under the terms of the underlying Mortgage Loan documents assuming a 0% CPY prepayment rate and the Class(es) of Certificates that would be entitled to those principal payments based on the payment priorities described in “Description of the Certificates—Distributions—Priority of Distributions”. Based on the targeted discount yield and the expected scheduled interest payments for the Class X-E Certificates, the Retaining Sponsor determined the Yield Priced Expected Price expressed as a percent of the Notional Amount of such Class.

Determination of Class Sizes of the Yield Priced Certificates

The Retaining Sponsor determined the Certificate Balance of each Class of Yield Priced Certificates (other than the Class X-E Certificates) in the same manner described above in “—Determination of Class Sizes for Swap Priced Principal Balance Certificates”.

Weighted Average Life of Certificates

On the basis of the Scheduled Certificate Principal Payments, the Retaining Sponsor calculated the weighted average life for each Class of Swap Priced Principal Balance Certificates (based on 0% CPR), Investment Grade Interest-Only Certificates (based on 100% CPY), and Yield Priced Certificates (based on 0% CPY).

Calculation of Fair Value of all Certificates

Fair Value of Non-Vertically Retained Certificates

Based on the Expected Prices, the Retaining Sponsor determined the fair value of each Class of Non-Vertically Retained Certificates by multiplying the Expected Price by the related Certificate Balance or Notional Amount.  The Retaining Sponsor determined the range of fair values for each Class of Non-Vertically Retained Certificates based on the low estimate and high estimate of Expected Prices.

Fair Value of VRR Interest

The Retaining Sponsor determined the fair value of the VRR Interest by (i) calculating the aggregate fair value of all of the Non-Vertically Retained Certificates (other than the Class R Certificates), (ii) multiplying such aggregate fair value by the Vertical Risk Retention Allocation Percentage and, (iii) based on the assumption that the restrictions on liquidity (as described under “—Hedging, Transfer and Financing Restrictions” below) constitute an embedded characteristic of the VRR Interest rather than an entity specific restriction, applying a liquidity discount. The Retaining Sponsor determined the range of fair values for the VRR Interest based on the low estimate and high estimate of the calculation set forth in clause (i).

Range of Fair Values

Based on the Expected Prices and the fair value of the VRR Interest, the Retaining Sponsor determined the fair value or range of fair values set forth in the table below for each Class of Certificates. For the “Base Case Fair Value”, the Retaining Sponsor determined the fair value of the related Class of Non-Vertically Retained Certificates by multiplying the relevant Expected Price by the Certificate Balance or Notional Amount, as applicable, of such Class of Certificates. For the “High Estimate of Fair Value (Based on Low Estimate of Discount Yield)”, the Retaining Sponsor determined the fair value for the related Class of Non-Vertically Retained Certificates by multiplying the relevant Expected Price by the high estimate certificate balance or notional amount, as applicable, of such Class of Certificates. For the “Low Estimate of Fair Value (Based on High Estimate of Discount Yield)”, the Retaining Sponsor determined the fair value of the related Class of Non-Vertically Retained Certificates by multiplying the relevant Expected Price by the low estimate certificate balance or notional amount, as applicable, of such Class of Certificates.

Range of Fair Values
Class of Certificates	High Estimate of Fair Value (Based on Low Estimate of Discount Yield)	Base Case Fair Value	Low Estimate of Fair Value (Based on High Estimate of Discount Yield)
Class A-1	$32,096,000	$32,095,946	$32,063,904
Class A-2	$73,116,610	$73,116,488	$73,045,623
Class A-3	$227,250,000	$227,248,271	$227,025,000
Class A-4	$259,798,960	$259,798,003	$259,546,728
Class A-AB	$48,468,710	$48,468,615	$48,421,653
Class X-A	$57,051,548	$43,601,525	$30,469,029
Class X-B	$2,065,372	$810,565	-
Class X-C	$1,453,234	-	-
Class A-S	$106,160,040	$106,159,361	$106,056,972
Class B	$40,387,330	$40,387,101	$39,964,772
Class C	$33,463,670	$33,458,441	$32,075,432
Class X-D	$2,794,049	$2,698,737	$2,608,159
Class X-E	$805,797	$805,797	$805,797
Class D	$34,681,503	$32,295,014	$30,102,689
Class E	$7,991,690	$7,991,690	$7,991,690
Class F	$2,811,654	$2,811,654	$2,811,654
Class G	$9,490,105	$9,490,105	$9,490,105
VRR Interest	$36,110,711	$35,402,658	$34,694,605

The estimated range of fair value for all the Certificates is approximately $975,996,982 to $937,173,812.

Hedging, Transfer and Financing Restrictions

The VRR Interest and the HRR Certificates will be required to be subject to certain hedging, transfer and financing restrictions and are expected to be held at all times in definitive form by the Certificate Administrator on behalf of the beneficial owners of the VRR Interest and HRR Certificates, respectively, as and to the extent provided in the Pooling and Servicing Agreement.

Each Retaining Party will agree to certain hedging, transfer and financing restrictions that will be applicable to any “retaining sponsor”, “originator” and any respective “affiliate” (each as defined in the Regulation RR) for so long as compliance with the Credit Risk Retention Rules is required.

These restrictions will include an agreement by each Retaining Party not to transfer its respective RR Interest, except to a “majority-owned affiliate” or, in the case of the Retaining Third Party Purchaser, to a subsequent third party purchaser (as defined in, and in accordance with, the Credit Risk Retention Rules and otherwise in compliance with the Credit Risk Retention Rules then in effect). In addition, the Retaining Parties will have agreed not to enter into any hedging, pledging, financing or any other similar transaction or activity with respect to the RR Interest unless such transaction complies with the Credit Risk Retention Rules then in effect.

The Retaining Parties will have agreed that, unless Regulation RR is earlier repealed or otherwise determined not to be applicable to this securitization transaction, the restrictions described under this heading “—

Hedging, Transfer and Financing Restrictions” will expire on the date that is the latest of (i) the date on which the total unpaid principal balance of the Mortgage Loans has been reduced to 33% of the Initial Pool Balance; (ii) the date on which the total outstanding Certificate Balance of the Certificates has been reduced to 33% of the total outstanding Certificate Balance of the Certificates as of the Closing Date; and (iii) two years after the Closing Date.

Operating Advisor

The Operating Advisor for the transaction is Park Bridge Lender Services LLC, a New York limited liability company.  As described under “The Pooling and Servicing Agreement—Operating Advisor”, the Operating Advisor will, in general and under certain circumstances described in this prospectus, have the following responsibilities with respect to the Serviced Mortgage Loans:

●	review the actions of the Special Servicer with respect to Specially Serviced Loans;

●	review reports provided by the Special Servicer to the extent set forth in the Pooling And Servicing Agreement;

●	review for accuracy certain calculations made by the Special Servicer; and

●	issue an annual report generally setting forth, among other things, its assessment of the Special Servicer’s performance of its duties under the Pooling and Servicing Agreement with respect to Specially Serviced Loans and whether the Special Servicer is operating in compliance with the Servicing Standard.

In addition, if the Operating Advisor determines, in its sole discretion exercised in good faith, that (1) the Special Servicer has failed to comply with the Servicing Standard and (2) a replacement of the Special Servicer would be in the best interest of the Certificateholders (as a collective whole), the Operating Advisor will have the right to recommend the replacement of the Special Servicer with respect to the Serviced Mortgage Loans. See “The Pooling and Servicing Agreement—Termination of the Special Servicer Other Than in Connection With a Servicer Termination Event” and “—Operating Advisor—Replacement of the Special Servicer”.

Further, after the occurrence and during the continuance of an Operating Advisor Consultation Trigger Event, the Operating Advisor will be required to consult on a non-binding basis with the Special Servicer with respect to certain Major Decisions in respect of the applicable Serviced Mortgage Loan(s) and/or related Companion Loan(s). The Operating Advisor will generally have no obligations or consultation rights as Operating Advisor under the Pooling and Servicing Agreement for this transaction with respect to any Outside Serviced Mortgage Loan or any related REO Property. See “Transaction Parties—The Operating Advisor and the Asset Representations Reviewer” and “The Pooling and Servicing Agreement—Operating Advisor”.

An “Operating Advisor Consultation Trigger Event” will occur when the aggregate outstanding Certificate Balance of the HRR Certificates (as notionally reduced by any Cumulative Appraisal Reduction Amount then allocable to the HRR Certificates) is 25% or less of the initial aggregate Certificate Balance of the HRR Certificates. With respect to Excluded Mortgage Loans, an Operating Advisor Consultation Trigger Event will be deemed to exist.

The Operating Advisor is required to be an Eligible Operating Advisor. For further information regarding the Operating Advisor, a description of how the Operating Advisor satisfies the requirements of an Eligible Operating Advisor, a description of the material terms of the Pooling and Servicing Agreement with respect to the Operating Advisor, the Operating Advisor’s compensation, and any material conflicts of interest or material potential conflicts of interest between the Operating Advisor and another party to this securitization transaction, see “Risk Factors—Potential Conflicts of Interest of the Operating Advisor”, “Transaction Parties—The Operating Advisor and the Asset Representations Reviewer” and “The Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Operating Advisor Compensation” and “—Operating Advisor”.

The disclosures set forth in this prospectus under the headings referenced in the preceding paragraph are hereby incorporated by reference in this “Credit Risk Retention—Operating Advisor” section.

Representations and Warranties

The Retaining Sponsor will make the representations and warranties identified on Annex E-1-A, subject to certain exceptions to such representations and warranties set forth in Annex E-1-B. GACC will make the representations and warranties identified on Annex E-2-A, subject to certain exceptions to such representations and warranties set forth in Annex E-2-B.  CGMRC will make the representations and warranties identified on Annex E-1-A, subject to certain exceptions to such representations and warranties set forth in Annex E-1-B.

At the time of its decision to include the applicable Citi Mortgage Loans in this transaction, each Citi Sponsor, determined either that the risks associated with the matters giving rise to each exception set forth on Annex E-1-B to this prospectus were not material or were mitigated by one or more compensating factors, including without limitation, reserves, title insurance or other relevant insurance, opinions of legal counsel, a full or partial recourse guaranty from the mortgage loan sponsor, a full or partial cash sweep, positive credit metrics (such as a low loan-to-value ratio, high debt service coverage ratio or debt yield, or any combination of such factors), or by other circumstances, such as strong sponsorship, a desirable property type, strong tenancy at the related Mortgaged Property, the likelihood that the related mortgage loan borrower may resolve the matter soon, any requirements to obtain rating agency confirmation prior to taking an action related to such exception, a determination by such Citi Sponsor, that the acceptance of the related fact or circumstance by the related originator was prudent and consistent with market standards after consultation with appropriate industry experts or a determination by such Citi Sponsor that the circumstances that gave rise to such exception should not have a material adverse effect on the use, operation or value of the related Mortgaged Property or on any related lender’s security interest in such Mortgaged Property. However, there can be no assurance that the compensating factors or other circumstances upon which the Citi Sponsors based their decisions will in fact sufficiently mitigate those risks. In particular, we note that an evaluation of the risks presented by such exceptions, including whether any mitigating factors or circumstances are sufficient, may necessarily involve an assessment as to the likelihood of future events as to which no assurance can be given. Additional information regarding the Citi Mortgage Loans, including the risks related thereto, is described under “Risk Factors” and “Description of the Mortgage Pool.”

At the time of its decision to include the GACC Mortgage Loans in this transaction, GACC determined either that the risks associated with the matters giving rise to each exception set forth on Annex E-2-B to this prospectus were not material or were mitigated by one or more compensating factors, including without limitation, reserves, title insurance or other relevant insurance, opinions of legal counsel, a full or partial recourse guaranty from the mortgage loan sponsor, a full or partial cash sweep, positive credit metrics (such as a low loan-to-value ratio, high debt service coverage ratio or debt yield, or any combination of such factors), or by other circumstances, such as strong sponsorship, a desirable property type, strong tenancy at the related Mortgaged Property, the likelihood that the related mortgage loan borrower may resolve the matter soon, any requirements to obtain rating agency confirmation prior to taking an action related to such exception, a determination by GACC that the acceptance of the related fact or circumstance by the related originator was prudent and consistent with market standards after consultation with appropriate industry experts or a determination by GACC that the circumstances that gave rise to such exception should not have a material adverse effect on the use, operation or value of the related Mortgaged Property or on any related lender’s security interest in such Mortgaged Property. However, there can be no assurance that the compensating factors or other circumstances upon which GACC based its decisions will in fact sufficiently mitigate those risks. In particular, we note that an evaluation of the risks presented by such exceptions, including whether any mitigating factors or circumstances are sufficient, may necessarily involve an assessment as to the likelihood of future events as to which no assurance can be given. Additional information regarding the applicable GACC Mortgage Loans, including the risks related thereto, is described under “Risk Factors” and “Description of the Mortgage Pool”.

Description of the Certificates

General

The Issuing Entity’s CD 2017-CD5 Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2017-CD5 (the “Certificates”) will be issued on or about August 15, 2017 (the “Closing Date”) pursuant to the Pooling and Servicing Agreement (as defined under “The Pooling and Servicing Agreement” below) and will represent in the aggregate the entire beneficial ownership interest in the Issuing Entity. The assets of the Issuing Entity will primarily consist of: (1) the Mortgage Loans and all payments under and proceeds of the Mortgage Loans received after the Cut-off Date (exclusive of payments of principal and/or interest due on or before the Cut-off Date and interest relating to periods prior to, but due after, the Cut-off Date); (2) any Mortgaged Property acquired on behalf of the Issuing Entity (including, in the case of an Outside Serviced Mortgage Loan, pursuant to the Outside Servicing Agreement) through foreclosure or deed-in-lieu of foreclosure (upon acquisition, each, an “REO Property”) and all revenues received in respect of that REO Property (but, with respect to any REO Property relating to a Loan Combination, only to the extent of the Issuing Entity’s interest in such Loan Combination); (3) those funds or assets as from time to time are deposited in the accounts discussed in “The Pooling and Servicing Agreement—Accounts” (such accounts collectively, the “Securitization Accounts”) (but, with respect to any funds or assets relating to a Loan Combination, only to the extent of the Issuing Entity’s interest in such Loan Combination), if established; (4) the rights of the Master Servicer and Trustee under all insurance policies with respect to the Mortgage Loans; and (5) certain rights of the Depositor under each Mortgage Loan Purchase Agreement relating to Mortgage Loan document delivery requirements and the representations and warranties of each Mortgage Loan Seller regarding the Mortgage Loans it sold to the Depositor.

Upon initial issuance, the Certificates will consist of the following classes (each, a “Class”): (i) the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A, Class X-B, Class X-C, Class A-S, Class B and Class C Certificates (collectively, the “Offered Certificates”), which are offered by this prospectus; (ii) the Class X-D, Class X-E, Class D, Class E, Class F, Class G and Class R Certificates (collectively, the “Non-Offered Certificates”), which are not offered by this prospectus; and (iii) the VRR Interest, which is also not offered by this prospectus. The Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A, Class X-B, Class X-C, Class X-D and Class X-E Certificates are referred to collectively in this prospectus as the “Senior Certificates”. The Class A-S, Class B, Class C, Class D, Class E, Class F and Class G Certificates are referred to collectively in this prospectus as the “Subordinate Certificates”. The Class X-A, Class X-B, Class X-C, Class X-D and Class X-E Certificates are referred to collectively in this prospectus as the “Interest-Only Certificates” or “Class X Certificates”. The Class R Certificates are sometimes also referred to in this prospectus as the “Residual Certificates”. The Offered Certificates, the Non-Offered Certificates (other than the Class R Certificates) and the VRR Interest are collectively referred to in this prospectus as the “Regular Certificates”. The Regular Certificates (other than the Class X Certificates) are collectively referred to in this prospectus as the “Principal Balance Certificates”. The Offered Certificates and the Non-Offered Certificates are collectively referred to in this prospectus as the “Non-Vertically Retained Certificates”. The Non-Vertically Retained Certificates that are Regular Certificates are collectively referred to in this prospectus as the “Non-Vertically Retained Regular Certificates”. The Non-Vertically Retained Certificates that are Principal Balance Certificates are collectively referred to in this prospectus as the “Non-Vertically Retained Principal Balance Certificates”.

Upon initial issuance, the respective Classes of the Principal Balance Certificates will have the Certificate Balances, and the respective Classes of the Interest-Only Certificates will have the Notional Amounts, shown below (in each case, subject to a variance of plus or minus 5%):

Class	Approximate Initial Certificate Balance or Notional Amount
Class A-1	$32,096,000
Class A-2	$70,987,000
Class A-3	$225,000,000
Class A-4	$252,232,000
Class A-AB	$47,057,000
Class X-A	$730,440,000
Class X-B	$39,211,000
Class X-C	$32,489,000
Class A-S	$103,068,000
Class B	$39,211,000
Class C	$32,489,000
Class X-D	$39,211,000
Class X-E	$15,684,000
Class D	$39,211,000
Class E	$15,684,000
Class F	$8,962,000
Class G	$30,249,217
VRR Interest	$35,402,658

The “Certificate Balance” of any Class of Principal Balance Certificates outstanding at any time represents the maximum amount that its holders are then entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the Issuing Entity over time, all as described in this prospectus. On each Distribution Date, the Certificate Balance of each Class of Principal Balance Certificates will be reduced by any distributions of principal actually made on, and by any Realized Losses or VRR Realized Losses, as applicable, actually allocated to, that Class of Principal Balance Certificates on that Distribution Date. In the event that Realized Losses or VRR Realized Losses previously allocated to a Class of Principal Balance Certificates in reduction of its Certificate Balance are recovered subsequent to such Certificate Balance being reduced to zero, holders of such Class of Principal Balance Certificates may receive distributions in respect of such recoveries in accordance with the distribution priorities described under “—Distributions—Priority of Distributions” below and “Credit Risk Retention—The VRR Interest—Priority of Distributions on the VRR Interest” above.

The respective Classes of Interest-Only Certificates will not have Certificate Balances, nor will they entitle their holders to distributions of principal. However, each Class of the Interest-Only Certificates will represent the right to receive distributions of interest in an amount equal to the aggregate interest accrued on the related notional amount (a “Notional Amount”). The Notional Amount of the Class X-A Certificates will equal the aggregate of the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB and Class A-S Certificates outstanding from time to time. The Notional Amount of the Class X-B Certificates will equal the Certificate Balance of the Class B Certificates outstanding from time to time. The Notional Amount of the Class X-C Certificates will equal the Certificate Balance of the Class C Certificates outstanding from time to time. The Notional Amount of the Class X-D Certificates will equal the Certificate Balance of the Class D Certificates outstanding from time to time. The Notional Amount of the Class X-E Certificates will equal the Certificate Balance of the Class E Certificates outstanding from time to time.

The Class R Certificates will not have a Certificate Balance or Notional Amount or entitle their holders to distributions of principal or interest.

Distributions

Method, Timing and Amount

Distributions on the Certificates are required to be made by the Certificate Administrator, to the extent of available funds as described in this prospectus, on the fourth business day following each Determination Date (each, a “Distribution Date”), commencing in September 2017. The “Determination Date” will be the eleventh day of each calendar month (or, if the eleventh calendar day of that month is not a business day, then the next business day), commencing in September 2017.

All distributions (other than the final distribution on any Certificates) are required to be made to the persons in whose names the Certificates are registered at the close of business on each Record Date. With respect to any Distribution Date, the “Record Date” will be the last business day of the month preceding the month in which that Distribution Date occurs. These distributions are required to be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities to accept such funds, if the Certificateholder has provided the Certificate Administrator with written wiring instructions no less than five business days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions) or otherwise by check mailed to the Certificateholder. The final distribution on any Certificate is required to be made in like manner, but only upon presentation and surrender of the Certificate at the location that will be specified in a notice of the pendency of the final distribution. All distributions made with respect to a Class of Certificates will be allocated pro rata among the outstanding Certificates of that Class based on their respective Percentage Interests.

The “Percentage Interest” evidenced by: (a) any Certificate (other than a Class R Certificate) will equal its initial denomination as of the Closing Date divided by the initial Certificate Balance or Notional Amount, as applicable, of the related Class; and (b) any Class R Certificate will be the percentage interest in the applicable Class specified on the face of that Certificate.

The Master Servicer is authorized but not required to direct the investment of funds held in the Collection Account in U.S. government securities and other obligations that satisfy criteria established by the Rating Agencies (“Permitted Investments”). The Master Servicer will be entitled to retain any interest or other income earned on such funds and the Master Servicer will be required to bear any losses resulting from the investment of such funds, as provided in the Pooling and Servicing Agreement.

Available Funds

The aggregate amount available for distributions of interest, principal and reimbursements of Realized Losses and VRR Realized Losses to holders of the Certificates (including the VRR Interest) on each Distribution Date (the “Aggregate Available Funds”) will, in general, equal the sum of the following amounts (without duplication):

(a)       the aggregate amount of all cash received on the Mortgage Loans and any REO Properties that is on deposit in the Collection Account (in each case, exclusive of any amount on deposit in or credited to any portion of the Collection Account that is held for the benefit of the holder of any related Companion Loan) and/or the Lower-Tier REMIC Distribution Account as of the close of business on the business day immediately preceding the Master Servicer Remittance Date, exclusive of any portion of the foregoing that represents (without duplication):

(i)	any scheduled payments of principal and/or interest, including any balloon payments that are accompanied by interest due through the related maturity date, paid by the borrowers of a Mortgage Loan, that are due (without regard to grace periods) on a Due Date that occurs after the related Determination Date;

(ii)	payments (scheduled or otherwise) of principal (including prepayments) and interest, net liquidation proceeds, net insurance proceeds and net condemnation proceeds and other unscheduled recoveries that were received after the related Determination Date (other than the monthly remittance on the Outside Serviced Mortgage Loans or the Issuing Entity’s interest in any related REO Property contemplated by clause (b) of this definition for the subject Distribution Date);

(iii)	amounts in the Collection Account that are due or reimbursable to any person other than the Certificateholders;

(iv)	with respect to each Mortgage Loan that accrues interest on an Actual/360 Basis and any Distribution Date occurring in January (other than during a leap year) or February of any calendar year (unless such Distribution Date is the final Distribution Date), the related Withheld Amount to the extent those funds are on deposit in the Collection Account;

(v)	yield maintenance charges and prepayment premiums (which are separately distributed to holders of the Regular Certificates);

(vi)	amounts deposited in the Collection Account or the Lower-Tier REMIC Distribution Account in error; and/or

(vii)	late payment charges or accrued interest on a Mortgage Loan allocable to the default interest rate for such Mortgage Loan, to the extent permitted by law, excluding any interest calculated at the Mortgage Rate for the related Mortgage Loan;

(b)       if and to the extent not already included in clause (a) of this definition for the subject Distribution Date, (i) the aggregate amount allocable to the Mortgage Loans transferred from the REO Account to the Collection Account for the subject Distribution Date and (ii) the remittance received on the Outside Serviced Mortgage Loans or the Issuing Entity’s interest in any related REO Property in the month of the subject Distribution Date, to the extent that each such transfer is made or such remittance is received by the close of business on the business day immediately preceding the related Master Servicer Remittance Date;

(c)       all Compensating Interest Payments made by the Master Servicer with respect to the Mortgage Loans with respect to the subject Distribution Date and P&I Advances made by the Master Servicer or the Trustee, as applicable, with respect to the subject Distribution Date (net of certain amounts that are due or reimbursable to persons other than the Certificateholders);

(d)       with respect to each Mortgage Loan that accrues interest on an Actual/360 Basis and any Distribution Date occurring in March (or February, if such Distribution Date is the final Distribution Date), commencing in 2018, the related Withheld Amounts as required to be deposited in the Lower-Tier REMIC Distribution Account; and

(e)       the aggregate amount of any Excess Liquidation Proceeds transferred from the Excess Liquidation Proceeds Reserve Account to the Lower-Tier REMIC Distribution Account for the subject Distribution Date as described under “The Pooling and Servicing Agreement—Accounts” in this prospectus.

The portion of the Aggregate Available Funds available for distribution to holders of the Non-Vertically Retained Certificates on each Distribution Date (with respect to such Distribution Date, the “Available Funds”) will, in general, equal the Non-Vertically Retained Percentage of the Aggregate Available Funds for such Distribution Date.

“Monthly Payment” with respect to any Mortgage Loan or Serviced Companion Loan (other than any REO Mortgage Loan or REO Companion Loan) and any Due Date is the scheduled monthly payment of principal (if any) and interest at the related Mortgage Rate which is payable by the related borrower on such Due Date, exclusive of any balloon payment. The Monthly Payment with respect to any Due Date for (i) an REO Mortgage Loan or REO Companion Loan, or (ii) any Mortgage Loan or Serviced Companion Loan that is delinquent at its maturity date and with respect to which the Special Servicer has not entered into an extension, will be the monthly payment that would otherwise have been payable on such Due Date had the related Mortgage Note not been discharged or the related maturity date had not been reached, as the case may be, determined as set forth in the preceding sentence and on the assumption that all other amounts, if any, due thereunder are paid when due. The Monthly Payment for any Serviced Loan Combination is the aggregate Monthly Payment for the related Mortgage Loan and Serviced Companion Loan(s).

The “Collection Period” for any Distribution Date will be the period beginning on the day immediately following the Determination Date occurring in the month preceding the month in which that Distribution Date occurs (or, in the case of the Collection Period for the initial Distribution Date, with respect to any particular Mortgage Loan or Companion Loan, beginning on the day immediately following the Due Date for such Mortgage Loan or Companion Loan in the month preceding the month in which that Distribution Date occurs (or the date that would have been the Due Date if such Mortgage Loan or Companion Loan had a Due Date in such preceding month)) and ending on and including the Determination Date occurring in the month in which that Distribution Date occurs.

“Due Date” means, with respect to each Mortgage Loan and Companion Loan, the date on which scheduled payments of principal, interest or both are required to be made by the related borrower (without regard to any grace period). However, with respect to any Mortgage Loan or Companion Loan that is delinquent in respect of its balloon payment beyond the end of the Collection Period in which the related maturity date occurred or as to which the related Mortgaged Property has become an REO Property, for any calendar month, the Due Date will be deemed to be the date that, but for the occurrence of such event, would have been the related Due Date in such month.

The “Due Period” with respect to any Distribution Date and any Mortgage Loan or Companion Loan will be the period beginning on the day immediately following the Due Date in the month preceding the month in which such Distribution Date occurs (or, in the case of the Distribution Date occurring in September 2017, beginning on the day after the date that would have been the Due Date if such Mortgage Loan or Companion Loan had a Due Date in such preceding month) and ending on and including the Due Date in the month in which such Distribution Date occurs.

Priority of Distributions

On each Distribution Date, the Certificate Administrator is required to apply the Available Funds held by it in the following order of priority:

First, to the holders of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A, Class X-B, Class X-C, Class X-D and Class X-E Certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the respective Interest Distribution Amounts of those Classes;

Second, to the holders of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates, in reduction of the respective Certificate Balances of those Classes, in the following priority (prior to the Cross-Over Date):

(i)	to the holders of the Class A-AB Certificates, in reduction of the related Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, until the related Certificate Balance is reduced to the scheduled Certificate Balance for the Class A-AB Certificates with respect to such Distribution Date set forth on Annex F to this prospectus (as to any Distribution Date, the “Class A-AB Scheduled Principal Balance”),

(ii)	to the holders of the Class A-1 Certificates, in reduction of the related Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to subclause (i) of this clause Second, until the related Certificate Balance is reduced to zero,

(iii)	to the holders of the Class A-2 Certificates, in reduction of the related Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior subclauses of this clause Second, until the related Certificate Balance is reduced to zero,

(iv)	to the holders of the Class A-3 Certificates, in reduction of the related Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior subclauses of this clause Second, until the related Certificate Balance is reduced to zero,

(v)	to the holders of the Class A-4 Certificates, in reduction of the related Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior subclauses of this clause Second, until the related Certificate Balance is reduced to zero, and

(vi)	to the holders of the Class A-AB Certificates, in reduction of the related Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior subclauses of this clause Second, until the related Certificate Balance is reduced to zero;

Third, to the holders of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates, up to an amount equal to, and pro rata based upon, the aggregate unreimbursed Realized Losses previously allocated to each such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date each related Realized Loss was allocated to such Class;

Fourth, to the holders of the Class A-S Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of that Class;

Fifth, after the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates have been reduced to zero, to the holders of the Class A-S Certificates, in reduction of the related Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until the related Certificate Balance is reduced to zero;

Sixth, to the holders of the Class A-S Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date each related Realized Loss was allocated to such Class;

Seventh, to the holders of the Class B Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of that Class;

Eighth, after the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB and Class A-S Certificates have been reduced to zero, to the holders of the Class B Certificates, in reduction of the related Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until the related Certificate Balance is reduced to zero;

Ninth, to the holders of the Class B Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date each related Realized Loss was allocated to such Class;

Tenth, to the holders of the Class C Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of that Class;

Eleventh, after the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S and Class B Certificates have been reduced to zero, to the holders of the Class C Certificates, in reduction of the related Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until the related Certificate Balance is reduced to zero;

Twelfth, to the holders of the Class C Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date each related Realized Loss was allocated to such Class;

Thirteenth, to the holders of the Class D Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of that Class;

Fourteenth, after the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S, Class B and Class C Certificates have been reduced to zero, to the holders of the Class D Certificates, in reduction of the related Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until the related Certificate Balance is reduced to zero;

Fifteenth, to the holders of the Class D Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date each related Realized Loss was allocated to such Class;

Sixteenth, to the holders of the Class E Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of that Class;

Seventeenth, after the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S, Class B, Class C and Class D Certificates have been reduced to zero, to the holders of the Class E Certificates, in reduction of the related Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until the related Certificate Balance is reduced to zero;

Eighteenth, to the holders of the Class E Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date each related Realized Loss was allocated to such Class;

Nineteenth, to the holders of the Class F Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of that Class;

Twentieth, after the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S, Class B, Class C, Class D and Class E Certificates have been reduced to zero, to the holders of the Class F Certificates, in reduction of the related Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until the related Certificate Balance is reduced to zero;

Twenty-First, to the holders of the Class F Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date each related Realized Loss was allocated to such Class;

Twenty-Second, to the holders of the Class G Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of that Class;

Twenty-Third, after the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S, Class B, Class C, Class D, Class E and Class F Certificates have been reduced to zero, to the holders of the Class G Certificates, in reduction of the related Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until the related Certificate Balance is reduced to zero;

Twenty-Fourth, to the holders of the Class G Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date each related Realized Loss was allocated to such Class; and

Last, to the holders of the Class R Certificates, in the amount of any remaining portion of the Available Funds for such Distribution Date.

Notwithstanding the foregoing, on each Distribution Date occurring on and after Cross-Over Date, regardless of the allocation of principal payments described in clause Second above, the Principal Distribution Amount for such Distribution Date is required to be distributed pro rata (based on their respective Certificate Balances), among the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates, in reduction of their respective Certificate Balances. The “Cross-Over Date” means the first Distribution Date as of which (without regard to the distribution of the Principal Distribution Amount on such Distribution Date) the Certificate Balances of the Class A-S, Class B, Class C, Class D, Class E, Class F and Class G Certificates have been reduced to zero as a result of the allocation of Realized Losses to those Certificates.

Reimbursement of previously allocated Realized Losses or VRR Realized Losses will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the Class of Principal Balance Certificates in respect of which a reimbursement is made. If and to the extent that any Nonrecoverable Advances (plus interest on such Nonrecoverable Advances) that were reimbursed from principal collections on the Mortgage Loans (including REO Mortgage Loans) and previously resulted in a reduction of the Aggregate Principal Distribution Amount are subsequently recovered on the related Mortgage Loan or REO Property, then (on the Distribution Date related to the Collection Period during which the recovery occurred): (i) the Vertically Retained Percentage of the amount of such recovery will be added to the Certificate Balance of the VRR Interest, up to the lesser of (A) the Vertically Retained Percentage of the amount of such recovery and (B) the amount of unreimbursed VRR Realized Losses previously allocated to the VRR Interest; (ii) the Non-Vertically Retained Percentage of the amount of such recovery will be added to the Certificate Balance(s) of the Class or Classes of Non-Vertically Retained Principal Balance Certificates that previously were allocated Realized Losses, in the same sequential order as distributions set forth in “—Priority of Distributions” above, in each case up to the lesser of (A) the unallocated portion of the Non-Vertically Retained Percentage of the amount of such recovery and (B) the amount of the unreimbursed Realized Losses previously allocated to the subject Class of Certificates; and (iii) the Interest Shortfall with respect to each affected Class of Non-Vertically Retained Regular Certificates for the next Distribution Date will be increased by the amount of interest that would have accrued through the then current Distribution Date if the restored write-down for the reimbursed Class of Non-Vertically Retained Principal Balance Certificates had never been written down. If the Certificate Balance of any Class of Principal Balance Certificates is so increased, the amount of unreimbursed Realized Losses or VRR Realized Losses, as applicable, of such Class of Certificates will be decreased by such amount.

Pass-Through Rates

The per annum rate at which interest accrues with respect to any Class of Non-Vertically Retained Regular Certificates is referred to in this prospectus as its “Pass-Through Rate”. Except for tax reporting purposes, the VRR Interest will not have a specified Pass-Through Rate.

The Pass-Through Rate with respect to any Class of Non-Vertically Retained Principal Balance Certificates for any Distribution Date and the related Interest Accrual Period will equal one of the following: (i) a fixed rate per annum; (ii) the WAC Rate for such Distribution Date; (iii) the lesser of a fixed rate per annum and the WAC Rate for such Distribution Date; and (iv) the WAC Rate for such Distribution Date minus a fixed percentage, but no less than 0.000%.

The Pass-Through Rate for the Class X-A Certificates for any Distribution Date will equal the weighted average of the Class X Strip Rates for the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB and Class A-S Certificates for such Distribution Date, weighted on the basis of the respective Certificate Balances of such Classes of Principal Balance Certificates immediately prior to that Distribution Date. The Pass-Through Rate for the Class X-B Certificates for any Distribution Date will equal the Class X Strip Rate for the Class B Certificates for such Distribution Date. The Pass-Through Rate for the Class X-C Certificates for any Distribution Date will equal the Class X Strip Rate for the Class C Certificates for such Distribution Date. The Pass-Through Rate for the Class X-D Certificates for any Distribution Date will equal the Class X Strip Rate for the Class D Certificates for such Distribution Date. The Pass-Through Rate for the Class X-E Certificates for any Distribution Date will equal the Class X Strip Rate for the Class E Certificates for such Distribution Date.

The “WAC Rate” with respect to any Distribution Date is equal to the weighted average of the applicable Net Mortgage Pass-Through Rates of the Mortgage Loans for such Distribution Date, weighted on the basis of their respective Stated Principal Balances immediately prior to such Distribution Date.

The “Class X Strip Rate” for any Class of Non-Vertically Retained Principal Balance Certificates with respect to any Distribution Date will equal the excess, if any, of the WAC Rate for such Distribution Date, over the Pass-Through Rate for such Class of Non-Vertically Retained Principal Balance Certificates for such Distribution Date.

In general, the “Net Mortgage Pass-Through Rate” will be: (a) with respect to any Mortgage Loan that accrues interest on the basis of a 360-day year consisting of twelve 30-day months (a “30/360 Basis”), for any Distribution Date, the Net Mortgage Rate in effect for such Mortgage Loan during the one-month accrual period applicable to the Due Date for such Mortgage Loan that occurs in the same month as that Distribution Date; and (b) with respect to any Mortgage Loan that accrues interest on an Actual/360 Basis, for any Distribution Date, the annualized rate at which interest would have to accrue in respect of such Mortgage Loan on a 30/360 Basis in order to produce the aggregate amount of interest actually accrued (or, in the event of a voluntary or involuntary principal prepayment affecting same, that otherwise would have accrued) in respect of such Mortgage Loan (adjusted to the related Net Mortgage Rate and, if applicable, exclusive of any Excess Interest) during the one-month accrual period applicable to the Due Date for such Mortgage Loan that occurs in the same month as that subsequent Distribution Date. However, with respect to each Mortgage Loan that accrues interest on an

Actual/360 Basis, when determining: (i) the related Net Mortgage Pass-Through Rate for the Distribution Date in January (except during a leap year) or February of any year subsequent to 2017 (in any event unless that Distribution Date is the final Distribution Date), the “aggregate amount of interest actually accrued (or, in the event of a voluntary or involuntary principal prepayment affecting same, that otherwise would have accrued)”, as referred to in clause (b) of the preceding sentence, will be deemed to exclude related Withheld Amounts to be transferred to the Interest Reserve Account in such month; or (ii) the related Net Mortgage Pass-Through Rate for the Distribution Date in March (or in February if the final Distribution Date occurs in such particular month of February) in any year subsequent to 2017, the “aggregate amount of interest actually accrued (or, in the event of a voluntary or involuntary principal prepayment affecting same, that otherwise would have accrued)”, as referred to in clause (b) of the preceding sentence, will be deemed to include related Withheld Amounts to be deposited in the Lower-Tier REMIC Distribution Account for distribution on such Distribution Date. In addition, the Net Mortgage Pass-Through Rate with respect to any Mortgage Loan for any Distribution Date will be determined without regard to: (i) any modification, waiver or amendment of the terms of such Mortgage Loan, whether agreed to by the Master Servicer, the Special Servicer, an Outside Servicer or an Outside Special Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower; (ii) the occurrence and continuation of a default under such Mortgage Loan; (iii) the passage of the related maturity date or, in the case of an ARD Loan, the related Anticipated Repayment Date; and (iv) the related Mortgaged Property becoming an REO Property.

The “Net Mortgage Rate” with respect to any Mortgage Loan is a per annum rate equal to the related Mortgage Rate minus the related Administrative Fee Rate.

The “Mortgage Rate” with respect to any Mortgage Loan or any related Companion Loan is the per annum rate at which interest accrues on the Mortgage Loan or the related Companion Loan as stated in the related Mortgage Note or the promissory note evidencing such Companion Loan without giving effect to any default rate or Revised Rate.

Interest Distribution Amount

The “Interest Distribution Amount” with respect to any Distribution Date and any Class of Non-Vertically Retained Regular Certificates will equal (A) the sum of (i) the Interest Accrual Amount with respect to such Class for such Distribution Date and (ii) the Interest Shortfall, if any, with respect to such Class for such Distribution Date, less (B) any Excess Prepayment Interest Shortfall allocated to such Class on such Distribution Date.

The “Interest Accrual Amount” with respect to any Distribution Date and any Class of Non-Vertically Retained Regular Certificates is equal to interest for the related Interest Accrual Period accrued at the applicable Pass-Through Rate for such Class on the Certificate Balance or Notional Amount, as applicable, for such Class immediately prior to that Distribution Date. Calculations of interest for each Interest Accrual Period will be made on 30/360 Basis.

An “Interest Shortfall” with respect to any Distribution Date for any Class of Non-Vertically Retained Regular Certificates is, subject to increase as described in the last paragraph under “—Priority of Distributions” above, the sum of (a) the portion of the Interest Distribution Amount for such Class remaining unpaid as of the close of business on the preceding Distribution Date (if any), and (b) to the extent permitted by applicable law, (i) in the case of a Class of Non-Vertically Retained Principal Balance Certificates, one month’s interest on that amount remaining unpaid at the Pass-Through Rate applicable to such Class for the subject Distribution Date and (ii) in the case of a Class of Interest-Only Certificates, one-month’s interest on that amount remaining unpaid at the WAC Rate for the subject Distribution Date.

The “Interest Accrual Period” for each Distribution Date will be the calendar month prior to the month in which that Distribution Date occurs.

Principal Distribution Amount

The “Aggregate Principal Distribution Amount” for any Distribution Date will be equal to the sum of the following amounts:

(1)	the Scheduled Principal Distribution Amount for that Distribution Date; and

(2)	the Unscheduled Principal Distribution Amount for that Distribution Date;

provided, that the Aggregate Principal Distribution Amount for any Distribution Date will be reduced, to not less than zero, by the amount of any reimbursements of:

(A)  Nonrecoverable Advances (including any servicing advance with respect to an Outside Serviced Mortgage Loan under the related Outside Servicing Agreement), together with interest on such Nonrecoverable Advances at the Advance Rate, that are paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Aggregate Principal Distribution Amount for such Distribution Date, and

(B)  Workout-Delayed Reimbursement Amounts that were paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Aggregate Principal Distribution Amount for such Distribution Date; and

provided, further, that in the case of clauses (A) and (B) above, if any of the amounts that were reimbursed from principal collections on the Mortgage Loans (including REO Mortgage Loans) for a prior Distribution Date are subsequently recovered on the related Mortgage Loan (including an REO Mortgage Loan), such recovery will increase the Aggregate Principal Distribution Amount for the Distribution Date related to the Collection Period in which such recovery occurs.

The “Principal Distribution Amount” with respect to any Distribution Date and the Non-Vertically Retained Principal Balance Certificates will equal the sum of (a) the Principal Shortfall for such Distribution Date and (b) the Non-Vertically Retained Percentage of the Aggregate Principal Distribution Amount for such Distribution Date.

The “Scheduled Principal Distribution Amount” for each Distribution Date will equal the aggregate of the principal portions of: (a) all Monthly Payments (which do not include balloon payments) with respect to the Mortgage Loans due or deemed due during or, if and to the extent not previously received or advanced and distributable to Certificateholders on a preceding Distribution Date, prior to the related Collection Period, in each case to the extent paid by the related borrower as of the related Determination Date (or, in the case of an Outside Serviced Mortgage Loan, received by the Master Servicer as of the business day preceding the Master Servicer Remittance Date) or advanced by the Master Servicer or the Trustee, as applicable; and (b) all balloon payments with respect to the Mortgage Loans to the extent received during the related Collection Period (or, in the case of an Outside Serviced Mortgage Loan, received by the Master Servicer as of the business day preceding the Master Servicer Remittance Date), and to the extent not included in clause (a) above for the subject Distribution Date and not previously received or advanced and distributable to Certificateholders on a preceding Distribution Date. The Scheduled Principal Distribution Amount from time to time will include all late payments of principal made by a borrower with respect to the Mortgage Loans, including late payments in respect of a delinquent balloon payment, received during the periods or by the times described above in this definition, except to the extent those late payments are otherwise available to reimburse the Master Servicer or the Trustee, as the case may be, for prior P&I Advances, as described in this prospectus.

The “Unscheduled Principal Distribution Amount” for any Distribution Date will equal the aggregate of: (a) all prepayments of principal received on the Mortgage Loans during the related Collection Period (or, in the case of the Outside Serviced Mortgage Loans, all principal prepayments received during the period that renders them includable in the Aggregate Available Funds for such Distribution Date); and (b) any other collections (exclusive of payments by borrowers) received on the Mortgage Loans and, to the extent of the Issuing Entity’s interest therein, any REO Properties during the related Collection Period (or, in the case of an Outside Serviced Mortgage Loan or any interest in REO Property acquired with respect thereto, all such proceeds received during the period that renders them includable in the Aggregate Available Funds for such Distribution Date), whether in the form of liquidation proceeds, insurance proceeds, condemnation proceeds, net income, rents, and profits from any REO Property or otherwise, that were identified and applied by the Master Servicer (and/or, in the case of an Outside Serviced Mortgage Loan, the related Outside Servicer) as recoveries of previously unadvanced principal of the related Mortgage Loan.

The “Principal Shortfall” for any Distribution Date means the amount, if any, by which (1) the Principal Distribution Amount for such Distribution Date exceeds (2) the aggregate amount actually distributed on such Distribution Date to holders of the Non-Vertically Retained Principal Balance Certificates in respect of such Principal Distribution Amount.

Certain Calculations with Respect to Individual Mortgage Loans

The “Stated Principal Balance” of each Mortgage Loan will initially equal its Cut-off Date Balance (or in the case of a Qualified Substitute Mortgage Loan, the unpaid principal balance of such Mortgage Loan after application of all scheduled payments of principal and interest due during or prior to the month of substitution, whether or not received) and, on each Distribution Date, will be reduced by an amount generally equal to all payments and other collections of principal on such Mortgage Loan that are distributable on or advanced for such Distribution Date. With respect to any Serviced Companion Loan as of any date of determination, the Stated Principal Balance will generally equal the unpaid principal balance of such Companion Loan as of such date. With respect to any Serviced Loan Combination as of any date of determination, the Stated Principal Balance of such Loan Combination will be the sum of the Stated Principal Balance of the related Mortgage Loan and each related Companion Loan on such date. The Stated Principal Balance of a Mortgage Loan or Serviced Loan Combination may also be reduced in connection with any modification that reduces the principal amount due on such Mortgage Loan or Loan Combination, as the case may be, or any forced reduction of its actual unpaid principal balance imposed by a court presiding over a bankruptcy proceeding in which the related borrower is the debtor. See “Certain Legal Aspects of the Mortgage Loans”. If any Mortgage Loan or Loan Combination is paid in full, or if the Mortgage Loan or Loan Combination (or any Mortgaged Property acquired in respect of the Mortgage Loan or Loan Combination) is otherwise liquidated, then, as of the Distribution Date that relates to the Collection Period in which that payment in full or liquidation occurred and notwithstanding that a loss may have occurred in connection with any liquidation, the Stated Principal Balance of the Mortgage Loan or Loan Combination will be zero.

For purposes of calculating Pass-Through Rates and distributions on, and allocations of Realized Losses and VRR Realized Losses to, the Certificates, as well as for purposes of calculating the Servicing Fee, the Certificate Administrator/Trustee Fee and the Operating Advisor Fee payable each month, each REO Property (including any REO Property with respect to an Outside Serviced Mortgage Loan held pursuant to an Outside Servicing Agreement) will be treated as if the related Mortgage Loan (an “REO Mortgage Loan”) and any related Companion Loan(s) (each, an “REO Companion Loan”; and each REO Mortgage Loan and REO Companion Loan, also an “REO Loan”) had remained outstanding and the related loan documents continued in full force and effect; and all references to “Mortgage Loan,” “Mortgage Loans” or “Mortgage Pool” in this prospectus, when used in that context, will be deemed to also be references to or to also include, as the case may be, any REO Mortgage Loan, and all references to “Companion Loan” or “Companion Loans” in this prospectus, when used in that context, will be deemed to also be references to or to also include, as the case may be, any REO Companion Loan. Each REO Loan will generally be deemed to have the same characteristics as its actual predecessor Mortgage Loan or Companion Loan, as applicable, including the same fixed Mortgage Rate (and, accordingly, the same Net Mortgage Rate) and the same unpaid principal balance and Stated Principal Balance. Amounts due on the predecessor Mortgage Loan or Companion Loan, as applicable, including any portion of those amounts payable or reimbursable to the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer, the Certificate Administrator or the Trustee, as applicable, will continue to be “due” in respect of the REO Loan; and amounts received in respect of the related REO Property, net of payments to be made, or reimbursements to the Master Servicer or Special Servicer for payments previously advanced, in connection with the operation and management of that property, generally will be applied by the Master Servicer as if received on the predecessor Mortgage Loan or Companion Loan.

With respect to each Serviced Loan Combination, no amounts collected thereon or with respect to any related REO Property that are allocable to any related Companion Loan or REO Companion Loan will be available for amounts due to the Certificateholders or to reimburse the Issuing Entity, other than in the limited circumstances related to Property Advances, indemnification, Special Servicing Fees and other reimbursable expenses related to such Serviced Loan Combination incurred with respect to such Serviced Loan Combination in accordance with the Pooling and Servicing Agreement.

Application Priority of Mortgage Loan Collections or Loan Combination Collections

For purposes of calculating distributions on the Certificates and, in the absence of express provisions in the related Mortgage Loan documents and/or any related Co-Lender Agreement (and/or, with respect to each Outside Serviced Loan Combination, the related Outside Servicing Agreement) to the contrary, for purposes of otherwise collecting amounts due under the Mortgage Loan, all amounts collected by or on behalf of the Issuing Entity in respect of any Mortgage Loan in the form of payments from the related borrower, liquidation proceeds, condemnation proceeds or insurance proceeds (excluding, if applicable, in the case of each Serviced Loan Combination, any amounts payable to the holder(s) of the related Companion Loan(s) pursuant to the related Co-Lender Agreement) will be deemed to be allocated in the following order of priority:

First, as a recovery of any unreimbursed Advances (including any Workout-Delayed Reimbursement Amount) with respect to the related Mortgage Loan and unpaid interest at the Advance Rate on such Advances and, if applicable, unreimbursed and unpaid expenses of the Issuing Entity;

Second, as a recovery of Nonrecoverable Advances with respect to the related Mortgage Loan and any interest on those Nonrecoverable Advances at the Advance Rate, to the extent previously paid or reimbursed from principal collections on the Mortgage Pool (as described in the first proviso in the definition of Aggregate Principal Distribution Amount);

Third, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of accrued and unpaid interest on such Mortgage Loan (exclusive of default interest and Excess Interest) to the extent of the excess of (i) all unpaid interest (exclusive of default interest and Excess Interest) accrued on such Mortgage Loan at the related Mortgage Rate in effect from time to time through the end of the applicable mortgage interest accrual period, over (ii) after taking into account any allocations pursuant to clause Fifth below on earlier dates, the aggregate portion of the accrued and unpaid interest described in subclause (i) of this clause Third that either (A) was not advanced because of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or (B) accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made;

Fourth, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of principal of such Mortgage Loan then due and owing, including by reason of acceleration of such Mortgage Loan following a default thereunder (or, if the Mortgage Loan has been liquidated, as a recovery of principal to the extent of its entire remaining unpaid principal balance);

Fifth, as a recovery of accrued and unpaid interest on such Mortgage Loan (exclusive of default interest and Excess Interest) to the extent of the sum of (A) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts, plus (B) any unpaid interest (exclusive of default interest and Excess Interest) that accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made (to the extent collections have not been allocated as recovery of such accrued and unpaid interest pursuant to this clause Fifth on earlier dates);

Sixth, as a recovery of amounts to be currently allocated to the payment of, or escrowed for the future payment of, real estate taxes, assessments and insurance premiums and similar items relating to such Mortgage Loan;

Seventh, as a recovery of any other reserves to the extent then required to be held in escrow with respect to such Mortgage Loan;

Eighth, as a recovery of any yield maintenance charge or prepayment premium then due and owing under such Mortgage Loan;

Ninth, as a recovery of any late payment charges and default interest then due and owing under such Mortgage Loan;

Tenth, as a recovery of any assumption fees, assumption application fees and Modification Fees then due and owing under such Mortgage Loan;

Eleventh, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal and other than, if applicable, accrued and unpaid Excess Interest (and, if both Consent Fees and Operating Advisor Consulting Fees are due and owing, first, allocated to Consent Fees and, then, allocated to Operating Advisor Consulting Fees);

Twelfth, as a recovery of any remaining principal of such Mortgage Loan to the extent of its entire remaining unpaid principal balance; and

Thirteenth, in the case of an ARD Loan after the related Anticipated Repayment Date, as a recovery of any accrued but unpaid Excess Interest;

provided that, to the extent required under the REMIC provisions of the Code, payments or proceeds received (or receivable by exercise of the lender’s rights under the related Mortgage Loan documents) with respect to any partial release of a Mortgaged Property (including in connection with a condemnation) at a time when the loan-to-value ratio of the related Mortgage Loan or Serviced Loan Combination exceeds 125%, or would exceed 125% following any partial release (based solely on the value of real property and excluding personal property and going concern value, if any) must be collected and allocated to reduce the principal balance of the Mortgage Loan or Serviced Loan Combination in the manner permitted by the REMIC provisions.

Collections by or on behalf of the Issuing Entity in respect of any REO Property (exclusive of the amounts to be allocated to the payment of the costs of operating, managing, leasing, maintaining and disposing of such REO Property and, if applicable, in the case of each Serviced Loan Combination, exclusive of any amounts payable to the holder(s) of the related Companion Loan(s) pursuant to the related Co-Lender Agreement) will be deemed to be allocated for purposes of calculating distributions on the Certificates and (subject to any related Co-Lender Agreement and/or Outside Servicing Agreement) for purposes of otherwise collecting amounts due under the Mortgage Loan, pursuant to the related Pooling and Servicing Agreement, in the following order of priority:

First, as a recovery of any unreimbursed Advances (including any Workout-Delayed Reimbursement Amount) with respect to the related Mortgage Loan and interest at the Advance Rate on all Advances and, if applicable, unreimbursed and unpaid expenses of the Issuing Entity with respect to the related Mortgage Loan;

Second, as a recovery of Nonrecoverable Advances with respect to the related Mortgage Loan and any interest on those Nonrecoverable Advances at the Advance Rate, to the extent previously paid or reimbursed from principal collections on the Mortgage Loans (as described in the first proviso in the definition of Aggregate Principal Distribution Amount);

Third, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of accrued and unpaid interest on the related Mortgage Loan (exclusive of default interest and Excess Interest) to the extent of the excess of (i) all unpaid interest (exclusive of default interest and Excess Interest) accrued on such Mortgage Loan at the applicable Mortgage Rate in effect from time to time through the end of the applicable mortgage interest accrual period, over (ii) after taking into account any allocations pursuant to clause Fifth below or clause Fifth of the prior paragraph on earlier dates, the aggregate portion of the accrued and unpaid interest described in subclause (i) of this clause Third that either (A) was not advanced because of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or (B) accrued at the applicable Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made;

Fourth, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of principal of the related Mortgage Loan to the extent of its entire unpaid principal balance;

Fifth, as a recovery of accrued and unpaid interest on the related Mortgage Loan (exclusive of default interest and Excess Interest) to the extent of the sum of (A) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts, plus (B) any unpaid interest (exclusive of default interest and Excess Interest) that accrued at the applicable Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made (to the extent collections have not been allocated as recovery of such accrued and unpaid interest pursuant to this clause Fifth or clause Fifth of the prior paragraph on earlier dates);

Sixth, as a recovery of any yield maintenance charge or prepayment premium then due and owing under the related Mortgage Loan;

Seventh, as a recovery of any late payment charges and default interest then due and owing under the related Mortgage Loan;

Eighth, as a recovery of any Assumption Fees, assumption application fees and Modification Fees then due and owing under the related Mortgage Loan;

Ninth, as a recovery of any other amounts then due and owing under the related Mortgage Loan other than, if applicable, accrued and unpaid Excess Interest (and, if both Consent Fees and Operating Advisor Consulting Fees are due and owing, first, allocated to Consent Fees and, then, allocated to Operating Advisor Consulting Fees); and

Tenth, in the case of an ARD Loan after the related Anticipated Repayment Date, as a recovery, any accrued but unpaid Excess Interest.

Allocation of Yield Maintenance Charges and Prepayment Premiums

On each Distribution Date, until the Notional Amounts of the Class X-A, Class X-B, Class X-C, Class X-D and Class X-E Certificates and the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S, Class B, Class C, Class D and Class E Certificates have been reduced to zero, each yield maintenance charge collected on the Mortgage Loans during the related Collection Period (or, in the case of an Outside Serviced Mortgage Loan, that accompanied a principal prepayment included in the Aggregate Available Funds for such Distribution Date) is required to be distributed to Certificateholders (excluding holders of the Class F, Class G and Class R Certificates) as follows: (1)(a) first the Non-Vertically Retained Percentage of such yield maintenance charge will be allocated between (i) the group (the “YM Group A”) of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A and Class A-S Certificates, (ii) the group (the “YM Group B”) of the Class X-B and Class B Certificates, (iii) the group (the “YM Group C”) of the Class X-C and Class C Certificates, (iv) the group (the “YM Group D”) of the Class X-D and Class D Certificates, and (v) the group (the “YM Group E” and collectively with the YM Group A, the YM Group B, the YM Group C and the YM Group D, the “YM Groups”) of the Class X-E and Class E Certificates, pro rata based upon the aggregate amount of principal distributed to the Classes of Principal Balance Certificates in each YM Group on such Distribution Date, and (b) then the portion of such yield maintenance charge allocated to each YM Group will be further allocated as among the Classes of Regular Certificates in such YM Group, in the following manner: (i) each Class of Principal Balance Certificates in such YM Group will entitle the applicable Certificateholders to receive on the applicable Distribution Date that portion of such yield maintenance charge equal to the product of (X) solely in the case of YM Group A,  a fraction whose numerator is the amount of principal distributed to such Class of Principal Balance Certificates on such Distribution Date and whose denominator is the total amount of principal distributed to all of the Principal Balance Certificates in that YM Group on such Distribution Date, (Y) the Base Interest Fraction for the related principal prepayment and such Class of Principal Balance Certificates, and (Z) the portion of such yield maintenance charge allocated to such YM Group, and (ii) the portion of such yield maintenance charge allocated to such YM Group and remaining after such distributions with respect to the Principal Balance Certificates in such YM Group will be distributed to the Class of Class X Certificates in such YM Group; and (2) the Vertically Retained Percentage of such yield maintenance charge will be distributed to holders of the VRR Interest. If there is more than one Class of Principal Balance Certificates in any YM Group entitled to distributions of principal on any particular Distribution Date on which yield maintenance charges are distributable to such Classes, the aggregate portion of such yield maintenance charges allocated to such YM Group will be allocated among all such Classes of Principal Balance Certificates up to, and on a pro rata basis in accordance with, their respective entitlements in those yield maintenance charges in accordance with the prior sentence of this paragraph.

The “Base Interest Fraction” with respect to any principal prepayment on any Mortgage Loan and with respect to any Class of Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S, Class B, Class C, Class D and Class E Certificates is a fraction (a) whose numerator is the amount, if any, by which (i) the Pass-Through Rate on such Class of Certificates exceeds (ii) the discount rate used in accordance with the related

Mortgage Loan documents in calculating the yield maintenance charge with respect to such principal prepayment and (b) whose denominator is the amount, if any, by which (i) the Mortgage Rate on such Mortgage Loan exceeds (ii) the discount rate used in accordance with the related Mortgage Loan documents in calculating the yield maintenance charge with respect to such principal prepayment; provided, however, that under no circumstances will the Base Interest Fraction be greater than one. However, if such discount rate is greater than or equal to both of (x) the Mortgage Rate on such Mortgage Loan and (y) the Pass-Through Rate described in the preceding sentence, then the Base Interest Fraction will equal zero, and if such discount rate is greater than or equal to the Mortgage Rate on such Mortgage Loan, but less than the Pass-Through Rate described in the preceding sentence, then the Base Interest Fraction will equal one.

If a prepayment premium (calculated as a percentage of the amount prepaid) is imposed in connection with a prepayment rather than a yield maintenance charge, then the prepayment premium so collected will be allocated as described above. For this purpose, the discount rate used to calculate the Base Interest Fraction will be the discount rate used to determine the yield maintenance charge for Mortgage Loans that require payment at the greater of a yield maintenance charge or a minimum amount equal to a fixed percentage of the principal balance of the Mortgage Loan or, for Mortgage Loans that only have a prepayment premium based on a fixed percentage of the principal balance of the Mortgage Loan, such other discount rate as may be specified in the related Mortgage Loan documents.

After the Notional Amounts of the Class X-A, Class X-B, Class X-C, Class X-D and Class X-E Certificates and the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S, Class B, Class C, Class D and Class E Certificates have been reduced to zero, all prepayment premiums and yield maintenance charges with respect to the Mortgage Loans will be allocated: (1) to the extent of the respective Non-Vertically Retained Percentages thereof, to the holders of the Class F and Class G Certificates; and (2) to the extent of the Vertically Retained Percentage thereof, to the holders of the VRR Interest.

No prepayment premiums or yield maintenance charges will be distributed to holders of the Class R Certificates.

Prepayment premiums and yield maintenance charges will be distributed on any Distribution Date only to the extent they are received in respect of the Mortgage Loans during the related Collection Period (or, in the case of an Outside Serviced Mortgage Loan, accompanied a principal prepayment included in the Aggregate Available Funds for such Distribution Date).

For a description of yield maintenance charges, see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” and “Certain Legal Aspects of the Mortgage Loans—Default Interest and Limitations on Prepayments”.

Assumed Final Distribution Date; Rated Final Distribution Date

The “Assumed Final Distribution Date” with respect to any Class of Certificates is the Distribution Date on which the aggregate Certificate Balance or Notional Amount of that Class of Certificates would be reduced to zero based on a 0% CPR prepayment rate and the Modeling Assumptions. The Assumed Final Distribution Date with respect to each Class of Offered Certificates will in each case be as follows:

Class Designation	Assumed Final Distribution Date
Class A-1	July 2022
Class A-2	July 2022
Class A-3	June 2027
Class A-4	July 2027
Class A-AB	March 2027
Class X-A	July 2027
Class X-B	July 2027
Class X-C	July 2027
Class A-S	July 2027
Class B	July 2027
Class C	July 2027

The Assumed Final Distribution Dates set forth above were calculated without regard to any delays in the collection of balloon payments and without regard to delinquencies, defaults or liquidations. Accordingly, in the event of defaults on the Mortgage Loans, the actual final Distribution Date for one or more Classes of the Offered Certificates may be later, and could be substantially later, than the related Assumed Final Distribution Date(s).

In addition, the Assumed Final Distribution Dates set forth above were calculated assuming no prepayments of principal (other than the repayment in full of an ARD Loan on its Anticipated Repayment Date). Because the rate of payment (including prepayments) of the Mortgage Loans may exceed the scheduled rate of payments, and could exceed the scheduled rate by a substantial amount, the actual final Distribution Date for one or more Classes of the Offered Certificates may be earlier, and could be substantially earlier, than the related Assumed Final Distribution Date(s). The rate of payments (including prepayments) on the Mortgage Loans will depend on the characteristics of the Mortgage Loans, as well as on the prevailing level of interest rates and other economic factors, and we cannot assure you as to actual payment experience.

The “Rated Final Distribution Date” for each Class of Offered Certificates will be the Distribution Date in August 2050. See “Ratings”.

Prepayment Interest Shortfalls

If a borrower prepays a Mortgage Loan or Serviced Loan Combination in whole or in part, after the related Due Date in any Collection Period, the amount of interest (net of related Servicing Fees and any related Excess Interest and default interest) accrued on such prepayment from such Due Date to, but not including, the date of prepayment (or any later date through which interest accrues) will, to the extent actually collected (without regard to any prepayment premium or yield maintenance charge actually collected) constitute a “Prepayment Interest Excess”. Conversely, if a borrower prepays a Mortgage Loan or Serviced Loan Combination (with such prepayment allocated between the related Mortgage Loan and Serviced Companion Loan in accordance with the related Co-Lender Agreement) in whole or in part prior to the related Due Date in any Collection Period and does not pay interest on such prepayment through the end of the one-month accrual period applicable to such Due Date, then the shortfall in a full month’s interest (net of related Servicing Fees and any related Excess Interest and default interest) on such prepayment will constitute a “Prepayment Interest Shortfall”. Prepayment Interest Excesses (to the extent not required to be paid as Compensating Interest Payments) collected on the Mortgage Loans (other than the Outside Serviced Mortgage Loans) and any related Serviced Companion Loan, will be retained by the Master Servicer as additional servicing compensation.

The Master Servicer will be required to deliver to the Certificate Administrator for deposit in the Distribution Account (other than the portion of any Compensating Interest Payment described below that is allocable to a Serviced Companion Loan) on each Master Servicer Remittance Date, without any right of reimbursement thereafter, a cash payment (a “Compensating Interest Payment”) in an amount, with respect to each Mortgage Loan (other than an Outside Serviced Mortgage Loan) and any related Serviced Pari Passu Companion Loan, equal to the lesser of:

(i)	the aggregate amount of Prepayment Interest Shortfalls incurred in connection with voluntary principal prepayments received in respect of the Mortgage Loans (other than the Outside Serviced Mortgage Loans) and any related Serviced Pari Passu Companion Loan(s) (in each case other than a Specially Serviced Loan or a Mortgage Loan or any related Serviced Pari Passu Companion Loan on which the Special Servicer allowed a prepayment on a date other than the applicable Due Date) for the related Distribution Date, and

(ii)	the aggregate of (A) that portion of the Master Servicer’s Servicing Fees for the related Distribution Date that is, in the case of each Mortgage Loan, Serviced Pari Passu Companion Loan and REO Loan for which such Servicing Fees are being paid in such Collection Period, calculated at a rate of 0.00125% per annum and (B) all Prepayment Interest Excesses received by the Master Servicer during such Collection Period with respect to the Mortgage Loans (and, so long as a Loan Combination is serviced under the Pooling and Servicing Agreement, any related Serviced Pari Passu Companion Loan) subject to such prepayment and net investment earnings on such Prepayment Interest Excesses. In no event will the rights of the Certificateholders to the offset of the aggregate Prepayment Interest Shortfalls be cumulative.

If a Prepayment Interest Shortfall occurs with respect to a Mortgage Loan as a result of the Master Servicer allowing the related borrower to deviate (a “Prohibited Prepayment”) from the terms of the related Mortgage Loan documents regarding principal prepayments (other than (w) if the Mortgage Loan is an Outside Serviced

Mortgage Loan, (x) subsequent to a default under the related Mortgage Loan documents or if the Mortgage Loan is a Specially Serviced Loan, (y) pursuant to applicable law or a court order or otherwise in such circumstances where the Master Servicer is required to accept such principal prepayment in accordance with the Servicing Standard, or (z) in connection with the payment of any insurance proceeds or condemnation awards), then for purposes of calculating the Compensating Interest Payment for the related Distribution Date, the Master Servicer will pay, without regard to clause (ii) above, the amount of the Prepayment Interest Shortfall with respect to such Mortgage Loan otherwise described in clause (i) above in connection with such Prohibited Prepayment.

Compensating Interest Payments with respect to the Serviced Loan Combinations will be allocated between the related Mortgage Loan and the related Serviced Pari Passu Companion Loan(s) in accordance with their respective principal amounts, and the Master Servicer will be required to pay the portion of such Compensating Interest Payments allocable to a related Serviced Pari Passu Companion Loan to the holder thereof.

The aggregate of any Prepayment Interest Shortfalls resulting from any principal prepayments made on the Mortgage Loans to be included in the Aggregate Available Funds for any Distribution Date that are not covered by the Master Servicer’s Compensating Interest Payment for the related Distribution Date or, in the case of an Outside Serviced Mortgage Loan, the portion of any compensating interest payments allocable to such Outside Serviced Mortgage Loan to the extent received from the related Outside Servicer (the aggregate of the Prepayment Interest Shortfalls that are not so covered, as to the related Distribution Date, the “Excess Prepayment Interest Shortfall”) will, to the extent of the Non-Vertically Retained Percentage thereof, be allocated on that Distribution Date among the respective Classes of the Non-Vertically Retained Regular Certificates on a pro rata basis in accordance with the respective Interest Accrual Amounts for those Classes for such Distribution Date, with the remaining portion thereof being deemed allocated to the VRR Interest.

Subordination; Allocation of Realized Losses

As a means of providing a certain amount of protection to the holders of the Senior Certificates against losses associated with delinquent and defaulted Mortgage Loans, the rights of the holders of the Subordinate Certificates to receive distributions of interest and/or principal will be subordinated to such rights of the holders of the Senior Certificates. The Class A-S Certificates will likewise be protected by the subordination of the Class B, Class C, Class D, Class E, Class F and Class G Certificates. The Class B Certificates will likewise be protected by the subordination of the Class C, Class D, Class E, Class F and Class G Certificates. The Class C Certificates will likewise be protected by the subordination of the Class D, Class E, Class F and Class G Certificates.

This subordination will be effected in two ways: (i) by the preferential right of the holders of a Class of Certificates to receive on any Distribution Date the amounts of interest and/or principal distributable with respect to that Class prior to any distribution being made on such Distribution Date in respect of any Classes of Certificates subordinate to that Class (as described above under “—Distributions—Priority of Distributions”) and (ii) by the allocation of Realized Losses to Classes of Certificates that are subordinate to more senior Classes, as described below.

No other form of credit support will be available for the benefit of the Offered Certificates.

On and after the Cross-Over Date has occurred, allocation of the Principal Distribution Amount will be made to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates, pro rata based on Certificate Balance, until their respective Certificate Balances have been reduced to zero (and the schedule for the Class A-AB principal distributions will be disregarded). Prior to the Cross-Over Date, allocation of the Principal Distribution Amount will be made as described under “—Distributions—Priority of Distributions” above. Allocation to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates, for so long as they are outstanding, of the entire Principal Distribution Amount for each Distribution Date will have the effect of reducing the aggregate Certificate Balance of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the pool of Mortgage Loans will decline. Therefore, as principal is distributed to the holders of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates, the percentage interest in the Issuing Entity evidenced by the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates will be decreased (with a corresponding increase in the percentage interest in the Issuing Entity evidenced by the other Non-Vertically Retained Principal Balance Certificates), thereby increasing, relative to their respective Certificate Balances, the subordination afforded the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates by the other Non-Vertically Retained Principal Balance Certificates.

Following retirement of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates, the successive allocation on each Distribution Date of the remaining Principal Distribution Amount to the Class A-S Certificates, the Class B Certificates, the Class C Certificates, the Class D Certificates, the Class E Certificates, the Class F Certificates and the Class G Certificates, in that order, in each case for so long as the subject Certificates are outstanding, will provide a similar, but diminishing benefit to those Certificates (other than the Class G Certificates) as to the relative amount of subordination afforded by the outstanding Classes of Subordinate Certificates with lower payment priorities.

On each Distribution Date, immediately following the distributions to be made to the Certificateholders on that date, the Certificate Administrator is required to calculate the amount, if any, by which (i) the product of (A) the Non-Vertically Retained Percentage and (B) the aggregate Stated Principal Balance (for purposes of this calculation only, the aggregate Stated Principal Balance will not be reduced by the amount of principal payments received on the Mortgage Loans that were used to reimburse the Master Servicer, the Special Servicer or the Trustee from general collections of principal on the Mortgage Loans for Workout-Delayed Reimbursement Amounts, to the extent those amounts are not otherwise determined to be Nonrecoverable Advances) of the Mortgage Loans, including any REO Mortgage Loans, expected to be outstanding immediately following that Distribution Date, is less than (ii) the then aggregate Certificate Balance of the Non-Vertically Retained Principal Balance Certificates after giving effect to distributions of principal on that Distribution Date (any such deficit, a “Realized Loss”). The Certificate Administrator will be required to allocate any Realized Losses among the following Classes of Subordinate Certificates in the following order, until the Certificate Balance of each such Class is reduced to zero:

first, to the Class G Certificates;

second, to the Class F Certificates;

third, to the Class E Certificates;

fourth, to the Class D Certificates;

fifth, to the Class C Certificates;

sixth, to the Class B Certificates; and

seventh, to the Class A-S Certificates.

Following the reduction of the Certificate Balances of all Classes of Subordinate Certificates to zero, the Certificate Administrator will be required to allocate Realized Losses among the Senior Certificates (other than the Class X-A, Class X-B, Class X-C, Class X-D and Class X-E Certificates), pro rata, based upon their respective Certificate Balances, until their respective Certificate Balances have been reduced to zero.

Realized Losses will not be allocated to the VRR Interest or to the Class R Certificates and will not be directly allocated to the Interest-Only Certificates. However, the Notional Amounts of the Classes of Interest-Only Certificates will be reduced if the Certificate Balances of the related Classes of Principal Balance Certificates are reduced by such Realized Losses. VRR Realized Losses, rather than Realized Losses, will be allocated to the VRR Interest. See “Credit Risk Retention—The VRR Interest—Allocation of VRR Realized Losses”.

In general, Realized Losses and VRR Realized Losses could result from the occurrence of: (1) losses and other shortfalls on or in respect of the Mortgage Loans, including as a result of defaults and delinquencies on the related Mortgage Loans, Nonrecoverable Advances made in respect of the Mortgage Loans, the payment to the Special Servicer or an Outside Special Servicer of any compensation as described in “The Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, and the payment of interest on Advances and certain servicing expenses; and (2) certain unanticipated, non-Mortgage Loan specific expenses of the Issuing Entity, including certain reimbursements to the Certificate Administrator or Trustee as described under “Transaction Parties—The Certificate Administrator” or “— The Trustee”, as applicable, and certain federal, state and local taxes, and certain tax-related expenses, payable out of the Issuing Entity, as described under “Material Federal Income Tax Consequences”.

A Class of Offered Certificates will be considered outstanding until its Certificate Balance or Notional Amount is reduced to zero.

Reports to Certificateholders; Certain Available Information

Certificate Administrator Reports

On each Distribution Date, the Certificate Administrator will be required to provide or make available to each Certificateholder of record a Distribution Date statement in the form of Annex D providing all applicable information required under Regulation AB relating to distributions made on that date for the relevant class and the recent status of the Mortgage Loans.

In addition, the Certificate Administrator will include (to the extent it receives such information from the applicable person) (i) the identity of any Mortgage Loans permitting additional debt, identifying (A) the amount of any additional debt incurred during the related Collection Period, (B) the total DSCR calculated on the basis of the Mortgage Loan and such additional debt and (C) the aggregate loan-to-value ratio calculated on the basis of the Mortgage Loan and the additional debt in each applicable Form 10-D filed on behalf of the Issuing Entity and (ii) the beginning and ending account balances for each of the Securitization Accounts (for the applicable period) in each Form 10-D filed on behalf of the Issuing Entity.

Within a reasonable period of time after the end of each calendar year, upon request, the Certificate Administrator is required to furnish to each person or entity who at any time during the calendar year was a holder of a Certificate, a statement containing information (i) the amount of the distribution on each Distribution Date in reduction of the related Certificate Balance (if any), and (ii) the amount of the distribution on each Distribution Date of the applicable Interest Distribution Amount, in each case, as to the applicable class, aggregated for the related calendar year or applicable partial year during which that person was a Certificateholder, together with any other information that the Certificate Administrator deems necessary or desirable, or that a Certificateholder or Certificate Owner reasonably requests, to enable Certificateholders to prepare their tax returns for that calendar year. This obligation of the Certificate Administrator will be deemed to have been satisfied to the extent that substantially comparable information will be provided by the Certificate Administrator pursuant to any requirements of the Code as from time to time are in force.

In addition, the Certificate Administrator will provide or make available on its website (www.sf.citidirect.com), to the extent received from the applicable person, on each Distribution Date to each Privileged Person the following reports (other than clause (1) below, the “CREFC® Reports”) prepared by the Master Servicer, the Certificate Administrator or the Special Servicer, as applicable, substantially in the forms provided in the Pooling and Servicing Agreement (which forms are subject to change) and including substantially the following information:

(1)       the Distribution Date statement;

(2)       a CRE Finance Council (“CREFC®”) delinquent loan status report;

(3)       a CREFC® historical loan modification and corrected loan report;

(4)       a CREFC® advance recovery report;

(5)       a CREFC® total loan report;

(6)       a CREFC® operating statement analysis report;

(7)       a CREFC® comparative financial status report;

(8)       a CREFC® net operating income adjustment worksheet;

(9)       a CREFC® real estate owned status report;

(10)     a CREFC® servicer watch list;

(11)     a CREFC® loan level reserve and letter of credit report;

(12)     a CREFC® property file;

(13)     a CREFC® financial file;

(14)     a CREFC® loan setup file; and

(15)     a CREFC® loan periodic update file.

The Master Servicer or the Special Servicer, as applicable, may omit any information from these reports that the Master Servicer or the Special Servicer regards as confidential. Subject to any potential liability for willful misconduct, bad faith or negligence as described under “The Pooling and Servicing Agreement—Limitation on Liability; Indemnification”, none of the Master Servicer, the Special Servicer, the Trustee or the Certificate Administrator will be responsible for the accuracy or completeness of any information supplied to it by or on behalf of a borrower, a Sponsor or another party to the Pooling and Servicing Agreement or a party to an Outside Servicing Agreement that is included in any reports, statements, materials or information prepared or provided by it. Some information will be made available to Certificateholders by electronic transmission as may be agreed upon between the Depositor and the Certificate Administrator.

Before each Distribution Date, the Master Servicer will deliver to the Certificate Administrator by electronic means various CREFC® Reports, including:

(i)	a CREFC® property file;

(ii)	a CREFC® financial file; and

(iii)	a CREFC® loan periodic update file.

In addition, the Master Servicer (with respect to a Mortgage Loan that is not a Specially Serviced Loan) or Special Servicer (with respect to Specially Serviced Loans and REO Properties), as applicable, is also required to prepare the following for each Mortgaged Property and REO Property related to a Serviced Mortgage Loan:

(i)       Within 30 days after receipt of a quarterly operating statement, if any, commencing with respect to the quarter ending March 31, 2018, a CREFC® operating statement analysis report but only to the extent the related borrower is required by the Mortgage Loan documents to deliver and does deliver, or otherwise agrees to provide and does provide, that information, for the Mortgaged Property or REO Property as of the end of that calendar quarter, provided, however, that any analysis or report with respect to the first calendar quarter of each year will not be required to the extent provided in the then current applicable CREFC® guidelines (it being understood that as of the date of this prospectus, the applicable CREFC® guidelines provide that such analysis or report with respect to the first calendar quarter (in each year) is not required for a Mortgaged Property unless such Mortgaged Property is analyzed on a trailing 12-month basis, or if the related Mortgage Loan is on the CREFC® Servicer Watch List). The Master Servicer (with respect to Mortgage Loans that are not Specially Serviced Loans) or the Special Servicer (with respect to Specially Serviced Loans and REO Properties), as applicable, will deliver to the Certificate Administrator, the Operating Advisor and each holder of a Serviced Companion Loan by electronic means the operating statement analysis upon request.

(ii)      Within 30 days after receipt by the Special Servicer (with respect to Specially Serviced Loans and REO Properties) or the Master Servicer (with respect to a Mortgage Loan that is not a Specially Serviced Loan) of any annual operating statements or rent rolls, commencing with respect to the calendar year ending December 31, 2017 (solely to the extent the related borrower provides sufficient information to report consistent with CREFC® guidelines), a CREFC® net operating income adjustment worksheet, but only to the extent the related borrower is required by the mortgage to deliver and does deliver, or otherwise agrees to provide and does provide, that information, presenting the computation made in accordance with the methodology described in the Pooling and Servicing Agreement to “normalize” the full year net operating income and debt service coverage numbers used by the Master Servicer to satisfy its reporting obligation identified in clause (7) above. The Special Servicer or the Master Servicer will deliver to the Certificate Administrator, the Operating Advisor and each holder of a related Serviced Companion Loan by electronic means the CREFC® net operating income adjustment worksheet upon request.

Certificate Owners and any holder of a Serviced Companion Loan who are also Privileged Persons may also obtain access to any of the Certificate Administrator reports upon request and pursuant to the provisions of the Pooling and Servicing Agreement. Otherwise, until the time Definitive Certificates are issued to evidence the Certificates, the information described above will be available to the related Certificate Owners only if DTC and its participants provide the information to the Certificate Owners. See “Risk Factors—Book-Entry Registration Will Mean You Will Not Be Recognized as a Holder of Record”.

“Privileged Person” includes the Depositor and its designees, the initial purchasers, the underwriters, the Sponsors, the Master Servicer, the Special Servicer, the Excluded Mortgage Loan Special Servicer, the Trustee, the Certificate Administrator, any additional servicer designated by the Master Servicer or the Special Servicer, the Directing Holder (but, in the case of the Controlling Class Representative, only for so long as a Consultation Termination Event does not exist), the Operating Advisor, any affiliate of the Operating Advisor designated by the Operating Advisor, the Asset Representations Reviewer, any affiliate of the Asset Representations Reviewer designated by the Asset Representations Reviewer, any holder of a Companion Loan who provides an Investor Certification (subject to the next sentence and the proviso to this sentence), any other person (including any Risk Retention Consultation Party) who provides the Certificate Administrator with an Investor Certification (subject to the next sentence and the proviso to this sentence) and any nationally recognized statistical rating organization within the meaning of Section 3(a)(62) of the Exchange Act (“NRSRO”), including any Rating Agency, that delivers a NRSRO Certification to the Certificate Administrator; provided, that in no event will an Excluded Controlling Class Holder be entitled to Excluded Information with respect to an Excluded Controlling Class Mortgage Loan with respect to which it is a Borrower Party (but this exclusion will not apply to any other Mortgage Loan). In no event will a Borrower Party (other than a Risk Retention Consultation Party if it is a Borrower Party) be considered a Privileged Person; provided that the foregoing will not be applicable to, nor limit, an Excluded Controlling Class Holder’s right to access information with respect to any Mortgage Loan other than Excluded Information with respect to a related Excluded Controlling Class Mortgage Loan.

The Controlling Class Representative, each Controlling Class Certificateholder and the Special Servicer will be considered a Privileged Person with respect to any Mortgage Loans or Serviced Loan Combinations for which it is not then a Borrower Party, and the limitations on access to information set forth in the Pooling and Servicing Agreement will apply only with respect to the related Mortgage Loan for which the applicable party is a Borrower Party and only with respect to the related Excluded Information (in the case of the Controlling Class Representative or a Controlling Class Certificateholder) or the related Excluded Special Servicer Information (in the case of the Special Servicer).

“Investor Certification” means a certificate substantially in the form(s) attached to the Pooling and Servicing Agreement or in the form(s) provided electronically by the Certificate Administrator representing that the person executing the certificate is a Certificateholder, a Certificate Owner or a prospective purchaser of a Certificate (or any investment advisor or manager of the foregoing), the Controlling Class Representative (to the extent the Controlling Class Representative is not a Certificateholder or a Certificate Owner), a Risk Retention Consultation Party (to the extent the Risk Retention Consultation Party is not a Certificateholder or Certificate Owner) or a Serviced Companion Loan Holder or its representative, and that (i) for purposes of obtaining certain information and notices (including access to information and notices on the Certificate Administrator’s website), (A) (1) in the case such person is neither the Controlling Class Representative nor a Controlling Class Certificateholder, such person is or is not a Borrower Party and such Person is or is not a Risk Retention Consultation Party or (2) in the case of the Controlling Class Representative or any Controlling Class Certificateholder, such person is or is not a Borrower Party as to any identified Excluded Controlling Class Mortgage Loan and (B) except in the case of a Serviced Companion Loan Holder or its representative, such person has received a copy of this prospectus, and/or (ii) for purposes of exercising Voting Rights (which does not apply to a prospective purchaser of a Certificate or a Serviced Companion Loan Holder or its representative), (A) (1) such person is not a Borrower Party or (2) in the case of the Controlling Class Representative or any Controlling Class Certificateholder, such person is a Borrower Party as to any identified Excluded Controlling Class Mortgage Loan, (B) such person is or is not the Depositor, the Master Servicer, the Special Servicer, an Excluded Mortgage Loan Special Servicer, the Trustee, the Operating Advisor, the Certificate Administrator, a Mortgage Loan Seller or an affiliate of any of the foregoing and (C) such person has received a copy of this prospectus. Notwithstanding any provision to the contrary in this prospectus, the Certificate Administrator will not have any obligation to restrict access by the

Special Servicer or any Excluded Mortgage Loan Special Servicer to any information on the Certificate Administrator’s website related to any Excluded Special Servicer Mortgage Loan.

For the avoidance of doubt if a Borrower Party is the Controlling Class Representative or a Controlling Class Certificateholder, such person (A) will be prohibited from having access to the Excluded Information solely with respect to the related Excluded Controlling Class Mortgage Loan and (B) will not be permitted to exercise voting or control, consultation and/or special servicer appointment rights as a member of the Controlling Class solely with respect to the related Excluded Controlling Class Mortgage Loan.

A “Certificateholder” is the person in whose name a Certificate (including the VRR Interest) is registered in the certificate register maintained pursuant to the Pooling and Servicing Agreement (including, solely for the purposes of distributing reports, statements or other information pursuant to the Pooling and Servicing Agreement, beneficial owners of Certificates or potential transferees of Certificates to the extent the person distributing such information has been provided with an appropriate Investor Certification by or on behalf of such beneficial owner or potential transferee), provided, however, that (a) solely for the purpose of giving any consent, approval or waiver or taking any action pursuant to the Pooling and Servicing Agreement (including voting on amendments to the Pooling and Servicing Agreement) that specifically relates to the rights, duties, compensation or termination of, and/or any other matter specifically involving, the Depositor, the Master Servicer, the Special Servicer, any Excluded Mortgage Loan Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor, any Mortgage Loan Seller or any person known to a responsible officer of the certificate registrar to be an affiliate of any such party, any Certificate (including the VRR Interest) registered in the name of or beneficially owned by such party or any affiliate thereof will be deemed not to be outstanding and the Voting Rights to which it is entitled will not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent, approval or waiver or take any such action has been obtained, (b) solely for the purpose of giving any consent, approval or waiver or taking any action pursuant to the Pooling and Servicing Agreement, any Certificate beneficially owned by a Borrower Party will be deemed not to be outstanding and the Voting Rights to which it is entitled will not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent, approval or waiver or take any such action has been obtained (provided, that notwithstanding the foregoing, for purposes of exercising any rights it may have solely as a member of the Controlling Class, any Controlling Class Certificate owned by an Excluded Controlling Class Holder will be deemed not to be outstanding as to such holder solely with respect to any related Excluded Controlling Class Mortgage Loan), and (c) if the Master Servicer, the Special Servicer or an affiliate of the Master Servicer or the Special Servicer is a member of the Controlling Class, it will be permitted to act in such capacity and exercise all rights under the Pooling and Servicing Agreement bestowed upon the Controlling Class (other than, with respect to any Excluded Controlling Class Mortgage Loan with respect to which such party is an Excluded Controlling Class Holder, as described above). For the avoidance of doubt, nothing contained in this definition will preclude the Special Servicer from performing its duties and exercising its rights in its capacity as Special Servicer under the Pooling and Servicing Agreement other than with respect to an Excluded Special Servicer Mortgage Loan.

A “Certificate Owner” is the beneficial owner of a certificate held in book-entry form.

“Non-Reduced Certificates” means, as of any date of determination, any Class of Principal Balance Certificates then outstanding for which (a) (1) the initial Certificate Balance of such Class of Certificates minus (2) the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) previously distributed to the Certificateholders of such Class of Certificates, (y) any Appraisal Reduction Amounts allocated to such Class of Certificates as of the date of determination and (z) any Realized Losses previously allocated to such Class of Certificates, is equal to or greater than (b) 25% of the remainder of (i) the initial Certificate Balance of such Class of Certificates less (ii) any payments of principal (whether as principal prepayments or otherwise) previously distributed to the Certificateholders of such Class of Certificates.

“NRSRO Certification” means a certification executed by an NRSRO in favor of the 17g-5 Information Provider that states that such NRSRO is a Rating Agency as such term is defined in the Pooling and Servicing Agreement or that such NRSRO has provided the Depositor with the appropriate certifications pursuant to paragraph (e) of Rule 17g-5 under the Exchange Act (“Rule 17g-5”), that such NRSRO has access to the Depositor’s Rule 17g-5 website, and that such NRSRO will keep such information confidential except to the extent such information has been made available to the general public.

Under the Pooling and Servicing Agreement, with respect to a Subordinate Companion Loan, the Master Servicer or the Special Servicer, as applicable, is required to provide to the holder of such Subordinate Companion Loan certain other reports, copies and information relating to an AB Loan Combination. In addition, under the Pooling and Servicing Agreement, the Master Servicer or the Special Servicer, as applicable, is required to provide to the holders of any Pari Passu Companion Loan (or their designee including any master servicer or special servicer) certain other reports, copies and information relating to the related Serviced Loan Combination to the extent required under the related Co-Lender Agreement.

Certain information concerning the Mortgage Loans and the Certificates, including the Distribution Date statements, CREFC® Reports and supplemental notices with respect to such Distribution Date statements and CREFC® Reports, may be provided by the Certificate Administrator to certain market data providers, such as Bloomberg, L.P., Trepp, LLC, Intex Solutions, Inc., BlackRock Financial Management, Inc., CMBS.com, Inc., Moody’s Analytics and Markit Group Limited, pursuant to the terms of the Pooling and Servicing Agreement.

Upon the reasonable request of any Certificateholder that has delivered an appropriate Investor Certification, the Master Servicer may provide (or forward electronically) at the expense of such Certificateholder copies of any appraisals, operating statements, rent rolls and financial statements obtained by the Master Servicer; provided, that in connection with such request, the Master Servicer may require a written confirmation executed by the requesting person substantially in such form as may be reasonably acceptable to the Master Servicer, generally to the effect that such person will keep such information confidential and will use such information only for the purpose of analyzing asset performance and evaluating any continuing rights the Certificateholder may have under the Pooling and Servicing Agreement. Certificateholders will not, however, be given access to or be provided copies of, any Mortgage Files or Diligence Files.

Information Available Electronically

The Certificate Administrator will make available to any Privileged Person via the Certificate Administrator’s website (and will make available to the general public this prospectus, Distribution Date statements, the Pooling and Servicing Agreement, the Mortgage Loan Purchase Agreements and the SEC EDGAR filings referred to below):

(A)	the following “deal documents”:

●	this prospectus;

●	the Pooling and Servicing Agreement, each sub-servicing agreement delivered to the Certificate Administrator from and after the Closing Date, if any, and the Mortgage Loan Purchase Agreements and any amendments and exhibits to those agreements; and

●	the CREFC® loan setup file delivered to the Certificate Administrator by the Master Servicer;

(B)	the following “SEC EDGAR filings”:

●	any reports on Forms 10-D, 10-K, 8-K and ABS-EE that have been filed by the Certificate Administrator with respect to the Issuing Entity through the SEC’s Electronic Data Gathering and Retrieval (EDGAR) system;

(C)	the following documents, which will be made available under a tab or heading designated “periodic reports”:

●	the Distribution Date statements;

●	the CREFC® bond level files;

●	the CREFC® collateral summary files;

●	the CREFC® Reports, other than the CREFC® loan setup file (provided that they are received by the Certificate Administrator); and

●	the Operating Advisor Annual Report;

(D)	the following documents, which will be made available under a tab or heading designated “additional documents”:

●	the summary of any Final Asset Status Report as provided by the Special Servicer; and

●	any Third Party Reports (or updates of Third Party Reports) delivered to the Certificate Administrator in electronic format;

(E)	the following documents, which will be made available under a tab or heading designated “special notices”:

●	notice of any release based on an environmental release under the Pooling and Servicing Agreement;

●	notice of any waiver, modification or amendment of any term of any Mortgage Loan;

●	notice of final payment on the Certificates;

●	all notices of the occurrence of any Servicer Termination Event received by the Certificate Administrator or any notice to Certificateholders of the termination of the Master Servicer or the Special Servicer;

●	any notice of resignation or termination of the Master Servicer or Special Servicer;

●	notice of resignation of the Trustee or the Certificate Administrator, and notice of the acceptance of appointment by the successor Trustee or the successor Certificate Administrator, as applicable;

●	any notice of any request by requisite percentage of Certificateholders for a vote to terminate the Special Servicer, the Operating Advisor or the Asset Representations Reviewer; provided, that such request may be made solely by holders of Non-Reduced Certificates as and to the extent specified in the Pooling and Servicing Agreement;

●	any notice to Certificateholders of the Operating Advisor’s recommendation to replace the Special Servicer and the related report prepared by the Operating Advisor in connection with such recommendation;

●	notice of resignation or termination of the Operating Advisor or the Asset Representations Reviewer and notice of the acceptance of appointment by the successor Operating Advisor or the successor Asset Representations Reviewer, as applicable;

●	notice of the Certificate Administrator’s determination that an Asset Review Trigger has occurred and a copy of any Final Asset Review Report received by the Certificate Administrator;

●	any notice of the termination of a sub-servicer with respect to Mortgage Loans representing 10% or more of the aggregate principal balance of all the Mortgage Loans;

●	officer’s certificates supporting any determination that any Advance was (or, if made, would be) a Nonrecoverable Advance;

●	any notice of the termination of the Issuing Entity;

●	any notice that a Control Termination Event has occurred or is terminated or that a Consultation Termination Event or an Operating Advisor Consultation Trigger Event has occurred;

●	any notice of the occurrence of an Operating Advisor Termination Event;

●	any notice of the occurrence of an Asset Reviewer Termination Event;

●	any assessments of compliance delivered to the Certificate Administrator;

●	any Attestation Reports delivered to the Certificate Administrator;

●	any “special notices” requested by a Certificateholder to be posted on the Certificate Administrator’s website described under “—Certificateholder Communication” below; and

●	Proposed Course of Action Notice;

(F)	the “Investor Q&A Forum”;

(G)	solely to Certificateholders and Certificate Owners that are Privileged Persons, the “Investor Registry”; and

(H)	the “Risk Retention” tab.

provided that with respect to a Control Termination Event or a Consultation Termination Event deemed to exist due solely to the existence of an Excluded Mortgage Loan, the Certificate Administrator will only be required to make available such notice of the occurrence and continuance of a Control Termination Event or the notice of the occurrence and continuance of a Consultation Termination Event to the extent the Certificate Administrator has been notified of such Excluded Mortgage Loan.

Notwithstanding the description set forth above, for purposes of obtaining information or access to the Certificate Administrator’s Website, all Excluded Information will be made available under one separate tab or heading rather than under the headings described above in the preceding paragraphs.

Notwithstanding the foregoing, if the Controlling Class Representative or any Controlling Class Certificateholder, as the case may be, is a Borrower Party with respect to any related Excluded Controlling Class Mortgage Loan (each, an “Excluded Controlling Class Holder” with respect to such Excluded Controlling Class Mortgage Loan only), such Excluded Controlling Class Holder is required to promptly notify each of the Master Servicer, Special Servicer, Operating Advisor, Trustee and Certificate Administrator pursuant to the Pooling and Servicing Agreement and provide a new Investor Certification pursuant to the Pooling and Servicing Agreement and will not be entitled to access any Excluded Information (as defined below) (unless a loan-by-loan segregation is later performed by the Certificate Administrator in which case such access will only be prohibited with respect to the Excluded Controlling Class Mortgage Loan(s) for which such Excluded Controlling Class Holder is a Borrower Party) made available on the Certificate Administrator’s website for so long as it is an Excluded Controlling Class Holder. The Pooling and Servicing Agreement will require each Excluded Controlling Class Holder in such new Investor Certification to certify that it acknowledges and agrees that it is prohibited from accessing and reviewing (and it agrees not to access and review) any Excluded Information with respect to any Excluded Controlling Class Mortgage Loans for which it is a Borrower Party. In addition, if the Controlling Class Representative or any Controlling Class Certificateholder is not an Excluded Controlling Class Holder, such person will certify and agree that they will not share any Excluded Information with any Excluded Controlling Class Holder.

Notwithstanding the foregoing, nothing set forth in the Pooling and Servicing Agreement will prohibit the Controlling Class Representative or any Controlling Class Certificateholder from receiving, requesting or reviewing any Excluded Information relating to any Excluded Controlling Class Mortgage Loan with respect to which the Controlling Class Representative or such Controlling Class Certificateholder is not a Borrower Party and, if such Excluded Information is not available to such Controlling Class Representative or Controlling Class Certificateholder via the Certificate Administrator’s website, such Controlling Class Representative or Controlling Class Certificateholder that is not a Borrower Party with respect to the related Excluded Controlling Class

Mortgage Loan will be entitled to obtain (upon reasonable request) such information in accordance with terms of the Pooling and Servicing Agreement.

“Excluded Information” means, with respect to any Excluded Controlling Class Mortgage Loan, any information solely related to such Excluded Controlling Class Mortgage Loan and/or the related Mortgaged Property or portfolio of Mortgaged Properties, which may include any asset status reports, Final Asset Status Reports (or summaries thereof) and such other information specifically related to such Excluded Controlling Class Mortgage Loan or any related Mortgaged Property as may be specified in the Pooling and Servicing Agreement other than such information with respect to such Excluded Controlling Class Mortgage Loan that is aggregated with information on other Mortgage Loans at a pool level.

“Excluded Special Servicer Information” means, with respect to any Excluded Special Servicer Mortgage Loan, any information solely related to such Excluded Special Servicer Mortgage Loan and/or the related Mortgaged Property or portfolio of Mortgaged Properties, which may include any asset status reports, Final Asset Status Reports (or summaries thereof) and such other information specifically related to such Excluded Special Servicer Mortgage Loan or any related Mortgaged Property as may be specified in the Pooling and Servicing Agreement other than such information with respect to such Excluded Special Servicer Mortgage Loan that is aggregated with information on other Mortgage Loans at a pool level.

Any reports on Form 10-D filed by the Certificate Administrator will (i) contain the information required by Rule 15Ga-1(a) concerning all Mortgage Loans of the Issuing Entity that were the subject of a demand to repurchase or replace due to a breach of one or more representations and warranties, (ii) contain a reference to the most recent Form ABS-15G filed by the Depositor and the Mortgage Loan Sellers, if applicable, and the SEC’s assigned “Central Index Key” for each such filer and (iii) incorporate by reference the Form ABS-EE filing for the related reporting period (which Form ABS-EE disclosures will be filed at the time of each filing of the applicable report on Form 10-D with respect to each Mortgage Loan that was part of the Mortgage Pool during any portion of the related reporting period).

The Certificate Administrator will be required to post to the 17g-5 Website any Form 15-E received by the Certificate Administrator from any party to the Pooling and Servicing Agreement.

The Certificate Administrator will not make any representation or warranty as to the accuracy or completeness of any report, document or other information made available on the Certificate Administrator’s website and will assume no responsibility for any such report, document or other information, other than with respect to such reports, documents or other information prepared by the Certificate Administrator. In addition, the Certificate Administrator may disclaim responsibility for any information distributed by it for which it is not the original source.

In connection with providing access to the Certificate Administrator’s website (other than with respect to access provided to the general public in accordance with the Pooling and Servicing Agreement), the Certificate Administrator may require registration and the acceptance of a disclaimer, including an agreement to keep certain nonpublic information made available on the website confidential, as required under the Pooling and Servicing Agreement. The Certificate Administrator will not be liable for the dissemination of information in accordance with the Pooling and Servicing Agreement.

The Certificate Administrator will make the “Investor Q&A Forum” available to Privileged Persons via the Certificate Administrator’s website under a tab or heading designated “Investor Q&A Forum”, where (i) Certificateholders and beneficial owners that are Privileged Persons may submit inquiries to (a) the Certificate Administrator relating to the Distribution Date statements, (b) the Master Servicer or the Special Servicer relating to servicing reports prepared by that party, the Mortgage Loans (excluding the Outside Serviced Mortgage Loans) or the related Mortgaged Properties or (c) the Operating Advisor relating to annual or other reports prepared by the Operating Advisor or actions by the Special Servicer referenced in such reports, and (ii) Privileged Persons may view previously submitted inquiries and related answers. The Certificate Administrator will forward such inquiries to the appropriate person and, in the case of an inquiry relating to an Outside Serviced Mortgage Loan, to the applicable party under the related Outside Servicing Agreement. The Certificate Administrator, the Master Servicer, the Special Servicer or the Operating Advisor, as applicable, will be required to answer each inquiry, unless such party determines (i) the question is beyond the scope of the topics detailed above, (ii) that answering the inquiry would not be in the best interests of the Issuing Entity and/or the Certificateholders, (iii) that answering the inquiry would be in violation of applicable law, the Pooling and Servicing Agreement (including requirements in respect of non-disclosure of Privileged Information) or the Mortgage Loan documents, (iv) that answering the inquiry would materially increase the duties of, or result in significant additional cost or expense to, the Certificate Administrator, the Master Servicer, the Special Servicer or the Operating Advisor, as applicable, (v) that answering the inquiry would require the disclosure of Privileged Information (subject to the Privileged Information Exception) or (vi) that answering the inquiry is otherwise, for any reason, not advisable. In the case of an inquiry relating to an Outside Serviced Mortgage Loan, the Certificate Administrator is required to make reasonable efforts to obtain an answer from the applicable party under the related Outside Servicing Agreement; provided, that the Certificate Administrator will not be responsible for the content of such answer, or any delay or failure to obtain such answer. The Certificate Administrator will be required to post the inquiries and related answers, if any, on the Investor Q&A Forum, subject to and in accordance with the Pooling and Servicing Agreement. However, no party will post or otherwise disclose any direct communications with the Directing Holder or any Risk Retention Consultation Party (in its capacity as a Risk Retention Consultation Party) as part of its responses to any inquiries. The Investor Q&A Forum may not reflect questions, answers and other communications that are not submitted through the Certificate Administrator’s website. Answers posted on the Investor Q&A Forum will be attributable only to the respondent, and will not be deemed to be answers from any of the Depositor, the underwriters or any of their respective affiliates. None of the underwriters, Depositor, any of their respective affiliates or any other person will certify as to the accuracy of any of the information posted in the Investor Q&A Forum and no such person will have any responsibility or liability for the content of any such information.

The Certificate Administrator will make the “Investor Registry” available to any Certificateholder and any Certificate Owner that is a Privileged Person via the Certificate Administrator’s website. Certificateholders and Certificate Owners may register on a voluntary basis for the “Investor Registry” and obtain contact information for any other Certificateholder or Certificate Owner that has also registered, provided, that they comply with certain requirements as provided for in the Pooling and Servicing Agreement.

The Certificate Administrator’s internet website will initially be located at “www.sf.citidirect.com”. Access will be provided by the Certificate Administrator to such persons upon receipt by the Certificate Administrator from such person of an appropriate Investor Certification or NRSRO Certification in the form(s) attached to the Pooling and Servicing Agreement, which form(s) may also be provided electronically via the Certificate Administrator’s internet website. The parties to the Pooling and Servicing Agreement will not be required to provide that certification. In connection with providing access to the Certificate Administrator’s internet website, the Certificate Administrator may require registration and the acceptance of a disclaimer. The Certificate Administrator will not be liable for the dissemination of information in accordance with the terms of the Pooling and Servicing Agreement. The Certificate Administrator will make no representation or warranty as to the accuracy or completeness of such documents and will assume no responsibility for them. In addition, the Certificate Administrator may disclaim responsibility for any information distributed by the Certificate Administrator for which it is not the original source. Assistance in using the Certificate Administrator’s internet website can be obtained by calling the Certificate Administrator’s customer service desk at 1-888-855-9695.

The Certificate Administrator is responsible for the preparation of tax returns on behalf of the Issuing Entity and the preparation of distribution reports on Form 10-D (based on information included in each monthly Statement to Certificateholders and other information provided by other transaction parties) and annual reports on Form 10-K and certain other reports on Form 8-K that are required to be filed with the SEC on behalf of the Issuing Entity.

“17g-5 Information Provider” means the Certificate Administrator.

The Pooling and Servicing Agreement will require the Master Servicer, subject to certain restrictions (including execution and delivery of a confidentiality agreement) set forth in the Pooling and Servicing Agreement, to provide certain of the reports or access to the reports available as set forth above, as well as certain other information received by the Master Servicer, to any Privileged Person so identified by a Certificate Owner or an underwriter, that requests reports or information. However, the Master Servicer will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing copies of these reports or information (which amounts in any event are not reimbursable as additional trust fund expenses), except that, other than for extraordinary or duplicate requests, the Directing Holder (but, in the case of the Controlling Class Representative, only if a Consultation Termination Event does not exist) will be entitled to reports and information free of charge. Except as otherwise set forth in this paragraph, until the time Definitive Certificates are issued, notices and statements required to be mailed to holders of Certificates will be available to Certificate Owners only to the extent they are forwarded by or otherwise available through DTC and its Participants. Conveyance of notices and other communications by DTC to Participants, and by Participants to Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Except as otherwise set forth in this paragraph, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator and the Depositor are required to recognize as Certificateholders only those persons in whose names the Certificates are registered on the books and records of the certificate registrar. The initial registered holder of the Offered Certificates will be Cede & Co., as nominee for DTC.

Voting Rights

At all times during the term of the Pooling and Servicing Agreement, the voting rights for the Certificates (the “Voting Rights”) will be allocated among the respective Classes of Certificateholders as follows:

(1) 1% in the aggregate in the case of the respective Classes of the Interest-Only Certificates, allocated pro rata based upon their respective Notional Amounts as of the date of determination (but only for so long as the Notional Amount of at least one Class of Interest-Only Certificates is greater than zero), and

(2) in the case of any Class of Principal Balance Certificates, a percentage equal to the product of 99% (or, if the Notional Amounts of all Classes of Interest-Only Certificates have been reduced to zero, 100%) and a fraction, the numerator of which is equal to the Certificate Balance of the Class as of the date of determination, and the denominator of which is equal to the aggregate of the Certificate Balances of all Classes of the Principal Balance Certificates, in each case as of the date of determination;

provided, that in certain circumstances described in this prospectus, Voting Rights will only be exercisable by holders of the Non-Reduced Certificates and/or may be allocated or exercisable in a manner that takes into account the allocation of Appraisal Reduction Amounts.

The Voting Rights of any Class of Certificates are required to be allocated among Certificateholders of such class in proportion to their respective Percentage Interests.

The Class R Certificates will not be entitled to any Voting Rights.

Delivery, Form, Transfer and Denomination

The Offered Certificates (other than the Class X-A, Class X-B and Class X-C Certificates) will be issued, maintained and transferred in the book-entry form only in minimum denominations of $10,000 initial principal balance, and in multiples of $1 in excess of $10,000. The Class X-A, Class X-B and Class X-C Certificates will be issued, maintained and transferred only in minimum denominations of authorized initial notional amounts of not less than $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

Book-Entry Registration

The Offered Certificates will initially be represented by one or more global Certificates for each such class registered in the name of a nominee of The Depository Trust Company (“DTC”). The Depositor has been informed by DTC that DTC’s nominee will be Cede & Co. No holder of an Offered Certificate will be entitled to receive a certificate issued in fully registered, certificated form (each, a “Definitive Certificate”) representing its interest in such class, except under the limited circumstances described under “—Delivery, Form, Transfer and Denomination—Definitive Certificates” below. Unless and until Definitive Certificates are issued, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from holders of Offered Certificates through its participating organizations (together with Clearstream Banking, société anonyme (“Clearstream”) and Euroclear Bank, as operator of the Euroclear System (“Euroclear”) participating organizations, the “Participants”), and all references in this prospectus to payments, notices, reports, statements and other information to holders of Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to holders of Offered Certificates through its Participants in accordance with DTC procedures; provided, however, that to the extent that the party to the Pooling and Servicing Agreement responsible for distributing any report, statement or other information has been provided in writing with the name of the Certificate Owner of such an Offered Certificate (or the prospective transferee of such Certificate Owner), such report, statement or other information will be provided to such Certificate Owner (or prospective transferee) under the same circumstances, and subject to the same conditions, as such report, statement or other information would be provided to a Certificateholder.

Until Definitive Certificates are issued in respect of the Offered Certificates, interests in the Offered Certificates will be transferred on the book-entry records of DTC and its Participants. The Certificate Administrator will initially serve as certificate registrar for purposes of recording and otherwise providing for the registration of the Offered Certificates.

Holders of Offered Certificates may hold their Certificates through DTC (in the United States) or Clearstream or Euroclear (in Europe) if they are Participants of such system, or indirectly through organizations that are participants in such systems. Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream Participants and the Euroclear Participants, respectively, through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries (collectively, the “Depositaries”), which in turn will hold such positions in customers’ securities accounts in the Depositaries’ names on the books of DTC. DTC is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of Certificates. Participants (“DTC Participants”) include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (“Indirect Participants”).

Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with the applicable rules and operating procedures of Clearstream and Euroclear.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

Because of time-zone differences, credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Clearstream Participant or Euroclear Participant on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

The holders of Offered Certificates in global form that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, such Offered Certificates may do so only through Participants and Indirect Participants. In addition, holders of Offered Certificates in global form will receive all distributions of principal and interest through the Participants who in turn will receive them from DTC. Under a book-entry format, holders of such Offered Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the Certificate Administrator to Cede & Co., as nominee for DTC. DTC will forward such payments to its Participants, which thereafter will forward them to Indirect Participants or the applicable Certificate Owners. Certificate Owners will not be recognized by the Trustee, the Certificate Administrator, the certificate registrar, the Operating Advisor, the Special Servicer or the Master Servicer as holders of record of Certificates and Certificate Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC and its Participants and Indirect Participants, except that Certificate Owners will be entitled to receive or have access to notices and information and to exercise certain rights as holders of beneficial interests in the Certificates through the

Certificate Administrator and the Trustee to the extent described in “Description of the Certificates—Reports to Certificateholders; Certain Available Information” and “—Certificateholder Communication”, and “The Pooling and Servicing Agreement—Operating Advisor”, “—The Asset Representations Reviewer”, “—Termination of the Special Servicer Other Than in Connection With a Servicer Termination Event”, “—Limitation on Liability; Indemnification”, “—Termination; Retirement of Certificates” and “—Qualification, Resignation and Removal of the Trustee and the Certificate Administrator”.

Under the rules, regulations and procedures creating and affecting DTC and its operations (the “DTC Rules”), DTC is required to make book-entry transfers of Offered Certificates in global form among Participants on whose behalf it acts with respect to such Offered Certificates and to receive and transmit distributions of principal of, and interest on, such Offered Certificates. Participants and Indirect Participants with which the Certificate Owners have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificate Owners. Accordingly, although the Certificate Owners will not possess the Offered Certificates, the DTC Rules provide a mechanism by which Certificate Owners will receive payments on Offered Certificates and will be able to transfer their interest.

Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a holder of Offered Certificates in global form to pledge such Offered Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Offered Certificates, may be limited due to the lack of a physical certificate for such Offered Certificates.

DTC has advised the Depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the Pooling and Servicing Agreement only at the direction of one or more Participants to whose accounts with DTC such certificate is credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

Clearstream is incorporated under the laws of Luxembourg and is a global securities settlement clearing house. Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of Certificates. Transactions may be settled in Clearstream in numerous currencies, including United States dollars. Clearstream provides to its Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. Clearstream is regulated as a bank by the Luxembourg Monetary Institute. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

Euroclear was created in 1968 to hold securities for participants of the Euroclear system (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of Certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of numerous currencies, including United States dollars. The Euroclear system includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank S.A./N.V. (the “Euroclear Operator”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related operating procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific Certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

Although DTC, Euroclear and Clearstream have implemented the foregoing procedures in order to facilitate transfers of interests in book-entry securities among Participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to comply with such procedures, and such procedures may be discontinued at any time. None of the Depositor, the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer or the underwriters will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or indirect Participants of their respective obligations under the rules and procedures governing their operations.

Definitive Certificates

Owners of beneficial interests in Certificates of any class held in book-entry form will not be entitled to receive physical delivery of Definitive Certificates unless: (i) DTC advises the certificate registrar in writing that DTC is no longer willing or able to discharge properly its responsibilities as Depository with respect to the Certificates of such class held in book-entry form or ceases to be a clearing agency, and the Certificate Administrator and the Depositor are unable to locate a qualified successor within 90 days of such notice; or (ii) the Trustee has instituted or has been directed to institute any judicial proceeding to enforce the rights of the Certificateholders of such class and the Trustee has been advised by counsel that in connection with such proceeding it is necessary or appropriate for the Trustee to obtain possession of the Certificates of such class.

Both the VRR Interest and HRR Certificates will be evidenced by one or more Certificates and are expected to be held at all times in definitive form by the Certificate Administrator on behalf of the beneficial owners of the VRR Interest and HRR Certificates, respectively, as and to the extent provided in the Pooling and Servicing Agreement.

Certificateholder Communication

Access to Certificateholders’ Names and Addresses

Upon the written request of any Certificateholder or Certificate Owner that has delivered an executed investor certification reflecting the appropriate information to the Certificate Administrator (a “Certifying Certificateholder”), which request is made for the purpose of communicating with other Certificateholders and Certificate Owners with respect to their rights under the Pooling and Servicing Agreement or the Certificates and is required to include a copy of the communication the Certifying Certificateholder proposes to transmit, the certificate registrar is required, within 10 business days after receipt of such request, to furnish or cause to be furnished to such requesting party a list of the names and addresses of the Certificateholders as of the most recent Record Date as they appear in the certificate register, at the expense of the requesting party.

Requests to Communicate

The Pooling and Servicing Agreement will require that the Certificate Administrator include in any Form 10–D any request received prior to the Distribution Date to which the Form 10-D relates (and on or after the Distribution Date preceding such Distribution Date) from a Certificateholder or Certificate Owner to communicate with other Certificateholders or Certificate Owners related to Certificateholders or Certificate Owners exercising their rights under the terms of the Pooling and Servicing Agreement. Any Form 10-D containing such disclosure regarding the request to communicate is required to include no more than the name of the Certificateholder or Certificate Owner making the request, the date the request was received, a statement to the effect that Certificate Administrator has received such request, stating that such Certificateholder or Certificate Owner is interested in communicating with other Certificateholders or Certificate Owners with regard to the possible exercise of rights under the Pooling and Servicing Agreement, and a description of the method other Certificateholders or Certificate Owners may use to contact the requesting Certificateholder or Certificate Owner.

Any Certificateholder or Certificate Owner wishing to communicate with other Certificateholders and Certificate Owners regarding the exercise of its rights under the terms of the Pooling and Servicing Agreement (such party, a “Requesting Investor”) should deliver a written request (a “Communication Request”) signed by an authorized representative of the Requesting Investor to the Certificate Administrator at the address below:

Citibank, N.A.
388 Greenwich Street
New York, New York 10013
Attention: Global Transaction Services – CD 2017-CD5

Any Communication Request must contain the name of the Requesting Investor and the method other Certificateholders and Certificate Owners should use to contact the Requesting Investor, and, if the Requesting Investor is not the registered holder of a Certificate, then the Communication Request must contain (i) a written certification from the Requesting Investor that it is a beneficial owner of a Certificate, and (ii) one of the following forms of documentation evidencing its beneficial ownership in such Certificate: (A) a trade confirmation, (B) an account statement, (C) a medallion stamp guaranteed letter from a broker or dealer stating the Requesting Investor is the beneficial owner, or (D) a document acceptable to the Certificate Administrator that is similar to any of the documents identified in clauses (A) through (C). Requesting Investors will be responsible for their own expenses in making any Communication Request, but will not be required to bear any expenses of the Certificate Administrator, which will be borne by the Issuing Entity.

The Mortgage Loan Purchase Agreements

Sale of Mortgage Loans; Mortgage File Delivery

On the Closing Date, the Depositor will acquire the Mortgage Loans from the Sponsors pursuant to the related Mortgage Loan purchase agreements (each, a “Mortgage Loan Purchase Agreement”), between the Depositor and the applicable Sponsor, and will simultaneously transfer the Mortgage Loans, without recourse, to the Trustee for the benefit of the Certificateholders. Under the related transaction documents, the Depositor will direct each Sponsor to deliver to the Certificate Administrator or to a document custodian on behalf of the Certificate Administrator, among other things, the following documents with respect to each Mortgage Loan (subject to the following sentence with respect to any Outside Serviced Mortgage Loan) sold by the applicable Sponsor and each Serviced Loan Combination (collectively, as to each Mortgage Loan or, if applicable, any related Serviced Loan Combination, the “Mortgage File”): (i)(A) for each Mortgage Loan, the original executed Mortgage Note, endorsed on its face or by allonge attached thereto, without recourse, to the order of the Trustee or in blank (or, if the original Mortgage Note has been lost, an affidavit to such effect from the applicable Sponsor or another prior holder, together with a copy of the Mortgage Note), and (B) if such Mortgage Loan is part of a Serviced Loan Combination, a copy of the executed promissory note for each related Serviced Companion Loan; (ii) the original or a copy of the Mortgage, together with an original or copy of any intervening assignments of the Mortgage, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon or certified by the applicable recorder’s office; (iii) the original or a copy of any related assignment of leases (if such item is a document separate from the Mortgage) and of any intervening assignments of such assignment of leases, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon or certified by the applicable recorder’s office; (iv) an original executed assignment of the Mortgage in favor of the Trustee or in blank and in recordable form (except for missing recording information not yet available if the instrument being assigned has not been returned from the applicable recording office), or a copy of such assignment if the related Sponsor or its designee, rather than the Trustee, is responsible for recording such assignment; (v) an original assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the Trustee or in blank and in recordable form (except for missing recording information not yet available if the instrument being assigned has not been returned from the applicable recording office), or a copy of such assignment if the related Sponsor or its designee, rather than the Trustee, is responsible for recording such assignment; (vi) the original assignment of all unrecorded documents relating to the Mortgage Loan (or the related Serviced Loan Combination, if applicable), if not already assigned pursuant to items (iv) or (v) above; (vii) originals or copies of all final written modification agreements in those instances in which the terms or provisions of the Mortgage or the Mortgage Note have been modified, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon if the instrument being modified is a recordable document; (viii) the original or a copy of the policy or certificate of lender’s title insurance issued in connection with such Mortgage Loan (or Serviced Loan Combination, if applicable) or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy; (ix) an original or copy of the related ground lease, if any, and any ground lessor estoppel; (x) an original or copy of the related loan agreement, if any; (xi) an original of any guaranty under such Mortgage Loan (or Serviced Loan Combination, if applicable), if any; (xii) an original or copy of the related lockbox agreement or cash management agreement, if any; (xiii) an original or copy of the environmental indemnity from the related borrower, if any; (xiv) an original or copy of the related escrow agreement and the related security agreement (in each case, if such item is a document separate from the related Mortgage) and, if applicable, any intervening assignments thereof; (xv) if not already included in the assignment referred to in clause (vi) above, an original assignment of the related security agreement (if such item is a document separate from the related Mortgage) in favor of the Trustee; (xvi) in the case of each Loan Combination, an original or a copy of the related Co-Lender Agreement; (xvii) any filed copies (bearing evidence of filing) or evidence of filing of any UCC financing statements in favor of the originator of such Mortgage Loan (or Serviced Loan Combination, if applicable) or in favor of any assignee prior to the Trustee and an original UCC-3 assignment financing statements in favor of the Trustee or a copy of such assignment financing statements; (xviii) an original or copy of any mezzanine loan intercreditor agreement if any; (xix) the original or copy of any related environmental insurance policy; (xx) a copy of any related letter of credit and any related assignment thereof (with the original to be delivered to the Master Servicer); and (xxi) copies of any related franchise agreement, property management agreement or hotel management agreement and related comfort letters and/or estoppel letters, and any related assignment thereof. Notwithstanding anything to the contrary contained in this prospectus, in the case of an Outside Serviced Mortgage Loan, the preceding document delivery requirement will be deemed satisfied by the delivery by the related Sponsor of, with respect to clause (i), executed originals of the related documents and, with respect to clauses (ii) through (xxi) above, a copy of the mortgage file related to the applicable Outside Serviced Companion Loan delivered under the Outside Servicing Agreement.

As provided in the Pooling and Servicing Agreement, the Certificate Administrator, a custodian on its behalf, or another appropriate party as described in the Pooling and Servicing Agreement is required to review each Mortgage File within a specified period following its receipt of such Mortgage File. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

If, as provided in the related Mortgage Loan Purchase Agreement and the Pooling and Servicing Agreement, any document required to be included in the Mortgage File for any Mortgage Loan by the related Sponsor has not been properly executed, is missing, contains information that does not conform in any material respect with the corresponding information set forth in the mortgage loan schedule to be attached to the related Mortgage Loan Purchase Agreement, or does not appear regular on its face (each, a “Document Defect”), and that Document Defect constitutes a Material Document Defect, then the Issuing Entity will have the rights against the applicable Sponsor, as described under “—Cures, Repurchases and Substitutions” below.

A “Material Document Defect” is a Document Defect that materially and adversely affects the value of the affected Mortgage Loan, the value of the related Mortgaged Property (or any related REO Property) or the interests of the Trustee or any Certificateholder in the affected Mortgage Loan or the related Mortgaged Property or causes any Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3) (but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan to be treated as a qualified mortgage) (a “Qualified Mortgage”). Subject to the applicable Sponsor’s right to cure, failure of such Sponsor to deliver the documents referred to in clauses (i), (ii), (viii), (ix), (xx) and (xxi) in the definition of “Mortgage File” above will be deemed a Material Document Defect; provided, however, that no Document Defect (except such a deemed Material Document Defect) will be considered to be a Material Document Defect unless the document with respect to which the Document Defect exists is required in connection with an imminent enforcement of the lender’s rights or remedies under the related Mortgage Loan, defending any claim asserted by any borrower or third party with respect to the related Mortgage Loan, establishing the validity or priority of any lien on any collateral securing the related Mortgage Loan or for any immediate significant servicing obligation.

In addition, in order to facilitate Asset Reviews as described under “The Pooling and Servicing Agreement—The Asset Representations Reviewer” in this prospectus, each Sponsor is required to deliver to the Depositor the Diligence File with respect to each Mortgage Loan sold by it electronically within a designated period after the Closing Date by posting such Diligence File to a designated website, and the Depositor will deliver electronic copies of such Diligence File to the Certificate Administrator for posting to the secure data room. The Depositor will have no responsibility for determining whether any Diligence Files delivered to it are complete and will have no liability to the Issuing Entity or the Certificateholders for the failure of any Sponsor to deliver a Diligence File (or a complete Diligence File) to the Depositor.

“Diligence File” means with respect to each Mortgage Loan, if applicable, generally the following documents in electronic format:

(a)       a copy of each of the following documents:

(i)       (A) for each Mortgage Loan, the Mortgage Note, endorsed on its face or by allonge attached thereto, without recourse, to the order of the Trustee or in blank (or, if the original Mortgage Note has been lost, an affidavit to such effect from the applicable Sponsor or another prior holder, together with a copy of the Mortgage Note), and (B) if such Mortgage Loan is part of a Serviced Loan Combination, the executed promissory note for each related Serviced Companion Loan;

(ii)       the Mortgage, together with any intervening assignments of the Mortgage, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon or certified by the applicable recorder’s office (if in the possession of the applicable Mortgage Loan Seller);

(iii)       any related assignment of leases (if such item is a document separate from the Mortgage) and any intervening assignments of such assignment of leases, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon or certified by the applicable recorder’s office (if in the possession of the applicable Mortgage Loan Seller);

(iv)       final written modification agreements in those instances in which the terms or provisions of the Mortgage or the Mortgage Note have been modified, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon if the instrument being modified is a recordable document;

(v)       the policy or certificate of lender’s title insurance issued in connection with such Mortgage Loan (or the related Serviced Loan Combination, if applicable) or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy;

(vi)       the related ground lease, if any, and any ground lessor estoppel;

(vii)        the related loan agreement, if any;

(viii)       the guaranty under such Mortgage Loan (or Serviced Loan Combination, if applicable), if any;

(ix)       the related lockbox agreement or cash management agreement, if any;

(x)        the environmental indemnity from the related borrower, if any;

(xi)       the related escrow agreement and the related security agreement (in each case, if such item is a document separate from the related Mortgage) and, if applicable, any intervening assignments thereof;

(xii)       in the case of a Mortgage Loan that is a part of a Loan Combination, the related Co-Lender Agreement;

(xiii)       any filed copies (bearing evidence of filing) or evidence of filing of any UCC financing statements in favor of the originator of such Mortgage Loan (or the related Serviced Loan Combination, if applicable) or in favor of any assignee prior to the Trustee and UCC-3 assignment financing statements in favor of the Trustee (or, in each case, a copy thereof certified to be the copy of such assignment submitted or to be submitted for filing), if in the possession of the applicable Mortgage Loan Seller;

(xiv)        any mezzanine loan intercreditor agreement;

(xv)       any related environmental insurance policy;

(xvi)        any related letter of credit and any related assignment thereof; and

(xvii)        any related franchise agreement, property management agreement or hotel management agreement and related comfort letters and/or estoppel letters, and any related assignment thereof.

(b)       a copy of any engineering reports or property condition reports;

(c)       other than with respect to a hotel property (except with respect to tenanted commercial space within a hotel property), copies of a rent roll;

(d)       for any office, retail, industrial or warehouse property, a copy of all leases and estoppels and subordination and non-disturbance agreements delivered to the related mortgage loan seller;

(e)       a copy of all legal opinions (excluding attorney-client communications between the related mortgage loan seller, and its counsel that are privileged communications or constitute legal or other due diligence analyses), if any, delivered in connection with the closing of the related Mortgage Loan;

(f)        a copy of all mortgagor’s certificates of hazard insurance and/or hazard insurance policies or other applicable insurance policies (to the extent not previously included as part of this definition), if any, delivered in connection with the closing of the related Mortgage Loan;

(g)       a copy of the appraisal for the related Mortgaged Property or Mortgaged Properties;

(h)       for any Mortgage Loan that the related Mortgaged Property is leased to a single tenant, a copy of the lease;

(i)        a copy of the applicable mortgage loan seller’s asset summary;

(j)        a copy of all surveys for the related Mortgaged Property or Mortgaged Properties;

(k)       a copy of all zoning reports;

(l)        a copy of financial statements of the related mortgagor;

(m)      a copy of operating statements for the related Mortgaged Property or Mortgaged Properties;

(n)       a copy of all UCC searches;

(o)       a copy of all litigation searches;

(p)       a copy of all bankruptcy searches;

(q)       a copy of the origination settlement statement;

(r)        a copy of any insurance summary report;

(s)       a copy of the organizational documents of the related mortgagor and any guarantor;

(t)        a copy of any escrow statements related to the escrow account balances as of the Mortgage Loan origination date, if not included in the origination settlement statement;

(u)       the original or a copy of all related environmental reports that were received by the applicable mortgage loan seller;

(v)       unless already included as part of the environmental reports, a copy of any closure letter (environmental); and

(w)       unless already included as part of the environmental reports, a copy of any environmental remediation agreement for the related Mortgaged Property or Mortgaged Properties,

in each case, to the extent that the related originator received such documents in connection with the origination of such Mortgage Loan. In the event any of the items identified above were not received in connection with the origination of such Mortgage Loan (other than documents that would not be included in connection with the origination of the Mortgage Loan because such document is inapplicable to the origination of the Mortgage Loan of that structure or type, taking into account whether or not such Mortgage Loan has any additional debt), the Diligence File will be required to include a statement to that effect. No information that is proprietary to the related originator or Sponsor or any draft documents, privileged or internal communications, credit underwriting or due diligence analysis will constitute part of the Diligence File. It is generally not required to include any of the same items identified above again if such items have already been included under another clause of the definition of “Diligence File”, and the Diligence File will be required to include a statement to that effect. The related Sponsor may, without any obligation to do so, include such other documents as part of the Diligence File that such Sponsor believes should be included to enable the Asset Representations Reviewer to perform the Asset Review on a Mortgage Loan; provided that such documents are clearly labeled and identified.

Representations and Warranties

Pursuant to the related Mortgage Loan Purchase Agreement, each Sponsor will make, with respect to each Mortgage Loan sold by it that we include in the Issuing Entity, representations and warranties generally to the effect set forth on Annex E-1-A to this prospectus (in the case of each of CREFI and CGMRC) and Annex E-2-A to this prospectus (in the case of GACC), respectively, subject to the exceptions set forth on Annex E-1-B and Annex E-2-B, respectively, to this prospectus.

The representations and warranties:

●	do not cover all of the matters that we would review in underwriting a Mortgage Loan;

●	should not be viewed as a substitute for a reunderwriting of the Mortgage Loans; and

●	in some respects represent an allocation of risk rather than a confirmed description of the Mortgage Loans, although the Sponsors have not made representations and warranties that they know to be untrue, when taking into account the exceptions set forth on Annex E-1-B and Annex E-2-B to this prospectus.

If, as provided in the related Mortgage Loan Purchase Agreement and the Pooling and Servicing Agreement, there exists a breach of any of the above-described representations and warranties made by the applicable Sponsor, and that breach constitutes a Material Breach, then the Issuing Entity will have the rights against the applicable Sponsor, as described under “—Cures, Repurchases and Substitutions” below.

A “Material Breach” is a breach of any of the above-described representations or warranties made by the applicable Sponsor that materially and adversely affects the value of the affected Mortgage Loan, the value of the related Mortgaged Property (or any related REO Property) or the interests of the Trustee or any Certificateholder in the affected Mortgage Loan or the related Mortgaged Property or causes any Mortgage Loan to fail to be a Qualified Mortgage.

Cures, Repurchases and Substitutions

A “Material Defect” means, with respect to any Mortgage Loan, a Material Breach or a Material Document Defect with respect to such Mortgage Loan. If a Material Defect exists with respect to any Mortgage Loan, then the applicable Sponsor will be required to remedy that Material Defect, or if such Material Defect cannot be cured within the time periods set forth in the applicable Mortgage Loan Purchase Agreement, then the applicable Sponsor will be required to either:

●	within two years following the Closing Date, substitute a Qualified Substitute Mortgage Loan and pay any shortfall amount equal to the difference between the Repurchase Price of the Mortgage Loan calculated as of the date of substitution and the scheduled principal balance of the Qualified Substitute Mortgage Loan as of the due date in the month of substitution; or

●	to repurchase the affected Mortgage Loan (or any related REO Property) at a price (the “Repurchase Price”) generally equal to the sum of the following (without duplication)—

(i)	the outstanding principal balance of that Mortgage Loan (or the related REO Mortgage Loan), at the time of purchase, less any Loss of Value Payment available to reduce the outstanding principal balance; plus

(ii)	all accrued and unpaid interest, other than default interest or Excess Interest, due with respect to that Mortgage Loan (or the related REO Mortgage Loan), pursuant to the related Mortgage Loan documents at the related Mortgage Rate through the due date in the Collection Period of purchase; plus

(iii)	all unreimbursed property protection advances relating to that Mortgage Loan (including any property protection advances and accrued interest on those advances that were reimbursed out of general collections on the Mortgage Loans) (or, in the case of an Outside Serviced Mortgage Loan, the pro rata portion of any similar amounts allocable to such Mortgage Loan and payable with respect thereto pursuant to the related Co-Lender Agreement); plus

(iv)	all accrued and unpaid interest accrued on advances made by the Master Servicer, the Special Servicer and/or the Trustee with respect to that Mortgage Loan (or, in the case of an Outside Serviced Mortgage Loan, all such amounts with respect to P&I Advances related to such Outside Serviced Mortgage Loan and, with respect to outstanding Property Advances, the pro rata portion of any similar interest amounts payable with respect thereto pursuant to the related Co-Lender Agreement); plus

(v)	to the extent not otherwise covered by clause (iv) of this bullet, all Special Servicing Fees and other additional expenses of the Issuing Entity outstanding or previously incurred related to that Mortgage Loan; plus

(vi)	to the extent not otherwise covered by clause (v) of this bullet, if such Mortgage Loan is being repurchased or substituted for pursuant to the related Mortgage Loan Purchase Agreement, all expenses incurred or to be incurred by the Master Servicer, the Special Servicer, the Depositor, the Certificate Administrator and the Trustee in respect of the Material Defect giving rise to the repurchase or substitution; provided, however, that such expenses will not include expenses incurred by investors in instituting an Asset Review Vote Election, in taking part in an Asset Review Vote or in exercising rights under the dispute resolution provisions described below under “—Dispute Resolution Provisions”; plus

(vii)	to the extent not otherwise covered by clause (v) of this bullet, any Liquidation Fee if and to the extent payable in accordance with the terms and provisions of the Pooling and Servicing Agreement; plus

(viii)	any related Asset Representations Reviewer Asset Review Fee to the extent not previously paid by the related Mortgage Loan Seller.

Notwithstanding the foregoing, in lieu of a Sponsor repurchasing, substituting or curing a Material Defect, to the extent that the Sponsor and the Enforcing Servicer (i.e., the Special Servicer) (subject to the consent of the Controlling Class Representative so long as no Control Termination Event has occurred and is continuing and other than with respect to an Excluded Mortgage Loan) are able to agree upon a cash payment payable by the Sponsor to the Issuing Entity that would be deemed sufficient to compensate the Issuing Entity for such Material Defect (a “Loss of Value Payment”), the Sponsor may elect, in its sole discretion, to pay such Loss of Value Payment. In connection with the Enforcing Servicer’s reaching an agreement with a Sponsor as to a Loss of Value Payment, the Master Servicer will be required to provide the Enforcing Servicer with the servicing file for such Mortgage Loan and any other information reasonably requested by the Enforcing Servicer as set forth in the Pooling and Servicing Agreement upon the Enforcing Servicer’s request. Upon its making such payment, the Sponsor will be deemed to have cured such Material Defect in all respects. A Loss of Value Payment may not be made with respect to any Material Defect that would cause the applicable Mortgage Loan not to be a Qualified Mortgage.

In the case of a Material Defect with respect to the General Motors Building Mortgage Loan, each of CGMRC and GACC will be responsible for any remedies solely in respect of the related promissory note(s) sold by it (i.e., the CGMRC General Motors Building Note or the GACC General Motors Building Note, as applicable) as if the note(s) contributed by each such Sponsor and evidencing a portion of such Mortgage Loan was a separate Mortgage Loan.

In addition, each Mortgage Loan Purchase Agreement provides that, with respect to each Outside Serviced Mortgage Loan, if a “material document defect” (as such term or any analogous term is defined in the related Outside Servicing Agreement) exists under the related Outside Servicing Agreement with respect to the related Pari Passu Companion Loan that is included in the Outside Securitization established under the related Outside Servicing Agreement, and if such Pari Passu Companion Loan is repurchased from such Outside Securitization as a result of such “material document defect” (as such term or any analogous term is defined in the related Outside Servicing Agreement), then the applicable Sponsor will be required to repurchase such Outside Serviced Mortgage Loan; provided, however, that such repurchase obligation does not apply to any “material document defect” (as such term or any analogous term is defined in the related Outside Servicing Agreement) related to the promissory note for the subject Pari Passu Companion Loan.

A “Qualified Substitute Mortgage Loan” is a mortgage loan that must, on the date of substitution: (a) have an outstanding principal balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, whether or not received, not in excess of the Stated Principal Balance of the deleted Mortgage Loan as of the due date in the calendar month during which the substitution occurs; (b) have a Mortgage Rate not less than the Mortgage Rate of the deleted Mortgage Loan; (c) have the same due date as and a grace period no longer than that of the deleted Mortgage Loan; (d) accrue interest on the same basis as the deleted Mortgage Loan (for example, on the basis of a 360-day year consisting of twelve 30-day months); (e) have a remaining term to stated maturity not greater than, and not more than two years less than, the remaining term to stated maturity of the deleted Mortgage Loan; (f) have a then-current loan-to-value ratio equal to or less than the lesser of (i) the Cut-off Date LTV Ratio for the deleted Mortgage Loan and (ii) 75%, in each case using a “value” for the Mortgaged Property as determined using an appraisal from an Appraiser in accordance with MAI standards; (g) comply (except in a manner that would not be adverse to the interests of the Certificateholders) as of the date of substitution in all material respects with all of the representations and warranties set forth in the applicable Mortgage Loan Purchase Agreement; (h) have an environmental report that indicates no material adverse environmental conditions with respect to the related Mortgaged Property that will be delivered as a part of the related servicing file; (i) have a then-current debt service coverage ratio at least equal to the greater of (i) the debt service coverage ratio of the deleted Mortgage Loan as of the Closing Date and (ii) 1.25x; (j) constitute a “qualified replacement mortgage” within the meaning of Code Section 860G(a)(4) as evidenced by an opinion of counsel (provided at the applicable Sponsor’s expense); (k) not have a maturity date or an amortization period that extends to a date that is after the date that is five years prior to the Rated Final Distribution Date; (l) have prepayment restrictions comparable to those of the deleted Mortgage Loan; (m) not be substituted for a deleted Mortgage Loan unless the Trustee and the Certificate Administrator have received a prior Rating Agency Confirmation from each Rating Agency (the cost, if any, of obtaining the Rating Agency Confirmation to be paid by the applicable Sponsor); (n) have been approved, so long as a Consultation Termination Event has not occurred and is not continuing, by the Controlling Class Representative; (o) prohibit defeasance within two years of the Closing Date; (p) not be substituted for a deleted Mortgage Loan if it would result in the termination of the REMIC status of either Trust REMIC or the imposition of tax on either Trust REMIC other than a tax on income expressly permitted or contemplated to be imposed by the terms of the Pooling and Servicing Agreement, as determined by an opinion of counsel; (q) have an engineering report with respect to the related Mortgaged Property which will be delivered as a part of the related servicing file; and (r) be current in the payment of all scheduled payments of principal and interest then due. In the event that more than one Mortgage Loan is substituted for a deleted Mortgage Loan or Mortgage Loans, then (x) the amounts described in clause (a) are required to be determined on the basis of aggregate principal balances and (y) each proposed substitute mortgage loan must individually satisfy each of the requirements specified in clauses (b) through (r) of the preceding sentence, except that the rates described in clause (b) above and the remaining term to stated maturity referred to in clause (e) above are required to be determined on a weighted average basis; provided that no individual Mortgage Rate (net of the related Administrative Fee Rate) may be lower than the highest fixed Pass-Through Rate (not subject to a cap equal to, or based on, the WAC Rate) of any Class of Non-Vertically Retained Principal Balance Certificates having a principal balance then outstanding. When one or more Qualified Substitute Mortgage Loans are substituted for a deleted Mortgage Loan, the applicable Sponsor will be required to certify that the replacement Mortgage Loan(s) meet(s) all of the requirements of the above definition and send the certification to the Certificate Administrator and the Trustee and, prior to the occurrence and continuance of a Consultation Termination Event, to the Controlling Class Representative.

The time period within which the applicable Sponsor must complete that remedy, repurchase or substitution will generally be limited to 90 days following the earlier of the applicable Sponsor’s discovery or receipt of notice of, and receipt of a demand to take action with respect to, the related Material Defect, as the case may be (or, in the case of a Material Defect relating to a Mortgage Loan not being a Qualified Mortgage, 90 days from any party discovering such Material Defect). However, if the applicable Sponsor is diligently attempting to correct the problem, then, with limited exception (including if such Material Defect would cause the Mortgage Loan not to be a Qualified Mortgage), it will be entitled to an additional 90 days (or more in the case of a Material Document Defect resulting from the failure of the responsible party to have received the recorded documents) to complete that remedy, repurchase or substitution.

If (x) a Mortgage Loan is to be repurchased or replaced as described above (a “Defective Mortgage Loan”), (y) such Defective Mortgage Loan is part of a Crossed Group and (z) the applicable Document Defect or breach does not constitute a Material Defect as to the other Mortgage Loan(s) that are a part of such Crossed Group (the “Other Crossed Loans”) (without regard to this paragraph), then the applicable Document Defect or breach (as the case may be) will be deemed to constitute a Material Defect as to each such Other Crossed Loan for purposes of the above provisions, and the applicable Sponsor will be obligated to repurchase or replace each such Other Crossed Loan in accordance with the provisions above unless the applicable Sponsor satisfies certain conditions set forth in the related Mortgage Loan Purchase Agreement, including, without limitation, that (i) the applicable Sponsor has delivered an opinion that the repurchase of solely the Defective Mortgage Loan will not cause the Issuing Entity to fail to qualify as one or more REMICs, and (ii) if the applicable Sponsor were to repurchase or replace only the Defective Mortgage Loan and not the Other Crossed Loans, (x) the debt service coverage ratio for such Other Crossed Loans (excluding the Defective Mortgage Loan) for the four calendar quarters immediately preceding the repurchase or replacement is not less than the lesser of (1) 0.10x below the debt service coverage ratio for the Crossed Group (including the Defective Mortgage Loan) set forth on Annex A to this prospectus and (2) the debt service coverage ratio for the Crossed Group (including the Defective Mortgage Loan) for the four preceding calendar quarters preceding the repurchase or replacement, (y) the loan-to-value ratio for the Other Crossed Loans (excluding the Defective Mortgage Loan) is not greater than the greatest of (1) the loan-to-value ratio, expressed as a whole number percentage (taken to one decimal place), for the Crossed Group (including the Defective Mortgage Loan) set forth on Annex A to this prospectus plus 10%, (2) the loan-to-value ratio, expressed as a whole number percentage (taken to one decimal place), for the Crossed Group (including the Defective Mortgage Loan) at the time of repurchase or replacement and (3) 75%; and (z) either the exercise of remedies against the primary collateral of any Mortgage Loan in the Crossed Group will not impair the ability to exercise remedies against the primary collateral of the other Mortgage Loan(s) in the Crossed Group or the related Mortgage Loan documents have been modified in a manner that removes any threat of impairment of the ability to exercise remedies against the primary collateral of the other Mortgage Loan(s) in the Crossed Group as a result of the exercise of remedies against the primary collateral of any Mortgage Loan in the Crossed Group. The Enforcing Servicer will be entitled to cause to be delivered, or direct the applicable Sponsor to (in which case the applicable Sponsor is required to) cause to be delivered, to the Enforcing Servicer an appraisal of any or all of the related Mortgaged Properties for purposes of determining whether the condition set forth in clause (y) above has been satisfied, in each case at the expense of the applicable Sponsor if the scope and cost of the appraisal is approved by the applicable Sponsor and, prior to the occurrence and continuance of a Control Termination Event, the Controlling Class Representative (such approval not to be unreasonably withheld in each case). With respect to any Defective Mortgage Loan that forms a part of a Crossed Group and as to which the conditions described in the first sentence of this paragraph are satisfied, such that the Issuing Entity will continue to hold the Other Crossed Loans, the applicable Sponsor and the Depositor (as predecessor in interest to the Issuing Entity with respect to the subject Crossed Group) have agreed to forbear from enforcing any remedies against the other’s primary collateral but each is permitted to exercise remedies against the primary collateral securing its respective Mortgage Loan(s). If the exercise of remedies by one such party would impair the ability of the other such party to exercise its remedies with respect to the primary collateral securing the Mortgage Loan(s) held by the other such party, then both parties will forbear from exercising such remedies unless and until the related Mortgage Loan documents can be modified to remove the threat of impairment as a result of the exercise of remedies. Any reserve or other cash collateral or letters of credit securing any of the Mortgage Loans that form a Crossed Group will be allocated between such Mortgage Loans in accordance with the related Mortgage Loan documents, or otherwise on a pro rata basis based upon their outstanding principal balances.

The cure, repurchase and substitution obligations described above or the election by the applicable Sponsor to pay a Loss of Value Payment will constitute the sole remedy available to the Certificateholders in connection with any Material Defect. None of the Depositor, the underwriters, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer, any other Sponsor or any other person will be obligated to repurchase any affected Mortgage Loan or pay any Loss of Value Payment in connection with a Material Defect if the applicable Sponsor, defaults on its obligations to do so. We cannot assure you that the applicable Sponsor will have sufficient assets to repurchase or substitute a Mortgage Loan if required to do so. See “Risk Factors—Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans” and “—Any Loss of Value Payment Made by a Sponsor May Not Be Sufficient to Cover All Losses on a Defective Mortgage Loan”.

Dispute Resolution Provisions

Each Sponsor will be subject to the dispute resolution provisions described under “The Pooling and Servicing Agreement—Dispute Resolution Provisions” to the extent those provisions are triggered with respect to any Mortgage Loan sold to the Depositor by such Sponsor and will be obligated under the related Mortgage Loan Purchase Agreement to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result.

Asset Review Obligations

Each Sponsor will be obligated to perform its obligations described under “The Pooling and Servicing Agreement—The Asset Representations Reviewer—Asset Review" relating to any Asset Reviews performed by the Asset Representations Reviewer, and such Sponsor will have the rights described under that heading.

The Pooling and Servicing Agreement

General

The Certificates will be issued pursuant to that certain Pooling and Servicing Agreement, to be dated as of August 1, 2017 (the “Pooling and Servicing Agreement”), by and between the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator, the Trustee and the Asset Representations Reviewer.

The servicing of the Serviced Mortgage Loans, the Serviced Companion Loans and any related REO Properties will be governed by the Pooling and Servicing Agreement. The following summaries describe the material provisions of the Pooling and Servicing Agreement relating to the servicing and administration of the Serviced Mortgage Loans, the Serviced Companion Loans and any related REO Properties. The summaries do not purport to be complete and are subject to the provisions of the Pooling and Servicing Agreement.

In connection with the servicing of the Loan Combinations, the following definitions apply:

●	“Serviced Pari Passu Loan Combination” means a Pari Passu Loan Combination that is serviced under the Pooling and Servicing Agreement. Each of (i) the Brookwood Self Storage LA-MS Portfolio Loan Combination and (ii) the IGT Reno Loan Combination is a Serviced Pari Passu Loan Combination.

●	“Serviced AB Loan Combination” means an AB Loan Combination that is serviced under the Pooling and Servicing Agreement.

●	“Serviced Loan Combination” means a Serviced Pari Passu Loan Combination or a Serviced AB Loan Combination, as applicable.

●	“Serviced Pari Passu Companion Loan” means a Pari Passu Companion Loan that is part of a Serviced Pari Passu Loan Combination (and is therefore serviced under the Pooling and Servicing Agreement). Each of the (i) Brookwood Self Storage LA-MS Portfolio Companion Loan and (ii) the IGT Reno Companion Loans is a Serviced Pari Passu Companion Loan.

●	“Serviced Subordinate Companion Loan” means a Subordinate Companion Loan that is part of a Serviced AB Loan Combination (and is therefore serviced under the Pooling and Servicing Agreement).

●	“Serviced Companion Loan” means a Serviced Pari Passu Companion Loan or a Serviced Subordinate Companion Loan, as applicable.

●	“Companion Loan Holder” means the holder of a Companion Loan.

●	“Serviced Pari Passu Companion Loan Holder” means the holder of a Serviced Pari Passu Companion Loan.

●	“Serviced Subordinate Companion Loan Holder” means the holder of a Serviced Subordinate Companion Loan.

●	“Serviced Companion Loan Holder” means a Serviced Pari Passu Companion Loan Holder or a Serviced Subordinate Companion Loan Holder, as applicable.

●	“Serviced Mortgage Loans” means all of the Mortgage Loans included in the Issuing Entity (other than any Outside Serviced Mortgage Loan(s)).

●	“Serviced Loans” means all of the Serviced Mortgage Loans, together with any Serviced Companion Loans.

●	“Serviced Outside Controlled Loan Combination” means a Serviced Loan Combination if and for so long as the “controlling note” with respect to such Serviced Loan Combination is not included in this securitization transaction (regardless of whether such note evidences a Pari Passu Companion Loan or a Subordinate Companion Loan). However, a Serviced Outside Controlled Loan Combination may cease to be such if, by virtue of any trigger event contemplated by the related Co-Lender Agreement, the promissory note evidencing the related Split Mortgage Loan becomes the controlling note for such Loan Combination, in which case the discussion in this prospectus regarding “Serviced Outside Controlled Loan Combinations” will thereafter cease to apply to the subject Loan Combination.

●	“Serviced Outside Controlled Mortgage Loan” means the Mortgage Loan that is part of a Serviced Outside Controlled Loan Combination.

●	“Serviced Outside Controlled Companion Loan” means a Companion Loan that is part of a Serviced Outside Controlled Loan Combination.

●	“Outside Controlling Note Holder” means, with respect to any Loan Combination that is, and only for so long as such Loan Combination is, a Serviced Outside Controlled Loan Combination, the holder of the related Controlling Note (regardless of whether such note evidences a Pari Passu Companion Loan or a Subordinate Companion Loan) or such holder’s designated representative. If a controlling note is included in a securitization trust, the Outside Controlling Note Holder may be a “controlling class representative” (or equivalent party), the majority holder of a particular class, a servicer or another service provider that is designated from time to time under the related servicing agreement (although the right of any such designated party to exercise some or all of such rights may terminate or shift to another designated party upon the occurrence of certain trigger events).

●	“Outside Serviced Companion Loan” means a Companion Loan that is part of an Outside Serviced Loan Combination. Each of (i) the General Motors Building Pari Passu Companion Loans and the General Motors Building Subordinate Companion Loans, (ii) the Olympic Tower Pari Passu Companion Loans and the Olympic Tower Subordinate Companion Loans, (iii) the 245 Park Avenue Pari Passu Companion Loans and the 245 Park Avenue Subordinate Companion Loans, (iv) the Starwood Capital Group Hotel Portfolio Pari Passu Companion Loans and (v) the Gurnee Mills Pari Passu Companion Loans, is an Outside Serviced Companion Loan.

●	“Outside Serviced Loan Combination” means a Loan Combination that is being serviced pursuant to the servicing agreement governing the securitization of a related Companion Loan. Each of (i) the General Motors Building Loan Combination, (ii) the Olympic Tower Loan Combination, (iii) the 245 Park Avenue Loan Combination, (iv) the Starwood Capital Group Hotel Portfolio Loan Combination, and (v) the Gurnee Mills Loan Combination, is an Outside Serviced Loan Combination.

●	“Outside Serviced Mortgage Loan” means the Mortgage Loan that is part of an Outside Serviced Loan Combination. Each of (i) the General Motors Building Mortgage Loan, (ii) the Olympic Tower Mortgage Loan, (iii) the 245 Park Avenue Mortgage Loan, (iv) the Starwood Capital Group Hotel Portfolio Mortgage Loan, and (v) the Gurnee Mills Mortgage Loan, is an Outside Serviced Mortgage Loan.

●	“Outside Servicing Agreement” means the servicing agreement pursuant to which an Outside Serviced Loan Combination is being serviced. Each of the following servicing agreements is an Outside Servicing Agreement: (i) in the case of the General Motors Building Loan Combination, the BXP 2017-GM Trust and Servicing Agreement; (ii) in the case of the Olympic Tower Loan Combination, the Olympic Tower 2017-OT Trust and Servicing Agreement; (iii) in the case of the 245 Park Avenue Loan Combination, the 245 Park Avenue Trust 2017-245P Trust and Servicing Agreement; (iv) in the case of the Starwood Capital Group Hotel Portfolio Loan Combination, the DBJPM 2017-C6 Pooling and Servicing Agreement; and (v) in the case of the Gurnee Mills Loan Combination, the CSAIL 2016-C7 Pooling and Servicing Agreement.

●	“Outside Securitization” means the securitization with respect to an Outside Serviced Companion Loan.

●	“Outside Servicer”, “Outside Special Servicer”, “Outside Trustee”, “Outside Certificate Administrator”, “Outside Custodian”, “Outside Operating Advisor”, “Outside Depositor” and “Outside Controlling Class Representative” mean the master servicer, special servicer, trustee, certificate administrator, custodian, operating advisor, depositor and controlling class representative (or, in each such case, an equivalent party), respectively, under the applicable Outside Servicing Agreement.

●	“Servicing Shift Companion Loan” means a Companion Loan that is part of a Servicing Shift Loan Combination.

●	“Servicing Shift Loan Combination” means a Loan Combination that is initially being serviced pursuant to the Pooling and Servicing Agreement, however, upon the inclusion of a designated Companion Loan in a future securitization transaction, the servicing of such Loan Combination will shift to the servicing agreement (i.e., the Outside Servicing Agreement) governing that future securitization transaction.

●	“Servicing Shift Mortgage Loan” means the Mortgage Loan that is part of a Servicing Shift Loan Combination.

●	“Controlling Companion Loan” means a Companion Loan that is evidenced by a Controlling Note.

●	“Controlling Pari Passu Companion Loan” means a Pari Passu Companion Loan that is evidenced by a Controlling Note.

See “Description of the Mortgage Pool—The Loan Combinations”.

There are no Serviced AB Loan Combinations, Serviced Outside Controlled Loan Combinations or Servicing Shift Loan Combinations related to this securitization transaction and, therefore, all references in this prospectus to “Serviced AB Loan Combinations”, “Serviced Outside Controlled Loan Combinations”, “Servicing Shift Loan Combinations” or any related terms should be disregarded.

Certain Considerations Regarding the Outside Serviced Loan Combinations

Each Outside Serviced Mortgage Loan and Outside Serviced Companion Loan is being or will be serviced and administered in accordance with the related Outside Servicing Agreement and the related Co-Lender Agreement (and all decisions, consents, waivers, approvals and other actions on the part of the holders of such Outside Serviced Mortgage Loan and Outside Serviced Companion Loan(s) will be effected in accordance with the related Outside Servicing Agreement and the related Co-Lender Agreement). Consequently, the servicing provisions set forth in this prospectus and the administration of certain accounts related to the servicing of the Mortgage Loans will generally not be applicable to the Outside Serviced Mortgage Loans, but instead such servicing and administration of each Outside Serviced Mortgage Loan will be governed by the related Outside Servicing Agreement.

The Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator and the Trustee have no obligation or authority to supervise any Outside Servicer, any Outside Special Servicer and/or any Outside Trustee under any Outside Servicing Agreement or to make property protection advances with respect to any Outside Serviced Loan Combination or P&I advances with respect to any Outside Serviced Companion Loans or any Serviced Companion Loan. Any obligations of the Master Servicer and the Special Servicer to provide information or remit collections on an Outside Serviced Mortgage Loan are dependent on their receipt of the same from the applicable party under the related Outside Servicing Agreement. Each Outside Servicing Agreement provides for servicing in a manner acceptable for rated transactions similar in nature to this securitization transaction. For more detailed information, see “Description of the Mortgage Pool—The Loan Combinations” in this prospectus and “—Servicing of the Outside Serviced Mortgage Loans” below.

As used in this prospectus, references to the Mortgage Loans, when discussing servicing activities with respect to the Mortgage Loans, do not include, unless otherwise specifically indicated, the Outside Serviced Mortgage Loans. In certain instances references are made that specifically exclude the Outside Serviced Mortgage Loans from the servicing provisions in this prospectus by indicating actions are taken with respect to the “Serviced Mortgage Loans” or the “Mortgage Loans other than the Outside Serviced Mortgage Loans” or are taken “except with respect to the Outside Serviced Mortgage Loans” or words of similar import. These references and carveouts are intended to highlight particular provisions to draw prospective investors’ attention to the fact that the Master Servicer, Special Servicer, Certificate Administrator or Trustee are not responsible for the particular servicing or administrative activity with respect to the Outside Serviced Mortgage Loans and are not intended to imply that when other servicing actions are described in this prospectus without such specific reference or carveouts, that the Master Servicer, Special Servicer, Certificate Administrator or Trustee are responsible for those duties with respect to the Outside Serviced Mortgage Loans. Servicing of any Outside Serviced Mortgage Loan is handled under the Outside Servicing Agreement. Prospective investors are encouraged to review “Description of the Mortgage Pool—The Loan Combinations” in this prospectus and “—Servicing of the Outside Serviced Mortgage Loans” below for a discussion of certain important servicing terms related to the Outside Serviced Mortgage Loans.

Assignment of the Mortgage Loans

On the Closing Date, the Depositor will sell, transfer or otherwise convey, assign or cause the assignment of the Mortgage Loans, together with all payments due on or with respect to the Mortgage Loans, other than principal and interest due on or before the Cut-off Date and principal prepayments received on or before the Cut-off Date, without recourse, to the Trustee for the benefit of the holders of Certificates.

The Certificate Administrator, concurrently with the assignment, will execute and deliver Certificates evidencing the beneficial ownership interests in the Issuing Entity to or at the direction of the Depositor in exchange for the Mortgage Loans. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the Pooling and Servicing Agreement (the “Mortgage Loan Schedule”). The Mortgage Loan Schedule will include, among other things, as to each Mortgage Loan, information as to its outstanding principal balance as of the close of business on the Cut-off Date, as well as information respecting the interest rate and the maturity date of each Mortgage Loan.

Pursuant to each Mortgage Loan Purchase Agreement, the applicable Sponsor will be required to deliver to the Certificate Administrator, in its capacity as custodian, the Mortgage File for each of the Mortgage Loans. See “The Mortgage Loan Purchase Agreements—Sale of Mortgage Loans; Mortgage File Delivery”.

In addition, pursuant to each Mortgage Loan Purchase Agreement, the related Sponsor will be required to deliver the Diligence Files for each of its Mortgage Loans to the Depositor by uploading such Diligence Files to the designated website, and the Depositor will thereafter deliver such Diligence Files to the Certificate Administrator for posting to the secure data room. The Depositor will have no responsibility for determining whether any Diligence Files delivered to it are complete and will have no liability to the Issuing Entity or the Certificateholders for the failure of any Sponsor to deliver a Diligence File (or a complete Diligence File) to the Depositor.

Pursuant to the Pooling and Servicing Agreement, the Depositor will assign to the Trustee for the benefit of Certificateholders the representations and warranties made by the Sponsors to the Depositor in the Mortgage Loan Purchase Agreements and any rights and remedies that the Depositor has against the Sponsors under the Mortgage Loan Purchase Agreements with respect to any Material Defect. See “—Repurchase Requests; Enforcement of Mortgage Loan Seller’s Obligations Under the Mortgage Loan Purchase Agreement” and “—Dispute Resolution Provisions".

The Certificate Administrator (in its capacity as custodian), or any other custodian appointed under the Pooling and Servicing Agreement, will hold the Mortgage File for each Mortgage Loan and Serviced Loan Combination in trust for the benefit of all Certificateholders and the holders of any related Serviced Companion Loans. Pursuant to the Pooling and Servicing Agreement, the Certificate Administrator, in its capacity as custodian, is obligated to review the Mortgage File for each Mortgage Loan within a specified number of days after the execution and delivery of the Pooling and Servicing Agreement. If the Enforcing Servicer determines that a Material Document Defect exists, the Enforcing Servicer will promptly notify, among others, the Depositor, the applicable Sponsor, the Certificate Administrator, the Trustee and the Master Servicer. If the applicable Sponsor cannot cure the Material Document Defect within the time period specified in the Pooling and Servicing Agreement, the applicable Sponsor will be obligated either to replace the affected Mortgage Loan with a substitute Mortgage Loan or Mortgage Loans, or to repurchase the related Mortgage Loan from the Issuing Entity within the time period specified in the Pooling and Servicing Agreement at the Repurchase Price or at its election, subject to specified conditions, make a Loss of Value Payment with respect to the related Mortgage Loan. This substitution or repurchase obligation or the making of a Loss of Value Payment will constitute the sole remedy available to the Certificateholders or the Issuing Entity for a Material Defect. See “The Mortgage Loan Purchase Agreements—Cures, Repurchases and Substitutions”.

Servicing of the Mortgage Loans

Each of the Master Servicer and the Special Servicer will be required to service and administer the Serviced Loans (as described below). The Master Servicer and the Special Servicer, as the case may be, will each be required to service and administer the Serviced Loans and each related REO Property for which it is responsible in accordance with the terms of the Pooling and Servicing Agreement and in accordance with the following (the “Servicing Standard”):

●	the higher of the following standards of care:

1.   with the same care, skill, prudence and diligence with which the Master Servicer or the Special Servicer, as the case may be, services and administers comparable mortgage loans with similar borrowers and comparable REO properties for other third-party portfolios, giving due consideration to the customary and usual standards of practice of prudent institutional commercial mortgage lenders servicing their own mortgage loans and REO properties; and

2.   with the same care, skill, prudence and diligence with which the Master Servicer or the Special Servicer, as the case may be, services and administers comparable mortgage loans and REO properties owned by the Master Servicer or the Special Servicer, as the case may be; and

in either case, exercising reasonable business judgment and acting in accordance with applicable law, the terms of the respective Serviced Loans and, if applicable, the related Co-Lender Agreement;

●	with a view to—

1.    the timely recovery of all payments of principal and interest, including balloon payments, under those Serviced Loans; or

2.    in the case of (a) a Specially Serviced Loan or (b) a Mortgage Loan (or Serviced Loan Combination) as to which the related Mortgaged Property is an REO Property, the maximization of recovery on that Mortgage Loan (or Serviced Loan Combination) to the Certificateholders (as if they were one lender) (or, if a Serviced Loan Combination is involved, with a view to the maximization of recovery on such Serviced Loan Combination to the Certificateholders and the related Serviced Companion Loan Holder(s) as if they were one lender (and, with respect to any Serviced AB Loan Combination, taking into account the subordinate nature of the related Subordinate Companion Loan)) of principal and interest, including balloon payments, on a present value basis; and

●	without regard to—

1.    any relationship, including as lender on any other debt, that the Master Servicer or the Special Servicer, as the case may be, or any of its affiliates may have with any of the underlying borrowers, or any affiliate of the underlying borrowers, or any other party to the Pooling and Servicing Agreement;

2.    the ownership of any Certificate (or any Companion Loan or other indebtedness secured by the related Mortgaged Property or any security backed by a Companion Loan) by the Master Servicer or the Special Servicer or any affiliate of the Master Servicer or the Special Servicer, as the case may be;

3.    the obligation, if any, of the Master Servicer to make Advances;

4.    the right of the Master Servicer or the Special Servicer, as the case may be, or any of its affiliates to receive compensation or reimbursement of costs under the Pooling and Servicing Agreement generally or with respect to any particular transaction; and

5.    the ownership, servicing or management for others of any mortgage loan or real property not covered by the Pooling and Servicing Agreement by the Master Servicer or the Special Servicer, as the case may be, or any of its affiliates.

The Servicing Standard will apply with respect to the Outside Serviced Mortgage Loans or related REO Property only to the extent that the Master Servicer or the Special Servicer has any express duties or rights to grant consent with respect thereto pursuant to the Pooling and Servicing Agreement.

In general, the Master Servicer will be responsible for the servicing and administration of each Serviced Mortgage Loan (and Serviced Companion Loan)—

●	which is not a Specially Serviced Loan; or

●	that is a Corrected Loan.

A “Specially Serviced Loan” means any Serviced Loan (including a related REO Mortgage Loan or REO Companion Loan) being serviced under the Pooling and Servicing Agreement for which any of the following events (each, a “Servicing Transfer Event”) has occurred as follows:

(a) the related borrower has failed to make when due any scheduled monthly debt service payment or a balloon payment, which failure continues unremedied (without regard to any grace period):

●	except in the case of a Serviced Loan delinquent in respect of its balloon payment, beyond 60 days after the date that payment was due; or

●	solely in the case of a delinquent balloon payment, (A) 30 days after the date on which that balloon payment was due (except as described in clause B below) or (B) if (i) the related borrower has delivered to the Master Servicer or the Special Servicer (each of whom will be required to promptly deliver a copy to the other, the Operating Advisor and the Controlling Class Representative (so long as no Consultation Termination Event has occurred and is continuing)), on or before the 60th day after the date on which that balloon payment was due, a refinancing commitment, letter of intent or otherwise binding application for refinancing from an acceptable lender or signed purchase agreement reasonably acceptable to the Special Servicer, (ii) the borrower continued to make its Monthly Payments on each Due Date, and (iii) no other Servicing Transfer Event has occurred with respect to the Serviced Loan, then a Servicing Transfer Event will not occur until the earlier of (1) 120 days after the date on which the balloon payment was due and (2) the termination of the refinancing commitment or purchase agreement; or

(b) there has occurred a default (other than as set forth in clause (a) and other than an Acceptable Insurance Default) that the Master Servicer or the Special Servicer (and, in the case of the Special Servicer, with the consent of the related Directing Holder (unless, if the Controlling Class Representative is the related Directing Holder, a Control Termination Event has occurred and is continuing) determines materially impairs the value of the related Mortgaged Property as security for the Serviced Loan or otherwise materially adversely affects the interests of Certificateholders in the Serviced Mortgage Loan (or, in the case of a Serviced Loan Combination, the interests of the Certificateholders and the related Serviced Companion Loan Holder(s) in such Serviced Loan Combination), and continues unremedied for the applicable grace period under the terms of the Serviced Loan (or, if no grace period is specified and the default is capable of being cured, for 60 days); provided, that any default requiring a Property Advance will be deemed to materially and adversely affect the interests of the Certificateholders in the subject Serviced Mortgage Loan (or, in the case of a Serviced Loan Combination, the interests of the Certificateholders and the related Serviced Companion Loan Holder(s) in such Serviced Loan Combination); or

(c) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law, or the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, has been entered into against the related borrower; or

(d) the related borrower consents to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to such borrower or of or relating to all or substantially all of its property; or

(e) the related borrower admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations; or

(f) the Master Servicer or the Special Servicer has received notice of the commencement of foreclosure or similar proceedings with respect to the related Mortgaged Property; or

(g) the Master Servicer or the Special Servicer (and, in the case of the Special Servicer, with the consent of the related Directing Holder (unless, if the Controlling Class Representative is the related Directing Holder, a Control Termination Event has occurred and is continuing)) determines that (i) a default (other than an Acceptable Insurance Default) under the Serviced Loan is reasonably foreseeable, (ii) such default would materially impair the value of the corresponding Mortgaged Property as security for the Serviced Loan or otherwise materially adversely affect the interests of Certificateholders in the Serviced Mortgage Loan (or, in the case of a Serviced Loan Combination, the interests of the Certificateholders or the related Serviced Companion Loan Holder(s) in the Serviced Loan Combination), and (iii) the default is likely to continue unremedied for the applicable cure period under the terms of the Serviced Loan or, if no cure period is specified and the default is capable of being cured, for 60 days.

It will be considered an “Acceptable Insurance Default” (and neither the Master Servicer nor the Special Servicer will be required to obtain the below described insurance) if the related Mortgage Loan documents specify that the related borrower must maintain all-risk casualty insurance or other insurance that covers damages or losses arising from acts of terrorism and the Special Servicer has determined, in its reasonable judgment in accordance with the Servicing Standard (and (a) with the consent of the related Directing Holder (unless, if the Controlling Class Representative is the related Directing Holder, a Control Termination Event has occurred and is continuing) and (b) with respect to a Specially Serviced Loan, after non-binding consultation with the Risk Retention Consultation Parties pursuant to the Pooling and Servicing Agreement (in the case of either of clause (a) or (b), other than with respect to any Mortgage Loan that is an Excluded Mortgage Loan or Excluded RRCP Mortgage Loan, as applicable, as to such party)), that (i) this insurance is not available at commercially reasonable rates and the subject hazards are not commonly insured against by prudent owners of similar real properties located in or near the geographic region in which the Mortgaged Property is located (but only by reference to such insurance that has been obtained by such owners at current market rates), or (ii) this insurance is not available at any rate; provided, however, that the related Directing Holder will not have more than 30 days to respond to the Special Servicer’s request for such consent; provided, further, that upon the Special Servicer’s determination, consistent with the Servicing Standard, that exigent circumstances do not allow the Special Servicer to consult with the related Directing Holder or the Risk Retention Consultation Parties, the Special Servicer will not be required to do so. In making this determination, the Special Servicer, to the extent consistent with the Servicing Standard, is entitled to rely on the opinion of an insurance consultant.

A Serviced Loan will cease to be a Specially Serviced Loan and will become a “Corrected Loan” when:

●	with respect to the circumstances described in clause (a) of the definition of “Specially Serviced Loan”, the related borrower has made three consecutive full and timely scheduled monthly debt service payments under the terms of the Serviced Loan (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, extension, waiver or amendment granted or agreed to by the Master Servicer or the Special Servicer pursuant to the Pooling and Servicing Agreement);

●	with respect to the circumstances described in clauses (c), (d), (e) and (g) of the definition of “Specially Serviced Loan”, the circumstances cease to exist in the good faith, reasonable judgment of the Special Servicer, but, with respect to any bankruptcy or insolvency proceedings described in clauses (c), (d) and (e), no later than the entry of an order or decree dismissing such proceeding;

●	with respect to the circumstances described in clause (b) of the definition of “Specially Serviced Loan”, the default is cured as determined by the Special Servicer in its reasonable, good faith judgment; and

●	with respect to the circumstances described in clause (f) of the definition of “Specially Serviced Loan”, the proceedings are terminated;

provided that at such time no other circumstance described in clauses (a) through (g) of the definition of “Specially Serviced Loan” exists that would cause the Mortgage Loan to be characterized as a “Specially Serviced Loan.”

If a Servicing Transfer Event exists with respect to the Mortgage Loan or any Companion Loan in a Serviced Loan Combination, it will be considered to exist for the entire Serviced Loan Combination.

The Special Servicer, on the other hand, will be responsible for the servicing and administration of each Serviced Loan as to which a Servicing Transfer Event has occurred and which has not yet become a Corrected Loan, and for the processing and/or approval of certain matters related to Serviced Loans that are non-Specially Serviced Loans. The Special Servicer may be responsible for conducting or managing certain Mortgage Loan-related litigation (including with respect to non-Specially Serviced Loans) as and to the extent set forth in the Pooling and Servicing Agreement. The Special Servicer will also be responsible for the administration of each REO Property acquired by the Issuing Entity.

Despite the foregoing, the Pooling and Servicing Agreement will require the Master Servicer to continue to collect information and prepare all reports to the Certificate Administrator required to be collected or prepared with respect to any Specially Serviced Loans (based on, among other things, certain information provided by the Special Servicer), receive payments on Specially Serviced Loans, maintain escrows and all reserve accounts on Specially Serviced Loans, maintain insurance with respect to the Mortgaged Properties securing the Specially Serviced Loans and, otherwise, to render other incidental services with respect to any such specially serviced assets. In addition, the Special Servicer will perform limited duties and have certain approval rights regarding servicing actions with respect to Serviced Loans that are not Specially Serviced Loans.

Neither the Master Servicer nor the Special Servicer will have responsibility for the performance by the other of its respective obligations and duties under the Pooling and Servicing Agreement.

The Master Servicer will transfer servicing of a Serviced Loan to the Special Servicer when that Serviced Loan becomes a Specially Serviced Loan. The Special Servicer will return the servicing of that Serviced Loan to the Master Servicer when it becomes a Corrected Loan.

The Special Servicer will be obligated to, among other things, oversee the resolution of Serviced Loans that are Specially Serviced Loans and act as disposition manager of REO Properties (other than any interest in a Mortgaged Property acquired through foreclosure or deed-in-lieu of foreclosure with respect to an Outside Serviced Loan Combination). Each Outside Servicing Agreement provides or is expected to provide, as applicable, for certain servicing transfer events. Upon the occurrence of a servicing transfer event with respect to an Outside Serviced Loan Combination under the Outside Servicing Agreement, servicing of both the affected Outside Serviced Mortgage Loan and the related Outside Serviced Companion Loan(s) will be transferred to the Outside Special Servicer.

With respect to any Serviced Loan that is not a Specially Serviced Loan, the determination to consent to or approve a request by a borrower with respect to any Special Servicer Decision or Major Decision or making any determination that would constitute a Special Servicer Decision or a Major Decision with respect to any Mortgage Loan will be made by the Special Servicer or (if (a) the Master Servicer and the Special Servicer mutually agree that the Master Servicer will process any such request by a borrower or make any such determination or (b) in the case of a Special Servicer Decision described in sub-clause (i) or (ii) of clause (e) of the definition of “Special Servicer Decision” below) be made by the Master Servicer subject to the Special Servicer’s consent. The Special Servicer will also be required to obtain the consent of the Directing Holder and will be required to consult with the Operating Advisor and the Risk Retention Consultation Parties in connection with any Major Decisions, to the extent described under “—The Directing Holder” and “—The Operating Advisor” in this prospectus. For purposes of the foregoing and this prospectus, each of the following with respect to any Mortgage Loan constitutes a “Special Servicer Decision” to the extent it is not a Major Decision):

(a)       approving leases, lease modifications or amendments or any requests for subordination, non-disturbance and attornment agreements or other similar agreements for (i) all ground leases, including any determination whether to cure any borrower defaults relating to any ground lease, and (ii) all other leases in excess of the lesser of (y) 30,000 square feet and (z) 30% of the net rentable area at the related Mortgaged Property so long as it is reviewable by the lender under the related Mortgage Loan documents;

(b)       approving any waiver regarding the receipt of financial statements (other than an immaterial timing waiver including late financial statements);

(c)       approving annual budgets for the related Mortgaged Property (to the extent lender approval is required under the related loan documents) that provide for (i) operating expenses equal to more than 110% of the amount that was budgeted therefor in the prior year or (ii) payments to persons or entities known by the Master Servicer to be affiliates of the related borrower (excluding affiliated managers paid at fee rates agreed to at the origination of the related Mortgage Loan or Loan Combination);

(d)       approving rights of way and easements that materially affect the use or value of a Mortgaged Property or the borrower’s ability to make payments with respect to the related Mortgage Loan and approving consent to subordination of the related Mortgage Loan to such rights of way and easements;

(e)       agreeing to any modification, waiver, consent or amendment of the related Mortgage Loan or Loan Combination in connection with a defeasance if such proposed modification, waiver, consent or amendment is with respect to (i) a waiver of a mortgage loan event of default (but excluding non-monetary events of default other than defaults relating to transfers of interest in the borrower or the existing collateral or material modifications of the existing collateral), (ii) a modification of the type of defeasance collateral required under the Mortgage Loan documents such that defeasance collateral other than direct, non-callable obligations of the United States would be permitted or (iii) a modification that would permit a principal prepayment instead of defeasance if the applicable loan documents do not otherwise permit such principal prepayment;

(f)       in circumstances where no lender discretion is permitted other than confirming that the conditions in the related Mortgage Loan documents have been satisfied (including determining whether any applicable terms or tests are satisfied), approving any request to incur additional debt in accordance with the terms of the Mortgage Loan documents;

(g)       in circumstances where no lender discretion is required other than confirming satisfaction of the applicable terms of the Mortgage Loan documents (including determining whether any applicable terms or tests are satisfied), approving requests for any release of collateral or any acceptance of substitute or additional collateral for a Mortgage Loan; provided that, in any case, Special Servicer Decisions will not include (i) grants of easements or rights of way that do not materially affect the use or value of the Mortgaged Property or the borrower’s ability to make any payments with respect to the Mortgage Loan; or (ii) the release, substitution or addition of collateral securing any Serviced Mortgage Loan or Serviced Loan Combination in connection with a defeasance of such collateral;

(h)       any modification, consent to a modification or waiver of any material term of any intercreditor or similar agreement (which will not include any amendments to split or re-size notes consistent with the terms of any Co-Lender Agreement as to which the consent of the Issuing Entity is not required) related to a Serviced

Mortgage Loan or Serviced Loan Combination, or any action to enforce rights with respect thereto, except that, if any such modification or amendment would adversely impact the Master Servicer, such modification or amendment will additionally require the consent of the Master Servicer as a condition to its effectiveness;

(i)       any proposed modification or waiver of any material provision in the related Mortgage Loan documents governing the type, nature or amount of insurance coverage required to be obtained and maintained by the related borrower; and

(j)       any approval of any casualty insurance settlements (unless such casualty insurance settlements are less than the threshold specified in the related loan documents and there is no lender discretion provided for in the related loan documents, including determining whether any conditions precedent have been satisfied) or condemnation settlements (unless such condemnation settlements are immaterial and there is no lender discretion provided for in the related loan documents, including determining whether any conditions precedent have been satisfied), and any determination to apply casualty proceeds or condemnation awards to the reduction of the debt rather than to the restoration of the Mortgaged Property.

With respect to a Special Servicer Decision or Major Decision involving a Serviced Loan that is not a Specially Serviced Loan, if (i) the Master Servicer and the Special Servicer mutually agree that the Master Servicer will process such Special Servicer Decision or Major Decision, as the case may be, or (ii) the subject Special Servicer Decision is of the type described in sub-clause (i) or (ii) of clause (e) of the definition of “Special Servicer Decision” above, the Master Servicer, prior to taking any action with respect to such Special Servicer Decision or Major Decision, will be required, unless otherwise agreed by the Master Servicer and the Special Servicer, to prepare and submit its written analysis and recommendation to the Special Servicer, together with all information reasonably available to the Master Servicer that the Special Servicer may reasonably request in order to withhold or grant its consent.

The Master Servicer and the Special Servicer, as applicable, will be required, no less often than on a monthly basis, to make a knowledgeable servicing officer available via telephone to verbally answer questions from the Directing Holder (unless, if the Controlling Class Representative is the related Directing Holder, a Control Termination Event has occurred and is continuing), the Operating Advisor and any Risk Retention Consultation Party (to the extent such Risk Retention Consultation Party has consultation rights as described under “—Directing Holder” below) regarding the performance and servicing of the applicable Serviced Mortgage Loans and/or REO Properties for which such Master Servicer or Special Servicer, as applicable, is responsible.

All net present value calculations and determinations made under the Pooling and Servicing Agreement with respect to any Serviced Mortgage Loan or related Mortgaged Property or REO Property (including for purposes of the definition of “Servicing Standard” set forth above) will be made by using a discount rate appropriate for the type of cash flows being discounted; namely (i) for principal and interest payments on the Mortgage Loan or proceeds from the sale of a defaulted Mortgage Loan, the highest of (1) the rate determined by the Master Servicer or the Special Servicer, as applicable, that approximates the market rate that would be obtainable by the borrowers on similar debt of the borrowers as of such date of determination, (2) the Mortgage Rate and (3) the yield on 10-year U.S. treasuries and (ii) for all other cash flows, including property cash flow, the “discount rate” set forth in the most recent appraisal (or updated appraisal).

Subservicing

The Master Servicer may delegate and/or assign some or all of its servicing obligations and duties with respect to some or all of the Serviced Loans to one or more third-party sub-servicers provided that the Master Servicer will remain obligated under the Pooling and Servicing Agreement. Certain servicing and administrative functions may also be provided by one or more primary servicers that previously serviced the Mortgage Loans for the applicable Mortgage Loan Seller. The Master Servicer will be responsible for paying the servicing fees of any sub-servicer or primary servicer retained by it. Notwithstanding any sub-servicing agreement or primary servicing agreement, the Master Servicer will remain primarily liable to the Trustee, the Certificate Administrator, the Certificateholders and any Serviced Companion Loan Holder for the servicing and administering of the Serviced Loans in accordance with the provisions of the Pooling and Servicing Agreement without diminution of such obligation or liability by virtue of such sub-servicing agreement or primary servicing agreement. A sub-servicer may be an affiliate of the Depositor, the Master Servicer or the Special Servicer. The Special Servicer will not be permitted to appoint sub-servicers with respect to any of its servicing obligations and duties.

Each sub-servicing agreement between the Master Servicer and a sub-servicer (a “Sub-Servicing Agreement”) will generally be required to provide that (i) such Sub-Servicing Agreement may be assumed by the Trustee, if the Trustee has assumed the duties of the Master Servicer, or by any successor Master Servicer without cost or obligation to the assuming party or the Issuing Entity, upon the assumption by such party of the obligations of the Master Servicer pursuant to the Pooling and Servicing Agreement and (ii) the sub-servicer will be in default under such Sub-Servicing Agreement and such Sub-Servicing Agreement will be required to be terminated (unless such default is waived by the Depositor) if the sub-servicer fails (A) to deliver by the due date (which may take into account any grace period permitted pursuant to the Pooling and Servicing Agreement) any Exchange Act reporting items required to be delivered to the Master Servicer pursuant to the Pooling and Servicing Agreement or such Sub-Servicing Agreement or to the master servicer under any other pooling and servicing agreement that the Depositor is a party to, or (B) to perform in any material respect any of its covenants or obligations contained in such Sub-Servicing Agreement regarding creating, obtaining or delivering any Exchange Act reporting items required in order for any party to the Pooling and Servicing Agreement to perform its obligations under the Pooling and Servicing Agreement or under the Exchange Act reporting requirements of any other pooling and servicing agreement that the Depositor is a party to. The Master Servicer will be required to monitor the performance of sub-servicers retained by it and will have the right to remove a sub-servicer retained by it in accordance with the terms of the related Sub-Servicing Agreement. However, no sub-servicer will be permitted under any Sub-Servicing Agreement to take (or determine not to take) action with respect to Major Decisions or Special Servicer Decisions without the consent of the Special Servicer.

Advances

The Master Servicer will be obligated (subject to the limitations described below) to advance, on the business day immediately preceding a Distribution Date (the “Master Servicer Remittance Date”), an amount (each such amount, a “P&I Advance”) equal to the total or any portion of the Monthly Payment (exclusive of the related Servicing Fee and, if applicable, any Excess Interest) due or deemed due (without regard to any grace period) on each Mortgage Loan (including the Outside Serviced Mortgage Loans and REO Mortgage Loans, but not including any Companion Loan) for the Due Date in the related Collection Period, to the extent not received by the Master Servicer as of the close of business on the Determination Date in the same month as (or, in the case of an Outside Serviced Mortgage Loan, as of the close of business on the business day immediately preceding) such Master Servicer Remittance Date. In the event the Monthly Payment has been reduced pursuant to any modification, waiver or amendment of the terms of the Mortgage Loan, whether agreed to by the Special Servicer or resulting from bankruptcy, insolvency or any similar proceeding involving the related borrower, the amount required to be advanced will be so reduced. The Master Servicer will not be required or permitted to make an advance for balloon payments, default interest, Excess Interest, prepayment premiums or yield maintenance charges or delinquent monthly debt service payments on the Companion Loans. The amount required to be advanced by the Master Servicer with respect to any Distribution Date in respect of delinquent payments of interest on any Mortgage Loan as to which an Appraisal Reduction Amount exists will equal the product of (i) the amount otherwise required to be advanced by the Master Servicer with respect to delinquent payments of interest without giving effect to such Appraisal Reduction Amount, and (ii) a fraction, the numerator of which is the Stated Principal Balance of such Mortgage Loan as of the last day of the related Collection Period, reduced by such Appraisal Reduction Amount, and the denominator of which is the Stated Principal Balance of such Mortgage Loan as of the last day of the related Collection Period. Appraisal Reduction Amounts will not affect advances in respect of delinquent payments of principal.

The Master Servicer will also be obligated (subject to the limitations described below) with respect to each Serviced Loan serviced, and each REO Property administered, under the Pooling and Servicing Agreement, to make cash advances (“Property Advances” and, together with P&I Advances, “Advances”) to pay all customary, reasonable and necessary “out of pocket” costs and expenses (including attorneys’ fees and fees and expenses of real estate brokers) incurred in connection with the servicing and administration of such Serviced Loan if a default is imminent thereunder or a default, delinquency or other unanticipated event has occurred, or in connection with the administration of any such REO Property, including, but not limited to, the cost of the preservation, insurance, restoration, protection and management of a related Mortgaged Property, the cost of delinquent real estate taxes and assessments, ground lease rent payments, condominium assessments, hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of or enforce the related Mortgage or to maintain a related Mortgaged Property, subject to a non-recoverability determination. The Master Servicer has no obligation to make any Property Advances with regard to any Outside Serviced Mortgage Loan. No Property Advances will be made with regard to a Subordinate Companion Loan if the related Mortgage Loan is no longer held by the Issuing Entity.

The Master Servicer will advance the cost of preparation of any environmental assessments required to be obtained in connection with taking title to any REO Property unless the Master Servicer determines, in accordance with the Servicing Standard, that such Advance would be a Nonrecoverable Advance but the cost of any compliance, containment, clean-up or remediation of an REO Property will be an expense of the Issuing Entity and paid from the Collection Account.

The Pooling and Servicing Agreement will obligate the Trustee to make any P&I Advance that the Master Servicer was obligated, but failed, to make unless the Trustee or the Special Servicer determines such P&I Advance would be a Nonrecoverable Advance.

The Special Servicer is required to request the Master Servicer to make Property Advances with respect to a Specially Serviced Loan or REO Property under the Pooling and Servicing Agreement. The Special Servicer must make the request a specified number of days in advance of when the Property Advance is required to be made under the Pooling and Servicing Agreement. The Master Servicer, in turn, must make the requested Property Advance within a specified number of days following the Master Servicer’s receipt of the request unless the Master Servicer determines such Advance would be a Nonrecoverable Advance. The Special Servicer will have no obligation to make any Property Advance, provided that, in an urgent or emergency situation requiring the making of a Property Advance, the Special Servicer may, in its sole discretion, make such Property Advance, and the Master Servicer will be required to reimburse the Special Servicer for such Advance (with interest on that Advance) within a specified number of days as set forth in the Pooling and Servicing Agreement, provided such Advance is not determined by the Master Servicer, in accordance with the Servicing Standard, to be a Nonrecoverable Advance. Once reimbursed, the Master Servicer will be deemed to have made such Property Advance as of the date made by the Special Servicer, and will be entitled to reimbursement with interest on that Advance in accordance with the terms of the Pooling and Servicing Agreement. Any Property Advance made by the Special Servicer, but not reimbursed by the Master Servicer, will be reimbursable out of the Collection Account in the same manner as would be Property Advances made by the Master Servicer.

If the Master Servicer is required under the Pooling and Servicing Agreement to make a Property Advance, but does not do so within 15 days after the Property Advance is required to be made by it, then the Trustee will be required:

●	if a responsible officer of the Trustee has actual knowledge of the failure, to give the Master Servicer notice of its failure; and

●	if the failure continues for three more business days, to make the Property Advance, unless the Trustee determines such Property Advance would be a Nonrecoverable Advance.

The Master Servicer, the Special Servicer and the Trustee, as applicable, will each be entitled to receive interest on Advances at the Prime Rate, compounded annually (the “Advance Rate”), as of each Master Servicer Remittance Date; provided, however, that with respect to any P&I Advance made prior to the expiration of the related grace period, interest on such P&I Advance will accrue only from and after the expiration of such grace period. If the interest on any Advance is not recovered from Modification Fees on the related Mortgage Loan or Penalty Charges on the related Mortgage Loan, a shortfall will result which will have the same effect as a liquidation loss on a defaulted Mortgage Loan. The “Prime Rate” is the rate on any day set forth as such in The Wall Street Journal, Eastern edition.

The obligation of the Master Servicer or the Trustee, as applicable, to make Advances with respect to any Mortgage Loan pursuant to the Pooling and Servicing Agreement continues through the foreclosure of such Mortgage Loan and until the liquidation of such Mortgage Loan or the related Mortgaged Properties. Advances are intended to provide a limited amount of liquidity, not to guarantee or insure against losses.

Each Outside Servicer will (or is expected to) be obligated to make servicing advances with respect to the related Outside Serviced Loan Combination and will (or is expected to) be entitled to reimbursement for such servicing advances with interest at a prime lending rate. In addition, if any such servicing advance is determined to be a nonrecoverable advance under an Outside Servicing Agreement, then the Outside Servicer or the Outside Trustee, as applicable, will (or is expected to) be entitled to reimbursement from general collections on the Mortgage Loans in this securitization transaction for the pro rata portion of such nonrecoverable advances allocable to the related Outside Serviced Mortgage Loan (with interest at a prime lending rate) pursuant to the terms of the related Co-Lender Agreement.

If the Master Servicer or the Special Servicer, in accordance with the Servicing Standard, or the Trustee in its good faith business judgment, as applicable, determines that any Advance (together with accrued interest on the Advance) previously made by it (or, in the case of a determination by the Special Servicer, by the Master Servicer or the Trustee) will not be ultimately recoverable out of related late payments, net insurance proceeds, net condemnation proceeds, net liquidation proceeds or other collections with respect to the Mortgage Loan or REO Property, as the case may be, as to which such Advance was made (any such Advance, a “Nonrecoverable Advance”), then the Master Servicer, the Special Servicer or the Trustee, as applicable, will be entitled to be reimbursed for such Advance, plus interest on the Advance at the Advance Rate, out of amounts payable on or in respect of all of the Mortgage Loans and REO Properties prior to distributions on the Certificates, which will be deemed to have been reimbursed first out of amounts collected or advanced in respect of principal and then out of all other amounts collected on the Mortgage Loans and REO Properties.

In connection with a determination by the Master Servicer, the Special Servicer or the Trustee as to whether an Advance previously made or to be made constitutes or would constitute a Nonrecoverable Advance:

●	neither the Master Servicer nor the Trustee will be required to make any Advance that the Master Servicer, in accordance with the Servicing Standard, or the Trustee in its good faith business judgment, determines will not be ultimately recoverable (including interest accrued on the Advance) by the Master Servicer or the Trustee, as applicable, out of related late payments, net insurance proceeds, net condemnation proceeds, net liquidation proceeds or other collections with respect to the Mortgage Loan or REO Property, as the case may be, as to which such Advance was made;

●	the Special Servicer may, at its option, make a determination in accordance with the Servicing Standard that any proposed Advance, if made, would be a Nonrecoverable Advance or that any outstanding Advance is a Nonrecoverable Advance and may deliver to the Master Servicer, the Trustee, the Controlling Class Representative (prior to the occurrence and continuance of a Consultation Termination Event) and, in the case of a Property Advance with respect to a Serviced Outside Controlled Loan Combination, the related Outside Controlling Note Holder notice of such determination, which determination will be conclusive and binding on the Master Servicer and the Trustee;

●	although the Special Servicer may determine whether an outstanding Advance is a Nonrecoverable Advance, the Special Servicer will have no right to (i) make an affirmative determination that any Property Advance previously made, to be made (or contemplated to be made) by the Master Servicer or the Trustee is, or would be, recoverable or (ii) reverse any other authorized person’s determination or to prohibit any such other authorized person from making a determination, that an Advance constitutes or would constitute a Nonrecoverable Advance; provided that this sentence will not be construed to limit the Special Servicer’s right to make a determination that an Advance to be made (or contemplated to be made) would be or a previously made Advance is a Nonrecoverable Advance, as described in the preceding bullet;

●	any non-recoverability determination by the Master Servicer or the Special Servicer described in this paragraph with respect to the non-recoverability of Advances will be conclusive and binding on the Master Servicer (in the case of such a determination by the Special Servicer) and the Trustee; and

●	notwithstanding the foregoing, the Trustee may conclusively rely upon any determination by the Master Servicer or the Special Servicer that any Advance would be recoverable (unless a non-recoverability determination has been made by the other servicer in accordance with the preceding bullet which is binding on the Trustee), and the Master Servicer may conclusively rely upon any determination by the Special Servicer that any Advance would be recoverable.

Any such judgment or determination with respect to the recoverability of Advances by any of the Trustee, the Master Servicer or the Special Servicer must be made (i) in the case of the Master Servicer or the Special Servicer, in accordance with the Servicing Standard, or (ii) in the case of the Trustee, in accordance with its good faith business judgment, and in any event will be required to be evidenced by an officer’s certificate delivered to, among others, the other such parties, the Controlling Class Representative (prior to the occurrence and continuance of a Control Termination Event) and, in the case of a Property Advance with respect to any Serviced Outside Controlled Loan Combination, the related Outside Controlling Note Holder, setting forth such judgment or determination of nonrecoverability and the procedures and considerations of the Master Servicer, the Special Servicer or the Trustee, as applicable, forming the basis of such determination.

With respect to an Outside Serviced Mortgage Loan and the Master Servicer’s and Trustee’s obligation to make P&I Advances, the Master Servicer and the Trustee may make their own independent determination as to recoverability or nonrecoverability, and the Special Servicer may make its own independent determination as to non-recoverability, notwithstanding any determination of recoverability or nonrecoverability, as the case may be, by the Outside Servicer or Outside Trustee. In addition, an Outside Servicer or Outside Special Servicer, as applicable, will be entitled to seek recovery from the Issuing Entity of the pro rata share of any non-recoverable servicing advance made with respect to such Outside Serviced Loan Combination, with interest at a prime lending rate.

The Master Servicer, the Special Servicer or the Trustee, as applicable, will be entitled to reimbursement for any Advance made by it, including, solely in the case of the Master Servicer or the Trustee, all P&I Advances made with respect to the Outside Serviced Mortgage Loans, equal to the amount of such Advance and interest accrued on the Advance at the Advance Rate (i) from Penalty Charges and Modification Fees on the related Mortgage Loan by the borrower and any other collections on the Mortgage Loan, (ii) from insurance proceeds, condemnation proceeds or Liquidation Proceeds collected on the defaulted Mortgage Loan or the related Mortgaged Property or (iii) upon determining in good faith that such Advance with interest is not recoverable from amounts described in clauses (i) and (ii), from any other amounts from time to time on deposit in the Collection Account.

Notwithstanding anything in this prospectus to the contrary, the Master Servicer may in accordance with the Servicing Standard elect (but is not required) to make a payment (and in the case of a Specially Serviced Loan, at the direction of the Special Servicer will be required to make a payment) from amounts on deposit in the Collection Account that would otherwise be a Property Advance with respect to a Mortgage Loan notwithstanding that the Master Servicer or the Special Servicer has determined that such a Property Advance would, if made, be a Nonrecoverable Advance, if making the payment would (x) prevent (i) the related Mortgaged Property from being uninsured or being sold at a tax sale or (ii) any event that would cause a loss of the priority of the lien of the related Mortgage, or the loss of any security for the related Mortgage Loan, or (y) would remediate any adverse environmental condition or circumstance at any of the Mortgaged Properties, if, in each instance, the Special Servicer or the Master Servicer, as applicable, determines in accordance with the Servicing Standard that making the payment is in the best interest of the Certificateholders (and, with respect to any Serviced Loan Combination, the related Serviced Companion Loan Holder) (as a collective whole as if such Certificateholders and/or the related Serviced Companion Loan Holder constituted a single lender) (and, with respect to a Serviced AB Loan Combination, taking into account the subordinate nature of the related Subordinate Companion Loan).

Notwithstanding the foregoing, if the funds in the Collection Account allocable to principal and available for distribution on the next Distribution Date are insufficient to fully reimburse the Master Servicer, the Special Servicer or the Trustee, as applicable, for a Nonrecoverable Advance, then such party may elect, on a monthly basis, in its sole discretion, to defer reimbursement of some or all of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the Advance) for a period not to exceed 12 months in any event; provided that any deferral in excess of six months will be subject to the consent of the Controlling Class Representative (or, in the case of a Property Advance with respect to a Serviced Outside Controlled Loan Combination, the related Outside Controlling Note Holder) (unless, if the Controlling Class Representative is the consenting party, a Control Termination Event has occurred and is continuing, in which case the Controlling Class Representative must be consulted with unless a Consultation Termination Event has occurred and is continuing). In addition, the Master Servicer, the Special Servicer or the Trustee, as applicable, will be entitled to recover any Advance that is outstanding at the time that a Mortgage Loan is modified but is not repaid in full by the borrower in connection with such modification but becomes an obligation of the borrower to pay such amounts in the future (such Advance, a “Workout-Delayed Reimbursement Amount”) out of principal collections in the Collection Account (net of any amounts used to pay a Nonrecoverable Advance or interest on such Nonrecoverable Advance). The Master Servicer, the Special Servicer or the Trustee will be permitted to recover a Workout-Delayed Reimbursement Amount from general collections in the Collection Account if the Master Servicer, the Special Servicer or the Trustee, as applicable, (a) has determined that such Workout-Delayed Reimbursement Amount would not be recoverable out of collections on the related Mortgage Loan or (b) has determined that such Workout-Delayed Reimbursement Amount would not ultimately be recoverable, along with any other Workout-Delayed Reimbursement Amounts and Nonrecoverable Advances, out of the principal portion of future collections on the Mortgage Loans and the REO Properties.

Any requirement of the Master Servicer or the Trustee to make an Advance in the Pooling and Servicing Agreement is intended solely to provide liquidity for the benefit of the Certificateholders and not as credit support or otherwise to impose on any such person the risk of loss with respect to one or more Mortgage Loans.

Any election described above by any party to refrain from reimbursing itself for any Nonrecoverable Advance (together with interest for that Nonrecoverable Advance) or portion of any Nonrecoverable Advance with respect to any Distribution Date will not be construed to impose on any party any obligation to make the above described election (or any entitlement in favor of any Certificateholder or any other person to an election) with respect to any subsequent Collection Period or to constitute a waiver or limitation on the right of the person making the election to otherwise be reimbursed for a Nonrecoverable Advance immediately (together with interest on that Nonrecoverable Advance). An election by the Master Servicer, the Special Servicer or the Trustee will not be construed to impose any duty on either of the other parties to make an election (or any entitlement in favor of any Certificateholder or any other person to such an election). The fact that a decision to recover a Nonrecoverable Advance over time, or not to do so, benefits some Classes of Certificateholders to the detriment of other Classes of Certificateholders will not constitute a violation of the Servicing Standard or a breach of the terms of the Pooling and Servicing Agreement by any party, or a violation of any fiduciary duty owed by any party to the Certificateholders. The Master Servicer’s, the Special Servicer’s or the Trustee’s decision to defer reimbursement of such Nonrecoverable Advances as set forth above is an accommodation to the Certificateholders and is not to be construed as an obligation on the part of the Master Servicer, the Special Servicer or the Trustee or a right of the Certificateholders.

Accounts

The Master Servicer will be required to deposit amounts collected in respect of the Mortgage Loans into a segregated account (the “Collection Account”) established pursuant to the Pooling and Servicing Agreement. The Master Servicer will also be required to establish and maintain a segregated custodial account (the “Loan Combination Custodial Account”) with respect to each Serviced Loan Combination (if any), which may be a sub-account of the Collection Account and deposit amounts collected in respect of such Serviced Loan Combination in the related Loan Combination Custodial Account. The Issuing Entity will only be entitled to amounts on deposit in a Loan Combination Custodial Account to the extent these funds are not otherwise payable to a related Companion Loan Holder or payable or reimbursable to any party to the Pooling and Servicing Agreement. Any amounts in a Loan Combination Custodial Account to which the Issuing Entity is entitled will be transferred on a monthly basis to the Collection Account.

The Certificate Administrator will be required to establish and maintain the following two accounts, which may be sub-accounts of a single account: (i) the “Lower-Tier REMIC Distribution Account”, and (ii) the “Upper-Tier REMIC Distribution Account” (together with the Lower-Tier REMIC Distribution Account, the “Distribution Account”).

With respect to each Distribution Date, on the related Master Servicer Remittance Date, the Master Servicer will be required to disburse from the Collection Account and remit to the Certificate Administrator for deposit into the Lower-Tier REMIC Distribution Account in respect of the related Mortgage Loans, to the extent on deposit in the Collection Account, the Aggregate Available Funds for such Distribution Date and any prepayment premiums or yield maintenance charges collected during the related Collection Period (or, in the case of an Outside Serviced Mortgage Loan, received by the Master Servicer as of the close of business on the business day immediately preceding the applicable Master Servicer Remittance Date and not previously so remitted to the Certificate Administrator). In addition, the Master Servicer will be required to remit to the Certificate Administrator all P&I Advances for deposit into the Lower-Tier REMIC Distribution Account on the related Master Servicer Remittance Date. To the extent the Master Servicer fails to do so, the Trustee will deposit all P&I Advances into the Lower-Tier REMIC Distribution Account, as applicable, as described in this prospectus. On each Distribution Date, the Certificate Administrator will be required to withdraw amounts distributable on such date on the Regular Certificates and the Class R Certificates (other than in respect of the residual interest in the Lower-Tier REMIC) first, from the Lower-Tier REMIC Distribution Account, and deposit such amounts in the Upper-Tier REMIC Distribution Account for distribution on the Certificates. See “Description of the Certificates—Distributions”.

The Certificate Administrator will also be required to establish and maintain an account (the “Interest Reserve Account”), which may, together with any other Securitization Account(s), be a sub-account of a single account. On each Master Servicer Remittance Date occurring in January (except during a leap year) or February (commencing in 2018) (unless, in either case, the related Distribution Date is the final Distribution Date), the

Master Servicer will be required to remit to the Certificate Administrator for deposit, in respect of each Mortgage Loan that accrues interest on an Actual/360 basis, an amount equal to one day’s interest at the related Net Mortgage Rate on the respective Stated Principal Balance, as of the close of business on the Distribution Date in the month preceding the month in which such Master Servicer Remittance Date occurs, to the extent the applicable Monthly Payment or a P&I Advance is made in respect of the Monthly Payment (all amounts so deposited in any consecutive January (if applicable) and February, “Withheld Amounts”). On or prior to the Master Servicer Remittance Date occurring in March (or February, if the final Distribution Date occurs in such month) of each calendar year (commencing in 2018), the Certificate Administrator will be required to withdraw from the Interest Reserve Account the aggregate of all Withheld Amounts on deposit therein, and deposit such amount into the Lower-Tier REMIC Distribution Account.

If there are any ARD Loans included in the Issuing Entity, the Certificate Administrator will also be required to establish and maintain an account (the “Excess Interest Distribution Account”), which may, together with any other Securitization Account(s), be a sub-account of a single account. On the Master Servicer Remittance Date immediately preceding the applicable Distribution Date, the Master Servicer is required to remit to the Certificate Administrator for deposit into the Excess Interest Distribution Account an amount equal to any Excess Interest received by the Master Servicer during the applicable one-month collection period. Because there are no ARD Loans in the Issuing Entity, the Certificate Administrator will not establish an Excess Interest Distribution Account.

The Certificate Administrator will also be required to establish and maintain an account (the “Excess Liquidation Proceeds Reserve Account”), which may, together with any other Securitization Account(s), be a sub-account of a single account. To the extent that any gains are realized on liquidations of defaulted Mortgage Loans and sales of Mortgaged Properties, such gains will be deposited into the Excess Liquidation Proceeds Reserve Account. In connection with each Distribution Date, the Certificate Administrator will be required to determine if the Available Funds for such Distribution Date (determined without regard to the inclusion of any Excess Liquidation Proceeds therein) would be sufficient to pay all interest and principal due and owing to, and to reimburse (with interest thereon) all previously allocated Realized Losses reimbursable to, the holders of the Regular Certificates (exclusive of the VRR Interest) on such Distribution Date. If the Certificate Administrator determines that such Available Funds (as so determined) would not be sufficient to make such payments and reimbursements, then the Certificate Administrator will be required to withdraw from the Excess Liquidation Proceeds Reserve Account and deposit in the Lower-Tier REMIC Distribution Account an amount (to be included in the Aggregate Available Funds for the related Distribution Date for allocation between the VRR Interest and the other Regular Certificates) equal to the lesser of (i) all amounts then on deposit in the Excess Liquidation Proceeds Reserve Account and (ii) the sum of (A) the amount of the applicable insufficiency and (B) the Vertical Risk Retention Allocation Percentage of the amount described in the immediately preceding clause. In addition, holders of the Class R Certificates will be entitled to distributions of amounts on deposit in the Excess Liquidation Proceeds Reserve Account that exceed amounts reasonably anticipated to be required to offset possible future Realized Losses and VRR Realized Losses, as determined by the Special Servicer from time to time, or that remain after all distributions with respect to the Regular Certificates on the final Distribution Date.

Other accounts to be established pursuant to the Pooling and Servicing Agreement are one or more segregated custodial accounts (each, an “REO Account”) for collections from REO Properties and one or more accounts (collectively, the “Loss of Value Reserve Fund”) for the purposes of holding Loss of Value Payments to be applied as described under “—Application of Loss of Value Payments”.

The Collection Account, any Loan Combination Custodial Account, any REO Account, the Loss of Value Reserve Fund, the Distribution Account, the Interest Reserve Account, the Excess Liquidation Proceeds Reserve Account and the Excess Interest Distribution Account will be held in the name of the Certificate Administrator (or the Master Servicer (in the case of the Collection Account and each Loan Combination Custodial Account) or the Special Servicer (in the case of any REO Account and the Loss of Value Reserve Fund)) on behalf of the Trustee for the benefit of the holders of Certificates. Each of the Collection Account, any Loan Combination Custodial Account, any REO Account, the Loss of Value Reserve Fund, the Distribution Account, the Interest Reserve Account, any escrow account, the Excess Liquidation Proceeds Reserve Account and the Excess Interest Distribution Account will be held at a depository institution or trust company meeting the requirements of the Pooling and Servicing Agreement or satisfactory to the Rating Agencies.

Amounts on deposit in the Distribution Account, the Excess Liquidation Proceeds Reserve Account, the Excess Interest Distribution Account and the Interest Reserve Account will remain uninvested, and such accounts will be non-interest bearing.

Amounts on deposit in the Collection Account, any Loan Combination Custodial Account, any REO Account and the Loss of Value Reserve Fund may be invested in certain United States government securities and other high-quality investments meeting the requirements of the Pooling and Servicing Agreement or otherwise satisfactory to the Rating Agencies, and maturing (unless payable on demand) no later than the business day preceding the date on which such funds are required to be withdrawn pursuant to the Pooling and Servicing Agreement. Interest or other income earned on funds in the Collection Account, any Loan Combination Custodial Account and certain other servicing accounts will be paid to the Master Servicer as additional servicing compensation, and interest or other income earned on funds in any REO Account and the Loss of Value Reserve Fund will be payable to the Special Servicer.

If with respect to any Serviced Loan the related Mortgage Loan documents permit the lender to, at its option prior to an event of default under the related Serviced Loan, apply amounts held in any reserve account as a prepayment or hold such amounts in a reserve account, neither the Master Servicer or the Special Servicer, as applicable, may apply such amounts as a prepayment, and will instead continue to hold such amounts in the applicable reserve account. Such amount may be used, if permitted under the Mortgage Loan documents, to defease the loan, or may be used to prepay the Serviced Loan upon a subsequent default.

Withdrawals from the Collection Account

The Master Servicer may make withdrawals from the Collection Account (exclusive of any Loan Combination Custodial Account that may be a subaccount thereof) for the following purposes, to the extent permitted, as well as any other purpose described in this prospectus (the order set forth below not constituting an order of priority for such withdrawals): (i) to remit on or before each Master Servicer Remittance Date (A) to the Certificate Administrator for deposit into the Lower-Tier REMIC Distribution Account an amount equal to the sum of (I) the Aggregate Available Funds for the related Distribution Date (to the extent on deposit in the Collection Account) and (II) any prepayment premiums or yield maintenance charges collected during the related Collection Period (or, in the case of an Outside Serviced Mortgage Loan, received by the Master Servicer as of the close of business on the business day immediately preceding the applicable Master Servicer Remittance Date and not previously so remitted to the Certificate Administrator), (B) to the Certificate Administrator, as compensation for it and the Trustee, the Trustee/Certificate Administrator Fee for the related Distribution Date, (C) to the Certificate Administrator for deposit into the Excess Liquidation Proceeds Reserve Account an amount equal to the excess Liquidation Proceeds received during the related Collection Period (or, in the case of an Outside Serviced Mortgage Loan, received by the Master Servicer as of the close of business on the business day immediately preceding the applicable Master Servicer Remittance Date and not previously so remitted to the Certificate Administrator), if any,(D) to the Certificate Administrator for deposit into the Excess Interest Distribution Account an amount equal to the Excess Interest received during the related Collection Period, if any, and (E) if such Master Servicer Remittance Date occurs in January (except during a leap year) or February (unless, in either case, the related Distribution Date is the final Distribution Date), to the Certificate Administrator for deposit into the Interest Reserve Account an amount required to be withheld as described above under “—Accounts,” (ii) to pay or reimburse the Master Servicer, the Special Servicer and the Trustee, as applicable, pursuant to the terms of the Pooling and Servicing Agreement for Advances made by any of them and interest on Advances (the Master Servicer’s, the Special Servicer’s or the Trustee’s right, as applicable, to reimbursement for items described in this clause (ii) being limited as described above under “—Advances”), (iii) to pay on or before each Master Servicer Remittance Date (x) to the Master Servicer as compensation, the aggregate unpaid Servicing Fee earned with respect to the Mortgage Loans through the end of the most recently ended Interest Accrual Period, and (y) to the Special Servicer as compensation, unpaid special servicing compensation earned with respect to the Mortgage Loans through the immediately preceding Determination Date (or, in the case of Special Servicing Fees, accrued with respect to the Mortgage Loans that are Specially Serviced Loans through the end of the most recently ended Interest Accrual Period), (iv) to pay to the Operating Advisor the Operating Advisor Consulting Fee (but only to the extent actually received from the related borrower) and the Operating Advisor Fee, (v) to pay to the Asset Representations Reviewer any unpaid Asset Representations Reviewer Asset Review Fee (to the extent such fee is to be payable by the Issuing Entity), (vi) to pay on or before each Distribution Date to any person with respect to each related Mortgage Loan or REO Property that has previously been purchased or repurchased by such person pursuant to the Pooling and Servicing Agreement, a Mortgage Loan Purchase Agreement, a Co-Lender Agreement (if applicable) or a mezzanine intercreditor agreement, all amounts received on such Mortgage Loan or REO Property during the related Collection Period and subsequent to the date as of which the amount required to effect such purchase or repurchase was determined, (vii) to the extent not reimbursed or paid pursuant to any of the above clauses, to reimburse or pay the Master Servicer, the Special Servicer, the Trustee, the Custodian, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer, and/or the Depositor for unpaid compensation (in the case of the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator or the Operating Advisor), unpaid additional expenses of the Issuing Entity and certain other unreimbursed expenses incurred by such person pursuant to and to the extent reimbursable under the Pooling and Servicing Agreement and to satisfy any indemnification obligations of the Issuing Entity under the Pooling and Servicing Agreement, (viii) to pay to the Certificate Administrator amounts reasonably determined by the Certificate Administrator to be necessary to pay any applicable federal, state or local taxes imposed on either Trust REMIC, (ix) to pay the CREFC® Intellectual Property Royalty License Fee, (x) to make such payments and reimbursements out of funds transferred to the Collection Account from the Loss of Value Reserve Fund as described under “—Application of Loss of Value Payments” below, (xi) to withdraw any amount deposited into the Collection Account that was not required to be deposited in the Collection Account, and (xii) to clear and terminate the Collection Account pursuant to a plan for termination and liquidation of the Issuing Entity. However, certain of the foregoing withdrawals of items specifically related to a Serviced Loan Combination or related REO Property will first be made out of the related Loan Combination Custodial Account and will be made out of the Collection Account only if and to the extent that amounts in the related Loan Combination Custodial Account are insufficient or, based on the related Co-Lender Agreement, unavailable to make the relevant payment or reimbursement. If the Master Servicer makes any reimbursement or payment out of the Collection Account to cover the related Serviced Companion Loan Holder’s share of any cost, expense, indemnity, Property Advance or interest on such Property Advance, or fee with respect to a Serviced Loan Combination (taking into account the subordinate nature of any related Subordinate Companion Loan), then the Master Servicer (with respect to non-Specially Serviced Loans) and the Special Servicer (with respect to Specially Serviced Loans) must use efforts consistent with the Servicing Standard to collect such amount out of collections on such Serviced Companion Loan or, if and to the extent permitted under the related Co-Lender Agreement, from such Serviced Companion Loan Holder. The Master Servicer will also be entitled to make withdrawals from the Collection Account of amounts necessary for the payments or reimbursements required to be paid to the parties to, and/or the securitization trust created under, any Outside Servicing Agreement pursuant to the related Co-Lender Agreement.

If a P&I Advance is made with respect to any Serviced Mortgage Loan that is part of a Serviced Pari Passu Loan Combination, then that P&I Advance, together with interest on such P&I Advance, may only be reimbursed out of future payments and collections on that Serviced Mortgage Loan or, as and to the extent described under “—Advances” above, on other Mortgage Loans, but not out of payments or other collections on the related Serviced Pari Passu Companion Loan. Likewise, the Trustee/Certificate Administrator Fee and the Operating Advisor Fee that accrue with respect to any Serviced Mortgage Loan that is part of a Serviced Loan Combination and any other amounts payable to the Operating Advisor may only be paid out of payments and other collections on such Serviced Mortgage Loan and/or the Mortgage Pool generally, but not out of payments or other collections on the related Serviced Companion Loan.

Application of Loss of Value Payments

If any Loss of Value Payments are deposited into the Loss of Value Reserve Fund with respect to any Mortgage Loan or any related REO Property, then upon direction from the Master Servicer (subject to any notice required to be provided by the Special Servicer or the Certificate Administrator under the Pooling and Servicing Agreement), the Special Servicer will be required to transfer such Loss of Value Payments (up to the remaining portion of such Loss of Value Payments) from the Loss of Value Reserve Fund to the Master Servicer for deposit into the Collection Account for the following purposes:

(i)       to reimburse the Master Servicer, the Special Servicer or the Trustee, in accordance with the terms of the Pooling and Servicing Agreement, for any Nonrecoverable Advance made by such party with respect to such Mortgage Loan or any related REO Property (together with interest on such Advance);

(ii)       to pay, or to reimburse the Issuing Entity for the prior payment of, any expense relating to such Mortgage Loan or any related REO Property that constitutes or, if not paid out of such Loss of Value Payments, would constitute an additional expense of the Issuing Entity, and to pay, in accordance with the terms of the Pooling and Servicing Agreement, any unpaid Liquidation Fee due and owing to the Special Servicer with respect to such Mortgage Loan or any related REO Property;

(iii)       to offset any portion of Realized Losses and/or VRR Realized Losses that are attributable to such Mortgage Loan or related REO Property (as calculated without regard to the application of such Loss of Value Payments), incurred with respect to such Mortgage Loan or any related successor REO Mortgage Loan;

(iv)       following the liquidation of such Mortgage Loan or any related REO Property and any related transfers from the Loss of Value Reserve Fund with respect to the items contemplated by the immediately preceding clauses (i) to (iii) above as to such Mortgage Loan, to cover the items contemplated by the immediately preceding clauses (i) to (iii) in respect of any other Mortgage Loan or REO Mortgage Loan; and

(v)       on the final Distribution Date after all distributions have been made as set forth in clauses (i) through (iv) above, to each Sponsor, its pro rata share, based on the amount that it contributed, net of any amount contributed by such Sponsor that was used pursuant to clauses (i) to (iii) above to offset any portion of Realized Losses and/or VRR Realized Losses that are attributable to such Mortgage Loan or related REO Property, additional expenses of the Issuing Entity or any Nonrecoverable Advances incurred with respect to the Mortgage Loan related to such contribution.

Servicing and Other Compensation and Payment of Expenses

Master Servicing Compensation

The servicing fee (the “Servicing Fee”) payable in respect of each related Mortgage Loan (including any Mortgage Loan that is a Specially Serviced Loan and any Outside Serviced Mortgage Loan) or any successor REO Mortgage Loan will be paid monthly from amounts received on such Mortgage Loan. With respect to each such Mortgage Loan (including each Mortgage Loan that is a Specially Serviced Loan and each Outside Serviced Mortgage Loan) or any successor REO Mortgage Loan, the Servicing Fee will: (a) accrue on the related Stated Principal Balance at a fixed annual rate (the “Servicing Fee Rate”), which, together with the CREFC® Intellectual Property Royalty License Fee Rate, the Trustee/Certificate Administrator Fee Rate and the Operating Advisor Fee Rate, is equal to the per annum rate set forth on Annex A to this prospectus as the Administrative Fee Rate with respect to such Mortgage Loan; (b) be calculated on the same interest accrual basis (e.g., an Actual/360 Basis or a 30/360 Basis) as interest is calculated on the related Mortgage Loan; and (c) be prorated for partial periods. The Servicing Fee is generally payable to the Master Servicer, but includes (i) all amounts required to be paid to any primary servicer or sub-servicer, and (ii) with respect to each Outside Serviced Mortgage Loan, for purposes of presentation in this prospectus, the primary servicing fee required to be paid to the related Outside Servicer, which will accrue at the applicable Outside Servicer Fee Rate (as defined below in the footnotes to the table under the “—Servicing and Other Compensation and Payment of Expenses—Fees and Expenses” heading). A servicing fee will also be payable to the Master Servicer monthly from amounts received in respect of any related Serviced Companion Loan (including any Specially Serviced Loan) or any successor REO Companion Loan and will: (a) accrue on the related outstanding principal balance at a fixed annual rate; (b) be calculated on the same basis as interest is calculated on the related Serviced Companion Loan, and (c) be prorated for partial periods.

With respect to any Distribution Date, the Master Servicer will be entitled to retain any Prepayment Interest Excesses received on the Serviced Loans to the extent not needed to make Compensating Interest Payments. In addition to the Servicing Fee, the Master Servicer will be entitled to retain, as additional servicing compensation (a) a specified percentage (which may be either 50% or 100% for Serviced Loans that are not Specially Serviced Loans, and will be 0% for Specially Serviced Loans) of Excess Modification Fees, Excess Penalty Charges, Consent Fees, Ancillary Fees (other than fees for insufficient or returned checks) and Assumption Fees with respect to each Serviced Loan, (b) 100% of any assumption application fees with respect to each Serviced Loan that is not a Specially Serviced Loan (if the related assumption was processed by the Master Servicer) and any defeasance fee received in connection with the defeasance of a Serviced Loan (which defeasance fee will not include the Special Servicer’s portion of any Modification Fees in connection with a defeasance to which the Special Servicer is entitled under the Pooling and Servicing Agreement), and (c) 100% of fees for insufficient or returned checks actually received from borrowers on all Serviced Loans. With respect to Excess Penalty Charges, the Master Servicer will be entitled to any collections of Excess Penalty Charges that represent amounts accrued while the related Serviced Loan is a non-Specially Serviced Loan even if collected when the Serviced Loan is a Specially Serviced Loan. The Master Servicer also is authorized but not required to invest or direct the investment of funds held in the Collection Account and any Loan Combination Custodial Account in certain investments permitted under the terms of the Pooling and Servicing Agreement, and the Master Servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the Pooling and Servicing Agreement. The Master Servicer also is entitled to retain any interest earned on any servicing escrow account to the extent the interest is not required to be paid to the related borrowers. The Master Servicer will be entitled to charge and retain reasonable review fees in connection with any borrower request with respect to any non-Specially Serviced Loan, to the extent such fees are (i) not inconsistent with the related Mortgage Loan documents, (ii) in accordance with the Servicing Standard and (iii) actually paid by or on behalf of the related borrower. The Special Servicer will not be permitted to waive any such review fee without the Master Servicer’s consent.

Although the Master Servicer is required to service and administer the Serviced Loans in accordance with the Servicing Standard and, accordingly, without regard to its rights to receive compensation under the Pooling and Servicing Agreement, additional servicing compensation in the nature of assumption and modification fees may under certain circumstances provide the Master Servicer with an economic disincentive to comply with this standard.

The Master Servicer will be entitled to designate a portion of the Servicing Fee accrued on the Mortgage Loans and the Serviced Companion Loans at a specified rate per annum, the right to which portion will be transferable by the Master Servicer to other parties. That specified rate will be subject to reduction at any time following any resignation of the Master Servicer or any termination of the Master Servicer for cause, in each case to the extent reasonably necessary for the Trustee to appoint a successor Master Servicer that satisfies the requirements of the Pooling and Servicing Agreement.

“Consent Fees” means, with respect to any Serviced Loan, any and all fees actually paid by a borrower with respect to any consent or approval required or requested pursuant to the terms of the Mortgage Loan documents that does not involve a modification evidenced by a signed writing, assumption, extension, waiver or amendment of the terms of the Mortgage Loan documents.

“Excess Modification Fees” means, with respect to any Serviced Mortgage Loan (or Serviced Loan Combination, if applicable), the sum of (A) the excess of (i) any and all Modification Fees with respect to a modification, waiver, extension or amendment of any of the terms of a Serviced Mortgage Loan (or Serviced Loan Combination, if applicable), over (ii) all unpaid or unreimbursed Advances and additional expenses of the Issuing Entity (including, without limitation, interest on unreimbursed Advances with respect to such Serviced Mortgage Loan (or Serviced Loan Combination, if applicable), but excluding (1) Special Servicing Fees, Workout Fees and Liquidation Fees and (2) Borrower Delayed Reimbursements) outstanding or previously incurred on behalf of the Issuing Entity with respect to the related Serviced Mortgage Loan (or Serviced Loan Combination, if applicable) and reimbursed from such Modification Fees (which additional expenses will be reimbursed from such Modification Fees) and (B) expenses previously paid or reimbursed from Modification Fees as described in the preceding clause (A), which expenses have been recovered from the related borrower as Penalty Charges, specific reimbursements or otherwise. All Excess Modification Fees earned by the Special Servicer will be required to offset any future Workout Fees or Liquidation Fees payable with respect to the related Serviced Mortgage Loan (or Serviced Loan Combination, if applicable) or REO Property; provided, that if the Serviced Mortgage Loan (or Serviced Loan Combination, if applicable) ceases being a Corrected Loan, and is subject to a subsequent modification, any Excess Modification Fees earned by the Special Servicer prior to such Serviced Mortgage Loan (or Serviced Loan Combination, if applicable) ceasing to be a Corrected Loan will no longer be offset against future Liquidation Fees and Workout Fees unless such Serviced Mortgage Loan (or Serviced Loan Combination, if applicable) ceased to be a Corrected Loan within 18 months of it becoming a modified Mortgage Loan (or a modified Loan Combination, if applicable). In such case, the Special Servicer will be entitled to a Liquidation Fee or Workout Fee (to the extent not previously offset) with respect to the new modification, waiver, extension or amendment or future liquidation of the Specially Serviced Loan or related REO Property (including in connection with a repurchase, sale, refinance, discounted or final payoff or other liquidation); provided that any Excess Modification Fees earned and paid to the Special Servicer in connection with such subsequent modification, waiver, extension or amendment will be applied to offset such Liquidation Fee or Workout Fee to the extent described above. Within any prior 12-month period, all Excess Modification Fees earned by the Master Servicer or the Special Servicer (after taking into account any offset described above applied during such 12- month period) with respect to any Serviced Mortgage Loan (or Serviced Loan Combination, if applicable) will be subject to a cap equal to the greater of (i) 1% of the outstanding principal balance of such Serviced Mortgage Loan (or Serviced Loan Combination, if applicable) after giving effect to such transaction and (ii) $25,000.

“Borrower Delayed Reimbursements” means any unpaid or unreimbursed additional expenses (including, without limitation, Advances and interest on Advances) that the related borrower is required pursuant to a written modification agreement to pay in the future to the Issuing Entity in its capacity as owner of the related Mortgage Loan.

“Modification Fees” means, with respect to any Serviced Loan, any and all fees collected from the related borrower with respect to a modification, extension, waiver or amendment that modifies, extends, amends or waives any term of the Mortgage Loan documents (as evidenced by a signed writing) agreed to by the Master Servicer or the Special Servicer (other than all Assumption Fees, assumption application fees, Consent Fees and defeasance fees).

“Penalty Charges” means, with respect to any Serviced Loan (or successor REO Mortgage Loan or successor REO Companion Loan), any amounts actually collected thereon from the borrower that represent default charges, penalty charges, late fees and default interest (in the case of any Split Mortgage Loan or Serviced Companion Loan, to the extent allocable thereto pursuant to the related Co-Lender Agreement, and, in the case of a Serviced Companion Loan, to the extent not payable to the Serviced Companion Loan Holder, and, in the case of an Outside Serviced Mortgage Loan, any such amounts remitted by the Outside Servicer to the Master Servicer).

“Ancillary Fees” means, with respect to any Serviced Loan, any and all demand fees, beneficiary statement charges, fees for insufficient or returned checks and other usual and customary charges and fees (other than Modification Fees, Consent Fees, Penalty Charges, defeasance fees, Assumption Fees and assumption application fees) actually received from the borrower.

“Excess Penalty Charges” means, with respect to any Serviced Loan and any Collection Period, the sum of (A) the excess of (i) any and all Penalty Charges collected in respect of such Serviced Loan during such Collection Period, over (ii) all unpaid or unreimbursed Advances and additional expenses of the Issuing Entity (including without limitation Advances and interest on Advances to the extent not otherwise paid or reimbursed by the borrower, but excluding Special Servicing Fees, Workout Fees and Liquidation Fees) outstanding or previously incurred on behalf of the Issuing Entity (and, if applicable, the related Serviced Companion Loan Holder) with respect to such Serviced Loan and reimbursed from such Penalty Charges (which Advances and additional expenses will be reimbursed from such Penalty Charges) and (B) Advances and  expenses previously paid or reimbursed from Penalty Charges as described in the immediately preceding clause (A), which Advances and expenses have been recovered from the related borrower or otherwise.

“Assumption Fees” means, with respect to any Serviced Loan, any and all assumption fees with respect to a transfer of a related Mortgaged Property or interests in a related borrower (excluding assumption application fees).

An Outside Servicer will be entitled to receive servicing compensation with respect to the related Outside Serviced Loan Combination pursuant to the terms of the Outside Servicing Agreement, which servicing compensation will be similar, but not necessarily identical, to that payable to the Master Servicer with respect to a Serviced Loan Combination under the Pooling and Servicing Agreement (except that the applicable primary servicing fee rate under the related Outside Servicing Agreement will be as indicated above under this “—Servicing and Other Compensation and Payment of Expenses—Master Servicing Compensation” heading, and below in the footnotes to the table under the “—Servicing and Other Compensation and Payment of Expenses—Fees and Expenses” heading, and in each case such applicable primary servicing fee rate is included in the related Servicing Fee Rate presented in this prospectus).

Special Servicing Compensation

The principal compensation to be paid to the Special Servicer in respect of its special servicing activities will be the Special Servicing Fee, the Workout Fee and the Liquidation Fee.

The “Special Servicing Fee” will accrue with respect to each Specially Serviced Loan and REO Property serviced and administered under the Pooling and Servicing Agreement at the applicable Special Servicing Fee Rate calculated on the basis of the Stated Principal Balance of the related Specially Serviced Loan on the same interest accrual basis (e.g., an Actual/360 Basis or a 30/360 Basis) as interest is calculated on the related Specially Serviced Loan and will be prorated for partial periods, and will be payable monthly from general collections on all the Mortgage Loans and any REO Properties.

“Special Servicing Fee Rate” means (a) 0.25% per annum or (b) if such rate in clause (a) would result in a Special Servicing Fee with respect to a Specially Serviced Loan or REO Property serviced and administered under the Pooling and Servicing Agreement, that would be less than $5,000 in any given month, then the Special Servicing Fee Rate for such month for such Specially Serviced Loan or REO Property will be such higher per annum rate as would result in a Special Servicing Fee equal to $5,000 for such month with respect to such Specially Serviced Loan or REO Property.

The “Workout Fee” will generally be payable with respect to each Corrected Loan serviced and administered under the Pooling and Servicing Agreement, and will be calculated by application of the applicable Workout Fee Rate to each collection of interest (excluding default interest and Excess Interest) and principal received on that Corrected Loan, for so long as it remains a Corrected Loan; provided that no Workout Fee will be payable by the Issuing Entity with respect to any such Corrected Loan if and to the extent that the Corrected Loan became a Specially Serviced Loan under clause (g) of the definition of “Specially Serviced Loan” (and no other clause of that definition) and no event of default actually occurs, unless the Serviced Mortgage Loan (or Serviced Loan Combination, if applicable) is modified by the Special Servicer in accordance with the terms of the Pooling and Servicing Agreement; provided, further, that if a Serviced Mortgage Loan (or Serviced Loan Combination, if applicable) becomes a Specially Serviced Loan under the Pooling and Servicing Agreement only because of an event described in the second bullet of clause (a) of the definition of “Specially Serviced Loan” as a result of a payment default at maturity and the related collection of interest and principal is received within 90 days following the related maturity date in connection with the full and final payoff or refinancing of the related Serviced Mortgage Loan (or Serviced Loan Combination, if applicable), the Special Servicer will not be entitled to collect a Workout Fee, but may collect and retain appropriate fees from the related borrower in connection with such workout. The Workout Fee with respect to any Specially Serviced Loan that becomes a Corrected Loan under the Pooling and Servicing Agreement will be reduced by any Excess Modification Fees paid by or on behalf of the related borrower with respect to such Serviced Mortgage Loan (or Serviced Loan Combination, if applicable) as described in the definition of Excess Modification Fees, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

The Workout Fee with respect to any Corrected Loan serviced and administered under the Pooling and Servicing Agreement, will cease to be payable if the Corrected Loan again becomes a Specially Serviced Loan but will become payable again if and when the Serviced Mortgage Loan (or Serviced Loan Combination, if applicable) again becomes a Corrected Loan.

The “Workout Fee Rate” under the Pooling and Servicing Agreement will be a rate equal to the lesser of (a) 1.0% and (b) such lower rate as would result in a workout fee of $1,000,000 when applied to each expected payment of principal and interest (other than default interest and Excess Interest) on the subject Serviced Mortgage Loan (or Serviced Loan Combination, if applicable) from the date such Mortgage Loan (or Serviced Loan Combination, if applicable) becomes a Corrected Loan, through and including the then-related maturity date; provided that, if the rate in clause (a) above would result in a Workout Fee that would be less than $25,000 when applied to each expected payment of principal and interest (other than default interest and Excess Interest) on the subject Serviced Mortgage Loan (or Serviced Loan Combination, if applicable) from the date such Serviced Mortgage Loan (or Serviced Loan Combination, if applicable) becomes a Corrected Loan through and including the then-related maturity date, then the Workout Fee Rate will be a rate equal to such higher rate as would result in a Workout Fee equal to $25,000 when applied to each expected payment of principal and interest (other than default interest and Excess Interest) on such Serviced Mortgage Loan (or Serviced Loan Combination, if applicable) from the date such Serviced Mortgage Loan (or Serviced Loan Combination, if applicable) becomes a Corrected Loan through and including the then-related maturity date.

If the Special Servicer resigns or is terminated other than for cause, it will receive any Workout Fees payable on the Serviced Mortgage Loans (or Serviced Loan Combinations, if applicable) that were Corrected Loans at the time of the resignation or termination or for which the resigning or terminated Special Servicer had cured the event of default through a modification, restructuring or workout negotiated by the Special Servicer and evidenced by a signed writing, but which had not as of the time the Special Servicer resigned or was terminated become a Corrected Loan solely because the borrower had not had sufficient time to make three consecutive full and timely Monthly Payments and which subsequently becomes a Corrected Loan as a result of the borrower making such three consecutive timely Monthly Payments, but such fee will cease to be payable in each case if the Corrected Loan again becomes a Specially Serviced Loan. The successor Special Servicer will not be entitled to any portion of those Workout Fees.

A “Liquidation Fee” will be payable: (i) with respect to each Specially Serviced Loan serviced and administered under the Pooling and Servicing Agreement, as to which the Special Servicer obtains a full or discounted payoff (or unscheduled partial payment to the extent such prepayment is required by the Special Servicer as a condition to a workout) from the related borrower, (ii) except as otherwise described below, with respect to any Serviced Mortgage Loan (or Serviced Loan Combination, if applicable) repurchased or substituted for, or with respect to which a Loss of Value Payment is made, by a Sponsor, and (iii) with respect to any Specially Serviced Loan or any REO Property serviced and administered under the Pooling and Servicing Agreement, as to which the Special Servicer receives any Liquidation Proceeds, insurance proceeds or condemnation proceeds. The Liquidation Fee for each such Serviced Mortgage Loan, Specially Serviced Loan or REO Property serviced and administered under the Pooling and Servicing Agreement, will be payable from, and will be calculated by application of the Liquidation Fee Rate, to the related payment or proceeds; provided, that the Liquidation Fee with respect to any such Specially Serviced Loan or REO Property will be reduced by the amount of any Excess Modification Fees paid by or on behalf of the related borrower with respect to the Specially Serviced Loan or REO Property as described in the definition of “Excess Modification Fees” but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee; provided, further, that if a Serviced Mortgage Loan (or Serviced Loan Combination, if applicable) becomes a Specially Serviced Loan under the Pooling and Servicing Agreement only because of an event described in the second bullet of clause (a) of the definition of “Specially Serviced Loan” as a result of a payment default at maturity and the related proceeds or payment are received within 90 days following the related default in connection with the full and final payoff or refinancing of the related Serviced Mortgage Loan or Serviced Loan Combination, if applicable, the Special Servicer will not be entitled to collect a Liquidation Fee, but may collect and retain appropriate fees from the related borrower in connection with such liquidation; provided, however, that, except as contemplated by each of the immediately preceding provisos and the second following paragraph, no Liquidation Fee will be less than $25,000.

The “Liquidation Fee Rate” under the Pooling and Servicing Agreement will be a rate equal to the lesser of (a) such rate as would result in a Liquidation Fee of $1,000,000 and (b) 1.0%.

Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based upon, or out of, Liquidation Proceeds received in connection with: (i) the repurchase of, or substitution for, or payment of any Loss of Value Payment with respect to, any Mortgage Loan by the applicable Sponsor for a Material Defect within 120 days of the discovery or receipt of notice by the Sponsor of the Material Defect that gave rise to the particular repurchase or substitution obligation or the payment of the particular Loss of Value Payment, (ii) the purchase of any Specially Serviced Loan or REO Property by a mezzanine loan holder, if any (based on a purchase option set forth under the related intercreditor agreement), or the holder of a Subordinate Companion Loan, if any (based on a purchase option set forth under the related Co-Lender Agreement), in each case within 90 days of the date that the first purchase option related to the subject Servicing Transfer Event first becomes exercisable; or (iii) the purchase or other acquisition of all of the Mortgage Loans and REO Properties (or the Issuing Entity’s interest therein) in connection with an optional termination of the Issuing Entity. The Special Servicer may not receive a Workout Fee and a Liquidation Fee with respect to the same proceeds collected on a Mortgage Loan.

“Liquidation Proceeds” means the amount (other than insurance proceeds and condemnation proceeds) received in connection with (i) a liquidation of a Mortgage Loan, Serviced Companion Loan, Mortgaged Property, REO Property or interest in a Mortgage Loan, Serviced Companion Loan, Mortgaged Property or REO Property or (ii) the transfer of any Loss of Value Payments from the Loss of Value Reserve Fund to the Collection Account in accordance with the Pooling and Servicing Agreement (provided that for the purpose of determining the amount of the Liquidation Fee (if any) payable to the Special Servicer in connection with such Loss of Value Payment, the full amount of such Loss of Value Payment will be deemed to constitute “Liquidation Proceeds” from which the Liquidation Fee (if any) is payable as of such time such Loss of Value Payment is made by the applicable Sponsor).

“Defaulted Mortgage Loan” means a Serviced Loan (i) that is delinquent at least 60 days in respect of its Monthly Payments or delinquent in respect of its balloon payment, if any, in either case such delinquency to be determined without giving effect to any grace period permitted by the related Mortgage or Mortgage Note and without regard to any acceleration of payments under the related Mortgage and Mortgage Note or (ii) as to which the Master Servicer or the Special Servicer has, by written notice to the related borrower, accelerated the maturity of the indebtedness evidenced by the related Mortgage Note.

The Special Servicer will also be entitled to retain, as additional servicing compensation: (a) a specified percentage (which may be either 0% or 50% for Serviced Loans that are not Specially Serviced Loans, and will be 100% for Specially Serviced Loans) of Excess Modification Fees, Excess Penalty Charges, Consent Fees, Ancillary Fees (other than fees for insufficient or returned checks) and Assumption Fees with respect to each Serviced Loan; (b) 100% of any assumption application fees with respect to (i) Specially Serviced Loans and (ii) Serviced Loans that are not Specially Serviced Loans (if the related assumption was processed by the Special Servicer); and (c) any interest or other income earned on deposits in the REO Accounts and the reserve account established to hold any Loss of Value Payments that may be made by a Sponsor in connection with a Material Defect. With respect to Excess Penalty Charges, the Special Servicer will be entitled to any collections of Excess Penalty Charges that represent amounts accrued while the subject Serviced Loan is a Specially Serviced Loan even if collected when the Serviced Loan is not a Specially Serviced Loan. The Special Servicer will be entitled to charge and retain reasonable review fees in connection with any borrower request with respect to a Specially Serviced Loan or any non-Specially Serviced Loan as to which the borrower request relates to a Major Decision or a Special Servicer Decision, to the extent such fees are (i) not inconsistent with the related Mortgage Loan documents, (ii) in accordance with the Servicing Standard and (iii) actually paid by or on behalf of the related borrower. The Master Servicer will not be permitted to waive any such review fee without the Special Servicer’s consent.

Although the Special Servicer is required to service and administer the Serviced Loans in accordance with the Servicing Standard and, accordingly, without regard to its rights to receive compensation under the Pooling and Servicing Agreement, additional servicing compensation in the nature of assumption and modification fees may under certain circumstances provide the Special Servicer with an economic disincentive to comply with this standard.

With respect to each Collection Period, the Special Servicer will be required to deliver or cause to be delivered to the Master Servicer within two business days following the related Determination Date, and the Master Servicer will deliver, to the extent it has received such information, to the Certificate Administrator, without charge and within one business day prior to the related Distribution Date, a report that discloses and contains an itemized listing of any Disclosable Special Servicer Fees received by the Special Servicer or any of its affiliates during the related Collection Period; provided, that no such report will be due in any month during which no Disclosable Special Servicer Fees were received.

The Special Servicer and its affiliates will be prohibited from receiving or retaining any compensation or any other remuneration (including, without limitation, in the form of commissions, brokerage fees or rebates) from any person or entity (including, without limitation, the Issuing Entity, any borrower, any property manager, any guarantor or indemnitor in respect of a Serviced Mortgage Loan or Serviced Companion Loan and any purchaser of any Serviced Mortgage Loan, Serviced Companion Loan or REO Property) in connection with the disposition, workout or foreclosure of any Serviced Loan, the management or disposition of any REO Property, or the performance of any other special servicing duties under the Pooling and Servicing Agreement, other than as expressly provided for in the Pooling and Servicing Agreement; provided, that such prohibition will not apply to the Permitted Special Servicer/Affiliate Fees or the fees received by any person acting as an Outside Servicer or an Outside Special Servicer as expressly provided for under the Outside Servicing Agreement, or as master servicer or special servicer as expressly provided for under the pooling and servicing agreement governing the securitization of a Serviced Companion Loan.

“Disclosable Special Servicer Fees” means, with respect to any Serviced Loan or REO Property, any compensation and other remuneration (including, without limitation, in the form of commissions, brokerage fees and rebates received or retained by the Special Servicer or any of its affiliates that is paid by any person or entity (including, without limitation, the Issuing Entity, any borrower, any property manager, any guarantor or indemnitor in respect of a Serviced Loan and any purchaser of any Serviced Loan or REO Property (or interest in an REO Property related to any Serviced Loan Combinations, if applicable)) in connection with the disposition, workout or foreclosure of any Serviced Loan, the management or disposition of any REO Property, and the performance by the Special Servicer or any such affiliate of any other special servicing duties under the Pooling and Servicing Agreement, other than (1) any special servicing compensation which is payable to the Special Servicer under the Pooling and Servicing Agreement and that is set forth in a report that is part of the CREFC® Investor Reporting Package, and (2) any Permitted Special Servicer/Affiliate Fees.

“Permitted Special Servicer/Affiliate Fees” means any commercially reasonable treasury management fees, banking fees, title insurance and/or other insurance commissions and fees, title agency fees and appraisal review fees received or retained by the Special Servicer or any of its affiliates in connection with any services performed by such party with respect to any Serviced Loan or REO Property, in each case, in accordance with the Pooling and Servicing Agreement.

An Outside Special Servicer will be entitled to receive special servicing compensation with respect to the related Outside Serviced Loan Combination pursuant to the terms of the Outside Servicing Agreement, which special servicing compensation will be similar, but not necessarily identical, to that payable to the Special Servicer with respect to a Serviced Loan Combination under the Pooling and Servicing Agreement.

Trustee / Certificate Administrator Compensation

Pursuant to the Pooling and Servicing Agreement, the Trustee and Certificate Administrator will be entitled to receive a monthly fee (the “Trustee/Certificate Administrator Fee”). The Trustee/Certificate Administrator Fee will be payable monthly from amounts received in respect of the Mortgage Loans and, as to each Mortgage Loan, will accrue at 0.00700% per annum (the “Trustee/Certificate Administrator Fee Rate”). The Trustee/Certificate Administrator Fee will be paid monthly to the Certificate Administrator and the Certificate Administrator will pay the Trustee its portion of the Trustee/Certificate Administrator Fee in accordance with the Pooling and Servicing Agreement. The Trustee/Certificate Administrator Fee will accrue on the Stated Principal Balance of each Mortgage Loan and will be calculated on the same interest accrual basis (e.g., an Actual/360 Basis or a 30/360 Basis) as the related Mortgage Loan and prorated for any partial periods.

Operating Advisor Compensation

An operating advisor fee (the “Operating Advisor Fee”) will be payable to the Operating Advisor monthly from amounts received in respect of the Mortgage Loans (including any Outside Serviced Mortgage Loan) and will accrue at the applicable Operating Advisor Fee Rate with respect to each Mortgage Loan (including any Outside Serviced Mortgage Loan) on the Stated Principal Balance of the Mortgage Loan and will be calculated on the same interest accrual basis as the related Mortgage Loan and prorated for any partial periods.

The “Operating Advisor Fee Rate” with respect to each Interest Accrual Period is a rate equal to (i) 0.00277% per annum with respect to each Mortgage Loan (other than the Brookwood Self Storage LA-MS Portfolio Mortgage Loan and the IGT Reno Mortgage Loan), (ii) 0.00777% per annum with respect to the Brookwood Self Storage LA-MS Portfolio Mortgage Loan, and (iii) 0.00944% per annum with respect to the IGT Reno Mortgage Loan.

An Operating Advisor Consulting Fee will be payable to the Operating Advisor with respect to each Major Decision on which the Operating Advisor has consultation rights. The “Operating Advisor Consulting Fee” will be a fee for each such Major Decision equal to $10,000 or such lesser amount as the related borrower actually pays in respect of Operating Advisor Consulting Fees with respect to any Serviced Mortgage Loan (or Serviced Loan Combination, if applicable); provided that the Operating Advisor may in its sole discretion reduce the Operating Advisor Consulting Fee with respect to any Major Decision. Each of the Operating Advisor Fee and the Operating Advisor Consulting Fee will be payable from funds on deposit in the Collection Account out of amounts otherwise available to make distributions on the Certificates as described in “—Withdrawals from the Collection Account” above, but with respect to the Operating Advisor Consulting Fee only to the extent that such fee is actually received from the related borrower. If the Operating Advisor has consultation rights with respect to a Major Decision, the Pooling and Servicing Agreement will require the Master Servicer or the Special Servicer, as applicable, to use commercially reasonable efforts consistent with the Servicing Standard to collect the applicable Operating Advisor Consulting Fee from the related borrower in connection with such Major Decision, but only to the extent not prohibited by the related Mortgage Loan documents. The Master Servicer or the Special Servicer, as applicable, will each be permitted to waive or reduce the amount of any such Operating Advisor Consulting Fee payable by the related borrower if it determines that such full or partial waiver is in accordance with the Servicing Standard but may in no event take any enforcement action with respect to the collection of such Operating Advisor Consulting Fee other than requests for collection; provided that the Master Servicer or the Special Servicer, as applicable, will be required to consult with the Operating Advisor on a non-binding basis prior to any such waiver or reduction.

The Operating Advisor Fee will be payable from funds on deposit in the Collection Account out of amounts otherwise available to make distributions on the Certificates as described in “—Withdrawals from the Collection Account” above.

CREFC® Intellectual Property Royalty License Fee

The CREFC® Intellectual Property Royalty License Fee will be paid to CREFC® on a monthly basis. The “CREFC® Intellectual Property Royalty License Fee” with respect to each Mortgage Loan (including any REO Mortgage Loan) and for any Distribution Date is the amount accrued during the related Interest Accrual Period at the CREFC® Intellectual Property Royalty License Fee Rate on the Stated Principal Balance of such Mortgage Loan as of the close of business on the Distribution Date in such Interest Accrual Period; provided, that such amounts will be computed for the same period and on the same interest accrual basis (e.g., an Actual/360 Basis or 30/360 Basis) respecting which any related interest payment due or deemed due on the related Mortgage Loan is computed and will be prorated for partial periods. The CREFC® Intellectual Property Royalty License Fee is a fee payable to CREFC® for a license to use the CREFC® Investor Reporting Package in connection with the servicing and administration, including delivery of periodic reports to the Certificateholders, of the Issuing Entity pursuant to the Pooling and Servicing Agreement. No CREFC® Intellectual Property Royalty License Fee will be paid on any Companion Loan.

“CREFC® Intellectual Property Royalty License Fee Rate” with respect to each Mortgage Loan is a rate equal to 0.00050% per annum.

The “Administrative Fee Rate” is the per annum rate set forth on Annex A to this prospectus as the “Administrative Fee Rate”, which is equal to the sum of the Servicing Fee Rate, the CREFC® Intellectual Property Royalty License Fee Rate, the Trustee/Certificate Administrator Fee Rate and the Operating Advisor Fee Rate.

Asset Representations Reviewer Compensation

The Asset Representations Reviewer will be paid a fee of $5,000 (the “Asset Representations Reviewer Upfront Fee”) on the Closing Date to be paid by the Sponsors.

In connection with each Asset Review with respect to each Delinquent Loan, the Asset Representations Reviewer will be entitled to a fee (the “Asset Representations Reviewer Asset Review Fee”) equal to the lesser of (a) a fee billed at an adjustable hourly rate and (b) a portfolio level cap as described below.

With respect to any Affirmative Asset Review Vote and the related Delinquent Loans subject to any Asset Review (for purposes of this paragraph, the “Subject Loans”), the “Asset Representations Reviewer Cap” will equal the sum of: (i) $10,000 multiplied by the number of Subject Loans, plus (ii) $2,000 per Mortgaged Property relating to the Subject Loans in excess of one Mortgaged Property per Subject Loan, plus (iii) $2,000 per Mortgaged Property relating to a Subject Loan subject to a ground lease, plus (iv) $1,000 per Mortgaged Property relating to a Subject Loan subject to a franchise agreement, hotel management agreement or hotel license agreement, subject, in the case of each of clauses (i) through (iv), to annual adjustments on the basis of the year-end Consumer Price Index for All Urban Consumers or other similar index if the Consumer Price Index for All Urban Consumers is no longer calculated, for the year of the Closing Date and for the year in which the related Asset Review Notice is given.

If paid by the Issuing Entity as described below, the Asset Representations Reviewer Asset Review Fee will be payable from funds on deposit in the Collection Account out of amounts otherwise available to make distributions on the Certificates as described in “—Withdrawals from the Collection Account” above. The Asset Representations Reviewer Asset Review Fee with respect to each Delinquent Loan will be required to be paid by the related Mortgage Loan Seller; provided, however, that if (i) the related Mortgage Loan Seller is insolvent, or (ii) the related Mortgage Loan Seller fails to pay such amount within 90 days following receipt of the Asset Representations Reviewer’s invoice, then such fee will be paid by the Issuing Entity following delivery by the Asset Representations Reviewer of evidence reasonably satisfactory to the Special Servicer of such insolvency or failure to pay such amount; provided, further, that notwithstanding any payment of such fee by the Issuing Entity to the Asset Representations Reviewer, such fee will remain an obligation of the related Mortgage Loan Seller, and the Special Servicer will be required to determine whether to, pursue (and, if it so determines to do so, to pursue) remedies against such Mortgage Loan Seller or its insolvency estate to recover any such amounts to the extent paid by the Issuing Entity. The Asset Representations Reviewer Asset Review Fee with respect to a Delinquent Loan is required to be included in the Repurchase Price for any Mortgage Loan that was the subject of a completed Asset Review and that is repurchased by the related Mortgage Loan Seller, and such portion of the Repurchase Price received will be used to reimburse the Issuing Entity for any such fees paid to the Asset Representations Reviewer pursuant to the terms of the Pooling and Servicing Agreement.

Fees and Expenses

The amounts available for distribution on the Certificates on any Distribution Date will generally be net of the following amounts:

Type/Recipient	Amount(1)	Frequency	Source of Funds

Servicing Fee(2) and Sub-Servicing Fee / Master Servicer / Outside Servicer	with respect to each Mortgage Loan (including an REO Mortgage Loan and including an Outside Serviced Mortgage Loan), will accrue on the related Stated Principal Balance at a rate (which rate includes any sub-servicing fee rate and the primary servicing fee rate payable to the Outside Servicer with respect to an Outside Serviced Mortgage Loan), which together with the CREFC® Intellectual Property Royalty License Fee Rate, the Trustee/Certificate Administrator Fee Rate and the Operating Advisor Fee Rate, is equal to the per annum rate set forth on Annex A to this prospectus as the Administrative Fee Rate with respect to such Mortgage Loan (calculated on the same basis as interest is calculated on the related Mortgage Loan and prorated for partial periods)	monthly	interest collections
Additional Servicing Compensation(3) / Master Servicer	– a specified percentage (which may be either 50% or 100% for Serviced Mortgage Loans that are not Specially Serviced Loans, and will be 0% for Specially Serviced Loans) of Excess Modification Fees, Excess Penalty Charges, Consent Fees, review fees, Ancillary Fees (other than fees for insufficient or returned checks) and Assumption Fees with respect to the Serviced Mortgage Loans(4)	from time to time	the related fee/ investment income

–    100% of assumption application fees on the Serviced Mortgage Loans that are not Specially Serviced Loans (if the related assumption was processed by the Master Servicer) and any defeasance fee actually paid by a borrower in connection with the defeasance of a Serviced Mortgage Loan

–    100% of fees for insufficient or returned checks actually received from borrowers on all Serviced Mortgage Loans from time to time from time to time
	– all investment income earned on amounts on deposit in the collection account, loan combination custodial account(s) and certain reserve accounts	monthly
Special Servicing Fee / Special Servicer	with respect to any Serviced Mortgage Loan that is a Specially Serviced Loan or REO Mortgage Loan, will accrue on the related Stated Principal Balance at a rate equal to 0.25% per annum (or, if 0.25% per annum would result in a Special Servicing Fee with respect to such Specially Serviced Loan that would be less than $5,000 in any given month, then at such higher per annum rate as would result in a Special Servicing Fee equal to $5,000 for such month with respect to such Mortgage Loan) (calculated on the related Stated Principal Balance and same basis as interest is calculated on the related Mortgage Loan and prorated for partial periods)	monthly	general collections

Type/Recipient	Amount(1)	Frequency	Source of Funds

Workout Fee / Special Servicer	with some limited exceptions, an amount equal to the Workout Fee Rate applied to each payment or other collection of principal and interest (excluding default interest and Excess Interest) on any Serviced Mortgage Loan that became a Corrected Loan under the Pooling and Servicing Agreement, which Workout Fee Rate will equal the lesser of (a) 1.0% and (b) such lower rate as would result in a Workout Fee of $1,000,000, when applied to each expected payment of principal and interest (excluding default interest and Excess Interest) with respect to the subject Serviced Mortgage Loan from the date such Mortgage Loan becomes a Corrected Loan, through and including the then-related maturity date; provided that, if the rate in clause (a) above would result in a Workout Fee that would be less than $25,000 when applied to each expected payment of principal and interest (excluding default interest and Excess Interest) on any Serviced Mortgage Loan from the date such Mortgage Loan becomes a Corrected Loan through and including the then-related maturity date, then the Workout Fee Rate will be a rate equal to such higher rate as would result in a Workout Fee equal to $25,000 when applied to each expected payment of principal and interest (excluding default interest and Excess Interest) on such Mortgage Loan from the date such Mortgage Loan becomes a Corrected Loan through and including the then-related maturity date); and provided, further, that no Workout Fee will be payable to the Special Servicer under the Pooling and Servicing Agreement with respect to any Outside Serviced Mortgage Loan.	monthly	the related collections of principal and interest
Liquidation Fee / Special Servicer	with some limited exceptions, an amount generally equal to 1.0% of each recovery by the Special Servicer of Liquidation Proceeds, insurance proceeds, condemnation proceeds and/or other payments, with respect to each Serviced Mortgage Loan repurchased or substituted by a Sponsor, each Specially Serviced Loan and each REO Property; provided, however, that, the Liquidation Fee payable under the Pooling and Servicing Agreement with respect to any such Mortgage Loan will generally not be more than $1,000,000 or, with limited exception, less than $25,000; and provided, further, that no Liquidation Fee will be payable to the Special Servicer under the Pooling and Servicing Agreement with respect to any Outside Serviced Mortgage Loan.	upon receipt of such proceeds and payments	the related Liquidation Proceeds, insurance proceeds, condemnation proceeds and borrower payments
Additional Special Servicing Compensation(3) / Special Servicer	– a specified percentage (which may be either 0% or 50% for Serviced Mortgage Loans that are not Specially Serviced Loans, and will be 100% for Specially Serviced Loans) of Excess Modification Fees, Excess Penalty Charges, Consent Fees, review fees, Ancillary Fees (other than fees for insufficient or returned checks) and Assumption Fees with respect to the Serviced Mortgage Loans(4)	from time to time	the related fee/ investment income
	– 100% of assumption application fees on (i) Specially Serviced Loans and (ii) Serviced Mortgage Loans that are not Specially Serviced Loans (if the related assumption was processed by the Special Servicer)	from time to time
	– all investment income received on funds in any REO account	from time to time

Type/Recipient	Amount(1)	Frequency	Source of Funds

Trustee/Certificate Administrator Fee / Trustee/Certificate Administrator	with respect to each Mortgage Loan (including an REO Mortgage Loan), will accrue at a per annum rate equal to 0.00700% on the Stated Principal Balance of the related Mortgage Loan (calculated on the same basis as interest is calculated on the related Mortgage Loan and prorated for partial periods)	monthly	general collections
Operating Advisor Fee / Operating Advisor	with respect to each Mortgage Loan (including an REO Mortgage Loan), will accrue at a per annum rate equal to (i) 0.00277% (except with respect to the Brookwood Self Storage LA-MS Portfolio Mortgage Loan and the IGT Reno Mortgage Loan), (ii) 0.00777% with respect to the Brookwood Self Storage LA-MS Portfolio Mortgage Loan, and (iii) 0.00944% with respect to the IGT Reno Mortgage Loan, on the Stated Principal Balance of the related Mortgage Loan (calculated on the same basis as interest is calculated on the related Mortgage Loan and prorated for any partial periods)	monthly	general collections
Operating Advisor Consulting Fee / Operating Advisor	a fee in connection with each Major Decision for which the Operating Advisor has consulting rights equal to $10,000 or such lesser amount as the related borrower actually pays in respect of Operating Advisor Consulting Fees with respect to any Serviced Mortgage Loan (or Serviced Loan Combination, if applicable)	from time to time	to the extent paid by the related borrower with respect to any Major Decision for which the Operating Advisor has consultation rights during any period
Asset Representations Reviewer Upfront Fee / Asset Representations Reviewer	a fee of $5,000	at closing	payable by the Mortgage Loan Sellers
Asset Representations Reviewer Asset Review Fee/Asset Representations Reviewer	the lesser of (a) a fee billed at an adjustable hourly rate and (b) the sum of (i) $10,000 multiplied by the number of Delinquent Loans subject to an Asset Review (for purposes of this item, the “Subject Loans”), plus (ii) $2,000 per Mortgaged Property relating to the Subject Loans in excess of one Mortgaged Property per Subject Loan, plus (iii) $2,000 per Mortgaged Property relating to a Subject Loan subject to a ground lease, plus (iv) $1,000 per Mortgaged Property relating to a Subject Loan subject to a franchise agreement, hotel management agreement or hotel license agreement, subject, in the case of each of clauses (i) through (iv), to annual adjustments on the basis of the year-end Consumer Price Index for All Urban Consumers or other similar index if the Consumer Price Index for All Urban Consumers is no longer calculated	in connection with each Asset Review with respect to a Delinquent Loan.	payable by the related Mortgage Loan Seller; provided, however, that if the related Mortgage Loan Seller is insolvent or fails to pay such amount within the specified period, such fee will be paid by the Issuing Entity out of general collections
Property Advances(5)/ Master Servicer, Special Servicer and Trustee	to the extent of funds available, the amount of any Property Advances	from time to time	collections on the related Mortgage Loan, or if not recoverable or in the case of Workout-Delayed Reimbursement Amounts, from general collections

Type/Recipient	Amount(1)	Frequency	Source of Funds

Interest on Property Advances(5) / Master Servicer, Special Servicer and Trustee	at Prime Rate	when advance is reimbursed	first from Penalty Charges and Modification Fees collected on the related Mortgage Loan, then from general collections
P&I Advances / Master Servicer and Trustee	to the extent of funds available, the amount of any P&I Advances	from time to time	collections on the related Mortgage Loan, or if not recoverable or in the case of Workout-Delayed Reimbursement Amounts, from general collections
Interest on P&I Advances / Master Servicer and Trustee	at Prime Rate	when advance is reimbursed	first from Penalty Charges and Modification Fees collected on the related Mortgage Loan, then from general collections
Indemnification Expenses(5) / Depositor, Certificate Administrator, paying agent, custodian, certificate registrar, Trustee, Operating Advisor, Asset Representations Reviewer, Master Servicer and Special Servicer	amounts and expenses for which the Depositor, the Certificate Administrator, the paying agent, the custodian, the certificate registrar, the Trustee, the Operating Advisor, the Asset Representations Reviewer, the Master Servicer (for itself or on behalf of certain indemnified sub-servicers) and the Special Servicer are entitled to indemnification.	from time to time	general collections

(1)	The above chart generally does not include amounts payable to the Master Servicer, the Special Servicer, any Outside Servicer, or any Outside Special Servicer with respect to the Companion Loans. In general, such parties would be entitled to fees on a Serviced Companion Loan similar to those payable to such parties on a Serviced Mortgage Loan.

(2)	With respect to each Outside Serviced Mortgage Loan, for purposes of presentation in this prospectus, includes the primary servicing fee required to be paid to the related Outside Servicer, which will accrue at a rate (which includes any applicable sub-servicing fee rate) (each, an “Outside Servicer Fee Rate”) indicated in the table below titled “Outside Serviced Mortgage Loan Fees” below the column headed “Outside (Primary) Servicer Fee Rate”.

(3)	In general, with respect to each Outside Serviced Mortgage Loan, we anticipate that the related Outside Servicer and/or Outside Special Servicer, as applicable, will be entitled to receive fees with respect to such Outside Serviced Mortgage Loan in amounts, from sources and at frequencies that are similar, but not necessarily identical, to the subject fees described in the foregoing table. The rights to compensation for such parties will be governed by the applicable Outside Servicing Agreement. See “Description of the Mortgage Pool—The Loan Combinations” in this prospectus, “—Certain Considerations Regarding the Outside Serviced Loan Combinations” above and “—Servicing of the Outside Serviced Mortgage Loans” below.

(4)	Allocable between the Master Servicer and the Special Servicer as provided in the Pooling and Servicing Agreement and as described in “—Withdrawals from the Collection Account” above. The allocations between each Outside Servicer and each Outside Special Servicer pursuant to the related Outside Servicing Agreement may be different.

(5)	In general, with respect to each Outside Serviced Mortgage Loan, we anticipate that the related Outside Servicer, Outside Special Servicer, Outside Operating Advisor (if any), outside asset representations reviewer (if any), Outside Certificate Administrator and Outside Trustee will be entitled to receive reimbursement and/or indemnification with respect to such Outside Serviced Mortgage Loan in amounts, from sources and at frequencies that are similar, but not necessarily identical, to the subject fees described in the foregoing table. See “Description of the Mortgage Pool—The Loan Combinations” in this prospectus, “—Certain Considerations Regarding the Outside Serviced Loan Combinations” above and “—Servicing of the Outside Serviced Mortgage Loans” below.

With respect to each of the Outside Serviced Mortgage Loans set forth in the table below, the Outside Servicer under the Outside Servicing Agreement governing the servicing of that Mortgage Loan will, or is expected to, be entitled to a primary servicing fee equal to a per annum rate (which includes any applicable sub-servicing fee rate) set forth in the table below, and the Outside Special Servicer under the related Outside Servicing Agreement will, or is expected to, be entitled to a special servicing fee at a rate equal to the per annum rate, as well as a workout fee and liquidation fee at the respective percentages, set forth below.

Outside Serviced Mortgage Loan Fees

Mortgaged Property Name	Outside (Primary) Servicer Fee Rate(1)	Outside Special Servicer Fee Rate	Outside Workout Fee Rate	Outside Liquidation Fee Rate
General Motors Building	0.00125% per annum	0.05% per annum	0.15%	0.15%
Olympic Tower	0.00125% per annum	0.25% per annum	0.50%	0.50%
245 Park Avenue	0.00125% per annum	0.25% per annum	0.50%	0.50%
Starwood Capital Group Hotel Portfolio	0.00250% per annum	0.25% per annum	the lesser of 1.0% and such percentage as would result in a workout fee of $1,000,000, provided that no workout fee will be less than $25,000	the lesser of 1.0% and such percentage as would result in a liquidation fee of $1,000,000, provided that no liquidation fee will be less than $25,000
Gurnee Mills	0.00250% per annum	the greater of 0.25% per annum or such rate as would result in a special servicing fee of $5,000 for the related month	the lesser of 1.0% and such percentage as would result in a workout fee of $1,000,000, provided that no workout fee will be less than $25,000	the lesser of 1.0% and such percentage as would result in a liquidation fee of $1,000,000, provided that no liquidation fee will be less than $25,000

(1)	Includes any applicable sub-servicing fee rate.

Application of Penalty Charges and Modification Fees

On or prior to the second business day before each Master Servicer Remittance Date, the Master Servicer is required to apply all Penalty Charges and Modification Fees received by it with respect to a Mortgage Loan (including each Outside Serviced Mortgage Loan, to the extent allocable to such Outside Serviced Mortgage Loan pursuant to the related Co-Lender Agreement and remitted to the Master Servicer by the Outside Servicer) or Serviced Loan Combination (subject to the allocation of Penalty Charges under the related Co-Lender Agreement) during the related one-month period ending on the related Determination Date, as follows:

first, to the extent of all Penalty Charges and Modification Fees (in such order), to pay or reimburse the Master Servicer, the Special Servicer and/or the Trustee, as applicable, for all outstanding Advances (including unreimbursed Advances that have been determined to be Nonrecoverable Advances), the related interest on Advances and other outstanding additional expenses of the Issuing Entity (exclusive of Special Servicing Fees, Workout Fees and Liquidation Fees) other than Borrower Delayed Reimbursements, in each case, with respect to such Mortgage Loan or Serviced Loan Combination;

second, to the extent of all remaining Penalty Charges and Modification Fees (in such order), as a reimbursement to the Issuing Entity of all Advances (and related interest on Advances) with respect to such Mortgage Loan or Serviced Loan Combination previously determined to be Nonrecoverable Advances and previously reimbursed to the Master Servicer, the Special Servicer and/or the Trustee, as applicable, from amounts on deposit in the Collection Account (and such amounts will be retained or deposited in the Collection Account as recoveries of such Nonrecoverable Advances and related interest on Nonrecoverable Advances) other than Borrower Delayed Reimbursements;

third, to the extent of all remaining Penalty Charges and Modification Fees (in such order), as a reimbursement to the Issuing Entity of all other additional expenses of the Issuing Entity (exclusive of Special Servicing Fees, Workout Fees and Liquidation Fees) with respect to such Mortgage Loan or Serviced Loan

Combination previously paid from the Collection Account or Loan Combination Custodial Account (and such amounts will be retained or deposited in the Collection Account or Loan Combination Custodial Account, as applicable, as recoveries of such additional expenses of the Issuing Entity) other than Borrower Delayed Reimbursements; and

fourth, to the extent of any remaining Penalty Charges and any remaining Modification Fees, to the Master Servicer or the Special Servicer, as applicable, as compensation.

Notwithstanding the foregoing, Penalty Charges collected on any Loan Combination are allocable in accordance with the related Co-Lender Agreement as described under “Description of the Mortgage Pool—The Loan Combinations” above.

Enforcement of Due-On-Sale and Due-On-Encumbrance Clauses

Due-On-Sale

Upon receipt of any request for a waiver or consent in respect of a due-on-sale provision under the Mortgage Loan documents (which will include, without limitation, requests regarding sales or transfers of Mortgaged Properties, in full or in part, or the sale, transfer, pledge or hypothecation of direct or indirect interests in the borrower or its owner, in each case to the extent not permitted under the related Mortgage Loan documents), subject to the discussion under “—Directing Holder” and “—Operating Advisor” below and “Description of the Mortgage Pool—The Loan Combinations” in this prospectus, the Special Servicer will be required to determine in a manner consistent with the Servicing Standard whether to waive any right the lender under any Serviced Loan may have under a due-on-sale provision to accelerate payment of that Serviced Loan. Notwithstanding the foregoing, with respect to any non-Specially Serviced Loan as to which the Master Servicer and the Special Servicer mutually agree, the Master Servicer will process any such request and provide its written recommendation and analysis to the Special Servicer as to whether or not to waive any right the lender may have under such Serviced Loan’s due-on-sale provision to accelerate payment of that Serviced Loan (with any such recommended course of action to be subject to the Special Servicer’s consent).

Both the Master Servicer and the Special Servicer (as applicable in accordance with the discussion above in the preceding paragraph), each in a manner consistent with the Servicing Standard and to the extent permitted by applicable law, will be required to enforce the restrictions contained in the related Mortgage Loan documents on transfers of the related Mortgaged Property and on transfers of interests in the related borrower, unless following its receipt of a request for waiver or consent in respect of a due-on-sale provision the Master Servicer (to the extent that it is processing such request and with the written consent of the Special Servicer) or the Special Servicer, as applicable, has determined (subject to the discussion under “—Directing Holder” below and “Description of the Mortgage Pool—The Loan Combinations”), consistent with the Servicing Standard, that the waiver of such restrictions or granting of consent would be in accordance with the Servicing Standard. However, neither the Master Servicer nor the Special Servicer may waive the rights of the lender or grant its consent under any due-on-sale clause, unless—

(i)	the Master Servicer or the Special Servicer, as applicable, has received a Rating Agency Confirmation, or

(ii)	such Serviced Mortgage Loan (including a Serviced Mortgage Loan related to a Serviced Loan Combination) (A) represents less than 5% of the principal balance of all of the Mortgage Loans in the Issuing Entity, (B) has a principal balance that is $35 million or less, and (C) is not one of the 10 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan) in the Mortgage Pool based on principal balance, or

(iii)	such Serviced Mortgage Loan (including a Serviced Mortgage Loan related to a Serviced Loan Combination) has a principal balance less than $10,000,000.

For the avoidance of doubt, notwithstanding any provision contained in the related Mortgage Loan documents to the contrary, no Rating Agency Confirmation will be required in connection with a waiver or grant of consent in respect of a due-on-sale provision discussed above in this paragraph if such Serviced Mortgage Loan satisfies the conditions set forth in clause (ii) or clause (iii) above in this paragraph.

Due-On-Encumbrance

Upon receipt of any request for a waiver or consent in respect of a due-on-encumbrance provision under the Mortgage Loan documents (which will include, without limitation, requests regarding any mezzanine/subordinate financing of the borrower or the Mortgaged Property or any sale or transfer of preferred equity in the borrower or its owners, in each case to the extent not permitted under the related Mortgage Loan documents), subject to the discussion under “—Directing Holder” and “—Operating Advisor” below and “Description of the Mortgage Pool—The Loan Combinations” in this prospectus, the Special Servicer will be required to determine in a manner consistent with the Servicing Standard whether to waive any right the lender under any Serviced Loan may have under a due-on-encumbrance provision to accelerate payment of that Serviced Loan. Notwithstanding the foregoing, with respect to any non-Specially Serviced Loan as to which the Master Servicer and the Special Servicer mutually agree, the Master Servicer will process any such request and provide its written recommendation and analysis to the Special Servicer as to whether or not to waive any right the lender may have under such Serviced Loan’s due-on-encumbrance provision to accelerate payment of that Serviced Loan (with any recommended course of action to be subject to the Special Servicer’s consent).

Both the Master Servicer and the Special Servicer (as applicable in accordance with the discussion above in the preceding paragraph), each in a manner consistent with the Servicing Standard and to the extent permitted by applicable law, will be required to enforce the restrictions contained in the related Mortgage Loan documents on further encumbrances of the related Mortgaged Property and on further encumbrances of interests in the related borrower, unless following its receipt of a request for waiver or consent in respect of a due-on-encumbrance provision the Master Servicer (to the extent that it is processing such request and with the written consent of the Special Servicer) or the Special Servicer, as applicable, has determined (subject to the discussion under “—Directing Holder” below and “Description of the Mortgage Pool—The Loan Combinations”), consistent with the Servicing Standard, that the waiver of such restrictions or granting of consent would be in accordance with the Servicing Standard. However, neither the Master Servicer nor the Special Servicer may waive the rights of the lender or grant its consent under any due-on-encumbrance clause, unless—

(i)	the Master Servicer or the Special Servicer, as applicable, has received a Rating Agency Confirmation, or

(ii)	such Serviced Mortgage Loan (including a Serviced Mortgage Loan related to a Serviced Loan Combination) (A) represents less than 2% of the aggregate principal balance of all of the Mortgage Loans in the Issuing Entity, (B) has a principal balance that is $20 million or less, (C) has a loan-to-value ratio equal to or less than 85% (including any existing and proposed debt), (D) has a debt service coverage ratio equal to or greater than 1.20x (in each case, determined based upon the aggregate of the principal balance of the Serviced Mortgage Loan, any related Serviced Companion Loan (if applicable) and the principal amount of the proposed additional lien) and (E) is not one of the 10 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan) in the Mortgage Pool based on principal balance, or

(iii)	such Serviced Mortgage Loan (including a Serviced Mortgage Loan related to a Serviced Loan Combination) has a principal balance less than $10,000,000.

For the avoidance of doubt, notwithstanding any provision contained in the related Mortgage Loan documents to the contrary, no Rating Agency Confirmation will be required in connection with a waiver or grant of consent in respect of a due-on-encumbrance provision discussed above in this paragraph if such Serviced Mortgage Loan satisfies the conditions set forth in clause (ii) or clause (iii) above in this paragraph.

Notwithstanding the foregoing, without any other approval or consent, the Master Servicer (for non-Specially Serviced Loans) or the Special Servicer (for Specially Serviced Loans) may grant and process a borrower’s request for consent to subject the related Mortgaged Property to an immaterial easement, right of way or similar agreement for utilities, access, parking, public improvements or another purpose (and may consent to subordination of the related Serviced Loan to such easement, right of way or similar agreement).

Appraisal Reduction Amounts

After an Appraisal Reduction Event has occurred, an Appraisal Reduction Amount is required to be calculated. An “Appraisal Reduction Event” will occur with respect to a Serviced Loan on the earliest of:

●	the date on which a modification of the Serviced Loan that, among other things, reduces the amount of Monthly Payments on a Serviced Loan, or changes any other material economic term of the Serviced Loan or impairs the security of the Serviced Loan, becomes effective as a result of a modification of the related Serviced Loan following the occurrence of a Servicing Transfer Event;

●	the date on which the Serviced Loan is 60 days or more delinquent in respect of any scheduled monthly debt service payment (other than a balloon payment);

●	solely in the case of a delinquent balloon payment, (A) the date occurring 60 days beyond the date on which that balloon payment was due (except as described in the immediately following clause (B) or (B) if the related borrower has delivered to the Master Servicer or the Special Servicer (and in either such case the Master Servicer or the Special Servicer, as applicable, is required to promptly deliver a copy thereof to the other such servicer), a refinancing commitment acceptable to the Special Servicer prior to the date 60 days after maturity, the date occurring 120 days after the date on which that balloon payment was due (or for such shorter period beyond the date on which that balloon payment was due during which the refinancing is scheduled to occur);

●	the date on which the related Mortgaged Property became an REO Property;

●	the 60th day after a receiver or similar official is appointed (and continues in that capacity) in respect of the related Mortgaged Property;

●	the 60th day after the date the related borrower is subject to a bankruptcy, insolvency or similar proceedings (if, in the case of an involuntary bankruptcy, insolvency or similar proceeding, not dismissed within those 60 days); or

●	the date on which the Serviced Loan remains outstanding five years following any extension of its maturity date pursuant to the Pooling and Servicing Agreement.

If an Appraisal Reduction Event occurs with respect to any Serviced Mortgage Loan that is part of a Serviced Loan Combination, then an Appraisal Reduction Event will be deemed to have occurred with respect to the related Serviced Companion Loan(s).  If an Appraisal Reduction Event occurs with respect to any Serviced Companion Loan that is part of a Serviced Loan Combination, then an Appraisal Reduction Event will be deemed to have occurred with respect to the related Serviced Mortgage Loan and any other Serviced Companion Loan(s) included as part of that Serviced Loan Combination.

No Appraisal Reduction Event may occur at any time when the aggregate Certificate Balance of all Classes of Principal Balance Certificates (other than the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates) has been reduced to zero.

Promptly upon the occurrence of an Appraisal Reduction Event with respect to a Serviced Loan, the Special Servicer is required to use reasonable efforts to obtain an appraisal of the related Mortgaged Property from an Appraiser in accordance with Member of the Appraisal Institute (“MAI”) standards. No new appraisal will be required if an appraisal from an Appraiser in accordance with MAI standards was obtained within the prior nine months unless the Special Servicer determines in accordance with the Servicing Standard that such earlier appraisal is materially inaccurate. The cost of the appraisal will be advanced by the Master Servicer and will be reimbursed to the Master Servicer as a Property Advance.

On the first Determination Date occurring on or after the receipt of the appraisal, the Special Servicer will be required to calculate the Appraisal Reduction Amount, if any, taking into account the results of such appraisal and such information, if any, reasonably requested by the Special Servicer from the Master Servicer reasonably required to calculate or recalculate the Appraisal Reduction Amount. In the event that the Special Servicer has not received any required appraisal within 120 days after the event described in the applicable clause of the definition of “Appraisal Reduction Event” (without regard to the time periods set forth in the definition), then, solely for purposes of determining the amounts of the P&I Advances, the amount of the Appraisal Reduction Amount for or allocable to the related Serviced Mortgage Loan will be deemed to be an amount equal to 25% of the current Stated Principal Balance of such related Serviced Mortgage Loan until the appraisal is received. The Master Servicer will provide (via electronic delivery) the Special Servicer with information in its possession that is reasonably required to calculate or recalculate any Appraisal Reduction Amount pursuant to the definition thereof using reasonable efforts to deliver such information within four business days of the Special Servicer’s reasonable written request. None of the Master Servicer, the Trustee or the Certificate Administrator will calculate or verify Appraisal Reduction Amounts.

The “Appraisal Reduction Amount” for any Distribution Date and for any Serviced Mortgage Loan (or Serviced Loan Combination, if applicable) as to which any Appraisal Reduction Event has occurred and the Appraisal Reduction Amount is required to be calculated will generally be equal to (subject to the discussion in the prior paragraph) the excess of (a) the Stated Principal Balance of that Serviced Mortgage Loan (or Serviced Loan Combination) as of the last day of the related Collection Period over (b) the excess of (i) the sum of (A) 90% of the appraised value of the related Mortgaged Property or Mortgaged Properties as determined by the appraisal, minus such downward adjustments as the Special Servicer, in accordance with the Servicing Standard, may make (without implying any obligation to do so) based upon the Special Servicer’s review of the appraisal and such other information as the Special Servicer may deem appropriate and (B) all escrows, letters of credit and reserves in respect of such Serviced Mortgage Loan (or Serviced Loan Combination) as of the date of calculation over (ii) the sum as of the Due Date occurring in the month of the date of determination of (A) to the extent not previously advanced by the Master Servicer or the Trustee, all unpaid interest on that Serviced Mortgage Loan (or Serviced Loan Combination) at a per annum rate equal to the Mortgage Rate (and, with respect to a Serviced Loan Combination, interest on the related Serviced Companion Loan(s) at the related Mortgage Rate), (B) all unreimbursed Advances and interest on those Advances at the Advance Rate in respect of that Serviced Mortgage Loan (or Serviced Loan Combination) and (C) all currently due and unpaid real estate taxes and assessments, insurance premiums and ground rents, unpaid Special Servicing Fees and all other amounts due and unpaid under the Serviced Mortgage Loan (or Serviced Loan Combination) (which tax, premiums, ground rents and other amounts have not been the subject of an Advance by the Master Servicer, the Special Servicer or Trustee, as applicable, and/or for which funds have not been escrowed). The Master Servicer and the Certificate Administrator will be entitled to conclusively rely on the Special Servicer’s calculation or determination of any Appraisal Reduction Amount. Any Appraisal Reduction Amount with respect to a Serviced Loan Combination will be allocated, first, to any related Serviced Subordinate Companion Loan (up to the outstanding principal balance thereof), and then, to the related Serviced Mortgage Loan and any related Serviced Pari Passu Companion Loan(s) on a pro rata and pari passu basis in accordance with the respective outstanding principal balances of the related Serviced Mortgage Loan and Serviced Pari Passu Companion Loan. In the case of an Outside Serviced Loan Combination, pursuant to the Outside Servicing Agreement, certain events will require the calculation of an “appraisal reduction amount”, which will be allocated to the subject Outside Serviced Mortgage Loan and its Outside Serviced Companion Loan(s) on a pro rata and pari passu basis in accordance with the respective outstanding principal balances of such Outside Serviced Mortgage Loan and its Outside Serviced Companion Loan(s) (with any such allocation to such Outside Serviced Mortgage Loan to constitute an “Appraisal Reduction Amount” for purposes of this prospectus). For the avoidance of doubt, the Outside Special Servicer (and not the Special Servicer) will be required to calculate any “appraisal reduction amount” related to an Outside Serviced Loan Combination.

An “Appraiser” is an independent nationally recognized professional commercial real estate appraiser who (i) is a member in good standing of the Appraisal Institute, (ii) if the state in which the related Mortgaged Property is located certifies or licenses appraisers, is certified or licensed in such state and (iii) has a minimum of five years’ experience in the related property type and market.

As a result of calculating one or more Appraisal Reduction Amounts, the amount of any required P&I Advance will be reduced, which will generally have the effect of reducing the amount of interest available to the VRR Interest (to the extent of the Vertically Retained Percentage of the reduction in such P&I Advance), on the one hand, and to the most subordinate Class of Regular Certificates then outstanding (i.e., first to the Class G Certificates, then to the Class F Certificates, then to the Class E Certificates, then, to the Class D Certificates, then to the Class C Certificates, then to the Class B Certificates, then to the Class A-S Certificates, and then, pro rata based on interest entitlements, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A, Class X-B, Class X-C, Class X-D and Class X-E Certificates) (to the extent of the Non-Vertically Retained Percentage of the reduction in such P&I Advance), on the other hand. See “—Advances” in this prospectus.

With respect to each Serviced Loan as to which an Appraisal Reduction Event has occurred (unless the Serviced Loan has become a Corrected Loan (if a Servicing Transfer Event had occurred with respect to the related Serviced Loan) and has remained current for three consecutive Monthly Payments, and no other Appraisal Reduction Event has occurred with respect to the Serviced Loan during the preceding three months), the Special Servicer is required, within 30 days of each annual anniversary of the related Appraisal Reduction Event to order an appraisal (which may be an update of a prior appraisal), the cost of which will be a Property Advance. Based upon the appraisal, the Special Servicer is required to redetermine the amount of the Appraisal Reduction Amount with respect to the Serviced Mortgage Loan (or Serviced Loan Combination).

Any Serviced Loan previously subject to an Appraisal Reduction Amount which ceases to be a Specially Serviced Loan (if applicable), which becomes current and remains current for three consecutive Monthly Payments, and with respect to which no other Appraisal Reduction Event has occurred and is continuing, will no longer be subject to an Appraisal Reduction Amount. An Outside Serviced Mortgage Loan will cease to be subject to an appraisal reduction amount upon the occurrence of certain events specified in the Outside Servicing Agreement.

As of the first Determination Date following a Serviced Mortgage Loan becoming an AB Modified Loan, the Special Servicer will be required to calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, taking into account the most recent appraisal obtained by the Special Servicer with respect to such Serviced Mortgage Loan, and all other information relevant to a Collateral Deficiency Amount determination. The Master Servicer will provide (via electronic delivery) the Special Servicer with information in its possession that is reasonably required to calculate or recalculate any Collateral Deficiency Amount pursuant to the definition thereof using reasonable efforts to deliver such information within four business days of the Special Servicer’s reasonable written request.

Upon obtaining actual knowledge or receipt of notice by the Special Servicer that an Outside Serviced Mortgage Loan has become an AB Modified Loan, the Special Servicer will be required to (i) promptly request from the related Outside Servicer, Outside Special Servicer and Outside Trustee the most recent appraisal with respect to such AB Modified Loan, in addition to all other information reasonably required by the Special Servicer to calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, and (ii) as of the first Determination Date following receipt by the Special Servicer of the appraisal and any other information set forth in the immediately preceding clause (i) that the Special Servicer reasonably expects to receive (and does receive within a reasonable period of time) and reasonably believes is necessary to perform such calculation, calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, taking into account the most recent appraisal obtained by the Special Servicer from the Outside Servicer, Outside Special Servicer or Outside Trustee, as the case may be, with respect to such Outside Serviced Mortgage Loan, and all other information relevant to a Collateral Deficiency Amount determination. In connection with its calculation of a Collateral Deficiency Amount with respect to an Outside Serviced Mortgage Loan that has become an AB Modified Loan, the Special Servicer will be entitled to conclusively rely on any appraisal or other information received from the related Outside Servicer, Outside Special Servicer or Outside Trustee. The Special Servicer will be required to notify the Master Servicer and the Certificate Administrator of any Collateral Deficiency Amount calculated by the Special Servicer with respect to an Outside Serviced Mortgage Loan that has become an AB Modified Loan. The Master Servicer and the Certificate Administrator will be entitled to conclusively rely on any Collateral Deficiency Amounts calculated by the Special Servicer with respect to an Outside Serviced Mortgage Loan. Upon any other party to the Pooling and Servicing Agreement obtaining knowledge or receipt of notice by any other party to the Pooling and Servicing Agreement that an Outside Serviced Mortgage Loan has become an AB Modified Loan, such party will be required to promptly notify the Special Servicer thereof. None of the Trustee, the Certificate Administrator or the Master Servicer will calculate or verify any Collateral Deficiency Amount.

A “Cumulative Appraisal Reduction Amount”, as of any date of determination by the Special Servicer, is equal to the sum of (i) all Appraisal Reduction Amounts then in effect, and (ii) with respect to any AB Modified Loan, any Collateral Deficiency Amount then in effect. The Certificate Administrator and the Master Servicer will be entitled to conclusively rely on the Special Servicer’s calculation or determination of any Cumulative Appraisal Reduction Amount. None of the Master Servicer, the Trustee nor the Certificate Administrator will calculate or verify any Cumulative Appraisal Reduction Amount.

“AB Modified Loan” means any Corrected Loan (1) that became a Corrected Loan (which includes for purposes of this definition any Outside Serviced Mortgage Loan that became a “corrected loan” (or any term substantially similar thereto) pursuant to the related Outside Servicing Agreement) due to a modification thereto that resulted in the creation of an A/B note structure (or similar structure) and as to which the new junior note(s) did not previously exist or the principal amount of the new junior note(s) was previously part of either an A note held by the Issuing Entity or the original unmodified Mortgage Loan and (2) as to which an Appraisal Reduction Amount is not in effect.

“Collateral Deficiency Amount” means, with respect to any AB Modified Loan as of any date of determination, the excess of (i) the Stated Principal Balance of such AB Modified Loan (taking into account the related junior note(s) included therein), over (ii) the sum of (in the case of a Loan Combination, solely to the extent allocable to the subject Mortgage Loan) (x) the most recent Appraised Value for the related Mortgaged Property or Mortgaged Properties, plus (y) solely to the extent not reflected or taken into account in such Appraised Value and to the extent on deposit with, or otherwise under the control of, the lender as of the date of such determination, any capital or additional collateral contributed by the related borrower at the time the Mortgage Loan became (and as part of the modification related to) such AB Modified Loan for the benefit of the related Mortgaged Property or Mortgaged Properties (provided, that in the case of an Outside Serviced Mortgage Loan, the amounts set forth in this clause (y) will be taken into account solely to the extent relevant information is received by the Special Servicer), plus (z) any other escrows or reserves (in addition to any amounts set forth in the immediately preceding clause (y)) held by the lender in respect of such AB Modified Loan as of the date of such determination. The Certificate Administrator, the Master Servicer and the Operating Advisor (other than with respect to any Collateral Deficiency Amount calculations that the Operating Advisor is required to review, recalculate and/or verify as described under “—Operating Advisor—General Obligations” below) will be entitled to conclusively rely on the Special Servicer’s calculation or determination of any Collateral Deficiency Amount.

For purposes of determining the Non-Reduced Certificates and the Controlling Class, as well as the occurrence of a Control Termination Event, the Vertically Retained Percentage of any Appraisal Reduction Amounts will be allocated to the VRR Interest to notionally reduce (to not less than zero) the Certificate Balance thereof, and the Non-Vertically Retained Percentage of any Appraisal Reduction Amounts will be allocated to each Class of Non-Vertically Retained Principal Balance Certificates in reverse sequential order to notionally reduce the Certificate Balance thereof until the related Certificate Balance of each such Class is reduced to zero (i.e., first to the Class G Certificates, then to the Class F Certificates, then to the Class E Certificates, then to the Class D Certificates, then to the Class C Certificates, then to the Class B Certificates, then to the Class A-S Certificates, and then, pro rata based on Certificate Balance, to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates). In addition, for purposes of determining the Controlling Class, as well as the occurrence of a Control Termination Event, the Non-Vertically Retained Percentage of Collateral Deficiency Amounts will be allocated to each Class of Control Eligible Certificates in reverse sequential order to notionally reduce the Certificate Balance thereof until the related Certificate Balance of each such Class is reduced to zero (i.e., first to the Class G Certificates, and then to the Class F Certificates). For the avoidance of doubt, for purposes of determining the Controlling Class, as well as the occurrence of a Control Termination Event, any Class of Control Eligible Certificates will be allocated the Non-Vertically Retained Percentage of both applicable Appraisal Reduction Amounts and applicable Collateral Deficiency Amounts (the sum of which will constitute the applicable Cumulative Appraisal Reduction Amount), in accordance with the preceding two sentences.

With respect to any Appraisal Reduction Amount calculated for purposes of determining the Non-Reduced Certificates or, for the express purposes described in this prospectus, allocating Voting Rights, and with respect to any Appraisal Reduction Amount or Collateral Deficiency Amount calculated for purposes of determination the Controlling Class or the occurrence of a Control Termination Event, the appraised value of the related Mortgaged Property will be determined on an “as-is” basis. The Special Servicer will be required to promptly notify the Certificate Administrator and the Master Servicer of (i) any Appraisal Reduction Amount, (ii) any Collateral Deficiency Amount, and (iii) any resulting Cumulative Appraisal Reduction Amount, and the Certificate Administrator will be required to promptly post notice of such Appraisal Reduction Amount, Collateral Deficiency Amount and/or Cumulative Appraisal Reduction Amount, as applicable, to the Certificate Administrator’s internet website.

The holders of Certificates representing the majority of the Certificate Balance of the most senior Class of Control Eligible Certificates whose Certificate Balance is notionally reduced to less than 25% of the initial Certificate Balance of that Class as a result of an allocation of an Appraisal Reduction Amount or Collateral Deficiency Amount in respect of such Class (such Class, an “Appraised-Out Class”) will have the right to challenge the Special Servicer’s Appraisal Reduction Amount determination or a Collateral Deficiency Amount determination, and, at their sole expense, obtain a second appraisal of any Serviced Loan for which an Appraisal

Reduction Event has occurred or as to which there exists a Collateral Deficiency Amount (such holders, the “Requesting Holders”). The Requesting Holders will be required to cause the appraisal to be prepared on an “as-is” basis by an Appraiser in accordance with MAI standards, and the appraisal must be reasonably acceptable to the Special Servicer in accordance with the Servicing Standard. The Requesting Holders will be required to provide the Special Servicer with notice of their intent to challenge the Special Servicer’s Appraisal Reduction Amount or Collateral Deficiency Amount determination within 10 days of the Requesting Holders’ receipt of written notice of the Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable.

An Appraised-Out Class will be entitled to continue to exercise the rights of the Controlling Class until 10 days following its receipt of written notice of the Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, unless the Requesting Holders provide written notice of their intent to challenge such Appraisal Reduction Amount or Collateral Deficiency Amount to the Special Servicer and the Certificate Administrator within such ten-day period as described above. If the Requesting Holders provide this notice, then the Appraised-Out Class will be entitled to continue to exercise the rights of the Controlling Class until the earliest of (i) 120 days following the related Appraisal Reduction Event or receipt of written notice of a Collateral Deficiency Amount, as applicable, unless the Requesting Holders provide the second appraisal within such 120-day period, (ii) the determination by the Special Servicer (described below) that a recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, is not warranted or that such recalculation does not result in the Appraised-Out Class remaining the Controlling Class and (iii) the occurrence of a Consultation Termination Event. After the Appraised-Out Class is no longer entitled to exercise the rights of the Controlling Class, the rights of the Controlling Class will be exercised by the Class of Control Eligible Certificates immediately senior to such Appraised-Out Class, if any, unless a recalculation results in the reinstatement of the Appraised-Out Class as the Controlling Class.

In addition, the holders of Certificates representing the majority of the Certificate Balance of any Appraised-Out Class will have the right, at their sole expense, to require the Special Servicer to order an additional appraisal of any Serviced Loan for which an Appraisal Reduction Event has occurred or as to which a Collateral Deficiency Amount exists if an event has occurred at or with regard to the related Mortgaged Property or Mortgaged Properties that would have a material effect on its appraised value, and the Special Servicer is required to use its reasonable efforts, in accordance with the Servicing Standard, to obtain such appraisal within 30 days from receipt of such holders’ written request and is required to use its reasonable efforts, in accordance with the Servicing Standard, to obtain an appraisal that is prepared on an “as-is” basis by an Appraiser in accordance with MAI standards; provided that the Special Servicer will not be required to obtain such appraisal if it determines in accordance with the Servicing Standard that no events at or with regard to the related Mortgaged Property or Mortgaged Properties have occurred that would have a material effect on the appraised value of the related Mortgaged Property or Mortgaged Properties.

Upon receipt of an appraisal provided by, or requested by, holders of an Appraised-Out Class as described above and any other information reasonably requested by the Special Servicer from the Master Servicer reasonably required to calculate or recalculate the Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, the Special Servicer will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of such additional appraisal, any recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, is warranted and, if so warranted, to recalculate such Appraisal Reduction Amount or Collateral Deficiency Amount based upon such additional appraisal. If required by any such recalculation, the Appraised-Out Class will be reinstated as the Controlling Class. The Special Servicer will be required to promptly notify the Certificate Administrator of any such determination and recalculation in its monthly reporting, and the Certificate Administrator will be required to promptly post that reporting to the Certificate Administrator’s website.

Appraisals that are permitted to be presented by, or obtained by the Special Servicer at the request of, holders of an Appraised-Out Class will be in addition to any appraisals that the Special Servicer may otherwise be required to obtain in accordance with the Servicing Standard or the Pooling and Servicing Agreement without regard to any appraisal requests made by any holder of an Appraised-Out Class.

Inspections

The Master Servicer (or with respect to any Specially Serviced Loan, the Special Servicer) is required to inspect or cause to be inspected each Mortgaged Property (other than a Mortgaged Property securing the Outside Serviced Mortgage Loans) at such times and in such manner as are consistent with the Servicing

Standard, but in any event at least once every calendar year with respect to Serviced Mortgage Loans with an outstanding principal balance of $2,000,000 or more and at least once every other calendar year with respect to Serviced Mortgage Loans with an outstanding principal balance of less than $2,000,000, in each case commencing in 2018; provided that the Master Servicer is not required to inspect any Mortgaged Property that has been inspected by the Special Servicer during the preceding 12 months. The Special Servicer is required to inspect the Mortgaged Property securing each Serviced Loan that becomes a Specially Serviced Loan as soon as practicable after it becomes a Specially Serviced Loan and thereafter at least once every calendar year until such condition ceases to exist. The cost of any such inspection is required to be borne by the Master Servicer unless the related Serviced Loan is a Specially Serviced Loan, in which case the Master Servicer will be required to reimburse the Special Servicer for such cost as a Property Advance (or as an expense of the Issuing Entity if the Property Advance would be a Nonrecoverable Advance) and any out-of-pocket costs will be borne by the Issuing Entity.

Copies of the inspection reports referred to above that are delivered to the Certificate Administrator will be posted to the Certificate Administrator’s website for review by Privileged Persons pursuant to the Pooling and Servicing Agreement. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

Evidence as to Compliance

Each of the Master Servicer, the Special Servicer (regardless of whether it has commenced special servicing of any Mortgage Loan) and the Certificate Administrator are required under the Pooling and Servicing Agreement to deliver (and each of the Master Servicer and the Certificate Administrator is required to cause (or, in the case of a sub-servicer retained at the request of a Sponsor, use commercially reasonable efforts to cause) any affiliated sub-servicer, or any of its other sub-servicers that is servicing at least 10% of the Mortgage Loans by balance, to deliver) annually to, among others, the Certificate Administrator and the Operating Advisor (only in the case of an officer’s certificate furnished by the Special Servicer and after the occurrence and during the continuance of a Control Termination Event) and the Depositor on or before the date specified in the Pooling and Servicing Agreement, a certificate of an authorized officer of such party stating, among other things, that (i) a review of that party’s servicing activities during the preceding calendar year or portion of that year and of performance under the Pooling and Servicing Agreement (or the related sub-servicing agreement in the case of a sub-servicer, as applicable) has been made under such officer’s supervision and (ii) to the best of such officer’s knowledge, based on the review, such party has fulfilled all of its obligations under the Pooling and Servicing Agreement (or the related sub-servicing agreement in the case of a sub-servicer, as applicable) in all material respects throughout the preceding calendar year or portion of the preceding year, or, if there has been a failure to fulfill any such obligation in any material respect, specifying the failure known to such officer and the nature and status of the failure. In general, none of these parties will be responsible for the performance by any other such party of that other party’s duties described above.

In addition, the Master Servicer, the Special Servicer (regardless of whether the Special Servicer has commenced special servicing of any Mortgage Loan), the Certificate Administrator and the Operating Advisor are each (at its own expense) required to furnish (and each of the preceding parties, as applicable, is required to cause (or, in the case of a Servicing Function Participant retained at the request of a Sponsor, to use commercially reasonable efforts to cause) each Servicing Function Participant retained by it to furnish), annually, to, among others, the Certificate Administrator, the Trustee, the Operating Advisor (in the case of the Special Servicer only) and the Depositor, a report (an “Assessment of Compliance”) assessing compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB that contains the following:

●	a statement of the party’s responsibility for assessing compliance with the servicing criteria set forth in Item 1122(d) of Regulation AB applicable to it;

●	a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

●	the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the preceding calendar year, setting forth any material instance of noncompliance identified by the party, a discussion of each such failure and the nature and status of each such failure; and

●	a statement that a registered public accounting firm has issued an attestation report (an “Attestation Report”) on the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the preceding calendar year.

Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver an Attestation Report of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the public company accounting oversight board, that expresses an opinion, or states that an opinion cannot be expressed (and the reasons for this), concerning the party’s assessment of compliance with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB.

For the avoidance of doubt, the Trustee will have no obligation or duty to determine whether any Assessment of Compliance provided by the Master Servicer, the Special Servicer or any other Servicing Function Participant is in form and substance in compliance with the requirements of Regulation AB.

A “Servicing Function Participant” is any person or entity, other than the Certificate Administrator, the Operating Advisor, the Master Servicer, the Special Servicer and the Trustee, that is performing activities with respect to the Issuing Entity that address the servicing criteria set forth in Item 1122(d) of Regulation AB, unless those activities relate to 5% or less of the Mortgage Loans by balance.

Resignation of Master Servicer, Trustee, Certificate Administrator, Operating Advisor or Asset Representations Reviewer Upon Prohibited Risk Retention Affiliation

Upon the occurrence of (i) a servicing officer of the Master Servicer or a responsible officer of the Certificate Administrator or the Trustee, as applicable, obtaining actual knowledge that the Master Servicer, the Certificate Administrator or the Trustee, as applicable, is or has become Risk Retention Affiliated with or a Risk Retention Affiliate of the Retaining Third Party Purchaser (in such case, an “Impermissible TPP Affiliate”), (ii) the Master Servicer, the Certificate Administrator or the Trustee receiving written notice from any other party to the Pooling and Servicing Agreement, the Retaining Third Party Purchaser, any Sponsor or any underwriter or initial purchaser that the Master Servicer, Certificate Administrator or the Trustee, as applicable, is or has become an Impermissible TPP Affiliate, or (iii) the Operating Advisor or the Asset Representations Reviewer obtaining actual knowledge that it is or has become a Risk Retention Affiliate of the Retaining Third Party Purchaser or any other party to the Pooling and Servicing Agreement (other than the Operating Advisor and Asset Representations Reviewer) (together with an Impermissible TPP Affiliate, an “Impermissible Risk Retention Affiliate”), then, in each case, such Impermissible Risk Retention Affiliate is required to promptly notify the Sponsors and the other parties to the Pooling and Servicing Agreement and resign in accordance with the terms of the Pooling and Servicing Agreement. The resigning Impermissible Risk Retention Affiliate will be required to bear all reasonable out-of-pocket costs and expenses of each other party to the Pooling and Servicing Agreement, the Issuing Entity and each Rating Agency in connection with such resignation as and to the extent required under the Pooling and Servicing Agreement, provided however, if the affiliation causing an Impermissible Risk Retention Affiliate is the result of the Retaining Third Party Purchaser acquiring an interest in such Impermissible Risk Retention Affiliate or an affiliate of such Impermissible Risk Retention Affiliate, then such costs and expenses will be an expense of the Issuing Entity.

“Risk Retention Affiliate” or “Risk Retention Affiliated” means “affiliate” of or “affiliated” with (as such terms are defined in 17 C.F.R. 246.2 of the Credit Risk Retention Rules).

Limitation on Liability; Indemnification

The Pooling and Servicing Agreement will provide that none of the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer, or any director, member, manager, officer, employee or agent of the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor or the Asset Representations Reviewer will be under any liability to the Issuing Entity, the holders of the Certificates, a Companion Loan Holder, or any other person for any action taken or for refraining from the taking of any action in good faith pursuant to the Pooling and Servicing Agreement, or for errors in judgment. However, none of the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer or any such person will be protected against any liability which would otherwise be imposed by reason of (i) any breach of warranty or representation by such party in the Pooling and Servicing Agreement, or (ii) any willful misconduct, bad faith, fraud or negligence by such party in the performance of its respective obligations and duties under the Pooling and Servicing Agreement or by reason of negligent disregard by such party of its respective obligations or duties under the Pooling and Servicing Agreement. In addition, each of the Master Servicer, the Special Servicer, the Operating Advisor or the Asset Representations Reviewer, as applicable, will indemnify the Issuing Entity against any and all loss, liability or reasonable expenses (including, without limitation, reasonable attorneys’ fees and expenses) incurred by the Issuing Entity as a result of any willful misconduct, bad faith, fraud or negligence in the performance of the respective duties of the Master Servicer, the Special Servicer, the Operating Advisor or the Asset Representations Reviewer, as the case may be, or by reason of negligent disregard of such person’s obligations or duties under the Pooling and Servicing Agreement.

The Pooling and Servicing Agreement further provides that the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer and any director, member, manager, officer, employee or agent of the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor or the Asset Representations Reviewer will be entitled to indemnification by the Issuing Entity for any loss, liability, penalty, fine, forfeiture, claim, judgment or expense incurred in connection with, or relating to, the Pooling and Servicing Agreement or the Certificates, other than any such loss, liability, penalty, fine, forfeiture, claim, judgment or expense: (i) specifically required to be borne by the party seeking indemnification, without right of reimbursement pursuant to the terms of the Pooling and Servicing Agreement; (ii) which constitutes an Advance that is otherwise reimbursable under the Pooling and Servicing Agreement; (iii) resulting from any breach on the part of that party of a representation or warranty made in the Pooling and Servicing Agreement; or (iv) incurred by reason of any willful misconduct, bad faith, fraud or negligence on the part of that party in the performance of its obligations or duties under the Pooling and Servicing Agreement or negligent disregard of such obligations or duties.

In addition, the Pooling and Servicing Agreement provides that none of the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Operating Advisor or the Asset Representations Reviewer will be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its duties under the Pooling and Servicing Agreement and which in its opinion does not expose it to any expense or liability for which reimbursement is not reasonably assured, provided that neither the Operating Advisor nor the Asset Representations Reviewer may prosecute on behalf of the Trust or in the interests of the Certificateholders any legal action related to its duties under the Pooling and Servicing Agreement under any circumstances. The Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator or the Trustee may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Pooling and Servicing Agreement and the rights and duties of the parties to the Pooling and Servicing Agreement and the interests of the holders of Certificates under the Pooling and Servicing Agreement. In such event, the reasonable legal expenses and costs of such action and any liability resulting from such action will be expenses, costs and liabilities of the Issuing Entity, and the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator and the Trustee will be entitled to be reimbursed for those amounts from the Collection Account.

The Depositor is not obligated to monitor or supervise the performance of the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Operating Advisor or the Asset Representations Reviewer under the Pooling and Servicing Agreement. The Depositor may, but is not obligated to, enforce the obligations of the Master Servicer or the Special Servicer under the Pooling and Servicing Agreement and may, but is not obligated to, perform or cause a designee to perform any defaulted obligation of the Master Servicer or the Special Servicer or exercise any right of the Master Servicer or the Special Servicer under the Pooling and Servicing Agreement. In the event the Depositor undertakes any such action, it will be reimbursed and indemnified by the Issuing Entity to the extent not recoverable from the Master Servicer or the Special Servicer, as applicable. Any such action by the Depositor will not relieve the Master Servicer or the Special Servicer of its obligations under the Pooling and Servicing Agreement.

The Pooling and Servicing Agreement requires that the Master Servicer and the Special Servicer each obtain and maintain in effect a fidelity bond or similar form of insurance coverage (which may provide blanket coverage) or a combination of fidelity bond and insurance coverage insuring against loss occasioned by fraud, theft or other intentional misconduct of the officers and employees of the Master Servicer or the Special Servicer, as the case may be. In addition, the Pooling and Servicing Agreement requires that the Master Servicer and Special Servicer each keep in force during the term of the Pooling and Servicing Agreement insurance coverage against loss occasioned by the errors and omissions of their respective officers and employees in connection with their respective obligations under the Pooling and Servicing Agreement. Notwithstanding the foregoing, the Pooling and Servicing Agreement permits the Master Servicer and the Special Servicer to self-insure against the losses discussed above in this paragraph, so long as certain rating criteria set forth in the Pooling and Servicing Agreement are met with respect to that entity or its parent.

Pursuant to the Pooling and Servicing Agreement, the Issuing Entity will be required to indemnify each of the Trustee and the Certificate Administrator (including in any other capacities in which it acts under the Pooling and Servicing Agreement) and certain related persons against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that the indemnified party may sustain in connection with the Pooling and Servicing Agreement (including, without limitation, reasonable fees and disbursements of counsel and of all persons not regularly in its employ incurred by the indemnified party in any action or proceeding between the Issuing Entity and the indemnified party, or between the indemnified party and any third party or otherwise) arising in respect of the Pooling and Servicing Agreement or the Certificates, other than those resulting from the negligence, fraud, bad faith or willful misconduct, or the negligent disregard of obligations and duties under the Pooling and Servicing Agreement, of the Trustee or Certificate Administrator, as applicable. Pursuant to the Pooling and Servicing Agreement, the Trustee or Certificate Administrator, as applicable, will be required to indemnify the Issuing Entity against any loss, liability or reasonable expense (including, without limitation, reasonable attorneys’ fees and expenses) incurred by the Issuing Entity as a result of any willful misconduct, bad faith, fraud or negligence in the performance of the obligations or duties of the Trustee or Certificate Administrator, as the case may be, or by reason of negligent disregard of the such party’s obligations or duties under the Pooling and Servicing Agreement. Except in the event of the Trustee’s or Certificate Administrator’s, as applicable, willful misconduct, bad faith or fraud, in no event will the Trustee or Certificate Administrator, as applicable, be liable for special, punitive, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Trustee or Certificate Administrator, as applicable, has been advised of the likelihood of such loss or damage and regardless of the form of action. Neither the Trustee nor the Certificate Administrator will be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of holders of Certificates entitled to greater than 50% of the Percentage Interests (or such other percentage as specified in the Pooling and Servicing Agreement for such action) of each affected Class, or of the aggregate Voting Rights of the Certificates, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee or the Certificate Administrator, as applicable, or exercising any trust or power conferred upon the Trustee or the Certificate Administrator, as applicable, under the Pooling and Servicing Agreement. Neither the Trustee or Certificate Administrator, as applicable, will be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties under the Pooling and Servicing Agreement, or in the exercise of any of its rights or powers if, in such party’s opinion, the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

Neither the Trustee nor the Certificate Administrator will be accountable for the use or application by the Depositor of any Certificates issued to it or of the proceeds of the sale of such Certificates, or for the use of or application of any funds paid to the Depositor, the Master Servicer or the Special Servicer in respect of the Mortgage Loans, or for investment of such amounts (except, in the case of the Certificate Administrator, for any investment of such amounts in investments issued by the Certificate Administrator in its commercial capacity), nor will the Trustee or the Certificate Administrator be required to perform, or be responsible for the manner of performance of, any of the obligations of the Master Servicer (except, in the case of the Trustee, for advancing obligations as described in this prospectus), the Special Servicer, the Trustee, the Operating Advisor or the Asset Representations Reviewer under the Pooling and Servicing Agreement, unless, in the case of the Trustee, it is acting as the successor to, and is vested with the rights, duties, powers and privileges of, the Master Servicer or the Special Servicer in accordance with the terms of the Pooling and Servicing Agreement.

The Pooling and Servicing Agreement provides that neither the Trustee nor the Certificate Administrator will be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized, or within the discretion or rights or powers conferred on it, by the Pooling and Servicing Agreement. Furthermore, neither the Trustee nor the Certificate Administrator will be liable for an error in judgment, unless the Trustee or Certificate Administrator was negligent in ascertaining the pertinent facts.

Each of the Trustee and the Certificate Administrator may execute any of the trusts or powers under the Pooling and Servicing Agreement or perform any duties thereunder either directly or by or through agents or attorneys but will not be relieved of its obligations under the Pooling and Servicing Agreement.

The Trustee or the Certificate Administrator, as applicable, will have notice of an event only when one of certain designated officers of the Trustee or the Certificate Administrator, as applicable, has received written notice or obtains actual knowledge of such event.

Neither the Trustee nor the Certificate Administrator will be responsible for delays or failures in performance resulting from acts beyond its control (such acts to include but are not limited to acts of God, strikes, lockouts, riots and acts of war).

Pursuant to the Pooling and Servicing Agreement, the Trustee and Certificate Administrator may rely upon and will be protected in acting or refraining from acting upon any resolution, officer’s certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties. In addition, the Trustee and Certificate Administrator may consult with counsel and the written advice of such counsel or any opinion of counsel will be full and complete authorization and protection in respect of any action taken or suffered or omitted by it under the Pooling and Servicing Agreement in good faith and in accordance therewith. The Trustee and Certificate Administrator will not be under any obligation to exercise any of the trusts or powers vested in it by the Pooling and Servicing Agreement, or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation under or in relation to the Pooling and Servicing Agreement, at the request, order or direction of any of the Certificateholders, unless those Certificateholders have offered the Trustee or Certificate Administrator, as applicable, reasonable security or indemnity against the costs, expenses and liabilities that may be incurred as a result. The Trustee and Certificate Administrator will not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the Pooling and Servicing Agreement, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of those funds or adequate indemnity against that risk or liability is not reasonably assured to it. The protections, immunities and indemnities afforded to the Certificate Administrator will also be available to it in its capacity as, and to any other person or entity appointed by it to act as, authenticating agent, certificate registrar, paying agent and custodian.

The Pooling and Servicing Agreement provides that, with respect to each Outside Serviced Mortgage Loan, each of (a) (as and to the same extent the Outside Securitization established under the related Outside Servicing Agreement is required to indemnify each of the following parties in respect of other mortgage loans in such Outside Securitization pursuant to the terms of the related Outside Servicing Agreement) the Outside Servicer, the Outside Special Servicer, the Outside Trustee, the Outside Certificate Administrator, the Outside Operating Advisor and the Outside Depositor under the related Outside Servicing Agreement (and any director, officer, employee or agent of any of the foregoing, to the extent such parties are identified as indemnified parties in the related Outside Servicing Agreement in respect of other mortgage loans included in such Outside Securitization) and (b) the Outside Securitization (such parties in clause (a) and the Outside Securitization collectively, the “Pari Passu Indemnified Parties”) will be entitled to be indemnified against any claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with the servicing and administration of such Outside Serviced Mortgage Loan and the related Mortgaged Property (or, with respect to the Outside Operating Advisor, incurred in connection with the provision of services for such Outside Serviced Mortgage Loan) under the Outside Servicing Agreement (collectively, the “Pari Passu Indemnified Items”) to the extent of the Issuing Entity’s pro rata share of such Pari Passu Indemnified Items, and to the extent amounts on deposit in the related “loan combination custodial account” maintained pursuant to the related Outside Servicing Agreement that are allocated to such Outside Serviced Mortgage Loan are insufficient for reimbursement of such amounts, such Indemnified Party will be entitled to be reimbursed by the Issuing Entity (including out of general collections in the Collection Account) for the Issuing Entity’s pro rata share of the insufficiency.

In addition, the Co-Lender Agreement executed with respect to each Outside Serviced Loan Combination provides that this securitization transaction is obligated to promptly reimburse the Outside Servicer, the Outside Special Servicer, the Outside Trustee, and the Outside Certificate Administrator under the related Outside Servicing Agreement and/or the Outside Securitization established under the related Outside Servicing Agreement, as applicable, for the Issuing Entity’s pro rata share of any fees, costs or expenses incurred in connection with the servicing and administration of such Outside Serviced Loan Combination as to which such Outside Securitization or any of the parties thereto are entitled to be reimbursed pursuant to the terms of the Outside Servicing Agreement. Reimbursement of such pro rata share will be made out of general collections in the Issuing Entity’s Collection Account, to the extent reimbursement out of collections on the applicable Outside Serviced Mortgage Loan are insufficient therefor.

Servicer Termination Events

“Servicer Termination Events” under the Pooling and Servicing Agreement with respect to the Master Servicer or the Special Servicer, as the case may be, will include, without limitation:

(a)       (i) any failure by the Master Servicer to make a required deposit to the Collection Account or any Loan Combination Custodial Account or make a required remittance to any Serviced Companion Loan Holder, on the day such deposit or remittance was first required to be made, which failure is not remedied within one business day or (ii) any failure by the Master Servicer to deposit into, or remit to the Certificate Administrator for deposit into, the Distribution Account any amount required to be so deposited or remitted, which failure is not remedied by 11:00 a.m., New York City time, on the relevant Distribution Date;

(b)       any failure by the Special Servicer to deposit into any REO Account within two business days after the day such deposit is required to be made, or to remit to the Master Servicer for deposit in the Collection Account or any Loan Combination Custodial Account such remittance required to be made by the Special Servicer within one business day after such remittance is required to be made, under the Pooling and Servicing Agreement;

(c)       any failure by the Master Servicer or the Special Servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Pooling and Servicing Agreement, which failure continues unremedied for 30 days (10 days in the case of the Master Servicer’s failure to make a Property Advance or 20 days in the case of a failure to pay the premium for any insurance policy required to be maintained under the Pooling and Servicing Agreement or such shorter period (not less than two business days) as may be required to avoid the commencement of foreclosure proceedings for unpaid real estate taxes or the lapse of insurance, as applicable) after written notice of the failure has been given to the Master Servicer or the Special Servicer, as the case may be, by any other party to the Pooling and Servicing Agreement, or to the Master Servicer or the Special Servicer, as the case may be, with a copy to each other party to the related Pooling and Servicing Agreement, by Certificateholders of any Class, evidencing, as to that Class, not less than 25% of the Voting Rights allocable thereto, or, if affected thereby, by the Serviced Companion Loan Holder; provided, however, if that failure is capable of being cured and the Master Servicer or the Special Servicer, as applicable, is diligently pursuing that cure, that 30-day period will be extended an additional 60 days (provided that the Master Servicer, or the Special Servicer, as applicable, has commenced to cure such failure within the initial 30-day period and has certified that it has diligently pursued, and is continuing to pursue, a full cure);

(d)       any breach on the part of the Master Servicer or the Special Servicer of any representation or warranty in the Pooling and Servicing Agreement, which materially and adversely affects the interests of any Class of Certificateholders or a Serviced Companion Loan Holder, as applicable, and which continues unremedied for a period of 30 days after the date on which notice of that breach, requiring the same to be remedied, has been given to the Master Servicer or the Special Servicer, as the case may be, by the Depositor, the Certificate Administrator or the Trustee, or to the Master Servicer, the Special Servicer, the Depositor, the Certificate Administrator and the Trustee by the holders of Certificates entitled to not less than 25% of the Voting Rights, or, if affected thereby, by the Serviced Companion Loan Holder; provided, however, if that breach is capable of being cured and the Master Servicer or the Special Servicer, as applicable, is diligently pursuing that cure, that 30-day period will be extended an additional 60 days (provided that the Master Servicer, or the Special Servicer, as applicable, has commenced to cure such failure within the initial 30-day period and has certified that it has diligently pursued, and is continuing to pursue, a full cure);

(e)       certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the Master Servicer or the Special Servicer, and certain actions by or on behalf of the Master Servicer or the Special Servicer indicating its insolvency or inability to pay its obligations;

(f)       either of Moody’s Investors Service, Inc. (“Moody’s”) or Kroll Bond Rating Agency, Inc. (“KBRA”) (or, in the case of Serviced Companion Loan Securities, any Companion Loan Rating Agency) has (i) qualified, downgraded or withdrawn its rating or ratings of one or more Classes of Certificates or Serviced Companion Loan Securities, or (ii) placed one or more Classes of Certificates or Serviced Companion Loan Securities on “watch status” in contemplation of rating downgrade or withdrawal and, in the case of either of clauses (i) or (ii), publicly citing servicing concerns with the Master Servicer or the Special Servicer, as applicable, as the sole or material factor in such rating action (and such qualification, downgrade, withdrawal or “watch status” placement has not been withdrawn by such Rating Agency (or, in the case of Serviced Companion Loan Securities, such Companion Loan Rating Agency) within 60 days of such event);

(g)       the Master Servicer ceases to have a commercial master servicer rating of at least “CMS3” from Fitch Ratings, Inc. (“Fitch”) and that rating is not reinstated within 60 days or the Special Servicer ceases to have a commercial special servicer rating of at least “CSS3” from Fitch and that rating is not reinstated within 60 days, as the case may be; or

(h)       the Master Servicer or the Special Servicer, as applicable, or any primary servicer or sub-servicer appointed by the Master Servicer or the Special Servicer, as applicable, after the Closing Date (but excluding any primary servicer or sub-servicer which the Master Servicer has been instructed to retain by the Depositor or a Sponsor), (i) fails to deliver the items required by the Pooling and Servicing Agreement after any applicable notice and cure period to enable the Certificate Administrator or Depositor to comply with the Issuing Entity’s reporting obligations under the Exchange Act or (ii) for so long as the trust created pursuant to the securitization of a Serviced Companion Loan is subject to the reporting requirements of Regulation AB or the Exchange Act, fails to deliver any Exchange Act reporting items required to be delivered by such servicer pursuant to the Pooling and Servicing Agreement at the times required under the Pooling and Servicing Agreement after any applicable notice and cure periods (and any primary servicer or sub-servicer that defaults in accordance with this clause may be terminated at the direction of the Depositor).

“Serviced Companion Loan Securities” mean any commercial mortgage-backed securities that evidence an interest in or are secured by the assets of an Issuing Entity, which assets include a Serviced Companion Loan (or a portion of or interest in a Serviced Companion Loan).

“Companion Loan Rating Agency” means, with respect to any Serviced Companion Loan, any rating agency that was engaged by a participant in the securitization of such Serviced Companion Loan to assign a rating to the related Serviced Companion Loan Securities.

Rights Upon Servicer Termination Event

If a Servicer Termination Event with respect to the Master Servicer or the Special Servicer is continuing and has not been remedied, then either (i) the Trustee may or (ii) upon the written direction to the Trustee from (A) the holders of Certificates evidencing at least 25% of the aggregate Voting Rights of all Certificates, or (B) an affected Serviced Companion Loan Holder (but, subject to the discussion below, solely in the case of the related Serviced Loan Combination and a Servicer Termination Event with respect to the Special Servicer), the Trustee will be required to, terminate all of the rights and obligations of the Master Servicer as master servicer or the Special Servicer as special servicer under the Pooling and Servicing Agreement and in and to the Issuing Entity (except in its capacity as a Certificateholder). Notwithstanding the foregoing, upon any termination of the Master Servicer or the Special Servicer under the Pooling and Servicing Agreement, the Master Servicer or the Special Servicer will continue to be entitled to any rights that accrued prior to the date of such termination (including the right to receive all accrued and unpaid servicing and special servicing compensation through the date of termination plus reimbursement for all Advances and interest on such Advances as provided in the Pooling and Servicing Agreement).

On and after the date of termination following a Servicer Termination Event by the Master Servicer or the Special Servicer, as the case may be, the Trustee will succeed to all authority and power of the Master Servicer or the Special Servicer, as the case may be, under the Pooling and Servicing Agreement and will be entitled to the compensation arrangements to which the Master Servicer or the Special Servicer, as the case may be, would have been entitled (unless previously earned by the Master Servicer or the Special Servicer, as the case may be). If the Trustee is unwilling or unable so to act, or if the holders of Certificates evidencing at least 25% of the aggregate Voting Rights of all Certificateholders so request, or if the Rating Agencies do not provide a Rating Agency Confirmation with respect to the Trustee so acting, the Trustee must appoint, or petition a court of competent jurisdiction for the appointment of, a mortgage loan servicing institution to act as successor to the Master Servicer or the Special Servicer, as applicable, under the Pooling and Servicing Agreement; provided a Rating Agency Confirmation must be obtained regarding appointment of the proposed successor at the expense of the terminated Master Servicer or Special Servicer, as applicable, or, if the expense is not so recovered, at the expense of the Issuing Entity; provided, further, that, the related Outside Controlling Note Holder will have the right to approve a successor Special Servicer with respect to any Serviced Outside Controlled Loan Combination, and prior to the occurrence and continuance of a Control Termination Event, the Controlling Class Representative will have the right to approve a successor Special Servicer with respect to the other Serviced Loans. Pending such appointment, the Trustee is obligated to act in such capacity in accordance with the Pooling and Servicing Agreement. The Trustee and any such successor may agree upon the servicing compensation to be paid; provided, however, that the servicing compensation may not be in excess of that permitted to the terminated Master Servicer or Special Servicer, as applicable, unless no successor can be obtained to perform the obligations for that compensation; and provided, further, that, for so long as no Consultation Termination Event has occurred and is continuing, the Trustee will be required to consult with the Controlling Class Representative (and, if a Serviced Outside Controlled Loan Combination is affected, the Trustee will be required to consult with the related Outside Controlling Note Holder) prior to the appointment of a successor Master Servicer or Special Servicer at a servicing compensation in excess of that permitted to the terminated Master Servicer or Special Servicer, as applicable. Any compensation in excess of that payable to the predecessor Master Servicer or the Special Servicer may result in Realized Losses or other shortfalls on the Certificates.

The Trustee or any other successor Master Servicer assuming the obligations of the Master Servicer under the Pooling and Servicing Agreement will be entitled to the compensation to which the Master Servicer would have been entitled after the date of the assumption of the Master Servicer’s obligations. If no successor Master Servicer can be obtained to perform such obligations for such compensation, additional amounts payable to such successor Master Servicer will be treated as Realized Losses.

Notwithstanding the foregoing, (1) if any Servicer Termination Event on the part of the Master Servicer affects a Serviced Companion Loan, the related Serviced Companion Loan Holder or the rating on a class of the related Serviced Companion Loan Securities, and if the Master Servicer is not otherwise terminated, or (2) if a Servicer Termination Event on the part of the Master Servicer affects only a Serviced Companion Loan, the related Serviced Companion Loan Holder or the rating on a class of related Serviced Companion Loan Securities, then the Master Servicer may not be terminated by or at the direction of the related Serviced Companion Loan Holder or the holders of any Certificates, but upon the written direction of the related Serviced Companion Loan Holder, the Master Servicer will be required to appoint a sub-servicer that will be responsible for servicing the related Serviced Loan Combination. Also, notwithstanding the foregoing, if a Servicer Termination Event described in clauses (a), (b), (c), (d), (f) or (g) under “—Servicer Termination Events” on the part of the Special Servicer affects only a Serviced Companion Loan, a Serviced Companion Loan Holder or a rating on any Serviced Companion Loan Securities, then it will not be a Servicer Termination Event with respect to the Mortgage Pool as a whole, but the related Serviced Companion Loan Holder may terminate the Special Servicer with respect to the related Serviced Loan Combination.

Notwithstanding the foregoing discussion in this “—Rights Upon Servicer Termination Event” section, if the Master Servicer is terminated under the circumstances described above because of the occurrence of any of the Servicer Termination Events described in clause (f) or (g) under “—Servicer Termination Events” above, the Master Servicer will have the right for a period of 45 days (during which time it will continue to serve as Master Servicer), at its expense, to sell its master servicing rights with respect to the Mortgage Loans to a Master Servicer as to which the Rating Agencies have provided a Rating Agency Confirmation.

No Certificateholder will have any right under the Pooling and Servicing Agreement to institute any proceeding with respect to the Pooling and Servicing Agreement or the Mortgage Loans, unless, with respect to the Pooling and Servicing Agreement, such holder previously has given to the Trustee a written notice of a default under the Pooling and Servicing Agreement, and of the continuance of the default, and unless also the holders of at least 25% of the Voting Rights of any Class affected thereby have made written request of the Trustee (with a copy to the Certificate Administrator) to institute such proceeding in its own name as Trustee under the Pooling and Servicing Agreement and have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred in connection with such proceeding, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, has neglected or refused to institute such proceeding.

The Trustee will have no obligation to make any investigation of matters arising under the Pooling and Servicing Agreement or to institute, conduct or defend any litigation under the Pooling and Servicing Agreement or in relation to it at the request, order or direction of any of the holders of Certificates, unless such holders of Certificates have offered to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities which may be incurred in connection with such action.

In addition, the Depositor may terminate each of the Master Servicer and the Special Servicer upon five business days’ notice if the Master Servicer or the Special Servicer, as the case may be, fails to comply with certain of its reporting obligations under the Pooling and Servicing Agreement.

Waivers of Servicer Termination Events

A Servicer Termination Event may be waived by the Certificateholders evidencing not less than 66-2/3% of the aggregate Voting Rights of the Certificates (and, if such Servicer Termination Event is on the part of a Special Servicer with respect to a Serviced Loan Combination only, by the related Serviced Companion Loan Holder). Notwithstanding the foregoing, (1) a Servicer Termination Event under clause (a) or (b) under “—Servicer Termination Events” above may be waived only with the consent of all of the Certificateholders of the affected Classes, and (2) a Servicer Termination Event under clause (h) under “—Servicer Termination Events” above may be waived only with the consent of the Depositor, together with (in the case of each of clauses (1) and (2) of this sentence) the consent of any Serviced Companion Loan Holder affected by such Servicer Termination Event. If a Servicer Termination Event on the part of the Master Servicer is waived in connection with a Serviced Loan Combination, the related Serviced Companion Loan Holder may require that the Master Servicer appoint a sub-servicer to service the related Serviced Loan Combination, which sub-servicer is the subject of a Rating Agency Confirmation.

Termination of the Special Servicer Other Than in Connection With a Servicer Termination Event

General

The Special Servicer may also be removed and replaced in such capacity and a successor Special Servicer appointed, other than in connection with a Servicer Termination Event, as follows:

(a)       if a Control Termination Event has not occurred (or has occurred, but is no longer continuing), with respect to the Serviced Loans (excluding any Serviced Outside Controlled Loan Combination and any Excluded Mortgage Loan), with or without cause, at the direction of the Controlling Class Representative upon satisfaction of certain conditions specified in the Pooling and Servicing Agreement (including the delivery of a Rating Agency Confirmation);

(b)       if a Control Termination Event has occurred and is continuing, with respect to the Serviced Loans (excluding any Serviced Outside Controlled Loan Combination), with or without cause, in accordance with the procedures set forth below, upon the affirmative vote of (a) the holders of Certificates (other than the Class R Certificates) evidencing at least 66-2/3% of the Voting Rights allocable to the Certificates of those holders that voted on such matter (provided that holders representing the applicable Certificateholder Quorum vote on the matter) or (b) the holders of Non-Reduced Certificates evidencing more than 50% of the Voting Rights allocable to each Class of Non-Reduced Certificates;

(c)       at any time, with respect to the Serviced Loans, if (i) the Operating Advisor (A) determines, in its sole discretion exercised in good faith, that the Special Servicer has failed to comply with the Servicing Standard and a replacement of the Special Servicer would be in the best interest of the Certificateholders (as a collective whole), and (B) recommends the replacement of the Special Servicer with respect to the Serviced Loans, and (ii) the holders of Certificates evidencing at least a majority of the aggregate outstanding principal balance of the Certificates of those holders that voted on the matter (provided that holders representing the applicable Certificateholder Quorum vote on the matter) affirmatively vote to remove the Special Servicer in such capacity in accordance with the procedures set forth below; and

(d)       solely with respect to a Serviced Outside Controlled Loan Combination, at the direction of the related Outside Controlling Note Holder, with or without cause, upon satisfaction of certain conditions specified in the Pooling and Servicing Agreement (including delivery of a Rating Agency Confirmation) and the related Co-Lender Agreement.

“Certificateholder Quorum” means a quorum that, (a) for purposes of a vote to terminate and replace the Special Servicer or the Asset Representations Reviewer at the request of the holders of Certificates evidencing not less than 25% of the Voting Rights (without regard to the application of any Appraisal Reduction Amounts), consists of the holders of Certificates evidencing at least 50% of the aggregate Voting Rights (taking into account the allocation of any Appraisal Reduction Amounts to notionally reduce the Certificate Balances of the respective

Classes of Principal Balance Certificates) of all Certificates (other than the Class R Certificates), on an aggregate basis, and (b) for purposes of a vote to terminate and replace the Special Servicer based on a recommendation of the Operating Advisor, consists of the holders of Certificates evidencing at least 20% of the aggregate of the outstanding principal balances of all Certificates, with such quorum including at least three (3) holders that are not Risk Retention Affiliated with each other.

In addition, the Depositor may terminate the Special Servicer upon five business days’ notice if the Special Servicer fails to comply with certain of its reporting obligations under the Pooling and Servicing Agreement.

In no event may a successor Special Servicer be a current or former Operating Advisor or Asset Representations Reviewer or any Risk Retention Affiliate of such current or former Operating Advisor or Asset Representations Reviewer.

Excluded Special Servicer Mortgage Loans

Notwithstanding the foregoing, if the Special Servicer, to its knowledge, is a Borrower Party with respect to any Mortgage Loan or Loan Combination (any such Mortgage Loan or Loan Combination, an “Excluded Special Servicer Mortgage Loan”), the Special Servicer will be required to resign as Special Servicer of that Excluded Special Servicer Mortgage Loan. Prior to the occurrence and continuance of a Control Termination Event, if the Excluded Special Servicer Mortgage Loan is not also an Excluded Mortgage Loan, the Controlling Class Representative will be entitled to appoint (and replace with or without cause) a successor Special Servicer that is not a Borrower Party in accordance with the terms of the Pooling and Servicing Agreement (the “Excluded Mortgage Loan Special Servicer”) for the related Excluded Special Servicer Mortgage Loan. If an Excluded Special Servicer Mortgage Loan is also an Excluded Mortgage Loan, the largest Controlling Class Certificateholder (by Certificate Balance) that is not an Excluded Controlling Class Holder will be entitled to appoint (and replace with or without cause) the Excluded Mortgage Loan Special Servicer for the related Excluded Special Servicer Mortgage Loan in accordance with the terms of the Pooling and Servicing Agreement. If a Control Termination Event has occurred and is continuing, neither the Controlling Class Representative nor any other Controlling Class Certificateholder will be entitled to remove or replace the Excluded Mortgage Loan Special Servicer with respect to any Excluded Special Servicer Mortgage Loan. If a Control Termination Event has occurred and is continuing and prior to the occurrence of a Consultation Termination Event, the largest Controlling Class Certificateholder that is not an Excluded Controlling Class Holder will have the right to appoint the Excluded Mortgage Loan Special Servicer.

If a Consultation Termination Event has occurred and is continuing, or if neither the Controlling Class Representative nor any Controlling Class Certificateholder is entitled to appoint a replacement special servicer for an Excluded Special Servicer Mortgage Loan (or if, despite being so entitled to appoint a replacement special servicer for an Excluded Special Servicer Mortgage Loan, neither the Controlling Class Representative nor any Controlling Class Certificateholder has appointed a replacement special servicer within 30 days), then the Certificate Administrator will so notify the resigning Special Servicer that such Excluded Mortgage Loan Special Servicer has not been appointed and such resigning Special Servicer will use reasonable efforts to appoint such Excluded Mortgage Loan Special Servicer. In the event that the resigning Special Servicer is required to appoint an Excluded Mortgage Loan Special Servicer, the resigning Special Servicer will not have any liability for the actions of the newly appointed Excluded Mortgage Loan Special Servicer, and absent willful misconduct, bad faith, fraud or negligence on the part of such resigning Special Servicer, the resigning Special Servicer and its directors, members, managers, officers, employees and agents will be entitled to be indemnified by the Issuing Entity against any and all losses or liability incurred in connection with any legal action resulting from the actions of the Excluded Mortgage Loan Special Servicer.

If at any time the Special Servicer is no longer a Borrower Party with respect to an Excluded Special Servicer Mortgage Loan, (1) the related Excluded Mortgage Loan Special Servicer will be required to resign, (2) the related Mortgage Loan or Loan Combination, as the case may be, will no longer be an Excluded Special Servicer Mortgage Loan, (3) the original Special Servicer will become the special servicer again for such Mortgage Loan or Loan Combination, as the case may be, and (4) the original Special Servicer will be entitled to all special servicing compensation with respect to such Mortgage Loan or Loan Combination, as the case may be, earned during such time on and after such Mortgage Loan or Loan Combination, as the case may be, is no longer an Excluded Special Servicer Mortgage Loan.

The Excluded Mortgage Loan Special Servicer will be required to perform all of the obligations of the Special Servicer for the related Excluded Special Servicer Mortgage Loan and will be entitled to all special servicing compensation with respect to such Excluded Special Servicer Mortgage Loan earned during such time as the related Mortgage Loan is an Excluded Special Servicer Mortgage Loan. The Special Servicer will remain entitled to all special servicing compensation with respect to the Mortgage Loans and Serviced Loan Combinations that are not Excluded Special Servicer Mortgage Loans during such time.

Removal of the Special Servicer by Certificateholders Following a Control Termination Event

The procedures for removing a Special Servicer if a Control Termination Event has occurred and is continuing will be as follows: upon (i) the written direction of holders of Certificates evidencing at least 25% of the Voting Rights of the Certificates (other than the Class R Certificates) requesting a vote to terminate and replace the Special Servicer (with respect to all of the Serviced Loans other than any Serviced Outside Controlled Loan Combination) with a proposed successor Special Servicer, (ii) payment by such holders to the Certificate Administrator of the reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote and (iii) delivery by such holders to the Certificate Administrator and the Trustee of a Rating Agency Confirmation addressing the removal and replacement of the Special Servicer (which confirmations will be obtained at the expense of such holders), the Certificate Administrator will be required to promptly provide written notice to all Certificateholders of such request by posting such notice on its internet website and by mailing at their addresses appearing in the certificate register. Upon the affirmative vote of (a) the holders of Certificates (other than the Class R Certificates) evidencing at least 66-2/3% of the Voting Rights allocable to the Certificates of those holders that voted on such matter (provided that holders representing the applicable Certificateholder Quorum vote on the matter) or (b) the holders of Non-Reduced Certificates evidencing more than 50% of the Voting Rights allocable to each Class of Non-Reduced Certificates, the Trustee will be required to terminate all of the rights and obligations of the Special Servicer under the Pooling and Servicing Agreement with respect to the applicable Serviced Loans and appoint the proposed successor Special Servicer; provided that if that affirmative vote is not achieved within 180 days of the initial request for a vote to so terminate and replace the Special Servicer, then that vote will have no force and effect. The Certificate Administrator will include on each Distribution Date statement a statement that each Certificateholder and beneficial owner of Certificates may access such notices on the Certificate Administrator’s website and each Certificateholder and beneficial owner of Certificates may register to receive email notifications when such notices are posted on the website. Any such appointment of a successor Special Servicer with respect to the Serviced Loans (other than any Serviced Outside Controlled Loan Combination) based on a Certificateholder vote will be subject to the receipt of a Rating Agency Confirmation. The Certificate Administrator will be entitled to reimbursement from the requesting Certificateholders for the reasonable expenses of posting notices of such requests.

Removal of the Special Servicer by Certificateholders Based on the Recommendation of the Operating Advisor

If the Operating Advisor determines, in its sole discretion exercised in good faith, that (1) the Special Servicer has failed to comply with the Servicing Standard and (2) a replacement of the Special Servicer would be in the best interest of the Certificateholders (as a collective whole), the Operating Advisor will have the right to recommend the replacement of the Special Servicer with respect to the Serviced Loans. In any such event, the Operating Advisor will be required to deliver to the Trustee and the Certificate Administrator, with a copy to the Special Servicer, a written recommendation detailing the reasons supporting its position (along with relevant information justifying its recommendation) and recommending a replacement Special Servicer meeting the applicable requirements of the Pooling and Servicing Agreement, which recommended special servicer has agreed to succeed the then-current Special Servicer with respect to the applicable Serviced Loans if appointed in accordance with the Pooling and Servicing Agreement. The Certificate Administrator will be required to promptly post a copy of such recommendation on its internet website and by mail send notice to all Certificateholders, asking them to indicate whether they wish to remove the Special Servicer. Upon the affirmative vote of the holders of Certificates evidencing at least a majority of the aggregate outstanding principal balance of the Certificates of those holders that voted on the matter (provided that holders representing the applicable Certificateholder Quorum vote on the matter within 180 days of the initial request for a vote), and receipt by the Certificate Administrator of a Rating Agency Confirmation from each Rating Agency, the Trustee will terminate all of the rights and obligations of the Special Servicer under the Pooling and Servicing Agreement with respect to the applicable Serviced Loans, and appoint the recommended successor Special Servicer. If such affirmative vote of the holders of the required Certificates is not achieved within 180 days of the request for a vote on the removal of the Special Servicer, the recommendation of the Operating Advisor to so remove and replace the

Special Servicer will lapse and be of no force and effect. The reasonable fees and out-of-pocket costs and expenses associated with obtaining the Rating Agency Confirmation described above and administering the vote on removal of the Special Servicer will be an additional expense of the Issuing Entity. If any Special Servicer is terminated pursuant to a vote to terminate and replace the Special Servicer based on a recommendation of the Operating Advisor, then the terminated party may not subsequently be re-appointed as the Special Servicer under the Pooling and Servicing Agreement pursuant to any provision of the Pooling and Servicing Agreement or any Co-Lender Agreement.

Resignation of the Master Servicer, the Special Servicer and the Operating Advisor

Each of the Master Servicer and the Special Servicer may resign, assign its rights and delegate its duties and obligations under the Pooling and Servicing Agreement; provided that certain conditions are satisfied including obtaining a Rating Agency Confirmation. The resigning Master Servicer or Special Servicer, as applicable, must pay all costs and expenses associated with the transfer of its duties after resignation. The Pooling and Servicing Agreement provides that the Master Servicer or the Special Servicer, as the case may be, may not otherwise resign from its obligations and duties as Master Servicer or Special Servicer, as the case may be, except upon the determination that performance of its duties is no longer permissible under applicable law and provided that such determination is evidenced by an opinion of counsel to that effect delivered to the Trustee and the Certificate Administrator. No such resignation may become effective until the Trustee (solely with respect to the Master Servicer or the Special Servicer) or a successor Master Servicer or Special Servicer has assumed the obligations of the Master Servicer or the Special Servicer, as applicable, under the Pooling and Servicing Agreement. The Trustee or any other successor Master Servicer or Special Servicer assuming the obligations of the Master Servicer or the Special Servicer under the Pooling and Servicing Agreement will be entitled to the compensation to which the Master Servicer or the Special Servicer would have been entitled after the date of assumption of such obligations (other than certain Workout Fees which the prior Special Servicer will be entitled to retain and other than the excess servicing portion of the Servicing Fee which, subject to reduction in order to retain a successor, may be retained or transferred by the initial Master Servicer). If no successor Master Servicer or Special Servicer can be obtained to perform such obligations for such compensation, additional amounts payable to such successor Master Servicer or Special Servicer will result in shortfalls in distributions on the Certificates.

The Operating Advisor may resign from its duties and obligations under the Pooling and Servicing Agreement upon 30 days’ prior written notice to the parties to the Pooling and Servicing Agreement, the Controlling Class Representative and the Risk Retention Consultation Parties; provided that certain conditions are satisfied including obtaining a Rating Agency Confirmation. No such resignation may become effective until a successor entity has assumed the obligations of the Operating Advisor under the Pooling and Servicing Agreement. The successor entity assuming the obligations of the Operating Advisor under the Pooling and Servicing Agreement will be entitled to the compensation to which the Operating Advisor would have been entitled after the date of assumption of such obligations. If no successor Operating Advisor has been appointed and accepted such appointment within 60 days after the resigning Operating Advisor’s giving of notice of resignation, the resigning Operating Advisor may petition any court of competent jurisdiction for appointment of a successor. The resigning Operating Advisor must pay all costs and expenses associated with its resignation and the transfer of its duties. If no successor Operating Advisor can be obtained to perform such obligations for such compensation, additional amounts payable to such successor Operating Advisor will result in shortfalls in distributions on the Certificates.

In addition, in the event there are no Classes of Certificates outstanding other than the Control Eligible Certificates, the VRR Interest and the Class R Certificates, then all of the rights and obligations of the Operating Advisor under the Pooling and Servicing Agreement will terminate without payment of any penalty or termination fee (other than any rights or obligations that accrued prior to the date of such termination (including accrued and unpaid compensation) and other than indemnification rights arising out of events occurring prior to such termination). If the Operating Advisor is terminated pursuant to the foregoing sentence, then no replacement operating advisor will be appointed.

The Pooling and Servicing Agreement will prohibit the appointment of the Asset Representations Reviewer or one of its affiliates as successor to the Master Servicer or Special Servicer.

Qualification, Resignation and Removal of the Trustee and the Certificate Administrator

The Trustee is required to maintain (A) a rating on its unsecured long term-debt of at least “A2” by Moody’s, and (B) a rating on its unsecured long term-debt of at least “A-” by Fitch or a rating on its short-term debt of at least “F1” by Fitch; provided, however, that Wilmington Trust, National Association as the initial trustee will be deemed to have met the eligibility requirements in (A) and (B) above for so long as (a) it has a rating on its long-term unsecured debt of at least “Baa3” by Moody’s or a rating on its short-term unsecured debt of at least “P-2” by Moody’s, (b) it has a rating on its unsecured long-term debt of at least “BBB” by Fitch or a rating on its short-term debt rating of at least “F2” by Fitch and (c) the master servicer has (i) a rating on its unsecured long-term debt of at least “A2” by Moody’s or a rating on its short-term unsecured debt of at least “P-1” by Moody’s and (ii) a rating on its unsecured long-term debt of a least “A” by Fitch or a rating on its short-term debt of at least “F1” by Fitch (or such other rating with respect to which the applicable Rating Agency has provided a Rating Agency Confirmation). In addition, the Trustee is required to satisfy the requirements for a Trustee contemplated by clause (a)(4)(i) of Rule 3a-7 under the Investment Company Act. The Certificate Administrator is required to maintain a rating on its unsecured long term debt of at least (A) “Baa2” by Moody’s, and (B) “BBB+” by Fitch (or such other rating with respect to which the applicable Rating Agency has provided a Rating Agency Confirmation).

Each of the Trustee and the Certificate Administrator may resign at any time by giving written notice to, among others, the other parties to the Pooling and Servicing Agreement. However, no such resignation will be effective until a successor has been appointed. Upon such notice, the Master Servicer will appoint a successor Trustee or Certificate Administrator, as applicable. If no successor has been appointed and accepted such appointment within 90 days after the giving of such notice of resignation, the resigning Trustee or Certificate Administrator, as applicable, may petition any court of competent jurisdiction for appointment of a successor, and such petition will be an expense of the Issuing Entity.

The Depositor may remove the Trustee or Certificate Administrator, as applicable (and appoint a successor) if, among other things, the Trustee or Certificate Administrator, as applicable, ceases to be eligible to continue as such under the Pooling and Servicing Agreement or if at any time the Trustee or Certificate Administrator, as applicable, becomes incapable of acting, or is adjudged bankrupt or insolvent, or a receiver of the Trustee or Certificate Administrator, as applicable, or its respective property is appointed or any public officer takes charge or control of the Trustee or Certificate Administrator, as applicable, or of its property. The holders of Certificates evidencing more than 50% of the aggregate Voting Rights allocated to all of the Certificates may remove the Trustee or Certificate Administrator, as applicable, and appoint a successor, upon prior written notice to, among others, the Depositor, the Master Servicer, the Certificate Administrator and the Trustee.

Any resignation or removal of the Trustee or Certificate Administrator, as applicable, and appointment of a successor will not become effective until (i) acceptance by the successor Trustee or Certificate Administrator, as applicable, of the appointment, and (ii) the resigning Trustee or Certificate Administrator, as applicable, files any required Form 8-K.

Notwithstanding the foregoing, upon any resignation or termination of the Trustee or Certificate Administrator, as applicable, under the Pooling and Servicing Agreement, the Trustee or Certificate Administrator, as applicable, will continue to be entitled to receive all accrued and unpaid compensation through the date of termination plus (in the case of the Trustee) reimbursement for all Advances made by it and interest on those Advances as provided in the Pooling and Servicing Agreement. The Trustee or Certificate Administrator, as applicable, will be required to bear all reasonable out-of-pocket costs and expenses of each party to the Pooling and Servicing Agreement and each Rating Agency in connection with any removal or resignation of such entity as and to the extent required under the Pooling and Servicing Agreement; provided, that if the Trustee or Certificate Administrator, as applicable, is terminated without cause by the holders of Certificates evidencing more than 50% of the aggregate Voting Rights allocated to all of the Certificates as provided in the second preceding paragraph, then such holders will be required to pay all the reasonable costs and expenses of the Trustee or Certificate Administrator, as applicable, necessary to effect the transfer of the rights and obligations (including custody of the Mortgage Loan files) of the Trustee or Certificate Administrator, as applicable, to a successor. Any successor Trustee or Certificate Administrator, as applicable, must have a combined capital and surplus of at least $50,000,000, and the ratings on its unsecured long term debt set forth above.

At any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Issuing Entity, the assets thereof or any property securing the same is located, the Depositor and the Trustee acting jointly will have the power to appoint one or more persons or entities to act (at the expense of (i) the Trustee, if the need to appoint such co-trustee(s) arises from any change in or matter relating to the identity, organization, status, power, conflicts, internal policy or other development or matter with respect to the Trustee, and/or (ii) the Issuing Entity, if the need to appoint such co-trustee(s) arises from a change in applicable law or the identity, status or power of the Issuing Entity; provided, however, that in the event the need to appoint such co-trustee(s) arises from a combination of the events described in clause (i) and clause (ii), the expense will be split evenly between the Trustee and the Issuing Entity; and provided, further, that in the event the need to appoint such co-trustee(s) arises from none of the events described in clause (i) and clause (ii), such appointment will be at the expense of the Issuing Entity) as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Issuing Entity, and to vest in such co-trustee or separate trustee such powers, duties, obligations, rights and trusts as the Depositor and the Trustee may consider necessary or desirable. The appointment of a co-trustee or separate trustee will not relieve the Trustee of its responsibilities, obligations and liabilities under the Pooling and Servicing Agreement except as required by applicable law.

The Certificate Administrator is required to perform only those duties described in this prospectus or otherwise specifically required under the Pooling and Servicing Agreement. If no Servicer Termination Event has occurred, and after the curing or waiver of all Servicer Termination Events which may have occurred, the Trustee is required to perform only those duties described in this prospectus or otherwise specifically required under the Pooling and Servicing Agreement. Upon receipt of the various Certificates, reports or other instruments required to be furnished to it, the Trustee or the Certificate Administrator, as applicable, is required to examine such documents and to determine whether they conform on their face to the requirements of the Pooling and Servicing Agreement.

The Depositor may terminate the Certificate Administrator upon 5 business days’ notice if the Certificate Administrator fails to comply with certain of its reporting obligations under the Pooling and Servicing Agreement.

The Pooling and Servicing Agreement will prohibit the appointment of the Asset Representations Reviewer or one of its affiliates as successor to the Trustee or Certificate Administrator.

Amendment

The Pooling and Servicing Agreement may be amended without the consent of any of the holders of Certificates:

(a)       to cure any ambiguity to the extent that it does not adversely affect any holders of Certificates;

(b)       to correct or supplement any of its provisions which may be inconsistent with any other provisions of the Pooling and Servicing Agreement or with the description of the provisions in this prospectus, or to correct any error;

(c)       to change the timing and/or nature of deposits in the Collection Account, the Excess Liquidation Proceeds Reserve Account, the Excess Interest Distribution Account, the Distribution Account or any REO Account; provided that (A) the Master Servicer Remittance Date may in no event be later than the business day prior to the related Distribution Date and (B) the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel (at the expense of the party requesting the amendment);

(d)       to modify, eliminate or add to any of its provisions (i) to the extent necessary to maintain the qualification of either Trust REMIC as a REMIC or to avoid or minimize the risk of imposition of any tax on the Issuing Entity, provided that the Trustee and the Certificate Administrator have received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize such risk and (2) the action will not adversely affect in any material respect the interests of any holder of the Certificates, (ii) to restrict (or to remove any existing restrictions with respect to) the transfer of the Class R Certificates, provided that the Depositor has determined that the amendment will not give rise to any tax with respect to the transfer of the Class R Certificates to a non-permitted transferee, (iii) to the extent necessary to comply with the Investment Company Act of 1940, as amended, the Exchange Act, Regulation AB, Regulation RR and/or any related regulatory actions and/or interpretations, or (iv) in the event that Regulation RR (or any portion thereof) or any other regulations applicable to the risk retention requirements for this securitization transaction are amended or repealed, to the extent required to comply with any such amendment or to modify or eliminate any risk retention requirements no longer applicable to this securitization transaction in light of such repeal;

(e)       to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement or any other change; provided that the amendment will not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel;

(f)       to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the ratings assigned to each Class of Certificates by any Rating Agency; provided that such amendment will not adversely affect in any material respect the interests of any Certificateholder; and

(g)       to modify the procedures in the Pooling and Servicing Agreement relating to Rule 17g-5 under the Exchange Act (“Rule 17g-5”); provided that such modification does not increase the obligations of the Trustee, the Certificate Administrator, the Operating Advisor, the Master Servicer or the Special Servicer without such party’s consent (which consent may not be withheld unless the modification would materially adversely affect that party or materially increase that party’s obligations under the Pooling and Servicing Agreement); provided, further, that notice of such modification is provided to all parties to the Pooling and Servicing Agreement.

Notwithstanding the foregoing, no such amendment to the Pooling and Servicing Agreement contemplated by the first paragraph under this section entitled “—Amendment” will be permitted if the amendment would (i) reduce the consent or consultation rights or the right to receive information under the Pooling and Servicing Agreement of the Controlling Class Representative without the consent of the Controlling Class Representative, (ii) reduce the consultation rights or the right to receive information under the Pooling and Servicing Agreement of the Operating Advisor without the consent of the Operating Advisor, (iii) change in any manner the obligations or rights of any Sponsor under the applicable Mortgage Loan Purchase Agreement or the Pooling and Servicing Agreement without the consent of the affected Sponsor, (iv) change in any manner the obligations or rights of any underwriter or initial purchaser of Certificates without the consent of the related underwriter or initial purchaser of Certificates, or (v) adversely affect any Serviced Companion Loan Holder in its capacity as such without its consent.

The Pooling and Servicing Agreement may also be amended by the parties to the Pooling and Servicing Agreement with the consent of the holders of Certificates evidencing not less than 66⅔% of the aggregate Percentage Interests of each Class affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the holders of the Certificates, except that the amendment may not (1) reduce in any manner the amount of, or delay the timing of, payments received on the Serviced Loans which are required to be distributed on a Certificate of any Class without the consent of the holder of that Certificate, or that are required to be distributed to a Serviced Companion Loan Holder without its consent, (2) reduce the percentage of Certificates of any Class the holders of which are required to consent to the amendment without the consent of the holders of all Certificates of that Class then outstanding, (3) change in any manner the obligations or rights of any Sponsor under the applicable Mortgage Loan Purchase Agreement or the Pooling and Servicing Agreement without the consent of the related Sponsor, (4) change the definition of “Servicing Standard” without either (a) the consent of 100% of the Certificateholders or (b) a Rating Agency Confirmation, (5) without the consent of 100% of the Certificateholders of the Class or Classes of Certificates adversely affected thereby, change (a) the percentages of Voting Rights of Certificateholders which are required to consent to any action or inaction under the Pooling and Servicing Agreement, (b) the right of the Certificateholders to remove the Special Servicer or (c) the right of the Certificateholders to terminate the Operating Advisor, (6) adversely affect the Controlling Class Representative without the consent of 100% of the Controlling Class Certificateholders, (7) change in any manner the obligations or rights of any underwriter without the consent of the affected underwriter, or (8) adversely affect any Serviced Companion Loan Holder in its capacity as such without its consent.

Notwithstanding the foregoing, the Pooling and Servicing Agreement may not be amended without the Master Servicer, the Special Servicer, the Trustee, the Custodian (if the Certificate Administrator is then acting as Custodian) and/or the Certificate Administrator (in each case, only if requested by such party) having first received an opinion of counsel, at the expense of the person requesting the amendment (or, if the amendment is required by any Rating Agency to maintain the rating issued by it or requested by the Trustee or the Certificate Administrator for any purpose described in clause (a) or clause (b) of the first paragraph of this section entitled “—

Amendment”, then at the expense of the Issuing Entity), to the effect that the amendment will not result in the imposition of a tax on any portion of the Issuing Entity (other than a tax at the highest marginal corporate tax rate on net income from foreclosure property pursuant to Code Section 860G(c)) or cause either Trust REMIC to fail to qualify as a REMIC for federal income tax purposes. The party requesting an amendment to the Pooling and Servicing Agreement will be required to give each Rating Agency prior written notice of such amendment.

Certain amendments to the Pooling and Servicing Agreement may require the delivery of certain opinions of counsel at the expense of the Issuing Entity. In addition, prior to the execution of any amendment to the Pooling and Servicing Agreement, the Trustee, the Custodian (if the Certificate Administrator is then acting as Custodian), the Certificate Administrator, the Special Servicer and the Master Servicer may request and will be entitled to rely conclusively upon an opinion of counsel, at the expense of the party requesting such amendment (or, if such amendment is required by any Rating Agency to maintain the rating issued by it or requested by the Trustee or the Certificate Administrator for any purpose described in clause (a), (b), (c) or (e) (which does not modify or otherwise relate solely to the obligations, duties or rights of the Trustee or the Certificate Administrator, as applicable) of the first paragraph of this section entitled “—Amendment”, then at the expense of the Issuing Entity) stating that the execution of such amendment is authorized or permitted by the Pooling and Servicing Agreement, and that all conditions precedent to such amendment are satisfied.

Realization Upon Mortgage Loans

Specially Serviced Loans; Appraisals

Promptly upon the occurrence of an Appraisal Reduction Event with respect to a Serviced Loan, the Special Servicer will be required to use reasonable efforts to obtain an appraisal of the Mortgaged Property or REO Property, as the case may be, from an Appraiser in accordance with MAI standards (an “Updated Appraisal”). However, the Special Servicer will not be required to obtain an Updated Appraisal of any Mortgaged Property with respect to which there exists an appraisal from an Appraiser in accordance with MAI standards which is less than nine months old, unless the Special Servicer determines that such previously obtained Appraisal is materially inaccurate. The cost of any Updated Appraisal will be advanced by, and reimbursable to, the Master Servicer as a Property Advance or will be an expense of the Issuing Entity and paid out of the Collection Account if determined to be a Nonrecoverable Advance to the extent provided in the Pooling and Servicing Agreement.

Standards for Conduct Generally in Effecting Foreclosure or the Sale of Defaulted Loans

In connection with any foreclosure, enforcement of the related Mortgage Loan documents, or other acquisition, the cost and expenses of any such proceeding will be a Property Advance or an expense of the Issuing Entity and paid out of the Collection Account if determined to be a Nonrecoverable Advance.

If the Special Servicer elects to proceed with a non-judicial foreclosure in accordance with the laws of the state where the Mortgaged Property is located, the Special Servicer will not be required to pursue a deficiency judgment against the related borrower, if available, or any other liable party if the laws of the state do not permit such a deficiency judgment after a non-judicial foreclosure or if the Special Servicer determines, in accordance with the Servicing Standard, that the likely recovery if a deficiency judgment is obtained will not be sufficient to warrant the cost, time, expense and/or exposure of pursuing the deficiency judgment and such determination is evidenced by an officers’ certificate delivered to the Trustee, the Certificate Administrator, any related Outside Controlling Note Holder, the Operating Advisor, each Risk Retention Consultation Party (other than with respect to any related Excluded RRCP Mortgage Loan) and (prior to the occurrence and continuance of a Consultation Termination Event) the Controlling Class Representative.

Notwithstanding anything in this prospectus to the contrary, the Pooling and Servicing Agreement will provide that the Special Servicer will not, on behalf of the Issuing Entity or a related Serviced Companion Loan Holder, obtain title to a Mortgaged Property as a result of foreclosure or by deed-in-lieu of foreclosure or otherwise, and will not otherwise acquire possession of, or take any other action with respect to, any Mortgaged Property if, as a result of any such action, the Trustee, the Certificate Administrator, the Issuing Entity or the holders of Certificates or a related Serviced Companion Loan Holder would be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or “operator” of, such Mortgaged Property within the meaning of the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or any comparable law, unless the Special Servicer has previously determined, based on an updated environmental assessment report prepared by an independent person who regularly conducts environmental audits, that:

(i) such Mortgaged Property is in compliance with applicable environmental laws or, if not, after consultation with an environmental consultant, that it would be in the best economic interest of the Issuing Entity and, if applicable, a related Serviced Companion Loan Holder (as a collective whole) to take such actions as are necessary to bring such Mortgaged Property in compliance with applicable environmental laws and (ii) there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any currently effective federal, state or local law or regulation, or that, if any such hazardous materials are present for which such action could be required, after consultation with an environmental consultant it would be in the best economic interest of the Issuing Entity and any related Serviced Companion Loan Holder (as a collective whole as if the Issuing Entity and, if applicable, such Serviced Companion Loan Holder(s) constituted a single lender (and, with respect to a Serviced AB Loan Combination, taking into account the subordinate nature of the related Subordinate Companion Loan)) to take such actions with respect to the affected Mortgaged Property as could be required by such law or regulation. If appropriate, the Special Servicer may establish a single member limited liability company with the Issuing Entity and, if applicable, a related Serviced Companion Loan Holder, as the sole owner to hold title to the Mortgaged Property.

In the event that title to any Mortgaged Property is acquired in foreclosure or by deed-in-lieu of foreclosure, the deed or certificate of sale is required to be issued to the Trustee, to a co-trustee or to its nominee or a separate trustee or co-trustee on behalf of the Trustee, on behalf of holders of Certificates and, if applicable, the related Serviced Companion Loan Holder. Notwithstanding any such acquisition of title and cancellation of the related Serviced Loan, the related Serviced Mortgage Loan will generally be considered to be an REO Mortgage Loan held in the Issuing Entity until such time as the related REO Property is sold by the Issuing Entity.

If title to any Mortgaged Property is acquired by the Issuing Entity (directly or through a single member limited liability company established for that purpose), the Special Servicer will be required to sell the Mortgaged Property prior to the close of the third calendar year beginning after the year of acquisition, unless (1) the IRS grants (or does not deny) an extension of time to sell the property or (2) the Special Servicer, the Certificate Administrator and the Trustee receive an opinion of independent counsel to the effect that the holding of the property by the Lower-Tier REMIC longer than the above-referenced three year period will not result in the imposition of a tax on either Trust REMIC or cause either Trust REMIC to fail to qualify as a REMIC under the Code at any time that any Certificate is outstanding. Subject to the foregoing and any other tax-related limitations, pursuant to the Pooling and Servicing Agreement, the Special Servicer will generally be required to attempt to sell any Mortgaged Property so acquired in accordance with the Servicing Standard. The Special Servicer will also be required to manage, conserve, protect and operate any Mortgaged Property acquired by the Issuing Entity in a manner which does not cause such property to fail to qualify as “foreclosure property” within the meaning of Code Section 860G(a)(8) or result in the receipt by the Issuing Entity of any income from nonpermitted assets as described in Code Section 860F(a)(2)(B). If the Lower-Tier REMIC acquires title to any Mortgaged Property, the Special Servicer, on behalf of the Lower-Tier REMIC, will retain, at the expense of the Issuing Entity, an independent contractor to manage and operate the property. The independent contractor generally will be permitted to perform construction (including renovation) on a foreclosed property only if the construction was more than 10% completed at the time default on the related Mortgage Loan became imminent. The retention of an independent contractor, however, will not relieve the Special Servicer of its obligation to manage the Mortgaged Property as required under the Pooling and Servicing Agreement.

Generally, neither Trust REMIC will be taxable on income received with respect to a Mortgaged Property acquired by the Issuing Entity to the extent that it constitutes “rents from real property,” within the meaning of Code Section 856(c)(3)(A) and Treasury regulations under the Code. Rents from real property include fixed rents and rents based on the gross receipts or sales of a tenant but do not include the portion of any rental based on the net income or profit of any tenant or sub-tenant. No determination has been made whether rent on any of the Mortgaged Properties meets this requirement. Rents from real property include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are “customary” within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a Mortgaged Property owned by the Issuing Entity would not constitute rents from real property, or that none of such income would qualify if a separate charge is not stated for such non-customary services or they are not performed by an independent contractor. Rents from real property also do not include income from the operation of a trade or business on the Mortgaged Property, such as a hospitality property or rental income attributable to personal property leased in connection with a lease of real property if the rent attributable to personal property exceeds 15% of the total net rent for the taxable year. Any of the foregoing types of income may instead constitute “net income from foreclosure property,” which would be taxable to the Lower-Tier REMIC, at the highest marginal federal corporate rate and may also be subject to state or local taxes. The Pooling and Servicing Agreement provides that the Special Servicer will be permitted to cause the Lower-Tier REMIC to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to Certificateholders and any related Companion Loan Holders, as a collective whole, could reasonably be expected to be greater than another method of operating or net leasing the Mortgaged Property. Because these sources of income, if they exist, are already in place with respect to the Mortgaged Properties, it is generally viewed as beneficial to Certificateholders to permit the Issuing Entity to continue to earn them if it acquires a Mortgaged Property, even at the cost of this tax. These taxes would be chargeable against the related income for purposes of determining the proceeds available for distribution to holders of Certificates. See “Material Federal Income Tax Consequences—Taxes That May Be Imposed on a REMIC—Net Income from Foreclosure Property”.

To the extent that Liquidation Proceeds collected with respect to any Mortgage Loan are less than the sum of (1) the outstanding principal balance of the Mortgage Loan, (2) interest accrued on the Mortgage Loan and (3) the aggregate amount of outstanding reimbursable expenses (including any (i) unpaid servicing compensation, (ii) unreimbursed Property Advances, (iii) accrued and unpaid interest on all Advances and (iv) additional expenses of the Issuing Entity) incurred with respect to the Mortgage Loan, the Issuing Entity will realize a loss in the amount of the shortfall. The Trustee, the Certificate Administrator, the Master Servicer and/or the Special Servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any Mortgage Loan or Serviced Loan Combination, prior to the distribution of those Liquidation Proceeds to Certificateholders or Serviced Companion Loan Holders, of any and all amounts that represent unpaid servicing compensation in respect of the related Mortgage Loan or Serviced Loan Combination, certain unreimbursed expenses incurred with respect to the Mortgage Loan or Serviced Loan Combination and any unreimbursed Advances (including interest on Advances) made with respect to the Mortgage Loan or Serviced Loan Combination. In addition, amounts otherwise distributable on the Certificates will be further reduced by interest payable to the Master Servicer, the Special Servicer or Trustee on these Advances.

Sale of Defaulted Mortgage Loans and REO Properties

Promptly upon a Serviced Loan becoming a Defaulted Mortgage Loan and if the Special Servicer determines in accordance with the Servicing Standard that it would be in the best interests of the Certificateholders and, in the case of a Serviced Pari Passu Loan Combination, any related Serviced Pari Passu Companion Loan Holder (as a collective whole as if such Certificateholders and, in the case of a Serviced Pari Passu Loan Combination, any related Serviced Pari Passu Companion Loan Holder, constituted a single lender) to attempt to sell such Serviced Loan, the Special Servicer will be required to use reasonable efforts to solicit offers for the Defaulted Mortgage Loan on behalf of the Certificateholders and, if applicable, any related Serviced Pari Passu Companion Loan Holder in such manner as will be reasonably likely to realize a fair price. The Special Servicer will generally be required to accept the first (and, if multiple offers are contemporaneously received, the highest) cash offer received from any person that constitutes a fair price for the Defaulted Mortgage Loan. The Special Servicer is required to notify, among others, the Controlling Class Representative (prior to the occurrence and continuance of a Consultation Termination Event), any related Outside Controlling Note Holder, each Risk Retention Consultation Party (other than with respect to any related Excluded RRCP Mortgage Loan) and the Operating Advisor of any offers received regarding the sale of any Defaulted Mortgage Loan.

The Special Servicer will be required to determine whether any cash offer constitutes a fair price for any Defaulted Mortgage Loan if the offeror is a person other than an Interested Person. In determining whether any offer from a person other than an Interested Person constitutes a fair price for any Defaulted Mortgage Loan, the Special Servicer will be required to take into account, among other factors (in addition to the results of any appraisal, updated appraisal or narrative appraisal that it may have obtained pursuant to the Pooling and Servicing Agreement within the prior nine months), the period and amount of any delinquency on the affected Mortgage Loan, the occupancy level and physical condition of the related Mortgaged Property and the state of the local economy. The cost of any appraisal obtained to determine whether any offer from a person other than an Interested Person constitutes a fair price for any Defaulted Mortgage Loan will be covered by, and will be reimbursable as, a Property Advance.

If the offeror is an Interested Person (provided that the Trustee may not be an offeror), then the Trustee will be required to determine whether the cash offer constitutes a fair price. However, no offer from an Interested

Person will constitute a fair price unless (i) it is the highest offer received and (ii) at least two other offers are received from independent third parties. In determining whether any offer received from an Interested Person represents a fair price for any such Defaulted Mortgage Loan, the Trustee will be required to (at the expense of the Interested Person) designate an independent third party expert in real estate or commercial mortgage loan matters with at least five years’ experience in valuing or investing in loans similar to the subject Serviced Loan and that has been selected with reasonable care by the Trustee to determine if such cash offer constitutes a fair price for such Serviced Loan; provided, that the Trustee may not engage a third party expert whose fees exceed a commercially reasonable amount as determined by the Trustee. The reasonable costs of all appraisals, inspection reports and broker opinions of value incurred by any such third party pursuant to this paragraph will be covered by, and will be reimbursable by the Interested Person. The Trustee will be entitled to rely conclusively upon the determination of the independent third party expert designated by it as described above.

The Repurchase Price will be deemed a fair price in all events.

With respect to any Serviced Pari Passu Loan Combination (other than any such Loan Combination that is a Serviced Outside Controlled Loan Combination), pursuant to the terms of the related Co-Lender Agreement, if such Serviced Pari Passu Loan Combination becomes a Defaulted Mortgage Loan, and if the Special Servicer determines to sell the related Serviced Mortgage Loan in accordance with the discussion in this “—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties” section, then the Special Servicer will be required to sell each related Serviced Pari Passu Companion Loan together with such Serviced Mortgage Loan as a single whole loan in accordance with the terms of the Pooling and Servicing Agreement, and subject to any rights of the related Directing Holder and/or the holder of any related Serviced Pari Passu Companion Loan under the Pooling and Servicing Agreement or under the related Co-Lender Agreement. Notwithstanding the foregoing, the Special Servicer will not be permitted to sell any such Serviced Pari Passu Loan Combination if it becomes a Defaulted Mortgage Loan without the written consent of each related Serviced Pari Passu Companion Loan Holder (provided that such consent is not required if the consenting party is the borrower or an affiliate of the borrower) unless the Special Servicer has delivered to such related Serviced Pari Passu Companion Loan Holder: (a) at least 15 business days’ prior written notice of any decision to attempt to sell such Loan Combination; (b) at least ten days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the Special Servicer in connection with any such proposed sale; (c) at least ten days prior to the proposed sale date, a copy of the most recent appraisal for the subject Serviced Pari Passu Loan Combination, and any documents in the servicing file reasonably requested by such related Serviced Pari Passu Companion Loan Holder that are material to the price of the subject Serviced Pari Passu Loan Combination; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the Master Servicer or the Special Servicer in connection with the proposed sale; provided, that a related Serviced Pari Passu Companion Loan Holder may waive as to itself any of the delivery or timing requirements set forth in this sentence. The Controlling Class Representative and each related Serviced Pari Passu Companion Loan Holder will be permitted to submit an offer at any sale of the subject Serviced Pari Passu Loan Combination unless such person is the borrower or an agent or affiliate of the borrower. See “Description of the Mortgage Pool—The Loan Combinations” above in this prospectus.

With respect to any Serviced Pari Passu Loan Combination that is a Serviced Outside Controlled Loan Combination, pursuant to the terms of the related Co-Lender Agreement, if such Serviced Pari Passu Loan Combination becomes a Defaulted Mortgage Loan, and if the Special Servicer determines to sell the related Serviced Mortgage Loan in accordance with the discussion in this “—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties” section, then the Special Servicer will be required to sell the related Serviced Pari Passu Companion Loan together with such Serviced Mortgage Loan as a single whole loan in accordance with the terms of the Pooling and Servicing Agreement, and subject to any rights of the related Directing Holder, the Controlling Class Representative and/or the holder of any related non-controlling Serviced Pari Passu Companion Loan under the Pooling and Servicing Agreement or under the related Co-Lender Agreement. Notwithstanding the foregoing, the Special Servicer will not be permitted to sell any such Serviced Pari Passu Loan Combination if it becomes a Defaulted Mortgage Loan without the written consent of the Controlling Class Representative (unless a Consultation Termination Event exists), the related Outside Controlling Note Holder and the holder of each related non-controlling Serviced Pari Passu Companion Loan (provided that such consent is not required if the consenting party is the borrower or an affiliate of the borrower) unless the Special Servicer has delivered to the Controlling Class Representative, the related Outside Controlling Note Holder and the holder of each related non-controlling Serviced Pari Passu Companion Loan: (a) at least 15 business days’ prior written notice of any decision to attempt to sell such Serviced Pari Passu Loan Combination; (b) at least ten days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the Special Servicer in connection with any such proposed sale; (c) at least ten days prior to the proposed sale date, a copy of the most recent appraisal for the subject Serviced Pari Passu Loan Combination, and any documents in the servicing file reasonably requested by the Controlling Class Representative and the related Outside Controlling Note Holder that are material to the price of the subject Serviced Pari Passu Loan Combination; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors and the Controlling Class Representative) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the Master Servicer or the Special Servicer in connection with the proposed sale; provided, that the Controlling Class Representative, the related Outside Controlling Note Holder and the holder of each related non-controlling Serviced Pari Passu Companion Loan may each waive as to itself any of the delivery or timing requirements set forth in this sentence.  The Controlling Class Representative, the related Outside Controlling Note Holder and the holder of each related non-controlling Serviced Pari Passu Companion Loan will be permitted to submit an offer at any sale of the subject Serviced Pari Passu Loan Combination unless such person is the borrower or an agent or affiliate of the borrower.  See “Description of the Mortgage Pool—The Loan Combinations” above in this prospectus.

With respect to any Serviced AB Loan Combination, pursuant to the terms of the Pooling and Servicing Agreement, if the related Serviced Mortgage Loan becomes a Defaulted Mortgage Loan, and if the Special Servicer determines to sell such Serviced Mortgage Loan in accordance with the discussion in this “—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties” section, then the Special Servicer will not be permitted or required to sell the related Serviced Subordinate Companion Loans together with such Serviced Mortgage Loan and any related Serviced Pari Passu Companion Loans as a single whole loan except as required by the related Co-Lender Agreement. See “Description of the Mortgage Pool—The Loan Combinations” in this prospectus.

If an Outside Serviced Mortgage Loan becomes the equivalent of a Defaulted Mortgage Loan and the Outside Special Servicer elects to sell any promissory note evidencing a portion of the related Outside Serviced Loan Combination, the Outside Special Servicer will be required to sell such Outside Serviced Mortgage Loan, together with the related Companion Loan(s), as a single whole loan, pursuant to the Outside Servicing Agreement. See “Description of the Mortgage Pool—The Loan Combinations” with respect to the Outside Serviced Loan Combinations.

The Special Servicer is required to use reasonable efforts to solicit offers for each REO Property related to a Serviced Mortgage Loan on behalf of the Certificateholders and any related Serviced Companion Loan Holder, if applicable, and to sell each such REO Property in the same manner as with respect to a Defaulted Mortgage Loan.

Notwithstanding any of the foregoing paragraphs, the Special Servicer will not be required to accept the highest cash offer for a Defaulted Mortgage Loan if the Special Servicer determines (in consultation with the Controlling Class Representative (unless a Consultation Termination Event exists or a Serviced Outside Controlled Loan Combination is involved or an Excluded Mortgage Loan is involved), the Operating Advisor (if an Operating Advisor Consultation Trigger Event exists), each Risk Retention Consultation Party (unless an applicable Excluded RRCP Mortgage Loan is involved) and any related Outside Controlling Note Holder (if a Serviced Outside Controlled Loan Combination is involved)), in accordance with the Servicing Standard, that rejection of such offer would be in the best interests of the Certificateholders and, in the case of a sale of a Serviced Pari Passu Loan Combination, the related Serviced Pari Passu Companion Loan Holder(s) (as a collective whole as if such Certificateholders and, if applicable, any related Serviced Pari Passu Companion Loan Holder(s) constituted a single lender), and the Special Servicer may accept a lower cash offer (from any person other than itself or an affiliate) if it determines, in its reasonable and good faith judgment, that acceptance of such offer would be in the best interests of the Certificateholders and, in the case of a Serviced Pari Passu Loan Combination, any related Serviced Pari Passu Companion Loan Holder(s) (as a collective whole as if such Certificateholders and, if applicable, any related Serviced Pari Passu Companion Loan Holder(s) constituted a single lender).

Notwithstanding any of the foregoing paragraphs, the Special Servicer will not be required to accept the highest cash offer for an REO Property if the Special Servicer determines (in consultation with the related Directing Holder (unless, if the Controlling Class Representative is the related Directing Holder, a Consultation

Termination Event exists or an Excluded Mortgage Loan is involved), the Operating Advisor (if an Operating Advisor Consultation Trigger Event exists) and each Risk Retention Consultation Party (unless an applicable Excluded RRCP Mortgage Loan is involved)), in accordance with the Servicing Standard, that rejection of such offer would be in the best interests of the Certificateholders and, in the case of a sale of an REO Property related to a Serviced Loan Combination, the related Serviced Companion Loan Holder(s) (as a collective whole as if such Certificateholders and, if applicable, any related Serviced Companion Loan Holder(s) constituted a single lender (and, in the case of a Serviced AB Loan Combination, taking into account the subordinate nature of the related Serviced Subordinate Companion Loan(s))), and the Special Servicer may accept a lower cash offer (from any person other than itself or an affiliate) if it determines, in its reasonable and good faith judgment, that acceptance of such offer would be in the best interests of the Certificateholders and, in the case of an REO Property related to a Serviced Loan Combination, any related Serviced Companion Loan Holder(s) (as a collective whole as if such Certificateholders and, if applicable, any related Serviced Companion Loan Holder(s) constituted a single lender (and, in the case of a Serviced AB Loan Combination, taking into account the subordinate nature of the related Serviced Subordinate Companion Loan(s))).

An “Interested Person” is the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator, the Trustee, the Asset Representations Reviewer, the Controlling Class Representative, any Risk Retention Consultation Party, any Sponsor, any borrower, any holder of a related mezzanine loan, any manager of a Mortgaged Property, any independent contractor engaged by the Special Servicer or any affiliate of any of the preceding entities, and, with respect to a Defaulted Mortgage Loan that constitutes a Serviced Loan Combination, the depositor, the master servicer, the special servicer (or any independent contractor engaged by such special servicer), or the trustee for the securitization of the related Serviced Companion Loan, the related Serviced Companion Loan Holder or its representative, any holder of a related mezzanine loan, or any known affiliate of any such party described above.

Modifications, Waivers and Amendments

The Pooling and Servicing Agreement will permit (a) with respect to any Serviced Loan that is a non-Specially Serviced Loan, the Master Servicer (if the related modification, waiver or amendment does not constitute a Special Servicer Decision or Major Decision, as discussed under “—Servicing of the Mortgage Loans” above), or (b) with respect to any Specially Serviced Loan or any non-Specially Serviced Mortgage Loan if the related modification, waiver or amendment constitutes a Special Servicer Decision or Major Decision, the Special Servicer, in each case subject to the consultation rights of the Operating Advisor (to the extent the Operating Advisor has consultation rights as described under “—Operating Advisor” below and this “—Realization Upon Mortgage Loans—Modifications, Waivers and Amendments” section), the consent and/or consultation rights of the related Directing Holder with respect to Major Decisions, any applicable consultation rights of the Risk Retention Consultation Parties (to the extent the Risk Retention Consultation Parties have consultation rights as described under “—Directing Holder” below) and, to the extent required in accordance with the related Co-Lender Agreement, any related Serviced Companion Loan Holder or its representative, to modify, waive or amend any term of any Serviced Loan if such modification, waiver or amendment (i) is consistent with the Servicing Standard and (ii) would not constitute a “significant modification” of such Serviced Loan pursuant to Treasury Regulations Section 1.860G-2(b) and would not otherwise (A) cause either Trust REMIC to fail to qualify as a REMIC or (B) result in the imposition of a tax upon either Trust REMIC or the Issuing Entity (including but not limited to the tax on “prohibited transactions” as defined in Code Section 860F(a)(2) and the tax on contributions to a REMIC set forth in Code Section 860G(d), but not including the tax on “net income from foreclosure property” under Code Section 860G(c)). Notwithstanding the foregoing, if the Master Servicer and the Special Servicer mutually agree, the Master Servicer may modify, waive or amend any term of any non-Specially Serviced Loan that would constitute a Special Servicer Decision or Major Decision with the consent of the Special Servicer.

The Special Servicer will be required to obtain the consent of the related Directing Holder for Major Decisions to the extent described below under “—Directing Holder”. The Special Servicer is also required to obtain the consent of the related Directing Holder in connection with any modification, waiver or amendment with regard to any Specially Serviced Loan to the extent described below under “—Directing Holder”. When the Special Servicer’s consent is required to a modification, waiver or amendment that is a Major Decision or a Special Servicer Decision (e.g., when the Master Servicer and Special Servicer have mutually agreed that the Master Servicer will process such modification, waiver or amendment), the Master Servicer is required, in a manner consistent with the Servicing Standard, to provide the Special Servicer with written notice of any request for such modification, waiver or amendment accompanied by the Master Servicer’s written recommendation and analysis and any and all information in the Master Servicer’s possession or reasonably available to it that the Special

Servicer or the related Directing Holder may reasonably request to grant or withhold such consent. With respect to all applicable Specially Serviced Loan(s) and non-Specially Serviced Loan(s), the Special Servicer will be required to obtain, prior to consenting to such a proposed action of the Master Servicer that constitutes a Major Decision, and prior to itself taking any such action that constitutes a Major Decision, the written consent of the related Directing Holder (to the extent set forth in the related Co-Lender Agreement if a Serviced Outside Controlled Loan Combination is involved) or the Controlling Class Representative (if any other Serviced Loan(s) are involved and a Control Termination Event does not exist and the subject Serviced Loan is not an Excluded Mortgage Loan), as applicable, which consent will be deemed given if such related Directing Holder does not respond to a request for consent within the time periods set forth in the Pooling and Servicing Agreement.

In connection with (i) the release of a Mortgaged Property or any portion of a Mortgaged Property from the lien of the related Mortgage, or (ii) the taking of a Mortgaged Property or any portion of a Mortgaged Property by exercise of the power of eminent domain or condemnation, if the related Serviced Mortgage Loan documents require the Master Servicer or the Special Servicer, as applicable, to calculate (or require the related borrower to provide such calculation to the Master Servicer or the Special Servicer, as applicable) the loan-to-value ratio of the remaining Mortgaged Property or Mortgaged Properties or the fair market value of the real property constituting the remaining Mortgaged Property or Mortgaged Properties, for purposes of REMIC qualification of the related Serviced Mortgage Loan, then, unless then permitted by the REMIC provisions of the Code, such calculation will exclude the value of personal property and going concern value, if any. In order to meet the foregoing requirements, in the case of a release of real property collateral securing a Mortgage Loan, the Master Servicer or Special Servicer, as applicable, will be required to observe the REMIC requirements of the Code with respect to a required payment of principal if the related loan-to-value ratio immediately after the release exceeds 125% with respect to the related property.

In no event, however, will the Special Servicer be permitted to (i) extend the maturity date of a Serviced Loan beyond a date that is five years prior to the Rated Final Distribution Date, or (ii) if the Serviced Loan is secured by a ground lease, extend the maturity date of such Serviced Loan beyond a date which is 20 years or, to the extent consistent with the Servicing Standard, giving due consideration to the remaining term of the ground lease, ten years, prior to the end of the current term of the ground lease, plus any options to extend exercisable unilaterally by the borrower.

Any modification, waiver or amendment with respect to a Serviced Loan Combination may be subject to the consent and/or consultation rights of the related Serviced Companion Loan Holder as described under “Description of the Mortgage Pool—The Loan Combinations”. No modification, waiver or amendment of any Co-Lender Agreement related to a Serviced Loan or an action to enforce rights with respect thereto, in each case, in a manner that materially and adversely affects the rights, duties and obligations of the Master Servicer or the Special Servicer, as applicable, will be permitted without the prior written consent of the Master Servicer or the Special Servicer, as applicable.

The Master Servicer or the Special Servicer, as applicable, is required to notify the Trustee, the Certificate Administrator, the Depositor, any related Serviced Companion Loan Holder, any related Outside Controlling Note Holder, the Controlling Class Representative (prior to the occurrence and continuance of a Consultation Termination Event), each Risk Retention Consultation Party (other than with respect to any related Excluded RRCP Mortgage Loan), the Operating Advisor and the 17g-5 information provider, in writing, of any modification, waiver or amendment of any term of any Serviced Loan and the date of the modification and deliver a copy to the Trustee, any related Serviced Companion Loan Holder, any related Outside Controlling Note Holder, the Controlling Class Representative (prior to the occurrence and continuance of a Consultation Termination Event), each Risk Retention Consultation Party (other than with respect to any related Excluded RRCP Mortgage Loan) and the Operating Advisor, and the original to the Certificate Administrator or other custodian under the Pooling and Servicing Agreement (the “Custodian”) of the recorded agreement relating to such modification, waiver or amendment within 15 business days following the execution and recordation of the modification, waiver or amendment.

Any Modification Fees paid by any borrower to the Master Servicer or the Special Servicer with respect to a modification, consent, extension, waiver or amendment of any term of a Serviced Loan (in the case of a Serviced Loan Combination, if applicable, subject to any related Co-Lender Agreement) will be applied as described under “—Application of Penalty Charges and Modification Fees”.

With respect to an Outside Serviced Mortgage Loan, any modifications, waivers and amendments will be effected by the Outside Special Servicer or the Outside Servicer, as applicable, in accordance with the terms of the related Outside Servicing Agreement and the related Co-Lender Agreement. See “Description of the Mortgage Pool—The Loan Combinations” and “—Servicing of the Outside Serviced Mortgage Loans” in this prospectus. Any consent and/or consultation rights entitled to be exercised by the holder of such Outside Serviced Mortgage Loan with respect to modifications, waivers and amendments or certain other major decisions under the Outside Servicing Agreement, will be exercised by the Controlling Class Representative or, following a Control Termination Event (in the case of consent rights) or a Consultation Termination Event (in the case of consultation rights) or if such Outside Serviced Mortgage Loan is an Excluded Mortgage Loan, by the Special Servicer. The Master Servicer will only be obligated to forward any requests received from the Outside Servicer or the Outside Special Servicer, as applicable, for such consent and/or consultation to the Special Servicer (who will forward any such request to the Controlling Class Representative except if a Control Termination Event or Consultation Termination Event, as applicable, has occurred and is continuing or if such Outside Serviced Mortgage Loan is an Excluded Mortgage Loan), and the Master Servicer will have no right or obligation to exercise any such consent or consultation rights.

Directing Holder

General

The related Directing Holder (unless, if the Controlling Class Representative is the related Directing Holder, a Control Termination Event has occurred and is continuing or the subject Mortgage Loan is an Excluded Mortgage Loan) will be entitled to advise (1) the Special Servicer, with respect to the applicable Serviced Loan(s) that are Specially Serviced Loan(s) and (2) the Special Servicer, with respect to the applicable Serviced Loan(s) that are not Specially Serviced Loan(s), as to all Major Decisions, in each case as described below.

Except as otherwise described in the succeeding paragraphs, (a) the Master Servicer will not be permitted to take any of the following actions unless the Master Servicer and the Special Servicer mutually agree that the Master Servicer will take such action, subject to the consent of the Special Servicer, and (b) the Special Servicer will not be permitted (if the Controlling Class Representative is the related Directing Holder, for so long as no Control Termination Event exists) to take or to consent to the Master Servicer’s taking, any of the following actions as to which the related Directing Holder has objected in writing within 10 business days (or in the case of a determination of an Acceptable Insurance Default, 20 days) after receipt of the related Major Decision Reporting Package from the Special Servicer (provided that (i) if such written objection has not been received by the Special Servicer within the 10-business day or, if applicable, 20-day period, the related Directing Holder will be deemed to have approved such action and (ii) the consent of the Controlling Class Representative will not be required in connection with a Major Decision with respect to an Excluded Mortgage Loan) (each of the following, a “Major Decision”):

(A)       any proposed or actual foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of the ownership of properties securing such of the Serviced Loans as come into and continue in default;

(B)       any modification, consent to a modification or waiver of any monetary term (other than Penalty Charges which the Master Servicer or the Special Servicer, as applicable, is permitted to waive pursuant to the Pooling and Servicing Agreement) or material non-monetary term (including, without limitation, a modification with respect to the timing of payments and acceptance of discounted payoffs but excluding waiver of Penalty Charges) of a Serviced Loan or any extension of the maturity date or Anticipated Repayment Date, as applicable, of such Serviced Loan;

(C)       any sale of a Serviced Mortgage Loan that is a Defaulted Mortgage Loan (and any related Serviced Pari Passu Companion Loan) or an REO Property (other than in connection with the termination of the Issuing Entity as described under “—Optional Termination; Optional Mortgage Loan Purchase”) for less than the applicable Repurchase Price;

(D)       any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address hazardous material located at an REO Property;

(E)       any release of collateral or any acceptance of substitute or additional collateral for a Serviced Loan or any consent to either of the foregoing, unless such action is otherwise required pursuant to the specific terms of the related Serviced Loan and there is no lender discretion;

(F)       any waiver of a “due-on-sale” or “due-on-encumbrance” clause with respect to a Mortgage Loan or, if lender consent is required, any consent to such a waiver or consent to a transfer of the Mortgaged Property or interests in the borrower or consent to the incurrence of additional debt, other than any such transfer or incurrence of debt as may be effected without the consent of the lender under the related loan agreement;

(G)       any approval of property management company changes or franchise changes, in each case to the extent the lender is required to consent to, or approve, such changes under the related Mortgage Loan documents, provided that with respect to property management company changes (i) the Serviced Loan has an outstanding principal balance greater than $2,500,000, or (ii) the successor property manager is affiliated with the borrower;

(H)       releases of any holdback amounts, escrow accounts, reserve accounts or letters of credit held as performance or “earn-out” holdbacks, escrows or reserves, other than those required pursuant to the specific terms of the related Serviced Loan and for which there is no lender discretion (for the avoidance of doubt the determination of whether conditions precedent to a borrower’s right to obtain release have been satisfied will be a matter of lender discretion);

(I)       any acceptance of an assumption agreement or any other agreement permitting transfers of interests in a borrower or guarantor releasing a borrower or guarantor from liability under a Serviced Loan other than pursuant to the specific terms of such Serviced Loan and for which there is no lender discretion;

(J)       any acceleration of a Serviced Loan following a default or an event of default with respect to a Serviced Loan, any initiation of judicial, bankruptcy or similar proceedings under the related Mortgage Loan documents or with respect to the related mortgagor or Mortgaged Property;

(K)       the determination of the Special Servicer pursuant to clause (b) or clause (g) of the definition of “Servicing Transfer Event”;

(L)       any modification, waiver or amendment of an intercreditor agreement, Co-Lender Agreement or similar agreement (other than with respect to amendments to split or re-size notes consistent with the terms of the subject Co-Lender Agreement and as to which the consent of the Issuing Entity is not required), in each case entered into with any mezzanine lender or Companion Loan Holder or subordinate debt holder related to a Serviced Loan, or an action to enforce rights with respect thereto and in each case, in a manner that materially and adversely affects the holders of the Control Eligible Certificates;

(M)       any determination of an Acceptable Insurance Default; and

(N)       to the extent not already set forth above, solely for purposes of compliance with Regulation RR and solely with respect to the Operating Advisor’s non-binding consultation rights, (i) any material modification of, or waiver with respect to, any provision of a loan agreement (including a Mortgage), (ii) foreclosure upon or comparable conversion of the ownership of a Mortgaged Property; and (iii) any acquisition of a Mortgaged Property (provided, however, that for so long as a Control Termination Event has occurred and is continuing but a Consultation Termination Event has not occurred and is continuing, the Controlling Class Representative will, to the extent not already set forth above, have consultation rights with respect to the matters specified in this clause (N));

provided, however, that in the event that the Master Servicer or the Special Servicer determines that immediate action is necessary to protect the interests of the Certificateholders (and, with respect to any Serviced Loan Combination, the Serviced Companion Loan Holder(s)) (as a collective whole as if such Certificateholders and, if applicable, the Serviced Companion Loan Holder(s) constituted a single lender (and, with respect to a Serviced AB Loan Combination, taking into account the subordinate nature of the related Subordinate Companion Loan)), the Master Servicer or the Special Servicer, as the case may be, may take any such action without waiting for the Directing Holder’s (or, if applicable, the Special Servicer’s) response. For the avoidance of doubt, any modification, waiver, consent or amendment by the Master Servicer or the Special Servicer that is set forth above as a Major Decision will constitute a Major Decision regardless of the fact that such action is being taken in connection with a defeasance.

“Major Decision Reporting Package” means, with respect to any Major Decision, (i) a written report prepared by the Special Servicer describing in reasonable detail (1) the background and circumstances requiring action of the Special Servicer, (2) the proposed course of action recommended, and (3) information regarding any direct or indirect conflict of interest in the subject action, and (ii) all information in the Special Servicer’s possession that is reasonably requested by the party receiving such Major Decision Reporting Package in order for such party to exercise any consultation or consent rights available to such party under the Pooling and Servicing Agreement.

Notwithstanding the foregoing, if the Controlling Class Representative is the related Directing Holder, the Special Servicer is not required to obtain the consent of the Controlling Class Representative for any Major Decision following the occurrence and during the continuance of a Control Termination Event; provided, however, that the Special Servicer will be required to consult with (i) the Controlling Class Representative (after the occurrence and during the continuance of a Control Termination Event and only until the occurrence and continuance of a Consultation Termination Event), (ii) the Operating Advisor (after the occurrence and during the continuance of an Operating Advisor Consultation Trigger Event) in connection with any Major Decision (as described under “—The Operating Advisor—Consultation Rights” below), and (iii) the Risk Retention Consultation Parties under the circumstances set forth in the following paragraph, and to consider alternative actions recommended by the Controlling Class Representative, the Operating Advisor and the Risk Retention Consultation Parties, but, in the case of the Controlling Class Representative, only to the extent that consultation with, or consent of, the Controlling Class Representative would have been required prior to the occurrence and continuance of such Control Termination Event; provided that each such consultation is not binding on the Special Servicer. Notwithstanding the foregoing, the Controlling Class Representative will have no consent or consultation rights with respect to Major Decisions with respect to any Excluded Mortgage Loan under the Pooling and Servicing Agreement, and a Risk Retention Consultation Party will not have consultation rights with respect to any related Excluded RRCP Mortgage Loan.

In addition, (i) for so long as no Consultation Termination Event is continuing, with respect to any Specially Serviced Loan (other than any Outside Serviced Mortgage Loan), and (ii) during the continuance of a Consultation Termination Event, with respect to any Mortgage Loan (other than any Outside Serviced Mortgage Loan), in each case upon request of a Risk Retention Consultation Party, each of the Master Servicer and the Special Servicer will also be required to consult with such Risk Retention Consultation Party on a non-binding basis in connection with any Major Decision that it is processing (and such other matters that are subject to the non-binding consultation rights of such Risk Retention Consultation Party pursuant to the Pooling and Servicing Agreement) and to consider alternative actions recommended by such Risk Retention Consultation Party in respect of such Major Decision (or any other matter requiring consultation with such Risk Retention Consultation Party). In the event the Master Servicer or the Special Servicer, as applicable, receives no response from a Risk Retention Consultation Party within 10 days following the Master Servicer’s or the Special Servicer’s, as applicable, delivery of the related Major Decision Reporting Package, the Master Servicer or the Special Servicer, as applicable, will not be obligated to consult with such Risk Retention Consultation Party on the specific matter; provided, however, that the failure of such Risk Retention Consultation Party to respond will not relieve the Master Servicer or the Special Servicer, as applicable, from using reasonable efforts to consult with such Risk Retention Consultation Party on any future matters with respect to the applicable Serviced Mortgage Loan or Serviced Loan Combination or any other Mortgage Loan.

Furthermore, each of (x) the Controlling Class Representative (with respect to each Serviced Loan other than (i) a Serviced Outside Controlled Loan Combination and (ii) an Excluded Mortgage Loan), provided that a Control Termination Event does not exist, and (y) the related Outside Controlling Note Holder (with respect to a Serviced Outside Controlled Loan Combination) may direct the Special Servicer to take, or to refrain from taking, such other actions with respect to any Serviced Loan, as such party may reasonably deem advisable. Notwithstanding the foregoing, neither the Master Servicer nor the Special Servicer will be required to take or refrain from taking any action pursuant to instructions or objections from any such party that would cause it to violate applicable law, the related Mortgage Loan documents, any related Co-Lender Agreement or intercreditor agreement, the Pooling and Servicing Agreement, including the Servicing Standard, or the REMIC provisions of the Code.

The “Directing Holder” will be: (a) with respect to all of the Serviced Loans other than a Serviced Outside Controlled Loan Combination and any Excluded Mortgage Loan, the Controlling Class Representative; and (b) with respect to any Serviced Outside Controlled Loan Combination, the related Outside Controlling Note Holder.

The “Controlling Class Representative” is the Controlling Class Certificateholder (or other representative) selected by at least a majority of the Controlling Class Certificateholders, by Certificate Balance, as identified by notice to the Certificate Administrator by the applicable Controlling Class Certificateholders from time to time, with notice of such selection delivered to the Special Servicer, the Master Servicer, the Operating Advisor, the Asset Representations Reviewer and the Trustee; provided, however, that (i) absent that selection, or (ii) until a Controlling Class Representative is so selected or (iii) upon receipt of a notice from the Controlling Class Certificateholders that own Certificates representing more than 50% of the Certificate Balance of the Controlling Class, that a Controlling Class Representative is no longer designated, the Controlling Class Representative will be the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class, as identified to the Certificate Administrator (who will be required to notify the Master Servicer, the Special Servicer and the Operating Advisor) pursuant to the procedures set forth in the Pooling and Servicing Agreement. If, upon the occurrence of any of the events or circumstances specified in clauses (i), (ii) or (iii) above, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class has not been identified to the Certificate Administrator (and thereby the Master Servicer and the Special Servicer), then the Master Servicer and the Special Servicer will have no obligation to obtain the consent of, or consult with, any Controlling Class Representative until notified of the identity of such largest Controlling Class Certificateholder or otherwise notified of the identity of the Controlling Class Representative as provided in the Pooling and Servicing Agreement. The initial Controlling Class Representative is expected to be RREF III-D AIV RR, LLC or an affiliate thereof. No person may exercise any of the rights and powers of the Controlling Class Representative with respect to an Excluded Mortgage Loan.

Once a Controlling Class Representative has been selected, each of the Master Servicer, the Special Servicer, the Operating Advisor, the Depositor, the Certificate Administrator, the Asset Representations Reviewer, the Trustee and each other Certificateholder (or beneficial owner of Certificates, if applicable) will be entitled to rely on such selection unless a majority of the Certificateholders of the Controlling Class, by Certificate Balance, or such Controlling Class Representative has notified the Certificate Administrator, the Master Servicer, the Special Servicer and each other Certificateholder of the Controlling Class, in writing, of the resignation of such Controlling Class Representative or the selection of a new Controlling Class Representative. Upon receipt of written notice of, or other knowledge of, the resignation of a Controlling Class Representative, the Certificate Administrator will be required to request the Certificateholders of the Controlling Class to select a new Controlling Class Representative. Upon receipt of notice of a change in Controlling Class Representative, the Certificate Administrator will be required to promptly forward notice thereof to each other party to the Pooling and Servicing Agreement.

A “Controlling Class Certificateholder” is each holder (or beneficial owner, if applicable) of a Certificate of the Controlling Class as determined by the Certificate Administrator from time to time.

The “Controlling Class” will be as of any time of determination the most subordinate Class of Control Eligible Certificates then outstanding that has an aggregate Certificate Balance, as notionally reduced by any Cumulative Appraisal Reduction Amount allocable to such Class, at least equal to 25% of the initial Certificate Balance of that Class or, if no Class of Control Eligible Certificates meets the preceding requirement, the Class F Certificates; provided, however, that (at any time that the aggregate Certificate Balance of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S, Class B, Class C, Class D and Class E Certificates has been reduced to zero without regard to the allocation of Appraisal Reduction Amounts) (a) in the case of any Class of Control Eligible Certificates to which the designation of “Controlling Class” would otherwise shift by operation of this definition, where the Certificate Balance of such Class of Control Eligible Certificates has been reduced to zero (without regard to the allocation of any Cumulative Appraisal Reduction Amount) prior to such shift, then designation of “Controlling Class” will not shift and will remain with the Class of Control Eligible Certificates currently designated as the Controlling Class, and (b) in the case of any Class of Control Eligible Certificates which is then designated the “Controlling Class”, if the Certificate Balance of such Class of Control Eligible Certificates is reduced to zero (without regard to the allocation of any Cumulative Appraisal Reduction Amount), then the designation of “Controlling Class” will shift to the Class of Control Eligible Certificates that is the most subordinate and that also has a remaining Certificate Balance. The Controlling Class as of the Closing Date will be the Class G Certificates.

The “Control Eligible Certificates” will be any of the Class F and Class G Certificates.

A “Control Termination Event” will either (a) occur when none of the Classes of the Control Eligible Certificates has a Certificate Balance (as notionally reduced by any Cumulative Appraisal Reduction Amount then allocable to such Class) that is at least equal to 25% of the initial Certificate Balance of that Class of Certificates or (b) be deemed to occur as described below; provided, however, that a Control Termination Event will in no event exist at any time that the Certificate Balance of each Class of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S, Class B, Class C, Class D and Class E Certificates (without regard to the allocation of Appraisal Reduction Amounts) has been reduced to zero. With respect to Excluded Mortgage Loans, a Control Termination Event will be deemed to exist.

A “Consultation Termination Event” will either (a) occur when none of the Classes of the Control Eligible Certificates has a Certificate Balance, without regard to the allocation of any Cumulative Appraisal Reduction Amount, that is equal to or greater than 25% of the initial Certificate Balance of that Class of Certificates or (b) be deemed to occur as described below; provided, however, that a Consultation Termination Event will in no event exist at any time that the Certificate Balance of each Class of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S, Class B, Class C, Class D and Class E Certificates (without regard to the allocation of Appraisal Reduction Amounts) has been reduced to zero. With respect to Excluded Mortgage Loans, a Consultation Termination Event will be deemed to exist.

An “Excluded Mortgage Loan” is a Mortgage Loan or Loan Combination with respect to which the Controlling Class Representative or the holder(s) of more than 50% of the Controlling Class (by Certificate Balance) is (or are) a Borrower Party.

With respect to any Risk Retention Consultation Party, an “Excluded RRCP Mortgage Loan” is a Mortgage Loan or Loan Combination with respect to which such Risk Retention Consultation Party or the person entitled to appoint such Risk Retention Consultation Party, is a Borrower Party.

“Risk Retention Consultation Party” will be each of (i) the party selected by CREFI, and (ii) the party selected by DBNY. The other parties to the Pooling and Servicing Agreement will be entitled to assume, without independent investigation or verification, that the identity of any Risk Retention Consultation Party has not changed until such parties receive written notice of (including the identity of and contact information for) a replacement of such Risk Retention Consultation Party from CREFI or DBNY. Notwithstanding the foregoing, no Risk Retention Consultation Party will have any consultation rights with respect to any Excluded RRCP Mortgage Loan with respect thereto. The initial Risk Retention Consultation Parties are expected to be CREFI and DBNY.

An “Excluded Controlling Class Mortgage Loan” is a Mortgage Loan or Loan Combination with respect to which the Controlling Class Representative or any Controlling Class Certificateholder, as applicable, is a Borrower Party.

A “Borrower Party” means either (i) a borrower or mortgagor under a Mortgage Loan or Loan Combination or a manager of a related Mortgaged Property or any affiliate of any of the foregoing, or (ii) a holder or beneficial owner (or an affiliate of any holder or beneficial owner) of any Accelerated Mezzanine Loan. Solely for the purposes of the definition of “Borrower Party”, the term “affiliate” means, with respect to any specified person, (i) any other person controlling or controlled by or under common control with such specified person or (ii) any other person that owns, directly or indirectly, 25% or more of the beneficial interests in such specified person.

An “Accelerated Mezzanine Loan” means a mezzanine loan (secured by a pledge of the direct (or indirect) equity interests in a borrower under a mortgage loan or loan combination) if such mezzanine loan either (i) has been accelerated or (ii) is the subject of foreclosure proceedings against the equity collateral pledged to secure that mezzanine loan.

After the occurrence and during the continuance of a Control Termination Event, the consent rights of the Controlling Class Representative will terminate, and the Controlling Class Representative will retain consultation rights under the Pooling and Servicing Agreement with respect to certain Major Decisions and other matters with respect to the applicable Serviced Loan(s); provided, however, that the Controlling Class Representative will not be permitted to consult with respect to any Serviced AB Loan Combination while any related Subordinate Companion Loan Holder is the related Outside Controlling Note Holder.

In addition, unless a Consultation Termination Event exists, the Controlling Class Representative, except with respect to any Loan Combination that includes an Excluded Mortgage Loan, will have non-binding consultation rights with respect to (i) certain Major Decisions and other matters relating to any Serviced Outside Controlled Loan Combination and (ii) certain servicing decisions and other matters relating to any Outside Serviced Loan Combination, in each case if and to the extent that the holder of the related Split Mortgage Loan is granted consultation rights under the related Co-Lender Agreement.

After the occurrence and during the continuance of a Consultation Termination Event, the Controlling Class Representative will have no consultation or consent rights under the Pooling and Servicing Agreement and will have no right to receive any notices, reports or information (other than notices, reports or information required to be delivered to all Certificateholders) or any other rights as a Directing Holder. However, each Controlling Class Certificateholder will maintain the right to exercise its Voting Rights for the same purposes as any other Certificateholder under the Pooling and Servicing Agreement (other than with respect to Excluded Controlling Class Mortgage Loans).

If, with respect to any Serviced Outside Controlled Loan Combination, the related controlling note is included in a separate securitization trust, the servicing agreement for the relevant securitization may impose limitations on the exercise of rights associated with that related controlling note. For example, any “controlling class representative” (or equivalent entity) for such other securitization may lose consent and consultation rights in a manner similar to that described in the prior three paragraphs with respect to the Controlling Class Representative.

Neither the Master Servicer nor the Special Servicer will be required to take or to refrain from taking any action pursuant to instructions from a Directing Holder, or due to any failure to approve an action by any such party, or due to an objection by any such party that would cause either the Master Servicer or the Special Servicer to violate applicable law, the related Mortgage Loan documents, the Pooling and Servicing Agreement (including the Servicing Standard), any related Co-Lender Agreement or intercreditor agreement or the REMIC provisions of the Code.

The Controlling Class Representative or an Outside Controlling Note Holder, as applicable, has certain rights to remove and replace the Special Servicer with respect to the related Serviced Loan(s) as described under “—Termination of the Special Servicer Other Than in Connection With a Servicer Termination Event”.

Each Certificateholder and beneficial owner of a Control Eligible Certificate is hereby deemed to have agreed by virtue of its purchase of such Certificate (or beneficial ownership interest in such Certificate) to provide its name and address to the Certificate Administrator and to notify the Certificate Administrator of the transfer of any Control Eligible Certificate (or the beneficial ownership of any Control Eligible Certificate), the selection of the Controlling Class Representative or the resignation or removal of the Controlling Class Representative. Any such Certificateholder (or beneficial owner) or its designee at any time appointed Controlling Class Representative is hereby deemed to have agreed by virtue of its purchase of a Control Eligible Certificate (or the beneficial ownership interest in a Control Eligible Certificate) to notify the Certificate Administrator when such Certificateholder (or beneficial owner) or designee is appointed Controlling Class Representative and when it is removed or resigns. Upon receipt of such notice, the Certificate Administrator will be required to notify the Special Servicer, the Master Servicer, the Operating Advisor and the Trustee of the identity of the Controlling Class Representative, any resignation or removal of the Controlling Class Representative and/or any new holder or beneficial owner of a Control Eligible Certificate. In addition, upon the request of the Master Servicer, the Special Servicer, the Operating Advisor or the Trustee, as applicable, the Certificate Administrator will be required to provide the identity of the then-current Controlling Class and a list of the Certificateholders (or beneficial owners, if applicable, at the expense of the Issuing Entity if such expense arises in connection with an event as to which the Controlling Class Representative or the Controlling Class has consent or consultation rights pursuant to the Pooling and Servicing Agreement or in connection with a request made by the Operating Advisor in connection with its obligation under the Pooling and Servicing Agreement to deliver a copy of the Operating Advisor’s Annual Report to the Controlling Class Representative, and otherwise at the expense of the requesting party) of the Controlling Class to such requesting party, and each of the Master Servicer, Special Servicer, Operating Advisor and the Trustee will be entitled to rely on such the information so provided by the Certificate Administrator.

In the event of a change in the Controlling Class, the Certificate Administrator will be required to promptly contact the current holder(s) of the Controlling Class (or any designee(s) thereof) or (if known to the Certificate

Administrator) one of its affiliates, or, if applicable, any successor Controlling Class Representative or Controlling Class Certificateholder(s), and determine whether any such entity is the holder (or beneficial owner) of at least a majority of the Controlling Class (in effect after such change in Controlling Class) by Certificate Balance. If at any time the current holder of the Controlling Class (or its designee) or (if known to the Certificate Administrator) one of its affiliates, or any successor Controlling Class Representative or Controlling Class Certificateholder(s) is no longer the holder (or beneficial owner) of at least a majority of the Controlling Class by Certificate Balance and the Certificate Administrator has neither (i) received notice of the then-current Controlling Class Certificateholders (or beneficial owners) of at least a majority of the Controlling Class by Certificate Balance nor (ii) received notice of a replacement Controlling Class Representative pursuant to the Pooling and Servicing Agreement, then a Control Termination Event and a Consultation Termination Event will be deemed to have occurred and will be deemed to continue until such time as the Certificate Administrator receives either such notice.

Notwithstanding anything to the contrary described in this prospectus, at any time when the Class F Certificates are the Controlling Class, the holder of more than 50% of the Controlling Class (by Certificate Balance) may waive its right to act as or appoint a Controlling Class Representative and to exercise any of the rights of the Controlling Class Representative or cause the exercise of any of the rights of the Controlling Class Representative set forth in the Pooling and Servicing Agreement, by irrevocable written notice delivered to the Depositor, Certificate Administrator, Trustee, Master Servicer, Special Servicer and Operating Advisor. Any such waiver will remain effective with respect to such holder and the Class F Certificates until such time as either (x) the Class F Certificates are no longer the Controlling Class or (y) that Certificateholder has (i) sold a majority of the Class F Certificates (by Certificate Balance) to an unaffiliated third party and (ii) certified to the Depositor, Certificate Administrator, Trustee, Master Servicer, Special Servicer and Operating Advisor that (a) the transferor retains no direct or indirect voting rights with respect to the Class F Certificates that it transferred, (b) there is no voting agreement between the transferee and the transferor and (c) the transferor retains no direct or indirect economic interest in the Class F Certificates that it transferred. Following any such transfer, and assuming that the Class F Certificates are still the Controlling Class, the successor holder of more than 50% of the Controlling Class (by Certificate Balance) will again have the right to act as or appoint a Controlling Class Representative as described in this prospectus without regard to any prior waiver by the predecessor Certificateholder. The successor Certificateholder will also have the right to irrevocably waive its right to act as or appoint a Controlling Class Representative or, subject to any such limitations described in this prospectus (including by reason of a Control Termination Event or a Consultation Termination Event otherwise existing), to exercise any of the rights of the Controlling Class Representative or cause the exercise of any of the rights of the Controlling Class Representative. No successor Certificateholder described above will have any consent rights with respect to any Serviced Mortgage Loan that became a Specially Serviced Loan prior to its acquisition of a majority of the Class F Certificates that had not also become a Corrected Loan prior to such acquisition until such Serviced Mortgage Loan becomes a Corrected Loan.

Whenever such an “opt-out” by a Controlling Class Certificateholder is in effect:

●	a Control Termination Event and a Consultation Termination Event will be deemed to have occurred and be continuing; and

●	the rights of the holder of more than 50% of the Class F Certificates (by Certificate Balance), if the Class F Certificates are the Controlling Class, to act as or appoint a Controlling Class Representative and the rights of a Controlling Class Representative will not be operative (notwithstanding whether a Control Termination Event or a Consultation Termination Event is or would otherwise then be in effect).

With respect to an Outside Serviced Mortgage Loan, any consent or approvals on actions to be taken by the Outside Special Servicer or the Outside Servicer are governed by the terms of the Outside Servicing Agreement and the related Co-Lender Agreement, as described under “Description of the Mortgage Pool—The Loan Combinations” and “—The Loan Combinations—Servicing of the Outside Serviced Mortgage Loans”.

Limitation on Liability of the Directing Holder

The Directing Holder will not be liable to the Issuing Entity or the Certificateholders for any action taken, or for refraining from the taking of any action or for errors in judgment. However, the Controlling Class Representative will not be protected against any liability to the Controlling Class Certificateholders that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of negligent disregard of obligations or duties.

Each Certificateholder acknowledges and agrees, by its acceptance of its Certificates, that a Directing Holder:

(a)       may have special relationships and interests that conflict with those of holders of one or more Classes of Certificates;

(b)       may act solely in its own interests (or, in the case of the Controlling Class Representative, in the interests of the holders of the Controlling Class);

(c)       does not have any liability or duties to the holders of any Class of Certificates (other than, in the case of the Controlling Class Representative, the Controlling Class);

(d)       may take actions that favor its own interests (or, in the case of the Controlling Class Representative, the interests of the holders of the Controlling Class) over the interests of the holders of one or more Classes of Certificates; and

(e)       will have no liability whatsoever (other than, in the case of the Controlling Class Representative, to a Controlling Class Certificateholder) for having so acted as set forth in (a) – (d) above, and that no Certificateholder may take any action whatsoever against any Directing Holder or any affiliate, director, officer, employee, shareholder, member, partner, agent or principal of any Directing Holder for having so acted.

Under circumstances where it is authorized or required to do so by the Pooling and Servicing Agreement, the taking, or refraining from taking, of any action by the Master Servicer or the Special Servicer in accordance with the direction of or approval of a Directing Holder, which does not violate any law or the Servicing Standard or the provisions of the Pooling and Servicing Agreement, or any related Co-Lender Agreement or intercreditor agreement, will not result in any liability on the part of the Master Servicer or the Special Servicer.

Operating Advisor

General Obligations

The Operating Advisor will generally review the Special Servicer’s actions and decisions with respect to Specially Serviced Loans and with respect to certain Major Decisions regarding non-Specially Serviced Loans as to which the Operating Advisor has consultation rights following an Operating Advisor Consultation Trigger Event, in light of the Servicing Standard and the requirements of the Pooling and Servicing Agreement, to formulate an opinion as to whether or not the Special Servicer is operating in compliance with the Servicing Standard. In addition, the Operating Advisor (i) after the occurrence and during the continuance of an Operating Advisor Consultation Trigger Event, will be entitled to consult with the Special Servicer as described under “—Operating Advisor—Consultation Rights” below, (ii) upon the occurrence of certain events, will be required to prepare an annual report as described under “—Operating Advisor—Annual Report” below, and (iii) under certain circumstances, may recommend the replacement of the Special Servicer as described under “—Operating Advisor—Replacement of the Special Servicer” below. The Operating Advisor will be required to act in accordance with the Operating Advisor Standard in fulfilling its responsibilities and obligations under the Pooling and Servicing Agreement. The Operating Advisor will act solely as a contracting party to the extent set forth in the Pooling and Servicing Agreement and will have no fiduciary duty to any party. The Operating Advisor’s duties will be limited to its specific obligations under the Pooling and Servicing Agreement, and the Operating Advisor will have no duty or liability to any particular Class of Certificates or any Certificateholder. The Operating Advisor is not a servicer or a sub-servicer and will not be charged with changing the outcome on any particular Specially Serviced Loan or with respect to any Major Decision on which it consults for a non-Specially Serviced Loan. By purchasing a Certificate, potential investors acknowledge and agree that there could be multiple strategies to resolve any Specially Serviced Loan and a variety of actions or decisions made with respect to any Major Decision and that the goal of the Operating Advisor’s participation is to provide additional input relating to the Special Servicer’s compliance with the Servicing Standard in making its determinations as to which strategy to execute. See “Risk Factors—Potential Conflicts of Interest of the Operating Advisor.”

Potential investors should note that the Operating Advisor is not an “advisor” for any purpose other than as specifically set forth in the Pooling and Servicing Agreement and is not an advisor to any person, including without limitation any Certificateholder. See “Risk Factors—Your Lack of Control Over the Issuing Entity and Servicing of the Mortgage Loans Can Create Risks”.

Notwithstanding anything to the contrary in this “—Operating Advisor” section, the Operating Advisor will generally have no obligations or consultation rights under the Pooling and Servicing Agreement with respect to any Outside Serviced Mortgage Loan or any related REO Properties.

The “Operating Advisor Standard” means the Operating Advisor is required to act solely on behalf of the Issuing Entity and in the best interest of, and for the benefit of, the Certificateholders (as a collective whole), and not any particular Class of those Certificateholders (as determined by the Operating Advisor in the exercise of its good faith and reasonable judgment), but without regard to any conflict of interest arising from any relationship that the Operating Advisor or any of its affiliates may have with any of the underlying borrowers, any Sponsor, any Mortgage Loan Seller, the Depositor, the Master Servicer, the Special Servicer, the Asset Representations Reviewer, the Directing Holder, any Risk Retention Consultation Party or any of their respective affiliates.

In no event will the Operating Advisor have the power to compel any transaction party to take or refrain from taking any action.

Review Materials

The Special Servicer will be required to provide each Major Decision Reporting Package to the Operating Advisor: (i) as to Specially Serviced Loans, prior to the occurrence and continuance of a Control Termination Event and an Operating Advisor Consultation Trigger Event, simultaneously upon providing such Major Decision Reporting Package to the Directing Holder; and (ii) as to all Serviced Loans, following the occurrence and continuance of an Operating Advisor Consultation Trigger Event (whether or not a Control Termination Event is continuing), simultaneously with the Special Servicer’s written request for the Operating Advisor’s input regarding the related Major Decision.

The Special Servicer will also deliver to the Operating Advisor each related Final Asset Status Report and, if an Operating Advisor Consultation Trigger Event exists, each other asset status report. Subject to the Privileged Information Exception, the Operating Advisor will be obligated to keep confidential any Privileged Information received from the Special Servicer, the related Directing Holder or any related Serviced Companion Loan Holder (or its representative) in connection with the related Directing Holder’s or such related Serviced Companion Loan Holder’s exercise of any rights under the Pooling and Servicing Agreement (including, without limitation, in connection with any asset status report) or otherwise in connection with the Mortgage Loans.

A “Final Asset Status Report” with respect to any Specially Serviced Loan, means each related asset status report, together with such other data or supporting information provided by the Special Servicer to the Operating Advisor or the related Directing Holder or any Risk Retention Consultation Party (other than with respect to any related Excluded RRCP Mortgage Loan) or any related Serviced Companion Loan Holder (or its representative), in each case, which does not include any communications (other than the related asset status report) between the Special Servicer, on the one hand, and the related Directing Holder, any Risk Retention Consultation Party and/or any related Serviced Companion Loan Holder (or its representative), on the other hand, with respect to such Specially Serviced Loan; provided that no asset status report will be considered to be a Final Asset Status Report unless any related Outside Controlling Note Holder (if a Serviced Outside Controlled Loan Combination is involved) or, prior to the occurrence and continuance of a Control Termination Event, the Controlling Class Representative (if any other Serviced Loan(s) (other than any Excluded Mortgage Loan) are involved), as applicable, has either finally approved of and consented to the actions proposed to be taken in connection therewith, or has exhausted all of its rights of approval and consent or has been deemed to have approved or consented to such action or the asset status report is otherwise implemented by the Special Servicer in accordance with the terms of the Pooling and Servicing Agreement.

The Operating Advisor is required to promptly review (i) all information available to Privileged Persons on the Certificate Administrator’s website with respect to the Special Servicer, assets on the CREFC® servicer watch list, Specially Serviced Loans and, if an Operating Advisor Consultation Trigger Event exists, Major Decisions on non-Specially Serviced Loans, (ii) each related Final Asset Status Report, (iii) if an Operating Advisor Consultation Trigger Event exists, each other asset status report delivered by the Special Servicer to the Operating Advisor,

(iv) each Major Decision Reporting Package delivered by the Special Servicer to the Operating Advisor (A) in connection with the Operating Advisor’s consultation rights with respect to the subject Major Decision regarding each Serviced Loan if an Operating Advisor Consultation Trigger Event exists, and (B) with respect to the subject Major Decision regarding each Specially Serviced Loan, and (v) if specifically required to be delivered under the Pooling and Servicing Agreement, such other reports, documents, certificates and other information received by the Operating Advisor from the Special Servicer (whether directly or through the Master Servicer) as relate to the actions and decisions of the Special Servicer in respect of Specially Serviced Loans and, solely in connection with Major Decisions as to which the Operating Advisor has consultation rights, non-Specially Serviced Loans.

The Operating Advisor is required to keep all Privileged Information confidential and may not disclose such Privileged Information to any person (including Certificateholders other than the Controlling Class Representative), other than (1) to the extent expressly required by the Pooling and Servicing Agreement, to the other parties to the Pooling and Servicing Agreement with a notice indicating that such information is Privileged Information or (2) pursuant to a Privileged Information Exception. Notwithstanding the foregoing, the Operating Advisor, solely to the extent required in connection with its duties under the Pooling and Servicing Agreement, will be permitted to share Privileged Information with its affiliates and any subcontractors of the Operating Advisor that agree in writing to be bound by the same confidentiality provisions applicable to the Operating Advisor. Each party to the Pooling and Servicing Agreement that receives Privileged Information from the Operating Advisor with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the Special Servicer, any related Outside Controlling Note Holder (if a Serviced Outside Controlled Loan Combination is involved) and, unless a Consultation Termination Event has occurred and is continuing, the Controlling Class Representative other than pursuant to a Privileged Information Exception.

“Privileged Information” means (i) any correspondence or other communications between the related Directing Holder or a Risk Retention Consultation Party (and, in the case of any Serviced Loan Combinations, the Serviced Companion Loan Holder or its representative), on the one hand, and the Special Servicer, on the other hand, related to any Specially Serviced Loan or the exercise of the consent or consultation rights of such Directing Holder under the Pooling and Servicing Agreement, the consultation rights of such Risk Retention Consultation Party under the Pooling and Servicing Agreement and/or the consent or consultation rights of any related Serviced Companion Loan Holder (or its representative) under the related Co-Lender Agreement, (ii) any strategically sensitive information that the Special Servicer has reasonably determined (and has identified as privileged or confidential information) could compromise the Issuing Entity’s position in any ongoing or future negotiations with the related borrower or other interested party, and (iii) any information subject to attorney-client privilege.

“Privileged Information Exception” means, with respect to any Privileged Information, at any time (a) such Privileged Information becomes generally available and known to the public other than as a result of a disclosure directly or indirectly by the party restricted from disclosing such Privileged Information (the “Restricted Party”), (b) it is reasonable and necessary for the Restricted Party to disclose such Privileged Information in working with legal counsel, auditors, taxing authorities or other governmental agencies, (c) such Privileged Information was already known to such Restricted Party and not otherwise subject to a confidentiality obligation and/or (d) the Restricted Party is (in the case of the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator, any affected Serviced Companion Loan Holder, the Trustee and the Asset Representations Reviewer, as evidenced by an officer’s certificate (which will include a certification that it is based on the advice of counsel) delivered to each of the Master Servicer, the Special Servicer, the applicable Directing Holder, the Risk Retention Consultation Parties (other than with respect to any related Excluded RRCP Mortgage Loan), the Operating Advisor, the Certificate Administrator, the Trustee and the Asset Representations Reviewer), required by law, rule, regulation, order, judgment or decree to disclose such information.

It is possible that the lack of access to Privileged Information may limit the Operating Advisor from performing its duties under the Pooling and Servicing Agreement and, in any such case, the Operating Advisor will not be subject to liability arising from its lack of access to Privileged Information.

Consultation Rights

Following the occurrence and during the continuation of an Operating Advisor Consultation Trigger Event, the Operating Advisor will be required to consult on a non-binding basis with the Special Servicer with respect to Major Decisions (and such other matters as are set forth in the Pooling and Servicing Agreement) with respect to the applicable Serviced Loan(s) as described under “—Directing Holder” above and “—Asset Status Reports” below and “Description of the Mortgage Pool—The Loan Combinations”. The Special Servicer will be obligated to consider any alternative courses of action and any other feedback provided by the Operating Advisor (after the occurrence and during the continuance of an Operating Advisor Consultation Trigger Event).

An “Operating Advisor Consultation Trigger Event” will occur when the aggregate outstanding Certificate Balance of the HRR Certificates (as notionally reduced by any Cumulative Appraisal Reduction Amount then allocable to the HRR Certificates) is 25% or less of the initial aggregate Certificate Balance of the HRR Certificates. With respect to Excluded Mortgage Loans, an Operating Advisor Consultation Trigger Event will be deemed to exist.

With respect to any particular Major Decision and related Major Decision Reporting Package and any asset status report provided to the Operating Advisor, the Special Servicer will be required to make available to the Operating Advisor servicing officers with relevant knowledge regarding the applicable Mortgage Loan and such Major Decision and/or asset status report in order to address reasonable questions that the Operating Advisor may have relating to, among other things, such Major Decision and/or asset status report and potential conflicts of interest and compensation with respect to such Major Decision and/or asset status report.

Reviewing Certain Calculations

The Special Servicer will forward any Appraisal Reduction Amount, Collateral Deficiency Amount and net present value calculations with respect to a Specially Serviced Loan to the Operating Advisor and the Operating Advisor will be required to promptly recalculate and verify the accuracy of the mathematical calculations and the corresponding application of the non-discretionary portion of the applicable formulas required to be utilized in connection with any such Appraisal Reduction Amount, Collateral Deficiency Amount or net present value calculations used in the Special Servicer’s determination of the course of action to be taken in connection with the workout or liquidation of such Specially Serviced Loan prior to utilization by the Special Servicer. The Special Servicer will be required to deliver the foregoing calculations together with information and support materials (including such additional information reasonably requested by the Operating Advisor to confirm the mathematical accuracy of such calculations, but not including any Privileged Information) to the Operating Advisor. The Operating Advisor will recalculate and verify the accuracy of those calculations and, in the event the Operating Advisor does not agree with the mathematical calculations or the application of the applicable non-discretionary portions of the formula required to be utilized for such calculation, the Operating Advisor and Special Servicer will consult with each other in order to resolve any inaccuracy in the mathematical calculations or the application of the non-discretionary portions of the related formula in arriving at those mathematical calculations or any disagreement. In the event the Operating Advisor and Special Servicer are not able to resolve such matters, the Operating Advisor will promptly notify the Certificate Administrator and the Certificate Administrator will determine any necessary action to take in accordance with the Pooling and Servicing Agreement.

Annual Report

Based on the Operating Advisor’s review of the following information (to the extent delivered to the Operating Advisor or made available to the Operating Advisor on the Certificate Administrator’s website): any annual compliance statement and any Assessment of Compliance; any Attestation Report; any Major Decision Reporting Package; any Final Asset Status Report and, during the continuance of an Operating Advisor Consultation Trigger Event, any other asset status report; any other reports made available to Privileged Persons on the Certificate Administrator’s website during the prior calendar year that the Operating Advisor is required to review pursuant to the Pooling and Servicing Agreement; and any other information (other than any communications between the related Directing Holder, any Risk Retention Consultation Party or any related Serviced Companion Loan Holder (or its representative), as applicable, and the Special Servicer that would be Privileged Information) delivered to the Operating Advisor by the Special Servicer (whether directly or through the Master Servicer), the Operating Advisor will if, during the prior calendar year, (i) any Serviced Mortgage Loans were Specially Serviced Loans, or (ii) there existed an Operating Advisor Consultation Trigger Event, and the Operating Advisor may if, with respect to the prior calendar year, the Operating Advisor deems it appropriate in its sole discretion exercised in good faith, prepare an annual report substantially in the form attached as an exhibit to the Pooling and Servicing Agreement (the “Operating Advisor Annual Report”) to be provided to the Depositor, the 17g-5 Information Provider (who is required to promptly post such Operating Advisor Annual Report on the Rule 17g-5 website), the Trustee and the Certificate Administrator (who is required to promptly post such Operating Advisor Annual Report to the Certificate Administrator’s website) within 120 days of the end of the prior calendar year, setting forth its assessment of the Special Servicer’s performance of its duties under the Pooling and Servicing Agreement during the prior calendar year.

In the event the Special Servicer is replaced, the Operating Advisor Annual Report will only relate to the entity that was acting as Special Servicer as of December 31 of the prior calendar year and is continuing in such capacity through the date of such Operating Advisor Annual Report.

In connection with the Operating Advisor Annual Report and the review provided for in the Pooling and Servicing Agreement, the Operating Advisor will be required to perform its review on the basis of the Special Servicer’s performance of its duties as they relate to Specially Serviced Loans and, after the occurrence and during the continuance of an Operating Advisor Consultation Trigger Event, with respect to Major Decisions on Serviced Loans that are non-Specially Serviced Loans, as well as the extent to which those duties were performed in accordance with the Servicing Standard, with reasonable consideration by the Operating Advisor of any annual compliance statement, Assessment of Compliance, Attestation Report, Final Asset Status Report, Major Decision Reporting Package and other information (other than any communications between the related Directing Holder, a Risk Retention Consultation Party or a Serviced Companion Loan Holder (or its representative) and the Special Servicer that would be Privileged Information) that the Operating Advisor was required to review on the Certificate Administrator’s website or that was delivered or made available to the Operating Advisor by the Special Servicer (whether directly or through the Master Servicer) pursuant to the Pooling and Servicing Agreement.

The Operating Advisor will be required to deliver any Operating Advisor Annual Report (at least 10 calendar days prior to its delivery to the Depositor, the Trustee and the Certificate Administrator) to (a) the Special Servicer, (b) the Controlling Class Representative (if a Serviced Loan other than a Serviced Outside Controlled Loan Combination is addressed and a Consultation Termination Event does not exist); and (c) the related Outside Controlling Note Holder (if a Serviced Outside Controlled Loan Combination is addressed). The Operating Advisor may, but will not be obligated to, revise the Operating Advisor Annual Report based on any comments received from the Special Servicer or the Controlling Class Representative.

In each Operating Advisor Annual Report, the Operating Advisor, based on its review conducted in accordance with the Pooling and Servicing Agreement, will (A) state whether the Operating Advisor believes, in its sole discretion exercised in good faith, that the Special Servicer is performing its duties in compliance with (1) the Servicing Standard and (2) the Special Servicer’s obligations under the Pooling and Servicing Agreement, and (B) identify any material deviations from (i) the Servicing Standard or (ii) the Special Servicer’s obligations under the Pooling and Servicing Agreement. Each Operating Advisor Annual Report will be required to comply with (x) the confidentiality requirements described in this prospectus regarding Privileged Information and as otherwise set forth in the Pooling and Servicing Agreement, and (y) the requirements with respect to reports of the Operating Advisor set forth in Rule 7(b) of Regulation RR.

The ability to perform the duties of the Operating Advisor and the quality and the depth of any Operating Advisor Annual Report will be dependent upon the timely receipt of information required to be delivered to the Operating Advisor and the accuracy and the completeness of such information.

Replacement of the Special Servicer

If the Operating Advisor determines, in its sole discretion exercised in good faith, that (1) the Special Servicer has failed to comply with the Servicing Standard and (2) a replacement of the Special Servicer would be in the best interest of the Certificateholders (as a collective whole), the Operating Advisor may recommend the replacement of the Special Servicer with respect to the Serviced Loan(s) in the manner described under “—Termination of the Special Servicer Other Than in Connection With a Servicer Termination Event” above.

Operating Advisor Termination Events

The following constitute Operating Advisor termination events under the Pooling and Servicing Agreement (each, an “Operating Advisor Termination Event”) whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(a)       any failure by the Operating Advisor to observe or perform in any material respect any of its covenants or agreements or the material breach of its representations or warranties under the Pooling and Servicing Agreement, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure is given to the Operating Advisor by the Trustee or to the Operating Advisor and the Trustee by the holders of Certificates having greater than 25% of the aggregate Voting Rights of all then outstanding Certificates; provided, however, that with respect to any such failure which is not curable within such 30-day period, the Operating Advisor will have an additional cure period of 30 days to effect such cure so long as it has commenced to cure such failure within the initial 30-day period and has provided the Trustee and the Certificate Administrator with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, such cure;

(b)       any failure by the Operating Advisor to perform its obligations set forth in the Pooling and Servicing Agreement in accordance with the Operating Advisor Standard which failure continues unremedied for a period of 30 days after the date on which written notice of such failure is given to the Operating Advisor by any party to the Pooling and Servicing Agreement;

(c)       any failure by the Operating Advisor to be an Eligible Operating Advisor, which failure continues unremedied for a period of 30 days;

(d)       a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, has been entered against the Operating Advisor, and such decree or order has remained in force undischarged or unstayed for a period of 60 days;

(e)       the Operating Advisor consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the Operating Advisor or of or relating to all or substantially all of its property; or

(f)       the Operating Advisor admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the Certificate Administrator of notice of the occurrence of any Operating Advisor Termination Event, the Certificate Administrator will be required to promptly provide written notice to all Certificateholders electronically by posting such notice on its internet website, unless the Certificate Administrator has received notice that such Operating Advisor Termination Event has been remedied.

Rights Upon Operating Advisor Termination Event

If an Operating Advisor Termination Event occurs, and in each and every such case, so long as such Operating Advisor Termination Event has not been remedied, then either the Trustee (i) may or (ii) upon the written direction of holders of Certificates evidencing at least 25% of the Voting Rights of each Class of Non-Reduced Certificates, will be required to, terminate all of the rights and obligations of the Operating Advisor under the Pooling and Servicing Agreement, other than rights and obligations accrued prior to such termination and other than indemnification rights (arising out of events occurring prior to such termination), by written notice to the Operating Advisor.

As soon as practicable, but in no event later than 15 business days after (i) the Operating Advisor resigns (excluding circumstances where no successor Operating Advisor is required to be appointed) or (ii) the Trustee delivers such written notice of termination to the Operating Advisor, the Trustee will appoint a successor Operating Advisor that is an Eligible Operating Advisor, which successor Operating Advisor may be an affiliate of the Trustee. If the Trustee is the successor Master Servicer or the successor Special Servicer, neither the Trustee nor any of its affiliates will be the successor Operating Advisor. The Trustee will be required to provide written notice of the appointment of a successor Operating Advisor to the Special Servicer and the Operating Advisor within one business day of such appointment. Except as described below under “—Operating Advisor—Termination of the Operating Advisor Without Cause,” the appointment of a successor Operating Advisor will not be subject to the vote, consent or approval of the holder of any Class of Certificates. Upon any termination of the Operating Advisor and appointment of a successor to the Operating Advisor, the Trustee will be required to, as soon as possible, give written notice of the termination and appointment to the Special Servicer, the Master Servicer, the Certificate Administrator, the Certificateholders, the Depositor, the Risk Retention Consultation Parties, any related Outside Controlling Note Holder and, if a Consultation Termination Event does not exist, the Controlling Class Representative. Notwithstanding the foregoing, if the Trustee is unable to find a successor Operating Advisor within 30 days of the termination of the Operating Advisor, the Depositor will be permitted to find a replacement. Unless and until a replacement Operating Advisor is appointed, no party will act as the Operating Advisor and the provisions in the Pooling and Servicing Agreement relating to consultation with respect to the Operating Advisor will not be applicable until a replacement Operating Advisor is appointed under the Pooling and Servicing Agreement.

Eligibility of Operating Advisor

The Operating Advisor is required to be at all times an Eligible Operating Advisor. “Eligible Operating Advisor” means an institution (i) that is the special servicer or operating advisor on a transaction rated by any of Moody’s, Fitch, KBRA, S&P, DBRS and/or Morningstar Credit Ratings, LLC (“Morningstar”), but has not been the special servicer or operating advisor on a transaction for which Moody’s, Fitch, KBRA, S&P, DBRS and/or Morningstar has qualified, downgraded or withdrawn its rating or ratings of, one or more classes of certificates for such transaction citing servicing concerns with the special servicer or operating advisor, as applicable, as the sole or material factor in such rating action, (ii) that (X) has been regularly engaged in the business of analyzing and advising clients in commercial mortgage-backed securities matters and has at least five years of experience in collateral analysis and loss projections, and (Y) has at least five years of experience in commercial real estate asset management and experience in the workout and management of distressed commercial real estate assets, (iii) that can and will make the representations and warranties set forth in the Pooling and Servicing Agreement, including to the effect that it possesses sufficient financial strength to fulfil its duties and responsibilities pursuant to the Pooling and Servicing Agreement over the life of the Issuing Entity, (iv) that is not (and is not Risk Retention Affiliated with) the Depositor, the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer, any Mortgage Loan Seller, the Controlling Class Representative, any Risk Retention Consultation Party or a depositor, a trustee, a certificate administrator, a master servicer or special servicer with respect to the securitization of a Companion Loan, or any of their respective Risk Retention Affiliates, (v) that has not been paid any fees, compensation or other remuneration by any Special Servicer or successor Special Servicer (X) in respect of its obligations under the Pooling and Servicing Agreement or (Y) for the recommendation of the replacement of the Special Servicer or the appointment of a successor Special Servicer to become the special servicer and (vi) that does not directly or indirectly, through one or more affiliates or otherwise, own any interest in any Certificates, any Mortgage Loans, any Companion Loan or any securities backed by a Companion Loan or otherwise have any financial interest in the securitization transaction to which the Pooling and Servicing Agreement relates, other than in fees from its role as Operating Advisor or any fees to which it is entitled as Asset Representations Reviewer, if the Operating Advisor is acting in such capacity.

Termination of the Operating Advisor Without Cause

Upon (i) the written direction of holders of Non-Reduced Certificates evidencing not less than 15% of the Voting Rights of the Non-Reduced Certificates requesting a vote to terminate and replace the Operating Advisor with a proposed successor Operating Advisor that is an Eligible Operating Advisor, and (ii) payment by such holders to the Certificate Administrator of the reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote, the Certificate Administrator will promptly provide written notice of the requested vote to all Certificateholders and the Operating Advisor of such request by posting such notice on its internet website, and by mailing to all Certificateholders and the Operating Advisor. Upon the affirmative vote of the holders of Certificates evidencing more than 50% of the Voting Rights allocable to the Non-Reduced Certificates of those holders that exercise their right to vote (provided that holders entitled to exercise at least 50% of the Voting Rights allocable to the Non-Reduced Certificates exercise their right to vote within 180 days of the initial request for a vote), the Trustee will terminate all of the rights and obligations of the Operating Advisor under the Pooling and Servicing Agreement (other than any rights or obligations that accrued prior to the date of such termination and other than indemnification rights (arising out of events occurring prior to such termination)) by written notice to the Operating Advisor, and the proposed successor Operating Advisor will be appointed. The Certificate Administrator will include on each Distribution Date statement a statement that each Certificateholder and beneficial owner of Certificates may access such notices on the Certificate Administrator’s website and each Certificateholder and beneficial owner of Certificates may register to receive email notifications when such notices are posted on the website. The Certificate Administrator will be entitled to reimbursement from the requesting Certificateholders for the reasonable expenses of posting notices of such requests.

In the event that the Operating Advisor resigns or is terminated, it will remain entitled to receive all amounts accrued and owing to it under the Pooling and Servicing Agreement as described under “—Servicing and Other Compensation and Payment of Expenses” and any rights to indemnification arising out of events occurring prior to such resignation or termination.

Asset Status Reports

The Special Servicer will be required to prepare an asset status report that is consistent with the Servicing Standard upon the earlier of (x) within 60 days after the occurrence of a Servicing Transfer Event and (y) prior to taking action with respect to any Major Decision (or making a determination not to take action with respect to a Major Decision) with respect to a Specially Serviced Loan.

Each asset status report will be (i) delivered to the Operating Advisor (but only Final Asset Status Reports unless an Operating Advisor Consultation Trigger Event exists), the related Directing Holder (but, if the Controlling Class Representative is the related Directing Holder, only prior to the occurrence and continuance of a Consultation Termination Event and only if it does not relate to an Excluded Mortgage Loan), each Risk Retention Consultation Party (other than with respect to any related Excluded RRCP Mortgage Loan) and, in the case of any Serviced Loan Combinations, the Serviced Companion Loan Holder, and (ii) made available to the Rating Agencies. A summary of each Final Asset Status Report will be provided to the Certificate Administrator. If any related Outside Controlling Note Holder (if a Serviced Outside Controlled Loan Combination is involved) or the Controlling Class Representative (if any other Serviced Loan(s), except for Excluded Mortgage Loans, are involved and a Control Termination Event does not exist), as applicable, does not disapprove of a related asset status report within 10 business days of receipt, the related Directing Holder will be deemed to have approved such asset status report and the Special Servicer will implement the recommended action as outlined in such asset status report; provided, however, that the Special Servicer may not take any actions that are contrary to applicable law, the Servicing Standard or the terms of the applicable Mortgage Loan documents. In addition, the related Directing Holder may object to any asset status report within 10 business days of receipt (but, if the Controlling Class Representative is the related Directing Holder, only if a Control Termination Event does not exist); provided, however, that, if the Special Servicer determines that emergency action is necessary to protect the related Mortgaged Property or the interests of the Certificateholders (and, in the case of any Serviced Loan Combinations, the related Serviced Companion Loan Holder), or if a failure to take any such action at such time would be inconsistent with the Servicing Standard, the Special Servicer may take actions with respect to the related Mortgaged Property before the expiration of the 10 business day period if the Special Servicer reasonably determines in accordance with the Servicing Standard that failure to take such actions before the expiration of the 10 business day period would materially and adversely affect the interest of the Certificateholders (and, in the case of any Serviced Loan Combinations, the related Serviced Companion Loan Holder(s)), and the Special Servicer has made a reasonable effort to contact the related Directing Holder (during the period that such Directing Holder has approval rights). The foregoing will not relieve the Special Servicer of its duties to comply with the Servicing Standard.

If the related Directing Holder disapproves such asset status report within 10 business days of receipt (and, if the Controlling Class Representative is the related Directing Holder, a Control Termination Event does not exist) and the Special Servicer has not made the affirmative determination described below, the Special Servicer will revise such asset status report as soon as practicable thereafter, but in no event later than 30 days after such disapproval. The Special Servicer will revise such asset status report until the related Directing Holder fails to disapprove such revised asset status report as described above (but, if the Controlling Class Representative is the related Directing Holder, only if a Control Termination Event does not exist) or until the Special Servicer makes a determination, consistent with the Servicing Standard, that such objection is not in the best interests of all the Certificateholders (and, in the case of any Serviced Loan Combinations, the related Serviced Companion

Loan Holder(s)). If the related Directing Holder does not approve an asset status report within 60 business days from the first submission of an asset status report, the Special Servicer is required to take such action as directed by the related Directing Holder (but, if the Controlling Class Representative is the related Directing Holder, only if a Control Termination Event does not exist), provided such action does not violate the Servicing Standard (or, if such action would violate the Servicing Standard, the Special Servicer is required to take such action as was reflected in the most recent asset status report prepared by the Special Servicer with respect to the subject Serviced Loan that is consistent with the Servicing Standard and such asset status report will be deemed a Final Asset Status Report).

After the occurrence and during the continuance of a Control Termination Event but prior to the occurrence of a Consultation Termination Event, the Controlling Class Representative, and after the occurrence and during the continuance of an Operating Advisor Consultation Trigger Event, the Operating Advisor, will be entitled to consult on a non-binding basis with the Special Servicer and propose alternative courses of action in respect of any asset status report. The Special Servicer will be obligated to consider such alternative courses of action and any other feedback provided by (a) the Operating Advisor (after the occurrence and during the continuance of an Operating Advisor Consultation Trigger Event), or (b) the Controlling Class Representative (after the occurrence and during the continuance of a Control Termination Event but prior to the occurrence and continuance of a Consultation Termination Event). With respect to a Serviced Loan Combination, if and when so provided in the related Co-Lender Agreement, any related Serviced Pari Passu Companion Loan Holder (or its representative), will be entitled to consult on a non-binding basis with the Special Servicer and propose alternative courses of action in respect of any asset status report; provided that, in the case of a Serviced Outside Controlled Loan Combination, a related Serviced Pari Passu Companion Loan Holder (or its representative) may be the related Outside Controlling Note Holder. The Special Servicer may revise the asset status reports as it deems reasonably necessary in accordance with the Servicing Standard to take into account any input and/or recommendations of the Operating Advisor (during the continuance of an Operating Advisor Consultation Trigger Event) and, with respect to a Serviced Loan Combination, if and when so provided in the related Co-Lender Agreement, any related Serviced Pari Passu Companion Loan Holder (or its representative) (and, during the continuance of a Control Termination Event but prior to the occurrence and continuance of a Consultation Termination Event, the Controlling Class Representative).

The asset status report is not intended to replace or satisfy any specific consent or approval right which the related Directing Holder may have.

Notwithstanding the foregoing, the Controlling Class Representative will not have any approval or consultation rights with respect to an asset status report that relates to an Excluded Mortgage Loan. Also, notwithstanding the foregoing, the Special Servicer will not be permitted to follow any advice, direction or consultation provided by the Operating Advisor or the related Directing Holder or, with respect to the Serviced Loan Combinations, the Serviced Companion Loan Holder (or its representative), that would require or cause the Special Servicer to violate any applicable law, be inconsistent with the Servicing Standard, require or cause the Special Servicer to violate provisions of the Pooling and Servicing Agreement, require or cause the Special Servicer to violate the terms of any Serviced Mortgage Loan or Serviced Loan Combination, expose any Certificateholder or any party to the Pooling and Servicing Agreement or their affiliates officers, directors or agents to any claim, suit or liability, cause either Trust REMIC to fail to qualify as a REMIC for federal income tax purposes, result in the imposition of “prohibited transaction” or “prohibited contribution” tax under the REMIC provisions of the Code, or materially expand the scope of the Special Servicer’s responsibilities under the Pooling and Servicing Agreement or any Co-Lender Agreement.

The Asset Representations Reviewer

Asset Review

Asset Review Trigger

On or prior to each Distribution Date, based on the CREFC® Delinquent Loan Status Report and/or the CREFC® Loan Periodic Update File delivered by the Master Servicer for such Distribution Date, the Certificate Administrator will be required to determine if an Asset Review Trigger has occurred during the related Collection Period. If an Asset Review Trigger is determined to have occurred, the Certificate Administrator will be required to promptly provide notice to the Asset Representations Reviewer, the Master Servicer, the Special Servicer and all Certificateholders by (i) posting a notice of its determination on its internet website and (ii) including in the distribution report on Form 10-D relating to the Collection Period in which the Asset Review Trigger occurred notice of its determination together with a description of the events that caused the Asset Review Trigger to occur. On each Distribution Date after providing such notice to Certificateholders, the Certificate Administrator, based on information provided to it by the Master Servicer and/or the Special Servicer, will be required to determine whether (1) any additional Mortgage Loan has become a Delinquent Loan, (2) any Mortgage Loan has ceased to be a Delinquent Loan and (3) an Asset Review Trigger has ceased to exist, and, if there is an occurrence of any of the events or circumstances identified in clauses (1), (2) and/or (3), deliver such information in a written notice (which may be via email) within two (2) business days of such determination to the Master Servicer, the Special Servicer, the Operating Advisor and the Asset Representations Reviewer. An “Asset Review Trigger” will occur when, as of the end of the applicable Collection Period, either (1) Mortgage Loans with an aggregate outstanding principal balance of 25.0% or more of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO Mortgage Loans) held by the Issuing Entity are Delinquent Loans, or (2) at least 15 Mortgage Loans are Delinquent Loans and the aggregate outstanding principal balance of such Delinquent Loans constitutes at least 20.0% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO Mortgage Loans) held by the Issuing Entity.

We believe this Asset Review Trigger is appropriate considering the unique characteristics of pools of Mortgage Loans underlying CMBS. See “Risk Factors—Static Pool Data Would Not Be Indicative of the Performance of This Pool”. In particular, this pool of Mortgage Loans is not homogeneous or granular, and there are individual Mortgage Loans that each represents a significant percentage, by outstanding principal balance, of the Mortgage Pool. We believe it would not be appropriate for the delinquency of three (3) large Mortgage Loans to cause the Asset Review Trigger to be met, as that would not necessarily be indicative of the overall quality of the Mortgage Pool. As a result, the percentage based on outstanding principal balance in clause (1) of the definition of “Asset Review Trigger” was set to exceed the portion of the aggregate outstanding balance of the Mortgage Pool represented by the three (3) largest Mortgage Loans in the Mortgage Pool as of the Closing Date. On the other hand, a significant number of Delinquent Loans by loan count, but representing a smaller percentage of the aggregate outstanding principal balance of the Mortgage Loans than the percentage set forth in clause (1) of the definition of “Asset Review Trigger”, could indicate an issue with the quality of the Mortgage Pool. As a result, we believe it would be appropriate to have the alternative test set forth in clause (2) of the definition of “Asset Review Trigger”, namely to have the Asset Review Trigger be met if a specified number of Mortgage Loans (15) are Delinquent Loans so long as those Mortgage Loans represent at least 20.0% of the aggregate outstanding principal balance of the Mortgage Loans. With respect to the 62 prior pools of commercial mortgage loans for which CGMRC (or its predecessors) was sponsor in a public offering of CMBS with a securitization closing date on or after January 1, 2006 and no later than December 31, 2016, the highest percentage of mortgage loans, based on the aggregate outstanding principal balance of delinquent mortgage loans in an individual CMBS transaction, that were delinquent at least 60 days at the end of any reporting period between January 1, 2010 and December 31, 2016 was 28.06%; however, the average of the highest delinquency percentages for those 62 reviewed transactions (taking into account all reporting periods between January 1, 2010 and December 31, 2016 for each such transaction) based on the aggregate outstanding principal balance of delinquent mortgage loans in the identified reporting periods was 3.64%.

“Delinquent Loan” means a Mortgage Loan that is delinquent at least 60 days in respect of its Monthly Payments or balloon payment, if any, in either case such delinquency to be determined without giving effect to any grace period.

Asset Review Vote

If Certificateholders evidencing not less than 5.0% of the aggregate Voting Rights deliver to the Certificate Administrator, within 90 days after the filing of the Form 10-D reporting the occurrence of an Asset Review Trigger, a written direction requesting a vote to commence an Asset Review (an “Asset Review Vote Election”), the Certificate Administrator will be required to promptly provide written notice of such direction to the Asset Representations Reviewer and to all Certificateholders, and to conduct a solicitation of votes of Certificateholders regarding whether to authorize an Asset Review. In the event there is an affirmative vote to authorize an Asset Review by Certificateholders evidencing at least a majority of an Asset Review Quorum within 150 days of the receipt of the Asset Review Vote Election (an “Affirmative Asset Review Vote”), the Certificate Administrator will be required to promptly provide written notice of such Affirmative Asset Review Vote to all parties to the Pooling and Servicing Agreement, the underwriters, the Mortgage Loan Sellers, the Directing Holder, the Risk Retention Consultation Parties and the Certificateholders (such notice to Certificateholders to be effected by posting such notice its internet website). In the event an Affirmative Asset Review Vote has not occurred within such 150-day period following the receipt of the Asset Review Vote Election, no Certificateholder may request a vote or cast a vote for an Asset Review and the Asset Representations Reviewer will not be required to review any Delinquent Loan unless and until (A) an additional Mortgage Loan has become a Delinquent Loan after the expiration of such 150-day period, (B) a new Asset Review Trigger has occurred as a result or an Asset Review Trigger is otherwise in effect, (C) the Certificate Administrator has received an Asset Review Vote Election within 90 days after the filing of a Form 10-D reporting the occurrence of the events described in clauses (A) and (B) above, and (D) an Affirmative Asset Review Vote has occurred within 150 days after the Asset Review Vote Election described in clause (C) of this sentence. After the occurrence of any Asset Review Vote Election or an Affirmative Asset Review Vote, no Certificateholder may make any additional Asset Review Vote Election except as described in the immediately preceding sentence. Any reasonable out-of-pocket expenses incurred by the Certificate Administrator in connection with administering such vote will be paid as an expense of the Issuing Entity from the Collection Account.

An “Asset Review Quorum” means, in connection with any solicitation of votes to authorize an Asset Review as described above, the holders of Certificates evidencing at least 5.0% of the aggregate Voting Rights.

Review Materials

Upon receipt of notice from the Certificate Administrator of an Affirmative Asset Review Vote (the “Asset Review Notice”) with respect to a Delinquent Mortgage Loan, the Custodian (with respect to clauses (i) – (v) below for all of the Mortgage Loans), the Master Servicer (with respect to clause (vi) below for Mortgage Loans that are non-Specially Serviced Loans) and the Special Servicer (with respect to clause (vi) below for Mortgage Loans that are Specially Serviced Loans) will be required to promptly (but (except with respect to clause (vi)) in no event later than 10 business days after receipt of such notice from the Certificate Administrator) provide the following materials for such Delinquent Loan, in each case to the extent in such party’s possession, to the Asset Representations Reviewer (collectively, with the Diligence Files posted to the secure data room by the Certificate Administrator, a copy of this prospectus, a copy of each related Mortgage Loan Purchase Agreement and a copy of the Pooling and Servicing Agreement, the “Review Materials”):

(i)	a copy of an assignment of the Mortgage in favor of the trustee, with evidence of recording thereon, for each Delinquent Loan that is subject to an Asset Review;

(ii)	a copy of an assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the trustee, with evidence of recording thereon, related to each Delinquent Loan that is subject to an Asset Review;

(iii)	a copy of the assignment of all unrecorded documents relating to each Delinquent Loan that is subject to an Asset Review, if not already covered pursuant to items (i) or (ii) above;

(iv)	a copy of all filed copies (bearing evidence of filing) or evidence of filing of any UCC financing statements related to each Delinquent Loan that is subject to an Asset Review;

(v)	a copy of an assignment in favor of the trustee of any financing statement executed and filed in the relevant jurisdiction related to each Delinquent Loan that is subject to an Asset Review; and

(vi)	any other related documents that are required to be part of the Review Materials and requested to be delivered by the Master Servicer (with respect to non-Specially Serviced Loans) or the Special Servicer (with respect to Specially Serviced Loans) to the Asset Representations Reviewer as described below under clause (a) of “—Asset Review”.

Notwithstanding the foregoing, the Mortgage Loan Seller will not be required to deliver any information that is proprietary to the Mortgage Loan Seller or any draft documents, privileged or internal communications, credit underwriting or due diligence analysis.

The Asset Representations Reviewer may, but is under no obligation to, consider and rely upon information furnished to it by a person that is not a party to the Pooling and Servicing Agreement or the related Mortgage Loan Seller, and will do so only if such information can be independently verified (without unreasonable effort or expense to the Asset Representations Reviewer) and is determined by the Asset Representations Reviewer in its good faith and sole discretion to be relevant to the Asset Review (any such information, “Unsolicited Information”), as described below.

Asset Review

Upon its receipt of the Asset Review Notice and access to the Diligence Files posted to the secure data room with respect to a Delinquent Loan, the Asset Representations Reviewer, as an independent contractor, will be required to commence a review of the compliance of each Delinquent Loan with the representations and warranties related to that Delinquent Loan (such review, the “Asset Review”). An Asset Review of each Delinquent Loan will consist of the application of a set of pre-determined review procedures (the “Tests”) for each representation and warranty made by the applicable Mortgage Loan Seller with respect to such Delinquent Loan. Once an Asset Review of a Mortgage Loan is completed, no further Asset Review will be required of or performed on that Mortgage Loan notwithstanding that such Mortgage Loan may continue to be a Delinquent Loan or become a Delinquent Loan again at the time when a new Asset Review Trigger occurs and a new Affirmative Asset Review Vote is obtained subsequent to the occurrence of such Asset Review Trigger.

“Asset Review Standard” means the performance by the Asset Representations Reviewer of its duties under the Pooling and Servicing Agreement in good faith subject to the express terms of the Pooling and Servicing Agreement. Except as otherwise expressly set forth in the Pooling and Servicing Agreement, all determinations or assumptions made by the Asset Representations Reviewer in connection with an Asset Review are required to be made in the Asset Representations Reviewer’s good faith discretion and judgment based on the facts and circumstances known to it at the time of such determination or assumption.

No Certificateholder will have the right to change the scope of the Asset Representations Reviewer’s review, and the Asset Representations Reviewer will not be required to review any information other than (i) the Review Materials and (ii) if applicable, Unsolicited Information.

The Asset Representations Reviewer may, absent manifest error and subject to the Asset Review Standard, (i) assume, without independent investigation or verification, that the Review Materials are accurate and complete in all material respects and (ii) conclusively rely on such Review Materials.

In connection with an Asset Review, the Asset Representations Reviewer will be required to comply with the following procedures with respect to each Delinquent Loan:

(a) Within 10 business days after the date on which the Review Materials identified in clauses (i) through (v) of the definition of “Review Materials” have been received by the Asset Representations Reviewer with respect to such Delinquent Loan or in any event within 15 days after the date on which access to the secure data room is provided to the Asset Representations Reviewer by the Certificate Administrator, in the event that the Asset Representations Reviewer reasonably determines that any Review Materials made available or delivered to the Asset Representations Reviewer are missing any documents required to complete any Test for such Delinquent Loan, the Asset Representations Reviewer will be required to promptly notify (in the manner specified in the Pooling and Servicing Agreement) the Master Servicer (with respect to non-Specially Serviced Loans) or the Special Servicer (with respect to Specially Serviced Loans), as applicable, of such missing documents, and request that the Master Servicer or the Special Servicer, as applicable, promptly (but in no event later than 10 business days after receipt of notification from the Asset Representations Reviewer) deliver to the Asset Representations Reviewer such missing documents in its possession. In the event any missing documents are not provided by the Master Servicer or the Special Servicer, as applicable, within such 10-business day period, the Asset Representations Reviewer will be required to request such documents from the related Mortgage Loan Seller. The Mortgage Loan Seller will be required under the related Mortgage Loan Purchase Agreement, in accordance with its terms, to deliver any such missing documents only to the extent such documents is in the possession of the Mortgage Loan Seller.

(b) Following the events in clause (a) above, and within 45 days after the date on which access to the secure data room is provided to the Asset Representations Reviewer by the Certificate Administrator, the Asset Representations Reviewer is required to prepare a preliminary report with respect to such Delinquent Loan setting forth (i) the preliminary results of the application of the Tests, (ii) if applicable, whether the Review Materials for such Delinquent Loan are insufficient to complete any Test, (iii) a list of any applicable missing documents together with the reasons why such missing documents are necessary to complete any Test, and (iv) (if the Asset Representations Reviewer has so concluded) whether the absence of such documents will be deemed to be a failure of such Test (collectively, the “Preliminary Asset Review Report”). The Asset Representations Reviewer will provide each Preliminary Asset Review Report to the Special Servicer who will promptly, but in no event later within 10 business days of receipt thereof, provide the Preliminary Asset Review Report to the applicable Mortgage Loan Seller. If the Preliminary Asset Review Report indicates that any of the representations and warranties fails or is deemed to fail any Test, the applicable Mortgage Loan Seller will have 90 days from receipt of the Preliminary Asset Review Report (the “Cure/Contest Period”) to remedy or otherwise refute the failure. The applicable Mortgage Loan Seller will be required to provide any documents or any explanations to support (i) a conclusion that a subject representation and warranty has not failed a Test or (ii) a claim that any missing documents in the Review Materials are not required to complete a Test, in any such case to the Special Servicer, and the Special Servicer will be required to promptly, but in no event later than 10 business days after receipt from the applicable Mortgage Loan Seller, deliver to the Asset Representations Reviewer any such documents or explanations received from the applicable Mortgage Loan Seller given to support a claim that the representation and warranty has not failed a Test or a claim that any missing documents in the Review Materials are not required to complete a Test.

(c) Within the later of (x) 60 days after the date on which access to the secure data room is provided to the Asset Representations Reviewer by the Certificate Administrator, and (y) 10 business days after the expiration of the Cure/Contest Period, the Asset Representations Reviewer will be required to complete an Asset Review with respect to each Delinquent Loan and deliver (i) a report setting forth the Asset Representations Reviewer’s findings and conclusions as to whether or not it has determined there is any evidence of a failure of any Test based on the Asset Review, together with a statement that the Asset Representations Reviewer’s findings and conclusions set forth in such report were not influenced by any third party (an “Asset Review Report”), to each party to the Pooling and Servicing Agreement, the related Mortgage Loan Seller and the Controlling Class Representative (if such the Delinquent Loan is not an Excluded Mortgage Loan), and (ii) a summary of the Asset Representations Reviewer’s conclusions included in such Asset Review Report (an “Asset Review Report Summary”) to the Trustee and Certificate Administrator. The period of time by which the Asset Review Report must be completed and delivered may be extended by up to an additional 30 days, upon written notice to the parties to the Pooling and Servicing Agreement and the applicable Mortgage Loan Seller(s), if the Asset Representations Reviewer determines pursuant to the Asset Review Standard that such additional time is required due to the characteristics of the Delinquent Loans and/or the Mortgaged Property or Mortgaged Properties. In addition, in the event that the Asset Representations Reviewer does not receive any documentation that it requested from the Master Servicer (with respect to non-Specially Serviced Loans), the Special Servicer (with respect to Specially Serviced Loans) or the applicable Mortgage Loan Seller in sufficient time to allow the Asset Representations Reviewer to complete its Asset Review and deliver an Asset Review Report, the Asset Representations Reviewer will be required to prepare the Asset Review Report solely based on the documents received by the Asset Representations Reviewer with respect to the related Delinquent Loan, and the Asset Representations Reviewer will have no responsibility to independently obtain any such documents from any party to the Pooling and Servicing Agreement or otherwise.

The Pooling and Servicing Agreement will require that the Certificate Administrator (i) include the Asset Review Report Summary in the distribution report on Form 10–D relating to the Collection Period in which the Asset Review Report Summary was received, and (ii) post such Asset Review Report Summary to the Certificate Administrator’s website not later than two business days after receipt of such Asset Review Report Summary from the Asset Representations Reviewer.

In no event will the Asset Representations Reviewer be required to determine whether any Test failure constitutes a Material Defect, or whether the Issuing Entity should enforce any rights it may have against the applicable Mortgage Loan Seller, which, in each such case, will be the responsibility of the Enforcing Servicer. See “—Repurchase Requests; Enforcement of Mortgage Loan Seller’s Obligations Under the Mortgage Loan Purchase Agreement” below.

Eligibility of Asset Representations Reviewer

The Asset Representations Reviewer will be required to represent and warrant in the Pooling and Servicing Agreement that it is an Eligible Asset Representations Reviewer. The Asset Representations Reviewer is required to be at all times an Eligible Asset Representations Reviewer. If the Asset Representations Reviewer ceases to be an Eligible Asset Representations Reviewer, the Asset Representations Reviewer is required to immediately notify the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Operating Advisor, the Certificate Administrator and the Directing Holder of such disqualification and if an Asset Representations Reviewer Termination Event occurs as a result, immediately resign under the Pooling and Servicing Agreement as described under the “—The Asset Representations Reviewer—Resignation of Asset Representations Reviewer” below.

An “Eligible Asset Representations Reviewer” is an institution that (i) is the special servicer, operating advisor or asset representations reviewer on a transaction rated by any of Moody’s, Fitch, KBRA, S&P, DBRS or Morningstar and that has not been a special servicer, operating advisor or asset representations reviewer on a transaction for which Moody’s, Fitch, KBRA, S&P, DBRS or Morningstar has qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates for such transaction citing servicing or other relevant concerns with such special servicer, operating advisor or Asset Representations Reviewer, as applicable, as the sole or material factor in such rating action, (ii) can and will make the representations and warranties of the Asset Representations Reviewer set forth in the Pooling and Servicing Agreement, (iii) is not (and is not affiliated with) any Sponsor, any Mortgage Loan Seller, any originator, the Master Servicer, the Special Servicer, the Depositor, the Certificate Administrator, the Trustee, the Directing Holder, any Risk Retention Consultation Party or any of their respective affiliates, (iv) has not performed (and is not affiliated with any party hired to perform) any due diligence, loan underwriting, brokerage, borrower advisory or similar services with respect to any Mortgage Loan or any related Companion Loan prior to the Closing Date for or on behalf of any Sponsor, any Mortgage Loan Seller, any underwriter, the Directing Holder, or any Risk Retention Consultation Party or any of their respective affiliates, or have been paid any fees, compensation or other remuneration by any of them in connection with any such services and (v) that does not directly or indirectly, through one or more affiliates or otherwise, own any interest in any Certificates, any Mortgage Loans, any Companion Loan or any securities backed by a Companion Loan or otherwise have any financial interest in the securitization transaction to which the Pooling and Servicing Agreement relates, other than in fees from its role as Asset Representations Reviewer (or as Operating Advisor, if applicable) and except as otherwise set forth in the Pooling and Servicing Agreement.

Other Obligations of Asset Representations Reviewer

The Asset Representations Reviewer and its affiliates are required to keep confidential any Privileged Information received from any party to the Pooling and Servicing Agreement or any Sponsor under the Pooling and Servicing Agreement (including, without limitation, in connection with the review of the Mortgage Loans) and not disclose such Privileged Information to any person (including Certificateholders), other than (1) to the extent expressly required by the Pooling and Servicing Agreement in an Asset Review Report or otherwise, to the other parties to the Pooling and Servicing Agreement with a notice indicating that such information is Privileged Information or (2) pursuant to a Privileged Information Exception. Each party to the Pooling and Servicing Agreement that receives such Privileged Information from the Asset Representations Reviewer with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the Special Servicer other than pursuant to a Privileged Information Exception.

Neither the Asset Representations Reviewer nor any of its affiliates may make any investment in any Class of Certificates; provided, however, that such prohibition will not apply to (i) riskless principal transactions effected by a broker dealer affiliate of the Asset Representations Reviewer or (ii) investments by an affiliate of the Asset Representations Reviewer if the Asset Representations Reviewer and such affiliate maintain policies and procedures that (A) segregate personnel involved in the activities of the Asset Representations Reviewer under the Pooling and Servicing Agreement from personnel involved in such affiliate’s investment activities and (B) prevent such affiliate and its personnel from gaining access to information regarding the Issuing Entity and the Asset Representations Reviewer and its personnel from gaining access to such affiliate’s information regarding its investment activities.

Delegation of Asset Representations Reviewer’s Duties

The Asset Representations Reviewer may delegate its duties to agents or subcontractors in accordance with the Pooling and Servicing Agreement, however, the Asset Representations Reviewer will remain obligated and primarily liable for any Asset Review required in accordance with the provisions of the Pooling and Servicing Agreement without diminution of such obligation or liability by virtue of such delegation or arrangements or by virtue of indemnification from any person acting as its agents or subcontractor to the same extent and under the same terms and conditions as if the Asset Representations Reviewer alone were performing its obligations under the Pooling and Servicing Agreement.

Asset Representations Reviewer Termination Events

The following constitute Asset Representations Reviewer termination events under the Pooling and Servicing Agreement (each, an “Asset Representations Reviewer Termination Event”) whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

●	any failure by the Asset Representations Reviewer to observe or perform in any material respect any of its covenants or agreements or the material breach of any of its representations or warranties under the Pooling and Servicing Agreement, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure is given to the Asset Representations Reviewer by the Trustee or to the Asset Representations Reviewer and the Trustee by the holders of Certificates evidencing at least 25% of the Voting Rights; provided, however, that with respect to any such failure which is not curable within such 30-day period, the Asset Representations Reviewer will have an additional cure period of 30 days to effect such cure so long as it has commenced to cure such failure within the initial 30-day period and has provided the Trustee and the Certificate Administrator with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, such cure;

●	any failure by the Asset Representations Reviewer to perform its obligations set forth in the Pooling and Servicing Agreement in accordance with the Asset Review Standard in any material respect, which failure continues unremedied for a period of 30 days after the date written notice of such failure is given to the Asset Representations Reviewer by any party to the Pooling and Servicing Agreement;

●	any failure by the Asset Representations Reviewer to be an Eligible Asset Representations Reviewer, which failure continues unremedied for a period of 30 days;

●	a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, has been entered against the Asset Representations Reviewer, and such decree or order has remained in force undischarged or unstayed for a period of 60 days;

●	the Asset Representations Reviewer consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the Asset Representations Reviewer or of or relating to all or substantially all of its property; or

●	the Asset Representations Reviewer admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the Certificate Administrator of written notice of the occurrence of any Asset Representations Reviewer Termination Event, the Certificate Administrator will be required to promptly provide written notice to all Certificateholders electronically by posting such notice on its internet website and by mail, unless the Certificate Administrator has received notice that such Asset Representations Reviewer Termination Event has been remedied.

Rights Upon Asset Representations Reviewer Termination Event

If an Asset Representations Reviewer Termination Event occurs, and in each and every such case, so long as such Asset Representations Reviewer Termination Event has not been remedied, then either the Trustee (i) may or (ii) upon the written direction of Certificateholders evidencing at least 25% of the Voting Rights (without regard to the application of any Appraisal Reduction Amounts) will be required to, terminate all of the rights and obligations of the Asset Representations Reviewer under the Pooling and Servicing Agreement, other than rights and obligations accrued prior to such termination and other than indemnification rights (arising out of events occurring prior to such termination), by written notice to the Asset Representations Reviewer. The Asset Representations Reviewer is required to bear all reasonable costs and expenses of each other party to the Pooling and Servicing Agreement in connection with its termination for cause.

Termination of the Asset Representations Reviewer Without Cause

Upon (i) the written direction of Certificateholders evidencing not less than 25% of the Voting Rights (without regard to the application of any Appraisal Reduction Amounts) requesting a vote to terminate and replace the Asset Representations Reviewer with a proposed successor Asset Representations Reviewer that is an Eligible Asset Representations Reviewer, and (ii) payment by such holders to the Certificate Administrator of the reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote, the Certificate Administrator will promptly provide notice of such requested vote to all Certificateholders and the Asset Representations Reviewer by posting such notice on its internet website, and by mailing such notice to all Certificateholders (at the addresses set forth in the certificate register) and the Asset Representations Reviewer. Upon the affirmative vote of the holders of Certificates evidencing at least 75% of the Voting Rights allocable to the Certificates of those holders that exercise their right to vote (provided that holders representing the applicable Certificateholder Quorum exercise their right to vote within 180 days of the initial request for a vote), the Trustee will be required to terminate all of the rights and obligations of the Asset Representations Reviewer under the Pooling and Servicing Agreement (other than any rights or obligations that accrued prior to the date of such termination and other than indemnification rights (arising out of events occurring prior to such termination)) by written notice to the Asset Representations Reviewer, and the proposed successor Asset Representations Reviewer will be appointed. In the event that holders of the Certificates entitled to at least 75% of a Certificateholder Quorum elect to remove the Asset Representations Reviewer without cause and appoint a successor, the successor Asset Representations Reviewer will be responsible for all expenses necessary to effect the transfer of responsibilities from its predecessor.

Resignation of Asset Representations Reviewer

The Asset Representations Reviewer may at any time resign by giving written notice to the other parties to the Pooling and Servicing Agreement. In addition, the Asset Representations Reviewer will at all times be an Eligible Asset Representations Reviewer, and will be required to resign if it fails to be an Eligible Asset Representations Reviewer (and such failure results in an Asset Representations Reviewer Termination Event) by giving written notice to the other parties. Upon such notice of resignation, the Depositor will be required to promptly appoint a successor Asset Representations Reviewer that is an Eligible Asset Representations Reviewer. No resignation of the Asset Representations Reviewer will be effective until a successor Asset Representations Reviewer that is an Eligible Asset Representations Reviewer has been appointed and accepted the appointment. If no successor Asset Representations Reviewer has been so appointed and accepted the appointment within 30 days after the notice of resignation, the resigning Asset Representations Reviewer may petition any court of competent jurisdiction for the appointment of a successor Asset Representations Reviewer that is an Eligible Asset Representations Reviewer. The resigning Asset Representations Reviewer must pay all costs and expenses associated with the transfer of its duties.

Asset Representations Reviewer Compensation

Certain fees will be payable to the Asset Representations Reviewer, and the Asset Representations Reviewer will be entitled to be reimbursed for certain expenses, as described under “—Servicing and Other Compensation and Payment of Expenses—Asset Representations Reviewer Compensation”.

Limitation on Liability of the Risk Retention Consultation Parties

The Risk Retention Consultation Parties will not be liable to the issuing entity or the Certificateholders for any action taken, or for refraining from the taking of any action, or for errors in judgment.

Each Certificateholder will acknowledge and agree, by its acceptance of its certificates, that a Risk Retention Consultation Party:

(a)       may have special relationships and interests that conflict with those of holders of one or more Classes of Certificates;

(b)       may act solely in the interests of the holders of the VRR Interest;

(c)       does not have any liability or duties to the holders of any Class of Certificates;

(d)       may take actions that favor the interests of the holders of one or more Classes including the VRR Interest over the interests of the holders of one or more other Classes of Certificates; and

(e)       will have no liability whatsoever for having so acted as set forth in (a) – (d) above, and no Certificateholder may take any action whatsoever against a Risk Retention Consultation Party or any director, officer, employee, agent or principal of a Risk Retention Consultation Party for having so acted.

The taking of, or refraining from taking, any action by the Master Servicer or the Special Servicer in accordance with the recommendation of a Risk Retention Consultation Party, which does not violate the terms of any Mortgage Loan, any law, the Servicing Standard or the provisions of the Pooling and Servicing Agreement or the related Co-Lender Agreement, will not result in any liability on the part of the Master Servicer or Special Servicer.

Repurchase Requests; Enforcement of Mortgage Loan Seller’s Obligations Under the Mortgage Loan Purchase Agreement

In the event that an Initial Requesting Certificateholder delivers a written request to a party to the Pooling and Servicing Agreement that a Mortgage Loan be repurchased by the applicable Mortgage Loan Seller alleging the existence of a Material Defect with respect to such Mortgage Loan and setting forth the basis for such allegation (a “Certificateholder Repurchase Request”), the receiving party will be required to promptly forward that Certificateholder Repurchase Request to the Enforcing Servicer, and the Enforcing Servicer will be required to promptly forward that Certificateholder Repurchase Request to the applicable Mortgage Loan Seller and each other party to the Pooling and Servicing Agreement. An “Initial Requesting Certificateholder” is the first Certificateholder or Certificate Owner (in either case, other than a holder of the VRR Interest) to deliver a Certificateholder Repurchase Request as described above with respect to a Mortgage Loan, and there may not be more than one Initial Requesting Certificateholder with respect to any Mortgage Loan.

In the event that any of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator or the Operating Advisor (solely in its capacity as Operating Advisor) determines that a Mortgage Loan should be repurchased or replaced due to a Material Defect, or has knowledge of a Material Defect with respect to a Mortgage Loan, then such party will be required to deliver prompt written notice of such Material Defect, identifying the applicable Mortgage Loan and setting forth the basis for such allegation (a “Pooling and Servicing Agreement Party Repurchase Request” and, each of a Certificateholder Repurchase Request or a Pooling and Servicing Agreement Party Repurchase Request, a “Repurchase Request”), to the Enforcing Servicer and the Enforcing Servicer will be required to promptly forward such Pooling and Servicing Agreement Party Repurchase Request to the applicable Mortgage Loan Seller and each other party to the Pooling and Servicing Agreement.

“Enforcing Servicer” means the Special Servicer.

Subject to the provisions described below under “—Dispute Resolution Provisions”, the Enforcing Servicer will be required to act as the Enforcing Party and enforce the rights of the Issuing Entity against the related Mortgage Loan Seller with respect to each Repurchase Request. However, if a Resolution Failure occurs with respect to a Repurchase Request, the provisions described below under “—Dispute Resolution Provisions—Resolution of a Repurchase Request” will apply. In connection with a Repurchase Request, the “Enforcing Party” will be (i) in the event one or more Requesting Certificateholders or Consultation Requesting Certificateholders has delivered a Final Dispute Resolution Election Notice with respect thereto pursuant to the terms of the Pooling and Servicing Agreement, with respect to the mediation or arbitration that arises out of such Final Dispute Resolution Election Notice, such Requesting Certificateholder(s) and/or Consultation Requesting Certificateholder(s), or (ii) in all other cases, the Enforcing Servicer.

The Enforcing Servicer will be required to enforce the obligations of the Mortgage Loan Sellers under the Mortgage Loan Purchase Agreements pursuant to the terms of the Pooling and Servicing Agreement and the Mortgage Loan Purchase Agreements. These obligations include obligations resulting from a Material Defect. Subject to the provisions of the applicable Mortgage Loan Purchase Agreement relating to the dispute resolutions as described under “—Dispute Resolution Provisions” below, such enforcement, including, without limitation, the legal prosecution of claims, if any, will be required to be carried out in such form, to such extent and at such time as Enforcing Servicer would require were it, in its individual capacity, the owner of the affected Mortgage Loan, and in accordance with the Servicing Standard.

Within 30 days after receipt of an Asset Review Report with respect to any Mortgage Loan, the Enforcing Servicer will be required to determine, based on the Servicing Standard, whether there exists a Material Defect with respect to such Mortgage Loan. If the Enforcing Servicer determines that a Material Defect exists, the Enforcing Servicer will be required to enforce the obligations of the applicable Mortgage Loan Seller under the Mortgage Loan Purchase Agreement with respect to such Material Defect as discussed in the preceding paragraph, subject to the terms of the Mortgage Loan Purchase Agreement. See “—The Asset Representations Reviewer—Asset Review” above.

Any costs incurred by the Enforcing Servicer with respect to the enforcement of the obligations of a Mortgage Loan Seller under the applicable Mortgage Loan Purchase Agreement will be deemed to be Property Advances, to the extent not recovered from the Mortgage Loan Seller or the applicable Requesting Certificateholder and/or Consultation Requesting Certificateholder. See “The Mortgage Loan Purchase Agreements—Dispute Resolution Provisions”.

Dispute Resolution Provisions

Resolution of a Repurchase Request

In the event the Repurchase Request is not Resolved within 180 days after the Mortgage Loan Seller receives the Repurchase Request (a “Resolution Failure”), then the provisions described below in this “—Resolution of a Repurchase Request” section will apply. Receipt of the Repurchase Request will be deemed to occur 2 business days after the Repurchase Request is sent to the related Mortgage Loan Seller in a commercially reasonable manner. “Resolved” means, with respect to a Repurchase Request, that (i) the related Material Defect has been cured, (ii) the related Mortgage Loan has been repurchased in accordance with the related Mortgage Loan Purchase Agreement, (iii) a mortgage loan has been substituted for the related Mortgage Loan in accordance with the related Mortgage Loan Purchase Agreement, (iv) the applicable Mortgage Loan Seller has made a Loss of Value Payment, (v) a contractually binding agreement has been entered into between the Enforcing Servicer, on behalf of the Issuing Entity, and the related Mortgage Loan Seller that settles the related Mortgage Loan Seller’s obligations under the related Mortgage Loan Purchase Agreement, or (vi) the related Mortgage Loan is no longer property of the Issuing Entity as a result of a sale or other disposition in accordance with the Pooling and Servicing Agreement. The fact that a Repurchase Request has been Resolved pursuant to clause (vi) above will not preclude the Enforcing Servicer from exercising any of its rights related to a Material Defect in the manner and timing otherwise set forth in the Pooling and Servicing Agreement, in the related Mortgage Loan Purchase Agreement or as provided by law.

After a Resolution Failure occurs with respect to a Repurchase Request regarding a Mortgage Loan (whether the Repurchase Request was initiated by an Initial Requesting Certificateholder or by a party to the Pooling and Servicing Agreement), the Enforcing Servicer will be required to send a notice (a “Proposed Course of Action Notice”) to the Initial Requesting Certificateholder, if any, to the address specified in the Initial Requesting Certificateholder’s Repurchase Request, and to the Certificate Administrator who will make such notice available to all other Certificateholders and Certificate Owners (by posting such notice on the Certificate Administrator’s website) indicating the Enforcing Servicer’s intended course of action with respect to the Repurchase Request. If (a) the Enforcing Servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the applicable Mortgage Loan Seller with respect to the Repurchase Request, or (b) the Enforcing Servicer’s intended course of action is to pursue further action to exercise rights against the related Mortgage Loan Seller with respect to the Repurchase Request but a Requesting Certificateholder does not agree with the course of action selected by the Enforcing Servicer, and, in the case of clause (a) or (b), a Requesting Certificateholder wishes to exercise its right to refer the matter to mediation (including non-binding arbitration) or arbitration, as discussed below under “—Mediation and Arbitration Provisions”, then a Requesting Certificateholder may deliver to the Enforcing Servicer a written notice (a “Preliminary Dispute Resolution Election Notice”) within 30 days from the date the Proposed Course of Action Notice was posted on the Certificate Administrator’s website (the 30th day following the date of posting, the “Dispute Resolution Cut-off Date”) indicating its intent to exercise its right to refer the matter to either mediation or arbitration.

In addition, any Certificateholder or Certificate Owner may deliver, prior to the Dispute Resolution Cut-off Date, a written notice (a “Consultation Election Notice”) requesting the right to participate in any Dispute Resolution Consultation (as defined below) that is conducted by the Enforcing Servicer following the Enforcing Servicer’s receipt of a Preliminary Dispute Resolution Election Notice as provided below.

A “Requesting Certificateholder” means (i) the Initial Requesting Certificateholder, if any, or (ii) any other Certificateholder or Certificate Owner (other than of the VRR Interest) that, in each case, is exercising its rights under this “—Dispute Resolution” section to refer a matter involving a Repurchase Request to either mediation or arbitration.

A “Consultation Requesting Certificateholder” means any Certificateholder or Certificate Owner that timely delivers a Consultation Election Notice.

If no Requesting Certificateholder delivers a Preliminary Dispute Resolution Election Notice prior to the Dispute Resolution Cut-off Date, then no Certificateholder or Certificate Owner will have the right to refer the Repurchase Request to mediation or arbitration, and the Enforcing Servicer will be the sole party obligated and entitled to determine a course of action, including, but not limited to, enforcing the Issuing Entity’s rights against the related Mortgage Loan Seller, subject to any consent or consultation rights of the Directing Holder.

Promptly and in any event within 10 business days following receipt of a Preliminary Dispute Resolution Election Notice from a Requesting Certificateholder, the Enforcing Servicer will be required to consult with each Requesting Certificateholder regarding such Requesting Certificateholder’s intention to elect either mediation (including non-binding arbitration) or arbitration as the dispute resolution method with respect to the Repurchase Request and with any Consultation Requesting Certificateholder (the “Dispute Resolution Consultation”) so that such Requesting Certificateholder and such Consultation Requesting Certificateholder may consider the views of the Enforcing Servicer as to the claims underlying the Repurchase Request and possible dispute resolution methods, such discussions to occur and be completed no later than 10 business days following the Dispute Resolution Cut-off Date. The Enforcing Servicer will be entitled to establish procedures the Enforcing Servicer deems to be in accordance with the Servicing Standard relating to the timing and extent of such consultations. No later than 5 business days after completion of the Dispute Resolution Consultation, a Requesting Certificateholder or a Consultation Requesting Certificateholder may provide a final notice to the Enforcing Servicer indicating its decision to exercise its right to refer the matter to either mediation or arbitration (“Final Dispute Resolution Election Notice”).

If, following the Dispute Resolution Consultation, no Requesting Certificateholder or Consultation Requesting Certificateholder timely delivers a Final Dispute Resolution Election Notice to the Enforcing Servicer, then no Certificateholder or Certificate Owner will have any further right to refer the Repurchase Request to mediation or arbitration, and the Enforcing Servicer will be the sole party obligated and entitled to determine a course of action, including, but not limited to, enforcing the Issuing Entity’s rights against the related Mortgage Loan Seller, subject to any consent or consultation rights of the Directing Holder.

If a Requesting Certificateholder or Consultation Requesting Certificateholder timely delivers a Final Dispute Resolution Election Notice to the Enforcing Servicer, then such Requesting Certificateholder or Consultation Requesting Certificateholder will become the Enforcing Party and must promptly submit the matter to mediation (including non-binding arbitration) or arbitration. If there is more than one Requesting Certificateholder or Consultation Requesting Certificateholder that timely delivers a Final Dispute Resolution Election Notice, then such Requesting Certificateholders and/or Consultation Requesting Certificateholders will collectively become the Enforcing Party, and the holder or holders of a majority of the Voting Rights among such Requesting Certificateholders and/or Consultation Requesting Certificateholders will be entitled to make all decisions relating to such mediation or arbitration (including whether to refer the matter to mediation (including non-binding arbitration) or arbitration). If, however, no Requesting Certificateholder or Consultation Requesting Certificateholder commences arbitration or mediation pursuant to the terms of the Pooling and Servicing Agreement within 30 days after delivery of its Final Dispute Resolution Election Notice to the Enforcing Servicer, then (i) the rights of any Requesting Certificateholder or Consultation Requesting Certificateholder to act as the Enforcing Party will terminate and no Certificateholder or Certificate Owner will have any further right to elect to refer the matter to mediation or arbitration, (ii) if the Proposed Course of Action Notice indicated that the Enforcing Servicer will take no further action with respect to the Repurchase Request, then the related Material Defect will be deemed waived for all purposes under the Pooling and Servicing Agreement and related Mortgage Loan Purchase Agreement; provided, however, that such Material Defect will not be deemed waived with respect to the

Enforcing Servicer to the extent there is a material change from the facts and circumstances known to it at the time when the Proposed Course of Action Notice was delivered by the Enforcing Servicer, and (iii) if the Proposed Course of Action Notice had indicated a course of action other than the course of action under clause (ii), then the Enforcing Servicer will be the sole party obligated and entitled to determine a course of action including, but not limited to, enforcing the Issuing Entity’s rights against the related Mortgage Loan Seller.

Notwithstanding the foregoing, the dispute resolution provisions described under this heading “—Resolution of a Repurchase Request” will not apply, and the Enforcing Servicer will be the sole party entitled to enforce the Issuing Entity’s rights against the related Mortgage Loan Seller, if the Enforcing Servicer has commenced litigation with respect to the Repurchase Request, or determines in accordance with the Servicing Standard that it is in the best interest of Certificateholders to commence litigation with respect to the Repurchase Request to avoid the running of any applicable statute of limitations.

In the event a Requesting Certificateholder or Consultation Requesting Certificateholder becomes the Enforcing Party, the Enforcing Servicer, on behalf of the Issuing Entity, will remain a party to any proceedings against the related Mortgage Loan Seller as further described below. For the avoidance of doubt, the Depositor, the Mortgage Loan Sellers and any of their respective affiliates will not be entitled to be a Requesting Certificateholder or Consultation Requesting Certificateholder.

The Requesting Certificateholders or Consultation Requesting Certificateholders are entitled to elect either mediation or arbitration with respect to a Repurchase Request in their sole discretion; provided, however, no Requesting Certificateholder or Consultation Requesting Certificateholder may elect to then utilize the alternative method in the event that the initial method is unsuccessful, and no other Certificateholder or Certificate Owner may elect either arbitration or mediation in the event a mediation or arbitration is undertaken with respect to such Repurchase Request.

Mediation and Arbitration Provisions

If the Enforcing Party elects mediation (including non-binding arbitration) or arbitration, the mediation or arbitration will be administered by a nationally recognized arbitration or mediation organization selected by the applicable Mortgage Loan Seller. A single mediator or arbitrator will be selected by the mediation or arbitration organization from a list of neutrals maintained by it according to its mediation or arbitration rules then in effect. The mediator or arbitrator must be impartial, an attorney admitted to practice in the State of New York and have at least 15 years of experience in commercial litigation and, if possible, commercial real estate finance or commercial mortgage-backed securitization matters.

The expenses of any mediation will be allocated among the parties to the mediation, including, if applicable, between the Enforcing Party and Enforcing Servicer, as mutually agreed by the parties as part of the mediation.

In any arbitration, the arbitrator will be required to resolve the dispute in accordance with the Mortgage Loan Purchase Agreement and Pooling and Servicing Agreement, and may not modify or change those agreements in any way or award remedies not consistent with those agreements. The arbitrator will not have the power to award punitive or consequential damages. In its final determination, the arbitrator will determine and award the costs of the arbitration to the parties to the arbitration in its reasonable discretion. In the event a Requesting Certificateholder or Consultation Requesting Certificateholder is the Enforcing Party, the Requesting Certificateholder or Consultation Requesting Certificateholder will be required to pay any expenses allocated to the Enforcing Party in the arbitration proceedings or any expenses that the Enforcing Party agrees to bear in the mediation proceedings.

The final determination of the arbitrator will be final and non-appealable, except for actions to confirm or vacate the determination permitted under federal or state law, and may be entered and enforced in any court with jurisdiction over the parties and the matter. By selecting arbitration, the Enforcing Party would be waiving its right to sue in court, including the right to a trial by jury.

In the event a Requesting Certificateholder or Consultation Requesting Certificateholder is the Enforcing Party, the agreement with the arbitrator or mediator, as the case may be, will be required under the Pooling and Servicing Agreement to contain an acknowledgment that the Issuing Entity, or the Enforcing Servicer on its behalf, will be a party to any arbitration or mediation proceedings solely for the purpose of being the beneficiary of any award in favor of the Enforcing Party; provided that the degree and extent to which the Enforcing Servicer actively prepares for and participates in such proceeding will be determined by such Enforcing Servicer in consultation with the Directing Holder (provided that if the Controlling Class Representative is the Directing Holder, no Consultation Termination Event has occurred and is continuing and an Excluded Mortgage Loan is not involved), and in accordance with the Servicing Standard. All amounts recovered by the Enforcing Party will be required to be paid to the Issuing Entity, or the Enforcing Servicer on its behalf, and deposited in the Collection Account. The agreement with the arbitrator or mediator, as the case may be, will provide that in the event a Requesting Certificateholder or Consultation Requesting Certificateholder is allocated any related costs and expenses pursuant to the terms of the arbitrator’s decision or the agreement reached in mediation, neither the Issuing Entity nor the Enforcing Servicer acting on its behalf will be responsible for any such costs and expenses allocated to the Requesting Certificateholder or Consultation Requesting Certificateholder.

The Issuing Entity (or the Enforcing Servicer or a trustee, acting on its behalf), the Depositor or any Mortgage Loan Seller will be permitted to redact any personally identifiable customer information included in any information provided for purposes of any mediation or arbitration. Each party to the proceedings will be required to agree to keep confidential the details related to the Repurchase Request and the dispute resolution identified in connection with such proceedings; provided, however, the Certificateholders will be permitted to communicate prior to the commencement of any such proceedings to the extent described under “Description of the Certificates—Certificateholder Communication”.

For avoidance of doubt, in no event will the exercise of any right of a Requesting Certificateholder or Consultation Requesting Certificateholder to refer a Repurchase Request to mediation or arbitration or to participate in such mediation or arbitration affect in any manner the ability of the Special Servicer to perform its obligations with respect to a Specially Serviced Loan (including without limitation, a liquidation, foreclosure, negotiation of a loan modification or workout, acceptance of a discounted pay off or deed-in-lieu of foreclosure, or bankruptcy or other litigation) or the exercise of any rights of a Directing Holder.

Any out-of-pocket expenses required to be borne by or allocated to the Enforcing Servicer in a mediation or arbitration will be reimbursable as trust fund expenses.

Rating Agency Confirmations

The Pooling and Servicing Agreement will provide that, notwithstanding the terms of the related Serviced Mortgage Loan documents or other provisions of the Pooling and Servicing Agreement, if any action under the Serviced Mortgage Loan documents or the Pooling and Servicing Agreement requires a Rating Agency Confirmation from each of the Rating Agencies as a condition precedent to such action, if the party (the “Requesting Party”) required to obtain such Rating Agency Confirmation has made a request to any Rating Agency for such Rating Agency Confirmation and if, within 10 business days of such request being posted to the Rule 17g-5 website established under the Pooling and Servicing Agreement, any Rating Agency has not granted such request, rejected such request or provided a Rating Agency Declination (as defined below), then (i) such Requesting Party will be required to promptly request the related Rating Agency Confirmation again and (ii) if there is no response to such second Rating Agency Confirmation request from the applicable Rating Agency within five business days of such second request, whether in the form of granting or rejecting such Rating Agency Confirmation request or providing a Rating Agency Declination, then:

(x)       with respect to any condition in any Serviced Mortgage Loan document requiring a Rating Agency Confirmation or any other matter under the Pooling and Servicing Agreement relating to the servicing of the Serviced Mortgage Loans (other than as set forth in clause (y) or (z) below), the Requesting Party (or, if the Requesting Party is the related borrower, then the Master Servicer (with respect to non-Specially Serviced Loans if the subject action is not a Major Decision or a Special Servicer Decision or the Master Servicer is processing a Major Decision or a Special Servicer Decision) or the Special Servicer (with respect to Specially Serviced Loans and REO Properties and with respect to non-Specially Serviced Mortgage Loans if the subject action is a Major Decision or a Special Servicer Decision processed by the Special Servicer), as applicable) will be required to determine (with the consent of the related Directing Holder, unless, in the case of the Controlling Class Representative, a Control Termination Event has occurred and is continuing (but in each case only in the case of actions that would otherwise be Major Decisions), which consent will be pursued by the Special Servicer and deemed given if the related Directing Holder does not respond within seven Business Days of receipt of a request from the Special Servicer to consent to the Requesting Party’s determination), in accordance with its duties under the Pooling and Servicing Agreement and in accordance with the Servicing Standard, whether or not such action would be in accordance with the Servicing Standard, and if the Requesting Party (or, if the Requesting Party is the related borrower, then the Master Servicer or the Special Servicer, as applicable) makes such determination, then the requirement for a Rating Agency Confirmation will not apply (provided, however, with respect to defeasance, release or substitution of any collateral relating to any Serviced Mortgage Loan, any applicable Rating Agency Confirmation requirement in the Serviced Mortgage Loan documents will not apply, even without the determination referred to in this clause (x) by the Requesting Party (or, if the Requesting Party is the related borrower, then the Master Servicer (with respect to non-Specially Serviced Loans if the subject action is not a Major Decision or a Special Servicer Decision or the Master Servicer is processing a Major Decision or a Special Servicer Decision) or the Special Servicer (with respect to Specially Serviced Loans and REO Properties and with respect to non-Specially Serviced Loans if the subject action is a Major Decision or a Special Servicer Decision processed by the Special Servicer), as applicable); provided, that the Master Servicer (with respect to non-Specially Serviced Loans if the subject action is not a Major Decision or a Special Servicer Decision or the Master Servicer is processing a Major Decision or a Special Servicer Decision) or the Special Servicer (with respect to Specially Serviced Loans and REO Properties and with respect to non-Specially Serviced Mortgage Loans if the subject action is a Major Decision or a Special Servicer Decision processed by the Special Servicer), as applicable, will in any event review the other conditions required under the related Serviced Mortgage Loan documents with respect to such defeasance, release or substitution and confirm to its satisfaction in accordance with the Servicing Standard that such conditions (other than the requirement for a Rating Agency Confirmation) have been satisfied);

(y)       with respect to a replacement of the Master Servicer or the Special Servicer, such condition will be considered satisfied if:

(1)	(a) the applicable replacement master servicer or special servicer, as applicable, has confirmed in writing that it was appointed to act, and as of the date of determination is acting, as the master servicer or special servicer, as applicable, on a transaction level basis with respect to a CMBS transaction as to which Moody’s rated one or more classes of securities and one or more of such classes of securities are still outstanding and rated by Moody’s and (b) Moody’s has not cited servicing concerns of the applicable replacement master servicer or special servicer, as applicable, as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in any other CMBS transaction serviced by the applicable servicer prior to the time of determination, if Moody’s is the non-responding Rating Agency;

(2)	the applicable replacement master servicer has a master servicer rating of at least “CMS3” from Fitch or the applicable replacement special servicer has a special servicer rating of at least “CSS3” from Fitch, if Fitch is the non-responding Rating Agency; and

(3)	KBRA has not cited servicing concerns of the applicable replacement master servicer or special servicer as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in any other CMBS transaction serviced by the applicable servicer prior to the time of determination, if KBRA is the non-responding Rating Agency, as applicable; and

(z)       with respect to a replacement or successor of the Operating Advisor, such condition will be deemed to be waived with respect to any non-responding Rating Agency so long as such Rating Agency has not cited concerns regarding the replacement operating advisor as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in any other CMBS transaction with respect to which the replacement operating advisor acts as trust advisor or operating advisor prior to the time of determination.

For all other matters or actions (a) not specifically discussed above in clauses (x), (y), or (z) above, and (b) that are not the subject of a Rating Agency Declination, the applicable Requesting Party will be required to obtain a Rating Agency Confirmation from each of the Rating Agencies. In the event an action otherwise requires a Rating Agency Confirmation from each of the Rating Agencies, in absence of such Rating Agency Confirmation, we cannot assure you that any Rating Agency will not downgrade, qualify or withdraw its ratings as a result of any such action taken by the Master Servicer or the Special Servicer in accordance with the procedures discussed above.

“Rating Agency Confirmation” means, with respect to any matter, confirmation in writing (which may be in electronic form) by each applicable Rating Agency that a proposed action, failure to act or other event specified in this prospectus will not in and of itself result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates (if then rated by the Rating Agency); provided that upon receipt of a written waiver or acknowledgment from any applicable Rating Agency indicating its decision not to review or declining to review the matter for which the Rating Agency Confirmation is sought (such written notice, a “Rating Agency Declination”), the requirement to receive a Rating Agency Confirmation from the applicable Rating Agency with respect to such matter will be deemed to have been satisfied.

In addition, the Pooling and Servicing Agreement will provide that, notwithstanding the terms of the related Serviced Mortgage Loan documents, the other provisions of the Pooling and Servicing Agreement or the related Co-Lender Agreement, with respect to any Serviced Companion Loan Securities, if any action relating to the servicing and administration of the related Serviced Loan or any related REO Property (including but not limited to the replacement of the Master Servicer, the Special Servicer or a sub-servicer) requires delivery of a Rating Agency Confirmation as a condition precedent to such action pursuant to the Pooling and Servicing Agreement, then such action will also require delivery of a rating agency confirmation as a condition precedent to such action from each rating agency that was or will be engaged by a party to the securitization of the Serviced Companion Loan to assign a rating to such Serviced Companion Loan Securities. The requirement to obtain a rating agency confirmation with respect to any Serviced Companion Loan Securities will be subject to, and will be permitted to be waived by the Master Servicer and the Special Servicer on, and will be deemed not to apply on, the same terms and conditions applicable to obtaining Rating Agency Confirmations, as described above and in the Pooling and Servicing Agreement.

Termination; Retirement of Certificates

The obligations created by the Pooling and Servicing Agreement will terminate upon payment (or provision for payment) to all Certificateholders of all amounts held by the Certificate Administrator and required to be paid following the earlier of (1) the final payment (or related Advance) or other liquidation of the last Mortgage Loan and REO Property, (2) the voluntary exchange of all the then outstanding Certificates (other than the Class R Certificates) as described below under “—Optional Termination; Optional Mortgage Loan Purchase” or (3) the purchase or other liquidation of all of the assets of the Issuing Entity as described under “—Optional Termination; Optional Mortgage Loan Purchase” below. Written notice of termination of the Pooling and Servicing Agreement will be given by the Certificate Administrator to each Certificateholder, each Rating Agency and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website), and the final distribution will be made only upon surrender and cancellation of the applicable Certificates at the office of the certificate registrar or other location specified in the notice of termination.

Optional Termination; Optional Mortgage Loan Purchase

The holders of the Controlling Class representing greater than 50% of the Certificate Balance of the Controlling Class, and if the Controlling Class does not exercise its option, the Special Servicer and, if the Special Servicer does not exercise its option, the Master Servicer and, if none of the Controlling Class Certificateholders, the Special Servicer or the Master Servicer exercises its option, the holders of the Class R Certificates, representing greater than a 50% Percentage Interest of the Class R Certificates, will have the option to purchase all of the Mortgage Loans (in the case of any Serviced Loan Combinations, subject to certain rights of the related Serviced Companion Loan Holder provided for in the related Co-Lender Agreement) and all property acquired in respect of any Mortgage Loan remaining in the Issuing Entity, and thereby effect termination of the Issuing Entity and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans remaining in the Issuing Entity is less than 1% of the aggregate Stated Principal Balance of such Mortgage Loans as of the Cut-off Date. The purchase price payable upon the exercise of such option on such a Distribution Date will be an amount equal to (i) the sum of (A) the Termination Purchase Amount and (B) the reasonable out-of-pocket expenses of the Master Servicer (unless the Master Servicer is the purchaser of such Mortgage Loans), the Special Servicer (unless the Special Servicer is the purchaser of such Mortgage Loans), the Trustee and the Certificate Administrator, as applicable, with respect to such termination, minus (ii) solely in the case where the Master Servicer or the Special Servicer is effecting such purchase, the aggregate amount of unreimbursed Advances, if any, made by the purchasing Master Servicer or Special

Servicer, together with any interest accrued and payable to the purchasing Master Servicer or Special Servicer, as applicable, in respect of such Advances and any unpaid Servicing Fees or Special Servicing Fees, as applicable, remaining outstanding (which items will be deemed to have been paid or reimbursed to the purchasing Master Servicer or Special Servicer, as applicable, in connection with such purchase). We cannot assure you that payment of the Certificate Balance, if any, of each outstanding Class of Certificates plus accrued interest would be made in full in the event of such a termination of the Issuing Entity.

The “Termination Purchase Amount” will equal the sum of (1) the aggregate Repurchase Price (excluding the amount described in clause (vii) of the definition of “Repurchase Price”) of all the Mortgage Loans (exclusive of REO Mortgage Loans) included in the Issuing Entity and (2) the appraised value of the Issuing Entity’s portion of each REO Property, if any, included in the Issuing Entity, as determined by the Special Servicer (the relevant appraisals for purposes of this clause (2) to be obtained by the Special Servicer and prepared by an Appraiser in accordance with MAI standards).

The Issuing Entity may also be terminated upon the exchange of all then outstanding Certificates (excluding the Class R Certificates) for the Mortgage Loans and each REO Property (or interests in the Mortgage Loans and each REO Property) remaining in the Issuing Entity at any time the aggregate of the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S, Class B, Class C, Class D and Class E Certificates and the Notional Amounts of the Class X-A, Class X-B, Class X-C, Class X-D and Class X-E Certificates have been reduced to zero and the Master Servicer is paid a fee specified in the Pooling and Servicing Agreement, but all the holders of such Classes of outstanding Regular Certificates would have to voluntarily participate in such exchange.

Servicing of the Outside Serviced Mortgage Loans

General

The Outside Serviced Mortgage Loans will be serviced and administered pursuant to a servicing agreement for the securitization of one or more related Companion Loans. The identity of, and certain other items of information regarding, the Mortgage Loans that will be Outside Serviced Mortgage Loans are set forth in the following table:

Outside Serviced Mortgage Loans Summary

Mortgaged Property Name	Mortgage Loan Seller(s)	Outside Servicing Agreement (Date Thereof)	Mortgage Loan as Approx. % of Initial Pool Balance	Outside Servicer	Outside Special Servicer	Outside Trustee	Outside Custodian	Outside Operating Advisor	Initial Outside Controlling Class Representative(1)
General Motors Building	CGMRC / GACC	BXP 2017-GM (6/9/17)	10.7%	Wells Fargo Bank, National Association	AEGON USA Realty Advisors, LLC	Wilmington Trust, National Association	Wells Fargo Bank, National Association	N/A	BlackRock Financial Management, Inc.

Olympic Tower	GACC	Olympic Tower 2017-OT (5/6/17)	6.4%	KeyBank National Association	KeyBank National Association	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	N/A	Funds and accounts under management by BlackRock Financial Management, Inc.

245 Park Avenue	GACC	245 Park Avenue Trust 2017-245P (5/30/17)	5.5%	Wells Fargo Bank, National Association	AEGON USA Realty Advisors, LLC	Wilmington Trust, National Association	Wells Fargo Bank, National Association	Trimont Real Estate Advisors, LLC	Prima Capital Advisors LLC

Starwood Capital Group Hotel Portfolio	GACC	DBJPM 2017-C6 (6/1/17)	4.3%	Midland Loan Services, a Division of PNC Bank, National Association	Midland Loan Services, a Division of PNC Bank, National Association	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	Pentalpha Surveillance LLC	KKR Real Estate Credit Opportunity Partners Aggregator I L.P.

Gurnee Mills	GACC	CSAIL 2016-C7 (11/1/16)	2.1%	Wells Fargo Bank, National Association	Rialto Capital Advisors, LLC	Wilmington Trust, National Association	Wells Fargo Bank, National Association	Park Bridge Lender Services LLC	RREF III Debt AIV, LP

(1)	The initial Outside Controlling Class Representative may instead be an affiliate of the entity listed.

Each Outside Serviced Mortgage Loan, and any related REO Property, will be serviced under the applicable Outside Servicing Agreement. Accordingly, the applicable Outside Servicer will generally make property protection advances and remit collections on the respective Outside Serviced Mortgage Loan to or on behalf of the Issuing Entity. However, the Master Servicer will generally be obligated to compile reports that include information on the Outside Serviced Mortgage Loans, and make P&I Advances with respect to the Outside Serviced Mortgage Loans, subject to any non-recoverability determination. Each Outside Servicing Agreement will (or, if the terms thereof are not yet definitively known, is expected to) address similar servicing matters as the Pooling and Servicing Agreement, including, but not limited to: collection of payments; establishment of accounts to hold such payments; investment of funds in those accounts; maintenance of insurance coverage on the applicable Mortgaged Property; enforcement of due-on-sale and due-on-encumbrance provisions; property inspections; collection of operating statements; loan assumptions; realization upon and sale of defaulted loans; acquisition, operation, maintenance and disposition of REO properties; servicing compensation; modifications, waivers, amendments and consents with respect to the applicable Mortgage Loan(s); servicing reports; servicer liability and indemnification; servicer resignation rights; servicer termination events and the ability of certain parties to terminate a particular servicer in connection with a servicer termination event or otherwise. However, the servicing arrangements under each Outside Servicing Agreement will differ (or, if not yet definitively known, are expected to differ) in certain respects from the servicing arrangements under the Pooling and Servicing Agreement, including as regards one or more of the following: timing; control or consultation triggers or thresholds; terminology; allocation of ministerial duties between multiple servicers or other service providers; certificateholder or investor voting or consent thresholds; master servicer and special servicer termination events; rating requirements for servicers, trustees and other service providers, as well as for eligible accounts and permitted investments; and the circumstances under which approvals, consents, consultation, notices or rating agency confirmations may be required.

Specified Servicing Matters

With respect to those Mortgage Loans that, as of the Closing Date, will be Outside Serviced Mortgage Loans, subject to any exceptions set forth below, the respective Outside Servicing Agreements provide (or, in the case of any such Outside Servicing Agreements as to which the related terms thereof are not definitively known, are expected to provide) generally to the following effect:

●	Although payments and other collections on an Outside Serviced Mortgage Loan may initially be deposited into a clearing account and commingled with the related Outside Servicer’s own funds or funds related to other mortgage loans serviced by such related Outside Servicer, the related Outside Servicing Agreement will provide for a separate account or sub-account in which payments and other collections on the related Outside Serviced Loan Combination are to be deposited and maintained by the related Outside Servicer pending remittance to the related Outside Certificate Administrator, the holder of such Outside Serviced Mortgage Loan and any other related Companion Loan Holder(s). Similarly, the Outside Special Servicer for each Outside Serviced Loan Combination is to establish and maintain a separate account or sub-account with respect to any REO Property acquired with respect to such Outside Serviced Loan Combination.

●	The Outside Servicer for each Outside Serviced Mortgage Loan will earn a primary servicing fee calculated at the per annum described under “—Servicing and Other Compensation and Payment of Expenses—Fees and Expenses” above with respect to such Outside Serviced Mortgage Loan.

●	The liquidation fee, the special servicing fee and the workout fee with respect to each Outside Serviced Mortgage Loan will be calculated in a manner similar (although not identical) to the manner in which the corresponding fees are calculated under the Pooling and Servicing Agreement and, in any event, are generally payable in the amounts described under “—Servicing and Other Compensation and Payment of Expenses” in this prospectus.

●	No party to any Outside Servicing Agreement will be obligated to make P&I Advances with respect to the related Outside Serviced Mortgage Loan.

●	The related Outside Servicer will be obligated to make property protection advances with respect to each Outside Serviced Loan Combination. The related Outside Servicer will be entitled to be reimbursed for any such property protection advances (with interest thereon at a prime rate), first, from collections on, and proceeds of, the related Outside Serviced Mortgage Loan and the related Pari Passu Companion Loan(s), on a pro rata and pari passu basis (based on each such loan’s outstanding principal balance), and then if the related Outside Servicer determines that a property protection advance it made with respect to the subject Outside Serviced Loan Combination or the related Mortgaged Property is nonrecoverable from such collections and proceeds, from general collections on all the Mortgage Loans, from general collections on the mortgage loans included in the trust fund created under the related Outside Servicing Agreement and from general collections on the mortgage loans included in any other securitization of a related Pari Passu Companion Loan, on a pro rata basis (based on the respective outstanding principal balances of the related Outside Serviced Mortgage Loan and the related Pari Passu Companion Loan(s)); provided that, in the case of each of the Outside Servicing Agreements for the General Motors Building Mortgage Loan, Olympic Tower Mortgage Loan and 245 Park Avenue Mortgage Loan, there are no mortgage loans separate from the related Outside Serviced Loan Combination serviced under any such Outside Servicing Agreement and the above described reimbursements (with interest) will first be made out of collections on, and proceeds of, the related Subordinate Companion Loans.

●	The related Outside Servicing Agreement may vary from the Pooling and Servicing Agreement as regards the extent to which late payment charges, default interest, modification fees, assumption fees, consent fees, defeasance fees and other ancillary fees are allocated to (i) cover or offset compensation, (ii) pay master servicing compensation and (iii) pay special servicing compensation, and in any event such items will not be passed through to the Issuing Entity. The extent to which any such items collected on any Outside Serviced Loan Combination will, in turn, be applied to cover or offset expenses may be materially less under the related Outside Servicing Agreement than would have been the case under the Pooling and Servicing Agreement.

●	With respect to each Outside Serviced Loan Combination, provided that the equivalent of a Control Termination Event does not exist under the related Outside Servicing Agreement, the related Outside Controlling Class Representative will generally have the right to terminate the related Outside Special Servicer, with or without cause, and appoint a successor thereto that meets the requirements of the related Outside Servicing Agreement.

●	With respect to each Outside Serviced Loan Combination, after the occurrence and during the continuance of the equivalent of a Control Termination Event under the related Outside Servicing Agreement, at the written direction or affirmative vote of holders of the applicable classes of certificates (evidencing the requisite percentage of voting rights) issued under the related Outside Servicing Agreement, the related Outside Special Servicer may be replaced. In addition, (i) at any time in the case of the 245 Park Avenue Loan Combination and the Starwood Capital Group Hotel Portfolio Loan Combination, and (ii) if the equivalent of a Consultation Termination Event exists under the related Outside Servicing Agreement in the case of the Gurnee Mills Loan Combination, the related Outside Operating Advisor may recommend replacement of the related Outside Special Servicer if the related Outside Special Servicer is not performing its duties under the related Outside Servicing Agreement or the related Outside Special Servicer is otherwise not acting in accordance with the servicing standard thereunder, whereupon a solicitation of votes of the holders of the certificates would also take place.

●	In the case of each of the General Motors Building Loan Combination and the Olympic Tower Loan Combination, there is no Outside Operating Advisor under the related Outside Servicing Agreement.

●	If an Outside Serviced Mortgage Loan becomes a defaulted loan, then (subject to, in each case if and when applicable, the consent and/or consultation rights of the related Outside Controlling Class Representative, the related Outside Operating Advisor (if any), the holder of such Outside Serviced Mortgage Loan and/or the holder of any related Companion Loan not included in the trust fund created under the related Outside Servicing Agreement) the related Outside Special Servicer will be required to take one of the following actions in response: (i) foreclose upon or otherwise comparably convert ownership of the related Mortgaged Property; (ii) negotiate a workout with the related borrower, which may include a modification, waiver or amendment of the related Outside Serviced Loan Combination that affects the timing and/or amount of payments on such Outside Serviced Mortgage Loan; or (iii) sell such Outside Serviced Mortgage Loan and the related Companion Loan(s)

as notes evidencing one whole loan in accordance with the terms of the related Outside Servicing Agreement and the related Co-Lender Agreement.

●	With respect to each Outside Serviced Loan Combination, the related Outside Controlling Class Representative will generally have the right under the related Outside Servicing Agreement to approve (so long as the equivalent of a Control Termination Event does not exist under the related Outside Servicing Agreement) or consult regarding (if the equivalent of a Control Termination Event does exist, but the equivalent of a Consultation Termination Event does not exist, under the related Outside Servicing Agreement) regarding the implementation of any asset status report and the taking of certain material servicing decisions (which are likely to vary to some extent from Major Decisions under the Pooling and Servicing Agreement).

●	The actions that the related Outside Servicer is permitted to take with respect to an Outside Serviced Loan Combination without obtaining the consent of the related Outside Special Servicer under the related Outside Servicing Agreement will likely differ to some extent from the actions that the Master Servicer is permitted to take with respect to Serviced Loans without obtaining the consent of the Special Servicer under the Pooling and Servicing Agreement.

●	The Mortgaged Property securing each Outside Serviced Loan Combination will be subject to inspection (A) at least once per calendar year with respect to any Mortgaged Property with a stated principal balance of $2,000,000 or more and (b) at least once every other calendar year with respect to any Mortgaged Property with a stated principal balance less than $2,000,000 in a manner substantially similar to that under the Pooling and Servicing Agreement. Notwithstanding the foregoing, each of the Olympic Tower Mortgaged Property and the 245 Park Avenue Mortgaged Property will be subject to inspection at least once per year regardless of the stated principal balance of the related Loan Combination.

●	The requirement of the related Outside Servicer to make compensating interest payments in respect of each Outside Serviced Mortgage Loan will be substantially similar to the requirement of the Master Servicer to make Compensating Interest Payments in respect of the Serviced Loans under the Pooling and Servicing Agreement; provided that, in the case of the General Motors Building Mortgage Loan, the Olympic Tower Mortgage Loan and the 245 Park Avenue Mortgage Loan, the related Outside Servicing Agreement does not provide for compensating interest payments.

●	With respect to each Outside Serviced Mortgage Loan, each of the related Outside Servicer and Outside Special Servicer (a) will have rights related to resignation substantially similar to those of the Master Servicer and the Special Servicer under the Pooling and Servicing Agreement and (b) will be subject to servicer termination events substantially similar to those in the Pooling and Servicing Agreement, as well as the rights related thereto.

●	With respect to each Outside Serviced Mortgage Loan, each of the related Outside Servicer and the related Outside Special Servicer will be liable in accordance with the related Outside Servicing Agreement only to the extent of its obligations specifically imposed by that agreement. Accordingly, with respect to each Outside Serviced Mortgage Loan, each of the related Outside Servicer and the related Outside Special Servicer will, in general, not be liable for any action taken or for refraining from the taking of any action in good faith pursuant to the related Outside Servicing Agreement or for errors in judgment; provided that neither such party will be protected against any breach or representations or warranties made by it in the related Outside Servicing Agreement or against any liability which would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of duties or by reason of negligent disregard of obligations and duties under the related Outside Servicing Agreement.

●	With respect to each of the General Motors Building Loan Combination, the Olympic Tower Loan Combination and the 245 Park Avenue Loan Combination, (i) there is no asset representations reviewer under the related Outside Servicing Agreement and (ii) there are no certificateholder directed dispute resolution procedures similar to those described under “—Dispute Resolution Provisions” with respect to the Companion Loan(s) securitized under the related Outside Servicing Agreement.

The trust fund created under each Outside Servicing Agreement, together with the related Outside Servicer, the related Outside Special Servicer and various other parties to such Outside Servicing Agreement and certain related persons and entities, will be entitled to be indemnified by the Issuing Entity for the Issuing Entity’s pro rata share of certain costs, expenses, losses and liabilities incurred by such party in connection with the related Outside Serviced Loan Combination, all in accordance with the terms and conditions of the related Co-Lender Agreement.

For further information, see the discussion of each Outside Serviced Loan Combination under “Description of the Mortgage Pool—The Loan Combinations” in this prospectus.

Prospective investors are encouraged to review the full provisions of each Outside Servicing Agreement, which is available (or, if applicable, is expected to be available following the closing of the related commercial mortgage securitization thereunder) either: (a) online at www.sec.gov (but only in the case of the Outside Servicing Agreements for the Starwood Capital Group Hotel Portfolio Mortgage Loan and the Gurnee Mills Mortgage Loan); or (b) by requesting a copy from the underwriters.

Related Provisions of the Pooling and Servicing Agreement

With respect to each Outside Serviced Mortgage Loan, the Pooling and Servicing Agreement will provide that:

●	The Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator and the Trustee will have no obligation or authority under the Pooling and Servicing Agreement to (a) supervise the applicable Outside Servicer, the applicable Outside Special Servicer, the applicable Outside Trustee or any other party to the applicable Outside Servicing Agreement or (b) make Property Advances with respect to such Outside Serviced Mortgage Loan. Any obligation of the Master Servicer to provide information to the Trustee or any other person with respect to the Outside Serviced Mortgage Loans is dependent on their receipt of the corresponding information from the applicable Outside Servicer or the applicable Outside Special Servicer.

●	If a party to the applicable Outside Servicing Agreement requests the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator or the Custodian to consent to, or consult with respect to, a modification, waiver or amendment of, or other loan-level action related to, the applicable Outside Serviced Mortgage Loan (except a modification, waiver or amendment of the applicable Outside Servicing Agreement or the related Co-Lender Agreement), then the party that receives such request will be required (but in the case of the Master Servicer subject to the limitation that it will only be required to deliver any such request to the Special Servicer) to promptly deliver a copy of such request to the Controlling Class Representative (if no Control Termination Event (in the case of consent rights) or Consultation Termination Event (in the case of consultation rights) has occurred and is continuing and such Outside Serviced Mortgage Loan is not an Excluded Mortgage Loan) or to the Special Servicer (if a Control Termination Event (in the case of consent rights) or Consultation Termination Event (in the case of consultation rights) has occurred and is continuing or such Outside Serviced Mortgage Loan is an Excluded Mortgage Loan), as applicable, and the Controlling Class Representative or the Special Servicer, as applicable, will be entitled to exercise any such consent and/or consultation right; provided, that if the applicable Outside Serviced Mortgage Loan were serviced under the Pooling and Servicing Agreement and such action would not be permitted without Rating Agency Confirmation, then the Controlling Class Representative or the Special Servicer, as applicable, will not be permitted to exercise such consent right without first having obtained or received such Rating Agency Confirmation (payable at the expense of the party requesting such consent or approval if such requesting party is a Certificateholder or a party to the Pooling and Servicing Agreement, and otherwise from the Collection Account).

●	If the Trustee receives a request (and, if the Master Servicer, the Special Servicer or the Certificate Administrator receives such request, such party will be required to promptly forward such request to the Trustee) from any party to the applicable Outside Servicing Agreement for consent to or approval of a modification, waiver or amendment of the applicable Outside Servicing Agreement and/or the related Co-Lender Agreement, or the adoption of any servicing agreement that is the successor to and/or in replacement of the applicable Outside Servicing Agreement in effect as of the Closing Date or a change in servicer under the applicable Outside Servicing Agreement, then the Trustee will grant such consent or approval if (a) the Trustee has received a prior Rating Agency Confirmation from each Rating Agency (payable at the expense of the party making such request for consent or approval to the Trustee, if a Certificateholder or a party to the Pooling and Servicing Agreement, and otherwise from the Collection Account) with respect to such consent or approval, and (b) unless a Control Termination Event has occurred and is continuing, the Trustee has obtained the consent of the Controlling Class Representative prior to granting any such consent.

●	If the Trustee, Certificate Administrator or Custodian receives notice of a termination event under the applicable Outside Servicing Agreement, then the Trustee, Certificate Administrator or Custodian, as applicable, will be required to notify the Master Servicer, and the Master Servicer will be required to act in accordance with the instructions of (prior to the occurrence of a Control Termination Event) the Controlling Class Representative in accordance with the applicable Outside Servicing Agreement with respect to such termination event (provided that the Master Servicer will only be required to comply with such instructions if such instructions are in accordance with the applicable Outside Servicing Agreement and not inconsistent with the Pooling and Servicing Agreement); provided that, if such instructions are not provided within the time period specified in the Pooling and Servicing Agreement or if a Control Termination Event exists or if the Master Servicer is not permitted by the applicable Outside Servicing Agreement to follow such instructions, then the Master Servicer will be required to take such action or inaction (to the extent permitted by the applicable Outside Servicing Agreement), as directed by Certificateholders evidencing at least 25% of the aggregate of all Voting Rights within a reasonable period of time that does not exceed such response time as is afforded under the applicable Outside Servicing Agreement. Subject to the foregoing, during the continuation of any termination event with respect to the related Outside Servicer or Outside Special Servicer under the applicable Outside Servicing Agreement, each of the Trustee, the Certificate Administrator, the Master Servicer and the Special Servicer will have the right (but not the obligation) to take all actions to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of the Trust (including the institution and prosecution of all judicial, administrative and other proceedings and the filings of proofs of claim and debt in connection therewith). The reasonable costs and expenses incurred by the Master Servicer, the Special Servicer, the Certificate Administrator or the Trustee in connection with such enforcement will be paid by the Master Servicer out of the Collection Account.

●	Each of the Trustee, the Certificate Administrator, the Master Servicer and the Special Servicer will be required to reasonably cooperate with the Master Servicer, the Special Servicer or the Controlling Class Representative (if no Control Termination Event Exists), as applicable, to facilitate the exercise by such party of any consent or approval rights set forth in the Pooling and Servicing Agreement with respect to an Outside Serviced Mortgage Loan; provided, however, the Trustee, the Certificate Administrator, the Master Servicer and the Special Servicer will have no right or obligation to exercise any consent or consultation rights or obtain a Rating Agency Confirmation on behalf of the Controlling Class Representative.

Use of Proceeds

The Depositor expects to receive from this offering approximately [__]% of the aggregate principal balance of the Offered Certificates, plus accrued interest from August 1, 2017, before deducting expenses payable by the Depositor. Certain of the net proceeds from the sale of the Offered Certificates, together with the net proceeds from the sale of the other certificates not being offered by this prospectus, will be used by the Depositor to pay the purchase price for the Mortgage Loans and to pay certain other related expenses.

Yield, Prepayment and Maturity Considerations

Yield

The yield to maturity on the Offered Certificates will depend upon the price paid by the related investors, the rate and timing of the distributions in reduction of the Certificate Balance or Notional Amount of the related Class of Offered Certificates, the extent to which prepayment premiums and yield maintenance charges allocated to the related Class of Offered Certificates are collected, and the rate, timing and severity of losses on the Mortgage Loans and the extent to which such losses are allocable in reduction of the Certificate Balance or Notional Amount of the related Class of Offered Certificates, as well as prevailing interest rates at the time of payment or loss realization.

The rate of distributions in reduction of (or otherwise resulting in the reduction of) the Certificate Balance or Notional Amount of any Class of Offered Certificates, the aggregate amount of distributions on any Class of Offered Certificates and the yield to maturity of any Class of Offered Certificates will be directly related to the rate of payments of principal (both scheduled and unscheduled) on the Mortgage Loans and the amount and timing of borrower defaults and the severity of losses occurring upon a default. While voluntary prepayments of the Mortgage Loans are generally prohibited during applicable prepayment lockout periods, effective prepayments may occur if a sufficiently significant portion of a Mortgaged Property is lost due to casualty or condemnation. Certain of the Mortgage Loans may require prepayment in connection with an economic holdback or earnout if the related borrower does not satisfy certain criteria set forth in the related Mortgage Loan documents. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Prepayment Provisions” for a discussion of prepayment restrictions. In addition, such distributions in reduction of Certificate Balances of the respective Classes of Offered Certificates that are Principal Balance Certificates (or that otherwise result in the reduction of the respective Notional Amounts of the Offered Certificates that are Interest-Only Certificates) may result from repurchases of, or substitutions for, Mortgage Loans made by the Mortgage Loan Sellers due to missing or defective documentation or breaches of representations and warranties with respect to the Mortgage Loans as described under “The Mortgage Loan Purchase Agreements”, purchases of the Mortgage Loans in the manner described under “The Pooling and Servicing Agreement—Termination; Retirement of Certificates”, the exercise of purchase options by the holder of a subordinate companion loan or mezzanine loan, if any, or the sale or other liquidation of a defaulted Mortgage Loan. To the extent a Mortgage Loan requires payment of a prepayment premium or yield maintenance charge in connection with a voluntary prepayment, any such prepayment premium or yield maintenance charge generally is not due in connection with a prepayment due to casualty or condemnation, is not included in the purchase price of a Mortgage Loan purchased or repurchased due to a breach of a representation or warranty or otherwise, and may not be enforceable or collectible upon a default.

The Certificate Balance or Notional Amount of any Class of Offered Certificates may be reduced without distributions of principal as a result of the occurrence and allocation of Realized Losses, reducing the maximum amount distributable in respect of principal on the Offered Certificates that are Principal Balance Certificates as well as the amount of interest that would have accrued on the Offered Certificates in the absence of such reduction. In general, a Realized Loss occurs when the principal balance of a Mortgage Loan is reduced without an equal distribution (based on the allocation of amounts among the Non-Vertically Retained Principal Balance Certificates, on the one hand, and the VRR Interest, on the other hand) to applicable Certificateholders in reduction of the Certificate Balances of the Principal Balance Certificates. Realized Losses may occur in connection with a default on a Mortgage Loan, acceptance of a discounted payoff, the liquidation of the related Mortgaged Properties, a reduction in the principal balance of a Mortgage Loan by a bankruptcy court or pursuant to a modification, a recovery by the Master Servicer, Special Servicer or Trustee of a Nonrecoverable Advance or the incurrence of certain unanticipated or default-related costs and expenses (including interest on Advances, Workout Fees, Liquidation Fees and Special Servicing Fees and any comparable items with respect to the Outside Serviced Mortgage Loans). Any reduction of the Certificate Balance of a Class of Non-Vertically Retained Principal Balance Certificates as a result of the application of Realized Losses may also reduce the Notional Amount of a Class of Interest-Only Certificates. Realized Losses will be allocated to the respective Classes of the Non-Vertically Retained Principal Balance Certificates in reverse distribution priority and as more particularly described in “Description of the Certificates—Subordination; Allocation of Realized Losses”.

Certificateholders are not entitled to receive distributions of Monthly Payments when due except to the extent they are either covered by an Advance or actually received. Consequently, any defaulted Monthly Payment for which no such Advance is made will tend to extend the weighted average lives of the Offered Certificates, whether or not a permitted extension of the due date of the related Mortgage Loan has been completed.

The rate of payments (including voluntary and involuntary prepayments) on the Mortgage Loans will be influenced by a variety of economic, geographic, social and other factors, including the level of mortgage interest rates and the rate at which borrowers default on their Mortgage Loans. The terms of the Mortgage Loans (in particular, amortization terms, the term of any prepayment lock-out period, the extent to which prepayment premiums or yield maintenance charges are due with respect to any principal prepayments, the right of the mortgagee to apply condemnation and casualty proceeds or reserve funds to prepay the Mortgage Loan, the extent to which a partial principal prepayment is required in connection with the release of a portion of the real estate collateral for a Mortgage Loan, and the availability of certain rights to defease all or a portion of the Mortgage Loan) may affect the rate of principal payments on Mortgage Loans, and consequently, the yields to maturity of the respective Classes of Offered Certificates. For example, certain Mortgage Loans may permit prepayment of the Mortgage Loan without a lockout period. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Prepayment Provisions” and Annex A to this prospectus for a description of prepayment lock-out periods, prepayment premiums and yield maintenance charges.

Principal prepayments on the Mortgage Loans could also affect the yield on any Class of Offered Certificates with a Pass-Through Rate that is limited by, based upon or equal to the WAC Rate. The Pass-Through Rates on those Classes of Offered Certificates may be adversely affected as a result of a decrease in the WAC Rate even if principal prepayments do not occur.

With respect to the Class A-AB Certificates, the extent to which the Class A-AB Scheduled Principal Balances are achieved and the sensitivity of the Class A-AB Certificates to principal prepayments on the Mortgage Loans allocated to the Non-Vertically Retained Principal Balance Certificates will depend in part on the period of time during which the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates remain outstanding. In particular, once such other Classes of Offered Certificates are no longer outstanding, any remaining portion on any Distribution Date of the Principal Distribution Amount will be distributed to the Class A-AB Certificates until the Certificate Balance of the Class A-AB Certificates is reduced to zero. As such, the Class A-AB Certificates will become more sensitive to the rate of prepayments on the Mortgage Loans allocated to the Non-Vertically Retained Principal Balance Certificates than they were when the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates were outstanding.

Any changes in the weighted average lives of your Principal Balance Certificates may adversely affect your yield. The timing of changes in the rate of prepayment on the Mortgage Loans may significantly affect the actual yield to maturity experienced by an investor even if the average rate of principal payments experienced over time is consistent with such investor’s expectation. In general, the earlier a prepayment of principal on the Mortgage Loans, the greater the effect on such investor’s yield to maturity. As a result, the effect on such investor’s yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Offered Certificates would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

In addition, the rate and timing of delinquencies, defaults, the application of liquidation proceeds and other involuntary payments such as condemnation proceeds or insurance proceeds, losses and other shortfalls on Mortgage Loans will affect distributions on the Offered Certificates and their timing. See “Risk Factors—Your Yield May Be Affected by Defaults, Prepayments and Other Factors”. In general, these factors may be influenced by economic and other factors that cannot be predicted with any certainty. Accordingly, you may find it difficult to predict the effect that these factors might have on the yield to maturity of your Offered Certificates.

In addition, if the Master Servicer, the Special Servicer or the Trustee is reimbursed out of general collections on the Mortgage Loans included in the Issuing Entity for any advance that it has determined is not recoverable out of collections on the related Mortgage Loan, then to the extent that this reimbursement is made from collections of principal on the Mortgage Loans in the Issuing Entity, that reimbursement will reduce the amount of principal available to be distributed on the Principal Balance Certificates and will result in a reduction of the Certificate Balance of a Class of Principal Balance Certificates. See “Description of the Certificates—Distributions”. Likewise, if the Master Servicer, the Special Servicer or the Trustee is reimbursed out of principal collections on the Mortgage Loans for any Workout-Delayed Reimbursement Amounts, that reimbursement will reduce the amount of principal available to be distributed on the Principal Balance Certificates on that Distribution Date. This reimbursement would have the effect of reducing current payments of principal on the Offered Certificates that are

Principal Balance Certificates and extending the weighted average lives of the respective Classes of those Offered Certificates. Holders of the Non-Vertically Retained Principal Balance Certificates will be affected to the extent of the Non-Vertically Retained Percentage of any such reimbursement. See “Description of the Certificates—Distributions”.

If you own Offered Certificates that are Principal Balance Certificates, then prepayments resulting in a shortening of the weighted average lives of your Certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payments of principal on your Certificates at a rate comparable to the effective yield anticipated by you in making your investment in the Offered Certificates, while delays and extensions resulting in a lengthening of the weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

No representation is made as to the rate of principal payments on the Mortgage Loans or as to the yield to maturity of any Class of Offered Certificates. An investor is urged to make an investment decision with respect to any Class of Offered Certificates based on the anticipated yield to maturity of such Class of Offered Certificates resulting from its purchase price and such investor’s own determination as to anticipated Mortgage Loan prepayment rates under a variety of scenarios. The extent to which any Class of Offered Certificates is purchased at a discount or a premium and the degree to which the timing of payments on such Class of Offered Certificates is sensitive to prepayments will determine the extent to which the yield to maturity of such Class of Offered Certificates may vary from the anticipated yield. An investor should carefully consider the associated risks, including, in the case of any Offered Certificates that are also Principal Balance Certificates and that are purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of the Class X-A, Class X-B and Class X-C Certificates and any Offered Certificates that are also Principal Balance Certificates and that are purchased at a premium, the risk that a faster than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield.

In general, with respect to any Class of Offered Certificates that is purchased at a premium, if principal distributions occur at a rate faster than anticipated at the time of purchase, the investor’s actual yield to maturity will be lower than that assumed at the time of purchase. Conversely, if a Class of Offered Certificates is purchased at a discount and principal distributions occur at a rate slower than that assumed at the time of purchase, the investor’s actual yield to maturity will be lower than that assumed at the time of purchase.

An investor should consider the risk that rapid rates of prepayments on the Mortgage Loans, and therefore of amounts distributable in reduction of the Certificate Balances of the Offered Certificates that are Principal Balance Certificates may coincide with periods of low prevailing interest rates. During such periods, the effective interest rates on securities in which an investor may choose to reinvest such amounts distributed to it may be lower than the applicable Pass-Through Rate. Conversely, slower rates of prepayments on the Mortgage Loans, and therefore, of amounts distributable in reduction of the Certificate Balances of the Offered Certificates that are Principal Balance Certificates may coincide with periods of high prevailing interest rates. During such periods, the amount of principal distributions resulting from prepayments available to an investor in any Offered Certificates that are Principal Balance Certificates for reinvestment at such high prevailing interest rates may be relatively small.

The effective yield to holders of Offered Certificates will be lower than the yield otherwise produced by the applicable Pass-Through Rate and applicable purchase prices because while interest will accrue during each Interest Accrual Period, the distribution of such interest will not be made until the Distribution Date immediately following such Interest Accrual Period, and principal paid on any Distribution Date will not bear interest during the period from the end of such Interest Accrual Period to the Distribution Date that follows.

In addition, although the related borrower under any ARD Loan may have certain incentives to prepay such ARD Loan on its Anticipated Repayment Date, we cannot assure you that such borrower will be able to prepay such ARD Loan on its Anticipated Repayment Date. The failure of the related borrower to prepay an ARD Loan on its Anticipated Repayment Date will not be an event of default under the terms of such ARD Loan, and pursuant to the terms of the Pooling and Servicing Agreement, neither the Master Servicer nor the Special Servicer will be permitted to take any enforcement action with respect to such borrower’s failure to pay Excess Interest, other than requests for collection, until the scheduled maturity of any such ARD Loan that is a Serviced Loan; provided that the Master Servicer or the Special Servicer, as the case may be, may take action to enforce the Issuing Entity’s right to apply excess cash flow to principal in accordance with the terms of the related ARD Loan documents.

Yield on the Class X-A, Class X-B and Class X-C Certificates

The yield to maturity of the Class X-A Certificates will be highly sensitive to the rate and timing of reductions made to the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB and Class A-S Certificates, including by reason of prepayments and principal losses on the Mortgage Loans allocated to such Classes of Principal Balance Certificates and other factors described above. The yield to maturity of the Class X-B Certificates will be highly sensitive to the rate and timing of reductions made to the Certificate Balance of the Class B Certificates, including by reason of prepayments and principal losses on the Mortgage Loans allocated to such Class of Principal Balance Certificates and other factors described above. The yield to maturity of the Class X-C Certificates will be highly sensitive to the rate and timing of reductions made to the Certificate Balance of the Class C Certificates, including by reason of prepayments and principal losses on the Mortgage Loans allocated to such Class of Principal Balance Certificates and other factors described above. Investors in the Class X-A, Class X-B and Class X-C Certificates should fully consider the associated risks, including the risk that an extremely rapid rate of prepayment or other liquidation of the Mortgage Loans could result in the failure of such investors to recoup fully their initial investments.

Any optional termination of the Issuing Entity by any party entitled to effect such termination would result in prepayment in full of the Certificates and would have an adverse effect on the yield of the Class X-A, Class X-B and/or Class X-C Certificates because a termination would have an effect similar to a principal prepayment in full of the Mortgage Loans and, as a result, investors in the Class X-A, Class X-B and/or Class X-C Certificates and any other Certificates purchased at premium might not fully recoup their initial investment. See “The Pooling and Servicing Agreement—Optional Termination; Optional Mortgage Loan Purchase”.

Weighted Average Life of the Offered Certificates

Weighted average life refers to the average amount of time from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor (or, in the case of an interest-only security, each dollar of its notional amount is reduced to zero). The weighted average life of an Offered Certificate will be influenced by, among other things, the rate at which principal payments (including scheduled payments, principal prepayments and payments made pursuant to any applicable policies of insurance) on the Mortgage Loans are made and applied to pay principal (or, in the case of a Class X-A, Class X-B or Class X-C Certificate, reduce the notional amount) of such Offered Certificate. The Principal Distribution Amount for each Distribution Date will be distributable as described in “Description of the Certificates—Distributions—Priority of Distributions”. Principal payments on the Mortgage Loans may be in the form of scheduled amortization or prepayments (for this purpose, the term prepayment includes prepayments, partial prepayments and liquidations due to a default or other dispositions of the Mortgage Loans).

Calculations reflected in the following tables assume that the Mortgage Loans have the characteristics shown on Annex A to this prospectus (together with the footnotes thereto), and are based on the following additional assumptions (“Modeling Assumptions”): (i) each Mortgage Loan is assumed to prepay at the indicated level of constant prepayment rate (“CPR”), in accordance with a prepayment scenario in which prepayments occur after expiration of any applicable lock-out period, defeasance period and/or period during which voluntary prepayments must be accompanied by a yield maintenance charge or a fixed prepayment premium, (ii) there are no delinquencies or defaults, (iii) scheduled interest and principal payments, including balloon payments, on the Mortgage Loans are timely received on their respective Due Dates, (iv) no prepayment premiums or yield maintenance charges are collected, (v) no party exercises its right of optional termination of the Issuing Entity described in this prospectus, (vi) no Mortgage Loan is required to be repurchased from the Issuing Entity, (vii) the Administrative Fee Rate is the respective rate set forth on Annex A to this prospectus as the “Administrative Fee Rate” with respect to such Mortgage Loan, (viii) there are no Excess Prepayment Interest Shortfalls, other shortfalls unrelated to defaults or Appraisal Reduction Amounts allocated to any Class of Certificates, (ix) distributions on the Certificates are made on the 15th day (each assumed to be a business day) of each month, commencing in September 2017, (x) the Certificates will be issued on August 15, 2017, (xi) the Pass-Through Rate with respect to each Class of Non-Vertically Retained Regular Certificates is as described under “Description of the Certificates—Distributions—Pass-Through Rates”, (xii) the ARD Loans (if any) prepay in full on their respective Anticipated Repayment Dates, (xiii) all prepayments are assumed to be voluntary prepayments and will not include liquidation proceeds, condemnation proceeds, insurance proceeds, proceeds from the purchase of a Mortgage Loan from the Issuing Entity or any prepayment that is accepted by the Master Servicer or the Special Servicer pursuant to a workout, settlement or loan modification, (xiv) with respect to any Mortgage Loans that require prepayment in connection with an economic holdback or earnout, the related borrower will satisfy certain criteria set forth in the related Mortgage Loan documents and the related holdback or earnout will not be used to prepay the Mortgage Loan, (xv) the initial Certificate Balances or Notional Amounts of the respective Classes of Regular Certificates are as set forth in the table under “Certificate Summary”, (xvi) there are no property releases requiring payment of a yield maintenance charge or other prepayment premium, and (xvii) with respect to the General Motors Building Mortgage Loan, the Olympic Tower Mortgage Loan and the 245 Park Avenue Mortgage Loan, each of which is part of a Loan Combination that includes a Subordinate Companion Loan, for purposes of assumed CPR prepayment rates, prepayments are determined on the basis of the principal balance of that Mortgage Loan only.

The following tables indicate the percentage of the initial Certificate Balance of each Class of Offered Certificates (other than the Class X-A, Class X-B and Class X-C Certificates) that would be outstanding after each of the dates shown under each of the indicated prepayment assumptions and the corresponding weighted average life, first principal payment date and last principal payment date of each such Class of Offered Certificates. The tables have been prepared on the basis of, among others, the Modeling Assumptions. To the extent that the Mortgage Loans or the Certificates have characteristics that differ from those assumed in preparing the tables, the respective Classes of the Offered Certificates that are Principal Balance Certificates may mature earlier or later than indicated by the tables. The Mortgage Loans will not prepay at any constant rate, and it is highly unlikely that the Mortgage Loans will prepay in a manner consistent with the assumptions described in this prospectus. For this reason and because the timing of principal payments is critical to determining weighted average lives, the weighted average lives of the applicable Offered Certificates are likely to differ from those shown in the tables, even if all of the Mortgage Loans prepay at the indicated percentages of CPR or prepayment scenario over any given time period or over the entire life of the Offered Certificates. In addition, variations in the actual prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease the percentages of initial Certificate Balances (and shorten or extend the weighted average lives) shown in the following tables. Investors are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay.

Percentages of the Initial Certificate Balance of
the Class A-1 Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance
or fixed prepayment premiums - otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
August 15, 2018	87%	87%	87%	87%	87%
August 15, 2019	73%	73%	73%	73%	73%
August 15, 2020	53%	53%	53%	53%	53%
August 15, 2021	25%	25%	25%	25%	25%
August 15, 2022 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	2.92	2.91	2.91	2.91	2.91
First Principal Payment Date	September 2017	September 2017	September 2017	September 2017	September 2017
Last Principal Payment Date	July 2022	April 2022	April 2022	April 2022	March 2022

Percentages of the Initial Certificate Balance of
the Class A-2 Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance
or fixed prepayment premiums - otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
August 15, 2018	100%	100%	100%	100%	100%
August 15, 2019	100%	100%	100%	100%	100%
August 15, 2020	100%	100%	100%	100%	100%
August 15, 2021	100%	100%	100%	100%	100%
August 15, 2022 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	4.92	4.91	4.89	4.86	4.65
First Principal Payment Date	July 2022	April 2022	April 2022	April 2022	March 2022
Last Principal Payment Date	July 2022	July 2022	July 2022	July 2022	July 2022

Percentages of the Initial Certificate Balance of
the Class A-3 Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
August 15, 2018	100%	100%	100%	100%	100%
August 15, 2019	100%	100%	100%	100%	100%
August 15, 2020	100%	100%	100%	100%	100%
August 15, 2021	100%	100%	100%	100%	100%
August 15, 2022	100%	100%	100%	100%	100%
August 15, 2023	100%	100%	100%	100%	100%
August 15, 2024	100%	100%	100%	100%	100%
August 15, 2025	100%	100%	100%	100%	100%
August 15, 2026	100%	99%	97%	95%	86%
August 15, 2027 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	9.75	9.68	9.60	9.51	9.23
First Principal Payment Date	October 2026	January 2026	January 2026	January 2026	January 2026
Last Principal Payment Date	June 2027	June 2027	June 2027	May 2027	January 2027

Percentages of the Initial Certificate Balance of
the Class A-4 Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
August 15, 2018	100%	100%	100%	100%	100%
August 15, 2019	100%	100%	100%	100%	100%
August 15, 2020	100%	100%	100%	100%	100%
August 15, 2021	100%	100%	100%	100%	100%
August 15, 2022	100%	100%	100%	100%	100%
August 15, 2023	100%	100%	100%	100%	100%
August 15, 2024	100%	100%	100%	100%	100%
August 15, 2025	100%	100%	100%	100%	100%
August 15, 2026	100%	100%	100%	100%	100%
August 15, 2027 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	9.84	9.84	9.83	9.81	9.57
First Principal Payment Date	June 2027	June 2027	June 2027	May 2027	January 2027
Last Principal Payment Date	July 2027	July 2027	June 2027	June 2027	April 2027

Percentages of the Initial Certificate Balance of
the Class A-AB Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
August 15, 2018	100%	100%	100%	100%	100%
August 15, 2019	100%	100%	100%	100%	100%
August 15, 2020	100%	100%	100%	100%	100%
August 15, 2021	100%	100%	100%	100%	100%
August 15, 2022	98%	98%	98%	98%	98%
August 15, 2023	78%	78%	78%	78%	78%
August 15, 2024	56%	56%	56%	56%	56%
August 15, 2025	33%	33%	33%	33%	33%
August 15, 2026	10%	10%	10%	10%	10%
August 15, 2027 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	7.27	7.27	7.27	7.27	7.27
First Principal Payment Date	July 2022	July 2022	July 2022	July 2022	July 2022
Last Principal Payment Date	March 2027	March 2027	March 2027	March 2027	March 2027

Percentages of the Initial Certificate Balance of
the Class A-S Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
August 15, 2018	100%	100%	100%	100%	100%
August 15, 2019	100%	100%	100%	100%	100%
August 15, 2020	100%	100%	100%	100%	100%
August 15, 2021	100%	100%	100%	100%	100%
August 15, 2022	100%	100%	100%	100%	100%
August 15, 2023	100%	100%	100%	100%	100%
August 15, 2024	100%	100%	100%	100%	100%
August 15, 2025	100%	100%	100%	100%	100%
August 15, 2026	100%	100%	100%	100%	100%
August 15, 2027 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	9.92	9.92	9.90	9.87	9.67
First Principal Payment Date	July 2027	July 2027	June 2027	June 2027	April 2027
Last Principal Payment Date	July 2027	July 2027	July 2027	July 2027	April 2027

Percentages of the Initial Certificate Balance of
the Class B Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
August 15, 2018	100%	100%	100%	100%	100%
August 15, 2019	100%	100%	100%	100%	100%
August 15, 2020	100%	100%	100%	100%	100%
August 15, 2021	100%	100%	100%	100%	100%
August 15, 2022	100%	100%	100%	100%	100%
August 15, 2023	100%	100%	100%	100%	100%
August 15, 2024	100%	100%	100%	100%	100%
August 15, 2025	100%	100%	100%	100%	100%
August 15, 2026	100%	100%	100%	100%	100%
August 15, 2027 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	9.92	9.92	9.92	9.92	9.67
First Principal Payment Date	July 2027	July 2027	July 2027	July 2027	April 2027
Last Principal Payment Date	July 2027	July 2027	July 2027	July 2027	April 2027

Percentages of the Initial Certificate Balance of
the Class C Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
August 15, 2018	100%	100%	100%	100%	100%
August 15, 2019	100%	100%	100%	100%	100%
August 15, 2020	100%	100%	100%	100%	100%
August 15, 2021	100%	100%	100%	100%	100%
August 15, 2022	100%	100%	100%	100%	100%
August 15, 2023	100%	100%	100%	100%	100%
August 15, 2024	100%	100%	100%	100%	100%
August 15, 2025	100%	100%	100%	100%	100%
August 15, 2026	100%	100%	100%	100%	100%
August 15, 2027 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	9.92	9.92	9.92	9.92	9.67
First Principal Payment Date	July 2027	July 2027	July 2027	July 2027	April 2027
Last Principal Payment Date	July 2027	July 2027	July 2027	July 2027	April 2027

Price/Yield Tables

The tables set forth below show the corporate bond equivalent (“CBE”) yield with respect to each Class of Offered Certificates under the Modeling Assumptions. Purchase prices set forth below for each Class of Offered Certificates are expressed in 32nds and interpreted as a percentage (i.e., 100-12 is 100-12/32%) of the initial Certificate Balance or Notional Amount, as applicable, of such Class of Offered Certificates, before adding accrued interest.

The yields set forth in the following tables were calculated by determining the monthly discount rates which, when applied to the assumed stream of cash flows to be paid on each Class of Offered Certificates, would cause the discounted present value of such assumed stream of cash flows as of the Closing Date to equal the assumed purchase prices, plus accrued interest at the applicable Pass-Through Rate as described in the Modeling Assumptions, from and including the first day of the applicable Interest Accrual Period for the initial Distribution Date to but excluding the Closing Date, and converting such monthly rates to semi-annual corporate bond equivalent rates. Such calculation does not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as reductions of the Certificate Balances of the respective Classes of Offered Certificates that are Principal Balance Certificates and consequently does not purport to reflect the return on any investment in such Classes of Offered Certificates when such reinvestment rates are considered.

Pre-Tax Yield to Maturity (CBE) for the Class A-1 Certificates at the Specified CPRs

0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR
Assumed Price (32nds)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

Pre-Tax Yield to Maturity (CBE) for the Class A-2 Certificates at the Specified CPRs

0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR
Assumed Price (32nds)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

Pre-Tax Yield to Maturity (CBE) for the Class A-3 Certificates at the Specified CPRs

0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR
Assumed Price (32nds)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

Pre-Tax Yield to Maturity (CBE) for the Class A-4 Certificates at the Specified CPRs

0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR
Assumed Price (32nds)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

Pre-Tax Yield to Maturity (CBE) for the Class A-AB Certificates at the Specified CPRs

0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR
Assumed Price (32nds)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

Pre-Tax Yield to Maturity (CBE) for the Class X-A Certificates at the Specified CPRs

0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR
Assumed Price (32nds)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

Pre-Tax Yield to Maturity (CBE) for the Class X-B Certificates at the Specified CPRs

0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR
Assumed Price (32nds)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

Pre-Tax Yield to Maturity (CBE) for the Class X-C Certificates at the Specified CPRs

0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR
Assumed Price (32nds)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

Pre-Tax Yield to Maturity (CBE) for the Class A-S Certificates at the Specified CPRs

0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR
Assumed Price (32nds)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

Pre-Tax Yield to Maturity (CBE) for the Class B Certificates at the Specified CPRs

0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR
Assumed Price (32nds)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

Pre-Tax Yield to Maturity (CBE) for the Class C Certificates at the Specified CPRs

0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR
Assumed Price (32nds)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

We cannot assure you that the Mortgage Loans will prepay at any particular rate. Moreover, the various remaining terms to maturity of the Mortgage Loans could produce slower or faster principal distributions than indicated in the preceding tables at the various percentages of CPR and under the various prepayment scenarios specified, even if the weighted average remaining term to maturity of the Mortgage Loans is as assumed. Investors are urged to make their investment decisions based on their determinations as to anticipated rates of prepayment under a variety of scenarios.

Material Federal Income Tax Consequences

General

The following is a general discussion of the anticipated material United States federal income tax consequences of the purchase, ownership and disposition of the Offered Certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors (such as banks, insurance companies, securities dealers, foreign persons, tax-exempt investors, investors whose functional currency is not the U.S. dollar, U.S. expatriates and investors that hold the Offered Certificates as part of a “straddle,” integrated transaction or “conversion transaction”), some of which may be subject to special rules. The authorities on which this discussion is based are subject to change or differing interpretations, and any such change or interpretation could apply retroactively. This discussion reflects the applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”), as well as regulations (the “REMIC Regulations”) promulgated by the U.S. Department of the Treasury. Investors are encouraged to consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the Offered Certificates.

Two (2) separate real estate mortgage investment conduit (“REMIC”) elections will be made with respect to designated portions of the Issuing Entity (the “Lower-Tier REMIC” and the “Upper-Tier REMIC”, and, together, the “Trust REMICs”). The Lower-Tier REMIC will hold the Mortgage Loans and certain other assets and will issue (i) one or more uncertificated classes of regular interests (the “Lower-Tier Regular Interests”) to the Upper-Tier REMIC and (ii) a residual interest represented by the Class R Certificates as the sole class of “residual interests” in the Lower-Tier REMIC.

The Upper-Tier REMIC will hold the Lower-Tier Regular Interests and will issue (i) the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A, Class X-B, Class X-C, Class A-S, Class B, Class C, Class X-D, Class X-E, Class D, Class E, Class F and Class G Certificates and the VRR Interest, each representing a regular interest in the Upper-Tier REMIC (the “Regular Interests”) and (ii) a residual interest represented by the Class R Certificates as the sole class of “residual interests” in the Upper-Tier REMIC.

Assuming (i) the making of appropriate elections, (ii) compliance with the Pooling and Servicing Agreement, each Outside Servicing Agreement and each Co-Lender Agreement without waiver, (iii) continued qualification of each REMIC formed under each Outside Servicing Agreement, and (iv) compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations thereunder, in the opinion of Orrick, Herrington & Sutcliffe LLP, special tax counsel to the Depositor, for federal income tax purposes (a) each Trust REMIC will qualify as a REMIC, (b) each of the Lower-Tier Regular Interests will qualify as a “regular interest” in the Lower-Tier REMIC, (c) each of the Regular Interests will qualify as a “regular interest” in the Upper-Tier REMIC and (d) the Class R Certificates will represent ownership of the sole class of “residual interests” in each Trust REMIC, in each case within the meaning of the REMIC provisions of the Code. However, qualification as a REMIC requires ongoing compliance with certain conditions. See “—Qualification as a REMIC” below.

Qualification as a REMIC

In order for each Trust REMIC to qualify as a REMIC, there must be ongoing compliance on the part of such Trust REMIC with the requirements set forth in the Code. Each Trust REMIC must fulfill an asset test, which requires that no more than a de minimis portion of the assets of such Trust REMIC, as of the close of the third calendar month beginning after the Closing Date (which for purposes of this discussion is the date of the issuance of the Regular Interests, the “Startup Day”) and at all times thereafter, may consist of assets other than “qualified mortgages” and “permitted investments.” The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirements will be met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all such Trust REMIC’s assets. Each Trust REMIC also must provide “reasonable arrangements” to prevent its residual interest from being held by “disqualified organizations” or their agents and must furnish applicable tax information to transferors or agents that violate this restriction. The Pooling and Servicing Agreement will provide that no legal or beneficial interest in the Class R Certificates may be transferred or registered unless certain conditions, designed to prevent violation of this restriction, are met. Consequently, it is expected that each Trust REMIC will qualify as a REMIC at all times that any of the Certificates are outstanding.

A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to a REMIC on its startup day or is purchased by a REMIC within a three month period thereafter pursuant to a fixed price contract in effect on the REMIC’s startup day. Qualified mortgages include (i) mortgage loans or split note interests in mortgage loans, such as the Mortgage Loans; provided that, in general, (a) the fair market value of the real property security (including permanently affixed buildings and certain structural components of the real property security) (reduced by (1) the amount of any lien on the real property security that is senior to the mortgage loan and (2) a proportionate amount of any lien on the real property security that is in parity with the mortgage loan) is at least 80% of the aggregate principal balance of such mortgage loan either at origination or as of the REMIC’s startup day (a loan-to-value ratio of not more than 125% with respect to the real property security) or (b) substantially all the proceeds of the mortgage loan or the underlying mortgages were used to acquire, improve or protect an interest in real property that, at the date of origination, was the only security for the mortgage loan, and (ii) regular interests in another REMIC, such as the Lower-Tier Regular Interests that will be held by the Upper-Tier REMIC. If a mortgage loan was not in fact principally secured by real property or is otherwise not a qualified mortgage, it must be disposed of within 90 days of discovery of such defect, or otherwise ceases to be a qualified mortgage after such 90-day period.

Permitted investments include “cash flow investments”, “qualified reserve assets” and “foreclosure property”. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC to provide for payments of expenses of the REMIC or amounts due on its regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and certain other contingencies. The Trust REMICs will not hold any qualified reserve assets. Foreclosure property is real property acquired by a REMIC in connection with the default or imminent default of a qualified mortgage and maintained by the REMIC in compliance with applicable rules and personal property that is incidental to such real property; provided that the mortgage loan sellers had no knowledge or reason to know, as of the startup day of the REMIC, that such a default had occurred or would occur. Foreclosure property may generally not be held after the close of the third calendar year beginning after the date the REMIC acquires such property, with one extension that may be granted by the Internal Revenue Service (“IRS”).

A mortgage loan held by a REMIC will fail to be a qualified mortgage if it is “significantly modified” unless default is “reasonably foreseeable” or where the servicer believes there is a “significant risk of default” upon maturity of the mortgage loan or at an earlier date, and that by making such modification the risk of default is substantially reduced. A mortgage loan held by a REMIC will not be considered to have been “significantly modified” following the release of the lien on a portion of the real property collateral if (a) the release is pursuant to a defeasance permitted under the mortgage loan documents that occurs more than two years after the startup day of the REMIC or (b) following the release the loan-to-value ratio for the mortgage loan is not greater than 125% with respect to the real property security. Furthermore, if the release is not pursuant to a defeasance and following the release the loan-to-value ratio for the mortgage loan is greater than 125%, the mortgage loan will continue to be a qualified mortgage if the release is part of a “qualified paydown transaction” in accordance with Revenue Procedure 2010-30.

In addition to the foregoing requirements, the various interests in a REMIC also must meet certain requirements. All of the interests in a REMIC must be either of the following: (i) one or more classes of regular interests or (ii) a single class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC that is issued on the REMIC’s startup day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on the qualified mortgages. The rate on the specified portion may be a fixed rate, a variable rate, or the difference between one fixed or qualified variable rate and another fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. An interest in a REMIC may be treated as a regular interest even if payments of principal with respect to such interest are subordinated to payments on other regular interests or the residual interest in the REMIC, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, expenses incurred by the REMIC or Prepayment Interest Shortfalls. A residual interest is an interest in a REMIC other than a regular interest that is issued on the REMIC’s startup day that is designated as a residual interest. Accordingly, each of the Lower-Tier Regular Interests will constitute a class of regular interests in the Lower-Tier REMIC, each class of the Regular Interests will constitute a class of regular interests in the Upper-Tier REMIC, and the Class R Certificates will represent the sole class of residual interests in each Trust REMIC.

If an entity fails to comply with one or more of the ongoing requirements of the Code for status as a REMIC during any taxable year, the Code provides that the entity or applicable portion of it will not be treated as a REMIC for such year and thereafter. In this event, any entity with debt obligations with two or more maturities, such as the Trust REMICs, may be treated as a separate association taxable as a corporation under Treasury regulations, and the Certificates may be treated as equity interests in that association. The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith. No such regulations have been proposed, however, and investors should be aware that the Conference Committee Report to the Tax Reform Act of 1986 (the “1986 Act”) indicates that any such relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of a REMIC’s income for the period of time in which the requirements for REMIC status are not satisfied.

Status of Offered Certificates

Except as provided below, Offered Certificates held by a real estate investment trust will constitute “real estate assets” within the meaning of Code Section 856(c)(5)(B), and interest (including original issue discount) on the Offered Certificates will be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the Issuing Entity would be so treated. For the purposes of the foregoing determinations, the Trust REMICs will be treated as a single REMIC. If at all times 95% or more of the assets of the Issuing Entity qualify for each of the foregoing treatments, the Offered Certificates will qualify for the corresponding status in their entirety. For purposes of Code Section 856(c)(5)(B), payments of principal and interest on the Mortgage Loans that are reinvested pending distribution to holders of Offered Certificates qualify for such treatment. It is unclear, however, whether property acquired by foreclosure held pending sale, and amounts in reserve accounts, would be considered to be part of the Mortgage Loans, or whether these assets otherwise would receive the same treatment as the Mortgage Loans for purposes of the above-referenced sections of the Code. Offered Certificates held by a domestic building and loan association will be treated as assets described in Code Section 7701(a)(19)(C)(xi) to the extent that the Mortgage Loans are treated as “loans . . . secured by an interest in real property which is . . . residential real property” or “loans secured by an interest in educational, health, or welfare institutions or facilities, including structures designed or used primarily for residential purposes for students, residents, and persons under care, employees, or members of the staff of such institutions or facilities” within the meaning of Code Section 7701(a)(19)(C) (such as certain multifamily dwellings, but not other commercial properties), and otherwise will not qualify for this treatment. Certificateholders should consult their own tax advisors regarding the extent to which their Offered Certificates will qualify for this treatment. In addition, Mortgage Loans that have been defeased with government securities will not qualify for the foregoing treatments. Offered Certificates held by certain financial institutions will constitute an “evidence of indebtedness” within the meaning of Code Section 582(c)(1). Offered Certificates will be “qualified mortgages” within the meaning of Code Section 860G(a)(3) for another REMIC if transferred to that REMIC within a prescribed time period in exchange for regular or residual interests in that REMIC.

Taxation of the Regular Interests

General

Each class of Regular Interests will represent one or more regular interests in the Upper-Tier REMIC. The Regular Interests will represent newly originated debt instruments issued by the Upper-Tier REMIC, and not ownership interests in the Trust REMICs or their assets, for federal income tax purposes. In general, interest, original issue discount and market discount on a Regular Interest will be treated as ordinary income to the holder of a Regular Interest (a “Regular Interestholder”), and principal payments on a Regular Interest will be treated as a return of capital to the extent of the Regular Interestholder’s basis in the Regular Interest. Regular Interestholders must use the accrual method of accounting with regard to the Regular Interests, regardless of the method of accounting otherwise used by such Regular Interestholders.

Original Issue Discount

Holders of Regular Interests issued with original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues in accordance with the constant yield method, which takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The following discussion is based in part on temporary and final Treasury regulations (the “OID Regulations”) under Code Sections 1271 through 1273 and 1275 and in part on the provisions of the Conference Committee Report to the 1986 Act. Regular Interestholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Interests. To the extent such issues are not addressed in the OID Regulations, the Certificate Administrator will apply the methodology described in the Conference Committee Report to the 1986 Act. No assurance can be provided, however, that the IRS will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations if necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule, however, in the absence of a substantial effect on the present value of a taxpayer’s tax liability. Investors are advised to consult their own tax advisors as to the discussion in this prospectus and the appropriate method for reporting interest and original issue discount with respect to the Regular Interests.

Each Regular Interest will be treated as an installment obligation for purposes of determining the original issue discount includible in a Regular Interestholder’s income. The total amount of original issue discount on a Regular Interest is the excess of the “stated redemption price at maturity” of the Regular Interest over its “issue price”. The issue price of a class of Regular Interests is the first price at which a substantial amount of Regular Interests of such class is sold to investors (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, the Certificate Administrator will treat the issue price of Regular Interests for which there is no substantial sale for cash as of the issue date as the fair market value of such Regular Interests as of the issue date. The issue price of the Regular Interests also includes the amount paid by an initial Regular Interestholder for accrued interest that relates to a period prior to the issue date of such class of Regular Interests. The stated redemption price at maturity of a Regular Interest is the sum of all payments to be made on the Regular Interest other than any qualified stated interest payments. Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate; provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the obligation. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Interest, it is possible that no interest on any class of Regular Interests will be treated as qualified stated interest. However, because the Mortgage Loans provide for remedies in the event of default, the Certificate Administrator will treat all payments of stated interest on the Regular Interests (other than the Class X Certificates) as qualified stated interest (other than accrued interest distributed on the first Distribution Date for the number of days that exceed the interval between the Closing Date and the first Distribution Date). Based on the foregoing, it is anticipated that the Class     Certificates will be issued with original issue discount for federal income tax purposes.

It is anticipated that the Certificate Administrator will treat the Class X Certificates as having no qualified stated interest. Accordingly, the respective Classes of the Class X Certificates will be considered to be issued with original issue discount in an amount equal to the excess of all distributions of interest expected to be received on such Classes over their respective issue prices (including interest accrued prior to the Closing Date). Any “negative” amounts of original issue discount on such classes attributable to rapid prepayments with respect to the Mortgage Loans will not be deductible currently. The holder of a Class X Certificate may be entitled to a deduction for a loss, which may be a capital loss, to the extent it becomes certain that such holder will not recover a portion of its basis in such class, assuming no further prepayments. In the alternative, it is possible that rules similar to the “noncontingent bond method” of the contingent interest rules of the OID Regulations may be promulgated with respect to such classes. Unless and until required otherwise by applicable authority, it is not anticipated that the contingent interest rules will apply.

Under a de minimis rule, original issue discount on a Regular Interest will be considered to be de minimis if such original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Interest multiplied by the weighted average maturity of the Regular Interest. For this purpose, the weighted average maturity of the Regular Interest is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down for partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Interest and the denominator of which is the stated redemption price at maturity or Anticipated Repayment Date of the Regular Interest. The Conference Committee Report to the 1986 Act provides that the schedule of such distributions should be determined in accordance with the assumed rate of prepayment on the Mortgage Loans used in pricing the transaction, i.e., 0% CPR; provided, that it is assumed that any ARD Loan will prepay in full on its Anticipated Repayment Date (the “Prepayment Assumption”). See “Yield, Prepayment and Maturity Considerations—Weighted Average Life of the Offered Certificates”. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and such income will be capital gain if the Regular Interest is held as a capital asset. Under the OID Regulations, however, Regular Interestholders may elect to accrue all de minimis original issue discount, as well as market discount and premium, under the constant yield method. See “—Taxation of the Regular Interests—Election to Treat All Interest Under the Constant Yield Method” below. Based on the foregoing, it is anticipated that the Class     Certificates will be issued with de minimis original issue discount for federal income tax purposes.

A holder of a Regular Interest issued with original issue discount generally must include in gross income for any taxable year the sum of the “daily portions”, as defined below, of the original issue discount on the Regular Interest accrued during an accrual period for each day on which it holds the Regular Interest, including the date of purchase but excluding the date of disposition. With respect to each such Regular Interest, a calculation will be made of the original issue discount that accrues during each successive full accrual period that ends on the day prior to each Distribution Date with respect to the Regular Interests, assuming that prepayments and extensions with respect to the Mortgage Loans will be made in accordance with the Prepayment Assumption. The original issue discount accruing in a full accrual period will be the excess, if any, of (i) the sum of (a) the present value of all of the remaining distributions to be made on the Regular Interest as of the end of that accrual period and (b) the distributions made on the Regular Interest during the accrual period that are included in the Regular Interest’s stated redemption price at maturity, over (ii) the adjusted issue price of the Regular Interest at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence is calculated based on (i) the yield to maturity of the Regular Interest as of the Startup Day, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period, and (iii) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption. For these purposes, the adjusted issue price of a Regular Interest at the beginning of any accrual period equals the issue price of the Regular Interest, increased by the aggregate amount of original issue discount with respect to the Regular Interest that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Interest’s stated redemption price at maturity that were made on the Regular Interest that were attributable to such prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period.

Under the method described above, the daily portions of original issue discount required to be included as ordinary income by a Regular Interestholder (other than a holder of a Class X Certificate) generally will increase to take into account prepayments on the Regular Interests as a result of prepayments on the Mortgage Loans that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. Due to the unique nature of interest-only Certificates, the preceding sentence may not apply in the case of a Class of the Class X Certificates.

Acquisition Premium

A purchaser of a Regular Interest at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, greater than its adjusted issue price and less than its remaining stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Interest reduced pro rata by a fraction, the numerator of which is the excess of the cost over the adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, such a purchaser may elect to treat all such acquisition premium under the constant yield method, as described under the heading “—Taxation of the Regular Interests—Election to Treat All Interest Under the Constant Yield Method” below.

Market Discount

A purchaser of a Regular Interest also may be subject to the market discount rules of Code Sections 1276 through 1278. Under these Code sections and the principles applied by the OID Regulations in the context of original issue discount, “market discount” is the amount by which the purchaser’s original basis in the Regular Interest (i) is exceeded by the remaining outstanding principal payments and non-qualified stated interest payments due on the Regular Interest, or (ii) in the case of a Regular Interest having original issue discount, is exceeded by the adjusted issue price of the Regular Interest at the time of purchase. Such purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on such Regular Interest as distributions includible in its stated redemption price at maturity are received, in an amount not exceeding any such distribution. Such market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the 1986 Act provides that until such regulations are issued, such market discount would accrue, at the election of the holder, either (i) on the basis of a constant interest rate or (ii) in the ratio of interest accrued for the relevant period to the sum of the interest accrued for such period plus the remaining interest after the end of such period, or, in the case of classes issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for such period plus the remaining original issue discount after the end of such period. Such purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Interest as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. Such purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry the Regular Interest over the interest (including original issue discount) distributable on the Regular Interest. The deferred portion of such interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Interest for such year. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Interest is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Interestholder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by such Regular Interestholder in that taxable year or thereafter, in which case the interest deferral rule will not apply. See “—Taxation of the Regular Interests—Election to Treat All Interest Under the Constant Yield Method” below regarding making the election under Code Section 171 and an alternative manner in which such election may be deemed to be made.

Market discount with respect to a Regular Interest will be considered to be de minimis if such market discount is less than 0.25% of the remaining stated redemption price at maturity of such Regular Interest multiplied by the weighted average maturity of the Regular Interest remaining after the date of purchase. For this purpose, the weighted average maturity is determined by multiplying the number of full years (i.e., rounding down for partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each such distribution included in the stated redemption price at maturity of the Regular Interest and the denominator of which is the total stated redemption price at maturity of the Regular Interest. It appears that de minimis market discount would be reported pro rata as principal payments are received. Treasury regulations implementing the market discount rules have not yet been proposed, and investors should therefore consult their own tax advisors regarding the application of these rules as well as the advisability of making any of the elections with respect to such rules. Investors should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

Premium

A Regular Interest purchased upon initial issuance or in the secondary market at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Interestholder holds such Regular Interest as a “capital asset” within the meaning of Code Section 1221, the Regular Interestholder may elect under Code Section 171 to amortize such premium under the constant yield method. See “—Taxation of the Regular Interests—Election to Treat All Interest Under the Constant Yield Method” below regarding making the election under Code Section 171 and an alternative manner in which the Code Section 171 election may be deemed to be made. Final Treasury regulations under Code Section 171 do not, by their terms, apply to prepayable obligations such as the Regular Interests. The Conference Committee Report to the 1986 Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Interests, although it is unclear whether the alternatives to the constant interest method described above under “—Taxation of the Regular Interests—Market Discount” are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Interest rather than as a separate deduction item. It is anticipated that the Class     Certificates will be issued at a premium for federal income tax purposes.

Election to Treat All Interest Under the Constant Yield Method

A holder of a debt instrument such as a Regular Interest may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to such an election, (i) “interest” includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (ii) the debt instrument is treated as if the instrument were issued on the holder’s acquisition date in the amount of the holder’s adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder’s acquisition would apply. A holder generally may make such an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes such an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all premium bonds held or acquired or market discount bonds acquired by the holder on the first day of the year of the election or thereafter. The election is made on the holder’s federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the IRS. Investors are encouraged to consult their tax advisors regarding the advisability of making such an election.

Treatment of Losses

Holders of the Regular Interests will be required to report income with respect to the Regular Interests on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the Mortgage Loans, except to the extent it can be established that such losses are uncollectible. Accordingly, a Regular Interestholder may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they generally may cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166. The following discussion may not apply to holders of interest-only Regular Interests. Under Code Section 166, it appears that holders of Regular Interests that are corporations or that otherwise hold the Regular Interests in connection with a trade or business should in general be allowed to deduct as an ordinary loss any such loss sustained (and not previously deducted) during the taxable year on account of such Regular Interests becoming wholly or partially worthless, and that, in general, holders of Regular Interests that are not corporations and do not hold the Regular Interests in connection with a trade or business will be allowed to deduct as a short term capital loss any loss with respect to principal sustained during the taxable year on account of such Regular Interests becoming wholly worthless (i.e., when the principal balance thereof has been reduced to zero). Such non-corporate holders of Regular Interests may be allowed a bad debt deduction at such time as the principal balance of such Regular Interests is reduced to reflect losses on the Mortgage Loans below such holder’s basis in the Regular Interests. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect such losses only after the classes of Regular Interests have been otherwise retired. The IRS could also assert that losses on a class of Regular Interests are deductible based on some other method that may defer such deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount. This may have the effect of creating “negative” original issue discount that, with the possible exception of the method discussed in the following sentence, would be deductible only against future positive original issue discount or otherwise upon termination of the applicable class. Although not free from doubt, a holder of Regular Interests with negative original issue discount may be entitled to deduct a loss to the extent that its remaining basis would exceed the maximum amount of future payments to which such holder was entitled, assuming no further prepayments. Notwithstanding the foregoing, it is not clear whether holders of interest-only Regular Interests, such as the Class X Certificates, will be allowed any deductions under Code Section 166 for bad debt losses. Regular Interestholders are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Regular Interests. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on the Regular Interests.

Prepayment Premiums and Yield Maintenance Charges

Prepayment premiums and yield maintenance charges actually collected on the Mortgage Loans will be distributed among the holders of the respective Classes of Regular Certificates as described under “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”. It is not entirely clear under the Code when the amount of prepayment premiums or yield maintenance charges so allocated should be taxed to holders of Offered Certificates, but it is not expected, for federal income tax reporting purposes, that prepayment premiums and yield maintenance charges will be treated as giving rise to any income to holders of Offered Certificates prior to the Master Servicer’s actual receipt of a prepayment premium or yield maintenance charge. Prepayment premiums and yield maintenance charges, if any, may be treated as ordinary income, although authority exists for treating such amounts as capital gain if they are treated as paid upon the retirement or partial retirement of a certificate. The IRS may disagree with these positions. Certificateholders should consult their own tax advisors concerning the treatment of prepayment premiums and yield maintenance charges.

Sale or Exchange of Regular Interests

If a Regular Interestholder sells or exchanges a Regular Interest, such Regular Interestholder will recognize gain or loss equal to the difference, if any, between the amount received and its adjusted basis in the Regular Interest. The adjusted basis of a Regular Interest generally will equal the cost of the Regular Interest to the seller, increased by any original issue discount or market discount previously included in the seller’s gross income with respect to the Regular Interest and reduced by amounts included in the stated redemption price at maturity of the Regular Interest that were previously received by the seller, by any amortized premium, and by any deductible losses on the Regular Interest.

In addition to the recognition of gain or loss on actual sales, Code Section 1259 requires the recognition of gain, but not loss, upon the constructive sale of an appreciated financial position. A constructive sale of an appreciated financial position occurs if a taxpayer enters into a transaction or series of transactions that have the effect of substantially eliminating the taxpayer’s risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that entitle the holder to a specified principal amount, pay interest at a fixed or variable rate, and are not convertible into the stock of the issuer or a related party, cannot be the subject of a constructive sale for this purpose. Because most Regular Interests meet this exception, Code Section 1259 will not apply to most Regular Interests. However, Regular Interests that have no, or a disproportionately small, amount of principal, can be the subject of a constructive sale.

Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Interest realized by an investor that holds the Regular Interest as a capital asset will be capital gain or loss and will be long term or short term depending on whether the Regular Interest has been held for the long term capital gain holding period (more than one year). Such gain will be treated as ordinary income: (i) if the Regular Interest is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Interestholder’s net investment in the conversion transaction at 120% of the appropriate applicable federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction; (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates; or (iii) to the extent that such gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the Regular Interestholder if his yield on such Regular Interest were 110% of the applicable federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of such Regular Interestholder with respect to the Regular Interest. In addition, gain or loss recognized from the sale of a Regular Interest by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Long-term capital gains of certain non-corporate taxpayers generally are subject to a lower maximum tax rate than ordinary income of such taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

Taxes That May Be Imposed on a REMIC

Prohibited Transactions

Income from certain transactions by any Trust REMIC, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of holders of the Class R Certificates, but rather will be taxed directly to the Trust REMIC at a 100% rate. Prohibited transactions generally include (i) the disposition of a qualified mortgage other than for (a) substitution within two years of the REMIC’s startup day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within three months of the REMIC’s startup day, (b) foreclosure, default or imminent default of a qualified mortgage, (c) bankruptcy or insolvency of the REMIC, or (d) a qualified (complete) liquidation, (ii) the receipt of income from assets that are not the type of mortgages or investments that the REMIC is permitted to hold, (iii) the receipt of compensation for services or (iv) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation. Notwithstanding (i) and (iv), it is not a prohibited transaction to sell REMIC property to prevent a default on regular interests as a result of a default on qualified mortgages or to facilitate a qualified liquidation or a clean-up call. The REMIC Regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of a mortgage loan or the waiver of a “due-on-sale” or “due-on-encumbrance” clause. It is not anticipated that the Trust REMICs will engage in any prohibited transactions.

Contributions to a REMIC After the Startup Day

In general, a REMIC will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC after its startup day. Exceptions are provided for cash contributions to the REMIC (i) during the three months following its startup day, (ii) made to a qualified reserve fund by a holder of a Class R Certificate, (iii) in the nature of a guarantee, (iv) made to facilitate a qualified liquidation or clean-up call, and (v) as otherwise permitted in Treasury regulations yet to be issued. It is not anticipated that there will be any taxable contributions to the Trust REMICs.

Net Income from Foreclosure Property

The Lower-Tier REMIC will be subject to federal income tax at the highest corporate rate on “net income from foreclosure property”, determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by foreclosure or deed-in-lieu of foreclosure would be treated as “foreclosure property” until the close of the third calendar year beginning after the Lower-Tier REMIC’s acquisition of a REO Property, with a possible extension. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

In order for a foreclosed property to qualify as foreclosure property, any operation of the foreclosed property by the Lower-Tier REMIC generally must be conducted through an independent contractor. Further, such operation, even if conducted through an independent contractor, may give rise to “net income from foreclosure property”, taxable at the highest corporate rate. Payment of such tax by the Lower-Tier REMIC would reduce amounts available for distribution to Certificateholders.

The Special Servicer will be required to determine generally whether the operation of foreclosed property in a manner that would subject the Lower-Tier REMIC to such tax would be expected to result in higher after-tax proceeds than an alternative method of operating such property that would not subject the Lower-Tier REMIC to such tax.

Bipartisan Budget Act of 2015

On November 2, 2015, President Obama signed into law the Bipartisan Budget Act of 2015 (the “2015 Budget Act”), which includes new audit rules affecting entities treated as partnerships, their partners and the persons that are authorized to represent entities treated as partnerships in IRS audits and related procedures. Under the 2015 Budget Act, these rules will also apply to REMICs, the holders of their residual interests and the trustees authorized to represent REMICs in IRS audits and related procedures (“tax matters persons”). These new audit rules are scheduled to become effective for taxable years beginning with 2018 and will apply to both new and existing REMICs.

In addition to other changes, under the 2015 Budget Act, (1) unless a REMIC elects otherwise, taxes arising from IRS audit adjustments are required to be paid by the REMIC rather than by its residual interest holders, (2) a REMIC appoints one person to act as its sole representative in connection with IRS audits and related procedures and that representative’s actions, including agreeing to adjustments to REMIC taxable income, will be binding on residual interest holders to a greater degree than a tax matters person’s actions under the current rules and (3) if the IRS makes an adjustment to a REMIC’s taxable year, the holders of residual interests for the audited taxable year may have to take the adjustment into account for the taxable year in which the adjustment is made rather than for the audited taxable year and otherwise may have to take the adjustment into account in different and potentially less advantageous ways than under current rules.

The parties responsible for the tax administration of the Trust REMICs described in this prospectus will have the authority to utilize, and will be directed to utilize, any exceptions available under the new provisions (including any changes) and IRS regulations so that a Trust REMIC’s residual interest holders, to the fullest extent possible, rather than the Trust REMIC itself, will be liable for any taxes arising from audit adjustments to the Trust REMIC’s taxable income. It is unclear how any such exceptions may affect the procedural rules available to challenge any audit adjustment that would otherwise be available in the absence of any such exceptions. The new rules are complex and likely will be clarified and possibly revised before going into effect. Residual interest holders should discuss with their own tax advisors the possible effect of the new rules on them.

Taxation of Certain Foreign Investors

Interest, including original issue discount, distributable to Regular Interestholders that are nonresident aliens, foreign corporations or other Non-U.S. Tax Persons will be considered “portfolio interest” and, therefore, generally will not be subject to a 30% United States withholding tax; provided that such Non-U.S. Tax Person (i) is not a “10 percent shareholder” within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C) with respect to the Trust REMICs and (ii) provides the Certificate Administrator, or the person that would otherwise be required to withhold tax from such distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Interest is a Non-U.S. Tax Person. The appropriate documentation includes IRS Form W-8BEN-E or W-8BEN, if the Non-U.S. Tax Person is an entity (such as a corporation) or individual, respectively, eligible for the benefits of the portfolio interest exemption or an exemption based on a treaty; IRS Form W-8ECI if the Non-U.S. Tax Person is eligible for an exemption on the basis of its income from the Regular Interest being effectively connected to a United States trade or business; IRS Form W-8BEN-E or W-8IMY if the Non-U.S. Tax Person is a trust, depending on whether such trust is classified as the beneficial owner of the Regular Interest; and Form W-8IMY, with supporting documentation as specified in the Treasury regulations, required to substantiate exemptions from withholding on behalf of its partners, if the Non-U.S. Tax Person is a partnership. With respect to IRS Forms W-8BEN, W-8BEN-E, W-8IMY and W-8ECI, each (other than IRS Form W-8IMY) expires after three full calendar years or as otherwise provided by applicable law. An intermediary (other than a partnership) must provide IRS Form W-8IMY, revealing all required information, including its name, address, taxpayer identification number, the country under the laws of which it is created, and certification that it is not acting for its own account. A “qualified intermediary” must certify that it has provided, or will provide, a withholding statement as required under Treasury regulations Section 1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its IRS Form W-8IMY, and may certify its account holders’ status without including each beneficial owner’s certification. A “non-qualified intermediary” must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of its beneficial owners. The term “intermediary” means a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a Regular Interest. A “qualified intermediary”

is generally a foreign financial institution or clearing organization or a non-U.S. branch or office of a U.S. financial institution or clearing organization that is a party to a withholding agreement with the IRS.

If such statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Interest is effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Tax Person. In the latter case, such Non-U.S. Tax Person will be subject to United States federal income tax at regular rates. Investors that are Non-U.S. Tax Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Interest.

The term “U.S. Tax Person” means a citizen or resident of the United States, a corporation, partnership (except to the extent provided in the applicable Treasury regulations) or other entity created or organized in or under the laws of the United States, any State or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, an estate that is subject to U.S. federal income tax regardless of the source of income, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Tax Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in the applicable Treasury regulations, certain trusts in existence on August 20, 1996 that have elected to be treated as U.S. Tax Persons). The term “Non-U.S. Tax Person” means a person other than a U.S. Tax Person.

FATCA

Under the “Foreign Account Tax Compliance Act” (“FATCA”) provisions of the Hiring Incentives to Restore Employment Act, a 30% withholding tax is generally imposed on certain payments, including U.S.-source interest and, beginning on January 1, 2019, gross proceeds, including the return of principal, from the disposition of debt obligations that give rise to U.S.-source interest to “foreign financial institutions” and certain other foreign financial entities if those foreign entities fail to comply with the requirements of FATCA. The Certificate Administrator will be required to withhold amounts under FATCA on payments made to holders who are subject to the FATCA requirements and who fail to provide the Certificate Administrator with proof that they have complied with such requirements. Prospective investors should consult their tax advisors regarding the applicability of FATCA to their Certificates.

Backup Withholding

Distributions made on the Certificates, and proceeds from the sale of the Certificates to or through certain brokers, may be subject to a “backup” withholding tax under Code Section 3406 on “reportable payments” (including interest distributions, original issue discount and, under certain circumstances, principal distributions) unless the Certificateholder is a U.S. Tax Person and provides IRS Form W-9 with the correct taxpayer identification number; in the case of the Regular Interests, is a Non-U.S. Tax Person and provides IRS Form W-8BEN or W-8BEN-E, as applicable, identifying the Non-U.S. Tax Person and stating that the beneficial owner is not a U.S. Tax Person; or can be treated as an exempt recipient within the meaning of Treasury regulations Section 1.6049-4(c)(1)(ii). Any amounts to be withheld from distribution on the Certificates would be refunded by the IRS or allowed as a credit against the Certificateholder’s federal income tax liability. Information reporting requirements may also apply regardless of whether withholding is required. Holders are urged to contact their own tax advisors regarding the application to them of backup withholding and information reporting.

Information Reporting

Holders who are individuals (and certain domestic entities that are formed or availed of for purposes of holding, directly or indirectly, “specified foreign financial assets”) may be subject to certain foreign financial asset reporting obligations with respect to their Certificates held through a financial account maintained by a foreign financial institution if the aggregate value of their Certificates and their other “specified foreign financial assets” exceeds $50,000. Significant penalties can apply if a holder fails to disclose its specified foreign financial assets. Holders are urged to consult their own tax advisors with respect to this and other reporting obligations with respect to their Certificates.

3.8% Medicare Tax on “Net Investment Income”

Certain non-corporate U.S. holders will be subject to an additional 3.8% tax on all or a portion of their “net investment income”, which may include the interest payments and any gain realized with respect to the Certificates, to the extent of their net investment income that, when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), or $125,000 for a married individual filing a separate return. The 3.8% Medicare tax is determined in a different manner than the regular income tax. U.S. holders should consult their tax advisors with respect to their consequences with respect to the 3.8% Medicare tax.

Reporting Requirements

Each Trust REMIC will be required to maintain its books on a calendar year basis and to file federal income tax returns in a manner similar to a partnership. The form for such returns is IRS Form 1066, U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return. The Trustee will be required to sign each Trust REMIC’s returns.

Reports of accrued interest, original issue discount, if any, and information necessary to compute the accrual of any market discount on the Regular Interests will be made annually to the IRS and to individuals, estates, non-exempt and non-charitable trusts, and partnerships that are either Regular Interestholders or beneficial owners that own Regular Interests through a broker or middleman as nominee. All brokers, nominees and all other nonexempt Regular Interestholders (including corporations, non-calendar year taxpayers, securities or commodities dealers, placement agents, real estate investment trusts, investment companies, common trusts, thrift institutions and charitable trusts) may request such information for any calendar quarter by telephone or in writing by contacting the person designated in IRS Publication 938 with respect to the Trust REMIC. Holders through nominees must request such information from the nominee.

Treasury regulations require that, in addition to the foregoing requirements, information must be furnished annually to the Regular Interestholders and filed annually with the IRS concerning the percentage of each Trust REMIC’s assets meeting the qualified asset tests described under “—Qualification as a REMIC” above.

Tax Return Disclosure and Investor List Requirements

Treasury regulations directed at potentially abusive tax shelter activity appear to apply to transactions not conventionally regarded as tax shelters. The regulations require taxpayers to report certain disclosures on IRS Form 8886 if they participate in a “reportable transaction.” Organizers and sellers of the transaction are required to maintain records including investor lists containing identifying information and to furnish those records to the IRS upon demand. A transaction may be a “reportable transaction” based upon any of several indicia, one or more of which may be present with respect to an investment in the Certificates. There are significant penalties for failure to comply with these disclosure requirements. Investors in Certificates are encouraged to consult their own tax advisors concerning any possible disclosure obligation with respect to their investment, and should be aware that we and other participants in the transaction intend to comply with such disclosure and investor list maintenance requirements as we and they determine apply to us and them with respect to the transaction.

DUE TO THE COMPLEXITY OF THESE RULES AND THE CURRENT UNCERTAINTY AS TO THE MANNER OF THEIR APPLICATION TO THE ISSUING ENTITY AND CERTIFICATEHOLDERS, IT IS PARTICULARLY IMPORTANT THAT POTENTIAL INVESTORS CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THEIR ACQUISITION, OWNERSHIP AND DISPOSITION OF THE CERTIFICATES.

Certain State, Local and Other Tax Considerations

In addition to the federal income tax consequences described in “Material Federal Income Tax Consequences” above, purchasers of Certificates should consider the state, local and other tax consequences of the acquisition, ownership, and disposition of the Certificates. State, local and other tax laws may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the tax laws of any state, locality or foreign jurisdiction.

It is possible that one or more jurisdictions may attempt to tax nonresident holders of Certificates solely by reason of the location in that jurisdiction of the Depositor, the Trustee, the Certificate Administrator, the Sponsors, a related borrower or a mortgaged property or on some other basis, may require nonresident holders of Certificates to file returns in such jurisdiction or may attempt to impose penalties for failure to file such returns; and it is possible that any such jurisdiction will ultimately succeed in collecting such taxes or penalties from nonresident holders of Certificates. No assurance can be given that holders of Certificates will not be subject to tax in any particular state, local or other taxing jurisdiction.

Holders are urged to consult their own tax advisors with respect to the various state and local, and any other, tax consequences of an investment in the Certificates.

ERISA Considerations

General

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), imposes various requirements on—

●	ERISA Plans, and

●	persons that are fiduciaries with respect to ERISA Plans,

in connection with the investment of the assets of an ERISA Plan. For purposes of this discussion, “ERISA Plans” include corporate pension and profit sharing plans that are subject to Title I of ERISA as well as separate accounts and collective investment funds, including as applicable, insurance company general accounts, in which other ERISA Plans are invested.

Governmental plans and, if they have not made an election under Section 410(d) of the Code, church plans are not subject to ERISA requirements. However, those plans may be subject to provisions of other applicable federal or state law that are materially similar to the provisions of ERISA or the Code discussed in this section. Any of those plans which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, moreover, is subject to the prohibited transaction rules in Section 503 of the Code.

ERISA imposes general fiduciary requirements on a fiduciary that is investing the assets of an ERISA Plan, including—

●	investment prudence and diversification, and

●	compliance with the investing ERISA Plan’s governing documents.

Section 406 of ERISA also prohibits a broad range of transactions involving the assets of an ERISA Plan and a “party in interest” within the meaning of Section 3(14) of ERISA (a “Party in Interest”) with respect to that ERISA Plan, unless a statutory or administrative exemption applies. Section 4975 of the Code contains similar prohibitions applicable to transactions involving the assets of a “plan” subject to Section 4975 of the Code and “disqualified persons” with respect to such plan. For ease of reference, the term “Party in Interest” should be read to include such “disqualified persons” under Section 4975 of the Code. For purposes of this discussion, Plans include ERISA Plans as well as individual retirement accounts, Keogh plans and other plans subject to Section 4975 of the Code, including entities, funds or accounts deemed to hold “plan assets” thereof.

The types of transactions between Plans and Parties in Interest that are prohibited include:

●	sales, exchanges or leases of property;

●	loans or other extensions of credit; and

●	the furnishing of goods and services.

Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed under Section 4975 of the Code or a penalty imposed under Section 502(i) of ERISA, unless a statutory or administrative exemption is available. In addition, the persons involved in the prohibited transaction may have to cancel the transaction and pay an amount to the affected Plan for any losses realized by that Plan or profits realized by those persons. In addition, an individual retirement account involved in the prohibited transaction may be disqualified which would result in adverse tax consequences to the owner of the account.

An investor who is—

●	a fiduciary of a Plan, or

●	any other person investing “plan assets” of any Plan,

is encouraged to carefully review with their legal advisors whether the purchase or holding of an Offered Certificate would be a “prohibited transaction” or would otherwise be impermissible under ERISA or Section 4975 of the Code as discussed in this prospectus.

If a Plan acquires an Offered Certificate, the underlying assets of the trust fund will be deemed for purposes of ERISA to be assets of the investing Plan, unless certain exceptions apply. See “—Plan Asset Regulations” below. However, we cannot predict in advance, nor can there be any continuing assurance, whether those exceptions may be applicable because of the factual nature of the rules set forth in the plan asset regulations under U.S. Department of Labor Reg. Section 2510.3-101, as modified by Section 3(42) of ERISA (the “Plan Asset Regulations”). For example, one of the exceptions in the Plan Asset Regulations states that the underlying assets of an entity will not be considered “plan assets” if less than 25% of the value of each class of equity interests is held by “benefit plan investors,” which include Plans and entities whose underlying assets include plan assets by reason of a Plan’s investment in such entity, but this exception would need to be tested immediately after each acquisition or disposition of an Offered Certificate, whether upon initial issuance or in the secondary market. Because there are no relevant restrictions on the purchase and transfer of the Offered Certificates by Plans, it cannot be assured that benefit plan investors will own less than 25% of each Class of the Offered Certificates.

If one of the exceptions in the Plan Asset Regulations applies, the prohibited transaction provisions of ERISA and Section 4975 of the Code will not apply to transactions involving the Issuing Entity’s underlying assets. However, if any of the managers or co-managers, the mortgagors, the Trustee, the servicers or other parties providing services to the Issuing Entity is a party in interest or a disqualified person with respect to the Plan, the acquisition or holding of Offered Certificates by that Plan could result in a prohibited transaction, unless the Underwriter Exemption, as discussed below, or some other exemption is available.

Plan Asset Regulations

A Plan’s investment in Offered Certificates may cause the underlying mortgage assets and other assets of the trust to be deemed assets of that Plan. The Plan Asset Regulations provide that when a Plan acquires an equity interest in an entity, the assets of that Plan include both that equity interest and an undivided interest in each of the underlying assets of the entity, unless an exception applies. One exception is that the equity participation in the entity by benefit plan investors, which include employee benefit plans subject to Part 4 of Title I of ERISA, any plan to which Section 4975 of the Code applies and any entity whose underlying assets include plan assets by reason of the plan’s investment in such entity, is not significant. The equity participation by benefit plan investors will be significant on any date if 25% or more of the value of any class of equity interests in the entity is held by benefit plan investors. The percentage owned by benefit plan investors is determined by excluding the investments of the following persons (other than benefit plan investors):

1.	those with discretionary authority or control over the assets of the entity,

2.	those who provide investment advice directly or indirectly for a fee with respect to the assets of the entity, and

3.	those who are affiliates of the persons described in the preceding clauses 1. and 2.

In the case of one of our trusts, investments by us, by an underwriter, by the Trustee, the Master Servicer, the Special Servicer or any other party with discretionary authority over the trust assets, or by the affiliates of these persons, will be excluded.

A fiduciary of an investing Plan is any person who—

●	has discretionary authority or control over the management or disposition of the assets of that Plan, or

●	provides investment advice with respect to the assets of that Plan for a fee.

If the mortgage and other assets included in one of our trusts are Plan assets, then any party exercising management or discretionary control regarding those assets, such as the Trustee, Master Servicer or Special Servicer, or affiliates of any of these parties, may be¾

●	deemed to be a fiduciary with respect to the investing Plan, and

●	subject to the fiduciary responsibility provisions of ERISA.

In addition, if the mortgage and other assets included in one of our trusts are Plan assets, then the operation of that trust may involve prohibited transactions under ERISA or Section 4975 of the Code. For example, if a borrower with respect to a Mortgage Loan in that trust is a Party in Interest to an investing Plan, then the purchase by that Plan of Offered Certificates evidencing interests in that trust could be a prohibited loan between that Plan and the Party in Interest.

The Plan Asset Regulations provide that where a Plan purchases a “guaranteed governmental mortgage pool certificate,” the assets of that Plan include the certificate but do not include any of the mortgages underlying the certificate. The Plan Asset Regulations include in the definition of a “guaranteed governmental mortgage pool certificate” some Certificates issued and/or guaranteed by Freddie Mac, Ginnie Mae, Fannie Mae or Farmer Mac. Accordingly, even if these types of mortgaged-backed securities were deemed to be assets of a Plan, the underlying mortgages would not be treated as assets of that Plan. Private label mortgage participations, mortgage pass-through Certificates or other mortgage-backed securities are not “guaranteed governmental mortgage pool Certificates” within the meaning of the Plan Asset Regulations.

In addition, the acquisition or holding of Offered Certificates by or on behalf of a Plan could give rise to a prohibited transaction if we or the Trustee, Master Servicer or Special Servicer or any underwriter, sub-servicer, tax administrator, manager, borrower or obligor under any credit enhancement mechanism, or one of their affiliates, is or becomes a Party in Interest with respect to an investing Plan.

If you are the fiduciary of a Plan, you are encouraged consult your counsel and review the ERISA discussion in this prospectus before purchasing any Offered Certificates.

Prohibited Transaction Exemptions

If you are a Plan fiduciary, then, in connection with your deciding whether to purchase any of the Offered Certificates on behalf of, or with assets of, a Plan, you should consider the availability of one of the following prohibited transaction class exemptions issued by the U.S. Department of Labor:

●	Prohibited Transaction Class Exemption 90-1, which exempts particular transactions between insurance company separate accounts and Parties in Interest;

●	Prohibited Transaction Class Exemption 91-38, which exempts particular transactions between bank collective investment funds and Parties in Interest;

●	Prohibited Transaction Class Exemption 84-14, which exempts particular transactions effected on behalf of a Plan by a “qualified professional asset manager”;

●	Prohibited Transaction Class Exemption 95-60, which exempts particular transactions between insurance company general accounts and Parties in Interest; and

●	Prohibited Transaction Class Exemption 96-23, which exempts particular transactions effected on behalf of an ERISA Plan by an “in-house asset manager.”

We cannot provide any assurance that any of these class exemptions will apply with respect to any particular investment by or on behalf of a Plan in any Class of Offered Certificates. Furthermore, even if any of them were deemed to apply, that particular class exemption may not apply to all transactions that could occur in connection with the investment.

Underwriter Exemption

The U.S. Department of Labor has granted to certain underwriters individual administrative exemptions from application of certain of the prohibited transaction provisions of ERISA and Section 4975 of the Code.

The U.S. Department of Labor issued an individual prohibited transaction exemption to a predecessor of Citigroup Global Markets Inc., Prohibited Transaction Exemption (“PTE”) 91-23 (April 18, 1991), and a substantially identical prohibited transaction exemption to Deutsche Bank Securities Inc., Department Final Authorization Number 97-03E, both as amended by PTE 2013-08 (July 9, 2013) (collectively, the “Underwriter Exemption”). Subject to the satisfaction of conditions set forth in the Underwriter Exemption, it generally exempts from the application of the prohibited transaction provisions of Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed on these prohibited transactions under Sections 4975(a) and (b) of the Code, specified transactions relating to, among other things—

●	the servicing and operation of pools of real estate loans, such as the mortgage pool, and

●	the purchase, sale and holding of mortgage pass-through Certificates, such as the Offered Certificates, that are underwritten by an underwriter under the Underwriter Exemption.

The Underwriter Exemption sets forth five general conditions which, among others, must be satisfied for a transaction involving the purchase, sale and holding of an Offered Certificate to be eligible for exemptive relief under the exemption. The conditions are as follows:

●	first, the acquisition of the certificate by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party;

●	second, at the time of its acquisition by the Plan, the certificate must be rated in one of the four highest generic rating categories by at least one NRSRO that meets the requirements in the Underwriter Exemption (“Exemption Rating Agency”);

●	third, the Trustee cannot be an affiliate of any other member of the Restricted Group (other than an underwriter);

●	fourth, the following must be true—

1.	the sum of all payments made to and retained by the underwriters must represent not more than reasonable compensation for underwriting the relevant Class of Certificates,

2.	the sum of all payments made to and retained by us in connection with the assignment of Mortgage Loans to the Issuing Entity must represent not more than the fair market value of the obligations, and

3.	the sum of all payments made to and retained by the Master Servicer, the Special Servicer or any sub-servicer must represent not more than reasonable compensation for that person’s services under the Pooling and Servicing Agreement and reimbursement of that person’s reasonable expenses in connection therewith; and

●	fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933, as amended.

It is a condition to the issuance of the Offered Certificates that they receive the ratings as required by the Underwriter Exemption, and we believe that each of the Ratings Agencies meets the requirements to be an Exemption Rating Agency; consequently, the second general condition set forth above will be satisfied with respect to the Offered Certificates as of the Closing Date. In addition, the third general condition set forth above will be satisfied with respect to the Offered Certificates as of the Closing Date. We believe that the fourth general condition will be satisfied with respect to the Offered Certificates. A fiduciary of a Plan contemplating purchasing any of the Offered Certificates, whether in the initial issuance of the Offered Certificates or in the secondary market, must make its own determination that the first and fifth conditions set forth above will be satisfied with respect to such Certificates. A fiduciary of a Plan contemplating purchasing any of the Offered Certificates in the secondary market must make its own determination that at the time of such acquisition, such Certificates continue to satisfy the second general condition set forth above.

“Restricted Group” means, collectively, the following persons and entities: the Trustee; the underwriters; the Depositor; the Master Servicer; the Special Servicer; any sub-servicers; the Sponsors; each borrower, if any, with respect to Mortgage Loans constituting more than 5% of the total unamortized principal balance of the mortgage pool as of the date of initial issuance of the Offered Certificates; and any and all affiliates of any of the aforementioned persons.

In order to meet the requirements to be an Exemption Rating Agency, the credit rating agency:

1.	Must be recognized by the SEC as a NRSRO,

2.	Must have indicated on its most recently filed SEC Form NRSRO that it rates “issuers of asset-backed securities,” and

3.	Must have had, within the 12 months prior to the initial issuance of the securities, at least 3 “qualified ratings engagements” which are defined as (A) a rating engagement requested by an issuer or underwriter in connection with the initial offering of the securities, (B) which is made public to investors generally and (C) for which the rating agency is compensated, and (D) which involves the offering of securities of the type that would be granted relief under the Exemption.

The Underwriter Exemption also requires that the Issuing Entity meet the following requirements:

●	the trust fund must consist solely of assets of the type that have been included in other investment pools;

●	Certificates evidencing interests in those other investment pools must have been rated in one of the four highest generic categories by at least one Exemption Rating Agency; and

●	Certificates evidencing interests in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan’s acquisition of an Offered Certificate.

The Depositor expects that the conditions to the applicability of the Underwriter Exemption described above generally will be met with respect to the Offered Certificates, other than those conditions which are dependent on facts unknown to the Depositor or which it cannot control, such as those relating to the circumstances of the Plan purchaser or the Plan fiduciary making the decision to purchase Offered Certificates.

Under the Underwriter Exemption, the loan-to-value ratio of any underlying Mortgage Loan held in the trust may not exceed 100% at the date of initial issuance of the Offered Certificates, based on the outstanding principal balance of the Mortgage Loan and the fair market value of the mortgaged property as of the Closing Date. It is possible that, if the fair market value of any of the Mortgage Loans has declined since origination, this requirement may not be satisfied. This possibility is greater for the seasoned loans than it is for the other Mortgage Loans.

If the general conditions of the Underwriter Exemption are satisfied, it may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code, in connection with—

●	the direct or indirect sale, exchange or transfer of an Offered Certificate acquired by a Plan upon initial issuance from us when we are, or a Mortgage Loan Seller, the Trustee, the Master Servicer, the Special Servicer, any sub-servicer, any provider of credit support, underwriter or borrower is, a Party in Interest with respect to the investing Plan,

●	the direct or indirect acquisition or disposition in the secondary market of an Offered Certificate by a Plan, and

●	the continued holding of an Offered Certificate by a Plan.

However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an Offered Certificate on behalf of a Plan sponsored by any member of the Restricted Group, if such acquisition or holding is by any person who has discretionary authority or renders investment advice with respect to the assets of that Plan.

If the specific conditions of the Underwriter Exemption set forth below are also satisfied, the Underwriter Exemption may provide an additional exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c)(1)(E) of the Code, in connection with:

●	the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of securities between the Issuing Entity or an underwriter and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in the securities is: (1) a borrower with respect to 5% or less of the fair market value of the Issuing Entity’s assets or (2) an affiliate of such a person, provided that: (a) the Plan is not sponsored by a member of the Restricted Group; (b) the Plan’s investment in each Class of Certificates does not exceed 25% of the outstanding securities of such class; (c) after the Plan’s acquisition of the Certificates, no more than 25% of the assets over which the fiduciary has investment authority are invested in securities of the Issuing Entity containing assets which are sold or serviced by the same entity; and (d) in the case of initial issuance (but not secondary market transactions), at least 50% of each Class of Certificates in which Plans have invested and at least 50% of the aggregate interests in the Issuing Entity are acquired by persons independent of the Restricted Group;

●	the direct or indirect acquisition or disposition in the secondary market of Offered Certificates by a Plan or with Plan assets provided that the conditions in clauses (2)(a), (b) and (c) of the prior bullet are met; and

●	the continued holding of Offered Certificates acquired by a Plan or with Plan assets in an initial issuance or secondary market transaction meeting the foregoing requirements.

We cannot assure you that all of the conditions for this additional exemption will be met. In particular, during periods of adverse conditions in the market for CMBS, there is an increased likelihood that (i) 50% or more of one or more Classes of Offered Certificates will be sold in the initial issuance to members of the Restricted Group and (ii) 50% or more of the aggregate interest in the Issuing Entity will be acquired by members of the Restricted Group. Plans with respect to which a borrower or an affiliate of a borrower has investment discretion are advised to consult with counsel before acquiring any Offered Certificates.

Further, if the general conditions of the Underwriter Exemption, as well as other conditions set forth in the Underwriter Exemption are satisfied, it may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code, for transactions in connection with the servicing, management and operation of the trust fund.

Lastly, if the general conditions of the Underwriter Exemption are satisfied, it may also provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code, by reason of Sections 4975(c)(1)(A) through (D) of the Code, if the restrictions are deemed to otherwise apply merely because a person is deemed to be a party in interest or a disqualified person with respect to an investing plan by virtue of—

●	providing services to the Plan,

●	having a specified relationship to this person, or

●	solely as a result of the Plan’s ownership of Offered Certificates.

Before purchasing an Offered Certificate, a fiduciary of a Plan should itself confirm that the general and other conditions set forth in the Underwriter Exemption, and the other requirements set forth in the Underwriter Exemption, would be satisfied at the time of the purchase.

Exempt Plans

A governmental plan as defined in Section 3(32) of ERISA is not subject to ERISA or Section 4975 of the Code. However, a governmental plan may be subject to a federal, state or local law which is, to a material extent, similar to the fiduciary or prohibited transaction provisions of ERISA or the Code (“Similar Law”). A fiduciary of a governmental plan should make its own determination as to the need for and the availability of any exemptive relief under any Similar Law.

Insurance Company General Accounts

Section 401(c) of ERISA provides that the fiduciary and prohibited transaction provisions of ERISA and the Code do not apply to transactions involving an insurance company general account where the assets of the general account are not Plan assets. A Department of Labor regulation issued under Section 401(c) of ERISA provides guidance for determining, in cases where insurance policies supported by an insurer’s general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets are ERISA Plan assets. That regulation generally provides that, if the specified requirements are satisfied with respect to insurance policies issued on or before December 31, 1998, the assets of an insurance company general account will not be Plan assets.

Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998, or issued to a Plan on or before December 31, 1998 for which the insurance company does not comply with the requirements set forth in the Department of Labor regulation under Section 401(c) of ERISA, may be treated as Plan assets. In addition, because Section 401(c) of ERISA and the regulation issued under Section 401(c) of ERISA do not relate to insurance company separate accounts, separate account assets are still treated as Plan assets, invested in the separate account. If you are an insurance company and are contemplating the investment of general account assets in Offered Certificates, you are encouraged consult your legal counsel as to the applicability of Section 401(c) of ERISA.

In addition, each beneficial owner of any Offered Certificates or any interest therein that is an ERISA Plan, including any fiduciary purchasing any such Certificates on behalf of an ERISA Plan (each, a “Plan Fiduciary”), will be deemed to have represented by its acquisition of such Offered Certificates that:

(1) none of the Depositor, the Trustee, the Certificate Administrator, any underwriter, the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer, or any of their respective affiliated entities (the “Transaction Parties”), has provided or will provide advice with respect to the acquisition of Offered Certificates by the ERISA Plan, other than to the Plan Fiduciary which is independent of the Transaction Parties, and the Plan Fiduciary either: (a) is a bank as defined in Section 202 of the Investment Advisers Act of 1940 (the “Advisers Act”), or similar institution that is regulated and supervised and subject to periodic examination by a state or federal agency; (b) is an insurance carrier which is qualified under the laws of more than one state to perform the services of managing, acquiring or disposing of assets of an ERISA Plan; (c) is an investment adviser registered under the Advisers Act, or, if not registered an as investment adviser under the Advisers Act by reason of paragraph (1) of Section 203A of the Advisers Act, is registered as an investment adviser under the laws of the state in which it maintains its principal office and place of business; (d) is a broker-dealer registered under the Securities Exchange Act of 1934, as amended; or (e) has, and at all times that the ERISA Plan is invested in the Offered Certificates will have, total assets of at least U.S. $50,000,000 under its management or control (provided that this clause (e) will not be satisfied if the Plan Fiduciary is either (i) the owner or a relative of the owner of an investing individual retirement account or (ii) a participant or beneficiary of the ERISA Plan investing in such Certificates in such capacity);

(2) the Plan Fiduciary is capable of evaluating investment risks independently, both in general and with respect to particular transactions and investment strategies, including the acquisition by the ERISA Plan of the Offered Certificates;

(3) the Plan Fiduciary is a “fiduciary” with respect to the ERISA Plan within the meaning of Section 3(21) of ERISA, Section 4975 of the Code, or both, and is responsible for exercising independent judgment in evaluating the ERISA Plan’s acquisition of the Offered Certificates;

(4) none of the Transaction Parties has exercised any authority to cause the ERISA Plan to invest in the Offered Certificates or to negotiate the terms of the ERISA Plan’s investment in such Certificates or receives a fee or other compensation from the ERISA Plan or Plan Fiduciary for the provision of investment advice in connection with the acquisition by the ERISA Plan of the Offered Certificates; and

(5) the Plan Fiduciary has been informed by the Transaction Parties: (a) that none of the Transaction Parties is undertaking to provide impartial investment advice or to give advice in a fiduciary capacity, and that no such entity has given investment advice or otherwise made a recommendation, in connection with the ERISA Plan’s acquisition of the Offered Certificates; and (b) of the existence and nature of the Transaction Parties’ financial interests in the ERISA Plan’s acquisition of such Certificates.

The above representations are intended to comply with the DOL’s Reg. Sections 29 C.F.R. 2510.3-21(a) and (c)(1) as promulgated on April 8, 2016 (81 Fed. Reg. 20,997). If these regulations are revoked, repealed or no longer effective, these representations will be deemed to be no longer in effect.

None of the Transaction Parties is undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the acquisition of any Offered Certificates by any ERISA Plan.

Ineligible Purchasers

Even if an exemption is otherwise available, Certificates in a particular offering generally may not be purchased with the assets of a Plan that is sponsored by or maintained by an underwriter, the Depositor, the Trustee, the trust, the Master Servicer, the Special Servicer or any of their respective affiliates. Offered Certificates generally may not be purchased with the assets of a Plan if the Depositor, the Trustee, the trust fund, a Master Servicer, the Special Servicer, a Mortgage Loan Seller, or any of their respective affiliates or any employees thereof: (a) has investment discretion with respect to the investment of such Plan assets; or (b) has authority or responsibility to give or regularly gives investment advice with respect to such Plan assets for a fee, pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such Plan assets and that such advice will be based on the particular investment needs of the Plan. A party with the discretion, authority or responsibility is described in clause (a) or (b) of the preceding sentence is a fiduciary with respect to a Plan, and any such purchase might result in a “prohibited transaction” under ERISA and the Code.

Further Warnings

The fiduciary of a Plan should consider that the rating of a security may change. If the rating of an Offered Certificate declines below the lowest permitted rating, the Offered Certificate will no longer be eligible for relief under the Underwriter Exemption (although a Plan that had purchased the Offered Certificate when it had a permitted investment grade rating would not be required by the Underwriter Exemption to dispose of the Offered Certificate). If the Offered Certificate meets the requirements of the Underwriter Exemption, other than those relating to rating, such Offered Certificate may be eligible to be purchased by an insurance company general account pursuant to Sections I and III of Prohibited Transaction Class Exemption (or PTCE) 95-60.

Each beneficial owner of an Offered Certificate or any interest therein will be deemed to have represented, by virtue of its acquisition or holding of such Offered Certificate or interest therein, that either (i) it is not a Plan or an entity using assets of a Plan, (ii) it has acquired and is holding the Offered Certificates in reliance on the Underwriter Exemption, and that it understands that there are certain conditions to the availability of the Underwriter Exemption, including that the Offered Certificates must be rated, at the time of purchase, not lower than BBB- (or its equivalent) by an Exemption Rating Agency and that such Offered Certificate is so rated or (iii)(1) it is an insurance company, (2) the source of funds used to acquire or hold the certificate or interest therein is an “insurance company general account,” as such term is defined in PTCE 95-60 and (3) the conditions in Sections I and III of PTCE 95-60 have been satisfied.

Any fiduciary of a Plan considering whether to purchase an Offered Certificate on behalf of that Plan is encouraged to consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to the investment, in particular the fiduciary of a Plan should consider whether the purchase of an Offered Certificate satisfies the ERISA restrictions concerning prudence and diversification of the investment of the assets of that Plan.

The sale of Offered Certificates to a Plan is in no way a representation or warranty by us or any of the underwriters that—

●	the investment meets all relevant legal requirements with respect to investments by Plans generally or by any particular Plan, or

●	the investment is appropriate for Plans generally or for any particular Plan.

Consultation with Counsel

If you are a fiduciary for or any other person investing assets of a Plan and you intend to purchase Offered Certificates on behalf of or with assets of that Plan, you should:

●	consider your general fiduciary obligations under ERISA, and

●	consult with your legal counsel as to—

1.	the potential applicability of ERISA and Section 4975 of the Code to that investment, and

2.	the availability of any prohibited transaction exemption in connection with that investment.

Tax Exempt Investors

A Plan that is exempt from federal income taxation under Section 501 of the Code will be subject to federal income taxation to the extent that its income is “unrelated business taxable income” within the meaning of Section 512 of the Code. All excess inclusions of a REMIC allocated to a REMIC residual certificate held by a tax-exempt Plan will be considered unrelated business taxable income and will be subject to federal income tax.

See “Material Federal Income Tax Consequences”.

Legal Investment

No Class of Offered Certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”).

The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the Offered Certificates, is subject to significant interpretative uncertainties. Except as may be specified above with regard to the status of the Offered Certificates as “mortgage related securities” or not as “mortgage related securities” for purposes of SMMEA, no representations are made as to the proper characterization of any Class of Offered Certificates for legal investment, financial institution regulatory or other purposes or as to the ability of particular investors to purchase any Class of Offered Certificates under applicable legal investment restrictions.

Further, any rating of a Class of Offered Certificates below an “investment grade” rating (i.e., lower than the top four rating categories) by any nationally recognized statistical rating organization, as defined in Section 3(a)(62) of the Exchange Act (“NRSRO”) engaged to rate that Class or issuing an unsolicited rating, and whether initially or as a result of a ratings downgrade, may adversely affect the ability of an investor to purchase or retain, or otherwise impact the regulatory characteristics of, that Class of Certificates. These uncertainties (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity and market value of the Offered Certificates.

The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity and market value of the Offered Certificates. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent: (a) the Offered Certificates of any Class constitute legal investments or are subject to investment, capital or other regulatory restrictions; and (b) if applicable, SMMEA has been overridden in any jurisdiction relevant to you.

The Issuing Entity will be relying on an exclusion or exemption under the Investment Company Act contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the Issuing Entity. The Issuing Entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act. The Volcker Rule generally prohibits “banking entities” (which is broadly defined to include U.S. banks and bank holding companies and many non-U.S. banking entities, together with their respective subsidiaries and other affiliates) from (i) engaging in proprietary trading, (ii) acquiring or retaining an ownership interest in or sponsoring a “covered fund” and (iii) entering into certain relationships with such funds. Under the Volcker Rule, unless otherwise jointly determined by specified federal regulators, a “covered fund” does not include an issuer that may rely on an exclusion or exemption from the definition of “investment company” under the Investment Company Act other than the exclusions contained in Section 3(c)(1) and Section 3(c)(7) of the Investment Company Act. The Volcker Rule became effective on July 21, 2012, and final regulations implementing the Volcker Rule were adopted on December 10, 2013, with conformance required by July 21, 2015 (or by July 21, 2017 in respect of investments in and relationships with covered funds that were in place prior to December 31, 2013). Although prior to the deadlines for conformance, banking entities were or are required to make good-faith efforts to conform their activities and investments to the Volcker Rule, the general effects of the Volcker Rule remain uncertain. Any prospective investor in the Offered Certificates, including a U.S. or foreign bank or a subsidiary or other affiliate thereof, should consult its own legal advisors regarding such matters and other effects of the Volcker Rule.

Certain Legal Aspects of the Mortgage Loans

The following discussion contains general summaries of select legal aspects of Mortgage Loans secured by multifamily and commercial properties in the United States. Because these legal aspects are governed by applicable state law, which may differ substantially from state to state, the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all jurisdictions in which the security for the Mortgage Loans underlying the Offered Certificates is situated.

New York. Five (5) of the Mortgaged Properties, securing approximately 25.5% of the Initial Pool Balance, are located in New York.

Mortgage loans in New York are generally secured by mortgages on the related real estate. Foreclosure of a mortgage is accomplished in judicial proceedings. After an action for foreclosure is commenced, and if the lender secures a ruling that is entitled to foreclosure ordinarily by motion for summary judgment, the court then appoints a referee to compute the amount owed together with certain costs, expenses and legal fees of the action. The lender then moves to confirm the referee’s report and enter a final judgment of foreclosure and sale. Public notice of the foreclosure sale, including the amount of the judgment, is given for a statutory period of time, after which the mortgaged real estate is sold by a referee at public auction. There is no right of redemption after the foreclosure of sale. In certain circumstances, deficiency judgments may be obtained. Under mortgages containing a statutorily sanctioned covenant, the lender has a right to have a receiver appointed without notice and without regard to the adequacy of the mortgaged real estate as security for the amount owned.

California. Twenty-four (24) of the Mortgaged Properties, securing approximately 22.6.% of the Initial Pool Balance, are located in California.

Mortgage loans in California are generally secured by deeds of trust on the related real estate.  Foreclosure of a deed of trust in California may be accomplished by a nonjudicial trustee’s sale in accordance with the California Civil Code (so long as it is permitted under a specific provision in the deed of trust) or by judicial foreclosure in accordance with the California Code of Civil Procedure. Public notice of either the trustee’s sale or the judgment of foreclosure is given for a statutory period of time after which the mortgaged real estate may be sold by the trustee, if foreclosed pursuant to the trustee’s power of sale, or by court appointed sheriff under a judicial foreclosure. Following a judicial foreclosure sale, the borrower or its successor in interest may, for a period of up to one year, redeem the property; however, there is no redemption following a trustee’s power of sale. California’s “security first” and “one action” rules require the lender to complete foreclosure of all real estate provided as security under the deed of trust in a single action in an attempt to satisfy the full debt before bringing a personal action (if otherwise permitted) against the borrower for recovery of the debt, except in certain cases involving environmentally impaired real property where foreclosure of the real property is not required before making a claim under the indemnity. This restriction may apply to property which is not located in California if a single promissory note is secured by property located in California and other jurisdictions. California case law has held that acts such as an offset of an unpledged account constitute violations of such statutes. Violations of such statutes may result in the loss of some or all of the security under the mortgage loan and a loss of the ability to sue for the debt. A sale by the trustee under the deed of trust does not constitute an “action” for purposes of the “one action rule”. Other statutory provisions in California limit any deficiency judgment (if otherwise permitted) against the borrower following a judicial foreclosure to the amount by which the indebtedness exceeds the fair value at the time of the public sale and in no event greater than the difference between the foreclosure sale price and the amount of the indebtedness. Further, under California law, once a property has been sold pursuant to a power of sale clause contained in a deed of trust (and in the case of certain types of purchase money acquisition financings, under all circumstances), the lender is precluded from seeking a deficiency judgment from the borrower or, under certain circumstances, guarantors. On the other hand, under certain circumstances, California law permits separate and even contemporaneous actions against both the borrower and any guarantors. California statutory provisions regarding assignments of rents and leases require that a lender whose loan is secured by such an assignment must exercise a remedy with respect to rents as authorized by statute in order to establish its right to receive the rents after an event of default. Among the remedies authorized by statute is the lender’s right to have a receiver appointed under certain circumstances.

General

Each Mortgage Loan underlying the Offered Certificates will be evidenced by a note or bond and secured by an instrument granting a security interest in real property. The instrument granting a security interest in real property may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which that real property is located. Mortgages, deeds of trust and deeds to secure debt are often collectively referred to in this prospectus as “mortgages.” A mortgage creates a lien upon, or grants a title interest in, the real property covered by the mortgage, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on—

●	the terms of the mortgage,

●	the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property,

●	the knowledge of the parties to the mortgage, and

●	in general, the order of recordation of the mortgage in the appropriate public recording office.

However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

Types of Mortgage Instruments

There are two parties to a mortgage—

●	a mortgagor, who is the owner of the encumbered interest in the real property, and

●	a mortgagee, who is the lender.

In general, the mortgagor is also the borrower.

In contrast, a deed of trust is a three-party instrument. The parties to a deed of trust are—

●	the trustor, who is the equivalent of a mortgagor,

●	the trustee to whom the real property is conveyed, and

●	the beneficiary for whose benefit the conveyance is made, who is the lender.

Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note.

A deed to secure debt typically has two parties. Under a deed to secure debt, the grantor, who is the equivalent of a mortgagor, conveys title to the real property to the grantee, who is the lender, generally with a power of sale, until the debt is repaid.

Where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a Mortgage Loan involving a land trust, the borrower may execute a separate undertaking to make payments on the mortgage note. In no event is the land trustee personally liable for the mortgage note obligation.

The mortgagee’s authority under a mortgage, the trustee’s authority under a deed of trust and the grantee’s authority under a deed to secure debt are governed by:

●	the express provisions of the related instrument,

●	the law of the state in which the real property is located,

●	various federal laws, and

●	in some deed of trust transactions, the directions of the beneficiary.

Installment Contracts

The Mortgage Loans underlying your Offered Certificates may consist of installment contracts. Under an installment contract the seller retains legal title to the property and enters into an agreement with the purchaser for payment of the purchase price, plus interest, over the term of the installment contract. Only after full performance by the borrower of the contract is the seller obligated to convey title to the real estate to the purchaser. During the period that the installment contract is in effect, the purchaser is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

The seller’s enforcement of an installment contract varies from state to state. Generally, installment contracts provide that upon a default by the purchaser, the purchaser loses his or her right to occupy the property, the entire indebtedness is accelerated, and the purchaser’s equitable interest in the property is forfeited. The seller in this situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the purchaser has filed the installment contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of purchaser default during the early years of an installment contract, the courts will permit ejectment of the purchaser and a forfeiture of his or her interest in the property.

However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment contracts from the harsh consequences of forfeiture. Under those statutes, a judicial or nonjudicial foreclosure may be required, the seller may be required to give notice of default and the borrower may be granted some grace period during which the contract may be reinstated upon full payment of the default amount and the purchaser may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a purchaser with significant investment in the property under an installment contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the seller’s procedures for obtaining possession and clear title under an installment contract for the sale of real estate in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a mortgaged property.

Leases and Rents

A mortgage that encumbers an income-producing property often contains an assignment of rents and leases and/or may be accompanied by a separate assignment of rents and leases. Under an assignment of rents and leases, the borrower assigns to the lender the borrower’s right, title and interest as landlord under each lease and the income derived from each lease. However, the borrower retains a revocable license to collect the rents, provided there is no default and the rents are not directly paid to the lender.

If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

In most states, hotel and motel room rates are considered accounts receivable under the UCC. Room rates are generally pledged by the borrower as additional security for the loan when a Mortgage Loan is secured by a hotel or motel. In general, the lender must file financing statements in order to perfect its security interest in the room rates and must file continuation statements, generally every five years, to maintain that perfection.

Mortgage loans secured by hotels or motels may be included in the trust even if the security interest in the room rates was not perfected or the requisite UCC filings were allowed to lapse. A lender will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room rates following a default, even if the lender’s security interest in room rates is perfected under applicable nonbankruptcy law.

In the bankruptcy setting, the lender will be stayed from enforcing its rights to collect hotel and motel room rates. However, the room rates will constitute cash collateral and cannot be used by the bankrupt borrower—

●	without a hearing or the lender’s consent, or

●	unless the lender’s interest in the room rates is given adequate protection.

For purposes of the foregoing, the adequate protection may include a cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case equal in value to the amount of room rates that the bankrupt borrower proposes to use. See “—Bankruptcy Issues” below.

Personalty

Some types of income-producing real properties, such as hotels, motels and nursing homes, may include personal property, which may, to the extent it is owned by the borrower and not previously pledged, constitute a significant portion of the property’s value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a Mortgage Loan, the lender generally must file UCC financing statements in order to perfect its security interest in the personal property and must file continuation statements, generally every five years, to maintain that perfection. Mortgage loans secured in part by personal property may be included in one of our trusts even if the security interest in the personal property was not perfected or the requisite UCC filings were allowed to lapse.

Foreclosure

General

Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property security at public auction to satisfy the indebtedness.

Foreclosure Procedures Vary From State to State.

The two primary methods of foreclosing a mortgage are—

●	judicial foreclosure, involving court proceedings, and

●	nonjudicial foreclosure under a power of sale granted in the mortgage instrument.

Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed. A foreclosure action sometimes requires several years to complete.

Judicial Foreclosure.

A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, a lender initiates the action by the service of legal pleadings upon—

●	all parties having a subordinate interest of record in the real property, and

●	all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage.

Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties, including defendants. When the lender’s right to foreclose is contested, the legal proceedings can be time-consuming. The court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property upon successful completion of a judicial foreclosure proceeding. The proceeds of that public sale are used to satisfy the judgment. The procedures that govern these public sales vary from state to state.

Equitable and Other Limitations on Enforceability of Particular Provisions.

United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on these principles, a court may:

●	alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching;

●	require the lender to undertake affirmative actions to determine the cause of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan;

●	require the lender to reinstate a loan or recast a payment schedule in order to accommodate a borrower that is suffering from a temporary financial disability; or

●	limit the right of the lender to foreclose in the case of a nonmonetary default, such as¾

1.	a failure to adequately maintain the mortgaged property, or

2.	an impermissible further encumbrance of the mortgaged property.

Some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have—

●	upheld the reasonableness of the notice provisions, or

●	found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

In addition, some states may have statutory protection such as the right of the borrower to reinstate its Mortgage Loan after commencement of foreclosure proceedings but prior to a foreclosure sale.

Nonjudicial Foreclosure/Power of Sale.

In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee’s sale under a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following—

●	a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower, and

●	notice of sale is given in accordance with the terms of the deed of trust and applicable state law.

In some states, prior to a nonjudicial public sale, the trustee under the deed of trust must—

●	record a notice of default and notice of sale, and

●	send a copy of those notices to the borrower and to any other party who has recorded a request for a copy of them.

In addition, in some states, the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. Some states require a reinstatement period during which the borrower or junior lienholder may have the right to cure the default by paying the entire actual amount in arrears, without regard to the acceleration of the indebtedness, plus the lender’s expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

Public Sale.

A third party may be unwilling to purchase a mortgaged property at a public sale because of—

●	the difficulty in determining the exact status of title to the property due to, among other things, redemption rights that may exist, and

●	the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings.

Potential buyers may also be reluctant to purchase mortgaged property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Co., 621 F.2d 2001 (5th Cir. 1980) and other decisions that have followed its reasoning. The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under the Bankruptcy Code and, thus, could be rescinded in favor of the bankrupt’s estate, if (1) the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition and (2) the price paid for the foreclosed property did not represent “fair consideration”, which is “reasonably equivalent value” under the Bankruptcy Code. Although the reasoning and result of Durrett in respect of the Bankruptcy Code was rejected by the United States Supreme Court in BFP v. Resolution Trust Corp., 511 U.S. 531 (1994), the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett. Therefore, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower’s debt will be extinguished, or for a lesser amount in order to preserve its right to seek a deficiency judgment if such is available under state law and under the terms of the Mortgage Loan documents. Thereafter, subject to the borrower’s right in some states to remain in possession during a redemption period, the lender will become the owner of the property and have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make such repairs as are necessary to render the property suitable for sale. Frequently, the lender employs a third-party management company to manage and operate the property. The costs of operating and maintaining a property may be significant and may be greater than the income derived from that property.

The costs of management and operation of those mortgaged properties which are hotels, motels, restaurants, nursing or convalescent homes, hospitals or casinos may be particularly significant because of the expertise, knowledge and, with respect to certain property types, regulatory compliance, required to run those operations and the effect which foreclosure and a change in ownership may have on the public’s and the industry’s, including franchisors’, perception of the quality of those operations. The lender also will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of a property may not equal the lender’s investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a Mortgage Loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

Furthermore, an increasing number of states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See “—Environmental Considerations” below.

The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens. In addition, it may be obliged to keep senior Mortgage Loans current in order to avoid foreclosure of its interest in the property. Furthermore, if the foreclosure of a junior mortgage triggers the enforcement of a due-on-sale clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

Rights of Redemption.

The purposes of a foreclosure action are—

●	to enable the lender to realize upon its security, and

●	to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercising their equity of redemption.

The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties to the foreclosure proceeding in order for their equity of redemption to be terminated.

The equity of redemption is a common-law, nonstatutory right which should be distinguished from post-sale statutory rights of redemption. In some states, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property after sale under a deed of trust or foreclosure of a mortgage. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. A statutory right of redemption will diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee’s sale under a deed of trust.

One Action and Security First Rules.

Some states (including California) have laws that prohibit more than one “judicial action” to enforce a mortgage obligation secured by a mortgage on real property or an interest therein, and some courts have construed the term “judicial action” broadly. In addition, some states (including California) require that the lender proceed first against any real property security for such mortgage obligation before proceeding directly upon the secured obligation itself. In the case where either a cross-collateralized, cross-defaulted or a multi-property Mortgage Loan is secured by real properties located in multiple states, the Special Servicer may be required to foreclose first on properties located in states where such “one action” and/or “security first” rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in the states where judicial foreclosure is the only permitted method of foreclosure. Otherwise, a second action in a state with “one action” rules might be precluded because of a prior first action, even if such first action occurred in a state without “one action” rules. Moreover, while the consequences of breaching these rules will vary from jurisdiction to jurisdiction, as a general matter, a lender who proceeds in violation of these rules may run the risk of forfeiting collateral and/or even the right to enforce the underlying obligation. In addition, under certain circumstances, a lender with respect to a real property located in a “one action” or “security first” jurisdiction may be precluded from obtaining a deficiency judgment against the borrower following foreclosure or sale under a deed of trust (unless there has been a judicial foreclosure). Finally, in some jurisdictions, the benefits of such laws may be available not just to the underlying obligor, but also to any guarantor of the underlying obligation, thereby limiting the ability of the lender to recover against a guarantor without first complying with the applicable anti-deficiency statutes.

Anti-Deficiency Legislation.

Some or all of the Mortgage Loans underlying the Offered Certificates are non-recourse loans. Recourse in the case of a default on a non-recourse Mortgage Loan will generally be limited to the underlying real property and any other assets that were pledged to secure the Mortgage Loan. However, even if a Mortgage Loan by its terms provides for recourse to the borrower’s other assets, a lender’s ability to realize upon those assets may be limited by state law. For example, in some states, a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale pursuant to the “power of sale” under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other state statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In some states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security, but in doing so, the lender may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders will usually proceed first against the security in states where an election of remedy provision exists. Other statutory provisions limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale. These other statutory provisions are intended to protect borrowers from exposure to large deficiency judgments that might otherwise result from below-market bids at the foreclosure sale. In some states, exceptions to the anti-deficiency statues are provided for in certain instances where the value of the lender’s security has been impaired by acts or omissions of the borrower such as for waste upon the property. Finally, some statutes may preclude deficiency judgments altogether with respect to certain kinds of obligations such as purchase-money indebtedness. In some jurisdictions the courts have extended the benefits of this legislation to the guarantors of the underlying obligation as well.

Leasehold Considerations.

Some or all of the Mortgage Loans underlying the Offered Certificates may be secured by a mortgage on the borrower’s leasehold interest under a ground lease. Leasehold Mortgage Loans are subject to some risks not associated with Mortgage Loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower’s leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease:

●	requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them,

●	permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and

●	contains other protective provisions typically required by prudent lenders to be included in a ground lease.

Some Mortgage Loans underlying the Offered Certificates, however, may be secured by ground leases which do not contain these provisions.

In addition, where a lender has as its security both the fee and leasehold interest in the same property, the grant of a mortgage lien on its fee interest by the land owner/ground lessor to secure the debt of a borrower/ground lessee may be subject to challenge as a fraudulent conveyance. Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by the land owner/ground lessor from the loan. If a court concluded that the granting of the mortgage lien was an avoidable fraudulent conveyance, it might take actions detrimental to the holders of the offered certificates, including, under certain circumstances, invalidating the mortgage lien on the fee interest of the land owner/ground lessor.

Cooperative Shares. Some or all of the Mortgage Loans underlying the Offered Certificates may be secured by a security interest on the borrower’s ownership interest in shares, and the proprietary leases belonging to those shares, allocable to cooperative dwelling units that may be vacant or occupied by nonowner tenants. Loans secured in this manner are subject to some risks not associated with Mortgage Loans secured by a lien on the fee estate of a borrower in real property. Loans secured in this manner typically are subordinate to the mortgage, if any, on the cooperative’s building. That mortgage, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative is subject to various regulations as well as to restrictions under the governing documents of the cooperative. The shares may be canceled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, that the lender may cure a default under a proprietary lease.

Under the laws applicable in many states, “foreclosure” on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a commercially reasonable manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest. A recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the cooperative corporation to receive sums due under the proprietary leases. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency.

In the case of foreclosure on a building converted from a rental building to a building owned by a cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws that apply to certain tenants who elected to remain in the building but who did not purchase shares in the cooperative when the building was so converted.

Bankruptcy Issues

Automatic Stay.

Operation of the Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions, including foreclosure actions and deficiency judgment proceedings, to collect a debt are automatically stayed upon the filing of the bankruptcy petition. Often, no interest or principal payments are made during the course of the bankruptcy case. The delay caused by an automatic stay and its consequences can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out the junior lien.

Modification of Lender’s Rights.

Under the Bankruptcy Code, the amount and terms of a Mortgage Loan secured by a lien on property of the debtor may be modified provided that substantive and procedural safeguards protective of the lender are met. A bankruptcy court may, among other things—

●	reduce the secured portion of the outstanding amount of the loan to the then-current value of the property, thereby leaving the lender a general unsecured creditor for the difference between the then-current value of the property and the outstanding balance of the loan;

●	reduce the amount of each scheduled payment, by means of a reduction in the rate of interest and/or an alteration of the repayment schedule, with or without affecting the unpaid principal balance of the loan;

●	extend or shorten the term to maturity of the loan;

●	permit the bankrupt borrower to cure the subject loan default by paying the arrearage over a number of years; or

●	permit the bankrupt borrower, through its rehabilitative plan, to reinstate the loan payment schedule even if the lender has obtained a final judgment of foreclosure prior to the filing of the debtor’s petition.

Other types of significant modifications to the terms of the mortgage may be acceptable to the bankruptcy court, such as making distributions to the mortgage holder of property other than cash, or the substitution of collateral which is the “indubitable equivalent” of the real property subject to the mortgage or the subordination of the mortgage to liens securing new debt (provided that the lender’s secured claim is “adequately protected” as such term is defined and interpreted under the Bankruptcy Code), depending on the particular facts and circumstances of the specific case.

A trustee in a bankruptcy proceeding may in some cases be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In certain circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide the borrower with means to halt a foreclosure proceeding or sale and to force a restructuring of a Mortgage Loan on terms a lender would not otherwise accept. Moreover, the laws of certain states also give priority to certain tax liens and mechanics liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the mortgagees have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors. Federal bankruptcy law also may interfere with the ability of the Master Servicer or Special Servicer, as applicable, for one of our trusts to enforce lockbox requirements.

Leases and Rents.

Federal bankruptcy law may also interfere with or affect the ability of a secured lender to enforce the borrower’s assignment of rents and leases related to the mortgaged property. Federal bankruptcy law provides generally that rights and obligations under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely on the basis of a provision in the lease to that effect or because of certain other similar events. This prohibition on so called “ipso facto clauses” could limit the ability of the Master Servicer or Special Servicer, as applicable, for one of our trusts to exercise certain contractual remedies with respect to any related leases. In addition, a lender may be stayed from enforcing the assignment under the Bankruptcy Code, and the legal proceedings necessary to resolve the issue could be time-consuming, and result in delays in the lender’s receipt of the rents. Rents and leases may also escape an assignment thereof (i) if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding, (ii) to the extent such rents and leases are used by the borrower to maintain the mortgaged property, or for other court authorized expenses, (iii) to the extent other collateral may be substituted for the rents and leases, (iv) to the extent the bankruptcy court determines that the lender is adequately protected or (v) to the extent the court determines, based on the equities of the case, that the post-petition rents are not subject to the lender’s pre-petition security interest.

Under the Bankruptcy Code, a security interest in real property acquired before the commencement of the bankruptcy case does not extend to income received after the commencement of the bankruptcy case unless such income is a proceed, product or rent of such property. Therefore, to the extent a business conducted on the mortgaged property creates accounts receivable rather than rents or results from payments under a license rather than payments under a lease, a valid and perfected pre-bankruptcy lien on such accounts receivable or license income generally would not continue as to post-bankruptcy accounts receivable or license income. The Bankruptcy Code has been amended to mitigate this problem with respect to fees, charges, accounts or other payments for the use or occupancy of rooms and other public facilities in hotels, motels or other lodging facilities. A lender’s perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel, motel and other lodging property revenues, unless a bankruptcy court orders to the contrary “based on the equities of the case.” The equities of a particular case may permit the discontinuance of security interests in post-petition leases and rents. Unless a court orders otherwise, however, rents and other revenues from the related lodging property generated after the date the bankruptcy petition is filed will constitute “cash collateral” under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender’s consent or a prior court order finding that the lender’s interest in such mortgaged property and the cash collateral is “adequately protected” as such term is defined and interpreted under the Bankruptcy Code. In addition to post-petition rents, any cash held by a lender in a lockbox or reserve account generally, upon the commencement of the bankruptcy case, would also constitute “cash collateral” under the Bankruptcy Code. So long as the lender is adequately protected, a debtor’s use of cash collateral may be for its own benefit or for the benefit of any affiliated entity group that is also subject to bankruptcy proceedings, including use as collateral for new debt. It should be noted, however, that the court may find that the lender has no security interest in either pre-petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personalty necessary for a security interest to attach to such revenues.

In addition to the inclusion of hotel revenues within the definition of cash collateral as noted above, recent amendments to the Bankruptcy Code provide that a pre-petition security interest in rents or hotel revenues is designed to overcome those cases holding that a security interest in rents is unperfected under the laws of some states until the lender has taken some further action, such as commencing foreclosure or obtaining a receiver prior to activation of the assignment of rents.

Lease Assumption or Rejection by Tenant.

A borrower’s ability to make payment on a Mortgage Loan may be impaired by the commencement of a bankruptcy case relating to the tenant under a lease of the related property. Under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a tenant results in a stay in bankruptcy against the commencement or continuation of any state court proceeding for—

●	past due rent,

●	accelerated rent,

●	damages, or

●	a summary eviction order with respect to a default under the lease that occurred prior to the filing of the tenant’s bankruptcy petition.

In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court:

●	assume the lease and either retain it or assign it to a third party, or

●	reject the lease.

If the lease is assumed, the trustee, debtor-in-possession or assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with adequate assurance of future performance. These remedies may be insufficient, and any assurances provided to the lessor may be inadequate. If the lease is rejected, the lessor will be treated, except potentially to the extent of any security deposit, as an unsecured creditor with respect to its claim for damages for termination of the lease. The Bankruptcy Code also limits a lessor’s damages for lease rejection to:

●	the unpaid rent due under the lease, without acceleration, for the period prior to the filing of the bankruptcy petition or any earlier repossession by the landlord, or surrender by the tenant, of the leased premises, plus

●	the rent reserved by the lease, without acceleration, for the greater of one year and 15%, not to exceed three years, of the term of the lease following the filing of the bankruptcy petition or any earlier repossession by the landlord, or surrender by the tenant, of the leased premises.

Lease Rejection by Lessor – Tenant’s Right.

If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor in possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable non-bankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and the related renewal or extension of the lease, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date. To the extent that the contractual obligation remains enforceable against the lessee, the lessee would not be able to avail itself of the rights of offset generally afforded to lessees of real property under the Bankruptcy Code.

Ground Lessee or Ground Lessor.

Bankruptcy risk is associated with an insolvency proceeding under the Bankruptcy Code of either a borrower ground lessee or a ground lessor. In general, upon the bankruptcy of a lessor or a lessee under a lease of nonresidential real property, including a ground lease, that has not been terminated prior to the bankruptcy filing date, the debtor entity has the statutory right to assume or reject the lease. Given that the Bankruptcy Code generally invalidates clauses that terminate contracts automatically upon the filing by one of the parties of a bankruptcy petition or that are conditioned on a party’s insolvency, following the filing of a bankruptcy petition, a debtor would ordinarily be required to perform its obligations under such lease until the debtor decides whether to assume or reject the lease. The Bankruptcy Code provides certain additional protections with respect to non-residential real property leases, such as establishing a specific timeframe in which a debtor must determine whether to assume or reject the lease. The bankruptcy court may extend the time to perform for up to 60 days for cause shown. Even if the agreements were terminated prior to bankruptcy, a bankruptcy court may determine that the agreement was improperly terminated and therefore remains part of the debtor’s bankruptcy estate. The debtor also can seek bankruptcy court approval to assume and assign the lease to a third party, and to modify the lease in connection with such assignment. In order to assume the lease, the debtor or assignee generally will have to cure outstanding defaults and provide “adequate assurance of future performance” in addition to satisfying other requirements imposed under the Bankruptcy Code. Under the Bankruptcy Code, subject to certain exceptions, once a lease is rejected by a debtor lessee, it is deemed breached, and the non-debtor lessor will have a claim for lease rejection damages, as described above.

If the ground lessor files for bankruptcy, it may determine until the confirmation of its plan of reorganization whether to reject the ground lease. On request of any party to the lease, the bankruptcy court may order the debtor to determine within a specific period of time whether to assume or reject the lease or to comply with the terms of the lease pending its decision to assume or reject. In the event of rejection, the non-debtor lessee will have the right to treat the lease as terminated by virtue of its terms, applicable nonbankruptcy law, or any agreement made by the lessee. The non-debtor lessee may also, if the lease term has begun, retain its rights under the lease, including its rights to remain in possession of the leased premises under the rent reserved in the lease for the balance of the term of the lease (including renewals). The term “lessee” includes any “successor, assign or mortgagee permitted under the terms of such lease”. If, pre-petition, the ground lessor had specifically granted the leasehold mortgagee such right, the leasehold mortgagee may have the right to succeed to the lessee/borrower’s position under the lease.

In the event of concurrent bankruptcy proceedings involving the ground lessor and the lessee/borrower, actions by creditors against the borrower/lessee debtor would be subject to the automatic stay, and a lender may be unable to enforce both the bankrupt lessee’s/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated and any agreement by the ground lessor to grant the lender a new lease upon such termination. In such circumstances, a lease could be terminated notwithstanding lender protection provisions contained in that lease or in the mortgage. A lender could lose its security unless the lender holds a fee mortgage or the bankruptcy court, as a court of equity, allows the mortgagee to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position. Although consistent with the Bankruptcy Code, such position may not be adopted by the bankruptcy court.

Further, in an appellate decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir. 2003)), the court ruled with respect to an unrecorded lease of real property that where a statutory sale of leased property occurs under the Bankruptcy Code upon the bankruptcy of a landlord, that sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to the Bankruptcy Code, a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that, at least where a memorandum of lease had not been recorded, this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. As a result, we cannot assure you that, in the event of a statutory sale of leased property pursuant to the Bankruptcy Code, the lessee would be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that a leasehold mortgagor and/or a leasehold mortgagee (to the extent it has standing to intervene) would be able to recover the full value of the leasehold interest in bankruptcy court.

Because of the possible termination of the related ground lease, whether arising from a bankruptcy, the expiration of a lease term or an uncured defect under the related ground lease, lending on a leasehold interest in a real property is riskier than lending on the fee interest in the property.

Single-Purpose Entity Covenants and Substantive Consolidation.

Although the borrowers under the Mortgage Loans included in a trust fund may be special purpose entities, special purpose entities can become debtors in bankruptcy under various circumstances. For example, in the bankruptcy case of In re General Growth Properties, Inc. 409 B.R. 43 (Bankr. S.D.N.Y. 1999), notwithstanding that such subsidiaries were special purpose entities with independent directors, numerous property-level, special purpose subsidiaries were filed for bankruptcy protection by their parent entity. Nonetheless, the United States Bankruptcy Court for the Southern District of New York denied various lenders’ motions to dismiss the special purpose entity subsidiaries’ cases as bad faith filings. In denying the motions, the bankruptcy court stated that the fundamental and bargained for creditor protections embedded in the special purpose entity structures at the property level would remain in place during the pendency of the chapter 11 cases. Those protections included adequate protection of the lenders’ interest in their collateral and protection against the substantive consolidation of the property-level debtors with any other entities.

The moving lenders in the General Growth case had argued that the 20 property-level bankruptcy filings were premature and improperly sought to restructure the debt of solvent entities for the benefit of equity holders. However, the Bankruptcy Code does not require that a voluntary debtor be insolvent or unable to pay its debts currently in order to be eligible for relief and generally a bankruptcy petition will not be dismissed for bad faith if the debtor has a legitimate rehabilitation objective. Accordingly, after finding that the relevant debtors were experiencing varying degrees of financial distress due to factors such as cross defaults, a need to refinance in the near term (i.e., within 1 to 4 years), and other considerations, the bankruptcy court noted that it was not required to analyze in isolation each debtor’s basis for filing. In the court’s view, the critical issue was whether a parent company that had filed its bankruptcy case in good faith could include in the filing subsidiaries that were necessary for the parent’s reorganization. As demonstrated in the General Growth Properties bankruptcy case, although special purpose entities are designed to mitigate the bankruptcy risk of a borrower, special purpose entities can become debtors in bankruptcy under various circumstances.

Generally, pursuant to the doctrine of substantive consolidation, a bankruptcy court, in the exercise of its broad equitable powers, has the authority to order that the assets and liabilities of a borrower be substantively consolidated with those of an affiliate (i.e., even a non-debtor), including for the purposes of making distributions under a plan of reorganization or liquidation. Thus, property that is ostensibly the property of a borrower may become subject to the bankruptcy case of an affiliate, the automatic stay applicable to such bankrupt affiliate may be extended to a borrower, and the rights of creditors of a borrower may become impaired. Substantive consolidation is generally viewed as an equitable remedy that could result in an otherwise solvent company becoming subject to the bankruptcy proceedings of an insolvent affiliate, making the solvent company’s assets available to repay the debts of affiliated companies. A court has the discretion to order substantive consolidation in whole or in part and may include non-debtor affiliates of the bankrupt entity in the proceedings. The interrelationship among a borrower and other affiliates may pose a heightened risk of substantive consolidation and other bankruptcy risks in the event that any one or more of them were to become a debtor under the Bankruptcy Code. In the event of the bankruptcy of the applicable parent entities of any borrower, the assets of such borrower may be treated as part of the bankruptcy estates of such parent entities. In addition, in the event of the institution of voluntary or involuntary bankruptcy proceedings involving a borrower and certain of its affiliates, to serve judicial economy, it is likely that a court would jointly administer the respective bankruptcy proceedings. Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to substantively consolidate the assets of such borrowers with those of the parent.

Sales Free and Clear of Liens.

Under Sections 363(b) and (f) of the Bankruptcy Code, a trustee, or a borrower as debtor in possession, may, despite the provisions of the related mortgage to the contrary, sell the related mortgaged property free and clear of all liens, which liens would then attach to the proceeds of such sale. Such a sale may be approved by a bankruptcy court even if the proceeds are insufficient to pay the secured debt in full.

Post-Petition Credit.

Pursuant to Section 364 of the Bankruptcy Code, a bankruptcy court may, under certain circumstances, authorize a debtor to obtain credit after the commencement of a bankruptcy case, secured among other things, by senior, equal or junior liens on property that is already subject to a lien. In the bankruptcy case of General Growth Properties, the debtors initially sought approval of a debtor-in-possession loan to the corporate parent entities guaranteed by the property-level special purpose entities and secured by second liens on their properties. Although the debtor-in-possession loan ultimately did not include these subsidiary guarantees and second liens, we cannot assure you that, in the event of a bankruptcy of a Sponsor of a borrower, such Sponsor would not seek approval of a similar debtor-in-possession loan, or that a bankruptcy court would not approve a debtor-in-possession loan that included such subsidiary guarantees and second liens on such subsidiaries’ properties.

Avoidance Actions.

In a bankruptcy or similar proceeding involving a borrower, action may be taken seeking the recovery as a preferential transfer of any payments made by such borrower under a Mortgage Loan or to avoid the granting of the liens in the transaction in the first instance, or any replacement liens that arise by operation of law or the security agreement. Payments on long term debt may be protected from recovery as preferences if they qualify for the “ordinary course” exception under the Bankruptcy Code or if certain of the other defenses in the Bankruptcy Code are applicable. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

In addition, in a bankruptcy or similar proceeding involving any borrower, an action may be taken to avoid the transaction (or any component of the transaction, such as joint and several liability on a Mortgage Loan) as an actual or constructive fraudulent conveyance under state or federal law.

Generally, under federal law and most state fraudulent conveyance statutes, the incurrence of an obligation or the transfer of property by a person will be subject to avoidance if it was made with actual intent to hinder, delay or defraud creditors, as evidenced by certain “badges” of fraud. It also will be subject to avoidance under certain circumstances as a constructive fraudulent transfer if the transferor did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and (i) was insolvent or was rendered insolvent by such obligation or transfer, (ii) was engaged in business or a transaction, or was about to engage in business or a transaction, for which any property remaining with the transferor constituted unreasonably small capital, or (iii) intended to, or believed that it would, incur debts that would be beyond the transferor’s ability to pay as such debts matured. The measure of insolvency will vary depending on the law of the applicable jurisdiction. However, an entity will generally be considered insolvent if the present fair salable value of its assets is less than (x) the sum of its debts or (y) the amount that would be required to pay its probable liabilities on its existing debts as they become absolute and matured. Accordingly, cross-collateralization arrangements could be challenged as fraudulent transfers by creditors of a borrower in an action brought outside a bankruptcy case or, if the borrower were to become a debtor in a bankruptcy case, by the borrower as a debtor in possession or its bankruptcy trustee. Among other things, a legal challenge to the granting of liens may focus on the benefits realized by the borrower from the Mortgage Loan proceeds, in addition to the overall cross-collateralization. A lien or other property transfer granted by a borrower to secure repayment of a loan could be avoided if a court were to determine that (i) such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital, or was not able to pay its debts as they matured and (ii) the borrower did not, when it allowed its property to be encumbered by a lien securing the entire indebtedness represented by the loan, receive fair consideration or reasonably equivalent value for pledging such property.

Management Agreements.

It is likely that any management agreement relating to the mortgaged properties constitutes an “executory contract” for purposes of the Bankruptcy Code. Federal bankruptcy law provides generally that rights and obligations under an executory contract of a debtor may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely on the basis of a provision in such contract to such effect or because of certain other similar events. This prohibition on so-called “ipso facto” clauses could limit the ability of the related borrower (or the trustee as its assignee) to exercise certain contractual remedies with respect to a management agreement relating to any such mortgaged property. In addition, the Bankruptcy Code provides that a trustee in bankruptcy or debtor-in-possession may, subject to approval of the court, (a) assume an executory contract and (i) retain it or (ii) unless applicable law excuses a party other than the debtor from accepting performance from or rendering performance to an entity other than the debtor, assign it to a third party (notwithstanding any other restrictions or prohibitions on assignment) or (b) reject such contract. In a bankruptcy case of the related property manager, if the related management agreement(s) were to be assumed, the trustee in bankruptcy on behalf of such property manager, or such property manager as debtor-in-possession, or the assignee, if applicable, must cure any defaults under such agreement(s), compensate the borrower for its losses and provide the borrower with “adequate assurance” of future performance. Such remedies may be insufficient, however, as the related borrower may be forced to continue under a management agreement with a manager that is a poor credit risk or an unfamiliar manager if a management agreement was assigned (if applicable state law does not otherwise prevent such an assignment), and any assurances provided to the borrower may, in fact, be inadequate. If a management agreement is rejected, such rejection generally constitutes a breach of the executory contract immediately before the date of the filing of the petition. As a consequence, the related borrower generally would have only an unsecured claim against the related property manager for damages resulting from such breach, which could adversely affect the security for the Offered Certificates.

Certain of the Borrowers May Be Partnerships.

The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an “ipso facto” clause and, in the event of the general partner’s bankruptcy, may not be enforceable. Certain limited partnership agreements of the borrowers may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partners to agree within a specified time frame (often 60 days) after the withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of the partnerships triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets. Those state laws, however, may not be enforceable or effective in a bankruptcy case. Limited liability companies may be subjected to similar treatment as that described in this prospectus with respect to limited partnerships. The dissolution of a borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under the borrower’s Mortgage Loan.

In addition, the bankruptcy of the general or limited partner of a borrower that is a partnership, or the bankruptcy of a member of a borrower that is a limited liability company or the bankruptcy of a shareholder of a borrower that is a corporation may provide the opportunity in the bankruptcy case of the partner, member or shareholder to obtain an order from a court consolidating the assets and liabilities of the partner, member or shareholder with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective mortgaged property, for example, would become property of the estate of the bankrupt partner, member or shareholder. Not only would the mortgaged property be available to satisfy the claims of creditors of the partner, member or shareholder, but an automatic stay would apply to any attempt by the Master Servicer or Special Servicer to exercise remedies with respect to the mortgaged property. However, such an occurrence should not affect the Trustee’s status as a secured creditor with respect to the borrower or its security interest in the mortgaged property.

A borrower that is a limited partnership, in many cases, may be required by the loan documents to have a special purpose entity as its sole general partner, and a borrower that is a general partnership, in many cases, may be required by the loan documents to have as its general partners only entities that are special purpose entities. A borrower that is a limited liability company may be required by the loan documents to have a special purpose member or a springing member. Borrowers that are tenants-in-common may be required by the loan documents to be special purpose entities. These provisions are designed to mitigate the risk of the dissolution or bankruptcy of the borrower partnership or its general partner, a borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common. However, we cannot assure you that any borrower partnership or its general partner, or any borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common, will not dissolve or become a debtor under the Bankruptcy Code.

Environmental Considerations

General.

A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Those environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender’s loan. In some circumstances, a lender may decide to abandon a contaminated real property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

Environmental Assessments.

Environmental reports are generally prepared for mortgaged properties that will be included in the mortgage pool. At the time the Mortgage Loans were originated, it is possible that no environmental assessment or a very limited environmental assessment of the mortgaged properties was conducted.

Superlien Laws.

Under the laws of certain states, failure to perform any investigative and/or remedial action required or demanded by the state of any condition or circumstance that (i) may pose an imminent or substantial endangerment to the human health or welfare or the environment, (ii) may result in a release or threatened release of any hazardous material or hazardous substance, or (iii) may give rise to any environmental claim or demand (each condition or circumstance, an “Environmental Condition”), may give rise to a lien on the property to ensure the reimbursement of investigative and/or remedial costs incurred by the federal or state government. In several states, the lien has priority over the lien of an existing mortgage against the property. In any case, the value of a mortgaged property as collateral for a Mortgage Loan could be adversely affected by the existence of an Environmental Condition.

CERCLA.

The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, imposes strict liability on present and past “owners” and “operators” of contaminated real property for the costs of clean-up. A secured lender may be liable as an “owner” or “operator” of a contaminated mortgaged property if agents or employees of the lender have participated in the management of the property or the operations of the borrower. Liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of the contaminated mortgaged property through foreclosure, deed-in-lieu of foreclosure or otherwise. Moreover, liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA’s definition of “owner” or “operator,” however, is a person who, without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest. This is the so called “secured creditor exemption.”

The Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 (the “Lender Liability Act”) amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The Lender Liability Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The Lender Liability Act provides that “merely having the capacity to influence, or unexercised right to control” operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if—

●	it exercises decision-making control over a borrower’s environmental compliance and hazardous substance handling and disposal practices, or

●	assumes day-to-day management of operational functions of a mortgaged property.

The Lender Liability Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure, provided that the lender seeks to sell that property at the earliest practicable commercially reasonable time on commercially reasonable terms.

CERCLA does not apply to petroleum products, and the secured creditor exclusion does not govern liability for cleanup costs under federal laws other than CERCLA, in particular Subtitle I of the federal Resource Conservation and Recovery Act (“RCRA”) which regulates underground petroleum storage tanks, except heating oil tanks. The EPA has adopted a lender liability rule for underground storage tanks (USTs) under Subtitle I of RCRA. Under that rule a lender with a security interest in an UST or real property containing an UST is not liable as an “owner” or “operator” so long as the lender does not engage in decision making control of the use, storage, filing or dispensing of petroleum contained in the UST, exercise control over the daily operation of the UST, or engage in petroleum production, refining or marketing. Moreover, under the Lender Liability Act, the protections accorded to lenders under CERCLA are also accorded to holders of security interests in underground petroleum storage tanks. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection for secured creditors, or alternatively, may not impose liability on secured creditors at all.

Other Federal and State Laws.

Many states have statutes similar to CERCLA, and not all those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act.

Some federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials. These laws, as well as common law standards, may¾

●	impose liability for releases of or exposure to asbestos-containing materials, and

●	provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with those releases.

Federal law requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known information in their possession regarding the presence of lead-based paint or lead-based paint-related hazards and will impose treble damages for any failure to disclose. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning. If lead-based paint hazards exist at a property, then the owner of that property may be held liable for injuries and for the costs of removal or encapsulation of the lead-based paint.

In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed-in-lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

Beyond statute-based environmental liability, there exist common law causes of action related to hazardous environmental conditions on a property, such as actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property. While it may be more difficult to hold a lender liable under common law causes of action, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower’s ability to meet its loan obligations or may decrease the re-sale value of the collateral.

Federal, state and local environmental regulatory requirements change often. It is possible that compliance with a new regulatory requirement could impose significant compliance costs on a borrower. These costs may jeopardize the borrower’s ability to meet its loan obligations.

Additional Considerations.

The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard. However, that individual or entity may be without substantial assets. Accordingly, it is possible that the costs could become a liability of the trust and occasion a loss to the certificateholders. Furthermore, such action against the borrower may be adversely affected by the limitations on recourse in the related loan documents. Similarly, in some states anti-deficiency legislation and other statutes requiring the lender to exhaust its security before bringing a personal action against the borrower trustor (see “—Foreclosure—General—Anti-Deficiency Legislation” above) may curtail the lender’s ability to recover from its borrower the environmental clean-up and other related costs and liabilities incurred by the lender.

If the operations on a foreclosed property are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. This compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

The Pooling and Servicing Agreement will provide that the Master Servicer or the Special Servicer acting on behalf of the Issuing Entity, may not acquire title to, or possession of, a Mortgaged Property, take over its operation or take any other action that might subject the Issuing Entity to liability under CERCLA or comparable laws unless the Master Servicer or Special Servicer has previously determined, based upon a Phase I environmental site assessment (as described below) or other specified environmental assessment prepared by a person who regularly conducts the environmental assessments, that the mortgaged property is in compliance with applicable environmental laws and that there are no circumstances relating to use, management or disposal of any hazardous materials for which investigation, monitoring, containment, clean-up or remediation could be required under applicable environmental laws, or that it would be in the best economic interest of the Issuing Entity to take any actions as are necessary to bring the Mortgaged Property into compliance with those laws or as may be required under the laws. A Phase I environmental site assessment generally involves identification of recognized environmental conditions (as defined in Guideline E1527-00 of the American Society for Testing and Materials Guidelines) and/or historic recognized environmental conditions (as defined in Guideline E1527-00 of the American Society for Testing and Materials Guidelines) based on records review, site reconnaissance and interviews, but does not involve a more intrusive investigation such as sampling or testing of materials. This requirement is intended to preclude enforcement of the security for the related Mortgage Loan until a satisfactory environmental assessment is obtained or any legally required remedial action is taken, reducing the likelihood that the Issuing Entity will become liable for any Environmental Condition affecting a mortgaged property, but making it more difficult to realize on the security for the Mortgage Loan. However, we cannot assure you that any environmental assessment obtained by the Master Servicer or the Special Servicer will detect all possible Environmental Conditions or that the other requirements of the Pooling and Servicing Agreement, even if fully observed by the Master Servicer and the Special Servicer will in fact insulate the Issuing Entity from liability for Environmental Conditions.

In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers, including prospective buyers at a foreclosure sale or following foreclosure. This disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially and thereby decrease the ability of the lender to recover its investment in a loan upon foreclosure.

Due-On-Sale and Due-On-Encumbrance Provisions

Some or all of the Mortgage Loans underlying the Offered Certificates may contain due-on-sale and due-on-encumbrance clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the mortgaged property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce these clauses in many states. However, the Garn-St Germain Depository Institutions Act of 1982 generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to the limitations prescribed in that Act and the regulations promulgated thereunder. The inability to enforce a due-on-sale clause may result in transfer of the related mortgaged property to an uncreditworthy person, which could increase the likelihood of default, which may affect the average life of the Mortgage Loans and the number of Mortgage Loans which may extend to maturity.

The Pooling and Servicing Agreement provides that if any Mortgage Loan contains a provision in the nature of a “due on sale” clause, which by its terms provides that: (i) the Mortgage Loan will (or may at the mortgagee’s option) become due and payable upon the sale or other transfer of an interest in the related mortgaged property; or (ii) the Mortgage Loan may not be assumed without the consent of the related mortgagee in connection with any sale or other transfer, then, for so long as the Mortgage Loan is included in the Issuing Entity, the Master Servicer or Special Servicer, on behalf of the Trustee, will be required to take actions as it deems to be in the best interest of the certificateholders in accordance with the servicing standard set forth in the Pooling and Servicing Agreement, and may waive or enforce any due on sale clause contained in the related Mortgage Loan, in each case subject to any consent rights of the Special Servicer (in the case of an action by the Master Servicer) and the controlling class representative.

In addition, under federal bankruptcy law, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from the bankruptcy proceeding.

Junior Liens; Rights of Holders of Senior Liens

The trust may include Mortgage Loans secured by junior liens, while the loans secured by the related senior liens may not be included in that trust. The primary risk to holders of Mortgage Loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior liens to satisfy fully both the senior loans and the junior loan.

In the event that a holder of a senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied as follows:

●	first, to the payment of court costs and fees in connection with the foreclosure;

●	second, to real estate taxes;

●	third, in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior liens; and

●	last, in satisfaction of all principal, interest, prepayment and acceleration penalties, if any, and any other sums due and owing to the holder of the junior Mortgage Loan.

Subordinate Financing

Some Mortgage Loans underlying Offered Certificates may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or the restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to the following additional risks:

●	the borrower may have difficulty servicing and repaying multiple loans;

●	if the subordinate financing permits recourse to the borrower, as is frequently the case, and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan;

●	acts of the senior lender that prejudice the junior lender or impair the junior lender’s security, such as the senior lender’s agreeing to an increase in the principal amount of or the interest rate payable on the senior loan, may create a superior equity in favor of the junior lender;

●	if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender; and

●	the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Default Interest and Limitations on Prepayments

Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made. They may also contain provisions that prohibit prepayments for a specified period and/or condition prepayments upon the borrower’s payment of prepayment premium, fee or charge. In some states, there are or may be specific limitations upon the late charges that a lender may collect from a borrower for delinquent payments. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment premiums, fees and charges upon an involuntary prepayment is unclear under the laws of many states. Some state statutory provisions may also treat certain prepayment premiums, fees and charges as usurious if in excess of statutory limits. See “—Applicability of Usury Laws” below.

Further, some of the Mortgage Loans underlying the Offered Certificates may not require the payment of specified fees as a condition to prepayment or these requirements have expired, and to the extent some Mortgage Loans do require these fees, these fees may not necessarily deter borrowers from prepaying their Mortgage Loans.

Applicability of Usury Laws

State and federal usury laws limit the interest that lenders are entitled to receive on a Mortgage Loan. In determining whether a given transaction is usurious, courts may include charges in the form of “points” and “fees” as “interest”, but may exclude payments in the form of “reimbursement of foreclosure expenses” or other charges found to be distinct from “interest”. If, however, the amount charged for the use of the money loaned is found to exceed a statutorily established maximum rate, the loan is generally found usurious regardless of the form employed or the degree of overcharge. Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 (“Title V”) provides that state usury limitations will not apply to various types of residential, including multifamily, first Mortgage Loans originated by particular lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on Mortgage Loans covered by Title V. Some states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or imposes a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

Americans with Disabilities Act

Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder, in order to protect individuals with disabilities, owners of public accommodations, such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments, must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent “readily achievable.” In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, the altered portions are readily accessible to and usable by disabled individuals. The “readily achievable” standard takes into account, among other factors, the financial resources of the affected property owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, because the “readily achievable” standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender that is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

Servicemembers Civil Relief Act

Under the terms of the Servicemembers Civil Relief Act, a borrower who enters military service after the origination of the borrower’s Mortgage Loan, including a borrower who was in reserve status and is called to active duty after origination of the Mortgage Loan, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of the borrower’s active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. Because the Relief Act applies to individuals who enter military service, including reservists who are called to active duty, after origination of the related Mortgage Loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act.

Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a Master Servicer or Special Servicer to collect full amounts of interest on an affected Mortgage Loan. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts payable to the holders of the Certificates, and would not be covered by advances or any form of credit support provided in connection with the Certificates. In addition, the Relief Act imposes limitations that would impair the ability of a Master Servicer or Special Servicer to foreclose on an affected Mortgage Loan during the borrower’s period of active duty status and, under some circumstances, during an additional three month period after the active duty status ceases.

In addition, pursuant to the laws of various states, under certain circumstances, payments on Mortgage Loans by residents in such states who are called into active duty with the National Guard or the reserves will be deferred. These state laws may also limit the ability of the Master Servicer to foreclose on the related mortgaged property. This could result in delays or reductions in payment and increased losses on the Mortgage Loans that would be borne by certificateholders.

Anti-Money Laundering, Economic Sanctions and Bribery

Many jurisdictions have adopted wide-ranging anti-money laundering, economic and trade sanctions, and anti-corruption and anti-bribery laws, and regulations (collectively, the “Requirements”). Any of the Depositor, the Issuing Entity, the underwriters, the Master Servicer, the Special Servicer, the Trustee or the Certificate Administrator could be requested or required to obtain certain assurances from prospective investors intending to purchase Offered Certificates and to retain such information or to disclose information pertaining to them to governmental, regulatory or other authorities or to financial intermediaries or engage in due diligence or take other related actions in the future. It is the policy of the Depositor, the Issuing Entity, the underwriters, the Master Servicer, the Special Servicer, the Trustee and the Certificate Administrator to comply with the Requirements to which they are or may become subject and to interpret such Requirements broadly in favor of disclosure. Failure to honor any request by the Depositor, the Issuing Entity, the underwriters, the Master Servicer, the Special Servicer, the Trustee or the Certificate Administrator to provide requested information or take such other actions as may be necessary or advisable for the Depositor, the Issuing Entity, the underwriters, the Master Servicer, the Special Servicer, the Trustee or the Certificate Administrator to comply with any Requirements, related legal process or appropriate requests (whether formal or informal) may result in, among other things, a forced sale to another investor of such investor’s Offered Certificates. In addition, each of the Depositor, the Issuing Entity, the underwriters, the Master Servicer, the Special Servicer, the Trustee and the Certificate Administrator intends to comply with the U.S. Bank Secrecy Act, the USA Patriot Act and any other anti-money laundering and anti-terrorism, economic and trade sanctions, and anti-corruption or anti-bribery laws, and regulations of the United States and other countries, and will disclose any information required or requested by authorities in connection therewith.

Potential Forfeiture of Assets

Federal law provides that assets (including property purchased or improved with assets) derived from criminal activity or otherwise tainted, or used in the commission of certain offenses are subject to the blocking requirements of economic sanctions laws and regulations, and can be blocked and/or seized by and ordered forfeited to the United States of America. The offenses that can trigger such a blocking and/or seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money-laundering, anti-terrorism, economic sanctions, and anti-bribery laws and regulations, including the USA Patriot Act and the regulations issued pursuant to the USA Patriot Act, as well as the narcotic drug laws. Under procedures contained in the Comprehensive Crime Control Act of 1984, the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties “known to have an alleged interest in the property,” including the holders of Mortgage Loans.

A lender may avoid forfeiture of its interest in the property if it establishes that—

●	its mortgage was executed and recorded before commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or

●	the lender, at the time of execution of the mortgage, “did not know or was reasonably without cause to believe that the property was subject to forfeiture.”

However, there is no assurance that such defense will be successful.

Ratings

It is a condition to the issuance of each Class of Offered Certificates that it receives an investment grade credit rating from one or more NRSROs engaged by the Depositor to rate the Offered Certificates (each such NRSRO engaged by the Depositor to rate the Offered Certificates, a “Rating Agency” and, collectively, the “Rating Agencies”). Typically, the four highest rating categories, within which there may be sub-categories or gradations indicating relative standing, signify investment grade.

We are not obligated to maintain any particular rating with respect to any Class of Offered Certificates. Changes affecting the Mortgage Loans, the Mortgaged Properties, the Sponsors, the Certificate Administrator, the Trustee, the Operating Advisor, the Master Servicer, the Special Servicer, any Outside Servicer, any Outside Special Servicer or another person may have an adverse effect on the ratings of the Offered Certificates, and thus on the liquidity, market value and regulatory characteristics of the Offered Certificates, although such adverse changes would not necessarily be an event of default under the applicable Mortgage Loan.

A securities rating on mortgage pass-through Certificates addresses credit risk and the likelihood of full and timely payment to the applicable certificateholders of all distributions of interest at the applicable pass-through rate on the Certificates in question on each distribution date and, except in the case of interest-only Certificates, the ultimate payment in full of the certificate balance of each Class of Certificates in question on a date that is not later than the rated final distribution date with respect to such Class of Certificates. A rating takes into consideration, among other things, the credit quality of the Mortgage Pool, structural and legal aspects associated with the Certificates in question, and the extent to which the payment stream from the Mortgage Pool is adequate to make payments required under the Certificates in question. A securities rating on mortgage pass-through Certificates does not, however, represent any assessment of or constitute a statement regarding—

●	whether the price paid for those Certificates is fair;

●	whether those Certificates are a suitable investment for any particular investor;

●	the tax attributes of those Certificates or of the trust;

●	the yield to maturity or, if they have principal balances, the average life of those Certificates;

●	the likelihood, timing or frequency of prepayments (whether voluntary or involuntary) of principal on the underlying Mortgage Loans;

●	the degree to which the amount or frequency of prepayments on the underlying Mortgage Loans might differ from those originally anticipated;

●	the allocation of prepayment interest shortfalls or whether any compensating interest payments will be made;

●	whether or to what extent the interest payable on those Certificates may be reduced in connection with interest shortfalls resulting from the timing of voluntary prepayments;

●	the likelihood that any amounts other than interest at the related mortgage interest rates and principal will be received with respect to the underlying Mortgage Loans;

●	the likelihood or frequency of yield maintenance charges, assumption fees or penalty charges; or

●	if those Certificates provide solely or primarily for payments of interest, whether the holders, despite receiving all payments of interest to which they are entitled, would ultimately recover their initial investments in those Certificates.

See “Risk Factors—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded”.

In addition, a securities rating on mortgage pass-through Certificates does not represent an assessment of the yield to maturity that investors may experience or the possibility that the holders of interest-only Certificates might not fully recover their initial investments in the event of delinquencies or defaults or rapid prepayments on the underlying Mortgage Loans (including both voluntary and involuntary prepayments) or the application of any realized losses. In the event that the holders of such Certificates do not fully recover their investment as a result of rapid principal prepayments on the Mortgage Loans, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the securities ratings assigned to such Certificates. The Notional Amount of the Class X-A Certificates may be reduced by the allocation of Realized Losses and prepayments, whether voluntary or involuntary, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB and/or Class A-S Certificates. The Notional Amount of the Class X-B Certificates may be reduced by the allocation of Realized Losses and prepayments, whether voluntary or involuntary, to the Class B Certificates. The Notional Amount of the Class X-C Certificates may be reduced by the allocation of Realized Losses and prepayments, whether voluntary or involuntary, to the Class C Certificates. The securities ratings do not address the timing or magnitude of reductions of such Notional Amounts, but only the obligation to distribute interest timely on each such Notional

Amount as so reduced from time to time. Therefore, the securities ratings of the Class X-A, Class X-B and Class X-C Certificates should be evaluated independently from similar ratings on other types of securities.

NRSROs that were not engaged by the Depositor to rate the Offered Certificates may nevertheless issue unsolicited credit ratings on one or more Classes of Offered Certificates, relying on information they receive pursuant to Rule 17g-5 or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from any ratings assigned by the Rating Agencies. The issuance of unsolicited ratings by any NRSRO on a Class of the Offered Certificates that are lower than the ratings assigned by the Rating Agencies may adversely impact the liquidity, market value and regulatory characteristics of that Class.

As part of the process of obtaining ratings for the Offered Certificates, the Depositor had initial discussions with and submitted certain materials to six NRSROs, including the Rating Agencies. Based on preliminary feedback from those NRSROs at that time, the Depositor selected the Rating Agencies to rate the Offered Certificates and not the other NRSROs, due in part to their initial subordination levels for the various Classes of the Certificates. In the case of one of the Rating Agencies, the Depositor has requested ratings for only certain Classes of the Offered Certificates, due in part to the initial subordination levels provided by such Rating Agency for the various Classes of the Offered Certificates. Had the Depositor selected alternative NRSROs to rate the Offered Certificates, we cannot assure you as to the ratings that such other NRSROs would have ultimately assigned to the Offered Certificates. Although unsolicited ratings may be issued by any NRSRO, an NRSRO might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the Depositor. Had the Depositor requested each of the Rating Agencies to rate all Classes of the Offered Certificates, we cannot assure you as to the ratings that any such engaged NRSRO would have ultimately assigned to the Classes of Offered Certificates that it did not rate.

Furthermore, the SEC may determine that any or all of the Rating Agencies no longer qualifies as an NRSRO or is no longer qualified to rate the Offered Certificates, and that determination may also have an adverse effect on the liquidity, market value and regulatory characteristics of the Offered Certificates.

Certain actions provided for in the loan agreements require, as a condition to taking such action, that a Rating Agency Confirmation be obtained from each Rating Agency. In certain circumstances, this condition may be deemed to have been met or waived without such a Rating Agency Confirmation being obtained. See the definition of “Rating Agency Confirmation” in this prospectus. In the event such an action is taken without a Rating Agency Confirmation being obtained, we cannot assure you that the applicable Rating Agency will not downgrade, qualify or withdraw its ratings as a result of the taking of such action. If you invest in the Offered Certificates, pursuant to the Pooling and Servicing Agreement your acceptance of Offered Certificates will constitute an acknowledgment and agreement with the procedures relating to Rating Agency Confirmations described under the definition of “Rating Agency Confirmation” in this prospectus.

Any rating of the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency.

Pursuant to agreements between Depositor and each Rating Agency, the Rating Agencies will provide ongoing ratings surveillance with respect to the Offered Certificates for as long as they remain issued and outstanding. The Depositor is responsible for the fees paid to the Rating Agencies to rate and to provide ongoing rating surveillance with respect to the Offered Certificates.

Plan of Distribution (Underwriter Conflicts of Interest)

Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Drexel Hamilton, LLC and the Depositor have entered into an underwriting agreement with respect to the Offered Certificates (the “Underwriting Agreement”), pursuant to which the Depositor has agreed to sell to the underwriters, and the underwriters have severally but not jointly agreed to purchase from the Depositor, the respective Certificate Balance or Notional Amount, as applicable, of each Class of Offered Certificates set forth below. In connection with the offering contemplated by this prospectus, Citigroup Global Markets Inc. and Deutsche Bank Securities Inc. are acting as co-lead managers and joint bookrunners with respect to approximately 45.0% and 55.0%, respectively, of the total principal balance of the Offered Certificates, and Drexel Hamilton, LLC is acting as co-manager.

Class	Citigroup Global Markets Inc.	Deutsche Bank Securities Inc.	Drexel Hamilton, LLC
Class A-1	$14,448,505	$17,647,495	$0
Class A-2	$31,955,883	$39,031,117	$0
Class A-3	$101,287,189	$123,712,811	$0
Class A-4	$113,546,090	$138,685,910	$0
Class A-AB	$21,183,428	$25,873,572	$0
Class X-A	$328,818,731	$401,621,269	$0
Class X-B	$17,651,431	$21,559,569	$0
Class X-C	$14,625,420	$17,863,580	$0
Class A-S	$46,397,636	$56,670,364	$0
Class B	$17,651,431	$21,559,569	$0
Class C	$14,625,420	$17,863,580	$0

The Depositor estimates that its share of the total expenses of the offering, excluding underwriting discounts and commissions, will be approximately $[______].

The Underwriting Agreement provides that the obligations of the underwriters will be subject to certain conditions precedent and that the underwriters will be obligated to purchase all Offered Certificates if any are purchased. In the event of a default by any underwriter, the Underwriting Agreement provides that, in certain circumstances, purchase commitments of the non-defaulting underwriter(s) may be increased or the Underwriting Agreement may be terminated.

The Depositor and the Sponsors have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act. The parties to the Pooling and Servicing Agreement have also severally agreed to indemnify the underwriters, and the underwriters, severally and not jointly, have agreed to indemnify the Depositor and controlling persons of the Depositor, against certain liabilities, including liabilities under the Securities Act, and have agreed to contribute to payments required to be made in respect of these liabilities.

The Depositor has been advised by the underwriters that they propose to offer the Offered Certificates to the public from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to the Depositor from the sale of Offered Certificates will be approximately [__]% of the initial aggregate principal balance of the Offered Certificates, plus accrued interest on the Offered Certificates from August 1, 2017, before deducting expenses payable by the Depositor. The underwriters may effect the transactions by selling the Offered Certificates to or through dealers, and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters. In connection with the purchase and sale of the Offered Certificates, the underwriters and dealers may be deemed to have received compensation from the Depositor in the form of underwriting discounts and commissions.

We anticipate that the Offered Certificates will be sold primarily to institutional investors. Purchasers of Offered Certificates, including dealers, may, depending on the facts and circumstances of those purchases, be deemed to be “underwriters” within the meaning of the Securities Act in connection with reoffers and resales by them of Offered Certificates. If you purchase Offered Certificates, you should consult with your legal advisors in this regard prior to any reoffer or resale. The Offered Certificates are a new issue of securities with no established trading market. Although the Depositor has been advised by the underwriters that they intend to make a market in the Offered Certificates, they are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the Offered Certificates. Further, we cannot assure you that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue. See “Risk Factors—The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline”.

The primary source of ongoing information available to investors concerning the Offered Certificates will be the monthly statements discussed under “Description of the Certificates—Reports to Certificateholders; Certain Available Information” in this prospectus, which will include information as to the outstanding principal balance or notional amount, as applicable, of the Offered Certificates and the status of the applicable form of credit enhancement. Except as described under “Description of the Certificates—Reports to Certificateholders; Certain Available Information” in this prospectus, we cannot assure you that any additional information regarding the Offered Certificates will be available through any other source. In addition, we are not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis. The limited nature of that information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.

Citigroup Global Markets Inc., one of the underwriters, is an affiliate of (i) the Depositor, (ii) Citibank (the Certificate Administrator), (iii) CREFI (a Sponsor, an originator, an initial Risk Retention Consultation Party, the Retaining Sponsor and the current holder of the Brookwood Self Storage LA-MS Portfolio Pari Passu Companion Loan and one or more of the IGT Reno Pari Passu Companion Loans) and (iv) CGMRC (a Sponsor, an originator, the holder of a portion of the VRR Interest and the current holder of one or more of the General Motors Building Pari Passu Companion Loans). Deutsche Bank Securities Inc., one of the underwriters, is an affiliate of (i) Deutsche Bank AG, acting through its New York Branch (an originator, the current holder (or an affiliate of the current holder) of one or more of the General Motors Building Pari Passu Companion Loans, one or more of the Starwood Capital Group Hotel Portfolio Pari Passu Companion Loans, one or more of the Gurnee Mills Pari Passu Companion Loans and a portion of the mezzanine B loan related to the 245 Park Avenue Loan Combination), an initial Risk Retention Consultation Party and the holder of a portion of the VRR Interest, and (ii) GACC (a Sponsor). See “Risk Factors—Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned with Your Interests” and “—Interests and Incentives of the Underwriter Entities May Not Be Aligned with Your Interests” in this prospectus.

A substantial portion of the net proceeds of this offering (after the payment of underwriting compensation and transaction expenses) is intended to be directed to affiliates of Citigroup Global Markets Inc., one of the underwriters and one of the co-lead managers and joint bookrunners for this offering, and Deutsche Bank Securities Inc., one of the underwriters and one of the co-lead managers and joint bookrunners for this offering. That flow of funds will occur by means of the collective effect of the payment by the underwriters to the Depositor of the purchase price for the Offered Certificates and (i) the payment by the Depositor to CREFI, an affiliate of Citigroup Global Markets Inc., in its capacity as a Sponsor, of the purchase price for the CREFI Mortgage Loans, (ii) the payment by the Depositor to GACC, an affiliate of Deutsche Bank Securities Inc., in its capacity as a Sponsor, of the purchase price for the GACC Mortgage Loans, and (iii) the payment by the Depositor to CGMRC, an affiliate of Citigroup Global Markets Inc., in its capacity as a Sponsor, of the purchase price for the CGMRC Mortgage Loans. See “Transaction Parties—The Sponsors and the Mortgage Loan Sellers”.

As a result of the circumstances described above, each of Citigroup Global Markets Inc. and Deutsche Bank Securities Inc. has a “conflict of interest” within the meaning of Rule 5121 of the consolidated rules of The Financial Industry Regulatory Authority, Inc. In addition, other circumstances exist that result in the underwriters or their affiliates having conflicts of interest, notwithstanding that such circumstances may not constitute a “conflict of interest” within the meaning of such Rule 5121. See “Risk Factors—Interests and Incentives of the Underwriter Entities May Not Be Aligned with Your Interests.”

Incorporation of Certain Information by Reference

All reports filed or caused to be filed by the Depositor with respect to the Issuing Entity before the termination of this offering pursuant to Section 13(a), 13(c) or 15(d) of the Securities Exchange Act of 1934, as amended, that relate to the Offered Certificates (other than annual reports on Form 10-K) will be deemed to be incorporated by reference into this prospectus, except that if an Outside Servicing Agreement is entered into after termination of this offering, any current report on Form 8-K filed after termination of this offering that includes as an exhibit such Outside Servicing Agreement will be deemed to be incorporated by reference into this prospectus.

In addition, any disclosures filed, on or prior to the date of filing of this prospectus, as exhibits to Form ABS-EE by or on behalf of the Depositor with respect to the Issuing Entity will be deemed to be incorporated by reference into this prospectus.

The Depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with this offering (including beneficial owners of the Offered Certificates), upon written or oral request of that person, a copy of any or all documents or reports incorporated in this prospectus by reference, in each case to the extent the documents or reports relate to the Offered Certificates, other than the exhibits to those documents (unless the exhibits are specifically incorporated by reference in those documents). Requests to the Depositor should be directed in writing to its principal executive offices at 390 Greenwich Street, 7th Floor, New York, New York 10013, or by telephone at (212) 816-6000.

Where You Can Find More Information

 The Depositor has filed a Registration Statement on Form SF-3 (SEC File No. 333-207132) (the “Registration Statement”) relating to multiple series of CMBS, including the Offered Certificates, with the SEC.  This prospectus will form a part of the Registration Statement, but the Registration Statement includes additional information. Copies of the Registration Statement and other materials filed with or furnished to the SEC, including distribution reports on Form 10-D, annual reports on Form 10-K, current reports on Form 8-K, and reports on Forms ABS-15G and Forms ABS-EE and any amendments to these reports may be read and copied at the Public Reference Section of the SEC, 100 F Street N.W., Washington, D.C. 20549, on official business days between the hours of 10:00 a.m. and 3:00 p.m. Information regarding the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. The SEC also maintains an internet site at “http://www.sec.gov” at which you can view and download copies of this prospectus through the Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system. The SEC maintains computer terminals providing access to the EDGAR system at each of the offices referred to above.

The Depositor has met the registrant requirements of Section I.A.1. of the General Instructions to the Registration Statement.

Copies of all reports of the Issuing Entity on Forms ABS-EE, 10-D, 10-K and 8-K will also be made available on the website of the Certificate Administrator as soon as reasonably practicable after these materials are electronically filed with or furnished to the SEC through the EDGAR system.

Financial Information

The Issuing Entity will be newly formed and will not have engage in any business activities or have any assets or obligations prior to the issuance of the Offered Certificates. Accordingly, no financial statements with respect to the Issuing Entity are included in this prospectus.

The Depositor has determined that its financial statements will not be material to the offering of the Offered Certificates.

Legal Matters

The validity of the Offered Certificates and certain federal income tax matters will be passed upon for the Depositor by Orrick, Herrington & Sutcliffe LLP, New York, New York. Certain legal matters will be passed upon for the underwriters by Sidley Austin LLP, New York, New York.

Index of Certain Defined Terms

17g-5 Information Provider	327
1986 Act	451
2015 Budget Act	458
245 Park Avenue Controlling Note Holder	232
245 Park Avenue Trust 2017-245P Securitization	230
245 Park Avenue Trust 2017-245P Servicer	230
245 Park Avenue Trust 2017-245P Special Servicer	230
245 Park Avenue Trust 2017-245P Trust and Servicing Agreement	230
245 Park Avenue Trust 2017-245P Trustee	230
30/360 Basis	308
AB Loan Combination	147
AB Modified Loan	376
ABS interests	286
Accelerated Mezzanine Loan	405
Acceptable Insurance Default	347
Accredited Investor	14
Actual/360 Basis	196
Administrative Fee Rate	366
ADR	150
Advance Rate	352
Advances	351
Advisers Act	468
Affected Investor	67
Affiliate	E-2-A-12
Affirmative Asset Review Vote	417
Aggregate Available Funds	303
Aggregate Principal Distribution Amount	310
AIFM Regulation	68
Allocated Cut-off Date Loan Amount	150
AmTrust	176
AmTrust Annual Report	176
Ancillary Fees	361
Annual Debt Service	150
Anticipated Repayment Date	197
Appraisal Reduction Amount	375
Appraisal Reduction Event	374
Appraised Value	150
Appraised-Out Class	377
Appraiser	375
ARD	152
ARD Loan	197
Assessment of Compliance	379
Asset Representations Reviewer	282
Asset Representations Reviewer Asset Review Fee	366
Asset Representations Reviewer Cap	366
Asset Representations Reviewer Termination Event	422
Asset Representations Reviewer Upfront Fee	366
Asset Review	419
Asset Review Notice	418
Asset Review Quorum	418
Asset Review Report	420
Asset Review Report Summary	420

Asset Review Standard	419
Asset Review Trigger	417
Asset Review Vote Election	417
Assumed Certificate Coupon	294
Assumed Final Distribution Date	315
Assumption Fees	361
Attestation Report	380
AURA	280
Available Funds	304
Balloon Balance	152
Balloon Mortgage Loans	196
Bankruptcy Code	70
Base Interest Fraction	314
BCBS	68
Beds	158
Borrower Delayed Reimbursements	360
Borrower Party	405
B-Piece Buyer	136
Brexit Vote	70
BXP 2017-GM Certificate Administrator	215
BXP 2017-GM Depositor	215
BXP 2017-GM Servicer	215
BXP 2017-GM Special Servicer	215
BXP 2017-GM Trust and Servicing Agreement	215
BXP 2017-GM Trustee	215
CBE	444
CDI 202.01	69
Certificate Administrator	270
Certificate Balance	302
Certificate Owner	322
Certificate Summary	10
Certificateholder	322
Certificateholder Quorum	387
Certificateholder Repurchase Request	424
Certificates	301
Certifying Certificateholder	331
CGMRC	148, 249
CGMRC General Motors Building Note	148
CGMRC Mortgage Loan	148
CGMRC VRR Interest Portion	286
Citi Data File	251
Citi Mortgage Loans	148
Citi Securitization Database	250
Citi Sponsors	249
Citibank	270
Class	301
Class A-AB Scheduled Principal Balance	305
Class X Certificates	301
Class X Strip Rate	308
Clearstream	328
Clearstream Participants	330
Closing Date	149, 301
CMBS	66, 249, 255
CMBS B-Piece Securities	290
Code	449
Co-Lender Agreement	214

Collateral Deficiency Amount	377
Collection Account	355
Collection Period	304
Collective Investment Scheme	11
Communication Request	332
Companion Loan	147
Companion Loan Holder	341
Companion Loan Rating Agency	385
Companion Note	212
Compensating Interest Payment	316
Consent Fees	360
Constraining Level	293
Consultation Election Notice	426
Consultation Requesting Certificateholder	426
Consultation Termination Event	405
Control Eligible Certificates	405
Control Termination Event	405
Controlling Class	404
Controlling Class Certificateholder	404
Controlling Class Representative	404
Controlling Companion Loan	343
Controlling Note	213
Controlling Note Holder	213
Controlling Pari Passu Companion Loan	343
Corrected Loan	347
CPR	440
CRE CDO	281
CREC	174
Credit Risk Retention Rules	286
CREFC®	319
CREFC® Intellectual Property Royalty License Fee	366
CREFC® Intellectual Property Royalty License Fee Rate	366
CREFC® Reports	319
CREFI	148, 249
CREFI Mortgage Loans	148
Crossed Group	152
Crossed Mortgage Loan	E-2-A-3
Cross-Over Date	307
CRR	67
CSAIL 2016-C7 Asset Representations Reviewer	244
CSAIL 2016-C7 Certificate Administrator	244
CSAIL 2016-C7 Directing Certificateholder	246
CSAIL 2016-C7 Operating Advisor	244
CSAIL 2016-C7 Pooling and Servicing Agreement	244
CSAIL 2016-C7 Servicer	244
CSAIL 2016-C7 Special Servicer	244
CSAIL 2016-C7 Trustee	244
Cumulative Appraisal Reduction Amount	376
Cure Event	229
Cure Payment	228
Cure/Contest Period	420
Custodian	400
Cut-off Date	147
Cut-off Date Balance	147
Cut-off Date DSCR	154
Cut-off Date Loan-to-Value Ratio	152
Cut-off Date LTV Ratio	152
DBJPM 2017-C6 Asset Representations Reviewer	234
DBJPM 2017-C6 Certificate Administrator	234
DBJPM 2017-C6 Operating Advisor	234
DBJPM 2017-C6 Pooling and Servicing Agreement	234
DBJPM 2017-C6 Servicer	234
DBJPM 2017-C6 Special Servicer	234
DBJPM 2017-C6 Trustee	234
DBNY	254, 263
DBNY VRR Interest Portion	286
Debt Service Coverage Ratio	154
Debt Yield on Underwritten NCF	153
Debt Yield on Underwritten Net Cash Flow	153
Debt Yield on Underwritten Net Operating Income	153
Debt Yield on Underwritten NOI	153
Defaulted Mortgage Loan	363
Defeasance	E-1-A-10, E-2-A-10
Defeasance Deposit	201
Defeasance Loans	201
Defeasance Lock Out Period	201
Defeasance Option	201
Defective Mortgage Loan	339
Definitive Certificate	328
Delinquent Loan	417
Depositaries	329
Depositor	149, 268
Determination Date	302
Deutsche Bank	255
Diligence File	334
Directing Holder	404
Disclosable Special Servicer Fees	364
Discount Yield	293
Dispute Resolution Consultation	426
Dispute Resolution Cut-off Date	425
Distribution Account	355
Distribution Date	302
DMARC	256
Document Defect	333
Dodd-Frank Act	68
DOJ	255
DSCR	154
DTC	328
DTC Participants	329
DTC Rules	330
Due Date	196, 305
Due Diligence Questionnaire	251
Due Diligence Requirement	67
Due Period	305
EDGAR	497
EEA	67
Eligible Asset Representations Reviewer	421
Eligible Operating Advisor	414
Enforcing Party	424
Enforcing Servicer	424
Environmental Condition	486, E-1-A-12, E-2-A-13

ERISA	461
ERISA Plans	461
ESA	172, 264, E-1-A-12, E-2-A-12
Escrow/Reserve Mitigating Circumstances	267
Euroclear	328
Euroclear Operator	330
Euroclear Participants	330
Excess Interest	197
Excess Interest Distribution Account	356
Excess Liquidation Proceeds Reserve Account	356
Excess Modification Fees	360
Excess Penalty Charges	361
Excess Prepayment Interest Shortfall	317
Exchange Act	249
Excluded Controlling Class Holder	325
Excluded Controlling Class Mortgage Loan	405
Excluded Information	326
Excluded Mortgage Loan	405
Excluded Mortgage Loan Special Servicer	388
Excluded RRCP Mortgage Loan	405
Excluded Special Servicer Information	326
Excluded Special Servicer Mortgage Loan	388
Exemption Rating Agency	464
Expected Price	297
Expected Prices	297
FATCA	459
FDIC	121
FETL	15
FIEL	15
Final Asset Status Report	409
Final Dispute Resolution Election Notice	426
Financial Promotion Order	11
FIRREA	264
Fitch	274, 385
Form 8-K	249
FPO Persons	11
FSCMA	15
FSMA	11
GAAP	287
GACC	148, 254
GACC Data Tape	257
GACC Deal Team	256
GACC General Motors Building Note	148
GACC Mortgage Loans	148
GM Building Co-Lender Agreement	215
GM Building Loan Combination Directing Holder	219
GM Building Payment Application Trigger Event	217
Ground Lease	E-1-A-10, E-2-A-10
Gurnee Mills Controlling Noteholder	246
Gurnee Mills Non-Controlling Noteholder	246
Hard Lockbox	154
High Net Worth Companies, Unincorporated Associations, Etc.	11
Horizontal Credit Risk Retention Percentage	288
HRR Certificates	286
Impermissible Risk Retention Affiliate	380
Impermissible TPP Affiliate	380
Indirect Participants	329
Initial Pool Balance	147
Initial Rate	197
Initial Requesting Certificateholder	424
In-Place Cash Management	154
Institutional Investor	14
Insurance Rating Requirements	E-1-A-4, E-2-A-5
Interest Accrual Amount	309
Interest Accrual Period	309
Interest Distribution Amount	309
Interest Only Mortgage Loans	196
Interest Reserve Account	355
Interest Shortfall	309
Interested Person	399
Interest-Only Certificates	301
Interest-Only Expected Price	296
Investment Company Act	1
Investment Grade Interest-Only Certificates	291
Investor Certification	321
IRS	450
Issuing Entity	147
KBRA	384
Largest Tenant	154
Largest Tenant Lease Expiration	154
Lender Liability Act	487
Lennar	277
Liquidation Fee	363
Liquidation Fee Rate	363
Liquidation Proceeds	363
Loan Combination	147
Loan Combination Custodial Account	355
Loan Per Unit	154
Loss of Value Payment	338
Loss of Value Reserve Fund	356
Lower-Tier Regular Interests	449
Lower-Tier REMIC	449
Lower-Tier REMIC Distribution Account	355
LTV Ratio at Maturity/ARD	155
LUST	173
MAI	374, E-1-A-13, E-2-A-13
Major Decision	401
Major Decision Reporting Package	403
MAS	14
Master Servicer	272
Master Servicer Remittance Date	351
Material Breach	336
Material Defect	337
Material Document Defect	333
Maturity Date/ARD Loan-to-Value Ratio	155
Maturity Date/ARD LTV Ratio	155
Modeling Assumptions	440
Modification Fees	361
Monthly Payment	304
Moody’s	384
Morningstar	274, 414
Mortgage	147
Mortgage File	332
Mortgage Loan Purchase Agreement	332

Mortgage Loan Schedule	344
Mortgage Loan Sellers	148
Mortgage Loans	147
Mortgage Note	147
Mortgage Pool	147
Mortgage Rate	309
Mortgaged Property	147
Mortgagee	E-1-A-13
Most Recent NOI	155
Net Cash Flow	157
Net Mortgage Pass-Through Rate	308
Net Mortgage Rate	309
Non-Controlling Note	213
Non-Controlling Note Holders	213
Non-Offered Certificates	301
Nonrecoverable Advance	353
Non-Reduced Certificates	322
Non-U.S. Tax Person	459
Non-Vertically Retained Certificates	301
Non-Vertically Retained Percentage	288
Non-Vertically Retained Principal Balance Certificates	301
Non-Vertically Retained Regular Certificates	301
Note A	227
Note B	227
Notice of Foreclosure/DIL	229
Notional Amount	302
NRSRO	321, 470
NRSRO Certification	322
Occupancy	155
Occupancy Date	156
Offered Certificates	301
OID Regulations	452
OLA	121
Olympic Tower 2017-OT Certificate Administrator	221
Olympic Tower 2017-OT Controlling Class	227
Olympic Tower 2017-OT Controlling Class Certificateholder	228
Olympic Tower 2017-OT Directing Holder	227
Olympic Tower 2017-OT Mortgage Trust	221
Olympic Tower 2017-OT Servicer	221
Olympic Tower 2017-OT Special Servicer	221
Olympic Tower 2017-OT Subordinate Consultation Period	227
Olympic Tower 2017-OT Subordinate Control Period	227
Olympic Tower 2017-OT Trust and Servicing Agreement	221
Olympic Tower 2017-OT Trustee	221
Olympic Tower Condominium	170
Olympic Tower Ground Lease	170
Olympic Tower Ground Lessor	170
Olympic Tower Non-Standalone Companion Loan	221
Olympic Tower Standalone Companion Loan	221
Olympic Tower Subordinate Companion Loan Holder	222
Olympic Tower Triggering Event of Default	222
Operating Advisor	282
Operating Advisor Annual Report	412
Operating Advisor Consultation Trigger Event	299, 411
Operating Advisor Consulting Fee	365
Operating Advisor Fee	365
Operating Advisor Fee Rate	365
Operating Advisor Standard	409
Operating Advisor Termination Event	413
Original Balance	156
Other Crossed Loans	339
Outside Certificate Administrator	343
Outside Controlling Class Representative	343
Outside Controlling Note Holder	342
Outside Custodian	343
Outside Depositor	343
Outside Operating Advisor	343
Outside Securitization	342
Outside Serviced Companion Loan	342
Outside Serviced Loan Combination	342
Outside Serviced Mortgage Loan	342
Outside Servicer	343
Outside Servicer Fee Rate	370
Outside Servicing Agreement	342
Outside Special Servicer	343
Outside Trustee	343
P&I	274
P&I Advance	351
PAR	265
Pari Passu Companion Loan	147
Pari Passu Indemnified Items	383
Pari Passu Indemnified Parties	383
Pari Passu Loan Combination	147
Park Bridge Financial	282
Park Bridge Lender Services	282
Participants	328
Party in Interest	461
Pass-Through Rate	308
PCIS Persons	11
PCO	193
PCR	262
Penalty Charges	361
Percentage Interest	303
Permitted Encumbrances	E-1-A-3, E-2-A-3
Permitted Investments	303
Permitted Special Servicer/Affiliate Fees	364
PIPs	112, 177
Plan Asset Regulations	462
Plan Fiduciary	468
PML	E-2-A-5
Pochari Ground Lease	170
Pochari Ground Lessor	170
Pooling and Servicing Agreement	341
Pooling and Servicing Agreement Party Repurchase Request	424
PPA	274
PRC	13
Preliminary Asset Review Report	420
Preliminary Dispute Resolution Election Notice	425

Prepayment Assumption	453
Prepayment Interest Excess	316
Prepayment Interest Shortfall	316
Prepayment Penalty Description	156
Prepayment Provision	156
Presidio Ground Lease	171
Prime Rate	352
Principal Balance Certificates	301
Principal Distribution Amount	310
Principal Shortfall	311
Privileged Information	410
Privileged Information Exception	410
Privileged Person	321
Professional Investors	13
Prohibited Prepayment	316
Promotion of Collective Investment Schemes Exemptions Order	11
Property Advances	351
Proposed Course of Action Notice	425
Prospectus	13
Prospectus Directive	12
PTE	464
Qualified Investor	12
Qualified Investors	12
Qualified Mortgage	333
Qualified Substitute Mortgage Loan	338
Qualifying CRE Loan Percentage	287
Rated Final Distribution Date	316
Rating Agencies	492
Rating Agency	492
Rating Agency Confirmation	430
Rating Agency Declination	430
RCA	276
RCM	277
RCM Funds	277
RCRA	174
Realized Loss	318
REC	172
Recognized Collective Investment Scheme	11
Record Date	303
Registration Statement	497
Regular Certificates	301
Regular Interestholder	451
Regular Interests	449
Regulation AB	248
Regulation RR	286
Related Group	156
Release Date	201
Relevant Member State	12
Relevant Person	14
Relevant Persons	11
REMIC	449
REMIC LTV Test	146
REMIC Regulations	449
REO Account	356
REO Companion Loan	311
REO Loan	311
REO Mortgage Loan	311
REO Property	301
Repurchase Election Notice	229
Repurchase Option Notice	229
Repurchase Price	337
Repurchase Request	424
Requesting Certificateholder	426
Requesting Holders	378
Requesting Investor	332
Requesting Party	428
Required Credit Risk Retention Percentage	287
Requirements	491
Residual Certificates	301
Resolution Failure	425
Resolved	425
Restricted Group	465
Restricted Party	410
Retaining Parties	287
Retaining Sponsor	286
Retaining Third Party Purchaser	286
Retention Requirement	67
Review Materials	418
Revised Rate	197
RevPAR	156
Risk Factors	10
Risk Retention Affiliate	380
Risk Retention Affiliated	380
Risk Retention Consultation Party	405
Rooms	158
RR Interest	286
Rule 17g-5	322, 393
S&P	274
Scheduled Certificate Interest Payments	295
Scheduled Certificate Principal Payments	291
Scheduled Principal Distribution Amount	310
SEC	249
Securities Act	248
Securitization Accounts	301
SEL	E-1-A-5, E-2-A-5
Senior Certificates	301
Serviced AB Loan Combination	341
Serviced Companion Loan	341
Serviced Companion Loan Holder	341
Serviced Companion Loan Securities	385
Serviced Loan Combination	341
Serviced Loans	341
Serviced Mortgage Loans	341
Serviced Outside Controlled Companion Loan	342
Serviced Outside Controlled Loan Combination	342
Serviced Outside Controlled Mortgage Loan	342
Serviced Pari Passu Companion Loan	341
Serviced Pari Passu Companion Loan Holder	341
Serviced Pari Passu Loan Combination	341
Serviced Subordinate Companion Loan	341
Serviced Subordinate Companion Loan Holder	341
Servicer Termination Events	384
Servicing Fee	359
Servicing Fee Rate	359

Servicing Function Participant	380
Servicing Shift Companion Loan	343
Servicing Shift Loan Combination	343
Servicing Shift Mortgage Loan	343
Servicing Standard	345
Servicing Transfer Event	346
SFA	14
Similar Law	467
Similar Requirements	68
Single-Purpose Entity	E-1-A-9, E-2-A-9
SMMEA	470
Soft Lockbox	156
Soft Springing Lockbox	156
Solvency II Regulation	68
Special Servicer Decision	349
Special Servicing Fee	361
Special Servicing Fee Rate	362
Specially Serviced Loan	346
Split Mortgage Loan	147
Sponsors	149, 249
Springing Cash Management	156
Springing Lockbox	156
Standard Qualifications	E-1-A-1, E-2-A-1
Startup Day	449
Starwood Capital Group Hotel Portfolio Pari Passu Companion Loan Directing Holder	235
Stated Principal Balance	311
Structured Product	13
Subject Loans	366, 369
Subordinate Certificates	301
Subordinate Companion Loan	147
Sub-Servicing Agreement	351
Summary of Terms	10
Swap Curve Interpolated Yield	292
Swap Priced Expected Price	295
Swap Priced Principal Balance Certificates	291
Target Price	294
Tax Matters Persons	458
TCO	193
Technical Standards	67
Termination Purchase Amount	431
Terms and Conditions	330
Terrorism Cap Amount	E-1-A-9
Tests	419
Third Party Report	150
TIA	69
Title Exception	E-1-A-2, E-2-A-2
Title Policy	E-1-A-2, E-2-A-2
Title V	490
Trailing 12 NOI	155
Transaction Parties	468
TRIA	E-1-A-8
TRIPRA	120, E-2-A-9
Trust REMICs	449
Trustee	269
Trustee/Certificate Administrator Fee	365
Trustee/Certificate Administrator Fee Rate	365
U.S. Tax Person	459
Underwriter Entities	127
Underwriter Exemption	464
Underwriting Agreement	495
Underwritten EGI	157
Underwritten Expenses	156
Underwritten NCF	157
Underwritten NCF DSCR	154
Underwritten Net Cash Flow	157
Underwritten Net Operating Income	157
Underwritten NOI	157
Underwritten Revenues	157
Units	158
Unscheduled Principal Distribution Amount	310
Unsolicited Information	419
UPB	274
Updated Appraisal	394
Upper-Tier REMIC	449
Upper-Tier REMIC Distribution Account	355
UST	173
UW NCF DSCR	154
Vertical Risk Retention Allocation Percentage	289
Vertically Retained Percentage	288
Volcker Rule	68
Voting Rights	328
VRR Available Funds	287
VRR Interest	286
VRR Interest Distribution Amount	289
VRR Principal Distribution Amount	289
VRR Realized Loss	288
VRR Realized Loss Interest Distribution Amount	289
WAC Rate	308
Wachovia	273
Weighted Average Mortgage Rate	158
Wells Fargo	272
Withheld Amounts	356
Workout Fee	362
Workout Fee Rate	362
Workout-Delayed Reimbursement Amount	354
WTNA	269
Yield Curve Interpolated Yield	295
Yield Priced Certificates	291
Yield Priced Expected Price	297
YM Group A	314
YM Group B	314
YM Group C	314
YM Group D	314
YM Group E	314
YM Groups	314
Zoning Regulations	E-1-A-7, E-2-A-7

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ANNEX A

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

(THIS PAGE INTENTIONALLY LEFT BLANK)

CD 2017-CD5 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Related Group	Crossed Group	Address	City	State	Zip Code	General Property Type	Detailed Property Type	Year Built	Year Renovated	Units, Pads, Rooms, SF	Unit Description	Loan Per Unit ($)	Ownership Interest	Original Balance ($)
1	Loan	8, 9, 10, 11, 12, 13, 14	CGMRC, GACC	MSBNA, CGMRC, DBNY, WFB	General Motors Building	NAP	NAP	767 Fifth Avenue	New York	New York	10153	Mixed Use	Office/Retail	1968	2017	1,989,983	SF	738.70	Fee Simple	100,000,000
2	Loan	15, 16, 17	GACC	DBNY, GSMC, MSBNA	Olympic Tower	NAP	NAP	645, 647 and 651 Fifth Avenue and 10 East 52nd Street	New York	New York	10022	Mixed Use	Office/Retail	1905, 1930, 1973	NAP	525,372	SF	1,162.99	Leasehold	60,000,000
3	Loan	18, 19	GACC	DBNY	AHIP Northeast Portfolio IV	NAP	NAP					Hospitality	Various			467	Rooms	120,985.01	Fee Simple	56,500,000
3.01	Property				Residence Inn Baltimore White Marsh			4980 Mercantile Road	Baltimore	Maryland	21236	Hospitality	Extended Stay	2003	2013, 2014	131	Rooms		Fee Simple
3.02	Property				Hampton Inn Suites Arundel BWI Airport			7027 Arundel Mills Circle	Hanover	Maryland	21076	Hospitality	Limited Service	2002	2013	130	Rooms		Fee Simple
3.03	Property				Residence Inn Neptune at Gateway Centre			230 Jumping Brook Road	Neptune	New Jersey	07753	Hospitality	Extended Stay	2007	2014	105	Rooms		Fee Simple
3.04	Property				Residence Inn Atlantic City Egg Harbor Township			3022 Fire Road	Egg Harbor	New Jersey	08234	Hospitality	Extended Stay	2008	2014	101	Rooms		Fee Simple
4	Loan	20, 21, 22, 23, 24	GACC	DBNY, JPM, Natixis, SocGen, Barclays	245 Park Avenue	NAP	NAP	245 Park Avenue	New York	New York	10167	Office	CBD	1965	2006	1,723,993	SF	626.45	Fee Simple	51,250,000
5	Loan	25, 26, 27, 28	GACC	DBNY, JPMCB, Barclays, BofA	Starwood Capital Group Hotel Portfolio	NAP	NAP					Hospitality	Various			6,366	Rooms	90,680.18	Fee Simple/Leasehold	40,000,000
5.01	Property				Larkspur Landing Sunnyvale			748 North Mathilda Avenue	Sunnyvale	California	94085	Hospitality	Extended Stay	2000	NAP	126	Rooms		Fee Simple
5.02	Property				Larkspur Landing Milpitas			40 Ranch Drive	Milpitas	California	95035	Hospitality	Extended Stay	1998	NAP	124	Rooms		Fee Simple
5.03	Property				Larkspur Landing Campbell			550 West Hamilton Avenue	Campbell	California	95008	Hospitality	Extended Stay	2000	NAP	117	Rooms		Fee Simple
5.04	Property				Larkspur Landing San Francisco			690 Gateway Boulevard	South San Francisco	California	94080	Hospitality	Extended Stay	1999	NAP	111	Rooms		Fee Simple
5.05	Property				Larkspur Landing Pleasanton			5535 Johnson Drive	Pleasanton	California	94588	Hospitality	Extended Stay	1997	NAP	124	Rooms		Fee Simple
5.06	Property				Larkspur Landing Bellevue			15805 Southeast 37th Street	Bellevue	Washington	98006	Hospitality	Extended Stay	1998	NAP	126	Rooms		Fee Simple
5.07	Property				Larkspur Landing Sacramento			555 Howe Avenue	Sacramento	California	95825	Hospitality	Extended Stay	1998	NAP	124	Rooms		Fee Simple
5.08	Property				Hampton Inn Ann Arbor North			2300 Green Road	Ann Arbor	Michigan	48105	Hospitality	Limited Service	1988	2015	129	Rooms		Fee Simple
5.09	Property				Larkspur Landing Hillsboro			3133 Northeast Shute Road	Hillsboro	Oregon	97124	Hospitality	Extended Stay	1997	NAP	124	Rooms		Fee Simple
5.10	Property				Larkspur Landing Renton			1701 East Valley Road	Renton	Washington	98057	Hospitality	Extended Stay	1998	NAP	127	Rooms		Fee Simple
5.11	Property				Holiday Inn Arlington Northeast Rangers Ballpark			1311 Wet N Wild Way	Arlington	Texas	76011	Hospitality	Full Service	2008	2013	147	Rooms		Fee Simple
5.12	Property				Residence Inn Toledo Maumee			1370 Arrowhead Drive	Maumee	Ohio	43537	Hospitality	Extended Stay	2008	2016	108	Rooms		Fee Simple
5.13	Property				Residence Inn Williamsburg			1648 Richmond Road	Williamsburg	Virginia	23185	Hospitality	Extended Stay	1999	2012	108	Rooms		Fee Simple
5.14	Property				Hampton Inn Suites Waco South			2501 Marketplace Drive	Waco	Texas	76711	Hospitality	Limited Service	2008	2013	123	Rooms		Fee Simple
5.15	Property				Holiday Inn Louisville Airport Fair Expo			447 Farmington Avenue	Louisville	Kentucky	40209	Hospitality	Full Service	2008	NAP	106	Rooms		Fee Simple
5.16	Property				Courtyard Tyler			7424 South Broadway Avenue	Tyler	Texas	75703	Hospitality	Limited Service	2010	2016	121	Rooms		Fee Simple
5.17	Property				Hilton Garden Inn Edison Raritan Center			50 Raritan Center Parkway	Edison	New Jersey	08837	Hospitality	Limited Service	2002	2014	132	Rooms		Leasehold
5.18	Property				Hilton Garden Inn St Paul Oakdale			420 Inwood Avenue North	Oakdale	Minnesota	55128	Hospitality	Limited Service	2005	2013	116	Rooms		Fee Simple
5.19	Property				Residence Inn Grand Rapids West			3451 Rivertown Point Court Southwest	Grandville	Michigan	49418	Hospitality	Extended Stay	2000	2017	90	Rooms		Fee Simple
5.20	Property				Peoria, AZ Residence Inn			8435 West Paradise Lane	Peoria	Arizona	85382	Hospitality	Extended Stay	1998	2013	90	Rooms		Fee Simple
5.21	Property				Hampton Inn Suites Bloomington Normal			320 South Towanda Avenue	Normal	Illinois	61761	Hospitality	Limited Service	2007	2015	128	Rooms		Fee Simple
5.22	Property				Courtyard Chico			2481 Carmichael Drive	Chico	California	95928	Hospitality	Limited Service	2005	2015	90	Rooms		Fee Simple
5.23	Property				Hampton Inn Suites Kokomo			2920 South Reed Road	Kokomo	Indiana	46902	Hospitality	Limited Service	1997	2013	105	Rooms		Fee Simple
5.24	Property				Hampton Inn Suites South Bend			52709 State Road 933	South Bend	Indiana	46637	Hospitality	Limited Service	1997	2014	117	Rooms		Fee Simple
5.25	Property				Courtyard Wichita Falls			3800 Tarry Street	Wichita Falls	Texas	76308	Hospitality	Limited Service	2009	2017	93	Rooms		Fee Simple
5.26	Property				Hampton Inn Morehead			4035 Arendell Street	Morehead City	North Carolina	28557	Hospitality	Limited Service	1991	2017	118	Rooms		Fee Simple
5.27	Property				Residence Inn Chico			2485 Carmichael Drive	Chico	California	95928	Hospitality	Extended Stay	2005	2014	78	Rooms		Fee Simple
5.28	Property				Courtyard Lufkin			2130 South First Street	Lufkin	Texas	75901	Hospitality	Limited Service	2009	2017	101	Rooms		Fee Simple
5.29	Property				Hampton Inn Carlisle			1164 Harrisburg Pike	Carlisle	Pennsylvania	17013	Hospitality	Limited Service	1997	2014	97	Rooms		Fee Simple
5.30	Property				Springhill Suites Williamsburg			1644 Richmond Road	Williamsburg	Virginia	23185	Hospitality	Limited Service	2002	2012	120	Rooms		Fee Simple
5.31	Property				Fairfield Inn Bloomington			120 South Fairfield Drive	Bloomington	Indiana	47404	Hospitality	Limited Service	1995	2015	105	Rooms		Fee Simple
5.32	Property				Waco Residence Inn			501 South University	Waco	Texas	76706	Hospitality	Extended Stay	1997	2012	78	Rooms		Fee Simple
5.33	Property				Holiday Inn Express Fishers			9791 North by Northeast Boulevard	Fishers	Indiana	46037	Hospitality	Limited Service	2000	2012	115	Rooms		Fee Simple
5.34	Property				Larkspur Landing Folsom			121 Iron Point Road	Folsom	California	95630	Hospitality	Extended Stay	2000	NAP	84	Rooms		Fee Simple
5.35	Property				Springhill Suites Chicago Naperville Warrenville			4305 Weaver Parkway	Warrenville	Illinois	60555	Hospitality	Limited Service	1997	2013	128	Rooms		Fee Simple
5.36	Property				Holiday Inn Express & Suites Paris			3025 Northeast Loop 286	Paris	Texas	75460	Hospitality	Limited Service	2009	NAP	84	Rooms		Fee Simple
5.37	Property				Toledo Homewood Suites			1410 Arrowhead Drive	Maumee	Ohio	43537	Hospitality	Extended Stay	1997	2014	78	Rooms		Fee Simple
5.38	Property				Grand Rapids Homewood Suites			3920 Stahl Drive	Grand Rapids	Michigan	49546	Hospitality	Extended Stay	1997	2013	78	Rooms		Fee Simple
5.39	Property				Cheyenne Fairfield Inn and Suites			1415 Stillwater Avenue	Cheyenne	Wyoming	82009	Hospitality	Limited Service	1994	2013	60	Rooms		Fee Simple
5.40	Property				Fairfield Inn Laurel			13700 Baltimore Avenue	Laurel	Maryland	20707	Hospitality	Limited Service	1988	2013	109	Rooms		Fee Simple
5.41	Property				Courtyard Akron Stow			4047 Bridgewater Parkway	Stow	Ohio	44224	Hospitality	Limited Service	2005	2014	101	Rooms		Fee Simple
5.42	Property				Larkspur Landing Roseville			1931 Taylor Road	Roseville	California	95661	Hospitality	Extended Stay	1999	NAP	90	Rooms		Fee Simple
5.43	Property				Towneplace Suites Bloomington			105 South Franklin Road	Bloomington	Indiana	47404	Hospitality	Extended Stay	2000	2013	83	Rooms		Fee Simple
5.44	Property				Hampton Inn Danville			97 Old Valley School Road	Danville	Pennsylvania	17821	Hospitality	Limited Service	1998	2013	71	Rooms		Fee Simple
5.45	Property				Holiday Inn Norwich			10 Laura Boulevard	Norwich	Connecticut	06360	Hospitality	Full Service	1975	2013	135	Rooms		Fee Simple
5.46	Property				Hampton Inn Suites Longview North			3044 North Eastman Road	Longview	Texas	75605	Hospitality	Limited Service	2008	2013	91	Rooms		Fee Simple
5.47	Property				Springhill Suites Peoria Westlake			2701 West Lake Avenue	Peoria	Illinois	61615	Hospitality	Limited Service	2000	2013	124	Rooms		Fee Simple
5.48	Property				Hampton Inn Suites Buda			1201 Cabelas Drive	Buda	Texas	78610	Hospitality	Limited Service	2008	NAP	74	Rooms		Fee Simple
5.49	Property				Shawnee Hampton Inn			4851 North Kickapoo	Shawnee	Oklahoma	74804	Hospitality	Limited Service	1996	2013	63	Rooms		Fee Simple
5.50	Property				Racine Fairfield Inn			6421 Washington Avenue	Racine	Wisconsin	53406	Hospitality	Limited Service	1991	2016	62	Rooms		Fee Simple
5.51	Property				Hampton Inn Selinsgrove Shamokin Dam			3 Stetler Avenue	Shamokin Dam	Pennsylvania	17876	Hospitality	Limited Service	1996	2013	75	Rooms		Fee Simple
5.52	Property				Holiday Inn Express & Suites Terrell			300 Tanger Drive	Terrell	Texas	75160	Hospitality	Limited Service	2007	2013	68	Rooms		Fee Simple
5.53	Property				Westchase Homewood Suites			2424 Rogerdale Road	Houston	Texas	77042	Hospitality	Extended Stay	1998	2016	96	Rooms		Fee Simple
5.54	Property				Holiday Inn Express & Suites Tyler South			2421 East Southeast Loop 323	Tyler	Texas	75701	Hospitality	Limited Service	2000	2015	88	Rooms		Fee Simple
5.55	Property				Holiday Inn Express & Suites Huntsville			148 Interstate 45 South	Huntsville	Texas	77340	Hospitality	Limited Service	2008	2013	87	Rooms		Fee Simple
5.56	Property				Hampton Inn Sweetwater			302 Southeast Georgia Avenue	Sweetwater	Texas	79556	Hospitality	Limited Service	2009	NAP	72	Rooms		Fee Simple
5.57	Property				Comfort Suites Buda Austin South			15295 South Interstate 35 Building 800	Buda	Texas	78610	Hospitality	Limited Service	2009	NAP	72	Rooms		Fee Simple
5.58	Property				Fairfield Inn & Suites Weatherford			175 Alford Drive	Weatherford	Texas	76087	Hospitality	Limited Service	2009	2016	86	Rooms		Fee Simple
5.59	Property				Holiday Inn Express & Suites Altus			2812 East Broadway	Altus	Oklahoma	73521	Hospitality	Limited Service	2008	2013	68	Rooms		Fee Simple
5.60	Property				Comfort Inn & Suites Paris			3035 Northeast Loop 286	Paris	Texas	75460	Hospitality	Limited Service	2009	NAP	56	Rooms		Fee Simple
5.61	Property				Hampton Inn Suites Decatur			110 South Highway 81/287	Decatur	Texas	76234	Hospitality	Limited Service	2008	2013	74	Rooms		Fee Simple
5.62	Property				Holiday Inn Express & Suites Texarkana East			5210 Crossroads Parkway	Texarkana	Arkansas	71854	Hospitality	Limited Service	2009	NAP	88	Rooms		Fee Simple
5.63	Property				Mankato Fairfield Inn			141 Apache Place	Mankato	Minnesota	56001	Hospitality	Limited Service	1997	2016	61	Rooms		Fee Simple
5.64	Property				Candlewood Suites Texarkana			2901 South Cowhorn Creek Loop	Texarkana	Texas	75503	Hospitality	Extended Stay	2009	2014	80	Rooms		Fee Simple
5.65	Property				Country Inn & Suites Houston Intercontinental Airport East			20611 Highway 59	Humble	Texas	77338	Hospitality	Limited Service	2001	2017	62	Rooms		Fee Simple

CD 2017-CD5 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Related Group	Crossed Group	Address	City	State	Zip Code	General Property Type	Detailed Property Type	Year Built	Year Renovated	Units, Pads, Rooms, SF	Unit Description	Loan Per Unit ($)	Ownership Interest	Original Balance ($)
6	Loan	29, 30, 31	CREFI	CREFI	Brookwood Self Storage LA-MS Portfolio	Group 1	NAP					Self Storage	Self Storage			1,262,106	SF	63.39	Fee Simple	40,000,000
6.01	Property				Balis Self Storage			3293 Balis Drive	Baton Rouge	Louisiana	70808	Self Storage	Self Storage	2001	NAP	93,075	SF		Fee Simple
6.02	Property				Feu Follet Self Storage			200 Feu Follet Road	Lafayette	Louisiana	70508	Self Storage	Self Storage	1997, 2000, 2008	NAP	157,765	SF		Fee Simple
6.03	Property				Belle Chasse Self Storage			2012 Belle Chasse Highway	Gretna	Louisiana	70056	Self Storage	Self Storage	2004	NAP	130,203	SF		Fee Simple
6.04	Property				Oak Villa Self Storage			2240 Oak Villa Boulevard	Baton Rouge	Louisiana	70815	Self Storage	Self Storage	2006	NAP	121,935	SF		Fee Simple
6.05	Property				Harding Self Storage			4455 Harding Boulevard	Baton Rouge	Louisiana	70807	Self Storage	Self Storage	2009	NAP	87,135	SF		Fee Simple
6.06	Property				Florida Boulevard Self Storage			6536 Florida Boulevard	Baton Rouge	Louisiana	70806	Self Storage	Self Storage	2004	NAP	80,900	SF		Fee Simple
6.07	Property				Industriplex Self Storage			12340 Industriplex Boulevard	Baton Rouge	Louisiana	70817	Self Storage	Self Storage	2007	NAP	89,300	SF		Fee Simple
6.08	Property				Ambassador Self Storage			2952 Ambassador Caffery Parkway	Lafayette	Louisiana	70506	Self Storage	Self Storage	1998	NAP	93,110	SF		Fee Simple
6.09	Property				Interline Self Storage			9059 Interline Avenue	Baton Rouge	Louisiana	70809	Self Storage	Self Storage	2006	NAP	90,963	SF		Fee Simple
6.10	Property				Flowood Self Storage			131 Howard Wilson Lane	Flowood	Mississippi	39232	Self Storage	Self Storage	2008	NAP	76,850	SF		Fee Simple
6.11	Property				Pearl Self Storage			4235 Highway 80 East	Pearl	Mississippi	39208	Self Storage	Self Storage	2008	NAP	74,970	SF		Fee Simple
6.12	Property				Airway Self Storage			8836 Airway Drive	Baton Rouge	Louisiana	70806	Self Storage	Self Storage	2007	NAP	82,925	SF		Fee Simple
6.13	Property				Highway 18 Self Storage			5651 Highway 18	Jackson	Mississippi	39209	Self Storage	Self Storage	2008	NAP	82,975	SF		Fee Simple
7	Loan	32, 33	GACC	DBNY	Midlink Business Park	NAP	NAP	5200 East Cork Street	Kalamazoo	Michigan	49048	Industrial	Warehouse	1963-1966	2003, 2015	1,687,012	SF	22.06	Fee Simple	37,250,000
8	Loan	34	GACC	DBNY	Residence Inn Long Beach	NAP	NAP	600 Queensway Drive	Long Beach	California	90802	Hospitality	Extended Stay	2009	2017	178	Rooms	190,786.12	Leasehold	34,000,000
9	Loan	35, 36, 37, 38	CREFI	CREFI	Embassy Suites Anaheim Orange	NAP	NAP	400 North State College Boulevard	Orange	California	92868	Hospitality	Full Service	1989	2014	230	Rooms	143,478.26	Fee Simple	33,000,000
10	Loan		CREFI	CREFI	501 Riverside Avenue	NAP	NAP	501 Riverside Avenue	Jacksonville	Florida	32202	Office	CBD	2007	NAP	221,932	SF	144.19	Fee Simple	32,000,000
11	Loan	30, 39, 40, 41	CREFI	CREFI, CCRE	IGT Reno	NAP	NAP	9295 Prototype Drive	Reno	Nevada	89521	Mixed Use	Office/Industrial	1996	2001, 2003, 2005	1,251,179	SF	63.94	Fee Simple	30,000,000
12	Loan	42, 43	CREFI	CREFI	Brookwood Self Storage TX Portfolio	Group 1	NAP					Self Storage	Self Storage			342,133	SF	62.84	Fee Simple	21,500,000
12.01	Property				Double Creek Self Storage			2150 Double Creek Drive	Round Rock	Texas	78664	Self Storage	Self Storage	2007	NAP	105,585	SF		Fee Simple
12.02	Property				Rolling Oaks Self Storage			16939 Nacogdoches Road	San Antonio	Texas	78266	Self Storage	Self Storage	2008	NAP	81,013	SF		Fee Simple
12.03	Property				Leander Self Storage			10201 East Crystal Falls Parkway	Leander	Texas	78645	Self Storage	Self Storage	2014	NAP	83,640	SF		Fee Simple
12.04	Property				Ingram Park Self Storage			3602 Wurzbach Road	San Antonio	Texas	78238	Self Storage	Self Storage	2008	NAP	71,895	SF		Fee Simple
13	Loan	44, 45	CREFI	CREFI	Town Square Plaza	NAP	NAP	1100-1140 Town Square Road	Pottstown	Pennsylvania	19465	Retail	Anchored	2005	NAP	215,610	SF	99.49	Fee Simple	21,450,000
14	Loan	46	CREFI	CREFI	7 East 96th Street	NAP	NAP	7 East 96th Street	New York	New York	10129	Office	School	1913	2017	19,000	SF	1,052.63	Fee Simple	20,000,000
15	Loan	47, 48, 49, 50	CREFI	CREFI	Residence Inn Columbus Easton	NAP	NAP	3999 Easton Loop West	Columbus	Ohio	43219	Hospitality	Extended Stay	2000	2013	120	Rooms	166,053.96	Fee Simple	20,000,000
16	Loan		GACC	DBNY	Pack Square	NAP	NAP	9 Southwest Pack Square; 10 & 14 South Pack Square; 16-18 South Pack Square; 22 South Pack Square; 4 Biltmore Avenue; and 12 Eagle Street	Asheville	North Carolina	28801	Mixed Use	Retail/Office/Parking	1896-1987	NAP	136,521	SF	145.40	Fee Simple/Leasehold	19,850,000
17	Loan	51, 52	GACC	Column, WFB, Regions	Gurnee Mills	NAP	NAP	6170 West Grand Avenue	Gurnee	Illinois	60031	Retail	Super Regional Mall	1991	2014	1,684,040	SF	160.98	Fee Simple	20,000,000
18	Loan	53	CREFI	CREFI	Brookriver Executive Center	NAP	NAP	8150-8200 Brookriver Drive	Dallas	Texas	75247	Office	Suburban	1979	2014	314,967	SF	62.15	Fee Simple	19,575,000
19	Loan	54	GACC	DBNY	444 Spear	Group 2	NAP	444 Spear Street	San Francisco	California	94105	Office	CBD	1939	1989, 2013	49,713	SF	341.96	Fee Simple	17,000,000
20	Loan		GACC	DBNY	5 Points Center	NAP	NAP	18541-18645 Beach Boulevard	Huntington Beach	California	92648	Retail	Anchored	1986	2017	46,307	SF	334.72	Fee Simple	15,500,000
21	Loan	55, 56	CREFI	CREFI	Doraville Plaza	NAP	NAP	5706 Buford Highway	Doraville	Georgia	30340	Retail	Anchored	1968	2014	190,167	SF	76.25	Fee Simple	14,500,000
22	Loan		CREFI	CREFI	FedEx Freight Zion	NAP	NAP	5600 9th Street	Zion	Illinois	60099	Industrial	Distribution/Warehouse	2006	NAP	65,690	SF	205.26	Fee Simple	13,500,000
23	Loan	57, 58	GACC	DBNY	Best Western Plus Marina Gateway	NAP	NAP	800 Bay Marina Drive	National City	California	91950	Hospitality	Limited Service	2009	NAP	173	Rooms	77,456.65	Leasehold	13,400,000
24	Loan	59	GACC	DBNY	Forum at the Soncy	NAP	NAP	3350 Soncy Road	Amarillo	Texas	79124	Retail	Anchored	2007	NAP	64,914	SF	204.12	Fee Simple	13,250,000
25	Loan	60	GACC	DBNY	Presidio Office	NAP	NAP	38 Keyes Avenue	San Francisco	California	94129	Office	CBD	1940	2001	57,856	SF	224.70	Leasehold	13,000,000
26	Loan		GACC	DBNY	Elston & Webster Building	NAP	NAP	2201-2219 North Elston Avenue & 1716-1746 West Webster Street	Chicago	Illinois	60614	Mixed Use	Office/Industrial/Retail	1930	2003	136,783	SF	94.79	Fee Simple	13,000,000
27	Loan	61	CREFI	CREFI	Berkshire Square Apartments	NAP	NAP	11415 Knollridge Lane	Indianapolis	Indiana	46229	Multifamily	Garden	1970, 1975	2012	354	Units	35,169.49	Fee Simple	12,450,000
28	Loan		GACC	DBNY	Pinole Ridge	Group 3	NAP	1441, 1471, 1473, 1475, 1477 Fitzgerald Drive	Pinole	California	94564	Retail	Unanchored	2004	NAP	42,073	SF	295.32	Fee Simple	12,425,000
29	Loan	62	CREFI	CREFI	1322 3rd Street Promenade	NAP	NAP	1322 3rd Street Promenade	Santa Monica	California	90404	Retail	Anchored	1950	1994	29,004	SF	407.42	Leasehold	12,000,000
30	Loan	63, 64	CGMRC	CGMRC	3925 Brookside Parkway	NAP	NAP	3925 Brookside Parkway	Alpharetta	Georgia	30022	Office	Suburban	1998	NAP	106,631	SF	106.44	Fee Simple	11,350,000
31	Loan		GACC	DBNY	1150 65th Street	Group 2	NAP	1150 65th Street	Emeryville	California	94608	Industrial	Flex	1987	2000, 2015	73,418	SF	149.83	Fee Simple	11,000,000
32	Loan		GACC	DBNY	Market Creek Plaza	Group 4	NAP	310 Euclid Avenue	San Diego	California	92114	Retail	Anchored	2001	NAP	78,496	SF	140.13	Fee Simple	11,000,000
33	Loan		CREFI	CREFI	Boatyard Shopping Center	NAP	NAP	101 Boatyard Drive	Fort Bragg	California	95437	Retail	Anchored	1985, 1988-1989, 2005-2006	2006	103,493	SF	94.21	Fee Simple	9,750,000
34	Loan	65, 66	GACC	DBNY	Good Samaritan Medical Center	Group 3	NAP	393 Blossom Hill Road	San Jose	California	95123	Office	Medical Office	1995	NAP	42,915	SF	198.07	Fee Simple	8,500,000
35	Loan	67, 68	GACC	DBNY	Shops at the Canyons	NAP	NAP	3107 & 3111 TPC Parkway	San Antonio	Texas	78259	Retail	Unanchored	2008	NAP	48,068	SF	171.63	Fee Simple	8,250,000
36	Loan	69	CREFI	CREFI	Summertree Apartments	NAP	NAP	3126 West Bert Kouns Industrial Loop	Shreveport	Louisiana	71118	Multifamily	Garden	1981	2013-2014	202	Units	38,769.66	Fee Simple	7,850,000
37	Loan		CREFI	CREFI	Rita Ranch I	NAP	NAP	9040 East Valencia Road	Tucson	Arizona	85747	Retail	Anchored	1999	NAP	62,774	SF	117.61	Fee Simple	7,400,000
38	Loan		CREFI	CREFI	Fort Knox Self Storage	Group 5	NAP	2550 Peters Creek Parkway	Winston Salem	North Carolina	27127	Self Storage	Self Storage	1962	1990	68,514	SF	89.03	Fee Simple	6,100,000
39	Loan		CREFI	CREFI	1566 Third Avenue	NAP	NAP	1566 Third Avenue	New York	New York	10128	Mixed Use	Single Tenant Retail/Multifamily	1920	NAP	6,316	SF	949.97	Fee Simple	6,000,000
40	Loan		CREFI	CREFI	Fresenius Medical Center Evergreen	Group 6	NAP	8901 South Kedzie Avenue	Evergreen Park	Illinois	60805	Office	Medical Office	1960	2017	17,389	SF	339.29	Fee Simple	5,900,000
41	Loan	70, 71	CREFI	CREFI	Mission Plaza	NAP	NAP	9535 Mission Road	Santee	California	92071	Retail	Shadow Anchored	1980	2014	19,898	SF	293.50	Fee Simple	5,840,000
42	Loan	72, 73	GACC	DBNY	Hampton Inn Greenwood	NAP	NAP	1624 Bypass 72	Greenwood	South Carolina	29649	Hospitality	Limited Service	1997	2013	74	Rooms	74,052.77	Leasehold	5,500,000
43	Loan		CREFI	CREFI	Great Oaks Apartments	NAP	NAP	3205 Old Union Road	Lufkin	Texas	75094	Multifamily	Garden	1984	2009	160	Units	33,750.00	Fee Simple	5,400,000
44	Loan	74, 75, 76	CREFI	CREFI	Texas and Chicago Retail Portfolio	NAP	NAP					Retail	Various			14,064	SF	373.29	Fee Simple	5,250,000
44.01	Property				Grapevine Legacy Bank			301 South Park Boulevard	Grapevine	Texas	76051	Retail	Single Tenant Retail	1991	NAP	3,708	SF		Fee Simple
44.02	Property				Nacogdoches Retail			2021 North Street	Nacogdoches	Texas	75965	Retail	Unanchored	2006	NAP	4,206	SF		Fee Simple
44.03	Property				Chicago Mattress Firm			6353 West Fullerton Avenue	Chicago	Illinois	60639	Retail	Single Tenant Retail	1984	2014	3,700	SF		Fee Simple
44.04	Property				Irving Sonic			900 West John Carpenter Freeway	Irving	Texas	75039	Retail	Single Tenant Retail	2008	NAP	2,450	SF		Fee Simple
45	Loan		CREFI	CREFI	CityLine Self Storage PA & LA Portfolio	Group 5	NAP					Self Storage	Self Storage			82,594	SF	48.73	Fee Simple	4,025,000
45.01	Property				Central Self Storage			2520 Destrehan Avenue	Harvey	Louisiana	70058	Self Storage	Self Storage	1985	2013	57,464	SF		Fee Simple
45.02	Property				Around the Clock Storage			1123 North George Street	York	Pennsylvania	17404	Self Storage	Self Storage	1967, 1975	2012	25,130	SF		Fee Simple
46	Loan		CREFI	CREFI	Mt. Repose Self Storage	NAP	NAP	1294 State Route 28	Loveland	Ohio	45140	Self Storage	Self Storage	2001-2016	NAP	108,505	SF	27.65	Fee Simple	3,000,000
47	Loan	77	GACC	PCI, DBNY	Walgreens Market Creek	Group 4	NAP	602 Euclid Avenue	San Diego	California	92114	Retail	Single Tenant Retail	2015	NAP	14,490	SF	137.87	Fee Simple	2,000,000
48	Loan		CREFI	CREFI	Fresenius Medical Center Mora	Group 6	NAP	900 Forest Avenue East	Mora	Minnesota	55051	Office	Medical Office	2017	NAP	6,000	SF	310.77	Fee Simple	1,870,000

CD 2017-CD5 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Cut-off Date Balance ($)	Allocated Cut-off Date Loan Amount ($)	% of Initial Pool Balance	Balloon Balance ($)	Mortgage Loan Rate (%)	Administrative Fee Rate (%) (1)	Net Mortgage Loan Rate (%)	Monthly Debt Service ($) (2)	Annual Debt Service ($)	Pari Companion Loan Monthly Debt Service ($)	Pari Companion Loan Annual Debt Service ($)	Amortization Type	Interest Accrual Method	Seasoning (Mos.)	Original Interest-Only Period (Mos.)	Remaining Interest-Only Period (Mos.)	Original Term To Maturity / ARD (Mos.)
1	Loan	8, 9, 10, 11, 12, 13, 14	CGMRC, GACC	MSBNA, CGMRC, DBNY, WFB	General Motors Building	100,000,000	100,000,000	10.7%	100,000,000	3.43000%	0.0128%	3.4172%	289,803.24	3,477,638.89	3,970,304.40	47,643,652.77	Interest Only	Actual/360	2	120	118	120
2	Loan	15, 16, 17	GACC	DBNY, GSMC, MSBNA	Olympic Tower	60,000,000	60,000,000	6.4%	60,000,000	3.95395%	0.0128%	3.9412%	200,443.17	2,405,317.98	1,840,736.40	22,088,836.81	Interest Only	Actual/360	3	120	117	120
3	Loan	18, 19	GACC	DBNY	AHIP Northeast Portfolio IV	56,500,000		6.1%	54,213,605	4.46000%	0.0128%	4.4472%	284,935.93	3,419,231.16			Interest Only, Then Amortizing	Actual/360	1	30	29	60
3.01	Property				Residence Inn Baltimore White Marsh		17,035,176	1.8%
3.02	Property				Hampton Inn Suites Arundel BWI Airport		14,763,819	1.6%
3.03	Property				Residence Inn Neptune at Gateway Centre		13,912,060	1.5%
3.04	Property				Residence Inn Atlantic City Egg Harbor Township		10,788,945	1.2%
4	Loan	20, 21, 22, 23, 24	GACC	DBNY, JPM, Natixis, SocGen, Barclays	245 Park Avenue	51,250,000	51,250,000	5.5%	51,250,000	3.66940%	0.0128%	3.6566%	158,890.54	1,906,686.49	3,189,436.96	38,273,243.51	Interest Only	Actual/360	2	120	118	120
5	Loan	25, 26, 27, 28	GACC	DBNY, JPMCB, Barclays, BofA	Starwood Capital Group Hotel Portfolio	40,000,000		4.3%	40,000,000	4.48600%	0.0140%	4.4720%	151,610.19	1,819,322.22	2,036,390.10	24,436,681.26	Interest Only	Actual/360	2	120	118	120
5.01	Property				Larkspur Landing Sunnyvale		2,360,633	0.3%
5.02	Property				Larkspur Landing Milpitas		1,989,094	0.2%
5.03	Property				Larkspur Landing Campbell		1,748,953	0.2%
5.04	Property				Larkspur Landing San Francisco		1,440,847	0.2%
5.05	Property				Larkspur Landing Pleasanton		1,409,130	0.2%
5.06	Property				Larkspur Landing Bellevue		1,255,077	0.1%
5.07	Property				Larkspur Landing Sacramento		937,910	0.1%
5.08	Property				Hampton Inn Ann Arbor North		915,255	0.1%
5.09	Property				Larkspur Landing Hillsboro		915,255	0.1%
5.10	Property				Larkspur Landing Renton		906,193	0.1%
5.11	Property				Holiday Inn Arlington Northeast Rangers Ballpark		869,945	0.1%
5.12	Property				Residence Inn Toledo Maumee		860,883	0.1%
5.13	Property				Residence Inn Williamsburg		824,636	0.1%
5.14	Property				Hampton Inn Suites Waco South		761,202	0.1%
5.15	Property				Holiday Inn Louisville Airport Fair Expo		747,609	0.1%
5.16	Property				Courtyard Tyler		734,016	0.1%
5.17	Property				Hilton Garden Inn Edison Raritan Center		734,016	0.1%
5.18	Property				Hilton Garden Inn St Paul Oakdale		724,954	0.1%
5.19	Property				Residence Inn Grand Rapids West		715,893	0.1%
5.20	Property				Peoria, AZ Residence Inn		711,362	0.1%
5.21	Property				Hampton Inn Suites Bloomington Normal		706,831	0.1%
5.22	Property				Courtyard Chico		693,238	0.1%
5.23	Property				Hampton Inn Suites Kokomo		670,583	0.1%
5.24	Property				Hampton Inn Suites South Bend		670,583	0.1%
5.25	Property				Courtyard Wichita Falls		638,866	0.1%
5.26	Property				Hampton Inn Morehead		620,742	0.1%
5.27	Property				Residence Inn Chico		602,618	0.1%
5.28	Property				Courtyard Lufkin		575,433	0.1%
5.29	Property				Hampton Inn Carlisle		570,902	0.1%
5.30	Property				Springhill Suites Williamsburg		570,902	0.1%
5.31	Property				Fairfield Inn Bloomington		566,371	0.1%
5.32	Property				Waco Residence Inn		552,778	0.1%
5.33	Property				Holiday Inn Express Fishers		516,530	0.1%
5.34	Property				Larkspur Landing Folsom		502,937	0.1%
5.35	Property				Springhill Suites Chicago Naperville Warrenville		475,751	0.1%
5.36	Property				Holiday Inn Express & Suites Paris		471,220	0.1%
5.37	Property				Toledo Homewood Suites		471,220	0.1%
5.38	Property				Grand Rapids Homewood Suites		457,627	0.0%
5.39	Property				Cheyenne Fairfield Inn and Suites		425,911	0.0%
5.40	Property				Fairfield Inn Laurel		425,911	0.0%
5.41	Property				Courtyard Akron Stow		416,849	0.0%
5.42	Property				Larkspur Landing Roseville		394,194	0.0%
5.43	Property				Towneplace Suites Bloomington		394,194	0.0%
5.44	Property				Hampton Inn Danville		389,663	0.0%
5.45	Property				Holiday Inn Norwich		385,132	0.0%
5.46	Property				Hampton Inn Suites Longview North		380,601	0.0%
5.47	Property				Springhill Suites Peoria Westlake		380,601	0.0%
5.48	Property				Hampton Inn Suites Buda		376,070	0.0%
5.49	Property				Shawnee Hampton Inn		376,070	0.0%
5.50	Property				Racine Fairfield Inn		367,008	0.0%
5.51	Property				Hampton Inn Selinsgrove Shamokin Dam		357,946	0.0%
5.52	Property				Holiday Inn Express & Suites Terrell		339,822	0.0%
5.53	Property				Westchase Homewood Suites		328,912	0.0%
5.54	Property				Holiday Inn Express & Suites Tyler South		326,229	0.0%
5.55	Property				Holiday Inn Express & Suites Huntsville		312,637	0.0%
5.56	Property				Hampton Inn Sweetwater		285,451	0.0%
5.57	Property				Comfort Suites Buda Austin South		240,141	0.0%
5.58	Property				Fairfield Inn & Suites Weatherford		226,548	0.0%
5.59	Property				Holiday Inn Express & Suites Altus		183,578	0.0%
5.60	Property				Comfort Inn & Suites Paris		163,115	0.0%
5.61	Property				Hampton Inn Suites Decatur		156,090	0.0%
5.62	Property				Holiday Inn Express & Suites Texarkana East		144,545	0.0%
5.63	Property				Mankato Fairfield Inn		129,531	0.0%
5.64	Property				Candlewood Suites Texarkana		100,147	0.0%
5.65	Property				Country Inn & Suites Houston Intercontinental Airport East		95,109	0.0%

CD 2017-CD5 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Cut-off Date Balance ($)	Allocated Cut-off Date Loan Amount ($)	% of Initial Pool Balance	Balloon Balance ($)	Mortgage Loan Rate (%)	Administrative Fee Rate (%) (1)	Net Mortgage Loan Rate (%)	Monthly Debt Service ($) (2)	Annual Debt Service ($)	Pari Companion Loan Monthly Debt Service ($)	Pari Companion Loan Annual Debt Service ($)	Amortization Type	Interest Accrual Method	Seasoning (Mos.)	Original Interest-Only Period (Mos.)	Remaining Interest-Only Period (Mos.)	Original Term To Maturity / ARD (Mos.)
6	Loan	29, 30, 31	CREFI	CREFI	Brookwood Self Storage LA-MS Portfolio	40,000,000		4.3%	40,000,000	3.94000%	0.0365%	3.9035%	133,157.41	1,597,888.89	133,157.41	1,597,888.89	Interest Only	Actual/360	1	120	119	120
6.01	Property				Balis Self Storage		6,041,000	0.6%
6.02	Property				Feu Follet Self Storage		4,455,000	0.5%
6.03	Property				Belle Chasse Self Storage		3,910,000	0.4%
6.04	Property				Oak Villa Self Storage		3,510,000	0.4%
6.05	Property				Harding Self Storage		3,349,500	0.4%
6.06	Property				Florida Boulevard Self Storage		3,105,000	0.3%
6.07	Property				Industriplex Self Storage		2,917,500	0.3%
6.08	Property				Ambassador Self Storage		2,794,500	0.3%
6.09	Property				Interline Self Storage		2,620,000	0.3%
6.10	Property				Flowood Self Storage		2,242,500	0.2%
6.11	Property				Pearl Self Storage		1,865,000	0.2%
6.12	Property				Airway Self Storage		1,785,000	0.2%
6.13	Property				Highway 18 Self Storage		1,405,000	0.2%
7	Loan	32, 33	GACC	DBNY	Midlink Business Park	37,208,049	37,208,049	4.0%	30,447,084	4.01678%	0.0128%	4.0040%	171,389.03	2,056,668.39			Amortizing	Actual/360	1	0	0	120
8	Loan	34	GACC	DBNY	Residence Inn Long Beach	33,959,929	33,959,929	3.6%	27,536,074	4.55000%	0.0128%	4.5372%	173,284.58	2,079,414.96			Amortizing	Actual/360	1	0	0	120
9	Loan	35, 36, 37, 38	CREFI	CREFI	Embassy Suites Anaheim Orange	33,000,000	33,000,000	3.5%	30,154,226	4.41000%	0.0128%	4.3972%	165,446.09	1,985,353.06			Interest Only, Then Amortizing	Actual/360	2	60	58	120
10	Loan		CREFI	CREFI	501 Riverside Avenue	32,000,000	32,000,000	3.4%	27,859,031	4.27000%	0.0128%	4.2572%	157,795.67	1,893,547.98			Interest Only, Then Amortizing	Actual/360	1	36	35	120
11	Loan	30, 39, 40, 41	CREFI	CREFI, CCRE	IGT Reno	30,000,000	30,000,000	3.2%	27,345,682	4.25906%	0.0194%	4.2396%	147,741.13	1,772,893.56	246,235.22	2,954,822.64	Interest Only, Then Amortizing	Actual/360	1	60	59	120
12	Loan	42, 43	CREFI	CREFI	Brookwood Self Storage TX Portfolio	21,500,000		2.3%	21,500,000	3.82000%	0.0315%	3.7885%	69,392.25	832,706.94			Interest Only	Actual/360	1	120	119	120
12.01	Property				Double Creek Self Storage		6,800,000	0.7%
12.02	Property				Rolling Oaks Self Storage		5,400,000	0.6%
12.03	Property				Leander Self Storage		5,400,000	0.6%
12.04	Property				Ingram Park Self Storage		3,900,000	0.4%
13	Loan	44, 45	CREFI	CREFI	Town Square Plaza	21,450,000	21,450,000	2.3%	18,695,798	4.32000%	0.0128%	4.3072%	106,401.98	1,276,823.76			Interest Only, Then Amortizing	Actual/360	2	36	34	120
14	Loan	46	CREFI	CREFI	7 East 96th Street	20,000,000	20,000,000	2.1%	20,000,000	4.70000%	0.0128%	4.6872%	79,421.30	953,055.56			Interest Only	Actual/360	1	120	119	120
15	Loan	47, 48, 49, 50	CREFI	CREFI	Residence Inn Columbus Easton	19,926,475	19,926,475	2.1%	16,197,944	4.55000%	0.0128%	4.5372%	101,932.10	1,223,185.26			Amortizing	Actual/360	3	0	0	120
16	Loan		GACC	DBNY	Pack Square	19,850,000	19,850,000	2.1%	17,401,999	4.57000%	0.0128%	4.5572%	101,404.33	1,216,851.96			Interest Only, Then Amortizing	Actual/360	2	36	34	120
17	Loan	51, 52	GACC	Column, WFB, Regions	Gurnee Mills	19,715,907	19,715,907	2.1%	15,880,113	3.99000%	0.0140%	3.9760%	95,367.79	1,144,413.48	1,215,939.36	14,591,272.32	Amortizing	Actual/360	10	0	0	120
18	Loan	53	CREFI	CREFI	Brookriver Executive Center	19,575,000	19,575,000	2.1%	18,659,474	4.70000%	0.0128%	4.6872%	101,523.35	1,218,280.21			Interest Only, Then Amortizing	Actual/360	1	24	23	60
19	Loan	54	GACC	DBNY	444 Spear	17,000,000	17,000,000	1.8%	17,000,000	3.89000%	0.0128%	3.8772%	55,873.73	670,484.72			Interest Only	Actual/360	1	120	119	120
20	Loan		GACC	DBNY	5 Points Center	15,500,000	15,500,000	1.7%	13,535,553	4.40000%	0.0128%	4.3872%	77,617.94	931,415.28			Interest Only, Then Amortizing	Actual/360	1	36	35	120
21	Loan	55, 56	CREFI	CREFI	Doraville Plaza	14,500,000	14,500,000	1.6%	12,148,783	4.74000%	0.0128%	4.7272%	75,551.49	906,617.87			Interest Only, Then Amortizing	Actual/360	2	12	10	120
22	Loan		CREFI	CREFI	FedEx Freight Zion	13,483,802	13,483,802	1.4%	10,903,429	4.47000%	0.0615%	4.4085%	68,162.09	817,945.03			Amortizing	Actual/360	1	0	0	120
23	Loan	57, 58	GACC	DBNY	Best Western Plus Marina Gateway	13,400,000	13,400,000	1.4%	11,750,237	4.57900%	0.0128%	4.5662%	68,526.27	822,315.24			Interest Only, Then Amortizing	Actual/360	1	36	35	120
24	Loan	59	GACC	DBNY	Forum at the Soncy	13,250,000	13,250,000	1.4%	11,185,408	4.07300%	0.0128%	4.0602%	63,816.43	765,797.16			Interest Only, Then Amortizing	Actual/360	2	24	22	120
25	Loan	60	GACC	DBNY	Presidio Office	13,000,000	13,000,000	1.4%	13,000,000	4.54000%	0.0128%	4.5272%	49,866.44	598,397.22			Interest Only	Actual/360	2	120	118	120
26	Loan		GACC	DBNY	Elston & Webster Building	12,966,304	12,966,304	1.4%	7,881,913	4.07000%	0.0128%	4.0572%	79,257.78	951,093.36			Amortizing	Actual/360	1	0	0	120
27	Loan	61	CREFI	CREFI	Berkshire Square Apartments	12,450,000	12,450,000	1.3%	10,974,322	4.81000%	0.0615%	4.7485%	65,396.11	784,753.34			Interest Only, Then Amortizing	Actual/360	1	36	35	120
28	Loan		GACC	DBNY	Pinole Ridge	12,425,000	12,425,000	1.3%	10,837,576	4.35000%	0.0128%	4.3372%	61,853.11	742,237.32			Interest Only, Then Amortizing	Actual/360	1	36	35	120
29	Loan	62	CREFI	CREFI	1322 3rd Street Promenade	11,816,777	11,816,777	1.3%	49,803	4.55000%	0.0128%	4.5372%	137,689.02	1,652,268.27			Fully Amortizing	Actual/360	2	0	0	106
30	Loan	63, 64	CGMRC	CGMRC	3925 Brookside Parkway	11,350,000	11,350,000	1.2%	9,095,257	4.67000%	0.0128%	4.6572%	64,187.16	770,245.91			Interest Only, Then Amortizing	Actual/360	5	24	19	120
31	Loan		GACC	DBNY	1150 65th Street	11,000,000	11,000,000	1.2%	11,000,000	3.89000%	0.0128%	3.8772%	36,153.59	433,843.06			Interest Only	Actual/360	1	120	119	120
32	Loan		GACC	DBNY	Market Creek Plaza	11,000,000	11,000,000	1.2%	9,482,134	4.85000%	0.0128%	4.8372%	58,046.10	696,553.20			Interest Only, Then Amortizing	Actual/360	2	24	22	120
33	Loan		CREFI	CREFI	Boatyard Shopping Center	9,750,000	9,750,000	1.0%	8,271,342	4.25000%	0.0128%	4.2372%	47,964.14	575,569.67			Interest Only, Then Amortizing	Actual/360	2	24	22	120
34	Loan	65, 66	GACC	DBNY	Good Samaritan Medical Center	8,500,000	8,500,000	0.9%	7,775,800	4.48000%	0.0128%	4.4672%	42,967.30	515,607.60			Interest Only, Then Amortizing	Actual/360	2	60	58	120
35	Loan	67, 68	GACC	DBNY	Shops at the Canyons	8,250,000	8,250,000	0.9%	7,204,407	4.40000%	0.0128%	4.3872%	41,312.78	495,753.36			Interest Only, Then Amortizing	Actual/360	1	36	35	120
36	Loan	69	CREFI	CREFI	Summertree Apartments	7,831,472	7,831,472	0.8%	6,413,297	4.81000%	0.0615%	4.7485%	41,233.69	494,804.32			Amortizing	Actual/360	2	0	0	120
37	Loan		CREFI	CREFI	Rita Ranch I	7,382,855	7,382,855	0.8%	6,063,723	4.90000%	0.0428%	4.8572%	39,273.78	471,285.33			Amortizing	Actual/360	2	0	0	120
38	Loan		CREFI	CREFI	Fort Knox Self Storage	6,100,000	6,100,000	0.7%	5,339,282	4.50000%	0.0128%	4.4872%	30,907.80	370,893.65			Interest Only, Then Amortizing	Actual/360	1	36	35	120
39	Loan		CREFI	CREFI	1566 Third Avenue	6,000,000	6,000,000	0.6%	6,000,000	4.32000%	0.0128%	4.3072%	21,900.00	262,800.00			Interest Only	Actual/360	2	120	118	120
40	Loan		CREFI	CREFI	Fresenius Medical Center Evergreen	5,900,000	5,900,000	0.6%	4,829,714	4.87000%	0.0128%	4.8572%	31,205.38	374,464.58			Amortizing	Actual/360	0	0	0	120
41	Loan	70, 71	CREFI	CREFI	Mission Plaza	5,840,000	5,840,000	0.6%	4,908,981	4.85000%	0.0615%	4.7885%	30,817.20	369,806.43			Interest Only, Then Amortizing	Actual/360	2	12	10	120
42	Loan	72, 73	GACC	DBNY	Hampton Inn Greenwood	5,479,905	5,479,905	0.6%	2,328,678	4.85000%	0.0128%	4.8372%	43,065.10	516,781.20			Amortizing	Actual/360	1	0	0	120
43	Loan		CREFI	CREFI	Great Oaks Apartments	5,400,000	5,400,000	0.6%	5,400,000	4.23000%	0.0128%	4.2172%	19,299.38	231,592.50			Interest Only	Actual/360	2	120	118	120
44	Loan	74, 75, 76	CREFI	CREFI	Texas and Chicago Retail Portfolio	5,250,000		0.6%	4,598,463	4.53000%	0.0428%	4.4872%	26,694.64	320,335.72			Interest Only, Then Amortizing	Actual/360	1	36	35	120
44.01	Property				Grapevine Legacy Bank		1,750,000	0.2%
44.02	Property				Nacogdoches Retail		1,400,000	0.2%
44.03	Property				Chicago Mattress Firm		1,100,000	0.1%
44.04	Property				Irving Sonic		1,000,000	0.1%
45	Loan		CREFI	CREFI	CityLine Self Storage PA & LA Portfolio	4,025,000		0.4%	3,531,843	4.61000%	0.0128%	4.5972%	20,658.00	247,895.97			Interest Only, Then Amortizing	Actual/360	2	36	34	120
45.01	Property				Central Self Storage		2,500,000	0.3%
45.02	Property				Around the Clock Storage		1,525,000	0.2%
46	Loan		CREFI	CREFI	Mt. Repose Self Storage	3,000,000	3,000,000	0.3%	3,000,000	4.06000%	0.0128%	4.0472%	10,290.97	123,491.67			Interest Only	Actual/360	2	120	118	120
47	Loan	77	GACC	PCI, DBNY	Walgreens Market Creek	1,997,799	1,997,799	0.2%	1,636,230	4.85000%	0.0128%	4.8372%	10,553.84	126,646.08			Amortizing	Actual/360	1	0	0	120
48	Loan		CREFI	CREFI	Fresenius Medical Center Mora	1,864,602	1,864,602	0.2%	1,451,716	4.82000%	0.0128%	4.8072%	10,329.75	123,957.02			Amortizing	Actual/360	2	0	0	120

CD 2017-CD5 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Remaining Term To Maturity / ARD (Mos.)	Original Amortization Term (Mos.)	Remaining Amortization Term (Mos.)	Origination Date	Due Date	First Due Date	Last IO Due Date	First P&I Due Date	Maturity Date / ARD	ARD (Yes / No)	Final Maturity Date	Grace Period- Late Fee	Grace Period- Default	Prepayment Provision (3)	2014 EGI ($)	2014 Expenses ($)	2014 NOI ($)	2015 EGI ($)	2015 Expenses ($)	2015 NOI ($)
1	Loan	8, 9, 10, 11, 12, 13, 14	CGMRC, GACC	MSBNA, CGMRC, DBNY, WFB	General Motors Building	118	0	0	6/7/2017	9	7/9/2017	6/9/2027		6/9/2027	No		2	2	Lockout/26_Defeasance/87_0%/7	257,318,784	92,003,166	165,315,618	249,768,162	99,256,499	150,511,663
2	Loan	15, 16, 17	GACC	DBNY, GSMC, MSBNA	Olympic Tower	117	0	0	5/1/2017	6	6/6/2017	5/6/2027		5/6/2027	No		3	0	Lockout/27_Defeasance/86_0%/7	71,105,293	21,121,302	49,983,991	81,133,807	23,050,850	58,082,957
3	Loan	18, 19	GACC	DBNY	AHIP Northeast Portfolio IV	59	360	360	6/22/2017	6	8/6/2017	1/6/2020	2/6/2020	7/6/2022	No		0	0	Lockout/25_Defeasance/31_0%/4	17,701,147	10,674,170	7,026,977	18,257,227	10,744,300	7,512,927
3.01	Property				Residence Inn Baltimore White Marsh															4,983,044	2,861,627	2,121,417	5,070,828	2,846,166	2,224,662
3.02	Property				Hampton Inn Suites Arundel BWI Airport															5,287,187	3,232,150	2,055,037	5,348,565	3,096,993	2,251,572
3.03	Property				Residence Inn Neptune at Gateway Centre															3,949,362	2,334,040	1,615,322	4,128,310	2,417,194	1,711,116
3.04	Property				Residence Inn Atlantic City Egg Harbor Township															3,481,554	2,246,353	1,235,201	3,709,524	2,383,947	1,325,577
4	Loan	20, 21, 22, 23, 24	GACC	DBNY, JPM, Natixis, SocGen, Barclays	245 Park Avenue	118	0	0	5/5/2017	1	7/1/2017	6/1/2027		6/1/2027	No		0	0	Lockout/26_Defeasance/90_0%/4	150,892,259	52,333,954	98,558,305	160,661,056	57,993,351	102,667,705
5	Loan	25, 26, 27, 28	GACC	DBNY, JPMCB, Barclays, BofA	Starwood Capital Group Hotel Portfolio	118	0	0	5/24/2017	1	7/1/2017	6/1/2027		6/1/2027	No		0	0	Lockout/12_YM1%/105_0%/3	199,508,945	130,957,182	68,551,763	210,181,276	136,174,637	74,006,639
5.01	Property				Larkspur Landing Sunnyvale															6,608,753	3,073,832	3,534,921	7,402,221	3,043,842	4,358,379
5.02	Property				Larkspur Landing Milpitas															5,504,663	2,690,698	2,813,965	6,284,848	2,765,694	3,519,154
5.03	Property				Larkspur Landing Campbell															5,133,573	2,668,455	2,465,118	5,892,933	2,614,126	3,278,807
5.04	Property				Larkspur Landing San Francisco															5,192,191	2,909,101	2,283,090	5,806,373	3,043,071	2,763,303
5.05	Property				Larkspur Landing Pleasanton															4,117,383	2,453,217	1,664,166	4,880,674	2,567,319	2,313,355
5.06	Property				Larkspur Landing Bellevue															4,273,587	2,480,220	1,793,367	4,615,653	2,539,918	2,075,735
5.07	Property				Larkspur Landing Sacramento															3,984,358	2,294,927	1,689,431	4,176,563	2,318,331	1,858,232
5.08	Property				Hampton Inn Ann Arbor North															4,700,775	2,808,878	1,891,897	4,678,954	2,774,233	1,904,721
5.09	Property				Larkspur Landing Hillsboro															3,448,822	1,914,290	1,534,532	3,915,128	2,027,124	1,888,005
5.10	Property				Larkspur Landing Renton															3,999,841	2,413,164	1,586,677	4,324,596	2,570,888	1,753,708
5.11	Property				Holiday Inn Arlington Northeast Rangers Ballpark															4,874,914	3,718,834	1,156,080	5,424,474	3,999,092	1,425,382
5.12	Property				Residence Inn Toledo Maumee															4,003,862	2,564,200	1,439,662	3,874,115	2,579,170	1,294,945
5.13	Property				Residence Inn Williamsburg															3,581,095	2,275,698	1,305,397	3,685,293	2,398,382	1,286,911
5.14	Property				Hampton Inn Suites Waco South															4,009,619	2,643,304	1,366,315	4,247,264	2,754,599	1,492,665
5.15	Property				Holiday Inn Louisville Airport Fair Expo															3,717,449	2,440,750	1,276,699	4,124,662	2,659,301	1,465,361
5.16	Property				Courtyard Tyler															4,244,716	2,365,038	1,879,678	3,919,126	2,220,154	1,698,971
5.17	Property				Hilton Garden Inn Edison Raritan Center															4,655,669	4,086,111	569,558	5,493,273	4,439,380	1,053,893
5.18	Property				Hilton Garden Inn St Paul Oakdale															4,485,815	3,001,859	1,483,956	4,711,861	3,108,429	1,603,432
5.19	Property				Residence Inn Grand Rapids West															2,956,313	1,855,403	1,100,910	3,062,200	1,923,049	1,139,151
5.20	Property				Peoria, AZ Residence Inn															2,997,859	1,957,634	1,040,225	3,187,787	2,012,469	1,175,318
5.21	Property				Hampton Inn Suites Bloomington Normal															3,843,366	2,312,487	1,530,879	4,022,171	2,458,126	1,564,044
5.22	Property				Courtyard Chico															3,125,974	1,950,324	1,175,650	3,178,650	2,087,242	1,091,408
5.23	Property				Hampton Inn Suites Kokomo															3,425,666	2,271,260	1,154,406	3,524,349	2,357,841	1,166,508
5.24	Property				Hampton Inn Suites South Bend															3,504,356	2,229,207	1,275,149	3,424,014	2,329,908	1,094,106
5.25	Property				Courtyard Wichita Falls															2,758,978	1,835,874	923,104	2,944,157	1,949,071	995,086
5.26	Property				Hampton Inn Morehead															2,984,270	1,980,045	1,004,225	2,908,105	1,894,889	1,013,216
5.27	Property				Residence Inn Chico															2,509,076	1,719,670	789,406	3,017,201	1,895,739	1,121,462
5.28	Property				Courtyard Lufkin															3,169,981	2,035,590	1,134,391	3,391,091	2,179,605	1,211,486
5.29	Property				Hampton Inn Carlisle															3,236,926	2,125,745	1,111,181	3,477,412	2,258,369	1,219,043
5.30	Property				Springhill Suites Williamsburg															3,095,757	2,224,448	871,309	3,204,858	2,304,606	900,252
5.31	Property				Fairfield Inn Bloomington															2,355,657	1,600,067	755,590	2,237,500	1,653,149	584,352
5.32	Property				Waco Residence Inn															2,623,950	1,810,638	813,312	2,926,457	2,041,322	885,135
5.33	Property				Holiday Inn Express Fishers															2,713,002	1,794,045	918,957	2,880,638	1,935,320	945,318
5.34	Property				Larkspur Landing Folsom															2,606,539	1,849,168	757,371	2,842,366	1,914,516	927,850
5.35	Property				Springhill Suites Chicago Naperville Warrenville															3,165,239	2,374,083	791,156	3,334,536	2,615,422	719,114
5.36	Property				Holiday Inn Express & Suites Paris															2,149,076	1,400,691	748,385	2,256,662	1,456,462	800,200
5.37	Property				Toledo Homewood Suites															2,557,430	1,823,541	733,889	2,585,574	1,880,413	705,161
5.38	Property				Grand Rapids Homewood Suites															2,620,644	2,044,412	576,232	3,044,043	2,141,853	902,190
5.39	Property				Cheyenne Fairfield Inn and Suites															2,274,705	1,287,233	987,472	2,184,113	1,274,027	910,086
5.40	Property				Fairfield Inn Laurel															2,755,702	2,163,407	592,295	2,980,035	2,319,285	660,749
5.41	Property				Courtyard Akron Stow															3,380,278	2,161,570	1,218,708	3,378,668	2,167,968	1,210,700
5.42	Property				Larkspur Landing Roseville															2,482,915	1,808,482	674,433	2,792,081	1,987,238	804,842
5.43	Property				Towneplace Suites Bloomington															2,038,255	1,288,867	749,388	1,990,897	1,378,491	612,406
5.44	Property				Hampton Inn Danville															2,316,666	1,641,895	674,771	2,301,578	1,688,631	612,946
5.45	Property				Holiday Inn Norwich															4,128,595	3,536,651	591,944	4,347,308	3,741,178	606,130
5.46	Property				Hampton Inn Suites Longview North															3,173,968	1,973,506	1,200,462	3,058,158	1,867,316	1,190,842
5.47	Property				Springhill Suites Peoria Westlake															3,283,596	2,336,146	947,450	3,126,977	2,492,033	634,944
5.48	Property				Hampton Inn Suites Buda															2,511,825	1,646,792	865,033	2,802,930	1,805,221	997,709
5.49	Property				Shawnee Hampton Inn															1,875,580	1,299,222	576,358	1,834,041	1,262,710	571,331
5.50	Property				Racine Fairfield Inn															1,631,962	1,147,235	484,727	1,757,437	1,159,991	597,446
5.51	Property				Hampton Inn Selinsgrove Shamokin Dam															2,121,296	1,508,354	612,942	2,166,585	1,511,366	655,218
5.52	Property				Holiday Inn Express & Suites Terrell															1,886,591	1,334,882	551,709	2,004,889	1,411,915	592,974
5.53	Property				Westchase Homewood Suites															4,386,217	2,873,106	1,513,111	4,364,744	3,053,944	1,310,801
5.54	Property				Holiday Inn Express & Suites Tyler South															2,682,517	1,734,857	947,660	2,201,486	1,542,169	659,318
5.55	Property				Holiday Inn Express & Suites Huntsville															3,514,797	1,922,911	1,591,886	3,196,798	1,860,283	1,336,515
5.56	Property				Hampton Inn Sweetwater															2,293,276	1,415,816	877,460	2,002,056	1,401,720	600,336
5.57	Property				Comfort Suites Buda Austin South															1,824,072	1,257,596	566,476	2,032,396	1,501,547	530,849
5.58	Property				Fairfield Inn & Suites Weatherford															1,302,002	1,167,839	134,163	1,465,030	1,177,226	287,804
5.59	Property				Holiday Inn Express & Suites Altus															1,339,184	1,044,575	294,609	1,322,219	1,123,647	198,572
5.60	Property				Comfort Inn & Suites Paris															1,011,199	778,183	233,016	1,058,458	812,594	245,864
5.61	Property				Hampton Inn Suites Decatur															1,753,131	1,348,043	405,088	1,669,635	1,341,281	328,354
5.62	Property				Holiday Inn Express & Suites Texarkana East															1,260,628	1,302,651	-42,023	1,496,353	1,347,419	148,934
5.63	Property				Mankato Fairfield Inn															1,132,998	946,465	186,533	1,247,365	1,021,766	225,599
5.64	Property				Candlewood Suites Texarkana															872,326	880,371	-8,045	1,127,933	964,547	163,386
5.65	Property				Country Inn & Suites Houston Intercontinental Airport East															1,337,520	1,153,624	183,896	1,363,324	1,246,696	116,629

CD 2017-CD5 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Remaining Term To Maturity / ARD (Mos.)	Original Amortization Term (Mos.)	Remaining Amortization Term (Mos.)	Origination Date	Due Date	First Due Date	Last IO Due Date	First P&I Due Date	Maturity Date / ARD	ARD (Yes / No)	Final Maturity Date	Grace Period- Late Fee	Grace Period- Default	Prepayment Provision (3)	2014 EGI ($)	2014 Expenses ($)	2014 NOI ($)	2015 EGI ($)	2015 Expenses ($)	2015 NOI ($)
6	Loan	29, 30, 31	CREFI	CREFI	Brookwood Self Storage LA-MS Portfolio	119	0	0	6/29/2017	6	8/6/2017	7/6/2027		7/6/2027	No		0	0	Lockout/25_Defeasance/92_0%/3	8,506,891	2,079,826	6,427,066	9,523,030	2,362,249	7,160,781
6.01	Property				Balis Self Storage															1,309,479	163,500	1,145,979	1,350,912	181,583	1,169,329
6.02	Property				Feu Follet Self Storage															1,139,999	208,571	931,427	1,208,218	217,067	991,151
6.03	Property				Belle Chasse Self Storage															764,726	226,081	538,645	958,010	301,603	656,407
6.04	Property				Oak Villa Self Storage															713,502	150,730	562,772	766,313	168,264	598,049
6.05	Property				Harding Self Storage															718,781	127,709	591,072	777,341	138,258	639,082
6.06	Property				Florida Boulevard Self Storage															716,247	140,272	575,975	779,270	143,446	635,824
6.07	Property				Industriplex Self Storage															445,213	140,741	304,472	550,362	147,344	403,018
6.08	Property				Ambassador Self Storage															752,960	139,615	613,345	819,355	143,012	676,342
6.09	Property				Interline Self Storage															488,431	138,758	349,673	548,940	145,240	403,700
6.10	Property				Flowood Self Storage															483,287	169,047	314,240	577,844	228,404	349,440
6.11	Property				Pearl Self Storage															404,151	183,541	220,610	499,726	216,811	282,915
6.12	Property				Airway Self Storage															271,966	121,382	150,585	326,964	130,843	196,121
6.13	Property				Highway 18 Self Storage															298,151	169,880	128,271	359,775	200,372	159,403
7	Loan	32, 33	GACC	DBNY	Midlink Business Park	119	360	359	6/14/2017	6	8/6/2017		8/6/2017	7/6/2027	No		0	0	Lockout/25_Defeasance/91_0%/4	7,073,350	3,024,248	4,049,102	6,859,305	2,798,620	4,060,685
8	Loan	34	GACC	DBNY	Residence Inn Long Beach	119	360	359	6/9/2017	6	8/6/2017		8/6/2017	7/6/2027	No		0	0	Lockout/25_Defeasance/91_0%/4	7,922,582	4,517,730	3,404,852	8,799,070	4,887,539	3,911,531
9	Loan	35, 36, 37, 38	CREFI	CREFI	Embassy Suites Anaheim Orange	118	360	360	5/9/2017	6	7/6/2017	6/6/2022	7/6/2022	6/6/2027	No		0	0	Lockout/26_Defeasance/90_0%/4	10,608,010	7,259,921	3,348,089	12,562,040	8,519,692	4,042,348
10	Loan		CREFI	CREFI	501 Riverside Avenue	119	360	360	6/30/2017	6	8/6/2017	7/6/2020	8/6/2020	7/6/2027	No		0	0	Lockout/25_Defeasance/91_0%/4	5,397,312	2,031,094	3,366,218	5,539,563	1,993,504	3,546,059
11	Loan	30, 39, 40, 41	CREFI	CREFI, CCRE	IGT Reno	119	360	360	7/3/2017	6	8/6/2017	7/6/2022	8/6/2022	7/6/2027	No		0	0	Lockout/25_YM1%/90_0%/5	N/A	N/A	N/A	N/A	N/A	N/A
12	Loan	42, 43	CREFI	CREFI	Brookwood Self Storage TX Portfolio	119	0	0	6/29/2017	6	8/6/2017	7/6/2027		7/6/2027	No		0	0	Lockout/25_Defeasance/92_0%/3				3,207,331	1,818,277	1,389,054
12.01	Property				Double Creek Self Storage															900,183	354,584	545,599	1,074,695	453,099	621,596
12.02	Property				Rolling Oaks Self Storage															738,572	316,735	421,837	921,763	501,937	419,826
12.03	Property				Leander Self Storage															N/A	N/A	N/A	447,399	398,747	48,652
12.04	Property				Ingram Park Self Storage															566,728	301,070	265,659	763,474	464,494	298,980
13	Loan	44, 45	CREFI	CREFI	Town Square Plaza	118	360	360	5/30/2017	6	7/6/2017	6/6/2020	7/6/2020	6/6/2027	No		0	0	Lockout/26_Defeasance/91_0%/3	3,036,225	835,750	2,200,475	3,198,219	1,029,105	2,169,114
14	Loan	46	CREFI	CREFI	7 East 96th Street	119	0	0	6/27/2017	6	8/6/2017	7/6/2027		7/6/2027	No		0	0	Lockout/25_Defeasance/91_0%/4	N/A	N/A	N/A	N/A	N/A	N/A
15	Loan	47, 48, 49, 50	CREFI	CREFI	Residence Inn Columbus Easton	117	360	357	5/1/2017	1	6/1/2017		6/1/2017	5/1/2027	No		5	5	Lockout/27_YM1%/90_0%/3	5,922,904	3,371,473	2,551,431	6,155,858	3,522,742	2,633,116
16	Loan		GACC	DBNY	Pack Square	118	360	360	5/26/2017	6	7/6/2017	6/6/2020	7/6/2020	6/6/2027	No		0	0	Lockout/26_Defeasance/81_0%/13	2,380,145	1,070,654	1,309,491	2,702,215	1,178,924	1,523,291
17	Loan	51, 52	GACC	Column, WFB, Regions	Gurnee Mills	110	360	350	9/27/2016	1	11/1/2016		11/1/2016	10/1/2026	No		0	0	Lockout/34_Defeasance/79_0%/7	41,464,805	13,989,033	27,475,772	41,761,447	13,959,485	27,801,962
18	Loan	53	CREFI	CREFI	Brookriver Executive Center	59	360	360	6/23/2017	6	8/6/2017	7/6/2019	8/6/2019	7/6/2022	No		0	0	Lockout/25_Defeasance/30_0%/5	N/A	N/A	N/A	2,149,309	1,506,733	642,576
19	Loan	54	GACC	DBNY	444 Spear	119	0	0	6/22/2017	6	8/6/2017	7/6/2027		7/6/2027	No		0	0	Lockout/25_Defeasance/89_0%/6	1,829,107	393,018	1,436,089	1,880,785	432,841	1,447,944
20	Loan		GACC	DBNY	5 Points Center	119	360	360	6/7/2017	6	8/6/2017	7/6/2020	8/6/2020	7/6/2027	No		0	0	Lockout/25_Defeasance/91_0%/4	1,476,847	395,840	1,081,007	1,572,847	439,189	1,133,658
21	Loan	55, 56	CREFI	CREFI	Doraville Plaza	118	360	360	5/11/2017	6	7/6/2017	6/6/2018	7/6/2018	6/6/2027	No		0	0	Lockout/26_YM1%/90_0%/4	1,760,098	308,027	1,452,071	2,071,698	368,229	1,703,469
22	Loan		CREFI	CREFI	FedEx Freight Zion	119	360	359	6/27/2017	6	8/6/2017		8/6/2017	7/6/2027	No		0	0	Lockout/25_Defeasance or YM1%/91_0%/4	1,622,828	287,704	1,335,124	1,626,049	289,301	1,336,748
23	Loan	57, 58	GACC	DBNY	Best Western Plus Marina Gateway	119	360	360	6/30/2017	6	8/6/2017	7/6/2020	8/6/2020	7/6/2027	No		0	0	Lockout/10_YM1%/105_0%/5	5,251,590	3,479,261	1,772,329	6,191,815	4,079,618	2,112,197
24	Loan	59	GACC	DBNY	Forum at the Soncy	118	360	360	5/18/2017	6	7/6/2017	6/6/2019	7/6/2019	6/6/2027	No		0	0	Lockout/26_Defeasance/89_0%/5	1,545,745	354,488	1,191,257	1,428,277	333,459	1,094,818
25	Loan	60	GACC	DBNY	Presidio Office	118	0	0	6/6/2017	6	7/6/2017	6/6/2027		6/6/2027	No		0	0	Lockout/26_Defeasance/87_0%/7	2,031,688	1,108,493	923,195	2,354,404	1,201,660	1,152,745
26	Loan		GACC	DBNY	Elston & Webster Building	119	240	239	6/7/2017	6	8/6/2017		8/6/2017	7/6/2027	No		0	0	Lockout/25_Defeasance/91_0%/4	N/A	N/A	N/A	1,761,638	595,789	1,165,849
27	Loan	61	CREFI	CREFI	Berkshire Square Apartments	119	360	360	6/9/2017	6	8/6/2017	7/6/2020	8/6/2020	7/6/2027	No		0	0	Lockout/25_Defeasance/91_0%/4	2,386,371	1,257,744	1,128,627	2,447,923	1,327,761	1,120,162
28	Loan		GACC	DBNY	Pinole Ridge	119	360	360	6/19/2017	6	8/6/2017	7/6/2020	8/6/2020	7/6/2027	No		0	0	Lockout/25_Defeasance/90_0%/5	1,357,056	397,265	959,791	1,323,277	394,087	929,190
29	Loan	62	CREFI	CREFI	1322 3rd Street Promenade	104	106	104	5/30/2017	6	7/6/2017		7/6/2017	4/6/2026	No		0	0	Lockout/26_Defeasance/76_0%/4	3,657,794	268,355	3,389,439	3,770,112	272,711	3,497,401
30	Loan	63, 64	CGMRC	CGMRC	3925 Brookside Parkway	115	300	300	2/24/2017	6	4/6/2017	3/6/2019	4/6/2019	3/6/2027	No		10	0	Lockout/29_Defeasance/87_0%/4	1,970,933	498,433	1,472,500	2,145,055	514,547	1,630,508
31	Loan		GACC	DBNY	1150 65th Street	119	0	0	6/28/2017	6	8/6/2017	7/6/2027		7/6/2027	No		0	0	Lockout/25_Defeasance/89_0%/6	977,631	351,621	626,010	1,054,422	432,553	621,869
32	Loan		GACC	DBNY	Market Creek Plaza	118	360	360	6/2/2017	6	7/6/2017	6/6/2019	7/6/2019	6/6/2027	No		0	0	Lockout/26_Defeasance/90_0%/4	1,594,220	780,577	813,643	2,311,822	1,174,681	1,137,141
33	Loan		CREFI	CREFI	Boatyard Shopping Center	118	360	360	5/31/2017	1	7/1/2017	6/1/2019	7/1/2019	6/1/2027	No		5	5	Lockout/26_Defeasance/87_0%/7	1,123,634	299,269	824,365	1,274,386	305,854	968,532
34	Loan	65, 66	GACC	DBNY	Good Samaritan Medical Center	118	360	360	5/12/2017	6	7/6/2017	6/6/2022	7/6/2022	6/6/2027	No		0	0	Lockout/26_Defeasance/89_0%/5	1,242,919	474,293	768,626	1,164,519	453,989	710,530
35	Loan	67, 68	GACC	DBNY	Shops at the Canyons	119	360	360	6/9/2017	6	8/6/2017	7/6/2020	8/6/2020	7/6/2027	No		0	0	Lockout/25_Defeasance/90_0%/5	N/A	N/A	N/A	771,261	339,877	431,384
36	Loan	69	CREFI	CREFI	Summertree Apartments	118	360	358	6/1/2017	6	7/6/2017		7/6/2017	6/6/2027	No		0	0	Lockout/26_Defeasance/90_0%/4	1,502,030	721,172	780,859	1,580,985	669,099	911,886
37	Loan		CREFI	CREFI	Rita Ranch I	118	360	358	5/12/2017	6	7/6/2017		7/6/2017	6/6/2027	No		0	0	Lockout/26_Defeasance or YM1%/87_0%/7	1,011,824	285,916	725,908	990,197	319,455	670,743
38	Loan		CREFI	CREFI	Fort Knox Self Storage	119	360	360	6/8/2017	6	8/6/2017	7/6/2020	8/6/2020	7/6/2027	No		0	0	Lockout/25_Defeasance/91_0%/4	720,390	243,939	476,451	727,324	234,763	492,562
39	Loan		CREFI	CREFI	1566 Third Avenue	118	0	0	5/25/2017	6	7/6/2017	6/6/2027		6/6/2027	No		0	0	Lockout/26_Defeasance/88_0%/6	N/A	N/A	N/A	436,453	167,532	268,921
40	Loan		CREFI	CREFI	Fresenius Medical Center Evergreen	120	360	360	7/5/2017	1	9/1/2017		9/1/2017	8/1/2027	No		0	0	Lockout/24_Defeasance/92_0%/4	N/A	N/A	N/A	N/A	N/A	N/A
41	Loan	70, 71	CREFI	CREFI	Mission Plaza	118	360	360	5/24/2017	6	7/6/2017	6/6/2018	7/6/2018	6/6/2027	No		0	0	Lockout/26_YM1%/90_0%/4	307,188	109,729	197,459	328,879	108,769	220,110
42	Loan	72, 73	GACC	DBNY	Hampton Inn Greenwood	119	180	179	6/9/2017	6	8/6/2017		8/6/2017	7/6/2027	No		0	0	Lockout/25_Defeasance/91_0%/4	1,985,883	1,244,510	741,373	2,221,206	1,277,126	944,080
43	Loan		CREFI	CREFI	Great Oaks Apartments	118	0	0	5/11/2017	6	7/6/2017	6/6/2027		6/6/2027	No		0	0	Lockout/26_Defeasance/90_0%/4	1,166,371	522,524	643,847	1,177,066	529,794	647,272
44	Loan	74, 75, 76	CREFI	CREFI	Texas and Chicago Retail Portfolio	119	360	360	6/29/2017	6	8/6/2017	7/6/2020	8/6/2020	7/6/2027	No		0	0	Lockout/25_Defeasance/92_0%/3
44.01	Property				Grapevine Legacy Bank															176,000	5,531	170,469	176,000	5,408	170,592
44.02	Property				Nacogdoches Retail															181,852	44,688	137,164	177,966	45,665	132,301
44.03	Property				Chicago Mattress Firm															N/A	N/A	N/A	N/A	N/A	N/A
44.04	Property				Irving Sonic															99,000	3,171	95,829	99,000	3,067	95,933
45	Loan		CREFI	CREFI	CityLine Self Storage PA & LA Portfolio	118	360	360	5/18/2017	6	7/6/2017	6/6/2020	7/6/2020	6/6/2027	No		0	0	Lockout/26_Defeasance/90_0%/4	675,629	375,857	299,772	731,181	399,368	331,813
45.01	Property				Central Self Storage															389,065	210,834	178,231	432,531	227,244	205,287
45.02	Property				Around the Clock Storage															286,564	165,023	121,541	298,650	172,124	126,526
46	Loan		CREFI	CREFI	Mt. Repose Self Storage	118	0	0	5/23/2017	6	7/6/2017	6/6/2027		6/6/2027	No		0	0	Lockout/26_Defeasance/91_0%/3	425,228	192,367	232,861	515,459	219,771	295,688
47	Loan	77	GACC	PCI, DBNY	Walgreens Market Creek	119	360	359	6/15/2017	6	8/6/2017		8/6/2017	7/6/2027	No		0	0	Lockout/25_Defeasance/91_0%/4	N/A	N/A	N/A	N/A	N/A	N/A
48	Loan		CREFI	CREFI	Fresenius Medical Center Mora	118	324	322	5/12/2017	1	7/1/2017		7/1/2017	6/1/2027	No		0	0	Lockout/26_Defeasance/90_0%/4	N/A	N/A	N/A	N/A	N/A	N/A

CD 2017-CD5 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	2016 EGI ($)	2016 Expenses ($)	2016 NOI ($)	Most Recent EGI (if past 2016) ($)	Most Recent Expenses (if past 2016) ($)	Most Recent NOI (if past 2016) ($)	Most Recent NOI Date (if past 2016)	Most Recent # of months	Most Recent Description	Underwritten EGI ($)	Underwritten Expenses ($)	Underwritten Net Operating Income ($)	Debt Yield on Underwritten Net Operating Income (%)	Underwritten Replacement / FF&E Reserve ($)	Underwritten TI / LC ($)	Underwritten Net Cash Flow ($)	Underwritten NCF DSCR (x) (4)	Debt Yield on Underwritten Net Cash Flow (%)
1	Loan	8, 9, 10, 11, 12, 13, 14	CGMRC, GACC	MSBNA, CGMRC, DBNY, WFB	General Motors Building	256,349,455	104,924,109	151,425,346	N/A	N/A	N/A	NAV	NAV	Not Available	334,764,418	107,458,009	227,306,409	15.5%	397,997	5,363,618	221,544,794	4.33	15.1%
2	Loan	15, 16, 17	GACC	DBNY, GSMC, MSBNA	Olympic Tower	85,428,630	24,792,052	60,636,578	N/A	N/A	N/A	NAV	NAV	Not Available	94,904,955	26,624,023	68,280,932	11.2%	131,343	2,012,895	66,136,694	2.70	10.8%
3	Loan	18, 19	GACC	DBNY	AHIP Northeast Portfolio IV	19,325,584	11,028,395	8,297,189	19,198,755	10,981,344	8,217,411	3/31/2017	12	Trailing 12	18,686,275	10,850,249	7,836,026	13.9%	747,451		7,088,574	2.07	12.5%
3.01	Property				Residence Inn Baltimore White Marsh	5,375,799	2,912,100	2,463,699	5,407,019	2,869,824	2,537,195	3/31/2017	12	Trailing 12	5,208,728	2,803,450	2,405,278		208,349		2,196,929
3.02	Property				Hampton Inn Suites Arundel BWI Airport	5,324,473	3,176,012	2,148,461	5,285,705	3,185,063	2,100,642	3/31/2017	12	Trailing 12	5,313,735	3,217,469	2,096,266		212,549		1,883,716
3.03	Property				Residence Inn Neptune at Gateway Centre	4,629,800	2,547,441	2,082,359	4,532,581	2,538,986	1,993,595	3/31/2017	12	Trailing 12	4,320,394	2,477,597	1,842,797		172,816		1,669,981
3.04	Property				Residence Inn Atlantic City Egg Harbor Township	3,995,512	2,392,842	1,602,670	3,973,450	2,387,471	1,585,979	3/31/2017	12	Trailing 12	3,843,418	2,351,733	1,491,685		153,737		1,337,948
4	Loan	20, 21, 22, 23, 24	GACC	DBNY, JPM, Natixis, SocGen, Barclays	245 Park Avenue	167,638,950	60,922,988	106,715,962	168,887,445	61,210,770	107,676,675	3/31/2017	12	Trailing 12	177,756,680	62,448,738	115,307,942	10.7%	551,678	5,191,362	109,564,903	2.73	10.1%
5	Loan	25, 26, 27, 28	GACC	DBNY, JPMCB, Barclays, BofA	Starwood Capital Group Hotel Portfolio	214,236,030	139,766,633	74,469,397	212,650,616	140,075,692	72,574,924	3/31/2017	12	Trailing 12	213,600,210	142,270,818	71,329,392	12.4%			71,329,392	2.72	12.4%
5.01	Property				Larkspur Landing Sunnyvale	7,817,367	3,196,232	4,621,136	7,774,225	3,182,596	4,591,630	3/31/2017	12	Trailing 12	7,774,225	3,602,265	4,171,961				4,171,961
5.02	Property				Larkspur Landing Milpitas	6,748,863	2,919,223	3,829,640	6,764,028	2,934,998	3,829,030	3/31/2017	12	Trailing 12	6,764,028	3,201,871	3,562,157				3,562,157
5.03	Property				Larkspur Landing Campbell	6,251,271	2,837,671	3,413,600	6,059,570	2,757,497	3,302,074	3/31/2017	12	Trailing 12	6,059,570	2,860,144	3,199,426				3,199,426
5.04	Property				Larkspur Landing San Francisco	5,905,601	3,162,141	2,743,461	5,697,514	3,243,028	2,454,486	3/31/2017	12	Trailing 12	5,697,514	3,270,929	2,426,585				2,426,585
5.05	Property				Larkspur Landing Pleasanton	5,319,602	2,764,545	2,555,057	5,193,352	2,729,274	2,464,078	3/31/2017	12	Trailing 12	5,193,352	2,754,991	2,438,362				2,438,362
5.06	Property				Larkspur Landing Bellevue	4,726,484	2,501,374	2,225,110	4,692,425	2,495,573	2,196,852	3/31/2017	12	Trailing 12	4,692,425	2,518,899	2,173,526				2,173,526
5.07	Property				Larkspur Landing Sacramento	4,200,451	2,369,171	1,831,280	4,214,257	2,376,584	1,837,673	3/31/2017	12	Trailing 12	4,214,257	2,397,345	1,816,912				1,816,912
5.08	Property				Hampton Inn Ann Arbor North	4,956,425	2,996,409	1,960,016	4,826,301	2,931,510	1,894,791	3/31/2017	12	Trailing 12	4,826,301	2,990,175	1,836,126				1,836,126
5.09	Property				Larkspur Landing Hillsboro	4,016,848	2,189,946	1,826,902	3,941,272	2,212,809	1,728,463	3/31/2017	12	Trailing 12	3,941,272	2,232,510	1,708,763				1,708,763
5.10	Property				Larkspur Landing Renton	4,349,218	2,659,463	1,689,754	4,423,020	2,707,102	1,715,917	3/31/2017	12	Trailing 12	4,423,020	2,728,888	1,694,132				1,694,132
5.11	Property				Holiday Inn Arlington Northeast Rangers Ballpark	5,505,741	3,984,588	1,521,153	5,568,856	4,003,041	1,565,815	3/31/2017	12	Trailing 12	5,568,856	4,031,609	1,537,247				1,537,247
5.12	Property				Residence Inn Toledo Maumee	3,998,051	2,569,850	1,428,201	4,066,425	2,577,284	1,489,141	3/31/2017	12	Trailing 12	4,066,425	2,597,554	1,468,871				1,468,871
5.13	Property				Residence Inn Williamsburg	4,098,296	2,645,877	1,452,419	3,955,706	2,577,258	1,378,448	3/31/2017	12	Trailing 12	3,955,706	2,596,962	1,358,744				1,358,744
5.14	Property				Hampton Inn Suites Waco South	4,293,352	2,832,923	1,460,429	4,293,844	2,857,582	1,436,261	3/31/2017	12	Trailing 12	4,293,844	2,879,053	1,414,791				1,414,791
5.15	Property				Holiday Inn Louisville Airport Fair Expo	4,308,290	2,810,936	1,497,354	4,185,314	2,774,983	1,410,331	3/31/2017	12	Trailing 12	4,185,314	2,796,547	1,388,767				1,388,767
5.16	Property				Courtyard Tyler	3,429,564	2,089,629	1,339,935	3,341,364	2,071,232	1,270,131	3/31/2017	12	Trailing 12	3,341,364	2,088,004	1,253,360				1,253,360
5.17	Property				Hilton Garden Inn Edison Raritan Center	5,761,789	4,454,017	1,307,772	5,848,958	4,501,494	1,347,464	3/31/2017	12	Trailing 12	5,848,958	4,531,561	1,317,397				1,317,397
5.18	Property				Hilton Garden Inn St Paul Oakdale	4,983,720	3,192,469	1,791,252	4,891,094	3,176,826	1,714,268	3/31/2017	12	Trailing 12	4,891,094	3,201,247	1,689,847				1,689,847
5.19	Property				Residence Inn Grand Rapids West	3,310,952	2,018,261	1,292,691	3,115,120	1,993,563	1,121,557	3/31/2017	12	Trailing 12	3,115,120	2,008,993	1,106,127				1,106,127
5.20	Property				Peoria, AZ Residence Inn	3,292,301	2,053,732	1,238,569	3,248,248	2,073,979	1,174,268	3/31/2017	12	Trailing 12	3,248,248	2,090,221	1,158,027				1,158,027
5.21	Property				Hampton Inn Suites Bloomington Normal	3,759,689	2,340,772	1,418,917	3,738,690	2,323,067	1,415,623	3/31/2017	12	Trailing 12	3,738,690	2,341,747	1,396,943				1,396,943
5.22	Property				Courtyard Chico	3,812,434	2,381,258	1,431,176	3,850,184	2,409,784	1,440,399	3/31/2017	12	Trailing 12	3,850,184	2,410,998	1,439,185				1,439,185
5.23	Property				Hampton Inn Suites Kokomo	3,744,550	2,431,095	1,313,454	3,680,915	2,406,941	1,273,974	3/31/2017	12	Trailing 12	3,680,915	2,425,349	1,255,566				1,255,566
5.24	Property				Hampton Inn Suites South Bend	3,779,982	2,535,257	1,244,725	3,810,167	2,560,292	1,249,874	3/31/2017	12	Trailing 12	3,810,167	2,577,957	1,232,210				1,232,210
5.25	Property				Courtyard Wichita Falls	3,055,163	1,967,538	1,087,624	3,121,444	2,010,030	1,111,414	3/31/2017	12	Trailing 12	3,121,444	2,025,834	1,095,610				1,095,610
5.26	Property				Hampton Inn Morehead	3,140,885	2,029,198	1,111,688	3,154,358	2,044,468	1,109,890	3/31/2017	12	Trailing 12	3,154,358	2,060,293	1,094,065				1,094,065
5.27	Property				Residence Inn Chico	3,230,070	2,003,854	1,226,216	3,273,835	2,069,989	1,203,846	3/31/2017	12	Trailing 12	3,273,835	2,065,656	1,208,180				1,208,180
5.28	Property				Courtyard Lufkin	2,938,698	2,065,448	873,250	2,752,597	2,000,258	752,338	3/31/2017	12	Trailing 12	2,752,597	2,014,311	738,285				738,285
5.29	Property				Hampton Inn Carlisle	3,524,239	2,363,148	1,161,091	3,439,196	2,305,135	1,134,061	3/31/2017	12	Trailing 12	3,439,196	2,322,290	1,116,905				1,116,905
5.30	Property				Springhill Suites Williamsburg	3,440,078	2,462,690	977,388	3,361,902	2,469,058	892,843	3/31/2017	12	Trailing 12	3,361,902	2,485,794	876,108				876,108
5.31	Property				Fairfield Inn Bloomington	2,956,451	1,695,639	1,260,812	3,018,966	1,711,211	1,307,756	3/31/2017	12	Trailing 12	3,018,966	1,747,736	1,271,230				1,271,230
5.32	Property				Waco Residence Inn	3,115,712	2,129,416	986,296	3,136,682	2,208,764	927,918	3/31/2017	12	Trailing 12	3,136,682	2,224,447	912,234				912,234
5.33	Property				Holiday Inn Express Fishers	3,132,794	2,184,957	947,837	3,176,451	2,209,137	967,314	3/31/2017	12	Trailing 12	3,176,451	2,225,023	951,428				951,428
5.34	Property				Larkspur Landing Folsom	2,893,984	2,022,130	871,854	2,902,483	2,029,275	873,208	3/31/2017	12	Trailing 12	2,902,483	2,043,619	858,864				858,864
5.35	Property				Springhill Suites Chicago Naperville Warrenville	3,229,904	2,567,803	662,101	3,321,573	2,613,848	707,725	3/31/2017	12	Trailing 12	3,321,573	2,653,751	667,822				667,822
5.36	Property				Holiday Inn Express & Suites Paris	2,339,461	1,515,400	824,061	2,343,673	1,533,494	810,179	3/31/2017	12	Trailing 12	2,343,673	1,545,193	798,480				798,480
5.37	Property				Toledo Homewood Suites	2,879,994	1,999,558	880,436	2,929,714	1,970,860	958,854	3/31/2017	12	Trailing 12	2,929,714	1,985,509	944,205				944,205
5.38	Property				Grand Rapids Homewood Suites	3,082,919	2,206,236	876,683	3,009,146	2,254,528	754,618	3/31/2017	12	Trailing 12	3,009,146	2,269,574	739,572				739,572
5.39	Property				Cheyenne Fairfield Inn and Suites	2,069,004	1,233,313	835,692	1,961,942	1,198,541	763,401	3/31/2017	12	Trailing 12	1,961,942	1,208,351	753,591				753,591
5.40	Property				Fairfield Inn Laurel	3,060,436	2,430,414	630,022	3,127,939	2,454,865	673,074	3/31/2017	12	Trailing 12	3,127,939	2,470,469	657,471				657,471
5.41	Property				Courtyard Akron Stow	3,339,430	2,310,440	1,028,990	3,168,035	2,265,448	902,586	3/31/2017	12	Trailing 12	3,168,035	2,281,919	886,115				886,115
5.42	Property				Larkspur Landing Roseville	2,791,909	2,028,202	763,707	2,851,065	2,050,973	800,092	3/31/2017	12	Trailing 12	2,851,065	2,064,916	786,149				786,149
5.43	Property				Towneplace Suites Bloomington	2,355,692	1,515,451	840,241	2,441,633	1,579,332	862,300	3/31/2017	12	Trailing 12	2,441,633	1,591,528	850,105				850,105
5.44	Property				Hampton Inn Danville	2,521,595	1,800,163	721,433	2,591,371	1,849,816	741,555	3/31/2017	12	Trailing 12	2,591,371	1,862,762	728,609				728,609
5.45	Property				Holiday Inn Norwich	4,825,972	4,034,355	791,617	4,801,904	4,023,218	778,687	3/31/2017	12	Trailing 12	4,801,904	4,049,772	752,132				752,132
5.46	Property				Hampton Inn Suites Longview North	2,373,357	1,694,366	678,991	2,322,688	1,660,639	662,049	3/31/2017	12	Trailing 12	2,322,688	1,672,245	650,443				650,443
5.47	Property				Springhill Suites Peoria Westlake	2,854,364	2,384,615	469,749	2,918,586	2,421,747	496,839	3/31/2017	12	Trailing 12	2,918,586	2,448,540	470,046				470,046
5.48	Property				Hampton Inn Suites Buda	2,680,752	1,780,820	899,932	2,627,746	1,761,027	866,719	3/31/2017	12	Trailing 12	2,627,746	1,774,143	853,603				853,603
5.49	Property				Shawnee Hampton Inn	1,890,630	1,254,672	635,957	1,892,474	1,264,237	628,237	3/31/2017	12	Trailing 12	1,892,474	1,273,699	618,775				618,775
5.50	Property				Racine Fairfield Inn	1,800,048	1,203,878	596,170	1,812,261	1,199,377	612,885	3/31/2017	12	Trailing 12	1,812,261	1,208,438	603,823				603,823
5.51	Property				Hampton Inn Selinsgrove Shamokin Dam	2,342,011	1,691,679	650,333	2,433,055	1,733,654	699,401	3/31/2017	12	Trailing 12	2,433,055	1,745,776	687,279				687,279
5.52	Property				Holiday Inn Express & Suites Terrell	2,116,706	1,494,300	622,406	2,149,392	1,533,271	616,121	3/31/2017	12	Trailing 12	2,149,392	1,543,906	605,485				605,485
5.53	Property				Westchase Homewood Suites	3,210,256	2,668,409	541,847	2,958,058	2,563,519	394,540	3/31/2017	12	Trailing 12	2,958,058	2,578,316	379,742				379,742
5.54	Property				Holiday Inn Express & Suites Tyler South	2,077,217	1,500,505	576,713	2,128,673	1,518,165	610,507	3/31/2017	12	Trailing 12	2,128,673	1,528,792	599,880				599,880
5.55	Property				Holiday Inn Express & Suites Huntsville	2,407,786	1,674,172	733,614	2,360,887	1,659,727	701,160	3/31/2017	12	Trailing 12	2,360,887	1,671,501	689,387				689,387
5.56	Property				Hampton Inn Sweetwater	1,725,603	1,225,261	500,342	1,585,686	1,177,401	408,284	3/31/2017	12	Trailing 12	1,585,686	1,185,317	400,369				400,369
5.57	Property				Comfort Suites Buda Austin South	2,074,254	1,519,552	554,702	2,082,208	1,530,153	552,056	3/31/2017	12	Trailing 12	2,082,208	1,540,640	541,569				541,569
5.58	Property				Fairfield Inn & Suites Weatherford	1,543,315	1,276,569	266,746	1,659,116	1,339,100	320,016	3/31/2017	12	Trailing 12	1,659,116	1,347,398	311,718				311,718
5.59	Property				Holiday Inn Express & Suites Altus	1,422,396	1,182,112	240,285	1,417,147	1,198,163	218,984	3/31/2017	12	Trailing 12	1,417,147	1,205,199	211,948				211,948
5.60	Property				Comfort Inn & Suites Paris	1,161,068	884,258	276,810	1,157,262	900,440	256,821	3/31/2017	12	Trailing 12	1,157,262	906,202	251,060				251,060
5.61	Property				Hampton Inn Suites Decatur	1,547,032	1,330,723	216,309	1,550,317	1,362,365	187,952	3/31/2017	12	Trailing 12	1,550,317	1,370,105	180,212				180,212
5.62	Property				Holiday Inn Express & Suites Texarkana East	1,621,549	1,440,815	180,734	1,638,961	1,463,932	175,029	3/31/2017	12	Trailing 12	1,638,961	1,472,078	166,883				166,883
5.63	Property				Mankato Fairfield Inn	1,222,539	1,043,308	179,231	1,236,472	1,080,742	155,731	3/31/2017	12	Trailing 12	1,236,472	1,086,924	149,548				149,548
5.64	Property				Candlewood Suites Texarkana	1,270,187	1,104,763	165,424	1,239,140	1,117,335	121,805	3/31/2017	12	Trailing 12	1,239,140	1,123,516	115,624				115,624
5.65	Property				Country Inn & Suites Houston Intercontinental Airport East	599,729	909,669	-309,940	413,730	860,149	-446,419	3/31/2017	12	Trailing 12	1,363,324	1,253,517	109,807				109,807

CD 2017-CD5 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	2016 EGI ($)	2016 Expenses ($)	2016 NOI ($)	Most Recent EGI (if past 2016) ($)	Most Recent Expenses (if past 2016) ($)	Most Recent NOI (if past 2016) ($)	Most Recent NOI Date (if past 2016)	Most Recent # of months	Most Recent Description	Underwritten EGI ($)	Underwritten Expenses ($)	Underwritten Net Operating Income ($)	Debt Yield on Underwritten Net Operating Income (%)	Underwritten Replacement / FF&E Reserve ($)	Underwritten TI / LC ($)	Underwritten Net Cash Flow ($)	Underwritten NCF DSCR (x) (4)	Debt Yield on Underwritten Net Cash Flow (%)
6	Loan	29, 30, 31	CREFI	CREFI	Brookwood Self Storage LA-MS Portfolio	11,458,526	2,546,907	8,911,619	12,361,669	2,765,927	9,595,742	5/31/2017	12	Trailing 12	12,361,669	3,348,463	9,013,206	11.3%	133,596	0	8,879,611	2.78	11.1%
6.01	Property				Balis Self Storage	1,557,241	177,748	1,379,493	1,651,985	206,188	1,445,796	5/31/2017	12	Trailing 12	1,651,985	320,451	1,331,534		10,238	0	1,321,296
6.02	Property				Feu Follet Self Storage	1,281,845	255,529	1,026,317	1,353,616	307,593	1,046,022	5/31/2017	12	Trailing 12	1,353,616	342,727	1,010,889		15,777	0	995,112
6.03	Property				Belle Chasse Self Storage	1,168,407	356,715	811,692	1,240,381	338,670	901,710	5/31/2017	12	Trailing 12	1,240,381	359,404	880,977		13,020	0	867,957
6.04	Property				Oak Villa Self Storage	942,432	163,659	778,773	1,051,638	176,347	875,291	5/31/2017	12	Trailing 12	1,051,638	247,974	803,663		12,194	0	791,470
6.05	Property				Harding Self Storage	913,474	144,562	768,912	961,363	160,349	801,015	5/31/2017	12	Trailing 12	961,363	232,570	728,794		8,714	0	720,080
6.06	Property				Florida Boulevard Self Storage	869,745	147,219	722,526	929,902	157,284	772,618	5/31/2017	12	Trailing 12	929,902	216,991	712,911		8,090	0	704,821
6.07	Property				Industriplex Self Storage	794,469	158,100	636,369	915,715	175,880	739,835	5/31/2017	12	Trailing 12	915,715	241,447	674,268		8,930	0	665,338
6.08	Property				Ambassador Self Storage	840,650	183,503	657,147	845,866	216,664	629,202	5/31/2017	12	Trailing 12	845,866	244,544	601,322		9,311	0	592,011
6.09	Property				Interline Self Storage	727,123	145,797	581,326	820,518	162,409	658,108	5/31/2017	12	Trailing 12	820,518	218,622	601,895		9,096	0	592,799
6.10	Property				Flowood Self Storage	730,425	236,392	494,034	760,755	248,435	512,320	5/31/2017	12	Trailing 12	760,755	246,958	513,797		9,991	0	503,806
6.11	Property				Pearl Self Storage	637,824	232,297	405,527	676,758	248,329	428,429	5/31/2017	12	Trailing 12	676,758	248,969	427,789		7,497	0	420,292
6.12	Property				Airway Self Storage	508,692	139,783	368,909	626,492	152,147	474,345	5/31/2017	12	Trailing 12	626,492	212,591	413,901		8,293	0	405,608
6.13	Property				Highway 18 Self Storage	486,198	205,603	280,595	526,682	215,631	311,050	5/31/2017	12	Trailing 12	526,682	215,214	311,468		12,446	0	299,021
7	Loan	32, 33	GACC	DBNY	Midlink Business Park	7,132,569	3,015,388	4,117,181	7,649,730	3,108,823	4,540,907	4/30/2017	12	Trailing 12	7,657,783	3,266,039	4,391,743	11.8%	168,701	303,485	3,919,557	1.91	10.5%
8	Loan	34	GACC	DBNY	Residence Inn Long Beach	8,993,161	4,967,677	4,025,484	8,809,571	4,996,864	3,812,707	3/31/2017	12	Trailing 12	8,970,269	4,982,084	3,988,185	11.7%	374,013		3,614,172	1.74	10.6%
9	Loan	35, 36, 37, 38	CREFI	CREFI	Embassy Suites Anaheim Orange	13,396,657	9,340,481	4,056,176	13,697,478	9,493,289	4,204,189	4/30/2017	12	Trailing 12	13,697,478	9,302,612	4,394,866	13.3%	547,899	0	3,846,967	1.94	11.7%
10	Loan		CREFI	CREFI	501 Riverside Avenue	5,775,195	1,915,199	3,859,996	5,729,081	1,970,980	3,758,101	3/31/2017	12	Trailing 12	5,116,833	1,959,147	3,157,686	9.9%	39,948	239,663	2,878,076	1.52	9.0%
11	Loan	30, 39, 40, 41	CREFI	CREFI, CCRE	IGT Reno	N/A	N/A	N/A	N/A	N/A	N/A	NAV	NAV	Not Available	10,961,487	866,852	10,094,635	12.6%	0	394,622	9,700,013	2.05	12.1%
12	Loan	42, 43	CREFI	CREFI	Brookwood Self Storage TX Portfolio	3,893,982	1,933,337	1,960,645	4,086,356	1,988,110	2,098,247	5/31/2017	12	Trailing 12	4,086,356	2,025,621	2,060,736	10.2%	34,213	0	2,026,523	2.43	10.0%
12.01	Property				Double Creek Self Storage	1,128,810	466,764	662,045	1,160,484	476,704	683,781	5/31/2017	12	Trailing 12	1,160,484	477,505	682,980		10,559	0	672,421
12.02	Property				Rolling Oaks Self Storage	1,028,912	531,232	497,680	1,076,396	551,144	525,252	5/31/2017	12	Trailing 12	1,076,396	575,083	501,313		8,101	0	493,212
12.03	Property				Leander Self Storage	868,188	432,250	435,938	960,629	431,011	529,617	5/31/2017	12	Trailing 12	960,629	435,616	525,012		8,364	0	516,648
12.04	Property				Ingram Park Self Storage	868,073	503,091	364,982	888,848	529,251	359,597	5/31/2017	12	Trailing 12	888,848	537,417	351,431		7,190	0	344,241
13	Loan	44, 45	CREFI	CREFI	Town Square Plaza	3,228,914	1,007,833	2,221,080	3,132,583	961,446	2,171,137	3/31/2017	12	Trailing 12	3,244,935	1,024,499	2,220,436	10.4%	33,017	79,761	2,107,659	1.65	9.8%
14	Loan	46	CREFI	CREFI	7 East 96th Street	N/A	N/A	N/A	N/A	N/A	N/A	NAV	NAV	Not Available	1,815,942	326,518	1,489,424	7.4%	9,792	61,090	1,418,542	1.49	7.1%
15	Loan	47, 48, 49, 50	CREFI	CREFI	Residence Inn Columbus Easton	6,178,588	3,438,548	2,740,040	6,271,636	3,514,469	2,757,167	2/28/2017	12	Trailing 12	6,271,636	3,607,582	2,664,054	13.4%	250,865	0	2,413,188	1.97	12.1%
16	Loan		GACC	DBNY	Pack Square	2,864,274	1,125,071	1,739,203	2,952,487	1,207,784	1,744,703	1/31/2017	12	Trailing 12	3,111,921	1,208,979	1,902,942	9.6%	23,209	120,000	1,759,733	1.45	8.9%
17	Loan	51, 52	GACC	Column, WFB, Regions	Gurnee Mills	40,584,232	13,451,512	27,132,720	N/A	N/A	N/A	NAV	NAV	Not Available	40,698,231	14,098,029	26,600,202	9.8%	421,010	1,205,422	24,973,769	1.59	9.2%
18	Loan	53	CREFI	CREFI	Brookriver Executive Center	2,458,552	1,631,225	827,327	2,482,359	1,826,621	655,738	5/31/2017	12	Trailing 12	3,960,885	1,931,511	2,029,374	10.4%	62,993	199,782	1,766,599	1.45	9.0%
19	Loan	54	GACC	DBNY	444 Spear	2,077,141	463,590	1,613,551	2,309,112	440,660	1,868,452	4/30/2017	12	Trailing 12	2,428,459	627,857	1,800,602	10.6%	11,434	142,487	1,646,681	2.46	9.7%
20	Loan		GACC	DBNY	5 Points Center	1,625,107	416,840	1,208,267	1,631,969	447,768	1,184,201	4/30/2017	12	Trailing 12	1,757,575	489,557	1,268,018	8.2%	8,800	34,736	1,224,482	1.31	7.9%
21	Loan	55, 56	CREFI	CREFI	Doraville Plaza	2,054,224	362,698	1,691,526	2,082,677	357,295	1,725,381	2/28/2017	12	Trailing 12	2,149,692	444,121	1,705,571	11.8%	28,525	135,032	1,542,014	1.70	10.6%
22	Loan		CREFI	CREFI	FedEx Freight Zion	1,633,181	277,906	1,355,275	1,644,491	276,259	1,368,232	6/30/2017	12	Trailing 12	1,561,612	293,314	1,268,298	9.4%	6,569	21,737	1,239,992	1.52	9.2%
23	Loan	57, 58	GACC	DBNY	Best Western Plus Marina Gateway	6,482,640	4,380,152	2,102,488	6,561,853	4,366,372	2,195,481	3/31/2017	12	Trailing 12	6,561,853	4,385,567	2,176,286	16.2%	262,474		1,913,812	2.33	14.3%
24	Loan	59	GACC	DBNY	Forum at the Soncy	1,454,465	328,470	1,125,996	N/A	N/A	N/A	NAV	NAV	Not Available	1,460,838	321,337	1,139,501	8.6%	12,983	(35,086)	1,161,604	1.52	8.8%
25	Loan	60	GACC	DBNY	Presidio Office	2,864,828	1,407,300	1,457,528	2,883,264	1,421,522	1,461,742	3/31/2017	12	Trailing 12	2,966,031	1,693,776	1,272,256	9.8%	11,571	120,228	1,140,456	1.91	8.8%
26	Loan		GACC	DBNY	Elston & Webster Building	1,972,597	690,625	1,281,971	2,024,680	532,152	1,492,529	3/31/2017	12	Trailing 12	2,222,279	741,779	1,480,500	11.4%	21,015	77,055	1,382,430	1.45	10.7%
27	Loan	61	CREFI	CREFI	Berkshire Square Apartments	2,538,604	1,397,950	1,140,654	2,537,233	1,495,418	1,041,815	4/30/2017	12	Trailing 12	2,537,233	1,471,910	1,065,323	8.9%	88,500	0	976,823	1.24	8.1%
28	Loan		GACC	DBNY	Pinole Ridge	1,521,054	409,275	1,111,779	N/A	N/A	N/A	NAV	NAV	Not Available	1,712,312	509,004	1,203,309	9.7%	8,415	57,614	1,137,280	1.53	9.2%
29	Loan	62	CREFI	CREFI	1322 3rd Street Promenade	3,193,982	240,782	2,953,200	N/A	N/A	N/A	NAV	NAV	Not Available	2,853,551	226,287	2,627,264	22.2%	4,351	72,962	2,549,951	1.54	21.6%
30	Loan	63, 64	CGMRC	CGMRC	3925 Brookside Parkway	2,231,561	522,389	1,709,172	N/A	N/A	N/A	NAV	NAV	Not Available	2,007,130	569,519	1,437,611	12.7%	38,182	106,631	1,292,798	1.68	11.4%
31	Loan		GACC	DBNY	1150 65th Street	1,269,040	423,006	846,034	1,279,944	442,007	837,937	4/30/2017	12	Trailing 12	1,777,124	537,159	1,239,965	11.3%	16,111	78,085	1,145,770	2.64	10.4%
32	Loan		GACC	DBNY	Market Creek Plaza	1,977,076	999,012	978,064	1,968,660	976,657	992,003	2/28/2017	12	Trailing 12	1,900,556	834,931	1,065,625	9.7%	15,606	39,014	1,011,005	1.45	9.2%
33	Loan		CREFI	CREFI	Boatyard Shopping Center	1,376,766	331,597	1,045,169	1,362,439	347,693	1,014,746	3/31/2017	12	Trailing 12	1,391,742	347,554	1,044,188	10.7%	15,524	77,482	951,182	1.65	9.8%
34	Loan	65, 66	GACC	DBNY	Good Samaritan Medical Center	1,229,816	462,903	766,913	N/A	N/A	N/A	NAV	NAV	Not Available	1,366,744	557,280	809,464	9.5%	9,870	78,709	720,884	1.40	8.5%
35	Loan	67, 68	GACC	DBNY	Shops at the Canyons	746,951	258,700	488,250	N/A	N/A	N/A	NAV	NAV	Not Available	1,317,612	415,287	902,324	10.9%	8,172	28,068	866,085	1.75	10.5%
36	Loan	69	CREFI	CREFI	Summertree Apartments	1,495,651	688,387	807,264	1,447,780	763,885	683,896	4/30/2017	12	Trailing 12	1,447,781	722,637	725,144	9.6%	57,368	0	667,776	1.35	8.9%
37	Loan		CREFI	CREFI	Rita Ranch I	1,022,014	285,644	736,370	1,010,184	286,558	723,626	2/28/2017	12	Trailing 12	915,018	281,932	633,085	8.6%	9,416	31,639	592,030	1.26	8.0%
38	Loan		CREFI	CREFI	Fort Knox Self Storage	780,948	228,203	552,745	771,358	228,485	542,873	3/31/2017	12	Trailing 12	771,358	239,032	532,326	8.7%	6,851	0	525,475	1.42	8.6%
39	Loan		CREFI	CREFI	1566 Third Avenue	594,262	151,495	442,767	627,168	154,339	472,829	2/28/2017	12	Trailing 12	709,211	163,141	546,071	9.1%	2,463	13,576	530,034	2.02	8.8%
40	Loan		CREFI	CREFI	Fresenius Medical Center Evergreen	N/A	N/A	N/A	N/A	N/A	N/A	NAV	NAV	Not Available	751,082	226,641	524,441	8.9%	2,608	10,465	511,368	1.37	8.7%
41	Loan	70, 71	CREFI	CREFI	Mission Plaza	465,336	119,498	345,838	536,967	124,817	412,151	3/31/2017	12	Trailing 12	637,104	124,806	512,298	8.8%	1,990	20,899	489,409	1.32	8.4%
42	Loan	72, 73	GACC	DBNY	Hampton Inn Greenwood	2,388,791	1,389,597	999,194	2,341,226	1,410,114	931,112	4/30/2017	12	Trailing 12	2,233,028	1,290,673	942,355	17.2%	89,321		853,034	1.65	15.6%
43	Loan		CREFI	CREFI	Great Oaks Apartments	1,213,734	535,273	678,461	1,211,439	540,171	671,269	3/31/2017	12	Trailing 12	1,206,748	537,298	669,450	12.4%	40,000	0	629,450	2.72	11.7%
44	Loan	74, 75, 76	CREFI	CREFI	Texas and Chicago Retail Portfolio	631,365	113,872	517,493	632,931	117,788	515,142	3/31/2017	12	Trailing 12	627,207	126,684	500,523	9.5%	2,110	19,813	478,600	1.49	9.1%
44.01	Property				Grapevine Legacy Bank	176,000	5,408	170,592	176,000	5,417	170,583	3/31/2017	12	Trailing 12	167,200	6,509	160,691		556	5,440	154,695
44.02	Property				Nacogdoches Retail	188,539	50,457	138,082	190,105	51,612	138,492	3/31/2017	12	Trailing 12	190,484	55,428	135,056		631	6,917	127,508
44.03	Property				Chicago Mattress Firm	167,826	54,940	112,886	167,826	57,684	110,142	3/31/2017	12	Trailing 12	175,473	60,432	115,041		555	4,132	110,354
44.04	Property				Irving Sonic	99,000	3,067	95,933	99,000	3,075	95,925	3/31/2017	12	Trailing 12	94,050	4,315	89,735		368	3,324	86,043
45	Loan		CREFI	CREFI	CityLine Self Storage PA & LA Portfolio	772,697	396,278	376,419	783,283	388,961	394,322	3/31/2017	12	Trailing 12	783,283	396,475	386,808	9.6%	18,311	0	368,495	1.49	9.2%
45.01	Property				Central Self Storage	465,332	230,427	234,905	472,361	225,208	247,153	3/31/2017	12	Trailing 12	472,361	231,010	241,351		5,746	0	235,604
45.02	Property				Around the Clock Storage	307,365	165,851	141,514	310,922	163,753	147,169	3/31/2017	12	Trailing 12	310,922	165,465	145,457		12,565	0	132,892
46	Loan		CREFI	CREFI	Mt. Repose Self Storage	611,014	221,315	389,699	624,237	224,735	399,503	3/31/2017	12	Trailing 12	631,810	244,036	387,774	12.9%	16,276	0	371,498	3.01	12.4%
47	Loan	77	GACC	PCI, DBNY	Walgreens Market Creek	N/A	N/A	N/A	N/A	N/A	N/A	NAV	NAV	Not Available	188,167	0	188,167	9.4%			188,167	1.49	9.4%
48	Loan		CREFI	CREFI	Fresenius Medical Center Mora	N/A	N/A	N/A	N/A	N/A	N/A	NAV	NAV	Not Available	211,786	39,884	171,902	9.2%	900	3,178	167,824	1.35	9.0%

CD 2017-CD5 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Appraised Value ($)	Appraisal Date	Cut-off Date LTV Ratio (%)	LTV Ratio at Maturity / ARD (%)	Occupancy (%) (5)	Occupancy Date	ADR ($)	RevPAR ($)	Largest Tenant	Largest Tenant Sq Ft	Largest Tenant Lease Expiration (6)	Second Largest Tenant	Second Largest Tenant Sq Ft	Second Largest Tenant Lease Expiration (6)	Third Largest Tenant
1	Loan	8, 9, 10, 11, 12, 13, 14	CGMRC, GACC	MSBNA, CGMRC, DBNY, WFB	General Motors Building	4,800,000,000	5/8/2017	30.6%	30.6%	95.0%	6/1/2017	NAP	NAP	Weil, Gotshal & Manges	489,867	8/31/2034	Aramis	299,895	3/31/2020	Perella Weinberg
2	Loan	15, 16, 17	GACC	DBNY, GSMC, MSBNA	Olympic Tower	1,900,000,000	4/1/2017	32.2%	32.2%	98.8%	4/27/2017	NAP	NAP	NBA Properties, Inc.	191,957	12/31/2035	Richemont North America, Inc.	126,386	7/31/2028	Cartier
3	Loan	18, 19	GACC	DBNY	AHIP Northeast Portfolio IV	99,500,000	Various	56.8%	54.5%	85.2%	3/31/2017	128.93	109.81
3.01	Property				Residence Inn Baltimore White Marsh	30,000,000	6/1/2018			88.6%	3/31/2017	124.12	109.95	NAP			NAP			NAP
3.02	Property				Hampton Inn Suites Arundel BWI Airport	26,000,000	6/1/2019			85.2%	3/31/2017	126.79	107.97	NAP			NAP			NAP
3.03	Property				Residence Inn Neptune at Gateway Centre	24,500,000	6/1/2018			83.7%	3/31/2017	138.24	115.64	NAP			NAP			NAP
3.04	Property				Residence Inn Atlantic City Egg Harbor Township	19,000,000	6/1/2018			82.3%	3/31/2017	128.67	105.93	NAP			NAP			NAP
4	Loan	20, 21, 22, 23, 24	GACC	DBNY, JPM, Natixis, SocGen, Barclays	245 Park Avenue	2,210,000,000	4/1/2017	48.9%	48.9%	91.1%	2/28/2017	NAP	NAP	Société Générale	562,347	10/31/2032	JPMorgan Chase Bank, National Association	225,438	10/31/2022	Major League Baseball
5	Loan	25, 26, 27, 28	GACC	DBNY, JPMCB, Barclays, BofA	Starwood Capital Group Hotel Portfolio	956,000,000	4/23/2017	60.4%	60.4%	74.6%	3/31/2017	119.07	88.81
5.01	Property				Larkspur Landing Sunnyvale	52,100,000	4/23/2017			83.8%	3/31/2017	199.55	167.27	NAP			NAP			NAP
5.02	Property				Larkspur Landing Milpitas	43,900,000	4/23/2017			85.7%	3/31/2017	172.92	148.13	NAP			NAP			NAP
5.03	Property				Larkspur Landing Campbell	38,600,000	4/23/2017			84.3%	3/31/2017	166.46	140.39	NAP			NAP			NAP
5.04	Property				Larkspur Landing San Francisco	31,800,000	4/23/2017			84.9%	3/31/2017	164.49	139.7	NAP			NAP			NAP
5.05	Property				Larkspur Landing Pleasanton	31,100,000	4/23/2017			82.9%	3/31/2017	137.21	113.71	NAP			NAP			NAP
5.06	Property				Larkspur Landing Bellevue	27,700,000	4/23/2017			78.8%	3/31/2017	128.35	101.18	NAP			NAP			NAP
5.07	Property				Larkspur Landing Sacramento	20,700,000	4/23/2017			83.0%	3/31/2017	110.73	91.9	NAP			NAP			NAP
5.08	Property				Hampton Inn Ann Arbor North	20,200,000	4/23/2017			73.9%	3/31/2017	136.53	100.96	NAP			NAP			NAP
5.09	Property				Larkspur Landing Hillsboro	20,200,000	4/23/2017			74.1%	3/31/2017	115.72	85.79	NAP			NAP			NAP
5.10	Property				Larkspur Landing Renton	20,000,000	4/23/2017			80.3%	3/31/2017	117.03	93.97	NAP			NAP			NAP
5.11	Property				Holiday Inn Arlington Northeast Rangers Ballpark	19,200,000	4/23/2017			78.3%	3/31/2017	115.33	90.31	NAP			NAP			NAP
5.12	Property				Residence Inn Toledo Maumee	19,000,000	4/23/2017			81.7%	3/31/2017	123.56	101	NAP			NAP			NAP
5.13	Property				Residence Inn Williamsburg	18,200,000	4/23/2017			73.0%	3/31/2017	133.55	97.54	NAP			NAP			NAP
5.14	Property				Hampton Inn Suites Waco South	16,800,000	4/23/2017			77.7%	3/31/2017	120.72	93.84	NAP			NAP			NAP
5.15	Property				Holiday Inn Louisville Airport Fair Expo	16,500,000	4/23/2017			72.9%	3/31/2017	135.94	99.11	NAP			NAP			NAP
5.16	Property				Courtyard Tyler	16,200,000	4/23/2017			58.8%	3/31/2017	107.32	63.11	NAP			NAP			NAP
5.17	Property				Hilton Garden Inn Edison Raritan Center	16,200,000	4/23/2017			78.1%	3/31/2017	126.40	98.76	NAP			NAP			NAP
5.18	Property				Hilton Garden Inn St Paul Oakdale	16,000,000	4/23/2017			80.0%	3/31/2017	134.01	107.19	NAP			NAP			NAP
5.19	Property				Residence Inn Grand Rapids West	15,800,000	4/23/2017			72.6%	3/31/2017	129.34	93.96	NAP			NAP			NAP
5.20	Property				Peoria, AZ Residence Inn	15,700,000	4/23/2017			80.8%	3/31/2017	120.72	97.54	NAP			NAP			NAP
5.21	Property				Hampton Inn Suites Bloomington Normal	15,600,000	4/23/2017			70.8%	3/31/2017	111.57	78.95	NAP			NAP			NAP
5.22	Property				Courtyard Chico	15,300,000	4/23/2017			84.6%	3/31/2017	129.64	109.64	NAP			NAP			NAP
5.23	Property				Hampton Inn Suites Kokomo	14,800,000	4/23/2017			77.9%	3/31/2017	121.77	94.88	NAP			NAP			NAP
5.24	Property				Hampton Inn Suites South Bend	14,800,000	4/23/2017			69.9%	3/31/2017	126.11	88.19	NAP			NAP			NAP
5.25	Property				Courtyard Wichita Falls	14,100,000	4/23/2017			77.4%	3/31/2017	109.53	84.74	NAP			NAP			NAP
5.26	Property				Hampton Inn Morehead	13,700,000	4/23/2017			66.6%	3/31/2017	108.23	72.1	NAP			NAP			NAP
5.27	Property				Residence Inn Chico	13,300,000	4/23/2017			88.0%	3/31/2017	129.19	113.64	NAP			NAP			NAP
5.28	Property				Courtyard Lufkin	12,700,000	4/23/2017			64.9%	3/31/2017	104.79	68.01	NAP			NAP			NAP
5.29	Property				Hampton Inn Carlisle	12,600,000	4/23/2017			76.1%	3/31/2017	126.65	96.34	NAP			NAP			NAP
5.30	Property				Springhill Suites Williamsburg	12,600,000	4/23/2017			71.7%	3/31/2017	105.82	75.89	NAP			NAP			NAP
5.31	Property				Fairfield Inn Bloomington	12,500,000	4/23/2017			87.1%	3/31/2017	89.99	78.38	NAP			NAP			NAP
5.32	Property				Waco Residence Inn	12,200,000	4/23/2017			82.0%	3/31/2017	132.95	108.98	NAP			NAP			NAP
5.33	Property				Holiday Inn Express Fishers	11,400,000	4/23/2017			67.1%	3/31/2017	111.18	74.59	NAP			NAP			NAP
5.34	Property				Larkspur Landing Folsom	11,100,000	4/23/2017			86.4%	3/31/2017	107.99	93.35	NAP			NAP			NAP
5.35	Property				Springhill Suites Chicago Naperville Warrenville	10,500,000	4/23/2017			67.1%	3/31/2017	102.88	69.04	NAP			NAP			NAP
5.36	Property				Holiday Inn Express & Suites Paris	10,400,000	4/23/2017			72.6%	3/31/2017	104.27	75.65	NAP			NAP			NAP
5.37	Property				Toledo Homewood Suites	10,400,000	4/23/2017			82.2%	3/31/2017	123.31	101.33	NAP			NAP			NAP
5.38	Property				Grand Rapids Homewood Suites	10,100,000	4/23/2017			84.1%	3/31/2017	124.56	104.8	NAP			NAP			NAP
5.39	Property				Cheyenne Fairfield Inn and Suites	9,400,000	4/23/2017			74.6%	3/31/2017	118.88	88.74	NAP			NAP			NAP
5.40	Property				Fairfield Inn Laurel	9,400,000	4/23/2017			79.9%	3/31/2017	97.48	77.87	NAP			NAP			NAP
5.41	Property				Courtyard Akron Stow	9,200,000	4/23/2017			65.9%	3/31/2017	118.14	77.88	NAP			NAP			NAP
5.42	Property				Larkspur Landing Roseville	8,700,000	4/23/2017			79.5%	3/31/2017	106.46	84.6	NAP			NAP			NAP
5.43	Property				Towneplace Suites Bloomington	8,700,000	4/23/2017			89.1%	3/31/2017	90.13	80.3	NAP			NAP			NAP
5.44	Property				Hampton Inn Danville	8,600,000	4/23/2017			80.0%	3/31/2017	124.27	99.39	NAP			NAP			NAP
5.45	Property				Holiday Inn Norwich	8,500,000	4/23/2017			56.7%	3/31/2017	131.41	74.49	NAP			NAP			NAP
5.46	Property				Hampton Inn Suites Longview North	8,400,000	4/23/2017			63.8%	3/31/2017	106.52	67.99	NAP			NAP			NAP
5.47	Property				Springhill Suites Peoria Westlake	8,400,000	4/23/2017			63.3%	3/31/2017	100.19	63.47	NAP			NAP			NAP
5.48	Property				Hampton Inn Suites Buda	8,300,000	4/23/2017			74.5%	3/31/2017	128.83	95.97	NAP			NAP			NAP
5.49	Property				Shawnee Hampton Inn	8,300,000	4/23/2017			77.6%	3/31/2017	105.70	81.98	NAP			NAP			NAP
5.50	Property				Racine Fairfield Inn	8,100,000	4/23/2017			68.6%	3/31/2017	115.68	79.34	NAP			NAP			NAP
5.51	Property				Hampton Inn Selinsgrove Shamokin Dam	7,900,000	4/23/2017			75.6%	3/31/2017	117.11	88.57	NAP			NAP			NAP
5.52	Property				Holiday Inn Express & Suites Terrell	7,500,000	4/23/2017			84.0%	3/31/2017	102.02	85.71	NAP			NAP			NAP
5.53	Property				Westchase Homewood Suites	9,800,000	4/23/2017			63.4%	3/31/2017	131.07	83.14	NAP			NAP			NAP
5.54	Property				Holiday Inn Express & Suites Tyler South	7,200,000	4/23/2017			65.9%	3/31/2017	98.22	64.7	NAP			NAP			NAP
5.55	Property				Holiday Inn Express & Suites Huntsville	6,900,000	4/23/2017			65.5%	3/31/2017	111.81	73.27	NAP			NAP			NAP
5.56	Property				Hampton Inn Sweetwater	6,300,000	4/23/2017			62.9%	3/31/2017	94.90	59.73	NAP			NAP			NAP
5.57	Property				Comfort Suites Buda Austin South	5,300,000	4/23/2017			76.8%	3/31/2017	98.28	75.46	NAP			NAP			NAP
5.58	Property				Fairfield Inn & Suites Weatherford	5,000,000	4/23/2017			63.4%	3/31/2017	81.60	51.72	NAP			NAP			NAP
5.59	Property				Holiday Inn Express & Suites Altus	4,600,000	4/23/2017			67.4%	3/31/2017	83.76	56.47	NAP			NAP			NAP
5.60	Property				Comfort Inn & Suites Paris	3,600,000	4/23/2017			67.4%	3/31/2017	83.63	56.4	NAP			NAP			NAP
5.61	Property				Hampton Inn Suites Decatur	3,600,000	4/23/2017			64.6%	3/31/2017	88.11	56.94	NAP			NAP			NAP
5.62	Property				Holiday Inn Express & Suites Texarkana East	4,100,000	4/23/2017			66.5%	3/31/2017	75.50	50.18	NAP			NAP			NAP
5.63	Property				Mankato Fairfield Inn	3,600,000	4/23/2017			58.0%	3/31/2017	93.96	54.49	NAP			NAP			NAP
5.64	Property				Candlewood Suites Texarkana	2,600,000	4/23/2017			75.0%	3/31/2017	54.70	41.04	NAP			NAP			NAP
5.65	Property				Country Inn & Suites Houston Intercontinental Airport East	3,200,000	4/23/2017			54.1%	3/31/2017	87.69	47.48	NAP			NAP			NAP

CD 2017-CD5 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Appraised Value ($)	Appraisal Date	Cut-off Date LTV Ratio (%)	LTV Ratio at Maturity / ARD (%)	Occupancy (%) (5)	Occupancy Date	ADR ($)	RevPAR ($)	Largest Tenant	Largest Tenant Sq Ft	Largest Tenant Lease Expiration (6)	Second Largest Tenant	Second Largest Tenant Sq Ft	Second Largest Tenant Lease Expiration (6)	Third Largest Tenant
6	Loan	29, 30, 31	CREFI	CREFI	Brookwood Self Storage LA-MS Portfolio	161,150,000	Various	49.6%	49.6%	85.5%	4/30/2017	NAP	NAP
6.01	Property				Balis Self Storage	22,300,000	5/10/2017			90.9%	4/30/2017	NAP	NAP	NAP			NAP			NAP
6.02	Property				Feu Follet Self Storage	16,500,000	5/9/2017			82.6%	4/30/2017	NAP	NAP	NAP			NAP			NAP
6.03	Property				Belle Chasse Self Storage	14,500,000	5/9/2017			84.9%	4/30/2017	NAP	NAP	NAP			NAP			NAP
6.04	Property				Oak Villa Self Storage	13,000,000	5/10/2017			82.4%	4/30/2017	NAP	NAP	NAP			NAP			NAP
6.05	Property				Harding Self Storage	12,400,000	5/9/2017			93.6%	4/30/2017	NAP	NAP	NAP			NAP			NAP
6.06	Property				Florida Boulevard Self Storage	11,500,000	5/9/2017			94.4%	4/30/2017	NAP	NAP	NAP			NAP			NAP
6.07	Property				Industriplex Self Storage	10,800,000	5/10/2017			82.6%	4/30/2017	NAP	NAP	NAP			NAP			NAP
6.08	Property				Ambassador Self Storage	10,350,000	5/9/2017			74.9%	4/30/2017	NAP	NAP	NAP			NAP			NAP
6.09	Property				Interline Self Storage	9,700,000	5/10/2017			85.9%	4/30/2017	NAP	NAP	NAP			NAP			NAP
6.10	Property				Flowood Self Storage	8,300,000	5/15/2017			92.5%	4/30/2017	NAP	NAP	NAP			NAP			NAP
6.11	Property				Pearl Self Storage	6,900,000	5/15/2017			93.2%	4/30/2017	NAP	NAP	NAP			NAP			NAP
6.12	Property				Airway Self Storage	6,600,000	5/10/2017			82.9%	4/30/2017	NAP	NAP	NAP			NAP			NAP
6.13	Property				Highway 18 Self Storage	5,200,000	5/15/2017			76.8%	4/30/2017	NAP	NAP	NAP			NAP			NAP
7	Loan	32, 33	GACC	DBNY	Midlink Business Park	49,700,000	4/19/2017	74.9%	61.3%	87.1%	5/1/2017	NAP	NAP	Kaiser Aluminum Fab Prod	464,519	8/31/2033	Landscape Forms	256,280	7/31/2025	Graphic Packaging International Inc
8	Loan	34	GACC	DBNY	Residence Inn Long Beach	48,500,000	4/3/2017	70.0%	56.8%	77.6%	3/31/2017	159.09	128.38	NAP			NAP			NAP
9	Loan	35, 36, 37, 38	CREFI	CREFI	Embassy Suites Anaheim Orange	58,700,000	4/1/2018	56.2%	51.4%	89.2%	4/30/2017	156.77	139.86	NAP			NAP			NAP
10	Loan		CREFI	CREFI	501 Riverside Avenue	52,100,000	4/11/2017	61.4%	53.5%	77.1%	5/1/2017	NAP	NAP	EverBank	54,546	6/30/2020	Harden & Associates	29,039	5/31/2029	BDO
11	Loan	30, 39, 40, 41	CREFI	CREFI, CCRE	IGT Reno	157,230,000	3/29/2017	50.9%	46.4%	100.0%	8/6/2017	NAP	NAP	International Game Technology	1,251,179	9/30/2032	NAP			NAP
12	Loan	42, 43	CREFI	CREFI	Brookwood Self Storage TX Portfolio	40,540,000	5/8/2017	50.0%	53.0%	89.6%	4/30/2017	NAP	NAP
12.01	Property				Double Creek Self Storage	11,200,000	5/8/2017			86.7%	4/30/2017	NAP	NAP	NAP			NAP			NAP
12.02	Property				Rolling Oaks Self Storage	9,800,000	5/8/2017			92.6%	4/30/2017	NAP	NAP	NAP			NAP			NAP
12.03	Property				Leander Self Storage	9,700,000	5/8/2017			91.8%	4/30/2017	NAP	NAP	NAP			NAP			NAP
12.04	Property				Ingram Park Self Storage	8,300,000	5/8/2017			88.0%	4/30/2017	NAP	NAP	NAP			NAP			NAP
13	Loan	44, 45	CREFI	CREFI	Town Square Plaza	30,500,000	5/8/2017	70.3%	61.3%	98.0%	3/15/2017	NAP	NAP	Lowe’s (GL)	134,574	1/30/2030	Michaels	21,562	2/28/2019	PetSmart
14	Loan	46	CREFI	CREFI	7 East 96th Street	38,000,000	6/1/2017	52.6%	52.6%	100.0%	8/6/2017	NAP	NAP	Alpha Plus US LP	19,000	5/31/2037	NAP			NAP
15	Loan	47, 48, 49, 50	CREFI	CREFI	Residence Inn Columbus Easton	31,500,000	4/1/2018	63.3%	51.4%	83.6%	2/28/2017	168.32	140.72	NAP			NAP			NAP
16	Loan		GACC	DBNY	Pack Square	29,290,000	4/28/2017	67.8%	59.4%	89.8%	5/16/2017	NAP	NAP	Geriatric Practice Management	16,426	4/30/2020	Carter PC	9,170	4/30/2022	Ramoth Group LLC
17	Loan	51, 52	GACC	Column, WFB, Regions	Gurnee Mills	417,000,000	8/23/2016	65.0%	52.4%	92.7%	6/22/2017	NAP	NAP	Sears Grand	201,439	4/30/2019	Bass Pro Shops Outdoor	137,201	8/31/2018	Macy’s
18	Loan	53	CREFI	CREFI	Brookriver Executive Center	27,000,000	5/10/2017	72.5%	69.1%	84.9%	6/30/2017	NAP	NAP	UT Southwestern Medical Center	204,754	3/1/2028	Dallas Spinal Rehab Center	12,210	11/30/2019	Raymond C. Blackburn, MD
19	Loan	54	GACC	DBNY	444 Spear	35,800,000	5/23/2017	47.5%	47.5%	100.0%	6/30/2017	NAP	NAP	Otis Elevator	15,288	11/30/2024	Marx-Okubo	10,564	9/30/2023	Monitor 360
20	Loan		GACC	DBNY	5 Points Center	25,270,000	3/23/2017	61.3%	53.6%	94.3%	5/31/2017	NAP	NAP	Classic Closet Goodwill	10,468	8/31/2025	Dollar Tree	8,920	1/31/2023	Blast 825 Quick Fired Pizza
21	Loan	55, 56	CREFI	CREFI	Doraville Plaza	20,800,000	3/10/2017	69.7%	58.4%	100.0%	3/1/2017	NAP	NAP	Burlington Coat Factory	85,537	2/28/2022	Star & Bee Beauty	25,050	1/31/2020	Young’s Trading
22	Loan		CREFI	CREFI	FedEx Freight Zion	21,000,000	6/5/2017	64.2%	51.9%	100.0%	8/6/2017	NAP	NAP	FedEx Freight East, Inc.	65,690	1/4/2027	NAP			NAP
23	Loan	57, 58	GACC	DBNY	Best Western Plus Marina Gateway	22,700,000	5/18/2017	59.0%	51.8%	91.9%	3/31/2017	111.51	102.520738	NAP			NAP			NAP
24	Loan	59	GACC	DBNY	Forum at the Soncy	19,100,000	4/23/2017	69.4%	58.6%	92.2%	4/27/2017	NAP	NAP	Cost Plus World Market	18,238	1/31/2018	Guitar Center Stores	9,041	3/31/2022	Kirkland’s Stores, Inc.
25	Loan	60	GACC	DBNY	Presidio Office	23,900,000	4/24/2017	54.4%	54.4%	100.0%	5/31/2017	NAP	NAP	Just Answer	13,860	7/31/2018	Bare Foods Co.	6,552	2/28/2020	Artisan Capital LP
26	Loan		GACC	DBNY	Elston & Webster Building	21,000,000	4/6/2017	61.7%	37.5%	100.0%	6/5/2017	NAP	NAP	ReBuilding Exchange	24,000	11/30/2019	Wm. F. Meyer Co.	15,500	6/30/2021	Pagoda Red
27	Loan	61	CREFI	CREFI	Berkshire Square Apartments	17,500,000	5/11/2017	68.6%	62.7%	92.9%	5/1/2017	NAP	NAP	NAP			NAP			NAP
28	Loan		GACC	DBNY	Pinole Ridge	19,150,000	5/3/2017	64.9%	56.6%	89.3%	6/1/2017	NAP	NAP	Auto Zone	5,400	10/31/2018	Anytime Fitness	5,232	7/31/2026	Mel’s Diner
29	Loan	62	CREFI	CREFI	1322 3rd Street Promenade	43,400,000	3/14/2017	27.2%	0.1%	100.0%	3/1/2017	NAP	NAP	Verizon Wireless	21,381	11/30/2023	Giorgio Armani	6,100	1/31/2018	Johnny Rockets
30	Loan	63, 64	CGMRC	CGMRC	3925 Brookside Parkway	26,200,000	2/24/2017	43.3%	34.7%	77.7%	1/1/2018	NAP	NAP	AmTrust Financial Services, Inc.	82,905	12/31/2032	NAP			NAP
31	Loan		GACC	DBNY	1150 65th Street	19,100,000	5/24/2017	57.6%	57.6%	93.2%	6/1/2017	NAP	NAP	Clif Bar	24,700	12/31/2022	Sellpoints	8,030	5/31/2018	Mirixa
32	Loan		GACC	DBNY	Market Creek Plaza	18,800,000	4/5/2017	58.5%	50.4%	97.1%	5/31/2017	NAP	NAP	Food 4 Less	58,000	2/28/2022	Casa Mexico	3,900	5/11/2022	Wells Fargo Bank
33	Loan		CREFI	CREFI	Boatyard Shopping Center	15,600,000	3/25/2017	62.5%	53.0%	91.4%	3/22/2017	NAP	NAP	Harvest Market	39,670	8/14/2021	Dollar Tree	18,160	1/31/2020	O’Reilly Auto Parts
34	Loan	65, 66	GACC	DBNY	Good Samaritan Medical Center	14,010,000	3/30/2017	60.7%	55.5%	86.5%	5/31/2017	NAP	NAP	Satellite Dialysis	8,795	3/31/2027	Tri-County Vascular	6,146	9/30/2022	SJ Center for Speech, Language and Occupational Therapy
35	Loan	67, 68	GACC	DBNY	Shops at the Canyons	12,500,000	4/18/2017	66.0%	57.6%	85.2%	3/31/2017	NAP	NAP	Pillar Crossfit, Inc.	5,257	9/9/2020	Promotion Physical Therapy, PC	3,530	11/17/2021	Pleansinchai dba Thai Hut
36	Loan	69	CREFI	CREFI	Summertree Apartments	12,500,000	4/14/2017	60.3%	51.3%	87.6%	4/30/2017	NAP	NAP	NAP			NAP			NAP
37	Loan		CREFI	CREFI	Rita Ranch I	10,400,000	4/4/2017	71.0%	58.3%	93.6%	3/20/2017	NAP	NAP	Safeway	42,678	3/2/2024	Leslie’s Pool Supplies	3,305	12/31/2019	Progressive Animal Wellness
38	Loan		CREFI	CREFI	Fort Knox Self Storage	9,200,000	4/21/2017	66.3%	58.0%	90.0%	5/17/2017	NAP	NAP	NAP			NAP			NAP
39	Loan		CREFI	CREFI	1566 Third Avenue	14,800,000	3/31/2017	40.5%	40.5%	100.0%	4/26/2017	NAP	NAP	Bluemercury, Inc.	2,313	1/31/2026	NAP			NAP
40	Loan		CREFI	CREFI	Fresenius Medical Center Evergreen	8,850,000	5/23/2017	66.7%	54.6%	100.0%	8/6/2017	NAP	NAP	Fresenius Medical Care	17,389	5/31/2032	NAP			NAP
41	Loan	70, 71	CREFI	CREFI	Mission Plaza	9,100,000	5/16/2017	64.2%	53.9%	100.0%	3/23/2017	NAP	NAP	Goodyear Tire	4,800	8/31/2020	Pho Ca Dao	2,786	4/30/2026	Takka Sushi
42	Loan	72, 73	GACC	DBNY	Hampton Inn Greenwood	8,000,000	3/1/2017	68.5%	29.1%	78.7%	4/30/2017	109.29	81.97	NAP			NAP			NAP
43	Loan		CREFI	CREFI	Great Oaks Apartments	9,300,000	4/13/2017	58.1%	58.1%	99.4%	3/31/2017	NAP	NAP	NAP			NAP			NAP
44	Loan	74, 75, 76	CREFI	CREFI	Texas and Chicago Retail Portfolio	8,810,000	Various	59.6%	52.2%	100.0%	Various	NAP	NAP
44.01	Property				Grapevine Legacy Bank	2,820,000	5/4/2017			100.0%	8/6/2017	NAP	NAP	Legacy Texas Bank	3,708	12/31/2028	NAP			NAP
44.02	Property				Nacogdoches Retail	2,280,000	5/5/2017			100.0%	5/1/2017	NAP	NAP	Starbucks	1,750	8/31/2026	Jimmy John’s	1,456	10/31/2020	Chilly Horseman, LLC
44.03	Property				Chicago Mattress Firm	1,750,000	5/11/2017			100.0%	8/6/2017	NAP	NAP	Mattress Firm	3,700	2/28/2025	NAP			NAP
44.04	Property				Irving Sonic	1,960,000	5/4/2017			100.0%	8/6/2017	NAP	NAP	Sonic	2,450	3/20/2028	NAP			NAP
45	Loan		CREFI	CREFI	CityLine Self Storage PA & LA Portfolio	5,730,000	Various	70.2%	61.6%	90.5%	Various	NAP	NAP
45.01	Property				Central Self Storage	3,480,000	4/7/2017			89.6%	3/28/2017	NAP	NAP	NAP			NAP			NAP
45.02	Property				Around the Clock Storage	2,250,000	4/6/2017			92.5%	4/19/2017	NAP	NAP	NAP			NAP			NAP
46	Loan		CREFI	CREFI	Mt. Repose Self Storage	6,400,000	4/17/2017	46.9%	46.9%	76.6%	3/31/2017	NAP	NAP	NAP			NAP			NAP
47	Loan	77	GACC	PCI, DBNY	Walgreens Market Creek	3,550,000	4/5/2017	56.3%	46.1%	100.0%	8/6/2017	NAP	NAP	Walgreens Co.	14,490	4/30/2030	NAP			NAP
48	Loan		CREFI	CREFI	Fresenius Medical Center Mora	2,770,000	4/7/2017	67.3%	52.4%	100.0%	8/6/2017	NAP	NAP	Fresenius Medical Care	6,000	3/31/2032	NAP			NAP

CD 2017-CD5 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Third Largest Tenant Sq Ft	Third Largest Tenant Lease Expiration (6)	Fourth Largest Tenant	Fourth Largest Tenant Sq Ft	Fourth Largest Tenant Lease Expiration (6)	Fifth Largest Tenant	Fifth Largest Tenant Sq Ft	Fifth Largest Tenant Lease Expiration (6)	Environmental Phase I Report Date	Environmental Phase II Y/N	Environmental Phase II Report Date	Engineering Report Date	Seismic Report Date	PML or SEL (%)	Earthquake Insurance Required Y/N	Upfront RE Tax Reserve ($)
1	Loan	8, 9, 10, 11, 12, 13, 14	CGMRC, GACC	MSBNA, CGMRC, DBNY, WFB	General Motors Building	130,155	1/31/2022	Apple	105,748	1/31/2034	BAMCO	105,579	5/31/2035	5/9/2017	No	NAP	5/9/2017	NAP	NAP	No	0
2	Loan	15, 16, 17	GACC	DBNY, GSMC, MSBNA	Olympic Tower	55,000	7/31/2037	MSD Capital, L.P.	43,979	3/31/2022	Versace U.S.A., Inc.	20,000	12/31/2023	3/21/2017	No	NAP	3/20/2017	NAP	NAP	No	0
3	Loan	18, 19	GACC	DBNY	AHIP Northeast Portfolio IV													NAP		No	525,599
3.01	Property				Residence Inn Baltimore White Marsh			NAP			NAP			5/15/2017	No	NAP	5/15/2017	NAP	NAP	No
3.02	Property				Hampton Inn Suites Arundel BWI Airport			NAP			NAP			5/10/2017	No	NAP	5/10/2017	NAP	NAP	No
3.03	Property				Residence Inn Neptune at Gateway Centre			NAP			NAP			5/15/2017	No	NAP	5/15/2017	NAP	NAP	No
3.04	Property				Residence Inn Atlantic City Egg Harbor Township			NAP			NAP			5/11/2017	No	NAP	5/10/2017	NAP	NAP	No
4	Loan	20, 21, 22, 23, 24	GACC	DBNY, JPM, Natixis, SocGen, Barclays	245 Park Avenue	220,565	10/31/2022	Angelo Gordon	113,405	5/31/2026	Rabobank	109,657	9/30/2026	4/19/2017	No	NAP	4/20/2017	NAP	NAP	No	0
5	Loan	25, 26, 27, 28	GACC	DBNY, JPMCB, Barclays, BofA	Starwood Capital Group Hotel Portfolio															No	0
5.01	Property				Larkspur Landing Sunnyvale			NAP			NAP			4/26/2017	No	NAP	4/28/2017	4/26/2017	5%	No
5.02	Property				Larkspur Landing Milpitas			NAP			NAP			4/19/2017	No	NAP	4/28/2017	4/19/2017	13%	No
5.03	Property				Larkspur Landing Campbell			NAP			NAP			4/19/2017	No	NAP	4/28/2017	4/28/2017	4%	No
5.04	Property				Larkspur Landing San Francisco			NAP			NAP			4/26/2017	No	NAP	4/28/2017	4/21/2017	7%	No
5.05	Property				Larkspur Landing Pleasanton			NAP			NAP			4/27/2017	No	NAP	4/28/2017	4/27/2017	13%	No
5.06	Property				Larkspur Landing Bellevue			NAP			NAP			4/21/2017	No	NAP	4/28/2017	4/20/2017	7%	No
5.07	Property				Larkspur Landing Sacramento			NAP			NAP			4/21/2017	No	NAP	4/28/2017	4/20/2017	2%	No
5.08	Property				Hampton Inn Ann Arbor North			NAP			NAP			4/28/2017	No	NAP	4/28/2017	NAP	NAP	No
5.09	Property				Larkspur Landing Hillsboro			NAP			NAP			4/19/2017	No	NAP	4/28/2017	4/24/2017	3%	No
5.10	Property				Larkspur Landing Renton			NAP			NAP			4/26/2017	No	NAP	4/28/2017	4/20/2017	5%	No
5.11	Property				Holiday Inn Arlington Northeast Rangers Ballpark			NAP			NAP			4/4/2017	No	NAP	4/7/2017	NAP	NAP	No
5.12	Property				Residence Inn Toledo Maumee			NAP			NAP			4/20/2017	No	NAP	4/28/2017	NAP	NAP	No
5.13	Property				Residence Inn Williamsburg			NAP			NAP			4/28/2017	No	NAP	4/24/2017	NAP	NAP	No
5.14	Property				Hampton Inn Suites Waco South			NAP			NAP			4/5/2017	No	NAP	4/7/2017	NAP	NAP	No
5.15	Property				Holiday Inn Louisville Airport Fair Expo			NAP			NAP			4/25/2017	No	NAP	4/28/2017	NAP	NAP	No
5.16	Property				Courtyard Tyler			NAP			NAP			3/29/2017	No	NAP	4/7/2017	NAP	NAP	No
5.17	Property				Hilton Garden Inn Edison Raritan Center			NAP			NAP			4/20/2017	No	NAP	4/28/2017	NAP	NAP	No
5.18	Property				Hilton Garden Inn St Paul Oakdale			NAP			NAP			4/18/2017	No	NAP	4/28/2017	NAP	NAP	No
5.19	Property				Residence Inn Grand Rapids West			NAP			NAP			4/19/2017	No	NAP	4/28/2017	NAP	NAP	No
5.20	Property				Peoria, AZ Residence Inn			NAP			NAP			4/8/2017	No	NAP	4/7/2017	NAP	NAP	No
5.21	Property				Hampton Inn Suites Bloomington Normal			NAP			NAP			4/28/2017	No	NAP	4/28/2017	NAP	NAP	No
5.22	Property				Courtyard Chico			NAP			NAP			4/21/2017	No	NAP	4/28/2017	4/21/2017	5%	No
5.23	Property				Hampton Inn Suites Kokomo			NAP			NAP			4/17/2017	No	NAP	4/28/2017	NAP	NAP	No
5.24	Property				Hampton Inn Suites South Bend			NAP			NAP			4/21/2017	No	NAP	4/28/2017	NAP	NAP	No
5.25	Property				Courtyard Wichita Falls			NAP			NAP			4/2/2017	No	NAP	4/7/2017	NAP	NAP	No
5.26	Property				Hampton Inn Morehead			NAP			NAP			4/19/2017	No	NAP	4/28/2017	NAP	NAP	No
5.27	Property				Residence Inn Chico			NAP			NAP			4/19/2017	No	NAP	4/28/2017	4/21/2017	5%	No
5.28	Property				Courtyard Lufkin			NAP			NAP			4/3/2017	No	NAP	4/7/2017	NAP	NAP	No
5.29	Property				Hampton Inn Carlisle			NAP			NAP			4/25/2017	No	NAP	4/28/2017	NAP	NAP	No
5.30	Property				Springhill Suites Williamsburg			NAP			NAP			4/21/2017	No	NAP	4/25/2017	NAP	NAP	No
5.31	Property				Fairfield Inn Bloomington			NAP			NAP			4/20/2017	No	NAP	4/28/2017	NAP	NAP	No
5.32	Property				Waco Residence Inn			NAP			NAP			4/11/2017	No	NAP	4/7/2017	NAP	NAP	No
5.33	Property				Holiday Inn Express Fishers			NAP			NAP			4/26/2017	No	NAP	4/28/2017	NAP	NAP	No
5.34	Property				Larkspur Landing Folsom			NAP			NAP			4/28/2017	No	NAP	4/28/2017	4/27/2017	5%	No
5.35	Property				Springhill Suites Chicago Naperville Warrenville			NAP			NAP			4/27/2017	No	NAP	4/28/2017	NAP	NAP	No
5.36	Property				Holiday Inn Express & Suites Paris			NAP			NAP			4/7/2017	No	NAP	4/7/2017	NAP	NAP	No
5.37	Property				Toledo Homewood Suites			NAP			NAP			4/3/2017	No	NAP	4/7/2017	NAP	NAP	No
5.38	Property				Grand Rapids Homewood Suites			NAP			NAP			4/4/2017	No	NAP	4/7/2017	NAP	NAP	No
5.39	Property				Cheyenne Fairfield Inn and Suites			NAP			NAP			4/10/2017	No	NAP	4/7/2017	NAP	NAP	No
5.40	Property				Fairfield Inn Laurel			NAP			NAP			4/19/2017	No	NAP	4/28/2017	NAP	NAP	No
5.41	Property				Courtyard Akron Stow			NAP			NAP			4/15/2017	No	NAP	4/28/2017	NAP	NAP	No
5.42	Property				Larkspur Landing Roseville			NAP			NAP			4/28/2017	No	NAP	4/25/2017	4/27/2017	5%	No
5.43	Property				Towneplace Suites Bloomington			NAP			NAP			4/25/2017	No	NAP	4/28/2017	NAP	NAP	No
5.44	Property				Hampton Inn Danville			NAP			NAP			4/20/2017	No	NAP	4/28/2017	NAP	NAP	No
5.45	Property				Holiday Inn Norwich			NAP			NAP			4/21/2017	No	NAP	4/28/2017	NAP	NAP	No
5.46	Property				Hampton Inn Suites Longview North			NAP			NAP			4/3/2017	No	NAP	4/7/2017	NAP	NAP	No
5.47	Property				Springhill Suites Peoria Westlake			NAP			NAP			4/28/2017	No	NAP	4/28/2017	NAP	NAP	No
5.48	Property				Hampton Inn Suites Buda			NAP			NAP			4/5/2017	No	NAP	4/7/2017	NAP	NAP	No
5.49	Property				Shawnee Hampton Inn			NAP			NAP			4/10/2017	No	NAP	4/7/2017	NAP	NAP	No
5.50	Property				Racine Fairfield Inn			NAP			NAP			3/31/2017	No	NAP	4/7/2017	NAP	NAP	No
5.51	Property				Hampton Inn Selinsgrove Shamokin Dam			NAP			NAP			4/21/2017	No	NAP	4/25/2017	NAP	NAP	No
5.52	Property				Holiday Inn Express & Suites Terrell			NAP			NAP			4/7/2017	No	NAP	4/7/2017	NAP	NAP	No
5.53	Property				Westchase Homewood Suites			NAP			NAP			4/10/2017	No	NAP	4/10/2017	NAP	NAP	No
5.54	Property				Holiday Inn Express & Suites Tyler South			NAP			NAP			4/4/2017	No	NAP	4/7/2017	NAP	NAP	No
5.55	Property				Holiday Inn Express & Suites Huntsville			NAP			NAP			4/7/2017	No	NAP	4/7/2017	NAP	NAP	No
5.56	Property				Hampton Inn Sweetwater			NAP			NAP			4/7/2017	No	NAP	4/7/2017	NAP	NAP	No
5.57	Property				Comfort Suites Buda Austin South			NAP			NAP			3/30/2017	No	NAP	4/7/2017	NAP	NAP	No
5.58	Property				Fairfield Inn & Suites Weatherford			NAP			NAP			4/6/2017	No	NAP	4/7/2017	NAP	NAP	No
5.59	Property				Holiday Inn Express & Suites Altus			NAP			NAP			4/5/2017	No	NAP	4/7/2017	NAP	NAP	No
5.60	Property				Comfort Inn & Suites Paris			NAP			NAP			4/7/2017	No	NAP	4/7/2017	NAP	NAP	No
5.61	Property				Hampton Inn Suites Decatur			NAP			NAP			4/5/2017	No	NAP	4/7/2017	NAP	NAP	No
5.62	Property				Holiday Inn Express & Suites Texarkana East			NAP			NAP			4/3/2017	No	NAP	4/7/2017	NAP	NAP	No
5.63	Property				Mankato Fairfield Inn			NAP			NAP			4/7/2017	No	NAP	4/7/2017	NAP	NAP	No
5.64	Property				Candlewood Suites Texarkana			NAP			NAP			4/4/2017	No	NAP	4/7/2017	NAP	NAP	No
5.65	Property				Country Inn & Suites Houston Intercontinental Airport East			NAP			NAP			4/7/2017	No	NAP	4/7/2017	NAP	NAP	No

CD 2017-CD5 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Third Largest Tenant Sq Ft	Third Largest Tenant Lease Expiration (6)	Fourth Largest Tenant	Fourth Largest Tenant Sq Ft	Fourth Largest Tenant Lease Expiration (6)	Fifth Largest Tenant	Fifth Largest Tenant Sq Ft	Fifth Largest Tenant Lease Expiration (6)	Environmental Phase I Report Date	Environmental Phase II Y/N	Environmental Phase II Report Date	Engineering Report Date	Seismic Report Date	PML or SEL (%)	Earthquake Insurance Required Y/N	Upfront RE Tax Reserve ($)
6	Loan	29, 30, 31	CREFI	CREFI	Brookwood Self Storage LA-MS Portfolio															No	264,376
6.01	Property				Balis Self Storage			NAP			NAP			5/19/2017	No	NAP	5/19/2017	NAP	NAP	No
6.02	Property				Feu Follet Self Storage			NAP			NAP			5/19/2017	No	NAP	6/15/2017	NAP	NAP	No
6.03	Property				Belle Chasse Self Storage			NAP			NAP			5/19/2017	No	NAP	5/19/2017	NAP	NAP	No
6.04	Property				Oak Villa Self Storage			NAP			NAP			5/17/2017	No	NAP	6/15/2017	NAP	NAP	No
6.05	Property				Harding Self Storage			NAP			NAP			5/19/2017	No	NAP	5/19/2017	NAP	NAP	No
6.06	Property				Florida Boulevard Self Storage			NAP			NAP			5/19/2017	No	NAP	5/19/2017	NAP	NAP	No
6.07	Property				Industriplex Self Storage			NAP			NAP			5/19/2017	No	NAP	6/15/2017	NAP	NAP	No
6.08	Property				Ambassador Self Storage			NAP			NAP			5/19/2017	No	NAP	6/15/2017	NAP	NAP	No
6.09	Property				Interline Self Storage			NAP			NAP			5/19/2017	No	NAP	5/19/2017	NAP	NAP	No
6.10	Property				Flowood Self Storage			NAP			NAP			5/17/2017	No	NAP	6/15/2017	NAP	NAP	No
6.11	Property				Pearl Self Storage			NAP			NAP			5/19/2017	No	NAP	6/15/2017	NAP	NAP	No
6.12	Property				Airway Self Storage			NAP			NAP			5/19/2017	No	NAP	5/19/2017	NAP	NAP	No
6.13	Property				Highway 18 Self Storage			NAP			NAP			5/19/2017	No	NAP	6/15/2017	NAP	NAP	No
7	Loan	32, 33	GACC	DBNY	Midlink Business Park	150,400	11/30/2020	Sigma Machine Inc	115,264	12/31/2021	W Soule and Company	78,130	3/14/2021	2/13/2017	No	NAP	2/10/2017	NAP	NAP	No	140,109
8	Loan	34	GACC	DBNY	Residence Inn Long Beach			NAP			NAP			4/11/2017	No	NAP	4/12/2017	4/11/2017	10%	No	0
9	Loan	35, 36, 37, 38	CREFI	CREFI	Embassy Suites Anaheim Orange			NAP			NAP			5/4/2017	No	NAP	4/18/2017	4/18/2017	12%	No	155,326
10	Loan		CREFI	CREFI	501 Riverside Avenue	25,442	4/30/2022	Fisher Tousey Lease & Ball	13,008	10/31/2027	Adams & Reese LLP	12,435	8/31/2023	4/27/2017	No	NAP	4/28/2017	NAP	NAP	No	384,402
11	Loan	30, 39, 40, 41	CREFI	CREFI, CCRE	IGT Reno			NAP			NAP			3/8/2017	No	NAP	3/30/2017	3/7/2017	7%	No	0
12	Loan	42, 43	CREFI	CREFI	Brookwood Self Storage TX Portfolio															No	493,963
12.01	Property				Double Creek Self Storage			NAP			NAP			5/19/2017	No	NAP	5/19/2017	NAP	NAP	No
12.02	Property				Rolling Oaks Self Storage			NAP			NAP			5/19/2017	No	NAP	5/19/2017	NAP	NAP	No
12.03	Property				Leander Self Storage			NAP			NAP			5/19/2017	No	NAP	5/19/2017	NAP	NAP	No
12.04	Property				Ingram Park Self Storage			NAP			NAP			5/19/2017	No	NAP	5/19/2017	NAP	NAP	No
13	Loan	44, 45	CREFI	CREFI	Town Square Plaza	20,075	1/31/2021	Rite-Aid	13,813	1/31/2025	Sleepys	5,900	11/30/2020	5/10/2017	No	NAP	5/10/2017	NAP	NAP	No	0
14	Loan	46	CREFI	CREFI	7 East 96th Street			NAP			NAP			4/4/2017	No	NAP	5/3/2017	NAP	NAP	No	18,047
15	Loan	47, 48, 49, 50	CREFI	CREFI	Residence Inn Columbus Easton			NAP			NAP			3/31/2017	No	NAP	3/29/2017	NAP	NAP	No	25,319
16	Loan		GACC	DBNY	Pack Square	8,863	4/30/2021	French Broad Luscious Chocolate Lounge	5,670	10/30/2024	Peter Pollay Polstar, LLC	4,464	5/31/2018	4/24/2017	No	NAP	5/3/2017	NAP	NAP	No	96,110
17	Loan	51, 52	GACC	Column, WFB, Regions	Gurnee Mills	130,000	1/31/2039	Kohl’s	111,675	9/2/2024	Floor and Décor	105,248	9/30/2026	8/26/2016	No	NAP	8/26/2016	NAP	NAP	No	0
18	Loan	53	CREFI	CREFI	Brookriver Executive Center	5,388	5/31/2023	EY Ventures LLC	4,874	12/31/2017	Jack Boles Parking	4,241	10/31/2022	5/24/2017	No	NAP	5/24/2017	NAP	NAP	No	221,849
19	Loan	54	GACC	DBNY	444 Spear	6,717	6/30/2018	IDEO	6,547	6/30/2018	Tuan & Robinson	3,388	2/28/2022	5/26/2017	No	NAP	5/30/2017	5/26/2017	18%	No	0
20	Loan		GACC	DBNY	5 Points Center	3,007	3/31/2022	Andre Boudin Bakeries Inc	3,000	10/31/2024	Panda Express Inc	2,732	12/31/2029	3/24/2017	No	NAP	3/22/2017	3/23/2017	9%	No	110,106
21	Loan	55, 56	CREFI	CREFI	Doraville Plaza	13,000	4/30/2021	Ace Handbags	11,975	5/31/2024	Choice Cap, Inc.	7,500	12/31/2026	5/10/2017	No	NAP	3/29/2017	NAP	NAP	No	166,667
22	Loan		CREFI	CREFI	FedEx Freight Zion			NAP			NAP			6/1/2017	No	NAP	6/7/2017	NAP	NAP	No	0
23	Loan	57, 58	GACC	DBNY	Best Western Plus Marina Gateway			NAP			NAP			4/6/2017	No	NAP	4/6/2017		5%	No	110,256
24	Loan	59	GACC	DBNY	Forum at the Soncy	7,602	1/31/2023	Lane Bryant, Inc	5,817	1/31/2018	Chico’s Fashion, Inc.	4,486	6/30/2018	11/17/2016	No	NAP	11/17/2016	NAP	NAP	No	56,656
25	Loan	60	GACC	DBNY	Presidio Office	5,806	7/31/2020	Rich Talent	4,665	2/28/2021	Baptist Yoga SF	4,024	9/30/2018	4/27/2017	No	NAP	4/27/2017	4/27/2017	18%	No	0
26	Loan		GACC	DBNY	Elston & Webster Building	12,000	9/30/2017	Two Point Conversions, Inc.	10,000	12/31/2023	Yogaview, LLC.	7,200	5/31/2019	6/7/2017	No	NAP	6/6/2017	NAP	NAP	No	187,266
27	Loan	61	CREFI	CREFI	Berkshire Square Apartments			NAP			NAP			5/19/2017	No	NAP	5/19/2017	NAP	NAP	No	29,125
28	Loan		GACC	DBNY	Pinole Ridge	4,565	4/26/2021	Bright Now Dental	3,550	6/30/2019	Sleep Number	3,260	12/31/2020	4/10/2017	No	NAP	4/7/2017	5/4/2017	9%	No	64,105
29	Loan	62	CREFI	CREFI	1322 3rd Street Promenade	1,523	12/31/2025	NAP			NAP			3/27/2017	No	NAP	3/27/2017	3/30/2017	19%	No	19,357
30	Loan	63, 64	CGMRC	CGMRC	3925 Brookside Parkway			NAP			NAP			1/12/2017	No	NAP	12/16/2016	NAP	NAP	No	64,909
31	Loan		GACC	DBNY	1150 65th Street	7,918	7/31/2022	The Linde Group	6,680	1/31/2021	Guayakii	4,800	5/31/2018	5/30/2017	No	NAP	5/30/2017	5/30/2017	19%	No	0
32	Loan		GACC	DBNY	Market Creek Plaza	2,500	11/28/2017	Asia Wok San Diego	2,450	5/31/2018	Subway	1,620	4/30/2019	4/4/2017	No	NAP	4/3/2017	4/3/2017	7%	No	39,278
33	Loan		CREFI	CREFI	Boatyard Shopping Center	6,004	1/31/2021	Mendocino Coast Health	4,500	1/31/2021	Pacific Physical Therapy	3,400	7/31/2018	3/30/2017	No	NAP	3/28/2017	3/30/2017	8%	No	39,102
34	Loan	65, 66	GACC	DBNY	Good Samaritan Medical Center	2,858	8/31/2020	City of San Jose	2,511	8/31/2018	Sweet Tooth Care	2,354	6/30/2023	4/4/2017	No	NAP	4/4/2017	4/4/2017	14%	No	35,721
35	Loan	67, 68	GACC	DBNY	Shops at the Canyons	3,410	11/25/2020	Dental One, Inc.	2,677	2/28/2019	Purple Entertainment, LLC	2,575	1/31/2022	4/25/2017	No	NAP	4/26/2017	NAP	NAP	No	40,711
36	Loan	69	CREFI	CREFI	Summertree Apartments			NAP			NAP			6/1/2017	No	NAP	6/1/2017	NAP	NAP	No	54,387
37	Loan		CREFI	CREFI	Rita Ranch I	3,150	3/31/2019	Happy Wok	2,334	7/31/2020	Success Martial Arts	1,598	12/31/2017	4/26/2017	No	NAP	4/26/2017	NAP	NAP	No	38,314
38	Loan		CREFI	CREFI	Fort Knox Self Storage			NAP			NAP			4/24/2017	No	NAP	4/19/2017	NAP	NAP	No	39,787
39	Loan		CREFI	CREFI	1566 Third Avenue			NAP			NAP			4/25/2017	No	NAP	4/25/2017	NAP	NAP	No	7,297
40	Loan		CREFI	CREFI	Fresenius Medical Center Evergreen			NAP			NAP			4/17/2017	No	NAP	5/31/2017	NAP	NAP	No	10,434
41	Loan	70, 71	CREFI	CREFI	Mission Plaza	2,650	12/31/2021	Cosmo Prof	2,360	1/31/2026	Brick Dental	2,190	12/31/2026	4/14/2017	No	NAP	4/14/2017	4/14/2017	6%	No	10,159
42	Loan	72, 73	GACC	DBNY	Hampton Inn Greenwood			NAP			NAP			3/13/2017	No	NAP	3/13/2017	NAP	NAP	No	47,321
43	Loan		CREFI	CREFI	Great Oaks Apartments			NAP			NAP			4/26/2017	No	NAP	4/26/2017	NAP	NAP	No	35,575
44	Loan	74, 75, 76	CREFI	CREFI	Texas and Chicago Retail Portfolio															No	33,166
44.01	Property				Grapevine Legacy Bank			NAP			NAP			3/3/2017	No	NAP	3/3/2017	NAP	NAP	No
44.02	Property				Nacogdoches Retail	1,000	5/31/2021	NAP			NAP			3/3/2017	No	NAP	3/3/2017	NAP	NAP	No
44.03	Property				Chicago Mattress Firm			NAP			NAP			5/22/2017	No	NAP	5/15/2017	NAP	NAP	No
44.04	Property				Irving Sonic			NAP			NAP			3/3/2017	No	NAP	3/10/2017	NAP	NAP	No
45	Loan		CREFI	CREFI	CityLine Self Storage PA & LA Portfolio															No	28,531
45.01	Property				Central Self Storage			NAP			NAP			4/19/2017	No	NAP	4/19/2017	NAP	NAP	No
45.02	Property				Around the Clock Storage			NAP			NAP			4/20/2017	No	NAP	4/12/2017	NAP	NAP	No
46	Loan		CREFI	CREFI	Mt. Repose Self Storage			NAP			NAP			4/24/2017	No	NAP	4/24/2017	NAP	NAP	No	5,845
47	Loan	77	GACC	PCI, DBNY	Walgreens Market Creek			NAP			NAP			4/3/2017	No	NAP	4/3/2017	4/3/2017	6%	No	0
48	Loan		CREFI	CREFI	Fresenius Medical Center Mora			NAP			NAP			4/17/2017	No	NAP	4/13/2017	NAP	NAP	No	0

CD 2017-CD5 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Ongoing RE Tax Reserve ($)	Upfront Insurance Reserve ($)	Ongoing Insurance Reserve ($)	Upfront Replacement Reserve ($)	Ongoing Replacement Reserve ($)	Replacement Reserve Caps ($)	Upfront TI/LC Reserve ($)	Ongoing TI/LC Reserve ($)	TI/LC Caps ($)	Upfront Debt Service Reserve ($)	Ongoing Debt Service Reserve ($)	Upfront Deferred Maintenance Reserve ($)	Ongoing Deferred Maintenance Reserve ($)
1	Loan	8, 9, 10, 11, 12, 13, 14	CGMRC, GACC	MSBNA, CGMRC, DBNY, WFB	General Motors Building	0	0	0	0	0	0	0	0	0	0	0	0	0
2	Loan	15, 16, 17	GACC	DBNY, GSMC, MSBNA	Olympic Tower	0	298,431	0	25,989,597	0	0	21,357,936	0	0	0	0	0	0
3	Loan	18, 19	GACC	DBNY	AHIP Northeast Portfolio IV	75,768	0	0	0	0	0	0	0	0	0	0	12,600	0
3.01	Property				Residence Inn Baltimore White Marsh
3.02	Property				Hampton Inn Suites Arundel BWI Airport
3.03	Property				Residence Inn Neptune at Gateway Centre
3.04	Property				Residence Inn Atlantic City Egg Harbor Township
4	Loan	20, 21, 22, 23, 24	GACC	DBNY, JPM, Natixis, SocGen, Barclays	245 Park Avenue	3,878,518	227,000	113,500	47,738	47,738	0	0	0	0	0	0	0	0
5	Loan	25, 26, 27, 28	GACC	DBNY, JPMCB, Barclays, BofA	Starwood Capital Group Hotel Portfolio	0	0	0	0	727,736	0	0	0	0	0	0	0	0
5.01	Property				Larkspur Landing Sunnyvale
5.02	Property				Larkspur Landing Milpitas
5.03	Property				Larkspur Landing Campbell
5.04	Property				Larkspur Landing San Francisco
5.05	Property				Larkspur Landing Pleasanton
5.06	Property				Larkspur Landing Bellevue
5.07	Property				Larkspur Landing Sacramento
5.08	Property				Hampton Inn Ann Arbor North
5.09	Property				Larkspur Landing Hillsboro
5.10	Property				Larkspur Landing Renton
5.11	Property				Holiday Inn Arlington Northeast Rangers Ballpark
5.12	Property				Residence Inn Toledo Maumee
5.13	Property				Residence Inn Williamsburg
5.14	Property				Hampton Inn Suites Waco South
5.15	Property				Holiday Inn Louisville Airport Fair Expo
5.16	Property				Courtyard Tyler
5.17	Property				Hilton Garden Inn Edison Raritan Center
5.18	Property				Hilton Garden Inn St Paul Oakdale
5.19	Property				Residence Inn Grand Rapids West
5.20	Property				Peoria, AZ Residence Inn
5.21	Property				Hampton Inn Suites Bloomington Normal
5.22	Property				Courtyard Chico
5.23	Property				Hampton Inn Suites Kokomo
5.24	Property				Hampton Inn Suites South Bend
5.25	Property				Courtyard Wichita Falls
5.26	Property				Hampton Inn Morehead
5.27	Property				Residence Inn Chico
5.28	Property				Courtyard Lufkin
5.29	Property				Hampton Inn Carlisle
5.30	Property				Springhill Suites Williamsburg
5.31	Property				Fairfield Inn Bloomington
5.32	Property				Waco Residence Inn
5.33	Property				Holiday Inn Express Fishers
5.34	Property				Larkspur Landing Folsom
5.35	Property				Springhill Suites Chicago Naperville Warrenville
5.36	Property				Holiday Inn Express & Suites Paris
5.37	Property				Toledo Homewood Suites
5.38	Property				Grand Rapids Homewood Suites
5.39	Property				Cheyenne Fairfield Inn and Suites
5.40	Property				Fairfield Inn Laurel
5.41	Property				Courtyard Akron Stow
5.42	Property				Larkspur Landing Roseville
5.43	Property				Towneplace Suites Bloomington
5.44	Property				Hampton Inn Danville
5.45	Property				Holiday Inn Norwich
5.46	Property				Hampton Inn Suites Longview North
5.47	Property				Springhill Suites Peoria Westlake
5.48	Property				Hampton Inn Suites Buda
5.49	Property				Shawnee Hampton Inn
5.50	Property				Racine Fairfield Inn
5.51	Property				Hampton Inn Selinsgrove Shamokin Dam
5.52	Property				Holiday Inn Express & Suites Terrell
5.53	Property				Westchase Homewood Suites
5.54	Property				Holiday Inn Express & Suites Tyler South
5.55	Property				Holiday Inn Express & Suites Huntsville
5.56	Property				Hampton Inn Sweetwater
5.57	Property				Comfort Suites Buda Austin South
5.58	Property				Fairfield Inn & Suites Weatherford
5.59	Property				Holiday Inn Express & Suites Altus
5.60	Property				Comfort Inn & Suites Paris
5.61	Property				Hampton Inn Suites Decatur
5.62	Property				Holiday Inn Express & Suites Texarkana East
5.63	Property				Mankato Fairfield Inn
5.64	Property				Candlewood Suites Texarkana
5.65	Property				Country Inn & Suites Houston Intercontinental Airport East

CD 2017-CD5 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Ongoing RE Tax Reserve ($)	Upfront Insurance Reserve ($)	Ongoing Insurance Reserve ($)	Upfront Replacement Reserve ($)	Ongoing Replacement Reserve ($)	Replacement Reserve Caps ($)	Upfront TI/LC Reserve ($)	Ongoing TI/LC Reserve ($)	TI/LC Caps ($)	Upfront Debt Service Reserve ($)	Ongoing Debt Service Reserve ($)	Upfront Deferred Maintenance Reserve ($)	Ongoing Deferred Maintenance Reserve ($)
6	Loan	29, 30, 31	CREFI	CREFI	Brookwood Self Storage LA-MS Portfolio	44,063	0	0	0	0	400,788	0	0	0	0	0	5,625	0
6.01	Property				Balis Self Storage
6.02	Property				Feu Follet Self Storage
6.03	Property				Belle Chasse Self Storage
6.04	Property				Oak Villa Self Storage
6.05	Property				Harding Self Storage
6.06	Property				Florida Boulevard Self Storage
6.07	Property				Industriplex Self Storage
6.08	Property				Ambassador Self Storage
6.09	Property				Interline Self Storage
6.10	Property				Flowood Self Storage
6.11	Property				Pearl Self Storage
6.12	Property				Airway Self Storage
6.13	Property				Highway 18 Self Storage
7	Loan	32, 33	GACC	DBNY	Midlink Business Park	18,652	0	0	0	14,058	337,402	461,530	25,264	700,000	0	0	0	0
8	Loan	34	GACC	DBNY	Residence Inn Long Beach	0	0	0	0	0	0	0	0	0	0	0	0	0
9	Loan	35, 36, 37, 38	CREFI	CREFI	Embassy Suites Anaheim Orange	51,775	0	0	0	45,196	0	0	0	0	0	0	0	0
10	Loan		CREFI	CREFI	501 Riverside Avenue	42,711	31,401	10,467	0	3,329	120,000	0	19,972	718,843	0	0	0	0
11	Loan	30, 39, 40, 41	CREFI	CREFI, CCRE	IGT Reno	0	0	0	0	0	0	0	0	0	0	0	0	0
12	Loan	42, 43	CREFI	CREFI	Brookwood Self Storage TX Portfolio	82,327	0	0	0	0	102,639	0	0	0	0	0	2,500	0
12.01	Property				Double Creek Self Storage
12.02	Property				Rolling Oaks Self Storage
12.03	Property				Leander Self Storage
12.04	Property				Ingram Park Self Storage
13	Loan	44, 45	CREFI	CREFI	Town Square Plaza	47,352	4,910	2,455	0	2,751	0	250,000	0	250,000	0	0	35,625	0
14	Loan	46	CREFI	CREFI	7 East 96th Street	18,047	10,789	981	0	816	0	0	0	0	0	0	0	0
15	Loan	47, 48, 49, 50	CREFI	CREFI	Residence Inn Columbus Easton	25,319	0	0	0	0	0	0	0	0	0	0	0	0
16	Loan		GACC	DBNY	Pack Square	16,018	8,095	4,047	0	2,274	81,850	250,000	11,667	500,000	0	0	0	0
17	Loan	51, 52	GACC	Column, WFB, Regions	Gurnee Mills	0	0	0	0	0	0	0	0	0	0	0	0	0
18	Loan	53	CREFI	CREFI	Brookriver Executive Center	20,168	0	0	0	5,249	0	0	9,184	0	0	0	0	0
19	Loan	54	GACC	DBNY	444 Spear	0	0	0	0	0	0	0	0	0	0	0	0	0
20	Loan		GACC	DBNY	5 Points Center	18,351	0	0	0	772	27,789	92,400	4,213	151,657	0	0	0	0
21	Loan	55, 56	CREFI	CREFI	Doraville Plaza	20,833	0	0	85,000	0	85,000	300,000	0	300,000	0	0	50,000	0
22	Loan		CREFI	CREFI	FedEx Freight Zion	0	0	0	0	547	0	0	2,737	0	0	0	0	0
23	Loan	57, 58	GACC	DBNY	Best Western Plus Marina Gateway	18,376	0	0	0	20,028	0	0	0	0	0	0	0	0
24	Loan	59	GACC	DBNY	Forum at the Soncy	11,331	0	0	0	1,082	38,948	1,000,000	0	500,000	0	0	0	0
25	Loan	60	GACC	DBNY	Presidio Office	0	32,898	2,742	0	964	23,142	200,000	7,232	260,352	0	0	0	0
26	Loan		GACC	DBNY	Elston & Webster Building	29,260	0	0	0	1,751	63,045	0	6,421	231,165	0	0	0	0
27	Loan	61	CREFI	CREFI	Berkshire Square Apartments	8,108	14,710	7,355	1,128,000	7,375	0	0	0	0	0	0	0	0
28	Loan		GACC	DBNY	Pinole Ridge	16,026	1,245	1,245	0	701	16,829	0	7,363	177,000	0	0	0	0
29	Loan	62	CREFI	CREFI	1322 3rd Street Promenade	3,226	38,260	4,251	0	363	0	0	0	0	0	0	0	0
30	Loan	63, 64	CGMRC	CGMRC	3925 Brookside Parkway	12,982	0	0	0	3,182	0	0	0	0	0	0	9,143	0
31	Loan		GACC	DBNY	1150 65th Street	0	0	0	0	0	0	0	0	0	0	0	0	0
32	Loan		GACC	DBNY	Market Creek Plaza	13,093	16,771	2,795	0	1,300	0	0	3,251	200,000	0	0	8,125	0
33	Loan		CREFI	CREFI	Boatyard Shopping Center	9,775	0	1,868	140,000	1,294	0	0	8,625	200,000	0	0	32,625	0
34	Loan	65, 66	GACC	DBNY	Good Samaritan Medical Center	11,907	1,698	849	0	823	19,741	459,250	0	172,000	0	0	14,375	0
35	Loan	67, 68	GACC	DBNY	Shops at the Canyons	20,355	7,732	1,933	0	681	24,515	351,646	0	150,000	0	0	0	0
36	Loan	69	CREFI	CREFI	Summertree Apartments	6,798	24,764	4,953	0	4,781	0	0	0	0	0	0	79,006	0
37	Loan		CREFI	CREFI	Rita Ranch I	12,771	0	522	0	785	0	110,000	2,637	325,000	0	0	211,703	0
38	Loan		CREFI	CREFI	Fort Knox Self Storage	3,617	0	0	0	571	0	0	0	0	0	0	59,263	0
39	Loan		CREFI	CREFI	1566 Third Avenue	7,297	0	0	0	205	0	0	0	0	0	0	10,375	0
40	Loan		CREFI	CREFI	Fresenius Medical Center Evergreen	3,478	0	0	0	217	7,825	0	0	0	0	0	0	0
41	Loan	70, 71	CREFI	CREFI	Mission Plaza	3,386	3,151	350	80,000	0	80,000	0	1,658	100,000	0	0	4,500	0
42	Loan	72, 73	GACC	DBNY	Hampton Inn Greenwood	6,760	0	0	0	7,443	0	0	0	0	0	0	0	0
43	Loan		CREFI	CREFI	Great Oaks Apartments	5,929	10,591	2,648	0	3,333	80,000	0	0	0	0	0	0	0
44	Loan	74, 75, 76	CREFI	CREFI	Texas and Chicago Retail Portfolio	4,756	0	0	0	352	30,000	0	1,172	40,000	0	0	16,188	0
44.01	Property				Grapevine Legacy Bank
44.02	Property				Nacogdoches Retail
44.03	Property				Chicago Mattress Firm
44.04	Property				Irving Sonic
45	Loan		CREFI	CREFI	CityLine Self Storage PA & LA Portfolio	4,755	1,886	943	0	1,526	0	0	0	0	0	0	62,755	0
45.01	Property				Central Self Storage
45.02	Property				Around the Clock Storage
46	Loan		CREFI	CREFI	Mt. Repose Self Storage	5,845	7,526	1,075	0	0	0	0	0	0	0	0	0	0
47	Loan	77	GACC	PCI, DBNY	Walgreens Market Creek	0	0	0	0	0	0	0	0	0	0	0	0	0
48	Loan		CREFI	CREFI	Fresenius Medical Center Mora	0	0	0	0	75	2,700	0	0	0	0	0	0	0

CD 2017-CD5 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Upfront Environmental Reserve ($)	Ongoing Environmental Reserve ($)	Upfront Other Reserve ($)	Ongoing Other Reserve ($)	Other Reserve Description
1	Loan	8, 9, 10, 11, 12, 13, 14	CGMRC, GACC	MSBNA, CGMRC, DBNY, WFB	General Motors Building	0	0	0	0
2	Loan	15, 16, 17	GACC	DBNY, GSMC, MSBNA	Olympic Tower	0	0	13,997,581	153,680	Free Rent Reserve (Upfront: 11,843,236); Ground Rent Reserve (Upfront: 2,154,345; Monthly: 153,680)
3	Loan	18, 19	GACC	DBNY	AHIP Northeast Portfolio IV	0	0	2,864,145	0	PIP Reserve (Upfront: 2,864,145)
3.01	Property				Residence Inn Baltimore White Marsh
3.02	Property				Hampton Inn Suites Arundel BWI Airport
3.03	Property				Residence Inn Neptune at Gateway Centre
3.04	Property				Residence Inn Atlantic City Egg Harbor Township
4	Loan	20, 21, 22, 23, 24	GACC	DBNY, JPM, Natixis, SocGen, Barclays	245 Park Avenue	0	0	11,431,608		Outstanding Rollover (Upfront: $10,298,441), Free Rent Reserve (Upfront: $1,133,167)
5	Loan	25, 26, 27, 28	GACC	DBNY, JPMCB, Barclays, BofA	Starwood Capital Group Hotel Portfolio	0	0	12,268,991		Larkspur Landing Capital Work/FF&E Reserve (Upfront: 6,385,000); Capital Work Reserve (Upfront: 5,883,991)
5.01	Property				Larkspur Landing Sunnyvale
5.02	Property				Larkspur Landing Milpitas
5.03	Property				Larkspur Landing Campbell
5.04	Property				Larkspur Landing San Francisco
5.05	Property				Larkspur Landing Pleasanton
5.06	Property				Larkspur Landing Bellevue
5.07	Property				Larkspur Landing Sacramento
5.08	Property				Hampton Inn Ann Arbor North
5.09	Property				Larkspur Landing Hillsboro
5.10	Property				Larkspur Landing Renton
5.11	Property				Holiday Inn Arlington Northeast Rangers Ballpark
5.12	Property				Residence Inn Toledo Maumee
5.13	Property				Residence Inn Williamsburg
5.14	Property				Hampton Inn Suites Waco South
5.15	Property				Holiday Inn Louisville Airport Fair Expo
5.16	Property				Courtyard Tyler
5.17	Property				Hilton Garden Inn Edison Raritan Center
5.18	Property				Hilton Garden Inn St Paul Oakdale
5.19	Property				Residence Inn Grand Rapids West
5.20	Property				Peoria, AZ Residence Inn
5.21	Property				Hampton Inn Suites Bloomington Normal
5.22	Property				Courtyard Chico
5.23	Property				Hampton Inn Suites Kokomo
5.24	Property				Hampton Inn Suites South Bend
5.25	Property				Courtyard Wichita Falls
5.26	Property				Hampton Inn Morehead
5.27	Property				Residence Inn Chico
5.28	Property				Courtyard Lufkin
5.29	Property				Hampton Inn Carlisle
5.30	Property				Springhill Suites Williamsburg
5.31	Property				Fairfield Inn Bloomington
5.32	Property				Waco Residence Inn
5.33	Property				Holiday Inn Express Fishers
5.34	Property				Larkspur Landing Folsom
5.35	Property				Springhill Suites Chicago Naperville Warrenville
5.36	Property				Holiday Inn Express & Suites Paris
5.37	Property				Toledo Homewood Suites
5.38	Property				Grand Rapids Homewood Suites
5.39	Property				Cheyenne Fairfield Inn and Suites
5.40	Property				Fairfield Inn Laurel
5.41	Property				Courtyard Akron Stow
5.42	Property				Larkspur Landing Roseville
5.43	Property				Towneplace Suites Bloomington
5.44	Property				Hampton Inn Danville
5.45	Property				Holiday Inn Norwich
5.46	Property				Hampton Inn Suites Longview North
5.47	Property				Springhill Suites Peoria Westlake
5.48	Property				Hampton Inn Suites Buda
5.49	Property				Shawnee Hampton Inn
5.50	Property				Racine Fairfield Inn
5.51	Property				Hampton Inn Selinsgrove Shamokin Dam
5.52	Property				Holiday Inn Express & Suites Terrell
5.53	Property				Westchase Homewood Suites
5.54	Property				Holiday Inn Express & Suites Tyler South
5.55	Property				Holiday Inn Express & Suites Huntsville
5.56	Property				Hampton Inn Sweetwater
5.57	Property				Comfort Suites Buda Austin South
5.58	Property				Fairfield Inn & Suites Weatherford
5.59	Property				Holiday Inn Express & Suites Altus
5.60	Property				Comfort Inn & Suites Paris
5.61	Property				Hampton Inn Suites Decatur
5.62	Property				Holiday Inn Express & Suites Texarkana East
5.63	Property				Mankato Fairfield Inn
5.64	Property				Candlewood Suites Texarkana
5.65	Property				Country Inn & Suites Houston Intercontinental Airport East

CD 2017-CD5 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Upfront Environmental Reserve ($)	Ongoing Environmental Reserve ($)	Upfront Other Reserve ($)	Ongoing Other Reserve ($)	Other Reserve Description
6	Loan	29, 30, 31	CREFI	CREFI	Brookwood Self Storage LA-MS Portfolio	0	0	0	0
6.01	Property				Balis Self Storage
6.02	Property				Feu Follet Self Storage
6.03	Property				Belle Chasse Self Storage
6.04	Property				Oak Villa Self Storage
6.05	Property				Harding Self Storage
6.06	Property				Florida Boulevard Self Storage
6.07	Property				Industriplex Self Storage
6.08	Property				Ambassador Self Storage
6.09	Property				Interline Self Storage
6.10	Property				Flowood Self Storage
6.11	Property				Pearl Self Storage
6.12	Property				Airway Self Storage
6.13	Property				Highway 18 Self Storage
7	Loan	32, 33	GACC	DBNY	Midlink Business Park	0	0	0	0
8	Loan	34	GACC	DBNY	Residence Inn Long Beach	0	0	0	0
9	Loan	35, 36, 37, 38	CREFI	CREFI	Embassy Suites Anaheim Orange	0	0	0	0
10	Loan		CREFI	CREFI	501 Riverside Avenue	0	0	1,113,910	0	Unfunded Obligations Reserve ($1,079,110); Free Rent Reserve ($34,800)
11	Loan	30, 39, 40, 41	CREFI	CREFI, CCRE	IGT Reno	0	0	0	0
12	Loan	42, 43	CREFI	CREFI	Brookwood Self Storage TX Portfolio	0	0	1,250,000	0	Holdback Reserve
12.01	Property				Double Creek Self Storage
12.02	Property				Rolling Oaks Self Storage
12.03	Property				Leander Self Storage
12.04	Property				Ingram Park Self Storage
13	Loan	44, 45	CREFI	CREFI	Town Square Plaza	0	0	0	0
14	Loan	46	CREFI	CREFI	7 East 96th Street	0	0	150,000	0	Unfunded Obligations Reserve
15	Loan	47, 48, 49, 50	CREFI	CREFI	Residence Inn Columbus Easton	0	0	0	0
16	Loan		GACC	DBNY	Pack Square	0	0	0	0
17	Loan	51, 52	GACC	Column, WFB, Regions	Gurnee Mills	0	0	0	0
18	Loan	53	CREFI	CREFI	Brookriver Executive Center	0	0	28,916	0	Free Rent Reserve
19	Loan	54	GACC	DBNY	444 Spear	0	0	0	0
20	Loan		GACC	DBNY	5 Points Center	0	0	15,576	0	Pink Polish Reserve (Upfront: $15,576)
21	Loan	55, 56	CREFI	CREFI	Doraville Plaza	0	0	0	0
22	Loan		CREFI	CREFI	FedEx Freight Zion	0	0	0	0
23	Loan	57, 58	GACC	DBNY	Best Western Plus Marina Gateway	0	0	114,377	38,126	Ground Rent Reserve (Upfront: $114,377; Monthly: $38,126)
24	Loan	59	GACC	DBNY	Forum at the Soncy	0	0	0	0
25	Loan	60	GACC	DBNY	Presidio Office	0	0	417,277	67,696	Ground Rent Reserve (Upfront: $43,027; Monthly: $38,529) Lease Sweep Reserve (Upfront: $329,175); Service District Charge Funds (Upfront: $45,076; Monthly: $29,167)
26	Loan		GACC	DBNY	Elston & Webster Building	0	0	0	0
27	Loan	61	CREFI	CREFI	Berkshire Square Apartments	0	0	450,000	0	Designated Replacements Holdback Reserve
28	Loan		GACC	DBNY	Pinole Ridge	0	0	0	0
29	Loan	62	CREFI	CREFI	1322 3rd Street Promenade	0	0	33,623	2,802	Ground Rent Reserve
30	Loan	63, 64	CGMRC	CGMRC	3925 Brookside Parkway	0	0	2,487,150	0	Specified Tenant TI/LC Reserve
31	Loan		GACC	DBNY	1150 65th Street	0	0	0	0
32	Loan		GACC	DBNY	Market Creek Plaza	0	0	0	0
33	Loan		CREFI	CREFI	Boatyard Shopping Center	0	0	0	0
34	Loan	65, 66	GACC	DBNY	Good Samaritan Medical Center	0	0	141,327	0	Free Rent Reserve (Upfront: $129,143); Prepaid Rent Reserve (Upfront: $12,184)
35	Loan	67, 68	GACC	DBNY	Shops at the Canyons	0	0	13,665		Free Rent Reserve (Upfront: $6,328); State Farm Reserve (Upfront: $7,337)
36	Loan	69	CREFI	CREFI	Summertree Apartments	0	0	300,000	0	Holdback Reserve
37	Loan		CREFI	CREFI	Rita Ranch I	0	0	0	0
38	Loan		CREFI	CREFI	Fort Knox Self Storage	0	0	0	0
39	Loan		CREFI	CREFI	1566 Third Avenue	0	0	0	0
40	Loan		CREFI	CREFI	Fresenius Medical Center Evergreen	0	0	0	0
41	Loan	70, 71	CREFI	CREFI	Mission Plaza	0	0	26,065	0	Unfunded Obligations Reserve
42	Loan	72, 73	GACC	DBNY	Hampton Inn Greenwood	0	0	1,160,629		PIP Reserve (Upfront: $1,150,295); Ground Rent Reserve (Upfront: $10,334)
43	Loan		CREFI	CREFI	Great Oaks Apartments	0	0	0	0
44	Loan	74, 75, 76	CREFI	CREFI	Texas and Chicago Retail Portfolio	0	0	0	0
44.01	Property				Grapevine Legacy Bank
44.02	Property				Nacogdoches Retail
44.03	Property				Chicago Mattress Firm
44.04	Property				Irving Sonic
45	Loan		CREFI	CREFI	CityLine Self Storage PA & LA Portfolio	0	0	0	0
45.01	Property				Central Self Storage
45.02	Property				Around the Clock Storage
46	Loan		CREFI	CREFI	Mt. Repose Self Storage	0	0	0	0
47	Loan	77	GACC	PCI, DBNY	Walgreens Market Creek	0	0	0	0
48	Loan		CREFI	CREFI	Fresenius Medical Center Mora	0	0	0	0

CD 2017-CD5 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Borrower Name
1	Loan	8, 9, 10, 11, 12, 13, 14	CGMRC, GACC	MSBNA, CGMRC, DBNY, WFB	General Motors Building	767 Fifth Partners LLC
2	Loan	15, 16, 17	GACC	DBNY, GSMC, MSBNA	Olympic Tower	OT Real Estate Owner LLC
3	Loan	18, 19	GACC	DBNY	AHIP Northeast Portfolio IV	AHIP MD Hanover 7027 Properties LLC; AHIP MD Hanover 7027 Enterprises LLC; AHIP MD Baltimore 4980 Properties LLC; AHIP MD Baltimore 4980 Enterprises LLC; AHIP NJ Egg Harbor 3022 Properties LLC; AHIP NJ Egg Harbor 3022 Enterprises LLC; AHIP NJ Neptune Properties LLC; AHIP NJ Neptune Enterprises LLC
3.01	Property				Residence Inn Baltimore White Marsh
3.02	Property				Hampton Inn Suites Arundel BWI Airport
3.03	Property				Residence Inn Neptune at Gateway Centre
3.04	Property				Residence Inn Atlantic City Egg Harbor Township
4	Loan	20, 21, 22, 23, 24	GACC	DBNY, JPM, Natixis, SocGen, Barclays	245 Park Avenue	245 Park Avenue Property LLC
5	Loan	25, 26, 27, 28	GACC	DBNY, JPMCB, Barclays, BofA	Starwood Capital Group Hotel Portfolio	LL Folsom, L.P.; LL Hillsboro, L.P.; LL Milpitas, L.P.; LL Pleasanton, L.P.; LL Campbell, L.P.; LL South San Francisco, L.P.; LL Roseville, L.P.; LL Bellevue, L.P.; LL Sunnyvale, L.P.; LL Sacramento, L.P.; LL Renton, L.P.; FH-Hotel Bloomington, L.P.; FH-Hotel Kokomo, L.P.; FH-Hotel Oakdale, L.P.; FH-Hotel Ann Arbor, L.P.; FH-Hotel South Bend, L.P.; FH-Hotel Peoria, L.P.; FH-Hotel Maumee, L.P.; FH-Hotel Warrenville, L.P.; FH-Hotel South Franklin, L.P.; FH-Hotel Normal, L.P.; FH-Grandville, L.P.; TXHP Buda 1, L.L.C.; TXHP Paris 2, L.L.C.; TXHP Humble, L.L.C.; TXHP Buda 2, L.L.C.; TXHP Decatur, L.L.C.; TXHP Sweetwater, L.L.C.; TXHP Waco 1, L.L.C.; TXHP Longview 1, L.L.C.; TXHP Altus, L.L.C.; TXHP Arlington, L.L.C.; TXHP Huntsville, L.L.C.; TXHP Tyler 1, L.L.C.; TXHP Texarkana 2, L.L.C.; TXHP Paris 1, L.L.C.; TXHP Terrell, L.L.C.; TXHP Texarkana 1, L.L.C.; TXHP Weatherford, L.L.C.; TXHP Tyler 2, L.L.C.; TXHP Wichita Falls, L.L.C.; TXHP Lufkin 1, L.L.C.; Hotel Fishers, L.P.; Hotel Louisville, L.P.; Hotel Stow, L.P.; Hotel Morehead City, L.P.; IM Chico 1, L.P.; VIII-HII-Valley School Road, L.L.C.; VIII-HII-Stetler Avenue, L.L.C.; VIII-HII-7 Hampton Court, L.L.C.; VIII-HII-Raritan Center Pkwy, L.L.C.; VIII-HII-Laura Blvd., L.L.C.; VIII-HII-Baltimore Avenue, L.L.C.; VIII-HII-Richmond Road, L.L.C.; VIII-HII-Richmond Road 2, L.L.C.; Midwest Heritage Inn of Racine, L.P.; Midwest Heritage Inn of Shawnee, L.P.; Midwest Heritage Inn of Cheyenne, L.P.; F.I. Management of Mankato, L.P.; R.I. Heritage Inn of Peoria AZ, L.P.; H.S. Heritage Inn of Grand Rapids, L.P.; H.S. Heritage Inn of Toledo, L.P.; Heritage Inn Number LII. Limited Partnership; Heritage Inn Number XL. Limited Partnership; LL Folsom Opco, L.L.C.; LL Hillsboro Opco, L.L.C.; LL Milpitas Opco, L.L.C.; LL Pleasanton Opco, L.L.C.; LL Campbell Opco, L.L.C.; LL South San Francisco Opco, L.L.C.; LL Roseville Opco, L.L.C.; LL Bellevue Opco, L.L.C.; LL Sunnyvale Opco, L.L.C.; LL Sacramento Opco, L.L.C.; LL Renton Opco, L.L.C.; FH-Hotel Bloomington Opco, L.L.C.; FH-Hotel Kokomo Opco, L.L.C.; FH-Hotel Oakdale Opco, L.L.C.; FH-Hotel Ann Arbor Opco, L.L.C.; FH-Hotel South Bend Opco, L.L.C.; FH-Hotel Peoria Opco, L.L.C.; FH-Hotel Maumee Opco, L.L.C.; FH-Hotel Warrenville Opco, L.L.C.; FH-Hotel South Franklin Opco, L.L.C.; FH-Hotel Normal Opco, L.L.C.; FH-Hotel Grandville Opco, L.L.C.; TXHP Buda 1 Opco, L.L.C.; TXHP Paris 2 Opco, L.L.C.; TXHP Humble Opco, L.L.C.; TXHP Buda 2 Opco, L.L.C.; TXHP Decatur Opco, L.L.C.; TXHP Sweetwater Opco, L.L.C.; TXHP Waco 1 Opco, L.L.C.; TXHP Longview 1 Opco, L.L.C.; TXHP Altus Opco, L.L.C.; TXHP Arlington Opco, L.L.C.; TXHP Huntsville Opco, L.L.C.; TXHP Tyler 1 Opco, L.L.C.; TXHP Texarkana 2 Opco, L.L.C.; TXHP Paris 1 Opco, L.L.C.; TXHP Terrell Opco, L.L.C.; TXHP Texarkana 1 Opco, L.L.C.; TXHP Weatherford Opco, L.L.C.; TXHP Tyler 2 Opco, L.L.C.; TXHP Wichita Falls Opco, L.L.C.; TXHP Lufkin 1 Opco, L.L.C.; Hotel Fishers Opco, L.L.C.; Hotel Louisville Opco, L.L.C.; Hotel Stow Opco, L.L.C.; Hotel Morehead City Opco, L.L.C.; IM Chico 1 Opco, L.L.C.; VIII-HII-Valley School Road Opco, L.L.C.; VIII-HII-Stetler Avenue Opco, L.L.C.; VIII-HII-7 Hampton Court Opco, L.L.C.; VIII-HII-Raritan Center Pkwy Opco, L.L.C.; VIII-HII-Laura Blvd. Opco, L.L.C.; VIII-HII-Baltimore Avenue Opco, L.L.C.; VIII-HII-Richmond Road Opco, L.L.C.; VIII-HII-Richmond Road 2 Opco, L.L.C.; Midwest Heritage Inn of Racine Opco, L.L.C.; Midwest Heritage Inn of Shawnee Opco, L.L.C.; Midwest Heritage Inn of Cheyenne Opco, L.L.C.; F.I. Management of Mankato Opco, L.L.C.; R.I. Heritage Inn Of Peoria AZ Opco, L.L.C.; H.S. Heritage Inn Of Grand Rapids Opco, L.L.C.; H.S. Heritage Inn of Toledo Opco, L.L.C.; Heritage Inn Number LII. Opco, L.L.C.; Heritage Inn Number XL. Opco, L.L.C.
5.01	Property				Larkspur Landing Sunnyvale
5.02	Property				Larkspur Landing Milpitas
5.03	Property				Larkspur Landing Campbell
5.04	Property				Larkspur Landing San Francisco
5.05	Property				Larkspur Landing Pleasanton
5.06	Property				Larkspur Landing Bellevue
5.07	Property				Larkspur Landing Sacramento
5.08	Property				Hampton Inn Ann Arbor North
5.09	Property				Larkspur Landing Hillsboro
5.10	Property				Larkspur Landing Renton
5.11	Property				Holiday Inn Arlington Northeast Rangers Ballpark
5.12	Property				Residence Inn Toledo Maumee
5.13	Property				Residence Inn Williamsburg
5.14	Property				Hampton Inn Suites Waco South
5.15	Property				Holiday Inn Louisville Airport Fair Expo
5.16	Property				Courtyard Tyler
5.17	Property				Hilton Garden Inn Edison Raritan Center
5.18	Property				Hilton Garden Inn St Paul Oakdale
5.19	Property				Residence Inn Grand Rapids West
5.20	Property				Peoria, AZ Residence Inn
5.21	Property				Hampton Inn Suites Bloomington Normal
5.22	Property				Courtyard Chico
5.23	Property				Hampton Inn Suites Kokomo
5.24	Property				Hampton Inn Suites South Bend
5.25	Property				Courtyard Wichita Falls
5.26	Property				Hampton Inn Morehead
5.27	Property				Residence Inn Chico
5.28	Property				Courtyard Lufkin
5.29	Property				Hampton Inn Carlisle
5.30	Property				Springhill Suites Williamsburg
5.31	Property				Fairfield Inn Bloomington
5.32	Property				Waco Residence Inn
5.33	Property				Holiday Inn Express Fishers
5.34	Property				Larkspur Landing Folsom
5.35	Property				Springhill Suites Chicago Naperville Warrenville
5.36	Property				Holiday Inn Express & Suites Paris
5.37	Property				Toledo Homewood Suites
5.38	Property				Grand Rapids Homewood Suites
5.39	Property				Cheyenne Fairfield Inn and Suites
5.40	Property				Fairfield Inn Laurel
5.41	Property				Courtyard Akron Stow
5.42	Property				Larkspur Landing Roseville
5.43	Property				Towneplace Suites Bloomington
5.44	Property				Hampton Inn Danville
5.45	Property				Holiday Inn Norwich
5.46	Property				Hampton Inn Suites Longview North
5.47	Property				Springhill Suites Peoria Westlake
5.48	Property				Hampton Inn Suites Buda
5.49	Property				Shawnee Hampton Inn
5.50	Property				Racine Fairfield Inn
5.51	Property				Hampton Inn Selinsgrove Shamokin Dam
5.52	Property				Holiday Inn Express & Suites Terrell
5.53	Property				Westchase Homewood Suites
5.54	Property				Holiday Inn Express & Suites Tyler South
5.55	Property				Holiday Inn Express & Suites Huntsville
5.56	Property				Hampton Inn Sweetwater
5.57	Property				Comfort Suites Buda Austin South
5.58	Property				Fairfield Inn & Suites Weatherford
5.59	Property				Holiday Inn Express & Suites Altus
5.60	Property				Comfort Inn & Suites Paris
5.61	Property				Hampton Inn Suites Decatur
5.62	Property				Holiday Inn Express & Suites Texarkana East
5.63	Property				Mankato Fairfield Inn
5.64	Property				Candlewood Suites Texarkana
5.65	Property				Country Inn & Suites Houston Intercontinental Airport East

CD 2017-CD5 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Borrower Name
6	Loan	29, 30, 31	CREFI	CREFI	Brookwood Self Storage LA-MS Portfolio	Brookwood Holdings LA, L.L.C. and Brookwood Holdings MS, L.L.C.
6.01	Property				Balis Self Storage
6.02	Property				Feu Follet Self Storage
6.03	Property				Belle Chasse Self Storage
6.04	Property				Oak Villa Self Storage
6.05	Property				Harding Self Storage
6.06	Property				Florida Boulevard Self Storage
6.07	Property				Industriplex Self Storage
6.08	Property				Ambassador Self Storage
6.09	Property				Interline Self Storage
6.10	Property				Flowood Self Storage
6.11	Property				Pearl Self Storage
6.12	Property				Airway Self Storage
6.13	Property				Highway 18 Self Storage
7	Loan	32, 33	GACC	DBNY	Midlink Business Park	Midlink Business Park, LLC
8	Loan	34	GACC	DBNY	Residence Inn Long Beach	Portside Partners Holdco, LLC
9	Loan	35, 36, 37, 38	CREFI	CREFI	Embassy Suites Anaheim Orange	400 Anaheim, LLC
10	Loan		CREFI	CREFI	501 Riverside Avenue	Riverside Avenue Partners, Ltd.
11	Loan	30, 39, 40, 41	CREFI	CREFI, CCRE	IGT Reno	AGNL Slots, L.L.C.
12	Loan	42, 43	CREFI	CREFI	Brookwood Self Storage TX Portfolio	Brookwood Holdings LA, L.L.C. and Brookwood Holdings MS, L.L.C.
12.01	Property				Double Creek Self Storage
12.02	Property				Rolling Oaks Self Storage
12.03	Property				Leander Self Storage
12.04	Property				Ingram Park Self Storage
13	Loan	44, 45	CREFI	CREFI	Town Square Plaza	Town Square Partners LLC
14	Loan	46	CREFI	CREFI	7 East 96th Street	7E Holdings LLC
15	Loan	47, 48, 49, 50	CREFI	CREFI	Residence Inn Columbus Easton	Columbus Easton Hotel II LLC
16	Loan		GACC	DBNY	Pack Square	Pack Square Property, LLC
17	Loan	51, 52	GACC	Column, WFB, Regions	Gurnee Mills	Mall at Gurnee Mills, LLC
18	Loan	53	CREFI	CREFI	Brookriver Executive Center	Asheville Holdings, LLC, Asheville Brookriver, LLC and Trisib Brookriver, LLC
19	Loan	54	GACC	DBNY	444 Spear	444 Spear, LLC
20	Loan		GACC	DBNY	5 Points Center	Beach Center Partners, LLC; Mickel 5 Points Holdings, LLC
21	Loan	55, 56	CREFI	CREFI	Doraville Plaza	Doraville Plaza Investors, LLC; JRS Doraville, LLC and JBK Doraville, LLC
22	Loan		CREFI	CREFI	FedEx Freight Zion	Zion Ninth Street, LLC
23	Loan	57, 58	GACC	DBNY	Best Western Plus Marina Gateway	IWF Marina Gateway Hotel, LLC
24	Loan	59	GACC	DBNY	Forum at the Soncy	Amarillo FAS 2016, LLC
25	Loan	60	GACC	DBNY	Presidio Office	Presidio Internet Center, LLC
26	Loan		GACC	DBNY	Elston & Webster Building	Elston Webster Delaware, LLC
27	Loan	61	CREFI	CREFI	Berkshire Square Apartments	BKS 354, LLC
28	Loan		GACC	DBNY	Pinole Ridge	Pinole Ridge Mall, LLC
29	Loan	62	CREFI	CREFI	1322 3rd Street Promenade	SF Partners LLC
30	Loan	63, 64	CGMRC	CGMRC	3925 Brookside Parkway	3925 Brookside Parkway LLC
31	Loan		GACC	DBNY	1150 65th Street	65th Street Development Company, LLC
32	Loan		GACC	DBNY	Market Creek Plaza	Market Creek Plaza, LLC
33	Loan		CREFI	CREFI	Boatyard Shopping Center	The Boatyard Associates and The Boatyard Associates Phase II
34	Loan	65, 66	GACC	DBNY	Good Samaritan Medical Center	GS Medical Plaza, LLC
35	Loan	67, 68	GACC	DBNY	Shops at the Canyons	Shops at the Canyons, LLC
36	Loan	69	CREFI	CREFI	Summertree Apartments	Shreveport Loop LP
37	Loan		CREFI	CREFI	Rita Ranch I	Rita Ranch 1 LLC
38	Loan		CREFI	CREFI	Fort Knox Self Storage	CLC WSNC I, LLC
39	Loan		CREFI	CREFI	1566 Third Avenue	Thor 1566 Third Avenue LLC
40	Loan		CREFI	CREFI	Fresenius Medical Center Evergreen	Net3 (Evergreen Park II), LLC
41	Loan	70, 71	CREFI	CREFI	Mission Plaza	Santee-Mission Plaza LLC
42	Loan	72, 73	GACC	DBNY	Hampton Inn Greenwood	Heidi Enterprise Inc.
43	Loan		CREFI	CREFI	Great Oaks Apartments	Lufkin Great Oaks Apartments, LLC
44	Loan	74, 75, 76	CREFI	CREFI	Texas and Chicago Retail Portfolio	REI Rentas Holdings, LLC
44.01	Property				Grapevine Legacy Bank
44.02	Property				Nacogdoches Retail
44.03	Property				Chicago Mattress Firm
44.04	Property				Irving Sonic
45	Loan		CREFI	CREFI	CityLine Self Storage PA & LA Portfolio	CLC HarveyLA I, LLC and CLC YorkPA I, LLC
45.01	Property				Central Self Storage
45.02	Property				Around the Clock Storage
46	Loan		CREFI	CREFI	Mt. Repose Self Storage	Mt. Repose Self Storage, Ltd.
47	Loan	77	GACC	PCI, DBNY	Walgreens Market Creek	Northwest Village Parcel 1, LLC
48	Loan		CREFI	CREFI	Fresenius Medical Center Mora	Net3 (Mora), LLC

CD 2017-CD5 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Delaware Statutory Trust? Y/N	Carve-out Guarantor	Loan Purpose	Loan Amount (sources) ($)	Principal’s New Cash Contribution ($) (7)	Subordinate Debt ($)	Other Sources ($)	Total Sources ($)	Loan Payoff ($)
1	Loan	8, 9, 10, 11, 12, 13, 14	CGMRC, GACC	MSBNA, CGMRC, DBNY, WFB	General Motors Building	No	NAP	Refinance	1,470,000,000	0	830,000,000	0	2,300,000,000	1,606,000,000
2	Loan	15, 16, 17	GACC	DBNY, GSMC, MSBNA	Olympic Tower	No	OPG Investment Holdings (US), LLC; Crown Retail Services LLC; Centurian Management Corporation; Crown 600 Broadway LLC	Refinance	760,000,000	0	240,000,000	0	1,000,000,000	249,903,892
3	Loan	18, 19	GACC	DBNY	AHIP Northeast Portfolio IV	No	American Hotel Income Properties REIT Inc.	Acquisition	56,500,000	38,673,902	0	0	95,173,902	0
3.01	Property				Residence Inn Baltimore White Marsh
3.02	Property				Hampton Inn Suites Arundel BWI Airport
3.03	Property				Residence Inn Neptune at Gateway Centre
3.04	Property				Residence Inn Atlantic City Egg Harbor Township
4	Loan	20, 21, 22, 23, 24	GACC	DBNY, JPM, Natixis, SocGen, Barclays	245 Park Avenue	No	181 West Madison Holding LLC	Acquisition	1,200,000,000	524,062,579	568,000,000	0	2,292,062,579	0
5	Loan	25, 26, 27, 28	GACC	DBNY, JPMCB, Barclays, BofA	Starwood Capital Group Hotel Portfolio	No	SCG Hotel Investors Holdings, L.P.	Refinance	577,270,000	0	0	0	577,270,000	425,033,863
5.01	Property				Larkspur Landing Sunnyvale
5.02	Property				Larkspur Landing Milpitas
5.03	Property				Larkspur Landing Campbell
5.04	Property				Larkspur Landing San Francisco
5.05	Property				Larkspur Landing Pleasanton
5.06	Property				Larkspur Landing Bellevue
5.07	Property				Larkspur Landing Sacramento
5.08	Property				Hampton Inn Ann Arbor North
5.09	Property				Larkspur Landing Hillsboro
5.10	Property				Larkspur Landing Renton
5.11	Property				Holiday Inn Arlington Northeast Rangers Ballpark
5.12	Property				Residence Inn Toledo Maumee
5.13	Property				Residence Inn Williamsburg
5.14	Property				Hampton Inn Suites Waco South
5.15	Property				Holiday Inn Louisville Airport Fair Expo
5.16	Property				Courtyard Tyler
5.17	Property				Hilton Garden Inn Edison Raritan Center
5.18	Property				Hilton Garden Inn St Paul Oakdale
5.19	Property				Residence Inn Grand Rapids West
5.20	Property				Peoria, AZ Residence Inn
5.21	Property				Hampton Inn Suites Bloomington Normal
5.22	Property				Courtyard Chico
5.23	Property				Hampton Inn Suites Kokomo
5.24	Property				Hampton Inn Suites South Bend
5.25	Property				Courtyard Wichita Falls
5.26	Property				Hampton Inn Morehead
5.27	Property				Residence Inn Chico
5.28	Property				Courtyard Lufkin
5.29	Property				Hampton Inn Carlisle
5.30	Property				Springhill Suites Williamsburg
5.31	Property				Fairfield Inn Bloomington
5.32	Property				Waco Residence Inn
5.33	Property				Holiday Inn Express Fishers
5.34	Property				Larkspur Landing Folsom
5.35	Property				Springhill Suites Chicago Naperville Warrenville
5.36	Property				Holiday Inn Express & Suites Paris
5.37	Property				Toledo Homewood Suites
5.38	Property				Grand Rapids Homewood Suites
5.39	Property				Cheyenne Fairfield Inn and Suites
5.40	Property				Fairfield Inn Laurel
5.41	Property				Courtyard Akron Stow
5.42	Property				Larkspur Landing Roseville
5.43	Property				Towneplace Suites Bloomington
5.44	Property				Hampton Inn Danville
5.45	Property				Holiday Inn Norwich
5.46	Property				Hampton Inn Suites Longview North
5.47	Property				Springhill Suites Peoria Westlake
5.48	Property				Hampton Inn Suites Buda
5.49	Property				Shawnee Hampton Inn
5.50	Property				Racine Fairfield Inn
5.51	Property				Hampton Inn Selinsgrove Shamokin Dam
5.52	Property				Holiday Inn Express & Suites Terrell
5.53	Property				Westchase Homewood Suites
5.54	Property				Holiday Inn Express & Suites Tyler South
5.55	Property				Holiday Inn Express & Suites Huntsville
5.56	Property				Hampton Inn Sweetwater
5.57	Property				Comfort Suites Buda Austin South
5.58	Property				Fairfield Inn & Suites Weatherford
5.59	Property				Holiday Inn Express & Suites Altus
5.60	Property				Comfort Inn & Suites Paris
5.61	Property				Hampton Inn Suites Decatur
5.62	Property				Holiday Inn Express & Suites Texarkana East
5.63	Property				Mankato Fairfield Inn
5.64	Property				Candlewood Suites Texarkana
5.65	Property				Country Inn & Suites Houston Intercontinental Airport East

CD 2017-CD5 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Delaware Statutory Trust? Y/N	Carve-out Guarantor	Loan Purpose	Loan Amount (sources) ($)	Principal’s New Cash Contribution ($) (7)	Subordinate Debt ($)	Other Sources ($)	Total Sources ($)	Loan Payoff ($)
6	Loan	29, 30, 31	CREFI	CREFI	Brookwood Self Storage LA-MS Portfolio	No	Brookwood Properties, L.L.C.	Refinance	80,000,000	0	0	0	80,000,000	52,721,617
6.01	Property				Balis Self Storage
6.02	Property				Feu Follet Self Storage
6.03	Property				Belle Chasse Self Storage
6.04	Property				Oak Villa Self Storage
6.05	Property				Harding Self Storage
6.06	Property				Florida Boulevard Self Storage
6.07	Property				Industriplex Self Storage
6.08	Property				Ambassador Self Storage
6.09	Property				Interline Self Storage
6.10	Property				Flowood Self Storage
6.11	Property				Pearl Self Storage
6.12	Property				Airway Self Storage
6.13	Property				Highway 18 Self Storage
7	Loan	32, 33	GACC	DBNY	Midlink Business Park	No	Hackman Capital Partners, LLC; Michael D. Hackman	Refinance	37,250,000	932,301	4,750,000	0	42,932,301	41,808,618
8	Loan	34	GACC	DBNY	Residence Inn Long Beach	No	Ensemble Investments, LLC	Refinance	34,000,000	0	0	0	34,000,000	29,339,020
9	Loan	35, 36, 37, 38	CREFI	CREFI	Embassy Suites Anaheim Orange	No	National Hotel Investor LLC	Acquisition	33,000,000	16,920,000	8,000,000	22,600	57,942,600	0
10	Loan		CREFI	CREFI	501 Riverside Avenue	No	Marvin C. Harden, III	Refinance	32,000,000	5,368,404	0	0	37,368,404	35,068,581
11	Loan	30, 39, 40, 41	CREFI	CREFI, CCRE	IGT Reno	No	AG Net Lease III Corp. and AG Net Lease III (SO) Corp.	Acquisition	80,000,000	59,383,028	17,500,000	0	156,883,028	0
12	Loan	42, 43	CREFI	CREFI	Brookwood Self Storage TX Portfolio	No	Brookwood Properties, L.L.C.	Refinance	21,500,000	0	0	0	21,500,000	15,594,809
12.01	Property				Double Creek Self Storage
12.02	Property				Rolling Oaks Self Storage
12.03	Property				Leander Self Storage
12.04	Property				Ingram Park Self Storage
13	Loan	44, 45	CREFI	CREFI	Town Square Plaza	No	Marc Jacobowitz and Yerachmeal Jacobson	Acquisition	21,450,000	7,935,212	0	0	29,388,212	0
14	Loan	46	CREFI	CREFI	7 East 96th Street	No	Edmond M. Safra	Recapitalization	20,000,000	0	0	0	20,000,000	0
15	Loan	47, 48, 49, 50	CREFI	CREFI	Residence Inn Columbus Easton	No	Morton L. Olshan	Refinance	20,000,000	0	0	0	20,000,000	7,165,056
16	Loan		GACC	DBNY	Pack Square	No	James Carr; Codina Property Holdings, LLC; K. Lawrence Gragg; Blake R. Berg; Mark C. Ibanez	Acquisition	19,850,000	9,723,102	0	0	29,573,102	0
17	Loan	51, 52	GACC	Column, WFB, Regions	Gurnee Mills	No	Simon Property Group, L.P.	Refinance	275,000,000	48,328,282	0	0	323,328,282	322,543,428
18	Loan	53	CREFI	CREFI	Brookriver Executive Center	No	Chanina Nachman David Reischer	Acquisition	19,575,000	7,694,683	0	150,547	27,420,231	0
19	Loan	54	GACC	DBNY	444 Spear	No	Felicia Woytak; Steven Rasmussen	Refinance	17,000,000	0	0	0	17,000,000	8,091,187
20	Loan		GACC	DBNY	5 Points Center	No	Diversified Partners, Inc.; The Linda Marie Mickel Trust u/d/t Dated September 29, 1992, As Amended	Refinance	15,500,000	0	0	0	15,500,000	14,669,922
21	Loan	55, 56	CREFI	CREFI	Doraville Plaza	No	Jeffrey B. Kerker and Jan R. Saperstein	Acquisition	14,500,000	5,883,035	0	463,197	20,846,232	0
22	Loan		CREFI	CREFI	FedEx Freight Zion	No	Jeffrey L. Schmier	Refinance	13,500,000	3,658,089	0	0	17,158,089	16,880,422
23	Loan	57, 58	GACC	DBNY	Best Western Plus Marina Gateway	No	Invest West Financial Corporation; John J. Sanders	Refinance	13,400,000	0	0	0	13,400,000	12,121,233
24	Loan	59	GACC	DBNY	Forum at the Soncy	No	Gary Randall Andrews	Refinance	13,250,000	1,648,538	0	0	14,898,538	13,566,835
25	Loan	60	GACC	DBNY	Presidio Office	No	John Clawson	Refinance	13,000,000	0	0	0	13,000,000	10,553,579
26	Loan		GACC	DBNY	Elston & Webster Building	No	John Figlioli; Jay Goltz	Refinance	13,000,000	0	0	0	13,000,000	9,581,291
27	Loan	61	CREFI	CREFI	Berkshire Square Apartments	No	Shawn Stafford	Acquisition	12,450,000	5,404,263	0	277,026	18,131,289	0
28	Loan		GACC	DBNY	Pinole Ridge	No	Raymond Wong	Acquisition	12,425,000	7,012,572	0	0	19,437,572	0
29	Loan	62	CREFI	CREFI	1322 3rd Street Promenade	No	Isaac Shalom	Refinance	12,000,000	0	0	0	12,000,000	9,803,678
30	Loan	63, 64	CGMRC	CGMRC	3925 Brookside Parkway	No	AmTrust Financial Services, Inc.	Acquisition	11,350,000	4,872,479	0	58,202	16,280,682	0
31	Loan		GACC	DBNY	1150 65th Street	No	Felicia Woytak; Steven Rasmussen	Refinance	11,000,000	0	0	0	11,000,000	7,927,804
32	Loan		GACC	DBNY	Market Creek Plaza	No	Jacobs Center for Neighborhood Innovation	Refinance	11,000,000	0	0	0	11,000,000	10,716,477
33	Loan		CREFI	CREFI	Boatyard Shopping Center	No	William E. Patton and Mary R. Swann	Refinance	9,750,000	0	0	0	9,750,000	9,086,972
34	Loan	65, 66	GACC	DBNY	Good Samaritan Medical Center	No	Raymond Wong	Acquisition	8,500,000	5,500,783	0	0	14,000,783	0
35	Loan	67, 68	GACC	DBNY	Shops at the Canyons	No	Emilio Nicolas, Jr.	Refinance	8,250,000	0	0	0	8,250,000	6,031,208
36	Loan	69	CREFI	CREFI	Summertree Apartments	No	Joseph P. Sullivan, Martin J. Ford and Stephen M. Stewart	Refinance	7,850,000	0	0	0	7,850,000	6,384,042
37	Loan		CREFI	CREFI	Rita Ranch I	No	CNA Enterprises, Inc.	Refinance	7,400,000	1,065,506	0	56,406	8,521,912	7,900,000
38	Loan		CREFI	CREFI	Fort Knox Self Storage	No	Alex Meshechok and Richard Schontz	Acquisition	6,100,000	2,821,200	0	71,276	8,992,476	0
39	Loan		CREFI	CREFI	1566 Third Avenue	No	Joseph J. Sitt	Refinance	6,000,000	160,400	0	0	6,160,400	5,897,689
40	Loan		CREFI	CREFI	Fresenius Medical Center Evergreen	No	The David E. Cunningham Trust dated June 2, 1998 and David E. Cunningham	Refinance	5,900,000	0	0	0	5,900,000	4,307,082
41	Loan	70, 71	CREFI	CREFI	Mission Plaza	No	Shahriar Pourteymour and Shahriar and Maria T. Pourteymour, as Trustees of the Pourteymour Family Trust Dated March 1, 2007	Refinance	5,840,000	0	0	0	5,840,000	2,095,664
42	Loan	72, 73	GACC	DBNY	Hampton Inn Greenwood	No	Ricky S. Patel (a/k/a Ramesh S. Patel)	Recapitalization	5,500,000	0	0	0	5,500,000	0
43	Loan		CREFI	CREFI	Great Oaks Apartments	No	Randy L. Filasek and Herman M. Savoie, Jr.	Refinance	5,400,000	0	0	0	5,400,000	4,093,331
44	Loan	74, 75, 76	CREFI	CREFI	Texas and Chicago Retail Portfolio	No	Pablo Lupinacci and Federico Grillo	Acquisition/Recapitalization	5,250,000	3,430,803	0	14,640	8,695,443	0
44.01	Property				Grapevine Legacy Bank
44.02	Property				Nacogdoches Retail
44.03	Property				Chicago Mattress Firm
44.04	Property				Irving Sonic
45	Loan		CREFI	CREFI	CityLine Self Storage PA & LA Portfolio	No	Alex Meshechok and Richard Schontz	Acquisition	4,025,000	1,710,697	0	94,076	5,829,774	0
45.01	Property				Central Self Storage
45.02	Property				Around the Clock Storage
46	Loan		CREFI	CREFI	Mt. Repose Self Storage	No	Robert J. Krumdieck	Refinance	3,000,000	0	0	0	3,000,000	2,410,305
47	Loan	77	GACC	PCI, DBNY	Walgreens Market Creek	No	Jacobs Center for Neighborhood Innovation	Refinance	2,000,000	0	0	0	2,000,000	1,873,176
48	Loan		CREFI	CREFI	Fresenius Medical Center Mora	No	The David E. Cunningham Trust dated June 2, 1998 and David E. Cunningham	Refinance	1,870,000	0	0	28,750	1,898,750	1,541,929

CD 2017-CD5 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Purchase Price ($)	Closing Costs ($)	Reserves ($)	Principal Equity Distribution ($)	Other Uses ($)	Total Uses ($)	Lockbox	Cash Management
1	Loan	8, 9, 10, 11, 12, 13, 14	CGMRC, GACC	MSBNA, CGMRC, DBNY, WFB	General Motors Building	0	41,107,676	0	652,892,324	0	2,300,000,000	Hard	Springing
2	Loan	15, 16, 17	GACC	DBNY, GSMC, MSBNA	Olympic Tower	0	22,652,548	61,643,545	665,800,015	0	1,000,000,000	Hard	In Place
3	Loan	18, 19	GACC	DBNY	AHIP Northeast Portfolio IV	91,300,000	471,558	3,402,345	0	0	95,173,902	Hard	Springing
3.01	Property				Residence Inn Baltimore White Marsh
3.02	Property				Hampton Inn Suites Arundel BWI Airport
3.03	Property				Residence Inn Neptune at Gateway Centre
3.04	Property				Residence Inn Atlantic City Egg Harbor Township
4	Loan	20, 21, 22, 23, 24	GACC	DBNY, JPM, Natixis, SocGen, Barclays	245 Park Avenue	2,210,000,000	70,356,233	11,706,346	0	0	2,292,062,579	Hard	Springing
5	Loan	25, 26, 27, 28	GACC	DBNY, JPMCB, Barclays, BofA	Starwood Capital Group Hotel Portfolio	0	8,975,399	12,268,991	130,991,748	0	577,270,000	Soft Springing	Springing
5.01	Property				Larkspur Landing Sunnyvale
5.02	Property				Larkspur Landing Milpitas
5.03	Property				Larkspur Landing Campbell
5.04	Property				Larkspur Landing San Francisco
5.05	Property				Larkspur Landing Pleasanton
5.06	Property				Larkspur Landing Bellevue
5.07	Property				Larkspur Landing Sacramento
5.08	Property				Hampton Inn Ann Arbor North
5.09	Property				Larkspur Landing Hillsboro
5.10	Property				Larkspur Landing Renton
5.11	Property				Holiday Inn Arlington Northeast Rangers Ballpark
5.12	Property				Residence Inn Toledo Maumee
5.13	Property				Residence Inn Williamsburg
5.14	Property				Hampton Inn Suites Waco South
5.15	Property				Holiday Inn Louisville Airport Fair Expo
5.16	Property				Courtyard Tyler
5.17	Property				Hilton Garden Inn Edison Raritan Center
5.18	Property				Hilton Garden Inn St Paul Oakdale
5.19	Property				Residence Inn Grand Rapids West
5.20	Property				Peoria, AZ Residence Inn
5.21	Property				Hampton Inn Suites Bloomington Normal
5.22	Property				Courtyard Chico
5.23	Property				Hampton Inn Suites Kokomo
5.24	Property				Hampton Inn Suites South Bend
5.25	Property				Courtyard Wichita Falls
5.26	Property				Hampton Inn Morehead
5.27	Property				Residence Inn Chico
5.28	Property				Courtyard Lufkin
5.29	Property				Hampton Inn Carlisle
5.30	Property				Springhill Suites Williamsburg
5.31	Property				Fairfield Inn Bloomington
5.32	Property				Waco Residence Inn
5.33	Property				Holiday Inn Express Fishers
5.34	Property				Larkspur Landing Folsom
5.35	Property				Springhill Suites Chicago Naperville Warrenville
5.36	Property				Holiday Inn Express & Suites Paris
5.37	Property				Toledo Homewood Suites
5.38	Property				Grand Rapids Homewood Suites
5.39	Property				Cheyenne Fairfield Inn and Suites
5.40	Property				Fairfield Inn Laurel
5.41	Property				Courtyard Akron Stow
5.42	Property				Larkspur Landing Roseville
5.43	Property				Towneplace Suites Bloomington
5.44	Property				Hampton Inn Danville
5.45	Property				Holiday Inn Norwich
5.46	Property				Hampton Inn Suites Longview North
5.47	Property				Springhill Suites Peoria Westlake
5.48	Property				Hampton Inn Suites Buda
5.49	Property				Shawnee Hampton Inn
5.50	Property				Racine Fairfield Inn
5.51	Property				Hampton Inn Selinsgrove Shamokin Dam
5.52	Property				Holiday Inn Express & Suites Terrell
5.53	Property				Westchase Homewood Suites
5.54	Property				Holiday Inn Express & Suites Tyler South
5.55	Property				Holiday Inn Express & Suites Huntsville
5.56	Property				Hampton Inn Sweetwater
5.57	Property				Comfort Suites Buda Austin South
5.58	Property				Fairfield Inn & Suites Weatherford
5.59	Property				Holiday Inn Express & Suites Altus
5.60	Property				Comfort Inn & Suites Paris
5.61	Property				Hampton Inn Suites Decatur
5.62	Property				Holiday Inn Express & Suites Texarkana East
5.63	Property				Mankato Fairfield Inn
5.64	Property				Candlewood Suites Texarkana
5.65	Property				Country Inn & Suites Houston Intercontinental Airport East

CD 2017-CD5 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Purchase Price ($)	Closing Costs ($)	Reserves ($)	Principal Equity Distribution ($)	Other Uses ($)	Total Uses ($)	Lockbox	Cash Management
6	Loan	29, 30, 31	CREFI	CREFI	Brookwood Self Storage LA-MS Portfolio	0	1,095,591	270,001	25,912,792	0	80,000,000	Springing	Springing
6.01	Property				Balis Self Storage
6.02	Property				Feu Follet Self Storage
6.03	Property				Belle Chasse Self Storage
6.04	Property				Oak Villa Self Storage
6.05	Property				Harding Self Storage
6.06	Property				Florida Boulevard Self Storage
6.07	Property				Industriplex Self Storage
6.08	Property				Ambassador Self Storage
6.09	Property				Interline Self Storage
6.10	Property				Flowood Self Storage
6.11	Property				Pearl Self Storage
6.12	Property				Airway Self Storage
6.13	Property				Highway 18 Self Storage
7	Loan	32, 33	GACC	DBNY	Midlink Business Park	0	522,044	601,639	0	0	42,932,301	Hard	In Place
8	Loan	34	GACC	DBNY	Residence Inn Long Beach	0	240,438	0	4,420,543	0	34,000,000	Soft Springing	Springing
9	Loan	35, 36, 37, 38	CREFI	CREFI	Embassy Suites Anaheim Orange	56,500,000	1,287,274	155,326	0	0	57,942,600	Hard	In Place
10	Loan		CREFI	CREFI	501 Riverside Avenue	0	770,111	1,529,713	0	0	37,368,404	Springing	Springing
11	Loan	30, 39, 40, 41	CREFI	CREFI, CCRE	IGT Reno	156,000,000	883,028	0	0	0	156,883,028	Hard	Springing
12	Loan	42, 43	CREFI	CREFI	Brookwood Self Storage TX Portfolio	0	237,895	1,746,463	3,920,833	0	21,500,000	Springing	Springing
12.01	Property				Double Creek Self Storage
12.02	Property				Rolling Oaks Self Storage
12.03	Property				Leander Self Storage
12.04	Property				Ingram Park Self Storage
13	Loan	44, 45	CREFI	CREFI	Town Square Plaza	28,600,000	497,677	290,535	0	0	29,388,212	Springing	Springing
14	Loan	46	CREFI	CREFI	7 East 96th Street	0	1,139,620	178,836	18,681,544	0	20,000,000	Springing	Springing
15	Loan	47, 48, 49, 50	CREFI	CREFI	Residence Inn Columbus Easton	0	511,023	25,319	7,014,852	5,283,750	20,000,000	Hard	Springing
16	Loan		GACC	DBNY	Pack Square	28,300,000	918,897	354,205	0	0	29,573,102	Springing	Springing
17	Loan	51, 52	GACC	Column, WFB, Regions	Gurnee Mills	0	784,854	0	0	0	323,328,282	Hard	Springing
18	Loan	53	CREFI	CREFI	Brookriver Executive Center	26,730,000	439,466	250,765	0	0	27,420,231	Hard	Springing
19	Loan	54	GACC	DBNY	444 Spear	0	253,093	0	8,655,720	0	17,000,000	Springing	Springing
20	Loan		GACC	DBNY	5 Points Center	0	408,390	218,082	0	0	15,296,394	Springing	Springing
21	Loan	55, 56	CREFI	CREFI	Doraville Plaza	20,000,000	244,565	601,667	0	0	20,846,232	Springing	Springing
22	Loan		CREFI	CREFI	FedEx Freight Zion	0	277,667	0	0	0	17,158,089	Springing	Springing
23	Loan	57, 58	GACC	DBNY	Best Western Plus Marina Gateway	0	396,332	224,632	657,802	0	13,400,000	Hard	Springing
24	Loan	59	GACC	DBNY	Forum at the Soncy	0	275,047	1,056,656	0	0	14,898,538	Springing	Springing
25	Loan	60	GACC	DBNY	Presidio Office	0	171,742	650,176	1,624,503	0	13,000,000	Hard	Springing
26	Loan		GACC	DBNY	Elston & Webster Building	0	202,204	187,266	3,029,240	0	13,000,000	Springing	Springing
27	Loan	61	CREFI	CREFI	Berkshire Square Apartments	16,000,000	509,454	1,621,835	0	0	18,131,289	Springing	Springing
28	Loan		GACC	DBNY	Pinole Ridge	19,115,619	256,603	65,350	0	0	19,437,572	Springing	Springing
29	Loan	62	CREFI	CREFI	1322 3rd Street Promenade	0	185,144	91,240	1,919,937	0	12,000,000	Hard	In Place
30	Loan	63, 64	CGMRC	CGMRC	3925 Brookside Parkway	13,392,000	327,480	2,561,202	0	0	16,280,682	Hard	Springing
31	Loan		GACC	DBNY	1150 65th Street	0	130,757	0	2,941,439	0	11,000,000	Springing	Springing
32	Loan		GACC	DBNY	Market Creek Plaza	0	209,603	64,174	9,746	0	11,000,000	Hard	Springing
33	Loan		CREFI	CREFI	Boatyard Shopping Center	0	212,072	211,727	239,229	0	9,750,000	Springing	Springing
34	Loan	65, 66	GACC	DBNY	Good Samaritan Medical Center	13,151,940	196,473	652,371	0	0	14,000,783	Springing	Springing
35	Loan	67, 68	GACC	DBNY	Shops at the Canyons	0	215,621	413,753	1,589,417	0	8,250,000	Hard	Springing
36	Loan	69	CREFI	CREFI	Summertree Apartments	0	171,154	458,157	836,647	0	7,850,000	Springing	Springing
37	Loan		CREFI	CREFI	Rita Ranch I	0	261,896	360,017	0	0	8,521,912	Springing	Springing
38	Loan		CREFI	CREFI	Fort Knox Self Storage	8,497,500	395,926	99,049	0	0	8,992,476	Springing	Springing
39	Loan		CREFI	CREFI	1566 Third Avenue	0	245,038	17,672	0	0	6,160,400	Hard	In Place
40	Loan		CREFI	CREFI	Fresenius Medical Center Evergreen	0	47,262	10,434	1,535,222	0	5,900,000	Springing	Springing
41	Loan	70, 71	CREFI	CREFI	Mission Plaza	0	113,134	123,875	3,507,327	0	5,840,000	Springing	Springing
42	Loan	72, 73	GACC	DBNY	Hampton Inn Greenwood	0	102,516	1,207,950	4,189,534	0	5,500,000	Springing	Springing
43	Loan		CREFI	CREFI	Great Oaks Apartments	0	323,104	46,166	937,399	0	5,400,000	Springing	Springing
44	Loan	74, 75, 76	CREFI	CREFI	Texas and Chicago Retail Portfolio	8,201,875	444,214	49,354	0	0	8,695,443	Springing	Springing
44.01	Property				Grapevine Legacy Bank
44.02	Property				Nacogdoches Retail
44.03	Property				Chicago Mattress Firm
44.04	Property				Irving Sonic
45	Loan		CREFI	CREFI	CityLine Self Storage PA & LA Portfolio	5,350,000	386,602	93,172	0	0	5,829,774	Springing	Springing
45.01	Property				Central Self Storage
45.02	Property				Around the Clock Storage
46	Loan		CREFI	CREFI	Mt. Repose Self Storage	0	138,299	13,371	438,026	0	3,000,000	Springing	Springing
47	Loan	77	GACC	PCI, DBNY	Walgreens Market Creek	0	93,202	0	33,623	0	2,000,000	Hard	In Place
48	Loan		CREFI	CREFI	Fresenius Medical Center Mora	0	63,257	0	293,564	0	1,898,750	Springing	Springing

CD 2017-CD5 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Cash Management Triggers
1	Loan	8, 9, 10, 11, 12, 13, 14	CGMRC, GACC	MSBNA, CGMRC, DBNY, WFB	General Motors Building	(i) the occurrence of an Event of Default, (ii) Whole Loan DSCR is less than 1.20x
2	Loan	15, 16, 17	GACC	DBNY, GSMC, MSBNA	Olympic Tower	(i) DY is less than 6.842%; (ii) Aggregate DY is less than 5.2%; (iii) Mezzanine Loan Default
3	Loan	18, 19	GACC	DBNY	AHIP Northeast Portfolio IV	DSCR is less than 1.25x
3.01	Property				Residence Inn Baltimore White Marsh
3.02	Property				Hampton Inn Suites Arundel BWI Airport
3.03	Property				Residence Inn Neptune at Gateway Centre
3.04	Property				Residence Inn Atlantic City Egg Harbor Township
4	Loan	20, 21, 22, 23, 24	GACC	DBNY, JPM, Natixis, SocGen, Barclays	245 Park Avenue	(i) DSCR is less than 1.15x; (ii) Mezzanine Loan Default; (iii) Property Manager bankruptcy; (iv) Tenant Trigger Event
5	Loan	25, 26, 27, 28	GACC	DBNY, JPMCB, Barclays, BofA	Starwood Capital Group Hotel Portfolio	(i) DSCR is less than 1.75x; (ii) Property Manager bankruptcy; (iii) termination, expiration or cancellation of a Franchise Agreement or the Larkspur License Agreement
5.01	Property				Larkspur Landing Sunnyvale
5.02	Property				Larkspur Landing Milpitas
5.03	Property				Larkspur Landing Campbell
5.04	Property				Larkspur Landing San Francisco
5.05	Property				Larkspur Landing Pleasanton
5.06	Property				Larkspur Landing Bellevue
5.07	Property				Larkspur Landing Sacramento
5.08	Property				Hampton Inn Ann Arbor North
5.09	Property				Larkspur Landing Hillsboro
5.10	Property				Larkspur Landing Renton
5.11	Property				Holiday Inn Arlington Northeast Rangers Ballpark
5.12	Property				Residence Inn Toledo Maumee
5.13	Property				Residence Inn Williamsburg
5.14	Property				Hampton Inn Suites Waco South
5.15	Property				Holiday Inn Louisville Airport Fair Expo
5.16	Property				Courtyard Tyler
5.17	Property				Hilton Garden Inn Edison Raritan Center
5.18	Property				Hilton Garden Inn St Paul Oakdale
5.19	Property				Residence Inn Grand Rapids West
5.20	Property				Peoria, AZ Residence Inn
5.21	Property				Hampton Inn Suites Bloomington Normal
5.22	Property				Courtyard Chico
5.23	Property				Hampton Inn Suites Kokomo
5.24	Property				Hampton Inn Suites South Bend
5.25	Property				Courtyard Wichita Falls
5.26	Property				Hampton Inn Morehead
5.27	Property				Residence Inn Chico
5.28	Property				Courtyard Lufkin
5.29	Property				Hampton Inn Carlisle
5.30	Property				Springhill Suites Williamsburg
5.31	Property				Fairfield Inn Bloomington
5.32	Property				Waco Residence Inn
5.33	Property				Holiday Inn Express Fishers
5.34	Property				Larkspur Landing Folsom
5.35	Property				Springhill Suites Chicago Naperville Warrenville
5.36	Property				Holiday Inn Express & Suites Paris
5.37	Property				Toledo Homewood Suites
5.38	Property				Grand Rapids Homewood Suites
5.39	Property				Cheyenne Fairfield Inn and Suites
5.40	Property				Fairfield Inn Laurel
5.41	Property				Courtyard Akron Stow
5.42	Property				Larkspur Landing Roseville
5.43	Property				Towneplace Suites Bloomington
5.44	Property				Hampton Inn Danville
5.45	Property				Holiday Inn Norwich
5.46	Property				Hampton Inn Suites Longview North
5.47	Property				Springhill Suites Peoria Westlake
5.48	Property				Hampton Inn Suites Buda
5.49	Property				Shawnee Hampton Inn
5.50	Property				Racine Fairfield Inn
5.51	Property				Hampton Inn Selinsgrove Shamokin Dam
5.52	Property				Holiday Inn Express & Suites Terrell
5.53	Property				Westchase Homewood Suites
5.54	Property				Holiday Inn Express & Suites Tyler South
5.55	Property				Holiday Inn Express & Suites Huntsville
5.56	Property				Hampton Inn Sweetwater
5.57	Property				Comfort Suites Buda Austin South
5.58	Property				Fairfield Inn & Suites Weatherford
5.59	Property				Holiday Inn Express & Suites Altus
5.60	Property				Comfort Inn & Suites Paris
5.61	Property				Hampton Inn Suites Decatur
5.62	Property				Holiday Inn Express & Suites Texarkana East
5.63	Property				Mankato Fairfield Inn
5.64	Property				Candlewood Suites Texarkana
5.65	Property				Country Inn & Suites Houston Intercontinental Airport East

CD 2017-CD5 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Cash Management Triggers
6	Loan	29, 30, 31	CREFI	CREFI	Brookwood Self Storage LA-MS Portfolio	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.15x
6.01	Property				Balis Self Storage
6.02	Property				Feu Follet Self Storage
6.03	Property				Belle Chasse Self Storage
6.04	Property				Oak Villa Self Storage
6.05	Property				Harding Self Storage
6.06	Property				Florida Boulevard Self Storage
6.07	Property				Industriplex Self Storage
6.08	Property				Ambassador Self Storage
6.09	Property				Interline Self Storage
6.10	Property				Flowood Self Storage
6.11	Property				Pearl Self Storage
6.12	Property				Airway Self Storage
6.13	Property				Highway 18 Self Storage
7	Loan	32, 33	GACC	DBNY	Midlink Business Park	(i) DSCR is less than 1.45x; (ii) combined DSCR is less than 1.15x, (iii) Mezzanine Loan Default; (iv) Lease Sweep Period
8	Loan	34	GACC	DBNY	Residence Inn Long Beach	(i) DSCR is less than 1.30x, (ii) Mezzanine Trigger Period, (iii) (x) for so long as the Marriott Management Agreement is in effect, a PIP being required by Marriott (other than the PIP in effect as of the date hereof) and that is not reserved for by Marriott or (y) if the Marriott Management Agreement is not in effect or Marriott is not reserving for the costs of such PIP, a PIP being required by the then Franchisor or Manager.
9	Loan	35, 36, 37, 38	CREFI	CREFI	Embassy Suites Anaheim Orange	(i) the occurrence of an Event of Default, (ii) Total Loan DSCR is less than 1.15x, (iii) the occurrence of a Franchise Trigger Event
10	Loan		CREFI	CREFI	501 Riverside Avenue	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.15x, (iii) the occurrence of a Specified Tenant Trigger Period
11	Loan	30, 39, 40, 41	CREFI	CREFI, CCRE	IGT Reno	(i) the occurrence of an Event of Default or a Mezzanine Loan Event of Default, (ii) Total Loan DSCR is less than 1.20x, (iii) the occurrence of a Specified Tenant Trigger Event, (iv) the occurrence of a Specified Tenant Ratings Event
12	Loan	42, 43	CREFI	CREFI	Brookwood Self Storage TX Portfolio	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.15x
12.01	Property				Double Creek Self Storage
12.02	Property				Rolling Oaks Self Storage
12.03	Property				Leander Self Storage
12.04	Property				Ingram Park Self Storage
13	Loan	44, 45	CREFI	CREFI	Town Square Plaza	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x, (iii) the occurrence of a Specified Tenant Trigger Period
14	Loan	46	CREFI	CREFI	7 East 96th Street	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.15x, (iii) the occurrence of a Specified Tenant Trigger Period
15	Loan	47, 48, 49, 50	CREFI	CREFI	Residence Inn Columbus Easton	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.25x, (iii) any bankruptcy of Franchisor or Manager
16	Loan		GACC	DBNY	Pack Square	DSCR is less than 1.20x
17	Loan	51, 52	GACC	Column, WFB, Regions	Gurnee Mills	DSCR is less than 1.20x
18	Loan	53	CREFI	CREFI	Brookriver Executive Center	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.15x, (iii) the occurrence of a Specified Tenant Trigger Period, (iv) the longterm senior unsecured debt rating (or equivalent thereof) of UT Southwestern falling below “BBB-” from S&P
19	Loan	54	GACC	DBNY	444 Spear	DSCR is less than 1.25x
20	Loan		GACC	DBNY	5 Points Center	(i) DSCR is less than 1.15x; (ii) Lease Sweep Period
21	Loan	55, 56	CREFI	CREFI	Doraville Plaza	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.15x, (iii) the occurrence of a Specified Tenant Trigger Event
22	Loan		CREFI	CREFI	FedEx Freight Zion	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.30x, (iii) the occurrence of a Specified Tenant Trigger Event
23	Loan	57, 58	GACC	DBNY	Best Western Plus Marina Gateway	(i) DSCR is less than 1.35x; (ii) Franchise Agreement is terminated
24	Loan	59	GACC	DBNY	Forum at the Soncy	DSCR is less than 1.15x
25	Loan	60	GACC	DBNY	Presidio Office	(i) DSCR is less than 1.50x; (ii) Lease Sweep Period
26	Loan		GACC	DBNY	Elston & Webster Building	(i) DSCR is less than 1.15x; (ii) Lease Sweep Period
27	Loan	61	CREFI	CREFI	Berkshire Square Apartments	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.10x
28	Loan		GACC	DBNY	Pinole Ridge	DSCR is less than 1.20x
29	Loan	62	CREFI	CREFI	1322 3rd Street Promenade	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.30x, (iii) the occurrence of a Specified Tenant Trigger Period
30	Loan	63, 64	CGMRC	CGMRC	3925 Brookside Parkway	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.30x, (iii) the occurrence of a Specified Tenant Trigger Period
31	Loan		GACC	DBNY	1150 65th Street	DSCR is less than 1.25x
32	Loan		GACC	DBNY	Market Creek Plaza	(i) DSCR is less than 1.20x; (ii) Lease Sweep Period
33	Loan		CREFI	CREFI	Boatyard Shopping Center	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.10x, (iii) the occurrence of a Specified Tenant Trigger Period
34	Loan	65, 66	GACC	DBNY	Good Samaritan Medical Center	(i) DSCR is less than 1.20x; (ii) Major Tenant Sweep
35	Loan	67, 68	GACC	DBNY	Shops at the Canyons	(i) DSCR is less than 1.25x; (ii) Major Tenant Sweep
36	Loan	69	CREFI	CREFI	Summertree Apartments	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x
37	Loan		CREFI	CREFI	Rita Ranch I	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.10x, (iii) the occurrence of a Specified Tenant Trigger Event
38	Loan		CREFI	CREFI	Fort Knox Self Storage	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x
39	Loan		CREFI	CREFI	1566 Third Avenue	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.25x, (iii) the occurrence of a Specified Tenant Trigger Period
40	Loan		CREFI	CREFI	Fresenius Medical Center Evergreen	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.15x, (iii) the occurrence of a Specified Tenant Trigger Period
41	Loan	70, 71	CREFI	CREFI	Mission Plaza	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.10x, (iii) the occurrence of a Specified Tenant Trigger Period
42	Loan	72, 73	GACC	DBNY	Hampton Inn Greenwood	(i) DSCR is less than 1.20x; (ii) a PIP being required by the Franchisor; (iii) the termination of the Franchise Agreement
43	Loan		CREFI	CREFI	Great Oaks Apartments	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.15x
44	Loan	74, 75, 76	CREFI	CREFI	Texas and Chicago Retail Portfolio	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x, (iii) the occurrence of a Specified Tenant Trigger Event
44.01	Property				Grapevine Legacy Bank
44.02	Property				Nacogdoches Retail
44.03	Property				Chicago Mattress Firm
44.04	Property				Irving Sonic
45	Loan		CREFI	CREFI	CityLine Self Storage PA & LA Portfolio	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x
45.01	Property				Central Self Storage
45.02	Property				Around the Clock Storage
46	Loan		CREFI	CREFI	Mt. Repose Self Storage	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x
47	Loan	77	GACC	PCI, DBNY	Walgreens Market Creek	(i) DSCR is less than 1.25x; (ii) Lease Sweep Period
48	Loan		CREFI	CREFI	Fresenius Medical Center Mora	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.15x, (iii) the occurrence of a Specified Tenant Trigger Event

CD 2017-CD5 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Ground Lease Y/N	Ground Lease Expiration Date	Annual Ground Lease Payment ($)	Cut-off Date Pari Passu Companion Loan Balance ($)	Cut-off Date Subordinate Companion Loan Balance ($)	Subordinate Companion Loan Interest Rate (%)	Cut-off Date Mezzanine Debt Balance ($)	Mezzanine Debt Interest Rate (%)	Terrorism Insurance Required Y/N	Control Number
1	Loan	8, 9, 10, 11, 12, 13, 14	CGMRC, GACC	MSBNA, CGMRC, DBNY, WFB	General Motors Building	No			1,370,000,000.00	830,000,000.00	3.4300%			Yes	1
2	Loan	15, 16, 17	GACC	DBNY, GSMC, MSBNA	Olympic Tower	Yes	9/30/2074	1,750,000	551,000,000.00	149,000,000.00	3.9539%	240,000,000	5.0000%	Yes	2
3	Loan	18, 19	GACC	DBNY	AHIP Northeast Portfolio IV	No								Yes	3
3.01	Property				Residence Inn Baltimore White Marsh	No								Yes	3.01
3.02	Property				Hampton Inn Suites Arundel BWI Airport	No								Yes	3.02
3.03	Property				Residence Inn Neptune at Gateway Centre	No								Yes	3.03
3.04	Property				Residence Inn Atlantic City Egg Harbor Township	No								Yes	3.04
4	Loan	20, 21, 22, 23, 24	GACC	DBNY, JPM, Natixis, SocGen, Barclays	245 Park Avenue	No			1,028,750,000.00	120,000,000.00	3.6694%	568,000,000	5.6323%	Yes	4
5	Loan	25, 26, 27, 28	GACC	DBNY, JPMCB, Barclays, BofA	Starwood Capital Group Hotel Portfolio	Various			537,270,000.00					Yes	5
5.01	Property				Larkspur Landing Sunnyvale	No								Yes	5.01
5.02	Property				Larkspur Landing Milpitas	No								Yes	5.02
5.03	Property				Larkspur Landing Campbell	No								Yes	5.03
5.04	Property				Larkspur Landing San Francisco	No								Yes	5.04
5.05	Property				Larkspur Landing Pleasanton	No								Yes	5.05
5.06	Property				Larkspur Landing Bellevue	No								Yes	5.06
5.07	Property				Larkspur Landing Sacramento	No								Yes	5.07
5.08	Property				Hampton Inn Ann Arbor North	No								Yes	5.08
5.09	Property				Larkspur Landing Hillsboro	No								Yes	5.09
5.10	Property				Larkspur Landing Renton	No								Yes	5.10
5.11	Property				Holiday Inn Arlington Northeast Rangers Ballpark	No								Yes	5.11
5.12	Property				Residence Inn Toledo Maumee	No								Yes	5.12
5.13	Property				Residence Inn Williamsburg	No								Yes	5.13
5.14	Property				Hampton Inn Suites Waco South	No								Yes	5.14
5.15	Property				Holiday Inn Louisville Airport Fair Expo	No								Yes	5.15
5.16	Property				Courtyard Tyler	No								Yes	5.16
5.17	Property				Hilton Garden Inn Edison Raritan Center	Yes	9/30/2076	275,517						Yes	5.17
5.18	Property				Hilton Garden Inn St Paul Oakdale	No								Yes	5.18
5.19	Property				Residence Inn Grand Rapids West	No								Yes	5.19
5.20	Property				Peoria, AZ Residence Inn	No								Yes	5.20
5.21	Property				Hampton Inn Suites Bloomington Normal	No								Yes	5.21
5.22	Property				Courtyard Chico	No								Yes	5.22
5.23	Property				Hampton Inn Suites Kokomo	No								Yes	5.23
5.24	Property				Hampton Inn Suites South Bend	No								Yes	5.24
5.25	Property				Courtyard Wichita Falls	No								Yes	5.25
5.26	Property				Hampton Inn Morehead	No								Yes	5.26
5.27	Property				Residence Inn Chico	No								Yes	5.27
5.28	Property				Courtyard Lufkin	No								Yes	5.28
5.29	Property				Hampton Inn Carlisle	No								Yes	5.29
5.30	Property				Springhill Suites Williamsburg	No								Yes	5.30
5.31	Property				Fairfield Inn Bloomington	No								Yes	5.31
5.32	Property				Waco Residence Inn	No								Yes	5.32
5.33	Property				Holiday Inn Express Fishers	No								Yes	5.33
5.34	Property				Larkspur Landing Folsom	No								Yes	5.34
5.35	Property				Springhill Suites Chicago Naperville Warrenville	No								Yes	5.35
5.36	Property				Holiday Inn Express & Suites Paris	No								Yes	5.36
5.37	Property				Toledo Homewood Suites	No								Yes	5.37
5.38	Property				Grand Rapids Homewood Suites	No								Yes	5.38
5.39	Property				Cheyenne Fairfield Inn and Suites	No								Yes	5.39
5.40	Property				Fairfield Inn Laurel	No								Yes	5.40
5.41	Property				Courtyard Akron Stow	No								Yes	5.41
5.42	Property				Larkspur Landing Roseville	No								Yes	5.42
5.43	Property				Towneplace Suites Bloomington	No								Yes	5.43
5.44	Property				Hampton Inn Danville	No								Yes	5.44
5.45	Property				Holiday Inn Norwich	No								Yes	5.45
5.46	Property				Hampton Inn Suites Longview North	No								Yes	5.46
5.47	Property				Springhill Suites Peoria Westlake	No								Yes	5.47
5.48	Property				Hampton Inn Suites Buda	No								Yes	5.48
5.49	Property				Shawnee Hampton Inn	No								Yes	5.49
5.50	Property				Racine Fairfield Inn	No								Yes	5.50
5.51	Property				Hampton Inn Selinsgrove Shamokin Dam	No								Yes	5.51
5.52	Property				Holiday Inn Express & Suites Terrell	No								Yes	5.52
5.53	Property				Westchase Homewood Suites	No								Yes	5.53
5.54	Property				Holiday Inn Express & Suites Tyler South	No								Yes	5.54
5.55	Property				Holiday Inn Express & Suites Huntsville	No								Yes	5.55
5.56	Property				Hampton Inn Sweetwater	No								Yes	5.56
5.57	Property				Comfort Suites Buda Austin South	No								Yes	5.57
5.58	Property				Fairfield Inn & Suites Weatherford	No								Yes	5.58
5.59	Property				Holiday Inn Express & Suites Altus	No								Yes	5.59
5.60	Property				Comfort Inn & Suites Paris	No								Yes	5.60
5.61	Property				Hampton Inn Suites Decatur	No								Yes	5.61
5.62	Property				Holiday Inn Express & Suites Texarkana East	No								Yes	5.62
5.63	Property				Mankato Fairfield Inn	No								Yes	5.63
5.64	Property				Candlewood Suites Texarkana	No								Yes	5.64
5.65	Property				Country Inn & Suites Houston Intercontinental Airport East	No								Yes	5.65

CD 2017-CD5 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Ground Lease Y/N	Ground Lease Expiration Date	Annual Ground Lease Payment ($)	Cut-off Date Pari Passu Companion Loan Balance ($)	Cut-off Date Subordinate Companion Loan Balance ($)	Subordinate Companion Loan Interest Rate (%)	Cut-off Date Mezzanine Debt Balance ($)	Mezzanine Debt Interest Rate (%)	Terrorism Insurance Required Y/N	Control Number
6	Loan	29, 30, 31	CREFI	CREFI	Brookwood Self Storage LA-MS Portfolio	No			40,000,000.00					Yes	6
6.01	Property				Balis Self Storage	No								Yes	6.01
6.02	Property				Feu Follet Self Storage	No								Yes	6.02
6.03	Property				Belle Chasse Self Storage	No								Yes	6.03
6.04	Property				Oak Villa Self Storage	No								Yes	6.04
6.05	Property				Harding Self Storage	No								Yes	6.05
6.06	Property				Florida Boulevard Self Storage	No								Yes	6.06
6.07	Property				Industriplex Self Storage	No								Yes	6.07
6.08	Property				Ambassador Self Storage	No								Yes	6.08
6.09	Property				Interline Self Storage	No								Yes	6.09
6.10	Property				Flowood Self Storage	No								Yes	6.10
6.11	Property				Pearl Self Storage	No								Yes	6.11
6.12	Property				Airway Self Storage	No								Yes	6.12
6.13	Property				Highway 18 Self Storage	No								Yes	6.13
7	Loan	32, 33	GACC	DBNY	Midlink Business Park	No						4,744,651	10.5000%	Yes	7
8	Loan	34	GACC	DBNY	Residence Inn Long Beach	Yes	9/30/2071	798,500						Yes	8
9	Loan	35, 36, 37, 38	CREFI	CREFI	Embassy Suites Anaheim Orange	No						8,000,000	10.5000%	Yes	9
10	Loan		CREFI	CREFI	501 Riverside Avenue	No								Yes	10
11	Loan	30, 39, 40, 41	CREFI	CREFI, CCRE	IGT Reno	No			50,000,000.00			17,500,000	9.0000%	Yes	11
12	Loan	42, 43	CREFI	CREFI	Brookwood Self Storage TX Portfolio	No								Yes	12
12.01	Property				Double Creek Self Storage	No								Yes	12.01
12.02	Property				Rolling Oaks Self Storage	No								Yes	12.02
12.03	Property				Leander Self Storage	No								Yes	12.03
12.04	Property				Ingram Park Self Storage	No								Yes	12.04
13	Loan	44, 45	CREFI	CREFI	Town Square Plaza	No								Yes	13
14	Loan	46	CREFI	CREFI	7 East 96th Street	No								Yes	14
15	Loan	47, 48, 49, 50	CREFI	CREFI	Residence Inn Columbus Easton	No								Yes	15
16	Loan		GACC	DBNY	Pack Square	Yes	2/15/2086	0						Yes	16
17	Loan	51, 52	GACC	Column, WFB, Regions	Gurnee Mills	No			251,377,817.82					Yes	17
18	Loan	53	CREFI	CREFI	Brookriver Executive Center	No								Yes	18
19	Loan	54	GACC	DBNY	444 Spear	No								Yes	19
20	Loan		GACC	DBNY	5 Points Center	No								Yes	20
21	Loan	55, 56	CREFI	CREFI	Doraville Plaza	No								Yes	21
22	Loan		CREFI	CREFI	FedEx Freight Zion	No								Yes	22
23	Loan	57, 58	GACC	DBNY	Best Western Plus Marina Gateway	Yes	5/15/2068	457,512						Yes	23
24	Loan	59	GACC	DBNY	Forum at the Soncy	No								Yes	24
25	Loan	60	GACC	DBNY	Presidio Office	Yes	6/30/2041	363,392						Yes	25
26	Loan		GACC	DBNY	Elston & Webster Building	No								Yes	26
27	Loan	61	CREFI	CREFI	Berkshire Square Apartments	No								Yes	27
28	Loan		GACC	DBNY	Pinole Ridge	No								Yes	28
29	Loan	62	CREFI	CREFI	1322 3rd Street Promenade	Yes	4/30/2036	33,623						Yes	29
30	Loan	63, 64	CGMRC	CGMRC	3925 Brookside Parkway	No								Yes	30
31	Loan		GACC	DBNY	1150 65th Street	No								Yes	31
32	Loan		GACC	DBNY	Market Creek Plaza	No								Yes	32
33	Loan		CREFI	CREFI	Boatyard Shopping Center	No								Yes	33
34	Loan	65, 66	GACC	DBNY	Good Samaritan Medical Center	No								Yes	34
35	Loan	67, 68	GACC	DBNY	Shops at the Canyons	No								Yes	35
36	Loan	69	CREFI	CREFI	Summertree Apartments	No								Yes	36
37	Loan		CREFI	CREFI	Rita Ranch I	No								Yes	37
38	Loan		CREFI	CREFI	Fort Knox Self Storage	No								Yes	38
39	Loan		CREFI	CREFI	1566 Third Avenue	No								Yes	39
40	Loan		CREFI	CREFI	Fresenius Medical Center Evergreen	No								Yes	40
41	Loan	70, 71	CREFI	CREFI	Mission Plaza	No								Yes	41
42	Loan	72, 73	GACC	DBNY	Hampton Inn Greenwood	Yes	3/31/2036	28,800						Yes	42
43	Loan		CREFI	CREFI	Great Oaks Apartments	No								Yes	43
44	Loan	74, 75, 76	CREFI	CREFI	Texas and Chicago Retail Portfolio	No								Yes	44
44.01	Property				Grapevine Legacy Bank	No								Yes	44.01
44.02	Property				Nacogdoches Retail	No								Yes	44.02
44.03	Property				Chicago Mattress Firm	No								Yes	44.03
44.04	Property				Irving Sonic	No								Yes	44.04
45	Loan		CREFI	CREFI	CityLine Self Storage PA & LA Portfolio	No								Yes	45
45.01	Property				Central Self Storage	No								Yes	45.01
45.02	Property				Around the Clock Storage	No								Yes	45.02
46	Loan		CREFI	CREFI	Mt. Repose Self Storage	No								Yes	46
47	Loan	77	GACC	PCI, DBNY	Walgreens Market Creek	No								Yes	47
48	Loan		CREFI	CREFI	Fresenius Medical Center Mora	No								Yes	48

Footnotes to Annex A

(1)	The Administrative Fee Rate includes the Servicing Fee Rate, the Operating Advisor Fee Rate, the Trustee/Certificate Administrator Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate applicable to each Mortgage Loan.

(2)	The monthly debt service shown for Mortgage Loans with a partial interest-only period reflects the amount payable after the expiration of the interest-only period.

(3)	The open period is inclusive of the Maturity Date / ARD.

(4)	Underwritten NCF DSCR is calculated based on amortizing debt service payments (except for interest-only loans).

(5)	Occupancy reflects tenants that have signed leases, but are not yet in occupancy or may not be paying rent.

(6)	The lease expirations shown are based on full lease terms; however, in some instances, the tenant may have the option to terminate its lease prior to the expiration date shown. In addition, in some instances, a tenant may have the right to assign its lease or sublease the leased premises and be released from its obligations under the lease.

(7)	If the purpose of the Mortgage Loan was to finance an acquisition of the Mortgaged Property, the field “Principal’s New Cash Contribution” reflects the cash investment by one or more of the equity owners in the borrower in connection with such acquisition. If the purpose of the Mortgage Loan was to refinance the Mortgaged Property, the field “Principal’s New Cash Contribution” reflects the cash contributed to the borrower by one or more of the equity owners at the time the Mortgage Loan was originated.

(8)	The Cut-off Date Balance ($) of $100,000,000 represents the non-controlling notes A-2-C2-1, A-3-C2 and A-3-C3-2 of a $2,300,000,000 Loan Combination evidenced by 32 senior pari passu notes and four junior subordinate notes. The senior controlling pari passu companion note A-1-S, together with the senior non-controlling pari passu companion notes A-2-S, A-3-S, A-4-S, A-1-C1, A-2-C1, A-3-C1 and A-4-C1, with an aggregate outstanding principal balance as of the Cut-off Date of $725,000,000 and the non-controlling, subordinate notes B-1-S, B-2-S, B-3-S and B-4-S, with an aggregate outstanding principal balance as of the Cut-off Date of $830,000,000, were contributed to the BXP 2017-GM securitization transaction. The non-controlling notes A-1-C2, A-1-C3-1 and A-4-A3, with an outstanding principal balance as of the Cut-off Date of $90,000,000, are expected to be contributed to the BANK 2017-BNK6 securitization transaction. The non-controlling notes A-4-C2, A-4-C3 and A-4-A2, with an outstanding principal balance as of the Cut-off Date of $115,000,000 were contributed to the WFCM 2017-C38 securitization transaction. The remaining senior pari passu companion notes, with an aggregate outstanding principal balance as of the Cut-off Date of $440,000,000, are currently held by Morgan Stanley Bank, N.A., Citigroup Global Markets Realty Corp., Deutsche Bank AG, acting through its New York Branch and Cantor Commercial Real Estate Lending, L.P., or their respective affiliates, and are expected to be contributed to future securitization transactions. Cut-off Date LTV Ratio (%), LTV Ratio at Maturity / ARD (%), Underwritten NCF DSCR (x), Debt Yield on Underwritten Net Operating Income (%), Debt Yield on Underwritten Net Cash Flow (%) and Loan Per Unit ($) calculations are based on the senior pari passu Cut-off Date Balance of $1,470,000,000.

(9)	The lockout period will be at least 26 payment dates beginning with and including the first payment date of July 9, 2017. For the purposes of this Preliminary Prospectus, the assumed lockout period of 26 months is based on the expected CD 2017-CD5 securitization closing date in August 2017. The actual lockout period may be longer.

(10)	The General Motors Building Mortgage Loan documents allow for a two business day grace period for (x) the payment due on the Maturity Date and (b) any monthly payment of interest due, provided the two business day grace period may only be used once during any twelve month period during the term of the loan.

(11)	At closing of the General Motors Building Mortgage Loan, Boston Properties Limited Partnership (“BPLP”) provided a guaranty in lieu of depositing (i) $107,946,183 for existing tenant improvement and leasing commission costs and (ii) $161,161,013 in existing gap rent and free rent obligations.

(12)	There is no nonrecourse carveout guarantor, and in no event will the Mortgage Loan sponsor be obligated to make payments on the General Motors Building Mortgage Loan. Recourse may, however, be had against the borrower for losses arising out of or in connection with certain borrower recourse liabilities and under certain springing recourse events. See “Description of the Mortgage Pool—Non-Recourse Carveout Limitations.” in the Preliminary Prospectus.

(13)	The Second Largest Tenant, Aramis, subleases 9,725 SF of its space on the 46th floor to GF Capital Management at $107.00 per SF.

(14)	The Fourth Largest Tenant, Apple, is temporarily occupying the space expected to be occupied by Under Armour once Under Armour’s lease commences, while the Apple Cube Space and expansion is under construction. Apple is obligated to vacate its temporary space by December 31, 2018 and has the right to terminate its entire lease if its space is not delivered by February 3, 2020, subject to force majeure. Apple leases 2,754 SF of storage space through December 31, 2018 and 102,994 SF through January 1, 2034. Apple has 17 months of free rent, equal to $9,562,500, on its 21,907 SF of expansion space commencing in August 2017. BPLP provided a payment guaranty with respect to Apple’s free rent.

(15)	The Cut-off Date Balance ($) of $60,000,000 represents the aggregate Cut-off Date Balance of the senior non-controlling Note A-1-C2 and Note A-1-C3 of a $760,000,000 Loan Combination evidenced by 14 promissory notes: 11 senior pari passu notes with an aggregate Cut-off Date Balance of $611,000,000 and three subordinate notes with an aggregate Cut-off Date Balance of $149,000,000. Three of the senior notes, Note A-1-S, Note A-2-S and Note A-3-S, with an aggregate Cut-off Date Balance of $331,000,000, and all three of the subordinate notes were contributed to the controlling Olympic Tower 2017-OT securitization transaction. Three of the senior non-controlling notes, Note A-1-C1, Note A-1-C4 and Note A-1-C5, with an aggregate Cut-off Date Balance of $80,000,000, were contributed to the DBJPM 2017-C6 securitization transaction. One senior non-controlling note, Note A-3-C, with a Cut-off Date Balance of $56,000,000, was contributed to the BANK 2017-BNK5 securitization transaction. The remaining non-controlling senior pari passu notes, Note A-2-C1 and Note A-2-C2, with an aggregate Cut-off Date Balance of $84,000,000, are held by Goldman Sachs Mortgage Company or an affiliate thereof and are expected to be contributed to one or more future securitization trusts. Cut-off Date LTV Ratio (%), LTV Ratio at Maturity / ARD (%), Underwritten NCF DSCR (x), Debt Yield on Underwritten Net Operating Income (%), Debt Yield on Underwritten Net Cash Flow (%) and Loan Per Unit ($) calculations are based on the senior pari passu Cut-off Date Balance of $611,000,000.

(16)	The lockout period will be at least 27 payment dates beginning with and including the first payment date of June 6, 2017. For the purposes of this Preliminary Prospectus, the assumed lockout period of 27 months is based on the expected CD 2017-CD5 securitization closing date in August 2017. The actual lockout period may be longer.

(17)	The Mortgaged Property is subject to a ground lease that commenced on September 30, 1975 and expires on September 30, 2074 (the “Olympicgold Ground Lease”) in which Olympicgold, L.L.C. is the landlord (“Olympicgold”) and the related borrower is the tenant. Olympicgold is the successor-in-interest under the Olympicgold Ground Lease to The Equitable Life Assurance

Society of the United States. Olympicgold is the fee owner of substantially all of the land underlying the building that is the collateral for the Olympic Tower Loan Combination. In addition, Olympicgold leases a 2,211 SF parcel of land that is part of the Olympic Tower Property (the “Pochari Parcel”) pursuant to a ground lease (the “Pochari Ground Lease”), from the Charles Pochari estate, Ellen Gradt, Thomas R. Pochari, Sr. and Violet A. Curley (the “Pochari Family”). Olympicgold leases the Pochari Parcel to the borrower pursuant to a sub-ground lease. The Pochari Family delivered an estoppel certificate to the lender in connection with the Mortgage Loan origination, pursuant to which, the Pochari Family agreed (i) that the lender will have all rights, remedies, powers and privileges of a leasehold mortgagee under the Pochari Ground Lease and (ii) to recognize the lender as a leasehold mortgagee with respect to all such rights, remedies, powers and privileges (notwithstanding that the leasehold interest under the Pochari Ground Lease is not directly encumbered by the lender’s mortgage). Olympicgold, L.L.C. is not required to enter into a new lease with a leasehold mortgagee in the event that the Olympicgold Ground Lease is terminated (whether in the Ground Lessee’s bankruptcy, for the Ground Lessee’s default, or otherwise). Any recourse to the guarantor with respect to bankruptcy-related events is capped at an amount equal to 10% of the original principal balance of the related Olympic Tower Loan Combination, plus all reasonable out-of-pocket costs and expenses (including court costs and reasonable, out-of-pocket attorneys’ fees) incurred by the lender in the enforcement of the guaranty, provided, however, there is no limitation on guarantor recourse liability if any bankruptcy-related event in any way results in a termination, surrender or rejection of the Olympicgold Ground Lease or an amendment or modification of the Olympicgold Ground Lease in a manner adverse to the lender without the lender’s prior written consent. The Olympicgold Ground Lease rent is equal to $1.75 million per year, with no contractual increases or future resets. The Pochari Ground Lease commenced January 23, 1968 and expires on January 22, 2067. At the commencement of the Pochari Ground Lease term, the Pochari Ground Lease rent was equal to $26,000 per year and is subject to a cost of living increase; the rent is currently equal to $94,160 in 2017.

(18)	The Mortgaged Property’s Appraised Value ($) represents the “As Complete” appraised value, which assumes the completion of the PIP renovation and that the Mortgaged Property achieves higher occupancy and average daily rate as a result of the PIP. At loan origination, the borrower reserved $2,864,145 in a PIP Reserve. The Cut-off Date LTV Ratio (%) and LTV Ratio at Maturity / ARD (%) are calculated based upon the Mortgaged Property’s Appraised Value ($) of $99,500,000. The Cut-off Date LTV Ratio (%) and LTV Ratio at Maturity / ARD (%) based on the aggregate individual “as-is” appraised values of $92,500,000 are 61.1% and 58.6%, respectively.

(19)	On each monthly payment date beginning in July 2019, the borrower is required to deposit the greater of (i) one-twelfth of 4% of the annual revenues for each property estimated in borrower’s approved annual budget or (ii) the then-current amount required by the franchise agreement for approved capital expenditures and the repair and replacement of the FF&E into the Ongoing Replacement Reserve ($).

(20)	The Largest Tenant, Société Générale, subleases 36,425 contractual SF to Brunswick Group, LLC and 36,425 contractual SF to MIO Partners, Inc. The Second Largest Tenant, JPMorgan Chase Bank, National Association (“JPMCB”), subleases 562,347 contractual SF to Société Générale through October 31, 2022. In addition, The Second Largest Tenant, JPMCB also subleases 90,556 contractual SF to Houlihan Lokey Inc., 49,133 contractual SF to The Nemec Agency, 34,058 contractual SF to Pierpont Capital Holdings LLC and 15,939 contractual SF to JLL. The square footage for JPMCB does not include the space subleased to Société Générale, and the terms shown for Société Générale are based on JPMCB’s prime lease. The Third Largest Tenant, Major League Baseball (“MLB”), subleases 37,385 contractual SF to the National Bank of Australia, 24,840 contractual SF to Houlihan Lokey Inc. and 10,525 contractual SF to Anthos USA Inc. MLB has announced that it plans to vacate its space at the end of its lease term in October 2022 and that it has executed a lease at another location and intends to move in to such location in 2019. If MLB does not renew its lease 12 months before its lease expiration date or if MLB vacates or abandons all or substantially all of its premises, a cash sweep event will occur.

(21)	The Cut-off Date Balance ($) of $51,250,000 represents the aggregate Cut-off Date Balance of the senior non-controlling Note A-2-C-1-B and Note A-2-C-2 of a $1,200,000,000 Loan Combination evidenced by 25 promissory notes: 20 senior pari passu notes with an aggregate Cut-off Date Balance of $1,080,000,000 and five subordinate notes with an aggregate Cut-off Date Balance of $120,000,000. Five of the senior notes, the controlling Note A-1-A and the non-controlling Note A-1-B, Note A-1-C, Note A-1-D, Note A-1-E, with an aggregate Cut-off Date Balance of $380,000,000, and all of the non-controlling subordinate companion notes, with a Cut-off Date Balance of $120,000,000, were contributed to the 245 Park Avenue Trust 2017-245P securitization transaction. The non-controlling Note A-2-A-1, with a Cut-off Date Balance of $98,000,000, was contributed to the JPMCC 2017-JP6 securitization transaction. The non-controlling Note A-2-A-2 and Note A-2-C-1-A, with an aggregate Cut-off Date Balance of $93,750,000, were contributed to the DBJPM 2017-C6 securitization transaction. The non-controlling Note A-2-A-3, with a Cut-off Date Balance of $75,000,000, is expected to be contributed to the JPMCC 2017-JP7 securitization transaction. The remaining non-controlling 9 senior pari passu notes, with an aggregate Cut-off Date Balance of $382,000,000 are held by JPMCB, Natixis Real Estate Capital LLC, Barclays Bank PLC and Société Générale and are expected to be contributed to one or more future securitization trusts. Cut-off Date LTV Ratio (%), LTV Ratio at Maturity / ARD (%), Underwritten NCF DSCR (x), Debt Yield on Underwritten Net Operating Income (%), Debt Yield on Underwritten Net Cash Flow (%) and Loan Per Unit ($) calculations are based on the senior pari passu Cut-off Date Balance of $1,080,000,000.

(22)	The lockout period will be at least 26 payment dates beginning with and including the first payment date of July 1, 2017. For the purposes of this Preliminary Prospectus, the assumed lockout period of 26 months is based on the expected CD 2017-CD5 securitization closing date in August 2017. The actual lockout period may be longer.

(23)	The Mortgaged Property consists of approximately 1.72 million remeasured SF of office space and 59,379 SF of remeasured retail space. In addition, Occupancy (%) includes HNA Capital US LLC and MIO Partners, Inc., which have both executed leases but not yet taken occupancy or commenced paying rent at the Mortgaged Property.

(24)	The deposits for the Ongoing TI/LC Reserve ($) are required to commence on May 1, 2025 in the amount of $446,775. In addition, the Mortgage Loan documents require that the borrower deposit all sums payable to the borrower with respect to any modification or action taken under any lease, any settlement of claims related to a lease, any lease termination or contraction penalties or lease buy-out or surrender payment, holdover rents and occupancy and use fees from any current or former tenants. The borrower is permitted to deliver a letter of credit in accordance with the Mortgage Loan documents in lieu of any cash reserve.

(25)	The Mortgaged Property’s Appraised Value ($) represents the “As Portfolio” appraised value, which attributes a premium to the aggregate value of the Starwood Capital Group Hotel Portfolio as a whole. The Cut-off Date LTV Ratio (%) and LTV Ratio at Maturity / ARD (%) are calculated based upon the Mortgaged Property’s Appraised Value ($) of $956,000,000. The Cut-off Date LTV Ratio (%) and LTV Ratio at Maturity / ARD (%) based on the aggregate individual “as-is” appraised values of $884,700,000 are 65.3% and 65.3%, respectively.

(26)	On each monthly payment date, the borrower is required to deposit one-twelfth of the greater of (i) 4.0% of gross revenues for the month which occurred two months prior and (ii) any amount required under any franchise agreement for FF&E work.

(27)	The Cut-off Date Balance ($) of $40,000,000 represents the aggregate Cut-off Date Balance of the non-controlling Note A-8 and Note A-10 of a $577,270,000 Loan Combination evidenced by 18 pari passu notes. The controlling Note A-1 and the non-controlling Note A-7, with an aggregate Cut-off Date Balance of $80,000,000, were contributed to the DBJPM 2017-C6 securitization transaction. The non-controlling Note A-3, with a Cut-off Date Balance of $72,500,000, was contributed to the BANK 2017-BNK5 securitization transaction. The non-controlling Note A-4, with a Cut-off Date Balance of $59,317,500, is expected to be contributed to the BANK 2017-BNK6 securitization transaction. The non-controlling Note A-5, with a Cut-off Date Balance of $50,000,000, was contributed to the WFCM 2017-C38 securitization transaction. The non-controlling Note A-2-1 and Note A-16-1, with an aggregate Cut-off Date Balance of $60,000,000, are expected to be contributed to the JPMCC 2017-JP7 securitization transaction. The remaining non-controlling notes, with an aggregate Cut-off Date Balance of $215,452,500 are currently held by JPMCB, Barclays Bank PLC, Starwood Mortgage Funding II LLC (an affiliate of the borrower sponsor), and Deutsche Bank AG, acting through its New York Branch or their respective affiliates and are expected to be contributed to one or more future securitization trusts. Cut-off Date LTV Ratio (%), LTV Ratio at Maturity / ARD (%), Underwritten NCF DSCR (x), Debt Yield on Underwritten Net Operating Income (%), Debt Yield on Underwritten Net Cash Flow (%) and Loan Per Unit ($) calculations are based on the Loan Combination Cut-off Date Balance of $577,270,000.

(28)	In the event that at any time during the term of the Mortgage Loan any franchisor requires any new capital work, as defined in the Mortgage Loan documents, and borrowers do not elect to provide a capital work guaranty, borrowers are required to deposit within five business days of such election an amount reasonably determined by the lender and equal to (x) 100% of the total costs of such new capital work for FF&E into the Ongoing Other Reserve ($) or (y) provide a letter of credit in an amount equal to 100% of the estimated cost of such new capital work less any amounts then on deposit in the Ongoing Other Reserve ($) for FF&E, which does not include any amount on deposit relating to capital work at the Larkspur Landing properties.

(29)	The Cut-off Date Balance ($) of $40,000,000 represents the controlling note A-1 of a Loan Combination evidenced by two pari passu notes. The non-controlling note A-2 has an outstanding principal balance as of the Cut-off Date of $40,000,000, is currently held by Citi Real Estate Funding Inc., and is expected to be contributed to one or more future securitization transactions. Cut-off Date LTV Ratio (%), LTV Ratio at Maturity / ARD (%), Underwritten NCF DSCR (x), Debt Yield on Underwritten Net Operating Income (%), Debt Yield on Underwritten Net Cash Flow (%) and Loan Per Unit ($) calculations are based on the Loan Combination Cut-off Date Balance of $80,000,000.

(30)	The lockout period will be at least 25 payment dates beginning with and including the first payment date of August 6, 2017. For the purposes of this Preliminary Prospectus, the assumed lockout period of 25 months is based on the expected CD 2017-CD5 securitization closing date in August 2017. The actual lockout period may be longer.

(31)	The Brookwood Self Storage LA-MS Portfolio Appraised Value ($) represents the “As Portfolio” bulk appraised value as of May 9, 2017 to May 15, 2017, which is inclusive of a $13,100,000 portfolio premium. The Cut-off Date LTV Ratio (%) and LTV Ratio at Maturity / ARD (%) are calculated based upon the Mortgaged Properties’ Appraised Value ($) of $161,150,000. The Cut-off Date LTV Ratio (%) and LTV Ratio at Maturity / ARD (%) based on the sum of the individual “as-is” appraised values of $148,050,000 are each 54.0%.

(32)	The Original Balance ($), Cut-off Date Balance ($), Allocated Cut-off Date Loan Amount ($), Balloon Balance ($) and Underwritten NCF DSCR (x) were calculated based on a non-standard amortization schedule attached to the Preliminary Prospectus as Annex G. The Underwritten NCF DSCR (x) was calculated using an Annual Debt Service ($) equal to the first 12 payments beginning with the payment date in August 2017.

(33)	The Second Largest Tenant, Landscape Forms, occupies two spaces, collectively representing approximately 15.2% of the gross leasable area with various lease expirations. The expiration date with respect to 165,000 SF (9.8% of the Midlink Business Park Property’s gross leasable area) is July 31, 2025. The expiration date with respect to 91,280 SF (5.4% of the Midlink Business Park Property’s gross leasable area) is January 31, 2020. The Fourth Largest Tenant, Sigma Machine Inc, a tier 1 Tesla supplier, occupies approximately 6.8% of the gross leasable area with various lease expirations. The expiration date with respect to 56,000 SF (3.3% of the Midlink Business Park Property’s gross leasable area) is December 31, 2021. The expiration date with respect to 53,664 SF (3.2% of the Midlink Business Park Property’s gross leasable area) is April 30, 2024. The expiration date with respect to 5,600 SF (0.3% of the Midlink Business Park Property’s gross leasable area) was May 1, 2016 and the tenant is currently occupying such space on a month to month basis. The Fifth Largest Tenant, W Soule and Company, occupies approximately 4.6% of the gross leasable area with various lease expirations. The expiration date with respect to 67,805 SF (4.0% of the Midlink Business Park Property’s gross leasable area) is March 14, 2021. The expiration date with respect to 10,325 SF (0.6% of the Midlink Business Park Property’s gross leasable area) is February 3, 2018.

(34)	Residence Inn Long Beach has an existing management agreement with Residence Inn by Marriott, LLC (“Marriott”), in which Marriott controls revenues, operates the hotel and collects and pays for the majority of costs, including, but not limited to taxes, FF&E, insurance, and minor capital repairs. In the event that the borrower is no longer reserving such amounts with the hotel manager, the borrower will be required, on a monthly basis, to make monthly deposits of (i) the greater of (x) 4.0% of the projected rents for the prior month and (y) the then-current amount required by the hotel management agreement for approved capital expenditures and the repair and replacement of FF&E (to the extent the hotel management agreement is still in effect) and (ii) one-twelfth of the estimated annual real estate taxes and insurance premiums.

(35)	The borrower posted a letter of credit in the amount of $658,845 in lieu of making an Upfront Other Reserve ($) deposit for the expected future PIP costs at the Embassy Suites Anaheim Orange Mortgaged Property.

(36)	On each monthly payment date, the borrower is required to deposit into an FF&E reserve account an amount equal to the greater of (i) one twelfth of 4.0% of the greater of (x) the annual gross revenues for the hotel related operations at the Embassy Suites Anaheim Orange Mortgaged Property for the immediately preceding calendar year and (y) the projected annual gross revenues for the hotel related operations at the Embassy Suites Anaheim Orange Mortgaged Property for the calendar year in which such monthly payment date occurs as set forth in the approved annual budget and (ii) the amount of the deposit then required under the franchise agreement.

(37)	The Embassy Suites Anaheim Orange mezzanine loan is co-terminus with the Embassy Suites Anaheim Orange Mortgage Loan and the Amortization Type is Interest Only, then Amortizing with an Original Interest Only Period of 60 months.

(38)	The Mortgaged Property’s Appraised Value ($) represents the “As Complete” appraised value as of April 1, 2018, which assumes completion of the scheduled PIP which was reserved for upfront at closing via a letter of credit. The Cut-off Date LTV Ratio (%) and LTV Ratio at Maturity / ARD (%) are calculated based upon the Mortgaged Property’s Appraised Value ($) of $58,700,000. The Cut-off Date LTV Ratio (%) and LTV Ratio at Maturity / ARD (%) based on the “as-is” appraised value of $57,000,000 are 57.9% and 52.9%, respectively.

(39)	The Cut-off Date Balance ($) of $30,000,000 represents the controlling note A-1-A of a Loan Combination evidenced by three pari passu notes. The non-controlling note A-2 has an outstanding principal balance as of the Cut-off Date of $40,000,000, is currently held by Cantor Commercial Real Estate LP, and is expected to be contributed to one or more future securitization transactions. The non-controlling note A-1-B has an outstanding principal balance as of the Cut-off Date of $10,000,000, is currently held Citi Real Estate Funding Inc., and is expected to be contributed to one or more future securitization transactions. Cut-off Date LTV Ratio (%), LTV Ratio at Maturity / ARD (%), Underwritten NCF DSCR (x), Debt Yield on

Underwritten Net Operating Income (%), Debt Yield on Underwritten Net Cash Flow (%) and Loan Per Unit ($) calculations are based on the Loan Combination Cut-off Date Balance of $80,000,000.

(40)	The historical cash flow information is not available due to the recent acquisition of the Mortgaged Property.

(41)	The IGT Reno mezzanine loan is co-terminus with the IGT Reno Mortgage Loan and is Interest Only for the full mezzanine loan term.

(42)	The Brookwood Self Storage TX Portfolio Appraised Value ($) represents the “As Portfolio” bulk appraised value as of May 9, 2017 to May 15, 2017, which is inclusive of a $1,540,000 portfolio premium. The Cut-off Date LTV Ratio (%) and LTV Ratio at Maturity / ARD (%) are calculated based upon the Mortgaged Properties’ Appraised Value ($) of $40,540,000 and net of a $1,250,000 holdback reserve. The Cut-off Date LTV Ratio (%) and LTV Ratio at Maturity / ARD (%) based on the sum of the individual “as-is” appraised values of $39,000,000 and using the gross loan amount of $21,500,000 are each 55.1%.

(43)	The Cut-off Date LTV Ratio (%), which is also calculated based on the “As Portfolio” Appraised Value ($) of $40,540,000, the Debt Yield on Underwritten Net Operating Income (%) and the Debt Yield on Underwritten Net Cash Flow (%) are calculated net of a $1,250,000 holdback reserve. The holdback reserve of $1,250,000 shall be disbursed to the borrower upon satisfaction of certain requirements including, but not limited to, (i) no event of default has occurred and is continuing and (ii) lender has received evidence that the debt yield equals or exceeds 10.0%. The Cut-off Date LTV Ratio (%), the Debt Yield on Underwritten Net Operating Income (%) and the Debt Yield on Underwritten Net Cash Flow (%) when calculated based upon the fully funded aggregate Mortgage Loan amount of $21,500,000 and the sum of the “as-is” Appraised Values of $39,000,000 are 55.1%, 9.6% and 9.4%, respectively.

(44)	If the Upfront TI/LC Reserve ($) is drawn upon such that the balance is below the TI/LC Cap ($) of $250,000, on each monthly payment date the borrower is required to deposit the $8,984 for Ongoing TI/LC Reserves ($) until such time as the TI/LC Reserve account balance reaches $250,000.

(45)	The Largest Tenant, Lowe’s (GL), leases its premises under a ground lease that expires on January 30, 2030.

(46)	The historical cash flow information is not available due to the all cash acquisition of the Mortgaged Property while it was vacant in April 2016. Subsequent to purchasing the Mortgaged Property, the sponsor negotiated a 20-year lease with Alpha Plus US LP.

(47)	The Residence Inn Columbus Easton Mortgage Loan may be prepayed at any time to avoid a debt service coverage ratio trigger period in an amount equal to the amount sufficient to cause the debt service coverage ratio after giving effect to such prepayment to equal 1.30x.

(48)	On each monthly payment date, the borrower is required to deposit into an FF&E reserve account an amount equal to the greater of (i) one twelfth of 4.0% of the greater of (x) the annual gross revenues for the hotel related operations at the Residence Inn Columbus Easton Mortgaged Property for the immediately preceding calendar year and (y) the projected annual gross revenues for the hotel related operations at the Residence Inn Columbus Easton Mortgaged Property for the calendar year in which such monthly payment date occurs as set forth in the approved annual budget and (ii) the amount of the deposit then required under the franchise agreement. In accordance with the Residence Inn Columbus Easton Mortgage Loan documents, the FF&E Reserve account will be held by Iberia Bank.

(49)	Other Uses consists of a borrower PIP Reserve deposit of $5,283,750. In accordance with the Residence Inn Columbus Easton Mortgage Loan documents, the PIP Reserve account will be held by Signature Bank and a control agreement was executed with the lender.

(50)	The Mortgaged Property’s Appraised Value ($) represents the “As-Complete” appraised value as of April 1, 2018, which assumes completion of the required PIP. The Cut-off Date LTV Ratio (%) and LTV Ratio at Maturity / ARD (%) are calculated based upon the Mortgaged Property’s Appraised Value ($) of $31,500,000. The Cut-off Date LTV Ratio (%) and LTV Ratio at Maturity / ARD (%) based on the “as-is” appraised value of $30,900,000 are 64.5% and 52.4%, respectively.

(51)	The Cut-off Date Balance ($) of $19,715,907 represents the non-controlling Note A-4A of a $271,093,724 Loan Combination (which had an original principal balance of $275,000,000) evidenced by 8 pari passu notes. The controlling Note A-1A, with a Cut-off Date Balance of $73,934,652, was contributed to the CSAIL 2016-C7 securitization transaction. The non-controlling Note A-1B and Note A-3A, with an aggregate Cut-off Date Balance of $59,147,722, were contributed to the CSMC 2016-NXSR securitization transaction. The non-controlling Note A-2A, with a Cut-off Date Balance of $78,863,629, was contributed to the WFCM 2016-C36 securitization transaction. The non-controlling Note A-2B, with a Cut-off Date Balance of $24,644,884, was contributed to the WFCM 2016-LC25 securitization transaction. The remaining non-controlling notes, with an aggregate Cut-off Date Balance of $14,786,930, are currently held by Deutsche Bank AG, acting through its New York Branch or an affiliate and are expected to be contributed to one or more future securitization trusts. Cut-off Date LTV Ratio (%), LTV Ratio at Maturity / ARD (%), Underwritten NCF DSCR (x), Debt Yield on Underwritten Net Operating Income (%), Debt Yield on Underwritten Net Cash Flow (%) and Loan Per Unit ($) calculations are based on the Loan Combination Cut-off Date Balance of $271,093,725.

(52)	The lockout period will be at least 34 payment dates beginning with and including the first payment date of November 1, 2016. For the purposes of this Preliminary Prospectus, the assumed lockout period of 34 months is based on the expected CD 2017-CD5 securitization closing date in August 2017. The actual lockout period may be longer.

(53)	Due to the Brookriver Executive Center’s renovation in 2014, historical cash flow information for 2014 are not available.

(54)	The Fourth Largest Tenant, IDEO, subleases its entire space from 500Friends, pursuant to a sublease that is co-terminous with the expiration of the sub-lessor’s own lease on June 30, 2018.

(55)	If the Upfront TI/LC Reserve ($) is drawn upon such that the balance is below the TI/LC Cap ($) of $300,000, on each monthly payment date the borrower is required to deposit $9,508 for Ongoing TI/LC Reserves ($) until such time as the TI/LC Reserve account balance reaches $300,000.

(56)	If the Upfront Replacement Reserve ($) is drawn upon such that the balance is below the Replacement Reserve Cap ($) of $85,000, on each monthly payment date the borrower is required to deposit $2,377 for Ongoing Replacement Reserves until such time as the Replacement Reserve account balance reaches $85,000.

(57)	On each monthly payment date, the borrower is required to deposit 4% of the prior month’s revenue for capital expenditures and the repair and replacement of the FF&E into the Ongoing Replacement Reserve.

(58)	The Mortgaged Property is encumbered by a ground lease which commenced on May 15, 2008 and has an initial term that expires in May 2068. The ground lease with Marina Gateway Development Company, LLC, an affiliate of the Sycuan Tribal Development Corporation, includes three, 10-year extension options with 18 months prior written notice which extends the ground leases expiration to May 15, 2098. The ground rent is comprised of base rent, additional rent, and contingent rent as defined in the loan documents.

(59)	On the origination date, the borrower deposited $1,000,000 in the Upfront TI/LC Reserve ($) for TI/LC expenses associated with future leasing. The borrower is not required to make an Ongoing TI/LC Reserve ($) deposit unless the TI/LC reserve account balance falls below the TI/LC Caps ($) of $225,000, after which, on each monthly payment date, the borrower must make an Ongoing TI/LC Reserve ($) deposit equal to $5,410 until the TI/LC reserve equals or exceeds the TI/LC Caps ($) of $500,000.

(60)	The Mortgaged Property is subject to a ground lease with a commencement date of July 1, 2001 and fully extended end date of 2041. The ground rent payments are subject to CPI increases every five years with an appraisal adjustment in July 1, 2021 and July 1, 2031.

(61)	The Cut-off Date LTV Ratio (%), the Debt Yield on Underwritten Net Operating Income (%) and the Debt Yield on Underwritten Net Cash Flow (%) are calculated net of a $450,000 holdback reserve. The holdback reserve of $450,000 for designated replacements shall be disbursed to the borrower upon achieving a debt yield which is equal to or exceeds (i) 8.50% or (ii) the debt yield on the closing date of the Berkshire Square Apartments Mortgage Loan. The Cut-off Date LTV Ratio (%), the Debt Yield on Underwritten Net Operating Income (%) and the Debt Yield on Underwritten Net Cash Flow (%) are calculated based upon the fully funded aggregate Mortgage Loan amount of $12,450,000 are 71.1%, 8.6% and 7.8%, respectively.

(62)	The 1322 3rd Street Promenade Mortgage Loan is structured to fully amortize over its 106-month loan term due to the expiration of the ground lease on April 30, 2036.

(63)	The Mortgaged Property is currently 100.0% leased through December 31, 2017 by NCR Corporation. At closing, the borrower executed a 15-year lease with AmTrust Financial Services, Inc. for 82,905 SF which expires on December 31, 2032. The Underwritten Net Cash Flow ($) reflects the terms of the AmTrust Financial Services, Inc. lease and accurately portrays the Mortgaged Property’s cash flow beginning on January 1, 2018. The Underwritten NCF DSCR (x), Debt Yield on Underwritten Net Operating Income (%), Debt Yield on Underwritten Net Cash Flow (%) using the in place Underwritten Net Cash Flow ($) of $1,362,266 are 1.77x, 13.3% and 12.0%, respectively.

(64)	The 3925 Brookside Parkway Mortgage Loan documents allow the borrower a one-time grace period of 10 days without incurring a late fee with respect to the first such late payment during the term of the Mortgage Loan. After the first late payment, the Grace Period- Late Fee will be 0 days.

(65)	The Mortgaged Property’s Appraised Value ($) represents the “As Complete” appraised value, which assumes the outstanding lease-up costs for the tenant, Satellite Dialysis, have been paid. At loan origination, the borrower reserved $577,880 for free rent and approved leasing expenses for Satellite Dialysis. The Cut-off Date LTV Ratio (%) and LTV Ratio at Maturity / ARD (%) are calculated based upon the Mortgaged Property’s Appraised Value ($) of $14,010,000. The Cut-off Date LTV Ratio (%) and LTV Ratio at Maturity / ARD (%) based on the “as-is” appraised value of $13,350,000 are 63.7% and 58.2%, respectively.

(66)	On the origination date, the borrower deposited $459,250 in the Upfront TI/LC Reserve ($) for TI/LC expenses associated with future leasing. The borrower is not required to make an Ongoing TI/LC Reserve ($) deposit unless the TI/LC reserve account balance falls below the TI/LC Caps ($) of $172,000, after which, on each monthly payment date, the borrower must make an Ongoing TI/LC Reserve ($) deposit equal to $7,153 until the TI/LC reserve equals or exceeds the TI/LC Caps ($) of $172,000.

(67)	On the origination date, the borrower deposited $351,646 in the Upfront TI/LC Reserve ($) for TI/LC expenses associated with future leasing. The borrower is not required to make an Ongoing TI/LC Reserve ($) deposit unless the TI/LC reserve account balance falls below the TI/LC Caps ($) of $50,000, after which, on each monthly payment date, the borrower must make an Ongoing TI/LC Reserve ($) deposit equal to $4,006 until the TI/LC reserve equals or exceeds the TI/LC Caps ($) of $150,000.

(68)	Historical financial information is not available prior to 2015 due to the recent acquisition of the Mortgaged Property in March 2016.

(69)	The Cut-off Date LTV Ratio (%), the Debt Yield on Underwritten Net Operating Income (%) and the Debt Yield on Underwritten Net Cash Flow (%) are calculated net of a $300,000 holdback reserve. The holdback reserve of $300,000 shall be disbursed to the borrower upon achieving a debt yield that is equal to or exceeds 9.0%. The Cut-off Date LTV Ratio (%), the Debt Yield on Underwritten Net Operating Income (%) and the Debt Yield on Underwritten Net Cash Flow (%) are calculated based upon the fully funded aggregate Mortgage Loan amount of $7,831,472 are 62.7%, 9.3% and 8.5%, respectively.

(70)	If the Upfront TI/LC Reserve ($) is drawn upon such that the balance is below the TI/LC Cap ($) of $100,000, on each monthly payment date the borrower is required to deposit $1,658 for Ongoing TI/LC Reserves ($) until such time as the TI/LC Reserve account balance reaches $100,000.

(71)	If the Upfront Replacement Reserve ($) is drawn upon such that the balance is below the Replacement Reserve Cap ($) of $80,000, on each monthly payment date the borrower is required to deposit $166 for Ongoing Replacement Reserves ($) until such time as the Replacement Reserve account balance reaches $80,000.

(72)	On each monthly payment date, the borrower is required to deposit the greater of (i) 4% of one-third of the revenue for the most recent calendar quarter, (ii) the then-current amount required by the management agreement or (iii) the then-current amount required by the franchise agreement for approved capital expenditures and the repair and replacement of the FF&E into the Ongoing Replacement Reserve.

(73)	The Mortgaged Property is subject to a ground lease with a commencement date of April 1, 1996 and an end date of March 31, 2036, with one 10-year renewal option. Monthly ground rent is equal to $2,400, plus 1.25% of previous month’s room revenue during the initial period and $3,200 per month, plus 1.25% of previous month’s room revenue during the 10-year renewal period.

(74)	Historical cash flows for 2014 and 2015 are unavailable for the Chicago Mattress Firm Mortgaged Property due to the building renovation that occurred during that time.

(75)	The Loan Purpose of the Texas and Chicago Retail Portfolio Mortgage Loan was to provide financing for the acquisition of the Nacogdoches Retail, Irving Sonic, and Grapevine Legacy Bank Properties and the recapitalization of the Chicago Mattress Firm Property which was acquired using all cash by the sponsor in November 2015.

(76)	The borrower is required to make monthly deposits equal to $352 for Ongoing Replacement Reserves ($) until such time that the roof at the Grapevine Legacy Bank Property has been replaced. After the roof replacement conditions have been satisfied, the borrower is required to make monthly deposits equal to $176 for Ongoing Replacement Reserves ($).

(77)	Historical financial information is not presented as the leases are triple-net with no annual rent increases.

ANNEX B

SIGNIFICANT LOAN SUMMARIES

LOAN #1: General Motors Building

B-2

LOAN #1: General Motors Building

B-3

LOAN #1: General Motors Building

MAP © 2017 CARTIFACT
DATA © OSM CONTRIBUTORS
New York
MANHATTAN
BROOKLYN
Upper West Side
Upper East Side
West New York
Astoria
Long Island City
Midtown
Hoboken
Jersey City
SoHo
Financial District
Central Park
Carnegie Hall
Times Square
United Nations
Madison Square Garden
Empire State Building
Metropolitan Museum of Art
Natural History Museum
NYU
JFK Stadium
Hudson River
East River
General Motors Building
767 Fifth Avenue
New York, NY 10153
Central Park
Central Park Zoo
Gapstow Bridge
Hallett Nature Sanctuary
The Pond
The Cop Cot
Center Drive
Cuts Rock
E 67TH STREET
E 66TH STREET
E 65TH STREET
E 64TH STREET
E 63RD STREET
E 62ND STREET
E 61ST STREET
W 59TH STREET
W 58TH STREET
W 57TH STREET
W 56TH STREET
W 55TH STREET
W 54TH STREET
W 53RD STREET
W 52ND STREET
W 51ST STREET
W 50TH STREET
W 49TH STREET
W 48TH STREET
FIFTH AVENUE
MADISON AVENUE
PARK AVENUE
LEXINGTON AVENUE
THIRD AVENUE
SIXTH AVENUE
SEVENTH AVENUE
BROADWAY
7th Regiment Army Conservatory
Temple Emanuel
Plaza Athenee
Central Presbyterian
Royale Condos
Lowell
Colony Club
Beekman Hotel
Melrose Hotel
The Pierre, A Taj Hotel
Barney's
Sherry Netherland
Apple
Plaza Hotel
Bloomingdale's
One Beacon Court
Bloomberg HQ
Solow Building
Bergdorf Goodman
745 Fifth
Four Seasons
Carnegie Hall
590 Madison
432 Park
Sony Building
Trump Tower
1345 Sixth
New York Hilton Hotel
Museum of Modern Art (MOMA)
399 Park
Citigroup Center
Lipstick Building
Calyon Building
CBS Building
666 Fifth
Seagram Bldg
AXA Center
Sperry Rand Building
345 Park
Radio City Music Hall
International Building
Saint Patrick's Cathedral
Time & Life Building
RCA Building
ROCKEFELLER CENTER
1230 Sixth
Waldorf Astoria Hotel
745 Seventh
1251 Sixth
McGraw-Hill Building
750 Seventh
Morgan Stanley
JP Morgan Chase
277 Park
245 Park
485 Park
380 Madison
Helmsley Building
Park Ave Atrium
Roosevelt Hotel
NY Marriott Marquis Hotel
1166 Sixth
1180 Sixth
Celanese Building
N Q R

B-4

LOAN #1: General Motors Building

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller(3)		CGMRC / GACC
Location (City/State)	New York, New York	Cut-off Date Balance(4)		$100,000,000
Property Type	Mixed Use	Cut-off Date Balance per SF(2)		$738.70
Size (SF)	1,989,983	Percentage of Initial Pool Balance		10.7%
Total Occupancy as of 6/1/2017(1)	95.0%	Number of Related Mortgage Loans		None
Owned Occupancy as of 6/1/2017(1)	95.0%	Type of Security		Fee Simple
Year Built / Latest Renovation	1968 / 2017	Mortgage Rate		3.43000%
Appraised Value	$4,800,000,000	Original Term to Maturity (Months)		120
Appraisal Date	5/8/2017	Original Amortization Term (Months)		NAP
Borrower Sponsor	Boston Properties Limited Partnership; 767 LLC; Sungate Fifth Avenue LLC	Original Interest Only Period (Months) First Payment Date	120 7/9/2017
Property Management	Boston Properties Limited Partnership	Maturity Date	6/9/2027

Underwritten Revenues	$334,764,418
Underwritten Expenses	$107,458,009	Escrows(5)
Underwritten Net Operating Income (NOI)	$227,306,409		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$221,544,794	Taxes	$0	$0
Cut-off Date LTV Ratio(2)	30.6%	Insurance	$0	$0
Maturity Date LTV Ratio(2)	30.6%	Replacement Reserve	$0	$0
DSCR Based on Underwritten NOI / NCF(2)	4.45x / 4.33x	TI/LC(6)	$0	$0
Debt Yield Based on Underwritten NOI / NCF(2)	15.5% / 15.1%	Other(6)	$0	$0

Sources and Uses
Sources	$	%	Uses	$	%
Senior Pari Passu Notes	$1,470,000,000	63.9%	Loan Payoff	$1,606,000,000	69.8%
Junior Non-Trust Notes	830,000,000	36.1	Principal Equity Distribution	652,892,324	28.4
			Closing Costs	41,107,676	1.8

Total Sources	$2,300,000,000	100.0%	Total Uses	$2,300,000,000	100.0%

(1)	Occupancy includes Under Armour, which has an executed lease but is not expected to be in occupancy at the General Motors Building Property until January 1, 2019.

(2)	DSCR, LTV, Debt Yield and Balance / SF calculations are based on the aggregate outstanding principal balance of the General Motors Building Senior Pari Passu Notes (as defined below) and exclude the outstanding principal balance of the General Motors Building Junior Non-Trust Notes (as defined below).

(3)	The General Motors Building Loan Combination (as defined below) was co-originated by Citigroup Global Markets Realty Corp. (“CGMRC”), Deutsche Bank AG, acting through its New York Branch (“DBNY”) (an affiliate of German American Capital Corporation (“GACC”)), Wells Fargo Bank, National Association (“Wells Fargo”), and Morgan Stanley Bank, N.A. (“MSBNA”).

(4)	The Cut-off Date Balance of $100,000,000 represents the non-controlling notes A-2-C2-1, A-3-C2 and A-3-C3-2 which are part of a loan combination evidenced by 36 notes having an aggregate outstanding principal balance as of the Cut-off Date of $2,300,000,000. The related companion loans are evidenced by (i) 29 pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $1,370,000,000 and (ii) four junior notes with an aggregate outstanding principal balance as of the Cut-off Date of $830,000,000.

(5)	See “Escrows” below.

(6)	At closing, Boston Properties Limited Partnership (“BPLP”) provided a guaranty in lieu of depositing (i) $107,946,183 for existing tenant improvement and leasing commission costs and (ii) $161,161,013 in existing gap rent and free rent obligations.

■	The Mortgage Loan. The mortgage loan (the “General Motors Building Loan”) is part of a loan combination (the “General Motors Building Loan Combination”) evidenced by 36 notes comprising (i) 32 senior pari passu notes (collectively the “General Motors Building Senior Pari Passu Notes”) with a combined outstanding principal balance as of the Cut-off Date of $1,470,000,000, and (ii) four junior pari passu notes (collectively, the “General Motors Building Junior Non-Trust Notes”) with a combined outstanding principal balance as of the Cut-off Date of $830,000,000. The General Motors Building Junior Non-Trust Notes are subordinate to the General Motors Building Senior Pari Passu Notes as and to the extent described in “Description of the Mortgage Pool—The Loan Combinations—The General Motors Building Loan Combination” in the Preliminary Prospectus. The aggregate outstanding principal balance as of the Cut-off Date of all the notes evidencing the General Motors Building Loan Combination is $2,300,000,000. The General Motors Building Loan Combination is secured by the borrower’s fee simple interest in a Class A mixed use, office and retail building located in New York, New York (the “General Motors Building Property”). The General Motors Building Loan, which is evidenced by the non-controlling notes A-2-C2-1, A-3-C2, and A-3-C3-2, has an aggregate outstanding principal balance as of the Cut-off Date of $100,000,000 and represents approximately 10.7% of the Initial Pool Balance. The related companion loans are evidenced by 29 senior pari passu notes (collectively, the “General Motors Building Senior Pari Passu Companion Loans”) which have an aggregate outstanding principal balance as of the Cut-off Date of $1,370,000,000 and the General Motors Building Junior Non-Trust Notes, as detailed in the note summary table below. The General Motors Building Loan Combination was originated by CGMRC, DBNY, Wells Fargo, and MSBNA, on June 7, 2017. CGMRC is expected to contribute notes A-3-C2 and A-3-C3-2 to this securitization transaction, which notes have an aggregate outstanding principal balance of $50,000,000 as of the Cut-off Date, and GACC is expected to contribute note A-2-C2-1 to this securitization transaction, which note has an outstanding principal balance of $50,000,000 as of the Cut-off Date. Each note evidencing the General Motors Building Loan Combination has an interest rate of 3.43000% per annum. The borrower utilized the proceeds of the General Motors Building Loan Combination to refinance the existing debt on the General Motors Building Property, return equity to the borrower sponsors, fund reserves and pay origination costs.

B-5

LOAN #1: General Motors Building

Note Summary

Note	Current or Anticipated Holder of Securitized Note	Cut-off Date Balance
General Motors Building Loan
A-2-C2-1, A-3-C2, and A-3-C3-2	CD 2017-CD5	$100,000,000(1)
General Motors Building Senior Pari Passu Companion Loans
A-1-S, A-1-C1, A-2-S, A-2-C1, A-3-S, A-3-C1, A-4-S and A-4-C1	BXP 2017-GM	$725,000,000
A-1-C2, A-1-C3-1, and A-4-A3	BANK 2017-BNK6(2)	$90,000,000
A-1-C3-2, A-1-C4, A-1-A2, and A-1-A3	MSBNA	$164,600,000
A-1-A1, A-2-A1, A-3-A1, and A-4-A1	CCRE(3)	$85,000,000
A-2-C2-2, A-2-C3, A-2-A2, and A-2-A3	DBNY	$95,200,000
A-3-A2, A-3-A3, and A-3-C3-1	CGMRC	$95,200,000
A-4-C2, A-4-C3 and A-4-A2	WFCM 2017-C38	$115,000,000
General Motors Building Junior Non-Trust Notes
B-1-S, B-2-S, B-3-S, and B-4-S	BXP 2017-GM	$830,000,000

(1)	Each of CGMRC and GACC is expected to contribute $50,000,000 to the CD 2017-CD5 trust.

(2)	Expected to be contributed to the related securitization upon closing of such securitization.

(3)	Cantor Commercial Real Estate Lending L.P.

The General Motors Building Loan Combination had an initial term of 120 months and has a remaining term of 118 months as of the Cut-off Date. The General Motors Building Loan Combination requires payment of interest only until the scheduled maturity date, which is the due date in June 2027. Voluntary prepayment of the General Motors Building Loan Combination without payment of a yield maintenance premium is permitted on or after the due date in December 2026. Defeasance of the General Motors Building Loan Combination with direct, non-callable obligations of the United States of America or other obligations which are “government securities” is permitted under the General Motors Building Loan Combination documents at any time after the earlier of June 7, 2020 or the second anniversary of the securitization of the last portion of the General Motors Building Loan Combination.

■	The Mortgaged Property. The General Motors Building Property is a 50-story office building comprised of approximately 1,989,983 total SF, including approximately 188,000 SF of retail space in the two-story retail base that wraps around the building and the below grade concourse. Originally developed in 1968 for the General Motors Corporation to serve as its headquarters, the General Motors Building Property occupies the entire city block bound by 58th Street, 59th Street, Madison Avenue and Fifth Avenue on the southeast corner of Central Park. The Fifth Avenue frontage of the General Motors Building Property features an open plaza with seating and is topped by the glass Apple cube, which serves as the entrance to Apple’s store in the below grade concourse. Because of its location, the General Motors Building Property features excellent light and unobstructed, protected views of Central Park from every office floor.

The General Motors Building Property is 95.0% leased as of June 1, 2017 by a diverse roster of office and retail tenants. Approximately 54.0% of the General Motors Building Property’s gross leasable area (“GLA”) is leased by investment grade or large law firm tenants, which contribute approximately 49.0% of the General Motors Building Property’s underwritten gross rent. The General Motors Building Property serves as the global headquarters for Weil, Gotshal & Manges (“Weil”) (24.6% of GLA, 19.4% of underwritten gross rent), headquarters for Aramis (15.1% of GLA, 12.4% of underwritten gross rent), is expected to serve as a flagship retail location for Under Armour (2.5% of GLA, 10.2% of underwritten gross rent), BAMCO (5.3% of GLA, 7.4% of underwritten gross rent) and Apple’s flagship retail store (5.3% of GLA, 6.6% of underwritten gross rent). The top five tenants by underwritten gross rent at the General Motors Building Property occupy 52.8% of GLA and comprise 56.1% of the underwritten gross rent. The weighted average remaining lease term for the top five tenants is approximately 11.7 years, and the weighted average remaining lease term for the entire General Motors Building Property is approximately 9.4 years.

The General Motors Building Property has retained two original office tenants since it was constructed in 1968 – Weil and Aramis, which represent a combined 39.7% of GLA and 31.8% of underwritten gross rent. Weil executed an early renewal of its lease in September 2014, extending it through August 2034 at an initial rent of $114.00 per SF,

B-6

LOAN #1: General Motors Building

representing a premium to its existing weighted average in place gross rent of $92.37 per SF. The General Motors Building Property has retail frontage in the Upper Fifth Avenue retail submarket, which runs along Fifth Avenue between 49th Street and 60th Street, and is leased by Apple, Under Armour and Cartier, as well as frontage in the Madison Avenue retail submarket which is leased by Tumi and JP Morgan Chase.

The General Motors Building Property has a nine year average historical occupancy of 97.4% dating back to 2008. Since acquiring the General Motors Building Property in 2008 and through 2016, based on information provided by the borrower, the borrower has invested approximately $98.0 million in capital expenditures for tenant improvements and other capital projects at the General Motors Building Property.

As of June 1, 2017, the General Motors Building Property was approximately 95.0% leased to 38 tenants. The top five tenants by underwritten gross rent at the General Motors Building Property lease 52.8% of GLA and comprise 56.1% of the underwritten gross rent, and the top ten tenants by underwritten gross rent at the General Motors Building Property lease 67.3% of GLA and comprise 73.9% of the underwritten gross rent. The weighted average underwritten base rent for office tenants in the top 10 is $110.51 per SF and the weighted average underwritten base rent for retail tenants in the top 10 is $361.70 per SF.

The majority of the General Motors Building Property’s annual underwritten rent comes from office tenants (73.2%), with the remaining underwritten rent coming from retail tenants (26.3%) and storage space (0.4%).

The following table presents certain information relating to historical leasing at the General Motors Building Property:

Historical Leased %(1)

	2008	2009	2010	2011	2012	2013	2014	2015	2016	As of 6/1/2017(2)
Owned Space	98.5%	97.5%	98.5%	98.2%	95.5%	96.9%	98.5%	96.7%	96.3%	95.0%

(1)	As provided by the borrower and which represents occupancy as of July 31 for the indicated year unless otherwise specified.

(2)	Based on the underwritten rent roll.

The following table presents certain information relating to historical average annual rent per SF at the General Motors Building Property:

Historical Average Base Rent per SF(1)

	2014	2015	2016	As of 6/1/2017(2)(3)
Base Rent per SF	$99.08	$97.37	$103.95	$118.01

(1)	As provided by the borrower.

(2)	Based on the underwritten rent roll.

(3)	Based on the entire General Motors Building Property of 1,989,983 SF, which includes vacant SF.

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LOAN #1: General Motors Building

The following table presents certain information relating to the General Motors Building Property:

Ten Largest Owned Tenants Based on Underwritten Base Rent(1)

Tenant Name	Credit Rating (Fitch/MIS/S&P)(2)	Tenant GLA	% of GLA	UW Base Rent(3)	% of Total UW Base Rent	UW Base Rent $ per SF(3)	Lease Expiration	Renewal / Extension Options
Weil, Gotshal & Manges(4)	NR / NR / NR	489,867	24.6%	$51,278,352	19.3%	$104.68	8/31/2034	2, 5-year options
Under Armour(5)	NR / Baa2 / BB+	49,582	2.5	29,999,945	11.3	605.06	6/30/2034	2, 5-year options
Aramis(6)	NR / A2 / A+	299,895	15.1	27,530,236	10.3	91.80	3/31/2020	2, 5-year options
BAMCO(7)	NR / NR / NR	105,579	5.3	21,290,010	8.0	201.65	5/31/2035	1, 5-year option
Apple(8)	NR / Aa1 / AA+	105,748	5.3	18,057,615	6.8	170.76	1/31/2034	3, 5-year options
Perella Weinberg	NR / NR / NR	130,155	6.5	12,392,687	4.7	95.21	1/31/2022	N/A
JP Morgan Chase	A+ / A3 / A-	7,500	0.4	10,980,750	4.1	1,464.10	5/31/2021	1, 5-year option
Cartier	NR / NR / NR	11,745	0.6	8,891,545	3.3	757.05	12/31/2018	2, 10-year options
Balyasny Asset Management(9)	NR / NR / NR	63,606	3.2	8,150,250	3.1	128.14	12/31/2027	1, 5-year option
GM(10)	BBB- / Baa3 / BBB	76,200	3.8	7,010,400	2.6	92.00	3/31/2020	N/A
Ten Largest Owned Tenants		1,339,877	67.3%	$195,581,790	73.4%	$145.97
Remaining Tenants		550,242	27.7	70,735,275	26.6	128.55
Vacant		99,864	5.0	0	0.0	0.00
Total / Wtd. Avg. All Tenants		1,989,983	100.0%	$266,317,065	100.0%	$140.90

(1)	Based on the underwritten rent roll dated June 1, 2017.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	UW Base Rent and UW Base Rent $ per SF exclude $11,269,632 ($5.66 per SF) of straight line rents through the tenants’ respective lease terms associated with Weil ($6,010,916) and Apple ($4,107,800), as well as four other tenants, which are included in the “Cash Flow Analysis” table below.

(4)	Weil leases 100,024 SF of space through August 31, 2019 and 389,843 SF through August 31, 2034. Weil has the right to terminate (a) its 20,791 SF of below grade storage space, at any time, and (b) either (i) its 38,900 SF of space on the 22nd floor or (ii) its 39,900 SF of space on the 32nd floor, on or after August 31, 2022. Weil most recently extended its lease for 389,843 SF of its space through August 2034 at an initial base rent of $114.00 per SF, above its current in place weighted average gross rent of $92.37 per SF. BPLP, one of the borrower sponsors, provided a payment guaranty for the gap rent between Weil’s current rent and Weil’s underwritten rent which commences in September 2019.

(5)	Under Armour’s lease commences on the substantial completion of landlord’s work, which is projected to be January 1, 2019. Under Armour has the right to terminate its lease if its space is not delivered by July 1, 2019 and the failure to deliver the space is not due to tenant-caused delays or force majeure. Under Armour’s space is currently occupied by Apple while the Apple Cube Space (as defined below) and expansion is under construction. Under Armour is not currently in occupancy or paying rent. BPLP provided a payment guaranty with respect to Under Armour’s gap rent (for the difference between the rent being paid by Apple for the space anticipated to be occupied by Under Armour and the rent that will be due upon commencement of Under Armour’s lease) as well as with respect to Under Armour’s free rent. Under Armour has 12 months of free rent, equal to $30,000,000, beginning after its lease commencement date.

(6)	Aramis subleases 9,725 SF of its space on the 46th floor to GF Capital Management at $107.00 per SF.

(7)	BAMCO has executed a renewal to extend its lease to May 2035, commencing in January 2024 for a weighted average base rent of approximately $201.65 per SF. BAMCO’s in place weighted average base rent is approximately $147.77 per SF. BPLP provided a payment guaranty with respect to BAMCO’s gap rent between closing and the renewal rent commencing in January 2024. After the expiration of the guaranty by BPLP, the lower of market or in place rent has been underwritten.

(8)	Apple is temporarily occupying the space expected to be occupied by Under Armour once Under Armour’s lease commences, while the Apple Cube Space and expansion is under construction. Apple is obligated to vacate its temporary space by December 31, 2018 and has the right to terminate its entire lease if its space is not delivered by February 3, 2020, subject to force majeure. Apple leases 2,754 SF of storage space through December 31, 2018 and 102,994 SF through January 1, 2034. Apple has 17 months of free rent, equal to $9,562,500, on its 21,907 SF of expansion space commencing in August 2017. Once Apple has moved back into its expanded and redeveloped space, it will be required to pay 2.25% in percentage rent above $200,000,000 a year in sales. BPLP provided a guaranty for the estimated gap percentage rent of $8,962,500, as well as with respect to Apple’s free rent in the amount of $9,562,000.

(9)	Balyasny Asset Management may terminate its lease effective December 31, 2022 with a minimum of one year’s notice and payment of a termination fee. Balyasny Asset Management has six months of free rent on its 34th floor space, totaling $1,481,625.

(10)	GM subleases 38,100 SF on the 14th floor to Grosvenor Capital at $80.00 per SF and 38,100 SF on the 16th floor to Reservoir Operations at $85.00 per SF.

The following table presents the lease rollover schedule at the General Motors Building Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent(3)	% of Total UW Base Rent	UW Base Rent $ per SF(3)	# of Expiring Tenants
2017	11,226	0.6%	0.6%	$993,600	0.4%	$88.51	1
2018	52,373	2.6	3.2%	15,456,871	5.8	295.13	3
2019	106,096	5.3	8.5%	9,123,113	3.4	85.99	2
2020	532,016	26.7	35.3%	50,741,831	19.1	95.38	6
2021	35,486	1.8	37.0%	16,570,250	6.2	466.95	3
2022	144,898	7.3	44.3%	14,412,478	5.4	99.47	2
2023	2,747	0.1	44.5%	1,870,937	0.7	681.08	1
2024	38,100	1.9	46.4%	3,429,000	1.3	90.00	1
2025	66,347	3.3	49.7%	6,783,128	2.5	102.24	2
2026	48,201	2.4	52.1%	9,096,994	3.4	188.73	2
2027	99,324	5.0	57.1%	12,273,236	4.6	123.57	5
2028 & Thereafter	753,305	37.9	95.0%	125,565,627	47.1	166.69	10
Vacant	99,864	5.0	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	1,989,983	100.0%		$266,317,065	100.0%	$140.90	38

(1)	Calculated based on approximate square footage occupied by each Owned Tenant unless otherwise specified.

(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the Lease Expiration Schedule.

(3)	UW Base Rent and UW Base Rent $ per SF exclude $11,269,632 of total underwritten straight line rents associated with Weil ($6,010,916), which leases 100,024 SF of space through August 31, 2019 and 389,843 SF through August 31, 2034, and Apple ($4,107,800) which leases 2,754 SF of storage space through December 31, 2018 and 102,994 SF through January 1, 2034, as well as four other tenants.

B-8

LOAN #1: General Motors Building

Major Tenants

Weil, Gotshal & Manges (489,867 SF, 24.6% of GLA, 19.3% of underwritten base rent). Weil, an international corporate law firm, has its global headquarters at the General Motors Building Property. Founded in 1931, Weil currently has over 1,100 lawyers in 19 offices worldwide. Weil’s specialty practice areas include litigation, corporate, restructuring, tax and benefits. Weil was ranked #15 in a legal industry publication ranking for profits per partner for 2016. Weil is an original tenant at the General Motors Building Property, having been in continuous occupancy since 1968 and has expanded its space multiple times in its 49 years at the General Motors Building Property. Weil most recently extended its lease for 389,843 SF of its space through August 2034 at an initial base rent of $114.00 per SF, above its current in-place weighted average gross rent of $92.37 per SF. BPLP provided a payment guaranty for the gap rent between Weil’s current rent and Weil’s underwritten rent which commences in September 2019. Weil has the right to terminate (a) its 20,791 SF of below grade storage space, at any time, and (b) either (i) its 38,900 SF of space on the 22nd floor or (ii) its 39,900 SF space on the 32nd floor, on or after August 31, 2022.

Aramis (299,895 SF, 15.1% of GLA, 10.3% of underwritten base rent). The General Motors Building Property serves as headquarters for Aramis, a brand launched in 1964 by The Estée Lauder Companies. Aramis was the first prestige men’s fragrance to be sold in department stores and continues to be engaged in the men’s fragrance and grooming retail category. Aramis is an original tenant at the General Motors Building Property, having been in continuous occupancy since 1968. Aramis currently subleases 9,725 SF of its space that is noncontiguous on the 46th floor, and has two five-year extension options remaining, each with eighteen months’ notice at 95% of fair market rents.

Under Armour (49,582 SF, 2.5% of GLA, 11.3% of underwritten base rent). Under Armour is a developer, manufacturer and retailer of performance apparel, footwear and accessories for men, women and youth. Under Armour’s space at the General Motors Building Property is expected to be used as its flagship “Under Armour Brand House” retail store. Under Armour’s lease commences on the substantial completion of landlord’s work, which is projected to be January 1, 2019. Under Armour has the right to terminate its lease if its space is not delivered by July 1, 2019 and the failure to deliver the space is not due to tenant-caused delays or force majeure. Under Armour’s space is currently occupied by Apple while the Apple Cube Space (as defined below) and expansion is under construction. Under Armour is not currently in occupancy or paying rent. BPLP provided a payment guaranty with respect to Under Armour’s gap rent (for the difference between the rent being paid by Apple for the space anticipated to be occupied by Under Armour and the rent that will be due upon commencement of Under Armour’s lease) and free rent due to Under Armour. Under Armour will have 12 months of free rent, equal to $30,000,000, beginning after its lease commencement date.

BAMCO (105,579 SF, 5.3% of GLA, 8.0% of underwritten base rent). BAMCO is a privately owned investment manager that provides services to investment companies and manages separate client-focused equity portfolios. BAMCO is a subsidiary of Baron Capital Group Inc., both of which are headquartered at the General Motors Building Property. BAMCO has executed a renewal to extend its lease to May 2035, commencing in January 2024 for a weighted average base rent of approximately $201.65 per SF. BAMCO’s in place weighted average base rent is approximately $147.77 per SF. BPLP provided a payment guaranty with respect to BAMCO’s gap rent between closing and the renewal rent commencing in January 2024. After the expiration of the guaranty by BPLP, the lower of market or in place rent has been underwritten.

Apple (105,748 SF, 5.3% of GLA, 6.8% of underwritten base rent). Apple is a designer, developer and retailer of consumer electronics, computer software and online services headquartered in Cupertino, California. Apple has its flagship retail location at the General Motors Building Property underneath a 35-foot glass cube at the center of the pedestrian plaza on the Fifth Avenue side of the General Motors Building Property (the “Apple Cube Space”). Apple recently executed an extension for 102,994 SF through January 2034 and is currently occupying the former FAO Schwarz space on the 58th Street side of the General Motors Building Property, while its store undergoes a renovation to expand its space by approximately 34,000 SF, increasing ceiling heights by lowering the floor approximately five feet and adding storage space and back of house capacity by expanding into formerly dark space located below grade. Apple is obligated to vacate its temporary space by December 31, 2018 and has the right to terminate its entire lease if its expanded Apple Cube Space is not delivered by February 3, 2020, subject to force majeure. Apple leases 2,754 SF of storage space through December 31, 2018 and 102,994 SF through January 1, 2034. Apple has 17 months of free rent, equal to $9,562,500, on its 21,907 SF of expansion space commencing in August 2017. BPLP provided a payment guaranty with respect to Apple’s free rent.

B-9

LOAN #1: General Motors Building

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the General Motors Building Property:

Cash Flow Analysis(1)

	2013	2014	2015	2016	Underwritten(2)	Underwritten $ per SF(2)
Base Rent(2)	$188,477,818	$197,172,437	$193,759,747	$206,851,492	$266,317,065	$133.83
Straight Line Rent(3)	0	0	0	0	11,269,632	5.66
Rent Abatements(4)	0	0	0	0	0	0.00
Gross Up Vacancy	0	0	0	0	16,547,756	8.32
Reimbursements	29,544,790	35,800,858	38,501,366	39,027,298	27,629,542	13.88
Mark to Market(5)	0	0	0	0	17,100,676	8.59
Apple Percentage Rent	13,435,678	11,075,213	9,266,920	5,301,583	4,921,916	2.47
Direct Utilities	2,040,806	2,298,058	2,229,659	1,242,134	2,345,676	1.18
Service Income	2,596,805	2,976.371	3,277,203	3,357,322	4,425,456	2.22
Other Income(6)	16,176,651	7,995,847	2,733,268	569,626	754,455	0.38
Gross Revenue	$252,272,548	$257,318,784	$249,768,162	$256,349,455	$351,312,174	$176.54
Vacancy & Credit Loss	0	0	0	0	(16,547,756)	(8.32)
Effective Gross Income	$252,272,548	$257,318,784	$249,768,162	$256,349,455	$334,764,418	$168.22

Real Estate Taxes	$48,843,713	$56,588,425	$64,304,184	$69,746,440	$76,093,094	$38.24
Insurance	5,185,870	4,151,381	3,138,234	2,868,853	2,820,108	1.42
Management Fee(7)	5,242,237	5,338,307	5,478,829	5,405,290	1,000,000	0.50
Other Operating Expenses	24,989,132	25,925,053	26,335,253	26,903,526	27,544,807	13.85
Total Operating Expenses	$84,260,952	$92,003,166	$99,256,499	$104,924,109	$107,458,009	$54.00

Net Operating Income(8)	$168,011,596	$165,315,617	$150,511,664	$151,425,346	$227,306,409	$114.23
TI/LC	0	0	0	0	5,363,618	2.69
Capital Expenditures	0	0	0	0	397,997	0.20
Net Cash Flow	$168,011,596	$165,315,617	$150,511,664	$151,425,346	$221,544,794	$111.33

Occupancy	96.9%	98.5%	96.7%	96.3%	95.0% (9)
NOI Debt Yield(10)	11.4%	11.2%	10.2%	10.3%	15.5%
NCF DSCR(10)	3.29x	3.23x	2.94x	2.96x	4.33x

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Underwritten Base Rent and Underwritten $ per SF reflects contractual rents as of June 1, 2017, and includes rent steps through June 2018. Various adjustments have been made to the in place rents which are detailed below:

(i)	Apple is currently undergoing a major renovation to their Apple Cube Space. During the renovations, Apple is occupying the former FAO Schwarz space as temporary space until the earlier of the completion of their renovations or the outside kick out date of December 31, 2018. Base rent for Apple as of January 2019 has been underwritten in conjunction with the Under Armour lease commencement date. Apple is currently paying annual contractual rent of $12,500,004 on the temporary space, which steps up to $24,000,000 annually in August 2018 in addition to their existing lease for the Apple Cube Space. Lenders are underwriting $18,057,615 in base rent and $19,429,881 in gross rent (base rent plus recoveries) for Apple.

(ii)	Under Armour has executed a lease commencing in January 2019 for the space that is currently occupied by Apple as temporary space. Contractual rent has been underwritten for Under Armour based on the rent due date as of January 2019 when the lease is expected to commence. BPLP provided a payment guaranty for the gap rent between the rent Apple is currently paying to occupy its temporary space and the rent that will be due under Under Armour’s lease once such lease commences.

(iii)	Weil has executed a renewal for 389,843 SF of its space through August 2034, commencing in September 2019. Underwritten Base Rent for Weil uses rents effective as of September 2019. With respect to the space not extended, contractual in-place rent inclusive of 12 months’ rent steps and existing recoveries has been underwritten. BPLP provided a payment guaranty for the gap rent between Weil’s current rent and their underwritten rent which commences in September 2019.

(iv)	BAMCO has executed a renewal to extend its lease to May 2035, commencing in January 2024 for a weighted average base rent of approximately $201.65 per SF. BAMCO’s in place weighted average base rent is approximately $147.77 per SF. The gap rent between closing and the renewal rent commencing in January 2024 is guaranteed by BPLP. After the expiration of the guaranty by BPLP, the lower of market or in place rent has been underwritten.

(v)	Continental Grain is currently subleasing from GM and has executed a direct lease commencing in April 2020 on the expiration of their existing sublease. GM is currently paying $92.00 per SF in base rent. Continental Grain’s direct rent in 2020 of $110.00 per SF has been underwritten. BPLP provided a guaranty for the gap rent until 2020.

(3)	Underwritten Straight Line Rent is based on net present value of future contractual rent steps after June 1, 2018 for investment grade tenants and law firm tenants included in a listing of the largest 100 United States law firms through the tenants’ lease expirations (which in the case of certain tenants, expire beyond the loan term). Tenants with underwritten straight line rents include Weil ($6,010,916), Apple ($4,107,800) and four other tenants.

(4)	Apple has an abatement period for its percentage rent component that commences in October 2017 until it has moved into its expanded and redeveloped space. Once Apple has moved back into its expanded and redeveloped space, it will be required to pay 2.25% in percentage rent above $200,000,000 a year in sales. BPLP provided a guaranty for the estimated gap percentage rent. Underwritten Apple Percentage Rent is equal to the average Apple sales from 2013 through 2016 over the new $200,000,000 breakpoint and the 2.25% percentage rent.

(5)	Rents have been marked up or down, as applicable, based on the appraiser’s conclusion of market rents.

(6)	Underwritten Other Income primarily consists of net antenna income.

(7)	Contractual management fee is equal to 2.0% of effective gross income. Underwritten management fee is capped at $1,000,000.

(8)	The Net Operating Income for the period beginning on January 1, 2017 and ending on March 31, 2017 was $49,643,832.

(9)	Underwritten Occupancy includes Under Armour, which has an executed lease but is not expected to be in occupancy at the General Motors Building Property until January 1, 2019.

(10)	NOI Debt Yield and NCF DSCR calculations are based on the aggregate outstanding principal balance of the General Motors Building Senior Pari Passu Notes and exclude the outstanding principal balance of the General Motors Building Junior Non-Trust Notes.

B-10

LOAN #1: General Motors Building

■	Appraisal. According to the appraisal, the General Motors Building Property has an “as-is” appraised value of $4,800,000,000 as of May 8, 2017.

Appraisal Approach(1)	Value	Discount Rate	Capitalization Rate
Direct Capitalization Approach	$4,600,000,000	N/A	3.50%
Discounted Cash Flow Approach	$4,800,000,000	6.00%	4.50	%(2)

(1)	Based on the “as-is” appraised value.

(2)	Represents the terminal capitalization rate.

■	Environmental Matters. Based on a Phase I environmental report dated May 9, 2017, the environmental consultant did not identify evidence of any recognized environmental conditions or recommendations for further action at the General Motors Building Property.

■	Market Overview and Competition. The General Motors Building Property is located on the entire city block bound by Fifth Avenue and Madison Avenue between East 58th Street and East 59th Street. This area of Midtown Manhattan is known as the Madison/Fifth Avenue subdistrict and is considered one of Manhattan’s premier office locations according to the appraisal. The General Motors Building Property is surrounded by many of New York’s landmarks, restaurants, hotels, shops and tourist attractions, made accessible by the presence of several major transportation hubs. The General Motors Building Property is located within the boundaries of the Plaza District, which is generally bound by 47th Street to the south and 65th Street to the north, and from Avenue of the Americas to the East River.

As of the first quarter of 2017, the three office statistical areas that comprise the Plaza District contain 81.1 million SF of Class A office space, 6.4 million SF of Class B office space and 481,485 SF of Class C office space. Historically, the Plaza District has evidenced the highest rents in Midtown Manhattan due to the demand generated by its location and quality space, according to the appraisal. As of the first quarter of 2017, the Class A office space in the Plaza District had a direct vacancy rate of 9.4% and average asking rents of $99.69 per SF, above the direct primary Midtown Manhattan average of $88.93 per SF.

According to the appraisal, as of the first quarter of 2017, the Madison/Fifth Avenue subdistrict consisted of approximately 19.8 million SF of Class A office space and had a direct vacancy rate of 11.0% and overall direct weighted average asking rents of $110.15 per SF. Overall vacancy of Class A office space in the Madison/Fifth Avenue subdistrict dropped by 2.0% from 13.3% in the first quarter 2016 to 11.3% in the first quarter 2017, the lowest quarterly total since the first quarter of 2008. Direct weighted average Class A office rental rates increased by $5.10 per SF over the same time period.

The following table presents certain information relating to the Class A Office Market for the Plaza District:

Plaza District - Class A Office Market Summary(1)

	Inventory (SF)	Overall Vacancy	Direct Vacancy	Direct Rental Rate	YTD Leasing Activity
Madison/Fifth	19,782,877	11.8%	11.0%	$110.15	296,980
Park Avenue	21,842,808	12.4%	9.2%	$101.41	249,730
Sixth Avenue/Rockefeller Center	39,485,121	10.9%	8.8%	$92.13	890,591
Total / Wtd. Avg.	81,110,806	11.5%	9.4%	$99.69	1,437,301

(1)	Source: Appraisal.

The appraiser identified 10 comparable recent office leases ranging in tenant size from 4,002 SF to 110,025 SF. The comparable leases are all located in buildings similar in class to the General Motors Building Property, and in the General Motors Building Property’s general competitive market according to the appraisal. The comparable leases have terms ranging from 6 to 15 years and exhibit a range of rents from $108.50 per SF to $180.00 per SF, with an average of $148.95 per SF, prior to adjustments. After adjustments for rent concessions, the comparables’ rents range from $125.19 per SF to $189.50 per SF, with an average of $156.50 per SF. Free rent concessions ranged from zero to 13 months. Tenant improvement allowances ranged from $35.00 per SF to $100.00 per SF. The comparable leases are outlined in the following chart.

B-11

LOAN #1: General Motors Building

The following table presents certain information relating to recent office leasing activity for the General Motors Building Property’s office market:

Recent Office Leasing Activity(1)
Address	590 Madison Avenue	520 Madison Avenue	375 Park Avenue	9 West 57th Street	650 Madison Avenue	450 Park Avenue	399 Park Avenue	9 West 57th Street	375 Park Avenue	375 Park Avenue
Year Built	1982	1982	1958	1971	1987	1972/2003	1961	1971	1958	1958
Office GLA (SF)	1,016,413	849,600	830,009	1,500,000	521,544	247,242	1,250,000	1,500,000	830,009	830,009
No. Stories	43	43	38	50	27	33	39	50	38	38
Lease Information
Tenant Name	Cemex	CIC Union	Servcorp NYC	Qatar Investment Authority	Carson Family Trust	Banco Bradesco	Morgan Stanley	Zimmer Partners	Fried Frank	Strategic Asset Services
Floor(s) Leased	Pt. 27th	Ent. 36th-37th	Pt. 26th	Pt. 38th	Pt. 26th	Ent. 32nd-33rd	Ent. 12th, Ent. 23rd, Ent. 24th	Pt. 33rd	Pt. 36th-37th	Pt. 20th
Lease Date	Feb-2017	Jan-2017	Jan-2017	Jan-2017	Jan-2017	Dec-2016	Jul-2016	Jul-2016	Jun-2016	May-2016
Term (Years)	15	10	10	10	10	13	15	10	6	7
Lease Type	Gross	Gross	Gross	Gross	Gross	Gross	Gross	Gross	Gross	Gross
Tenant Size	5,903	46,822	9,572	14,000	4,002	21,822	110,025	20,100	11,703	16,000
Rent per SF	$145.00	$127.00	$173.00	$180.00	$120.00	$149.00	$108.50	$155.00	$167.00	$165.00
Rent Steps	$155.00 (Yr. 5)	$136.00 (Yr. 6)	$183.00 (Yr. 6)	$185.00 (Yr. 6)	$130.00 (Yr. 6)	$159.00 (Yr. 6)	$118.50 (Yr. 6)	$165.00 (Yr. 6)	$174.00 (Yr. 5)	$170.00 (Yr. 5)
	$165.00 (Yr. 10)	$145.00 (Yr. 11)					$128.50 (Yr. 11)
Free Rent (Months)	8	13	4	6	6	11	10	0	6	3
Workletter (per SF)	$75.00	$77.50	$40.00	$65.00	$65.00	$70.00	$90.00	$110.00	$100.00	$35.00
Adjustments
Rent Concessions	$2.89	($1.81)	$14.53	$9.50	$6.50	$0.96	($0.13)	$11.50	$8.92	$22.68
Effective Adjusted Rent per SF	$147.89	$125.19	$187.53	$189.50	$126.50	$149.96	$108.37	$166.50	$175.92	$187.68

(1)	Source: Appraisal.

B-12

LOAN #1: General Motors Building

The following table presents certain information relating to the appraiser’s concluded office rental rate for the General Motors Building Property:

Office Market Rent Conclusion(1)
Market Rent	Floors	Rent per SF
	3 to 6	$110.00
	7 to 10	$115.00
	11 to 16	$120.00
	17 to 26	$140.00
	27 to 37	$155.00
	38 to 43	$175.00
	44 to 50	$210.00
Tenant Category	Minor	Major
Size	Partial Floor	Full Floor
Lease Term (years)	10	15
Free Rent (months)	10	12
Tenant Improvements (per SF)	$65.00	$70.00
Lease Type (reimbursements)	Mod. Gross	Mod. Gross
Contract Rent Increase Projection	10.0% in Year 6	10.0% in every 5 years

(1)	Source: Appraisal.

The appraisal identified 29 comparable office properties totaling approximately 20.0 million SF that exhibited a gross rental range of $75.00 per SF to $200.00 per SF and a weighted average occupancy rate of approximately 90.5% for direct space. Of the 29 buildings surveyed, seven are considered directly competitive with the General Motors Building Property in terms of building classification, asking rents, rentable office area and current occupancy. The directly competitive properties exhibited a gross rental range of $85.00 per SF to $200.00 per SF and a weighted average direct occupancy of approximately 86.0%, and excluding 9 West 57th Street, the average direct occupancy rate for these buildings is 94.0%, compared to 90.5% for all the competitive buildings compared with the General Motors Building Property, and 91.3% for Class A space within Midtown as a whole.

Directly Competitive Buildings(1)
Property	Office Area (GLA SF)	Direct Available SF	Sublease Available SF	% Occupied (Direct)	% Occupied (Total)	Direct Asking Rent (per SF)
						Low	High
650 Madison Avenue	521,544	18,094	0	96.5%	96.5%	$120.00	$130.00
660 Madison Avenue	239,113	0	6,676	100.0%	97.2%	N/A	N/A
667 Madison Avenue	267,135	59,435	0	77.8%	77.8%	$135.00	$195.00
712 Fifth Avenue	457,281	31,408	9,813	93.1%	91.0%	$85.00	$140.00
375 Park Avenue	830,009	7,650	0	99.1%	99.1%	$150.00	$180.00
390 Park Avenue	260,000	36,979	10,726	85.8%	81.7%	$185.00	$185.00
9 West 57th Street	1,500,000	416,505	0	72.2%	72.2%	$110.00	$200.00
Total / Wtd. Avg.	4,075,082	570,071	27,215	86.0%	85.3%	$85.00	$200.00

(1)	Source: Appraisal.

The General Motors Building Property is located in both the Upper Fifth Avenue retail submarket, which is defined as Fifth Avenue between the north side of 49th Street to the south side of 60th Street, as well as the Madison Avenue retail submarket, which is defined as Madison Avenue between the north side of 57th Street and the south side of 72nd Street. The appraiser noted that the leasing markets along Fifth Avenue and Madison Avenue are among those with the highest rental rates in Manhattan and the United States as a whole. As of the first quarter 2017, direct asking rents in the Upper Fifth Avenue retail submarket and Madison Avenue retail submarket were $3,123 per SF and $1,407 per SF, respectively. The availability, the number of available retail spaces available divided by the total number of retail spaces in a given market, was 17.4% for the Upper Fifth Avenue retail submarket and 22.9% for the Madison Avenue retail submarket, for the first quarter 2017. The appraisal identified 8 recent comparable retail leases which are detailed in the following chart.

B-13

LOAN #1: General Motors Building

The following table presents certain information relating to recent retail leasing activity in the General Motors Building Property’s retail market:

Comparable Retail Leases(1)
Address	723 Madison Avenue	650 Fifth Avenue	680 Madison Avenue	683 Fifth Avenue	685 Fifth Avenue	683 Madison Avenue	730 Fifth Avenue	650 Madison Avenue
Tenant Name	Paule Ka	Nike	Tom Ford	Stuart Weitzman	Coach	Bally’s	Zegna	Moncler
Frontage	Madison Avenue	Fifth Avenue & 52nd Street	61st Street & Madison Avenue	Fifth Avenue	Fifth Avenue & 54th Street	Madison Avenue & 61st Street	West 57th Street	Madison Avenue & East 60th Street
Lease Date	Dec-16	Dec-16	Aug-16	Jun-16	Feb-16	Jan-16	Feb-16	Sep-15
Original Term	10	15.5	10	10	10	10	15	10
Lease Type	Gross	Gross	Gross	Gross	Gross	Gross	Gross	Gross
Tenant Size (SF)	867 Grade	7,008 Grade	3,470 Grade	1,281 Grade	4,627 Grade	3,013 Grade	1,600 Grade	3,000 Grade
	415 LL	4,706 LL	5,000 2nd		5,247 LL		850 LL
	379 2nd	9,500 2nd			1,601 Mezz		1,600 Mezz
		12,000 3rd			6,337 2nd		7,530 2nd
		12,000 4th			6,337 3rd
12,000 5th
12,000 6th
Base Rent	$1,452,225	$33,190,000	$6,300,000	$5,000,000	$21,000,000	$5,001,580	$7,200,000	$4,500,000
Base Rent (per SF)	$1,600 Grade	$3,500 Grade	$1,650 Grade	$3,903 Grade	$3,550 Grade	$1,660 Grade	$3,515 Grade	$1,500 Grade
	$50 LL	$50 LL	$115 2nd		$150 LL		$150 LL
	$125 2nd	$350 2nd			$200 Mezz		$200 Mezz
		$200 3rd			$400 2nd		$150 2nd
		$75 4th			$150 3rd
$75 5th
$75 6th
Escalations	N/A	% Incr. / Yr.	N/A	& Incr. / Yr.	9% Incr. / 3 Yrs.	% Incr. / Yr.	% Incr. / Yr.	% Incr. / Yr.
Free Rent (Months)	5	6	6	6	9	6	6	6
Workletter (per SF)	$0.00	$508.00	$1,534.83	$0.00	$869.60	$0.00	$1,727.12	$0.00

(1)	Source: Appraisal.

B-14

LOAN #1: General Motors Building

The following table presents certain information relating to the appraiser’s concluded retail rental rate for the General Motors Building Property:

Retail Market Rent Conclusion(1)
Tenant Category	Rent per SF
Retail (Lobby)	$140.00
Retail (Basement)	$250.00
Retail (Concourse)	$75.00
Retail (Madison Corner)	$1,250.00
Retail (Madison Midblock)	$1,200.00
Retail (Fifth Avenue)	$1,500.00
Retail (2nd Floor)	$250.00
Lease Term (years)	10
Free Rent (mos)	6
Tenant Improvements (Per SF)	$0.00
Lease Type (reimbursements)	Mod. Gross
Contract Rent Increase Projection	10.0% in year 6

(1)	Source: Appraisal.

■	The Borrower. The borrower is 767 Fifth Partners LLC, a single-purpose, single-asset Delaware limited liability company. Legal counsel for the borrower delivered a non-consolidation opinion in connection with the origination of the General Motors Building Loan Combination. The sponsors for the General Motors Building Loan are BPLP, a Delaware limited partnership, 767 LLC, a Delaware limited liability company, and Sungate Fifth Avenue LLC, a Delaware limited liability company. Other than the borrower, no person or entity guarantees the non-recourse carveouts or provides environmental indemnities with respect to the General Motors Building Loan Combination. Boston Properties, Inc. (“Boston Properties”) is a self-administered and self-managed publicly traded real estate investment trust that conducts its business through BPLP, which in turn holds all of Boston Properties’ interests. BPLP is one of the largest owners, managers and developers of Class A office properties in the United States, with significant presence in five markets: Boston, Los Angeles, New York, San Francisco and Washington, D.C. As of May 31, 2017, BPLP owned or had interests in 175 commercial real estate properties, aggregating approximately 48.2 million net rentable SF. New York is BPLP’s largest market by net operating income, generating annualized net operating income of approximately $452 million as of the first quarter of 2017. For the same time period, BPLP reported that its New York CBD portfolio was 94.3% leased at an average rental rate of $102.50 per SF with over 3.4 million SF of office space under development nationwide. BPLP’s office buildings under development are 65% pre-leased and include Salesforce Tower in San Francisco, California, which is expected to be the tallest building in San Francisco when complete.

■	Escrows. During the continuance of a Cash Management Sweep Period (as defined below), the borrower is required to deposit on each due date an amount equal to one-twelfth of (i) the taxes that the lender reasonably estimates will be payable during the next ensuing 12 months, and (ii) the insurance premiums that the lender reasonably estimates will be payable for renewal of the coverage afforded by the policies upon their expiration, provided that the borrower’s obligation to deposit such amount is provisionally suspended upon delivery to the lender of evidence satisfactory to the lender that some or all of the policies of insurance required to be maintained by the borrower pursuant to the General Motors Building Loan documents are maintained pursuant to blanket insurance policies which blanket insurance policies otherwise comply with the requirements of the General Motors Building Loan documents. Notwithstanding the foregoing, in connection with the origination of the General Motors Building Loan, the borrower has the right to deliver the lender a guaranty (a “BPLP Guaranty”) from BPLP (in the context of the BPLP Guaranty, the “BPLP Guarantor”), in lieu of making the payments to any of the reserve accounts, so long as BPLP’s senior

B-15

LOAN #1: General Motors Building

unsecured credit rating is BBB or higher by S&P and Baa3 or higher by Moody’s (the “BPLP Guarantor Required Rating”). The aggregate amount guaranteed under any such BPLP Guaranty (together with any cash delivered by the borrower to the lender in lieu of making the deposits to any reserve accounts and/or any letter of credit delivered by the borrower to the lender) related to any such purpose, must at all times be at least equal to the aggregate amount which the borrower is required to have on deposit for such purpose. The aggregate amount guaranteed under any such BPLP Guaranty will be reduced as the borrower expends funds for the purposes which such funds would have otherwise been deposited in the reserve account. The aggregate amount of any BPLP Guaranty may not at any time exceed 11.8% of the outstanding principal balance of the General Motors Building Loan Combination.

In the event of any downgrade, withdrawal or qualification of the rating of BPLP Guarantor by any rating agency such that BPLP Guarantor no longer satisfies the BPLP Guarantor Required Rating, within 10 business days of such downgrade, withdrawal or qualification, the borrower is required to (i) deposit with the lender cash in the amount of the guaranteed obligations under each BPLP Guaranty then outstanding, and/or (ii) provide the lender with a letter of credit with a face amount equal to the guaranteed obligations under each BPLP Guaranty then outstanding.

At closing, BPLP provided a BPLP Guaranty in lieu of depositing $107,946,183 for existing tenant improvement and leasing commission costs and $161,161,013 in existing gap rent and free rent obligations.

■	Lockbox and Cash Management. The General Motors Building Loan documents require a hard lockbox with springing cash management. The General Motors Building Loan documents required the borrower to deliver tenant direction letters at closing, directing tenants to pay rent directly to a lender-controlled lockbox account and require rents received by the borrower or the property manager with respect to the General Motors Building Property be deposited into such lockbox account within five business days after receipt thereof during the term of the General Motors Building Loan. During the continuance of a Cash Management Sweep Period (as defined below), all amounts in the lockbox account are required to be swept to a lender-controlled cash management account on a daily basis and, provided no event of default under the General Motors Building Loan documents is continuing, applied to payment of debt service and funding of required reserves, with the remainder (i) to the extent a Cash Management Sweep Period is continuing, first applied to pay monthly operating expenses and then deposited into an excess cash flow reserve and held by the lender as additional collateral for the General Motors Building Loan; provided, however, if no event of default is continuing, such funds are required to be disbursed to the borrower within ten days after the lender’s receipt of a written request from the borrower (at its election) (a) to pay shortfalls on debt service on the General Motors Building Loan Combination, (b) to disburse monthly operating expenses (including payments to any affiliate of the borrower if set forth in the approved annual budget or otherwise approved by the lender) as set forth in the approved annual budget and extraordinary expenses reasonably approved by the lender, (c) to pay capital expenditures (other than payments to any affiliate of the borrower unless set forth in the approved annual budget or otherwise approved by the lender) subject to the satisfaction of certain capital expenditure release conditions and (d) to pay tenant improvement costs, tenant improvement allowances or leasing expenses as set forth in the approved annual budget or incurred on commercially reasonable terms in connection with leases which do not require the lender’s approval, subject to satisfaction of certain tenant improvement release conditions or leasing commission/allowance release conditions, and (ii) to the extent no Cash Management Sweep Period is continuing, to be swept into the borrower’s operating account. After the occurrence and during the continuance of an event of default under the General Motors Building Loan documents, the lender may apply any funds in the cash management account to amounts payable under the General Motors Building Loan (and/or toward the payment of expenses of the General Motors Building Property), in such order of priority as the lender may determine.

A “Cash Management Sweep Period” will commence upon the occurrence of (a) an event of default under the General Motors Building Loan documents or (b) the debt service coverage ratio being less than 1.20x as of the last day of any calendar quarter and will terminate upon (x) in the case of clause (a), the cure of such event of default, and (y) in the case of clause (b) (A) the debt service coverage ratio of the General Motors Building Loan Combination being 1.20x or greater for one calendar quarter and no event of default is continuing or (B) the borrower’s delivery of (x) cash in an amount that would have to be prepaid to bring the debt service coverage ratio to 1.20x to be held as an additional reserve fund, (y) a letter of credit satisfying the requirements in the General Motors Building Loan documents or (z) so long as BPLP’s senior unsecured credit rating is BBB or higher by S&P and Baa3 or higher by Moody’s, a guaranty by BPLP, in each case in an amount that would be required to be prepaid in order for the debt service coverage ratio to equal at least 1.20x.

■	Property Management. The General Motors Building Property is managed by BPLP, a borrower affiliate. The lender has the right to direct the borrower to terminate the property management agreement and replace the property

B-16

LOAN #1: General Motors Building

manager if (i) the property manager becomes insolvent or a debtor in an involuntary bankruptcy or insolvency proceeding not dismissed within 90 days or any voluntary bankruptcy or insolvency proceeding; (ii) an event of default under the General Motors Building Loan Combination documents has occurred and is continuing; (iii) the property manager has engaged in gross negligence, fraud, willful misconduct or misappropriation of funds; or (iv) a default by the property manager under the property management agreement has occurred and is continuing beyond all applicable notice and cure periods. The borrower has the right to replace the property manager without the lender’s consent, provided no event of default is continuing under the General Motors Building Loan documents with a Qualified Manager (as defined below) provided that the borrower enters into a replacement property management agreement on an arms-length basis and commercially reasonable market terms and a subordination of management agreement reasonably acceptable to the lender, and, if such Qualified Manager is an affiliate of the borrower, upon delivery of a new non-consolidation opinion.

A “Qualified Manager” means (a) any affiliate of BPLP, (b) a property manager which has at least ten years’ experience in the management of Class-A office buildings in Manhattan, New York which at the time of its engagement as property manager of the General Motors Building Property has under management at least five million leasable SF comprising at least ten Class-A office buildings, provided that such property manager is not the subject of a bankruptcy or similar insolvency proceeding; or (c) any other management organization approved by the lender in its reasonable discretion, for which the lender shall have received a rating agency confirmation in connection therewith.

■	Mezzanine or Secured Subordinate Indebtedness. Not permitted.

■	Release of Collateral. Not permitted.

■	Terrorism Insurance. The borrower is required to maintain an “all-risk” insurance policy that provides coverage for terrorism in an amount equal to 100% of the full replacement cost of the General Motors Building Property with no deductible in excess of $100,000 (except with respect to earthquake and windstorm coverage), plus a business interruption insurance policy that provides 18 months of business interruption coverage with an additional extended period of indemnity for up to six months after the physical loss has been repaired. Notwithstanding the foregoing, in the event TRIPRA is no longer in effect, in no event is the borrower required to pay insurance premiums for terrorism insurance exceeding two times the amount of the then-current annual premium for the required comprehensive all risk insurance (excluding any terrorism, earthquake or flood component thereof) and business income/rent loss insurance (“Terrorism Premium Cap”) and, if the cost of such terrorism insurance exceeds the Terrorism Premium Cap, the borrower is required to purchase the maximum amount of terrorism insurance available with funds equal to the Terrorism Premium Cap. Provided that TRIPRA remains in effect, the borrower is permitted to maintain terrorism coverage from a captive insurance company pursuant to the conditions of the General Motors Building Loan documents. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

B-17

LOAN #2: Olympic tower

B-18

LOAN #2: Olympic tower

B-19

LOAN #2: Olympic tower

Olympic Tower
645, 647, and 651 Fifth Avenue
10 East 52nd Street
New York, NY 10022
New York
MANHATTAN
Upper West Side
Upper East Side
West New York
Astoria
Long Island City
Hoboken
Jersey City
Financial District
SoHo
NYU
Midtown
Times Square
Carnegie Hall
United Nations
Empire State Building
Madison Square Garden
Natural History Museum
Metropolitan Museum of Art
Central Park
BROOKLYN
ROCKEFELLER CENTER
TIMES SQUARE
Central Park Zoo
Plaza Hotel
General Motors Bldg
Bloomingdale's
Bloomberg HQ
Sony Building
Museum of Modern Art (MOMA)
New York Hilton Hotel
CBS Building
666 Fifth
Calyon Building
Sperry Rand Building
AXA Center
Radio City Music Hall
International Building
Saint Patrick's Cathedral
Time & Life Building
RCA Building
McGraw-Hill Building
Seagram Bldg
345 Park
399 Park
Citigroup Center
Waldorf Astoria Hotel
277 Park
245 Park
Met Life Building
Grand Central Terminal
Helmsley Building
Chrysler Bldg
Grand Hyatt
US Post Office
Graybar Building
Bank of America Tower
New York Public Library
JP Morgan Chase
Roosevelt Hotel
Bank of America Plaza
PlayStation Theater
NY Marriott Marquis Hotel
Morgan Stanley
E 63RD STREET
E 62ND STREET
E 61ST STREET
E 60TH STREET
W 59TH STREET
E 59TH STREET
W 58TH STREET
E 58TH STREET
W 57TH STREET
W 56TH STREET
W 55TH STREET
W 54TH STREET
W 53RD STREET
W 52ND STREET
W 51ST STREET
W 50TH STREET
W 49TH STREET
E 45TH STREET
E 44TH STREET
W 44TH STREET
E 43RD STREET
W 43RD STREET
E 42ND STREET
W 42ND STREET
FIFTH AVENUE
MADISON AVENUE
PARK AVENUE
LEXINGTON AVENUE
THIRD AVENUE
SIXTH AVENUE
SEVENTH AVENUE
BROADWAY

B-20

LOAN #2: Olympic tower

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller(2)		GACC
Location (City/State)	New York, New York	Cut-off Date Balance(3)		$60,000,000
Property Type	Mixed Use	Cut-off Date Balance per SF(1)		$1,162.99
Size (SF)	525,372	Percentage of Initial Pool Balance		6.4%
Total Occupancy as of 4/27/2017	98.8%	Number of Related Mortgage Loans		NAP
Owned Occupancy as of 4/27/2017	98.8%	Type of Security		Leasehold(4)
Year Built / Latest Renovation	1905, 1930, 1973 / NAP	Mortgage Rate		3.95394737%
Appraised Value	$1,900,000,000	Original Term to Maturity (Months)		120
Appraisal Date	4/1/2017	Original Amortization Term (Months)		NAP
Borrower Sponsor	OMERS Administration Corporation;	Original Interest Only Period (Months)		120
Crown Olympic Partners LLC		First Payment Date		6/6/2017
Property Management	Oxford I Asset Management USA Inc.	Maturity Date		5/6/2027

Underwritten Revenues	$94,904,955
Underwritten Expenses	$26,624,023	Escrows(5)
Underwritten Net Operating Income (NOI)	$68,280,932		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$66,136,694	Taxes	$0	$0
Cut-off Date LTV Ratio(1)	32.2%	Insurance	$298,431	$0
Maturity Date LTV Ratio(1)	32.2%	Replacement Reserve	$25,989,597	$0
DSCR Based on Underwritten NOI / NCF(1)	2.79x / 2.70x	TI/LC	$21,357,936	$0
Debt Yield Based on Underwritten NOI / NCF(1)	11.2% / 10.8%	Other(6)	$13,997,581	$153,680

Sources and Uses

Sources	$	%	Uses	$	%
Senior Pari Passu Notes	$611,000,000	61.1%	Principal Equity Distribution	$665,800,015	66.6%
Junior Non-Trust Notes	149,000,000	14.9	Loan Payoff	249,903,892	25.0
Mezzanine Debt	240,000,000	24.0	Reserves	61,643,545	6.2
			Closing Costs	22,652,548	2.3
Total Sources	$1,000,000,000	100.0%	Total Uses	$1,000,000,000	100.0%

(1)	DSCR, LTV, Debt Yield and Balance / SF calculations are based on the aggregate outstanding principal balance of the Olympic Tower Senior Pari Passu Notes (as defined below) and exclude the aggregate outstanding principal balance of the Olympic Tower Junior Non-Trust Notes (as defined below).

(2)	The Olympic Tower Loan Combination (as defined below) was originated by Deutsche Bank AG, acting through its New York Branch (“DBNY”) (an affiliate of German American Capital Corporation), Goldman Sachs Mortgage Company and Morgan Stanley Bank, N.A. (“MSBNA”).

(3)	The Cut-off Date Balance of $60,000,000 represents the non-controlling notes A-1-C2 and A-1-C3, which are part of a loan combination evidenced by 14 notes having an aggregate outstanding principal balance as of the Cut-off Date of $760,000,000. The related companion loans are evidenced by (i) nine senior pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $551,000,000 and (ii) three junior notes with an aggregate outstanding principal balance as of the Cut-off Date of $149,000,000.

(4)	The collateral consists of the borrower’s (A) leasehold interest in all or a portion of four buildings (as described below under “The Mortgaged Property”) and (B) sub-leasehold interest in a parcel of the land (as described below under “The Mortgaged Property”).

(5)	See “—Escrows” below.

(6)	Other upfront escrows include $11,843,236 for rent concessions and $2,154,345 for ground rent.

■	The Mortgage Loan. The mortgage loan (the “Olympic Tower Loan”) is part of a loan combination (the “Olympic Tower Loan Combination”) evidenced by 14 notes comprising (i) 11 senior pari passu notes (collectively the “Olympic Tower Senior Pari Passu Notes”) with a combined outstanding principal balance as of the Cut-off Date of $611,000,000, and (ii) three junior pari passu notes (collectively, the “Olympic Tower Junior Non-Trust Notes”) with a combined outstanding principal balance as of the Cut-off Date of $149,000,000. The Olympic Tower Junior Non-Trust Notes are subordinate to the Olympic Tower Senior Pari Passu Notes as and to the extent described in “Description of the Mortgage Pool—The Loan Combinations—The Olympic Tower Loan Combination” in the Preliminary Prospectus. The aggregate outstanding principal balance as of the Cut-off Date of all the notes evidencing the Olympic Tower Loan Combination is $760,000,000. The Olympic Tower Loan Combination is secured by the borrower’s leasehold and subleasehold interest in four buildings comprising a mixed use office and retail property located in New York, New York (the “Olympic Tower Property”). The Olympic Tower Loan is evidenced by non-controlling notes A-1-C2 and A-1-C3, has an outstanding principal balance as of the Cut-off Date of $60,000,000 and represents approximately 6.4% of the Initial Pool Balance. The related companion loans are evidenced by nine Olympic Tower Senior Pari Passu Notes which have an aggregate outstanding principal balance as of the Cut-off Date of $551,000,000 (collectively, the “Olympic Tower Senior Pari Passu Companion Loans”), and the Olympic Tower Junior Non-Trust Notes, as detailed in the note summary table below. The Olympic Tower Loan Combination was originated by DBNY, Goldman Sachs Mortgage Company and MSBNA on May 1, 2017. Each note evidencing the Olympic Tower Loan Combination has an interest rate of 3.95394737% per annum. The borrower utilized the proceeds of the Olympic Tower Loan Combination to refinance the existing debt on the Olympic Tower Property, return equity to the borrower sponsors, fund reserves and pay origination costs.

B-21

LOAN #2: Olympic tower

Note Summary

Note	Current or Anticipated Holder of Securitized Note	Cut-off Date Balance
Olympic Tower Loan
A-1-C2, A-1-C3	CD 2017-CD5	$60,000,000
Olympic Tower Senior Pari Passu Companion Loans
A-1-S, A-2-S, A-3-S	Olympic Tower 2017-OT	$331,000,000
A-1-C1, A-1-C4, A-1-C5	DBJPM 2017-C6	$80,000,000
A-2-C1, A-2-C2	Goldman Sachs Mortgage Company	$84,000,000
A-3-C	BANK 2017-BNK5	$56,000,000
Olympic Tower Junior Non-Trust Notes
B-1, B-2, B-3	Olympic Tower 2017-OT	$149,000,000

The Olympic Tower Loan Combination had an initial term of 120 months and has a remaining term of 117 months as of the Cut-off Date. The Olympic Tower Loan Combination requires interest only payments throughout the entire term. The scheduled maturity date of the Olympic Tower Loan Combination is the due date in May 2027. Voluntary prepayment of the Olympic Tower Loan Combination is permitted on or after the due date in November 2026. Defeasance of the Olympic Tower Loan Combination with direct, non-callable obligations of the United States of America or other obligations which are “government securities” is permitted at any time after the earlier of May 1, 2020 and the second anniversary of the securitization of the last portion of the Olympic Tower Loan Combination.

■	The Mortgaged Property. The Olympic Tower Property, built in separate phases in 1905, 1930 and 1973, is comprised of the borrower’s (A) leasehold interest in four buildings, including (i) a commercial condominium unit consisting of approximately 388,170 SF of office space across floors 3 - 21 and 36,556 SF of retail space across two sublevel floors and floors 1–2, which is part of a 52-story Class A mixed-use building located at 645 Fifth Avenue, New York, New York, (ii) an adjacent five-story building totaling 55,000 SF of ground and upper floor luxury retail occupied by Cartier, located at 651 Fifth Avenue, (iii) an adjacent five-story building totaling 20,000 SF of ground and upper level luxury retail occupied by Versace U.S.A., Inc., located at 647 Fifth Avenue, New York, New York and (iv) a 25,646 SF seven-story Class A office and retail building, located at 10 East 52nd Street, New York, New York, and (B) sub-leasehold interest in an approximately 2,211 SF parcel of land underlying a portion of the Olympic Tower Property. Above the condominium portion of the Olympic Tower Property is a 230-unit residential condominium (and, together with the condominium portion of the Olympic Tower Property, the “645 Fifth Avenue Condominium”). The residential condominium is not collateral for the Olympic Tower Loan. The 645 Fifth Avenue Condominium board consists of nine managers, four of which are appointed by the commercial unit owner (which right was assigned to the borrower pursuant to the ground lease). The 645 Fifth Avenue Condominium board is not controlled by the borrower. However, all decisions that affect only the commercial unit or the common areas enjoyed exclusively by the commercial unit and that do not affect the residential condominium unit require a majority vote of the managers elected by the commercial unit owner that are present at a meeting at which a quorum (a majority of the managers) is present. The 645 Fifth Avenue Condominium building was developed by Aristotle Onassis and designed by Skidmore, Owings & Merrill. When it was built originally in 1973, the building was one of the first mixed-use condominiums in New York City. The borrower sponsors plan to complete an approximately $26.0 million lobby renovation in the Olympic Tower Property, which is expected to commence in July 2017.

The Olympic Tower Property has an eight year average historical occupancy of 97.2%, excluding the underwritten occupancy. The five largest tenants at the Olympic Tower Property comprise 437,322 SF, representing 83.2% of the GLA and 72.1% of underwritten gross rent. The Olympic Tower Property is a flagship location for Cartier, the New

B-22

LOAN #2: Olympic tower

York headquarters for the NBA Properties, Inc., the North American headquarters for Richemont North America, Inc. and the corporate headquarters for MSD Capital, L.P.

The Olympic Tower Property is situated on Fifth Avenue in Manhattan, which is considered among the most expensive retail corridors in the world according to the appraisal. The retail space located on Fifth Avenue is in proximity to the Waldorf-Astoria Hotel and numerous flagship stores, including MoMA Architecture & Design, Lord & Taylor and Saks Fifth Avenue, and to Central Park and the Empire State Building. The Olympic Tower Property’s retail tenants include the boutiques of Versace, FURLA, H. Stern, J. Choo, Armani Exchange and a flagship location of Cartier.

The Olympic Tower Property is 98.8% leased to a tenant roster of office and retail tenants. The five largest tenants by GLA are NBA Properties, Inc. (36.5% of GLA, 17.4% of underwritten gross rent), Richemont North America, Inc. (24.1% of GLA, 10.7% of underwritten gross rent), Cartier (10.5% of GLA, 24.9% of underwritten gross rent), MSD Capital, L.P. (8.4% of GLA, 4.3% of underwritten gross rent) and Versace U.S.A., Inc. (3.8% of GLA, 14.8% of underwritten gross rent). The top five tenants at the Olympic Tower Property occupy 83.2% of the GLA, comprise 72.1% of the underwritten gross rent and exhibit a weighted average remaining lease term of 13.5 years. The underwritten gross rent represents the base rent and recoveries for each tenant.

The following table presents certain information relating to historical leasing at the Olympic Tower Property:

Historical Leased %(1)(2)

	2008	2009	2010	2011	2012	2013	2014	2015	2016	UW (April 2017)(3)
645 Fifth Avenue	94.30%	99.10%	95.80%	94.80%	97.40%	98.70%	100.00%	94.40%	94.40%	98.50%
647 Fifth Avenue	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
651 Fifth Avenue	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
10 East 52nd	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
Wtd. Avg.	95.40%	99.30%	96.60%	95.80%	97.90%	98.90%	100.00%	95.50%	95.50%	98.80%

(1)	Source: borrower sponsor and third party market reports.

(2)	Represents occupancy as of December 31 for the indicated year unless otherwise specified.

(3)	Based on the underwritten rent roll dated April 27, 2017.

B-23

LOAN #2: Olympic tower

The following table presents certain information relating to the major tenants at the Olympic Tower Property:

Ten Largest Owned Tenants Based on Underwritten Gross Rent(1)

Tenant Name	Credit Rating (Fitch/MIS/S&P)(2)	Tenant GLA	% of GLA	UW Gross Rent	% of Total UW Gross Rent	UW Gross Rent $ per SF	Lease Expiration	Renewal / Extension Options
Cartier(3)	NR / NR / NR	55,000	10.5%	$23,077,964	24.9%	$419.60	7/31/2037	NA
NBA Properties, Inc.(4)(5)	NR / NR / NR	191,957	36.5	16,115,256	17.4	$83.95	Various	2, 5-year options
Versace U.S.A., Inc.(3)	NR / NR / NR	20,000	3.8	13,704,210	14.8	$685.21	12/31/2023	1, 5-year option
Richemont North America, Inc.(6)	NR / NR / NR	126,386	24.1	9,952,132	10.7	$78.74	7/31/2028	NA
Armani Exchange	NR / Ba2 / BB	10,475	2.0	7,239,724	7.8	$691.14	1/31/2022	NA
H. Stern	NR / NR / NR	8,749	1.7	4,250,337	4.6	$485.81	1/31/2022	NA
MSD Capital, L.P.	NR / NR / NR	43,979	8.4	3,955,892	4.3	$89.95	3/31/2022	1, 5-year option
Fig and Olive - 10 E	NR / NR / NR	6,917	1.3	762,594	0.8	$110.25	6/30/2022	1, 5-year option
Schafer Cullen Capita	NR / NR / NR	8,977	1.7	703,936	0.8	$78.42	1/31/2023	1, 5-year option
ASO Public Benefit Foundation	NR / NR / NR	12,073	2.3	657,170	0.7	$54.43	9/30/2029	1, 5-year option
Ten Largest Owned Tenants		484,513	92.2%	$80,419,215	86.8%	$165.98
Remaining Tenants(7)		34,391	6.5	12,273,862	13.2	$356.89
Vacant		6,468	1.2	0	0.0	$0.00
Total / Wtd. Avg. All Tenants		525,372	100.0%	$92,693,077	100.0%	$178.63

(1)	Based on the underwritten rent roll dated April 27, 2017.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Tenant GLA listed for Cartier and Versace U.S.A., Inc. is an approximation based on the total building SF of the Cartier building and Versace building, respectively.

(4)	NBA Properties, Inc. has the one-time right, before July 1, 2018, to terminate its lease as to (a) a portion of its space on the 12th floor or (b) the entire 20th floor of the Olympic Tower Property upon written notice. NBA Properties, Inc. also has the one-time right to terminate its lease as to either (i) its uppermost floor of office space or (ii) the entire space leased to the tenant on the lowermost floor of office space after January 1, 2026 by providing at least 18 months prior notice and payment of a termination fee. NBA Properties, Inc. also has the one-time right to vacate or surrender all or a portion of the Swing Space (as defined below) upon 180 days’ prior written notice (and certain additional requirements). Moreover, the tenant may extend the term of the Swing Space for the full term of the other leased premises upon 180 days’ written notice. The “Swing Space” is comprised of the entire 11th floor of the Olympic Tower Property and 5,350 SF on the 12th floor of the Olympic Tower Property. NBA Properties, Inc. was granted a free rent period from July 2018 through December 2018, which was reserved for at loan closing.

(5)	NBA Properties, Inc. leases 163,117 SF of space, including 794 SF of storage space, with an expiration date of December 31, 2035. Unless NBA Properties, Inc. exercises its option to extend the term of the Swing Space for the full term of the other leased premises, the 28,840 SF of space known as the Swing Space will expire on April 6, 2020. Upon exercising its expansion option to include all or a portion of the Swing Space under its lease, NBA Properties, Inc. will be granted an additional eight months of free rent on the Swing Space, which has not been reserved for. NBA Properties, Inc. was granted 12 months of free rent on the Swing Space, five months of which were reserved upfront at loan closing.

(6)	Richemont North America, Inc. is entitled to free rent on a single suite (Suite 902—2,791 SF) of its space through December 2017.

(7)	Longchamp (1.1% of GLA, 6.8% of underwritten gross rent) is not yet in occupancy and has not yet begun paying rent. Longchamp recently executed a lease, expected to commence on December 1, 2017, to backfill the space to be vacated by Swatch. Swatch exercised an early termination option and is expected to vacate its space in October 1, 2017, subject to an extension option until November 1, 2017. The borrower reserved $1,041,666 in gap rent at loan origination for the transition of the space.

The following table presents the lease rollover schedule at the Olympic Tower Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Gross Rent	% of Total UW Gross Rent	UW Gross Rent $ per SF	# of Expiring Tenants
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2017	0	0.0	0.0%	0	0.0	$0.00	0
2018	5,626	1.1	1.1%	660,229	0.7	$117.35	2
2019	6,918	1.3	2.4%	655,859	0.7	$94.80	2
2020	31,314	6.0	8.3%	1,691,304	1.8	$54.01	3
2021	975	0.2	8.5%	97,255	0.1	$99.75	1
2022	70,120	13.3	21.9%	16,208,547	17.5	$231.15	4
2023	30,477	5.8	27.7%	14,513,600	15.7	$476.21	3
2024	6,677	1.3	29.0%	538,434	0.6	$80.64	1
2025	2,110	0.4	29.4%	179,536	0.2	$85.09	1
2026	0	0.0	29.4%	0	0.0	$0.00	0
2027	5,811	1.1	30.5%	6,263,334	6.8	$1,077.84	1
2028 & Thereafter	358,876	68.3	98.8%	51,884,980	56.0	$144.58	5
Vacant	6,468	1.2	100.0%	0	0.0	$0.00	0
Total / Wtd. Avg.	525,372	100.0%		$92,693,077	100.0%	$178.63	23

(1)	Calculated based on approximate square footage occupied by each Owned Tenant unless otherwise specified.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

B-24

LOAN #2: Olympic tower

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Olympic Tower Property:

Cash Flow Analysis

	2014	2015	2016	Underwritten	Underwritten $ per SF
Total Minimum/Base Rent(1)	$67,699,023	$76,002,330	$79,607,342	$85,478,957	$162.70
Rent Steps(2)	0	0	0	2,682,845	5.11
Net Present Value Rent Credit(3)	0	0	0	1,807,706	3.44
Value of Vacant Space(4)	0	0	0	290,095	0.55
Gross Potential Rent	$67,699,023	$76,002,330	$79,607,342	$90,259,603	$171.80
CAM / Other	1,928,140	3,510,841	5,419,802	8,176,679	15.56
Total Recoveries	$1,928,140	$3,510,841	$5,419,802	$8,176,679	$15.56
Miscellaneous Revenue	1,478,130	1,620,636	401,486	114,528	0.22
Total Other Income	$1,478,130	$1,620,636	$401,486	$114,528	$0.22
Total Gross Income	$71,105,293	$81,133,807	$85,428,630	$98,550,810	$187.58
Less: Vacancy(5)	0	0	0	(3,645,856)	(6.94)
Effective Gross Income	$71,105,293	$81,133,807	$85,428,630	$94,904,955	$180.64
Total Expenses	21,121,302	23,050,850	24,792,052	26,624,023	50.68
Net Operating Income	$49,983,991	$58,082,957	$60,636,578	$68,280,932	$129.97
Reserves for Replacements	0	0	0	131,343	0.25
Leasing Commissions	0	0	0	1,440,628	2.74
Tenant Improvements	0	0	0	572,266	1.09
Net Cash Flow	$49,983,991	$58,082,957	$60,636,578	$66,136,694	$125.89

Occupancy	100.0%	95.5%	95.5%	98.8%
NOI Debt Yield(6)	8.2%	9.5%	9.9%	11.2%
NCF DSCR(6)	2.04x	2.37x	2.48x	2.70x

(1)	The increase in Underwritten Total Minimum/Base Rent is primarily due to (i) the NBA Properties, Inc. 28,840 SF expansion attributing approximately $1.6 million to base rent and (ii) contractual rent increases for in-place tenants.

(2)	Credit given to contractual rent steps through April 1, 2018 for all tenants.

(3)	Net present value step rent credit for NBA Properties, Inc. Richemont North America, Inc. and Cartier through the earlier of the lease expiration or loan maturity using a 7.0% discount rate.

(4)	Based on the weighted average of $85.00 per SF for vacant office space, $40.00 per SF for vacant second floor retail space and $10.00 per SF for vacant basement space.

(5)	Blend of 5.0% of the Gross Potential Rent and Total Recoveries for office and 3.0% of the Gross Potential Rent and Total Recoveries for retail.

(6)	NOI Debt Yield and NCF DSCR calculations are based on the aggregate outstanding principal balance of the Olympic Tower Senior Pari Passu Notes and exclude the outstanding principal balance of the Olympic Tower Junior Non-Trust Notes.

■	Appraisal. According to the appraisal, the Olympic Tower Property had an “as-is” appraised value of $1,900,000,000 as of April 1, 2017.

Appraisal Approach(1)	Value	Discount Rate	Capitalization Rate
Direct Capitalization Approach	$1,950,000,000	N/A	3.25%
Discounted Cash Flow Approach	$1,900,000,000	5.50%	4.50%(2)

(1)	Based on the “as-is” appraised value.

(2)	Represents the terminal capitalization rate.

■	Environmental Matters. Based on a Phase I environmental report dated March 21, 2017, the environmental consultant did not identify evidence of any recognized environmental conditions (other than the continued implementation of the existing asbestos operations and maintenance program currently in place at the Olympic Tower Property).

■	Market Overview and Competition. The Olympic Tower Property is located on Fifth Avenue between East 51st Street and East 52nd Street. This area of Midtown Manhattan is known as the Madison/Fifth Avenue subdistrict within the Plaza Office District and is considered one of Manhattan's premier office locations according to the appraisal. The Olympic Tower Property is surrounded by many New York landmarks, restaurants, hotels, retail shops and tourist attractions, made accessible by the presence of several transportation options.

The three office statistical areas that comprise the Plaza Office District contain 81.8 million SF of Class A office space, 4.9 million SF of Class B office space and 368,885 SF of Class C office space. Historically, the Plaza District has evidenced the highest rents in Midtown due to the demand generated by its location and quality space, according to the appraisal. As of the fourth quarter of 2016, the Class A office space in the Plaza Office District had a direct vacancy rate of 8.9% and average asking rents of $98.53 per SF, above the direct primary Midtown Class A average

B-25

LOAN #2: Olympic tower

of $87.14 per SF. As of the fourth quarter of 2016, the Madison/Fifth Avenue subdistrict consisted of approximately 21.1 million SF of Class A office space and had a direct vacancy rate of 10.6% and overall direct weighted average asking rents of $107.68 per SF. Class A overall vacancy in the Madison/Fifth Avenue subdistrict dropped 1.5% during the quarter to 11.5%, its lowest level in almost eight years.

The following table presents certain information relating to the Plaza Office District Class A space as of the fourth quarter of 2016:

Plaza Office District Class A Market Summary(1)
	Inventory (SF)	Overall Vacancy	Direct Vacancy	Direct Wtd. Avg. Class A Rent per SF	YTD Leasing Activity (SF)
Park Avenue	21,842,808	10.5%	7.8%	$102.15	1,229,021
Madison / Fifth	21,140,425	11.5%	10.6%	$107.68	1,315,131
Sixth / Rockefeller Center	38,838,121	10.2%	8.5%	$90.40	2,728,707
Total / Wtd. Avg.	81,821,354	10.6%	8.9%	$98.00	5,272,859

(1)	Source: Appraisal.

The appraiser identified 35 comparable office properties totaling approximately 14.8 million SF that exhibited a rental range of $66.00 per SF to $200.00 per SF and a weighted average occupancy rate of approximately 83.7% for direct space.

Of the 35 buildings, six are considered directly competitive with the Olympic Tower Property in terms of the building classification, asking rents, rentable office SF and current occupancy. The directly competitive properties exhibited a gross rental range of $75.00 per SF to $140.00 per SF and a weighted average occupancy of approximately 92.1%. The higher end of the rental range reflects asking rents on the higher floors of the comparables, which are physically located above the Olympic Tower Property’s highest floor (25th floor). The average direct occupancy rates for these buildings is approximately 93.1%, compared to approximately 83.7% for all the competitive buildings compared with the Olympic Tower Property and approximately 91.7% for Class A space within Midtown Manhattan as a whole.

The appraiser concluded that the Olympic Tower Property should command office rental rates averaging in the mid $80’s per SF and maintain a stabilized occupancy of over 90.0%.

Directly Competitive Buildings(1)
	Office Area (GLA)	Direct Available SF	Sublease Available SF	% Occupied (Direct)	% Occupied (Total)	Direct Asking Rent (per SF)
Property						Low	High
Olympic Tower Property(2)	406,899	2,201	0	99.5%	99.5%
650 Fifth Avenue	327,570	48,525	0	85.2%	85.2%	$75.00	$90.00
712 Fifth Avenue	457,281	31,408	9,813	93.1%	91.0%	$85.00	$140.00
717 Fifth Avenue	405,192	13,718	0	96.6%	96.6%	$110.00	$110.00
725 Fifth Avenue	190,000	14,900	0	92.2%	92.2%	$100.00	$100.00
535 Madison Avenue	415,000	14,765	0	96.4%	96.4%	$105.00	$105.00
540 Madison Avenue	258,511	19,112	10,900	92.6%	88.4%	$85.00	$107.00
Total / Wtd. Avg.(3)	2,053,554	142,428	20,713	93.1%	92.1%

(1)	Source: Appraisal.

(2)	Based on the underwritten rent roll dated April 27, 2017.

(3)	Total / Wtd. Avg. does not include the Olympic Tower Property.

The Olympic Tower Property is located in the Upper Fifth Avenue Retail submarket, which is defined as Fifth Avenue between the north side of 49th Street to the south side of 60th Street. The Upper Fifth Avenue Retail submarket is the strongest retail submarket in Manhattan, and the second most expensive retail corridor in the world, according to the appraisal. As of the fourth quarter of 2016, direct asking rents in the submarket were $2,924 per SF. The availability, the number of available retail spaces available divided by the total number of retail spaces in a given market, was 15.9% as of the fourth quarter of 2016 with 11 units available for lease in the submarket.

B-26

LOAN #2: Olympic tower

The appraisal concluded to the following market rents per space type at the Olympic Tower Property, using 10 retail rent comparables.

Retail Lease Market Rent Conclusions(1)
645 Fifth Avenue Corner	Floor	Market Rent per SF	647 5th Avenue	Floor	Market Rent per SF
Armani Exchange	Basement	$200.00	Versace U.S.A., Inc.	Basement	$50.00
Armani Exchange	Grade	$3,500.00	Versace U.S.A., Inc.	Grade	$3,500.00
Armani Exchange	Second Floor	$200.00	Versace U.S.A., Inc.	Second	$350.00
645 Fifth Avenue Midblock	Floor	Market Rent per SF	Versace U.S.A., Inc.	Third	$200.00
H. Stern	Basement	$50.00	Versace U.S.A., Inc.	Fourth	$100.00
H. Stern	Grade	$3,500.00	Versace U.S.A., Inc.	Fifth	$100.00
H. Stern	Second Floor	$200.00	651 5th Avenue	Floor	Market Rent per SF
Longchamp USA, Inc.	Basement	$50.00	Cartier	Basement	$50.00
Longchamp USA, Inc.	Grade	$3,500.00	Cartier	Grade	$3,250.00
FURLA	Basement	$50.00	Cartier	Second	$200.00
FURLA	Grade	$3,500.00	Cartier	Third	$100.00
645 Fifth Avenue Side Street	Floor	Market Rent per SF	Cartier	Fourth	$70.00
J. Choo	Basement	$50.00	Cartier	Fifth	$70.00
J. Choo	Grade	$450.00	10 East 52nd Street	Floor	Market Rent per SF
J. Choo	Mezz	$250.00	Fig and Olive	Basement	$50.00
645 Fifth Avenue Atrium	Floor	Market Rent per SF	Fig and Olive	Grade	$200.00
Grano 52 - Cipriani	Grade	$45.00	Fig and Olive	Second	$75.00
ASO Public Benefit Foundation	Basement	$30.00
To-Be-Leased	Basement	$50.00	Storage Space		$30.00
645 Fifth Avenue 2nd Floor	Floor	Market Rent per SF
IGV	Second Floor	$100.00
To-Be-Leased	Second Floor	$100.00

(1)	Source: Appraisal.

■	The Borrower. The borrower, OT Real Estate Owner LLC, is a single purpose entity and Delaware limited liability company structured to be bankruptcy-remote with two independent directors in its organizational structure. Legal counsel for the borrower delivered a non-consolidation opinion in connection with the origination of the Olympic Tower Loan Combination. The sponsors of the borrower are OMERS Administration Corporation (“OMERS”) and Crown Olympic Partners LLC. Oxford Properties Group (“Oxford”) is the real estate investment arm of and a subsidiary of OMERS. Crown Olympic Partners LLC is an affiliate of Crown Acquisitions (“Crown”). The nonrecourse carve-out guarantors are OPG Investment Holdings (US), LLC, Crown Retail Services LLC, Centurian Management Corporation and Crown 600 Broadway LLC, on a joint and several basis. The Olympic Tower Loan recourse does not cover the typical nonrecourse carve-outs; provided it will cover certain acts of the related borrower and/or its principals specified in the Olympic Tower Loan documents, including certain voluntary or involuntary collusive bankruptcy-related events, provided, however, that any recourse with respect to bankruptcy-related events is capped at an amount equal to 10.0% of the original principal balance of the Olympic Tower Loan Combination, plus reasonable out-of-pocket costs and expenses (including court costs and reasonable, out-of-pocket attorneys’ fees) incurred by the lender in the enforcement of the guaranty or the preservation of the lender’s rights under the guaranty. Notwithstanding the foregoing, there is no limitation on guarantor recourse liability if any bankruptcy-related event in any way results in a termination, surrender or rejection of the Olympicgold Ground Lease (as defined below) or an amendment or modification of the Olympicgold Ground Lease in a manner adverse to the lender without the lender’s prior written consent.

OMERS is one of Canada’s largest pension funds with over $85.2 billion of net assets as of year-end 2016. Oxford Properties Group is the global real estate investment arm of OMERS. Established in 1960, Oxford manages real estate for itself and on behalf of its co-owners and investment partners with offices across Canada and in New York, Washington, Boston, London and Luxembourg. Oxford’s approximately $41.0 billion real estate portfolio consists of approximately 60 million SF and over 150 properties that total approximately 3,600 hotel rooms and over 9,500 residential units located across Canada, Western Europe and US markets. Recently completed development projects include 600 Massachusetts Avenue and MNP Tower totaling 670,000 SF in Washington, DC and Vancouver, Canada as well as the Leadenhall Building, a 600,000 SF office development located in London, UK. Other Oxford investments include 900 New York Avenue in Washington, DC, One Memorial Drive in Cambridge, Massachusetts,

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LOAN #2: Olympic tower

retail units on New Bond Street in London, UK and the Hudson Yards development in New York, New York. Crown’s portfolio of ownership interests includes over 50 assets in markets such as New York, Chicago, San Francisco, Las Vegas and Miami.

■	Escrows. In connection with the origination of the Olympic Tower Loan Combination, the borrower deposited (i) $25,989,597 into a replacement reserve account for lobby renovations, (ii) $21,357,936 into a TI/LC reserve account for outstanding tenant allowances, (iii) $11,843,236 into a free rent reserve account, $7,030,771 of which relates to the largest tenant, NBA Properties, Inc. and $113,966 of which relates to the second largest tenant, Richemont North America, Inc. and the remaining portion of the reserve relates to two smaller tenants, Grano 52 and Longchamp, with free rent periods through July 2017 and June 2018 respectively, (iv) $2,154,345 into a ground rent reserve account (including $307,360, which is equal to the ground rent that was paid on May 1, 2017 and June 1, 2017) and (v) $298,431 into an insurance reserve account.

On each monthly payment date, the borrower is required to deposit an amount equal to the aggregate ground rent (currently $153,680) that will be payable under the ground leases for the month immediately following the month in which such monthly payment occurs into a ground rent reserve account.

Upon the occurrence and during the continuance of a Trigger Period (as defined below), on a monthly basis, the borrower is required to deposit reserves of (i) 1/12th of estimated annual taxes, (ii) provided an acceptable blanket insurance policy is no longer in place, 1/12th of annual insurance premiums (excluding insurance premiums for insurance policies permitted to be maintained by the condominium board for the condominium included in the Olympic Tower Property or by a tenant, in lieu of the borrower maintaining such insurance policies), (iii) $8,700 into a replacement reserve account, (iv) $65,253 into a TI/LC reserve account and (v) 1/12th of estimated common charges for the commercial condominium unit.

■	Lockbox and Cash Management. The Olympic Tower Loan is structured with a hard lockbox and in place cash management. The borrower was required to send tenant direction letters to all tenants instructing them to deposit all rents and other payments into the clearing account controlled by the lender. All funds in the clearing account are required to be transferred on a daily basis into a deposit account controlled by the lender, and applied to all required payments and reserves as set forth in the Olympic Tower Loan documents. Provided no Trigger Period is continuing, excess cash in the deposit account will be disbursed to the borrower in accordance with the Olympic Tower Loan documents. During the continuance of a Trigger Period, all excess cash is required to be retained in a lender account.

A “Trigger Period” will commence upon the occurrence of (i) an event of default under the Olympic Tower Loan or under any mezzanine loan or (ii) the commencement of a Low Debt Yield Trigger Period (as defined below), and end if, (A) with respect to a Trigger Period continuing pursuant to clause (i), the event of default commencing the Trigger Period has been cured and such cure has been accepted by the lender or the applicable mezzanine lender (and no other event of default is then continuing) or (B) with respect to a Trigger Period continuing due to clause (ii), the Low Debt Yield Trigger Period has ended.

A “Low Debt Yield Trigger Period” will commence if, as of the last day of any calendar quarter, (a) the debt yield (on the Olympic Tower Loan Combination) is less than 6.84% or (b) the debt yield (on the Olympic Tower Loan Combination and mezzanine loan) is less than 5.20%, and will cease to exist if (i) the debt yield (on the Olympic Tower Loan Combination) is at least 6.84% and (ii) the debt yield (on the Olympic Tower Loan Combination and mezzanine loan) is at least 5.20%, in each case as of the last day of the calendar quarter.

■	Property Management. The Olympic Tower Property is managed by Oxford I Asset Management USA Inc., an affiliate of the borrower. The lender has the right to direct the borrower to terminate the property management agreement and replace the property manager if (i) the property manager becomes insolvent or a debtor in any bankruptcy or insolvency proceeding ; (ii) an event of default under the Olympic Tower Loan Combination documents has occurred and is continuing; (iii) the property manager has engaged in gross negligence, fraud, willful misconduct or misappropriation of funds (other than misappropriation committed by an employee or agent of the property manager who is not a senior executive and which is promptly remedied by the property manager); or (iv) a default by the property manager of a material obligation under the property management agreement has occurred and is continuing beyond any applicable notice and cure period. The borrower has the right to replace the property manager without the lender's consent, provided no event of default is continuing under the Olympic Tower Loan Combination documents with a Qualified Manager (as defined below) provided that the borrower enters into a replacement property management agreement on terms substantially the same as the management agreement entered into at origination,

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LOAN #2: Olympic tower

or if such agreement is with a Specified Qualified Manager (as defined below) on such Specified Qualified Manager’s then customary form, and a subordination of management agreement.

A “Qualified Manager” means (i) a property management company that is affiliated with certain of the borrower sponsors, (ii) Jones Lang LaSalle, CB Richard Ellis or Cushman & Wakefield (and their respective successors), or certain of their affiliates, in each case, so long as such manager is not the subject of a bankruptcy or similar insolvency proceeding (a “Specified Qualified Manager”), or (iii) with respect to each of the office and retail component of the Olympic Tower Property, (A) is a reputable and either nationally or regionally recognized property management company having at least five years’ experience in the management of institutional “Class A” office properties similar to the Olympic Tower Property, or of retail properties similar to the retail component of the Olympic Tower Property, as applicable (in each case exclusive of the Olympic Tower Property), located in central business districts of major urban centers of the United States of America and/or Canada, or its affiliate, (B) has under management no less than 5,000,000 leasable square footage of office space or 500,000 leasable square footage of retail space, as applicable, or is an affiliate of a person with such space under management, and (C) is not the subject of a bankruptcy or similar insolvency proceeding.

■	Mezzanine or Secured Subordinate Indebtedness. The Olympic Tower Loan Combination includes the Olympic Tower Junior Non-Trust Notes with an aggregate original principal balance of $149,000,000, which notes were contributed to the Olympic Tower 2017-OT mortgage trust. In addition, a $240,000,000 mezzanine loan was funded concurrently with the origination of the Olympic Tower Loan Combination to OT Real Estate Mezz A LLC, which mezzanine loan was subsequently sold to Teachers Insurance and Annuity Association of America (51.0% interest) and Mirae Asset Maps US Professional Investment Private Real Estate Investment Trust 10 (49.0% interest). The mezzanine loan is coterminous with the Olympic Tower Loan Combination and accrues interest at a fixed per annum rate equal to 5.0000%. An intercreditor agreement is in place with respect to the Olympic Tower Loan Combination and the related mezzanine loan.

■	Future Mezzanine or Subordinate Indebtedness. Not permitted.

■	Release of Collateral. Not permitted.

■	Ground Lease. The Olympic Tower Property is subject to a ground lease with Olympicgold, L.L.C. that commenced on September 30, 1975 and that expires on September 30, 2074 (the “Olympicgold Ground Lease”). Olympicgold, L.L.C., as the successor-in-interest under the Olympicgold Ground Lease to The Equitable Life Assurance Society of the United States, is the fee owner of substantially all of the land underlying the Olympic Tower Property. In addition, the Charles Pochari estate, Ellen Gradt, Thomas R. Pochari, Sr. and Violet A. Curley (the “Pochari Family”) is the fee owner of a 2,211 SF parcel of land underlying a portion of the Olympic Tower Property (the “Pochari Parcel”). Olympicgold L.L.C. leases the Pochari Parcel from the Pochari Family pursuant to a ground lease (the “Pochari Ground Lease”), that commenced in January 1968 and expires on January 22, 2067. In connection with the origination of the Olympic Tower Loan Combination, the Pochari Family delivered an estoppel certificate to the lender pursuant to which the Pochari Family agreed that (i) the lender will have all rights, remedies, powers and privileges of a leasehold mortgagee under the Pochari Ground Lease and (ii) it will recognize the lender as a leasehold mortgagee with respect to all such rights, remedies, powers and privileges notwithstanding that the leasehold interest under the Pochari Ground Lease is not directly encumbered by the lender’s mortgage. Olympicgold, L.L.C. is not required to enter into a new lease with a leasehold mortgagee in the event that the Olympicgold Ground Lease is terminated (whether in connection with the borrower’s bankruptcy, the borrower’s default thereunder, or otherwise). For additional information, see “The Borrower” above.

The Olympicgold Ground Lease rent is equal to $1.75 million per year, with no contractual increases or future resets. The Pochari Ground Lease commenced January 23, 1968 and expires on January 22, 2067. At the commencement of the Pochari Ground Lease term, the Pochari Ground Lease rent was equal to $26,000 per year and is subject to a cost of living increase; the rent is currently equal to $94,160 in 2017.

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LOAN #2: Olympic tower

■	Terrorism Insurance. So long as TRIPRA is in effect, the borrower is required to maintain terrorism insurance in an amount equal to the full replacement cost of the Olympic Tower Property (plus 36 months of business interruption coverage), provided that so long as TRIPRA is in effect and continues to cover both foreign and domestic acts, the lender is required to accept terrorism insurance with coverage against acts which are “certified” within the meaning of TRIPRA. If TRIPRA is not in effect, then provided that terrorism insurance is commercially available, the borrower is required to carry terrorism insurance throughout the term of the Olympic Tower Loan as described in the preceding sentence, but in that event the borrower is not required to spend more than two times the amount of the insurance premium that is payable at that time in respect of the property insurance required under the related loan documents (without giving effect to the cost of the terrorism components of such property insurance), and if the cost of terrorism insurance exceeds such amount, then the lender may, at its option (1) purchase such terrorism policy, with the borrower paying such portion of the insurance premiums equal to such amount and the lender paying the remainder or (2) modify the deductible amounts, policy limits and other required policy terms to reduce the insurance premiums with respect to such policy to such amount. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

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LOAN #3: AHIP NORTHEAST PORTFOLIO IV

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LOAN #3: AHIP NORTHEAST PORTFOLIO IV

Scranton
Middletown
Newburgh
NEW YORK
Wilkes-Barre
Milton
Freeland
Stroudsburg
New York
LEHIGH VALLEY INTERNATIONAL AIRPORT
JOHN F. KENNEDY INTERNATIONAL AIRPORT
Newark
Bethlehem
PENNSYLVANIA
Allentown
READING REGIONAL AIRPORT
Quakertown
Harrisburg
HARRISBURG INTERNATIONAL AIRPORT
Reading
PERKIOMEN VALLEY AIRPORT
Trenton
King of Prussia
Lancaster
NEW JERSEY
Philadelphia
PHILADELPHIA INTERNATIONAL AIRPORT
Cherry Hill
YORK AIRPORT
Wilmington
Newark
MARYLAND
Atlantic City
Baltimore
BALTIMORE/WASHINGTON INTERNATIONAL THURGOOD MARSHALL AIRPORT
Annapolis
Washington D.C.
DELAWARE
Atlantic Ocean

AHIP Northeast Portfolio IV

MAP © 2017 CARTIFACT
DATA © OSM CONTRIBUTORS

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LOAN #3: AHIP NORTHEAST PORTFOLIO IV

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	4	Loan Seller		GACC
Location (City/State)	Various	Cut-off Date Balance		$56,500,000
Property Type	Hospitality	Cut-off Date Balance per Room		$120,985.01
Size (Rooms)	467	Percentage of Initial Pool Balance		6.1%
Total Occupancy as of 3/31/2017	85.2%	Number of Related Mortgage Loans		None
Owned Occupancy as of 3/31/2017	85.2%	Type of Security		Fee Simple
Year Built / Latest Renovation	Various / Various	Mortgage Rate		4.46000%
Appraised Value(1)	$99,500,000	Original Term to Maturity (Months)		60
Appraisal Date(1)	Various	Original Amortization Term (Months)		360
Borrower Sponsor	American Hotel Income Properties REIT Inc.	Original Interest Only Period (Months)		30
Property Management(2)	Various	First Payment Date		8/6/2017
		Maturity Date		7/6/2022

Underwritten Revenues	$18,686,275
Underwritten Expenses	$10,850,250	Escrows(3)
Underwritten Net Operating Income (NOI)	$7,836,026
Underwritten Net Cash Flow (NCF)	$7,088,575		Upfront	Monthly
Cut-off Date LTV Ratio(1)	56.8%	Taxes	$525,599	$75,768
Maturity Date LTV Ratio(1)	54.5%	Insurance	$0	$0
DSCR Based on Underwritten NOI / NCF	2.29x / 2.07x	FF&E(4)	$0	$0
Debt Yield Based on Underwritten NOI / NCF	13.9% / 12.5%	Other(5)	$2,876,745	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$56,500,000	59.4%	Purchase Price	$91,300,000	95.9%
Principal’s New Cash Distribution	38,673,902	40.6	Reserves	3,402,345	3.6
			Closing Costs	471,558	0.5

Total Sources	$95,173,902	100.0%	Total Uses	$95,173,902	100.0%

(1)	The Appraised Value represents the “as complete” appraised value. The “as-is” appraised value for the AHIP Northeast Portfolio IV Properties (as defined below) is $92,500,000 as of June 1, 2017. Based on the “as-is” appraised value, the Cut-off Date LTV Ratio and Maturity Date LTV are 61.1% and 58.6%, respectively.
(2)	Property Management companies include One MD Hanover HI Management LLC, One MD Baltimore 4980 Management LLC, One NJ Egg Harbor 3022 Management LLC and One NJ Neptune 230 Management LLC.

(3)	See “—Escrows” below.

(4)	Beginning with the payment date in July 2019, borrowers are required to deposit an amount equal to the greater of (i) one-twelfth of an amount equal to 4% of annual gross rent estimated in the AHIP Northeast Portfolio IV borrowers’ approved annual budget for the fiscal year and (ii) the then-current amount required by the franchise agreements for approved capital expenditures and replacement of the furniture, fixtures and equipment (“FF&E”) into an FF&E reserve.

(5)	Other reserves include $2,864,145 upfront for a property improvement plan (“PIP”) and deferred maintenance of $12,600. See “—Escrows” below.

■	The Mortgage Loan. The mortgage loan (the “AHIP Northeast Portfolio IV Loan”) is secured by the borrowers’ fee simple interest in a hospitality portfolio consisting of four hotels comprised of 467 rooms located in Maryland and New Jersey (the “AHIP Northeast Portfolio IV Properties”). The AHIP Northeast Portfolio IV Loan had an original principal balance of $56,500,000, has an outstanding principal balance as of the Cut-off Date of $56,500,000 and represents approximately 6.1% of the Initial Pool Balance. The AHIP Northeast Portfolio IV Loan, which has an interest rate of 4.46000% per annum, was originated by Deutsche Bank AG, acting through its New York Branch (“DBNY”) on June 22, 2017. The proceeds of the AHIP Northeast Portfolio IV Loan, along with approximately $38.7 million of equity contributed by the sponsor, were used to acquire the AHIP Northeast Portfolio IV Properties for an allocated purchase price of $91.3 million, fund reserves and pay origination costs.

The AHIP Northeast Portfolio IV Loan had an initial term of 60 months and has a remaining term of 59 months as of the Cut-off Date. The AHIP Northeast Portfolio IV Loan requires monthly payments of interest only through the due date in January 2020, after which it requires monthly payments of principal and interest based on a 30-year amortization schedule. The scheduled maturity date of the AHIP Northeast Portfolio IV Loan is the due date in July 2022. Voluntary prepayment of the AHIP Northeast Portfolio IV Loan is permitted on or after the due date in April 2022. Defeasance of the AHIP Northeast Portfolio IV Loan with direct, non-callable obligations of the United States of America or other obligations which are “government securities” is permitted under the AHIP Northeast Portfolio IV Loan documents at any time after the second anniversary of the closing date of the CD 2017-CD5 securitization.

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LOAN #3: AHIP NORTHEAST PORTFOLIO IV

■	The Mortgaged Properties. The AHIP Northeast Portfolio IV Loan is secured by the borrower’s fee simple interest in a portfolio of four hotels (three extended stay and one limited service) containing a total of 467 rooms. The hotels are located in the cities of Baltimore and Hanover in Maryland and Neptune and Egg Harbor in New Jersey (each a “Property” and together, the “AHIP Northeast Portfolio IV Properties” or the “AHIP Northeast Portfolio IV”). The four AHIP Northeast Portfolio IV Properties include:

▪	Residence Inn Baltimore White Marsh is a 131-room extended stay hotel located in Baltimore, Maryland and is subject to a franchise agreement with Marriott International, Inc. that expires in 2023 with a 10-year extension option;

▪	Hampton Inn Suites Arundel BWI Airport Property is a 130-room limited service hotel located in Hanover Maryland and is subject to a franchise agreement with Hilton Franchise Holding LLC that expires in 2032, without an option for renewal. The Hampton Inn Suites Arundel BWI Airport Property is subject to an option to purchase the hotel in favor of the original developer. See “Purchase Option” below.

▪	Residence Inn Neptune at Gateway Centre is a 105-room extended stay hotel located in Neptune, New Jersey and is subject to a franchise agreement with Marriott International, Inc. that expires in 2027 with a 10-year extension option;

▪	Residence Inn Atlantic City Egg Harbor Township is a 101-room extended stay hotel located in Egg Harbor, New Jersey and is subject to a franchise agreement with Marriott International, Inc. that expires in 2028 with a 10-year extension option;

The AHIP Northeast Portfolio IV Properties were built between 2002 and 2008 and the seller spent approximately $4.8 million ($10,245 per room) on capital improvements between 2013 and 2014. In June 2017, American Hotel Income Properties REIT LP (“AHIP REIT Inc.”) purchased the AHIP Northeast Portfolio IV Properties as part of a larger 18-hotel portfolio sold by MCR Development for a total portfolio purchase price of approximately $395,000,000, of which $91,300,000 ($195,503 per room) was allocated for the AHIP Northeast Portfolio IV. Following the origination of the AHIP Northeast Portfolio IV Loan, the borrowers are required to complete a $2,864,145 ($6,133 per room) franchise-required PIP, which was reserved for at loan origination. The projected PIP completion date is in 2019, with a majority of the work expected to be completed in 2018.

A summary of each individual portfolio property is provided below:

Portfolio Summary
Property Name	City / State	Rooms	Year Built / Renovated	Allocated Loan Amount	% of Allocated Loan Amount	Appraised Value(1)	UW NCF	% of UW NCF	TTM Occupancy(2)	TTM RevPAR Penetration(2)
Residence Inn Baltimore White Marsh	Baltimore, MD	131	2003 / 2013, 2014	$17,035,176	30.2%	$30,000,000	$2,196,929	31.0%	88.6%	134.9%
Hampton Inn Suites Arundel BWI Airport	Hanover, MD	130	2002 / 2013	14,763,819	26.1%	26,000,000	1,883,716	26.6%	85.2%	133.7%
Residence Inn Neptune at Gateway Centre	Neptune, NJ	105	2007 / 2014	13,912,060	24.6%	24,500,000	1,669,981	23.6%	83.7%	168.0%
Residence Inn Atlantic City Egg Harbor Township	Egg Harbor, NJ	101	2008 / 2014	10,788,945	19.1%	19,000,000	1,337,948	18.9%	82.3%	217.6%
Total / Weighted Average		467		$56,500,000	100.0%	$99,500,000	$7,088,575	100.0%	85.2%	155.1%

(1)	The Appraised Value represents the “as complete” appraised value.

(2)	TTM Occupancy and TTM RevPAR Penetration are as of the trailing 12 months ending March 31, 2017.

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LOAN #3: AHIP NORTHEAST PORTFOLIO IV

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the AHIP Northeast Portfolio IV Properties:

Cash Flow Analysis
	2014	2015	2016	TTM 3/31/2017	Underwritten	Underwritten per Room(1)
Room Revenue	$17,221,770	$17,725,201	$18,839,734	$18,717,803	$18,216,892	$39,008
Food & Beverage Revenue	0	0	0	0	0	0
Other Revenue	479,377	532,026	485,850	480,952	469,384	1,005
Total Revenue	$17,701,147	$18,257,227	$19,325,584	$19,198,755	$18,686,275	$40,013

Room Expense	$3,982,437	$4,025,167	$4,096,393	$4,102,849	$4,018,140	$8,604
Food & Beverage Expense	0	0	0	0	0	0
Other Expense	184,640	183,672	162,436	157,961	153,720	329
Total Departmental Expense	$4,167,077	$4,208,839	$4,258,829	$4,260,810	$4,171,860	$8,933
Total Undistributed Expense	5,389,822	5,439,993	5,674,164	5,641,037	5,550,721	11,886
Total Fixed Charges	1,117,271	1,095,468	1,095,402	1,079,497	1,127,670	2,415
Total Operating Expenses	$6,507,093	$6,535,461	$6,769,566	$6,720,534	$6,678,390	$14,301

Net Operating Income	$7,026,977	$7,512,927	$8,297,189	$8,217,411	$7,836,026	$16,779
FF&E	708,046	730,289	773,023	767,950	747,451	1,601
Net Cash Flow	$6,318,932	$6,782,638	$7,524,166	$7,449,461	$7,088,575	$15,179

Occupancy	83.4%	83.0%	85.6%	85.2%	84.1%
NOI Debt Yield	12.4%	13.3%	14.7%	14.5%	13.9%
NCF DSCR	1.85x	1.98x	2.20x	2.18x	2.07x

(1)	Underwritten per Room is based on a total of 467 rooms.

■	Appraisal. According to the appraisal, the AHIP Northeast Portfolio IV Properties had an “as complete” appraised value of $99,500,000 as of June 1, 2018 for the Residence Inn Baltimore White March Property, Residence Inn Neptune at Gateway Centre Property and Residence Inn Atlantic City Egg Harbor Township Property and as of June 1, 2019 for the Hampton Inn Suites Arundel BWI Airport Property. The aggregate “as is” appraised value for the AHIP Northeast Portfolio IV Properties on an individual basis is $92,500,000 as of June 1, 2017.

Appraisal Approach	Value	Discount Rate	Terminal Capitalization Rate
Discounted Cash Flow(1)	$99,500,000	10.25%	8.5%

(1)	Based on the completion of the in place PIP.

■	Environmental Matters. According to the Phase I environmental reports dated as of May 2017, there are no recommendations for further action at the AHIP Northeast Portfolio IV Properties.

■	Market Overview and Competition. All four of the of the AHIP Northeast Portfolio IV Properties each outperform their competitive sets with a RevPAR index ranging from 133.7% to 217.6% based on travel research reports for the TTM ending March 31, 2017.

The following table presents certain information relating to occupancy, ADR and RevPAR at the AHIP Northeast Portfolio IV Properties:

Historical Statistics(1)(2)

	AHIP Northeast Portfolio IV			Competitive Set			Penetration
	2015	2016	TTM 3/31/2017	2015	2016	TTM 3/31/2017	2015	2016	TTM 3/31/2017
Occupancy	83.1%	84.0%	85.3%	66.5%	66.4%	67.9%	124.9%	126.4%	125.7%
ADR	$121.77	$125.42	$129.21	$101.38	$103.76	$104.73	120.1%	120.9%	123.4%
RevPAR	$101.20	$105.32	$110.21	$67.45	$68.92	$71.08	150.0%	152.8%	155.1%

(1)	Source: March 2017 travel research report.
(2)	Based on weighted average statistics of the AHIP Northeast Portfolio IV Properties.

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LOAN #3: AHIP NORTHEAST PORTFOLIO IV

Residence Inn Baltimore / White Marsh, Maryland

The Residence Inn Baltimore White Marsh Property is located approximately 13 miles northeast of the Baltimore Maryland CBD, just off Interstate 95 near the intersection with Maryland Route 43. The surrounding area is home to headquarters and regional offices of various national and international companies, such as the Social Security Administration, T. Rowe Price Associates, Greater Baltimore Medical Center, Towson University, McCormick & Company, UMBC, Sheppard Pratt Health Systems, Johns Hopkins University, Exelon and M&T Bank. According to the appraisal, nearby tourist attractions in the city of Baltimore include cultural and historic sites such as the Walters Art Museum, the Maryland Zoo in Baltimore, the Howard Peters Rawling Conservatory and Botanic Gardens of Baltimore, and Patterson Park. There are also numerous colleges and universities located in the surrounding area including Johns Hopkins University, Loyola University Maryland, Towson University, Morgan State University and the Community College of Baltimore County.

According to the appraisal, the Residence Inn Baltimore White Marsh Property’s estimated demand segmentation is approximately 60% commercial, 25% leisure and 15% meeting & group.

The appraisal identified a 120 room Springhill Suites Marriott that is currently under construction as part of the Greenleigh at Crossroads mixed-use development and is expected to be completed in February 2018. Given the similarities in location, target market and ADR positioning, the appraiser considers the hotel to be fully competitive with the Residence Inn Baltimore White Marsh Property.

Residence Inn Baltimore White Marsh Property Historical Statistics(1)

	Residence Inn Baltimore White Marsh Property			Competitive Set				Penetration
	2015	2016	TTM 3/31/2017	2015	2016	TTM 3/31/2017	2015	2016	TTM 3/31/2017
Occupancy	83.7%	85.1%	88.6%	69.9%	74.1%	74.5%	119.8%	114.9%	118.9%
ADR	$119.25	$121.73	$124.60	$106.78	$110.02	$109.83	111.7%	110.6%	113.5%
RevPAR	$99.79	$103.61	$110.35	$74.61	$81.48	$81.78	133.7%	127.2%	134.9%

(1)	Source: March 2017 travel research report.

Hampton Inn Suites Arundel BWI Airport / Hanover, Maryland

The Hampton Inn Suites Arundel BWI Airport Property is located in Hanover, Maryland in Anne Arundel County, approximately five miles southwest of the Baltimore-Washington International Airport (“BWI Airport”). The BWI Airport is one of three major airports serving the Baltimore-Washington metropolitan area with 25.1 million passengers in 2016, representing a 5.5% increase in passenger traffic year-over-year. The airport serves Southwest Airlines, Delta Airlines, American Airlines, Spirit Airlines, United Airlines and JetBlue Airways. From 2013 to 2016, BWI Airport underwent a $125 million expansion project to modernize its facilities and to expand its international terminal. In February 2017, the Board of Public Works announced approval of a $60 million expansion project of BWI Airport’s international terminal. The expansion is projected to add six new airline gates, inclusive of two full-service gates and four arrival-only gates. The Hampton Inn Suites Arundel BWI Airport Property is approximately 13 miles southwest of Baltimore and 28 miles northeast of Washington D.C. accessible by the MD 295 and Interstate 95, major thoroughfares which are both located within six miles west of the Hampton Inn Suites Arundel BWI Airport Property.

According to the appraisal, the Hampton Inn Suites Arundel BWI Airport Property’s estimated demand segmentation is approximately 50% commercial, 15% meeting and group and 35% leisure.

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LOAN #3: AHIP NORTHEAST PORTFOLIO IV

The appraisal identified one new hotel project, a 310-room full service Live! Hotel which is anticipated to open in 2018. Due to the full service nature of the hotel with added leisure amenities and a boutique brand, the appraiser concluded the new supply will be 25% competitive with the Hampton Inn Suites Arundel BWI Airport Property.

Hampton Inn Suites Arundel BWI Airport Property Historical Statistics(1)

	Hampton Inn Suites Arundel BWI Airport Property			Competitive Set			Penetration
	2015	2016	TTM 3/31/2017	2015	2016	TTM 3/31/2017	2015	2016	TTM 3/31/2017
Occupancy	89.0%	84.9%	85.2%	76.9%	74.9%	76.2%	115.7%	113.2%	111.8%
ADR	$123.11	$127.06	$126.76	$107.01	$108.52	$105.97	115.0%	117.1%	119.6%
RevPAR	$109.51	$107.81	$108.02	$82.28	$81.33	$80.78	133.1%	132.6%	133.7%

(1)	Source: March 2017 travel research report.

Residence Inn Neptune / Neptune Township, New Jersey

The Residence Inn Neptune at Gateway Centre Property is located in Neptune Township, New Jersey in Monmouth County. The county contains the northernmost portion of the Jersey Shore, which serves as a popular beach, boating, and fishing area during the summer months. Monmouth County benefits from accessibility to the Garden State Parkway which connects to Interstates 195 and 95 and provides access to Trenton (43 miles west), New York City (56 miles north), Philadelphia (72 miles southwest). Monmouth County also benefits from rail service via the New Jersey Transit North Jersey Coast Line, which offers several stops along the coast including Red Bank, Little Silver, Monmouth Park, Long Branch, Elberon, Allenhurst and Asbury Park. The Asbury Park station is located approximately four miles east of the Residence Inn Neptune at Gateway Centre Property and is the closest access point for rail service. The area’s principal industries include transportation, utilities, education, health services, professional services, and leisure hospitality services. The area is home to several colleges and universities, including Fairleigh-Dickinson University, Monmouth University and Brookdale Community College in addition to nearby Rutgers University in New Brunswick. Monmouth County offers over 50 miles of beachfront with many boardwalks, shops, restaurants and other establishments.

According to the appraisal, the Residence Inn Neptune at Gateway Centre Property estimated demand segmentation is approximately 25% commercial, 20% meeting and group, 25% leisure, and 30% extended stay.

The appraiser notes that there is no new supply proposed or under construction in the area.

Residence Inn Neptune at Gateway Centre Property Historical Statistics(1)

	Residence Inn Neptune at Gateway Centre Property			Competitive Set			Penetration
	2015	2016	TTM 3/31/2017	2015	2016	TTM 3/31/2017	2015	2016	TTM 3/31/2017
Occupancy	79.4%	84.5%	83.6%	63.9%	62.1%	65.0%	124.2%	136.1%	128.6%
ADR	$125.04	$130.49	$138.91	$99.48	$101.88	$106.36	125.7%	128.1%	130.6%
RevPAR	$99.30	$110.26	$116.13	$63.60	$63.25	$69.13	156.1%	174.3%	168.0%

(1)	Source: March 2017 travel research report.

Residence Inn Atlantic City / Egg Harbor, New Jersey

The Residence Inn Atlantic City Egg Harbor Township Property is located in Egg Harbor Township, New Jersey, approximately 10 miles northwest of Atlantic City. The property is also located proximate to Black Horse Pike and the Garden State Parkway. The area’s principal industries include casino gaming, health care, aviation testing and engineering, agriculture, professional and business services, retail industry, and boat building, among others. Additionally, according to the appraiser, over the course of the last decade, the county has made an effort to develop tourist attractions outside of the casino industry such as Bader Field, which was repositioned from its prior use as a general aviation airport to a sport, recreation and concert venue. In addition to tourism and leisure, there are significant commercial and government demand generators in the area. The Egg Harbor Township is home to the Federal Aviation Administration’s William J. Hughes Technical Center, the nation’s premier air transportation system laboratory, as well as the primary office for one of Lockheed Martin’s aerospace subsidiaries – Lockheed Martin

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Integrated Systems, Inc. There are also a number of medical centers and organizations in the surrounding area including Shore Medical Center, Bacharach Rehabilitation Hospital and AtlantiCare.

According to the appraisal, the Residence Inn Atlantic City Egg Harbor Township Property’s estimated demand segmentation is approximately 50% government, 25% leisure, 20% commercial and 5% meeting and group.

The appraisal identified two properties that may compete with the Homewood Suites – Egg Harbor property. There is a newly constructed 101-room Hampton Inn Atlantic City/Absecon that opened in June 2017 and a proposed 114-room Home2Suites by Hilton that is expected to open in July 2018 and will offer amenities similar to those of the Homewood Suites – Egg Harbor. The appraiser considers these hotels to be 100% competitive given the Hilton family brand affiliations and similarities in location, target market, and ADR positioning.

Residence Inn Atlantic City Egg Harbor Township Property Historical Statistics(1)

	Residence Inn Atlantic City Egg Harbor Township Property			Competitive Set				Penetration
	2015	2016	TTM 3/31/2017	2015	2016	TTM 3/31/2017	2015	2016	TTM 3/31/2017
Occupancy	78.7%	80.8%	82.9%	51.6%	50.1%	51.5%	152.6%	161.5%	160.9%
ADR	$119.91	$122.80	$128.25	$89.12	$91.46	$94.83	134.5%	134.3%	135.2%
RevPAR	$94.34	$99.26	$106.34	$45.95	$45.78	$48.87	205.3%	216.8%	217.6%

(1)	Source: March 2017 travel research report.

■	The Borrowers. The borrowers are AHIP MD Baltimore 4980 Properties LLC, AHIP MD Baltimore 4980 Enterprises LLC, AHIP NJ Egg Harbor 3022 Properties LLC, AHIP NJ Egg Harbor 3022 Enterprises LLC, AHIP MD Hanover 7027 Properties LLC, AHIP MD Hanover 7027 Enterprises, LLC, AHIP NJ Neptune Properties LLC and AHIP NJ Neptune Enterprises LLC (each, a “AHIP Northeast Portfolio IV Borrower”) and together the “AHIP Northeast Portfolio IV Borrowers”), each a Delaware limited liability company, structured to be bankruptcy remote with two independent directors. Each individual property has two related borrowers comprised of a fee owner and an operating lessee. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the AHIP Northeast Portfolio IV Loan.

The sponsor of the borrowers and non-recourse carveout guarantor for the AHIP Northeast Portfolio IV Loan is American Hotel Income Properties REIT Inc. (“AHIP REIT Inc.”). The AHIP REIT Inc. is the United States holding company for all of American Hotel Income Properties REIT LP’s (“AHIP REIT L.P.”) U.S. assets. AHIP REIT L.P., (TSX:HOT.UN), is a publicly owned real estate investment trust that invests in the real estate markets across United States. AHIP REIT L.P. invests in transportation oriented select-service, and limited service hotel portfolios in close proximity to railroads, airports, highway interchanges and other transportation hubs servicing as demand generators. AHIP REIT L.P. was formed in 2012 and is based in Vancouver, British Columbia.

Following the acquisition of the AHIP Northeast Portfolio Properties, AHIP REIT Inc. has holdings of 113 hotel properties totaling approximately 11,570 guestrooms across the United States.

■	Escrows. On the origination date of the AHIP Northeast Portfolio IV Loan, the borrowers funded a reserve of (i) $525,599 for real estate taxes, (ii) $2,864,145 to be used towards the property improvement plan work as described in the loan documents and (iii) $12,600 for deferred maintenance.

On a monthly basis, the borrowers are required to deposit $75,768 for real estate taxes. Monthly deposits of one-twelfth of the annual insurance premiums are currently waived so long as an acceptable blanket policy remains in place. Beginning with the payment date in July 2019, borrowers are required to deposit an amount equal to the greater of (i) one-twelfth of an amount equal to 4% of annual gross rent estimated in the AHIP Northeast Portfolio IV Borrowers’ approved annual budget for the fiscal year and (ii) the then-current amount required by the franchise agreements for approved capital expenditures and replacement of the FF&E is required to be deposited into an FF&E reserve.

■	Lockbox and Cash Management. The AHIP Northeast Portfolio IV Loan provides for a hard lockbox and springing cash management. All credit card receipts are required to be deposited directly into a clearing account controlled by the lender and the borrowers and the property managers are required to deposit all other rent and payments into the clearing account within one day of receipt. Unless a Trigger Period (defined below) is ongoing, all amounts on deposit

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in the clearing account are required to be swept daily into the borrowers’ account. During a Trigger Period, all amounts on deposit in the clearing account are required to be swept daily into an account controlled by the lender.

A “Trigger Period” will comment upon the occurrence of (i) an event of default or (ii) the debt service coverage ratio falling below 1.25x as of any calendar quarter; and will end if, (A) with respect to a Trigger Period continuing pursuant to clause (i), the event of default commencing the Trigger Period has been cured and such cure has been accepted by lender (and no other event of default is then continuing) or (B) with respect to a Trigger Period continuing due to clause (ii), the debt service coverage ratio is at least 1.30x for two consecutive calendar quarters.

■	Property Management. The AHIP Northeast Portfolio IV Properties are managed by One MD Hanover HI Management LLC, One MD Baltimore 4980 Management LLC, One NJ Egg Harbor 3022 Management LLC and One NJ Neptune 230 Management LLC, affiliates of One Lodging Management, Inc. The lender has the right to direct the borrowers to terminate the property management agreement and replace the property manager if (i) the property manager becomes insolvent or a debtor in any bankruptcy or insolvency proceeding; (ii) an event of default under the AHIP Northeast Portfolio IV Loan documents has occurred and is continuing; (iii) the property manager has engaged in gross negligence, fraud, willful misconduct or misappropriation of funds; or (iv) a default by the property manager under the property management agreement has occurred and is continuing beyond any applicable notice and cure period. The borrowers have the right to replace the property manager without the lender’s consent, provided no event of default is continuing under the AHIP Northeast Portfolio IV Loan documents, with a Qualified Manager (as defined below) provided that the borrowers enter into a replacement property management agreement and a subordination of management agreement on term reasonably acceptable to the lender, and, if the new property manager is an affiliate of the borrowers, deliver an updated non-consolidation opinion.

A “Qualified Manager” means, (i) so long as the borrowers are owned and controlled by the non-recourse carveout guarantor, a property manager owned and/or controlled by the guarantor or (ii) an unaffiliated property manager of any Property that (A) is a reputable, nationally or regionally recognized management company having at least five years’ experience in the management of similar type hotels, (B) at the time of its engagement as property manager manages at least 20 hotels with at least 3,000 rooms in the aggregate and (C) is not the subject of a bankruptcy or similar insolvency proceeding.

■	Mezzanine or Secured Subordinate Indebtedness. Not permitted.

■	Partial Release of Collateral. The AHIP Northeast Portfolio IV Borrowers may obtain the release of an individual property after the defeasance lockout expiration date in connection with a bona fide third-party sale of any such individual property, subject to terms and conditions set forth in the loan documents, including but not limited to: (i) defeasance of an amount equal to 110% of the allocated loan amount for the property to be released; (ii) the debt service coverage ratio of the remaining properties is at least the greater of (x) 2.01x and (y) the debt service coverage ratio immediately prior to such release; (iii) the loan to value ratio of the remaining properties is no more than the lesser of (x) 56.8% and (y) the aggregate loan to value immediately prior to such release, provided, however, that the loan to value ratio condition will not apply if, after giving effect to such sale and defeasance, the debt yield for the remaining properties is 15.0% or higher and (iv) compliance with REMIC requirements.

■	Purchase Option. The Hampton Inn Suites Arundel BWI Airport Property is subject to a purchase option in favor of the original developer under a master declaration with respect to such Property (the “HIS Arundel Declaration”), in the event that the owner of such Property (i) discontinues operations of the improvements (i.e. fails to regularly open and operate for business to the general public in good faith on a daily basis) in accordance with the HIS Arundel Declaration (subject to exclusions for renovations and casualties) for a continuous period of 180 days or (ii) violates the HIS Arundel Declaration (including without limitation a use restriction that requires the Property to be operated as a limited service hotel under a Marriott or Hilton flag, a limit on the amount of income from sales of alcoholic beverages at the Property, requirements regarding the construction of the improvements, and obligations to pay assessments), as finally determined by a court of competent jurisdiction, and such violation, in the developer’s reasonable judgment, materially adversely affects the developer or certain neighboring and adjacent properties in the overall development. The purchase price for the purchase option set forth in the HIS Arundel Declaration is the “fair market value” that a seller, willing but not obligated to sell, would accept (as then encumbered and improved) and which a buyer, willing but not obligated to purchase, would pay therefor. See “Description of the Mortgage Pool —Tenant Issues—Purchase Options, Rights of First Offer and Rights of First Refusal” in the Preliminary Prospectus;

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■	Terrorism Insurance. The borrower is required to maintain an “all-risk” insurance policy that provides coverage for terrorism (or at least does not specifically exclude the same) in an amount equal to the full replacement cost of the AHIP Northeast Portfolio IV Properties plus 24 months of business interruption insurance. For so long as TRIPRA is in effect and continues to cover both foreign and domestic acts, the lender is required to accept terrorism insurance with coverage against acts which are “certified” within the meaning of TRIPRA. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

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MAP © 2017 CARTIFACT
DATA © OSM CONTRIBUTORS
245 Park Avenue
245 Park Avenue
New York, New York 10167
ROCKEFELLER CENTER
TURTLE BAY
MIDTOWN
Museum of Modern Art (MOMA)
399 Park
Citigroup Center
Lipstick Building
CBS Building
666 Fifth
Seagram Bldg
Sperry Rand Building
345 Park
Radio City Music Hall
International Building
Saint Patrick's Cathedral
RCA Building
Waldorf Astoria Hotel
277 Park
JP Morgan Chase
380 Madison
485 Park
Roosevelt Hotel
Helmsley Building
Park Ave Atrium
Met Life Building
US Post Office
Graybar Building
Grand Central Terminal
425 Lexington
Chrysler Bldg
Grand Hyatt
One Vanderbilt
Mobil Bldg
New York Public Library
Bryant Park
HSBC Tower
90 Park
420 Fifth
200 Madison
Empire State Building
Herald Towers
E 42ND STREET
Upper West Side
Metropolitan Museum of Art
Natural History Museum
West New York
Upper East Side
Astoria
Central Park
Carnegie Hall
Long Island City
Midtown
Times Square
United Nations
Madison Square Garden
Empire State Building
New York
MANHATTAN
Hoboken
NYU
SoHo
Jersey City
Financial District
BROOKLYN

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LOAN #4: 245 park avenue

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller(4)		GACC
Location (City/State)	New York, New York	Cut-off Date Balance(5)		$51,250,000
Property Type	Office	Cut-off Date Balance per SF(1)(3)		$606.91
Size (SF)(1)	1,779,515	Percentage of Initial Pool Balance		5.5%
Total Occupancy as of 2/28/2017(1)(2)	91.2%	Number of Related Mortgage Loans		None
Owned Occupancy as of 2/28/2017(1)(2)	91.2%	Type of Security		Fee Simple
Year Built / Latest Renovation	1965 / 2006	Mortgage Rate		3.66940%
Appraised Value	$2,210,000,000	Original Term to Maturity (Months)		120
Appraisal Date	4/1/2017	Original Amortization Term (Months)		NAP
Borrower Sponsor	HNA Group	Original Interest Only Period (Months)	120
Property Management	Brookfield Properties Management LLC	First Payment Date	7/1/2017
		Maturity Date		6/1/2027

Underwritten Revenues	$177,756,680
Underwritten Expenses	$62,448,738	Escrows(6)
Underwritten Net Operating Income (NOI)	$115,307,942		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$109,564,903	Taxes	$0	$3,878,518
Cut-off Date LTV Ratio(3)	48.9%	Insurance	$227,000	$113,500
Maturity Date LTV Ratio(3)	48.9%	Replacement Reserve	$47,738	$47,738
DSCR Based on Underwritten NOI / NCF(3)	2.87x / 2.73x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF(3)	10.7% / 10.1%	Other(7)	$11,431,608	$0

Sources and Uses
Sources	$	%	Uses	$	%
Senior Pari Passu Notes	$1,080,000,000	47.1%	Purchase Price	$2,210,000,000	96.4%
Junior Non-Trust Notes	120,000,000	5.2	Closing Costs	70,356,233	3.1
Mezzanine Loan A	236,500,000	10.3	Reserves	11,706,346	0.5
Mezzanine Loan B	221,000,000	9.6
Mezzanine Loan C	110,500,000	4.8
Borrower Sponsor Equity	524,062,579	22.9
Total Sources	$2,292,062,579	100.0%	Total Uses	$2,292,062,579	100.0%

(1)	Based on remeasured net rentable area of 1,779,515 SF in accordance with current Real Estate Board of New York standards, which is the basis for the SF in future leasing. The property’s contractual SF is 1,723,993 SF as leased.

(2)	Occupancy includes HNA Capital USA LLC (an affiliate of the borrower sponsor) and MIO Partners (together, approximately 2.7% of the remeasured net rentable area), which have executed leases but have not yet taken occupancy.

(3)	DSCR, LTV, Debt Yield and Balance / SF calculations are based on the aggregate outstanding principal balance of the 245 Park Avenue Senior Pari Passu Notes (as defined below) and excludes the aggregate outstanding principal balance of the 245 Park Avenue Junior Non-Trust Notes (as defined below).

(4)	The 245 Park Avenue Loan Combination (as defined below) was co-originated by Deutsche Bank AG, acting through its New York Branch (“DBNY”) (an affiliate of German American Capital Corporation), JPMorgan Chase Bank, National Association (“JPMorgan Chase Bank”), Natixis Real Estate Capital LLC (“Natixis”), Barclays Bank PLC (“Barclays”), and Société Générale.

(5)	The Cut-off Date Balance of $51,250,000 represents the non-controlling notes A-2-C-1-B and A-2-C-2, which are part of a loan combination evidenced by 25 notes having an aggregate outstanding principal balance as of the Cut-off Date of $1,200,000,000. The related companion loans are evidenced by (i) 18 senior pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $1,028,750,000 and (ii) five junior notes with an aggregate outstanding principal balance as of the Cut-off Date of $120,000,000.

(6)	See “—Escrows” below.

(7)	Other reserves include $10,298,441 for outstanding tenant improvements and leasing commissions and $1,133,167 for free rent. See “—Escrows” below.

■	The Mortgage Loan. The mortgage loan (the “245 Park Avenue Loan”) is part of a loan combination (the “245 Park Avenue Loan Combination”) evidenced by 25 notes comprising (i) 20 senior pari passu notes (collectively the “245 Park Avenue Senior Pari Passu Notes”) with a combined outstanding principal balance as of the Cut-off Date of $1,080,000,000, and (ii) five junior notes (collectively, the “245 Park Avenue Junior Non-Trust Notes”) with a combined outstanding principal balance as of the Cut-off Date of $120,000,000. The 245 Park Avenue Junior Non-Trust Notes are subordinate to the 245 Park Avenue Senior Pari Passu Notes as and to the extent described in “Description of the Mortgage Pool—The Loan Combinations—The 245 Park Avenue Loan Combination” in the Preliminary Prospectus. The aggregate outstanding principal balance as of the Cut-off Date of all the notes evidencing the 245 Park Avenue Loan Combination is $1,200,000,000. The 245 Park Avenue Loan Combination is secured by the borrower’s fee simple interest in a 44-story, remeasured 1,779,515 SF Class A office tower that occupies the entire city block between 46th Street and 47th Street and Park Avenue and Lexington Avenue in Midtown Manhattan, New York (the “245 Park Avenue Property”). The 245 Park Avenue Loan, which is evidenced by the non-controlling notes A-2-C-1-B and A-2-C-2, has an outstanding principal balance as of the Cut-off Date of $51,250,000 and represents approximately 5.5% of the Initial Pool Balance. The related companion loans are evidenced by 18 245 Park Avenue Senior Pari Passu Notes which have an aggregate outstanding principal balance as of the Cut-off Date of $1,028,750,000 (collectively, the “245 Park Avenue Senior Pari Passu Companion Loans”) and the 245 Park Avenue Junior Non-Trust Notes, as detailed in the note summary table below. The 245 Park Avenue Loan Combination was originated by DBNY, JPMorgan Chase Bank, Natixis, Barclays and Société Générale on May 5, 2017. Each note evidencing the 245 Park Avenue Loan Combination has an interest rate of 3.66940% per annum. The borrower utilized the proceeds of the 245 Park Avenue Loan Combination along with $524,062,579 of equity and $568,000,000 of mezzanine loans to finance the acquisition of the 245 Park Avenue Property, fund reserves and pay origination costs.

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Note Summary

Note	Current or Anticipated Holder of Securitized Note	Cut-off Date Balance
245 Park Avenue Loan
A-2-C-1-B, A-2-C-2	CD 2017-CD5	$51,250,000
245 Park Avenue Senior Pari Passu Companion Loans
A-1-A, A-1-B, A-1-C, A-1-D, A-1-E	245 Park Avenue Trust 2017-245P	$380,000,000
A-2-A-1	JPMCC 2017-JP6	$98,000,000
A-2-A-2, A-2-C-1-A	DBJPM 2017-C6	$93,750,000
A-2-B-1, A-2-B-2, A-2-B-3	Natixis	$210,000,000
A-2-A-3	JPMCC 2017-JP7(1)	$75,000,000
A-2-A-4	JPMorgan Chase Bank	$32,000,000
A-2-D-1, A-2-D-2, A-2-D-3	Société Générale	$70,000,000
A-2-E-1, A-2-E-2	Barclays	$70,000,000
245 Park Avenue Junior Non-Trust Notes
B-1, B-2, B-3, B-4, B-5	245 Park Avenue Trust 2017-245P	$120,000,000

(1)	Expected to be contributed to the related securitization upon closing of such securitization.

The 245 Park Avenue Loan Combination had an initial term of 120 months and has a remaining term of 118 months as of the Cut-off Date. The 245 Park Avenue Loan Combination requires payment of interest only until the scheduled maturity date, which is the due date of the 245 Park Avenue Loan Combination in June 2027. Voluntary prepayment of the 245 Park Avenue Loan Combination without payment of any prepayment premium is permitted on or after the due date in March 2027. Defeasance of the 245 Park Avenue Loan Combination with direct, non-callable obligations of the United States of America or other obligations, which are “government securities” is permitted under the 245 Park Avenue Loan Combination documents at any time after the earlier of (i) the second anniversary of the securitization of the last portion of the 245 Park Avenue Loan Combination and (ii) July 1, 2020.

■	The Mortgaged Property. The 245 Park Avenue Property is a 44-story Class A office tower located along Park Avenue between 46th Street and 47th Street that consists of remeasured 1,720,136 SF of office space on 42 floors, remeasured 57,799 SF of retail space and remeasured 1,580 SF of lobby retail space in Midtown Manhattan, New York. The 245 Park Avenue Property is one of approximately 12 buildings that feature direct underground access to Grand Central Terminal, Metro North Transit and the 4, 5, 6, 7 and S subway lines. The 245 Park Avenue Property features views of the New York cityscape from the upper floors and is identified as a New York City “trophy quality” office property due to its location, floor layout, construction quality and long-term credit tenancy, according to the appraisal.

The 245 Park Avenue Property is 91.2% leased (based on remeasured net rentable area) to 19 tenants, including 64.7% leased to investment grade tenants: Société Générale (33.3% of GLA, Moody’s A2/S&P A), which is headquartered at the 245 Park Avenue Property, JPMorgan Chase Bank (13.4% of GLA, Moody’s Aa3/S&P A+/Fitch AA-), Rabobank (6.3% of GLA, Moody’s Aa2/S&P A+/Fitch AA-) and features other institutional tenants, including Major League Baseball (“MLB”) (12.6% of GLA, NR) and Angelo Gordon (6.4% of GLA, NR).

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The 245 Park Avenue Property has demonstrated average occupancy of 94.0% since 2008. The following table presents certain information relating to historical leasing at the 245 Park Avenue Property:

Historical Leased %(1)(2)(3)

	2008	2009	2010	2011	2012	2013	2014	2015	2016	As of 2/28/2017(4)
Owned Space	95.1%	92.8%	93.8%	95.6%	95.8%	93.6%	93.6%	93.6%	95.0%	91.2%

(1)	Source: borrower sponsor and third party market reports.

(2)	Represents occupancy as of December 31 for the indicated year unless otherwise specified.

(3)	Based on remeasured gross leasable area of 1,779,515 SF.

(4)	Based on the underwritten rent roll dated February 28, 2017 and includes HNA Capital USA LLC (an affiliate of the borrower sponsor) and MIO Partners (together, approximately 2.7% of the remeasured gross leasable area), which have executed leases but have not yet taken occupancy.

The following table presents certain information relating to the major tenants at the 245 Park Avenue Property:

Ten Largest Owned Tenants Based on Gross Leasable Area(1)

Tenant Name	Credit Rating (Fitch/MIS/S&P)(2)	Tenant GLA(3)	% of GLA(3)	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF(4)	Lease Expiration
Société Générale(5)(6)(7)	NR / A2 / A	593,344	33.3%	$34,584,340	27.4%	$61.50	10/31/2032
JPMorgan Chase Bank(6)(8)	AA- / Aa3 / A+	237,781	13.4	11,817,255	9.4	$52.42	10/31/2022
MLB(9)	NR / NR / NR	224,477	12.6	27,515,096	21.8	$124.75	10/31/2022
Angelo Gordon	NR / NR / NR	113,408	6.4	9,185,805	7.3	$81.00	5/31/2026
Rabobank	AA- / Aa2 / A+	112,662	6.3	15,132,666	12.0	$138.00	9/30/2026
Ares Capital	BBB / NR / BBB	97,101	5.5	8,231,410	6.5	$83.91	5/31/2026
HNA Capital US LLC(10)	NR / NR / NR	38,382	2.2	2,840,342	2.3	$74.00	1/31/2026
Regus Business Centre	NR / NR / NR	38,383	2.2	3,224,088	2.6	$84.00	9/30/2021
WisdomTree Investments(11)	NR / NR / NR	37,924	2.1	2,768,379	2.2	$73.00	8/31/2029
The Norinchukin Bank	NR / A1 / A	37,342	2.1	3,598,254	2.9	$99.00	3/31/2022
Ten Largest Office Tenants		1,530,804	86.0%	$118,897,635	94.2%	$80.31
Other Occupied Office		87,822	4.9	6,950,418	5.5	$81.36
Total Occupied Office		1,618,626	91.0%	125,848,054	99.7%	$80.36
Retail(12)		2,736	0.2	245,446	0.2	$89.71
Lobby Retail		1,580	0.1	84,000	0.1	$61.27
Total Occupied		1,622,942	91.2%	$126,177,500	100.0%	$80.36
Vacant Office		120,299	6.8	0	0.0	$0.00
Vacant Retail		36,274	2.0	0	0.0	$0.00
Total / Wtd. Avg.		1,779,515	100.0%	$126,177,500	100.0%	$80.36

(1)	Based on the underwritten rent roll dated February 28, 2017.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Based on remeasured net rentable SF of 1,779,515, which is the basis for the square footage in future leasing.

(4)	Based on 1,723,993 contractual SF.

(5)	Société Générale, the largest tenant by both net rentable area and base rent at the 245 Park Avenue Property is a French multinational banking and financial services company, which utilizes the 245 Park Avenue Property as its United States headquarters. In 2010, Société Générale executed a sublease from JPMorgan Chase Bank for 562,347 contractual SF through October 31, 2022. Additionally, in 2010, Société Générale executed a 10-year direct lease with the prior owner of the 245 Park Avenue Property for a total of 593,344 remeasured SF which has a start date of November 1, 2022 at (i) approximately $88.00 per SF for the first five years of the term and (ii) a base rent for the second five year period of the term equal to the higher of the rent payable for the first five years and a fair market rental value (not to exceed $110 per SF). Société Générale’s direct lease has a base year of 2013. In addition, Société Générale subleases 36,425 contractual SF to Brunswick Group, LLC and 36,425 contractual SF to MIO Partners, Inc. The terms shown for Société Générale in the table above are based on JPMorgan Chase Bank’s direct lease.

(6)	JPMorgan Chase Bank subleases 562,347 contractual SF to Société Générale through October 31, 2022. In 2010, Société Générale executed a 10-year direct lease with the prior owner for 593,344 remeasured SF which has a start date of November 1, 2022 at (i) approximately $88.00 per SF for the first five years of the term and (ii) a base rent for the second five-year period of the term equal to the higher of the rent payable for the first five years and a fair market rental value (not to exceed $110 per SF). Société Générale’s direct lease has a base year of 2013 and two, five-year renewal options and in addition, Société Générale subleases 36,425 contractual SF to Brunswick Group, LLC and 36,425 contractual SF to MIO Partners, Inc.

(7)	Société Générale has the right to terminate either the highest floor or the highest two full floors that it leases (if such floors are contiguous) under either the related sublease described above or under its direct lease with the borrower, with notice by May 1, 2021. Société Générale may not exercise the option if all or any portion of the termination space is covered by a non-disturbance agreement granted by the borrower.

(8)	In total, JPMorgan Chase Bank currently has a contractual lease for 787,785 SF at the 245 Park Avenue Property. Of JPMorgan Chase Bank’s total leased square footage, a space of 752,033 SF has been subleased to Société Générale, Houlihan Lokey Inc., The Nemec Agency, Pierpont Capital Holdings LLC and JLL. Details of the subleased space are described below. The JPMorgan Chase Bank space does not include the 562,347 SF of space subleased to Société Générale due to the fact that Société Générale has executed a direct lease for this space which begins November 1, 2022. JPMorgan Chase Bank subleases 90,556 contractual SF to Houlihan Lokey Inc., 49,133 contractual SF to The Nemec Agency, 34,058 contractual SF to Pierpont Capital Holdings LLC and 15,939 contractual SF to JLL through October 30, 2022. The JPMorgan Chase Bank space also includes 17,813 contractual SF of retail space that it leases at the 245 Park Avenue Property. The terms shown for JPMorgan Chase Bank in the table above are based on its direct lease. JPMorgan Chase Bank may not extend any portion of its lease currently subleased to Société Générale pursuant to its sublease agreement with Société Générale.

(9)	MLB, which is headquartered at the 245 Park Avenue Property, subleases 37,385 contractual SF to the National Bank of Australia, 24,840 contractual SF to Houlihan Lokey Inc. and 10,525 contractual SF to Anthos USA Inc. through October 30, 2022. MLB does not have any remaining renewal options. The terms shown for MLB in the table above are based on its direct lease. MLB has announced that it plans to vacate its space at the end of its lease term and that it signed a lease at another location and declared its intention to move into that space in 2019, which is approximately three years prior to its lease expiration. If MLB does not renew its lease 12 months before its lease expiration date or if MLB vacates or abandons all or substantially all of its premises, a Cash Sweep Event (as defined below) will occur.

(10)	The HNA Capital US LLC space was originally leased to Heineken Americas Inc. from January 2010 through January 2026. On May 4, 2017, Heineken Americas Inc. assigned its space at the 245 Park Avenue Property to HNA Capital US LLC, an affiliate of the borrower sponsor.

(11)	WisdomTree Investments has the right to terminate its lease effective as of August 20, 2024, with 12 months’ notice and the payment of a termination fee.

(12)	Excludes 17,813 contractual square feet of Retail space leased by JPMorgan Chase Bank.

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LOAN #4: 245 park avenue

The following table presents the lease rollover schedule at the 245 Park Avenue Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	Expiring Owned GLA(3)	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF(3)	# of Expiring Tenants
MTM	0	0.0%	0.00%	$0	0.0%	$0.00	0
2017	0	0.0	0.0%	0	0.0	$0.00	0
2018	13,352	0.8	0.8%	1,282,100	1.0	$96.02	2
2019	0	0.0	0.8%	0	0.0	$0.00	0
2020	22,502	1.3	2.1%	1,597,404	1.3	$70.99	1
2021	38,382	2.2	4.3%	3,224,088	2.6	$84.00	1
2022(4)	505,781	29.3	33.6%	45,017,995	35.7	$89.01	6
2023	0	0.0	33.6%	0	0.0	$0.00	0
2024	0	0.0	33.6%	0	0.0	$0.00	0
2025	0	0.0	33.6%	0	0.0	$0.00	0
2026	376,592	21.8	55.5%	36,765,311	29.1	$97.63	6
2027	10,538	0.6	56.1%	937,882	0.7	$89.00	1
2028 & Thereafter	602,931	35.0	91.1%	37,352,719	29.6	$61.95	2
Vacant	153,915	8.9	100.0%	0	0.0	$0.00	0
Total / Wtd. Avg.(5)	1,723,993	100.0%		$126,177,500	100.0%	$80.36	19

(1)	Based on the underwritten rent roll dated February 28, 2017 and includes rent steps through April 2018.

(2)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Expiration Schedule.

(3)	Based on 1,723,993 contractual SF.

(4)	JPMorgan Chase Bank subleases 562,347 SF to Société Générale through October 31, 2022. In 2010, Société Générale executed a direct lease with the prior owner that has a start date of November 1, 2022 and is for an initial term of 10 years, with two five-year extension options. The lease maturity of this space is reflected as 2032 in the table above.

(5)	Includes 2,661 SF of building office space.

B-48

LOAN #4: 245 park avenue

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the 245 Park Avenue Property:

Cash Flow Analysis(1)

	2013		2014		2015		2016		TTM 3/31/2017		Underwritten		Underwritten $ per SF(2)
Base Rent(3)	$115,989,804		$118,736,577		$125,320,974		$128,705,034		$129,095,683		$126,177,500		$73.19
Straight Line Rent(4)	0		0		0		0		0		10,341,838		6.00
Gross Up Vacancy	0		0		0		0		0		16,425,575		9.53
Reimbursements(5)	27,691,051		31,667,499		34,635,748		37,032,022		37,903,249		40,918,609		23.73
Other Income(6)	121,531		488,183		704,333		1,901,893		1,888,513		318,732		0.18
Gross Revenue(7)	$143,802,385		$150,892,259		$160,661,056		$167,638,950		$168,887,445		$194,182,255		$112.64

Vacancy & Credit Loss	0		0		0		0		0		(16,425,575)		(9.53)
Effective Gross Income	$143,802,385		$150,892,259		$160,661,056		$167,638,950		$168,887,445		$177,756,680		$103.11

Real Estate Taxes	$31,228,362		$33,582,407		$38,909,581		$41,944,835		$42,664,886		$46,542,219		$27.00
Insurance	952,957		1,101,838		1,329,464		1,135,167		1,116,805		1,362,000		0.79
Management Fee	2,990,820		3,051,734		3,136,355		3,827,798		3,884,560		1,000,000		0.58
Other Operating Expenses	13,227,004		14,597,974		14,617,951		14,015,188		13,544,519		13,544,519		7.86
Total Operating Expenses	$48,399,143		$52,333,953		$57,993,351		$60,922,988		$61,210,770		$62,448,738		$36.22

Net Operating Income(7)	$95,403,242		$98,558,306		$102,667,705		$106,715,962		$107,676,675		$115,307,942		$66.88
TI/LC	0		0		0		0		0		5,191,362		3.01
Capital Expenditures	0		0		0		0		0		551,678		0.32
Net Cash Flow	$95,403,242		$98,558,306		$102,667,705		$106,715,962		$107,676,675		$109,564,903		$63.55

Occupancy	93.6%		93.6%		93.6%		95.0%		91.2	%(8)	91.2	%(8)
NOI Debt Yield(9)	8.8%		9.1%		9.5%		9.9%		10.0%		10.7%
NCF DSCR(9)	2.37	x	2.45	x	2.56	x	2.66	x	2.68	x	2.73	x

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Based on 1,723,993 contractual SF.

(3)	Underwritten Base Rent is based on the rent roll as of February 28, 2017 and includes rent steps through April 2018.

(4)	Average rent for investment-grade tenants over the lesser of the 245 Park Avenue Loan Combination term and the applicable lease term. With respect to the Société Générale subleased space, rent steps are underwritten based on the average of the JPMorgan Chase Bank base rent of $61.50 per SF through October 2022 and base rent pursuant to Société Générale’s direct lease of $88.00 per SF through the remainder of the loan term.

(5)	Reimbursements are calculated on a tenant-by-tenant basis according to each tenant’s reimbursement methodology. Reimbursements for the JPMorgan Chase Bank space subleased to Société Générale are underwritten pursuant to the triple-net JPMorgan Chase Bank lease; upon the commencement of Société Générale’s direct modified gross lease in October 2022, the tenant is instead required to reimburse expenses over a base year of 2013.

(6)	Other Income consists of licensing fees, utility fees, generator fees and other miscellaneous items.

(7)	The increase in Underwritten Gross Revenue from TTM 3/31/2017 is primarily due to the inclusion of rent steps, which are underwritten (i) for non-investment-grade tenants, through April 2018 and (ii) for investment-grade tenants, the average base rent over the lesser of the 245 Park Avenue Loan Combination term and the applicable lease term. With respect to the Société Générale subleased space, rent steps are underwritten based on the average of the JPMorgan Chase Bank base rent of $61.50 per SF through October 2022 and base rent pursuant to Société Générale’s direct lease of $88.00 per SF through the remainder of the loan term. The increase in 2016 Net Operating Income from 2015 Net Operating Income is primarily due to an increase in occupancy from 93.6% to 95.0% and an increase in the weighted average base rent per SF from approximately $72.69 per SF to approximately $74.66 per SF.

(8)	Based on remeasured gross leasable area of 1,779,515 SF which includes HNA Capital USA LLC (an affiliate of the borrower sponsor) and MIO Partners (together, approximately 2.7% of the remeasured gross leasable area), which have executed leases but have not yet taken occupancy.

(9)	NOI Debt Yield and NCF DSCR calculations are based on the aggregate outstanding principal balance of the 245 Park Avenue Senior Pari Passu Notes and exclude the aggregate outstanding principal balance of the 245 Park Avenue Junior Non-Trust Notes.

■	Appraisal. According to the appraisal, the 245 Park Avenue Property had an “as-is” appraised value of $2,210,000,000 as of April 1, 2017.

Appraisal Approach(1)	Value	Discount Rate	Capitalization Rate
Direct Capitalization Approach	$2,260,000,000	N/A	4.75%
Discounted Cash Flow Approach	$2,200,000,000	6.25%	5.00%(2)
Land Value	$1,040,000,000	N/A	N/A

(1)	Based on the “as-is” appraised value.

(2)	Represents the terminal capitalization rate.

■	Environmental Matters. Based on a Phase I environmental report dated April 19, 2017, the environmental consultant did not identify evidence of any recognized environmental conditions or recommendations for further action at the 245 Park Avenue Property.

B-49

LOAN #4: 245 park avenue

■	Market Overview and Competition. The 245 Park Avenue Property is located in Midtown Manhattan, home to numerous national and multinational corporations, such as BlackRock, the Blackstone Group, Colgate-Palmolive, JPMorgan Chase Bank and NBC. The 245 Park Avenue Property is situated on the entire city block bound by Park Avenue and Lexington Avenue between East 46th Street and East 47th Street and is surrounded by many of New York’s landmarks and tourist attractions including Grand Central Terminal, Rockefeller Center, Radio City Music Hall, and St. Patrick’s Cathedral as well as a number of luxury hotels such as the Waldorf Astoria, The Four Seasons and the New York Palace. According to the appraisal, Park Avenue is widely considered to be one of the premier office corridors in the United States due to its central location, prestigious tenancy, proximity to Grand Central Station and other amenities.

The 245 Park Avenue Property is situated within the Park Avenue submarket, which includes Park Avenue between 43rd Street and 65th Street. According to the appraisal, the Park Avenue office submarket had approximately 21.8 million SF of office inventory, direct weighted average Class A asking rents of $102.15 per SF and a vacancy rate of 10.5% as of the fourth quarter of 2016.

The appraisal identified 32 comparable buildings totaling approximately 23.5 million SF that exhibited a gross rental range of $65.00 per SF to $200.00 per SF and a weighted average occupancy rate of approximately 90.5% for direct space. The appraisal identified seven of the comparable buildings as directly competitive with the 245 Park Avenue Property in terms of building classification, asking rents, rentable office area and current occupancy. The directly competitive properties exhibited a gross rental range of $85.00 per SF to $125.00 per SF and a weighted average direct occupancy of approximately 96.0%.

Directly Competitive Buildings(1)
Property	Office Area (GLA SF)	Direct Available SF	Sublease Available SF	% Occupied (Direct)	% Occupied (Total)	Direct Asking Rent (per SF)
						Low	High
200 Park Avenue	2,254,274	88,047	0	96.1%	96.1%	$86.00	$96.00
277 Park Avenue	1,529,945	35,420	24,618	97.7%	96.1%	$85.00	$125.00
299 Park Avenue	899,000	83,649	0	90.7%	90.7%	$95.00	$120.00
300 Park Avenue	690,800	0	32,196	100.0%	95.3%	N/A	N/A
320 Park Avenue	716,683	39,436	4,516	94.5%	93.9%	$98.00	$103.00
345 Park Avenue	1,600,519	0	0	100.0%	100.0%	N/A	N/A
350 Park Avenue	500,800	0	17,135	100.0%	96.6%	N/A	N/A
Total / Wtd. Avg.	8,192,021	246,552	78,465	97.0%	96.0%	$88.81	$109.14

(1)	Source: Appraisal.

The appraiser identified 11 office rent comparables from other Class A buildings in Midtown Manhattan, base rent across approximately 1,716,177 SF of recently executed leases ranging from $79.00 per SF for lower floors to $127.00 per SF for upper floors.

B-50

LOAN #4: 245 park avenue

The following table presents certain information relating to recent office leasing activity in the 245 Park Avenue Property’s office market:

Class A Office Rent Comparables(1)

Address	Tenant	GLA (SF)	Floor	Execution Date	Lease Term (Years)	Base Rent	Type	Rent Steps
277 Park Avenue	Visa	24,618	50	April 2016	10	$116.00	Gross	$124 - Year 6
280 Park Avenue	Orix USA Corporation	20,123	40	March 2017	10	110.00	Gross	$117 - Year 6
520 Madison Avenue	CIC Union Europeenne International et Cie	46,822	36-37	Jan 2017	15	127.00	Gross	$136 - Year 6 / $145 - Year 11
Total/ Wtd. Avg.	(Floors 36-50)	91,563				$120.31
1177 Avenue of the Americas	Kramer Levin Naftalis & Frankel LLP	219,000	22-30	March 2017	15	80.00	Gross	$87 - Year 6 / $94 - Year 11
280 Park Avenue	Wells Fargo	49,316	27	Feb 2017	10	110.00	Gross	$117 - Year 6
Total / Wtd. Avg.	(Floors 22-30)	268,316				$85.51
237 Park Avenue	Permanent Mission of Canada to the UN	77,873	19-20	Sept 2016	15	79.00	Gross	$85 - Year 6 / $91 - Year 11
599 Lexington Avenue	Vroom	31,337	17-18	Feb 2017	11	85.00	Gross	$91 - Year 6
90 Park Avenue	Alston & Bird	122,000	12-15	May 2016	10	80.00	Gross	$85 - Year 6
Total / Wtd. Avg.	(Floors 12-20)	231,210				$80.34
75 Rockefeller Plaza	Merrill Lynch Wealth Management	124,063	GL, 2-5	June 2016	15	82.50	Gross	$85 - Year 6 / $94.50 - Year 11
Total / Wtd. Avg.	(Floors GL-5)	124,063				$82.50
399 Park Avenue	Morgan Stanley	110,025	12, 23-24	July 2016	15	108.50		$118.50 - Year 6 / $128.50 - Year 11
1285 Avenue of the Americas	UBS	891,000	GL, 2-5, 8, 19, 37-39	May 2016	15	79.00		$85 - Year 6 / $93 - Year 11
Total / Wtd. Avg. (Non-Contiguous Floors)		1,001,025				$82.24
Grand Total / Wtd. Avg.		1,716,177				$84.55

(1)	Source: Appraisal.

The following table presents certain information relating to the appraiser’s concluded office rental rate for the 245 Park Avenue Property:

Office Market Rent Conclusion(1)

Market Rent	Floors	Rent per SF
	2 to 5	$85.00
	7 to 20	$88.00
	21 to 26	$92.00
	27 to 35	$100.00
	36 to 42	$110.00
	43 to 44	$120.00
Tenant Category	Minor	Major
Size	Partial Floor	Full Floor
Lease Term (years)	10	15
Tenant Improvements (per SF)	$60.00	$70.00
Lease Type (reimbursements)	Mod. Gross	Mod. Gross
Contract Rent Increase Projection	10.0% in Year 6	10.0% in every 5 years

(1)	Source: Appraisal.

The following table presents certain information relating to recent retail leasing activity in the 245 Park Avenue Property’s retail market:

Class A Office Rent Comparables(1)
Address	Tenant	GLA (SF)	Floor	Execution Date	Lease Term (Years)	Base Rent	Type	Rent Steps
485 Lexington Avenue	Gregory’s Coffee	639	Grade	Jan 2017	15	$338.00	Gross	N/A
485 Lexington Avenue	Hudson Allergy	1,363	Grade	Jan 2017	15	275.00	Gross	N/A
485 Lexington Avenue	Dr. Smood	1,612	Grade	Jan 2017	15	310.00	Gross	N/A
330 Madison Avenue	Confidential	642	Grade	Dec 2016	10	330.00	Gross	N/A
374 Park Avenue	Union Bank	2,294	Grade	Sept 2016	10	365.00	Gross	N/A
135 East 50th Street	Irving Farm Coffee Roasters	1,500	Grade	June 2016	10	185.00	Gross	N/A
301 Madison Avenue	Fed Ex	1,890	Grade	March 2016	10	285.00	Gross	N/A
320 Park Avenue	Little Beet	3,400	Grade	Sept 2015	10	150.00	Gross	N/A
Grand Total / Wtd. Avg.		13,340				$259.81

(1)	Source: Appraisal.

B-51

LOAN #4: 245 park avenue

The following table presents certain information relating to the appraiser’s concluded retail rental rate for the 245 Park Avenue Property:

Retail Market Rent Conclusion(1)

Tenant Category	Rent per SF
Retail - Lobby	$125.00
Retail (Lexington Grade)	$275.00
Retail (Lexington 2nd Fl)	$85.00
Retail (47 Street)	$110.00
Retail (Park Avenue Large)	$125.00
Retail (Park Avenue Small)	$250.00
Lease Term (years)	10
Lease Type (reimbursements)	Mod. Gross
Contract Rent Increase Projection	10.0% in year 6

(1)	Source: Appraisal

■	The Borrower. The borrower is 245 Park Avenue Property LLC, a Delaware limited liability company structured to be bankruptcy remote with two independent directors in its borrower structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 245 Park Avenue Loan Combination. The nonrecourse carve-out guarantor is 181 West Madison Holding LLC, an affiliate of the borrower sponsor, HNA Group (“HNA”). HNA is a China based global Fortune 500 conglomerate with core divisions of aviation, hospitality, tourism, real estate, retail, finance, logistics, shipbuilding and eco-tech. In 2016, HNA reported total assets of approximately $140.0 billion with reported revenues of approximately $87.0 billion. HNA Finance’s main business is leasing and insurance and it also provides financial services such as securities, banking, futures, fund and investment banking. HNA Real Estate focuses on the development and management of central business district and urban real estate assets and, as of December 31, 2016, it had 34 real estate investments in over 40 cities. HNA owns more than $1.3 billion of United States commercial real estate including 850 Third Avenue, 1180 Sixth Avenue, the Cassa Hotel at 70 West 45th Street and two golf courses, Nicklaus Club Monterey in Monterey, California and Somers Pointe Country Club in Somers, New York. In 2016, HNA purchased a 25% stake in Hilton Worldwide Holdings Inc. from Blackstone Group LP for $6.5 billion.

■	Escrows. In connection with the origination of the 245 Park Avenue Loan Combination, the borrower funded reserves of (i) $10,298,441 for outstanding TI/LC, (ii) $1,133,167 for free rent, (iii) $227,000 for insurance and (iv) $47,738 for a replacement reserve account.

Additionally, on each due date, the borrower is required to fund the following reserves with respect to the 245 Park Avenue Loan Combination, (i) a tax reserve in an amount equal to one-twelfth of the amount that the lender estimates (initially $3,878,518) will be necessary to pay taxes over the then succeeding 12-month period, (ii) an insurance reserve in an amount equal to one-twelfth of the amount that the lender estimates ($113,500 initially) will be necessary to pay insurance premiums upon the expiration of the insurance policies, (iii) a capital expenditures reserve equal to $47,738 (approximately $0.32 per remeasured SF annually), and (iv) commencing on May 1, 2025 and continuing on a monthly basis, $446,775 ($3.00 per remeasured SF annually) into a TI/LC rollover reserve. The borrower is also required to deposit any lease modification fees, settlement of claims against third parties related to any lease, any rejection, termination, cancellation or surrender fee and any holdover rents or use and occupancy fees from any current or former tenants. Additionally, during a Cash Sweep Event (as defined below), all excess cash is required to be swept into the lease sweep reserve account.

In lieu of depositing any reserve amounts required under the 245 Park Avenue Loan documents in cash, the borrower may deliver to the lender one or more letters of credit for all or any portion of the deposit requirements. The amount of any such letter(s) of credit may not exceed 10% of the 245 Park Avenue Loan Combination unless such excess is permitted under a new non-consolidation opinion delivered to the lender.

■	Lockbox and Cash Management. The 245 Park Avenue Loan documents require a hard lockbox with springing cash management. The 245 Park Avenue Loan documents require the borrower to direct tenants to pay rent directly

B-52

LOAN #4: 245 park avenue

to a lender-controlled lockbox account and require that all other money received by the borrower with respect to the 245 Park Avenue Property be promptly deposited into such lockbox account following receipt. All amounts in the lockbox account are required to be swept to the borrower’s operating account, unless a Cash Sweep Event (as defined below) is continuing, in which event such funds are required to be swept each business day into the cash management account controlled by the lender and disbursed on each payment date in accordance with the 245 Park Avenue Loan documents. The lender has been granted a first priority security interest in the cash management account.

A “Cash Sweep Event” means the occurrence of (a) an event of default under the 245 Park Avenue Loan Combination or an event of default under the mezzanine loans, (b) the bankruptcy or insolvency of the borrower or property manager (in the case of the property manager, to the extent such action results in the cash or bank accounts associated with the 245 Park Avenue Property being subsumed in the action or that has a material adverse effect on the 245 Park Avenue Property or the value or security of the lender’s interests), (c) the date the debt service coverage ratio (as calculated in the 245 Park Avenue Loan documents) for the 245 Park Avenue Loan Combination and mezzanine loans based on underwritten net cash flow falls below 1.15x at the end of any quarter, based on the trailing three-month period or (d) the failure of MLB to renew all or substantially all of its premises at least 12 months before its lease expiration date or if MLB vacates or abandons all or substantially all of its premises (provided that any sweep, in the case of (d), will be capped at $85.00 per SF with respect to the space leased by MLB) (a “Tenant Trigger Event”).

A Cash Sweep Event may be cured in accordance with the following conditions: (i) with respect to a Cash Sweep Event caused solely by clause (a) above, the acceptance of a cure by the applicable lender of the related event of default, (ii) with respect to a Cash Sweep Event caused by clause (b) above, solely with respect to the manager, if the borrower replaces such manager within 60 days of such action in accordance with the 245 Park Avenue Loan documents, (iii) with respect to a Cash Sweep Event caused solely by clause (c) above, either (1) the achievement of a debt service coverage ratio for the 245 Park Avenue Loan Combination and mezzanine loans of at least 1.15x for six consecutive months based on the trailing three-month period or (2) the borrower effects a DSCR Cure (as defined below) or (iv) with respect to a Cash Sweep Event caused solely by a Tenant Trigger Event, the occurrence of a Tenant Trigger Cure (as defined below). Each Cash Sweep Event cure is also subject to the following conditions: (x) no other event of default has occurred and is continuing, (y) a cure may not occur more than five times in the aggregate during the term of the loan (except that there are no limits on the number of times a DSCR Cure may occur and a DSCR Cure is excluded from the foregoing limit) and (z) the borrower may not cure a Cash Sweep Event caused by a bankruptcy or insolvency of the borrower.

A “DSCR Cure” means such time that: (a) the borrower delivers a letter of credit with a notional amount which, if applied to the 245 Park Avenue Loan Combination and each mezzanine loan, would result in a debt service coverage ratio of at least 1.15x based upon the trailing three-month period immediately preceding the date of determination and (b) no Cash Sweep Event resulting from a separate event has occurred which has not been cured; provided that (x) the amount of the letter of credit (together with the amount of any other letters of credit that have been delivered by the borrower under the 245 Park Avenue Loan Combination documents) may not exceed 10% of the 245 Park Avenue Loan Combination, unless an acceptable new non-consolidation opinion is delivered and (y) the borrower has no reimbursement obligations with respect to such letter of credit.

A “Tenant Trigger Cure” means either (x) the replacement of MLB with one or more tenants approved by the lender if required under the 245 Park Avenue Loan documents, leasing not less than 90% of the leasable area of the MLB space (including any portion of the space retained by MLB), which tenant(s) are in occupancy and paying full contractual rent, without right of offset or free rent credit, as evidenced by an estoppel certificate or (y) during the period of any Cash Sweep Event from and after a Tenant Trigger Event, excess cash flow is deposited in the cash management account in an amount equal to or exceeding $85.00 per rentable SF with respect to the space demised under the MLB lease.

■	Property Management. The 245 Park Avenue Property is managed by Brookfield Properties Management LLC, a Delaware limited liability company, a third party and prior owner of the 245 Park Avenue Property. The lender has the right to direct the borrower to terminate the property management agreement and replace the property manager if (i) the property manager becomes insolvent or a debtor in a voluntary or involuntary bankruptcy or insolvency proceeding or (ii) an event of default under the 245 Park Avenue Loan documents has occurred and is continuing. The borrower has the right to replace the property manager, provided no event of default is continuing under the 245 Park Avenue Loan documents and upon 60 days’ prior notice to the lender, with a property manager that is a

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LOAN #4: 245 park avenue

Qualified Manager. Under the 245 Park Avenue Loan documents, a “Qualified Manager” includes (a) any affiliate of Brookfield Properties Management LLC, (b) any of Vornado Realty Trust, SL Green Management LLC, Blackstone Group L.P., Cushman and Wakefield, Inc. and Newmark & Company Real Estate, Inc. or any of their respective affiliates, (c) a nationally recognized property management company having at least 7.5 million rentable square feet under management (excluding the 245 Park Avenue Property), including at least 5.0 million rentable square feet under management in office properties in New York City or (d) in the reasonable judgment of the lender, a reputable and experienced management organization (which may be an affiliate of borrower) possessing experience in managing properties similar in size, scope, use and value as the 245 Park Avenue Property, provided, that, in each case, if required by the lender, borrower shall have obtained (i) with respect to clause (d), a rating agency confirmation and (ii) with respect to clauses (b), (c) and (d), if such entity is an affiliate of borrower, a new non-consolidation opinion.

■	Mezzanine or Secured Subordinate Indebtedness. In connection with the origination of the 245 Park Avenue Loan Combination, which included the $120,000,000 245 Park Avenue Junior Non-Trust Notes, the originators funded a $568,000,000 mezzanine loan that consists of a $236,500,000 mezzanine loan A, a $221,000,000 mezzanine loan B and a $110,500,000 mezzanine loan C. The mezzanine loan A accrues interest at a per annum fixed rate of 5.00000%, the mezzanine loan B accrues interest at a per annum fixed rate of 5.70000% and the mezzanine Loan C accrues interest at a per annum fixed rate of 6.85000%. The mezzanine loans are interest-only for the full term of the loans and are coterminous with the 245 Park Avenue Loan Combination. The mortgage and mezzanine lenders have entered into an intercreditor agreement. Some of the mezzanine loans have been sold, while the remaining are expected to be sold to institutional investors.

■	Future Mezzanine or Secured Subordinate Indebtedness. Not permitted.

■	Release of Collateral. Not permitted.

■	Terrorism Insurance. The borrower is required to maintain an “all-risk” insurance policy that provides coverage for terrorism in an amount equal to 100% of the full replacement cost of the 245 Park Avenue Property with a waiver of depreciation, with no deductible greater than $250,000, plus a business interruption insurance policy that provides 24 months of business interruption coverage with an additional extended period of indemnity for up to six months after the physical loss has been repaired. If TRIPRA is no longer in effect, borrower is not required to spend on terrorism insurance more than the two times the amount of the insurance premium payable by borrower at such time for casualty and business interruption insurance required under the 245 Park Avenue Loan Combination (without giving effect to the cost of the terrorism and earthquake components of such coverage) at the time that such terrorism coverage is excluded from the applicable policy (on a going forward basis after TRIPRA expires). If the cost of such terrorism coverage exceeds such amount, borrower is required to purchase the maximum amount of terrorism coverage available with funds equal to such amount. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

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LOAN #5: STARWOOD CAPITAL GROUP HOTEL PORTFOLIO

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LOAN #5: STARWOOD CAPITAL GROUP HOTEL PORTFOLIO

Seattle
WA
Portland
OR
ID
Boise
Missoula
MT
Billings
ND
Fargo
Bismarck
MN
Minneapolis
SD
Rapid City
WY
Casper
Cheyenne
NE
Salt Lake City
UT
NV
Reno
Sacramento
San Francisco
San Jose
CA
Las Vegas
St George
Denver
CO
Colorado Springs
Flagstaff
AZ
Phoenix
Tucson
Los Angeles
San Diego
Albuquerque
NM
Las Cruces
KS
Wichita
Kansas City
Omaha
IA
Des Moines
St Louis
MO
Oklahoma City
Tulsa
Fort Worth
Dallas
TX
Austin
San Antonio
Houston
Shreveport
LA
AR
Little Rock
Memphis
MS
Jackson
New Orleans
WI
Milwaukee
Chicago
IL
Indianapolis
IN
MI
Detroit
OH
Cleveland
Cincinnati
KY
Lexington
Nashville
TN
Birmingham
AL
Atlanta
GA
SC
NC
Charlotte
VA
Richmond
WV
Pittsburgh
PA
Baltimore
Washington DC
Philadelphia
New York
NJ
NY
Albany
Buffalo
Toronto
VT
NH
MA
Boston
CT
RI
Jacksonville
Orlando
Tampa
FL
Miami
Gulf of Mexico
MEXICO
PACIFIC OCEAN
ATLANTIC OCEAN

Starwood Capital Group Hotel Portfolio

	PROPERTY NAME	CITY, STATE		PROPERTY NAME	CITY, STATE
1	Larkspur Landing Sunnyvale	Sunnyvale, CA	34	Larkspur Landing Folsom	Folsom, CA
2	Larkspur Landing Milpitas	Milpitas, CA	35	Springhill Suites Chicago Naperville Warrenville	Warrenville, IL
3	Larkspur Landing Campbell	Campbell, CA	36	Holiday Inn Express & Suites Paris	Paris, TX
4	Larkspur Landing San Francisco	South San Francisco, CA	37	Toledo Homewood Suites	Maumee, OH
5	Larkspur Landing Pleasanton	Pleasanton, CA	38	Grand Rapids Homewood Suites	Grand Rapids, MI
6	Larkspur Landing Bellevue	Bellevue, WA	39	Cheyenne Fairfield Inn and Suites	Cheyenne, WY
7	Larkspur Landing Sacramento	Sacramento, CA	40	Fairfield Inn Laurel	Laurel, MD
8	Hampton Inn Ann Arbor North	Ann Arbor, MI	41	Courtyard Akron Stow	Stow, OH
9	Larkspur Landing Hillsboro	Hillsboro, OR	42	Larkspur Landing Roseville	Roseville, CA
10	Larkspur Landing Renton	Renton, WA	43	Towneplace Suites Bloomington	Bloomington, IN
11	Holiday Inn Arlington Northeast Rangers Ballpark	Arlington, TX	44	Hampton Inn Danville	Danville, PA
12	Residence Inn Toledo Maumee	Maumee, OH	45	Holiday Inn Norwich	Norwich, CT
13	Residence Inn Williamsburg	Williamsburg, VA	46	Hampton Inn Suites Longview North	Longview, TX
14	Hampton Inn Suites Waco South	Waco, TX	47	Springhill Suites Peoria Westlake	Peoria, IL
15	Holiday Inn Louisville Airport Fair Expo	Louisville, KY	48	Hampton Inn Suites Buda	Buda, TX
16	Courtyard Tyler	Tyler, TX	49	Shawnee Hampton Inn	Shawnee, OK
17	Hilton Garden Inn Edison Raritan Center	Edison, NJ	50	Racine Fairfield Inn	Racine, WI
18	Hilton Garden Inn St Paul Oakdale	Oakdale, MN	51	Hampton Inn Selinsgrove Shamokin Dam	Shamokin Dam, PA
19	Residence Inn Grand Rapids West	Grandville, MI	52	Holiday Inn Express & Suites Terrell	Terrell, TX
20	Peoria, AZ Residence Inn	Peoria, AZ	53	Westchase Homewood Suites	Houston, TX
21	Hampton Inn Suites Bloomington Normal	Normal, IL	54	Holiday Inn Express & Suites Tyler South	Tyler, TX
22	Courtyard Chico	Chico, CA	55	Holiday Inn Express & Suites Huntsville	Huntsville, TX
23	Hampton Inn Suites Kokomo	Kokomo, IN	56	Hampton Inn Sweetwater	Sweetwater, TX
24	Hampton Inn Suites South Bend	South Bend, IN	57	Comfort Suites Buda Austin South	Buda, TX
25	Courtyard Wichita Falls	Wichita Falls, TX	58	Fairfield Inn & Suites Weatherford	Weatherford, TX
26	Hampton Inn Morehead	Morehead City, NC	59	Holiday Inn Express & Suites Altus	Altus, OK
27	Residence Inn Chico	Chico, CA	60	Comfort Inn & Suites Paris	Paris, TX
28	Courtyard Lufkin	Lufkin, TX	61	Hampton Inn Suites Decatur	Decatur, TX
29	Hampton Inn Carlisle	Carlisle, PA	62	Holiday Inn Express & Suites Texarkana East	Texarkana, AR
30	Springhill Suites Williamsburg	Williamsburg, VA	63	Mankato Fairfield Inn	Mankato, MN
31	Fairfield Inn Bloomington	Bloomington, IN	64	Candlewood Suites Texarkana	Texarkana, TX
32	Waco Residence Inn	Waco, TX	65	Country Inn & Suites Houston Intercontinental Airport East	Humble, TX
33	Holiday Inn Express Fishers	Fishers, IN

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LOAN #5: STARWOOD CAPITAL GROUP HOTEL PORTFOLIO

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	65	Loan Seller(5)		GACC
Location (City/State)	Various	Cut-off Date Balance(6)		$40,000,000
Property Type	Hospitality	Cut-off Date Balance per Room(4)		$90,680.18
Size (Rooms)	6,366	Percentage of Initial Pool Balance		4.3%
Total Occupancy as of 3/31/2017	74.6%	Number of Related Mortgage Loans		None
Owned Occupancy as of 3/31/2017	74.6%	Type of Security(7)	Fee Simple / Leasehold
Year Built / Latest Renovation	Various / Various	Mortgage Rate		4.48600%
Appraised Value(1)	$956,000,000	Original Term to Maturity (Months)		120
Appraisal Date	4/23/2017	Original Amortization Term (Months)		NAP
Borrower Sponsor	SCG Hotel Investors Holdings, L.P	Original Interest Only Period (Months)		120
Property Management(2)	Various	First Payment Date		7/1/2017
		Maturity Date		6/1/2027

Underwritten Revenues	$213,600,210
Underwritten Expenses	$142,270,818	Escrows(8)
Underwritten Net Operating Income (NOI)(3)	$71,329,392		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$71,329,392	Taxes	$0	$0
Cut-off Date LTV Ratio(1)(4)	60.4%	Insurance	$0	$0
Maturity Date LTV Ratio(1)(4)	60.4%	FF&E	$0	$727,736
DSCR Based on Underwritten NOI / NCF(3)(4)	2.72x / 2.72x	Larkspur Landing Capital Work	$6,385,000	$0
Debt Yield Based on Underwritten NOI / NCF(3)(4)	12.4% / 12.4%	Other(9)	$5,883,991	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Combination Amount	$577,270,000	100.0%	Loan Payoff	$425,033,863	73.6%
			Principal Equity Distribution	130,991,748	22.7
			Reserves	12,268,991	2.1
			Closing Costs	8,975,399	1.6
Total Sources	$577,270,000	100.0%	Total Uses	$577,270,000	100.0%

(1)	The “As Portfolio” Appraised Value of $956.0 million for the Starwood Capital Group Hotel Portfolio Properties as a whole reflects an 8.1% premium to the aggregate “As is” value of the individual properties. The sum of the “As is” and “As Renovated” values, as applicable, for each of the properties on an individual basis is $889.2 million, which represents a Cut-off Date LTV Ratio and a Maturity Date LTV Ratio of 64.9%. Additionally, the aggregate “As is” value for the individual properties as of April 23, 2017 is $884.7 million, which results in a Cut-off Date LTV Ratio and a Maturity Date LTV Ratio of 65.3%

(2)	Property Management companies include Hersha Hospitality Management L.P., First Hospitality Group, Inc., TMI Property Management, L.L.C., Schulte Hospitality Group, Inc. and Pillar Hotels and Resorts, LLC.
(3)	Underwritten Net Operating Income (NOI) is calculated net of the FF&E reserve. Inclusive of the FF&E reserve, NOI would be $80,062,223, and DSCR and Debt Yield calculations based on Underwritten NOI would be 3.05x and 13.9% respectively.

(4)	DSCR, LTV, Debt Yield, and Balance / Room calculations are based on the approximately $577.3 million Starwood Capital Group Hotel Portfolio Loan Combination (as defined below).

(5)	The Starwood Capital Group Hotel Portfolio Loan Combination (as defined below) was co-originated by Deutsche Bank AG, acting through its New York Branch (“DBNY”) (an affiliate of German American Capital Corporation), JPMorgan Chase Bank, National Association (“JPMorgan Chase Bank”), Barclays Bank PLC (“Barclays”) and Bank of America, National Association (“BofA”).

(6)	The Cut-off Date Balance of $40,000,000 represents the non-controlling notes A-8 and A-10 which are part of a loan combination evidenced by 19 pari passu notes having an aggregate outstanding principal balance as of the Cut-off Date of $577,270,000. The related companion loans, are evidenced by 17 pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $537,270,000.

(7)	One of the 65 properties - Hilton Garden Inn Edison Raritan Center - is secured by the applicable borrower’s leasehold interest. See “—Ground Leases” herein.

(8)	See “—Escrows” below.

(9)	Other reserves include $5,883,991 upfront for general capital work and springing for capital work and ground rent. See “—Escrows” below.

■	The Mortgage Loan. The mortgage loan (the “Starwood Capital Group Hotel Portfolio Loan”) is part of a loan combination (the “Starwood Capital Group Hotel Portfolio Loan Combination”) evidenced by 19 pari passu notes that are collectively secured by the borrowers’ fee simple, leasehold and operating leasehold interests in a hospitality portfolio consisting of 65 properties and 6,366 rooms located across 21 states throughout the continental United States. The Starwood Capital Group Hotel Portfolio Loan, which is evidenced by notes A-8 and A-10, represents a non-controlling interest in the Starwood Capital Group Hotel Portfolio Loan Combination, had an aggregate original principal balance of $40,000,000, has an outstanding principal balance as of the Cut-off Date of $40,000,000 and represents approximately 4.3% of the Initial Pool Balance. The related companion loans (collectively, the “Starwood Capital Group Hotel Portfolio Companion Loans”) had an aggregate original principal balance of $537,270,000, and have an aggregate outstanding principal balance as of the Cut-off Date of $537,270,000. The Starwood Capital Group Hotel Portfolio Loan Combination was originated by DBNY, JPMorgan Chase Bank, Barclays and BofA on May 24, 2017, and had an original principal balance of $577,270,000, has an outstanding principal balance as of the Cut-off Date of $577,270,000 and accrues interest at an interest rate of 4.48600% per annum. The borrowers utilized the proceeds of the Starwood Capital Group Hotel Portfolio Loan Combination to retire the existing debt of the Starwood Capital Group Hotel Portfolio Property, return equity to the borrower sponsor, fund reserves and pay origination costs.

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LOAN #5: STARWOOD CAPITAL GROUP HOTEL PORTFOLIO

Note Summary

Note	Current or Anticipated Holder of Securitized Note	Cut-off Date Balance
Starwood Capital Group Hotel Portfolio Loan
A-8, A-10	CD 2017-CD5	$40,000,000
Starwood Capital Group Hotel Portfolio Companion Loans
A-1, A-7	DBJPM 2017-C6	$80,000,000
A-3	BANK 2017-BNK5	$72,500,000
A-5	WFCM 2017-C38	$50,000,000
A-2-1, A-16-1	JPMCC 2017-JP7(1)	$60,000,000
A-2-2, A-9, A-14	JPMorgan Chase Bank	$46,817,500
A-6, A-17	Barclays	$81,817,500
A-4	BANK 2017-BNK6(1)	$59,317,500
A-11, A-12, A-13	DBNY	$51,817,500
A-15, A-16-2	Starwood Mortgage Funding II LLC(2)	$35,000,000

(1)	Expected to be contributed to the related securitization upon closing of such securitization.
(2)	Starwood Capital Mortgage Funding II LLC is an affiliate of the Starwood Capital Group Hotel Portfolio borrowers. The related co-lender agreement provides that Starwood Capital Mortgage Funding II LLC will have no non-controlling noteholder rights.

The Starwood Capital Group Hotel Portfolio Loan Combination had an initial term of 120 months and has a remaining term of 118 months as of the Cut-off Date. The Starwood Capital Group Hotel Portfolio Loan Combination requires interest only payments on each due date. The scheduled maturity date of the Starwood Capital Group Hotel Portfolio Loan Combination is the due date in June 2027. Following the first business day after the payment date in June 2018, provided that no event of default has occurred and is continuing under the Starwood Capital Group Hotel Portfolio Loan Combination documents, the borrowers have the right to prepay the Starwood Capital Group Hotel Portfolio Loan Combination in whole or in part on any business day on or before the payment date in March, 2027, provided that the borrowers pay the greater of a yield maintenance premium or a prepayment premium equal to 1.0% of the principal amount being prepaid. In addition, the Starwood Capital Group Hotel Portfolio Loan Combination is pre-payable without penalty on or after the business day following the payment date in March, 2027.

■	The Mortgaged Properties. The Starwood Capital Group Hotel Portfolio Loan Combination is secured by the fee simple, leasehold and operating leasehold interests in 65 hospitality properties located across 21 states, totaling 6,366 rooms (each a “Property” and together, the “SCG Hotel Portfolio Properties” or the “SCG Hotel Portfolio”).

A summary detailing the composition of the portfolio by property sub-type is provided below:

Property Sub-Type
Property Sub-Type	# Hotels	Rooms	% Rooms	UW NCF	% of Total UW NCF	Appraised Value(1)	Per Room	TTM RevPAR Penetration(2)
Extended Stay	22	2,244	35.2%	$35,078,267	49.2%	$441,700,000	$196,836	112.5%
Limited Service	40	3,734	58.7	32,572,979	45.7	403,300,000	108,007	131.5
Full Service	3	388	6.1	3,678,146	5.2	44,200,000	113,918	106.4
Total / Wtd. Avg.	65	6,366	100.0%	$71,329,392	100.0%	$956,000,000	$150,173	123.3%

(1)	The “As Portfolio” Appraised Value of $956.0 million for the SCG Hotel Portfolio Properties as a whole reflects an 8.1% premium to the aggregate “As is” value of the individual properties. The sum of the value of the “As is” and “As Renovated” values, as applicable, for the individual properties is $889.2 million. Additionally, the aggregate “As is” value for the individual properties as of April 23, 2017 is $884.7 million.
(2)	TTM RevPAR Penetration is calculated based on operating statements provided by the borrowers and competitive set data provided by a third party hospitality research report. The individual property sub-types and the SCG Hotel Portfolio weighted averages are weighted based on total room count.

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LOAN #5: STARWOOD CAPITAL GROUP HOTEL PORTFOLIO

A summary of each individual Starwood Capital Group Hotel Portfolio property is provided below:

Starwood Capital Group Hotel Portfolio Property Summary
Property Name	City / State	Rooms	Year Built / Renovated	Allocated Loan Amount	% Allocated Loan Amount	Appraised Value(1)	UW NCF	%UW NCF	TTM Occupancy	TTM RevPAR Penetration(2)
Larkspur Landing Sunnyvale(3)	Sunnyvale, CA	126	2000 / NAP	$34,068,063	5.9%	$52,100,000	$4,171,961	5.8%	83.8%	105.3%
Larkspur Landing Milpitas(3)	Milpitas, CA	124	1998 / NAP	28,706,103	5.0	43,900,000	3,562,157	5.0	85.7%	111.6%
Larkspur Landing Campbell(3)	Campbell, CA	117	2000 / NAP	25,240,446	4.4	38,600,000	3,199,426	4.5	84.3%	93.3%
Larkspur Landing San Francisco(3)	South San Francisco, CA	111	1999 / NAP	20,793,943	3.6	31,800,000	2,426,585	3.4	84.9%	83.6%
Larkspur Landing Pleasanton(3)	Pleasanton, CA	124	1997 / NAP	20,336,214	3.5	31,100,000	2,438,362	3.4	82.9%	87.8%
Larkspur Landing Bellevue(3)	Bellevue, WA	126	1998 / NAP	18,112,963	3.1	27,700,000	2,173,526	3.0	78.8%	108.6%
Larkspur Landing Sacramento(3)	Sacramento, CA	124	1998 / NAP	13,535,680	2.3	20,700,000	1,816,912	2.5	83.0%	110.0%
Hampton Inn Ann Arbor North	Ann Arbor, MI	129	1988 / 2015	13,208,731	2.3	20,200,000	1,836,126	2.6	73.9%	123.7%
Larkspur Landing Hillsboro(3)	Hillsboro, OR	124	1997 / NAP	13,208,731	2.3	20,200,000	1,708,763	2.4	74.1%	77.6%
Larkspur Landing Renton(3)	Renton, WA	127	1998 / NAP	13,077,951	2.3	20,000,000	1,694,132	2.4	80.3%	103.3%
Holiday Inn Arlington Northeast Rangers Ballpark	Arlington, TX	147	2008 / 2013	12,554,833	2.2	19,200,000	1,537,247	2.2	78.3%	100.5%
Residence Inn Toledo Maumee	Maumee, OH	108	2008 / 2016	12,424,054	2.2	19,000,000	1,468,871	2.1	81.7%	142.7%
Residence Inn Williamsburg	Williamsburg, VA	108	1999 / 2012	11,900,936	2.1	18,200,000	1,358,744	1.9	73.0%	158.8%
Hampton Inn Suites Waco South	Waco, TX	123	2008 / 2013	10,985,479	1.9	16,800,000	1,414,791	2.0	77.7%	116.2%
Holiday Inn Louisville Airport Fair Expo	Louisville, KY	106	2008 / NAP	10,789,310	1.9	16,500,000	1,388,767	1.9	72.9%	102.1%
Courtyard Tyler	Tyler, TX	121	2010 / 2016	10,593,141	1.8	16,200,000	1,253,360	1.8	58.8%	125.6%
Hilton Garden Inn Edison Raritan Center(4)	Edison, NJ	132	2002 / 2014	10,593,141	1.8	16,200,000	1,317,397	1.8	78.1%	135.7%
Hilton Garden Inn St Paul Oakdale	Oakdale, MN	116	2005 / 2013	10,462,361	1.8	16,000,000	1,689,847	2.4	80.0%	141.9%
Residence Inn Grand Rapids West(5)	Grandville, MI	90	2000 / 2017	10,331,582	1.8	15,800,000	1,106,127	1.6	72.6%	115.2%
Peoria, AZ Residence Inn	Peoria, AZ	90	1998 / 2013	10,266,192	1.8	15,700,000	1,158,027	1.6	80.8%	145.9%
Hampton Inn Suites Bloomington Normal	Normal, IL	128	2007 / 2015	10,200,802	1.8	15,600,000	1,396,943	2.0	70.8%	123.5%
Courtyard Chico	Chico, CA	90	2005 / 2015	10,004,633	1.7	15,300,000	1,439,185	2.0	84.6%	157.5%
Hampton Inn Suites Kokomo	Kokomo, IN	105	1997 / 2013	9,677,684	1.7	14,800,000	1,255,566	1.8	77.9%	158.5%
Hampton Inn Suites South Bend	South Bend, IN	117	1997 / 2014	9,677,684	1.7	14,800,000	1,232,210	1.7	69.9%	113.2%
Courtyard Wichita Falls	Wichita Falls, TX	93	2009 / 2017	9,219,956	1.6	14,100,000	1,095,610	1.5	77.4%	106.0%
Hampton Inn Morehead(5)	Morehead City, NC	118	1991 / 2017	8,958,397	1.6	13,700,000	1,094,065	1.5	66.6%	139.7%
Residence Inn Chico	Chico, CA	78	2005 / 2014	8,696,838	1.5	13,300,000	1,208,180	1.7	88.0%	166.0%
Courtyard Lufkin(5)	Lufkin, TX	101	2009 / 2017	8,304,499	1.4	12,700,000	738,285	1.0	64.9%	105.9%
Hampton Inn Carlisle	Carlisle, PA	97	1997 / 2014	8,239,109	1.4	12,600,000	1,116,905	1.6	76.1%	175.6%
Springhill Suites Williamsburg	Williamsburg, VA	120	2002 / 2012	8,239,109	1.4	12,600,000	876,108	1.2	71.7%	106.8%
Fairfield Inn Bloomington	Bloomington, IN	105	1995 / 2015	8,173,720	1.4	12,500,000	1,271,230	1.8	87.1%	106.3%
Waco Residence Inn	Waco, TX	78	1997 / 2012	7,977,550	1.4	12,200,000	912,234	1.3	82.0%	112.5%
Holiday Inn Express Fishers(5)	Fishers, IN	115	2000 / 2012	7,454,432	1.3	11,400,000	951,428	1.3	67.1%	90.5%
Larkspur Landing Folsom(3)	Folsom, CA	84	2000 / NAP	7,258,263	1.3	11,100,000	858,864	1.2	86.4%	98.1%
Springhill Suites Chicago Naperville Warrenville	Warrenville, IL	128	1997 / 2013	6,865,924	1.2	10,500,000	667,822	0.9	67.1%	96.1%
Holiday Inn Express & Suites Paris	Paris, TX	84	2009 / NAP	6,800,535	1.2	10,400,000	798,480	1.1	72.6%	126.5%
Toledo Homewood Suites(5)	Toledo, OH	78	1997 / 2014	6,800,535	1.2	10,400,000	944,205	1.3	82.2%	123.0%
Grand Rapids Homewood Suites(5)	Grand Rapids, MI	78	1997 / 2013	6,604,365	1.1	10,100,000	739,572	1.0	84.1%	113.7%
Cheyenne Fairfield Inn and Suites	Cheyenne, WY	60	1994 / 2013	6,146,637	1.1	9,400,000	753,591	1.1	74.6%	117.6%
Fairfield Inn Laurel	Laurel, MD	109	1988 / 2013	6,146,637	1.1	9,400,000	657,471	0.9	79.9%	139.2%
Courtyard Akron Stow	Stow, OH	101	2005 / 2014	6,015,858	1.0	9,200,000	886,115	1.2	65.9%	98.4%
Larkspur Landing Roseville(3)	Roseville, CA	90	1999 / NAP	5,688,909	1.0	8,700,000	786,149	1.1	79.5%	96.9%
Towneplace Suites Bloomington	Bloomington, IN	83	2000 / 2013	5,688,909	1.0	8,700,000	850,105	1.2	89.1%	101.3%
Hampton Inn Danville	Danville, PA	71	1998 / 2013	5,623,519	1.0	8,600,000	728,609	1.0	80.0%	222.0%
Holiday Inn Norwich	Norwich, CT	135	1975 / 2013	5,558,129	1.0	8,500,000	752,132	1.1	56.7%	116.3%
Hampton Inn Suites Longview North	Longview, TX	91	2008 / 2013	5,492,740	1.0	8,400,000	650,443	0.9	63.8%	129.8%
Springhill Suites Peoria Westlake	Peoria, IL	124	2000 / 2013	5,492,740	1.0	8,400,000	470,046	0.7	63.3%	89.1%
Hampton Inn Suites Buda	Buda, TX	74	2008 / NAP	5,427,350	0.9	8,300,000	853,603	1.2	74.5%	139.5%
Shawnee Hampton Inn(5)	Shawnee, OK	63	1996 / 2013	5,427,350	0.9	8,300,000	618,775	0.9	77.6%	146.0%
Racine Fairfield Inn(5)	Racine, WI	62	1991 / 2016	5,296,570	0.9	8,100,000	603,823	0.8	68.6%	154.1%
Hampton Inn Selinsgrove Shamokin Dam	Shamokin Dam, PA	75	1996 / 2013	5,165,791	0.9	7,900,000	687,279	1.0	75.6%	184.0%
Holiday Inn Express & Suites Terrell	Terrell, TX	68	2007 / 2013	4,904,232	0.8	7,500,000	605,485	0.8	84.0%	183.5%
Westchase Homewood Suites(5)	Houston, TX	96	1998 / 2016	4,746,774	0.8	9,800,000	379,742	0.5	63.4%	142.9%
Holiday Inn Express & Suites Tyler South	Tyler, TX	88	2000 / 2015	4,708,062	0.8	7,200,000	599,880	0.8	65.9%	132.5%
Holiday Inn Express & Suites Huntsville	Huntsville, TX	87	2008 / 2013	4,511,893	0.8	6,900,000	689,387	1.0	65.5%	243.3%
Hampton Inn Sweetwater	Sweetwater, TX	72	2009 / NAP	4,119,555	0.7	6,300,000	400,369	0.6	62.9%	132.2%
Comfort Suites Buda Austin South	Buda, TX	72	2009 / NAP	3,465,657	0.6	5,300,000	541,569	0.8	76.8%	109.7%
Fairfield Inn & Suites Weatherford	Weatherford, TX	86	2009 / 2016	3,269,488	0.6	5,000,000	311,718	0.4	63.4%	91.1%
Holiday Inn Express & Suites Altus	Altus, OK	68	2008 / 2013	2,649,352	0.5	4,600,000	211,948	0.3	67.4%	151.2%
Comfort Inn & Suites Paris	Paris, TX	56	2009 / NAP	2,354,031	0.4	3,600,000	251,060	0.4	67.4%	146.2%
Hampton Inn Suites Decatur	Decatur, TX	74	2008 / 2013	2,252,646	0.4	3,600,000	180,212	0.3	64.6%	228.4%
Holiday Inn Express & Suites Texarkana E.	Texarkana, AR	88	2009 / NAP	2,086,036	0.4	4,100,000	166,883	0.2	66.5%	100.5%
Mankato Fairfield Inn	Mankato, MN	61	1997 / 2016	1,869,354	0.3	3,600,000	149,548	0.2	58.0%	100.2%
Candlewood Suites Texarkana	Texarkana, TX	80	2009 / 2014	1,445,301	0.3	2,600,000	115,624	0.2	75.0%	110.1%
Country Inn & Suites Houston Intercontinental Airport East(6)	Humble, TX	62	2001 / 2017	1,372,592	0.2	3,200,000	109,807	0.2	54.1%	86.8%
Total / Weighted Average		6,366		$577,270,000	100.0%	$889,200,000	$71,329,392	100.0%	74.6%	123.3%
Total w/ Portfolio Premium						$956,000,000

(1)	The “As Portfolio” Appraised Value of $956.0 million for the SCG Hotel Portfolio Properties as a whole reflects an 8.1% premium to the aggregate “As is” value of the individual properties. The sum of the value of the “As is” and “As Renovated” values, as applicable, for the individual properties is $889.2 million. Additionally, the aggregate “As is” value for the individual properties as of April 23, 2017 is $884.7 million.
(2)	TTM RevPAR Penetration is calculated based on operating statements provided by the borrowers and competitive set data provided by a third party hospitality research report. The SCG Hotel Portfolio weighted average is weighted based on total room count.
(3)	The Larkspur Landing properties operate pursuant to a licensing agreement with an affiliate of the borrower sponsor, which may be cancelled by either party on 60 days’ notice.
(4)	Hilton Garden Inn Edison Raritan Center is subject to a ground lease, which commenced in September 2001 for a term of 75 years with current annual ground rent of $275,517.

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LOAN #5: STARWOOD CAPITAL GROUP HOTEL PORTFOLIO

(5)	“As-Renovated” appraised values are shown for nine properties, the Residence Inn Grand Rapids West, Hampton Inn Morehead, Courtyard Lufkin, Waco Residence Inn, Toledo Homewood Suites, Grand Rapids Homewood Suites, Westchase Homewood Suites, Shawnee Hampton Inn, and Racine Fairfield Inn Properties, which values assume the completion of certain property improvements, for which the lender has fully reserved.
(6)	Country Inn & Suites Houston Intercontinental Airport East was out of service due to flood damage from May 2016 through January 2017. The borrowers used insurance proceeds of nearly $1,100,000 to renovate the property, which is currently back online.

The SCG Hotel Portfolio Properties are comprised of 65 hotels offering a range of amenities, spanning the limited service, full service and extended stay varieties. The hotels range in size from 56 to 147 rooms with an average count of 98 rooms. The portfolio benefits from geographic diversity, in addition to an overall granular property mix. No individual portfolio property accounts for more than 2.3% of total rooms or 5.8% of underwritten net cash flow. Further, the top 10 properties based on allocated loan amount account for 19.4% of total rooms and 35.1% of underwritten net cash flow. All 65 hotels in the SCG Hotel Portfolio are operated pursuant to management agreements with: Hersha (39 hotels), First Hospitality (nine hotels), TMI (nine hotels), Schulte (six hotels) or Pillar (two hotels). The summary of SCG Hotel Portfolio Properties’ six brands and 14 flags is provided below:

Starwood Capital Group Hotel Portfolio Brand Summary
Brand	# Hotels	Rooms	% of Rooms	Allocated Loan Amount ($)	Allocated Loan Amount ($)/Room	Appraised Value(1)	LTV(1)	UW NCF	% UW NCF
Larkspur Landing(2)
Larkspur Landing	11	1,277	20.1%	$200,027,266	$156,638	$305,900,000	65.4%	$24,836,836	34.8%
Total Larkspur Landing Marriott(2)	11	1,277	20.1%	$200,027,266	$156,638	$305,900,000	65.4%	$24,836,836	34.8%
Residence Inn	6	552	8.7%	$61,597,152	$111,589	$94,200,000	65.4%	$7,212,183	10.1
Courtyard	5	506	7.9%	44,138,087	$87,229	67,500,000	65.4%	5,412,556	7.6
Fairfield Inn & Suites	6	483	7.6%	30,902,406	$63,980	48,000,000	64.4%	3,747,382	5.3
SpringHill Suites	3	372	5.8%	20,597,773	$55,370	31,500,000	65.4%	2,013,975	2.8
TownePlace Suites	1	83	1.3%	5,688,909	$68,541	8,700,000	65.4%	850,105	1.2
Total Marriot Hilton	21	1,996	31.4%	$162,924,327	$81,625	$249,900,000	65.2%	$19,236,201	27.0%
Hampton Inn & Suites	14	1,337	21.0%	$104,456,837	$78,128	$159,900,000	65.3%	$13,465,895	18.9
Hilton Garden Inn	2	248	3.9%	21,055,502	$84,901	32,200,000	65.4%	3,007,244	4.2
Homewood Suites	3	252	4.0%	18,151,674	$72,030	30,300,000	59.9%	2,063,519	2.9
Total Hilton IHG	19	1,837	28.9%	$143,664,013	$78,206	$222,400,000	64.6%	$18,536,658	26.0%
Holiday Inn Express	7	598	9.4%	$33,114,542	$55,375	$52,100,000	63.6%	$4,023,491	5.6
Holiday Inn	3	388	6.1%	28,902,272	$74,490	44,200,000	65.4%	3,678,146	5.2
Candlewood	1	80	1.3%	1,445,301	$18,066	2,600,000	55.6%	115,624	0.2
Total IHG Choice	11	1,066	16.7%	$63,462,115	$59,533	$98,900,000	64.2%	$7,817,261	11.0%
Comfort Inn	2	128	2.0%	$5,819,688	$45,466	$8,900,000	65.4%	$792,628	1.1
Total Choice Carlson	2	128	2.0%	$5,819,688	$45,466	$8,900,000	65.4%	$792,628	1.1%
Country Inn & Suites	1	62	1.0%	$1,372,592	$22,139	$3,200,000	42.9%	$109,807	0.2
Total Carlson	1	62	1.0%	$1,372,592	$22,139	$3,200,000	42.9%	$109,807	0.2%
Total	65	6,366	100.0%	$577,270,000	$90,680	$956,000,000	60.4%	$71,329,392	100.0%

(1)	The “As Portfolio” Appraised Value of $956.0 million of the SCG Hotel Portfolio Properties as a whole reflects an 8.1% premium to the aggregate “As is” value of the individual properties. The sum of the value of the “As is” and “As Renovated” values, as applicable, for the individual properties is $889.2 million. Additionally, the aggregate “As is” value for each individual property as of April 23, 2017 is $884.7 million.

(2)	The Marriott and Larkspur Landing brand/flag are affiliated with Starwood Capital Group, L.P. The Larkspur Landing properties operate pursuant to licensing agreements with an affiliate of the borrower sponsor, which may be terminated by either party upon 60 days’ notice, as further described below.

The hotels range in age from seven to 42 years old with an average age of approximately 16 years and 59.0% of the portfolio based on underwritten net cash flow has been renovated since 2012. Approximately $84.8 million ($13,319 per room) of capital expenditures have been made since 2012 in order to update the SCG Portfolio Properties. Going forward, the borrowers have budgeted for approximately $28.8 million ($4,519 per room) in capital expenditures through 2019, of which approximately $5.9 million ($924 per room) is related to brand mandated property improvement plans. At origination, the borrowers reserved the approximately $5.9 million in capital expenditures related to brand mandated property improvement plans. Additionally, at origination, the borrowers reserved approximately $6.4 million ($5,000 per Larkspur Landing branded room) for any future capital work or FF&E associated with the Larkspur Landing properties. The Larkspur Landing properties operate pursuant to licensing agreements with an affiliate of the borrower sponsor, which may be terminated upon 60 days’ notice, as further described below. The remaining budgeted capital expenditures have not been reserved for and the borrower is not required under the Starwood Capital Group Hotel Portfolio Loan Combination to complete the related capital improvements.

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LOAN #5: STARWOOD CAPITAL GROUP HOTEL PORTFOLIO

A summary of both historical and budgeted capital expenditures at the SCG Hotel Portfolio Properties is provided below:

Historical & Budgeted Capital Expenditures(1)
	2012	2013	2014	2015	2016	2017B(2)	2018B(2)	2019B(2)	Total(2)
Total	$15,974,481	$28,295,183	$14,870,099	$10,258,955	$15,388,521	$11,852,877	$5,093,750	$11,818,750	$113,552,617
Per Room	$2,509	$4,445	$2,336	$1,612	$2,417	$1,862	$800	$1,857	$17,837

(1)	Source: Borrowers.
(2)	The budgeted capital expenditures have not been reserved for and the borrower is not required under the Starwood Capital Group Hotel Portfolio Loan Combination to complete the related capital improvements.

A summary of franchise agreement expirations during the term of the loan is provided below:

	Franchise Expiration Rollover
Year Ending December 31	Expiring # Hotels	Expiring Rooms	Expiring % Rooms	UW NCF	% of Total UW NCF	Cumulative Rooms Expiring	Cumulative % of Rooms Expiring	Cumulative UW NCF Expiring	Cumulative % of UW NCF Expiring
2017	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2018	1	90	1.8	1,158,027	2.5	90	1.8	$1,158,027	2.5
2019	3	337	6.6	2,892,322	6.2	427	8.4	$4,050,349	8.7
2020	0	0	0.0	0	0.0	427	8.4	$4,050,349	8.7
2021	1	62	1.2	603,823	1.3	489	9.6	$4,654,173	10.0
2022	21	2,025	39.8	18,055,211	38.8	2,514	49.4	$22,709,384	48.8
2023	0	0	0.0	0	0.0	2,514	49.4	$22,709,384	48.8
2024	0	0	0.0	0	0.0	2,514	49.4	$22,709,384	48.8
2025	4	378	7.4	4,634,247	10.0	2,892	56.8	$27,343,631	58.8
2026	1	128	2.5	1,396,943	3.0	3,020	59.3	$28,740,574	61.8
2027	2	140	2.8	1,022,042	2.2	3,160	62.1	$29,762,616	64.0
2028 & Beyond	21	1,929	37.9	16,729,941	36.0	5,089	100.0	$46,492,556	100.0
Total(1)	54	5,089	100.0%	$46,492,556	100.0%

(1)	The above Franchise Expiration Rollover is exclusive of the Larkspur Landing properties, which operate pursuant to a licensing agreement with an affiliate of the borrower sponsor, which is subject to cancellation by either party upon 60 days’ notice. The Larkspur Landing brand/flag is owned by an affiliate of Starwood Capital Group. At origination, the borrowers reserved approximately $6.4 million for any future capital work or FF&E expenditures associated with the Larkspur Landing properties.

The SCG Hotel Portfolio benefits from well-known brand and flag affiliations, as well as related customer loyalty programs. Approximately 60.2% based on room count and 53.0% based on underwritten net cash flow of the portfolio properties are associated with Marriott or Hilton affiliated flags, providing the portfolio with institutional brand affiliations across the majority of the portfolio properties. Approximately 20.1% based on room count and 34.8% by underwritten net cash flow of the portfolio properties are associated with the Larkspur Landing brand, all of which are located on the west coast. Larkspur Landing is an upscale select service and extended stay brand, which began operation in the 1990s. The Larkspur Landing properties operate pursuant to a licensing agreement between the related operating companies (as licensee) and an affiliate of Starwood Capital Group (as licensor), which effectively owns the licensing rights to the Larkspur Landing brand/flag. The Larkspur Landing licensing agreement for each individual property, as applicable, calls for an annual license fee in the amount of $10 and may be terminated upon 60 days’ notice of termination by either the licensor or the licensee. Per the terms of the loan documents, the Larkspur Landing licensing agreements may not be terminated by the borrowers during the term of the loan unless the borrowers replace the Larkspur Landing flag with a qualified franchisor (as defined in the loan documents).

In the event of any franchise or license agreement expiration, termination or cancellation in violation of the loan documents, a full excess cash flow sweep will be triggered, as further described in “Lockbox and Cash Management” herein. Additionally, there is a recourse carve-out for any material amendment, modification, expiration, cancellation or termination of any franchise or Larkspur Landing license agreement in violation of the loan documents without the prior written consent of the lender.

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LOAN #5: STARWOOD CAPITAL GROUP HOTEL PORTFOLIO

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Starwood Capital Group Hotel Portfolio Properties:

Cash Flow Analysis
	2014	2015	2016	TTM 3/31/2017(1)	Underwritten	Underwritten per Room(2)
Room Revenue	$192,509,535	$202,927,905	$206,707,091	$205,120,564	$206,046,538	$32,367
Food & Beverage Revenue	4,481,265	5,413,425	5,367,185	5,436,865	5,449,118	856
Other Revenue	2,518,145	1,839,946	2,161,754	2,093,187	2,104,554	331
Total Revenue	$199,508,945	$210,181,276	$214,236,030	$212,650,616	$213,600,210	$33,553

Room Expense	$43,419,428	$44,601,150	$46,539,452	$46,836,463	$47,702,619	$7,493
Food & Beverage Expense	3,731,961	4,181,990	3,877,875	3,826,532	3,826,294	601
Other Expense	2,076,802	754,103	883,759	857,468	857,390	135
Total Departmental Expense	$49,228,191	$49,537,243	$51,301,086	$51,520,462	$52,386,303	$8,229
Total Undistributed Expense	56,768,412	60,404,169	61,876,151	62,127,172	62,263,971	9,781
Total Management Fee	6,387,948	6,809,293	6,853,190	6,818,728	7,967,134	1,252
Total Fixed Charges	10,592,272	10,840,419	10,979,711	10,915,631	10,920,578	1,715
Total Operating Expense	$122,976,823	$127,591,124	$131,010,138	$131,381,993	$133,537,986	$20,977

EBITDA	$76,532,121	$82,590,153	$83,225,892	$81,268,623	$80,062,224	$12,577

FF&E	7,980,358	8,583,513	8,756,495	8,693,699	8,732,831	1,372
Net Operating Income / Net Cash Flow	$68,551,763	$74,006,639	$74,469,397	$72,574,924	$71,329,392	$11,205

Occupancy	73.7%	74.8%	74.7%	74.6%	74.6%
NOI Debt Yield(3)	11.9%	12.8%	12.9%	12.6%	12.4%
NCF DSCR(3)	2.61x	2.82x	2.84x	2.76x	2.72x

(1)	Country Inn & Suites Houston Intercontinental Airport East was out of service due to flood damage from May 2016 through January 2017. The borrowers used insurance proceeds of nearly $1,100,000 to renovate the property, which is currently back online and in ramp up.
(2)	Underwritten per Room is based on a total of 6,366 rooms.
(3)	Based on the Starwood Capital Group Hotel Portfolio Loan Combination amount.

■	Appraisal. According to the appraisal, the Starwood Capital Group Hotel Portfolio Properties had an “As Portfolio” appraised value of $956,000,000 as of April 23, 2017. The “As Portfolio” value applies an 8.1% premium to the aggregate “As is” value of the individual properties. The sum of the “As is” and “As Renovated” values, as applicable, for each of the properties on an individual basis is $889.2 million.

Appraisal Approach	Value	Discount Rate	Terminal Capitalization Rate
Mortgage-Equity	$947,000,000	NAP	8.0%
EBITDA Multiple Based on First-Year EBITDA	958,000,000	11.50%	NAP
EBITDA Multiple Based on Second-Year EBITDA	959,000,000	11.25%	NAP
Direct Capitalization	962,000,000	7.75%	NAP
Discounted-Cash-Flow Analysis	943,000,000	10.25%	NAP
Reconciled “As Is” Market Value of Subject Portfolio	$956,000,000	7.72%	8.0%

■	Environmental Matters. The Phase I environmental reports dated between March and April 2017 (each, an “ESA”) recommended no further action at the SCG Hotel Portfolio Properties, with the exception of the Hampton Inn Morehead and Hampton Inn Carlisle properties. With respect to the Hampton Inn Morehead property, the ESA recommended that certain surveys and limited subsurface investigations be conducted. With respect to the Hampton Inn Carlisle property, the ESA recommended that a regulatory file review be conducted. The borrowers obtained an environmental insurance policy in lieu of any post-origination remediation work for the Hampton Inn Morehead and Hampton Inn Carlisle properties. The policy was issued by Great American E&S Insurance Company with individual and aggregate claim limits of $1.0 million and a $25,000 deductible. The policy names the lender as a named insured, was paid in full on the origination date, and has an expiration date of May 24, 2030. The loan documents require that such environmental insurance include the same coverages, terms, conditions and endorsements (and may not be amended without the prior written consent of the lender) as the lender environmental policy approved at origination.

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LOAN #5: STARWOOD CAPITAL GROUP HOTEL PORTFOLIO

■	Market Overview and Competition. The SCG Hotel Portfolio Properties are located across 21 states and 56 cities, covering a broad geographical area with no individual state accounting for more than 16.8% of the portfolio’s total rooms or 30.7% of underwritten net cash flow. California represents the largest exposure to a single state, with 10 properties totaling 30.7% of underwritten net cash flow. Texas represents the second largest exposure to a single state, with 20 properties totaling 18.8% of total underwritten net cash flow. No other state accounts for more than 7.8% of total underwritten net cash flow.

The following table presents certain information relating to occupancy, ADR and RevPAR at the Starwood Capital Group Hotel Portfolio Properties:

Regional Summary
Region	# Hotels	Rooms	% of Rooms	TTM Occupancy(1)	TTM ADR(1)	TTM RevPAR(1)	TTM RevPAR Penetration(1)	UW NCF	% of UW NCF
California	10	1,068	16.8%	84.2%	$145.56	$122.71	108.5%	$21,907,781	30.7%
Texas	20	1,753	27.5	70.2%	$104.82	$73.59	131.2%	13,438,906	18.8
Indiana	5	525	8.2	77.4%	$109.06	$83.34	114.0%	5,560,538	7.8
Washington	2	253	4.0	79.6%	$122.67	$97.56	105.9%	3,867,658	5.4
Michigan	3	297	4.7	76.2%	$131.21	$99.85	118.5%	3,681,825	5.2
Ohio	3	287	4.5	76.3%	$121.58	$92.95	121.8%	3,299,191	4.6
Illinois	3	380	6.0	67.1%	$104.93	$70.56	103.1%	2,534,810	3.6
Pennsylvania	3	243	3.8	77.1%	$123.01	$94.83	191.7%	2,532,793	3.6
Virginia	2	228	3.6	72.3%	$118.96	$86.15	131.4%	2,234,852	3.1
Minnesota	2	177	2.8	72.4%	$120.21	$89.03	127.6%	1,839,395	2.6
Oregon	1	124	1.9	74.1%	$115.72	$85.79	77.6%	1,708,763	2.4
Kentucky	1	106	1.7	72.9%	$135.94	$99.11	102.1%	1,388,767	1.9
New Jersey	1	132	2.1	78.1%	$126.40	$98.76	135.7%	1,317,397	1.8
Arizona	1	90	1.4	80.8%	$120.72	$97.54	145.9%	1,158,027	1.6
North Carolina	1	118	1.9	66.6%	$108.23	$72.10	139.7%	1,094,065	1.5
Oklahoma	2	131	2.1	72.3%	$94.31	$68.74	148.7%	830,723	1.2
Wyoming	1	60	0.9	74.6%	$118.88	$88.74	117.6%	753,591	1.1
Connecticut	1	135	2.1	56.7%	$131.41	$74.49	116.3%	752,132	1.1
Maryland	1	109	1.7	79.9%	$97.48	$77.87	139.2%	657,471	0.9
Wisconsin	1	62	1.0	68.6%	$115.68	$79.34	154.1%	603,823	0.8
Arkansas	1	88	1.4	66.5%	$75.50	$50.18	100.5%	166,883	0.2
Total / Wtd. Avg.	65	6,366	100.0%	74.6%	$119.07	$88.81	123.3%	$71,329,392	100.0%

(1)	TTM Occupancy, TTM ADR and TTM RevPAR are based on borrower-provided operating statements dated as of March 31, 2017, and weighted based on available rooms and occupied rooms, as applicable. TTM RevPAR Penetration is calculated based on operating statements provided by the borrowers and competitive set data for each property provided by a third party hospitality research report, and weighted based on total rooms. The variances between the underwriting, the hospitality research report and the above table with respect to Occupancy, ADR and RevPAR at the SCG Hotel Portfolio Properties are attributable to variances in reporting methodologies and/or timing differences.

Historically, the portfolio as a whole has outperformed its competitive set with occupancy, ADR and RevPAR penetration rates each in excess of 100.0% for 2014 through the trailing 12-month period ending March 31, 2017. Additionally, on a more granular level, the portfolio generally has outperformed on an individual basis, with 80.1% of the portfolio based on room count achieving a RevPAR penetration in excess of 100.0% for the trailing 12-month period ending March 31, 2017.

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The following table presents certain information relating to historic occupancy, ADR and RevPAR at Starwood Capital Group Hotel Portfolio Properties:

Historical Statistics(1)

	Starwood Capital Group Hotel Portfolio			Competitive Set(2)			Penetration(3)
	Occupancy(4)	ADR(4)	RevPAR(4)	Occupancy(4)	ADR(4)	RevPAR(4)	Occupancy(4)	ADR(4)	RevPAR(4)
2014	73.7%	$112.28	$82.80	66.0%	$103.25	$67.56	111.7%	108.7%	122.6%
2015	74.8%	$116.76	$87.29	66.6%	$108.28	$71.42	112.2%	107.8%	122.2%
2016	74.7%	$119.48	$89.23	65.9%	$110.28	$71.95	113.4%	108.3%	124.0%
T-12 Mar 2017	74.6%	$119.07	$88.81	65.9%	$110.31	$72.05	113.1%	107.9%	123.3%

(1)	The variances between the underwriting, the hospitality research report and the above table with respect to Occupancy, ADR and RevPAR at the SCG Hotel Portfolio are attributable to variances in reporting methodologies and/or timing differences.

(2)	Competitive Set data for each individual property provided from a third party hospitality research report.

(3)	Penetration Factor data for each individual property is calculated based on operating statements provided by the borrowers and competitive set data provided by a third party hospitality research report. Portfolio level statistics are weighted based on total room count.

(4)	Based on operating statements provided by the borrowers and weighted based on available rooms and occupied rooms, as applicable.

■	The Borrowers. The borrowers consists of 92 single purpose, Delaware limited liability companies and 36 single purpose, Delaware limited partnerships, each structured to be bankruptcy remote, with two independent directors in its organizational structure. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Starwood Capital Group Hotel Portfolio Loan Combination.

The sponsor of the borrowers and nonrecourse carve-out guarantor is SCG Hotel Investors Holdings, L.P., an affiliate of Starwood Capital Group (“SCG”). The aggregate recourse to the guarantor related to bankruptcy or insolvency actions may not exceed an amount equal to 20% of the principal balance of the SCG Hotel Portfolio Loan Combination outstanding at the time of the occurrence of such event, plus reasonable third-party costs incurred by the lender in connection with the enforcement of its rights. For additional information, see “Description of the Mortgage Pool–Non-Recourse Carveout Limitations” in the Preliminary Prospectus. SCG is a private alternative investment firm with a primary focus on global real estate. Since its inception in 1991, SCG has raised over $40 billion of equity capital and currently manages over $51 billion in assets. Over the past 26 years, SCG has acquired over $86.5 billion of assets across virtually every major real estate asset class. SCG directly employs over 2,200 professionals and approximately 16,000 additional employees through various portfolio operating companies through offices in Atlanta, Chicago, Greenwich, Hong Kong, London, Los Angeles, Luxembourg, Miami, San Francisco and Washington D.C.

■	Escrows. At origination, the borrowers deposited (i) $6,385,000 into a Larkspur Landing capital and FF&E work reserve account to be used towards capital work and FF&E expenditures only at the Larkspur Landing flagged properties and (ii) $5,883,991 into a general capital work reserve account to be used towards existing capital improvement and property improvement plan work as described in the loan documents.

Upon the occurrence and during the continuance of a Trigger Period (as defined below), on a monthly basis, the borrowers are required to make deposits of (i) one-twelfth of the required annual taxes, (ii) one-twelfth of the annual insurance premiums if, among other things, (a) an acceptable blanket policy is no longer in place or (b) an event of default has occurred and is continuing, and (iii) one-twelfth of the ground rent that lender reasonably estimates will be payable under the ground lease encumbering the single leasehold property.

On a monthly basis, regardless of whether a Trigger Period has occurred and is continuing, the borrowers are required to make deposits equal to one-twelfth of the greater of (a) 4.0% of gross revenue for the calendar month that is two months prior to the applicable payment date and (b) the amount required under the franchise agreement for FF&E work (initially $727,736).

■	Lockbox and Cash Management. The Starwood Capital Group Hotel Portfolio Loan Combination is structured with a soft springing hard lockbox and in place cash management. At origination, the borrowers established seven lender-controlled lockbox accounts. Prior to the occurrence of a Cash Management Trigger Period (as defined below), all sums payable to the borrowers under the related property management agreements, after the property managers have paid all amounts required to be paid under such agreements, are required to be deposited directly into the applicable lender-controlled lockbox account within two business days of receipt. Upon the occurrence and during the continuance of a Cash Management Trigger Period, the borrowers or managers are required to (i) deposit all revenues received by the borrowers and property managers directly into such lockbox accounts within two business days of receipt and (ii) cause all credit card companies or clearing banks to deliver all receipts directly into the applicable lender-controlled lockbox account. All funds in the clearing account are required to be transferred on a daily basis into the applicable lender-controlled cash management account and then to the applicable borrower’s operating

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account, unless a Trigger Period (as defined below) has occurred and is continuing, in which case such funds are required to be swept each business day into the applicable lender-controlled cash management account and disbursed on each payment date as set forth in the Starwood Capital Group Hotel Portfolio Loan documents. Upon the occurrence and during the continuance of a Trigger Period, all excess cash flow is required to be swept into the applicable cash management account and held by the lender as additional collateral for the Starwood Capital Group Hotel Portfolio Loan Combination.

A “Cash Management Trigger Period” will commence upon the debt service coverage ratio (as calculated in the loan documents) for the SCG Hotel Portfolio Loan Combination falling below 2.00x. A Cash Management Trigger Period will cease to exist upon the debt service coverage ratio (as calculated in the loan documents) being at least 2.00x for two consecutive calendar quarters.

A “Trigger Period” will commence upon (i) an event of default under the loan documents, (ii) any bankruptcy or insolvency action of any property manager, (iii) any termination, expiration or cancellation of a franchise agreement or the Larkspur Landing license agreement in violation of the loan documents, (iv) the debt service coverage ratio (as calculated in the loan documents) for the SCG Hotel Portfolio Loan Combination falling below 1.75x, or (v) any borrower is subject to an involuntary bankruptcy or insolvency action.

A Trigger Period will cease to exist upon: (a) with respect to clause (i) above, a cure of the event of default being accepted by the lender in its sole and absolute discretion, (b) with respect to clause (ii) above, the borrowers entering into a replacement management agreement with a qualified manager within 60 days of the initial bankruptcy or insolvency action (provided that such 60-day period may be extended an additional 30 days upon borrowers’ written request at lender’s reasonable discretion), (c) with respect to clause (iii) above, the borrowers entering into a replacement franchise agreement with a qualified franchisor within 60 days of the existing franchise agreement expiration, cancellation or termination (provided that such 60-day period may be extended an additional 30 days upon borrowers’ written request at lender’s reasonable discretion), (d) with respect to clause (iv) above, the debt service coverage ratio (as defined in the loan documents) being at least 1.75x for two consecutive calendar quarters, which may be achieved by a prepayment of principal or deposit of cash in an amount such that the debt service coverage ratio is at least 1.75x for two consecutive calendar quarters (provided such prepayment is to be accompanied by the applicable yield maintenance premium). In addition, a Trigger Period related to one individual property can be cured by the release of that individual property in accordance with the conditions set forth below under “Partial Release of Collateral”.

■	Property Management. The Starwood Capital Group Hotel Portfolio Properties are subject to operating agreements (“Operating Agreements”) with affiliates of SCG Hotel Investors Holdings, L.P. (the “Operators”) pursuant to which the Operators are responsible for the management of the SCG Hotel Portfolio Properties. The Operators subcontract such management responsibilities under management agreements with the following five managers: Hersha Hospitality Management L.P. (“Hersha”), First Hospitality Group, Inc. (“First Hospitality”), Schulte Hospitality Group, Inc. (“Schulte”), TMI Property Management, L.L.C. (“TMI”) and Pillar Hotels and Resorts, LLC (“Pillar”). The lender has the right to direct the borrowers to terminate the property management agreement and replace the property manager if (i) the property manager becomes the subject of a voluntary or involuntary bankruptcy action, (ii) there exists an event of default under the Starwood Capital Group Hotel Portfolio Loan Combination and the lender has accelerated all or a portion of the debt, or (iii) there exists a monetary or material non-monetary default by the property manager or any other condition under the management agreement, which if not remedied within any applicable notice, grace and/or cure period, would (A) give borrowers the right to terminate the management agreement and (B) reasonably be expected to cause a material adverse effect on the business of the borrowers, their ability to perform under the Starwood Capital Group Hotel Portfolio Loan documents or the SGC Hotel Portfolio Properties. The borrowers have the right to replace the property manager without the lender’s consent, provided no event of default is continuing under the Starwood Capital Group Hotel Portfolio Loan documents, with a Qualified Manager (as defined below) provided that the borrowers enter into a replacement property management agreement and an assignment of management agreement on term reasonably acceptable to the lender, and, if the new property manager is an affiliate of the borrowers, deliver an updated non-consolidation opinion.

A “Qualified Manager” means (a) (i) Starwood Capital Group Global, L.P., (ii) Starwood Capital Group Global II, L.P., or (iii) Starwood Capital Group Global I, L.L.C., as long as such entities are under common control, or any affiliate controlled by the foregoing, (b) SCG Hotel Investors Holdings, L.P., (or any replacement guarantor) or any affiliate under common control with the foregoing, (c) any of First Hospitality Group, Schulte, Aimbridge, TMI Hospitality or Hersha (or a controlled affiliate thereof), or (d) a reputable and experienced manager (which may be an affiliate of a borrower) which, in the reasonable judgment of the lender, possesses experience in managing properties similar in size, class, use and operation as the SGC Hotel Portfolio Properties; provided, that borrowers shall have obtained (i)

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a rating agency confirmation, with respect to clause (d) only, and (ii) if such person is an affiliate of a borrower, an additional non-consolidation opinion; provided, further, in order for any entity to qualify as a “Qualified Manager” under clauses (a), (b), (c), or (d) above, the lender receives satisfactory search results with respect to such entity.

Management Company Distribution
Management Company	# Hotels	Rooms	% Rooms	UW NCF	% of Total UW NCF	Appraised Value(1)	Per Room
Hersha	39	3,859	60.6%	$44,857,243	62.9%	$565,900,000	$146,644
First Hospitality	9	981	15.4	12,107,023	17.0	137,400,000	$140,061
TMI	9	666	10.5	6,259,518	8.8	87,600,000	$131,532
Schulte	6	692	10.9	5,458,243	7.7	69,700,000	$100,723
Pillar	2	168	2.6	2,647,365	3.7	28,600,000	$170,238
Total	65	6,366	100.0%	$71,329,392	100.0%	$956,000,000	$150,173

(1)	The “As Portfolio” Appraised Value of $956.0 million for the SCG Hotel Portfolio Properties as a whole reflects an 8.1% premium to the aggregate “As is” value of in the individual properties. The sum of the value of the “As is” and “As Renovated” values, as applicable, for each of the properties on an individual basis is $889.2 million. Additionally, the aggregate “As is” value for each individual property as of April 23, 2017 is $884.7 million.

■	Current Mezzanine or Secured Subordinate Indebtedness. None.

■	Future Mezzanine or Secured Subordinate Indebtedness. From and after the date that is the earlier of (i) May 24, 2018 and (ii) the date that all notes comprising the Starwood Capital Group Hotel Portfolio Loan Combination have been securitized, certain direct and indirect owners of the borrowers are permitted to obtain mezzanine financing secured by the direct or indirect ownership interests in the borrowers upon satisfaction of certain terms and conditions including, among others, (i) no event of default has occurred and is continuing, (ii) the combined loan-to-value ratio does not exceed 64.9%, (iii) the combined debt service coverage ratio (calculated as described in the mortgage loan documents) is not less than 2.65x, (iv) in the event that the mezzanine loan bears a floating rate of interest, the mezzanine borrowers have obtained an interest rate cap agreement from a provider reasonably acceptable to the mortgage lender containing a strike rate that provides for a debt service coverage ratio of not greater than 1.75x, (v) the mezzanine lenders have entered into an intercreditor agreement reasonably acceptable to the mortgage lender, and (vi) the borrowers deliver a rating agency confirmation.

■	Ground Lease. The Hilton Garden Inn Edison Raritan Center property is subject to a ground lease, which has a current annual net rent of $275,517 (and is subject to increases every five years under the ground lease) and expires on September 30, 2076, with no extension options. Please see “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Leasehold Interests; Ground Leases”, as well as representation and warranty number 34 under “Annex E-2-A Sponsor Representations and Warranties (German American Capital Corporation)” and the exceptions thereto in the Preliminary Prospectus for additional information regarding the risks associated with this ground lease.

■	Partial Release of Collateral. After June 1, 2018, the borrowers may obtain the release of an individual property or properties from the lien of the Starwood Capital Group Hotel Portfolio Loan Combination subject to, among other terms and conditions: (i) no monetary event of default has occurred and is continuing, (ii) the remaining collateral has a debt service coverage ratio (as calculated in the loan documents) no less than the greater of (a) 2.65x and (b) the debt service coverage ratio in place immediately prior to the release and (iii) payment of a Release Price (as defined below), together with the related yield maintenance premium associated with the Release Price, provided the debt service coverage ratio test may be satisfied with an additional prepayment of principal (with the related yield maintenance premium, as applicable) or a cash deposit with the lender in an amount reasonably determined by the lender to meet such test.

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The “Release Price” is an amount equal to (a) if less than $57,727,000 has been prepaid to date, 105% of the allocated loan amount of each such individual property, (b) if less than $86,590,500 has been prepaid to date, 110% of the allocated loan amount of each such individual property, (c) if less than $115,454,000 has been prepaid to date, 115% of the allocated loan amount of each such individual property and (d) (x) for all amounts prepaid in excess of $115,454,000 or (y) if any release property is to be conveyed to an affiliate of the borrowers, principals, operating companies or guarantors, 120% of the allocated loan amount of each such individual property.

In addition, with respect to the Holiday Inn Express & Suites Terrell property, pursuant to a recorded declaration, Tanger Properties Limited Partnership, together with its successors and assignees, has the right to purchase the property in the event of a breach of the covenants, conditions and restrictions in such declaration. In the event that such purchase option is exercised, the applicable borrower entity is required to promptly cause the release of the property in compliance with the release provisions described above (except that the applicable borrower entity may release the property during the lockout period with payment of the applicable yield maintenance premium). The SCG Hotel Portfolio Loan Combination documents require that any release of such property in connection with the exercise of the purchase option be in compliance with the release provisions described above (except that the release may occur on or prior to June 1, 2018 with payment of the applicable yield maintenance premium). The SCG Hotel Portfolio Loan Combination is recourse to the guarantor for any losses suffered by the lender if and when the purchase option is exercised.

■	Terrorism Insurance. The Starwood Capital Group Hotel Portfolio Loan documents require that the “all risks” insurance policy required to be maintained by the borrowers provide coverage for terrorism in an amount equal to the full replacement cost of the Starwood Capital Group Hotel Portfolio Properties. Terrorism coverage is provided under a stand-alone policy for both foreign and domestic acts with a sublimit of $500,000,000 per occurrence and in the annual aggregate, subject to a $25,000 deductible. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

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MAP © 2017 CARTIFACT
DATA © OSM CONTRIBUTORS
Jackson
MISSISSIPPI
Bienville National Forest
Kisatchie National Forest
Natchez
Homochitto National Forest
Alexandria
LOUISIANA
Hattiesburg
Baton Rouge
Lafayette
Slidell
New Orleans
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Brookwood Self Storage LA-MS Portfolio

1	Balis Self Storage	3293 Balis Drive	Baton Rouge, LA	70808
2	Feu Follet Self Storage	200 Feu Follet Road	Lafayette, LA	70508
3	Belle Chasse Self Storage	2012 Belle Chasse Highway	Gretna, LA	70056
4	Oak Villa Self Storage	2240 Oak Villa Boulevard	Baton Rouge, LA	70815
5	Harding Self Storage	4455 Harding Boulevard	Baton Rouge, LA	70807
6	Florida Boulevard Self Storage	6536 Florida Boulevard	Baton Rouge, LA	70806
7	Industriplex Self Storage	12340 Industriplex Boulevard	Baton Rouge, LA	70817
8	Ambassador Self Storage	2952 Ambassador Caffery Parkway	Lafayette, LA	70506
9	Interline Self Storage	9059 Interline Avenue	Baton Rouge, LA	70809
10	Flowood Self Storage	131 Howard Wilson Lane	Flowood, MS	39232
11	Pearl Self Storage	4235 Highway 80 East	Pearl, MS	39208
12	Airway Self Storage	8836 Airway Drive	Baton Rouge, LA	70806
13	Highway 18 Self Storage	5651 Highway 18	Jackson, MS	39209

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Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	13	Loan Seller		CREFI
Location (City/State)	Various, Various	Cut-off Date Balance(3)		$40,000,000
Property Type	Self Storage	Cut-off Date Balance per SF(2)		$63.39
Size (SF)	1,262,106	Percentage of Initial Pool Balance		4.3%
Total Occupancy as of 4/30/2017	85.5%	Number of Related Mortgage Loans(4)		2
Owned Occupancy as of 4/30/2017	85.5%	Type of Security		Fee Simple
Year Built / Latest Renovation	Various / Various	Mortgage Rate		3.94000%
Appraised Value(1)	$161,150,000	Original Term to Maturity (Months)		120
Appraisal Date(1)	Various	Original Amortization Term (Months)		NAP
Borrower Sponsor	Robert Craig Smith	Original Interest Only Term (Months)	120
Property Management	CubeSmart Asset Management, LLC	First Payment Date Maturity Date	8/6/2017 7/6/2027

Underwritten Revenues	$12,361,669
Underwritten Expenses	$3,348,463
Underwritten Net Operating Income (NOI)	$9,013,206	Escrows(5)
Underwritten Net Cash Flow (NCF)	$8,879,611		Upfront	Monthly
Cut-off Date LTV Ratio(2)	49.6%	Taxes	$264,376	$44,063
Maturity Date LTV Ratio(2)	49.6%	Insurance	$0	$0
DSCR Based on Underwritten NOI / NCF(2)	2.82x / 2.78x	Replacement Reserves	$0	$0
Debt Yield Based on Underwritten NOI / NCF(2)	11.3% / 11.1%	Other(6)	$5,625	$0

	Sources and Uses
Sources	$	%	Uses	$	%
Loan Combination Amount	$80,000,000	100.0%	Loan Payoff	$52,721,617	65.9%
			Principal Equity Distribution	25,912,792	32.4
			Closing Costs	1,095,591	1.4
			Reserves	270,001	0.3
Total Sources	$80,000,000	100.0%	Total Uses	$80,000,000	100.0%

(1)	The Appraised Value represents the "As Portfolio" bulk appraised value based on individual valuations dated between May 9, 2017 to May 15, 2017, which is inclusive of a $13,100,000 portfolio premium. The Cut-off Date LTV Ratio and Maturity Date LTV Ratio are calculated based upon the Brookwood Self Storage LA-MS Portfolio Properties' Appraised Value of $161,150,000. The Cut-off Date LTV Ratio and Maturity Date LTV Ratio based on the sum of the individual “as-is” appraised values of $148,050,000 are each 54.0%.

(2)	Calculated based on the aggregate outstanding principal balance of the Brookwood Self Storage LA-MS Portfolio Loan Combination.

(3)	The Cut-off Date Balance of $40,000,000 represents the controlling note A-1 which is part of a loan combination evidenced by two pari passu notes having an aggregate outstanding principal balance as of the Cut-off Date of $80,000,000. The related companion loan, which is evidenced by the non-controlling note A-2, has an outstanding principal balance as of the Cut-off Date of $40,000,000, is currently held by Citi Real Estate Funding Inc. (“CREFI”) and is expected to be contributed to one or more future securitization transactions. See “— The Mortgage Loan” below.

(4)	Robert Craig Smith is also the Borrower Sponsor for the Brookwood Self Storage TX Portfolio. See ““—The Borrowers” below.

(5)	See “—Escrows” below.

(6)	Other escrow represents $5,625 for immediate repairs.

■	The Mortgage Loan. The mortgage loan (the “Brookwood Self Storage LA-MS Portfolio Loan”) is part of a loan combination (the “Brookwood Self Storage LA-MS Portfolio Loan Combination”) evidenced by two pari passu notes that are together secured by a first mortgage encumbering the borrowers’ fee interest in a 13 building self storage portfolio located in Louisiana and Mississippi (the “Brookwood Self Storage LA-MS Portfolio Properties”). The Brookwood Self Storage LA-MS Portfolio Loan, which is evidenced by note A-1 and represents the controlling interest in the Brookwood Self Storage LA-MS Portfolio Loan Combination, had an original principal balance of $40,000,000, and has a Cut-off Date Balance of $40,000,000. The Brookwood Self Storage LA-MS Portfolio Loan represents approximately 4.3% of the Initial Pool Balance. The related companion loan (the “Brookwood Self Storage LA-MS Portfolio Companion Loan”), which is evidenced by the non-controlling note A-2, had an original principal balance of $40,000,000, has an outstanding principal balance as of the Cut-off Date of $40,000,000, is currently held by CREFI and is expected to be contributed to one or more future securitization transactions. The Brookwood Self Storage LA-MS Portfolio Loan Combination was originated by CREFI on June 29, 2017, had an original principal balance of $80,000,000 and has an outstanding principal balance as of the Cut-off Date of $80,000,000. The Brookwood Self Storage LA-MS Portfolio Loan Combination accrues interest at an interest rate of 3.94000% per annum. The proceeds of the Brookwood Self Storage LA-MS Portfolio Loan Combination were primarily used to refinance a prior debt secured by the Brookwood Self Storage LA-MS Portfolio Properties, pay origination costs and fund reserves.

The Brookwood Self Storage LA-MS Portfolio Loan Combination had an initial term of 120 months and has a remaining term of 119 months as of the Cut-off Date. The Brookwood Self Storage LA-MS Portfolio Loan requires payments of interest only during its term. The scheduled maturity date of the Brookwood Self Storage LA-MS Portfolio Loan Combination is the due date in July 2027. Voluntary prepayment of the Brookwood Self Storage LA-MS Portfolio Loan Combination without payment of any prepayment premium is permitted on or after the due date in May 2027. In the event the lender does not make net proceeds from an individual property available to the borrowers for restoration and such proceeds are applied to the debt in accordance with the Brookwood Self Storage LA-MS Portfolio Loan documents, the borrowers may prepay the debt for such individual property (and satisfy the other conditions of the Brookwood Self Storage LA-MS Portfolio Loan documents) and obtain a release of such individual

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property. See “—Release of Collateral” below. At any time after the earlier to occur of (i) the second anniversary of the last securitization of any portion of the Brookwood Self Storage LA-MS Portfolio Loan Combination and (ii) June 29, 2021, the Brookwood Self Storage LA-MS Portfolio Loan Combination may be defeased in full with certain direct full faith and credit obligations of the United States of America or other obligations which are “government securities” permitted under the Brookwood Self Storage LA-MS Portfolio Loan documents.

■	The Mortgaged Properties. The Brookwood Self Storage LA-MS Portfolio Properties consist of 13 self storage properties located in various suburban communities, which were built between 1997 and 2009. The Brookwood Self Storage LA-MS Portfolio Properties total 9,847 units, of which 3,607 units are traditional, non-climate controlled and 6,175 units are climate controlled. Typical amenities across the Brookwood Self Storage LA-MS Portfolio Properties include an electronic gate, keypad entry, video cameras, on-site managers and exterior lighting.

The weighted average occupancy of the Brookwood Self Storage LA-MS Portfolio Properties peaked at 92% in August 2016 predominantly due to a flood in Baton Rouge, Louisiana and to a lesser extent, Lafayette, Louisiana. The August 2016 flood affected 18,750 homes and over 50,000 people throughout the state of Louisiana. During the week of the flood, the Brookwood Self Storage LA-MS Portfolio Properties experienced 1,417 move-ins, which represent 27% of the units located in Baton Rouge. However, since that time, over 57% of those units have moved out. The remaining flood tenants comprise of 11.5% of the overall Baton Rouge units and 6.1% of the total units. As of April 30, 2017, the weighted average occupancy of the Brookwood Self Storage LA-MS Portfolio Properties was 85.5%.

The following table presents certain information relating to the Brookwood Self Storage LA-MS Portfolio Properties:

Property Name	City	State	Cut-off Date Allocated Loan Amount	Total GLA	Year Built / Renovated	Occupancy As of 4/30/2017	Appraised Value		UW NCF
Balis Self Storage	Baton Rouge	LA	$6,041,000	93,075	2001	90.9%	$22,300,000		$1,321,296
Feu Follet Self Storage	Lafayette	LA	4,455,000	157,765	1997, 2000, 2008	82.6%	16,500,000		995,112
Belle Chasse Self Storage	Gretna	LA	3,910,000	130,203	2004	84.9%	14,500,000		867,957
Oak Villa Self Storage	Baton Rouge	LA	3,510,000	121,935	2006	82.4%	13,000,000		791,470
Harding Self Storage	Baton Rouge	LA	3,349,500	87,135	2009	93.6%	12,400,000		720,080
Florida Boulevard Self Storage	Baton Rouge	LA	3,105,000	80,900	2004	94.4%	11,500,000		704,821
Industriplex Self Storage	Baton Rouge	LA	2,917,500	89,300	2007	82.6%	10,800,000		665,338
Ambassador Self Storage	Lafayette	LA	2,794,500	93,110	1998	74.9%	10,350,000		592,011
Interline Self Storage	Baton Rouge	LA	2,620,000	90,963	2006	85.9%	9,700,000		592,799
Flowood Self Storage	Flowood	MI	2,242,500	76,850	2008	92.5%	8,300,000		503,806
Pearl Self Storage	Pearl	MI	1,865,000	74,970	2008	93.2%	6,900,000		420,292
Airway Self Storage	Baton Rouge	LA	1,785,000	82,925	2007	82.9%	6,600,000		405,608
Highway 18 Self Storage	Jackson	MI	1,405,000	82,975	2008	76.8%	5,200,000		299,021
Total / Wtd. Avg.			$40,000,000(1)	1,262,106		85.5%	$148,050,000	(2)	$8,879,611

(1)	The Brookwood Self Storage LA-MS Portfolio Loan has a Cut-off Date Balance of $40,000,000 and is evidenced by the controlling note A-1 which is part of a loan combination evidenced by two pari passu notes having an aggregate outstanding principal balance as of the Cut-off Date of $80,000,000. The related companion loan, which is evidenced by the non-controlling note A-2, has an outstanding principal balance as of the Cut-off Date of $40,000,000, is currently held by CREFI and is expected to be contributed to one or more future securitization transactions.

(2)	$148,050,000 represents the sum of the individual appraisal values of the Brookwood Self Storage LA-MS Portfolio Properties. The bulk appraisal value for the Brookwood Self Storage LA-MS Portfolio Properties is $161,150,000.

The following table presents certain information relating to the climate controlled versus non-climate controlled units at the Brookwood Self Storage LA-MS Portfolio Properties:

Property Name	Total GLA	Number of Floors	Number of Units	Number of Climate Controlled Units	% of Climate Controlled Units
Balis Self Storage	93,075	3	922	922	100%
Feu Follet Self Storage	157,765	3	989	577	58%
Belle Chasse Self Storage	130,203	2	1,031	569	55%
Oak Villa Self Storage	121,935	2	870	370	43%
Harding Self Storage	87,135	3	665	310	47%
Florida Boulevard Self Storage	80,900	2	649	231	36%
Industriplex Self Storage	89,300	3	772	772	100%
Ambassador Self Storage	93,110	1	753	344	46%
Interline Self Storage	90,963	2	682	414	61%
Flowood Self Storage	76,850	2	617	617	100%
Pearl Self Storage	74,970	2	584	317	54%
Airway Self Storage	82,925	1	676	364	54%
Highway 18 Self Storage	82,975	1	637	368	58%
Total / Wtd. Avg.	1,262,106		9,847	6,175	63%

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LOAN #6: brookwood self storage la-ms portfolio

The following table presents certain information relating to historical leasing at the Brookwood Self Storage LA-MS Portfolio Properties:

Historical Leased %(1)

Property Name	2014	2015	2016	As of 4/30/2017
Balis Self Storage	75.0%	78.0%	88.0%	90.9%
Feu Follet Self Storage	62.0%	63.6%	71.6%	82.6%
Belle Chasse Self Storage	52.7%	68.3%	81.1%	84.9%
Oak Villa Self Storage	49.9%	54.0%	72.6%	82.4%
Harding Self Storage	68.2%	75.9%	87.7%	93.6%
Florida Boulevard Self Storage	73.2%	76.9%	86.9%	94.4%
Industriplex Self Storage	42.6%	50.1%	73.7%	82.6%
Ambassador Self Storage	72.4%	79.3%	82.3%	74.9%
Interline Self Storage	50.9%	58.4%	77.5%	85.9%
Flowood Self Storage	64.9%	78.9%	91.5%	92.5%
Pearl Self Storage	62.2%	78.8%	91.5%	93.2%
Airway Self Storage	36.5%	41.0%	66.8%	82.9%
Highway 18 Self Storage	32.8%	46.9%	64.8%	76.8%
Total / Wtd. Avg.	57.2%	65.0%	79.0%	85.5%

(1)	As provided by the borrowers and which represents occupancy as of December 31 for the indicated year unless otherwise specified.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the Underwritten Net Cash Flow at the Brookwood Self Storage LA-MS Portfolio Properties:

Cash Flow Analysis(1)

	2013	2014	2015	2016	TTM 5/31/2017	Underwritten	Underwritten $ per SF
Base Rent	$7,511,531	$7,800,716	$8,665,780	$10,228,862	$10,959,064	$11,740,854	$9.30
Gross Up Vacancy	0	0	0	0	0	1,922,161	1.52
Total Rent	$7,511,531	$7,800,716	$8,665,780	$10,228,862	$10,959,064	$13,663,015	$10.83
Other Income	650,833	706,176	857,250	1,229,665	1,402,605	1,402,605	1.11
Vacancy & Credit Loss	0	0	0	0	0	(2,703,951)	(2.14)
Effective Gross Income	$8,162,364	$8,506,891	$9,523,030	$11,458,526	$12,361,669	$12,361,669	$9.79

Real Estate Taxes	$493,155	$502,218	$509,533	$525,437	$526,383	$523,516	$0.41
Insurance	103,944	136,955	138,413	144,214	148,162	154,834	0.12
Management Fee	0	41,322	124,749	167,771	222,695	618,083	0.49
Other Operating Expenses	1,274,494	1,399,331	1,589,554	1,709,485	1,868,687	2,052,030	1.63
Total Operating Expenses	$1,871,593	$2,079,826	$2,362,249	$2,546,907	$2,765,927	$3,348,463	$2.65

Net Operating Income	$6,290,771	$6,427,066	$7,160,781	$8,911,619	$9,595,742	$9,013,206	$7.14
Replacement Reserves	0	0	0	0	0	133,596	0.11
Net Cash Flow	$6,290,771	$6,427,066	$7,160,781	$8,911,619	$9,595,742	$8,879,611	$7.04

Occupancy	NAP	57.2%	65.0%	79.0%	83.3%	85.5%
NOI Debt Yield(2)	7.9%	8.0%	9.0%	11.1%	12.0%	11.3%
NCF DSCR(2)	1.97x	2.01x	2.24x	2.79x	3.00x	2.78x

(1)	Certain items such as interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were are not considered for the underwritten net cash flow.

(2)	Calculated based on the aggregate outstanding principal balance of the Brookwood Self Storage LA-MS Portfolio Loan Combination.

■	Appraisal. As of the appraisal valuation dates ranging from May 9, 2017 to May 15, 2017, the Brookwood Self Storage LA-MS Portfolio Properties had an aggregate “as-is” appraised value of $148,050,000. The “As Portfolio” bulk appraisal value for the Brookwood Self Storage LA-MS Portfolio Properties is $161,150,000 which includes a portfolio premium of $13,100,000.

■	Environmental Matters. According to the Phase I environmental reports dated May 19, 2017, there were no recommendations for further action at the Brookwood Self Storage LA-MS Portfolio Properties.

■	Market Overview and Competition. The Brookwood Self Storage LA-MS Portfolio Properties consist of 13 self storage facilities which are all part of the Southwest Sector as defined by the 2016 Self Storage Almanac. The Southwest Sector has a total of 6,384 facilities which comprise a total of 331,968,000 SF. The second quarter 2016 vacancy for the Southwest Sector was 9.1%.

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The following table presents the local demographics data at the Brookwood Self Storage LA-MS Portfolio Properties:

Local Demographics Summary

Property Name	City	State	2016 Population (within 1-mi. / 3-mi. / 5-mi. Radius) (1)	2016 Average Household Income (within 1-mi. / 3-mi. / 5-mi. Radius) (2)
Balis Self Storage	Baton Rouge	LA	7,843 / 84,966 / 178,677	$104,623 / $68,991 / $67,148
Feu Follet Self Storage	Lafayette	LA	7,011 / 58,452 / 145,277	$86,478/ $90,038/ $79,349
Belle Chasse Self Storage	Gretna	LA	15,341 /106,688 / 247,882	$69,272 / $63,735 / $66,470
Oak Villa Self Storage	Baton Rouge	LA	4,887 / 67,756 / 192,843	$56,655 / $59,694 / $62,431
Harding Self Storage	Baton Rouge	LA	4,094 / 58,341 / 119,388	$39,693 / $43,411 / $44,359
Florida Boulevard Self Storage	Baton Rouge	LA	10,770 / 84,008 / 209,962	$52,449/ $62,760/ $62,187
Industriplex Self Storage	Baton Rouge	LA	3,271 / 63,073 / 148,978	$94,192 / $93,021 / $91,785
Ambassador Self Storage	Lafayette	LA	10,814 / 65,162 / 135,111	$65,588 / $80,607 $78,980
Interline Self Storage	Baton Rouge	LA	7,465 / 72,187 / 206,054	$80,520 / $79,022 / $78,559
Flowood Self Storage	Flowood	MI	311 / 15,001 / 84,162	$82,777 / $93,801 / $80,281
Pearl Self Storage	Pearl	MI	1,410 / 23,324 / 57,453	$66,463 / $68,096 / $70,650
Airway Self Storage	Baton Rouge	LA	4,990 / 75,813 / 210,818	$67,577 / $64,701 / $65,501
Highway 18 Self Storage	Jackson	MI	2,107 / 39,220 / 102,883	$35,054 / $43,249 /$46,907

(1)	Figures represent the 2016 population within the 1-, 3-, 5-mile radius from the referenced property.

(2)	Figures represent the 2016 average household income within the 1-, 3-, 5-mile radius from the referenced property.

The following table presents certain information relating to certain office lease comparables provided in the appraisal for the Brookwood Self Storage LA-MS Portfolio Properties:

Competitive Set Summary(1)

Property Name	Occupancy Rates As of 4/30/2017	Competitive Set Average Occupancy Rates	Competitive Set Gross Average Asking Rent
Balis Self Storage	90.9%	91.1%	$0.76 per SF - $2.40 per SF
Feu Follet Self Storage	82.6%	84.5%	$0.49 per SF - $2.00 per SF
Belle Chasse Self Storage	84.9%	85.5%	$0.30 per SF - $1.96 per SF
Oak Villa Self Storage	82.4%	83.0%	$0.30 per SF - $3.12 per SF
Harding Self Storage	93.6%	88.6%	$0.50 per SF - $3.12 per SF
Florida Boulevard Self Storage	94.4%	87.0%	$0.41 per SF - $3.12 per SF
Industriplex Self Storage	82.6%	88.9%	$0.38 per SF - $3.08 per SF
Ambassador Self Storage	74.9%	80.5%	$0.42 per SF - $2.40 per SF
Interline Self Storage	85.9%	85.2%	$0.41 per SF - $2.84 per SF
Flowood Self Storage	92.5%	88.1%	$0.62 per SF - $2.44 per SF
Pearl Self Storage	93.2%	85.0%	$0.36 per SF - $2.36 per SF
Airway Self Storage	82.9%	86.5%	$0.47 per SF - $2.60 per SF
Highway 18 Self Storage	76.8%	80.4%	$0.42 per SF - $1.86 per SF
Total / Wtd. Avg.	85.5%

(1)	Source: Appraisal.

■	The Borrowers. The borrowers are Brookwood Holdings LA, L.L.C. and Brookwood Holdings MS, L.L.C., each a single-purpose Delaware limited liability company. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Brookwood Self Storage LA-MS Portfolio Loan. The non-recourse carveout guarantor for the Brookwood Self Storage LA-MS Portfolio Loan is Brookwood Properties, L.L.C., a Louisiana limited liability company (“Brookwood”). If at any time Brookwood does not have a net worth of $80,000,000 and a liquidity of $4,000,000, Robert Craig Smith is required to be added as a guarantor under the guaranty.

Brookwood is a closely held real estate company that was founded by Robert Craig Smith in 1986 and is currently headquartered in Baton Rouge, Louisiana. Brookwood develops, acquires, and manages self-storage properties in Louisiana, Mississippi, and Texas. Brookwood has developed the majority of its portfolio and maintains a long-term ownership strategy. Brookwood’s current portfolio consists of over 35 properties and 3.2 million SF of self-storage.

■	Escrows. On the origination date of the Brookwood Self Storage LA-MS Portfolio Loan Combination, the borrowers funded a reserve of (i) $264,376 for real estate taxes, and (ii) $5,625 for immediate repairs.

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On each due date, the borrowers are required to fund (i) one-twelfth of the taxes that the lender estimates will be payable over the then-succeeding 12-month period, initially estimated to be $44,063, (ii) at any time the required insurance is not on an approved blanket policy (which it is as of the closing date), one-twelfth of the amount that the lender estimates will be necessary to pay insurance premiums over the then-succeeding 12-month period, (iii) $11,133 for replacement reserves, provided, however that such replacement reserve deposits are conditionally waived so long as the debt service coverage ratio is at least 1.40x, and at any time monthly deposits are not waived pursuant to the foregoing, the replacement reserve is capped at an amount equal to 36 months’ worth of deposits (which based on the current monthly payment amount is $400,788), and (iv) upon the occurrence and continuance of a Brookwood Self Storage LA-MS Portfolio Trigger Period (as defined below), an operating expenses reserve and the excess cash flow generated by the Brookwood Self Storage LA-MS Portfolio Properties for the immediately preceding interest accrual period.

■	Lockbox and Cash Management. The Brookwood Self Storage LA-MS Portfolio Loan documents require a springing lockbox with springing cash management, provided that, upon a Brookwood Self Storage LA-MS Portfolio Trigger Period occurring after the termination of the first Brookwood Self Storage LA-MS Portfolio Trigger Period following origination, the lockbox remains in place. During the continuance of a Brookwood Self Storage LA-MS Portfolio Trigger Period, all amounts in the lockbox account are required to be swept into a lender-controlled cash management account on a daily basis and, provided no event of default under the Brookwood Self Storage LA-MS Portfolio Loan documents is continuing, applied to payment of debt service, payment of operating expenses, and funding of required reserves, with the remainder being deposited into an excess cash flow reserve. Provided no event of default under the Brookwood Self Storage LA-MS Portfolio Loan documents is continuing, funds in the excess cash flow reserve are required (i) to the extent a Brookwood Self Storage LA-MS Portfolio Trigger Period is continuing, to be held by the lender as additional collateral for the Brookwood Self Storage LA-MS Portfolio Loan and (ii) to the extent no Brookwood Self Storage LA-MS Portfolio Trigger Period is continuing, to be swept into the borrowers’ operating account. Upon the occurrence and during the continuance of an event of default under the Brookwood Self Storage LA-MS Portfolio Loan documents, the lender may apply any funds in the cash management account to amounts payable under the Brookwood Self Storage LA-MS Portfolio Loan (and/or toward the payment of expenses of the Brookwood Self Storage LA-MS Portfolio Properties), in such order of priority as the lender may determine.

A “Brookwood Self Storage LA-MS Portfolio Trigger Period” means a period (i) commencing upon the occurrence of an event of default under the Brookwood Self Storage LA-MS Portfolio Loan documents and continuing until such event of default is cured and (ii) commencing if the debt service coverage ratio calculated based on a 30-year amortization schedule (“DSCR”) is less than 1.15x for one calendar quarter and continuing until the DSCR is equal to or greater than 1.20x for two consecutive calendar quarters. Notwithstanding the foregoing, no Brookwood Self Storage LA-MS Portfolio Trigger Period will be deemed to expire in the event any other triggering event is then ongoing.

■	Property Management. The Brookwood Self Storage LA-MS Portfolio Properties are currently managed by CubeSmart Asset Management, LLC, an unaffiliated third party. Under the Brookwood Self Storage LA-MS Portfolio Loan documents, the borrowers may terminate the property management agreement and replace the property manager without the lender’s consent if, among other conditions no event of default is continuing and the applicable replacement property manager is approved by the lender in writing (which approval may be conditioned upon the lender’s receipt of a rating agency confirmation). The lender has the right to terminate the management agreement and replace the property manager or require that the borrowers terminate the property management agreement and replace the property manager (i) upon an event of default under the property management agreement, (ii) upon any involuntary bankruptcy or insolvency proceeding that is not dismissed within ninety days of the filing thereof or any voluntary bankruptcy or insolvency proceeding with respect to the property manager, (iii) if there exists a Brookwood Self Storage LA-MS Portfolio Trigger Period or (iv) if the property manager has engaged in fraud, willful misconduct, gross negligence or misappropriation of funds.

■	Mezzanine or Subordinate Indebtedness. Not permitted.

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■	Release of Collateral. In the event the lender does not make net proceeds from an individual property available to the borrowers for restoration and such proceeds are applied to the debt in accordance with the Brookwood Self Storage LA-MS Portfolio Loan documents, the borrowers may prepay the debt for such individual property (and obtain a release of such individual property upon the satisfaction of certain conditions, including, among others: (i) no event of default has occurred and is continuing under the Brookwood Self Storage LA-MS Portfolio Loan documents, (ii) the borrowers have delivered a REMIC opinion with respect to the release in form and substance acceptable to the lender and the rating agencies and such release otherwise satisfies then applicable REMIC rules and regulations, (iii) payment of a release price equal to 115% of the allocated loan amount, (iv) the individual property is conveyed to an entity other than the borrowers, and (v) delivery of a rating agency confirmation if required by the lender.

■	Terrorism Insurance. The borrowers are required to maintain an “all-risk” insurance policy that provides coverage for terrorism in an amount equal to the full replacement cost of the Brookwood Self Storage LA-MS Portfolio Properties (plus 15 months of rental loss and/or business interruption coverage plus an additional period of indemnity covering (i) the six months following restoration or (ii) the period of time until such income returns to the same level it was at prior to the loss, whichever occurs first). No deductible will be in excess of $25,000, provided, however, that with respect to windstorm or named storm, such insurance shall provide for no deductible in relation to such coverage in excess of 5% of the total insurable value of the Brookwood Self Storage LA-MS Portfolio Properties. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

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LOAN #7: midlink business park

MAP © 2017 CARTIFACT
DATA © OSM CONTRIBUTORS
Midlink Business Park
5200 East Cork Street
Kalamazoo, MI 49048
Kalamazoo
Parchment
Portage
BURKE ACRES
NORTHSIDE
WEST DOUGLAS
DOWNTOWN
EASTSIDE
ARCADIA
SOUTH SIDE
EDISON
KNOLLWOOD
WESTNEDGE HILL
OAKLAND-WINCHELL
MILWOOD
PARKVIEW HILLS
WEST PORTAGE
Kindleberger Park
Spring Valley Park
Grand Prairie Golf Course
Versluis And Dickinson Park
Borgess Medical Center
Fairmount Park
Maple Hill Pavilion
Kalamazoo West Center
Prairies Golf Club
Western Michigan University
Knollwood Park
Western Michigan University of Engineering
Kalamazoo Country Club
Milham Park Golf Course
Blanche Hull Park
Wings Event Center
Stryker World Headquarters
KALAMAZOO/BATTLE CREEK INTERNATIONAL AIRPORT
Air Zoo Aerospace & Science Museum
Southland Mall
The Crossroads
Portage Creek Bicentennial Park
Moors Golf Club
West Lake
Gourdneck State Game Area
US 131-BR
E MOSEL AVE
E PATERSON ST
W MAIN ST
KING HWY
HOWARD ST
PARKVIEW AVE
E CORK ST
W CENTRE AVE
E CENTRE AVE
Q AVE W
GULL RD
N SPRINKLE RD
S SPRINKLE RD
S PARK ST
PORTAGE ST
OAKLAND DR
S WESTNEDGE AVE
SHAVER RD
RIVERVIEW DR
I-94 BR
131
131B
43
96
94
331
MICHIGAN
Milwaukee
Grand Rapids
Flint
Lansing
Detroit
Lake Michigan
Kalamazoo
Chicago
South Bend
Toledo
Lake Erie
Fort Wayne
INDIANA
OHIO
Columbus
Indianapolis
Dayton

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LOAN #7: midlink business park

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		GACC
Location (City/State)	Kalamazoo, Michigan	Cut-off Date Balance		$37,208,049
Property Type	Industrial	Cut-off Date Balance per SF		$22.06
Size (SF)	1,687,012	Percentage of Initial Pool Balance		4.0%
Total Occupancy as of 5/1/2017	87.1%	Number of Related Mortgage Loans		None
Owned Occupancy as of 5/1/2017	87.1%	Type of Security		Fee Simple
Year Built / Latest Renovation	1963-1966 / 2003; 2015	Mortgage Rate(1)		4.016779%
Appraised Value	$49,700,000	Original Term to Maturity (Months)		120
Appraisal Date	4/19/2017	Original Amortization Term (Months)		360
Borrower Sponsors	Hackman Capital Partners, LLC; Michael D. Hackman	Original Interest Only Term (Months)	None
Property Management	Hackman Capital Partners, LLC	First Payment Date	8/6/2017
		Maturity Date	7/6/2027

Underwritten Revenues	$7,657,783
Underwritten Expenses	$3,266,039	Escrows(2)
Underwritten Net Operating Income (NOI)	$4,391,743		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$3,919,557	Taxes	$140,109	$18,652
Cut-off Date LTV Ratio	74.9%	Insurance	$0	$0
Maturity Date LTV Ratio	61.3%	Replacement Reserve(3)	$0	$14,058
DSCR Based on Underwritten NOI / NCF	2.14x / 1.91x	TI/LC(4)	$461,530	$25,264
Debt Yield Based on Underwritten NOI / NCF	11.8% / 10.5%	Other	$0	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$37,250,000	86.8%	Loan Payoff	$41,808,618	97.4%
Mezzanine Loan	4,750,000	11.1	Reserves	601,639	1.4
Borrower Equity	932,301	2.2	Closing Costs	522,044	1.2

Total Sources	$42,932,301	100.0%	Total Uses	$42,932,301	100.0%

(1)	The Midlink Business Park Loan has a 10-year term and pays fixed principal and interest payments on a 30-year schedule. See “Annex G- Midlink Business Park Mortgage Loan Amortization Schedule” in the Preliminary Prospectus.

(2)	See “—Escrows” below.

(3)	Replacement Reserve is subject to a cap of $337,402.

(4)	TI/LC rollover reserve is subject to a cap of $700,000.

■	The Mortgage Loan. The mortgage loan (the “Midlink Business Park Loan”) is evidenced by a note in the original principal amount of $37,250,000 and is secured by a first mortgage encumbering the borrower’s fee simple interest in an industrial building located in Kalamazoo, Michigan (the “Midlink Business Park Property”). The Midlink Business Park Loan was originated by Deutsche Bank AG, acting through its New York Branch (“DBNY”) (an affiliate of German American Capital Corporation) on June 14, 2017 and represents approximately 4.0% of the Initial Pool Balance. The note evidencing the Midlink Business Park Loan has an outstanding principal balance as of the Cut-off Date of $37,208,049 and an interest rate of 4.016779% per annum. The proceeds of the Midlink Business Park Loan along with a $4,750,000 mezzanine loan and $1,007,301 of borrower equity were primarily used to refinance existing debt secured by the Midlink Business Park Property, pay off preferred equity, fund reserves and pay origination costs.

The Midlink Business Park Loan had an initial term of 120 months and has a remaining term of 119 months as of the Cut-off Date. The Midlink Business Park Loan requires fixed monthly payments of interest and principal sufficient to amortize the Midlink Business Park Loan on a 30-year amortization schedule. The scheduled maturity date of the Midlink Business Park Loan is the due date in July 2027. Provided that no event of default has occurred and is continuing under the Midlink Business Park Loan documents, at any time after the earlier of the third anniversary of the origination of the Midlink Business Park Loan and the second anniversary of the securitization Closing Date, the Midlink Business Park Loan may be defeased with certain direct full faith and credit obligations of the United States of America or other obligations which are “government securities” permitted under the Midlink Business Park Loan documents. Provided that no event of default has occurred and is continuing under the Midlink Business Park Loan documents, voluntary prepayment of the Midlink Business Park Loan without a prepayment premium or yield maintenance charge is permitted on or after the due date in April 2027.

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LOAN #7: midlink business park

■	The Mortgaged Property. The Midlink Business Park Property is comprised of a 1,687,012 SF multi-tenant industrial property located in Kalamazoo, Michigan. The Midlink Business Park Property was developed from 1963 to 1966 on a 93.9-acre site as a General Motors stamping plant. The non-recourse carveout guarantor, Hackman Capital Partners, LLC (“Hackman Capital Partners”), acquired the Midlink Business Park Property in 1999 for approximately $23.0 million. Between 2003 and 2005 Hackman Capital Partners repositioned the previous single tenant property into multi-tenant layout by sub-dividing the main building that featured 44 acres under one roof into two buildings separated by a 1,200’ by 240’ truck plaza to accommodate up to 110 bays truck court separating the two buildings. Based on information provided by Hackman Capital Partners, it also reworked the utilities, electrical, HVAC, fire sprinklers, rail systems, loading docks, among other items, to make the site practical for multiple users for a total capital investment of approximately $55.2 million. The total cost basis is approximately $80.7 million ($48 per SF) inclusive of the $2.5 million spent on renovations in 2015. The Midlink Business Park Property is comprised of three buildings. Midlink East is primarily a manufacturing facility containing 857,175 SF (50.8% of GLA) of which 93.2% is occupied by three tenants and features 38 foot to 42 foot clear ceiling heights, 19 dock-high doors and high-capacity cranes that carry up to 50 tons as well as interior and exterior dual rail spur. Midlink West is primarily a warehouse facility containing 811,297 SF (48.1% of GLA) of which 80.4% is occupied by 13 tenants and features 20 foot clear ceiling heights, 27 dock-high doors and access to a rail line. Park Circle is an 18,540 SF building (4.7% GLA) which is 100% leased to a single tenant and features 20 foot clear ceiling heights.

As of May 1, 2017, the Midlink Business Park Property was 87.1% leased to 18 tenants, including two publically traded companies, Kaiser Aluminum Fab Prod (“Kaiser Aluminum”) (NASDAQ: KALU) and Graphic Packaging Intl Inc (NYSE: GPK). Since January of 2016, 408,785 SF of space has been leased at the Midlink Business Park Property, inclusive of expansions by two of its top tenants. Landscape Forms (second largest tenant based on net rentable area) expanded by 91,280 SF in February 2017 and Sigma Machines Inc (third largest tenant based on net rentable area) expanded by 56,000 SF in January 2017, respectively. Additionally, Graphic Packaging Intl Inc, the third largest tenant by square footage, has renewed its lease on the existing 148,000 SF space in June 2017 for three years. Tenants at the Midlink Business Park Property have a weighted average remaining lease term of 8.1 years as of July 2017.

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LOAN #7: midlink business park

The following table presents certain information relating to the major tenants at the Midlink Business Park Property:

Ten Largest Owned Tenants Based on Underwritten Base Rent(1)

Tenant Name	Credit Rating (Fitch/MIS/S&P)(2)	Tenant GLA	% of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
Kaiser Aluminum Fab Prod(3)	NR/Ba2/BB+	464,519	27.5%	$1,527,687	29.7%	$3.29	8/31/2033	2, 10-year options
Landscape Forms(4)	NR/NR/NR	256,280	15.2	850,025	16.5	$3.32	Various(5)	2, 5-year options
Sigma Machine Inc	NR/NR/NR	115,264	6.8	459,327	8.9	$3.98	Various(6)	2, 5-year options
Graphic Packaging Intl Inc	NR/NR/NR	150,400	8.9	458,800	8.9	$3.05	11/30/2020	NA
W Soule and Company(7)	NR/NR/NR	78,130	4.6	343,437	6.7	$4.40	Various(8)	NA
HP Products Corporation(9)	NR/NR/NR	62,400	3.7	202,800	3.9	$3.25	11/30/2023	2, 5-year options
Fabri-Kal Corporation	NR/NR/NR	60,000	3.6	195,000	3.8	$3.25	5/31/2020	NA
Tekna Solutionas Inc	NR/NR/NR	51,430	3.0	190,702	3.7	$3.71	11/30/2020	1, 5-year option
Erickson Flooring	NR/NR/NR	52,800	3.1	163,680	3.2	$3.10	4/30/2021	N/A
Softball Fans Inc	NR/NR/NR	33,600	2.0	161,940	3.2	$4.82	3/30/2021	2, 5-year options
Largest Owned Tenants		1,324,823	78.5%	$4,553,398	88.6%	$3.44
Remaining Owned Tenants		144,835	8.6	585,759	11.4	$4.04
Vacant Spaces (Owned Space)		217,354	12.9	0	0.0	$0.00
Total / Wtd. Avg. All Owned Tenants		1,687,012	100.0%	$5,139,157	100.0%	$3.50

(1)	Based on the underwritten rent roll dated May 1, 2017.

(2)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

(3)	The largest tenant at the Midlink Business Park Property, Kaiser Aluminum is a producer of fabricated aluminum products for aerospace/high strength, general engineering, automotive and custom industrial applications. The tenant has been at the Midlink Business Park Property since 2008 and operates pursuant to a lease that expires in August 2033, over six years beyond the loan maturity date. The tenant has a right of first offer to purchase its parcel and/or the Midlink Business Park Property. The right of first offer was waived with respect to the lender’s foreclosure in a recorded subordination, non-disturbance and attornment agreement.

(4)	Landscape Forms, a designer and manufacturer of outdoor furnishings for college, healthcare, corporate campuses, transit, living and recreational spaces, has a termination option any time after August 1, 2022, requiring written notice not less than 180 days prior to the termination date and a termination fee of (a) one half of all rent obligations payable over the remainder of the lease term (including the proportionate share of recoveries) and (b) the unamortized portion of (i) the cost of all improvements contemplated in connection with the lease and (ii) all leasing commissions paid in connection with the lease.

(5)	Landscape Forms occupies two spaces, collectively representing approximately 15.2% of the net rentable area with various lease expirations. The expiration date with respect to 165,000 SF (9.8% of the Midlink Business Park Property’s net rentable area) is July 31, 2025. The expiration date with respect to 91,280 (5.4% of the Midlink Business Park Property’s net rentable area) is January 31, 2020.

(6)	Sigma Machine, Inc., a tier 1 Tesla supplier occupies approximately 6.8% of the net rentable area with various lease expirations. The expiration date with respect to 56,000 SF (3.3% of the Midlink Business Park Property’s net rentable area) is December 31, 2021. The expiration date with respect to 53,664 SF (3.2% of the Midlink Business Park Property’s net rentable area) is April 30, 2024. The expiration date with respect to 5,600 SF (0.3% of the Midlink Business Park Property’s net rentable area) was May 1, 2016 and the tenant is currently occupying such space on a month to month basis.

(7)	W Soule and Company, a full-service custom fabricator and industrial mechanical company, has a termination option as of March 14, 2018, with written notice at least four months prior to the termination date, subject to a termination fee of $66,957.

(8)	W Soule and Company occupies approximately 4.6% of the net rentable area with various lease expirations. The expiration date with respect to 67,805 SF (4.0% of the Midlink Business Park Property’s net rentable area) is March 14, 2021. The expiration date with respect to 10,325 SF (0.6% of the Midlink Business Park Property’s net rentable area) is February 3, 2018.

(9)	HP Products Corporation, a janitorial equipment supplier with 9 locations across the U.S., has a termination option as of if May 31, 2020, with written notice at least nine months prior to the termination date, subject to a termination fee of $100,000.

The following table presents certain information relating to the lease rollover schedule at the Midlink Business Park Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants(2)
MTM	40,000	2.4%	2.4%	$197,033	3.8%	$4.93	6
2017	14,400	0.9	3.2%	61,200	1.2	$4.25	1
2018	10,325	0.6	3.8%	50,772	1.0	$4.92	1
2019	44,735	2.7	6.5%	240,986	4.7	$5.39	3
2020	353,110	20.9	27.4%	1,147,552	22.3	$3.25	4
2021	210,205	12.5	39.9%	828,285	16.1	$3.94	4
2022	0	0.0	39.9%	0	0.0	$0.00	0
2023	62,400	3.7	43.6%	202,800	3.9	$3.25	1
2024	53,664	3.2	46.8%	220,487	4.3	$4.11	1
2025	216,300	12.8	59.6%	680,355	13.2	$3.15	2
2026	0	0.0	59.6%	0	0.0	$0.00	0
2027	0	0.0	59.6%	0	0.0	$0.00	0
2028 & Thereafter	464,519	27.5	87.1%	1,509,687	29.4	$3.25	1
Vacant	217,354	12.9	100.0%	0	0.0	$0.00	0
Total / Wtd. Avg.	1,687,012	100.0%		$5,139,157	100.0%	$3.50	24

(1)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(2)	Reflects the number of leases expiring in a given year, whereas a single tenant has one to three leases expiring in various years.

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The following table presents certain information relating to historical leasing at the Midlink Business Park Property:

Historical Leased%(1)

	2014	2015	2016	As of 5/1/2017(2)
Owned Space	88.1%	79.5%	80.7%	87.1%

(1)	As provided by the borrower and which represents occupancy as of December 31 for the indicated year unless otherwise specified.

(2)	Based on underwritten rent roll dated May 1, 2017.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Midlink Business Park Property:

Cash Flow Analysis(1)

	2014	2015	2016	TTM 4/30/2017	Underwritten	Underwritten $ per SF
Base Rent	$5,122,588	$4,932,685	$4,988,758	$5,099,725	$5,139,157	$3.05
Contractual Rent Steps(2)	0	0	0	0	93,548	0.06
Gross Up Vacancy	0	0	0	0	978,093	0.58
Total Reimbursement Revenue	1,872,665	1,852,457	1,968,959	2,246,198	2,425,077	1.44
Other Income	78,097	74,163	174,851	303,807	0	0.00
Vacancy & Credit Loss	0	0	0	0	(978,093)	(0.58)
Effective Gross Income	$7,073,350	$6,859,305	$7,132,569	$7,649,730	$7,657,783	$4.54

Real Estate Taxes	133,593	124,620	178,439	203,812	281,909	0.17
Insurance	132,277	136,470	139,574	115,045	115,009	0.07
Management Fee	346,059	332,400	435,453	427,938	306,311	0.18
Other Operating Expenses	2,412,319	2,205,130	2,261,922	2,362,028	2,562,810	1.52
Total Operating Expenses	3,024,248	2,798,620	3,015,388	3,108,823	3,266,039	$1.94

Net Operating Income	$4,049,102	$4,060,685	$4,117,181	$4,540,907	$4,391,743	$2.60
TI/LC	0	0	0	0	303,485	0.18
Capital Expenditures	0	0	0	0	168,701	0.10
Net Cash Flow	$4,049,102	$4,060,685	$4,117,181	$4,540,907	$3,919,557	$2.32

Occupancy	88.1%	79.5%	80.7%	87.1%	86.4%
NOI Debt Yield	10.9%	10.9%	11.1%	12.2%	11.8%
NCF DSCR	1.97x	1.97x	2.00x	2.21x	1.91x

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Includes contractual rent increases through April 1, 2018.

■	Appraisal. According to the appraisal, the Midlink Business Park Property had an “as-is” appraised value of $49,700,000 as of April 19, 2017.

Appraisal Approach	Value	Discount Rate	Capitalization Rate
Direct Capitalization Approach	$49,700,000	N/A	9.00%

■	Environmental Matters. The Phase I environmental report dated February 13, 2017 identified soil and groundwater contamination as a recognized environmental condition at the Midlink Business Park Property in connection with the historical industrial activities by the General Motors plant at the Midlink Business Park Property prior to 1999 and noted that there is an ongoing Resource Conservation and Recovery Act (“RCRA”) investigation being conducted at the Midlink Business Park Property. The report recommended continuing to monitor the RCRA compliance investigation and modification of a due care plan as necessary. The borrower sponsor’s environmental consultant estimated the anticipated cost of RCRA corrective actions to be approximately $185,000 over the next three years until the RCRA matter is fully resolved. The lender’s environmental consultant determined such estimate was reasonable, but also provided a “reasonable worst case scenario” estimate of $1,500,000. No environmental reserve was provided at loan closing. The borrower purchased a premises environmental liability insurance policy from Great American E & S Insurance Company in favor of the lender with an aggregate and per incident limit of $3,000,000 and a self-insured retention of $50,000 per incident and a thirteen year term expiring June 14, 2030. In addition, the borrower sponsor

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currently has a 10-year pollution liability policy in place with $5,000,000 in limits which is set to expire in 2021 (but is not obligated to retain or renew such policy).

The Phase I environmental report also identified a controlled recognized environmental condition at the Midlink Business Park Property related to polychlorinated biphenyls (“PCBs”) found in the concrete floors in the basement of the Midlink East building. The approval for the risk-based disposal request for PCB Remediation Waste was received in a letter from the Environmental Protection Agency that outlines steps to be taken for disposal of PCB contaminated waste if future construction or demolition activities take place in the basement of the Midlink East building and that indoor air quality testing be effected during construction or demolition.

■	Market Overview and Competition. The Midlink Business Park Property is located in Kalamazoo County in Michigan, approximately 40 miles from the Indiana border and 50 miles from the coast of Lake Michigan. The Midlink Business Park Property is positioned along the Midwest Interstate 94, a major highway that crosses the Kalamazoo area and is less than three miles from the Kalamazoo Battle Creek International Airport. Major employers within 10-miles of the Midlink Business Park Property represent significant concentration in the pharmaceuticals, healthcare and education industries including Pfizer, Bronson Hospital and Western Michigan University. The Midlink Business Park Property is within 60 miles south of Grand Rapids, 130 miles west of Detroit, 140 miles east of Chicago and 190 miles north of Indianapolis.

The Midlink Business Park Property is located within the Grand Rapids Metro industrial market according to the appraisal. As of the first quarter of 2017, the Grand Rapids market had a total industrial supply of 326.1 million SF within 8,867 buildings and a total vacancy rate of 2.1% and net market rents of $3.78 per SF. More specifically, the Midlink Business Park Property is located within the Kalamazoo County industrial submarket. As of the first quarter of 2017, the Kalamazoo County industrial submarket had a total industrial supply of 27.4 million SF within 783 buildings and a total vacancy rate of 1.9% and net market rents of $4.66 per SF.

The following table presents certain information relating to sales comparables for the Midlink Business Park Property:

Industrial Building Sales Comparables(1)

Property Name	Property Location	Rentable Area (SF)	Sale Date	Sale Price (in millions)
Midlink Business Park Property	Kalamazoo, MI	1,687,012(2)	NA	$49.7(3)
5050 Kendrick St SE	Grand Rapids, MI	301,317	12/2015	$9.40
4400 Matthew Drive	Flint, MI	407,500	11/2015	$10.8
Northline Industrial Center	Romulus, MI	1,089,312	9/2015	$23.3
Plymouth Industrial Property	Plymouth, MI	414,670	8/2015	$11.5
ABB Robotics	Auburn Hills, MI	542,800	4/2014	$23.2
Airport Distribution Center	Romulus, MI	312,000	3/2014	$10.9

(1)	Source: Appraisal.

(2)	Based on the underwritten rent roll dated May 1, 2017.

(3)	Represents the appraised value as of April 19, 2017.

The following table presents certain information relating to recent industrial leasing activity for the Midlink Business Park’s market:

Industrial Lease Comparables(1)

Property Name	Property Location	Tenant Name	Lease Date	GLA (SF)	Lease Term (years)	Base Rent per SF	Lease Type
Midlink Business Park Property	Kalamazoo, MI	Various	Various	1,687,012	14.2(2)	$3.50(2)	Net
Crossroads Distribution Center	Belleville, Wayne County, MI	Bridgestone Americas Tire	4/2016	52,924	10.3	$5.02	Net
28420-28488 Highland Road	Romulus, Wayne County, MI	Matrix Quality Services	4/2016	18,300	5.0	$6.85	Net
28825 Goddard Road	Romulus, Wayne County, MI	Red Bull Distribution	4/2016	31,250	5.0	$7.75	Net
Crossroads Distribution Center	Belleville, Wayne County, MI	C Z Cartage	11/2015	78,300	4.1	$3.60	Net
Crossroads Distribution Center	Belleville, Wayne County, MI	Excel	10/2015	76,504	4.2	$3.60	Net
28420-28488 Highland Road	Romulus, Wayne County, MI	Morse Moving & Storage	5/2015	18,300	5.0	$3.40	Net
24501 Brest Road	Taylor, Wayne County, MI	Motor City Solutions	2/2015	32,000	2.4	$4.50	Net
27050 Trolley Industrial Drive	Taylor, Wayne County, MI	3S International	1/2015	67,200	5.7	$3.46	Net

(1)	Source: Appraisal.

(2)	Based on the underwritten rent roll dated May 1, 2017.

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■	Michigan Tax Free Renaissance Zone: The Midlink Business Park Property is located within a Renaissance Zone, in which taxes are abated for local real property taxes, local personal property taxes, 6-mill state education tax and single business tax. The Midlink Business Park Property’s designation as Kalamazoo’s Renaissance Zone expires in 2018 and the taxes were phased in at 25% in 2015, 50% in 2016 and 75% in 2017. Underwritten tax expense reflects the unabated tax amount for the Midlink Business Park Property.

■	The Borrower. The borrower is Midlink Business Park, LLC, a single-purpose, single-asset entity with an independent director in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Midlink Business Park Loan. The non-recourse carve-out guarantors are Hackman Capital Partners and Michael D. Hackman, on a joint and several basis.

Hackman Capital Partners is a privately-held, real estate investment firm, based in Los Angeles. Founded in 1986, Hackman Capital Partners focuses on the acquisition and management of commercial properties. Hackman Capital Partners has conducted real estate transactions across 41 states, having owned, through affiliated entities, over 400 buildings totaling 35-plus million SF and 24,000 acres of developable land. The firm’s current portfolio includes 30 properties across eight states.

Michael Hackman, the founder of Hackman Capital Partners, began his real estate career in 1978 at Majestic Realty, one of the nation’s largest developers of industrial and commercial real estate headquartered in Los Angeles. Between 1983 and 1986, Michael Hackman joined CB Richard Ellis where he was an industrial broker in the Los Angeles Inland Empire, specializing in industrial building sales, leasing and land transactions before leaving to start Hackman Capital Partners in 1986.

■	Escrows. In connection with the origination of the Midlink Business Park Loan, the borrower funded reserves of (i) $140,109 for real estate taxes and (ii) $461,530 for future leasing expenses.

Additionally, on each due date, the borrower is required to fund the following reserves with respect to the Midlink Business Park Loan: (i) a tax reserve in an amount equal to one-twelfth of the amount that the lender estimates (initially $18,652) will be necessary to pay taxes over the then succeeding 12-month period, (ii) a capital expenditures reserve equal to $14,058 and subject to a cap of $337,402, (iii) a TI/LC rollover reserve equal to $25,264 and subject to a cap of $700,000 and (iv) an insurance reserve in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay insurance premiums upon the expiration of the insurance policies. Notwithstanding the foregoing, insurance escrows are waived so long as the Midlink Business Park Property is covered by an acceptable blanket policy (at closing, insurance was maintained under an acceptable blanket policy). Additionally, during a Lease Sweep Period (as defined below), all excess cash is required to be swept into the lease sweep reserve account.

■	Lockbox and Cash Management. The Midlink Business Park Loan documents require a hard lockbox with in-place cash management. The Midlink Business Park Loan documents require the borrower to direct tenants to pay rent directly to a lender-controlled lockbox account and require that all other money received by the borrower with respect to the Midlink Business Park Property be promptly deposited into such lockbox account following receipt. All amounts in the lockbox account are required to be swept to a lender-controlled cash management account every business day and applied on each payment date to the payment of taxes and insurance, debt service and required reserves, approved property operating expenses and mezzanine debt service (see “—Current Mezzanine or Subordinate Indebtedness” below) and, during a Lease Sweep Period (as defined below) and provided no Trigger Period (as defined below) is continuing, excess cash in the deposit account is required to be disbursed to the borrower in accordance with the Midlink Business Park Loan documents. If a Trigger Period is continuing (other than a Trigger Period due to a Lease Sweep Period), excess cash in the deposit account is required to be transferred to an account held by the lender as additional collateral for the Midlink Business Park Loan.

A “Trigger Period” will commence upon the occurrence of (i) an event of default under the Midlink Business Park Loan, (ii) a Low Debt Service Period (as defined below), (iii) a mezzanine loan default or (iv) a Lease Sweep Period (as defined below) and will end upon (a) with respect to clause (i), the date on which such event of default is cured, (b) with respect to clause (ii), the Low Debt Service Period has ended, (c) with respect to clause (iii), the date on which such mezzanine loan default is cured and (d) with respect to clause (iv), such Lease Sweep Period has ended.

A “Low Debt Service Period” will commence if (i) the debt service coverage ratio, as of any calculation date, falls below (a) if the current mezzanine loan is outstanding, 1.15x based on the total debt (i.e. the combined Midlink Business Park Loan balance and mezzanine loan balance) or (b) if the current mezzanine loan is not outstanding,

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1.45x based on the Midlink Business Park Loan balance (excluding the mezzanine loan balance) and will end when either (x) if the current mezzanine loan is outstanding, the debt service coverage ratio is at least 1.20x based on the total debt and if the current mezzanine loan is not outstanding, 1.50x based on the Midlink Business Park Loan balance for two consecutive calendar quarters or if (y) the borrower deposits the DSCR Collateral (defined below) with the lender (which DSCR Collateral is required to be released to the borrower if the Low Debt Service Period is cured without giving credit to such DSCR Collateral).

“DSCR Collateral” means cash or an acceptable letter of credit in an amount which, if applied to the payment of the principal amount of the Midlink Business Park Loan, would cause the debt service coverage ratio to be (a) if the current mezzanine loan is not outstanding, at least 1.50x based on the Midlink Business Park Loan balance (excluding the mezzanine loan balance) and (b) if the current mezzanine loan is outstanding, 1.20x based on the total debt.

A “Lease Sweep Period” will commence upon the date on which, with respect to a Lease Sweep Lease (defined below), (a) the Lease Sweep Lease (or any material portion thereof ) is surrendered, cancelled or terminated prior to the then current expiration date or receipt of notice from the tenant of its intent to cancel, surrender or terminate the Lease Sweep Lease (or any material portion thereof); (b) the date on which a tenant under a Lease Sweep Lease goes dark at all of its space (or any material portion thereof) at the Midlink Business Park Property, provided, however, that if the tenant under a Lease Sweep Lease is (x) an investment grade entity and (y) continues to pay rent when due, a Lease Sweep Period will not commence; (c) a default by the tenant in the payment of rent, another material monetary obligation or a material non-monetary default, under a Lease Sweep Lease that continues beyond any applicable notice and cure period; (d) the occurrence of certain bankruptcy or insolvency proceedings or events of a tenant under a Lease Sweep Lease or (e) the date that is nine months prior to (1) the termination date of the term of a Lease Sweep Lease if such termination date is to occur on or prior to the stated maturity date of the Midlink Business Park Loan and (2) the stated maturity date of the Midlink Business Park Loan if the termination date of the term of a Lease Sweep Lease is to occur after such stated maturity date and prior to the date that is 24 months after such stated maturity date.

A Lease Sweep Period will end with respect to clauses (a), (b) and (e) above once the applicable event has been cured or the space demised under the Lease Sweep Lease (or applicable portion thereof) has been re-tenanted pursuant to one or more “qualified leases” as defined in the Midlink Business Park Loan documents and, in the lender’s reasonable judgment, sufficient funds (subject to the maximum amount below) have been accumulated in the lease sweep reserve to cover all anticipated tenant improvement and leasing commissions and free and/or abated rent in connection therewith (and any operating shortfalls relating to a delay in the commencement of full rent payments). With respect to clause (b) above, a Lease Sweep Period will end on the date on which the applicable tenant re-commences the operating of its space (or applicable portion thereof). With respect to clause (c) above, a Lease Sweep Period will end on the date on which the subject default has been cured and no other default under such Lease Sweep Lease occurs for a period of three consecutive months following such cure. With respect to clause (d) above, a Lease Sweep Period will end on the date the bankruptcy or insolvency event has terminated and the applicable lease has been affirmed, assumed or assigned in a manner reasonably satisfactory to the lender. With respect to clauses (a) through (e) above, a Lease Sweep Period will end on the date on which $1,625,817 has accumulated in the lease sweep reserve.

A “Lease Sweep Lease” is the Kaiser Aluminum lease or any replacement lease or leases which cover at least 50% of the rentable SF demised under the Kaiser Aluminum lease as of July 14, 2017.

■	Property Management. The Midlink Business Park Property is managed by Hackman Capital Partners, a borrower affiliate. Provided that no event of default is occurring under the Midlink Business Park Loan documents, rating agency and lender approval is not required for the appointment of a Qualified Manager, provided that borrower executes a new property management agreement and management subordination reasonably acceptable to the lender and, if the new manager is a borrower affiliate, delivers an updated non-consolidation opinion..

A “Qualified Manager” means either (i) a property manager owned and/or controlled by Michael D. Hackman or (ii) an unaffiliated property manager that (A) is a reputable, nationally or regionally recognized management company having at least five years’ experience in the management of properties that are similar to the Midlink Business Park Property as to quality, location and type, (B) at the time of its engagement as property manager has at least 2,000,000 leasable square footage of the same property type and (C) is not the subject of a bankruptcy or similar insolvency proceeding. The lender may require the borrower to replace the manager with (x) an unaffiliated manager

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selected by the borrower that meets the requirements for a Qualified Manager set forth in the Midlink Business Park Loan documents or (y) another property manager chosen by borrower and approved by the lender upon the occurrence of: (i) an event of default under the Midlink Business Park Loan; (ii) a default under the management agreement beyond the cure period; (iii) the insolvency of or commencement of insolvency or bankruptcy proceedings involving the manager; or (iv) if at any time the manager has engaged in gross negligence, fraud, willful misconduct or misappropriation of funds.

■	The Condominium. One of the parcels of the land included in the Midlink Business Park Property is a condominium unit in the Midlink Industrial Site Condominiums, a horizontal land condominium containing 20 units. The borrower owns Unit 3, which includes the 18,540 SF (4.7% GLA) Park Circle building with an undivided 9.73% interest in the Common Elements. Currently, 5 units (Units 4, 8, 10, 14 and 22, compromising a total of approximately 41.53% of the condominium) have been conveyed to third parties. The borrower sponsor currently controls the board, which has three members. Pursuant to the condominium documents, the board is required to have one member that is not appointed by the borrower sponsor. The borrower sponsor has advised that such an election will be held, but has not yet been completed. A conditional resignation from the borrower sponsor-appointed board members was received at or before closing. Upon a sale of 75% or more of the units, the non-borrower sponsor co-owners will have the right to elect all directors; provided that the borrower sponsor will have the right to designate one director so long as it owns at least 10% of the units.

■	Current Mezzanine or Subordinate Indebtedness. A mezzanine loan, with an original principal balance of $4,750,000, was funded after the funding of the Midlink Business Park Loan. The mezzanine loan accrues interest at a rate of 10.50000% per annum, is coterminous with the Midlink Business Park Loan and requires scheduled principal and interest payments based on a fixed 30-year amortization schedule. The mezzanine loan is held by MSC - Midlink Holdco, LLC.

■	Future Mezzanine or Subordinate Indebtedness. Not permitted.

■	Release of Collateral. The borrower is permitted to transfer, grant an easement or right of way, or otherwise encumber to or in favor of the Road Commission of Kalamazoo County or any other applicable governmental authority an intersection parcel that does not contain any portion of the improvements and constitutes not more than 0.1 acres) in accordance with the terms of a certain agreement relating to such intersection parcel, without prepayment or defeasance of the Midlink Business Park Loan.

■	Terrorism Insurance. The Midlink Business Park Loan documents require that the “all risks” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Midlink Business Park Property. Any such insurance may be provided through a blanket insurance policy, provided that such policy is required to provide the same protection that a separate policy insuring only the Midlink Business Park Property would provide, as determined by the lender. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

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MAP © 2017 CARTIFACT
DATA © OSM CONTRIBUTORS
DOWNTOWN LONG BEACH
NORTH PINE
EAST VILLAGE ARTS DISTRICT
WESTGATE
WATERFRONT
FREEWAY ACCESS
CITY PLACE SHOPPING CENTER (UNDER RENOVATION)
PINE SQUARE
THE PIKE OUTLETS
SHORELINE VILLAGE
E 7TH ST
W 6TH ST
E 6TH ST
W 3RD ST
E 3RD ST
W BROADWAY
E BROADWAY
E OCEAN BLVD
E SHORELINE DR
PACIFIC AVE
LONG BEACH BLVD
MAGNOLIA AVE
ATLANTIC AVE
ALAMITOS AVE
GOLDEN SHORE ST
QUEENSWAY BR
QUEENS WAY
S PINE AVE
HARBOR SCENIC DR
THE PROMENADE
Los Angeles River
Rainbow Lagoon
Rainbow Harbor
Queensway Bay
Long Beach Shoreline Marina
Alamitos Beach
Long Beach Convention Center
Long Beach Arena
Long Beach Center for Performing Arts
Aquarium of the Pacific
Catalina Cruise Terminal
Queen Mary
Residence Inn Long Beach
600 Queensway Drive
Long Beach, CA 90802
Los Angeles
Pasadena
Burbank
Glendale
Santa Monica
Culver City
Long Beach
Pacific Ocean
Santa Monica Bay
San Pedro Bay
Torrance
Lakewood
Land Use
Entertainment
Retail
Lodging
Residential
Office & Civic

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Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		GACC
Location (City/State)	Long Beach, California	Cut-off Date Balance		$33,959,929
Property Type	Hospitality	Cut-off Date Balance per Room		$190,786
Size (Rooms)	178	Percentage of Initial Pool Balance		3.6%
Total TTM Occupancy as of 3/31/2017	77.6%	Number of Related Mortgage Loans		None
Owned TTM Occupancy as of 3/31/2017	77.6%	Type of Security		Leasehold
Year Built / Latest Renovation	2009 / 2017	Mortgage Rate		4.55000%
Appraised Value	$48,500,000	Original Term to Maturity (Months)		120
Appraisal Date	4/3/2017	Original Amortization Term (Months)		360
Borrower Sponsor	Ensemble Investments, LLC	Original Interest Only Period (Months)		NAP
Property Management	Residence Inn by Marriott, LLC	First Payment Date		8/6/2017
		Maturity Date		7/6/2027

Underwritten Revenues	$8,970,269
Underwritten Expenses	$4,982,084
Underwritten Net Operating Income (NOI)	$3,988,185	Escrows(1)
Underwritten Net Cash Flow (NCF)	$3,614,172		Upfront	Monthly
Cut-off Date LTV Ratio	70.0%	Taxes	$0	$0
Maturity Date LTV Ratio	56.8%	Insurance	$0	$0
DSCR Based on Underwritten NOI / NCF	1.92x / 1.74x	FF&E	$0	$0
Debt Yield Based on Underwritten NOI / NCF	11.7% / 10.6%	Other	$0	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$34,000,000	100.0%	Loan Payoff	$29,339,020	86.3%
			Principal Equity Distribution	4,420,543	13.0
			Closing Costs	240,438	0.7

Total Sources	$34,000,000	100.0%	Total Uses	$34,000,000	100.0%

(1)	Monthly escrows set forth under this heading are springing. See “—Escrows” below.

■	The Mortgage Loan. The mortgage loan (the “Residence Inn Long Beach Loan”) is secured by a first mortgage encumbering the borrower’s leasehold interest in a 178-room extended stay hotel located in Long Beach, California (the “Residence Inn Long Beach Property”). The Residence Inn Long Beach Loan had an original principal balance of $34,000,000, has an outstanding balance as of the Cut-off Date of $33,959,929 and represents 3.6% of the Initial Pool Balance. The Residence Inn Long Beach Loan was originated by Deutsche Bank AG, acting through its New York Branch (“DBNY”) (an affiliate of German American Capital Corporation) on June 9, 2017. The Residence Inn Long Beach Loan has an interest rate of 4.55000% per annum. The proceeds of the Residence Inn Long Beach Loan were primarily used to refinance existing debt on the Residence Inn Long Beach Property, pay loan origination costs and return equity to the borrower sponsor.

The Residence Inn Long Beach Loan had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires payments of principal and interest based on a 30-year amortization schedule. The scheduled maturity date of the Residence Inn Long Beach Loan is the due date in July 2027. Voluntary prepayment of the Residence Inn Long Beach Loan is permitted (in whole, but not in part) without penalty on or after the due date in April 2027. Defeasance of the Residence Inn Long Beach Loan with direct, non-callable obligations of the United States of America or other obligations which are government securities is permitted under the Residence Inn Long Beach Loan documents at any time after the second anniversary of the Closing Date for this securitization

■	The Mortgaged Property. The Residence Inn Long Beach Property is an extended stay hotel containing 178 all-suite rooms located in Long Beach, California. The 11-story hotel building is situated on a 2.34 acre site along the banks of the Port of Long Beach and features views of the Pacific Ocean, the Long Beach marina and the Long Beach Downtown. The Residence Inn Long Beach Property operates under a Marriott International, Inc. (“Marriott”) hotel management agreement that expires in December 2034 and has two successive ten-year renewal options.

The borrower developed the Residence Inn Long Beach Property in 2009 and has a total cost basis of $41.9 million which includes the $2.6 million (approximately $14,427 per room) property improvement plan (“PIP”). The sponsor completed Phase I of the renovation in April 2017, which included updates to all of the guestrooms and corridors. Phase II is projected to take place during the month of October 2017 with a focus on common areas.

The Residence Inn Long Beach Property offers complimentary breakfast and evening reception within its 42-seat breakfast area. The hotel also features a fitness center, an outdoor pool, a business center, a sundry shop and four meeting rooms with approximately 1,689 aggregate SF of meeting space. The guestrooms offer apartment-like accommodations and include a mix of 139 studio suites, 29 one-bedroom suites and 10 two-bedroom suites. Each of the guestrooms features a flat-screen television, a desk with a chair, a dresser, nightstands, a couch and a lounge

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chair. Each room also features a full kitchen with a sink, microwave, full-sized refrigerator, oven and cook top, dishwasher, cookware, dishes and silverware. One- and two-bedroom suites feature separate living and sleeping rooms. The Residence Inn Long Beach Property has 120 parking spaces at the hotel property and 38 leased spaces within a parking lot located less than half a mile away at the Doubletree Hotel Maya. See“—Parking Lease Agreement” below.

The Residence Inn Long Beach Property is subject to a hotel management agreement with Marriott (as opposed to a traditional franchise agreement). Accordingly, Marriott controls revenues, operates the hotel and pays/collects the majority of costs, including, but not limited to taxes, FF&E, insurance, and minor capital repairs. The lender has entered into a subordination, non-disturbance and attornment agreement (“SNDA”) with Marriott subordinating Marriott’s interest in the Residence Inn Long Beach Property to the lien of the mortgage securing the Residence Inn Long Beach Loan and has provided for springing reserves in certain circumstances. See “—Hotel Management” below.

The following table presents certain information relating to the 2016 demand analysis with respect to the Residence Inn Long Beach Property based on market segmentation, as provided in the appraisal for the Residence Inn Long Beach Property:

2016 Accommodated Room Night Demand(1)

Property	Commercial	Meeting and Group	Leisure
Residence Inn Long Beach Property	49%	14%	37%
Doubletree Hotel Maya	40%	15%	45%
Holiday Inn Long Beach Downtown Area	30%	20%	50%
Hilton Long Beach	40%	45%	15%
Crowne Plaza Los Angeles Harbor Hotel	30%	10%	60%
Courtyard Long Beach Downtown	35%	40%	25%
Hyatt Centric The Pike Long Beach	35%	20%	45%
Residence Inn Long Beach	50%	15%	35%

(1)	Source: Appraisal.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow, on an aggregate basis and per room, at the Residence Inn Long Beach Property:

Cash Flow Analysis(1)

	2014	2015	2016	TTM 3/31/2017(2)	Underwritten	Underwritten $ per Room
Room Revenue	$7,374,689	$8,315,218	$8,363,578	$8,240,879	$8,340,686	$46,858
Food & Beverage Revenue	16,698	14,126	76,280	50,944	76,280	429
Other Revenue	531,195	469,726	553,303	517,748	553,303	3,108
Total Revenue	$7,922,582	$8,799,070	$8,993,161	$8,809,571	$8,970,269	$50,395

Room Expense	$1,764,605	$1,825,860	$1,870,032	$1,881,498	$1,864,914	$10,477
Food & Beverage Expense	872	586	17,159	16,042	17,159	96
Other Expense	53,712	63,865	60,932	61,704	60,932	342
Total Departmental Expense	$1,819,189	$1,890,311	$1,948,123	$1,959,244	$1,943,005	$10,916
Total Undistributed Expense	2,113,939	2,399,725	2,434,387	2,451,277	2,452,976	13,781
Total Fixed Charges	584,602	597,503	585,167	586,343	586,104	3,293
Total Operating Expenses	$4,517,730	$4,887,539	$4,967,677	$4,996,864	$4,982,084	$27,989

Net Operating Income	$3,404,852	$3,911,531	$4,025,484	$3,812,707	$3,988,185	$22,406
FF&E	212,211	273,210	252,379	243,200	374,013	2,101
Net Cash Flow	$3,192,641	$3,638,321	$3,773,105	$3,569,507	$3,614,172	$20,304

Occupancy(3)	77.5%	81.6%	79.8%	77.6%	80.7%
NOI Debt Yield	10.0%	11.5%	11.9%	11.2%	11.7%
NCF DSCR	1.54x	1.75x	1.81x	1.72x	1.74x

(1)	Certain items such as interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	During the trailing 12 months, the Residence Inn Long Beach Property was impacted by Phase I of the in place PIP which commenced in the second half of January 2017 and ended in April 2017. In March 2017, approximately 54 rooms were out of inventory each day (1,674 total room nights).

(3)	Occupancy declined between 2015 and TTM 3/31/2017. During such period there were ongoing PIP renovations at the Residence Inn Long Beach Property, as guestrooms were taken off line for renovation between January 2017 through April 2017.

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■	Appraisal. According to the appraisal, the Residence Inn Long Beach Property had an “as-is” appraised value of $48,500,000 as of April 3, 2017. The “as stabilized” appraised value is $53,100,000 as of April 3, 2019. The “as stabilized” value assumes a projected stabilized ADR of $182.77 and a projected stabilized occupancy of 79.0%. Both the “as-is” and “as stabilized” appraised values take into account the reimbursements under the TOT Agreement (as defined below) and assume the TOT Agreement is extended in 2019. The appraisal projects that the $701,000 TOT Agreement amount is paid out between 2017 and 2021, which results in a 2.1% net operating income benefit in 2018 and steps down each year to 0.0% in 2023.

Appraisal Approach	Value	Discount Rate	Terminal Capitalization Rate
Discounted Cash Flow Approach	$48,500,000	10.00%	9.16%

■	Environmental Matters. According to a Phase I environmental report, dated April 11, 2017, there are no recommendations for further action at the Residence Inn Long Beach Property.

■	Market Overview and Competition. The Residence Inn Long Beach Property is located in Long Beach, California approximately 25 miles south of the Los Angeles CBD. According to the appraisal, Los Angeles County is one of the most densely populated areas in the nation and is a major hub for the international trade, business, entertainment, technology, tourism and manufacturing sectors. The area is served by Interstate 710 (Long Beach Freeway) and Interstate 405 (San Diego Freeway), both of which are located within seven miles of the Residence Inn Long Beach Property and facilitate access throughout the region. The Los Angeles International Airport is located approximately 23 miles northwest of the Residence Inn Long Beach Property.

The overall segmentation of the Residence Inn Long Beach Property is 49.0% commercial, as reflected in the “2016 Accommodated Room Night Demand” table above. According to the appraisal, most of the corporate demand generators in the market are within close proximity to the Residence Inn Long Beach Property and include port-related companies as well as corporate users in the aerospace, oil and gas, and health care industries. The ports of Long Beach and Los Angeles are both located within six miles of the Residence Inn Long Beach Property. Together, the ports form the largest import/export center on the West Coast and are among the largest commercial patrons of Long Beach hotels. Aerospace is another significant commercial demand generator in Long Beach and includes companies such as Boeing, Gulfstream Aerospace Corporation and RBH Aerospace, all of which are located within 11 miles of the Residence Inn Long Beach Property. Oil refineries, namely Valero, Tesoro and Phillips 66 are located within 10 miles of the Residence Inn Long Beach Property and bring in corporate travelers to the area. Molina Healthcare, which is located 1.2 miles north of the Residence Inn Long Beach Property, is one of the top employers in the Long Beach area and contributes to the corporate demand as well. The appraisal also included airline crew in the commercial segment, which according to market participants, accounted for approximately 7.5% of total demand for the downtown Long Beach hotels in 2016.

The location of the Residence Inn Long Beach Property provides access to tourist destinations including the Long Beach cruise ship terminal, which is located approximately one mile southeast and is on the same side of Los Angeles River. Carnival Corporation owns and launches its cruises from the Long Beach cruise ship terminal, which features the Queen Mary shop, while other major cruise line companies leave from neighboring Los Angeles Harbor. Cruise ship guests embarking or disembarking cruise ships drive leisure demand in the market. In addition, the Aquarium of the Pacific and Long Beach Memorial Hospital, both of which are located within five miles of Residence Inn Long Beach Property, also drive leisure demand to the area.

The appraiser identified three hotel projects, totaling 366 rooms, which are under construction in Long Beach. However, only two hotels, located more than 10 miles northeast from the Residence Inn Long Beach Property and near the airport are expected to compete directly with the Residence Inn Long Beach Property based on their extended stay market orientations. A 98-room extended-stay Homewood Suites Long Beach Airport is expected to open in the first quarter of 2018 and a 125-room Staybridge Suites Long Beach Airport is planned to replace the west wing of the Holiday Inn Long Beach Airport that currently functions as an independent hotel and is expected to open in the second quarter of 2019.

Despite the addition of the new supply, the appraisal forecasts commercial hotel demand in the Long Beach market to increase 1.0% in 2017, 4.0% in 2018, and 3.0% in 2019, before stabilizing at 1.0% in 2020 and each year thereafter. The appraisal forecasts additional demand derived from the improved organic growth from the addition of new hotel

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rooms that was constrained in recent years due to the lack of new supply as well as the completion of three infrastructure projects in 2019. The infrastructure projects include the Gerald Desmond Bridge, which is expected to accommodate today’s tallest cargo ships and have an extra vehicle lane in each direction as well as a bicycle and pedestrian path with three scenic overlooks; the $520 million design-build-finance-operate-maintain project on the Long Beach Civic Center, a 400,000 SF convention center located within 2 miles of the Residence Inn Long Beach Property; and the addition of Shoreline Gateway a two-tower retail and residential project with approximately 7,000 SF of retail space and 300 residential units. There can be no assurance that any such projected increase in demand will occur.

The following table presents certain information relating to historical occupancy, ADR and RevPAR at the Residence Inn Long Beach Property and its competitive set, as provided in a market research report for the Residence Inn Long Beach Property:

Historical Statistics(1)

	Residence Inn Long Beach			Competitive Set			Penetration(2)
	2015	2016	TTM 3/31/2017	2015	2016	TTM 3/31/2017	2015	2016	TTM 3/31/2017
Occupancy	77.3%	81.0%	77.6%	78.7%	77.2%	81.7%	98.2%	104.9%	94.9%
ADR	$148.11	$161.12	$163.56	$124.86	$137.53	$145.22	118.6%	117.1%	112.6%
RevPAR	$114.45	$130.51	$126.84	$98.22	$106.22	$118.70	116.5%	122.9%	106.9%

(1)	Source: March 2017 travel research report.

(2)	During the trailing 12 months, the Residence Inn Long Beach Property was impacted by Phase I of the in place PIP which commenced in the second half of January 2017 and ended in April 2017. In March 2017, approximately 54 rooms were out of inventory each day (1,674 total room nights).

Residence Inn Long Beach Property Competitive Set(1)

Property	Number of Rooms	Year Built
Residence Inn Long Beach	178	2009
Doubletree Hotel Maya	199	1975
Holiday Inn Long Beach Downtown Area	134	1990
Hilton Long Beach	398	1992
Crowne Plaza Los Angeles Harbor Hotel	244	1990
Doubletree Carson	225	1990
Extended Stay America Los Angeles Long Beach Airport	134	1997
Ayres Hotel Seal Beach	112	2002
Total(2)	1,446

(1)	Source: March 2017 travel research report.

(2)	Total excludes the Residence Inn Long Beach Property.

■	The Borrower. The borrower is Portside Partners Holdco, LLC, a single-purpose, single-asset entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Residence Inn Long Beach Loan. The non-recourse carve-out guarantor is Ensemble Investments, LLC (“Ensemble”), a company involved in the investment, management and development of commercial real estate for approximately 30 years. Ensemble has investments in hotels, medical office, and general office assets. Ensemble owns 9 hotels across California (6), New York (1), Arizona (1) and Pennsylvania (1) totaling 1,622 rooms, with two additional hotels currently under development.

■	Escrows. No upfront reserves were taken at origination for the Residence Inn Long Beach Loan. The requirement for the borrower to make monthly deposits for taxes, insurance, and FF&E is waived so long as the borrower has reserved such amounts with Marriott pursuant to the hotel management agreement. In the event that the borrower is no longer reserving such amounts with the hotel manager, the borrower will be required, on a monthly basis, to make monthly deposits of (i) the greater of (x) 4.0% of the projected rents for the prior month and (y) the then-current amount required by the hotel management agreement for approved capital expenditures and the repair and replacement of FF&E (to the extent the hotel management agreement is still in effect) and (ii) one-twelfth of the estimated annual real estate taxes and insurance premiums. However, the requirement to deposit the monthly amount for insurance premiums is waived so long as the borrower is insured under an acceptable blanket policy.

■	Lockbox and Cash Management. The Residence Inn Long Beach Loan is structured with a soft lockbox and springing cash management. All rents and other payments that are due to the borrower from Marriott (after application of such rents as permitted under the hotel management agreement to pay operating expenses, FF&E expenses, Marriott fees, reserves and other costs) are required to be deposited by Marriott directly into a clearing account

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controlled by lender. Unless a Trigger Period (as defined below) is continuing, all amounts on deposit in the clearing account will be swept daily into the borrower’s account. During the continuance of a Trigger Period, all amounts on deposit in the clearing account are required to be swept daily into an account controlled by the lender and applied as described below.

During the continuance of a Trigger Period, all amounts on deposit with the lender are required to be applied in the following order of priority: (i) to make the required deposit to the tax account; (ii) to make the required deposit, if any, to the insurance account; (iii) to pay the monthly debt service payment; (iv) to make the required deposit to the FF&E reserve account; (v) to pay any other funds due and payable to the lender under the Residence Inn Long Beach Loan documents; (vi) to the borrower in an amount equal to the monthly operating expense budgeted amount; (vii) to the borrower, to pay for approved extraordinary operating expenses not otherwise paid by the hotel manager, not set forth in the annual operating budget and approved by the lender; (viii) if a mezzanine loan is outstanding, to pay funds in the amount of the monthly debt service payment payable under the terms of such mezzanine loan for the next monthly payment date, and (ix) to apply all excess cash flow as follows: (a) in the case of a Trigger Period triggered by clauses (i) or (ii) of the definition of Trigger Period, to the cash collateral account to be held as additional collateral for the Residence Inn Long Beach Loan; (b) in the case of a Trigger Period triggered by clause (iii) of the definition of Trigger Period, to the property improvement plan reserve account; and (c) in the case of a Trigger Period triggered by clause (iv) of the definition of Trigger Period, to the holder of the mezzanine loan in accordance with the related mezzanine loan documents. To the extent ongoing reserves for taxes, insurance and FF&E are being collected, held and paid directly by Marriott or any replacement manager, the borrower’s obligation to make such deposits, and the lender’s obligation to apply funds to such deposits according to the order of priority above, are suspended.

In the event that the hotel management agreement with Marriott is terminated for any reason and is not replaced with a replacement brand management agreement, the borrower is required to cause all gross revenues (i) to be transmitted directly by non-residential tenants of the Residence Inn Long Beach Property and (ii) in the case of sums payable by issuers of credit cards accepted at the Residence Inn Long Beach Property, to be transmitted directly by such issuers of credit cards into the clearing account.

A “Trigger Period” will commence upon the occurrence of (i) an event of default; (ii) a Low Debt Service Period (as defined below); (iii) (a) for so long as the hotel management agreement with Marriott is in effect, a PIP required by Marriott (other than the PIP in effect) and not reserved for by Marriott or (b) if the hotel management agreement with Marriott is not in effect or Marriott is not reserving for the costs of such PIP, a PIP required by the then franchisor or property manager; or (iv) an approved mezzanine loan is outstanding, and will continue until, (a) in the case of clause (i), a cure of such event of default has been accepted by the lender, (b) in the case of clause (ii), the Low Debt Service Period has ended, (c) in the case of clause (iii), (x) for so long as the hotel management agreement with Marriott is in place and Marriott is reserving the required PIP, or (y) if the hotel management agreement with Marriott is not in effect or Marriott is not reserving for the costs of such PIP, an amount equal to 125% of the estimated cost of the PIP is being reserved in a PIP deposit account with the lender, and (d) in the case of clause (iv), the mezzanine loan is no longer outstanding.

A “Low Debt Service Period” occurs upon any date the net cash flow debt service coverage ratio based on the end of the quarter is less than 1.30x, until such time that the debt service coverage ratio is at least 1.35x for two consecutive quarters.

■	Hotel Management. The Residence Inn Long Beach Property is subject to a hotel management agreement with Marriott (as opposed to a traditional franchise agreement). Accordingly, Marriot controls revenues, operates the hotel and collects and pays for the majority of costs, including, but not limited to taxes, FF&E, insurance, and minor capital repairs. The lender has entered into an SNDA with Marriott. The lender has included springing reserves under the Residence Inn Long Beach Loan documents for taxes, insurance, FF&E and any future PIPs in the event that the hotel management agreement with Marriott is no longer in effect, Marriott is not reserving an amount sufficient to pay such expenses, or (except in the case of a future PIP) the borrower does not deliver evidence satisfactory to the lender that such expenses are being timely paid. The hotel management agreement expires in December 2034 and has two successive ten-year renewal options. The lender has the right under the Residence Inn Long Beach Loan documents to require the borrower to replace the manager if there is an event of default of the manager under the management agreement which would entitle the borrower to replace the manager.

■	Mezzanine or Subordinate Indebtedness. None.

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■	Future Mezzanine or Subordinate Indebtedness. The Residence Inn Long Beach Loan permits an approved mezzanine loan provided, among other things, (i) the mezzanine loan results in combined debt yield of no less than 10.14%, (ii) the combined debt service coverage ratio is no less than 1.66x and (iii) the combined loan-to-value ratio is no more than 70.1%.

■	Release of Collateral. Not permitted.

■	Ground Lease. The Residence Inn Long Beach Property consists of a ground leasehold interest under a ground lease with the City of Long Beach, as ground lessor. The term of the ground lease expires on September 30, 2071 with no extension options. The borrower prepaid all future ground rent payments to the City of Long Beach through the ground lease expiration for $798,500. No future ground rent payments are required under the ground lease.

■	Transient Occupancy Tax Reimbursement. The Residence Inn Long Beach Property benefits from a tax reimbursement under a Transient Occupancy Tax Agreement (“TOT Agreement”), under which the City of Long Beach agreed to compensate the borrower for approximately $1,500,000 in necessary environmental remediation work to the soil at the site of the Residence Inn Long Beach Property when the borrower entered into the ground lease to build the hotel in 2005. Under the TOT Agreement, the City of Long Beach is required to pay the borrower a partial refund of the transient occupancy tax paid to the city for the operation of the Residence Inn Long Beach Property. The tax benefit is the lesser of: (a) 25% of the most recent annual transient occupancy tax collected by the hotel and paid to the city and (b) $150,000 for the year. According to the borrower, the outstanding balance of the reimbursement as of January 1, 2017 was $701,000. At the termination of the TOT Agreement, which is expected in October 2019, the City of Long Beach can either (i) pay the remaining balance with all due interest or (ii) extend the agreement to allow for continued annual payments. The TOT cash flows are transferrable to a new owner, and the lender’s interest is captured by the deed of trust and an assignment of agreements that contains an assignment of the borrower’s interest in the TOT Agreement, which the City of Long Beach has acknowledged. The underwritten cash flow from the TOT Agreement reflects a 10-year straight line average of the tax benefit over the 10 year loan term. See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” in the Preliminary Prospectus.

■	Parking Lease Agreement. The borrower entered into a parking lease agreement in order to meet zoning requirements, under which the Residence Inn Long Beach Property is 37 parking stalls short. The parking lease agreement provides the hotel with an additional 37 additional parking spaces located at the competing Doubletree Hotel Maya, which is less than half a mile from the Residence Inn Long Beach Property and owned by an affiliate of the borrower sponsor. The lender has taken an assignment of the parking lease and received a parking lease estoppel. The parking lessor also has a ground lease with the City of Long Beach, and the city has agreed that, in the event that the affiliate ground lease is ever terminated, the city will provide a direct lease to the borrower.

■	Terrorism Insurance. The borrower is required to maintain an “all-risk” insurance policy that provides coverage for terrorism in an amount equal to the full replacement cost of the Residence Inn Long Beach Property. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

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LOAN #9: embassy suites anaheim orange

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LOAN #9: embassy suites anaheim orange

MAP © 2017 CARTIFACT
DATA © OSM CONTRIBUTORS
Embassy Suites Anaheim Orange
400 North State College Boulevard
Orange, CA 92868
THE COLONY
METROLINK
Anaheim Medical Center
Disneyland California Adventure
Anaheim Gardenwalk
Anaheim Convention Center
PLATINUM TRIANGLE
Honda Center
Stadium Promenade
Angel Stadium of Anaheim
The Village At Orange
Villa Park
Orange
Chapman University
Chapman Medical Center
Garden Grove
UCI Medical Center
The Outlets At Orange
Garden Grove Hospital Med Ctr
Westfield Mainplace
Fairhaven Memorial Park
Garden Grove Park
Bristol Marketplace
Santa Ana College
Western Medical Center-Santa Ana
Willowick Golf Course
Santa Ana
Mile Square Regional Park
Mile Square Golf Course
Centennial Regional Park
Memorial Park
Fountain Valley Regional Hospital
Fountainvalley
Huntington Beach Hospital
Thornton Park
Tustin Legacy (Future Development)
Orange Coast Memorial Medical Center
Bristol Plaza
Von Karman Plaza
The District at Tustin Legacy
Culver Plaza Shopping Center
Irvine
South Coast Plaza
Metro Pointe at South Coast
Metro Center at South Coast
Diamond Jamboree Shopping Center
Irvine Concourse
Westpark Plaza
Costa Mesa
The Camp
The Lab
JOHN WAYNE-ORANGE COUNTY AIRPORT
Harvard Place Shopping Center
Woodbridge Square Center
Orange Coast College
Tewinkle Memorial Park
Park Place Shopping Center
Santa Ana Country Club
Newport Beach Golf Course
Rancho San Joaquin Golf Course
RANCHO SAN JOAQUIN
Vanguard University of Southern California
William R Mason Regional Park
Concordia University Irvine
Eastbluff Village Center
University of California-Irvine
Los Angeles
Long Beach
Anaheim
Orange
Pacific Ocean
San Pedro Bay

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Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		CREFI
Location (City/State)	Orange, California	Cut-off Date Balance		$33,000,000
Property Type	Hospitality	Cut-off Date Balance per Room		$143,478.26
Size (Rooms)	230	Percentage of Initial Pool Balance		3.5%
Total TTM Occupancy as of 4/30/2017	89.2%	Number of Related Mortgage Loans		None
Owned TTM Occupancy as of 4/30/2017	89.2%	Type of Security		Fee Simple
Year Built / Latest Renovation	1989 / 2014	Mortgage Rate		4.41000%
Appraised Value(1)	$58,700,000	Original Term to Maturity (Months)		120
Appraisal Date(1)	4/1/2018	Original Amortization Term (Months)		360
Borrower Sponsor	Edwin Llwyd Ecclestone, Jr.	Original Interest Only Period (Months)		60
Property Management	Embassy Suites Management LLC	First Payment Date		7/6/2017
		Maturity Date		6/6/2027
Underwritten Revenues	$13,697,478
Underwritten Expenses	$9,302,612	Escrows(2)
Underwritten Net Operating Income (NOI)	$4,394,866
Underwritten Net Cash Flow (NCF)	$3,846,967		Upfront	Monthly
Cut-off Date LTV Ratio(1)	56.2%	Taxes	$155,326	$51,775
Maturity Date LTV Ratio(1)	51.4%	Insurance	$0	$0
DSCR Based on Underwritten NOI / NCF	2.21x / 1.94x	FF&E(3)	$0	$45,196
Debt Yield Based on Underwritten NOI / NCF	13.3% / 11.7%	Other(4)	$0	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$33,000,000	57.0%	Purchase Price	$56,500,000	97.5%
Principal’s New Cash Contribution	16,920,000	29.2	Closing Costs	1,287,274	2.2
Mezzanine Debt	8,000,000	13.8	Reserves	155,326	0.3
Other Sources	22,600	0.0
Total Sources	$57,942,600	100.0%	Total Uses	$57,942,600	100.0%

(1)	The Appraised Value represents the “as-complete” appraised value of $58,700,000 as of April 1, 2018 which assumes the completion of a change-of-ownership PIP that was required in connection with the acquisition of the Embassy Suites Anaheim Orange Property. The sponsor posted a letter of credit in the amount of $658,845 which represents 110% of the estimated cost of the change-of-ownership PIP. The Cut-off Date LTV Ratio and Maturity Date LTV Ratio for the Embassy Suites Anaheim Orange Loan are calculated using the “as-complete” appraised value. The “as-is” appraised value for the Embassy Suites Anaheim Orange Property was $57,000,000 as of April 4, 2017. The Cut-off Date LTV Ratio and Maturity Date LTV Ratio calculated using the “as-is” appraised value are 57.9% and 52.9%, respectively.
(2)	See “-Escrows” below.
(3)	The Embassy Suites Anaheim Orange Loan documents require monthly deposits into the FF&E Reserve equal to the greater of (i) the amount required to be deposited pursuant to the franchise agreement and (ii) one-twelfth of 4% of the greater of (x) gross revenue for the prior year and (y) projected gross revenue for the then current year (initially $45,196). See “—Escrows” below.
(4)	At origination of the Embassy Suites Anaheim Orange Loan, the sponsor posted a letter of credit in the amount of $658,845 which represents 110% of the estimated cost of the change-of-ownership PIP ($598,950) required in connection with the acquisition of the Embassy Suites Anaheim Orange Property.

■	The Mortgage Loan. The mortgage loan (the “Embassy Suites Anaheim Orange Loan”) is evidenced by a note in the original principal amount of $33,000,000 and is secured by a first mortgage encumbering the borrower’s fee simple interest in a 230-room full service hotel located in the city of Orange, California (the “Embassy Suites Anaheim Orange Property”). The Embassy Suites Anaheim Orange Loan was originated by Citi Real Estate Funding Inc. on May 9, 2017 and represents approximately 3.5% of the Initial Pool Balance. The note evidencing the Embassy Suites Anaheim Orange Loan had an original principal balance of $33,000,000, has an outstanding principal balance as of the Cut-off Date of $33,000,000 and accrues interest at an interest rate of 4.41000% per annum. The proceeds of the Embassy Suites Anaheim Orange Loan were used to acquire the Embassy Suites Anaheim Orange Property, fund reserves and pay origination costs.

The Embassy Suites Anaheim Orange Loan had an initial term of 120 months and has a remaining term of 119 months as of the Cut-off Date. The Embassy Suites Anaheim Orange Loan requires interest only payments on each due date through and including the due date occurring in June 2022 and thereafter requires monthly payments of $165,446, which payments include interest and principal based on a 30-year amortization schedule. The scheduled maturity date of the Embassy Suites Anaheim Orange Loan is the due date in June 2027. Provided that no event of default has occurred and is continuing under the Embassy Suites Anaheim Orange Loan documents, at any time after the second anniversary of the securitization Closing Date, the Embassy Suites Anaheim Orange Loan may be defeased with certain direct full faith and credit obligations of the United States of America or other obligations which are “government securities” permitted under the Embassy Suites Anaheim Orange Loan documents. Provided that no event of default has occurred and is continuing under the Embassy Suites Anaheim Orange Loan documents, voluntary prepayment of the Embassy Suites Anaheim Orange Loan without a prepayment premium or yield maintenance charge is permitted on or after the due date in March 2027.

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■	The Mortgaged Property. The Embassy Suites Anaheim Orange Property is a 230-room, full service hotel located on approximately 3.0 acres in the city of Orange, California. Built in 1989, the Embassy Suites Anaheim Orange Property underwent an $8.5 million renovation in 2014 when it was converted from a Hilton Suites flag to the current Embassy Suites flag. Following the conversion of the Embassy Suites Anaheim Orange Property to an Embassy Suites flag, the Embassy Suites Anaheim Orange Property experienced gains in occupancy and ADR resulting in a 25.6% increase in room revenue from 2014 to 2016. Per a March 2017 travel research report, the Embassy Suites Anaheim Orange Property ranked first out of the seven properties in its competitive set for both RevPAR and occupancy for the March 31, 2017 trailing twelve-month period.

The Embassy Suites Anaheim Orange Property features a 10-story atrium lobby and amenities which include a restaurant and lounge, 5,176 SF of event space, a fitness center, indoor and outdoor swimming pools and a business center. Guestrooms average 520 SF and include 42-inch flat screen high definition TVs, work desks, high-speed internet, a coffee maker, a microwave and a mini fridge. In connection with the acquisition of the Embassy Suites Anaheim Orange Property, the sponsor is completing a change of ownership PIP with an estimated cost of approximately $598,950. At origination of the Embassy Suites Anaheim Orange Loan, the sponsor posted a letter of credit in the amount of $658,845, which represents 110% of the expected cost of the PIP. The three largest areas the PIP funds are expected to be spent on are mechanical and electrical items, fire safety items, and the elevators and stairwells, as the Embassy Suites Anaheim Property underwent an $8.5 million renovation in 2014. The top 10 corporate accounts at the Embassy Suites Anaheim Orange Property include Danaher, St. Joseph Hospital of Orange, Chapman University, Home Depot and General Electric, with no single account except for Danaher individually contributing to more than 0.9% of total room revenue in 2016.

The following tables present certain information relating to historical Occupancy, ADR and RevPAR at the Embassy Suites Anaheim Orange Property and its competitive set, as provided in a market report:

Historical Statistics(1)

	Embassy Suites Anaheim Orange Property				Competitive Set				Penetration

	12/31/2014	12/31/2015	12/31/2016	TTM 3/31/2017	12/31/2014	12/31/2015	12/31/2016	TTM 3/31/2017	12/31/2014	12/31/2015	12/31/2016	TTM 3/31/2017
Occupancy	77.1%	83.8%	86.8%	88.5%	79.6%	81.9%	82.1%	82.6%	96.8%	102.3%	105.8%	107.2%
ADR	$140.92	$152.82	$156.75	$156.05	$122.75	$129.99	$133.75	$133.70	114.8%	117.6%	117.2%	116.7%
RevPAR	$108.66	$128.00	$136.10	$138.11	$97.75	$106.45	$109.80	$110.39	111.2%	120.2%	124.0%	125.1%

(1)	Source: Travel Research Report.

The following table presents certain information relating to the 2016 demand analysis with respect to the Embassy Suites Anaheim Orange Property based on market segmentation, as provided in the appraisal for the Embassy Suites Anaheim Orange Property:

2016 Accommodated Room Night Demand(1)

Transient	Meeting and Group
87%	13%

(1)	Source: Appraisal.

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■	Operating History and Underwritten Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow, on an aggregate basis and per room, at the Embassy Suites Anaheim Orange Property:

Cash Flow Analysis(1)

	2014	2015	2016	TTM 4/30/2017	Underwritten	Underwritten $ per Room
Room Revenue	$9,120,894	$10,729,248	$11,457,218	$11,741,448	$11,741,448	$51,050
Food & Beverage Revenue	1,018,673	1,199,116	1,346,400	1,322,513	1,322,513	5,750
Other Revenue(2)	468,443	633,676	593,039	633,517	633,517	2,754
Total Revenue(3)	$10,608,010	$12,562,040	$13,396,657	$13,697,478	$13,697,478	$59,554

Room Expense	2,468,243	2,878,887	3,206,322	3,291,317	3,291,317	14,310
Food & Beverage Expense	902,631	1,041,813	1,161,873	1,161,930	1,161,930	5,052
Other Expense	53,290	9,011	68,472	71,870	71,870	312
Total Departmental Expense	$3,424,164	$3,929,711	$4,436,667	$4,525,117	$4,525,117	$19,674
Total Undistributed Expense	3,389,351	3,853,271	4,064,952	4,136,599	3,925,798	17,069
Total Fixed Charges	446,406	736,709	838,862	831,573	851,697	3,703
Total Operating Expenses	$7,259,921	$8,519,692	$9,340,481	$9,493,289	$9,302,612	$40,446

Net Operating Income	$3,348,089	$4,042,349	$4,056,176	$4,204,189	$4,394,866	$19,108
FF&E	432,133	398,710	560,486	570,894	547,899	2,382
Net Cash Flow	$2,915,956	$3,643,639	$3,495,690	$3,633,295	$3,846,967	$16,726

Occupancy	77.1%	83.8%	86.8%	89.2%	89.2%
NOI Debt Yield	10.1%	12.2%	12.3%	12.7%	13.3%
NCF DSCR	1.47x	1.84x	1.76x	1.83x	1.94x

(1)	Certain items such as interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Other Revenue consists of parking, gift shop, laundry, vending machines, in-house movies, and other miscellaneous sources of revenue.

(3)	The Embassy Suites Anaheim Orange Property was converted from a Hilton Suites flag to its current Embassy Suites flag in 2014, resulting in increases to occupancy and ADR which in turn increased Total Revenue beginning in 2015.

■	Appraisal. According to the appraisal, the Embassy Suites Anaheim Orange Property had an “as-is” appraised value of $57,000,000 as of April 4, 2017 and is expected to have an “as complete” appraised value of $58,700,000 as of April 1, 2018. The “as complete” appraised value of $58,700,000 assumes the completion of a change-of-ownership PIP which was agreed to in connection with the acquisition of the Embassy Suites Anaheim Orange Property.

■	Environmental Matters. According to the Phase I environmental report, dated May 4, 2017, there were no recognized environmental conditions or recommendations for further action at the Embassy Suites Anaheim Orange Property except for the continued implementation of the existing asbestos O&M plan.

■	Market Overview and Competition. The Embassy Suites Anaheim Orange Property is located in the city of Orange, California, approximately 8 miles southeast of Anaheim and 32 miles southeast of Los Angeles. According to the appraisal, the 2017 estimated population within a one-, three- and five-mile radius of the Embassy Suites Anaheim Orange Property was 25,623, 250,825 and 789,053, respectively. According to the appraisal, 2017 estimated average household income within a one-, three- and five-mile radius of the Embassy Suites Anaheim Orange Property was $79,722, $78,583 and $77,693, respectively. Tourism is one of the leading industries in Anaheim, with Disneyland and Knott’s Berry Farm located within 3.5 and 10 miles of the Embassy Suites Anaheim Orange Property, respectively. Star Wars Land, a Disney owned theme park, is currently under construction and is expected to open in early 2019, providing an additional demand driver for the area. The Anaheim Convention Center, which is the largest convention center on the west coast, is located within 2.5 miles of the Embassy Suites Anaheim Orange Property, and averaged approximately 399 conventions and 1,000,000 delegates per year between 2009 and 2015. In March 2015, construction began on an expansion of the convention center that will add 200,000 SF of exhibit and meeting space, as well as a 1,350-space underground parking structure. The expansion of the Anaheim Convention Center is slated for completion in September 2017.

The Embassy Suites Anaheim Orange Property is located within 1.5 miles of the stadiums for both the Los Angeles Angels of Anaheim and Anaheim Ducks. The sponsor has owned the DoubleTree Anaheim property, which is located 0.4 miles from the Embassy Suites Anaheim Orange Property, since 2007. The two largest group accounts at the DoubleTree Anaheim property are visiting MLB and NHL teams. With the acquisition of the Embassy Suites Anaheim Orange Property, the sponsor intends to move some bookings of the visiting MLB and NHL teams from the DoubleTree Anaheim property to the Embassy Suites Anaheim Orange Property. The Embassy Suites Anaheim Orange Property is located adjacent to the platinum triangle district, an 820-acre, mixed-use urban environment that

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upon full development will include over 17,000 residential units, 13.7 million SF of office space and 4.8 million SF of retail space. Corporate tenants located within the platinum triangle district include CalPERs, Wells Fargo, UC Irvine Medical Center and AmerisourceBergen.

The appraiser identified four properties with varying degrees of competitiveness to the Embassy Suites Anaheim Orange Property. The following table presents certain information related to the competitive properties identified in the appraisal for the Embassy Suites Anaheim Orange Property:

Embassy Suites Anaheim Orange Property Competitive Set(1)

Property	Year Opened	Number of Rooms(2)	Distance (in miles)	Transient Demand	Meeting & Group Demand	Appraiser’s Estimated 2016 Occupancy	Appraiser’s Estimated 2016 ADR	Appraiser’s Estimated 2016 RevPAR
Embassy Suites Anaheim Orange Property	1989	230	—	87.0%	13.0%	87.1%	$156.75	$136.48
DoubleTree by Hilton Anaheim Orange County	1984	461	0.4	80.0%	20.0%	80.0% – 85.0%	$130.00 – $140.00	$110.00 – $115.00
Ayres Hotel Orange	2014	139	0.3	90.0%	10.0%	70.0% – 75.0%	$140.00 – $150.00	$100.00 – $105.00
Alo Hotel	1980	129	0.3	90.0%	10.0%	70.0% – 75.0%	$120.00 – $125.00	$90.00 – $95.00
Embassy Suites Anaheim South Disneyland	2001	375	1.5	85.0%	15.0%	80.0% – 85.0%	$150.00 – $160.00	$130.00 – $140.00
Total / Wtd. Average		1,104		85.0%	15.0%	81.4%	$146.15	$119.03

(1)	Source: Appraisal.

(2)	Total Number of Rooms excludes rooms at the Embassy Suites Anaheim Orange Property.

■	The Borrower. The borrower is 400 Anaheim, LLC, a single-purpose, single-asset Delaware limited liability company. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Embassy Suites Anaheim Orange Loan. The non-recourse carveout guarantor is National Hotel Investor LLC, which is wholly owned by the Revocable Living Trust Agreement of Edwin Llwyd Ecclestone, Jr., for which Edwin Llwyd Ecclestone, Jr. is the sole settlor, trustee and beneficiary. National Hotel Investor LLC had a net worth and liquidity of $75.8 million and $6.7 million, respectively, as of December 31, 2016. The Embassy Suites Anaheim Orange Loan documents require National Hotel Investor LLC to maintain an ongoing net worth and liquidity of $50.0 million and $6.0 million respectively, provided that, should National Hotel Investor LLC’s net worth or liquidity fall below $50.0 million or $6.0 million, respectively, then Edwin Llwyd Ecclestone, Jr. (or, to the extent Edwin Llwyd Ecclestone, Jr., shall have died or been declared legally incapacitated, another affiliate of the borrower that is reasonably acceptable to the lender) will become the non-recourse carveout guarantor for the Embassy Suites Anaheim Orange Loan.

Edwin Llwyd Ecclestone, Jr. has been involved in real estate development since 1962 and currently owns 7 hotels comprising 2,637 rooms across 4 states, including the Embassy Suites Anaheim Orange Property. In addition to the Embassy Suites Anaheim Orange Property, Edwin Llwyd Ecclestone, Jr. has owned the DoubleTree Hilton Anaheim Orange, which is located 0.5 miles south of the Embassy Suites Anaheim Orange Property, since 2007. In 1976, Edwin Llwyd Ecclestone, Jr. began development on both the administrative and golfing headquarters for the PGA of America, the PGA National, located in Palm Beach Gardens, Florida. PGA National contains 5,300 homes, five PGA golf courses, the 339-room PGA National Resort and Spa and a 140,000 SF shopping center.

■	Escrows. On the origination date, the borrower funded reserves of $155,326 for real estate tax expenses with respect to the Embassy Suites Anaheim Orange Property. In lieu of funding an upfront PIP reserve, the borrower posted a $658,845 letter of credit which represents 110% of the borrower’s unfunded obligations as set forth in the change-of-ownership PIP which was established in connection with the 15-year renewal of the franchise agreement.

On each due date, the borrower is required to fund (i) a tax reserve in an amount equal to one-twelfth of the amount the lender estimates will be necessary to pay taxes over the then succeeding 12-month period (initially $51,775), (ii) an insurance reserve in an amount equal to one-twelfth of the amount the lender estimates will be necessary to pay insurance over the then succeeding 12-month period, provided that the monthly insurance reserve deposit is waived if the borrower is maintaining blanket insurance policies in accordance with the Embassy Suites Anaheim Orange Loan documents and (iii) a reserve for FF&E (initially $45,196), in an amount equal to the greater of (a) the FF&E Payment (as defined below) and (b) the amount of the deposit (if any) then required by the franchisor under the franchise agreement. On each due date during the occurrence of an Embassy Suites Anaheim Orange Trigger Period (as defined below), unless a Reserve Waiver Condition (as defined below) exists, the borrower is required to deposit with the lender an operating expense reserve and the excess cash flow generated by the Embassy Suites Anaheim Orange Property.

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A “Reserve Waiver Condition” means (i)(a) the property manager is not subject to any creditor’s rights proceeding, or action, in default under the property management agreement beyond all cure and grace periods thereunder, and income and revenue from the Embassy Suites Anaheim Orange Property is applied in accordance with the Embassy Suites Anaheim Orange Property Loan documents, (b) the property management agreement is in full force and effect, and (c) revenue from the Embassy Suites Anaheim Orange Property is deposited in the applicable hotel account in accordance with the Embassy Suites Anaheim Orange Loan documents (each of clause (a), (b), or (c) above, a “Manager Cash Flow Trigger”) and (ii) the property manager is applying funds in the hotel accounts to the payment of all outstanding approved operating expenses and/or approved extraordinary expenses.

An “FF&E Payment” means, with respect to the monthly payment date, an amount equal to one-twelfth of 4% of the greater of (x) the annual gross revenues for the hotel related operations at the Embassy Suites Anaheim Orange Property for the immediately preceding calendar year as reasonably determined by the lender and (y) the projected annual gross revenues for the hotel related operations at the Embassy Suites Anaheim Orange Property for the calendar year in which such monthly payment date occurs as set forth in the approved annual budget, or if no approved annual budget exists as of the date of determination, an amount reasonably determined by the lender. The FF&E reserve monthly deposit must (A) initially be determined for the balance of the 2017 calendar year as of the origination date and (B) thereafter be adjusted and determined by the lender annually on the monthly payment date in January 2018 and on each monthly payment date falling in each subsequent May thereafter. Notwithstanding anything in the Embassy Suites Anaheim Orange Loan documents to the contrary, the lender may require the borrower to increase the monthly deposits required pursuant to the Embassy Suites Anaheim Orange Loan documents upon 30 days’ notice to the borrower if (1) an Embassy Suites Anaheim Orange Trigger Period (as defined below) is continuing and the lender determines in its reasonable discretion that an increase is necessary to maintain proper maintenance and operation of the Embassy Suites Anaheim Orange Property and/or (2) the lender determines in its reasonable discretion that an increase is necessary to reflect increased FF&E expenditures required under the Hyatt Management Agreement and/or set forth in any amendment to the most recently determined approved annual budget.

■	Lockbox and Cash Management. The Embassy Suites Anaheim Orange Loan is structured with a lender-controlled lockbox in place at origination and in-place cash management. All revenue at the Embassy Suites Anaheim Orange Property is collected by the property manager. The property manager, after retaining appropriate sums for payment of all operating expenses at the Embassy Suites Anaheim Orange Property and all fees and other costs due and payable pursuant to the property management agreement in place among the borrower and property manager, is required to deposit all excess funds into the lender-controlled lockbox account. In the event a Manager Cash Flow Trigger has occurred, the borrower is required to send letters to all credit card companies directing such credit card companies to pay all sums directly to the lender-controlled lockbox account, and the borrower is required to deposit all revenue generated by the Embassy Suites Anaheim Orange Property in the lender-controlled lockbox account. All sums on deposit in the lender-controlled lockbox account are required to be swept on a daily basis into a cash management account for the payment of, among other things, debt service and (unless the same are being paid by the property manager pursuant to the property management agreement) property operating expenses, for the funding of monthly escrows, and for the payment of regularly scheduled monthly debt service payments to the Mezzanine Lender (as defined below), with any excess (i) to the extent the Embassy Suites Anaheim Orange Trigger Period has not occurred and the Mezzanine Lender is not entitled to additional sums beyond regularly scheduled debt service pursuant to the Embassy Suites Anaheim Orange Mezzanine Loan (as defined below), to be returned to the borrower, (ii) to the extent the Embassy Suites Anaheim Orange Trigger Period has occurred, to be held as additional collateral by the lender until the expiration of the applicable Embassy Suites Anaheim Orange Trigger Period after which it is to be returned to the borrower and (iii) to the extent the Embassy Suites Anaheim Orange Trigger Period has not occurred and the Mezzanine Lender is entitled to additional sums beyond regularly scheduled debt service pursuant to the Embassy Suites Anaheim Orange Mezzanine Loan, to be disbursed at the direction of Mezzanine Lender.

An “Embassy Suites Anaheim Orange Trigger Period” means a period (a) commencing upon the occurrence of an event of default under the Embassy Suites Anaheim Orange Loan documents and continuing until the cure or the lender’s waiver of such event of default, (b) commencing upon the occurrence of the debt service coverage ratio including the Embassy Suites Anaheim Orange Mezzanine Loan (as defined below) being less than 1.15x, and continuing until the debt service coverage ratio is equal to or greater than 1.20x for two consecutive calendar quarters, (c) commencing upon the occurrence of a Franchise Agreement Trigger Event (as defined below) and continuing until the borrower has cured all defaults under the franchise agreement, the borrower and the franchisor have reaffirmed the franchise agreement, and/or the borrower has entered into a new franchise agreement with a new franchisor (which new franchisor and franchise agreement will be subject to lender approval), and to the extent a PIP is required,

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the applicable PIP reserve has been deposited with the lender, and (d) commencing upon the occurrence of a Franchise Renewal Event (as defined below) and continuing until the applicable Franchise Renewal Event is cured.

A “Franchise Agreement Trigger Event” means the occurrence of any of the following: (i) the borrower being in default under the franchise agreement beyond any applicable notice and cure periods; (ii) the borrower or franchisor giving notice that it is terminating the franchise agreement; (iii) any bankruptcy or similar insolvency of the franchisor, (iv) the property failing to be “flagged” pursuant to the franchise agreement; (v) any termination or cancellation of the franchise agreement and/or the franchise agreement expiring or otherwise failing to otherwise be in full force and effect; and (vi) any permit, whether held by the borrower, property manager, or otherwise, applicable to the franchise agreement ceasing to be in full force and effect.

A “Franchise Renewal Event” means the lender’s receipt of evidence reasonably acceptable to the lender (which such evidence shall include, without limitation, a duly executed estoppel certificate from the applicable franchisor) no later than twelve months prior to the expiration of the franchise agreement that (i) the related franchise agreement has been extended or replaced by a new franchise agreement in accordance with the terms of the Embassy Suites Anaheim Orange Loan documents, in each case, for a term expiring no earlier than three years after the maturity date of the Embassy Suites Anaheim Orange Loan, (ii) such franchise agreement (as so extended) or such replacement franchise agreement, as applicable, is in full force and effect with no defaults thereunder and (iii) to the extent a PIP is required in connection with the foregoing, a deposit has been made to the PIP escrow in accordance with the terms of the Embassy Suites Anaheim Orange Loan documents.

■	Property Management. The Embassy Suites Anaheim Orange Property is currently managed by Embassy Suites Management LLC. Pursuant to the terms of the subordination, non-disturbance and attornment agreement, if the lender or its designee acquires the Embassy Suites Anaheim Orange Property in a foreclosure proceeding or in connection with a similar exercise of remedies, the lender has agreed to non-disturbance of the property manager’s rights pursuant to the property management agreement unless the property manager is in default thereunder beyond applicable notice and cure periods. The borrower has the right to replace the property manager provided that (i) no event of default is continuing under the Embassy Suites Anaheim Orange Loan documents, (ii) the borrower provides the lender with 60 days’ notice, (iii) such replacement is permitted under the Embassy Suites Anaheim Orange Mezzanine Loan documents, (iv) such replacement does not cause a material adverse effect under the franchise agreement, reciprocal easement agreement or parking rights agreements at the Embassy Suites Anaheim Orange Property, and the applicable new manager (and management agreement) are each approved by the lender in writing (which approval may be conditioned upon a ratings agency confirmation).

■	Mezzanine or Subordinate Indebtedness. Concurrently with the funding of the Embassy Suites Anaheim Orange Loan, ACREFI Mortgage Lending, LLC (the “Mezzanine Lender”) funded a mezzanine loan in the amount of $8,000,000 (the “Embassy Suites Anaheim Orange Mezzanine Loan”) to 400 Anaheim Manager, LLC, as mezzanine borrower, which is the direct owner of 100.0% of the limited liability company interests in the borrower. The Embassy Suites Anaheim Orange Mezzanine Loan is secured by a pledge of the mezzanine borrower’s 100% limited liability company interests in the borrower. The Embassy Suites Anaheim Orange Mezzanine Loan carries an interest rate of 10.50000% per annum and is co-terminus with the Embassy Suites Anaheim Orange Loan. The Embassy Suites Anaheim Orange Mezzanine Loan is subject to an intercreditor agreement.

■	Release of Collateral. Not permitted.

■	Terrorism Insurance. The borrower is required to maintain an “all-risk” insurance policy that provides coverage for terrorism in an amount equal to the full replacement cost of the Embassy Suites Anaheim Orange Property, plus business interruption coverage in an amount equal to 100% of the projected net operating income plus fixed expenses of the Embassy Suites Anaheim Orange Property for eighteen months, plus six months of extended indemnity. The “all-risk” policy containing terrorism insurance is required to contain a deductible that is acceptable to the lender and is no greater than $25,000. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

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MAP © 2017 CARTIFACT
DATA © OSM CONTRIBUTORS
Jacksonville
501 Riverside Avenue
501 Riverside Avenue
Jacksonville, FL 32202
UF Health Jacksonville
URBAN CORE
SPRINGFIELD
NEW TOWN
MID-WESTSIDE
Florida State College at Jacksonville
MIXON TOWN
DOWNTOWN JACKSONVILLE
EAST JACKSONVILLE
SKYWAY
The Prime F. Osborn III Convention Center
Times Union Center for the Performing Arts
The Jacksonville Landing
Hemming Plaza
Confederate Park
Oakland Park
Jacksonville Veterans Memorial Arena
MIDTOWN
BROOKLYN
ACOSTA BRIDGE
St Johns River
Friendship Park
Jessie Ball Dupont Park
Baptist Medical Center Jacksonville
Riverside Park
FIVE POINTS
SOUTHSIDE
SOUTHBANK
Marjenhoff Park
Southside Park
SAN MARCO
Fec Park
James P Small Park
Emmett Reed Park
Henry J Klutho Park
Jefferson Street Park
Grunthal Park
JACKSONVILLE INTERNATIONAL AIRPORT
Jacksonville
St. John's River

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Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		CREFI
Location (City/State)	Jacksonville, Florida	Cut-off Date Balance		$32,000,000
Property Type	Office	Cut-off Date Balance per SF		$144.19
Size (SF)	221,932	Percentage of Initial Pool Balance		3.4%
Total Occupancy as of 5/1/2017	77.1%	Number of Related Mortgage Loans		None
Owned Occupancy as of 5/1/2017	77.1%	Type of Security		Fee Simple
Year Built / Latest Renovation	2007 / NAP	Mortgage Rate		4.27000%
Appraised Value	$52,100,000	Original Term to Maturity (Months)		120
Appraisal Date	4/11/2017	Original Amortization Term (Months)		360
Borrower Sponsor	Marvin C. Harden, III	Original Interest Only Period (Months)	36
Property Management	Riverside Asset Management, Inc.	First Payment Date	8/6/2017
		Maturity Date 7/6/2027

Underwritten Revenues	$5,116,833
Underwritten Expenses	$1,959,147	Escrows(1)
Underwritten Net Operating Income (NOI)	$3,157,686		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$2,878,076	Taxes	$384,402	$42,711
Cut-off Date LTV Ratio	61.4%	Insurance	$31,401	$10,467
Maturity Date LTV Ratio	53.5%	Replacement Reserve(2)	$0	$3,329
DSCR Based on Underwritten NOI / NCF	1.67x / 1.52x	TI/LC(2)	$0	$19,972
Debt Yield Based on Underwritten NOI / NCF	9.9% / 9.0%	Other(3)	$1,113,910	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$32,000,000	85.6%	Loan Payoff	$35,068,581	93.8%
Principal’s New Cash Contribution	5,368,404	14.4	Reserves	1,529,713	4.1
			Closing Costs	770,111	2.1
Total Sources	$37,368,404	100.0%	Total Uses	$37,368,404	100.0%

(1)	See “-Escrows” below.

(2)	The Replacement Reserve is capped at $120,000 and the TI/LC reserve is capped at $718,843.

(3)	The upfront other reserve is comprised of an unfunded obligations reserve ($1,079,110) and a free rent reserve ($34,800). See “—Escrows” below.

■	The Mortgage Loan. The mortgage loan (the “501 Riverside Avenue Loan”) is evidenced by a note in the original principal amount of $32,000,000 and is secured by a first mortgage encumbering the borrower’s fee simple interest in a multi-tenant office building located in Jacksonville, Florida (the “501 Riverside Avenue Property”). The 501 Riverside Avenue Loan was originated by Citi Real Estate Funding Inc. on June 30, 2017 and represents approximately 3.4% of the Initial Pool Balance. The note evidencing the 501 Riverside Avenue Loan has an outstanding principal balance as of the Cut-off Date of $32,000,000 and an interest rate of 4.27000% per annum. The proceeds of the 501 Riverside Avenue Loan and $5,368,404 in equity from the borrower sponsor were primarily used to refinance prior debt secured by the 501 Riverside Avenue Property, fund reserves and pay origination costs.

The 501 Riverside Avenue Loan had an initial term of 120 months and has a remaining term of 119 months as of the Cut-off Date. The 501 Riverside Avenue Loan requires monthly payments of interest only for the initial 36 months, followed by monthly payments of interest and principal sufficient to amortize the 501 Riverside Avenue Loan over a 30-year amortization schedule. The scheduled maturity date of the 501 Riverside Avenue Loan is the due date in July 2027. At any time after the second anniversary of the securitization Closing Date, the 501 Riverside Avenue Loan may be defeased with certain direct full faith and credit obligations of the United States of America or other obligations which are “government securities” permitted under the 501 Riverside Avenue Loan documents. Voluntary prepayment of the 501 Riverside Avenue Loan is permitted on or after the due date occurring in April 2027 without payment of any prepayment premium.

■	The Mortgaged Property. The 501 Riverside Avenue Property is comprised of a 221,932 SF, 12-story, high-rise office building that is located within Duval County, in Jacksonville, Florida. The 501 Riverside Avenue Property is located on the east side of Riverside Avenue, north of Interstate 95 and east of Interstate 10. According to the appraisal, Riverside Avenue is a primary roadway leading to Downtown Jacksonville, United States Courthouse, Hemming Plaza, the Jacksonville Riverwalk, the Florida Theater and the Moran Times Union Theatre.

The 501 Riverside Avenue Property is located on an approximately 1.9-acre site. It is designed as a multi-tenant property and equipped with video cameras, motion sensors and an access control system which includes door sensors. The 501 Riverside Avenue Property has a security desk that is located in the main lobby area and a security office on the first floor. The 501 Riverside Avenue Property also has a drive-thru teller lane on the lower level of the parking garage that allows customers access to teller functions within the retail bank without having to park. The 501 Riverside Avenue Property also includes an attached, four-story parking garage which contains 652 spaces for a parking capacity of 2.9 spaces per 1,000 SF. In a supply-constrained area, the parking garage, which provides

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LOAN #10: 501 riverside avenue

reserved, non-reserved, validation and cash/credit parking, provides a competitive advantage to the 501 Riverside Avenue Property.

The 501 Riverside Avenue Property is currently 77.1% occupied by 13 tenants. Over the last five years, the occupancy level at the 501 Riverside Avenue Property has averaged approximately 88.3%. The largest tenant at the 501 Riverside Avenue Property is EverBank. In June 2017, EverBank was acquired by and became a wholly owned subsidiary of Teachers Insurance and Annuity Association (TIAA, rated Aa1 by Moody’s and AA+ by S&P). EverBank has been at the 501 Riverside Avenue Property since 2007 and recently renewed its lease through June 30, 2020; the EverBank retail branch lease expires on June 30, 2022. Under the renewed lease, EverBank occupies a total of 54,546 SF, consisting of 50,884 SF of office space and 3,662 SF of retail/branch space, at an average per SF rent of $25.36.

The following table presents certain information relating to historical leasing at the 501 Riverside Avenue Property:

Historical Leased %(1)

	2013	2014	2015	2016	As of 5/1/2017
Owned Space	89.5%	83.1%	87.3%	86.9%(2)	77.1%(2)

(1)	As provided by the borrower and which represents occupancy as of July 31 for the indicated year unless otherwise specified.

(2)	Occupancy at the 501 Riverside Avenue Property decreased due to Adams & Reese LLP downsizing from a full floor, which Adams & Reese was subleasing, to a 12,435 SF space.

The following table presents certain information relating to the major tenants at the 501 Riverside Avenue Property:

Ten Largest Owned Tenants Based on Underwritten Base Rent(1)

Tenant Name	Credit Rating (Fitch/MIS/S&P)(2)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
EverBank(3)	NR / Aa1 / AA+	54,546	24.6%	$1,383,397	32.9%	$25.36	6/30/2020	1, 5-year option(3)
Harden & Associates	NR / NR / NR	29,039	13.1	687,089	16.3	$23.66	5/31/2029	2, 5-year options
BDO	NR / NR / NR	25,442	11.5	636,713	15.1	$25.03	4/30/2022	2, 5-year options
Fisher Tousey Lease & Ball	NR / NR / NR	13,008	5.9	313,864	7.5	$24.13	10/31/2027	2, 5-year options
Adams & Reese LLP	NR / NR / NR	12,435	5.6	304,284	7.2	$24.47	8/31/2023	2, 5-year options
KPMG(4)	NR / Baa3 / NR	10,232	4.6	253,512	6.0	$24.78	12/31/2025	3, 5-year options
Jackson Lewis	NR / NR / NR	8,700	3.9	214,020	5.1	$24.60	8/31/2024	2, 7-year options
Carlson Dental	NR / NR / NR	4,911	2.2	125,525	3.0	$25.56	6/30/2025	2, 5-year options
Bledsoe Jacobson Schmidt	NR / NR / NR	4,673	2.1	107,759	2.6	$23.06	6/30/2021	1, 5-year option
Onsite Physio(5)	NR / NR / NR	3,112	1.4	77,053	1.8	$24.76	6/30/2019	1, 5-year option
Ten Largest Owned Tenants		166,098	74.8%	$4,103,216	97.4%	$24.70
Remaining Tenants		4,931	2.2	107,871	2.6	21.88
Vacant		50,903	22.9	0	0.0	0.00
Total / Wtd. Avg. All Tenants		221,932	100.0%	$4,211,086	100.0%	$24.62

(1)	Based on the underwritten rent roll dated May 1, 2017.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	EverBank leases 50,884 SF of office space at a rent of $24.36 per SF with a lease expiration date of June 30, 2020 and one, five-year renewal option. EverBank also leases 3,662 SF of retail space (used as a bank branch) at a rent of $39.34 per SF with a lease expiration date of June 30, 2022 and two, five-year renewal options.

(4)	KPMG has the option to terminate its lease in September 2022 with nine months’ prior written notice.

(5)	Onsite Physio is subleasing its space to Fisher Tousey Lease & Ball, P.A under a sublease agreement which commenced on March 1, 2017 and expires on June 20, 2019.

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LOAN #10: 501 riverside avenue

The following table presents the lease rollover schedule at the 501 Riverside Avenue Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
2017	0	0.0%	0.0%	$0	0.0%	$0.00	0
2018	0	0.0	0.0%	0	0.0	$0.00	0
2019	3,112	1.4	1.4%	77,053	1.8	$24.76	1
2020	50,884	22.9	24.3%	1,239,344	29.4	$24.36	1
2021	4,673	2.1	26.4%	107,759	2.6	$23.06	1
2022	32,381	14.6	41.0%	858,037	20.4	$26.50	4
2023	12,435	5.6	46.6%	304,284	7.2	$24.47	1
2024	10,354	4.7	51.3%	244,619	5.8	$23.63	2
2025	15,143	6.8	58.1%	379,037	9.0	$25.03	2
2026	0	0.0	58.1%	0	0.0	$0.00	0
2027	13,008	5.9	64.0%	313,864	7.5	$24.13	1
2028 & Thereafter	29,039	13.1	77.1%	687,089	16.3	$23.66	1
Vacant	50,903	22.9	100.0%	0	0.0	$0.00	0
Total / Wtd. Avg.	221,932	100.0%		$4,211,086	100.0%	$24.62	14

(1)	Calculated based on approximate square footage occupied by each Owned Tenant unless otherwise specified.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the 501 Riverside Avenue Property:

Cash Flow Analysis(1)(2)

	2013	2014	2015	2016	TTM 3/31/2017	Underwritten	Underwritten $ per SF
Base Rent	$4,638,718	$4,375,424	$4,525,356	$4,775,185	$4,753,938	$4,064,739	$18.32
Contractual Rent Steps(3)	0	0	0	0	0	146,348	0.66
Gross Up Vacancy	0	0	0	0	0	1,269,318	5.72
Reimbursements	280,661	323,718	247,232	200,615	176,186	106,790	0.48
Parking Income	691,009	670,581	747,862	789,036	790,588	790,588	3.56
Other Income(4)	47,352	27,589	19,113	10,359	8,369	8,369	0.04
Gross Revenue	$5,657,740	$5,397,312	$5,539,563	$5,775,195	$5,729,081	$6,386,151	$28.78
Vacancy & Credit Loss	0	0	0	0	0	(1,269,318)	(5.72)
Effective Gross Income	$5,657,740	$5,397,312	$5,539,563	$5,775,195	$5,729,081	$5,116,833	$23.06

Real Estate Taxes	$359,676	$398,903	$426,462	$456,169	$464,291	$482,740	2.18
Insurance	208,139	207,175	188,247	150,272	132,851	119,623	0.54
Management Fee	169,732	161,919	166,187	173,256	171,872	153,505	0.69
Other Operating Expenses	1,265,492	1,263,097	1,212,608	1,135,502	1,201,966	1,203,279	5.42
Total Operating Expenses	$2,003,039	$2,031,094	$1,993,504	$1,915,199	$1,970,980	$1,959,147	$8.83

Net Operating Income	$3,654,701	$3,366,218	$3,546,059	$3,859,996	$3,758,101	$3,157,686	$14.23
TI/LC	0	0	0	0	0	239,663	1.08
Capital Expenditures	0	0	0	0	0	39,948	0.18
Net Cash Flow	$3,654,701	$3,366,218	$3,546,059	$3,859,996	$3,758,101	$2,878,076	$12.97

Occupancy	89.5%	83.1%	87.3%	86.9%	NAV	77.1%
NOI Debt Yield	11.4%	10.5%	11.1%	12.1%	11.7%	9.9%
NCF DSCR	1.93x	1.78x	1.87x	2.04x	1.98x	1.52x

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Represents a fiscal year-end of December 31 for the indicated year unless otherwise specified.

(3)	Contractual Rent Steps are underwritten based upon the actual scheduled rent increases through June 1, 2018 ($62,915) and the present value of rent increases for credit tenants ($83,432).

(4)	Other Income includes storage rent and other miscellaneous income items.

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LOAN #10: 501 riverside avenue

■	Appraisal. According to the appraisal, the 501 Riverside Avenue Property had an “as-is” appraised value of $52,100,000 as of April 11, 2017 and has a “prospective value upon stabilization” appraised value of $54,800,000 as of May 1, 2019.

Appraisal Approach(1)	Value	Discount Rate	Capitalization Rate
Direct Capitalization Approach	$52,100,000	N/A	7.00%
Discounted Cash Flow Approach	$51,000,000	9.00%	7.50%(2)

(1)	Based on the “as-is” appraised value.

(2)	Represents the terminal capitalization rate.

■	Environmental Matters. Based on a Phase I environmental report dated April 27, 2017, the environmental consultant did not identify evidence of any recognized environmental conditions or recommendations for further action at the 501 Riverside Avenue Property.

■	Market Overview and Competition. The 501 Riverside Avenue Property is located in Jacksonville, Florida within the Downtown Northbank office submarket. The 501 Riverside Avenue Property is located at the corner of Riverside Avenue and Forest Street with access to primary transportation routes including Interstates 95 and 10. According to the appraisal, as of the first quarter of 2017, the Downtown Northbank office market has a total office inventory of 13,052,880 SF with a vacancy rate of 9.5% and average asking rent of $19.96 per SF. Additionally, there are currently no new office projects under development in the Downtown Northbank market. According to the appraisal, the 2016 population within a one-, three- and five-mile radius of the 501 Riverside Avenue Property was 4,434, 79,814 and 183,632, respectively. Additionally, the 2016 average household income within a one-, three- and five-mile radius of the 501 Riverside Avenue Property was $54,053, $51,864 and $49,351, respectively. According to the appraisal, as of the first quarter of 2017, the Downtown Northbank retail market has a total retail inventory of 3,871,146 SF with a vacancy rate of 9.6% and average asking rent of $8.89 per SF.

The following table presents certain information relating to lease comparables for the 501 Riverside Avenue Property:

Office Lease Comparables(1)

	501 Riverside Avenue Property (Subject)	Sutton Place	Lakeside Two	Lakeside Two	Deerwood South
Distance of subject	--	13.3 miles	15.2 miles	15.2 miles	9.1 miles
Year Built / Renovated	2007	2000	2005	2005	1997
Building SF	221,932(2)	65,000	112,306	112,306	126,192
Total Occupancy	77.1%(2)	83.0%	81.0%	81.0%	100.0%
Tenant	--	Triad Financial Services	Ernst & Young	Randrr	The Variable Annuity Insurance
Lease SF	8,700(3)	20,000	15,759	13,865	2,094
Base Rent	$24.60(3)	$24.00	$24.00	$24.00	$22.00

	JTB Center – Carlton Building	Deerwood North 300 & 400
Distance of subject	9.8 miles	8.5 miles
Year Built / Renovated	1999	2004
Building SF	107,353	113,858
Total Occupancy	94.0%	93.0%
Tenant	Electronics for Imaging	Apex Systems
Lease SF	7,003	3,020
Base Rent	$22.00	$24.00

(1)	Source: Appraisal.

(2)	Per underwritten rent roll dated May 1, 2017.

(3)	Represents a new office lease, signed by Jackson Lewis, as of June 1, 2017.

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LOAN #10: 501 riverside avenue

■	The Borrower. The borrower is Riverside Avenue Partners, Ltd, a recycled single-purpose Florida limited partnership. The borrower is owned by the following seven entities: H&A Building Investors Partnership, LLP, LBA Building Investors Partnership, L.L.P., VBWRW Offices, LLP, FTLB Offices, LLP, RAP Holdings, LLP, PCEA Building Investors Partnership, LLP and Riverside Avenue Partners GP, Inc. The borrower’s general partner, Riverside Avenue Partners GP, Inc., is a newly formed Delaware corporation and single-purpose entity. Legal counsel for the borrower delivered a non-consolidation opinion in connection with the origination of the 501 Riverside Avenue Loan. The carve-out guarantor is Marvin C. Harden, III, who, together with his family members and related family trusts, owns approximately 32.58% of the borrower and has control of the borrowing entity. Mr. Harden is the Chairman of the Board of Directors and CEO for Harden & Associates, which is one of the leading insurance, risk management and employee benefits firms in southeast Florida.

■	Escrows. On the origination date of the 501 Riverside Avenue Loan, the borrower funded a reserve of (i) $384,402 for real estate taxes, (ii) $31,401 for insurance, (iii) $1,079,110 for an unfunded obligations reserve and (iv) $34,800 for a free rent reserve at the 501 Riverside Avenue Property.

Additionally, on each due date, the borrower is required to fund the following reserves with respect to the 501 Riverside Avenue Property: (i) a tax reserve in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay taxes over the then succeeding 12-month period, which is initially estimated to be $42,711, (ii) at the option of the lender, if the liability or casualty policy maintained by the borrower does not constitute an approved blanket or umbrella insurance policy under the 501 Riverside Avenue Loan documents, an insurance reserve in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay insurance premiums over the then succeeding 12-month period, which is initially estimated to be $10,467, (iii) a replacement reserve in the amount of $3,329, subject to a cap of $120,000 and (iv) a tenant improvements and leasing commissions reserve in the amount of $19,972, subject to a cap of $718,843. During a 501 Riverside Avenue Trigger Period (as defined below), the borrower is required to deposit excess cash flow into the excess cash flow account, unless the 501 Riverside Avenue Trigger Period is only continuing due to EverBank failing to extend or renew its lease in accordance with the conditions of the lease and the 501 Riverside Avenue Loan documents for a period of five years, and at least $900,000 exists in the excess cash flow account (or the borrower has provided a letter of credit for such amount) either prior to EverBank’s failure to renew or subsequently due to (i) revenue generated on account of EverBank’s failure to renew or (ii) the borrower depositing $900,000 (or a letter of credit in lieu thereof) into the excess cash account in accordance with the 501 Riverside Avenue Loan documents.

■	Lockbox and Cash Management. The 501 Riverside Avenue Loan documents require a springing lockbox with springing cash management, provided that, upon the second occurrence of a 501 Riverside Avenue Trigger Period, the hard lockbox remains in place. During the continuance of a 501 Riverside Avenue Trigger Period, all amounts in the lockbox account are required to be swept into a lender-controlled cash management account on a daily basis and, provided no event of default under the 501 Riverside Avenue Loan documents is continuing, applied to payment of debt service, payment of operating expenses, and funding of required reserves, with the remainder being deposited into an excess cash flow reserve. Provided no event of default under the 501 Riverside Avenue Loan documents is continuing, funds in the excess cash flow reserve are required (i) to the extent a 501 Riverside Avenue Trigger Period is continuing, to be held by the lender as additional collateral for the 501 Riverside Avenue Loan (provided that the same may be disbursed to pay for leasing costs and other costs of the 501 Riverside Avenue Property provided no event of default under the 501 Riverside Avenue Loan has occurred and is continuing, the lender has approved such use of funds, and certain other conditions are satisfied) and (ii) to the extent no 501 Riverside Avenue Trigger Period is continuing, to be swept to the borrower. Upon the occurrence and during the continuance of an event of default under the 501 Riverside Avenue Loan documents, the lender may apply any funds in the cash management account to amounts payable under the 501 Riverside Avenue Loan (and/or toward the payment of expenses of the 501 Riverside Avenue Property), in such order of priority as the lender may determine.

A “501 Riverside Avenue Trigger Period” means a period commencing upon the earliest of (i) the occurrence and continuance of an event of default under the 501 Riverside Avenue Loan documents, (ii) the debt service coverage ratio being less than 1.15x and (iii) the occurrence of a 501 Riverside Avenue Specified Tenant Trigger Period (as defined below) and expiring upon (x) with regard to any 501 Riverside Avenue Trigger Period commenced in connection with clause (i) above, the cure (if applicable) of such event of default, (y) with regard to any 501 Riverside Avenue Trigger Period commenced in connection with clause (ii) above, the date that the debt service coverage ratio is equal to or greater than 1.20x for six consecutive calendar months and (z) with regard to any 501 Riverside Avenue Trigger Period commenced in connection with clause (iii) above, a 501 Riverside Avenue Specified Tenant Trigger Period ceasing to exist in accordance with the 501 Riverside Avenue Loan documents.

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LOAN #10: 501 riverside avenue

A “501 Riverside Avenue Specified Tenant Trigger Period” means a period (A) commencing upon the first to occur of (i) Specified Tenant (as defined below) being in default under its lease, (ii) Specified Tenant failing to be in actual, physical possession of 30% or more of the Specified Tenant’s space (or applicable portion thereof), failing to be open to the public for business during customary hours and/or “going dark” in 30% or more of the Specified Tenant’s space (or applicable portion thereof), (iii) Specified Tenant giving notice that it is terminating its lease for all or any portion in excess of 30% of, in each case, the Specified Tenant’s space (or applicable portion thereof), (iv) any termination or cancellation of any Specified Tenant’s lease (including, without limitation, rejection in any bankruptcy or similar insolvency proceeding) in whole or in part (excluding any such partial termination or cancellation to the extent the same is consummated pursuant to an amendment to such lease entered into in accordance with the applicable terms and conditions of the 501 Riverside Avenue Loan documents and applies to 30% or less of the Specified Tenant’s space (or applicable portion thereof)) and/or any Specified Tenant’s lease failing to otherwise be in full force and effect; (v) any bankruptcy or similar insolvency of Specified Tenant and (vi) Specified Tenant failing to extend or renew the applicable Specified Tenant’s lease in accordance with the applicable terms and conditions thereof and of the 501 Riverside Avenue Loan documents for at least five years (provided that, solely with respect to EverBank, the trigger in clause (vi) will be deemed to not exist to the extent the borrower has deposited $900,000 (or a letter of credit in lieu thereof) as set forth in the 501 Riverside Avenue Loan documents; and (B) expiring upon (1) the satisfaction of cure conditions in accordance with the 501 Riverside Avenue Loan documents or (2) the borrower re-leasing the entire Specified Tenant’s space (or applicable portion thereof) to one or more new tenants in accordance with the 501 Riverside Avenue Loan documents, each applicable tenant under each such lease accepting the space demised under each such lease with no options to terminate or other “outs” under each such lease (other than those expressly and specifically approved by the lender), each such tenant being in actual, physical occupancy of, and open to the public for business in, the space demised under each such lease and either (A) each such tenant paying full, unabated rent under each such lease or (B) the borrower depositing with the lender the full amount of the abated rent thereunder to be held by the lender as a reserve fund under the 501 Riverside Avenue Loan documents on such terms and conditions as may be reasonably required by the lender.

A “Specified Tenant” means, as applicable, (i) EverBank, as lessee of the Specified Tenant’s space (or any portion thereof), together with its successors and assigns permitted under the applicable lease (individually and collectively (as the context may require), “EverBank”); provided that EverBank will no longer be deemed a Specified Tenant to the extent that its related lease is modified in accordance with the applicable terms and conditions of the 501 Riverside Avenue Loan documents in such a manner as to cause such lease to no longer qualify as a “major lease” under the 501 Riverside Avenue Loan documents, (ii) any other subsequent lessee(s) of the Specified Tenant space (or any portion thereof), provided, that such subsequent lessee(s) shall only be deemed Specified Tenant(s) to the extent the related lease(s) are “major lease(s)” under the 501 Riverside Avenue Loan documents and (iii) any guarantor(s) of the applicable related Specified Tenant’s lease(s).

■	Property Management. The 501 Riverside Avenue Property is managed by Riverside Asset Management, Inc., a borrower affiliate. The lender has the right to direct the borrower to terminate the property management agreement and replace the property manager if (i) the property manager becomes insolvent or a debtor in an involuntary bankruptcy or insolvency proceeding not dismissed within 90 days or any voluntary bankruptcy or insolvency proceeding; (ii) an event of default under the 501 Riverside Avenue Loan documents has occurred and is continuing; (iii) the property manager has engaged in gross negligence, fraud, willful misconduct or misappropriation of funds; or (iv) a default by the property manager under the property management agreement has occurred and is continuing beyond all applicable notice and cure periods. The borrower has the right to replace the property manager, provided no event of default is continuing under the 501 Riverside Avenue Loan documents and upon 30 days’ prior notice to the lender, with a new or replacement property manager approved by the lender in writing (which such approval may be conditioned upon the lender’s receipt of a rating agency confirmation with respect to such property manager).

■	Mezzanine or Secured Subordinate Indebtedness. Not permitted.

■	Release of Collateral. Not permitted.

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LOAN #10: 501 riverside avenue

■	Terrorism Insurance. The borrower is required to maintain an “all-risk” insurance policy that provides coverage for terrorism in an amount equal to 100% of the full replacement cost of the 501 Riverside Avenue Property with no deductible in excess of $25,000 (except with respect to earthquake and windstorm coverage, for which no deductible shall be in excess of 5% of the total insurable value of the 501 Riverside Avenue Property), plus a business interruption insurance policy that provides 18 months of business interruption coverage with an additional extended period of indemnity for up to six months after the physical loss has been repaired. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

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LOAN #11: igt reno

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		CREFI
Location (City/State)	Reno, NV	Cut-off Date Balance(4)		$30,000,000
Property Type	Mixed Use	Cut-off Date Balance per SF(3)		$63.94
Size (SF)	1,251,179	Percentage of Initial Pool Balance		3.2%
Total Occupancy as of 8/6/2017(1)	100.0%	Number of Related Mortgage Loans		None
Owned Occupancy as of 8/6/2017(1)	100.0%	Type of Security		Fee Simple
Year Built / Latest Renovation	1996 / 2001, 2003, 2005	Mortgage Rate		4.25906%
Appraised Value	$157,230,000	Original Term to Maturity (Months)		120
Appraisal Date	3/29/2017	Original Amortization Term (Months)		360
Borrower Sponsor(2)	AG Net Lease III Corp. and AG Net Lease III (SO) Corp.	Original Interest Only Period (Months)		60
Property Management	Self Managed	First Payment Date		8/6/2017
		Maturity Date		7/6/2027

Underwritten Revenues	$10,961,487
Underwritten Expenses	$866,852	Escrows
Underwritten Net Operating Income (NOI)	$10,094,635		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$9,700,013	Taxes	$0	$0(5)
Cut-off Date LTV Ratio(3)	50.9%	Insurance	$0	$0(5)
Maturity Date LTV Ratio(3)	46.4%	Replacement Reserve	$0	$0(5)
DSCR Based on Underwritten NOI / NCF(3)	2.14x / 2.05x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF(3)	12.6% / 12.1%	Other	$0	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Combination Amount	$80,000,000	51.0%	Purchase Price	$156,000,000	99.4
Principal’s New Cash Contribution	59,383,028	37.9	Closing Costs	883,028	0.6
Mezzanine Debt	17,500,000	11.2

Total Sources	$156,883,028	100.0%	Total Uses	$156,883,028	100.0%

(1)	The IGT Reno Property is currently 100% occupied by the sole tenant and is expected to remain 100% occupied as of August 6, 2017 (the Cut-off Date of the IGT Reno Loan).
(2)	AG Net Lease III Corp. and AG Net Lease III (SO) Corp. are the guarantors of the non-recourse carveouts under the IGT Reno loan
(3)	Calculated based on the aggregate outstanding principal balance of the IGT Reno Loan Combination (as defined below).
(4)	The Cut-off Date Balance of $30,000,000 is evidenced by the controlling note A-1-A, which is part of a $80,000,000 loan combination (the “IGT Reno Loan Combination”) evidenced by three notes. The related companion loans are evidenced by (i) the non-controlling note A-1-B, which has an outstanding principal balance as of the Cut-off Date of $10,000,000, is currently held by Citi Real Estate Funding Inc., and is expected to be contributed to one or more future securitization transactions, and (ii) the non-controlling note A-2, which has an outstanding principal balance as of the Cut-off Date of $40,000,000, is currently held by Cantor Commercial Real Estate Lending L.P., and is expected to be contributed to one or more future securitization transactions.
(5)	During a period when certain triggers have occurred under the IGT Reno Loan documents and neither the borrower nor the sole tenant has made certain required replacements, tax payments, or insurance payments, as applicable, under the IGT Reno Loan documents, the borrower is required to deposit (i) for replacement reserves, $45,154, up to a cap of $2,709,255, (ii) for taxes, one-twelfth of an amount which would be sufficient to pay the taxes payable, or estimated by the lender to be payable, during the next ensuing 12 months assuming that said taxes are to be paid in full, and (ii) one-twelfth of an amount which would be sufficient to pay the insurance premiums due for the renewal of the coverage afforded by the policies upon the expiration thereof.

The following table presents certain information relating to the major tenants at the IGT Reno Property:

Owned Tenant Based on Underwritten Base Rent(1)

Tenant Name	Credit Rating (Fitch/MIS/S&P)(2)	Tenant GLA(3)	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
International Game Technology	NR / NR / NR	1,251,179	100.0	$11,000,400	100.0%	$8.79	9/30/2032	3, 5-year options
Ten Largest Owned Tenants		1,251,179	100.0%	$11,000,400	100.0%	$8.79
Vacant		0	0.0	0	0.0	0.00
Total / Wtd. Avg. All Tenants		1,251,179	100.0%	$11,000,400	100.0%	$8.79

(1)	Based on the underwritten rent roll.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	The IGT Reno Property is comprised of 660,162 SF of office space, 574,718 SF of warehouse space and 16,299 SF of day care space. The allocated rents per SF are $13.24, $3.64, and $10.39 per SF, respectively.

B-114

LOAN #11: igt reno

The following table presents the lease rollover schedule at the IGT Reno Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
2017	0	0.0%	0.0%	$0	0.0%	$0.00	0
2018	0	0.0	0.0%	0	0.0	0.00	0
2019	0	0.0	0.0%	0	0.0	0.00	0
2020	0	0.0	0.0%	0	0.0	0.00	0
2021	0	0.0	0.0%	0	0.0	0.00	0
2022	0	0.0	0.0%	0	0.0	0.00	0
2023	0	0.0	0.0%	0	0.0	0.00	0
2024	0	0.0	0.0%	0	0.0	0.00	0
2025	0	0.0	0.0%	0	0.0	0.00	0
2026	0	0.0	0.0%	0	0.0	0.00	0
2027	0	0.0	0.0%	0	0.0	0.00	0
2028 & Thereafter	1,251,179	100.0	100.0%	11,000,400	100.0	8.79	1
Vacant	0	0.0	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	1,251,179	100.0%		$11,000,400	100.0%	$8.79	1

(1)	Calculated based on approximate square footage occupied by each Owned Tenant unless otherwise specified.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

The following table presents certain information relating to historical leasing at the IGT Reno Property:

Historical Leased %(1)(2)

As of 8/6/2017
Owned Space	100.0%

(1)	Based on the underwritten rent roll.

(2)	Due to the recent acquisition of the IGT Reno Property, historical occupancy information is not available.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the Underwritten Net Cash Flow at the IGT Reno Property:

Cash Flow Analysis(1)(2)

	Underwritten	Underwritten $ per SF(3)
Base Rent	$10,680,000	$8.54
Contractual Rent Steps(2)	320,400	0.26
Gross Up Vacancy	0	0.00
Reimbursements	538,007	0.43
Other Income	0	0.00
Gross Revenue	$11,538,407	$9.22

Vacancy & Credit Loss	(576,920)	(0.46)
Effective Gross Income	$10,961,487	$8.76

Real Estate Taxes	$0	$0.00
Insurance	0	0.00
Management Fee	328,845	0.26
Capital Expenditure	538,007	0.43
Total Operating Expenses	$866,852	$0.69

Net Operating Income	$10,094,635	$8.07
TI/LC	394,622	0.32
Capital Expenditures	0	0.00
Net Cash Flow	$9,700,013	$7.75

Occupancy	100.0%
NOI Debt Yield(4)	12.6%
NCF DSCR(4)	2.05x

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.
(2)	Due to the recent acquisition of the IGT Reno Property, historical cash flow information is not available.
(3)	Contractual Rent Steps are underwritten based upon the actual scheduled rent increases through April 1, 2018.
(4)	Calculated based on the aggregate outstanding principal balance of the IGT Reno Loan.

B-115

LOAN #12: brookwood self storage tx portfolio

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	4	Loan Seller		CREFI
Location (City/State)(1)	Various, Texas	Cut-off Date Balance		$21,500,000
Property Type	Self Storage	Cut-off Date Balance per SF(1)		$62.84
Size (SF)	342,133	Percentage of Initial Pool Balance		2.3%
Total Occupancy as of 4/30/2017	89.6%	Number of Related Mortgage Loans		2
Owned Occupancy as of 4/30/2017	89.6%	Type of Security		Fee Simple
Year Built / Latest Renovation(1)	Various / NAP	Mortgage Rate		3.82000%
Appraised Value(2)	$40,540,000	Original Term to Maturity (Months)		120
Appraisal Date	5/8/2017	Original Amortization Term (Months)		NAP
Borrower Sponsor(3)	Robert Craig Smith	Original Interest Only Period (Months)		120
Property Management	CubeSmart Asset Management, LLC	First Payment Date		8/6/2017
		Maturity Date		7/6/2027

Underwritten Revenues	$4,086,356
Underwritten Expenses	$2,025,621	Escrows
Underwritten Net Operating Income (NOI)	$2,060,736		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$2,026,523	Taxes	$493,963	$82,327
Cut-off Date LTV Ratio(2)(4)	50.0%	Insurance	$0	$0
Maturity Date LTV Ratio(2)(5)	53.0%	Replacement Reserve(6)	$0	$0
DSCR Based on Underwritten NOI / NCF	2.47x / 2.43x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF(4)	10.2% / 10.0%	Other(7)	$1,252,500	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$21,500,000	100.0%	Loan Payoff	$15,594,809	72.5%
			Principal Equity Distribution	3,920,833	18.2
			Reserves	1,746,463	8.1
			Closing Costs	237,895	1.1
Total Sources	$21,500,000	100.0%	Total Uses	$120,125,000	100.0%

(1)	See the Portfolio Summary table below for the Location and Year Built of each of the Brookwood Self Storage TX Portfolio Properties.

(2)	The Appraised Value of $40,540,000 represents the bulk Appraised Value of the Brookwood Self Storage TX Portfolio Properties. The sum of the as-is Appraised Values of the individual Brookwood Self Storage TX Portfolio Properties is $39,000,000.

(3)	Robert Craig Smith is also the Borrower Sponsor for the Brookwood Self Storage LA-MS Portfolio Loan. Brookwood Properties, L.L.C. is the guarantor of the non-recourse carveouts under the Brookwood Self Storage TX Portfolio loan. If at any time Brookwood Properties, L.L.C. does not maintain a net worth of at least $21,500,000 and a liquidity of $2,150,000, Robert Craig Smith is required to be added as a guarantor under the guaranty.

(4)	The Cut-off Date LTV Ratio and the Debt Yield Based on Underwritten NOI / NCF are calculated net of a $1,250,000 holdback reserve. The holdback reserve of $1,250,000 shall be disbursed to the borrower upon satisfaction of certain requirements including, but not limited to, (i) no event of default has occurred and is continuing and (ii) the lender has received evidence that the debt yield equals or exceeds 10.0%. The Cut-off Date LTV Ratio and the Debt Yield Based on Underwritten NOI / NCF calculated based upon the fully funded aggregate Brookwood Self Storage TX Portfolio Loan amount of $21,500,000 and the sum of the “as is” Appraised Values of $39,000,000 are 55.1%, 9.6% and 9.4%, respectively.

(5)	The Maturity Date LTV Ratio is calculated based on the gross loan amount of $21,500,000, which assumes the holdback reserve will be released to the borrower upon satisfaction of the requirements mentioned above. The Maturity Date LTV Ratio calculated based on the sum of the “as is” Appraised Values of $39,000,000 is 55.1%.

(6)	The borrower is required to deposit $2,851 on each due date up to a cap equal to thirty-six monthly payments, and provided further that the borrower has no obligation to make the replacement reserve deposit so long as the debt service coverage ratio is equal to or greater than 1.40x.

(7)	The Other upfront reserve consists of the holdback reserve of $1,250,000 and $2,500 for upfront deferred maintenance.

The following table presents certain information relating to the Brookwood Self Storage TX Portfolio Properties:

Portfolio Summary

Property Name	City	State	Cut-off Date Allocated Loan Amount	Total GLA	Occupancy As of 4/30/2017(1)	Appraised Value	Year Built / Renovated	UW NCF
Double Creek Self Storage	Round Rock	TX	$6,800,000	105,585	86.7%	$11,200,000	2007 / NAP	$672,421
Rolling Oaks Self Storage	San Antonio	TX	5,400,000	81,013	92.6%	9,800,000	2008 / NAP	493,212
Leander Self Storage	Leander	TX	5,400,000	83,640	91.8%	9,700,000	2015 / NAP	516,648
Ingram Park Self Storage	San Antonio	TX	3,900,000	71,895	88.0%	8,300,000	2008 / NAP	344,241
Total / Wtd. Avg.			$21,500,000	342,133	89.6%	$40,540,000(2)		$2,026,523

(1)	Based on the underwritten rent roll dated April 30, 2017.

(2)	The Appraised Value of $40,540,000 represents the bulk Appraised Value of the Brookwood Self Storage TX Portfolio Properties. The sum of the “as-is” Appraised Values of the individual Brookwood Self Storage TX Portfolio Properties is $39,000,000.

B-116

LOAN #12: brookwood self storage tx portfolio

The following table presents certain information relating to historical leasing at the Brookwood Self Storage TX Portfolio Properties:

Historical Leased %(1)

Property Name	2015	2016	TTM 5/31/2017
Double Creek Self Storage	87.3%	89.4%	91.3%
Rolling Oaks Self Storage	91.0%	93.6%	93.9%
Leander Self Storage	51.8%(2)	85.5%	89.0%
Ingram Park Self Storage	89.4%	92.1%	91.4%
Total / Wtd. Avg.	79.9%	90.0%	91.4%

(1)	As provided by the borrower and which represents occupancy as of December 31 for the indicated year unless otherwise specified.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Brookwood Self Storage TX Portfolio Properties:

Cash Flow Analysis

	2014	2015	2016	TTM 5/31/2017	Underwritten(1)	Underwritten $ per SF
Base Rent	$2,037,054	$2,929,132	$3,519,796	$3,668,121	$3,794,562	$11.09
Gross Up Vacancy	0	0	0	0	424,140	1.24
Other Income	168,429	278,199	374,187	418,235	418,235	1.22
Vacancy & Credit Loss	0	0	0	0	(550,581)	(1.61)
Effective Gross Income	$2,205,483	$3,207,331	$3,893,982	$4,086,356	$4,086,356	$11.94

Real Estate Taxes	$322,207	$829,714	$913,076	$929,570	$978,144	$2.86
Insurance	32,703	34,258	42,122	45,143	32,137	0.09
Management Fee	43,799	162,317	192,396	202,375	204,318	0.60
Other Operating Expenses	573,680	791,987	785,744	811,022	811,022	2.37
Total Operating Expenses	$972,389	$1,818,277	$1,933,337	$1,988,110	$2,025,621	$5.92

Net Operating Income	$1,233,094	$1,389,054	$1,960,645	$2,098,247	$2,060,736	$6.02
TI/LC	0	0	0	0	34,213	0.10
Capital Expenditures	0	0	0	0	0	0.00
Net Cash Flow	$1,233,094	$1,389,054	$1,960,645	$2,098,247	$2,026,523	$5.92

Occupancy	NAP(2)	79.9%	90.0%	91.4%	89.6%
NOI Debt Yield	NAP(2)	6.5%	9.1%	9.8%	10.2%(3)
NCF DSCR	NAP(2)	1.67x	2.35x	2.52x	2.43x

(1)	Certain items such as interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were are not considered for the underwritten cash flow.
(2)	Occupancy, NOI Debt Yield, and NCF DSCR for the Brookwood Self Storage TX Portfolio are unavailable for 2014 because the Leander Self Storage Property was constructed in 2015.

(3)	Calculated net of a $1,250,000 holdback reserve. The holdback reserve of $1,250,000 shall be disbursed to the borrower upon satisfaction of certain requirements including, but not limited to, (i) no event of default has occurred and is continuing and (ii) lender has received evidence that the debt yield equals or exceeds 10.0%. The NOI Debt Yield calculated based upon the fully funded aggregate Brookwood Self Storage TX Portfolio Loan amount of $21,500,000 is 9.6%.

B-117

LOAN #13: TOWN SQUARE PLAZA

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		CREFI
Location (City/State)	Pottstown, Pennsylvania	Cut-off Date Balance(2)		$21,450,000
Property Type	Retail	Cut-off Date Balance per SF(1)		$99.49
Size (SF)	215,610	Percentage of Initial Pool Balance		2.3%
Total Occupancy as of 3/15/2017	98.0%	Number of Related Mortgage Loans		None
Owned Occupancy as of 3/15/2017	98.0%	Type of Security		Fee Simple
Year Built / Latest Renovation	2005 / NAP	Mortgage Rate		4.32000%
Appraised Value	$30,500,000	Original Term to Maturity (Months)		120
Appraisal Date	5/8/2017	Original Amortization Term (Months)		360
Borrower Sponsor(1)	Marc Jacobowitz and Yerachmeal Jacobson	Original Interest Only Period (Months)		36
Property Management	Bluejay Management, LLC	First Payment Date		7/6/2017
		Maturity Date		6/6/2027

Underwritten Revenues	$3,244,935
Underwritten Expenses	$1,024,499	Escrows
Underwritten Net Operating Income (NOI)	$2,220,436		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$2,107,659	Taxes	$0	$47,352
Cut-off Date LTV Ratio	70.3%	Insurance	$4,910	$2,455
Maturity Date LTV Ratio	61.3%	Replacement Reserve	$0	$2,751
DSCR Based on Underwritten NOI / NCF	1.74x / 1.65x	TI/LC(2)	$250,000	$0
Debt Yield Based on Underwritten NOI / NCF	10.4% / 9.8%	Other(3)	$35,625	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$21,450,000	73.0%	Purchase Price	$28,600,000	97.3%
Principal’s New Cash Contribution	7,938,212	27.0	Closing Costs	497,677	1.7
			Reserves	290,535	1.0

Total Sources	$29,388,212	100.0%	Total Uses	$29,388,212	100.0%

(1)	Marc Jacobowitz and Yerachmeal Jacobson are the guarantors of the non-recourse carveouts under the Town Square Plaza Loan documents.

(2)	The TI/LC Reserve is capped at $250,000. If the Upfront TI/LC Reserve is drawn upon such that the balance is below the cap of $250,000, on each monthly payment date the borrower is required to deposit the $8,984 for Ongoing TI/LC Reserves until such time as the TI/LC Reserve account balance reaches the cap of $250,000.

(3)	The Other upfront reserve consists of $35,625 for immediate repairs.

The following table presents certain information relating to the major tenants (of which certain tenants may have co-tenancy provisions) at the Town Square Plaza Property:

Ten Largest Owned Tenants Based on Underwritten Base Rent(1)(2)

Tenant Name	Credit Rating (Fitch/MIS/S&P)(3)	Tenant GLA	% of Owned GLA	UW Base Rent(4)	% of Total UW Base Rent	UW Base Rent $ per SF(4)	Lease Expiration	Renewal / Extensions Options
Lowe’s (GL)(5)	NR / A3 / A-	134,574	62.4%	$1,079,054	43.8%	$8.02	1/30/2030	4, 5-year options
Michaels	NR / B1 / B	21,562	10.0	204,839	8.3	$9.50	2/28/2019	3, 5-year options
PetSmart	NR / B3 / B-	20,075	9.3	291,087	11.8	$14.50	1/31/2021	2, 5-year options
Rite-Aid	B / B3 / B	13,813	6.4	334,652	13.6	$24.23	1/31/2025	1, 5-year option
Sleepy’s	NR / NR / NR	5,900	2.7	123,900	5.0	$21.00	11/30/2020	2, 5-year options
LongHorn Steakhouse	NR / NR / NR	5,592	2.6	96,800	3.9	$17.31	10/31/2020	2, 5-year options
BB&T	NR / NR / NR	3,064	1.4	159,097	6.5	$51.92	11/30/2024	2, 5-year options
AT&T	A- / Baa1 / BBB+	2,950	1.4	78,529	3.2	$26.62	10/31/2020	NA
Hair Cuttery	NR / NR / NR	1,280	0.6	32,640	1.3	$25.50	11/30/2017	NA
King Wok	NR / NR / NR	1,200	0.6	36,924	1.5	$30.77	11/30/2020	NA
Ten Largest Owned Tenants		210,010	97.4%	$2,437,522	98.9%	$11.61
Remaining Owned Tenants		1,200	0.6	27,000	1.1	$22.50
Vacant Spaces (Owned Space)		4,400	2.0	0	0.0	$0.00
Total / Wtd. Avg. All Owned Tenants		215,610	100.0%	$2,464,522	100.0%	$11.67

(1)	Based on the underwritten rent roll dated March 15, 2017.

(2)	Tenants at the Town Square Plaza Property are not required to report sales.

(3)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(4)	UW Base Rent and UW Base Rent $ per SF include contractual rent increases through December 1, 2017 ($1,080) and the present value of rent steps for Lowe’s (GL) and BB&T ($95,982).

(5)	Lowe’s (GL) owns its improvements and is subject to a ground lease with an initial term expiring January 30, 2030.

B-118

LOAN #13: TOWN SQUARE PLAZA

The following table presents certain information relating to the lease rollover schedule at the Town Square Plaza Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)(2)

Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent(3)	% of Total UW Base Rent	UW Base Rent $ per SF(3)(4)	# of Expiring Tenants
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2017	1,280	0.6	0.6%	32,640	1.3	$25.50	1
2018	1,200	0.6	1.2%	27,000	1.1	$22.50	1
2019	21,562	10.0	11.2%	204,839	8.3	$9.50	1
2020	15,642	7.3	18.4%	336,153	13.6	$21.49	4
2021	20,075	9.3	27.7%	291,087	11.8	$14.50	1
2022	0	0.0	27.7%	0	0.0	$0.00	0
2023	0	0.0	27.7%	0	0.0	$0.00	0
2024	3,064	1.4	29.1%	159,097	6.5	$51.92	1
2025	13,813	6.4	35.5%	334,652	13.6	$24.23	1
2026	0	0.0	35.5%	0	0.0	$0.00	0
2027	0	0.0	35.5%	0	0.0	$0.00	0
2028 & Thereafter	134,574	62.4	98.0%	1,079,054	43.8	$8.02	1
Vacant	4,400	2.0	100.0%	0	0.0	$0.00	0
Total / Wtd. Avg.	215,610	100.0%		$2,464,522	100.0%	$11.67	11

(1)	Calculated based on the approximate square footage occupied by each collateral tenant.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	UW Base Rent and UW Base Rent $ per SF include contractual rent increases through December 1, 2017 ($1,080) and the present value of rent steps for Lowe’s (GL) and BB&T ($95,982).

(4)	Wtd. Avg. UW Base Rent $ per SF excludes vacant space.

The following table presents certain information relating to historical leasing at the Town Square Plaza Property:

Historical Leased %(1)

	2014	2015	2016	As of 3/15/2017(2)
Owned Space	99.4%	99.4%	98.7%	98.0%

(1)	As provided by the borrower and which represents occupancy as of December 31 for the indicated year unless otherwise specified.
(2)	Based on the underwritten rent roll dated March 15, 2017.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Town Square Plaza Property:

Cash Flow Analysis(1)

	2014	2015	2016	TTM 3/31/2017	Underwritten(2)	Underwritten $ per SF
Base Rent	$2,380,357	$2,401,118	$2,398,847	$2,382,596	$2,367,460	$10.98
Contractual Rent Steps	0	0	0	0	97,062	0.45
Gross Up Vacancy	0	0	0	0	124,297	0.58
Reimbursements	651,205	788,170	820,734	740,781	816,418	3.79
Other Income(3)	8,291	8,932	9,333	9,206	9,206	0.04
Vacancy & Credit Loss	(3,629)	0	0	0	(169,508)	(0.79)
Effective Gross Income	$3,036,225	$3,198,219	$3,228,914	$3,132,583	$3,244,935	$15.05

Real Estate Taxes	$397,475	$459,336	$543,760	$547,881	$536,623	$2.49
Insurance	22,839	23,208	23,570	23,569	28,056	0.13
Management Fee	91,087	95,947	96,867	93,977	97,348	0.45
Other Operating Expenses	324,349	450,614	343,636	296,018	362,472	1.63
Total Operating Expenses	$835,750	$1,029,105	$1,007,833	$961,446	$1,024,499	$4.75

Net Operating Income	$2,200,475	$2,169,114	$2,221,080	$2,171,137	$2,220,436	$10.30
TI/LC	0	0	0	0	79,761	0.37
Capital Expenditures	0	0	0	0	33,017	0.15
Net Cash Flow	$2,200,475	$2,169,114	$2,221,080	$2,171,137	$2,107,659	$9.78

Occupancy	99.4%	99.4%	98.7%	98.3%	95.0%
NOI Debt Yield	10.3%	10.1%	10.4%	10.1%	10.4%
NCF DSCR	1.72x	1.70x	1.74x	1.70x	1.65x

(1)	Certain items such as interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were are not considered for the underwritten cash flow.

(2)	Underwritten Base Rent includes contractual rent increases through December 1, 2017 ($1,080) and the present value of rent steps for Lowe’s (GL) and BB&T ($95,982).

(3)	Other Income consists of $6,000 of annual signage income from AT&T plus other miscellaneous items.

B-119

LOAN #14: 7 EAST 96TH STREET

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		CREFI
Location (City/State)	New York, New York	Cut-off Date Balance		$20,000,000
Property Type	Office	Cut-off Date Balance per SF		$1,052.63
Size (SF)	19,000	Percentage of Initial Pool Balance		2.1%
Total Occupancy as of 8/6/2017(1)	100.0%	Number of Related Mortgage Loans		None
Owned Occupancy as of 8/6/2017(1)	100.0%	Type of Security		Fee Simple
Year Built / Latest Renovation	1913 / 2017	Mortgage Rate		4.70000%
Appraised Value	$38,000,000	Original Term to Maturity (Months)		120
Appraisal Date	6/1/2017	Original Amortization Term (Months)		NAP
Borrower Sponsor(2)	Edmond M. Safra	Original Interest Only Period (Months)		120
Property Management	Self Managed	First Payment Date		8/6/2017
		Maturity Date		7/6/2027

Underwritten Revenues	$1,815,942
Underwritten Expenses	$326,518	Escrows
Underwritten Net Operating Income (NOI)	$1,489,424		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$1,418,542	Taxes	$18,047	$18,047
Cut-off Date LTV Ratio	52.6%	Insurance	$10,789	$981
Maturity Date LTV Ratio	52.6%	Replacement Reserve	$0	$816
DSCR Based on Underwritten NOI / NCF	1.56x / 1.49x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF	7.4% / 7.1%	Other(3)	$150,000	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$20,000,000	100.0%	Principal Equity Distribution(4)	$18,681,544	93.4%
			Closing Costs	1,139,620	5.7
			Reserves	178,836	0.9
Total Sources	$20,000,000	100.0%	Total Uses	$20,000,000	100.0%

(1)	The 7 East 96th Street Property is currently 100% occupied by the sole tenant and is expected to remain 100% occupied as of August 6, 2017 (the Cut-off Date of the 7 East 96th Street Loan).

(2)	Edmond M. Safra is the guarantor of the non-recourse carveouts under the 7 East 96th Street loan.

(3)	The upfront other reserve is for unfunded tenant obligations totaling $150,000 for the Alpha Plus US LP space.

(4)	In April 2016, Manhattan Country School sold the 7 East 96th Street Property, which was vacant, to the Sponsor for $20,000,000. The 7 East 96th Street Loan is a recapitalization loan.

The following table presents certain information relating to the single tenant at the 7 East 96th Street Property:

Largest Owned Tenant Based on Underwritten Base Rent(1)

Tenant Name	Credit Rating (Fitch/MIS/S&P)	Tenant GLA	% of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extensions Options
Alpha Plus US LP(2)	NR / NR / NR	19,000	100.0%	$1,590,000	100.0%	$83.68	5/31/2037	1, 10-year option
Vacant Spaces (Owned Space)		0	0	0	0	0
Total / Wtd. Avg. All Owned Tenants		19,000	100.0%	$1,590,000	100.0%	$83.68

(1)	Based on the underwritten rent roll dated August 6, 2017.

(2)	The sole tenant, Alpha Plus US LP is currently doing business as the Wetherby-Pembridge School.

B-120

LOAN #14: 7 EAST 96TH STREET

The following table presents certain information relating to the lease rollover schedule at the 7 East 96th Street Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)(2)

Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2017	0	0.0	0.0%	0	0.0	$0.00	0
2018	0	0.0	0.0%	0	0.0	$0.00	0
2019	0	0.0	0.0%	0	0.0	$0.00	0
2020	0	0.0	0.0%	0	0.0	$0.00	0
2021	0	0.0	0.0%	0	0.0	$0.00	0
2022	0	0.0	0.0%	0	0.0	$0.00	0
2023	0	0.0	0.0%	0	0.0	$0.00	0
2024	0	0.0	0.0%	0	0.0	$0.00	0
2025	0	0.0	0.0%	0	0.0	$0.00	0
2026	0	0.0	0.0%	0	0.0	$0.00	0
2027	0	0.0	0.0%	0	0.0	$0.00	0
2028 & Thereafter	19,000	100.0	100.0%	1,590,000	100.0	$83.68	1
Vacant	0	0.0	100.0%	0	0.0	$0.00	0
Total / Wtd. Avg.	19,000	100.0%		$1,590,000	100.0%	$83.68	1

(1)	Calculated based on the approximate square footage occupied by each collateral tenant.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

The following table presents certain information relating to historical leasing at the 7 East 96th Street Property:

Historical Leased %(1)(2)

As of 8/6/2017(3)
Owned Space	100.0%

(1)	As provided by the borrower and which represents occupancy as of December 31 for the indicated year unless otherwise specified.
(2)	Due to the recent acquisition of the 7 East 96th Street Property as vacant, historical leasing information is not available.

(3)	Based on the underwritten rent roll dated August 6, 2017.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the 7 East 96th Street Property:

Cash Flow Analysis(1)

	Underwritten	Underwritten $ per SF
Base Rent	$1,590,000	$83.68
Contractual Rent Steps	0	0.00
Gross Up Vacancy	0	0.00
Reimbursements	321,518	16.92
Other Income	0	0.00
Vacancy & Credit Loss	(95,576)	(5.03)
Effective Gross Income	$1,815,942	$95.58

Real Estate Taxes	$200,521	$10.55
Insurance	66,519	3.50
Management Fee	54,478	2.87
Other Operating Expenses	5,000	0.26
Total Operating Expenses	$326,518	$17.19

Net Operating Income	$1,489,424	$78.39
TI/LC	61,090	3.22
Capital Expenditures	9,792	0.52
Net Cash Flow	$1,418,543	$74.66

Occupancy	100.0%
NOI Debt Yield	7.4%
NCF DSCR	1.49x

(1)	The 7 East 96th Street Property, which was built in 1913, lacks historical cash flow information because it initially served as a luxury residence and subsequently operated as a school facility for the Manhattan Country School from 1966 to 2015. In April 2016, Manhattan Country School sold the 7 East 96th Street Property, which was vacant, to the Sponsor for $20,000,000. The 7 East 96th Street Property is currently 100% leased by Alpha Plus US LP under a new 20-year NNN lease and will operate the Wetherby-Pembridge School at the 7 East 96th Street Property.

B-121

LOAN #15: residence inn columbus easton

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		CREFI
Location (City/State)	Columbus, Ohio	Cut-off Date Balance		$19,926,475
Property Type	Hospitality	Cut-off Date Balance per Room		$166,053.96
Size (Rooms)	120	Percentage of Initial Pool Balance		2.1%
Total TTM Occupancy as of 2/28/2017	83.6%	Number of Related Mortgage Loans		None
Owned TTM Occupancy as of 2/28/2017	83.6%	Type of Security		Fee Simple
Year Built / Latest Renovation	2000, 2013	Mortgage Rate		4.55000%
Appraised Value(1)	$31,500,000	Original Term to Maturity (Months)		120
Appraisal Date(1)	4/1/2018	Original Amortization Term (Months)		360
Borrower Sponsor(2)	Morton L. Olshan	Original Interest Only Period (Months)		0
Property Management(3)	Mall Properties, Inc.	First Payment Date		6/1/2017
		Maturity Date		5/1/2027

Underwritten Revenues	$6,271,636
Underwritten Expenses	$3,607,582	Escrows
Underwritten Net Operating Income (NOI)	$2,664,054
Underwritten Net Cash Flow (NCF)	$2,413,188		Upfront	Monthly
Cut-off Date LTV Ratio(1)	63.3%	Taxes	$25,319	$25,319
Maturity Date LTV Ratio(1)	51.4%	Insurance	$0	$0
DSCR Based on Underwritten NOI / NCF	2.18x / 1.97x	FF&E(4)	$0	$0
Debt Yield Based on Underwritten NOI / NCF	13.4% / 12.1%	Other(5)	$0	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$20,000,000	100.0%	Loan Payoff	$7,165,056	35.8%
			Principal Equity Distribution	7,014,852	35.1
			Other Uses(5)	5,283,750	26.4
			Closing Costs	511,023	2.6
			Reserves	25,319	0.1
Total Sources	$20,000,000	100.0%	Total Uses	$20,000,000	100.0%

(1)	The “as-is” Appraised Value for the Residence Inn Columbus Easton Property is $30,900,000 with an “as-is” date of valuation of March 23, 2017. The “as complete’ Appraised Value is $31,500,000 as of the prospective date of April 1, 2018. The Cut-off Date LTV Ratio and Maturity Date LTV Ratio were calculated based on the “as complete” Appraised Value of $31,500,000.

(2)	Morton L. Olshan is the guarantor of the non-recourse carveouts under the Residence Inn Columbus Easton Loan.

(3)	The property manager for the Residence Inn Columbus Easton Property is Mall Properties, Inc. d/b/a Olshan Properties.

(4)	On each monthly payment date, the borrower is required to deposit into an FF&E reserve account an amount equal to the greater of (i) one twelfth of 4.0% of the greater of (x) the annual gross revenues for the hotel related operations at the Residence Inn Columbus Easton Mortgaged Property for the immediately preceding calendar year and (y) the projected annual gross revenues for the hotel related operations at the Residence Inn Columbus Easton Mortgaged Property for the calendar year in which such monthly payment date occurs as set forth in the approved annual budget (or if no approved annual budget then exists, the annual budget for the prior year, until such time as an approved annual budget exists) and (ii) the amount of the deposit (if any) then required under the franchise agreement. In accordance with the Residence Inn Columbus Easton Mortgage Loan documents, the FF&E Reserve account will be held by Iberia Bank. Until (i) an event of default under the Residence Inn Columbus Easton Loan, or (ii) the debt service coverage ratio falling below 1.25X (a “Trigger Period”), the borrower has direct access to the FF&E reserve account held by Iberia Bank and distributions are not controlled by lender, provided, that the borrower is required to delivery quarterly reports to lender. Upon the occurrence and during the continuance of a Trigger Period, all sums on deposit in the account held by Iberia Bank are transferred to an account held by lender and during such period, monthly deposits are made to an account maintained by the lender and are subject to distribution procedures set forth in the Residence Inn Columbus Easton Loan documents. Provided no other Trigger Period shall have occurred and is then continuing, upon the expiration of any applicable Trigger Period, funds held in the account maintained by lender are transferred back to the account held by Iberia Bank.

(5)	On the origination date of the Residence Inn Columbus Easton Loan, the borrower deposited $5,283,750 into a PIP reserve account held by Signature Bank. Until the occurrence and during the continuance of a Trigger Period, the borrower has direct access to the PIP reserve account held by Signature Bank and distributions are not controlled by the lender, provided, that the borrower is required to deliver quarterly reports to the lender. Upon the occurrence and during the continuance of a Trigger Period, all sums on deposit in the PIP reserve account held by Signature Bank will be transferred to an account held by the lender. Provided no other Trigger Period has occurred and is then continuing, upon the expiration of any applicable Trigger Period, funds held in the account maintained by the lender will be transferred back to the PIP reserve account held by Signature Bank.

The following table presents certain information relating to the 2016 demand analysis with respect to the Residence Inn Columbus Easton Property based on market segmentation, as provided in the appraisal for the Residence Inn Columbus Easton Property:

2016 Accommodated Room Night Demand(1)

Commercial	Leisure	Group	Extended Stay
30%	20%	10%	40%

(1)	Source: Appraisal.

B-122

LOAN #15: residence inn columbus easton

The following tables present certain information relating to historical occupancy, ADR and RevPAR at the Residence Inn Columbus Easton Property and its competitive set, as provided in a market report:

Historical Statistics(1)

	Residence Inn Columbus Easton			Competitive Set			Penetration
	TTM 2/28/2015	TTM 2/28/2016	TTM 2/28/2017	TTM 2/28/2015	TTM 2/28/2016	TTM 2/28/2017	TTM 2/28/2015	TTM 2/28/2016	TTM 2/28/2017
Occupancy	78.7%	82.1%	83.6%	72.9%	76.4%	77.3%	108.0%	107.4%	108.1%
ADR	$164.44	$168.37	$167.27	$124.76	$131.91	$133.75	131.8%	127.6%	125.1%
RevPAR	$129.42	$138.23	$139.84	$90.91	$100.84	$103.44	142.4%	137.1%	135.2%

(1)	Source: February 2017 travel research report.

■	Operating History and Underwritten Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow, on an aggregate basis and per room, at the Residence Inn Columbus Easton Property:

Cash Flow Analysis(1)

	2014	2015	2016	TTM 2/28/2017	Underwritten	Underwritten $ per Room
Room Revenue	$5,792,481	$6,021,122	$6,067,460	$6,163,535	$6,163,535	$51,363
Other Revenue(2)	130,423	134,736	111,128	108,101	108,101	901
Total Revenue	$5,922,904	$6,155,858	$6,178,588	$6,271,636	$6,271,636	$52,264

Room Expense	1,106,462	1,179,348	1,114,230	1,094,895	1,130,950	9,425
Other Expense	25,793	27,238	23,419	23,233	23,233	194
Total Departmental Expense	$1,132,255	$1,206,586	$1,137,649	$1,118,128	$1,154,183	$9,618
Total Undistributed Expense	1,829,419	1,907,039	1,864,097	1,954,949	2,022,511	16,854
Total Fixed Charges	409,799	409,117	436,802	441,392	430,887	3,591
Total Operating Expenses	$3,371,473	$3,522,742	$3,438,548	$3,514,469	$3,607,582	$30,063

Net Operating Income	$2,551,431	$2,633,116	$2,740,040	$2,757,167	$2,664,054	$22,200
FF&E	236,916	246,234	247,144	250,865	250,865	2,091
Net Cash Flow	$2,314,515	$2,386,882	$2,492,896	$2,506,301	$2,413,188	$20,110

Occupancy	79.5%	80.1%	82.7%	83.6%	83.6%
NOI Debt Yield	12.8%	13.2%	13.8%	13.8%	13.4%
NCF DSCR	1.89x	1.95x	2.04x	2.05x	1.97x

(1)	Certain items such as interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Other Revenue consists of revenue from the sundry shop, meeting room and banquet, and other miscellaneous income items.

B-123

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ANNEX C

MORTGAGE POOL INFORMATION

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Distribution of Loan Purpose

Loan Purpose	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio	Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity/ARD (Mos)	Weighted Average Cut-off Date LTV	Weighted Average Maturity/ARD Date LTV
Refinance	31	$599,943,970	64.4%	$19,353,031	2.44x	4.116%	118	52.4%	46.8%
Acquisition	14	300,975,000	32.3	$21,498,214	1.93x	4.347%	103	58.9%	54.2%
Recapitalization	2	25,479,905	2.7	$12,739,953	1.52x	4.732%	119	56.0%	47.6%
Acquisition/Recapitalization	1	5,250,000	0.6	$5,250,000	1.49x	4.530%	119	59.6%	52.2%
Total/Avg./Wtd.Avg.	48	$931,648,876	100.0%	$19,409,352	2.25x	4.210%	113	54.6%	49.2%

Distribution of Amortization Types(1)

Amortization Type	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio	Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity/ARD (Mos)	Weighted Average Cut-off Date LTV	Weighted Average Maturity/ARD Date LTV
Interest Only, Then Amortizing (2)	13	$388,150,000	41.7%	$29,857,692	3.01x	3.891%	118	43.5%	43.6%
Interest Only	22	363,965,000	39.1	$16,543,864	1.71x	4.461%	106	61.4%	54.8%
Amortizing (30 Years)	9	147,406,288	15.8	$16,378,476	1.71x	4.381%	117	68.3%	55.7%
Amortizing (20 Years)	1	12,966,304	1.4	$12,966,304	1.45x	4.070%	119	61.7%	37.5%
Fully Amortizing	1	11,816,777	1.3	$11,816,777	1.54x	4.550%	104	27.2%	0.1%
Amortizing (15 Years)	1	5,479,905	0.6	$5,479,905	1.65x	4.850%	119	68.5%	29.1%
Amortizing (27 Years)	1	1,864,602	0.2	$1,864,602	1.35x	4.820%	118	67.3%	52.4%
Total/Avg./Wtd.Avg.	48	$931,648,876	100.0%	$19,409,352	2.25x	4.210%	113	54.6%	49.2%

(1) All of the mortgage loans will have balloon payments at maturity date or anticipated repayment date.
(2) Original partial interest only months range from 12 to 60 months.

Distribution of Cut-off Date Balances

Range of Cut-off Balances ($)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio	Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity/ARD (Mos)	Weighted Average Cut-off Date LTV	Weighted Average Maturity/ARD Date LTV
1,864,602 - 4,999,999	4	$10,887,400	1.2%	$2,721,850	1.88x	4.538%	118	60.7%	53.1%
5,000,000 - 9,999,999	12	81,684,232	8.8	$6,807,019	1.60x	4.570%	118	62.2%	52.4%
10,000,000 - 19,999,999	18	262,209,265	28.1	$14,567,181	1.70x	4.421%	113	60.7%	51.5%
20,000,000 - 29,999,999	3	62,950,000	6.8	$20,983,333	1.87x	4.270%	119	57.7%	55.7%
30,000,000 - 39,999,999	5	166,167,979	17.8	$33,233,596	1.83x	4.296%	119	63.3%	54.2%
40,000,000 - 49,999,999	2	80,000,000	8.6	$40,000,000	2.75x	4.213%	119	55.0%	55.0%
50,000,000 - 59,999,999	2	107,750,000	11.6	$53,875,000	2.38x	4.084%	87	53.0%	51.8%
60,000,000 - 100,000,000	2	160,000,000	17.2	$80,000,000	3.72x	3.626%	118	31.2%	31.2%
Total/Avg./Wtd.Avg.	48	$931,648,876	100.0%	$19,409,352	2.25x	4.210%	113	54.6%	49.2%

	Min	$1,864,602
	Max	$100,000,000
	Average	$19,409,352

Distribution of Underwritten Debt Service Coverage Ratios(1)

Range of Underwritten Debt Service Coverage Ratios (x)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio	Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity/ARD (Mos)	Weighted Average Cut-off Date LTV	Weighted Average Maturity/ARD Date LTV
1.24 - 1.35	6	$50,868,928	5.5%	$8,478,155	1.30x	4.703%	119	64.9%	56.1%
1.36 - 1.50	11	115,164,103	12.4	$10,469,464	1.45x	4.595%	108	63.2%	55.5%
1.51 - 1.65	9	139,371,391	15.0	$15,485,710	1.57x	4.291%	116	62.1%	49.6%
1.66 - 1.80	4	68,059,929	7.3	$17,014,982	1.72x	4.592%	118	65.0%	53.5%
1.81 - 2.00	4	103,134,524	11.1	$25,783,631	1.93x	4.312%	118	64.1%	55.3%
2.01 - 3.00	12	352,050,000	37.8	$29,337,500	2.50x	4.100%	109	49.5%	48.7%
3.01 - 4.33	2	103,000,000	11.1	$51,500,000	4.30x	3.448%	118	31.1%	31.1%
Total/Avg./Wtd.Avg.	48	$931,648,876	100.0%	$19,409,352	2.25x	4.210%	113	54.6%	49.2%
(1) Unless otherwise indicated, the Underwritten NCF DSCR for each mortgage loan is generally calculated by dividing the Underwritten NCF for the related mortgaged property or mortgaged properties by the annual debt service for such mortgage loan, as adjusted in the case of (i) mortgage loans with a partial interest only period by using the first 12 amortizing payments due instead of the actual interest only payment due. With respect to the Midlink Business Park mortgage loan, the Underwritten NCF DSCR is calculated based on the annual debt service equal to the aggregate of the first 12 amortizing payments, based on a fixed amortization schedule, following the initial interest only period on the respective mortgage loan.
	Min	1.24x
	Max	4.33x
	Weighted Avg.	2.25x

Distribution of Mortgage Interest Rates

Range of Mortgage Interest Rates (%)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio	Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity/ARD (Mos)	Weighted Average Cut-off Date LTV	Weighted Average Maturity/ARD Date LTV
3.430 - 4.000	8	$320,465,907	34.4%	$40,058,238	3.12x	3.731%	118	41.4%	40.9%
4.001 - 4.500	19	364,783,154	39.2	$19,199,113	1.90x	4.323%	109	61.3%	54.5%
4.501 - 4.900	21	246,399,814	26.4	$11,733,324	1.62x	4.665%	113	61.9%	52.2%
Total/Avg./Wtd.Avg.	48	$931,648,876	100.0%	$19,409,352	2.25x	4.210%	113	54.6%	49.2%

	Min	3.430%
	Max	4.900%
	Average	4.210%

Distribution of Cut-off Date LTV Ratios(1)

Range of Cut-off Date LTV Ratios (%)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio	Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity/ARD (Mos)	Weighted Average Cut-off Date LTV	Weighted Average Maturity/ARD Date LTV
27.2 - 50.0	10	$321,916,777	34.6%	$32,191,678	3.10x	3.787%	117	39.0%	37.9%
50.1 - 55.0	3	63,000,000	6.8	$21,000,000	1.84x	4.457%	119	52.2%	50.0%
55.1 - 60.0	8	137,547,799	14.8	$17,193,475	2.05x	4.445%	94	57.2%	53.3%
60.1 - 65.0	12	197,938,959	21.2	$16,494,913	1.78x	4.376%	118	62.2%	53.6%
65.1 - 74.9	15	211,245,340	22.7	$14,083,023	1.61x	4.472%	113	70.4%	59.4%
Total/Avg./Wtd.Avg.	48	$931,648,876	100.0%	$19,409,352	2.25x	4.210%	113	54.6%	49.2%
(1) Unless otherwise indicated, the Cut-off Date Loan-to-Value Ratio is calculated utilizing the “as-is” appraised value. With respect to 9 mortgage loans, representing approximately 25.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the respective Cut-off Date Loan-to-Value Ratio was calculated using either (i) the cut-off date principal balance of a mortgage loan less a reserve taken at origination, (ii) the “as complete” appraised value which assumes the completion of capital improvements which were reserved for at origination, (iii) the “as renovated” appraised value or (iv) the “as portfolio” appraised value which is inclusive of a portfolio premium. The weighted average Cut-off Date Loan-to-Value Ratio for the mortgage pool without making any of the adjustments described above is 56.6%.

	Min	27.2%
	Max	74.9%
	Weighted Avg.	54.6%

Distribution of Maturity Date/ARD LTV Ratios(1)

Range of Maturity Date/ARD LTV Ratios (%)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio	Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity/ARD (Mos)	Weighted Average Cut-off Date LTV	Weighted Average Maturity/ARD Date LTV
0.0 - 0.1	1	$11,816,777	1.3%	$11,816,777	1.54x	4.550%	104	27.2%	0.1%
0.2 - 29.9	1	5,479,905	0.6	$5,479,905	1.65x	4.850%	119	68.5%	29.1%
29.9 - 49.9	11	333,564,103	35.8	$30,324,009	3.03x	3.817%	118	40.8%	39.1%
50.0 - 54.9	18	305,462,257	32.8	$16,970,125	1.79x	4.422%	107	58.7%	52.9%
55.0 - 59.9	11	140,617,784	15.1	$12,783,435	1.70x	4.449%	119	66.8%	57.7%
60.0 - 64.9	5	115,133,049	12.4	$23,026,610	2.06x	4.343%	118	68.1%	61.1%
65.0 - 74.9	1	19,575,000	2.1	$19,575,000	1.45x	4.700%	59	72.5%	69.1%
Total/Avg./Wtd.Avg.	48	$931,648,876	100.0%	$19,409,352	2.25x	4.210%	113	54.6%	49.2%

(1) Unless otherwise indicated, the Maturity Date/ARD Loan-to-Value Ratio is calculated utilizing the “as-is” appraised value. With respect to 7 mortgage loans, representing approximately 23.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the respective Maturity Date/ARD Loan-to-Value Ratio was calculated using either (i) the “as complete” appraised value which assumes the completion of capital improvements which were reserved for at origination, (ii) the “as renovated” appraised value or (iii) the "as portfolio" appraised value which is inclusive of a portfolio premium. The weighted average Maturity Date/ARD Loan-to-Value Ratio for the mortgage pool without making any of the adjustments described above is 50.0%.

	Min	0.1%
	Max	69.1%
	Weighted Avg.	49.2%

Distribution of Original Terms to Maturity/ARD

Original Term to Maturity/ARD (Mos)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio	Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity/ARD (Mos)	Weighted Average Cut-off Date LTV	Weighted Average Maturity/ARD Date LTV
60	2	$76,075,000	8.2%	$38,037,500	1.91x	4.522%	59	60.8%	58.2%
106	1	$11,816,777	1.3	$11,816,777	1.54x	4.550%	104	27.2%	0.1%
120	45	843,757,098	90.6	$18,750,158	2.29x	4.177%	118	54.5%	49.1%
Total/Avg./Wtd.Avg.	48	$931,648,876	100.0%	$19,409,352	2.25x	4.210%	113	54.6%	49.2%

	Min	60	months
	Max	120	months
	Weighted Avg.	115	months

Distribution of Remaining Terms to Maturity/ARD

Range of Remaining Terms to Maturity/ARD (Mos)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio	Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity/ARD (Mos)	Weighted Average Cut-off Date LTV	Weighted Average Maturity/ARD Date LTV
59 - 59	2	$76,075,000	8.2%	$38,037,500	1.91x	4.522%	59	60.8%	58.2%
104 - 110	2	31,532,685	3.4	$15,766,342	1.57x	4.200%	108	50.9%	32.8%
115 - 120	44	824,041,191	88.4	$18,728,209	2.30x	4.181%	118	54.2%	49.0%
Total/Avg./Wtd.Avg.	48	$931,648,876	100.0%	$19,409,352	2.25x	4.210%	113	54.6%	49.2%

	Min	59	months
	Max	120	months
	Weighted Avg.	113	months

Distribution of Original Amortization Terms(1)

Original Amortization Terms (Mos)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio	Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity/ARD (Mos)	Weighted Average Cut-off Date LTV	Weighted Average Maturity/ARD Date LTV
Interest Only	13	$388,150,000	41.7%	$29,857,692	3.01x	3.891%	118	43.5%	43.6%
106 - 106	1	11,816,777	1.3	$11,816,777	1.54x	4.550%	104	27.2%	0.1%
180 - 180	1	5,479,905	0.6	$5,479,905	1.65x	4.850%	119	68.5%	29.1%
240 - 240	1	12,966,304	1.4	$12,966,304	1.45x	4.070%	119	61.7%	37.5%
300 - 300	1	11,350,000	1.2	$11,350,000	1.68x	4.670%	115	43.3%	34.7%
324 - 324	1	1,864,602	0.2	$1,864,602	1.35x	4.820%	118	67.3%	52.4%
360 - 360	30	500,021,288	53.7	$16,667,376	1.71x	4.433%	109	63.8%	55.5%
Total/Avg./Wtd.Avg.	48	$931,648,876	100.0%	$19,409,352	2.25x	4.210%	113	54.6%	49.2%

(1) All of the mortgage loans will have balloon payments at maturity date or anticipated repayment date.
	Min	106	months
	Max	360	months
	Weighted Avg.	348	months

Distribution of Remaining Amortization Terms(1)

Range of Remaining Amortization Terms (Mos)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio	Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity/ARD (Mos)	Weighted Average Cut-off Date LTV	Weighted Average Maturity/ARD Date LTV
Interest Only	13	$388,150,000	41.7%	$29,857,692	3.01x	3.891%	118	43.5%	43.6%
104 - 104	1	$11,816,777	1.3	$11,816,777	1.54x	4.550%	104	27.2%	0.1%
179 - 179	1	$5,479,905	0.6	$5,479,905	1.65x	4.850%	119	68.5%	29.1%
239 - 239	1	$12,966,304	1.4	$12,966,304	1.45x	4.070%	119	61.7%	37.5%
300 - 300	1	$11,350,000	1.2	$11,350,000	1.68x	4.670%	115	43.3%	34.7%
322 - 322	1	$1,864,602	0.2	$1,864,602	1.35x	4.820%	118	67.3%	52.4%
350 - 350	1	$19,715,907	2.1	$19,715,907	1.59x	3.990%	110	65.0%	52.4%
357 - 360	29	480,305,381	51.6	$16,562,255	1.72x	4.451%	109	63.8%	55.7%
Total/Avg./Wtd.Avg.	48	$931,648,876	100.0%	$19,409,352	2.25x	4.210%	113	54.6%	49.2%

(1) All of the mortgage loans will have balloon payments at maturity date or anticipated repayment date.
	Min	104	months
	Max	360	months
	Weighted Avg.	348	months

Mortgage Loans with Original Partial Interest Only Periods

Original Partial Interest Only Periods (Mos)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio	Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity/ARD (Mos)	Weighted Average Cut-off Date LTV	Weighted Average Maturity/ARD Date LTV
12	2	$20,340,000	2.2%	$10,170,000	1.59x	4.772%	118	68.1%	57.1%
24	5	$64,925,000	7.0%	$12,985,000	1.53x	4.525%	100	62.9%	55.4%
30	1	$56,500,000	6.1%	$56,500,000	2.07x	4.460%	59	56.8%	54.5%
36	11	$150,700,000	16.2%	$13,700,000	1.56x	4.443%	119	64.8%	56.8%
60	3	$71,500,000	7.7%	$23,833,333	1.92x	4.355%	118	54.5%	49.8%

Distribution of Prepayment Provisions

Prepayment Provision	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio	Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity/ARD (Mos)	Weighted Average Cut-off Date LTV	Weighted Average Maturity/ARD Date LTV
Defeasance	40	$787,115,744	84.5%	$19,677,894	2.27x	4.154%	112	53.5%	48.3%
Yield Maintenance	6	123,666,475	13.3	$20,611,079	2.21x	4.498%	118	59.7%	54.1%
Defeasance or Yield Maintenance	2	20,866,656	2.2	$10,433,328	1.42x	4.622%	119	66.6%	54.2%
Total/Avg./Wtd.Avg.	48	$931,648,876	100.0%	$19,409,352	2.25x	4.210%	113	54.6%	49.2%

Distribution of Debt Yields on Underwritten Net Operating Income(1)

Range of Debt Yields on Underwritten Net Operating Income (%)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio	Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity/ARD (Mos)	Weighted Average Cut-off Date LTV	Weighted Average Maturity/ARD Date LTV
7.4 - 7.9	1	$20,000,000	2.1%	$20,000,000	1.49x	4.700%	119	52.6%	52.6%
8.0 - 8.9	7	66,422,855	7.1	$9,488,979	1.35x	4.558%	119	66.5%	57.3%
9.0 - 9.9	14	156,943,581	16.8	$11,210,256	1.55x	4.431%	117	61.7%	53.6%
10.0 - 10.9	7	148,775,000	16.0	$21,253,571	2.21x	4.024%	111	56.9%	54.5%
11.0 - 11.9	7	209,634,282	22.5	$29,947,755	2.27x	4.117%	118	55.0%	48.1%
12.0 - 12.9	5	89,750,000	9.6	$17,950,000	2.37x	4.404%	118	54.5%	51.9%
13.0 - 23.2	7	240,123,157	25.8	$34,303,308	2.97x	4.052%	103	45.3%	40.5%
Total/Avg./Wtd.Avg.	48	$931,648,876	100.0%	$19,409,352	2.25x	4.210%	113	54.6%	49.2%

(1) Unless otherwise indicated, the Debt Yield on Underwritten Net Operating Income for each mortgage loan is generally calculated as the related mortgaged property’s Underwritten Net Operating Income divided by the Cut-off Date Balance of such mortgage loan; provided, with respect to 3 mortgage loans, representing approximately 4.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the Debt Yield on Underwritten Net Operating Income was calculated based on the Cut-off Date Balance net of a related earnout or holdback reserve.

Min	7.4%
Max	22.2%
Weighted Avg.	11.7%

Distribution of Debt Yields on Underwritten Net Cash Flow(1)

Range of Debt Yields on Underwritten Net Cash Flow (%)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio	Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity/ARD (Mos)	Weighted Average Cut-off Date LTV	Weighted Average Maturity/ARD Date LTV
7.1 - 7.9	2	$35,500,000	3.8%	$17,750,000	1.41x	4.569%	119	56.4%	53.0%
8.0 - 8.9	11	106,104,327	11.4	$9,645,848	1.48x	4.580%	118	63.6%	56.4%
9.0 - 9.9	13	169,537,109	18.2	$13,041,316	1.63x	4.343%	111	63.4%	55.5%
10.0 - 10.9	9	250,634,282	26.9	$27,848,254	2.28x	4.038%	118	54.5%	48.8%
11.0 - 11.9	4	89,750,000	9.6	$22,437,500	2.33x	4.223%	118	51.8%	48.9%
12.0 - 12.9	5	149,426,475	16.0	$29,885,295	2.25x	4.431%	96	57.2%	53.9%
13.0 - 21.6	4	130,696,682	14.0	$32,674,171	3.76x	3.709%	117	34.8%	30.0%
Total/Avg./Wtd.Avg.	48	$931,648,876	100.0%	$19,409,352	2.25x	4.210%	113	54.6%	49.2%

(1) Unless otherwise indicated, the Debt Yield on Underwritten Net Cash Flow for each mortgage loan is generally calculated as the related mortgaged property’s Underwritten Net Cash Flow divided by the Cut-off Date Balance of such mortgage loan; provided, with respect to 3 mortgage loans, representing approximately 4.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the Debt Yield on Underwritten Net Cash Flow was calculated based on the Cut-off Date Balance net of a related earnout or holdback reserve.

Min	7.1%
Max	21.6%
Weighted Avg.	11.0%

Distribution of Lockbox Types

Lockbox Type	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
Hard	18	$503,990,008	54.1%
Springing	28	353,698,938	38.0
Soft Springing	2	73,959,929	7.9
Total	48	$931,648,876	100.0%

Distribution of Escrows
Escrow Type	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
Replacement Reserves(1)	38	$638,548,765	68.5%
Real Estate Tax	36	$589,626,837	63.3%
TI/LC(2)	20	$341,181,009	54.2%
Insurance	22	$386,721,104	41.5%

(1) Includes mortgage loans with FF&E reserves.

(2) Percentage of the portion of the Initial Pool Balance secured by office, retail, mixed-use and industrial properties.

Distribution of Property Types

Property Type / Detail	Number of Mortgaged Properties	Cut-off Date Balance(1)	% of Initial Pool Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio(2)	Weighted Average Mortgage Interest Rate(2)	Weighted Average Remaining Terms to Maturity/ARD (Mos)(2)	Weighted Average Cut-off Date LTV(2)	Weighted Average Maturity/ARD Date LTV(2)
Mixed Use	6	228,816,304	24.6%	38,136,051	3.13x	3.835%	118	38.9%	36.2%
Office/Retail	2	160,000,000	17.2%	80,000,000	3.72x	3.626%	118	31.2%	31.2%
Office/Industrial	1	30,000,000	3.2%	30,000,000	2.05x	4.259%	119	50.9%	46.4%
Retail/Office/Parking	1	19,850,000	2.1%	19,850,000	1.45x	4.570%	118	67.8%	59.4%
Office/Industrial/Retail	1	12,966,304	1.4%	12,966,304	1.45x	4.070%	119	61.7%	37.5%
Single Tenant Retail/Multifamily	1	6,000,000	0.6%	6,000,000	2.02x	4.320%	118	40.5%	40.5%
Hospitality	74	202,266,309	21.7%	2,733,329	2.12x	4.499%	102	60.7%	54.4%
Extended Stay	27	115,503,078	12.4%	4,277,892	2.07x	4.506%	97	62.4%	55.6%
Limited Service	43	51,760,545	5.6%	1,203,734	2.32x	4.541%	102	59.9%	53.2%
Full Service	4	35,002,687	3.8%	8,750,672	1.98x	4.414%	118	56.5%	51.9%
Office	10	180,439,602	19.4%	18,043,960	1.97x	4.238%	112	55.3%	52.2%
CBD	4	113,250,000	12.2%	28,312,500	2.25x	3.972%	118	52.8%	50.6%
Suburban	2	30,925,000	3.3%	15,462,500	1.53x	4.689%	80	61.8%	56.5%
School	1	20,000,000	2.1%	20,000,000	1.49x	4.700%	119	52.6%	52.6%
Medical Office	3	16,264,602	1.7%	5,421,534	1.38x	4.660%	119	63.6%	54.8%
Retail	17	158,128,338	17.0%	9,301,667	1.54x	4.421%	116	62.7%	51.6%
Anchored	8	104,649,632	11.2%	13,081,204	1.53x	4.475%	117	62.0%	50.4%
Unanchored	3	22,075,000	2.4%	7,358,333	1.61x	4.380%	119	65.0%	56.7%
Super Regional Mall	1	19,715,907	2.1%	19,715,907	1.59x	3.990%	110	65.0%	52.4%
Single Tenant Retail	4	5,847,799	0.6%	1,461,950	1.49x	4.639%	119	58.5%	50.1%
Shadow Anchored	1	5,840,000	0.6%	5,840,000	1.32x	4.850%	118	64.2%	53.9%
Self Storage	21	74,625,000	8.0%	3,553,571	2.51x	3.992%	119	52.1%	51.8%
Industrial	3	61,691,851	6.6%	20,563,950	1.95x	4.093%	119	69.5%	58.6%
Warehouse	1	37,208,049	4.0%	37,208,049	1.91x	4.017%	119	74.9%	61.3%
Distribution/Warehouse	1	13,483,802	1.4%	13,483,802	1.52x	4.470%	119	64.2%	51.9%
Flex	1	11,000,000	1.2%	11,000,000	2.64x	3.890%	119	57.6%	57.6%
Multifamily	3	25,681,472	2.8%	8,560,491	1.59x	4.688%	118	63.8%	58.3%
Garden	3	25,681,472	2.8%	8,560,491	1.59x	4.688%	118	63.8%	58.3%
Total/Avg./Wtd Avg	134	$ 931,648,876	100%	$ 19,409,352	2.25x	4.210%	113	54.6%	49.2%

(1) Calculated based on the mortgaged property’s allocated loan amount for the mortgage loans secured by more than one mortgaged property.
(2) Weighted average based on the mortgaged property’s allocated loan amount for mortgage loans secured by more than one mortgaged property.

Geographic Distribution
Property Location	Number of Mortgaged Properties	Cut-off Date Balance(1)	% of Initial Pool Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio(2)	Weighted Average Mortgage Interest Rate(2)	Weighted Average Remaining Terms to Maturity/ARD (Mos)(2)	Weighted Average Cut-off Date LTV(2)	Weighted Average Maturity/ARD Date LTV(2)
New York	5	$ 237,250,000	25.5%	47,450,000	3.28x	3.744%	118	37.1%	37.1%
California	24	210,269,059	22.6	8,761,211	1.88x	4.425%	118	58.2%	50.8%
Texas	31	80,059,333	8.6	2,582,559	1.97x	4.267%	104	62.4%	59.4%
Illinois	8	54,729,196	5.9	6,841,149	1.54x	4.247%	116	64.0%	49.2%
Louisiana	12	44,818,972	4.8	3,734,914	2.46x	4.129%	119	52.6%	50.6%
Michigan	4	39,296,824	4.2	9,824,206	1.95x	4.042%	119	74.1%	61.2%
Maryland	3	32,224,906	3.5	10,741,635	2.08x	4.460%	60	56.8%	54.6%
Florida	1	32,000,000	3.4	32,000,000	1.52x	4.270%	119	61.4%	53.5%
Nevada	1	30,000,000	3.2	30,000,000	2.05x	4.259%	119	50.9%	46.4%
North Carolina	3	26,570,742	2.9	8,856,914	1.47x	4.552%	118	67.3%	59.1%
Georgia	2	25,850,000	2.8	12,925,000	1.69x	4.709%	117	58.1%	48.0%
New Jersey	3	25,435,021	2.7	8,478,340	2.09x	4.461%	61	56.9%	54.7%
Ohio	5	24,675,428	2.6	4,935,086	2.15x	4.486%	117	61.1%	51.5%
Pennsylvania	5	24,293,511	2.6	4,858,702	1.70x	4.347%	118	69.8%	61.3%
Indiana	6	15,268,260	1.6	2,544,710	1.52x	4.750%	119	67.1%	62.3%
Arizona	2	8,094,216	0.9	4,047,108	1.38x	4.864%	118	70.1%	58.5%
Mississippi	3	5,512,500	0.6	1,837,500	2.78x	3.940%	119	49.6%	49.6%
South Carolina	1	5,479,905	0.6	5,479,905	1.65x	4.850%	119	68.5%	29.1%
Minnesota	3	2,719,087	0.3	906,362	1.78x	4.715%	118	65.1%	54.9%
Washington	2	2,161,270	0.2	1,080,635	2.72x	4.486%	118	60.4%	60.4%
Virginia	2	1,395,537	0.1	697,769	2.72x	4.486%	118	60.4%	60.4%
Oregon	1	915,255	0.1	915,255	2.72x	4.486%	118	60.4%	60.4%
Kentucky	1	747,609	0.1	747,609	2.72x	4.486%	118	60.4%	60.4%
Oklahoma	2	559,648	0.1	279,824	2.72x	4.486%	118	60.4%	60.4%
Wyoming	1	425,911	0.0	425,911	2.72x	4.486%	118	60.4%	60.4%
Connecticut	1	385,132	0.0	385,132	2.72x	4.486%	118	60.4%	60.4%
Wisconsin	1	367,008	0.0	367,008	2.72x	4.486%	118	60.4%	60.4%
Arkansas	1	144,545	0.0	144,545	2.72x	4.486%	118	60.4%	60.4%
Total	134	$ 931,648,876	100.0%	$ 19,409,352	2.25x	4.210%	113	54.6%	49.2%

(1) Calculated based on the mortgaged property’s allocated loan amount for the mortgage loans secured by more than one mortgaged property.
(2) Weighted average based on the mortgaged property’s allocated loan amount for mortgage loans secured by more than one mortgaged property.

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ANNEX D

FORM OF DISTRIBUTION DATE STATEMENT

(THIS PAGE INTENTIONALLY LEFT BLANK)

Distribution Date: Determination Date:	CD 2017-CD5 Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2017-CD5

CONTACT INFORMATION		CONTENTS

Depositor	Citigroup Commercial Mortgage Securities Inc.	Distribution Summary	2

		Distribution Summary (Factors)	3

		Interest Distribution Detail	4

Master Servicer	Wells Fargo Bank, National Association	Principal Distribution Detail	5

		Reconciliation Detail	6

		Stratification Detail	7

Operating Advisor / Asset	Park Bridge Lender Services LLC	Mortgage Loan Detail	11
Representations Reviewer
		NOI Detail	12

		Delinquency Loan Detail	13
Trustee	Wilmington Trust, National Association
		Appraisal Reduction Detail	15

		Loan Modification Detail	17
Special Servicer	Rialto Capital Advisors, LLC
		Specially Serviced Loan Detail	19

Custodian / Certificate	Citibank, N.A.	Unscheduled Principal Detail	21
Administrator
		Liquidated Loan Detail	23

Deal Contact:	Anthony Bausa	Citibank, N.A.
	anthony.bausa@citi.com	Agency and Trust
	Tel: (212) 816-9682	388 Greenwich Street, 14th Floor
	Fax: (212) 816-5527	New York, NY 10013

Reports Available at sf.citidirect.com	D-1	© Copyright 2017 Citigroup

Distribution Date: Determination Date:	CD 2017-CD5 Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2017-CD5

Distribution Summary

DISTRIBUTION IN DOLLARS

		Prior	Pass-	Accrual				Yield	Prepayment				Current
	Original	Principal	Through	Day Count	Accrual	Interest	Principal	Maintenance	Penalties	Total	Deferred	Realized	Principal
Class	Balance	Balance	Rate	Fraction	Dates	Distributed	Distributed	Distributed	Distributed	Distributed	Interest	Loss	Balance
(1)	(2)	(3)	(4)	(5)	(6)	(7)	(8)	(9)	(10)	(11)=(7+8+9+10)	(12)	(13)	(14)=(3-8+12-13)

Totals

Notional Classes

Totals

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Distribution Date: Determination Date:	CD 2017-CD5 Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2017-CD5

PER $1,000 OF ORIGINAL BALANCE
Class	CUSIP	Record Date	Prior Principal Balance (3/2 x 1000)	Interest Distributed (7/2 x 1000)	Principal Distributed (8/2 x 1000)	Yield Maintenance Distributed (9)/(2) x 1000	Prepayment Penalties Distributed (10)/(2) x 1000	Total Distributed (11/2 x 1000)	Deferred Interest (12/2 x 1000)	Realized Loss (13/2 x 1000)	Current Principal Balance (142 x 1000)

Reports Available at sf.citidirect.com	D-3	© Copyright 2017 Citigroup

Distribution Date: Determination Date:	CD 2017-CD5 Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2017-CD5

Interest Distribution Detail

DISTRIBUTION IN DOLLARS
	Prior	Pass-	Next Pass-	Accrual	Optimal	Prior	Interest on	Non-Recov.				Current
	Principal	Through	Through	Day Count	Accrued	Unpaid	Prior Unpaid	Interest	Interest	Deferred	Interest	Unpaid
Class	Balance	Rate	Rate	Fraction	Interest	Interest	Interest	Shortfall	Due	Interest	Distributed	Interest
(1)	(2)	(3)	(4)	(5)	(6)	(7)	(8)	(9)	(10)=(6)+(7)+(8)-(9)	(11)	(12)	(13)=(10)-(11)-(12)

Totals

Notional Classes

Totals

Reports Available at sf.citidirect.com	D-4	© Copyright 2017 Citigroup

Distribution Date: Determination Date:	CD 2017-CD5 Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2017-CD5

Principal Distribution Detail

DISTRIBUTION IN DOLLARS
		Prior	Scheduled	Unscheduled		Current	Current	Current	Cumulative	Original	Current	Original	Current
	Original	Principal	Principal	Principal	Accreted	Realized	Principal	Principal	Realized	Class	Class	Credit	Credit
Class	Balance	Balance	Distribution	Distribution	Principal	Loss	Recoveries	Balance	Loss	(%)	(%)	Support	Support
(1)	(2)	(3)	(4)	(5)	(6)	(7)	(8)	(9)=(3)-(4)-(5)+(6)-(7)+(8)	(10)	(11)	(12)	(13)	(14)

Reports Available at sf.citidirect.com	D-5	© Copyright 2017 Citigroup

Distribution Date: Determination Date:	CD 2017-CD5 Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2017-CD5

Reconciliation Detail

SOURCE OF FUNDS	ALLOCATION OF FUNDS

Interest Funds Available	Scheduled Fees
Scheduled Interest	Servicing Fee / Sub-Servicing Fee
Prepayment Interest Shortfall	CREFC® Intellectual Property Royalty License Fee
Interest Adjustments	Trustee Fee / Certificate Administrator Fee
Realized Loss in Excess of Principal Balance	Operating Advisor Fee
Total Interest Funds Available:	Total Scheduled Fees:
Additional Fees, Expenses, etc.
Principal Funds Available	Special Servicing Fee
Scheduled Principal	Workout Fee
Curtailments	Liquidation Fee
Principal Prepayments	Additional Trust Fund Expenses
Net Liquidation Proceeds	Reimbursement for Interest on Advances
Repurchased Principal	Additional Servicing Fee
Substitution Principal	Total Additional Fees, Expenses, etc.:
Other Principal	Distribution to Certificateholders
Total Principal Funds Available:	Interest Distribution
Other Funds Available	Principal Distribution
Yield Maintenance Charges	Yield Maintenance Charges Distribution
Prepayment Premiums	Prepayment Premiums Distribution
Other Charges	Total Distribution to Certificateholders:
Total Other Funds Available:	Total Funds Allocated
Total Funds Available

Reports Available at sf.citidirect.com	D-6	© Copyright 2017 Citigroup

Distribution Date:	CD 2017-CD5 Mortgage Trust
Determination Date:	Commercial Mortgage Pass-Through Certificates
Series 2017-CD5
Stratification Detail

Ending Scheduled Balance							State
Ending Scheduled Balance	# of Loans	Ending Scheduled Balance	% of Agg. End. Sched. Bal.	WAC	WART	WA DSCR	State	# of Properties	Ending Scheduled Balance	% of Agg. End. Sched. Bal.	WAC	WART	WA DSCR

Totals								Totals

Reports Available at sf.citidirect.com	D-7	© Copyright 2017 Citigroup

Distribution Date:	CD 2017-CD5 Mortgage Trust
Determination Date:	Commercial Mortgage Pass-Through Certificates
Series 2017-CD5
Stratification Detail

Seasoning							Property Type
Seasoning	# of Loans	Ending Scheduled Balance	% of Agg. End. Sched. Bal.	WAC	WART	WA DSCR	Property Type	# of Properties	Ending Scheduled Balance	% of Agg. End. Sched. Bal.	WAC	WART	WA DSCR

Totals

Totals

Reports Available at sf.citidirect.com	D-8	© Copyright 2017 Citigroup

Distribution Date:	CD 2017-CD5 Mortgage Trust
Determination Date:	Commercial Mortgage Pass-Through Certificates
Series 2017-CD5
Stratification Detail

Debt Service Coverage Ratio							Loan Rate
Debt Service Coverage Ratio	# of Loans	Ending Scheduled Balance	% of Agg. End. Sched. Bal.	WAC	WART	WA DSCR	Loan Rate	# of Loans	Ending Scheduled Balance	% of Agg. End. Sched. Bal.	WAC	WART	WA DSCR

Totals

Totals

Reports Available at sf.citidirect.com	D-9	© Copyright 2017 Citigroup

Distribution Date:	CD 2017-CD5 Mortgage Trust
Determination Date:	Commercial Mortgage Pass-Through Certificates
Series 2017-CD5
Stratification Detail

Anticipated Remaining Term							Remaining Amortization Term
Anticipated Remaining Term	# of Loans	Ending Scheduled Balance	% of Agg. End. Sched. Bal.	WAC	WART	WA DSCR	Remaining Amortization Term	# of Loans	Ending Scheduled	% of Agg. End. Sched. Bal.	WAC	WART	WA DSCR

Totals

Totals

Reports Available at sf.citidirect.com	D-10	© Copyright 2017 Citigroup

Distribution Date:	CD 2017-CD5 Mortgage Trust
Determination Date:	Commercial Mortgage Pass-Through Certificates
Series 2017-CD5

Mortgage Loan Detail

Loan	OMCR	Property Type	City	State	Interest Payment	Principal Payment	Gross Coupon	Maturity Date	Neg Am Flag	Beginning Scheduled Balance	Ending Scheduled Balance	Paid Through Date	Apprasial Reduction Date	Apprasial Reduction Amount	Payment Status of Loan (1)	Workout Strategy (2)	Mod. Code (3)

Totals

Payment Status of Loan (1)		Workout Strategy (2)			Mod. Code (3)

A. In Grace Period	3. 90+ Days Delinquent	1. Modification	7. REO	13. Other or TBD	1. Maturity Date Extension	7. Capitalization of Taxes
B. Late, but less than 30 Days	4. Performing Matured Balloon	2. Foreclosure	8. Resolved	98. Not Provided By Servicer	2. Amortization Change	8. Other
0. Current	5. Non Performing Matured Balloon	3. Bankruptcy	9. Pending Return to Master Servicer		3. Principal Write-Off	9. Combination
1. 30-59 Days Delinquent	7. Foreclosure	4. Extension	10. Deed In Lieu of Foreclosure		4. Blank (formerly Combination)
2. 60-89 Days Delinquent	9. REO	5. Note Sale	11. Full Payoff		5. Temporary Rate Reduction
		6. DPO	12. Reps and Warranties		6. Capitalization of Interest

Reports Available at sf.citidirect.com	D-11	© Copyright 2017 Citigroup

Distribution Date:	CD 2017-CD5 Mortgage Trust
Determination Date:	Commercial Mortgage Pass-Through Certificates
Series 2017-CD5

NOI Detail

Loan Number	OMCR	Property Type	City	State	Ending Scheduled Balance	Most Recent Fiscal NOI	Most Recent NOI	Most Recent NOI Start Date	Most Recent NOI End Date

Totals

Reports Available at sf.citidirect.com	D-12	© Copyright 2017 Citigroup

Distribution Date:	CD 2017-CD5 Mortgage Trust
Determination Date:	Commercial Mortgage Pass-Through Certificates
Series 2017-CD5

Delinquency Loan Detail

			Actual	Paid	Current P & I	Total P & I	Cumulative	Other Expense	Payment	Workout	Most Recent
Loan		# of Months	Principal	Through	Advances (Net	Advances	Accrued Unpaid	Advance	Status of	Strategy	Special Serv	Foreclosure	Bankruptcy	REO
Number	OMCR	Delinq	Balance	Date	of ASER)	Outstanding	Advance Interest	Outstanding	Loan (1)	(2)	Transfer Date	Date	Date	Date

There is no Delinquency Loan Detail for the current distribution period.

Totals

Payment Status of Loan (1)		Workout Strategy (2)

A. In Grace Period	3. 90+ Days Delinquent	1. Modification	7. REO	13. Other or TBD
B. Late, but less than 30 Days	4. Performing Matured Balloon	2. Foreclosure	8. Resolved	98. Not Provided By Servicer
0. Current	5. Non Performing Matured Balloon	3. Bankruptcy	9. Pending Return to Master Servicer
1. 30-59 Days Delinquent	7. Foreclosure	4. Extension	10. Deed In Lieu of Foreclosure
2. 60-89 Days Delinquent	9. REO	5. Note Sale	11. Full Payoff
		6. DPO	12. Reps and Warranties

Reports Available at sf.citidirect.com	D-13	© Copyright 2017 Citigroup

Distribution Date:	CD 2017-CD5 Mortgage Trust
Determination Date:	Commercial Mortgage Pass-Through Certificates
Series 2017-CD5

Historical Delinquency Information

Distribution	Less Than 1 Month		1 Month		2 Month		3+ Month		Bankruptcy		Foreclosure		REO
Date
	End. Sched. Bal.	#	End. Sched. Bal.	#	End. Sched. Bal.	#	End. Sched. Bal.	#	End. Sched. Bal.	#	End. Sched. Bal.	#	End. Sched. Bal.	#
	0.00	0	0.00	0	0.00	0	0.00	0	0.00	0	0.00	0	0.00	0
	0.000%	0.0%	0.000%	0.0%	0.000%	0.0%	0.000%	0.0%	0.000%	0.0%	0.000%	0.0%	0.000%	0.0%

Reports Available at sf.citidirect.com	D-14	© Copyright 2017 Citigroup

Distribution Date:	CD 2017-CD5 Mortgage Trust
Determination Date:	Commercial Mortgage Pass-Through Certificates
Series 2017-CD5

Appraisal Reduction Detail

			Appraisal	Appraisal	Most Recent	Cumulative
Loan Number	OMCR	Property Name	Reduction Amount	Reduction Date	ASER Amount	ASER Amount

There is no Appraisal Reduction activity for the current distribution period.

Totals

Reports Available at sf.citidirect.com	D-15	© Copyright 2017 Citigroup

Distribution Date:	CD 2017-CD5 Mortgage Trust
Determination Date:	Commercial Mortgage Pass-Through Certificates
Series 2017-CD5

Historical Appraisal Reduction Detail

Distribution				Appraisal	Appraisal	Most Recent	Cumulative
Date	Loan Number	OMCR	Property Name	Reduction Amount	Reduction Date	ASER Amount	ASER Amount
There is no historical Appraisal Reduction activity.

Totals

Reports Available at sf.citidirect.com	D-16	© Copyright 2017 Citigroup

Distribution Date:	CD 2017-CD5 Mortgage Trust
Determination Date:	Commercial Mortgage Pass-Through Certificates
Series 2017-CD5

Loan Modification Detail

			Modification	Modification	Modification
Loan Number	OMCR	Property Name	Date	Code (1)	Description

There is no Loan Modification activity for the current distribution period.

Totals

Modification Code (1)

1. Maturity Date Extension	7. Capitalization of Taxes
2. Amortization Change	8. Other
3. Principal Write-Off	9. Combination
4. Blank (formerly Combination)
5. Temporary Rate Reduction
6. Capitalization of Interest

Reports Available at sf.citidirect.com	D-17	© Copyright 2017 Citigroup

Distribution Date:	CD 2017-CD5 Mortgage Trust
Determination Date:	Commercial Mortgage Pass-Through Certificates
Series 2017-CD5

Historical Loan Modification Detail

Distribution				Modification	Modification	Modification
Date	Loan	OMCR	Property Name	Date	Code (1)	Description
There is no historical Loan Modification activity.

Totals

Modification Code (1)

1. Maturity Date Extension	7. Capitalization of Taxes
2. Amortization Change	8. Other
3. Principal Write-Off	9. Combination
4. Blank (formerly Combination)
5. Temporary Rate Reduction
6. Capitalization of Interest

Reports Available at sf.citidirect.com	D-18	© Copyright 2017 Citigroup

Distribution Date:	CD 2017-CD5 Mortgage Trust
Determination Date:	Commercial Mortgage Pass-Through Certificates Series 2017-CD5 Specially Serviced Loan Detail

Loan	OMCR	Workout Strategy (1)	Most Recent Inspection Date	Most Recent Specially Serviced Transfer Date	Most Recent Appraisal Date	Most Recent Appraisal Value	Other REO Property Value	Comment from Special Servicer

There is no Specially Serviced Loan activity for the current distribution period.

Totals

Workout Strategy (1)

1. Modification	7. REO	13. Other or TBD
2. Foreclosure	8. Resolved	98. Not Provided By Servicer
3. Bankruptcy	9. Pending Return to Master Servicer
4. Extension	10. Deed In Lieu of Foreclosure
5. Note Sale	11. Full Payoff
6. DPO	12. Reps and Warranties

Reports Available at sf.citidirect.com	D-19	© Copyright 2017 Citigroup

Distribution Date:	CD 2017-CD5 Mortgage Trust
Determination Date:	Commercial Mortgage Pass-Through Certificates Series 2017-CD5 Historical Specially Serviced Loan Detail

Distribution Date	Loan Number	OMCR	Spec. Serviced Transfer Date	Workout Strategy (1)	Spec. Serviced Loan to MS	Scheduled Balance	Actual Balance	Property Type (2)	State	Interest Rate	Note Date	Net Operating Income	Net Operating Income Date	DSC Ratio	DSC Date	Maturity Date	WART

There is no historical Specially Serviced Loan activity.

Totals

Workout Strategy (1)

1. Modification	7. REO	13. Other or TBD
2. Foreclosure	8. Resolved	98. Not Provided By Servicer
3. Bankruptcy	9. Pending Return to Master Servicer
4. Extension	10. Deed In Lieu of Foreclosure
5. Note Sale	11. Full Payoff
6. DPO	12. Reps and Warranties

Reports Available at sf.citidirect.com	D-20	© Copyright 2017 Citigroup

Distribution Date:	CD 2017-CD5 Mortgage Trust
Determination Date:	Commercial Mortgage Pass-Through Certificates Series 2017-CD5 Unscheduled Principal Detail

Loan Number	OMCR	Liquidation / Prepayment Date	Liquidation / Prepayment Code	Unscheduled Principal Collections	Unscheduled Principal Adjustments	Other Interest Adjustment	Prepayment Interest Excess (Shortfall)	Prepayment Penalties	Yield Maintenance Charges

There is no unscheduled principal activity for the current distribution period.
Totals

Liquidation / Prepayment Code (1)

1. Partial Liquidation (Curtailment)	7. Not Used
2. Payoff Prior To Maturity	8. Payoff With Penalty
3. Disposition / Liquidation	9. Payoff With Yield Maintenance
4. Repurchase / Substitution	10. Curtailment With Penalty
5. Full Payoff At Maturity	11. Curtailment With Yield
6. DPO	Maintenance

Reports Available at sf.citidirect.com	D-21	© Copyright 2017 Citigroup

Distribution Date:	CD 2017-CD5 Mortgage Trust
Determination Date:	Commercial Mortgage Pass-Through Certificates Series 2017-CD5 Historical Unscheduled Principal Detail

Distribution Date	Loan Number OMCR	Liquidation / Prepayment Date	Liquidation / Prepayment Code	Unscheduled Principal Collections	Unscheduled Principal Adjustments	Other Interest Adjustment	Prepayment Interest Excess (Shortfall)	Prepayment Penalty	Yield Maintenance Premium

There is no historical unscheduled principal activity.
Totals

Liquidation / Prepayment Code (1)

1. Partial Liquidation (Curtailment)	7. Not Used
2. Payoff Prior To Maturity	8. Payoff With Penalty
3. Disposition / Liquidation	9. Payoff With Yield Maintenance
4. Repurchase / Substitution	10. Curtailment With Penalty
5. Full Payoff At Maturity	11. Curtailment With Yield
6. DPO	Maintenance

Reports Available at sf.citidirect.com	D-22	© Copyright 2017 Citigroup

Distribution Date:	CD 2017-CD5 Mortgage Trust
Determination Date:	Commercial Mortgage Pass-Through Certificates Series 2017-CD5 Liquidated Loan Detail

Loan Number	OMCR	Final Recovery Determ Date	Most Recent Appraisal Date	Most Recent Appraisal Value	Actual Balance	Gross Proceeds	Proceeds as a % of Act Bal	Liquidation Expenses	Net Liquidation Proceeds	Net Proceeds as a % of Act Bal	Realized Loss	Repurchased by Seller (Y/N)

There is no Liquidated Loan activity for the current distribution period.

Totals

Reports Available at sf.citidirect.com	D-23	© Copyright 2017 Citigroup

Distribution Date:	CD 2017-CD5 Mortgage Trust
Determination Date:	Commercial Mortgage Pass-Through Certificates Series 2017-CD5 Historical Liquidated Loan Detail

Distribution Date	Loan Number	OMCR	Final Recovery Determ Date	Most Recent Appraisal Date	Most Recent Appraisal Value	Actual Balance	Gross Proceeds	Gross Proceeds as a % of Act Bal	Liquidation Expenses	Net Liquidation Proceeds	Net Proceeds as a % of Act Bal	Realized Loss	Repurchased by Seller (Y/N)

There is no historical Liquidated Loan activity.

Totals

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ANNEX E-1-A

SPONSOR REPRESENTATIONS AND WARRANTIES (Citi Real Estate Funding Inc. AND Citigroup Global Markets Realty Corp.)

Each of CREFI and CGMRC will make, as of the Cut-off Date or such other date as set forth below, with respect to each Mortgage Loan sold by it that we include in the Issuing Entity, representations and warranties generally to the effect set forth below. The exceptions to the representations and warranties set forth below are identified on Annex E-1-B to this prospectus. Capitalized terms used but not otherwise defined in this Annex E-1-A will have the meanings set forth in this prospectus or, if not defined in this prospectus, in the related Mortgage Loan Purchase Agreement.

Each Mortgage Loan Purchase Agreement, together with the related representations and warranties (subject to the related exceptions), serves to contractually allocate risk between the related Sponsor, on the one hand, and the Issuing Entity, on the other. We present the related representations and warranties set forth below for the sole purpose of describing some of the terms and conditions of that risk allocation. The presentation of representations and warranties below is not intended as statements regarding the actual characteristics of the Mortgage Loans, the Mortgaged Properties or other matters. We cannot assure you that the Mortgage Loans actually conform to the statements made in the representations and warranties that we present below.

(1)	Whole Loan; Ownership of Mortgage Loans. Except with respect to a Mortgage Loan that is part of a Loan Combination, each Mortgage Loan is a whole loan and not a participation interest in a Mortgage Loan. Each Mortgage Loan that is part of a Loan Combination is a senior or pari passu portion of a whole loan evidenced by a senior or pari passu note. At the time of the sale, transfer and assignment to Depositor, no Mortgage Note or Mortgage was subject to any assignment (other than assignments to the Sponsor), participation or pledge, and the Sponsor had good title to, and was the sole owner of, each Mortgage Loan free and clear of any and all liens, charges, pledges, encumbrances, participations, any other ownership interests on, in or to such Mortgage Loan other than any servicing rights appointment or similar agreement, any Outside Servicing Agreement with respect to an Outside Serviced Mortgage Loan and rights of the holder of a related Companion Loan pursuant to a Co-Lender Agreement. The Sponsor has full right and authority to sell, assign and transfer each Mortgage Loan, and the assignment to Depositor constitutes a legal, valid and binding assignment of such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan other than the rights of the holder of a related Companion Loan pursuant to a Co-Lender Agreement.

(2)	Loan Document Status. Each related Mortgage Note, Mortgage, Assignment of Leases (if a separate instrument), guaranty and other agreement executed by or on behalf of the related Mortgagor, guarantor or other obligor in connection with such Mortgage Loan is the legal, valid and binding obligation of the related Mortgagor, guarantor or other obligor (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), as applicable, and is enforceable in accordance with its terms, except (i) as such enforcement may be limited by (a) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (b) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and (ii) that certain provisions in such Loan Documents (including, without limitation, provisions requiring the payment of default interest, late fees or prepayment/yield maintenance fees, charges and/or premiums) are, or may be, further limited or rendered unenforceable by or under applicable law, but (subject to the limitations set forth in clause (i) above) such limitations or unenforceability will not render such Loan Documents invalid as a whole or materially interfere with the Mortgagee’s realization of the principal benefits and/or security provided thereby (clauses (i) and (ii) collectively, the “Standard Qualifications”).

Except as set forth in the immediately preceding sentence, there is no valid offset, defense, counterclaim or right of rescission available to the related Mortgagor with respect to any of the related Mortgage Notes, Mortgages or other Loan Documents, including, without limitation, any such valid offset, defense, counterclaim or right based on intentional fraud by the Sponsor in connection with the origination of the Mortgage Loan, that would deny the Mortgagee the principal benefits intended to be provided by the Mortgage Note, Mortgage or other Loan Documents.

E-1-A-1

(3)	Mortgage Provisions. The Loan Documents for each Mortgage Loan contain provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, nonjudicial foreclosure subject to the limitations set forth in the Standard Qualifications.

(4)	Mortgage Status; Waivers and Modifications. Since origination and except by written instruments set forth in the related Mortgage File (a) the material terms of such Mortgage, Mortgage Note, Mortgage Loan guaranty, and related Loan Documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect which materially interferes with the security intended to be provided by such Mortgage; (b) no related Mortgaged Property or any portion thereof has been released from the lien of the related Mortgage in any manner which materially interferes with the security intended to be provided by such Mortgage or the use or operation of the remaining portion of such Mortgaged Property; and (c) neither the related Mortgagor nor the related guarantor has been released from its material obligations under the Mortgage Loan.

(5)	Lien; Valid Assignment. Subject to the Standard Qualifications, each assignment of Mortgage and assignment of Assignment of Leases to the Issuing Entity constitutes a legal, valid and binding assignment to the Issuing Entity. Each related Mortgage and Assignment of Leases is freely assignable without the consent of the related Mortgagor. Each related Mortgage is a legal, valid and enforceable first lien on the related Mortgagor’s fee (or if identified on the loan schedule attached as an exhibit to the applicable Mortgage Loan Purchase Agreement, leasehold) interest in the Mortgaged Property in the principal amount of such Mortgage Loan or allocated loan amount (subject only to Permitted Encumbrances (as defined below) and the exceptions to paragraph (6) set forth on Annex E-1-B (each such exception, a “Title Exception”)), except as the enforcement thereof may be limited by the Standard Qualifications. Such Mortgaged Property (subject to and excepting Permitted Encumbrances and the Title Exceptions) as of origination was, and as of the Cut-off Date, to the Sponsor’s knowledge, is free and clear of any recorded mechanics’ liens, recorded materialmen’s liens and other recorded encumbrances which are prior to or equal with the lien of the related Mortgage, except those which are bonded over, escrowed for or insured against by a lender’s title insurance policy (as described below), and, to the Sponsor’s knowledge and subject to the rights of tenants (as tenants only) (subject to and excepting Permitted Encumbrances and the Title Exceptions), no rights exist which under law could give rise to any such lien or encumbrance that would be prior to or equal with the lien of the related Mortgage, except those which are bonded over, escrowed for or insured against by a lender’s title insurance policy (as described below). Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required in order to effect such perfection.

(6)	Permitted Liens; Title Insurance. Each Mortgaged Property securing a Mortgage Loan is covered by an American Land Title Association loan title insurance policy or a comparable form of loan title insurance policy approved for use in the applicable jurisdiction (or, if such policy is yet to be issued, by a pro forma policy, a preliminary title policy with escrow instructions or a “marked up” commitment, in each case binding on the title insurer) (the “Title Policy”) in the original principal amount of such Mortgage Loan (or with respect to a Mortgage Loan secured by multiple properties, an amount equal to at least the allocated loan amount with respect to the Title Policy for each such property) after all advances of principal (including any advances held in escrow or reserves), that insures for the benefit of the owner of the indebtedness secured by the Mortgage, the first priority lien of the Mortgage, which lien is subject only to (a) the lien of current real property taxes, water charges, sewer rents and assessments due and payable but not yet delinquent; (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record; (c) the exceptions (general and specific) and exclusions set forth in such Title Policy; (d) other matters to which like properties are commonly subject; (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property and condominium declarations; (f) if the related Mortgage Loan constitutes a Cross-Collateralized Mortgage Loan, the lien of the Mortgage for another Mortgage Loan contained in the same Cross-Collateralized Group; and (g) if the related Mortgage Loan is part of a Loan Combination, the rights of the holder(s) of the related Companion Loan(s) pursuant to the related Co-Lender Agreement; provided that none of items (a) through (g), individually or in the aggregate, materially and adversely interferes with the value or current use of the Mortgaged Property or the security intended to be provided by such Mortgage or the

E-1-A-2

Mortgagor’s ability to pay its obligations when they become due (collectively, the “Permitted Encumbrances”). Except as contemplated by clauses (f) and (g) of the preceding sentence, none of the Permitted Encumbrances are mortgage liens that are senior to or coordinate and co-equal with the lien of the related Mortgage. Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no claims have been made by the Sponsor thereunder and no claims have been paid thereunder. Neither the Sponsor, nor to the Sponsor’s knowledge, any other holder of the Mortgage Loan, has done, by act or omission, anything that would materially impair the coverage under such Title Policy.

(7)	Junior Liens. It being understood that B notes secured by the same Mortgage as a Mortgage Loan are not subordinate mortgages or junior liens, except for any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan, there are no subordinate mortgages or junior liens securing the payment of money encumbering the related Mortgaged Property (other than Permitted Encumbrances and the Title Exceptions, taxes and assessments, mechanics’ and materialmen’s liens (which are the subject of the representation in paragraph (5) above), and equipment and other personal property financing). Except as set forth on an exhibit to the applicable Mortgage Loan Purchase Agreement, the Sponsor has no knowledge of any mezzanine debt secured directly by interests in the related Mortgagor.

(8)	Assignment of Leases and Rents. There exists as part of the related Mortgage File an Assignment of Leases (either as a separate instrument or incorporated into the related Mortgage). Subject to the Permitted Encumbrances and the Title Exceptions, each related Assignment of Leases creates a valid first-priority collateral assignment of, or a valid first-priority lien or security interest in, rents and certain rights under the related lease or leases, subject only to a license granted to the related Mortgagor to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by the Standard Qualifications. The related Mortgage or related Assignment of Leases, subject to applicable law, provides that, upon an event of default under the Mortgage Loan, a receiver is permitted to be appointed for the collection of rents or for the related Mortgagee to enter into possession to collect the rents or for rents to be paid directly to the Mortgagee.

(9)	UCC Filings. If the related Mortgaged Property is operated as a hospitality property, the Sponsor has filed and/or recorded or caused to be filed and/or recorded (or, if not filed and/or recorded, submitted in proper form for filing and/or recording), UCC financing statements in the appropriate public filing and/or recording offices necessary at the time of the origination of the Mortgage Loan to perfect a valid security interest in all items of physical personal property reasonably necessary to operate such Mortgaged Property owned by such Mortgagor and located on the related Mortgaged Property (other than any non-material personal property, any personal property subject to a purchase money security interest, a sale and leaseback financing arrangement as permitted under the terms of the related Mortgage Loan documents or any other personal property leases applicable to such personal property), to the extent perfection may be effected pursuant to applicable law by recording or filing, as the case may be. Subject to the Standard Qualifications, each related Mortgage (or equivalent document) creates a valid and enforceable lien and security interest on the items of personalty described above. No representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of UCC financing statements are required in order to effect such perfection.

(10)	Condition of Property. The Sponsor or the originator of the Mortgage Loan inspected or caused to be inspected each related Mortgaged Property within six months of origination of the Mortgage Loan and within thirteen months of the Cut-off Date.

An engineering report or property condition assessment was prepared in connection with the origination of each Mortgage Loan no more than 13 months prior to the Cut-off Date. To the Sponsor’s knowledge, based solely upon due diligence customarily performed in connection with the origination of comparable mortgage loans, as of the Closing Date, each related Mortgaged Property was free and clear of any material damage (other than deferred maintenance for which escrows were established at origination) that would affect materially and adversely the use or value of such Mortgaged Property as security for the Mortgage Loan.

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(11)	Taxes and Assessments. All taxes, governmental assessments and other outstanding governmental charges (including, without limitation, water and sewage charges), or installments thereof, which could be a lien on the related Mortgaged Property that would be of equal or superior priority to the lien of the Mortgage and that prior to the Cut-off Date have become delinquent in respect of each related Mortgaged Property have been paid, or an escrow of funds has been established in an amount sufficient to cover such payments and reasonably estimated interest and penalties, if any, thereon. For purposes of this representation and warranty, real estate taxes and governmental assessments and other outstanding governmental charges and installments thereof shall not be considered delinquent until the earlier of (a) the date on which interest and/or penalties would first be payable thereon and (b) the date on which enforcement action is entitled to be taken by the related taxing authority.

(12)	Condemnation. As of the date of origination and to the Sponsor’s knowledge as of the Cut-off Date, there is no proceeding pending, and, to the Sponsor’s knowledge as of the date of origination and as of the Cut-off Date, there is no proceeding threatened, for the total or partial condemnation of such Mortgaged Property that would have a material adverse effect on the value, use or operation of the Mortgaged Property.

(13)	Actions Concerning Mortgage Loan. As of the date of origination and to the Sponsor’s knowledge as of the Cut-off Date, there was no pending or filed action, suit or proceeding, arbitration or governmental investigation involving any Mortgagor, guarantor, or Mortgagor’s interest in the Mortgaged Property, an adverse outcome of which would reasonably be expected to materially and adversely affect (a) such Mortgagor’s title to the Mortgaged Property, (b) the validity or enforceability of the Mortgage, (c) such Mortgagor’s ability to perform under the related Mortgage Loan, (d) such guarantor’s ability to perform under the related guaranty, (e) the principal benefit of the security intended to be provided by the Mortgage Loan documents or (f) the current principal use of the Mortgaged Property.

(14)	Escrow Deposits. All escrow deposits and payments required to be escrowed with Mortgagee pursuant to each Mortgage Loan are in the possession, or under the control, of the Sponsor or its servicer, and there are no deficiencies (subject to any applicable grace or cure periods) in connection therewith, and all such escrows and deposits (or the right thereto) that are required to be escrowed with Mortgagee under the related Loan Documents are being conveyed by the Sponsor to Depositor or its servicer.

(15)	No Holdbacks. The principal amount of the Mortgage Loan stated on the loan schedule attached as an exhibit to the applicable Mortgage Loan Purchase Agreement has been fully disbursed as of the Closing Date and there is no requirement for future advances thereunder (except in those cases where the full amount of the Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs or other matters with respect to the related Mortgaged Property, the Mortgagor or other considerations determined by the Sponsor to merit such holdback).

(16)	Insurance. Each related Mortgaged Property is, and is required pursuant to the related Mortgage to be, insured by a property insurance policy providing coverage for loss in accordance with coverage found under a “special cause of loss form” or “all risk form” that includes replacement cost valuation issued by an insurer meeting the requirements of the related Loan Documents and having a claims-paying or financial strength rating of at least “A-:VIII” from A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” from S&P Global Ratings (collectively the “Insurance Rating Requirements”), in an amount (subject to a customary deductible) not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Mortgagor and included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property.

Each related Mortgaged Property is also covered, and required to be covered pursuant to the related Loan Documents, by business interruption or rental loss insurance which (subject to a customary deductible) covers a period of not less than 12 months (or with respect to each Mortgage Loan on a single asset with a principal balance of $50 million or more, 18 months).

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If any material part of the improvements, exclusive of a parking lot, located on a Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as a “Special Flood Hazard Area,” the related Mortgagor is required to maintain insurance in the maximum amount available under the National Flood Insurance Program, plus such additional excess flood coverage in an amount as is generally required by prudent institutional commercial mortgage lenders originating mortgage loans for securitization.

If the Mortgaged Property is located within 25 miles of the coast of the Gulf of Mexico or the Atlantic coast of Florida, Georgia, South Carolina or North Carolina, the related Mortgagor is required to maintain coverage for windstorm and/or windstorm related perils and/or “named storms” issued by an insurer meeting the Insurance Rating Requirements or endorsement covering damage from windstorm and/or windstorm related perils and/or named storms, in an amount not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Mortgagor and included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property by an insurer meeting the Insurance Rating Requirements.

The Mortgaged Property is covered, and required to be covered pursuant to the related Loan Documents, by a commercial general liability insurance policy issued by an insurer meeting the Insurance Rating Requirements including coverage for property damage, contractual damage and personal injury (including bodily injury and death) in amounts as are generally required by prudent institutional commercial mortgage lenders, and in any event not less than $1 million per occurrence and $2 million in the aggregate.

An architectural or engineering consultant has performed an analysis of each of the Mortgaged Properties located in seismic zones 3 or 4 in order to evaluate the structural and seismic condition of such property, for the sole purpose of assessing the scenario expected limit (“SEL”) for the Mortgaged Property in the event of an earthquake. In such instance, the SEL was based on a 475-year return period, an exposure period of 50 years and a 10% probability of exceedance. If the resulting report concluded that the SEL would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Mortgaged Property was obtained from an insurer rated at least “A:VIII” by A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” by S&P Global Ratings in an amount not less than 100% of the SEL.

The Loan Documents require insurance proceeds in respect of a property loss to be applied either (a) to the repair or restoration of all or part of the related Mortgaged Property, with respect to all property losses in excess of 5% of the then outstanding principal amount of the related Mortgage Loan (or related Loan Combination), the Mortgagee (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses, or (b) to the payment of the outstanding principal balance of such Mortgage Loan together with any accrued interest thereon.

All premiums on all insurance policies referred to in this section required to be paid as of the Cut-off Date have been paid, and such insurance policies name the Mortgagee under the Mortgage Loan and its successors and assigns as a loss payee under a mortgagee endorsement clause or, in the case of the general liability insurance policy, as named or additional insured. Such insurance policies will inure to the benefit of the Trustee. Each related Mortgage Loan obligates the related Mortgagor to maintain all such insurance and, at such Mortgagor’s failure to do so, authorizes the Mortgagee to maintain such insurance at the Mortgagor’s reasonable cost and expense and to charge such Mortgagor for related premiums. All such insurance policies (other than commercial liability policies) require at least 10 days’ prior notice to the Mortgagee of termination or cancellation arising because of nonpayment of a premium and at least 30 days’ prior notice to the Mortgagee of termination or cancellation (or such lesser period, not less than 10 days, as may be required by applicable law) arising for any reason other than non-payment of a premium and no such notice has been received by the Sponsor.

(17)	Access; Utilities; Separate Tax Lots. Each Mortgaged Property (a) is located on or adjacent to a public road and has direct legal access to such road, or has access via an irrevocable easement or irrevocable right of way permitting ingress and egress to/from a public road, (b) is served by or has uninhibited

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access rights to public or private water and sewer (or well and septic) and all required utilities, all of which are appropriate for the current use of the Mortgaged Property, and (c) constitutes one or more separate tax parcels which do not include any property which is not part of the Mortgaged Property or is subject to an endorsement under the related Title Policy insuring the Mortgaged Property, or in certain cases, an application has been, or will be, made to the applicable governing authority for creation of separate tax lots, in which case the Mortgage Loan requires the Mortgagor to escrow an amount sufficient to pay taxes for the existing tax parcel of which the Mortgaged Property is a part until the separate tax lots are created.

(18)	No Encroachments. To the Sponsor’s knowledge based solely on surveys obtained in connection with origination and the Mortgagee’s Title Policy (or, if such policy is not yet issued, a pro forma title policy, a preliminary title policy with escrow instructions or a “marked up” commitment) obtained in connection with the origination of each Mortgage Loan, all material improvements that were included for the purpose of determining the appraised value of the related Mortgaged Property at the time of the origination of such Mortgage Loan are within the boundaries of the related Mortgaged Property, except encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy. No improvements on adjoining parcels encroach onto the related Mortgaged Property except for encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy. No improvements encroach upon any easements except for encroachments the removal of which would not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy.

(19)	No Contingent Interest or Equity Participation. No Mortgage Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature or an equity participation by the Sponsor (except that any ARD Loan may provide for the accrual of the portion of interest in excess of the rate in effect prior to its related Anticipated Repayment Date).

(20)	REMIC. The Mortgage Loan is a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code (but determined without regard to the rule in Treasury Regulations Section 1.860G-2(f)(2) that treats certain defective mortgage loans as qualified mortgages), and, accordingly, (A) the issue price of the Mortgage Loan to the related Mortgagor at origination did not exceed the non-contingent principal amount of the Mortgage Loan and (B) either: (a) such Mortgage Loan is secured by an interest in real property (including permanently affixed buildings and structural components, such as wiring, plumbing systems and central heating and air-conditioning systems, that are integrated into such buildings, serve such buildings in their passive functions and do not produce or contribute to the production of income other than consideration for the use or occupancy of space, but excluding personal property) having a fair market value (i) at the date the Mortgage Loan (or related Loan Combination) was originated at least equal to 80% of the adjusted issue price of the Mortgage Loan (or related Loan Combination) on such date or (ii) at the Closing Date at least equal to 80% of the adjusted issue price of the Mortgage Loan (or related Loan Combination) on such date, provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (A) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (B) a proportionate amount of any lien that is in parity with the Mortgage Loan; or (b) substantially all of the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such Mortgage Loan (other than a recourse feature or other third-party credit enhancement within the meaning of Treasury Regulations Section 1.860G-2(a)(1)(ii)). If the Mortgage Loan was “significantly modified” prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code, it either (x) was modified as a result of the default or reasonably foreseeable default of such Mortgage Loan or (y) satisfies the provisions of either sub-clause (B)(a)(i) above (substituting the date of the last such modification for the date the Mortgage Loan was originated) or sub-clause (B)(a)(ii), including the proviso thereto. Any prepayment premium and yield maintenance charges applicable to the Mortgage Loan constitute “customary prepayment penalties” within the meaning of Treasury Regulations Section 1.860G-1(b)(2). All terms used in this paragraph shall have the same meanings as set forth in the related Treasury Regulations.

(21)	Compliance with Usury Laws. The Mortgage Rate (exclusive of any default interest, late charges, yield maintenance charge, or prepayment premiums) of such Mortgage Loan complied as of the date of origination with, or was exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury.

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(22)	Authorized to do Business. To the extent required under applicable law, as of the Cut-off Date or as of the date that such entity held the Mortgage Note, each holder of the Mortgage Note was authorized to originate, acquire and/or hold (as applicable) the Mortgage Note in the jurisdiction in which each related Mortgaged Property is located, or the failure to be so authorized does not materially and adversely affect the enforceability of such Mortgage Loan by the Trust.

(23)	Trustee under Deed of Trust. With respect to each Mortgage which is a deed of trust, as of the date of origination and, to the Sponsor’s knowledge, as of the Closing Date, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or has been substituted in accordance with the Mortgage and applicable law or may be substituted in accordance with the Mortgage and applicable law by the related Mortgagee.

(24)	Local Law Compliance. To the Sponsor’s knowledge, based upon any of a letter from any governmental authorities, a legal opinion, an architect’s letter, a zoning consultant’s report, an endorsement to the related Title Policy, a survey or other affirmative investigation of local law compliance consistent with the investigation conducted by the Sponsor for similar commercial and multifamily mortgage loans intended for securitization, there are no material violations of applicable zoning ordinances, building codes and land laws (collectively “Zoning Regulations”) with respect to the improvements located on or forming part of each Mortgaged Property securing a Mortgage Loan as of the date of origination of such Mortgage Loan (or related Loan Combination, as applicable) or as of the Cut-off Date, other than those which (i) are insured by the Title Policy or a law and ordinance insurance policy or (ii) would not have a material adverse effect on the value, operation or net operating income of the Mortgaged Property. The terms of the Loan Documents require the Mortgagor to comply in all material respects with all applicable governmental regulations, zoning and building laws.

(25)	Licenses and Permits. Each Mortgagor covenants in the Loan Documents that it shall keep all material licenses, permits and applicable governmental authorizations necessary for its operation of the Mortgaged Property in full force and effect, and to the Sponsor’s knowledge based upon any of a letter from any government authorities or other affirmative investigation of local law compliance consistent with the investigation conducted by the Sponsor for similar commercial and multifamily mortgage loans intended for securitization, all such material licenses, permits and applicable governmental authorizations are in effect. The Mortgage Loan requires the related Mortgagor to be qualified to do business in the jurisdiction in which the related Mortgaged Property is located.

(26)	Recourse Obligations. The Loan Documents for each Mortgage Loan provide that such Mortgage Loan (a) becomes full recourse to the Mortgagor and guarantor (which is a natural person or persons, or an entity distinct from the Mortgagor (but may be affiliated with the Mortgagor) that has assets other than equity in the related Mortgaged Property that are not de minimis) in any of the following events: (i) if any voluntary petition for bankruptcy, insolvency, dissolution or liquidation pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by the Mortgagor; (ii) the Mortgagor or guarantor shall have colluded with (or, alternatively, solicited or caused to be solicited) other creditors to cause an involuntary bankruptcy filing with respect to the Mortgagor or (iii) voluntary transfers of either the Mortgaged Property or equity interests in Mortgagor made in violation of the Loan Documents; and (b) contains provisions providing for recourse against the Mortgagor and guarantor (which is a natural person or persons, or an entity distinct from the Mortgagor (but may be affiliated with the Mortgagor) that has assets other than equity in the related Mortgaged Property that are not de minimis), for losses and damages sustained by reason of Mortgagor’s (i) misappropriation of rents after the occurrence of an event of default under the Mortgage Loan; (ii) misappropriation of (A) insurance proceeds or condemnation awards or (B) security deposits or, alternatively, the failure of any security deposits to be delivered to Mortgagee upon foreclosure or action in lieu thereof (except to the extent applied in accordance with leases prior to a Mortgage Loan event of default); (iii) fraud or intentional material misrepresentation; (iv) breaches of the environmental covenants in the Loan Documents; or (v) commission of intentional material physical waste at the Mortgaged Property (but, in some cases, only to the extent there is sufficient cash flow generated by the related Mortgaged Property to prevent such waste).

(27)	Mortgage Releases. The terms of the related Mortgage or related Loan Documents do not provide for release of any material portion of the Mortgaged Property from the lien of the Mortgage except (a) a partial release, accompanied by principal repayment, of not less than a specified percentage at least

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equal to the lesser of (i) 110% of the related allocated loan amount of such portion of the Mortgaged Property and (ii) the outstanding principal balance of the Mortgage Loan, (b) upon payment in full of such Mortgage Loan, (c) upon a Defeasance defined in (32) below, (d) releases of out-parcels that are unimproved or other portions of the Mortgaged Property which will not have a material adverse effect on the underwritten value of the Mortgaged Property and which were not afforded any material value in the appraisal obtained at the origination of the Mortgage Loan and are not necessary for physical access to the Mortgaged Property or compliance with zoning requirements, or (e) as required pursuant to an order of condemnation or taking by a State or any political subdivision or authority thereof. With respect to any partial release under the preceding clauses (a) or (d), either: (x) such release of collateral (i) would not constitute a “significant modification” of the subject Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b)(2) and (ii) would not cause the subject Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Section 860G(a)(3)(A) of the Code; or (y) the Mortgagee or servicer can, in accordance with the related Loan Documents, condition such release of collateral on the related Mortgagor’s delivery of an opinion of tax counsel to the effect specified in the immediately preceding clause (x). For purposes of the preceding clause (x), for all Mortgage Loans originated after December 6, 2010, if the fair market value of the real property constituting such Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the Mortgage Loan) after the release is not equal to at least 80% of the principal balance of the Mortgage Loan (or related Loan Combination) outstanding after the release, the Mortgagor is required to make a payment of principal in an amount not less than the amount required by the REMIC Provisions.

With respect to any partial release under the preceding clause (e), for all Mortgage Loans originated after December 6, 2010, the Mortgagor can be required to pay down the principal balance of the Mortgage Loan (or related Loan Combination) in an amount not less than the amount required by the REMIC Provisions and, to such extent, such amount may not be required to be applied to the restoration of the Mortgaged Property or released to the Mortgagor, if, immediately after the release of such portion of the Mortgaged Property from the lien of the Mortgage (but taking into account the planned restoration) the fair market value of the real property constituting the remaining Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the Mortgage Loan) is not equal to at least 80% of the remaining principal balance of the Mortgage Loan (or related Loan Combination).

No Mortgage Loan that is secured by more than one Mortgaged Property or that is cross-collateralized with another Mortgage Loan permits the release of cross-collateralization of the related Mortgaged Properties or a portion thereof, including due to partial condemnation, other than in compliance with the REMIC Provisions.

(28)	Financial Reporting and Rent Rolls. The Mortgage Loan documents for each Mortgage Loan require the Mortgagor to provide the owner or holder of the Mortgage with quarterly (other than for single-tenant properties) and annual operating statements, and quarterly (other than for single-tenant properties) rent rolls for properties that have leases contributing more than 5% of the in-place base rent and annual financial statements, which annual financial statements with respect to each Mortgage Loan with more than one Mortgagor are in the form of an annual combined balance sheet of the Mortgagor entities (and no other entities), together with the related combined statements of operations, members’ capital and cash flows, including a combining balance sheet and statement of income for the Mortgaged Properties on a combined basis.

(29)	Acts of Terrorism Exclusion. With respect to each Mortgage Loan over $20 million, the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) do not specifically exclude Acts of Terrorism, as defined in the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2007, and as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (collectively referred to as “TRIA”), from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each other Mortgage Loan, the related special all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) did not, as of the date of origination of the Mortgage Loan, and, to the Sponsor’s knowledge, do not, as of the Cut-off Date, specifically exclude Acts of Terrorism, as defined in TRIA, from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With

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respect to each Mortgage Loan, the related Loan Documents do not expressly waive or prohibit the Mortgagee from requiring coverage for Acts of Terrorism, as defined in TRIA, or damages related thereto; provided, however, that if TRIA or a similar or subsequent statute is not in effect, then, provided that terrorism insurance is commercially available, the Mortgagor under each Mortgage Loan is required to carry terrorism insurance, but in such event the Mortgagor shall not be required to spend more than the Terrorism Cap Amount on terrorism insurance coverage, and if the cost of terrorism insurance exceeds the Terrorism Cap Amount, the Mortgagor is required to purchase the maximum amount of terrorism insurance available with funds equal to the Terrorism Cap Amount. The “Terrorism Cap Amount” is the specified percentage (which is at least equal to 200%) of the amount of the insurance premium that is payable at such time in respect of the property and business interruption/rental loss insurance required under the related Loan Documents (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance).

(30)	Due on Sale or Encumbrance. Subject to specific exceptions set forth below, each Mortgage Loan contains a “due on sale” or other such provision for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the consent of the holder of the Mortgage (which consent, in some cases, may not be unreasonably withheld) and/or complying with the requirements of the related Loan Documents (which provide for transfers without the consent of the Mortgagee which are customarily acceptable to prudent commercial and multifamily mortgage lending institutions lending on the security of property comparable to the related Mortgaged Property, including, without limitation, transfers of worn-out or obsolete furnishings, fixtures, or equipment promptly replaced with property of equivalent value and functionality and transfers by leases entered into in accordance with the Loan Documents), (a) the related Mortgaged Property, or any equity interest of greater than 50% in the related Mortgagor, is directly or indirectly pledged, transferred or sold, other than as related to (i) family and estate planning transfers or transfers upon death or legal incapacity, (ii) transfers to certain affiliates as defined in the related Loan Documents, (iii) transfers of less than, or other than, a controlling interest in the related Mortgagor, (iv) transfers to another holder of direct or indirect equity in the Mortgagor, a specific Person designated in the related Loan Documents or a Person satisfying specific criteria identified in the related Loan Documents, such as a qualified equityholder, (v) transfers of stock or similar equity units in publicly traded companies or (vi) a substitution or release of collateral within the parameters of paragraphs (27) and (32) of this Annex E-1-A or the exceptions thereto set forth on Annex E-1-B, or (vii) as set forth on an exhibit to the applicable Mortgage Loan Purchase Agreement by reason of any mezzanine debt that existed at the origination of the related Mortgage Loan, or future permitted mezzanine debt as set forth on an exhibit to the applicable Mortgage Loan Purchase Agreement or (b) the related Mortgaged Property is encumbered with a subordinate lien or security interest against the related Mortgaged Property, other than (i) any Companion Loan of any Mortgage Loan or any subordinate debt that existed at origination and is permitted under the related Loan Documents, (ii) purchase money security interests (iii) any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan, as set forth on an exhibit to the applicable Mortgage Loan Purchase Agreement or (iv) Permitted Encumbrances. The Mortgage or other Loan Documents provide that to the extent any Rating Agency fees are incurred in connection with the review of and consent to any transfer or encumbrance, the Mortgagor is responsible for such payment along with all other reasonable out-of-pocket fees and expenses incurred by the Mortgagee relative to such transfer or encumbrance.

(31)	Single-Purpose Entity. Each Mortgage Loan requires the Mortgagor to be a Single-Purpose Entity for at least as long as the Mortgage Loan is outstanding. Both the Loan Documents and the organizational documents of the Mortgagor with respect to each Mortgage Loan with a Cut-off Date Balance in excess of $5 million provide that the Mortgagor is a Single-Purpose Entity, and each Mortgage Loan with a Cut-off Date Balance of $20 million or more has a counsel’s opinion regarding non-consolidation of the Mortgagor. For this purpose, a “Single-Purpose Entity” shall mean an entity, other than an individual, whose organizational documents (or if the Mortgage Loan has a Cut-off Date Balance equal to $5 million or less, its organizational documents or the related Loan Documents) provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties securing the Mortgage Loans and prohibit it from engaging in any business unrelated to such Mortgaged Property or Properties, and whose organizational documents further provide, or which entity represented in the related Loan Documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related

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Loan Documents, that it has its own books and records and accounts separate and apart from those of any other person (other than a Mortgagor for a Mortgage Loan that is cross-collateralized and cross-defaulted with the related Mortgage Loan), and that it holds itself out as a legal entity, separate and apart from any other person or entity.

(32)	Defeasance. With respect to any Mortgage Loan that, pursuant to the Loan Documents, can be defeased (a “Defeasance”), (i) the Loan Documents provide for defeasance as a unilateral right of the Mortgagor, subject to satisfaction of conditions specified in the Loan Documents; (ii) the Mortgage Loan cannot be defeased within two years after the Closing Date; (iii) the Mortgagor is permitted to pledge only United States “government securities” within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(ii), the revenues from which will, in the case of a full Defeasance, be sufficient to make all scheduled payments under the Mortgage Loan when due, including the entire remaining principal balance on the maturity date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment penalty) or, if the Mortgage Loan is an ARD Loan, the entire principal balance outstanding on the related Anticipated Repayment Date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment penalty), and if the Mortgage Loan permits partial releases of real property in connection with partial defeasance, the revenues from the collateral will be sufficient to pay all such scheduled payments calculated on a principal amount equal to a specified percentage at least equal to the lesser of (A) 110% of the allocated loan amount for the real property to be released and (B) the outstanding principal balance of the Mortgage Loan; (iv) the Mortgagor is required to provide a certification from an independent certified public accountant that the collateral is sufficient to make all scheduled payments under the Mortgage Note as set forth in (iii) above; (v) if the Mortgagor would continue to own assets in addition to the defeasance collateral, the portion of the Mortgage Loan secured by defeasance collateral is required to be assumed (or the Mortgagee may require such assumption) by a Single-Purpose Entity; (vi) the Mortgagor is required to provide an opinion of counsel that the Mortgagee has a perfected security interest in such collateral prior to any other claim or interest; and (vii) the Mortgagor is required to pay all rating agency fees associated with defeasance (if rating confirmation is a specific condition precedent thereto) and all other reasonable out-of-pocket expenses associated with defeasance, including, but not limited to, accountant’s fees and opinions of counsel.

(33)	Fixed Interest Rates. Each Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such Mortgage Loan, except in the case of ARD Loans and in situations where default interest is imposed.

(34)	Ground Leases. For purposes of this Annex E-1-A, a “Ground Lease” shall mean a lease creating a leasehold estate in real property where the fee owner as the ground lessor conveys for a term or terms of years its entire interest in the land and buildings and other improvements, if any, comprising the premises demised under such lease to the ground lessee (who may, in certain circumstances, own the building and improvements on the land), subject to the reversionary interest of the ground lessor as fee owner and does not include industrial development agency (IDA) or similar leases for purposes of conferring a tax abatement or other benefit.

With respect to any Mortgage Loan where the Mortgage Loan is secured by a leasehold estate under a Ground Lease in whole or in part, and the related Mortgage does not also encumber the related lessor’s fee interest in such Mortgaged Property, based upon the terms of the Ground Lease and any estoppel or other agreement received from the ground lessor in favor of the Sponsor, its successors and assigns, the Sponsor represents and warrants that:

(a)	The Ground Lease or a memorandum regarding such Ground Lease has been duly recorded or submitted for recordation in a form that is acceptable for recording in the applicable jurisdiction. The Ground Lease or an estoppel or other agreement received from the ground lessor permits the interest of the lessee to be encumbered by the related Mortgage and does not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would materially adversely affect the security provided by the related Mortgage. No material change in the terms of the Ground Lease had occurred since the origination of the Mortgage Loan, except as reflected in any written instruments which are included in the related Mortgage File;

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(b)	The lessor under such Ground Lease has agreed in a writing included in the related Mortgage File (or in such Ground Lease) that the Ground Lease may not be amended or modified, or canceled or terminated by agreement of lessor and lessee, without the prior written consent of the Mortgagee;

(c)	The Ground Lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by either Mortgagor or the Mortgagee) that extends not less than 20 years beyond the stated maturity of the related Mortgage Loan, or ten years past the stated maturity if such Mortgage Loan fully amortizes by the stated maturity (or with respect to a Mortgage Loan that accrues on an Actual/360 Basis, substantially amortizes);

(d)	The Ground Lease either (i) is not subject to any liens or encumbrances superior to, or of equal priority with, the Mortgage, except for the related fee interest of the ground lessor and the Permitted Encumbrances, or (ii) is subject to a subordination, non-disturbance and attornment agreement to which the Mortgagee on the lessor’s fee interest in the Mortgaged Property is subject;

(e)	The Ground Lease does not place commercially unreasonable restrictions on the identity of the Mortgagee and the Ground Lease is assignable to the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor thereunder (provided that proper notice is delivered to the extent required in accordance with the Ground Lease), and in the event it is so assigned, it is further assignable by the holder of the Mortgage Loan and its successors and assigns without the consent of (but with prior notice to) the lessor;

(f)	The Sponsor has not received any written notice of material default under or notice of termination of such Ground Lease. To the Sponsor’s knowledge, there is no material default under such Ground Lease and no condition that, but for the passage of time or giving of notice, would result in a material default under the terms of such Ground Lease and to the Sponsor’s knowledge, such Ground Lease is in full force and effect as of the Closing Date;

(g)	The Ground Lease or ancillary agreement between the lessor and the lessee requires the lessor to give to the Mortgagee written notice of any default, and provides that no notice of default or termination is effective against the Mortgagee unless such notice is given to the Mortgagee;

(h)	The Mortgagee is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the Ground Lease through legal proceedings) to cure any default under the Ground Lease which is curable after the Mortgagee’s receipt of notice of any default before the lessor may terminate the Ground Lease;

(i)	The Ground Lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by a prudent commercial mortgage lender;

(j)	Under the terms of the Ground Lease, an estoppel or other agreement received from the ground lessor and the related Mortgage (taken together), any related insurance proceeds or the portion of the condemnation award allocable to the ground lessee’s interest (other than (i) de minimis amounts for minor casualties or (ii) in respect of a total or substantially total loss or taking as addressed in subpart (k)) will be applied either to the repair or to restoration of all or part of the related Mortgaged Property with (so long as such proceeds are in excess of the threshold amount specified in the related Loan Documents) the Mortgagee or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest;

(k)	In the case of a total or substantially total taking or loss, under the terms of the Ground Lease, an estoppel or other agreement and the related Mortgage (taken together), any related insurance proceeds, or portion of the condemnation award allocable to the ground lessee’s interest in respect of a total or substantially total loss or taking of the related Mortgaged Property to the extent not applied to restoration, will be applied first to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest; and

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(l)	Provided that the Mortgagee cures any defaults which are susceptible to being cured, the ground lessor has agreed to enter into a new lease with the Mortgagee upon termination of the Ground Lease for any reason, including rejection of the Ground Lease in a bankruptcy proceeding.

(35)	Servicing. The servicing and collection practices used by the Sponsor with respect to the Mortgage Loan have been, in all respects, legal and have met customary industry standards for servicing of commercial loans for conduit loan programs.

(36)	Origination and Underwriting. The origination practices of the Sponsor (or the related originator if the Sponsor was not the originator) with respect to each Mortgage Loan have been, in all material respects, legal and as of the date of its origination, such Mortgage Loan (or the related Loan Combination, as applicable) and the origination thereof complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mortgage Loan; provided that such representation and warranty does not address or otherwise cover any matters with respect to federal, state or local law otherwise covered in this Annex E-1-A.

(37)	No Material Default; Payment Record. No Mortgage Loan has been more than 30 days delinquent, without giving effect to any grace or cure period, in making required debt service payments since origination and, as of the Cut-off Date, no Mortgage Loan is more than 30 days delinquent (beyond any applicable grace or cure period) in making required payments as of the Closing Date. To the Sponsor’s knowledge, there is (a) no material default, breach, violation or event of acceleration existing under the related Mortgage Loan, or (b) no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, which default, breach, violation or event of acceleration, in the case of either (a) or (b), materially and adversely affects the value of the Mortgage Loan or the value, use or operation of the related Mortgaged Property, provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of an exception scheduled to any other representation and warranty made by the Sponsor in this Annex E-1-A (including, but not limited to, the prior sentence). No person other than the holder of such Mortgage Loan may declare any event of default under the Mortgage Loan or accelerate any indebtedness under the Mortgage Loan documents.

(38)	Bankruptcy. As of the date of origination of the related Mortgage Loan and to the Sponsor’s knowledge as of the Cut-off Date, neither the Mortgaged Property (other than any tenants of such Mortgaged Property), nor any portion thereof, is the subject of, and no Mortgagor, guarantor or tenant occupying a single-tenant property is a debtor in a state or federal bankruptcy, insolvency or similar proceeding.

(39)	Organization of Mortgagor. With respect to each Mortgage Loan, in reliance on certified copies of the organizational documents of the Mortgagor delivered by the Mortgagor in connection with the origination of such Mortgage Loan (or related Loan Combination, as applicable), the Mortgagor is an entity organized under the laws of a state of the United States of America, the District of Columbia or the Commonwealth of Puerto Rico. Except with respect to any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan, no Mortgage Loan has a Mortgagor that is an affiliate of another Mortgagor under another Mortgage Loan.

(40)	Environmental Conditions. A Phase I environmental site assessment (or update of a previous Phase I and or Phase II site assessment) and, with respect to certain Mortgage Loans, a Phase II environmental site assessment (collectively, an “ESA”) meeting ASTM requirements were conducted by a reputable environmental consultant in connection with such Mortgage Loan within 12 months prior to its origination date (or an update of a previous ESA was prepared), and such ESA (i) did not identify the existence of recognized environmental conditions (as such term is defined in ASTM E1527-05 or its successor, an “Environmental Condition”) at the related Mortgaged Property or the need for further investigation, or (ii) if the existence of an Environmental Condition or need for further investigation was indicated in any such ESA, then at least one of the following statements is true: (A) an amount reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure any material noncompliance with applicable Environmental Laws or the Environmental Condition has been escrowed by the related Mortgagor and is held or controlled by the related Mortgagee; (B) if the only Environmental Condition relates to the presence of asbestos-containing materials, radon in indoor air, lead based paint or lead in drinking water, the only recommended action in the ESA is the institution of such a plan, an

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operations or maintenance plan has been required to be instituted by the related Mortgagor that, based on the ESA, can reasonably be expected to mitigate the identified risk; (C) the Environmental Condition identified in the related environmental report was remediated or abated in all material respects prior to the date hereof, and, if and as appropriate, a no further action or closure letter was obtained from the applicable governmental regulatory authority (or the environmental issue affecting the related Mortgaged Property was otherwise listed by such governmental authority as “closed” or a reputable environmental consultant has concluded that no further action is required); (D) an environmental policy or a lender’s pollution legal liability insurance policy meeting the requirements set forth below that covers liability for the identified circumstance or condition was obtained from an insurer rated no less than A- (or the equivalent) by Moody’s Investors Service, Inc., S&P Global Ratings and/or Fitch Ratings, Inc.; (E) a party not related to the Mortgagor was identified as the responsible party for such condition or circumstance and such responsible party has financial resources reasonably estimated to be adequate to address the situation; or (F) a party related to the Mortgagor having financial resources reasonably estimated to be adequate to address the situation is required to take action. To the Sponsor’s knowledge, except as set forth in the ESA, there is no Environmental Condition (as such term is defined in ASTM E1527-05 or its successor) at the related Mortgaged Property.

(41)	Appraisal. The Mortgage File contains an appraisal of the related Mortgaged Property with an appraisal date within six months of the Mortgage Loan origination date, and within 12 months of the Closing Date. The appraisal is signed by an appraiser who is a Member of the Appraisal Institute (“MAI”) and, to the Sponsor’s knowledge, had no interest, direct or indirect, in the Mortgaged Property or the Mortgagor or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan. Each appraiser has represented in such appraisal or in a supplemental letter that the appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation. Each appraisal contains a statement, or is accompanied by a letter from the appraiser, to the effect that the appraisal was performed in accordance with the requirements of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as in effect on the date such Mortgage Loan was originated.

(42)	Mortgage Loan Schedule. The information pertaining to each Mortgage Loan which is set forth in the loan schedule attached as an exhibit to the related Mortgage Loan Purchase Agreement is true and correct in all material respects as of the Cut-off Date and contains all information required by the Pooling and Servicing Agreement to be contained therein.

(43)	Cross-Collateralization. Except with respect to a Mortgage Loan that is part of a Loan Combination, no Mortgage Loan is cross-collateralized or cross-defaulted with any other Mortgage Loan that is outside the Mortgage Pool, except as set forth on Annex E-1-B.

(44)	Advance of Funds by the Sponsor. After origination, no advance of funds has been made by the Sponsor to the related Mortgagor other than in accordance with the Loan Documents, and, to the Sponsor’s knowledge, no funds have been received from any person other than the related Mortgagor or an affiliate for, or on account of, payments due on the Mortgage Loan (other than as contemplated by the Loan Documents, such as, by way of example and not in limitation of the foregoing, amounts paid by the tenant(s) into a Mortgagee-controlled lockbox if required or contemplated under the related lease or Loan Documents). Neither the Sponsor nor any affiliate thereof has any obligation to make any capital contribution to any Mortgagor under a Mortgage Loan, other than contributions made on or prior to the date hereof.

(45)	Compliance with Anti-Money Laundering Laws. The Sponsor has complied in all material respects with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 with respect to the origination of the Mortgage Loan.

For purposes of these representations and warranties, “Mortgagee” means the mortgagee, grantee or beneficiary under any Mortgage, any holder of legal title to any portion of any Mortgage Loan or, if applicable, any agent or servicer on behalf of such party.

For purposes of these representations and warranties, the phrases “the Sponsor’s knowledge” or “the Sponsor’s belief” and other words and phrases of like import mean, except where otherwise expressly set forth in these representations and warranties, the actual state of knowledge or belief of the Sponsor, its officers and

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employees directly responsible for the underwriting, origination, servicing or sale of the Mortgage Loans regarding the matters expressly set forth in these representations and warranties.

E-1-A-14

ANNEX E-1-B

EXCEPTIONS TO SPONSOR REPRESENTATIONS AND WARRANTIES
(Citi Real Estate Funding Inc.)

The exceptions to the representations and warranties set forth below are listed by the number of the related representation and warranty set forth on Annex E-1-A to this prospectus and the Mortgaged Property name and number identified on Annex A to this prospectus. Capitalized terms used but not otherwise defined in this Annex E-1-B will have the meanings set forth in this prospectus or, if not defined in this prospectus, will have the same meanings as when used in the related Mortgage Loan Purchase Agreement.

Representation Number on Annex E-1-A	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception
(16) Insurance	7 East 96th Street (Loan No. 14)	All insurance policies must be provided by insurance companies having a general policy rating of A or better and a financial class of X or better by A.M. Best Company, Inc., and a claims paying ability/financial strength rating of “A-” (or its equivalent) or better by S&P; provided, however, multilayered policies provided by a syndicate of insurers through which at least 75% of the coverage (if there are 4 or fewer members of the syndicate) or at least 60% of the coverage (if there are 5 or more members of the syndicate) is with insurers having such ratings (provided that the first layers of coverage are from insurers rated at least “A-” by S&P and “A2” by Moody’s (or, if Moody’s does not rate such insurer, at least “A: VIII” by AM Best)), and all such insurers shall have ratings of not less than “BBB+” by S&P and “Baa1” by Moody’s (or, if Moody’s does not rate such insurer, at least “A: VIII” by AM Best), shall be permitted.
(16) Insurance	1322 3rd Street Promenade (Loan No. 29)	The Mortgage Loan is secured by a leasehold estate under a ground lease. That ground lease provides that the lender shall not be named as a loss payee to the Mortgagor’s insurance policies; the lender is named as an additional insured to Mortgagor’s general liability policy. The ground lease provides that insurance proceeds in excess of the lesser of (i) 5% of the then outstanding principal balance of the loan, or (ii) $100,000 shall be paid to an insurance trustee to hold and disburse such proceeds as the repair and restoration progresses. The insurance trustee will be Wells Fargo Bank or another government regulated financial institution with a credit rating of at least an “A” by S&P, “A2” by Moody’s or “A” by Fitch.
(26) Recourse Obligations	501 Riverside Avenue (Loan No. 10)	The Mortgage Loan Documents provide for recourse to the related Mortgagor (but not the related guarantor) for breaches of the environmental covenants in the Mortgage Loan Documents. The related Mortgagor has obtained an environmental insurance policy at origination and is obligated to maintain environmental insurance with coverages, deductibles, amounts and other terms and conditions, in each case, consistent with the environmental insurance obtained at origination.
(26) Recourse Obligations	IGT Reno (Loan No. 11)	The related guarantors are severally (by proportionate share of ownership in the related Mortgagor) but not jointly liable for the recourse carveout obligations described in the Mortgage Loan documents.
(26) Recourse Obligations	1566 Third Avenue (Loan No. 39)	The Mortgage Loan is fully recourse to the related Mortgagor and guarantor for any voluntary transfer or conveyance by the Mortgagor of its fee estate in the Mortgaged Property, any voluntary transfer or conveyance of any direct and/or indirect controlling interest in the Mortgagor, or the granting by Mortgagor of a mortgage or other voluntary monetary lien against Borrower’s fee estate in the Property, in violation of the Mortgage Loan documents. The Mortgage Loan is recourse to the related Mortgagor and guarantor for losses resulting from any involuntary transfer or conveyance by the Mortgagor of its fee estate in the Mortgaged Property, any voluntary transfer or conveyance of any, direct and/or indirect, non-controlling interest in the related Mortgagor, or any involuntary transfer or conveyance of any controlling or non-controlling, direct and/or indirect interest in the Mortgagor, in each case in violation of the Mortgage Loan documents.

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Representation Number on Annex E-1-A	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception
(31) Single-Purpose Entity	Brookwood Self Storage TX Portfolio (Loan No. 12)	The Mortgagor was not required to deliver a non-consolidation opinion at origination of the Mortgage Loan.
(31) Single-Purpose Entity	7 East 96th Street (Loan No. 14)	The Mortgagor was not required to deliver a non-consolidation opinion at origination of the Mortgage Loan.
(31) Single-Purpose Entity	Fresenius Medical Center Evergreen (Loan No. 40)	The related Mortgagor owned property adjacent to the Mortgaged Property that was transferred out of the Mortgagor in connection with the origination of the Mortgage Loan.
(34) Ground Leases	1322 3rd Street Promenade (Loan No. 29)

(h) The lender’s cure rights run concurrently with those of the Mortgagor. Mortgagor has 30 days to cure non-monetary defaults, or to commence cure of same if cure will take longer than 30 days. Mortgagor has 30 days to cure monetary defaults.

(k) In event of condemnation, the ground lease requires that any proceeds will be paid first to the lender in an amount equal to the lesser of (i) the actual then-outstanding principal balance of the Mortgage Loan or (ii) what the then-remaining amortized balance of the Mortgage Loan would be on such date if the original principal amount of the Mortgage Loan were amortized pursuant to its terms.

(39) Organization of Mortgagor	Brookwood Self Storage LA-MS Portfolio (Loan No. 6) Brookwood Self Storage TX Portfolio (Loan No. 12)	The related Mortgagors are affiliates.
(39) Organization of Mortgagor	Fort Knox Self Storage (Loan No. 38) CityLine Self Storage PA & LA Portfolio (Loan No. 45)	The related Mortgagors are affiliates.
(39) Organization of Mortgagor	Fresenius Medical Center Evergreen (Loan No. 40) Fresenius Medical Center Mora (Loan No. 48)	The related Mortgagors are affiliates.

E-1-B-2

EXCEPTIONS TO SPONSOR REPRESENTATIONS AND WARRANTIES

(Citigroup Global Markets Realty Corp.)

The exceptions to the representations and warranties set forth below are listed by the number of the related representation and warranty set forth on Annex E-1-A to this prospectus and the Mortgaged Property name and number identified on Annex A to this prospectus. Capitalized terms used but not otherwise defined in this Annex E-1-B will have the meanings set forth in this prospectus or, if not defined in this prospectus, will have the same meanings as when used in the related Mortgage Loan Purchase Agreement.

Representation Number on Annex E-1-A	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception
(4) Mortgage Status; Waivers and Modifications	3925 Brookside Parkway (Loan No. 30)	The related sponsor (also the owner of 100% of the related Mortgagor and the non-recourse carveout guarantor) is AmTrust Financial Services, Inc. (“AmTrust”). AmTrust is also the sole tenant at the related Mortgaged Property, occupying approximately 77.7% of the net rentable square footage. The related Mortgagor and AmTrust self-reported to the lender that certain financial statements delivered to the lender in connection with the origination of the Mortgage Loan did not fairly and accurately present the financial condition and results of operations of AmTrust. As a result, certain representations and warranties made to the lender in the Mortgage Loan documents with respect to AmTrust’s financial statements and books and records were not accurate. The lender has waived any defaults under the Mortgage Loan documents which would specifically arise in connection with such financial statements and books and records at the time of the Mortgage Loan origination. AmTrust has since provided updated financial statements.
(13) Actions Concerning Mortgage Loan	3925 Brookside Parkway (Loan No. 30)

The related sponsor (also the owner of 100% of the related Mortgagor and the non-recourse carveout guarantor) is AmTrust Financial Services, Inc. (“AmTrust”). AmTrust is also the sole tenant at the related Mortgaged Property, occupying approximately 77.7% of the net rentable square footage. On February 27, 2017, AmTrust announced that it had identified material weaknesses in its internal control over financial reporting that existed as of December 31, 2016, stating that it was specifically related to ineffective assessment of the risks associated with the financial reporting and an insufficient complement of corporate accounting and corporate financial reporting resources within the organization. On March 16, 2017, AmTrust disclosed that the audit committee of its board of directors, in consultation with AmTrust management and AmTrust’s current and former independent registered public accounting firms, concluded that AmTrust’s previously issued Consolidated Financial Statements for fiscal years 2015 and 2014, along with each of the four quarters included in fiscal year 2015 as well as the first three quarters of fiscal year 2016, needed to be restated.

Accordingly, on April 4, 2017, AmTrust filed its Annual Report on Form 10-K for the year ended December 31, 2016 (the “AmTrust Annual Report”) which included restated audited results as of and for the years ended December 31, 2015 and 2014, as well as restated unaudited quarterly financial data for fiscal year 2015 and the first three quarters of 2016. According to AmTrust, the restatements primarily involved the timing of recognition of revenue in AmTrust’s service and fee business, and the total impact of the restatements to net income attributable to common stockholders in 2014 and 2015 was a decline of 7.2% and 11.2%, respectively. On April 11, 2017, The Wall Street Journal reported that the U.S. Securities and Exchange Commission and the Federal Bureau of Investigation were conducting parallel investigations of AmTrust, focused on AmTrust’s accounting practices, and that the New York Department of Financial Services was conducting a special examination of AmTrust’s New York unit. In a press release responding to those reports, AmTrust denied that any investigation was being conducted.

According to the AmTrust Annual Report, AmTrust and certain of its officers are defendants in related putative securities class action lawsuits filed in February and March of 2017 in the United States District Courts for the Central District of California and the Southern District of New York. Plaintiffs in the lawsuits purport to represent a class of AmTrust stockholders who purchased shares between March 2015 and March

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Representation Number on Annex E-1-A	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception
2017. In addition, on April 7, 2015, one of AmTrust’s stockholders filed a derivative action in the Court of Chancery of the State of Delaware against, among others, AmTrust, as nominal defendant, and its board of directors. According to the AmTrust Annual Report, the stockholder’s claims allege breaches of the duties of loyalty and care on the part of AmTrust’s directors and majority shareholders related to AmTrust’s transactions involving Tower Group International, Ltd. The amended complaint seeks damages, disgorgement and reform of AmTrust’s governance practices. Following the filing of the AmTrust Annual Report, additional lawsuits may have been filed in connection with the matters described above. There is no assurance that additional lawsuits will not be filed and additional governmental investigations will not be commenced in the future. There is no assurance that any existing or additional lawsuits or investigations will not have an adverse effect on AmTrust’s ability to conduct its business or perform its obligations under the related guaranty or under its lease of the Mortgaged Property.
(16) Insurance	General Motors Building (Loan No. 1)	Terrorism insurance may be maintained by the Mortgagor with NYXP, LLC, a captive insurance company, under certain conditions as further described in the Mortgage Loan documents, including but not limited to the requirement that those covered losses which are not reinsured by the federal government under TRIPRA are reinsured with a cut-through endorsement (or its equivalent) by a third party insurer rated not less than “A:X” or better in the current best’s insurance reports, “A” by S&P, and “A2” or better by Moody’s, to the extent Moody’s rates securities and rates the applicable insurer.
(26) Recourse Obligations	General Motors Building (Loan No. 1)	The Mortgage Loan is recourse in accordance with the terms of the Mortgage Loan documents to the Mortgagor only. The Mortgagor is the only indemnitor under the environmental indemnity agreement.
(30) Due on Sale or Encumbrance	General Motors Building (Loan No. 1)	The Mortgage Loan documents permit, without the lender’s consent, (i) transfers of direct or indirect interests in the Mortgagor, provided that after giving effect to any such transfer, (A) Boston Properties Limited Partnership (“BPLP”), one of the Mortgage Loan sponsors, will, directly or indirectly, own at least twenty percent of the interests in the Mortgagor; and (B) BPLP shall, directly or indirectly, retain the day-to-day management and operational control rights over the Mortgagor (subject to customary major decision consent rights of certain indirect owners of the Mortgagor); and (ii) a merger, consolidation, sale of all or substantially all assets, or similar transactions as to BPLP and/or its general partner Boston Properties, Inc. (“BPI”) resulting in BPLP and/or BPI, as applicable, not being the surviving entity.

E-1-B-4

ANNEX E-2-A

SPONSOR REPRESENTATIONS AND WARRANTIES (German American Capital Corporation)

GACC (referred to as a “Mortgage Loan Seller” in the representations and warranties below) will make, as of the Cut-off Date or such other date as set forth below, with respect to each Mortgage Loan sold by it to us (referred to as the “Purchaser” in the representations and warranties below) that we include in the Issuing Entity, representations and warranties generally to the effect set forth below. The exceptions to the representations and warranties set forth below are identified on Annex E-2-B to this prospectus. Capitalized terms used but not otherwise defined in this Annex E-2-A will have the meanings set forth in this prospectus or, if not defined in this prospectus, in the related Mortgage Loan Purchase Agreement.

Each Mortgage Loan Purchase Agreement, together with the related representations and warranties (subject to the related exceptions), serves to contractually allocate risk between the related Mortgage Loan Seller, on the one hand, and the Issuing Entity (referred to as the “Trust” in the representations and warranties below), on the other. We present the related representations and warranties set forth below for the sole purpose of describing some of the terms and conditions of that risk allocation. The presentation of representations and warranties below is not intended as statements regarding the actual characteristics of the Mortgage Loans, the Mortgaged Properties or other matters. We cannot assure you that the Mortgage Loans actually conform to the statements made in the representations and warranties that we present below.

(1)	Whole Loan; Ownership of Mortgage Loans. Except with respect to a Mortgage Loan that is part of a Loan Combination, each Mortgage Loan is a whole loan and not a participation interest in a Mortgage Loan. Each Mortgage Loan that is part of a Loan Combination is a portion of a whole loan evidenced by a Mortgage Note. At the time of the sale, transfer and assignment to Purchaser, no Mortgage Note or Mortgage was subject to any assignment (other than assignments to the Mortgage Loan Seller or, with respect to any Outside Serviced Mortgage Loan, to the trustee for the related Outside Securitization Trust), participation or pledge, and the Mortgage Loan Seller had good title to, and was the sole owner of, each Mortgage Loan free and clear of any and all liens, charges, pledges, encumbrances, participations, any other ownership interests on, in or to such Mortgage Loan other than any servicing rights appointment or similar agreement. The Mortgage Loan Seller has full right and authority to sell, assign and transfer each Mortgage Loan, and the assignment to Purchaser constitutes a legal, valid and binding assignment of such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan.

(2)	Loan Document Status. Each related Mortgage Note, Mortgage, Assignment of Leases (if a separate instrument), guaranty and other agreement executed by or on behalf of the related Mortgagor, guarantor or other obligor in connection with such Mortgage Loan is the legal, valid and binding obligation of the related Mortgagor, guarantor or other obligor (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), as applicable, and is enforceable in accordance with its terms, except (i) as such enforcement may be limited by (a) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (b) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and (ii) that certain provisions in such Loan Documents (including, without limitation, provisions requiring the payment of default interest, late fees or prepayment/yield maintenance fees, charges and/or premiums) are, or may be, further limited or rendered unenforceable by or under applicable law, but (subject to the limitations set forth in clause (i) above) such limitations or unenforceability will not render such Loan Documents invalid as a whole or materially interfere with the mortgagee’s realization of the principal benefits and/or security provided thereby (clauses (i) and (ii) collectively, the “Standard Qualifications”).

Except as set forth in the immediately preceding sentences, there is no valid offset, defense, counterclaim or right of rescission available to the related Mortgagor with respect to any of the related Mortgage Notes, Mortgages or other Loan Documents, including, without limitation, any such valid offset, defense, counterclaim or right based on intentional fraud by the Mortgage Loan Seller in connection with the origination of the Mortgage Loan, that would deny the mortgagee the principal benefits intended to be provided by the Mortgage Note, Mortgage or other Loan Documents.

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(3)	Mortgage Provisions. The Loan Documents for each Mortgage Loan contain provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, non-judicial foreclosure subject to the limitations set forth in the Standard Qualifications.

(4)	Mortgage Status; Waivers and Modifications. Since origination and except by written instruments set forth in the related Mortgage File or as otherwise provided in the related Loan Documents (a) the material terms of such Mortgage, Mortgage Note, Mortgage Loan guaranty, and related Loan Documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect; (b) no related Mortgaged Property or any portion thereof has been released from the lien of the related Mortgage in any manner which materially interferes with the security intended to be provided by such Mortgage or the use or operation of the remaining portion of such Mortgaged Property; and (c) neither the related Mortgagor nor the related guarantor has been released from its material obligations under the Mortgage Loan. With respect to each Mortgage Loan, except as contained in a written document included in the Mortgage File, there have been no modifications, amendments or waivers, that could be reasonably expected to have a material adverse effect on such Mortgage Loan consented to by the Mortgage Loan Seller on or after June 30, 2017.

(5)	Lien; Valid Assignment. Subject to the Standard Qualifications, each assignment of Mortgage and assignment of Assignment of Leases to the Trust (or, with respect to an Outside Serviced Mortgage Loan, to the related Outside Trustee) constitutes a legal, valid and binding assignment to the Trust (or, with respect to an Outside Serviced Mortgage Loan, to the related Outside Trustee). Each related Mortgage and Assignment of Leases is freely assignable without the consent of the related Mortgagor. Each related Mortgage is a legal, valid and enforceable first lien on the related Mortgagor’s fee or leasehold interest in the Mortgaged Property in the principal amount of such Mortgage Loan or allocated loan amount (subject only to Permitted Encumbrances (as defined below) and the exceptions to paragraph (6) set forth in Annex E-2-B (each such exception, a “Title Exception”)), except as the enforcement thereof may be limited by the Standard Qualifications. Such Mortgaged Property (subject to and excepting Permitted Encumbrances and the Title Exceptions) as of origination was, and as of the Cut-off Date, to the Mortgage Loan Seller’s knowledge, is free and clear of any recorded mechanics’ liens, recorded materialmen’s liens and other recorded encumbrances which are prior to or equal with the lien of the related Mortgage (which lien secures the related Loan Combination, in the case of a Mortgage Loan that is part of a Loan Combination), except those which are bonded over, escrowed for or insured against by a lender’s title insurance policy (as described below), and, to the Mortgage Loan Seller’s knowledge and subject to the rights of tenants (as tenants only)(subject to and excepting Permitted Encumbrances and the Title Exceptions), no rights exist which under law could give rise to any such lien or encumbrance that would be prior to or equal with the lien of the related Mortgage, except those which are bonded over, escrowed for or insured against by a lender’s title insurance policy (as described below). Notwithstanding anything in this prospectus to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code (“UCC”) financing statements is required in order to effect such perfection.

(6)	Permitted Liens; Title Insurance. Each Mortgaged Property securing a Mortgage Loan is covered by an American Land Title Association loan title insurance policy or a comparable form of loan title insurance policy approved for use in the applicable jurisdiction (or, if such policy is yet to be issued, by a pro forma policy, a preliminary title policy with escrow instructions or a “marked up” commitment, in each case binding on the title insurer) (the “Title Policy”) in the original principal amount of such Mortgage Loan (or with respect to a Mortgage Loan secured by multiple properties, an amount equal to at least the allocated loan amount with respect to the Title Policy for each such property) after all advances of principal (including any advances held in escrow or reserves), that insures for the benefit of the owner of the indebtedness secured by the Mortgage, the first priority lien of the Mortgage (which lien secures the related Loan Combination, in the case of a Mortgage Loan that is part of a Loan Combination), which lien is subject only to (a) the lien of current real property taxes, water charges, sewer rents and assessments not yet due and payable; (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record; (c) the exceptions (general and specific) and exclusions set forth in such Title Policy; (d) other matters to which like properties are commonly subject; (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property and

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condominium declarations; and (f) if the related Mortgage Loan is cross-collateralized and cross-defaulted with another Mortgage Loan or a Loan Combination or is part of a Loan Combination that is cross-collateralized and cross-defaulted with another Loan Combination (each a “Crossed Mortgage Loan”), the lien of the Mortgage for another Mortgage Loan or Loan Combination that is cross-collateralized and cross-defaulted with such Crossed Mortgage Loan or with the Loan Combination of which such Crossed Mortgage Loan is a part, provided that none of which items (a) through (f), individually or in the aggregate, materially and adversely interferes with the value or current use of the Mortgaged Property or the security intended to be provided by such Mortgage or the Mortgagor’s ability to pay its obligations when they become due (collectively, the “Permitted Encumbrances”). Except as contemplated by clause (f) of the preceding sentence, none of the Permitted Encumbrances are mortgage liens that are senior to or coordinate and co-equal with the lien of the related Mortgage. Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no claims have been made by the Mortgage Loan Seller thereunder and no claims have been paid thereunder. Neither the Mortgage Loan Seller, nor to the Mortgage Loan Seller’s knowledge, any other holder of the Mortgage Loan, has done, by act or omission, anything that would materially impair the coverage under such Title Policy.

(7)	Junior Liens. It being understood that B notes secured by the same Mortgage as a Mortgage Loan are not subordinate mortgages or junior liens, except for any Crossed Mortgage Loan, there are, as of origination, and to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, no subordinate mortgages or junior liens securing the payment of money encumbering the related Mortgaged Property (other than Permitted Encumbrances and the Title Exceptions, taxes and assessments, mechanics and materialmen’s liens (which are the subject of the representation in paragraph (5) above), and equipment and other personal property financing). Except as set forth in the table relating to existing mezzanine indebtedness under “Description of the Mortgage Pool—Additional Indebtedness—Existing Mezzanine Debt” in this prospectus, the Mortgage Loan Seller has no knowledge of any mezzanine debt secured directly by interests in the related Mortgagor.

(8)	Assignment of Leases, Rents and Profits. There exists as part of the related Mortgage File an Assignment of Leases (either as a separate instrument or incorporated into the related Mortgage). Subject to the Permitted Encumbrances and the Title Exceptions (and, in the case of a Mortgage Loan that is part of a Loan Combination, subject to the related Assignment of Leases constituting security for the entire Loan Combination), each related Assignment of Leases creates a valid first-priority collateral assignment of, or a valid first-priority lien or security interest in, rents and certain rights under the related lease or leases, subject only to a license granted to the related Mortgagor to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by the Standard Qualifications. The related Mortgage or related Assignment of Leases, subject to applicable law, provides that, upon an event of default under the Mortgage Loan, a receiver is permitted to be appointed for the collection of rents or for the related mortgagee to enter into possession to collect the rents or for rents to be paid directly to the mortgagee.

(9)	UCC Filings. If the related Mortgaged Property is operated as a hospitality property, the Mortgage Loan Seller has filed and/or recorded or caused to be filed and/or recorded (or, if not filed and/or recorded, have been submitted in proper form for filing and/or recording), UCC financing statements in the appropriate public filing and/or recording offices necessary at the time of the origination of the Mortgage Loan to perfect a valid security interest in all items of physical personal property reasonably necessary to operate such Mortgaged Property owned by such Mortgagor and located on the related Mortgaged Property (other than any non-material personal property, any personal property subject to a purchase money security interest, a sale and leaseback financing arrangement as permitted under the terms of the related Loan Documents or any other personal property leases applicable to such personal property), to the extent perfection may be effected pursuant to applicable law by recording or filing, as the case may be. Subject to the Standard Qualifications, each related Mortgage (or equivalent document) creates a valid and enforceable lien and security interest on the items of personalty described above. No representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of UCC financing statements are required in order to effect such perfection.

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(10)	Condition of Property. The Mortgage Loan Seller or the originator of the Mortgage Loan inspected or caused to be inspected each related Mortgaged Property within six months of origination of the Mortgage Loan and within twelve months of the Cut-off Date.

An engineering report or property condition assessment was prepared in connection with the origination of each Mortgage Loan no more than twelve months prior to the Cut-off Date. To the Mortgage Loan Seller’s knowledge, based solely upon due diligence customarily performed in connection with the origination of comparable mortgage loans, as of the Closing Date, each related Mortgaged Property was free and clear of any material damage (other than (i) any damage or deficiency that is estimated to cost less than $50,000 to repair, (ii) any deferred maintenance for which escrows were established at origination and (iii) any damage fully covered by insurance) that would affect materially and adversely the use or value of such Mortgaged Property as security for the Mortgage Loan.

(11)	Taxes and Assessments. All taxes, governmental assessments and other outstanding governmental charges (including, without limitation, water and sewage charges), or installments thereof, that could be a lien on the related Mortgaged Property that would be of equal or superior priority to the lien of the Mortgage and that prior to the Cut-off Date have become delinquent in respect of each related Mortgaged Property have been paid, or an escrow of funds has been established in an amount sufficient to cover such payments and reasonably estimated interest and penalties, if any, thereon. For purposes of this representation and warranty, real estate taxes and governmental assessments and other outstanding governmental charges and installments thereof shall not be considered delinquent until the earlier of (a) the date on which interest and/or penalties would first be payable thereon and (b) the date on which enforcement action is entitled to be taken by the related taxing authority.

(12)	Condemnation. As of the date of origination and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, there is no proceeding pending, and, to the Mortgage Loan Seller’s knowledge as of the date of origination and as of the Cut-off Date, there is no proceeding threatened, for the total or partial condemnation of such Mortgaged Property that would have a material adverse effect on the value, use or operation of the Mortgaged Property.

(13)	Actions Concerning Mortgage Loan. As of the date of origination and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, there was no pending or filed action, suit or proceeding, arbitration or governmental investigation involving any Mortgagor, guarantor, or Mortgagor’s interest in the Mortgaged Property, an adverse outcome of which would reasonably be expected to materially and adversely affect (a) such Mortgagor’s title to the Mortgaged Property, (b) the validity or enforceability of the Mortgage, (c) such Mortgagor’s ability to perform under the related Mortgage Loan, (d) such guarantor’s ability to perform under the related guaranty, (e) the principal benefit of the security intended to be provided by the Loan Documents or (f) the current principal use of the Mortgaged Property.

(14)	Escrow Deposits. All escrow deposits and payments required to be escrowed with lender pursuant to each Mortgage Loan are in the possession, or under the control, of the Mortgage Loan Seller or its servicer, and there are no deficiencies (subject to any applicable grace or cure periods) in connection therewith, and all such escrows and deposits (or the right thereto) that are required to be escrowed with lender under the related Loan Documents are being conveyed by the Mortgage Loan Seller to Purchaser or its servicer (or, with respect to any Outside Serviced Mortgage Loan, to the depositor or servicer for the related Outside Securitization Trust).

(15)	No Holdbacks. The Stated Principal Balance as of the Cut-off Date of the Mortgage Loan set forth on the mortgage loan schedule attached as an exhibit to the related Mortgage Loan Purchase Agreement has been fully disbursed as of the Closing Date and there is no requirement for future advances thereunder (except in those cases where the full amount of the Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs or other matters with respect to the related Mortgaged Property, the Mortgagor or other considerations determined by the Mortgage Loan Seller to merit such holdback).

(16)	Insurance. Each related Mortgaged Property is, and is required pursuant to the related Mortgage to be, insured by a property insurance policy providing coverage for loss in accordance with coverage found under a “special cause of loss form” or “all risk form” that includes replacement cost valuation issued by an insurer meeting the requirements of the related Loan Documents and having a claims-paying or

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financial strength rating of any one of the following: (i) at least “A-:VIII” from A.M. Best Company, (ii) at least “A3” (or the equivalent) from Moody’s Investors Service, Inc. or (iii) at least “A-” from S&P Global Ratings (collectively the “Insurance Rating Requirements”), in an amount (subject to a customary deductible) not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Mortgagor and included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property.

Each related Mortgaged Property is also covered, and required to be covered pursuant to the related Loan Documents, by business interruption or rental loss insurance which (subject to a customary deductible) covers a period of not less than 12 months (or with respect to each Mortgage Loan on a single asset with a principal balance of $50 million or more, 18 months).

If any material part of the improvements, exclusive of a parking lot, located on a Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the related Mortgagor is required to maintain insurance in the maximum amount available under the National Flood Insurance Program, plus such additional excess flood coverage in an amount as is generally required by the Mortgage Loan Seller originating mortgage loans for securitization.

If the Mortgaged Property is located within 25 miles of the coast of the Gulf of Mexico or the Atlantic coast of Florida, Georgia, South Carolina or North Carolina, the related Mortgagor is required to maintain coverage for windstorm and/or windstorm related perils and/or “named storms” issued by an insurer meeting the Insurance Rating Requirements or endorsement covering damage from windstorm and/or windstorm related perils and/or named storms, in an amount not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) 100% of the full insurable value on a replacement cost basis of the improvements and personalty and fixtures owned by the Mortgagor and included in the related Mortgaged Property by an insurer meeting the Insurance Rating Requirements.

The Mortgaged Property is covered, and required to be covered pursuant to the related Loan Documents, by a commercial general liability insurance policy issued by an insurer meeting the Insurance Rating Requirements including coverage for property damage, contractual damage and personal injury (including bodily injury and death) in amounts as are generally required by the Mortgage Loan Seller for loans originated for securitization, and in any event not less than $1 million per occurrence and $2 million in the aggregate.

An architectural or engineering consultant has performed an analysis of each of the Mortgaged Properties located in seismic zones 3 or 4 in order to evaluate the structural and seismic condition of such property, for the sole purpose of assessing either the scenario expected limit (“SEL”) or the probable maximum loss (“PML”) for the Mortgaged Property in the event of an earthquake. In such instance, the SEL or PML, as applicable, was based on a 475-year return period, an exposure period of 50 years and a 10% probability of exceedance. If the resulting report concluded that the SEL or PML, as applicable, would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Mortgaged Property was obtained by an insurer rated at least “A:VIII” by A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” by S&P Global Ratings in an amount not less than 100% of the SEL or PML, as applicable.

The Loan Documents require insurance proceeds in respect of a property loss to be applied either (a) to the repair or restoration of all or part of the related Mortgaged Property, with respect to all property losses in excess of 5% of the then outstanding principal amount of the related Mortgage Loan (or Loan Combination, if applicable), the lender (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses, or (b) to the payment of the outstanding principal balance of such Mortgage Loan (or Loan Combination, if applicable) together with any accrued interest thereon.

All premiums on all insurance policies referred to in this section required to be paid as of the Cut-off Date have been paid, and such insurance policies name the lender under the Mortgage Loan and its successors and assigns as a loss payee under a mortgagee endorsement clause or, in the case of the

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general liability insurance policy, as named or additional insured. Such insurance policies will inure to the benefit of the Trustee (or, in the case of a Mortgage Loan that is an Outside Serviced Mortgage Loan, the applicable Other Trustee). Each related Mortgage Loan obligates the related Mortgagor to maintain all such insurance and, at such Mortgagor’s failure to do so, authorizes the lender to maintain such insurance at the Mortgagor’s cost and expense and to charge such Mortgagor for related premiums. All such insurance policies (other than commercial liability policies) require at least 10 days’ prior notice to the lender of termination or cancellation arising because of nonpayment of a premium and at least 30 days prior notice to the lender of termination or cancellation (or such lesser period, not less than 10 days, as may be required by applicable law) arising for any reason other than non-payment of a premium and no such notice has been received by the Mortgage Loan Seller.

(17)	Access; Utilities; Separate Tax Lots. Each Mortgaged Property (a) is located on or adjacent to a public road and has direct legal access to such road, or has access via an irrevocable easement or irrevocable right of way permitting ingress and egress to/from a public road, (b) is served by or has uninhibited access rights to public or private water and sewer (or well and septic) and all required utilities, all of which are appropriate for the current use of the Mortgaged Property, and (c) constitutes one or more separate tax parcels which do not include any property which is not part of the Mortgaged Property or is subject to an endorsement under the related Title Policy insuring the Mortgaged Property, or in certain cases, an application has been, or will be, made to the applicable governing authority for creation of separate tax lots, in which case the Mortgage Loan requires the Mortgagor to escrow an amount sufficient to pay taxes for the existing tax parcel of which the Mortgaged Property is a part until the separate tax lots are created.

(18)	No Encroachments. To the Mortgage Loan Seller’s knowledge based solely on surveys obtained in connection with origination and the lender’s Title Policy (or, if such policy is not yet issued, a pro forma title policy, a preliminary title policy with escrow instructions or a “marked up” commitment) obtained in connection with the origination of each Mortgage Loan, all material improvements that were included for the purpose of determining the appraised value of the related Mortgaged Property at the time of the origination of such Mortgage Loan are within the boundaries of the related Mortgaged Property, except encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy. No improvements on adjoining parcels encroach onto the related Mortgaged Property except for encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy. No improvements encroach upon any easements except for encroachments the removal of which would not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements obtained with respect to the Title Policy.

(19)	No Contingent Interest or Equity Participation. No Mortgage Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature (except that an ARD Loan may provide for the accrual of the portion of interest in excess of the rate in effect prior to the Anticipated Repayment Date) or an equity participation by the Mortgage Loan Seller.

(20)	REMIC. The Mortgage Loan is a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code (but determined without regard to the rule in Treasury Regulations Section 1.860G-2(f)(2) that treats certain defective mortgage loans as qualified mortgages), and, accordingly, (A) the issue price of the Mortgage Loan to the related Mortgagor at origination did not exceed the non-contingent principal amount of the Mortgage Loan and (B) either: (a) such Mortgage Loan is secured by an interest in real property (including permanently affixed buildings and structural components, such as wiring, plumbing systems and central heating and air-conditioning systems, that are integrated into such buildings, serve such buildings in their passive functions and do not produce or contribute to the production of income other than consideration for the use or occupancy of space, but excluding personal property) having a fair market value (i) at the date the Mortgage Loan (or related Loan Combination) was originated at least equal to 80% of the adjusted issue price of the Mortgage Loan (or related Loan Combination) on such date or (ii) at the Closing Date at least equal to 80% of the adjusted issue price of the Mortgage Loan (or related Loan Combination) on such date, provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (A) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (B) a proportionate amount of any lien that is in parity with the Mortgage Loan; or (b) substantially all of the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such Mortgage Loan (other than

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a recourse feature or other third-party credit enhancement within the meaning of Treasury Regulations Section 1.860G-2(a)(1)(ii)). If the Mortgage Loan was “significantly modified” prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code, it either (x) was modified as a result of the default or reasonably foreseeable default of such Mortgage Loan or (y) satisfies the provisions of either sub-clause (B)(a)(i) above (substituting the date of the last such modification for the date the Mortgage Loan was originated) or sub-clause (B)(a)(ii), including the proviso thereto. Any prepayment premium and yield maintenance charges applicable to the Mortgage Loan constitute “customary prepayment penalties” within the meaning of Treasury Regulations Section 1.860G-1(b)(2). All terms used in this paragraph shall have the same meanings as set forth in the related Treasury Regulations.

(21)	Compliance with Usury Laws. The Mortgage Rate (exclusive of any default interest, late charges, yield maintenance charge, or prepayment premiums) of such Mortgage Loan complied as of the date of origination with, or was exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury.

(22)	Authorized to do Business. To the extent required under applicable law, as of the Cut-off Date or as of the date that such entity held the Mortgage Note, each holder of the Mortgage Note was authorized to transact and do business in the jurisdiction in which each related Mortgaged Property is located, or the failure to be so authorized does not materially and adversely affect the enforceability of such Mortgage Loan by the Trust.

(23)	Trustee under Deed of Trust. With respect to each Mortgage which is a deed of trust, as of the date of origination and, to the Mortgage Loan Seller’s knowledge, as of the Closing Date, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or has been substituted in accordance with the Mortgage and applicable law or may be substituted in accordance with the Mortgage and applicable law by the related mortgagee.

(24)	Local Law Compliance. To the Mortgage Loan Seller’s knowledge, based upon any of a letter from any governmental authorities, a legal opinion, an architect’s letter, a zoning consultant’s report, an endorsement to the related Title Policy, or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial, multifamily or, if applicable, manufactured housing community mortgage loans intended for securitization, with respect to the improvements located on or forming part of each Mortgaged Property securing a Mortgage Loan as of the date of origination of such Mortgage Loan and as of the Cut-off Date, there are no material violations of applicable zoning ordinances, building codes and land laws (collectively “Zoning Regulations”) other than those which (i) constitute a legal non-conforming use or structure, as to which as the Mortgaged Property may be restored or repaired to the full extent necessary to maintain the use of the structure immediately prior to a casualty or the inability to restore or repair to the full extent necessary to maintain the use or structure immediately prior to the casualty would not materially and adversely affect the use or operation of the Mortgaged Property, (ii) are insured by the Title Policy or other insurance policy, (iii) are insured by law and ordinance insurance coverage in amounts customarily required by the Mortgage Loan Seller for loans originated for securitization that provides coverage for additional costs to rebuild and/or repair the property to current Zoning Regulations or (iv) would not have a material adverse effect on the Mortgage Loan. The terms of the Loan Documents require the Mortgagor to comply in all material respects with all applicable governmental regulations, zoning and building laws.

(25)	Licenses and Permits. Each Mortgagor covenants in the Loan Documents that it shall keep all material licenses, permits and applicable governmental authorizations necessary for its operation of the Mortgaged Property in full force and effect, and to the Mortgage Loan Seller’s knowledge based upon a letter from any government authorities, zoning consultant’s report or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial, multifamily or, if applicable, manufactured housing community mortgage loans intended for securitization, all such material licenses, permits and applicable governmental authorizations are in effect. The Mortgage Loan requires the related Mortgagor to be qualified to do business in the jurisdiction in which the related Mortgaged Property is located.

(26)	Recourse Obligations. The Loan Documents for each Mortgage Loan provide that (a) the related Mortgagor and at least one individual or entity shall be fully liable for actual losses, liabilities, costs and damages arising from certain acts of the related Mortgagor and/or its principals specified in the related

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Loan Documents, which acts generally include the following: (i) acts of fraud or intentional material misrepresentation, (ii) misapplication or misappropriation of rents, insurance proceeds or condemnation awards, (iii) intentional material physical waste of the Mortgaged Property (but, in some cases, only to the extent there is sufficient cash flow generated by the related Mortgaged Property to prevent such waste), and (iv) any breach of the environmental covenants contained in the related Loan Documents, and (b) the Mortgage Loan shall become full recourse to the related Mortgagor and at least one individual or entity, if the related Mortgagor files a voluntary petition under federal or state bankruptcy or insolvency law.

(27)	Mortgage Releases. The terms of the related Mortgage or related Loan Documents do not provide for release of any material portion of the Mortgaged Property from the lien of the Mortgage except (a) a partial release, accompanied by principal repayment, or partial Defeasance (as defined in paragraph (32)), of not less than a specified percentage at least equal to the lesser of (i) 110% of the related allocated loan amount of such portion of the Mortgaged Property and (ii) the outstanding principal balance of the Mortgage Loan, (b) upon payment in full of such Mortgage Loan, (c) upon a Defeasance (as defined in paragraph (32)), (d) releases of out-parcels that are unimproved or other portions of the Mortgaged Property which will not have a material adverse effect on the underwritten value of the Mortgaged Property and which were not afforded any material value in the appraisal obtained at the origination of the Mortgage Loan and are not necessary for physical access to the Mortgaged Property or compliance with zoning requirements, or (e) as required pursuant to an order of condemnation or taking by a State or any political subdivision or authority thereof. With respect to any partial release under the preceding clauses (a) or (d), either: (x) such release of collateral (i) would not constitute a “significant modification” of the subject Mortgage Loan within the meaning of Section 1.860G-2(b)(2) of the Treasury Regulations and (ii) would not cause the subject Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3)(A); or (y) the mortgagee or servicer can, in accordance with the related Loan Documents, condition such release of collateral on the related Mortgagor’s delivery of an opinion of tax counsel to the effect specified in the immediately preceding clause (x). For purposes of the preceding clause (x), if the fair market value of the real property constituting such Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the Mortgage Loan) after the release is not equal to at least 80% of the principal balance of the Mortgage Loan (or Loan Combination, as applicable) outstanding after the release, the Mortgagor is required to make a payment of principal in an amount not less than the amount required by the REMIC Provisions.

In the case of any Mortgage Loan, in the event of a condemnation or taking of any portion of a Mortgaged Property by a State or any political subdivision or authority thereof, whether by legal proceeding or by agreement, the Mortgagor can be required to pay down the principal balance of the Mortgage Loan in an amount not less than the amount required by the REMIC Provisions and, to such extent, condemnation proceeds may not be required to be applied to the restoration of the Mortgaged Property or released to the Mortgagor, if, immediately after the release of such portion of the Mortgaged Property from the lien of the Mortgage (but taking into account the planned restoration) the fair market value of the real property constituting the remaining Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the Mortgage Loan) is not equal to at least 80% of the remaining principal balance of the Mortgage Loan (or Loan Combination, as applicable).

No Mortgage Loan that is secured by more than one Mortgaged Property or that is a Crossed Mortgage Loan permits the release of cross-collateralization of the related Mortgaged Properties or a portion thereof, including due to a partial condemnation, other than in compliance with the loan-to-value ratio and other requirements of the REMIC Provisions.

(28)	Financial Reporting and Rent Rolls. Each Mortgage Loan requires the Mortgagor to provide the owner or holder of the Mortgage with quarterly (other than for single-tenant properties) and annual operating statements, and quarterly (other than for single-tenant properties) rent rolls for properties that have leases contributing more than 5% of the in-place base rent and annual financial statements.

(29)	Acts of Terrorism Exclusion. With respect to each Mortgage Loan over $20 million, the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) do not specifically exclude Acts of Terrorism, as defined in the Terrorism Risk

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Insurance Act of 2002, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2007 and the Terrorism Risk Insurance Program Reauthorization Act of 2015 (collectively referred to as “TRIPRA”), from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each other Mortgage Loan, the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) did not, as of the date of origination of the Mortgage Loan, and, to the Mortgage Loan Seller’s knowledge, do not, as of the Cut-off Date, specifically exclude Acts of Terrorism, as defined in TRIPRA, from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each Mortgage Loan, the related Loan Documents do not expressly waive or prohibit the mortgagee from requiring coverage for Acts of Terrorism, as defined in TRIPRA, or damages related thereto except to the extent that any right to require such coverage may be limited by commercial availability on commercially reasonable terms, or as otherwise indicated in Annex E-2-B; provided, however, that if TRIPRA or a similar or subsequent statute is not in effect, then, provided that terrorism insurance is commercially available, the Mortgagor under each Mortgage Loan is required to carry terrorism insurance, but in such event the Mortgagor shall not be required to spend on terrorism insurance coverage more than two times the amount of the insurance premium that is payable in respect of the property and business interruption/rental loss insurance required under the related Loan Documents (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance) at such time, and if the cost of terrorism insurance exceeds such amount, the Mortgagor is required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.

(30)	Due on Sale or Encumbrance. Subject to specific exceptions set forth below, each Mortgage Loan contains a “due on sale” or other such provision for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the consent of the holder of the Mortgage (which consent, in some cases, may not be unreasonably withheld) and/or complying with the requirements of the related Loan Documents (which provide for transfers without the consent of the lender which are customarily acceptable to the Mortgage Loan Seller lending on the security of property comparable to the related Mortgaged Property, including, without limitation, transfers of worn-out or obsolete furnishings, fixtures, or equipment promptly replaced with property of equivalent value and functionality and transfers by leases entered into in accordance with the Loan Documents), (a) the related Mortgaged Property, or any equity interest of greater than 50% in the related Mortgagor, is directly or indirectly pledged, transferred or sold, other than as related to (i) family and estate planning transfers or transfers upon death or legal incapacity, (ii) transfers to certain affiliates as defined in the related Loan Documents, (iii) transfers of less than, or other than, a controlling interest in the related Mortgagor, (iv) transfers to another holder of direct or indirect equity in the Mortgagor, a specific Person designated in the related Loan Documents or a Person satisfying specific criteria identified in the related Loan Documents, such as a qualified equityholder, (v) transfers of stock or similar equity units in publicly traded companies, (vi) a substitution or release of collateral within the parameters of paragraphs (27) and (32) in this prospectus or the exceptions thereto set forth in Annex E-2-B, or (vii) by reason of any mezzanine debt that existed at the origination of the related Mortgage Loan as set forth in the table under “Description of the Mortgage Pool—Additional Indebtedness—Existing Mezzanine Debt” in this prospectus, or future permitted mezzanine debt as set forth in the table under “Description of the Mortgage Pool—Additional Indebtedness—Permitted Mezzanine Debt” in this prospectus or (b) the related Mortgaged Property is encumbered with a subordinate lien or security interest against the related Mortgaged Property, other than (i) any Companion Loan or any subordinate debt that existed at origination and is permitted under the related Loan Documents, (ii) purchase money security interests, (iii) any Crossed Mortgage Loan that is identified in this prospectus as a cross-collateralized Mortgage Loan or as part of a “Crossed Group” or (iv) Permitted Encumbrances. The Mortgage or other Loan Documents provide that to the extent any Rating Agency fees are incurred in connection with the review of and consent to any transfer or encumbrance, the Mortgagor is responsible for such payment along with all other reasonable fees and expenses incurred by the Mortgagee relative to such transfer or encumbrance.

(31)	Single-Purpose Entity. Each Mortgage Loan requires the Mortgagor to be a Single-Purpose Entity for at least as long as the Mortgage Loan is outstanding. Both the Loan Documents and the organizational documents of the Mortgagor with respect to each Mortgage Loan with a Cut-off Date Balance in excess of $5 million provide that the Mortgagor is a Single-Purpose Entity, and each Mortgage Loan with a Cut-off Date Balance of $20 million or more has a counsel’s opinion regarding non-consolidation of the Mortgagor. For this purpose, a “Single-Purpose Entity” shall mean an entity, other than an individual,

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whose organizational documents (or if the Mortgage Loan has a Cut-off Date Balance equal to $5 million or less, its organizational documents or the related Loan Documents) provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties securing the Mortgage Loans and prohibit it from engaging in any business unrelated to such Mortgaged Property or Properties, and whose organizational documents further provide, or which entity represented in the related Loan Documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Loan Documents, that it has its own books and records and accounts separate and apart from those of any other person (other than a Mortgagor for a Crossed Mortgage Loan), and that it holds itself out as a legal entity, separate and apart from any other person or entity.

(32)	Defeasance. With respect to any Mortgage Loan that, pursuant to the Loan Documents, can be defeased (a “Defeasance”), (i) the Loan Documents provide for Defeasance as a unilateral right of the Mortgagor, subject to satisfaction of conditions specified in the Loan Documents; (ii) the Mortgage Loan cannot be defeased within two years after the Closing Date; (iii) the Mortgagor is permitted to pledge only United States “government securities” within the meaning of Section 1.860G-2(a)(8)(ii) of the Treasury Regulations, the revenues from which will, in the case of a full Defeasance, be sufficient to make all scheduled payments under the Mortgage Loan when due, including the entire remaining principal balance on the maturity date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment premium) or, if the Mortgage Loan is an ARD Loan, the entire principal balance outstanding on the Anticipated Repayment Date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment premium), and if the Mortgage Loan permits partial releases of real property in connection with partial Defeasance, the revenues from the collateral will be sufficient to pay all such scheduled payments calculated on a principal amount equal to a specified percentage at least equal to the lesser of (a) 110% of the allocated loan amount for the real property to be released and (b) the outstanding principal balance of the Mortgage Loan; (iv) the Mortgagor is required to provide a certification from an independent certified public accountant that the collateral is sufficient to make all scheduled payments under the Mortgage Note as set forth in clause (iii) above; (v) if the Mortgagor would continue to own assets in addition to the Defeasance collateral, the portion of the Mortgage Loan secured by defeasance collateral is required to be assumed (or the mortgagee may require such assumption) by a Single-Purpose Entity; (vi) the Mortgagor is required to provide an opinion of counsel that the mortgagee has a perfected security interest in such collateral prior to any other claim or interest; and (vii) the Mortgagor is required to pay all rating agency fees associated with Defeasance (if rating confirmation is a specific condition precedent thereto) and all other reasonable expenses associated with Defeasance, including, but not limited to, accountant’s fees and opinions of counsel.

(33)	Fixed Interest Rates. Each Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such Mortgage Loan, except in the case of any ARD Loan and situations where default interest is imposed.

(34)	Ground Leases. For purposes of this Annex E-2-A, a “Ground Lease” shall mean a lease creating a leasehold estate in real property where the fee owner as the ground lessor conveys for a term or terms of years its entire interest in the land, or with respect to air rights leases, the air, and buildings and other improvements, if any, comprising the premises demised under such lease to the ground lessee (who may, in certain circumstances, own the building and improvements on the land), subject to the reversionary interest of the ground lessor as fee owner and does not include industrial development agency (IDA) or similar leases for purposes of conferring a tax abatement or other benefit.

With respect to any Mortgage Loan where the Mortgage Loan is secured by a leasehold estate under a Ground Lease in whole or in part, and the related Mortgage does not also encumber the related lessor’s fee interest in such Mortgaged Property, based upon the terms of the Ground Lease and any estoppel or other agreement received from the ground lessor in favor of the Mortgage Loan Seller, its successors and assigns, the Mortgage Loan Seller represents and warrants that:

(a)	The Ground Lease or a memorandum regarding such Ground Lease has been duly recorded or submitted for recordation in a form that is acceptable for recording in the applicable jurisdiction. The Ground Lease or an estoppel or other agreement received from the ground lessor permits

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the interest of the lessee to be encumbered by the related Mortgage and does not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would materially adversely affect the security provided by the related Mortgage;

(b)	The lessor under such Ground Lease has agreed in a writing included in the related Mortgage File (or in such Ground Lease) that the Ground Lease may not be amended or modified, or canceled or terminated by agreement of lessor and lessee, without the prior written consent of the lender, and no such consent has been granted by the Mortgage Loan Seller since the origination of the Mortgage Loan except as reflected in any written instruments which are included in the related Mortgage File;

(c)	The Ground Lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by either Mortgagor or the mortgagee) that extends not less than 20 years beyond the stated maturity of the related Mortgage Loan, or 10 years past the stated maturity if such Mortgage Loan fully amortizes by the stated maturity (or with respect to a Mortgage Loan that accrues on an actual 360 basis, substantially amortizes);

(d)	The Ground Lease either (i) is not subject to any liens or encumbrances superior to, or of equal priority with, the Mortgage, except for the related fee interest of the ground lessor and the Permitted Encumbrances, or (ii) is subject to a subordination, non-disturbance and attornment agreement to which the mortgagee on the lessor’s fee interest in the Mortgaged Property is subject;

(e)	The Ground Lease does not place commercially unreasonable restrictions on the identity of the Mortgagee and the Ground Lease is assignable to the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor thereunder, and in the event it is so assigned, it is further assignable by the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor;

(f)	The Mortgage Loan Seller has not received any written notice of material default under or notice of termination of such Ground Lease. To the Mortgage Loan Seller’s knowledge, there is no material default under such Ground Lease and no condition that, but for the passage of time or giving of notice, would result in a material default under the terms of such Ground Lease and to the Mortgage Loan Seller’s knowledge, such Ground Lease is in full force and effect as of the Closing Date;

(g)	The Ground Lease or ancillary agreement between the lessor and the lessee requires the lessor to give to the lender written notice of any default, and provides that no notice of default or termination is effective against the lender unless such notice is given to the lender;

(h)	A lender is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the Ground Lease through legal proceedings) to cure any default under the Ground Lease which is curable after the lender’s receipt of notice of any default before the lessor may terminate the Ground Lease;

(i)	The Ground Lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by the Mortgage Loan Seller in connection with loans originated for securitization;

(j)	Under the terms of the Ground Lease, an estoppel or other agreement received from the ground lessor and the related Mortgage (taken together), any related insurance proceeds or the portion of the condemnation award allocable to the ground lessee’s interest (other than (i) de minimis amounts for minor casualties or (ii) in respect of a total or substantially total loss or taking as addressed in clause (k) below) will be applied either to the repair or to restoration of all or part of the related Mortgaged Property with (so long as such proceeds are in excess of the threshold amount specified in the related Loan Documents) the lender or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest;

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(k)	In the case of a total or substantially total taking or loss, under the terms of the Ground Lease, an estoppel or other agreement and the related Mortgage (taken together), any related insurance proceeds, or portion of the condemnation award allocable to ground lessee’s interest in respect of a total or substantially total loss or taking of the related Mortgaged Property to the extent not applied to restoration, will be applied first to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest; and

(l)	Provided that the lender cures any defaults which are susceptible to being cured, the ground lessor has agreed to enter into a new lease with lender upon termination of the Ground Lease for any reason, including rejection of the Ground Lease in a bankruptcy proceeding.

(35)	Servicing. The servicing and collection practices used by the Mortgage Loan Seller with respect to the Mortgage Loan have been, in all respects, legal and have met customary industry standards for servicing of commercial loans for conduit loan programs.

(36)	Origination and Underwriting. The origination practices of the Mortgage Loan Seller (or the related originator if the Mortgage Loan Seller was not the originator) with respect to each Mortgage Loan have been, in all material respects, legal and as of the date of its origination, such Mortgage Loan and the origination thereof complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mortgage Loan; provided that such representation and warranty does not address or otherwise cover any matters with respect to federal, state or local law otherwise covered in this Annex E-2-A.

(37)	No Material Default; Payment Record. No Mortgage Loan has been more than 30 days delinquent, without giving effect to any grace or cure period, in making required payments since origination, and as of the date hereof, no Mortgage Loan is more than 30 days delinquent (beyond any applicable grace or cure period) in making required payments as of the Closing Date. To the Mortgage Loan Seller’s knowledge, there is (a) no material default, breach, violation or event of acceleration existing under the related Mortgage Loan, or (b) no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, which default, breach, violation or event of acceleration, in the case of either clause (a) or clause (b), materially and adversely affects the value of the Mortgage Loan or the value, use or operation of the related Mortgaged Property, provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of an exception scheduled to any other representation and warranty made by the Mortgage Loan Seller in this Annex E-2-A. No person other than the holder of such Mortgage Loan may declare any event of default under the Mortgage Loan or accelerate any indebtedness under the Loan Documents.

(38)	Bankruptcy. As of the date of origination of the related Mortgage Loan and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, no Mortgagor, guarantor or tenant occupying a single-tenant property is a debtor in state or federal bankruptcy, insolvency or similar proceeding.

(39)	Organization of Mortgagor. With respect to each Mortgage Loan, in reliance on certified copies of the organizational documents of the Mortgagor delivered by the Mortgagor in connection with the origination of such Mortgage Loan, the Mortgagor is an entity organized under the laws of a state of the United States of America, the District of Columbia or the Commonwealth of Puerto Rico. Except with respect to any Crossed Mortgage Loan, and other than as disclosed in this prospectus in the table titled “Related Borrower Loans” under “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Mortgage Loan Concentrations”, no Mortgage Loan has a Mortgagor that is an Affiliate of another Mortgagor under another Mortgage Loan. (An “Affiliate” for purposes of this paragraph (39) means, a Mortgagor that is under direct or indirect common ownership and control with another Mortgagor.)

(40)	Environmental Conditions. A Phase I environmental site assessment (or update of a previous Phase I and or Phase II site assessment) and, with respect to certain Mortgage Loans, a Phase II environmental site assessment (collectively, an “ESA”) meeting ASTM requirements conducted by a reputable environmental consultant in connection with such Mortgage Loan within 12 months prior to its origination date (or an update of a previous ESA was prepared), and such ESA either (i) did not identify the existence of recognized environmental conditions (as such term is defined in ASTM E1527-05 or its successor,

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hereinafter “Environmental Condition”) at the related Mortgaged Property or the need for further investigation with respect to any Environmental Condition that was identified, or (ii) if the existence of an Environmental Condition or need for further investigation was indicated in any such ESA, then at least one of the following statements is true: (A) an amount reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure any material noncompliance with applicable environmental laws or the Environmental Condition has been escrowed by the related Mortgagor and is held or controlled by the related lender; (B) if the only Environmental Condition relates to the presence of asbestos-containing materials, radon in indoor air, lead based paint or lead in drinking water, and the only recommended action in the ESA is the institution of such a plan, an operations or maintenance plan has been required to be instituted by the related Mortgagor that can reasonably be expected to mitigate the identified risk; (C) the Environmental Condition identified in the related environmental report was remediated or abated in all material respects prior to the date hereof, and, if and as appropriate, a no further action or closure letter was obtained from the applicable governmental regulatory authority (or the Environmental Condition affecting the related Mortgaged Property was otherwise listed by such governmental authority as “closed” or a reputable environmental consultant has concluded that no further action is required); (D) a secured creditor environmental policy or a pollution legal liability insurance policy that covers liability for the Environmental Condition was obtained from an insurer rated no less than A- (or the equivalent) by Moody’s Investors Service, Inc., S&P Global Ratings and/or Fitch Ratings, Inc.; (E) a party not related to the Mortgagor was identified as the responsible party for such Environmental Condition and such responsible party has financial resources reasonably estimated to be adequate to address the situation; or (F) a party related to the Mortgagor having financial resources reasonably estimated to be adequate to address the situation is required to take action. To the Mortgage Loan Seller’s knowledge, except as set forth in the ESA, there is no Environmental Condition (as such term is defined in ASTM E1527-05 or its successor) at the related Mortgaged Property.

(41)	Appraisal. The Servicing File contains an appraisal of the related Mortgaged Property with an appraisal date within 6 months of the Mortgage Loan origination date, and within 12 months of the Closing Date. The appraisal is signed by an appraiser who is either a Member of the Appraisal Institute (“MAI”) and/or has been licensed and certified to prepare appraisals in the state where the Mortgaged Property is located. Each appraiser has represented in such appraisal or in a supplemental letter that the appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation and has certified that such appraiser had no interest, direct or indirect, in the Mortgaged Property or the Mortgagor or in any loan made on the security thereof, and its compensation is not affected by the approval or disapproval of the Mortgage Loan.

(42)	Mortgage Loan Schedule. The information pertaining to each Mortgage Loan which is set forth in the mortgage loan schedule attached as an exhibit to the related Mortgage Loan Purchase Agreement is true and correct in all material respects as of the Cut-off Date and contains all information required by the Mortgage Loan Purchase Agreement to be contained therein.

(43)	Cross-Collateralization. No Mortgage Loan is cross-collateralized or cross-defaulted with any mortgage loan that is outside the Trust, except (i) with respect to any Mortgage Loan that is part of a Loan Combination, any other mortgage loan that is part of such Loan Combination and (ii) with respect to any Crossed Mortgage Loan, any mortgage loan that is part of a Loan Combination that is cross-collateralized and cross-defaulted with such Mortgage Loan or with a Loan Combination of which such Mortgage Loan is a part.

(44)	Advance of Funds by the Mortgage Loan Seller. After origination, no advance of funds has been made by the Mortgage Loan Seller to the related Mortgagor other than in accordance with the Loan Documents, and, to the Mortgage Loan Seller’s knowledge, no funds have been received from any person other than the related Mortgagor or an affiliate for, or on account of, payments due on the Mortgage Loan (other than as contemplated by the Loan Documents, such as, by way of example and not in limitation of the foregoing, amounts paid by the tenant(s) into a lender-controlled lockbox if required or contemplated under the related lease or Loan Documents). Neither the Mortgage Loan Seller nor any affiliate thereof has any obligation to make any capital contribution to any Mortgagor under a Mortgage Loan, other than contributions made on or prior to the date hereof.

(45)	Compliance with Anti-Money Laundering Laws. The Mortgage Loan Seller has complied in all material respects with all applicable anti-money laundering laws and regulations, including without limitation the

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USA Patriot Act of 2001 with respect to the origination of the Mortgage Loan, the failure to comply with which would have a material adverse effect on the Mortgage Loan.

For purposes of these representations and warranties, the phrases “the Mortgage Loan Seller’s knowledge” or “the Mortgage Loan Seller’s belief” and other words and phrases of like import mean, except where otherwise expressly set forth in these representations and warranties, the actual state of knowledge or belief of the Mortgage Loan Seller, its officers and employees directly responsible for the underwriting, origination, servicing or sale of the Mortgage Loans regarding the matters expressly set forth in these representations and warranties.

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ANNEX E-2-B

EXCEPTIONS TO SPONSOR REPRESENTATIONS AND WARRANTIES
(German American Capital Corporation)

The exceptions to the representations and warranties set forth below are listed by the number of the related representation and warranty set forth on Annex E-2-A to this prospectus and the Mortgaged Property name and number identified on Annex A to this prospectus. Capitalized terms used but not otherwise defined in this Annex E-2-B will have the meanings set forth in this prospectus or, if not defined in this prospectus, will have the same meanings as when used in the related Mortgage Loan Purchase Agreement.

Representation Number on Annex E-2-A	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception

(6) Permitted Liens; Title Insurance	AHIP Northeast Portfolio IV – Hampton Inn Suites Arundel Mills BWI Airport (Loan No. 3)	The Mortgaged Property is subject to a purchase option in favor of Developer (as defined below) and its successors and assigns, under a Declaration of Restrictions entered into as of the 29th day of December 2000 by and between Arundel Mills Residual Limited Partnership, a Delaware limited partnership (“Developer”) and Skye Hospitality I, L.L.C., a Delaware limited liability company (the “HIS Declaration”), in the event that the owner of the Mortgaged Property (i) discontinues operations of the improvements (i.e. fails to regularly open and operate for business to the general public in good faith on a daily basis) in accordance with the HIS Declaration (subject to exclusions for renovations and casualties) for a continuous period of 180 days or (ii) violates the HIS Declaration (including without limitation a use restriction that requires the Mortgaged Property to be operated as a limited service hotel under a Marriott or Hilton flag, a limit on the amount of income from sales of alcoholic beverages at the Mortgaged Property, requirements regarding the construction of the improvements, and obligations to pay assessments), as finally determined by a court of competent jurisdiction. Such purchase option runs with the land, and would be applicable to the issuing entity if it took title to the Mortgaged Property. The purchase option provides for a purchase price equal to the “fair market value” that a seller, willing but not obligated to sell, would accept (as then encumbered and improved) and which a buyer, willing but not obligated to purchase, would pay therefor, as determined by an appraisal process set forth in the HIS Declaration.

(6) Permitted Liens; Title Insurance

AHIP Northeast Portfolio IV – Residence Inn Baltimore White Marsh

AHIP Northeast Portfolio IV – Residence Inn Neptune at Gateway Center

AHIP Northeast Portfolio IV – Residence Inn Atlantic City Egg Harbor Township

(Loan No. 3)

The related franchisor of each such Mortgaged Property, Marriott International, Inc., has a right of first refusal to purchase such Mortgaged Property in the event of a proposed transfer of (i) the Mortgaged Property or (ii) an ownership interest in the borrower or in an affiliate that controls the borrower, in each case to a Competitor (as defined in the franchise agreement) of the franchisor. The right of first refusal applies to a transfer to a Competitor in connection with a foreclosure, judicial or legal process or a deed in lieu of foreclosure, but is subordinate to the exercise of the rights under its Mortgage of a bona fide lender who is not a “Competitor” or an “Affiliate” of a Competitor as such terms defined in the franchise agreement; provided that the Mortgage remains validly recorded and in full force and effect and is in compliance with requirements pertaining to financings or indebtedness in the franchise agreement.
(6) Permitted Liens; Title Insurance	Starwood Capital Group Hotel Portfolio – Holiday Inn Express & Suites Terrell (Loan No. 5)	In connection with the development of the Mortgaged Property, the Mortgaged Property is subject to a declaration and agreement (the “Declaration”) with the developer of the Mortgaged Property, recorded in June 2006, that provides that the developer has a right to repurchase the Mortgaged Property upon no less than 30 days’ notice and payment of a purchase price equal to the sum of the price paid by the prior owner of the Mortgaged Property in connection with the Declaration and the costs of the improvements on the Mortgaged Property (as described in the Declaration) in the event, among other things, the improvements and facilities on the Mortgaged Property are abandoned or permanently closed, the Borrower fails to use the Mortgaged Property for its intended use for 60 days or more (other than due to a casualty or remodeling) or the Borrower otherwise

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Representation Number on Annex E-2-A	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception

violates the Declaration (including, among other things, (i) failing to comply with environmental laws, zoning laws, easements and other restrictions applicable to the Mortgaged Property, (ii) encumbering, selling or otherwise conveying or subdividing the Mortgaged Property without the prior written consent of developer, or (iii) failing to maintain the Mortgaged Property in the manner consistent with the remainder of the related shopping center site).

(6) Permitted Liens; Title Insurance	Starwood Capital Group Hotel Portfolio (Loan No. 5)	With respect to each Mortgaged Property that is subject to a franchise agreement with Marriott International, Inc. or its affiliates, the franchisor has a right of first refusal to purchase the Mortgaged Property in the event of a proposed transfer of the Mortgaged Property, the Borrower’s interest in the franchise agreement, an ownership interest in the Borrower or a controlling direct or indirect interest in the Borrower to a competitor of the franchisor. The right of first refusal applies to a transfer to a competitor in connection with a foreclosure, judicial or legal process, but is subordinate to the exercise of the rights of a bona fide lender who is not a “Competitor” or an “Affiliate” of a “Competitor” as such terms are defined under the franchise agreement.

(6) Permitted Liens; Title Insurance	Midlink Business Park (Loan No. 7)	The Mortgaged Property is subject to a deed restriction prohibiting the consumption of groundwater and restricting the use of the Mortgaged Property to industrial and specified categories of commercial activities.

(6) Permitted Liens; Title Insurance	Midlink Business Park (Loan No. 7)	The largest tenant, Kaiser Aluminum Fab Prod, has a right of first offer to purchase the parcel of the Mortgaged Property leased by it and/or the Mortgaged Property. Pursuant to a subordination, non-disturbance and attornment agreement, such right of first offer was waived by the tenant in connection with a foreclosure or deed in lieu of foreclosure, and any initial subsequent transfer by the lender, but would apply to any further transfers subsequent to a foreclosure or deed in lieu of foreclosure.

(6) Permitted Liens; Title Insurance	Gurnee Mills (Loan No. 17)	The Mortgaged Property is subject to two recorded mechanics’ liens, related to unpaid fees for work performed by two subcontractors related to the build out of the premises of the fifth largest tenant, Floor & Decor. According to the Borrower, the tenant is responsible for the payment of the obligations to the subcontractors.

(6) Permitted Liens; Title Insurance	Best Western Plus Marina Gateway (Loan No. 23)	The Mortgaged Property is subject to an environmental restriction recorded by San Diego County in 2007 in connection with an asphalt cap overlying contaminated fill. Such restriction prohibits the use of the site for residential purposes, a hospital, a school for persons under the age of 21 and a day care center for children.

(6) Permitted Liens; Title Insurance	Best Western Plus Marina Gateway (Loan No. 23)

Under the terms of the ground lease, beginning on May 15, 2018 and on each fifth anniversary of such date thereafter for the term of the ground lease, the ground lessor has the option to purchase the tenant’s estate at fair market value (as mutually agreed upon between the Borrower and the ground lessor, or, if not so agreed, as determined by an appraisal process). The ground lease further provides that the purchase price for such option may not be less than the sum of (i) the amount of all applicable debt secured by the Mortgaged Property, plus (ii) the amount of any debts, costs, fees and expenses of the ground tenant directly related to its ownership and operation of the Mortgaged Property, plus (iii) the amount of all costs, fees and expenses related to the closing of the purchase option, plus (iv) an amount equal to the ground tenant’s required return on its investment (as further described in the ground lease). In the event that the ground lessor exercises its option to purchase the Mortgaged Property in accordance with the ground lease, the Borrower is required under the Mortgage Loan documents to prepay the entire principal balance of the Mortgage Loan together with the then applicable yield maintenance premium.

E-2-B-2

Representation Number on Annex E-2-A	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception

In addition, the ground lessor has a right of first offer with respect to the Mortgaged Property. The ground lessor estoppel provides that such right of first offer would not apply in connection with any foreclosure or deed in lieu of foreclosure. However, such right would apply to any subsequent transfer.

(6) Permitted Liens; Title Insurance	Elston & Webster Building (Loan No. 26)	The Illinois Environmental Protection Agency issued a No Further Remediation Letter in connection with a controlled recognized environmental condition that restricts land use at the Mortgaged Property to industrial/commercial zoning.

(6) Permitted Liens; Title Insurance	1150 65th Street (Loan No. 31)	Under the terms of its lease, the largest tenant Clif Bar, has a right of first offer to negotiate with the Borrower for a 15 business day period in connection with a sale of all or part of the Mortgaged Property to a third party. Clif Bar waived its right of first offer with respect to a foreclosure or deed-in-lieu of foreclosure pursuant to a subordination, non-disturbance and attornment agreement executed by Clif Bar, the Borrower and the lender; however such right of first offer was not waived with respect to any transfers subsequent to a foreclosure or deed in lieu of foreclosure.

(16) Insurance	All GACC Mortgage Loans (Loan Nos. 1, 2, 3, 4, 5, 7, 8, 16, 17, 19, 20, 23, 24, 25, 26, 28, 31, 32, 34, 35, 42 and 47)	The threshold for the lender to hold and disburse insurance proceeds may be based on 5% of the initial principal amount of the related Mortgage Loan or Loan Combination rather than 5% of the outstanding principal amount.

(16) Insurance	Olympic Tower (Loan No. 2)

The Borrower is permitted under the Loan Documents to rely upon insurance maintained by (i) the condominium board (with respect to the core and shell and other common elements of the building in which the Mortgaged Property condominium unit is included and with respect to payment of the commercial unit common charges), and (ii) the third largest tenant, Cartier, and the fifth largest tenant, Versace U.S.A., Inc., with respect to the portion of the Mortgaged Property leased by such tenant, provided that in each case such insurance complies with the requirements of the Loan Documents.

To the extent (i) the ground lease between the Borrower, as ground lessee, and Olympicgold L.L.C., as ground lessor (the “Tower Ground Lease”) or ground lease between Olympicgold L.L.C., as ground lessee, and the Charles Pochari estate, Ellen Gradt, Thomas R. Pochari, Sr., and Violet A. Curley, as ground lessor (the “Pochari Ground Lease”) require that all or any portion of the insurance proceeds be disbursed for restoration of the Mortgaged Property, then such net proceeds may be held and disbursed by the insurance trustee or depositary designated under the Tower Ground Lease or Pochari Ground Lease, as applicable, (ii) the condominium documents require that all or any portion of the insurance proceeds be held or controlled by the condominium or the related board of directors (which, pursuant to the condominium documents, would occur in the case of a casualty that impacts the core or shell or other common elements of the building in which the Mortgaged Property condominium unit is included or payment of common charges), then such insurance proceeds may be held and disbursed by the insurance trustee under the condominium documents, and (iii) the lease between the Borrower and the third largest tenant, Cartier, require that all or any portion of the insurance proceeds be disbursed for restoration of the Mortgaged Property, then such net proceeds may be held and disbursed by the insurance trustee designated under the Tower Ground Lease.

If the condominium building, which consists of the commercial condominium unit (collateral for the Mortgaged Property) and approximately 230 residential units (not collateral for the Mortgaged Property), is not restored, insurance proceeds from the condominium board insurance policies are required to be allocated pro rata among the condominium unit holders. The pro rata share of the Borrower, as commercial unit holder, is 46.667418%. Pursuant to the Tower Ground Lease, if the condominium building is not restored and a partition action is commenced, then insurance proceeds and partition proceeds allocable to the commercial condominium unit holder are required to be

E-2-B-3

Representation Number on Annex E-2-A	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception

allocated first, to the ground lessor under the Tower Ground Lease in the amount of $15,000,000, and second, to the Borrower in an amount equal to the lesser of the outstanding balance of the Mortgage Loan and the value of the leasehold interest in the commercial condominium unit immediately prior to the partition action. In addition, if the improvements located on the Mortgaged Property demised under the Pochari Ground Lease are not restored, the related insurance proceeds are required to be allocated first, to the ground lessor under the Pochari Ground Lease in the amount of $1,000,000, and any remaining proceeds paid to the ground lessee under the Pochari Ground Lease (which proceeds are required to be deposited with the depositary under the Tower Ground Lease, and held and disbursed in accordance with the Tower Ground Lease).

(16) Insurance	245 Park Avenue (Loan No. 4)	If the Borrower elects to have the insurance policies issued by a syndicate of insurers, then, if such syndicate consists of 5 or more members, at least 60% of the insurance coverage (or 75% if such syndicate consists of 4 or fewer members) is required to be provided by insurance companies having the rating of “A” or better by S&P, and the remaining 40% (or the remaining 25% if such syndicate consists of 4 or fewer members) is required to be provided by insurance companies having a claims paying ability rating of “BBB” or better by S&P.

(16) Insurance	Starwood Capital Group Hotel Portfolio (Loan No. 5)	If the Borrowers elect to have the insurance policies issued by a syndicate of insurers, then, if such syndicate consists of 5 or more members, at least 60% of the insurance coverage (or 75% if such syndicate consists of 4 or fewer members) is required to be provided by insurance companies having the rating of “A” or better by S&P, and the remaining 40% (or the remaining 25% if such syndicate consists of 4 or fewer members) is required to be provided by insurance companies having a claims paying ability rating of “BBB” or better by S&P. The Borrowers may maintain a portion of the coverage required under the Loan Documents with insurance companies which do not meet the requirements set forth in the Loan Documents (“Otherwise Rated Insurers”) in their current participation amounts and positions within the syndicate provided that (1) the Borrowers are required to replace the Otherwise Rated Insurers at renewal with insurance companies meeting the rating requirements set forth in the Loan Documents and (2) if, prior to renewal, the current AM Best rating of any such Otherwise Rated Insurer is withdrawn or downgraded, the Borrowers are required to replace any Otherwise Rated Insurer with an insurance company meeting the rating requirements set forth in the Loan Documents.

(16) Insurance	Gurnee Mills (Loan No. 17)

The Loan Documents permit the deductible for the all-risk special form property insurance and flood insurance of up to $500,000 (the deductible may also be higher than $500,000 if the Borrower delivers a letter of credit for the difference between the actual deductible and the maximum deductible permitted by the Loan Documents). The amount of these deductibles may be considered higher than customary.

The third and fourth largest tenants Macy’s and Kohl’s, representing 2.8% of the underwritten rent in the aggregate) and various outlot properties (23 total, representing approximately 1.3% of the underwritten rent in the aggregate) are leased fees, where a tenant or other non-borrower party constructed improvements and either maintains its own insurance or self-insures. Subject to applicable restoration obligations, casualty proceeds are payable to such tenant or other non-borrower party and/or its leasehold mortgagee.

The Loan Documents permit required insurance to be provided by a syndicate, subject to certain conditions, including: (A) 60% (if five or more insurers in the syndicate) or 75% (if there are four or fewer insurers in the syndicate) of the coverage must be provided by carriers with a minimum S & P claims paying ability rating of “A”, and (B) each carrier in the syndicate must have a minimum S & P claims paying ability rating of “BBB”.

E-2-B-4

Representation Number on Annex E-2-A	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception

If certain reciprocal easement agreements or major leases contain provisions requiring restoration, the lender is required to make proceeds available to the related Borrower for restoration, even if the conditions to restoration in the related Loan Documents have not been satisfied.

(16) Insurance	Walgreens Market Creek (Loan No. 47)	If (i) the lease between the sole tenant, Walgreen Co., an Illinois corporation (“Walgreens”) and the Borrower (the “Walgreens Lease”) is in full force and effect, (ii) no default beyond any applicable notice and cure period is continuing under the Walgreens Lease, (iii) Walgreens or the guarantor under the Walgreens Lease remains fully liable for the obligations and liabilities under the Walgreens Lease and maintains a credit rating of at least “BBB” from S&P, (iv) the Walgreens Lease will remain in full force and effect following a casualty, Walgreens is obligated under the terms of the Walgreens Lease to rebuild and/or repair the Mortgaged Property at its sole cost and expense, and Walgreens is entitled to no period of rent abatement, (v) Walgreens maintains, either through a program of self-insurance or otherwise, the insurance required to be maintained by it under the Walgreens Lease, (vi) to the extent Walgreens self-insures, Walgreens maintains the “financial net worth” requirement in the Walgreens lease and (vii) the borrower provides the lender satisfactory evidence that Walgreens maintains the insurance described in clause (v) above, then the borrower is deemed to be in compliance with the insurance requirements under the Mortgage Loan documents and will not be required to maintain the coverage identified in Representation and Warranty No. 16. The insurance coverage maintained by Walgreens under its lease (which includes self-insurance) may not comply with Representation and Warranty No. 16. Walgreens is currently self-insuring the Mortgaged Property.

(17) Access; Utilities; Separate Tax Lots	Presidio Office (Loan No. 25)	The Mortgaged Property is located in an area that is not subject to local property taxes and thus does not constitute a separate tax parcel.

(24) Local Law Compliance	Starwood Capital Group Hotel Portfolio (Loan No. 5)	Certain Mortgaged Properties are legal non-conforming with respect to use due to changes in zoning regulations subsequent to their development, and the applicable zoning regulations provide that the related individual Mortgaged Properties may not be restored or repaired to the extent necessary to maintain the use of the structure immediately prior to a casualty or destruction, (a) in the case of the Hampton Inn Danville Mortgaged Property, if such restoration is not started within one year from the date of such damage, (b) in the case of the Larkspur Landing Milpitas Mortgaged Property, if more than 75% of the current value of the structure is destroyed, (c) in the case of Larkspur Landing Sunnyvale Mortgaged Property, if more than 50% of the value of the structure is destroyed, and (d) in the case of the Holiday Inn Arlington Northeast Rangers Ballpark Mortgaged Property, if either of the legal non-conforming use is discontinued for more than 180 days, or more than 50% of the fair market value of the structure is damaged.

(24) Local Law Compliance	1150 65th Street (Loan No. 31)	The Mortgaged Property is legal non-conforming as to use, as under current zoning regulations, the use of the Mortgaged Property would require a conditional use permit. Under the related zoning ordinance, a nonconforming use destroyed less than 75% may be restored to its prior condition and occupancy. If destroyed by 75% or more the nonconforming use and nonconforming structure can only be continued upon the grant of a conditional use permit.

(26) Recourse Obligations	General Motors Building (Loan No. 1)	The Mortgage Loan is recourse in accordance with the terms of the Mortgage Loan documents to the Borrower only. The Borrower is the only indemnitor under the environmental indemnity agreement.

(26) Recourse Obligations	Olympic Tower (Loan No. 2)	There is generally no recourse guarantor (other than the Borrower) except that the Mortgage Loan will become full recourse to the Borrower and the guarantors with respect to certain limited acts of the related Borrower and/or its principals specified in the related Loan Documents, which acts are not included in this representation (other

E-2-B-5

Representation Number on Annex E-2-A	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception

than with respect to bankruptcy). There is recourse to the guarantors under the related guaranty with respect to bankruptcy-related nonrecourse carveouts, however, this recourse is capped at an amount equal to 10% of the original principal balance of the related Loan Combination, plus all reasonable out-of-pocket costs and expenses (including court costs and reasonable, out-of-pocket attorneys’ fees) incurred by the lender in the enforcement of the guaranty or the preservation of the lender’s rights thereunder; provided, further, that the foregoing limitation on liability with respect to bankruptcy will not apply if any such bankruptcy-related event in any way results in a termination, surrender or rejection of the Tower Ground Lease or an amendment or modification of the Tower Ground Lease in a manner adverse to the lender without the lender’s prior written consent.

(26) Recourse Obligations	245 Park Avenue (Loan No. 4)	The Loan Documents provide for recourse for misapplication of rents, insurance proceeds or condemnation awards only to the extent such misapplication remains uncured.

(26) Recourse Obligations	Starwood Capital Group Hotel Portfolio (Loan No. 5)

The Loan Documents do not provide for recourse for misapplication of rents, insurance proceeds or condemnation awards.

The Loan Documents do not provide for recourse for intentional physical waste of any Mortgaged Property with respect to any acts resulting from the lender’s failure or refusal to allow the Borrowers to use net cash flow for such purposes.

The related guaranty provides that the liability of the nonrecourse carve-out guarantor for breaches or violations of the full recourse provisions related to bankruptcy or insolvency actions under the Loan Documents is capped at 20% of the outstanding principal amount of the related Loan Combination at the time of the occurrence of such bankruptcy or insolvency action, plus all reasonable third-party costs and expenses actually incurred by the lender in connection with the enforcement of its rights under the guaranty or the other Loan Documents.

(26) Recourse Obligations	Gurnee Mills (Loan No. 17)

The guarantor’s obligations under the non-recourse carveout guaranty are capped at $55,000,000, plus reasonable out-of-pocket costs and expenses related to guaranty enforcement.

The Loan Documents limit loss recourse for misapplication or misappropriation of rents to losses following an event of default under the related Loan Combination.

(27) Mortgage Releases	Starwood Capital Group Hotel Portfolio (Loan No. 5)	The Loan Documents provide for a partial release of individual Mortgaged Properties upon satisfaction of REMIC requirements, accompanied by the payment of a release price equal to 105% of the allocated loan amount of the individual Mortgaged Properties being released, to the extent that the aggregate principal amount of the Loan Combination that has been prepaid is less than $57,727,000.

(29) Acts of Terrorism Exclusion	All GACC Mortgage Loans (Loan Nos. 1, 2, 3, 4, 5, 7, 8, 16, 17, 19, 20, 23, 24, 25, 26, 28, 31, 32, 34, 35, 42 and 47)	All exceptions to Representation and Warranty No. 16 are also exceptions to this Representation and Warranty No. 29.

(29) Acts of Terrorism Exclusion	General Motors Building (Loan No. 1)	Terrorism insurance may be maintained by the Mortgagor with NYXP, LLC, a captive insurance company, under certain conditions as further described in the Mortgage Loan documents, including but not limited to the requirement that those covered losses which are not reinsured by the federal government under TRIPRA are reinsured with a cut-through endorsement (or its equivalent) by a third party insurer rated not less than “A:X” or better in the current best’s insurance reports, “A” by S&P, and “A2” or better by Moody’s, to the extent Moody’s rates the securities and rates the applicable insurer.

E-2-B-6

Representation Number on Annex E-2-A	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception

(29) Acts of Terrorism Exclusion	Olympic Tower (Loan No. 2)	The Borrower is not required to spend on terrorism insurance coverage more than two times the amount of the insurance premiums that are payable in respect of the insurance required under the related Loan Documents (without giving effect to the cost of terrorism components of such insurance required under the related Loan Documents).

(29) Acts of Terrorism Exclusion	Gurnee Mills (Loan No. 17)	If the Terrorism Risk Insurance Program Reauthorization Act of 2007 (as the same may be amended, restated, supplemented or otherwise modified from time to time) is not in effect, then such stand-alone policy may have a deductible that is reasonable for such stand-alone policies with respect to properties similar to the Mortgaged Property and reasonable for the geographic region where the Mortgaged Property is located, so long as in no event will such deductible exceed $5,000,000.

(30) Due on Sale or Encumbrance	General Motors Building (Loan No. 1)	The Mortgage Loan documents permit, without the lender’s consent, (i) transfers of direct or indirect interests in the Borrower, provided that after giving effect to any such transfer, (A) Boston Properties Limited Partnership (“BPLP”), one of the Mortgage Loan sponsors, will, directly or indirectly, own at least twenty percent of the interests in the Borrower; and (B) BPLP shall, directly or indirectly, retain the day-to-day management and operational control rights over the Borrower (subject to customary major decision consent rights of certain indirect owners of the Borrower); and (ii) a merger, consolidation, sale of all or substantially all assets, or similar transactions as to BPLP and/or its general partner Boston Properties, Inc.(“BPI”) resulting in BPLP and/or BPI, as applicable, not being the surviving entity.

(32) Defeasance	Olympic Tower (Loan No. 2)	The Borrower’s obligation to pay servicer fees in connection with a defeasance is capped at $50,000.

(34) Ground Leases	Olympic Tower (Loan No. 2)

(j) To the extent the Tower Ground Lease or Pochari Ground Lease require that all or any portion of the insurance proceeds be disbursed for restoration of the Mortgaged Property, then such net proceeds may be held and disbursed by the insurance trustee or depositary designated under the Tower Ground Lease or Pochari Ground Lease.

If the condominium building, which consists of the commercial condominium unit (collateral for the Mortgage Loan) and approximately 230 residential units (not collateral for the Mortgage Loan), is not restored, insurance proceeds from the condominium board policies are required to be allocated pro rata among the condominium unit holders. The commercial unit holder’s pro rata share is 46.667418%. Pursuant to the Tower Ground Lease, if the condominium building is not restored and a partition action is commenced, then insurance proceeds and partition proceeds allocable to the commercial condominium unit holder are required to be allocated first, to the ground lessor under the Tower Ground Lease, in the amount of $15,000,000, and second, to the Borrower in an amount equal to the lesser of the outstanding balance of the Mortgage Loan and the value of the commercial condominium unit immediately prior to the partition action. In addition, if the improvements located on the Mortgaged Property demised under the Pochari Ground Lease are not restored, the related insurance proceeds are required to be allocated first, to the ground lessor under the Pochari Ground Lease in the amount of $1,000,000, and any remaining proceeds paid to the ground lessee under the Pochari Ground Lease (which proceeds are required to be deposited with the depositary under the Tower Ground Lease, and held and disbursed in accordance with the Tower Ground Lease).

(l) The Tower Ground Lease does not provide that the ground lessor under the Tower Ground Lease is required to enter into a new lease with the lender under the Tower Ground Lease upon termination of the Tower Ground Lease for any reason. The Pochari Ground Lease does not provide that the ground lessor under the Pochari Ground Lease is required to enter into a new lease with the lender upon rejection of the Pochari Ground Lease by the tenant in a bankruptcy proceeding.

E-2-B-7

Representation Number on Annex E-2-A	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception

(34) Ground Leases	Starwood Capital Group Portfolio – Hilton Garden Inn Edison Raritan Center (Loan No. 5)

(e) The Ground Lease is not assignable by the successors and assigns of the holder of the Mortgage Loan without the consent of the ground lessor.

(l) The Ground Lease does not provide that the ground lessor under the Ground Lease is required to enter into a new lease with the lender upon the termination of the Ground Lease for any reason other than in the event of a rejection of the Ground Lease in bankruptcy.

(34) Ground Leases	Presidio Office (Loan No. 25)

(b) The Ground Lease provides for a 30 business day deemed consent requirement (i.e. any failure of the lender to disapprove an amendment, modification, cancellation or termination will be deemed approval).

(e) Under the Ground Lease, the ground lessor’s permission, not to be unreasonably withheld, is required with respect to the terms of any mortgage loan secured by the ground leasehold estate. In addition, any mortgage loan must be in an amount equal to or less than the greater of (x) 75% of the then fair market value of the ground lessee’s leasehold estate and (y) $13,000,000, subject to (i) ground lessor’s review and approval of the terms of such financing and all documents evidencing such financing, which approval is required not to be unreasonably withheld and (ii), delivery to ground lessor of an appraisal of the ground lessee’s leasehold estate obtained by the leasehold lender establishing such loan-to-value ratio. The ground lessor has consented to the Mortgage Loan.

Additionally, upon a foreclosure or other assignment of the ground lease to the holder of the Mortgage Loan, the Ground Lease is not further assignable without the consent of the ground lessor (not to be unreasonably withheld) unless to a “Qualified Assignee” (a person or entity that is a United States or Canadian domiciled person) and ground lessor has received evidence that the proposed transferee (1) has never been indicted or convicted of, or pled guilty or no contest to, a felony or other crime of moral turpitude, (2) has never been indicted or convicted of, or pled guilty or no contest to, a Patriot Act offense and is not on any government list, and (3) has experience in the ownership and/or management of similar type properties in the geographic area in which the Mortgaged Property is located, and (4) has a reasonable financial condition in relation to the obligations to be assumed (the Ground Lease provides that a person or entity with a net worth of at least $10,000,000 shall be deemed reasonable for these purposes).

(i) The Ground Lease provides that all subleases are subject to the ground lessor’s approval, which approval is required not to be unreasonably withheld if: (i) the sublessee is of a character or reputation or engaged in a business which is consistent with the quality of other tenants in the Presidio and would not be a significantly less prestigious occupant of the building than the tenant which proposes to sublease to the sublessee, (ii) the sublessee intends to use the premises for purposes which are permitted under the Ground Lease, (iii) the sublessee is not a governmental agency or instrumentality, or a person with whom the ground lessor or any agent of the ground lessor is actively negotiating with as a potential tenant at the Presidio, (iv) the sublessee has a reasonable financial condition in relation to the obligations to be assigned in connection with the sublease, (v) the tenant which proposes to sublease to the sublessee is not in default under the Ground Lease either at the time the tenant requests consent to the proposed sublease or on the effective date of the sublease, (vi) the economic terms of the sublease are either in conformance with a subleasing pro forma approved by the ground lessor or is otherwise approved by the ground lessor, and (vii) the tenant which proposes to sublease and its sublessee execute a sublease on the sublease form approved by the ground lessor and a ground lessor’s consent on the ground lessor’s form, and deliver the same to the ground lessor prior to commencement of the sublease term, together with a public copy of the sublease for release to the public.

E-2-B-8

Representation Number on Annex E-2-A	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception

(34) Ground Leases	Hampton Inn Greenwood (Loan No. 42)

(c) The Ground Lease expires on March 31, 2036 (19 years beyond the stated maturity of the Mortgage Loan), with one remaining ten year extension option. The mortgagee does not have the right to exercise the extension option.

(e) The ground lessor’s consent is required in connection with any assignment of the Ground Lease following the assignment to the mortgagee, which consent is required not to be unreasonably withheld if the new ground lessee is “financially qualified.”

(g) Notice of default is required to be given to the mortgagee; however, the ground lease does not provide that no notice of default or termination is effective against the mortgagee unless such notice is given to the mortgagee.

(l) the ground lessor is not required to waive any defaults that are not susceptible to being cured.

E-2-B-9

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ANNEX F

CLASS A-AB SCHEDULED PRINCIPAL BALANCE SCHEDULE

Distribution Date	Balance	Distribution Date	Balance
9/15/2017	$47,057,000.00	9/15/2022	$45,519,191.95
10/15/2017	$47,057,000.00	10/15/2022	$44,693,977.27
11/15/2017	$47,057,000.00	11/15/2022	$43,917,617.76
12/15/2017	$47,057,000.00	12/15/2022	$43,086,415.96
1/15/2018	$47,057,000.00	1/15/2023	$42,303,846.57
2/15/2018	$47,057,000.00	2/15/2023	$41,518,254.26
3/15/2018	$47,057,000.00	3/15/2023	$40,574,993.97
4/15/2018	$47,057,000.00	4/15/2023	$39,782,722.49
5/15/2018	$47,057,000.00	5/15/2023	$38,936,062.35
6/15/2018	$47,057,000.00	6/15/2023	$38,137,459.45
7/15/2018	$47,057,000.00	7/15/2023	$37,284,648.39
8/15/2018	$47,057,000.00	8/15/2023	$36,479,665.71
9/15/2018	$47,057,000.00	9/15/2023	$35,671,573.30
10/15/2018	$47,057,000.00	10/15/2023	$34,809,543.25
11/15/2018	$47,057,000.00	11/15/2023	$33,994,998.58
12/15/2018	$47,057,000.00	12/15/2023	$33,126,700.22
1/15/2019	$47,057,000.00	1/15/2024	$32,305,654.01
2/15/2019	$47,057,000.00	2/15/2024	$31,481,435.82
3/15/2019	$47,057,000.00	3/15/2024	$30,553,446.10
4/15/2019	$47,057,000.00	4/15/2024	$29,722,457.94
5/15/2019	$47,057,000.00	5/15/2024	$28,838,184.89
6/15/2019	$47,057,000.00	6/15/2024	$28,000,569.60
7/15/2019	$47,057,000.00	7/15/2024	$27,109,858.34
8/15/2019	$47,057,000.00	8/15/2024	$26,265,565.29
9/15/2019	$47,057,000.00	9/15/2024	$25,418,010.18
10/15/2019	$47,057,000.00	10/15/2024	$24,517,642.47
11/15/2019	$47,057,000.00	11/15/2024	$23,663,333.67
12/15/2019	$47,057,000.00	12/15/2024	$22,756,404.80
1/15/2020	$47,057,000.00	1/15/2025	$21,895,290.73
2/15/2020	$47,057,000.00	2/15/2025	$21,030,849.41
3/15/2020	$47,057,000.00	3/15/2025	$20,016,094.75
4/15/2020	$47,057,000.00	4/15/2025	$19,144,391.77
5/15/2020	$47,057,000.00	5/15/2025	$18,220,564.60
6/15/2020	$47,057,000.00	6/15/2025	$17,341,923.45
7/15/2020	$47,057,000.00	7/15/2025	$16,411,355.92
8/15/2020	$47,057,000.00	8/15/2025	$15,525,723.61
9/15/2020	$47,057,000.00	9/15/2025	$14,636,669.06
10/15/2020	$47,057,000.00	10/15/2025	$13,695,984.97
11/15/2020	$47,057,000.00	11/15/2025	$12,799,859.70
12/15/2020	$47,057,000.00	12/15/2025	$11,852,306.47
1/15/2021	$47,057,000.00	1/15/2026	$10,949,056.45
2/15/2021	$47,057,000.00	2/15/2026	$10,042,315.92
3/15/2021	$47,057,000.00	3/15/2026	$8,989,207.46
4/15/2021	$47,057,000.00	4/15/2026	$8,026,982.44
5/15/2021	$47,057,000.00	5/15/2026	$7,194,033.46
6/15/2021	$47,057,000.00	6/15/2026	$6,405,242.37
7/15/2021	$47,057,000.00	7/15/2026	$5,566,241.77
8/15/2021	$47,057,000.00	8/15/2026	$4,771,173.94
9/15/2021	$47,057,000.00	9/15/2026	$3,973,040.55
10/15/2021	$47,057,000.00	10/15/2026	$3,124,855.10
11/15/2021	$47,057,000.00	11/15/2026	$2,359,629.44
12/15/2021	$47,057,000.00	12/15/2026	$1,546,465.34
1/15/2022	$47,057,000.00	1/15/2027	$775,119.28
2/15/2022	$47,057,000.00	2/15/2027	$782.32
3/15/2022	$47,057,000.00	3/15/2027	$0
4/15/2022	$47,057,000.00	and thereafter
5/15/2022	$47,057,000.00
6/15/2022	$47,057,000.00
7/15/2022	$47,056,621.81
8/15/2022	$46,289,388.63

F-1

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ANNEX G

Midlink Business Park MORTGAGE LOAN AMORTIZATION SCHEDULE

Period	Monthly Payment Date	Balance	Interest Payment Amount	Principal Payment Amount	Monthly Debt Service Payment Amount
0	7/6/2017	37,250,000.00
1	8/6/2017	37,208,049.21	128,843.75	41,950.79	170,794.54
2	9/6/2017	37,165,926.84	128,698.65	42,122.38	170,821.02
3	10/6/2017	37,118,728.33	124,406.08	47,198.51	171,604.59
4	11/6/2017	37,076,240.61	128,389.70	42,487.72	170,877.42
5	12/6/2017	37,028,687.10	124,105.87	47,553.51	171,659.39
6	1/6/2018	36,985,831.08	128,078.25	42,856.02	170,934.27
7	2/6/2018	36,942,799.77	127,930.02	43,031.31	170,961.33
8	3/6/2018	36,884,969.26	115,415.26	57,830.51	173,245.77
9	4/6/2018	36,841,525.39	127,581.15	43,443.86	171,025.01
10	5/6/2018	36,793,042.80	123,320.21	48,482.59	171,802.80
11	6/6/2018	36,749,222.93	127,263.18	43,819.87	171,083.05
12	7/6/2018	36,700,374.97	123,011.24	48,847.96	171,859.20
13	8/6/2018	36,656,176.07	126,942.66	44,198.90	171,141.56
14	9/6/2018	36,611,796.38	126,789.78	44,379.69	171,169.47
15	10/6/2018	36,562,404.44	122,551.23	49,391.94	171,943.17
16	11/6/2018	36,517,641.20	126,465.43	44,763.24	171,228.67
17	12/6/2018	36,467,876.56	122,236.06	49,764.64	172,000.70
18	1/6/2019	36,422,726.67	126,138.47	45,149.89	171,288.36
19	2/6/2019	36,377,392.11	125,982.30	45,334.56	171,316.86
20	3/6/2019	36,317,472.73	113,648.83	59,919.38	173,568.21
21	4/6/2019	36,271,707.65	125,618.24	45,765.08	171,383.32
22	5/6/2019	36,220,969.53	121,412.85	50,738.12	172,150.97
23	6/6/2019	36,174,809.72	125,284.44	46,159.81	171,444.25
24	7/6/2019	36,123,688.04	121,088.50	51,121.68	172,210.18
25	8/6/2019	36,077,130.33	124,947.96	46,557.71	171,505.67
26	9/6/2019	36,030,382.18	124,786.92	46,748.15	171,535.07
27	10/6/2019	35,978,688.81	120,605.05	51,693.37	172,298.42
28	11/6/2019	35,931,538.01	124,446.42	47,150.80	171,597.22
29	12/6/2019	35,879,453.38	120,274.19	52,084.63	172,358.82
30	1/6/2020	35,831,896.68	124,103.18	47,556.70	171,659.88
31	2/6/2020	35,784,145.46	123,938.68	47,751.22	171,689.90
32	3/6/2020	35,726,755.88	115,788.13	57,389.58	173,177.70
33	4/6/2020	35,678,574.60	123,575.01	48,181.28	171,756.29
34	5/6/2020	35,625,488.66	119,427.44	53,085.94	172,513.39
35	6/6/2020	35,576,893.17	123,224.74	48,595.49	171,820.23
36	7/6/2020	35,523,404.74	119,087.08	53,488.43	172,575.51
37	8/6/2020	35,474,391.70	122,871.64	49,013.04	171,884.68
38	9/6/2020	35,425,178.19	122,702.11	49,213.52	171,915.63
39	10/6/2020	35,371,089.22	118,579.25	54,088.97	172,668.21
40	11/6/2020	35,321,453.16	122,344.80	49,636.05	171,980.85

Period	Monthly Payment Date	Balance	Interest Payment Amount	Principal Payment Amount	Monthly Debt Service Payment Amount
41	12/6/2020	35,266,953.62	118,232.05	54,499.55	172,731.59
42	1/6/2021	35,216,891.62	121,984.61	50,062.00	172,046.60
43	2/6/2021	35,166,624.86	121,811.45	50,266.76	172,078.21
44	3/6/2021	35,102,232.36	109,866.20	64,392.49	174,258.69
45	4/6/2021	35,051,496.61	121,414.85	50,735.75	172,150.60
46	5/6/2021	34,995,928.49	117,328.42	55,568.13	172,896.54
47	6/6/2021	34,944,757.92	121,047.16	51,170.56	172,217.72
48	7/6/2021	34,888,767.29	116,971.13	55,990.63	172,961.76
49	8/6/2021	34,837,158.41	120,676.50	51,608.88	172,285.38
50	9/6/2021	34,785,338.43	120,497.99	51,819.98	172,317.97
51	10/6/2021	34,728,716.76	116,437.50	56,621.67	173,059.17
52	11/6/2021	34,676,453.23	120,122.90	52,263.53	172,386.44
53	12/6/2021	34,619,400.55	116,073.03	57,052.67	173,125.70
54	1/6/2022	34,566,689.89	119,744.79	52,710.67	172,455.46
55	2/6/2022	34,513,763.62	119,562.47	52,926.27	172,488.74
56	3/6/2022	34,446,959.17	107,826.56	66,804.45	174,631.01
57	4/6/2022	34,393,543.17	119,148.33	53,416.00	172,564.33
58	5/6/2022	34,335,370.64	115,126.04	58,172.52	173,298.56
59	6/6/2022	34,281,498.21	118,762.36	53,872.43	172,634.79
60	7/6/2022	34,222,882.18	114,750.99	58,616.04	173,367.02
61	8/6/2022	34,168,549.64	118,373.27	54,332.54	172,705.81
62	9/6/2022	34,113,994.86	118,185.34	54,554.77	172,740.12
63	10/6/2022	34,054,715.79	114,190.30	59,279.07	173,469.37
64	11/6/2022	33,999,695.41	117,791.60	55,020.39	172,811.99
65	12/6/2022	33,939,963.90	113,807.71	59,731.51	173,539.21
66	1/6/2023	33,884,474.15	117,394.69	55,489.75	172,884.44
67	2/6/2023	33,828,757.43	117,202.76	55,716.72	172,919.48
68	3/6/2023	33,759,422.26	105,686.49	69,335.17	175,021.65
69	4/6/2023	33,703,194.04	116,770.22	56,228.22	172,998.43
70	5/6/2023	33,642,288.89	112,815.22	60,905.16	173,720.38
71	6/6/2023	33,585,581.56	116,365.06	56,707.33	173,072.39
72	7/6/2023	33,524,210.85	112,421.54	61,370.71	173,792.24
73	8/6/2023	33,467,020.56	115,956.65	57,190.30	173,146.94
74	9/6/2023	33,409,596.33	115,758.83	57,424.22	173,183.05
75	10/6/2023	33,347,529.02	111,832.46	62,067.31	173,899.77
76	11/6/2023	33,289,616.04	115,345.52	57,912.98	173,258.50
77	12/6/2023	33,227,073.81	111,430.85	62,542.24	173,973.08
78	1/6/2024	33,168,668.14	114,928.88	58,405.67	173,334.55
79	2/6/2024	33,110,023.57	114,726.86	58,644.57	173,371.43
80	3/6/2024	33,042,401.76	107,135.37	67,621.81	174,757.18
81	4/6/2024	32,983,240.73	114,290.12	59,161.03	173,451.15
82	5/6/2024	32,919,485.76	110,405.31	63,754.97	174,160.28
83	6/6/2024	32,859,821.97	113,864.97	59,663.79	173,528.76
84	7/6/2024	32,795,578.46	109,992.19	64,243.50	174,235.69

Period	Monthly Payment Date	Balance	Interest Payment Amount	Principal Payment Amount	Monthly Debt Service Payment Amount
85	8/6/2024	32,735,407.86	113,436.38	60,170.61	173,606.99
86	9/6/2024	32,674,991.14	113,228.26	60,416.72	173,644.98
87	10/6/2024	32,610,016.01	109,373.50	64,975.13	174,348.63
88	11/6/2024	32,549,086.40	112,794.54	60,929.61	173,724.15
89	12/6/2024	32,483,612.90	108,952.06	65,473.50	174,425.56
90	1/6/2025	32,422,166.27	112,357.33	61,446.63	173,803.96
91	2/6/2025	32,360,468.30	112,144.79	61,697.97	173,842.76
92	3/6/2025	32,285,708.62	101,099.32	74,759.68	175,859.00
93	4/6/2025	32,223,452.51	111,672.80	62,256.12	173,928.92
94	5/6/2025	32,156,690.04	107,862.06	66,762.47	174,624.53
95	6/6/2025	32,093,906.20	111,226.54	62,783.84	174,010.38
96	7/6/2025	32,026,630.95	107,428.43	67,275.25	174,703.68
97	8/6/2025	31,963,315.13	110,776.68	63,315.82	174,092.49
98	9/6/2025	31,899,740.34	110,557.67	63,574.80	174,132.47
99	10/6/2025	31,831,696.51	106,778.49	68,043.83	174,822.32
100	11/6/2025	31,767,583.36	110,102.42	64,113.15	174,215.57
101	12/6/2025	31,699,016.41	106,336.12	68,566.95	174,903.07
102	1/6/2026	31,634,360.56	109,643.49	64,655.85	174,299.34
103	2/6/2026	31,569,440.25	109,419.86	64,920.31	174,340.17
104	3/6/2026	31,491,758.16	98,628.02	77,682.09	176,310.11
105	4/6/2026	31,426,254.56	108,926.61	65,503.59	174,430.20
106	5/6/2026	31,356,336.52	105,193.59	69,918.04	175,111.63
107	6/6/2026	31,290,279.01	108,458.20	66,057.51	174,515.71
108	7/6/2026	31,219,822.74	104,738.43	70,456.28	175,194.71
109	8/6/2026	31,153,206.85	107,986.01	66,615.89	174,601.90
110	9/6/2026	31,086,318.49	107,755.60	66,888.36	174,643.96
111	10/6/2026	31,015,054.86	104,055.71	71,263.62	175,319.34
112	11/6/2026	30,947,601.42	107,277.74	67,453.44	174,731.19
113	12/6/2026	30,875,788.71	103,591.38	71,812.71	175,404.09
114	1/6/2027	30,807,765.63	106,796.04	68,023.08	174,819.12
115	2/6/2027	30,739,464.32	106,560.75	68,301.31	174,862.07
116	3/6/2027	30,658,715.93	96,035.04	80,748.39	176,783.43
117	4/6/2027	30,589,804.96	106,045.21	68,910.97	174,956.17
118	5/6/2027	30,516,575.97	102,393.73	73,228.99	175,622.71
119	6/6/2027	30,447,083.61	105,553.56	69,492.36	175,045.92
120	7/6/2027	-	101,915.99	30,447,083.61	30,548,999.60

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No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the certificates offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

TABLE OF CONTENTS

Prospectus

Certificate Summary	3
Summary of Terms	17
Risk Factors	59
Description of the Mortgage Pool	147
Transaction Parties	249
Credit Risk Retention	286
Description of the Certificates	301
The Mortgage Loan Purchase Agreements	332
The Pooling and Servicing Agreement	341
Use of Proceeds	436
Yield, Prepayment and Maturity Considerations	437
Material Federal Income Tax Consequences	449
Certain State, Local and Other Tax Considerations	461
ERISA Considerations	461
Legal Investment	470
Certain Legal Aspects of the Mortgage Loans	471
Ratings	492
Plan of Distribution (Underwriter Conflicts of Interest)	495
Incorporation of Certain Information by Reference	496
Where You Can Find More Information	497
Financial Information	497
Legal Matters	497
Index of Certain Defined Terms	498

Annex A –	Certain Characteristics of the Mortgage Loans	A-1
Annex B –	Significant Loan Summaries	B-1
Annex C –	Mortgage Pool Information	C-1
Annex D –	Form of Distribution Date Statement	D-1
Annex E-1-A –	Sponsor Representations and Warranties (CREFI and CGMRC)	E-1-A-1
Annex E-1-B –	Exceptions to Sponsor Representations and Warranties (CREFI and CGMRC)	E-1-B-1
Annex E-2-A –	Sponsor Representations and Warranties (GACC)	E-2-A-1
Annex E-2-B –	Exceptions to Sponsor Representations and Warranties (GACC)	E-2-B-1
Annex F –	Class A-AB Scheduled Principal Balance Schedule	F-1
Annex G –	Midlink Business Park Mortgage Loan Amortization Schedule	G-1

Until 90 days after the date of this prospectus, all dealers that effect transactions in the offered Certificates, whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

$802,140,000
(Approximate)

CD 2017-CD5
Mortgage Trust
(as Issuing Entity)

Citigroup Commercial
Mortgage Securities Inc.
(as Depositor)

CD 2017-CD5 Mortgage Trust

Commercial Mortgage
Pass-Through Certificates,
Series 2017-CD5

Class A-1	$32,096,000
Class A-2	$70,987,000
Class A-3	$225,000,000
Class A-4	$252,232,000
Class A-AB	$47,057,000
Class X-A	$730,440,000
Class X-B	$39,211,000
Class X-C	$32,489,000
Class A-S	$103,068,000
Class B	$39,211,000
Class C	$32,489,000

PROSPECTUS

Co-Lead Managers and Joint Bookrunners

Citigroup

Deutsche Bank Securities

Co-Manager

Drexel Hamilton

July     , 2017